Exhibit 99.C.2

ISSN 0115-0421 SPECIAL EDITION Volume I_B Official Gazette Edited at the Office of the President of the Philippines pursuant to Commonwealth Act No. 638 as amended by the Administrative Code of 1987 VOL.119 Manila, Philippines, December 25, 2023 NO.52 Republic of the Philippines REPUBLIC ACT NO. 11975 GENERAL APPROPRIATIONS ACT JANUARY 1 - DECEMBER 31, 2024 FISCAL YEAR 2024 AGENDA FOR PROSPERITY Securing a Future-Proof and Sustainable Economy

R.A. No. 11975

GENERAL APPROPRIATIONS ACT

January 1 - December 31, 2024

VOLUME I-B

Republic of the Philippines

GENERAL APPROPRIATIONS ACT, FY 2024

January 1 - December 31, 2024

VOLUME I - B

XXIV.	DEPARTMENT OF TOURISM	292

A.	Office of the Secretary	292
B.	Intramuros Administration	303
C.	National Parks Development Committee	306
D.	Philippine Commission on Sports Scuba Diving	309

XXV.	DEPARTMENT OF TRADE AND INDUSTRY	312

A.	Office of the Secretary	312
B.	Board of Investments	329
C.	Construction Industry Authority of the Philippines	332
D.	Cooperative Development Authority	335
E.	Design Center of the Philippines	345
F.	Philippine Trade Training Center	348

XXVI.	DEPARTMENT OF TRANSPORTATION	352

A.	Office of the Secretary	352
B.	Civil Aeronautics Board	372
C.	Maritime Industry Authority	374
D.	Office of Transportation Cooperatives	378
E.	Office for Transportation Security	380
F.	Philippine Coast Guard	383
G.	Toll Regulatory Board	403

XXVII.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	407

A.	Office of the Secretary	407
B.	Commission on Population and Development	421
C.	Philippine National Volunteer Service Coordinating Agency	429
D.	Public-Private Partnership Center of the Philippines	431
E.	Philippine Statistical Research and Training Institute	434
F.	Philippine Statistics Authority	437
G.	Tariff Commission	449

XXVIII.	Presidential Communications Office	454

A.	Presidential Communications Office (Proper)	454
B.	Bureau of Communications Services	457
C.	National Printing Office	459
D.	News and Information Bureau	461
E.	Philippine Information Agency	464
F.	Presidential Broadcast Service	467
G.	Presidential Broadcast Staff (RTVM)	469

XXIX.	OTHER EXECUTIVE OFFICES	474

A.	Anti-Money Laundering Council	474
B.	Anti-Red Tape Authority	475
C.	Climate Change Commission	478

D.	Commission on Filipinos Overseas	480
E.	Commission on Higher Education	483
F.	Commission on the Filipino Language	492
G.	Dangerous Drugs Board	494
H.	Energy Regulatory Commission	497
I.	Film Development Council of the Philippines	499
J.	Games and Amusements Board	502
K.	Governance Commission for Government-Owned or Controlled Corporations	505
L.	Marawi Compensation Board	508
M.	Mindanao Development Authority	510
N.	Movie and Television Review and Classification Board	513
O.	National Commission for Culture and the Arts	515
O.1	National Commission for Culture and the Arts (Proper)	515
O.2	National Historical Commission of the Philippines	518
O.3	National Library of the Philippines	522
O.4	National Archives of the Philippines	525
P.	National Commission of Senior Citizens	528
Q.	National Intelligence Coordinating Agency	531
R.	National Security Council	534
S.	Office of the Presidential Adviser on Peace, Reconciliation and Unity	537
T.	Optical Media Board	540
U.	Philippine Competition Commission	543
V.	Philippine Drug Enforcement Agency	545
W.	Philippine Racing Commission	549
X.	Philippine Space Agency	551
Y.	Philippine Sports Commission	554
Z.	Presidential Legislative Liason Office	558
AA.	Presidential Management Staff	560

XXX.	THE JUDICIARY	566

A.	Supreme Court of the Philippines and the Lower Courts	566
B.	Presidential Electoral Tribunal	570
C.	Sandiganbayan	573
D.	Court of Appeals	576
E.	Court of Tax Appeals	579

XXXI.	CIVIL SERVICE COMMISSION	584

A.	Civil Service Commission	584
B.	Career Executive Service Board	596

XXXII.	COMMISSION ON AUDIT	601

XXXIII.	COMMISSION ON ELECTIONS	616

XXXIV.	OFFICE OF THE OMBUDSMAN	624

XXXV.	COMMISSION ON HUMAN RIGHTS	630

A.	Commission on Human Rights	630
B.	Human Rights Violations Victims’ Memorial Commission	633

	SPECIAL PURPOSE FUNDS

XXXVI.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	637

A.	DEPARTMENT OF AGRICULTURE	637

A.1	National Dairy Authority	637
A.2	National Food Authority	639
A.3	National Irrigation Administration	640
A.4	Philippine Coconut Authority	645
A.5	Philippine Fisheries Development Authority	647
A.6	Philippine Rice Research Institute	648
A.7	Sugar Regulatory Administration	649

B.	DEPARTMENT OF ENERGY	651

B.1	National Electrification Administration	651
B.2	National Power Corporation	653

C.	DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES	654

C.1	Local Water Utilities Administration	654
C.2	Metropolitan Waterworks and Sewerage System - Regulatory Office	656

D.	DEPARTMENT OF FINANCE	657

D.1	Philippine Crop Insurance Corporation	657
D.2	Philippine Tax Academy	658

E.	DEPARTMENT OF HEALTH	659

E.1	Lung Center of the Philippines	659
E.2	National Kidney and Transplant Institute	661
E.3	Philippine Children’s Medical Center	662
E.4	Philippine Health Insurance Corporation	664
E.5	Philippine Heart Center	665
E.6	Philippine Institute of Traditional and Alternative Health Care	667

F.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT	668

F.1	National Housing Authority	668
F.2	Social Housing Finance Corporation	670

G.	DEPARTMENT OF TOURISM	672

G.1	Tourism Infrastructure and Enterprise Zone Authority	672
G.2	Tourism Promotion Board	673

H.	DEPARTMENT OF TRADE AND INDUSTRY	674

H.1	Aurora Pacific Economic Zone and Freeport Authority	674
H.2	Center for International Trade Expositions and Missions	675
H.3	Small Business Corporation	676

I.	DEPARTMENT OF TRANSPORTATION	677

I.1	Civil Aviation Authority of the Philippines	677
I.2	Davao International Airport Authority	678
I.3	Light Rail Transit Authority	679
I.4	Philippine National Railways	681

J.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	682

J.1	Development Academy of the Philippines	682
J.2	Philippine Institute for Development Studies	684

K.	Presidential Communications Office	685

K.1	Intercontinental Broadcasting Corporation	685
K.2	People’s Television Network, Incorporated	686

L.	OTHER EXECUTIVE OFFICES	687

L.1	Authority of the Freeport Area of Bataan	687
L.2	Bangko Sentral ng Pilipinas	688
L.3	Bases Conversion and Development Authority	689
L.4	Cagayan Economic Zone Authority	690
L.5	Credit Information Corporation	691
L.6	Cultural Center of the Philippines	692
L.7	Philippine Center for Economic Development	694
L.8	Philippine Deposit Insurance Corporation	695
L.9	Philippine Postal Corporation	696
L.10	Southern Philippines Development Authority	697
L.11	Subic Bay Metropolitan Authority	698
L.12	Zamboanga City Special Economic Zone Authority	699

M.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS -OTHERS	700

XXXVII.	ALLOCATIONS TO LOCAL GOVERNMENT UNITS	705

A.	Metropolitan Manila Development Authority	705
B.	Special Shares of LGUs in the Proceeds of National Taxes	713
C.	Local Government Support Fund	715
D.	Special Shares of LGUs in the Proceeds of Fire Code Fees	717
E.	Barangay Officials Death Benefits	717
F.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	718

XXXVIII	CONTINGENT FUND	721

XXXIX	MISCELLANEOUS PERSONNEL BENEFITS FUND	724

XL.	NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND	728

XLI.	PENSION AND GRATUITY FUND	731

XLII.	Revised AFP Modernization Program	734

XLIII.	UNPROGRAMMED APPROPRIATIONS	737

Budgets of Department of Energy Attached Corporations

I.	National Electrification Administration	745
II.	National Power Corporation	748
III.	Philippine National Oil Company	752

General Provisions		754

President’s Veto Message		779

Summary of FY 2024 New Appropriations		791

ANNEXES

	A. Automatic Appropriations	806

	B. Debt Service-Principal Amortization	807

Department of Agriculture - Annexes

	A. Farm-to-Market Roads	810

Department of Education - Non-Implementing Unit Secondary Schools		843

Department of Education - School Building Program		977

Department of Health - Health Facilities Enhancement Program (HFEP)		1019

FY 2024 Support to Barangay Development Program (SBDP)		1058

DECEMBER 25, 2023	OFFICIAL GAZETTE	1
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

XXI. DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations including locally-funded project(s), as indicated	₱	996,791,684,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	10,925,613,000	₱	1,335,984,000	₱	502,484,000	₱	12,764,081,000
Support to Operations		975,683,000		5,822,858,000		4,932,446,000		11,730,987,000
Operations						951,685,880,000		951,685,880,000

ASSET PRESERVATION PROGRAM						139,033,180,000		139,033,180,000
NETWORK DEVELOPMENT PROGRAM						132,328,352,000		132,328,352,000
BRIDGE PROGRAM						24,755,275,000		24,755,275,000
FLOOD MANAGEMENT PROGRAM						244,577,911,000		244,577,911,000
CONVERGENCE AND SPECIAL SUPPORT PROGRAM						410,991,162,000		410,991,162,000

Total, Regular Programs		11,901,296,000		7,158,842,000		957,120,810,000		976,180,948,000

B. PROJECTS
Locally-Funded Project(s)						20,610,736,000		20,610,736,000

Total, Projects						20,610,736,000		20,610,736,000

TOTAL NEW APPROPRIATIONS	₱	11,901,296,000	₱	7,158,842,000	₱	977,731,546,000	₱	996,791,684,000

Special Provision(s)

1. Assessments and Other Collections. The DPWH is authorized to assess service utilities and franchise holders or any other corporation, entity or person, which may cause damage to public works or highway projects, the estimated amount for the reconstruction, restoration or renovation of the damaged infrastructure. The proceeds therefrom shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

Other collections by the DPWH such as liquidated damages due from suppliers, consultants or contractors shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Public-Private Partnership Infrastructure Projects. The amount appropriated herein for the Public-Private Partnership Strategic Support Fund shall be used for payment of: (i) right-of-way acquisition expenses under R.A. No. 8974 and R.A. No. 10752 and other laws of the land; (ii) fees and charges as may be imposed by BIR in accordance with the existing tax rules; (iii) incidental expenses that may be imposed by national government agencies, GOCCs, LGUs and the courts for the transfer of land titles in the name of the Republic of the Philippines or annotation of its liens and encumbrances, certification fee and fee for issuance of certified true copy of documents; (iv) just compensation and other expenses related to expropriation proceedings, notarization of documents, land appraisal, subdivision and titling of partially affected lots; (v) fees and/or expenses for variation orders, transaction advisors, feasibility studies, business case studies, or independent consultants; and (vi) reimbursements to the Project Development and Monitoring Facility Fund for the following projects:

(a) Tarlac-Pangasinan-La Union Expressway;

(b) NLEX-SLEX Connector Road Project;

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GENERAL APPROPRIATIONS ACT, FY 2024

(c) Cavite-Laguna Expressway Project;

(d) Muntinlupa-Cavite Expressway (Daang Hari-SLEX Link Road);

(e) NAIA Expressway;

(f) Quirino Highway Project;

(g) DPWH-Central Office Building;

(h) Central Luzon Link Expressway (CLLEX), Phase II (PPP hybrid modality) (Region III);

(i) North Luzon Expressway East (NLEE) Phase I and II (Region III);

(j) Metro Cebu Expressway (Region VII);

(k) Iloilo-Capiz-Aklan Expressway (ICAX) (Region VI);

(l) Naawan-Opol-Cagayan de Oro-Villanueva Expressway Project (Region X);

(m) Dingalan-Capas-Botolan Expressway Project (Region III);

(n) Pangasinan-Nueva Ecija Expressway (PaNEx) (Region I & III);

(o) Cavite-Tagaytay-Batangas Expressway (CTBex) (Region IV-A);

(p) Tarlac-Pangasinan-La Union Toll Expressway (TPLEX) Extension Project (Region I);

(q) Boracay Bridge Projects (Region VI);

(r) Pacific Eastern Seaboard Expressway (Region III & IV-A);

(s) Mindoro-Batangas Super Bridge (Region IV-A & IV-B);

(t) Rehabilitation/Reconstruction/Improvement, Operation and Maintenance of Kennon Road Project (CAR); and

(u) Such other priority Public-Private Partnership Infrastructure projects.

In no case shall said amount be used for unsolicited projects and payment of the private partner’s financial obligations which the government has guaranteed.

3. Tourism Road Infrastructure Program. The amount appropriated herein for Access Roads leading to Declared Tourism Destinations under the Tourism Road Infrastructure Program shall be used for the construction, reconstruction, upgrading, and improvement of roads and bridges, including the integration of active transport infrastructures identified jointly by the DPWH and the DOT based on the technical criteria and priority areas in support of the National Tourism Development Plan, and which are not yet covered by other funding sources.

4. Road Leveraging Linkages of Industry and Trade (ROLL IT) Program. The amount appropriated herein for the Access Roads Leading to Trades, Industries and Economic Zones under the ROLL IT Program shall be used for the construction, reconstruction, upgrading, and improvement of roads and bridges, including the integration of active transport infrastructures, identified jointly by the DPWH and the DTI based on the technical criteria and priority areas in support of the Philippine Inclusive Innovation Industrial Strategy (I3S) and the Comprehensive National Industrial Strategy, and which are not yet covered by other funding sources.

5. Tatag ng Imprastruktura para sa Kapayapaan at Seguridad (TIKAS) Program. The amount appropriated herein for various infrastructure in support of national security under the TIKAS Program shall be used to cover the construction, rehabilitation, upgrading, and improvement of facilities for the military and police identified jointly by the DPWH and DND or PNP, based on the technical criteria and priority areas in order to enhance the facility capability and readiness of the military and police in providing a secured environment conducive for national development and overall increase in quality of life.

6. Basic Infrastructure Program. The amount appropriated herein for the implementation of the Basic Infrastructure Program shall be subject to the following:

(a) engineering and administrative overhead (EAO) expenses shall not exceed one percent (1%) of the project cost; and

(b) compliance with the standards, designs, or specifications set by the following agencies: (i) DPWH for local roads and bridges, flood control and drainage systems, multi-purpose buildings or government buildings; or (ii) DPWH and DepEd or CHED, as the case may be, for classrooms, school buildings or academic buildings.

(CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, page 783, R.A. No. 11975)

7. Water Supply System. The amount of appropriated herein for the construction of Water Supply Systems (Levels II and III) shall be used for the construction, reconstruction, upgrading, and improvement of water supply systems based on the technical criteria and guidelines issued by the DPWH, and relevant policies and issuances of the Water Resources Management Office under the DENR. The said amount shall cover all costs for the project, including water source identification and development, and all other project preparation and construction costs.

The implementation of water supply system projects shall be subject to the following:

(a) availability of an adequate water source for the particular water supply system project;

(b) Conduct of an initial Geo-resistivity survey in the target areas for deep well drilling to confirm a reliable source of water: Provided, That in case the survey result shows there is no viable source, an alternative location (new site for drilling) or source of water (spring or surface water development) within the same congressional district may be selected as replacement, subject to exisiting budgeting, accounting and auditing rules and regulations;

(c) availability of project location, which must be government-owned, free from any right-of-way claim or any other claim for resettlement or relocation; and

(d) turnover of the operation and maintenance of the water supply system shall be for the LGU, unless such responsibility is transferred by the local government to another entity in accordance with existing laws.

8. Infrastructure Projects. In the implementation of infrastructure projects, the DPWH may consider the following:

(a) clustering or de-clustering in the procurement of infrastructure projects for cost efficiency and effective management with due compliance with R.A. No. 9184, its IRR, and the guidelines issued by the GPPB;

(b) adoption of standards for various hazards, global warming or climate change in the feasibility study, design and detailed engineering works of all infrastructure projects, in coordination with the CCC;

(c) provision of pedestrian-safe sidewalks as well as roadside tree planting;

(d) use of available and cost-effective Coconet Bio-Engineering Solution for soil erosion control and slope stabilization; and

(e) Integrated flood control management approaches to reduce flood vulnerability and risks.

The DPWH shall provide bike facilities for all new roads and bridges, in accordance with Department Order 263, s. 2022, and shall strictly enforce the reporting and procedural requirements for exemptions.

DECEMBER 25, 2023	OFFICIAL GAZETTE	3
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

9. Assessment and Retrofitting of National Bridges. The amount appropriated for retrofitting/strengthening of permanent bridges under the DPWH bridge program shall include the cost of conducting an assessment of the structural strength, repair, and retrofitting of all national bridges in accordance with the Structural Code of the Philippines and existing DPWH guidelines. In the assessment, repair, and retrofitting of national bridges, priority shall be given to bridges in areas considered highly vulnerable to seismic activities, as identified by the DOST-Philippine Institute of Volcanology and Seismology (PHIVOLCS), and those damaged by typhoons.

10. Integration of Active Transportation in Infrastructure Projects. Pursuant to E.O. No. 774, s. 2008, NEDA Board Resolution No. 5, s. 2017, the DOH active transport playbook and all other applicable laws, rules and regulations, and executive issuances, the DPWH, in coordination with the DOTr and cities where public transport supply is severely insufficient, shall aim to establish proper public transport stops for the benefit of commuters, and ensure that all projects and activities pertaining to the construction, preventive maintenance, rehabilitation, reconstruction, upgrading, off-carriageway improvement, widening, or paving of primary, secondary, tertiary, bypass, and diversion roads, and the construction, widening or replacement of bridges, shall be so designed and implemented as to allocate, insofar as practicable, at least fifty percent (50%) of the road space for public transport, pedestrians, and bicycles/light mobility devices rather than the throughput of private vehicles.

All pedestrian crossings and/or footpaths and sidewalks to be constructed in accordance with this provision shall, by default, be at grade for the inclusion of persons with disabilities, senior citizens, pregnant women, children with strollers, tourists with luggage, and parents with children, consistent with public health and safety regulations.

For commuter safety and comfort, wherever feasible, all pedestrian and cycling infrastructure to be constructed in accordance with this provision shall be protected or grade-separated and include shaded walkways including urban shade trees, consistent with environmental laws and public health and safety regulations.

The DPWH shall, in coordination with the DOTr, issue or update policies on road use classification, road space allocation, and road design, in accordance with the National Transport Policy or NEDA Board Resolution No. 5 series of 2017.

The DPWH shall regularly publish the list of active tansport infrastructure projects and pertinent details thereof on its website and shall furnish copies to the DOTr.

11. Pedestrian Refuge Island. The DPWH shall provide pedestrian refuge islands along existing national roads. For new roads to be constructed, the DPWH shall include the provision for pedestrian refuge island in the design and program cost of road construction projects. The island shall be installed at accident-prone areas and other areas where there are concentrations of pedestrians to provide additional safety measures to pedestrians crossing the national road. This provision shall be subject to the guidelines of DPWH.

12. Construction/Rehabilitation/Improvement of Facilities for Persons with Disabilities (PWDs) and Elderlies/Senior Citizens, including Gender-Responsive Facilities. The amount appropriated herein shall be used to construct, rehabilitate, and improve ramps, universally accessible toilets, and other facilities to respond to the needs of all genders, elders, and persons with disabilities.

The DPWH shall regularly publish the list of public buildings and public places where facilities for persons with disabilities, elderlies/senior citizens, and all genders are provided, including the corresponding budgets and project status. The DPWH shall furnish copies of the same to the National Council on Disability Affairs, National Commission of Senior Citizens, and the Department of Social Welfare and Development.

13. Restriction on Delegation of Project Implementation. To ensure the efficient implementation of infrastructure projects, the DPWH may delegate in the following instances: (i) the AFP Corps of Engineers in high transportation security risk areas; (ii) inter-department or inter-agency projects; and (iii) LGUs with the capability to implement projects either by administration or contract as determined by DPWH, subject to the overall technical supervision of the DPWH.

In addition, for the National Sewerage and Septage Management Program, the DPWH shall: (i) provide the technical requirements; (ii) ensure that the contractors to be engaged by the LGUs are technically capable; and (iii) regularly monitor the Program.

14. Special Road Fund. Of the amounts appropriated herein, Fifteen Billion Two Hundred Thirty Two Million Pesos (₱15,232,000,000) constituting the amount collected by virtue of R.A. No. 8794, as amended by R.A. No. 11239, shall be automatically credited to a Special Account in the General Fund of the National Treasury, constituted as the Special Road Fund, and shall be earmarked solely for the construction, upgrading, repair, and rehabilitation of roads, bridges, and road drainage.

15. National Building Code Development Fund. In addition to the amounts appropriated herein, the amount of Thirty Seven Million Five Hundred Twenty Seven Thousand Pesos (₱37,527,000) is appropriated to cover necessary operating expenses of the National Building Code Development Office, sourced from the five percent (5%) share of the DPWH from the building permit fees and other charges nationwide accruing to the DPWH, pursuant to P.D. No. 1096.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

16. Right-of-Way Acquisitions and Payments of Contractual Obligations. The amount appropriated herein shall be used exclusively for Right-of- Way (ROW) expenses under R.A. No. 10752 and other contractual obligations of the DPWH, relative to the implementation of infrastructure projects. The DPWH shall ensure that all ROW expenses are settled before the commencement of projects.

Release of funds shall be subject to the submission of the list of claimants with the corresponding projects and amounts certified correct by the DPWH and a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

17. Flood Control Projects. In line with the principles of the Integrated Water Resources Management as outlined in P.D. No. 1067 (1976 Water Code of the Philippines), the DPWH may integrate water management strategies in all its flood control projects. In addition to flood control, these infrastructure projects may include water impoundment that can be utilized for various purposes such as irrigation, potable water supply, aquaculture, hydropower generation, and other beneficial uses.

18. Project Belated Expenses. For infrastructure projects costing more than One Million Pesos (₱1.000.000), the DPWH is authorized to deduct, but not to exceed the following percentages of the project cost, to be used for (i) EAO expenses and (ii) MOOE:

(a) three and a half percent (3.5%) for releases to the Central Office;

(b) two and a half percent (2.5%) for releases to the Regional Offices (ROs);

(c) two percent (2%) for releases to the District Engineering Offices (DEOs);

(d) one percent (1%) for infrastructure projects under the Basic Infrastructure Program undertaken by the Central Office, ROs and DEOs; Provided, That the one percent (1%) EAO shall be given only to the implementing unit, regardless where the fund was released; or

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GENERAL APPROPRIATIONS ACT, FY 2024

(e) one-half of one percent (0.5%) for infrastructure projects of other agencies undertaken by the Central Office, ROs or DEOs, unless otherwise provided in the Special Provision of the agency concerned.

For EAO expenses, the same shall be limited to: (i) administrative overhead including the hiring of individuals engaged through job orders or contracts of service or such other engagement of personnel without any employer-employee relationship; (ii) pre-construction activities after detailed engineering; (iii) construction project management; (iv) testing and quality control; (v) acquisition, rehabilitation and repair of equipment and parts; and (vi) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

Disbursements or expenditures by DPWH in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

(CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, pages 782-783, R.A. No. 11975)

19. Implementation of Flood Control Projects in the National Capital Region. The DPWH shall implement foreign-assisted flood control projects and transfer the same to the MMDA only upon completion thereof or revision of the loan agreement indicating the MMDA as the implementing agency.

20. Geo-tagging of Infrastructure Projects. The DPWH shall undertake the geo-tagging of all its completed and ongoing infrastructure projects subject to the guidelines issued by DPWH.

The Secretary of Public Works and Highways and the agency’s web administrator or his/her equivalent shall be responsible for ensuring that the status of accomplishments, including the geo-tagged photos taken at a spatial resolution of 2-4 cm per pixel with time stamp of the sites, are posted in the DPWH website.

21. Quick Response Fund. The amount of One Billion Pesos (₱1,000,000,000) appropriated herein for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for reconstruction and rehabilitation programs, activities or projects, including pre-positioning of goods and equipment in order that the situation and living conditions of people living in communities or areas stricken by calamities, epidemics, crises, and catastrophes, which occurred in the last quarter of the immediately preceding year and those occurring during the current year may be normalized as quickly as possible. In no case shall the QRF be used for pre-disaster activities nor for any other purpose not authorized in this provision.

22. Green Evacuation Centers. The amount appropriated herein for the construction, rehabilitation, retrofitting, strenghthening, or reconstruction of evacuation centers shall take into account, climate risk, geohazard and vulnerability information, as well as green building standards set forth under the Philippine Green Building Code and other applicable laws, policies, rules and regulations in the siting, design, and construction of evacuation centers.

To ensure the judicious allocation of funds and the safety of evacuees in disaster-prone areas, the DBM shall release the funds to the DPWH and/or the appropriate implementing unit: Provided, That priority is given to the high-risk areas in the Philippines identified through the Georisk Philippines, a multi-agency initiative led by the DOST-PHIVOLCS.

23. Reporting and Posting Requirements. The DPWH shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DPWH’s website

The DPWH shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

24. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support	₱	10,925,613,000	₱	1,335,984,000	₱	502,484,000	₱	12,764,081,000

General Management and Supervision	₱	10,493,138,000	₱	1,335,984,000	₱	502,484,000	₱	12,331,606,000

National Capital Region (NCR)		3,254,647,000		809,761,000		502,484,000		4,566,892,000

Central Office		2,876,598,000		779,243,000		502,484,000		4,158,325,000
NCR Regional Office - Proper		71,810,000		17,225,000				89,035,000
Las Piñas-Muntinlupa District Engineering Office		23,870,000		1,477,000				25,347,000
Malabon-Navotas District Engineering Office		23,601,000		1,477,000				25,078,000
Metro Manila 1st District Engineering Office		41,927,000		1,477,000				43,404,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	5
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Metro Manila 2nd District Engineering Office	32,549,000	1,477,000	34,026,000
Metro Manila 3rd District Engineering Office	33,079,000	1,477,000	34,556,000
North Manila District Engineering Office	33,863,000	1,477,000	35,340,000
Quezon City 1st District Engineering Office	36,434,000	1,477,000	37,911,000
Quezon City 2nd District Engineering Office	39,911,000	1,477,000	41,388,000
South Manila District Engineering Office	41,005,000	1,477,000	42,482,000
Region I - Ilocos	475,429,000	31,746,000	507,175,000

Regional Office I - Proper	124,123,000	17,166,000	141,289,000
Ilocos Norte 1st District Engineering Office	39,143,000	1,458,000	40,601,000
Ilocos Norte 2nd District Engineering Office	40,268,000	1,458,000	41,726,000
Ilocos Sur 1st District Engineering Office	31,454,000	1,458,000	32,912,000
Ilocos Sur 2nd District Engineering Office	38,642,000	1,458,000	40,100,000
La Union 1st District Engineering Office	33,278,000	1,458,000	34,736,000
La Union 2nd District Engineering Office	30,690,000	1,458,000	32,148,000
Pangasinan 1st District Engineering Office	32,899,000	1,458,000	34,357,000
Pangasinan 2nd District Engineering Office	31,906,000	1,458,000	33,364,000
Pangasinan 3rd District Engineering Office	42,427,000	1,458,000	43,885,000
Pangasinan 4th District Engineering Office	30,599,000	1,458,000	32,057,000
Cordillera Administrative Region (CAR)	476,883,000	35,727,000	512,610,000

Regional Office CAR - Proper	91,614,000	18,255,000	109,869,000
Abra District Engineering Office	31,313,000	1,456,000	32,769,000
Apayao 1st District Engineering Office	31,169,000	1,456,000	32,625,000
Apayao 2nd District Engineering Office	29,293,000	1,456,000	30,749,000
Baguio City District Engineering Office	31,996,000	1,456,000	33,452,000
Benguet 1st District Engineering Office	40,796,000	1,456,000	42,252,000
Benguet 2nd District Engineering Office	30,400,000	1,456,000	31,856,000
Ifugao 1st District Engineering Office	30,807,000	1,456,000	32,263,000
Ifugao 2nd District Engineering Office	30,048,000	1,456,000	31,504,000
Lower Kalinga District Engineering Office	38,554,000	1,456,000	40,010,000
Mountain Province First District Engineering Office	31,330,000	1,456,000	32,786,000

6	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Mountain Province 2nd District Engineering Office	29,536,000	1,456,000	30,992,000
Upper Kalinga District Engineering Office	30,027,000	1,456,000	31,483,000
Region II - Cagayan Valley	430,099,000	33,119,000	463,218,000

Regional Office II - Proper	64,669,000	17,059,000	81,728,000
Batanes District Engineering Office	22,800,000	1,460,000	24,260,000
Cagayan 1st District Engineering Office	37,371,000	1,460,000	38,831,000
Cagayan 2nd District Engineering Office	38,788,000	1,460,000	40,248,000
Cagayan 3rd District Engineering Office	30,929,000	1,460,000	32,389,000
Isabela 1st District Engineering Office	41,004,000	1,460,000	42,464,000
Isabela 2nd District Engineering Office	31,659,000	1,460,000	33,119,000
Isabela 3rd District Engineering Office	30,138,000	1,460,000	31,598,000
Isabela 4th District Engineering Office	32,157,000	1,460,000	33,617,000
Nueva Vizcaya 2nd District Engineering Office	29,468,000	1,460,000	30,928,000
Nueva Vizcaya District Engineering Office	30,103,000	1,460,000	31,563,000
Quirino District Engineering Office	41,013,000	1,460,000	42,473,000
Region III - Central Luzon	668,859,000	43,986,000	712,845,000

Regional Office III - Proper	193,397,000	23,000,000	216,397,000
Aurora District Engineering Office	41,769,000	1,499,000	43,268,000
Bataan 1st District Engineering Office	30,117,000	1,499,000	31,616,000
Bataan 2nd District Engineering Office	32,423,000	1,499,000	33,922,000
Bulacan 1st District Engineering Office	30,232,000	1,499,000	31,731,000
Bulacan 2nd District Engineering Office	31,016,000	1,499,000	32,515,000
Nueva Ecija 1st District Engineering Office	44,930,000	1,499,000	46,429,000
Nueva Ecija 2nd District Engineering Office	40,388,000	1,499,000	41,887,000
Pampanga 1st District Engineering Office	41,362,000	1,499,000	42,861,000
Pampanga 2nd District Engineering Office	29,290,000	1,499,000	30,789,000
Pampanga 3rd District Engineering Office	23,755,000	1,499,000	25,254,000
Tarlac 2nd District Engineering Office	31,482,000	1,499,000	32,981,000
Tarlac District Engineering Office	40,911,000	1,499,000	42,410,000
Zambales 1st District Engineering Office	32,997,000	1,499,000	34,496,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	7
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Zambales 2nd District Engineering Office	24,790,000	1,499,000	26,289,000
Region IVA - CALABARZON	582,240,000	40,812,000	623,052,000

Regional Office IVA - Proper	74,243,000	16,940,000	91,183,000
Batangas 1st District Engineering Office	31,969,000	1,492,000	33,461,000
Batangas 2nd District Engineering Office	30,804,000	1,492,000	32,296,000
Batangas 3rd District Engineering Office	29,558,000	1,492,000	31,050,000
Batangas 4th District Engineering Office	28,786,000	1,492,000	30,278,000
Cavite 2nd District Engineering Office	38,015,000	1,492,000	39,507,000
Cavite District Engineering Office	40,632,000	1,492,000	42,124,000
Cavite Third District Engineering Office	24,385,000	1,492,000	25,877,000
Laguna 1st District Engineering Office	31,271,000	1,492,000	32,763,000
Laguna 2nd District Engineering Office	29,337,000	1,492,000	30,829,000
Laguna 3rd District Engineering Office	28,314,000	1,492,000	29,806,000
Quezon 1st District Engineering Office	27,742,000	1,492,000	29,234,000
Quezon 2nd District Engineering Office	29,051,000	1,492,000	30,543,000
Quezon 3rd District Engineering Office	39,564,000	1,492,000	41,056,000
Quezon 4th District Engineering Office	39,626,000	1,492,000	41,118,000
Rizal 1st District Engineering Office	29,876,000	1,492,000	31,368,000
Rizal 2nd District Engineering Office	29,067,000	1,492,000	30,559,000
Region IVB - MIMAROPA	363,289,000	28,743,000	392,032,000

Regional Office IVB - Proper	85,605,000	16,895,000	102,500,000
Marinduque District Engineering Office	31,828,000	1,481,000	33,309,000
Mindoro Occidental District Engineering Office	38,571,000	1,481,000	40,052,000
Mindoro Oriental District Engineering Office	26,828,000	1,481,000	28,309,000
Palawan 1st District Engineering Office	39,494,000	1,481,000	40,975,000
Palawan 2nd District Engineering Office	37,077,000	1,481,000	38,558,000
Palawan 3rd District Engineering Office	36,080,000	1,481,000	37,561,000
Romblon District Engineering Office	38,265,000	1,481,000	39,746,000
Southern Mindoro District Engineering Office	29,541,000	1,481,000	31,022,000

8	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol	550,785,000	39,175,000	589,960,000

Regional Office V - Proper	76,129,000	16,915,000	93,044,000
Albay 1st District Engineering Office	28,490,000	1,484,000	29,974,000
Albay 2nd District Engineering Office	30,017,000	1,484,000	31,501,000
Albay 3rd District Engineering Office	27,644,000	1,484,000	29,128,000
Camarines Norte District Engineering Office	37,885,000	1,484,000	39,369,000
Camarines Sur 1st District Engineering Office	30,086,000	1,484,000	31,570,000
Camarines Sur 2nd District Engineering Office	23,298,000	1,484,000	24,782,000
Camarines Sur 3rd District Engineering Office	30,469,000	1,484,000	31,953,000
Camarines Sur 4th District Engineering Office	38,717,000	1,484,000	40,201,000
Camarines Sur 5th District Engineering Office	29,304,000	1,484,000	30,788,000
Catanduanes District Engineering Office	39,519,000	1,484,000	41,003,000
Masbate 1st District Engineering Office	28,003,000	1,484,000	29,487,000
Masbate 2nd District Engineering Office	31,646,000	1,484,000	33,130,000
Masbate 3rd District Engineering Office	29,661,000	1,484,000	31,145,000
Sorsogon 2nd District Engineering Office	29,063,000	1,484,000	30,547,000
Sorsogon District Engineering Office	40,854,000	1,484,000	42,338,000
Region VI - Western Visayas	561,296,000	39,554,000	600,850,000

Regional Office VI - Proper	85,767,000	16,934,000	102,701,000
Aklan District Engineering Office	30,485,000	1,498,000	31,983,000
Antique District Engineering Office	36,082,000	1,498,000	37,580,000
Bacolod City District Engineering Office	29,126,000	1,498,000	30,624,000
Capiz 1st District Engineering Office	31,775,000	1,498,000	33,273,000
Capiz 2nd District Engineering Office	24,094,000	1,498,000	25,592,000
Guimaras District Engineering Office	29,122,000	1,498,000	30,620,000
Iloilo 1st District Engineering Office	28,822,000	1,498,000	30,320,000
Iloilo 2nd District Engineering Office	36,198,000	1,648,000	37,846,000
Iloilo 3rd District Engineering Office	26,079,000	1,498,000	27,577,000
Iloilo 4th District Engineering Office	30,155,000	1,498,000	31,653,000
Iloilo City District Engineering Office	29,642,000	1,498,000	31,140,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	9
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Occidental 1st District Engineering Office	42,485,000	1,498,000	43,983,000
Negros Occidental 2nd District Engineering Office	31,731,000	1,498,000	33,229,000
Negros Occidental 3rd District Engineering Office	40,577,000	1,498,000	42,075,000
Negros Occidental 4th District Engineering Office	29,156,000	1,498,000	30,654,000
Region VII - Central Visayas	539,876,000	39,497,000	579,373,000

Regional Office VII - Proper	99,926,000	16,952,000	116,878,000
Bohol 1st District Engineering Office	28,713,000	1,503,000	30,216,000
Bohol 2nd District Engineering Office	29,026,000	1,503,000	30,529,000
Bohol 3rd District Engineering Office	29,265,000	1,503,000	30,768,000
Cebu 1st District Engineering Office	30,384,000	1,503,000	31,887,000
Cebu 2nd District Engineering Office	30,382,000	1,503,000	31,885,000
Cebu 3rd District Engineering Office	29,719,000	1,503,000	31,222,000
Cebu 4th District Engineering Office	29,420,000	1,503,000	30,923,000
Cebu 5th District Engineering Office	22,030,000	1,503,000	23,533,000
Cebu 6th District Engineering Office	28,124,000	1,503,000	29,627,000
Cebu 7th District Engineering Office	30,792,000	1,503,000	32,295,000
Cebu City District Engineering Office	29,749,000	1,503,000	31,252,000
Negros Oriental 1st District Engineering Office	30,478,000	1,503,000	31,981,000
Negros Oriental 2nd District Engineering Office	36,630,000	1,503,000	38,133,000
Negros Oriental 3rd District Engineering Office	32,998,000	1,503,000	34,501,000
Siquijor District Engineering Office	22,240,000	1,503,000	23,743,000
Region VIII - Eastern Visayas	499,912,000	36,659,000	536,571,000

Regional Office VIII - Proper	95,598,000	16,951,000	112,549,000
Biliran District Engineering Office	30,872,000	1,516,000	32,388,000
Eastern Samar District Engineering Office	39,605,000	1,516,000	41,121,000
Leyte 1st District Engineering Office	28,468,000	1,516,000	29,984,000
Leyte 2nd District Engineering Office	30,925,000	1,516,000	32,441,000
Leyte 3rd District Engineering Office	29,670,000	1,516,000	31,186,000
Leyte 4th District Engineering Office	31,141,000	1,516,000	32,657,000
Leyte 5th District Engineering Office	36,904,000	1,516,000	38,420,000

10	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Northern Samar 1st District Engineering Office	26,800,000	1,516,000	28,316,000
Northern Samar 2nd District Engineering Office	30,868,000	1,516,000	32,384,000
Samar 1st District Engineering Office	29,371,000	1,516,000	30,887,000
Samar 2nd District Engineering Office	25,785,000	1,516,000	27,301,000
Southern Leyte District Engineering Office	41,344,000	1,516,000	42,860,000
Tacloban City District Engineering Office	22,561,000	1,516,000	24,077,000
Region IX - Zamboanga Peninsula	422,302,000	31,951,000	454,253,000

Regional Office IX - Proper	125,952,000	16,901,000	142,853,000
Isabela City District Engineering Office	19,933,000	1,505,000	21,438,000
Zamboanga City District Engineering Office	29,874,000	1,505,000	31,379,000
Zamboanga del Norte 1st District Engineering Office	37,083,000	1,505,000	38,588,000
Zamboanga del Norte 2nd District Engineering Office	27,962,000	1,505,000	29,467,000
Zamboanga del Norte 3rd District Engineering Office	26,474,000	1,505,000	27,979,000
Zamboanga del Norte 4th District Engineering Office	28,252,000	1,505,000	29,757,000
Zamboanga del Sur 1st District Engineering Office	38,035,000	1,505,000	39,540,000
Zamboanga del Sur 2nd District Engineering Office	36,774,000	1,505,000	38,279,000
Zamboanga Sibugay 1st District Engineering Office	23,886,000	1,505,000	25,391,000
Zamboanga Sibugay 2nd District Engineering Office	28,077,000	1,505,000	29,582,000
Region X - Northern Mindanao	487,552,000	35,721,000	523,273,000

Regional Office X - Proper	81,341,000	16,949,000	98,290,000
Bukidnon 1st District Engineering Office	37,759,000	1,444,000	39,203,000
Bukidnon 2nd District Engineering Office	38,570,000	1,444,000	40,014,000
Bukidnon 3rd District Engineering Office	35,937,000	1,444,000	37,381,000
Cagayan de Oro City 1st District Engineering Office	23,406,000	1,444,000	24,850,000
Cagayan de Oro City 2nd District Engineering Office	23,963,000	1,444,000	25,407,000
Camiguin District Engineering Office	23,945,000	1,444,000	25,389,000
Iligan City District Engineering Office	29,833,000	1,444,000	31,277,000
Lanao del Norte 1st District Engineering Office	39,393,000	1,444,000	40,837,000
Lanao del Norte 2nd District Engineering Office	32,213,000	1,444,000	33,657,000
Misamis Occidental 2nd District Engineering Office	30,035,000	1,444,000	31,479,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	11
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Misamis Occidental District Engineering Office	29,989,000	1,444,000	31,433,000
Misamis Oriental 1st District Engineering Office	31,362,000	1,444,000	32,806,000
Misamis Oriental 2nd District Engineering Office	29,806,000	1,444,000	31,250,000
Region XI - Davao	430,963,000	30,503,000	461,466,000

Regional Office XI - Proper	108,379,000	16,940,000	125,319,000
Davao City 2nd District Engineering Office	29,717,000	1,507,000	31,224,000
Davao City District Engineering Office	37,131,000	1,507,000	38,638,000
Davao de Oro 1st District Engineering Office	35,698,000	1,507,000	37,205,000
Davao de Oro 2nd District Engineering Office	34,917,000	1,507,000	36,424,000
Davao del Norte District Engineering Office	40,478,000	1,507,000	41,985,000
Davao del Sur District Engineering Office	39,013,000	1,507,000	40,520,000
Davao Occidental District Engineering Office	37,884,000	1,507,000	39,391,000
Davao Oriental 1st District Engineering Office	29,920,000	1,507,000	31,427,000
Davao Oriental 2nd District Engineering Office	37,826,000	1,507,000	39,333,000
Region XII - SOCCSKSARGEN	373,287,000	28,737,000	402,024,000

Regional Office XII - Proper	77,904,000	16,945,000	94,849,000
Cotabato 1st District Engineering Office	34,572,000	1,474,000	36,046,000
Cotabato 2nd District Engineering Office	40,333,000	1,474,000	41,807,000
Cotabato 3rd District Engineering Office	19,550,000	1,474,000	21,024,000
Cotabato City District Engineering Office	20,069,000		20,069,000
Sarangani District Engineering Office	38,400,000	1,474,000	39,874,000
South Cotabato 2nd District Engineering Office	39,624,000	1,474,000	41,098,000
South Cotabato 1st District Engineering Office	38,000,000	1,474,000	39,474,000
Sultan Kudarat 1st District Engineering Office	29,932,000	1,474,000	31,406,000
Sultan Kudarat 2nd District Engineering Office	34,903,000	1,474,000	36,377,000
Region XIII - Caraga	375,719,000	30,293,000	406,012,000

Regional Office XIII - Proper	82,256,000	16,955,000	99,211,000
Agusan del Norte District Engineering Office	31,459,000	1,482,000	32,941,000
Agusan del Sur 1st District Engineering Office	37,501,000	1,482,000	38,983,000
Agusan del Sur 2nd District Engineering Office	39,757,000	1,482,000	41,239,000

12	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Butuan City District Engineering Office	29,963,000	1,482,000		31,445,000
Dinagat Islands District Engineering Office	30,231,000	1,482,000		31,713,000
Surigao del Norte 1st District Engineering Office	31,664,000	1,482,000		33,146,000
Surigao del Norte 2nd District Engineering Office	31,873,000	1,482,000		33,355,000
Surigao del Sur 1st District Engineering Office	30,365,000	1,482,000		31,847,000
Surigao del Sur 2nd District Engineering Office	30,650,000	1,482,000		32,132,000
Administration of Personnel Benefits	432,475,000			432,475,000

National Capital Region (NCR)	432,475,000			432,475,000

Central Office	432,475,000			432,475,000

Sub-total, General Administration and Support	10,925,613,000	1,335,984,000	502,484,000	12,764,081,000

Support to Operations
Design of Public Works and Highways Projects	86,022,000	31,748,000		117,770,000

National Capital Region (NCR)	86,022,000	31,748,000		117,770,000

Central Office	86,022,000	31,748,000		117,770,000
Preparation of Manuals for Construction, Rehabilitation and Improvement of Infrastructure Facilities	97,409,000	33,258,000		130,667,000

National Capital Region (NCR)	97,409,000	33,258,000		130,667,000

Central Office	97,409,000	33,258,000		130,667,000
Management of Construction and Maintenance Equipment and Ancillary Facilities	57,346,000	161,405,000		218,751,000

National Capital Region (NCR)	57,346,000	161,405,000		218,751,000

Central Office	57,346,000	161,405,000		218,751,000
Infrastructure Research, Quality Control and Management, Ancillary Facilities	111,695,000	92,714,000		204,409,000

National Capital Region (NCR)	111,695,000	92,714,000		204,409,000

Central Office	111,695,000	92,714,000		204,409,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Bureau Proper	53,757,000	28,472,000		82,229,000

National Capital Region (NCR)	53,757,000	28,472,000		82,229,000

Central Office	53,757,000	28,472,000		82,229,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Routine Maintenance of National Roads		1,611,471,000		1,611,471,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	13
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	1,611,471,000	1,611,471,000

Central Office	1,611,471,000	1,611,471,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities – Routine Maintenance of National Bridges	463,106,000	463,106,000

National Capital Region (NCR)	463,106,000	463,106,000

Central Office	463,106,000	463,106,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Operation of Weighbridge Stations and ATOME	113,251,000	113,251,000

National Capital Region (NCR)	113,251,000	113,251,000

Central Office	113,251,000	113,251,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance and Operations of DPWH Floating Equipment	434,353,000	434,353,000

National Capital Region (NCR)	434,353,000	434,353,000

Central Office	434,353,000	434,353,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Repair and Maintenance of Road Safety Facilities	688,631,000	688,631,000

National Capital Region (NCR)	688,631,000	688,631,000

Central Office	688,631,000	688,631,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Services for Automated Traffic Data Collection Program	175,088,000	175,088,000

National Capital Region (NCR)	175,088,000	175,088,000

Central Office	175,088,000	175,088,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Public Buildings	588,408,000	588,408,000

National Capital Region (NCR)	588,408,000	588,408,000

Central Office	588,408,000	588,408,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities	739,000,000	739,000,000

National Capital Region (NCR)	739,000,000	739,000,000

Central Office	739,000,000	739,000,000

14	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Flood Control and Sabo Engineering Center	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - KAMANAVA/VOM Flood Control Structures	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - East and West of Mangahan Flood Control Structures	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Agno Flood Control Structures (Phases I and II)	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Iloilo Flood Control Structures	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Lower Agusan Flood Control Structures	35,000,000	35,000,000

National Capital Region (NCR)	35,000,000	35,000,000

Central Office	35,000,000	35,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	15
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Laoag River Basin Flood Control Structures	75,000,000	75,000,000

National Capital Region (NCR)	75,000,000	75,000,000

Central Office	75,000,000	75,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Post Ondoy and Pepeng Short Term Infrastructure Project (POPSTIRP)	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Pinatubo Hazard Urgent Mitigation Project (PHUMP)	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Esteros and Creeks Improvement/Maintenance in National Capital Region	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Third River Flood Control Structure	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Manila Bay Rehabilitation Program	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Pasig-Marikina River Channel Improvement Project	50,000,000	50,000,000

16	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)		50,000,000	50,000,000

Central Office		50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Pampanga Delta Development Project		25,000,000	25,000,000

National Capital Region (NCR)		25,000,000	25,000,000

Central Office		25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Flood Risk Management Project for Cagayan River, Tagoloan River, and Imus River		25,000,000	25,000,000

National Capital Region (NCR)		25,000,000	25,000,000

Central Office		25,000,000	25,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Repair, Calibration, and Maintenance of Laboratory Equipment		2,700,000	2,700,000

National Capital Region (NCR)		2,700,000	2,700,000

Central Office		2,700,000	2,700,000
Regional Support (Planning and Design, Construction, Maintenance and Material Quality Control and Hydrology Division)	414,233,000	10,599,000	424,832,000

National Capital Region (NCR)	32,796,000	662,000	33,458,000

NCR Regional Office - Proper	32,796,000	662,000	33,458,000
Region I - Ilocos	10,505,000	662,000	11,167,000

Regional Office I - Proper	10,505,000	662,000	11,167,000
Cordillera Administrative Region (CAR)	40,341,000	663,000	41,004,000

Regional Office CAR - Proper	40,341,000	663,000	41,004,000
Region II - Cagayan Valley	31,475,000	662,000	32,137,000

Regional Office II - Proper	31,475,000	662,000	32,137,000
Region III - Central Luzon		662,000	662,000

Regional Office III - Proper		662,000	662,000
Region IVA - CALABARZON	28,092,000	663,000	28,755,000

Regional Office IVA - Proper	28,092,000	663,000	28,755,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	17
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IVB - MIMAROPA	36,089,000	661,000	36,750,000

Regional Office IVB - Proper	36,089,000	661,000	36,750,000
Region V - Bicol	45,906,000	663,000	46,569,000

Regional Office V - Proper	45,906,000	663,000	46,569,000
Region VI - Western Visayas	34,929,000	663,000	35,592,000

Regional Office VI - Proper	34,929,000	663,000	35,592,000
Region VII - Central Visayas	24,564,000	662,000	25,226,000

Regional Office VII - Proper	24,564,000	662,000	25,226,000
Region VIII - Eastern Visayas	22,956,000	663,000	23,619,000

Regional Office VIII - Proper	22,956,000	663,000	23,619,000
Region IX - Zamboanga Peninsula		663,000	663,000

Regional Office IX - Proper		663,000	663,000
Region X - Northern Mindanao	31,772,000	663,000	32,435,000

Regional Office X - Proper	31,772,000	663,000	32,435,000
Region XI - Davao	23,023,000	662,000	23,685,000

Regional Office XI - Proper	23,023,000	662,000	23,685,000
Region XII - SOCCSKSARGEN	30,502,000	662,000	31,164,000

Regional Office XII - Proper	30,502,000	662,000	31,164,000
Region XIII - Caraga	21,283,000	663,000	21,946,000

Regional Office XIII - Proper	21,283,000	663,000	21,946,000
Testing Materials Needed in Road, Bridge and Building Construction and Other Public Works Projects	155,221,000	3,654,000	158,875,000

National Capital Region (NCR)	12,353,000	225,000	12,578,000

NCR Regional Office - Proper	12,353,000	225,000	12,578,000
Region I - Ilocos		234,000	234,000

Regional Office I - Proper		234,000	234,000
Cordillera Administrative Region (CAR)	4,950,000	225,000	5,175,000

Regional Office CAR - Proper	4,950,000	225,000	5,175,000
Region II - Cagayan Valley	27,930,000	228,000	28,158,000

Regional Office II - Proper	27,930,000	228,000	28,158,000

18	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region III - Central Luzon	229,000		229,000

Regional Office III - Proper		229,000		229,000
Region IVA - CALABARZON	9,416,000	229,000		9,645,000

Regional Office IVA - Proper	9,416,000	229,000		9,645,000
Region IVB - MIMAROPA	10,577,000	227,000		10,804,000

Regional Office IVB - Proper	10,577,000	227,000		10,804,000
Region V - Bicol	12,276,000	229,000		12,505,000

Regional Office V - Proper	12,276,000	229,000		12,505,000
Region VI - Western Visayas	8,398,000	228,000		8,626,000

Regional Office VI - Proper	8,398,000	228,000		8,626,000
Region VII - Central Visayas	16,261,000	228,000		16,489,000

Regional Office VII - Proper	16,261,000	228,000		16,489,000
Region VIII - Eastern Visayas	5,047,000	229,000		5,276,000

Regional Office VIII - Proper	5,047,000	229,000		5,276,000
Region IX - Zamboanga Peninsula		228,000		228,000

Regional Office IX - Proper		228,000		228,000
Region X - Northern Mindanao	15,797,000	229,000		16,026,000

Regional Office X - Proper	15,797,000	229,000		16,026,000
Region XI - Davao	7,268,000	229,000		7,497,000

Regional Office XI - Proper	7,268,000	229,000		7,497,000
Region XII - SOCCSKSARGEN	8,175,000	229,000		8,404,000

Regional Office XII - Proper	8,175,000	229,000		8,404,000
Region XIII - Caraga	16,773,000	228,000		17,001,000

Regional Office XIII - Proper	16,773,000	228,000		17,001,000
Pre-Feasibility Study/Feasibility Study/Preliminary and Detailed Engineering			1,921,977,000	1,921,977,000

National Capital Region (NCR)			1,921,977,000	1,921,977,000

Central Office			1,921,977,000	1,921,977,000
Payment of Right-of-Way (ROW) -			2,510,469,000	2,510,469,000

National Capital Region (NCR)			2,510,469,000	2,510,469,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	19
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Central Office			2,510,469,000	2,510,469,000
Payments of Contractual Obligations, VAT and Other Taxes - Highways, Flood Control, and Others			500,000,000	500,000,000

National Capital Region			500,000,000	500,000,000

Central Office			500,000,000	500,000,000

Sub-total, Support to Operations	975,683,000	5,822,858,000	4,932,446,000	11,730,987,000

Operations
ASSET PRESERVATION PROGRAM			139,033,180,000	139,033,180,000

Preventive Maintenance - Primary Roads			28,541,141,000	28,541,141,000

Preventive Maintenance - Primary Roads			28,541,141,000	28,541,141,000

National Capital Region (NCR)			25,230,718,000	25,230,718,000

Central Office			25,083,640,000	25,083,640,000
Metro Manila 1st District Engineering Office			51,211,000	51,211,000
Metro Manila 2nd District Engineering Office			34,563,000	34,563,000
Metro Manila 3rd District Engineering Office			25,197,000	25,197,000
Quezon City 1st District Engineering Office			10,864,000	10,864,000
Quezon City 2nd District Engineering Office			25,243,000	25,243,000
Region I – Ilocos			584,921,000	584,921,000

Ilocos Norte 1st District Engineering Office			282,413,000	282,413,000
Ilocos Sur 2nd District Engineering Office			41,968,000	41,968,000
La Union 1st District Engineering Office			69,704,000	69,704,000
La Union 2nd District Engineering Office			26,486,000	26,486,000
Pangasinan 2nd District Engineering Office			37,492,000	37,492,000
Pangasinan 3rd District Engineering Office			58,546,000	58,546,000
Pangasinan 4th District Engineering Office			68,312,000	68,312,000
Region II - Cagayan Valley			50,000,000	50,000,000

Isabela 1st District Engineering Office			50,000,000	50,000,000
Region III - Central Luzon			228,362,000	228,362,000

Bulacan 1st District Engineering Office			26,701,000	26,701,000
Pampanga 2nd District Engineering Office			38,262,000	38,262,000

20	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Pampanga 3rd District Engineering Office	119,700,000	119,700,000
Tarlac 2nd District Engineering Office	39,278,000	39,278,000
Tarlac District Engineering Office	4,421,000	4,421,000
Region IVA - CALABARZON	468,104,000	468,104,000

Batangas 3rd District Engineering Office	27,853,000	27,853,000
Batangas 4th District Engineering Office	50,279,000	50,279,000
Cavite District Engineering Office	98,843,000	98,843,000
Cavite Third District Engineering Office	69,000,000	69,000,000
Laguna 1st District Engineering Office	42,294,000	42,294,000
Laguna 3rd District Engineering Office	49,172,000	49,172,000
Quezon 4th District Engineering Office	9,478,000	9,478,000
Rizal 1st District Engineering Office	121,185,000	121,185,000
Region VI - Western Visayas	786,890,000	786,890,000

Bacolod City District Engineering Office	8,408,000	8,408,000
Capiz 2nd District Engineering Office	11,192,000	11,192,000
Iloilo 2nd District Engineering Office	161,030,000	161,030,000
Iloilo 4th District Engineering Office	20,000,000	20,000,000
Negros Occidental 1st District Engineering Office	255,192,000	255,192,000
Negros Occidental 2nd District Engineering Office	203,972,000	203,972,000
Negros Occidental 3rd District Engineering Office	27,640,000	27,640,000
Negros Occidental 4th District Engineering Office	99,456,000	99,456,000
Region VII - Central Visayas	299,259,000	299,259,000

Cebu 2nd District Engineering Office	33,500,000	33,500,000
Negros Oriental 2nd District Engineering Office	265,759,000	265,759,000
Region VIII - Eastern Visayas	194,290,000	194,290,000

Leyte 1st District Engineering Office	57,310,000	57,310,000
Leyte 2nd District Engineering Office	9,009,000	9,009,000
Leyte 4th District Engineering Office	41,870,000	41,870,000
Leyte 5th District Engineering Office	74,054,000	74,054,000
Tacloban City District Engineering Office	12,047,000	12,047,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	21
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IX - Zamboanga Peninsula	41,362,000	41,362,000

Zamboanga del Sur 2nd District Engineering Office	41,362,000	41,362,000
Region X - Northern Mindanao	244,189,000	244,189,000

Bukidnon 1st District Engineering Office	42,554,000	42,554,000
Bukidnon 2nd District Engineering Office	18,450,000	18,450,000
Bukidnon 3rd District Engineering Office	38,605,000	38,605,000
Cagayan de Oro City 2nd District Engineering Office	123,279,000	123,279,000
Misamis Occidental District Engineering Office	21,301,000	21,301,000
Region XI - Davao	274,709,000	274,709,000

Davao City 2nd District Engineering Office	10,160,000	10,160,000
Davao de Oro 1st District Engineering Office	100,000,000	100,000,000
Davao del Sur District Engineering Office	147,849,000	147,849,000
Davao Oriental 2nd District Engineering Office	16,700,000	16,700,000
Region XII - SOCCSKSARGEN	138,337,000	138,337,000

Cotabato 2nd District Engineering Office	88,821,000	88,821,000
Sultan Kudarat 1st District Engineering Office	49,516,000	49,516,000
Preventive Maintenance - Secondary Roads	31,974,955,000	31,974,955,000

Preventive Maintenance - Secondary Roads	31,974,955,000	31,974,955,000

National Capital Region (NCR)	25,317,943,000	25,317,943,000

Central Office	24,629,917,000	24,629,917,000
Las Piñas-Muntinlupa District Engineering Office	66,528,000	66,528,000
Metro Manila 1st District Engineering Office	27,165,000	27,165,000
Metro Manila 2nd District Engineering Office	41,776,000	41,776,000
Metro Manila 3rd District Engineering Office	92,413,000	92,413,000
North Manila District Engineering Office	103,500,000	103,500,000
Quezon City 1st District Engineering Office	213,413,000	213,413,000
Quezon City 2nd District Engineering Office	75,000,000	75,000,000
South Manila District Engineering Office	68,231,000	68,231,000
Region I - Ilocos	310,838,000	310,838,000

Ilocos Sur 2nd District Engineering Office	10,276,000	10,276,000

22	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Pangasinan 1st District Engineering Office	62,119,000	62,119,000
Pangasinan 2nd District Engineering Office	74,372,000	74,372,000
Pangasinan 3rd District Engineering Office	63,484,000	63,484,000
Pangasinan 4th District Engineering Office	100,587,000	100,587,000
Cordillera Administrative Region (CAR)	222,294,000	222,294,000

Apayao 2nd District Engineering Office	20,000,000	20,000,000
Baguio City District Engineering Office	66,800,000	66,800,000
Lower Kalinga District Engineering Office	88,319,000	88,319,000
Upper Kalinga District Engineering Office	47,175,000	47,175,000
Region II - Cagayan Valley	224,650,000	224,650,000

Cagayan 3rd District Engineering Office	69,419,000	69,419,000
Isabela 4th District Engineering Office	39,793,000	39,793,000
Quirino District Engineering Office	115,438,000	115,438,000
Region III - Central Luzon	922,213,000	922,213,000

Aurora District Engineering Office	200,320,000	200,320,000
Bataan 2nd District Engineering Office	293,439,000	293,439,000
Bulacan 1st District Engineering Office	53,338,000	53,338,000
Nueva Ecija 2nd District Engineering Office	20,000,000	20,000,000
Pampanga 2nd District Engineering Office	62,424,000	62,424,000
Tarlac District Engineering Office	28,263,000	28,263,000
Tarlac 2nd District Engineering Office	30,708,000	30,708,000
Zambales 1st District Engineering Office	172,505,000	172,505,000
Zambales 2nd District Engineering Office	61,216,000	61,216,000
Region IVA - CALABARZON	1,389,038,000	1,389,038,000

Batangas 1st District Engineering Office	272,736,000	272,736,000
Batangas 2nd District Engineering Office	47,349,000	47,349,000
Batangas 3rd District Engineering Office	51,511,000	51,511,000
Batangas 4th District Engineering Office	139,689,000	139,689,000
Cavite 2nd District Engineering Office	175,567,000	175,567,000
Cavite District Engineering Office	62,744,000	62,744,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	23
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cavite Third District Engineering Office	23,869,000	23,869,000
Laguna 1st District Engineering Office	166,711,000	166,711,000
Laguna 2nd District Engineering Office	48,094,000	48,094,000
Quezon 2nd District Engineering Office	80,186,000	80,186,000
Quezon 3rd District Engineering Office	169,433,000	169,433,000
Rizal 1st District Engineering Office	94,200,000	94,200,000
Rizal 2nd District Engineering Office	56,949,000	56,949,000
Region IVB - MIMAROPA	793,633,000	793,633,000

Marinduque District Engineering Office	58,079,000	58,079,000
Mindoro Oriental District Engineering Office	582,031,000	582,031,000
Palawan 1st District Engineering Office	51,677,000	51,677,000
Palawan 2nd District Engineering Office	38,425,000	38,425,000
Southern Mindoro District Engineering Office	63,421,000	63,421,000
Region V - Bicol	389,631,000	389,631,000

Albay 1st District Engineering Office	81,046,000	81,046,000
Albay 2nd District Engineering Office	120,000,000	120,000,000
Camarines Sur 4th District Engineering Office	45,472,000	45,472,000
Camarines Sur 5th District Engineering Office	69,213,000	69,213,000
Catanduanes District Engineering Office	73,900,000	73,900,000
Region VI - Western Visayas	771,429,000	771,429,000

Bacolod City District Engineering Office	16,072,000	16,072,000
Guimaras District Engineering Office	15,000,000	15,000,000
Iloilo 1st District Engineering Office	50,213,000	50,213,000
Iloilo 2nd District Engineering Office	112,636,000	112,636,000
Iloilo 4th District Engineering Office	423,236,000	423,236,000
Iloilo City District Engineering Office	74,137,000	74,137,000
Negros Occidental 1st District Engineering Office	2,647,000	2,647,000
Negros Occidental 2nd District Engineering Office	74,979,000	74,979,000
Negros Occidental 4th District Engineering Office	2,509,000	2,509,000

24	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas	366,128,000	366,128,000

Bohol 1st District Engineering Office	68,653,000	68,653,000
Bohol 2nd District Engineering Office	6,278,000	6,278,000
Cebu 2nd District Engineering Office	11,859,000	11,859,000
Cebu 5th District Engineering Office	45,383,000	45,383,000
Cebu 6th District Engineering Office	34,064,000	34,064,000
Cebu 7th District Engineering Office	50,000,000	50,000,000
Negros Oriental 1st District Engineering Office	66,945,000	66,945,000
Negros Oriental 2nd District Engineering Office	73,474,000	73,474,000
Siquijor District Engineering Office	9,472,000	9,472,000
Region VIII - Eastern Visayas	438,582,000	438,582,000

Eastern Samar District Engineering Office	20,000,000	20,000,000
Leyte 1st District Engineering Office	40,157,000	40,157,000
Leyte 3rd District Engineering Office	110,187,000	110,187,000
Leyte 4th District Engineering Office	75,891,000	75,891,000
Northern Samar 1st District Engineering Office	43,817,000	43,817,000
Northern Samar 2nd District Engineering Office	24,865,000	24,865,000
Samar 1st District Engineering Office	9,908,000	9,908,000
Southern Leyte District Engineering Office	9,000,000	9,000,000
Tacloban City District Engineering Office	104,757,000	104,757,000
Region IX - Zamboanga Peninsula	264,822,000	264,822,000

Isabela City District Engineering Office	27,911,000	27,911,000
Zamboanga City District Engineering Office	65,300,000	65,300,000
Zamboanga del Norte 1st District Engineering Office	58,976,000	58,976,000
Zamboanga del Norte 4th District Engineering Office	112,635,000	112,635,000
Region X - Northern Mindanao	175,091,000	175,091,000

Bukidnon 1st District Engineering Office	25,582,000	25,582,000
Bukidnon 2nd District Engineering Office	99,509,000	99,509,000
Cagayan de Oro City 2nd District Engineering Office	30,000,000	30,000,000
Misamis Occidental 2nd District Engineering Office	20,000,000	20,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	25
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XI - Davao	105,927,000	105,927,000

Davao de Oro 1st District Engineering Office	40,000,000	40,000,000
Davao del Sur District Engineering Office	40,000,000	40,000,000
Davao Occidental District Engineering Office	25,927,000	25,927,000
Region XII - SOCCSKSARGEN	70,330,000	70,330,000

Sarangani District Engineering Office	55,184,000	55,184,000
South Cotabato 1st District Engineering Office	15,146,000	15,146,000
Region XIII - Caraga	212,406,000	212,406,000

Agusan del Sur 1st District Engineering Office	6,747,000	6,747,000
Butuan City District Engineering Office	9,426,000	9,426,000
Dinagat Islands District Engineering Office	18,620,000	18,620,000
Surigao del Norte 1st District Engineering Office	100,000,000	100,000,000
Surigao del Norte 2nd District Engineering Office	37,046,000	37,046,000
Surigao del Sur 1st District Engineering Office	40,567,000	40,567,000
Preventive Maintenance - Tertiary Roads	15,027,383,000	15,027,383,000

Preventive Maintenance - Tertiary Roads	15,027,383,000	15,027,383,000

National Capital Region (NCR)	9,540,941,000	9,540,941,000

Central Office	8,659,171,000	8,659,171,000
Las Piñas - Muntinlupa District Engineering Office	81,457,000	81,457,000
Metro Manila 1st District Engineering Office	45,662,000	45,662,000
Metro Manila 2nd District Engineering Office	85,428,000	85,428,000
Metro Manila 3rd District Engineering Office	7,188,000	7,188,000
North Manila District Engineering Office	308,747,000	308,747,000
Quezon City 1st District Engineering Office	240,213,000	240,213,000
Quezon City 2nd District Engineering Office	41,588,000	41,588,000
South Manila District Engineering Office	71,487,000	71,487,000
Region I - Ilocos	294,624,000	294,624,000

Ilocos Norte 1st District Engineering Office	123,000,000	123,000,000
La Union 1st District Engineering Office	10,000,000	10,000,000
Pangasinan 1st District Engineering Office	27,271,000	27,271,000

26	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Pangasinan 2nd District Engineering Office	34,353,000	34,353,000
Pangasinan 3rd District Engineering Office	100,000,000	100,000,000
Cordillera Administrative Region (CAR)	127,331,000	127,331,000

Abra District Engineering Office	40,000,000	40,000,000
Baguio City District Engineering Office	21,800,000	21,800,000
Ifugao 2nd District Engineering Office	19,531,000	19,531,000
Lower Kalinga District Engineering Office	12,000,000	12,000,000
Upper Kalinga District Engineering Office	34,000,000	34,000,000
Region II - Cagayan Valley	117,574,000	117,574,000

Batanes District Engineering Office	4,706,000	4,706,000
Cagayan 3rd District Engineering Office	12,604,000	12,604,000
Isabela 3rd District Engineering Office	11,395,000	11,395,000
Isabela 4th District Engineering Office	67,684,000	67,684,000
Quirino District Engineering Office	21,185,000	21,185,000
Region III - Central Luzon	720,153,000	720,153,000

Aurora District Engineering Office	59,152,000	59,152,000
Bataan 1st District Engineering Office	15,062,000	15,062,000
Bataan 2nd District Engineering Office	72,500,000	72,500,000
Bulacan 1st District Engineering Office	28,995,000	28,995,000
Bulacan 2nd District Engineering Office	241,181,000	241,181,000
Nueva Ecija 1st District Engineering Office	139,500,000	139,500,000
Nueva Ecija 2nd District Engineering Office	69,500,000	69,500,000
Pampanga 1st District Engineering Office	50,000,000	50,000,000
Pampanga 2nd District Engineering Office	4,263,000	4,263,000
Tarlac District Engineering Office	40,000,000	40,000,000
Region IVA - CALABARZON	1,563,718,000	1,563,718,000

Batangas 2nd District Engineering Office	11,316,000	11,316,000
Batangas 3rd District Engineering Office	66,290,000	66,290,000
Cavite 2nd District Engineering Office	110,000,000	110,000,000
Cavite District Engineering Office	57,326,000	57,326,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	27
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cavite Third District Engineering Office	100,000,000	100,000,000
Laguna 1st District Engineering Office	42,032,000	42,032,000
Laguna 2nd District Engineering Office	15,000,000	15,000,000
Laguna 3rd District Engineering Office	49,552,000	49,552,000
Quezon 1st District Engineering Office	611,582,000	611,582,000
Quezon 3rd District Engineering Office	110,000,000	110,000,000
Quezon 4th District Engineering Office	40,000,000	40,000,000
Rizal 1st District Engineering Office	170,408,000	170,408,000
Rizal 2nd District Engineering Office	180,212,000	180,212,000
Region IVB - MIMAROPA	24,178,000	24,178,000

Mindoro Oriental District Engineering Office	24,178,000	24,178,000
Region V - Bicol	45,985,000	45,985,000

Albay 2nd District Engineering Office	33,998,000	33,998,000
Camarines Sur 3rd District Engineering Office	11,987,000	11,987,000
Region VI - Western Visayas	706,533,000	706,533,000

Bacolod City Engineering Office	44,592,000	44,592,000
Iloilo 2nd District Engineering Office	242,496,000	242,496,000
Iloilo 4th District Engineering Office	210,000,000	210,000,000
Iloilo City District Engineering Office	38,385,000	38,385,000
Negros Occidental 1st District Engineering Office	28,000,000	28,000,000
Negros Occidental 3rd District Engineering Office	120,507,000	120,507,000
Negros Occidental 4th District Engineering Office	22,553,000	22,553,000
Region VII - Central Visayas	405,433,000	405,433,000

Bohol 1st District Engineering Office	12,816,000	12,816,000
Bohol 3rd District Engineering Office	17,000,000	17,000,000
Cebu 1st District Engineering Office	50,000,000	50,000,000
Cebu 4th District Engineering Office	100,000,000	100,000,000
Cebu 5th District Engineering Office	39,070,000	39,070,000
Cebu 6th District Engineering Office	21,500,000	21,500,000
Cebu 7th District Engineering Office	47,000,000	47,000,000

28	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Cebu City District Engineering Office	71,613,000	71,613,000
Negros Oriental 2nd District Engineering Office	43,149,000	43,149,000
Siquijor District Engineering Office	3,285,000	3,285,000
Region VIII - Eastern Visayas	806,592,000	806,592,000

Leyte 1st District Engineering Office	20,306,000	20,306,000
Leyte 2nd District Engineering Office	250,862,000	250,862,000
Leyte 3rd District Engineering Office	174,919,000	174,919,000
Leyte 4th District Engineering Office	43,045,000	43,045,000
Leyte 5th District Engineering Office	37,371,000	37,371,000
Northern Samar 1st District Engineering Office	92,462,000	92,462,000
Northern Samar 2nd District Engineering Office	8,581,000	8,581,000
Samar 1st District Engineering Office	50,700,000	50,700,000
Tacloban City District Engineering Office	128,346,000	128,346,000
Region IX - Zamboanga Peninsula	77,391,000	77,391,000

Zamboanga Sibugay 1st District Engineering Office	40,000,000	40,000,000
Zamboanga Sibugay 2nd District Engineering Office	37,391,000	37,391,000
Region X - Northern Mindanao	244,653,000	244,653,000

Bukidnon 1st District Engineering Office	90,435,000	90,435,000
Bukidnon 2nd District Engineering Office	49,218,000	49,218,000
Misamis Occidental 1st District Engineering Office	65,000,000	65,000,000
Misamis Occidental 2nd District Engineering Office	40,000,000	40,000,000
Region XI - Davao	16,293,000	16,293,000

Davao Occidental District Engineering Office	16,293,000	16,293,000
Region XII - SOCCSKSARGEN	242,098,000	242,098,000

Cotabato 2nd District Engineering Office	142,098,000	142,098,000
South Cotabato 1st District Engineering Office	100,000,000	100,000,000
Region XIII - Caraga	93,886,000	93,886,000

Butuan City District Engineering Office	2,988,000	2,988,000
Surigao del Norte 1st District Engineering Office	47,841,000	47,841,000
Surigao del Norte 2nd District Engineering Office	43,057,000	43,057,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	29
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Primary Roads	11,368,371,000	11,368,371,000

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Primary Roads	11,368,371,000	11,368,371,000

National Capital Region (NCR)	9,398,557,000	9,398,557,000

Central Office	9,241,426,000	9,241,426,000
Metro Manila 2nd District Engineering Office	15,798,000	15,798,000
Quezon City 1st District Engineering Office	125,000,000	125,000,000
Quezon City 2nd District Engineering Office	6,333,000	6,333,000
South Manila District Engineering Office	10,000,000	10,000,000
Region I - Ilocos	80,056,000	80,056,000

Ilocos Norte 1st District Engineering Office	36,000,000	36,000,000
La Union 2nd District Engineering Office	17,017,000	17,017,000
Pangasinan 2nd District Engineering Office	27,039,000	27,039,000
Cordillera Administrative Region (CAR)	6,400,000	6,400,000

Baguio City District Engineering Office	6,400,000	6,400,000
Region III - Central Luzon	542,809,000	542,809,000

Bataan 1st District Engineering Office	1,809,000	1,809,000
Bulacan 3rd District Engineering Office	500,000,000	500,000,000
Nueva Ecija 1st District Engineering Office	41,000,000	41,000,000
Region IVA - CALABARZON	125,204,000	125,204,000

Batangas 2nd District Engineering Office	15,996,000	15,996,000
Cavite Third District Engineering Office	109,208,000	109,208,000

30	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol	90,542,000	90,542,000

Camarines Sur 1st District Engineering Office	90,542,000	90,542,000
Region VI - Western Visayas	45,081,000	45,081,000

Capiz 1st District Engineering Office	18,400,000	18,400,000
Iloilo 4th District Engineering Office	13,650,000	13,650,000
Negros Occidental 1st District Engineering Office	13,031,000	13,031,000
Region VII - Central Visayas	629,942,000	629,942,000

Cebu 2nd District Engineering Office	178,519,000	178,519,000
Cebu 3rd District Engineering Office	32,678,000	32,678,000
Cebu 4th District Engineering Office	160,953,000	160,953,000
Negros Oriental 2nd District Engineering Office	205,000,000	205,000,000
Negros Oriental 3rd District Engineering Office	52,792,000	52,792,000
Region VIII - Eastern Visayas	62,185,000	62,185,000

Leyte 2nd District Engineering Office	59,977,000	59,977,000
Leyte 5th District Engineering Office	2,208,000	2,208,000
Region IX - Zamboanga Peninsula	117,638,000	117,638,000

Zamboanga del Norte 2nd District Engineering Office	117,638,000	117,638,000
Region X - Northern Mindanao	148,353,000	148,353,000

Bukidnon 1st District Engineering Office	40,300,000	40,300,000
Bukidnon 2nd District Engineering Office	4,320,000	4,320,000
Cagayan de Oro City 1st District Engineering Office	30,000,000	30,000,000
Iligan City District Engineering Office	17,223,000	17,223,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	31
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Lanao del Norte 2nd District Engineering Office	16,510,000	16,510,000
Misamis Occidental 2nd District Engineering Office	40,000,000	40,000,000
Region XI - Davao	53,700,000	53,700,000

Davao City 2nd District Engineering Office	53,700,000	53,700,000
Region XIII - Caraga	67,904,000	67,904,000

Agusan del Norte District Engineering Office	21,791,000	21,791,000
Agusan del Sur 2nd District Engineering Office	46,113,000	46,113,000
Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Secondary Roads	10,008,665,000	10,008,665,000

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Secondary Roads	10,008,665,000	10,008,665,000

National Capital Region (NCR)	6,096,498,000	6,096,498,000

Central Office	5,506,685,000	5,506,685,000
Malabon-Navotas District Engineering Office	100,000,000	100,000,000
Metro Manila 3rd District Engineering Office	24,533,000	24,533,000
North Manila District Engineering Office	10,000,000	10,000,000
Quezon City 1st District Engineering Office	400,000,000	400,000,000
South Manila District Engineering Office	55,280,000	55,280,000
Region I - Ilocos	87,288,000	87,288,000

Ilocos Sur 2nd District Engineering Office	16,096,000	16,096,000
La Union 1st District Engineering Office	55,994,000	55,994,000
La Union 2nd District Engineering Office	1,695,000	1,695,000
Pangasinan 2nd District Engineering Office	13,503,000	13,503,000

32	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Cordillera Administrative Region (CAR)	33,482,000	33,482,000

Abra District Engineering Office	6,040,000	6,040,000
Ifugao 2nd District Engineering Office	19,448,000	19,448,000
Lower Kalinga District Engineering Office	7,994,000	7,994,000
Region II - Cagayan Valley	60,834,000	60,834,000

Nueva Vizcaya District Engineering Office	27,831,000	27,831,000
Quirino District Engineering Office	33,003,000	33,003,000
Region III - Central Luzon	319,797,000	319,797,000

Bataan 1st District Engineering Office	16,585,000	16,585,000
Bulacan 1st District Engineering Office	134,259,000	134,259,000
Nueva Ecija 1st District Engineering Office	84,000,000	84,000,000
Tarlac District Engineering Office	11,000,000	11,000,000
Zambales 1st District Engineering Office	29,960,000	29,960,000
Zambales 2nd District Engineering Office	43,993,000	43,993,000
Region IVA - CALABARZON	333,571,000	333,571,000

Batangas 2nd District Engineering Office	45,534,000	45,534,000
Batangas 3rd District Engineering Office	70,180,000	70,180,000
Cavite District Engineering Office	23,197,000	23,197,000
Cavite 2nd District Engineering Office	60,960,000	60,960,000
Cavite Third District Engineering Office	10,748,000	10,748,000
Quezon 1st District Engineering Office	52,024,000	52,024,000
Quezon 3rd District Engineering Office	45,682,000	45,682,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	33
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Quezon 4th District Engineering Office	10,246,000	10,246,000
Rizal 2nd District Engineering Office	15,000,000	15,000,000
Region IVB - MIMAROPA	415,260,000	415,260,000

Marinduque District Engineering Office	92,648,000	92,648,000
Mindoro Occidental District Engineering Office	18,877,000	18,877,000
Palawan 1st District Engineering Office	21,035,000	21,035,000
Palawan 2nd District Engineering Office	60,765,000	60,765,000
Romblon District Engineering Office	221,935,000	221,935,000
Region V - Bicol	510,716,000	510,716,000

Albay 2nd District Engineering Office	41,046,000	41,046,000
Albay 3rd District Engineering Office	14,930,000	14,930,000
Camarines Sur 4th District Engineering Office	82,323,000	82,323,000
Camarines Sur 5th District Engineering Office	11,805,000	11,805,000
Catanduanes District Engineering Office	57,952,000	57,952,000
Masbate 1st District Engineering Office	84,242,000	84,242,000
Masbate 2nd District Engineering Office	91,731,000	91,731,000
Masbate 3rd District Engineering Office	126,687,000	126,687,000
Region VI - Western Visayas	390,114,000	390,114,000

Aklan District Engineering Office	81,108,000	81,108,000
Antique District Engineering Office	30,000,000	30,000,000
Capiz 1st District Engineering Office	52,200,000	52,200,000
Guimaras District Engineering Office	5,300,000	5,300,000
Iloilo 1st District Engineering Office	6,750,000	6,750,000
Iloilo 3rd District Engineering Office	124,896,000	124,896,000
Negros Occidental 1st District Engineering Office	43,107,000	43,107,000
Negros Occidental 4th District Engineering Office	46,753,000	46,753,000

34	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas	588,405,000	588,405,000

Bohol 1st District Engineering Office	62,473,000	62,473,000
Bohol 3rd District Engineering Office	109,583,000	109,583,000
Cebu 2nd District Engineering Office	13,133,000	13,133,000
Cebu 3rd District Engineering Office	77,488,000	77,488,000
Negros Oriental 3rd District Engineering Office	78,286,000	78,286,000
Siquijor District Engineering Office	247,442,000	247,442,000
Region VIII - Eastern Visayas	651,107,000	651,107,000

Biliran District Engineering Office	50,000,000	50,000,000
Eastern Samar District Engineering Office	17,978,000	17,978,000
Leyte 2nd District Engineering Office	20,000,000	20,000,000
Northern Samar 2nd District Engineering Office	4,787,000	4,787,000
Samar 2nd District Engineering Office	543,342,000	543,342,000
Tacloban City District Engineering Office	15,000,000	15,000,000
Region IX - Zamboanga Peninsula	19,617,000	19,617,000

Zamboanga City District Engineering Office	2,817,000	2,817,000
Zamboanga del Norte 1st District Engineering Office	16,800,000	16,800,000
Region X - Northern Mindanao	108,779,000	108,779,000

Bukidnon 1st District Engineering Office	11,330,000	11,330,000
Cagayan de Oro City 1st District Engineering Office	76,500,000	76,500,000
Cagayan de Oro City 2nd District Engineering Office	13,003,000	13,003,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	35
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Camiguin District Engineering Office	1,419,000	1,419,000
Iligan City District Engineering Office	3,177,000	3,177,000
Misamis Occidental 2nd District Engineering Office	3,350,000	3,350,000
Region XI - Davao	121,007,000	121,007,000

Engineering Office	121,007,000	121,007,000
Region XII - SOCCSKSARGEN	44,208,000	44,208,000

Sarangani District Engineering Office	44,208,000	44,208,000
Region XIII - Caraga	227,982,000	227,982,000

Agusan del Sur 1st District Engineering Office	69,123,000	69,123,000
Agusan del Sur 2nd District Engineering Office	158,859,000	158,859,000
Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Tertiary Roads	6,676,367,000	6,676,367,000

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Tertiary Roads	6,676,367,000	6,676,367,000

National Capital Region (NCR)	3,698,687,000	3,698,687,000

Central Office	3,528,956,000	3,528,956,000
Malabon-Navotas District Engineering Office	17,752,000	17,752,000
Metro Manila 2nd District Engineering Office	20,764,000	20,764,000
Metro Manila 3rd District Engineering Office	77,215,000	77,215,000
North Manila District Engineering Office	9,000,000	9,000,000
Quezon City 1st District Engineering Office	25,000,000	25,000,000
South Manila District Engineering Office	20,000,000	20,000,000
Region I – Ilocos	157,510,000	157,510,000

Ilocos Norte 1st District Engineering Office	41,500,000	41,500,000

36	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Ilocos Sur 2nd District Engineering Office	100,377,000	100,377,000
La Union 1st District Engineering Office	5,390,000	5,390,000
La Union 2nd District Engineering Office	10,243,000	10,243,000
Cordillera Administrative Region (CAR)	82,471,000	82,471,000

Lower Kalinga District Engineering Office	10,455,000	10,455,000
Mountain Province 2nd District Engineering Office	72,016,000	72,016,000
Region II - Cagayan Valley	394,656,000	394,656,000

Cagayan 1st District Engineering Office	35,413,000	35,413,000
Cagayan 2nd District Engineering Office	56,494,000	56,494,000
Cagayan 3rd District Engineering Office	46,415,000	46,415,000
Isabela 1st District Engineering Office	81,800,000	81,800,000
Nueva Vizcaya 2nd District Engineering Office	32,028,000	32,028,000
Nueva Vizcaya District Engineering Office	142,506,000	142,506,000
Region III - Central Luzon	1,039,565,000	1,039,565,000

Bataan 1st District Engineering Office	31,433,000	31,433,000
Bataan 2nd District Engineering Office	30,000,000	30,000,000
Bulacan 1st District Engineering Office	140,482,000	140,482,000
Bulacan 2nd District Engineering Office	171,716,000	171,716,000
Nueva Ecija 1st District Engineering Office	173,102,000	173,102,000
Nueva Ecija 2nd District Engineering Office	100,857,000	100,857,000
Pampanga 1st District Engineering Office	285,815,000	285,815,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	37
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tarlac 2nd District Engineering Office	8,996,000	8,996,000
Tarlac District Engineering Office	97,164,000	97,164,000
Region IVA - CALABARZON	162,107,000	162,107,000

Batangas 3rd District Engineering Office	16,771,000	16,771,000
Cavite 2nd District Engineering Office	20,000,000	20,000,000
Cavite District Engineering Office	8,924,000	8,924,000
Quezon 1st District Engineering Office	40,000,000	40,000,000
Quezon 4th District Engineering Office	6,790,000	6,790,000
Rizal 1st District Engineering Office	20,022,000	20,022,000
Rizal 2nd District Engineering Office	49,600,000	49,600,000
Region IVB - MIMAROPA	85,158,000	85,158,000

Marinduque District Engineering Office	10,404,000	10,404,000
Mindoro Occidental District Engineering Office	51,354,000	51,354,000
Romblon District Engineering Office	23,400,000	23,400,000
Region V - Bicol	259,841,000	259,841,000

Camarines Sur 2nd District Engineering Office	31,009,000	31,009,000
Camarines Sur 3rd District Engineering Office	90,618,000	90,618,000
Camarines Sur 4th District Engineering Office	26,000,000	26,000,000
Camarines Sur 5th District Engineering Office	84,126,000	84,126,000
Masbate 1st District Engineering Office	11,758,000	11,758,000
Masbate 2nd District Engineering Office	16,330,000	16,330,000

38	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VI - Western Visayas	104,084,000	104,084,000

Iloilo 1st District Engineering Office	68,184,000	68,184,000
Iloilo 4th District Engineering Office	28,000,000	28,000,000
Negros Occidental 2nd District Engineering Office	7,900,000	7,900,000
Region VII - Central Visayas	132,622,000	132,622,000

Bohol 1st District Engineering Office	80,000,000	80,000,000
Cebu 3rd District Engineering Office	1,714,000	1,714,000
Cebu City District Engineering Office	36,126,000	36,126,000
Siquijor District Engineering Office	14,782,000	14,782,000
Region VIII - Eastern Visayas	284,835,000	284,835,000

Leyte 1st District Engineering Office	5,000,000	5,000,000
Leyte 2nd District Engineering Office	67,832,000	67,832,000
Leyte 4th District Engineering Office	40,832,000	40,832,000
Northern Samar 1st District Engineering Office	44,725,000	44,725,000
Samar 2nd District Engineering Office	65,000,000	65,000,000
Tacloban City District Engineering Office	61,446,000	61,446,000
Region IX - Zamboanga Peninsula	44,800,000	44,800,000

Zamboanga del Norte 2nd District Engineering Office	44,800,000	44,800,000
Region X - Northern Mindanao	100,153,000	100,153,000

Bukidnon 1st District Engineering Office	91,153,000	91,153,000
Cagayan de Oro City 1st District Engineering Office	9,000,000	9,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	39
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XI - Davao	42,624,000	42,624,000

Davao Occidental District Engineering Office	42,624,000	42,624,000
Region XIII - Caraga	87,254,000	87,254,000

Agusan del Norte District Engineering Office	8,069,000	8,069,000
Agusan del Sur 1st District Engineering Office	67,200,000	67,200,000
Agusan del Sur 2nd District Engineering Office	11,985,000	11,985,000
Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Primary Roads	3,976,700,000	3,976,700,000

Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Primary Roads	3,976,700,000	3,976,700,000

National Capital Region (NCR)	3,067,528,000	3,067,528,000

Central Office	3,067,528,000	3,067,528,000
Region I - Ilocos	27,047,000	27,047,000

La Union 2nd District Engineering Office	27,047,000	27,047,000
Cordillera Administrative Region (CAR)	47,516,000	47,516,000

Baguio City District Engineering Office	44,376,000	44,376,000
Benguet 1st District Engineering Office	3,140,000	3,140,000
Region III - Central Luzon	20,000,000	20,000,000

Zambales 2nd District Engineering Office	20,000,000	20,000,000
Region IVA - CALABARZON	35,000,000	35,000,000

Quezon 4th District Engineering Office	35,000,000	35,000,000
Region VI - Western Visayas	30,000,000	30,000,000

Negros Occidental 1st District Engineering Office	30,000,000	30,000,000
Region VII - Central Visayas	111,769,000	111,769,000

Cebu 2nd District Engineering Office	105,769,000	105,769,000
Cebu 3rd District Engineering Office	6,000,000	6,000,000

40	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas	150,065,000	150,065,000

Leyte 2nd District Engineering Office	18,900,000	18,900,000
Leyte 4th District Engineering Office	18,000,000	18,000,000
Leyte 5th District Engineering Office	113,165,000	113,165,000
Region IX - Zamboanga Peninsula	7,140,000	7,140,000

Zamboanga del Norte 1st District Engineering Office	7,140,000	7,140,000
Region X - Northern Mindanao	236,879,000	236,879,000

Bukidnon 3rd District Engineering Office	5,530,000	5,530,000
Iligan City District Engineering Office	50,000,000	50,000,000
Lanao del Norte 1st District Engineering Office	28,635,000	28,635,000
Lanao del Norte 2nd District Engineering Office	57,714,000	57,714,000
Misamis Occidental 2nd District Engineering Office	25,000,000	25,000,000
Misamis Occidental District Engineering Office	70,000,000	70,000,000
Region XI - Davao	68,530,000	68,530,000

Davao City 2nd District Engineering Office	28,740,000	28,740,000
Davao Oriental 2nd District Engineering Office	39,790,000	39,790,000
Region XII - SOCCSKSARGEN	94,912,000	94,912,000

Cotabato 1st District Engineering Office	94,912,000	94,912,000
Region XIII - Caraga	80,314,000	80,314,000

Agusan del Sur 2nd District Engineering Office	40,330,000	40,330,000
Surigao del Sur 2nd District Engineering Office	39,984,000	39,984,000
Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Secondary Roads	14,934,467,000	14,934,467,000

Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Secondary Roads	14,934,467,000	14,934,467,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	41
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	10,649,873,000	10,649,873,000

Central Office	10,649,873,000	10,649,873,000
Region I - Ilocos	11,710,000	11,710,000

La Union 2nd District Engineering Office	11,710,000	11,710,000
Cordillera Administrative Region (CAR)	714,077,000	714,077,000

Abra District Engineering Office	88,490,000	88,490,000
Apayao 1st District Engineering Office	46,200,000	46,200,000
Apayao 2nd District Engineering Office	95,950,000	95,950,000
Baguio City District Engineering Office	30,000,000	30,000,000
Benguet 1st District Engineering Office	186,700,000	186,700,000
Benguet 2nd District Engineering Office	9,660,000	9,660,000
Ifugao 1st District Engineering Office	7,000,000	7,000,000
Ifugao 2nd District Engineering Office	118,780,000	118,780,000
Lower Kalinga District Engineering Office	38,000,000	38,000,000
Mountain Province First District Engineering Office	43,297,000	43,297,000
Upper Kalinga District Engineering Office	50,000,000	50,000,000
Region II - Cagayan Valley	15,500,000	15,500,000

Quirino District Engineering Office	15,500,000	15,500,000
Region III - Central Luzon	154,078,000	154,078,000

Aurora District Engineering Office	25,778,000	25,778,000
Bataan 1st District Engineering Office	14,000,000	14,000,000
Bulacan 1st District Engineering Office	20,000,000	20,000,000
Nueva Ecija 2nd District Engineering Office	94,300,000	94,300,000
Region IVA - CALABARZON	280,521,000	280,521,000

Batangas 1st District Engineering Office	50,000,000	50,000,000
Cavite 2nd District Engineering Office	89,600,000	89,600,000

42	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Laguna 1st District Engineering Office	32,660,000	32,660,000
Quezon 1st District Engineering Office	33,000,000	33,000,000
Quezon 3rd District Engineering Office	75,261,000	75,261,000
Region IVB - MIMAROPA	348,150,000	348,150,000

Mindoro Occidental District Engineering Office	25,000,000	25,000,000
Palawan 2nd District Engineering Office	162,550,000	162,550,000
Palawan 3rd District Engineering Office	10,000,000	10,000,000
Romblon District Engineering Office	150,600,000	150,600,000
Region V - Bicol	169,248,000	169,248,000

Albay 3rd District Engineering Office	46,267,000	46,267,000
Camarines Sur 4th District Engineering Office	35,181,000	35,181,000
Catanduanes District Engineering Office	57,800,000	57,800,000
Masbate 1st District Engineering Office	30,000,000	30,000,000
Region VI - Western Visayas	338,654,000	338,654,000

Aklan District Engineering Office	167,500,000	167,500,000
Antique District Engineering Office	46,044,000	46,044,000
Capiz 1st District Engineering Office	7,000,000	7,000,000
Iloilo 2nd District Engineering Office	2,500,000	2,500,000
Iloilo 3rd District Engineering Office	65,610,000	65,610,000
Negros Occidental 1st District Engineering Office	50,000,000	50,000,000
Region VII - Central Visayas	211,722,000	211,722,000

Bohol 1st District Engineering Office	3,000,000	3,000,000
Bohol 2nd District Engineering Office	39,119,000	39,119,000
Cebu 3rd District Engineering Office	8,500,000	8,500,000
Cebu 5th District Engineering Office	60,000,000	60,000,000
Cebu City DistrictEngineering Office	71,103,000	71,103,000
Negros Oriental 3rd District Engineering Office	30,000,000	30,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	43
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region VIII - Eastern Visayas	858,745,000	858,745,000

Biliran District Engineering Office	145,000,000	145,000,000
Eastern Samar District Engineering Office	31,527,000	31,527,000
Leyte 3rd District Engineering Office	150,000,000	150,000,000
Leyte 4th District Engineering Office	3,000,000	3,000,000
Leyte 5th District Engineering Office	25,000,000	25,000,000
Northern Samar 2nd District Engineering Office	50,000,000	50,000,000
Samar 1st District Engineering Office	252,681,000	252,681,000
Samar 2nd District Engineering Office	50,000,000	50,000,000
Southern Leyte District Engineering Office	151,537,000	151,537,000
Region IX - Zamboanga Peninsula	207,665,000	207,665,000

Zamboanga del Norte 1st District Engineering Office	16,320,000	16,320,000
Zamboanga del Norte 2nd District Engineering Office	54,700,000	54,700,000
Zamboanga del Norte 4th District Engineering Office	136,645,000	136,645,000
Region X - Northern Mindanao	283,588,000	283,588,000

Bukidnon 1st District Engineering Office	70,600,000	70,600,000
Bukidnon 2nd District Engineering Office	30,000,000	30,000,000
Bukidnon 3rd District Engineering Office	36,500,000	36,500,000
Cagayan de Oro City 1st District Engineering Office	45,000,000	45,000,000
Camiguin District Engineering Office	30,000,000	30,000,000
Iligan Cty District Engineering Office	25,000,000	25,000,000
Misamis Oriental 2nd District Engineering Office	46,488,000	46,488,000
Region XI - Davao	248,796,000	248,796,000

Davao Occidental District Engineering Office	44,739,000	44,739,000
Davao Oriental 1st District Engineering Office	190,828,000	190,828,000
Davao Oriental 2nd District Engineering Office	13,229,000	13,229,000

44	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XII - SOCCSKSARGEN	206,745,000	206,745,000

Cotabato 1st District Engineering Office	35,040,000	35,040,000
Cotabato 2nd District Engineering Office	166,245,000	166,245,000
Sultan Kudarat 2nd District Engineering Office	5,460,000	5,460,000
Region XIII - Caraga	235,395,000	235,395,000

Agusan del Sur 2nd District Engineering Office	17,010,000	17,010,000
Dinagat Islands District Engineering Office	172,855,000	172,855,000
Surigao del Sur 2nd District Engineering Office	45,530,000	45,530,000
Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Tertiary Roads	8,467,539,000	8,467,539,000

Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Tertiary Roads	8,467,539,000	8,467,539,000

National Capital Region (NCR)	5,440,519,000	5,440,519,000

Central Office	5,440,519,000	5,440,519,000
Region I - Ilocos	161,662,000	161,662,000

La Union 1st District Engineering Office	111,662,000	111,662,000
Pangasinan 1st District Engineering Office	50,000,000	50,000,000
Cordillera Administrative Region (CAR)	767,156,000	767,156,000

Abra District Engineering Office	14,783,000	14,783,000
Apayao 1st District Engineering Office	69,600,000	69,600,000
Apayao 2nd District Engineering Office	225,355,000	225,355,000
Baguio City District Engineering Office	143,800,000	143,800,000
Benguet 1st District Engineering Office	42,800,000	42,800,000
Benguet 2nd District Engineering Office	57,080,000	57,080,000
Ifugao 1st District Engineering Office	65,381,000	65,381,000
Ifugao 2nd District Engineering Office	3,367,000	3,367,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	45
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Lower Kalinga District Engineering Office	66,150,000	66,150,000
Mountain Province 2nd District Engineering Office	69,840,000	69,840,000
Upper Kalinga District Engineering Office	9,000,000	9,000,000
Region II - Cagayan Valley	365,118,000	365,118,000

Batanes District Engineering Office	58,319,000	58,319,000
Cagayan 1st District Engineering Office	120,510,000	120,510,000
Isabela 1st District Engineering Office	45,819,000	45,819,000
Isabela 3rd District Engineering Office	3,000,000	3,000,000
Isabela 4th District Engineering Office	46,200,000	46,200,000
Nueva Vizcaya 2nd District Engineering Office	27,340,000	27,340,000
Nueva Vizcaya District Engineering Office	45,000,000	45,000,000
Quirino District Engineering Office	18,930,000	18,930,000
Region III - Central Luzon	14,477,000	14,477,000

Aurora District Engineering Office	11,977,000	11,977,000
Bataan 2nd District Engineering Office	2,500,000	2,500,000
Region IVA - CALABARZON	473,665,000	473,665,000

Cavite 2nd District Engineering Office	303,800,000	303,800,000
Laguna 1st District Engineering Office	15,000,000	15,000,000
Laguna 3rd District Engineering Office	97,865,000	97,865,000
Quezon 1st District Engineering Office	31,000,000	31,000,000
Quezon 3rd District Engineering Office	16,000,000	16,000,000
Rizal 2nd District Engineering Office	10,000,000	10,000,000
Region IVB - MIMAROPA	109,700,000	109,700,000

Palawan 2nd District Engineering Office	49,700,000	49,700,000
Palawan 3rd District Engineering Office	10,000,000	10,000,000
Romblon District Engineering Office	50,000,000	50,000,000
Region V - Bicol	139,140,000	139,140,000

Albay 1st District Engineering Office	69,140,000	69,140,000

46	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Camarines Sur 5th District Engineering Office	70,000,000	70,000,000
Region VI - Western Visayas	327,560,000	327,560,000

Antique District Engineering Office	78,290,000	78,290,000
Capiz 2nd District Engineering Office	74,090,000	74,090,000
Iloilo 2nd District Engineering Office	47,200,000	47,200,000
Iloilo 3rd District Engineering Office	68,480,000	68,480,000
Iloilo 4th District Engineering Office	44,000,000	44,000,000
Negros Occidental 4th District District Engineering Office	15,500,000	15,500,000
Region VII - Central Visayas	146,552,000	146,552,000

Bohol 1st District Engineering Office	18,952,000	18,952,000
Cebu 2nd District Engineering Office	32,600,000	32,600,000
Cebu 4th District Engineering Office	95,000,000	95,000,000
Region VIII - Eastern Visayas	205,949,000	205,949,000

Leyte 1st District Engineering Office	50,000,000	50,000,000
Leyte 3rd District Engineering Office	70,000,000	70,000,000
Leyte 4th District Engineering Office	31,320,000	31,320,000
Northern Samar 2nd District Engineering Office	15,000,000	15,000,000
Samar 2nd District Engineering Office	39,629,000	39,629,000
Region IX - Zamboanga Peninsula	38,585,000	38,585,000

Zamboanga del Norte 1st District Engineering Office	8,585,000	8,585,000
Zamboanga del Sur 2nd District Engineering Office	30,000,000	30,000,000
Region X - Northern Mindanao	103,572,000	103,572,000

Bukidnon 1st District Engineering Office	39,180,000	39,180,000
Bukidnon 3rd District Engineering Office	19,280,000	19,280,000
Cagayan de Oro City 1st District Engineering Office	27,000,000	27,000,000
Lanao del Norte 2nd District Engineering Office	18,112,000	18,112,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	47
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XI - Davao	42,400,000	42,400,000

Davao del Sur District Engineering Office	35,000,000	35,000,000
Davao Oriental 2nd District Engineering Office	7,400,000	7,400,000
Region XII - SOCCSKSARGEN	86,484,000	86,484,000

Cotabato 1st District Engineering Office	33,120,000	33,120,000
South Cotabato 2nd District Engineering Office	53,364,000	53,364,000
Region XIII - Caraga	45,000,000	45,000,000

Butuan City District Engineering Office	45,000,000	45,000,000
Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Primary Roads	2,673,838,000	2,673,838,000

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Primary Roads	2,673,838,000	2,673,838,000

National Capital Region (NCR)	1,628,356,000	1,628,356,000

Central Office	1,628,356,000	1,628,356,000
Region I - Ilocos	93,089,000	93,089,000

Ilocos Norte 1st District Engineering Office	50,000,000	50,000,000
Ilocos Sur 2nd District Engineering Office	32,298,000	32,298,000
Pangasinan 2nd District Engineering Office	10,791,000	10,791,000
Cordillera Administrative Region (CAR)	13,000,000	13,000,000

Baguio City District Engineering Office	13,000,000	13,000,000
Region II - Cagayan Valley	75,000,000	75,000,000

Cagayan 3rd District Engineering Office	75,000,000	75,000,000
Region III - Central Luzon	92,476,000	92,476,000

Pampanga 3rd District Engineering Office	7,632,000	7,632,000
Tarlac 2nd District Engineering Office	42,844,000	42,844,000
Tarlac District Engineering Office	42,000,000	42,000,000
Region IVA - CALABARZON	178,751,000	178,751,000

Cavite District Engineering Office	56,966,000	56,966,000

48	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Cavite 3rd District Engineering Office	13,000,000	13,000,000
Laguna 1st District Engineering Office	25,000,000	25,000,000
Laguna 2nd District Engineering Office	63,785,000	63,785,000
Rizal 1st District Engineering Office	20,000,000	20,000,000
Region VI - Western Visayas	82,865,000	82,865,000

Capiz 1st District Engineering Office	5,400,000	5,400,000
Iloilo 4th District Engineering Office	29,000,000	29,000,000
Negros Occidental 1st District Engineering Office	19,542,000	19,542,000
Negros Occidental 4th District Engineering Office	28,923,000	28,923,000
Region VII - Central Visayas	175,926,000	175,926,000

Cebu 2nd District Engineering Office	69,731,000	69,731,000
Cebu 6th District Engineering Office	55,039,000	55,039,000
Negros Oriental 1st District Engineering Office	18,156,000	18,156,000
Negros Oriental 3rd District Engineering Office	33,000,000	33,000,000
Region VIII - Eastern Visayas	25,000,000	25,000,000

Leyte 1st District Engineering Office	25,000,000	25,000,000
Region IX - Zamboanga Peninsula	4,660,000	4,660,000

Zamboanga del Norte 1st District Engineering Office	4,660,000	4,660,000
Region X - Northern Mindanao	272,710,000	272,710,000

Bukidnon 1st District Engineering Office	42,809,000	42,809,000
Bukidnon 2nd District Engineering Office	67,875,000	67,875,000
Cagayan de Oro City 1st District Engineering Office	15,504,000	15,504,000
Cagayan de Oro City 2nd District Engineering Office	39,972,000	39,972,000
Iligan City District Engineering Office	20,000,000	20,000,000
Lanao del Norte 2nd District Engineering Office	40,716,000	40,716,000
Misamis Occidental 2nd District Engineering Office	25,075,000	25,075,000
Misamis Oriental 1st District Engineering Office	10,000,000	10,000,000
Misamis Oriental 2nd District Engineering Office	10,759,000	10,759,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	49
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XII - SOCCSKSARGEN	32,005,000	32,005,000

Cotabato 2nd District Engineering Office	6,000,000	6,000,000
Sultan Kudarat 1st District Engineering Office	26,005,000	26,005,000
Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Secondary Roads	3,607,191,000	3,607,191,000

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Secondary Roads	3,607,191,000	3,607,191,000

National Capital Region (NCR)	1,544,095,000	1,544,095,000

Central Office	1,474,095,000	1,474,095,000
Malabon-Navotas District Engineering Office	40,000,000	40,000,000
Metro Manila 3rd District Engineering Office	30,000,000	30,000,000
Region I - Ilocos	68,527,000	68,527,000

Pangasinan 1st District Engineering Office	37,798,000	37,798,000
Pangasinan 2nd District Engineering Office	27,400,000	27,400,000
Pangasinan 4th District Engineering Office	3,329,000	3,329,000
Cordillera Administrative Region (CAR)	161,772,000	161,772,000

Apayao 1st District Engineering Office	4,965,000	4,965,000
Benguet 1st District Engineering Office	1,420,000	1,420,000
Benguet 2nd District Engineering Office	16,262,000	16,262,000
Ifugao 1st District Engineering Office	3,500,000	3,500,000
Ifugao 2nd District Engineering Office	44,233,000	44,233,000
Lower Kalinga District Engineering Office	10,501,000	10,501,000
Mountain Province First District Engineering Office	80,891,000	80,891,000

50	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region III - Central Luzon	191,731,000	191,731,000

Aurora District Engineering Office	7,275,000	7,275,000
Bataan 1st District Engineering Office	23,796,000	23,796,000
Bataan 2nd District Engineering Office	1,000,000	1,000,000
Bulacan 1st District Engineering Office	48,660,000	48,660,000
Nueva Ecija 1st District Engineering Office	23,000,000	23,000,000
Nueva Ecija 2nd District Engineering Office	53,000,000	53,000,000
Zambales 2nd District Engineering Office	35,000,000	35,000,000
Region IVA - CALABARZON	490,970,000	490,970,000

Batangas 1st District Engineering Office	79,000,000	79,000,000
Batangas 2nd District Engineering Office	58,045,000	58,045,000
Batangas 4th District Engineering Office	47,300,000	47,300,000
Cavite 2nd District Engineering Office	38,800,000	38,800,000
Cavite District Engineering Office	95,945,000	95,945,000
Laguna 1st District Engineering Office	3,000,000	3,000,000
Quezon 3rd District Engineering Office	40,000,000	40,000,000
Rizal 1st District Engineering Office	113,880,000	113,880,000
Rizal 2nd District Engineering Office	15,000,000	15,000,000
Region IVB - MIMAROPA	190,081,000	190,081,000

Marinduque District Engineering Office	35,000,000	35,000,000
Palawan 1st District Engineering Office	20,000,000	20,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	51
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Romblon District Engineering Office	107,761,000	107,761,000
Southern Mindoro District Engineering Office	27,320,000	27,320,000
Region V - Bicol	56,500,000	56,500,000

Albay 2nd District Engineering Office	31,500,000	31,500,000
Camarines Sur 4th District Engineering Office	10,000,000	10,000,000
Masbate 3rd District Engineering Office	15,000,000	15,000,000
Region VI - Western Visayas	173,292,000	173,292,000

Guimaras District Engineering Office	36,000,000	36,000,000
Iloilo 1st District Engineering Office	27,487,000	27,487,000
Iloilo 2nd District Engineering Office	43,205,000	43,205,000
Iloilo 3rd District Engineering Office	6,600,000	6,600,000
Iloilo City District Engineering Office	50,000,000	50,000,000
Negros Occidental 1st District Engineering Office	10,000,000	10,000,000
Region VII - Central Visayas	226,158,000	226,158,000

Bohol 1st District Engineering Office	36,303,000	36,303,000
Bohol 3rd District Engineering Office	60,855,000	60,855,000
Cebu 2nd District Engineering Office	17,557,000	17,557,000
Cebu 3rd District Engineering Office	49,999,000	49,999,000
Cebu 6th District Engineering Office	56,444,000	56,444,000
Negros Oriental 3rd District Engineering Office	5,000,000	5,000,000

52	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas	181,209,000	181,209,000

Biliran District Engineering Office	110,000,000	110,000,000
Eastern Samar District Engineering Office	5,000,000	5,000,000
Leyte 5th District Engineering Office	12,000,000	12,000,000
Northern Samar 1st District Engineering Office	5,141,000	5,141,000
Northern Samar 2nd District Engineering Office	42,500,000	42,500,000
Tacloban City District Engineering Office	6,568,000	6,568,000
Region IX - Zamboanga Peninsula	19,000,000	19,000,000

Zamboanga City District Engineering Office	16,000,000	16,000,000
Zamboanga del Norte 1st District Engineering Office	3,000,000	3,000,000
Region X - Northern Mindanao	120,799,000	120,799,000

Bukidnon 2nd District Engineering Office	30,799,000	30,799,000
Cagayan de Oro City 2nd District Engineering Office	70,000,000	70,000,000
Camiguin District Engineering Office	20,000,000	20,000,000
Region XI - Davao	26,293,000	26,293,000

Davao Oriental 1st District Engineering Office	26,293,000	26,293,000
Region XII - SOCCSKSARGEN	112,550,000	112,550,000

Sarangani District Engineering Office	39,960,000	39,960,000
South Cotabato 1st District Engineering Office	25,440,000	25,440,000
Sultan Kudarat 2nd District Engineering Office	47,150,000	47,150,000
Region XIII - Caraga	44,214,000	44,214,000

Surigao del Sur 1st District Engineering Office	44,214,000	44,214,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	53
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Tertiary Roads	1,776,563,000	1,776,563,000

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Tertiary Roads	1,776,563,000	1,776,563,000

National Capital Region (NCR)	525,588,000	525,588,000

Central Office	420,588,000	420,588,000
Malabon-Navotas District Engineering Office	105,000,000	105,000,000
Region I - Ilocos	132,760,000	132,760,000

Ilocos Norte 1st District Engineering Office	50,000,000	50,000,000
Ilocos Sur 1st District Engineering Office	5,500,000	5,500,000
La Union 1st District Engineering Office	47,800,000	47,800,000
Pangasinan 3rd District Engineering Office	29,460,000	29,460,000
Cordillera Administrative Region (CAR)	173,053,000	173,053,000

Abra District Engineering Office	21,500,000	21,500,000
Apayao 1st District Engineering Office	5,316,000	5,316,000
Benguet 2nd District Engineering Office	5,973,000	5,973,000
Ifugao 1st District Engineering Office	38,270,000	38,270,000
Ifugao 2nd District Engineering Office	49,863,000	49,863,000
Lower Kalinga District Engineering Office	48,626,000	48,626,000
Mountain Province First District Engineering Office	3,505,000	3,505,000
Region II - Cagayan Valley	99,104,000	99,104,000

Batanes District Engineering Office	46,530,000	46,530,000
Isabela 3rd District Engineering Office	2,700,000	2,700,000
Isabela 4th District Engineering Office	49,874,000	49,874,000

54	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region III - Central Luzon	247,197,000	247,197,000

Bataan 1st District Engineering Office	26,943,000	26,943,000
Bataan 2nd District Engineering Office	10,000,000	10,000,000
Bulacan 1st District Engineering Office	103,299,000	103,299,000
Bulacan 2nd District Engineering Office	13,714,000	13,714,000
Nueva Ecija 2nd District Engineering Office	15,001,000	15,001,000
Pampanga 1st District Engineering Office	51,312,000	51,312,000
Tarlac 2nd District Engineering Office	26,928,000	26,928,000
Region IVA - CALABARZON	138,989,000	138,989,000

Batangas 4th District Engineering Office	17,200,000	17,200,000
Cavite 2nd District Engineering Office	10,000,000	10,000,000
Laguna 2nd District Engineering Office	40,000,000	40,000,000
Quezon 3rd District Engineering Office	20,000,000	20,000,000
Quezon 4th District Engineering Office	14,346,000	14,346,000
Rizal 1st District Engineering Office	10,000,000	10,000,000
Rizal 2nd District Engineering Office	27,443,000	27,443,000
Region V - Bicol	76,888,000	76,888,000

Albay 2nd District Engineering Office	16,388,000	16,388,000
Camarines Sur 4th District Engineering Office	35,000,000	35,000,000
Catanduanes District Engineering Office	25,500,000	25,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	55
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region VI - Western Visayas	78,936,000	78,936,000

Iloilo 2nd District Engineering Office	65,000,000	65,000,000
Iloilo 3rd District Engineering Office	3,936,000	3,936,000
Negros Occidental 1st District Engineering Office	10,000,000	10,000,000
Region VII - Central Visayas	23,824,000	23,824,000

Cebu 6th District Engineering Office	15,000,000	15,000,000
Negros Oriental 1st District Engineering Office	4,824,000	4,824,000
Negros Oriental 3rd District Engineering Office	4,000,000	4,000,000
Region VIII - Eastern Visayas	167,967,000	167,967,000

Leyte 1st District Engineering Office	50,000,000	50,000,000
Leyte 2nd District Engineering Office	40,000,000	40,000,000
Northern Samar 2nd District Engineering Office	10,000,000	10,000,000
Tacloban City District Engineering Office	67,967,000	67,967,000
Region IX - Zamboanga Peninsula	11,257,000	11,257,000

Zamboanga del Norte 1st District Engineering Office	11,257,000	11,257,000
Region X - Northern Mindanao	26,000,000	26,000,000

Bukidnon 1st District Engineering Office	26,000,000	26,000,000
Region XII - SOCCSKSARGEN	70,000,000	70,000,000

Cotabato 2nd District Engineering Office	36,000,000	36,000,000
South Cotabato 2nd District Engineering Office	34,000,000	34,000,000
Region XIII - Caraga	5,000,000	5,000,000

Surigao del Sur 1st District Engineering Office	5,000,000	5,000,000

56	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NETWORK DEVELOPMENT PROGRAM	132,328,352,000	132,328,352,000

Road Widening - Primary Roads	13,291,771,000	13,291,771,000

Road Widening - Primary Roads	13,291,771,000	13,291,771,000

National Capital Region (NCR)	11,016,517,000	11,016,517,000

Central Office	10,990,523,000	10,990,523,000
Metro Manila 1st District Engineering Office	25,994,000	25,994,000
Region I - Ilocos	187,524,000	187,524,000

Ilocos Norte 1st District Engineering Office	30,000,000	30,000,000
La Union 1st District Engineering Office	67,450,000	67,450,000
La Union 2nd District Engineering Office	55,702,000	55,702,000
Pangasinan 2nd District Engineering Office	34,372,000	34,372,000
Cordillera Administrative Region (CAR)	65,054,000	65,054,000

Lower Kalinga District Engineering Office	65,054,000	65,054,000
Region II - Cagayan Valley	86,823,000	86,823,000

Cagayan 3rd District Engineering Office	28,987,000	28,987,000
Isabela 2nd District Engineering Office	46,136,000	46,136,000
Isabela 4th District Engineering Office	11,700,000	11,700,000
Region III - Central Luzon	16,036,000	16,036,000

Pampanga 3rd District Engineering Office	3,336,000	3,336,000
Tarlac 2nd District Engineering Office	12,700,000	12,700,000
Region IVA - CALABARZON	140,793,000	140,793,000

Cavite District Engineering Office	34,200,000	34,200,000
Laguna 1st District Engineering Office	8,150,000	8,150,000
Laguna 3rd District Engineering Office	50,000,000	50,000,000
Quezon 4th District Engineering Office	48,443,000	48,443,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	57
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region V - Bicol	90,369,000	90,369,000

Sorsogon 2nd District Engineering Office	90,369,000	90,369,000
Region VI - Western Visayas	112,152,000	112,152,000

Bacolod City District Engineering Office	22,000,000	22,000,000
Capiz 2nd District Engineering Office	69,699,000	69,699,000
Iloilo 2nd District Engineering Office	15,931,000	15,931,000
Negros Occidental 1st District Engineering Office	4,522,000	4,522,000
Region VII - Central Visayas	946,480,000	946,480,000

Cebu 2nd District Engineering Office	465,374,000	465,374,000
Cebu 3rd District Engineering Office	19,482,000	19,482,000
Cebu 4th District Engineering Office	23,707,000	23,707,000
Negros Oriental 1st District Engineering Office	267,330,000	267,330,000
Negros Oriental 2nd District Engineering Office	63,714,000	63,714,000
Negros Oriental 3rd District Engineering Office	106,873,000	106,873,000
Region VIII - Eastern Visayas	112,857,000	112,857,000

Leyte 2nd District Engineering Office	64,000,000	64,000,000
Leyte 5th District Engineering Office	43,857,000	43,857,000
Tacloban City District Engineering Office	5,000,000	5,000,000
Region IX - Zamboanga Peninsula	65,631,000	65,631,000

Zamboanga del Norte 1st District Engineering Office	20,631,000	20,631,000
Zamboanga del Norte 2nd District Engineering Office	45,000,000	45,000,000

58	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region X - Northern Mindanao	259,759,000	259,759,000

Bukidnon 2nd District Engineering Office	13,000,000	13,000,000
Bukidnon 3rd District Engineering Office	32,651,000	32,651,000
Cagayan de Oro City 2nd District Engineering Office	46,300,000	46,300,000
Lanao del Norte 2nd District Engineering Office	47,040,000	47,040,000
Misamis Oriental 1st District Engineering Office	96,188,000	96,188,000
Misamis Oriental 2nd District Engineering Office	24,580,000	24,580,000
Region XI - Davao	144,354,000	144,354,000

Davao City 2nd District Engineering Office	15,674,000	15,674,000
Davao del Sur District Engineering Office	74,680,000	74,680,000
Davao Oriental 2nd District Engineering Office	54,000,000	54,000,000
Region XII - SOCCSKSARGEN	47,422,000	47,422,000

Cotabato 2nd District Engineering Office	47,422,000	47,422,000
Road Widening - Secondary Roads	13,617,539,000	13,617,539,000

Road Widening - Secondary Roads	13,617,539,000	13,617,539,000

National Capital Region (NCR)	9,450,931,000	9,450,931,000

Central Office	9,429,731,000	9,429,731,000
Quezon City 2nd District Engineering Office	21,200,000	21,200,000
Region I - Ilocos	308,657,000	308,657,000

Ilocos Norte 1st District Engineering Office	35,000,000	35,000,000
Pangasinan 1st District Engineering Office	112,112,000	112,112,000
Pangasinan 3rd District Engineering Office	12,700,000	12,700,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	59
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Pangasinan 4th District Engineering Office	148,845,000	148,845,000
Cordillera Administrative Region (CAR)	27,684,000	27,684,000

Baguio City District Engineering Office	6,500,000	6,500,000
Lower Kalinga District Engineering Office	21,184,000	21,184,000
Region II - Cagayan Valley	234,579,000	234,579,000

Cagayan 1st District Engineering Office	60,000,000	60,000,000
Nueva Vizcaya 2nd District Engineering Office	110,324,000	110,324,000
Quirino District Engineering Office	64,255,000	64,255,000
Region III - Central Luzon	261,253,000	261,253,000

Bataan 1st District Engineering Office	82,234,000	82,234,000
Bataan 2nd District Engineering Office	127,500,000	127,500,000
Zambales 2nd District Engineering Office	51,519,000	51,519,000
Region IVA - CALABARZON	264,886,000	264,886,000

Batangas 1st District Engineering Office	20,000,000	20,000,000
Batangas 2nd District Engineering Office	20,000,000	20,000,000
Batangas 3rd District Engineering Office	48,350,000	48,350,000
Cavite 2nd District Engineering Office	99,836,000	99,836,000
Laguna 1st District Engineering Office	60,000,000	60,000,000
Quezon 2nd District Engineering Office	16,700,000	16,700,000
Region IVB - MIMAROPA	403,164,000	403,164,000

Marinduque District Engineering Office	55,749,000	55,749,000

60	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Mindoro Occidental District Engineering Office	113,445,000	113,445,000
Mindoro Oriental District Engineering Office	16,300,000	16,300,000
Palawan 1st District Engineering Office	39,780,000	39,780,000
Palawan 3rd District Engineering Office	47,630,000	47,630,000
Romblon District Engineering Office	46,231,000	46,231,000
Southern Mindoro District Engineering Office	84,029,000	84,029,000
Region V - Bicol	503,666,000	503,666,000

Albay 1st District Engineering Office	75,910,000	75,910,000
Albay 3rd District Engineering Office	32,509,000	32,509,000
Camarines Sur 2nd District Engineering Office	16,333,000	16,333,000
Camarines Sur 5th District Engineering Office	56,241,000	56,241,000
Catanduanes District Engineering Office	6,760,000	6,760,000
Masbate 1st District Engineering Office	30,000,000	30,000,000
Masbate 2nd District Engineering Office	47,901,000	47,901,000
Masbate 3rd District Engineering Office	238,012,000	238,012,000
Region VI - Western Visayas	541,795,000	541,795,000

Aklan District Engineering Office	28,237,000	28,237,000
Antique District Engineering Office	36,258,000	36,258,000
Bacolod City District Engineering Office	40,929,000	40,929,000
Capiz 1st District Engineering Office	32,700,000	32,700,000
Capiz 2nd District Engineering Office	18,175,000	18,175,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	61
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Guimaras District Engineering Office	51,100,000	51,100,000
Iloilo 1st District Engineering Office	20,743,000	20,743,000
Iloilo 2nd District Engineering Office	97,998,000	97,998,000
Iloilo 3rd District Engineering Office	55,981,000	55,981,000
Iloilo 4th District Engineering Office	26,986,000	26,986,000
Negros Occidental 1st District Engineering Office	16,069,000	16,069,000
Negros Occidental 2nd District Engineering Office	21,060,000	21,060,000
Negros Occidental 3rd District Engineering Office	84,389,000	84,389,000
Negros Occidental 4th District Engineering Office	11,170,000	11,170,000
Region VII - Central Visayas	267,426,000	267,426,000

Bohol 1st District Engineering Office	5,040,000	5,040,000
Bohol 2nd District Engineering Office	133,892,000	133,892,000
Bohol 3rd District Engineering Office	15,268,000	15,268,000
Cebu 2nd District Engineering Office	27,674,000	27,674,000
Cebu 3rd District Engineering Office	8,504,000	8,504,000
Cebu 5th District Engineering Office	30,000,000	30,000,000
Cebu 6th District Engineering Office	17,048,000	17,048,000
Siquijor District Engineering Office	30,000,000	30,000,000
Region VIII - Eastern Visayas	437,267,000	437,267,000

Biliran District Engineering Office	100,000,000	100,000,000

62	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Eastern Samar District Engineering Office	49,823,000	49,823,000
Leyte 3rd District Engineering Office	58,393,000	58,393,000
Leyte 4th District Engineering Office	85,100,000	85,100,000
Northern Samar 1st District Engineering Office	40,000,000	40,000,000
Northern Samar 2nd District Engineering Office	57,000,000	57,000,000
Samar 1st District Engineering Office	16,981,000	16,981,000
Southern Leyte District Engineering Office	29,970,000	29,970,000
Region X - Northern Mindanao	189,193,000	189,193,000

Bukidnon 2nd District Engineering Office	37,100,000	37,100,000
Bukidnon 3rd District Engineering Office	80,000,000	80,000,000
Cagayan de Oro City 1st District Engineering Office	41,600,000	41,600,000
Misamis Occidental District Engineering Office	30,493,000	30,493,000
Region XI - Davao	508,570,000	508,570,000

Davao de Oro 2nd District Engineering Office	182,750,000	182,750,000
Davao Oriental 1st District Engineering Office	325,820,000	325,820,000
Region XII - SOCCSKSARGEN	118,468,000	118,468,000

Cotabato 3rd District Engineering Office	102,552,000	102,552,000
South Cotabato 1st District Engineering Office	11,266,000	11,266,000
Sultan Kudarat 2nd District Engineering Office	4,650,000	4,650,000
Region XIII - Caraga	100,000,000	100,000,000

Surigao del Sur 2nd District Engineering Office	100,000,000	100,000,000
Road Widening - Tertiary Roads	5,991,800,000	5,991,800,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	63
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Road Widening - Tertiary Roads	5,991,800,000	5,991,800,000

National Capital Region (NCR)	3,425,142,000	3,425,142,000

Central Office	3,425,142,000	3,425,142,000
Region I - Ilocos	5,000,000	5,000,000

Ilocos Norte 1st District Engineering Office	5,000,000	5,000,000
Cordillera Administrative Region (CAR)	65,000,000	65,000,000

Lower Kalinga District Engineering Office	65,000,000	65,000,000
Region II - Cagayan Valley	159,246,000	159,246,000

Cagayan 3rd District Engineering Office	90,421,000	90,421,000
Isabela 3rd District Engineering Office	21,474,000	21,474,000
Isabela 4th District Engineering Office	30,000,000	30,000,000
Nueva Vizcaya District Engineering Office	17,351,000	17,351,000
Region III - Central Luzon	183,029,000	183,029,000

Pampanga 2nd District Engineering Office	81,629,000	81,629,000
Tarlac District Engineering Office	101,400,000	101,400,000
Region IVA - CALABARZON	583,867,000	583,867,000

Batangas 2nd District Engineering Office	50,000,000	50,000,000
Batangas 3rd District Engineering Office	136,116,000	136,116,000
Cavite District Engineering Office	40,317,000	40,317,000
Laguna 1st District Engineering Office	30,744,000	30,744,000
Laguna 3rd District Engineering Office	32,500,000	32,500,000
Quezon 2nd District Engineering Office	82,364,000	82,364,000

64	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rizal 1st District Engineering Office	65,000,000	65,000,000
Rizal 2nd District Engineering Office	146,826,000	146,826,000
Region V - Bicol	72,000,000	72,000,000

Albay 1st District Engineering Office	50,000,000	50,000,000
Albay 3rd District Engineering Office	22,000,000	22,000,000
Region VI - Western Visayas	238,831,000	238,831,000

Bacolod City District Engineering Office	5,000,000	5,000,000
Iloilo 2nd District Engineering Office	32,936,000	32,936,000
Iloilo 3rd District Engineering Office	11,066,000	11,066,000
Iloilo City District Engineering Office	46,850,000	46,850,000
Negros Occidental 1st District Engineering Office	24,345,000	24,345,000
Negros Occidental 2nd District Engineering Office	34,889,000	34,889,000
Negros Occidental 3rd District Engineering Office	33,745,000	33,745,000
Negros Occidental 4th District Engineering Office	50,000,000	50,000,000
Region VII - Central Visayas	130,267,000	130,267,000

Bohol 2nd District Engineering Office	36,585,000	36,585,000
Cebu 1st District Engineering Office	56,372,000	56,372,000
Cebu 5th District Engineering Office	37,310,000	37,310,000
Region VIII - Eastern Visayas	555,093,000	555,093,000

Eastern Samar District Engineering Office	40,000,000	40,000,000
Leyte 1st District Engineering Office	201,925,000	201,925,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	65
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Leyte 2nd District Engineering Office	122,880,000	122,880,000
Leyte 3rd District Engineering Office	123,598,000	123,598,000
Northern Samar 2nd District Engineering Office	18,500,000	18,500,000
Samar 2nd District Engineering Office	6,545,000	6,545,000
Tacloban City District Engineering Office	41,645,000	41,645,000
Region IX - Zamboanga Peninsula	77,545,000	77,545,000

Zamboanga City District Engineering Office	77,545,000	77,545,000
Region X - Northern Mindanao	241,916,000	241,916,000

Bukidnon 1st District Engineering Office	48,960,000	48,960,000
Bukidnon 2nd District Engineering Office	54,141,000	54,141,000
Bukidnon 3rd District Engineering Office	138,815,000	138,815,000
Region XI - Davao	117,620,000	117,620,000

Davao City District Engineering Office	77,620,000	77,620,000
Davao Oriental 2nd District Engineering Office	40,000,000	40,000,000
Region XII - SOCCSKSARGEN	35,000,000	35,000,000

South Cotabato 2nd District Engineering Office	35,000,000	35,000,000
Region XIII - Caraga	102,244,000	102,244,000

Agusan del Norte District Engineering Office	73,175,000	73,175,000
Surigao del Norte 1st District Engineering Office	29,069,000	29,069,000
Construction of By-Pass and Diversion Roads	64,460,537,000	64,460,537,000

Construction of By-Pass and Diversion Roads	64,460,537,000	64,460,537,000

National Capital Region (NCR)	59,448,041,000	59,448,041,000

Central Office	59,448,041,000	59,448,041,000

66	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region I - Ilocos	10,000,000	10,000,000

Pangasinan 3rd District Engineering Office	10,000,000	10,000,000
Cordillera Administrative Region (CAR)	88,000,000	88,000,000

Baguio City District Engineering Office	70,000,000	70,000,000
Ifugao 2nd District Engineering Office	10,000,000	10,000,000
Upper Kalinga District Engineering Office	8,000,000	8,000,000
Region II - Cagayan Valley	710,305,000	710,305,000

Cagayan 2nd District Engineering Office	75,000,000	75,000,000
Cagayan 3rd District Engineering Office	87,500,000	87,500,000
Isabela 2nd District Engineering Office	90,000,000	90,000,000
Isabela 3rd District Engineering Office	50,000,000	50,000,000
Isabela 4th District Engineering Office	362,125,000	362,125,000
Nueva Vizcaya 2nd District Engineering Office	45,680,000	45,680,000
Region III - Central Luzon	472,000,000	472,000,000

Bulacan 1st District Engineering Office	230,000,000	230,000,000
Bulacan 2nd District Engineering Office	10,000,000	10,000,000
Nueva Ecija 1st District Engineering Office	20,000,000	20,000,000
Pampanga 1st District Engineering Office	50,000,000	50,000,000
Pampanga 2nd District Engineering Office	80,000,000	80,000,000
Tarlac District Engineering Office	42,000,000	42,000,000
Zambales 1st District Engineering Office	40,000,000	40,000,000
Region IVA - CALABARZON	710,000,000	710,000,000

Batangas 2nd District Engineering Office	50,000,000	50,000,000
Cavite 1st District Engineering Office	130,000,000	130,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	67
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Laguna 2nd District Engineering Office	140,000,000	140,000,000
Quezon 1st District Engineering Office	220,000,000	220,000,000
Quezon 3rd District Engineering Office	85,000,000	85,000,000
Quezon 4th District Engineering Office	85,000,000	85,000,000
Region V - Bicol	1,227,396,000	1,227,396,000

Albay 1st District Engineering Office	300,000,000	300,000,000
Albay 2nd District Engineering Office	20,000,000	20,000,000
Camarines Sur 2nd District Engineering Office	688,000,000	688,000,000
Camarines Sur 3rd District Engineering Office	10,000,000	10,000,000
Camarines Sur 4th District Engineering Office	50,000,000	50,000,000
Sorsogon District Engineering Office	159,396,000	159,396,000
Region VI - Western Visayas	348,220,000	348,220,000

Capiz 2nd District Engineering Office	90,000,000	90,000,000
Iloilo 2nd District Engineering Office	178,220,000	178,220,000
Iloilo 4th District Engineering Office	29,000,000	29,000,000
Iloilo City District Engineering Office	31,000,000	31,000,000
Negros Occidental 2nd District Engineering Office	20,000,000	20,000,000
Region VII - Central Visayas	30,000,000	30,000,000

Cebu 2nd District Engineering Office	30,000,000	30,000,000
Region VIII - Eastern Visayas	325,000,000	325,000,000

Biliran District Engineering Office	95,000,000	95,000,000
Leyte 2nd District Engineering Office	50,000,000	50,000,000
Leyte 3rd District Engineering Office	30,000,000	30,000,000
Leyte 5th District Engineering Office	130,000,000	130,000,000

68	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Samar 1st District Engineering Office	20,000,000	20,000,000
Region IX - Zamboanga Peninsula	513,925,000	513,925,000

Zamboanga del Norte 1st District Engineering Office	100,000,000	100,000,000
Zamboanga del Norte 3rd District Engineering Office	20,000,000	20,000,000
Zamboanga del Norte 4th District Engineering Office	30,000,000	30,000,000
Zamboanga del Sur 1st District Engineering Office	143,925,000	143,925,000
Zamboanga del Sur 2nd District Engineering Office	70,000,000	70,000,000
Zamboanga Sibugay 1st District Engineering Office	150,000,000	150,000,000
Region X - Northern Mindanao	480,000,000	480,000,000

Bukidnon 3rd District Engineering Office	80,000,000	80,000,000
Iligan City District Engineering Office	100,000,000	100,000,000
Misamis Occidental 2nd District Engineering Office	300,000,000	300,000,000
Region XI - Davao	47,650,000	47,650,000

Davao Oriental 1st District Engineering Office	47,650,000	47,650,000
Region XII - SOCCSKSARGEN	50,000,000	50,000,000

Sarangani District Engineering Office	50,000,000	50,000,000
Construction of Missing Links/New Roads	22,589,849,000	22,589,849,000

Construction of Missing Links/New Roads	22,589,849,000	22,589,849,000

National Capital Region (NCR)	21,584,467,000	21,584,467,000

Central Office	21,584,467,000	21,584,467,000
Cordillera Administrative Region (CAR)	284,538,000	284,538,000

Apayao 1st District Engineering Office	30,000,000	30,000,000
Apayao 2nd District Engineering Office	83,868,000	83,868,000
Benguet 1st District Engineering Office	13,503,000	13,503,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	69
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Ifugao 1st District Engineering Office	22,167,000	22,167,000
Ifugao 2nd District Engineering Office	20,000,000	20,000,000
Mountain Province 2nd District Engineering Office	65,000,000	65,000,000
Mountain Province First District Engineering Office	50,000,000	50,000,000
Region II - Cagayan Valley	100,000,000	100,000,000

Batanes District Engineering Office	100,000,000	100,000,000
Region IVA - CALABARZON	255,000,000	255,000,000

Batangas 2nd District Engineering Office	50,000,000	50,000,000
Laguna 2nd District Engineering Office	25,000,000	25,000,000
Quezon 1st District Engineering Office	30,000,000	30,000,000
Quezon 4th District Engineering Office	150,000,000	150,000,000
Region V - Bicol	200,000,000	200,000,000

Albay 1st District Engineering Office	50,000,000	50,000,000
Masbate 1st District Engineering Office	150,000,000	150,000,000
Region VIII - Eastern Visayas	50,000,000	50,000,000

Leyte 2nd District Engineering Office	50,000,000	50,000,000
Region IX - Zamboanga Peninsula	15,844,000	15,844,000

Zamboanga del Sur 2nd District Engineering Office	15,844,000	15,844,000
Region X - Northern Mindanao	100,000,000	100,000,000

Iligan City District Engineering Office	100,000,000	100,000,000
Construction of Flyovers/Interchanges/ Underpasses/Long Span Bridges	1,888,316,000	1,888,316,000

Construction of Flyovers/Interchanges/ Underpasses/Long Span Bridges	1,888,316,000	1,888,316,000

National Capital Region (NCR)	1,888,316,000	1,888,316,000

Central Office	1,888,316,000	1,888,316,000
Off-Carriageway Improvement - Primary Roads	2,638,198,000	2,638,198,000

Off-Carriageway Improvement - Primary Roads	2,638,198,000	2,638,198,000

70	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)	2,098,173,000	2,098,173,000

Central Office	2,098,173,000	2,098,173,000
Region III - Central Luzon	48,843,000	48,843,000

Pampanga 3rd District Engineering Office	41,614,000	41,614,000
Tarlac 2nd District Engineering Office	7,229,000	7,229,000
Region IVA - CALABARZON	135,209,000	135,209,000

Cavite District Engineering Office	31,429,000	31,429,000
Laguna 1st District Engineering Office	10,620,000	10,620,000
Laguna 2nd District Engineering Office	50,000,000	50,000,000
Laguna 3rd District Engineering Office	29,160,000	29,160,000
Rizal 1st District Engineering Office	14,000,000	14,000,000
Region VI - Western Visayas	144,365,000	144,365,000

Bacolod City District Engineering Office	14,000,000	14,000,000
Negros Occidental 1st District Engineering Office	20,501,000	20,501,000
Negros Occidental 3rd District Engineering Office	109,864,000	109,864,000
Region VII - Central Visayas	67,794,000	67,794,000

Cebu 3rd District Engineering Office	57,794,000	57,794,000
Negros Oriental 3rd District Engineering Office	10,000,000	10,000,000
Region X - Northern Mindanao	119,430,000	119,430,000

Bukidnon 1st District Engineering Office	60,000,000	60,000,000
Bukidnon 2nd District Engineering Office	59,430,000	59,430,000
Region XI - Davao	24,384,000	24,384,000

Davao City 2nd District Engineering Office	24,384,000	24,384,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	71
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Off-Carriageway Improvement - Secondary Roads	3,785,884,000	3,785,884,000

Off-Carriageway Improvement - Secondary Roads	3,785,884,000	3,785,884,000

National Capital Region (NCR)	2,417,793,000	2,417,793,000

Central Office	2,371,753,000	2,371,753,000
Metro Manila 3rd District Engineering Office	46,040,000	46,040,000
Region I - Ilocos	24,929,000	24,929,000

Pangasinan 3rd District Engineering Office	19,449,000	19,449,000
Pangasinan 4th District Engineering Office	5,480,000	5,480,000
Cordillera Administrative Region (CAR)	110,950,000	110,950,000

Abra District Engineering Office	30,624,000	30,624,000
Apayao 1st District Engineering Office	31,650,000	31,650,000
Benguet 2nd District Engineering Office	40,916,000	40,916,000
Mountain Province First District Engineering Office	7,760,000	7,760,000
Region III - Central Luzon	235,418,000	235,418,000

Aurora District Engineering Office	40,828,000	40,828,000
Bataan 1st District Engineering Office	30,000,000	30,000,000
Bataan 2nd District Engineering Office	1,077,000	1,077,000
Bulacan 1st District Engineering Office	20,297,000	20,297,000
Pampanga 3rd District Engineering Office	96,216,000	96,216,000
Tarlac 2nd District Engineering Office	30,000,000	30,000,000
Tarlac District Engineering Office	17,000,000	17,000,000
Region IVA - CALABARZON	225,835,000	225,835,000

Batangas 2nd District Engineering Office	20,000,000	20,000,000

72	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Batangas 4th District Engineering Office	25,260,000	25,260,000
Cavite 2nd District Engineering Office	65,753,000	65,753,000
Cavite District Engineering Office	37,022,000	37,022,000
Quezon 2nd District Engineering Office	7,800,000	7,800,000
Quezon 3rd District Engineering Office	70,000,000	70,000,000
Region V - Bicol	38,275,000	38,275,000

Camarines Sur 2nd District Engineering Office	21,275,000	21,275,000
Sorsogon District Engineering Office	17,000,000	17,000,000
Region VI - Western Visayas	174,698,000	174,698,000

Bacolod City District Engineering Office	26,875,000	26,875,000
Guimaras District Engineering Office	60,000,000	60,000,000
Iloilo 3rd District Engineering Office	32,304,000	32,304,000
Iloilo City District Engineering Office	4,425,000	4,425,000
Negros Occidental 2nd District Engineering Office	20,000,000	20,000,000
Negros Occidental 3rd District Engineering Office	31,094,000	31,094,000
Region VII - Central Visayas	128,988,000	128,988,000

Bohol 1st District Engineering Office	12,960,000	12,960,000
Cebu 2nd District Engineering Office	50,000,000	50,000,000
Cebu 3rd District Engineering Office	64,605,000	64,605,000
Cebu 5th District Engineering Office	1,423,000	1,423,000
Region VIII - Eastern Visayas	121,351,000	121,351,000

Biliran District Engineering Office	20,000,000	20,000,000
Northern Samar 2nd District Engineering Office	101,351,000	101,351,000
Region X - Northern Mindanao	81,427,000	81,427,000

Bukidnon 2nd District Engineering Office	74,178,000	74,178,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	73
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cagayan de Oro City 2nd District Engineering Office	7,249,000	7,249,000
Region XI - Davao	128,568,000	128,568,000

Davao de Oro 2nd District Engineering Office	78,568,000	78,568,000
Davao Oriental 1st District Engineering Office	50,000,000	50,000,000
Region XII - SOCCSKSARGEN	85,143,000	85,143,000

South Cotabato 2nd District Engineering Office	85,143,000	85,143,000
Region XIII - Caraga	12,509,000	12,509,000

Surigao del Norte 1st District Engineering Office	12,509,000	12,509,000
Off-Carriageway Improvement - Tertiary Roads	2,587,746,000	2,587,746,000

Off-Carriageway Improvement - Tertiary Roads	2,587,746,000	2,587,746,000

National Capital Region (NCR)	1,536,578,000	1,536,578,000

Central Office	1,516,577,000	1,516,577,000
Metro Manila 3rd District Engineering Office	20,001,000	20,001,000
Cordillera Administrative Region (CAR)	131,520,000	131,520,000

Abra District Engineering Office	39,240,000	39,240,000
Apayao 1st District Engineering Office	5,006,000	5,006,000
Mountain Province 2nd District Engineering Office	87,274,000	87,274,000
Region II - Cagayan Valley	78,032,000	78,032,000

Batanes District Engineering Office	49,506,000	49,506,000
Cagayan 2nd District Engineering Office	24,522,000	24,522,000
Cagayan 3rd District Engineering Office	4,004,000	4,004,000
Region III - Central Luzon	333,118,000	333,118,000

Bataan 1st District Engineering Office	39,104,000	39,104,000
Bataan 2nd District Engineering Office	17,398,000	17,398,000
Bulacan 1st District Engineering Office	104,374,000	104,374,000
Bulacan 2nd District Engineering Office	65,190,000	65,190,000
Nueva Ecija 2nd District Engineering Office	12,486,000	12,486,000

74	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Pampanga 3rd District Engineering Office	94,566,000	94,566,000
Region IVA - CALABARZON	175,969,000	175,969,000

Batangas 4th District Engineering Office	19,110,000	19,110,000
Cavite 2nd District Engineering Office	36,000,000	36,000,000
Laguna 3rd District Engineering Office	92,859,000	92,859,000
Quezon 3rd District Engineering Office	10,000,000	10,000,000
Rizal 2nd District Engineering Office	18,000,000	18,000,000
Region IVB - MIMAROPA	4,525,000	4,525,000

Mindoro Occidental District Engineering Office	4,525,000	4,525,000
Region V - Bicol	40,000,000	40,000,000

Camarines Sur 2nd District Engineering Office	40,000,000	40,000,000
Region VI - Western Visayas	152,533,000	152,533,000

Bacolod City District Engineering Office	48,192,000	48,192,000
Iloilo 3rd District Engineering Office	42,841,000	42,841,000
Iloilo 4th District Engineering Office	30,000,000	30,000,000
Negros Occidental 4th District Engineering Office	31,500,000	31,500,000
Region VII - Central Visayas	3,948,000	3,948,000

Cebu 1st District Engineering Office	3,948,000	3,948,000
Region VIII - Eastern Visayas	131,523,000	131,523,000

Eastern Samar District Engineering Office	50,000,000	50,000,000
Leyte 1st District Engineering Office	34,268,000	34,268,000
Leyte 2nd District Engineering Office	6,000,000	6,000,000
Northern Samar 2nd District Engineering Office	41,255,000	41,255,000
Paving of Unpaved Roads - Secondary Roads	732,041,000	732,041,000

Paving of Unpaved Roads - Secondary Roads	732,041,000	732,041,000

National Capital Region (NCR)	545,557,000	545,557,000

Central Office	545,557,000	545,557,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	75
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cordillera Administrative Region (CAR)	7,148,000	7,148,000

Mountain Province First District Engineering Office	7,148,000	7,148,000
Region IVB - MIMAROPA	17,216,000	17,216,000

Palawan 2nd District Engineering Office	2,496,000	2,496,000
Romblon District Engineering Office	14,720,000	14,720,000
Region V - Bicol	28,172,000	28,172,000

Catanduanes District Engineering Office	28,172,000	28,172,000
Region IX - Zamboanga Peninsula	133,948,000	133,948,000

Zamboanga del Norte 4th District Engineering Office	133,948,000	133,948,000
Paving of Unpaved Roads - Tertiary Roads	744,671,000	744,671,000

Paving of Unpaved Roads - Tertiary Roads	744,671,000	744,671,000

National Capital Region (NCR)	559,358,000	559,358,000

Central Office	559,358,000	559,358,000
Cordillera Administrative Region (CAR)	105,389,000	105,389,000

Mountain Province 2nd District Engineering Office	11,380,000	11,380,000
Upper Kalinga District Engineering Office	94,009,000	94,009,000
Region II - Cagayan Valley	47,000,000	47,000,000

Cagayan 2nd District Engineering Office	47,000,000	47,000,000
Region IVB - MIMAROPA	8,551,000	8,551,000

Mindoro Occidental District Engineering Office	8,551,000	8,551,000
Region VII - Central Visayas	10,164,000	10,164,000
Bohol 3rd District Engineering Office	10,164,000	10,164,000
Region X - Northern Mindanao	14,209,000	14,209,000

Iligan City District Engineering Office	4,000,000	4,000,000
Lanao del Norte 2nd District Engineering Office	10,209,000	10,209,000

76	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

BRIDGE PROGRAM	24,755,275,000	24,755,275,000

Replacement of Bridges (Temporary to Permanent)	256,691,000	256,691,000

Replacement of Bridges (Temporary to Permanent)	256,691,000	256,691,000

National Capital Region (NCR)	212,721,000	212,721,000

Central Office	212,721,000	212,721,000
Region V - Bicol	14,800,000	14,800,000

Albay 1st District Engineering Office	14,800,000	14,800,000
Region VI - Western Visayas	29,170,000	29,170,000

Antique District Engineering Office	29,170,000	29,170,000
Replacement of Permanent Weak Bridges	3,858,939,000	3,858,939,000

Replacement of Permanent Weak Bridges	3,858,939,000	3,858,939,000

National Capital Region (NCR)	2,987,489,000	2,987,489,000

Central Office	2,987,489,000	2,987,489,000
Cordillera Administrative Region (CAR)	50,000,000	50,000,000

Abra District Engineering Office	50,000,000	50,000,000
Region II - Cagayan Valley	36,000,000	36,000,000

Cagayan 1st District Engineering Office	10,000,000	10,000,000
Isabela 2nd District Engineering Office	6,000,000	6,000,000
Isabela 3rd District Engineering Office	20,000,000	20,000,000
Region III - Central Luzon	62,000,000	62,000,000

Nueva Ecija 2nd District Engineering Office	29,000,000	29,000,000
Pampanga 2nd District Engineering Office	33,000,000	33,000,000
Region IVA - CALABARZON	5,000,000	5,000,000

Cavite 1st District Engineering Office	5,000,000	5,000,000
Region V - Bicol	129,000,000	129,000,000

Albay 1st District Engineering Office	63,000,000	63,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	77
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Masbate 2nd District Engineering Office	30,000,000	30,000,000
Sorsogon District Engineering Office	36,000,000	36,000,000
Region VI - Western Visayas	47,000,000	47,000,000

Iloilo 1st District Engineering Office	25,000,000	25,000,000
Negros Occidental 3rd District Engineering Office	22,000,000	22,000,000
Region VII - Central Visayas	165,000,000	165,000,000

Cebu 2nd District Engineering Office	50,000,000	50,000,000
Cebu 3rd District Engineering Office	45,000,000	45,000,000
Cebu 6th District Engineering Office	40,000,000	40,000,000
Cebu City District Engineering Office	30,000,000	30,000,000
Region VIII - Eastern Visayas	40,000,000	40,000,000

Eastern Samar District Engineering Office	40,000,000	40,000,000
Region IX - Zamboanga Peninsula	91,200,000	91,200,000

Zamboanga del Norte 1st District Engineering Office	66,500,000	66,500,000
Zamboanga del Norte 2nd District Engineering Office	24,700,000	24,700,000
Region X - Northern Mindanao	200,250,000	200,250,000

Bukidnon 3rd District Engineering Office	48,000,000	48,000,000
Iligan City District Engineering Office	5,000,000	5,000,000
Lanao del Norte 2nd District Engineering Office	147,250,000	147,250,000
Region XII - SOCCSKSARGEN	25,000,000	25,000,000

Cotabato 3rd District Engineering Office	25,000,000	25,000,000
Region XIII - Caraga	21,000,000	21,000,000

Agusan del Norte District Engineering Office	21,000,000	21,000,000

78	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Retrofitting/Strengthening of Permanent Bridges	7,094,751,000	7,094,751,000

Retrofitting/Strengthening of Permanent Bridges	7,094,751,000	7,094,751,000

National Capital Region (NCR)	4,933,972,000	4,933,972,000

Central Office	4,575,722,000	4,575,722,000
Las Piñas-Muntinlupa District Engineering Office	25,000,000	25,000,000
Metro Manila 1st District Engineering Office	125,000,000	125,000,000
Metro Manila 2nd District Engineering Office	25,000,000	25,000,000
Metro Manila 3rd District Engineering Office	28,000,000	28,000,000
North Manila District Engineering Office	90,000,000	90,000,000
Quezon City 1st District Engineering Office	60,250,000	60,250,000
South Manila District Engineering Office	5,000,000	5,000,000
Region I - Ilocos	176,800,000	176,800,000

Ilocos Norte 1st District Engineering Office	176,800,000	176,800,000
Cordillera Administrative Region (CAR)	141,400,000	141,400,000

Abra District Engineering Office	39,500,000	39,500,000
Apayao 1st District Engineering Office	38,000,000	38,000,000
Apayao 2nd District Engineering Office	34,700,000	34,700,000
Benguet 1st District Engineering Office	29,200,000	29,200,000
Region II - Cagayan Valley	58,471,000	58,471,000

Cagayan 1st District Engineering Office	10,000,000	10,000,000
Cagayan 3rd District Engineering Office	33,471,000	33,471,000
Nueva Vizcaya District Engineering Office	15,000,000	15,000,000
Region III - Central Luzon	222,677,000	222,677,000

Pampanga 1st District Engineering Office	12,000,000	12,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	79
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tarlac 2nd District Engineering Office	25,000,000	25,000,000
Tarlac District Engineering Office	175,677,000	175,677,000
Zambales 2nd District Engineering Office	10,000,000	10,000,000
Region IVA - CALABARZON	340,386,000	340,386,000

Batangas 2nd District Engineering Office	9,000,000	9,000,000
Cavite District Engineering Office	10,000,000	10,000,000
Cavite 2nd District Engineering Office	17,000,000	17,000,000
Laguna 1st District Engineering Office	1,500,000	1,500,000
Laguna 3rd District Engineering Office	29,950,000	29,950,000
Quezon 1st District Engineering Office	34,000,000	34,000,000
Quezon 2nd District Engineering Office	1,000,000	1,000,000
Quezon 3rd District Engineering Office	237,936,000	237,936,000
Region IVB - MIMAROPA	239,500,000	239,500,000

Mindoro Occidental District Engineering Office	30,000,000	30,000,000
Mindoro Oriental District Engineering Office	30,000,000	30,000,000
Palawan 1st District Engineering Office	17,500,000	17,500,000
Palawan 2nd District Engineering Office	48,000,000	48,000,000
Romblon District Engineering Office	114,000,000	114,000,000
Region V - Bicol	119,795,000	119,795,000

Camarines Sur 3rd District Engineering Office	16,000,000	16,000,000
Camarines Sur 4th District Engineering Office	5,000,000	5,000,000

80	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Camarines Sur 5th District Engineering Office	6,795,000	6,795,000
Catanduanes District Engineering Office	77,000,000	77,000,000
Sorsogon District Engineering Office	15,000,000	15,000,000
Region VI - Western Visayas	47,600,000	47,600,000

Capiz 2nd District Engineering Office	32,600,000	32,600,000
Negros Occidental 4th District Engineering Office	15,000,000	15,000,000
Region VII - Central Visayas	232,450,000	232,450,000

Bohol 3rd District Engineering Office	62,000,000	62,000,000
Cebu 1st District Engineering Office	10,000,000	10,000,000
Cebu 4th District Engineering Office	113,950,000	113,950,000
Cebu 7th District Engineering Office	27,500,000	27,500,000
Negros Oriental 3rd District Engineering Office	13,000,000	13,000,000
Siquijor District Engineering Office	6,000,000	6,000,000
Region VIII - Eastern Visayas	162,500,000	162,500,000

Eastern Samar District Engineering Office	10,000,000	10,000,000
Leyte 2nd District Engineering Office	15,000,000	15,000,000
Leyte 5th District Engineering Office	20,000,000	20,000,000
Northern Samar 2nd District Engineering Office	104,000,000	104,000,000
Tacloban City District Engineering Office	13,500,000	13,500,000
Region X - Northern Mindanao	308,200,000	308,200,000

Bukidnon 1st District Engineering Office	27,000,000	27,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	81
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bukidnon 2nd District Engineering Office	13,200,000	13,200,000
Bukidnon 3rd District Engineering Office	19,000,000	19,000,000
Cagayan de Oro City 2nd Engineering Office	80,000,000	80,000,000
Iligan City District Engineering Office	29,000,000	29,000,000
Misamis Oriental 1st District Engineering Office	140,000,000	140,000,000
Region XI - Davao	5,000,000	5,000,000

Davao Oriental 2nd District Engineering Office	5,000,000	5,000,000
Region XII - SOCCSKSARGEN	66,000,000	66,000,000

Cotabato 3rd District Engineering Office	26,000,000	26,000,000
South Cotabato 1st District Engineering Office	40,000,000	40,000,000
Region XIII - Caraga	40,000,000	40,000,000

Agusan del Sur 1st District Engineering Office	40,000,000	40,000,000
Rehabilitation/Major Repair of Permanent Bridges	2,375,127,000	2,375,127,000

Rehabilitation/Major Repair of Permanent Bridges	2,375,127,000	2,375,127,000

National Capital Region (NCR)	1,084,716,000	1,084,716,000

Central Office	972,827,000	972,827,000
Malabon-Navotas District Engineering Office	25,000,000	25,000,000
North Manila District Engineering Office	56,889,000	56,889,000
South Manila District Engineering Office	30,000,000	30,000,000
Region I - Ilocos	20,000,000	20,000,000

La Union 1st District Engineering Office	20,000,000	20,000,000
Cordillera Administrative Region (CAR)	45,500,000	45,500,000

Abra District Engineering Office	29,000,000	29,000,000

82	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Benguet 2nd District Engineering Office	16,500,000	16,500,000
Region II - Cagayan Valley	111,820,000	111,820,000

Batanes District Engineering Office	12,500,000	12,500,000
Cagayan 1st District Engineering Office	60,000,000	60,000,000
Isabela 1st District Engineering Office	39,320,000	39,320,000
Region III - Central Luzon	54,500,000	54,500,000

Bataan 2nd District Engineering Office	52,000,000	52,000,000
Nueva Ecija 2nd District Engineering Office	2,500,000	2,500,000
Region IVA - CALABARZON	241,535,000	241,535,000

Batangas 1st District Engineering Office	41,000,000	41,000,000
Batangas 2nd District Engineering Office	57,500,000	57,500,000
Laguna 2nd District Engineering Office	43,817,000	43,817,000
Cavite 2nd District Engineering Office	7,000,000	7,000,000
Quezon 1st District Engineering Office	15,000,000	15,000,000
Quezon 3rd District Engineering Office	17,368,000	17,368,000
Quezon 4th District Engineering Office	14,850,000	14,850,000
Rizal 1st District Engineering Office	45,000,000	45,000,000
Region IVB - MIMAROPA	7,200,000	7,200,000

Mindoro Occidental District Engineering Office	3,000,000	3,000,000
Romblon District Engineering Office	4,200,000	4,200,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	83
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region V - Bicol	111,600,000	111,600,000

Albay 1st District Engineering Office	24,600,000	24,600,000
Albay 3rd District Engineering Office	18,000,000	18,000,000
Camarines Sur 4th District Engineering Office	20,000,000	20,000,000
Masbate 1st District Engineering Office	24,000,000	24,000,000
Sorsogon 2nd District Engineering Office	25,000,000	25,000,000
Region VI - Western Visayas	276,655,000	276,655,000

Antique District Engineering Office	96,816,000	96,816,000
Guimaras District Engineering Office	20,000,000	20,000,000
Iloilo 2nd District Engineering Office	7,715,000	7,715,000
Iloilo 4th District Engineering Office	4,800,000	4,800,000
Iloilo City District Engineering Office	48,000,000	48,000,000
Negros Occidental 2nd District Engineering Office	25,324,000	25,324,000
Negros Occidental 3rd District Engineering Office	74,000,000	74,000,000
Region VII - Central Visayas	108,250,000	108,250,000

Bohol 1st District Engineering Office	9,250,000	9,250,000
Bohol 3rd District Engineering Office	2,000,000	2,000,000
Cebu 3rd District Engineering Office	20,000,000	20,000,000
Cebu 6th District Engineering Office	30,000,000	30,000,000
Cebu 7th District Engineering Office	32,000,000	32,000,000
Cebu City District Engineering Office	15,000,000	15,000,000

84	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas	80,500,000	80,500,000

Eastern Samar District Engineering Office	58,500,000	58,500,000
Leyte 1st District Engineering Office	22,000,000	22,000,000
Region IX - Zamboanga Peninsula	16,000,000	16,000,000

Zamboanga del Norte 1st District Engineering Office	16,000,000	16,000,000
Region X - Northern Mindanao	48,500,000	48,500,000

Bukidnon 1st District Engineering Office	13,500,000	13,500,000
Bukidnon 2nd District Engineering Office	2,000,000	2,000,000
Lanao del Norte 2nd District Engineering Office	5,000,000	5,000,000
Misamis Occidental District Engineering Office	8,000,000	8,000,000
Misamis Oriental 1st District Engineering Office	20,000,000	20,000,000
Region XI - Davao	99,700,000	99,700,000

Davao Occidental District Engineering Office	10,000,000	10,000,000
Davao Oriental 1st District Engineering Office	40,000,000	40,000,000
Davao Oriental 2nd District Engineering Office	49,700,000	49,700,000
Region XIII - Caraga	68,651,000	68,651,000

Agusan del Sur 1st District Engineering Office	38,901,000	38,901,000
Agusan del Sur 2nd District Engineering Office	28,250,000	28,250,000
Surigao del Norte 1st District District Engineering Office	1,500,000	1,500,000
Widening of Permanent Bridges	9,006,058,000	9,006,058,000

Widening of Permanent Bridges	9,006,058,000	9,006,058,000

National Capital Region (NCR)	6,251,310,000	6,251,310,000

Central Office	6,251,310,000	6,251,310,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	85
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region I - Ilocos	225,200,000	225,200,000

Ilocos Norte 1st District Engineering Office	33,000,000	33,000,000
Ilocos Sur 2nd District Engineering Office	46,600,000	46,600,000
La Union 2nd District Engineering Office	70,600,000	70,600,000
Pangasinan 2nd District Engineering Office	75,000,000	75,000,000
Region II - Cagayan Valley	115,000,000	115,000,000

Cagayan 3rd District Engineering Office	40,000,000	40,000,000
Isabela 2nd District Engineering Office	60,000,000	60,000,000
Nueva Vizcaya 2nd District Engineering Office	15,000,000	15,000,000
Region III - Central Luzon	49,680,000	49,680,000

Bataan 2nd District Engineering Office	10,000,000	10,000,000
Tarlac District Engineering Office	39,680,000	39,680,000
Region IVA - CALABARZON	81,750,000	81,750,000

Batangas 1st District Engineering Office	16,750,000	16,750,000
Cavite District Engineering Office	40,000,000	40,000,000
Laguna 2nd District Engineering Office	25,000,000	25,000,000
Region IVB - MIMAROPA	230,600,000	230,600,000

Marinduque District Engineering Office	9,000,000	9,000,000
Mindoro Occidental District Engineering Office	75,000,000	75,000,000
Palawan 2nd District Engineering Office	73,600,000	73,600,000
Southern Mindoro District Engineering Office	73,000,000	73,000,000

86	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol	124,391,000	124,391,000

Albay 1st District Engineering Office	56,000,000	56,000,000
Camarines Sur 1st District Engineering Office	23,000,000	23,000,000
Masbate 2nd District Engineering Office	45,391,000	45,391,000
Region VI - Western Visayas	185,344,000	185,344,000

Aklan District Engineering Office	20,000,000	20,000,000
Capiz 2nd District Engineering Office	108,624,000	108,624,000
Negros Occidental 3rd District Engineering Office	21,720,000	21,720,000
Negros Occidental 4th District Engineering Office	35,000,000	35,000,000
Region VII - Central Visayas	174,850,000	174,850,000

Cebu 5th District Engineering Office	5,000,000	5,000,000
Negros Oriental 1st District Engineering Office	32,600,000	32,600,000
Negros Oriental 2nd District Engineering Office	101,250,000	101,250,000
Negros Oriental 3rd District Engineering Office	36,000,000	36,000,000
Region VIII - Eastern Visayas	378,095,000	378,095,000

Leyte 1st District Engineering Office	146,095,000	146,095,000
Leyte 4th District Engineering Office	93,600,000	93,600,000
Northern Samar 1st District Engineering Office	36,400,000	36,400,000
Samar 1st District Engineering Office	55,000,000	55,000,000
Southern Leyte District Engineering Office	15,000,000	15,000,000
Tacloban City District Engineering Office	32,000,000	32,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	87
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IX - Zamboanga Peninsula	141,220,000	141,220,000

Zamboanga City District Engineering Office	30,000,000	30,000,000
Zamboanga del Norte 3rd District Engineering Office	38,500,000	38,500,000
Zamboanga del Sur 2nd District Engineering Office	31,720,000	31,720,000
Zamboanga Sibugay 1st District Engineering Office	41,000,000	41,000,000
Region X - Northern Mindanao	556,300,000	556,300,000

Bukidnon 1st District Engineering Office	27,300,000	27,300,000
Bukidnon 3rd District Engineering Office	30,000,000	30,000,000
Camiguin District Engineering Office	60,000,000	60,000,000
Iligan City District Engineering Office	50,000,000	50,000,000
Misamis Occidental 2nd District Engineering Office	139,000,000	139,000,000
Misamis Occidental District Engineering Office	40,000,000	40,000,000
Misamis Oriental 1st District Engineering Office	210,000,000	210,000,000
Region XI - Davao	45,000,000	45,000,000

Davao Oriental 2nd District Engineering Office	45,000,000	45,000,000
Region XII - SOCCSKSARGEN	35,000,000	35,000,000

Sarangani District Engineering Office	35,000,000	35,000,000
Region XIII - Caraga	412,318,000	412,318,000

Agusan del Sur 2nd District Engineering Office	35,929,000	35,929,000
Butuan City District Engineering Office	48,000,000	48,000,000
Surigao del Norte 2nd District Engineering Office	103,000,000	103,000,000

88	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Surigao del Sur 1st District Engineering Office	120,903,000	120,903,000
Surigao del Sur 2nd District Engineering Office	104,486,000	104,486,000
Construction of New Bridges	2,163,709,000	2,163,709,000

Construction of New Permanent Bridges	2,163,709,000	2,163,709,000

National Capital Region (NCR)	1,618,009,000	1,618,009,000

Central Office	1,618,009,000	1,618,009,000
Region I - Ilocos	47,000,000	47,000,000

La Union 1st District Engineering Office	20,000,000	20,000,000
Pangasinan 4th District Engineering Office	27,000,000	27,000,000
Cordillera Administrative Region (CAR)	141,000,000	141,000,000

Abra District Engineering Office	60,000,000	60,000,000
Apayao 1st District Engineering Office	15,000,000	15,000,000
Lower Kalinga District Engineering Office	66,000,000	66,000,000
Region II - Cagayan Valley	72,500,000	72,500,000

Batanes District Engineering Office	22,500,000	22,500,000
Cagayan 1st District Engineering Office	50,000,000	50,000,000
Region IVA - CALABARZON	50,000,000	50,000,000

Batangas 1st District Engineering Office	50,000,000	50,000,000
Region IVB - MIMAROPA	20,000,000	20,000,000

Palawan 2nd District Engineering Office	20,000,000	20,000,000
Region V - Bicol	30,000,000	30,000,000

Masbate 2nd District Engineering Office	30,000,000	30,000,000
Region VII - Central Visayas	89,000,000	89,000,000

Bohol 1st District Engineering Office	36,000,000	36,000,000
Negros Oriental 1st District Engineering Office	53,000,000	53,000,000
Region IX - Zamboanga Peninsula	30,000,000	30,000,000

Zamboanga del Norte 3rd District Engineering Office	30,000,000	30,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	89
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XIII - Caraga	66,200,000	66,200,000

Butuan City District Engineering Office	32,000,000	32,000,000
Surigao del Norte 2nd District Engineering Office	34,200,000	34,200,000
FLOOD MANAGEMENT PROGRAM	244,577,911,000	244,577,911,000

Construction/ Maintenance of Flood Mitigation Structures and Drainage Systems	144,040,506,000	144,040,506,000

Construction/ Maintenance of Flood Mitigation Structures and Drainage Systems	144,040,506,000	144,040,506,000

National Capital Region (NCR)	123,639,459,000	123,639,459,000

Central Office	118,420,892,000	118,420,892,000
Malabon-Navotas District Engineering Office	1,363,778,000	1,363,778,000
Metro Manila 1st District Engineering Office	494,000,000	494,000,000
Metro Manila 2nd District Engineering Office	550,657,000	550,657,000
Metro Manila 3rd District Engineering Office	953,243,000	953,243,000
North Manila District Engineering Office	434,000,000	434,000,000
Quezon City 1st District Engineering Office	827,000,000	827,000,000
Quezon City 2nd District Engineering Office	180,000,000	180,000,000
South Manila District Engineering Office	415,889,000	415,889,000
Region I - Ilocos	2,934,851,000	2,934,851,000

Ilocos Norte 1st District Engineering Office	1,812,351,000	1,812,351,000
Ilocos Sur 1st District Engineering Office	134,500,000	134,500,000
Ilocos Sur 2nd District Engineering Office	135,000,000	135,000,000
Pangasinan 1st District Engineering Office	200,000,000	200,000,000

90	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Pangasinan 3rd District Engineering Office	553,000,000	553,000,000
Pangasinan 4th District Engineering Office	100,000,000	100,000,000
Cordillera Administrative Region (CAR)	734,176,000	734,176,000

Abra District Engineering Office	74,566,000	74,566,000
Apayao 1st District Engineering Office	10,000,000	10,000,000
Benguet 1st District Engineering Office	30,000,000	30,000,000
Benguet 2nd District Engineering Office	30,000,000	30,000,000
Ifugao 1st District Engineering Office	240,612,000	240,612,000
Ifugao 2nd District Engineering Office	130,000,000	130,000,000
Lower Kalinga District Engineering Office	173,998,000	173,998,000
Upper Kalinga District Engineering Office	45,000,000	45,000,000
Region II - Cagayan Valley	916,306,000	916,306,000

Batanes District Engineering Office	260,400,000	260,400,000
Cagayan 1st District Engineering Office	175,000,000	175,000,000
Cagayan 2nd District Engineering Office	50,000,000	50,000,000
Cagayan 3rd District Engineering Office	96,064,000	96,064,000
Isabela 1st District Engineering Office	20,000,000	20,000,000
Isabela 3rd District Engineering Office	53,500,000	53,500,000
Isabela 4th District Engineering Office	83,008,000	83,008,000
Nueva Vizcaya 2nd District Engineering Office	38,334,000	38,334,000
Nueva Vizcaya District Engineering Office	120,000,000	120,000,000
Quirino District Engineering Office	20,000,000	20,000,000
Region III - Central Luzon	2,589,245,000	2,589,245,000

Aurora District Engineering Office	200,000,000	200,000,000
Bataan 1st District Engineering Office	198,000,000	198,000,000
Bataan 2nd District Engineering Office	410,000,000	410,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	91
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bulacan 1st District Engineering Office	253,334,000	253,334,000
Bulacan 2nd District Engineering Office	130,000,000	130,000,000
Nueva Ecija 1st District Engineering Office	140,854,000	140,854,000
Nueva Ecija 2nd District Engineering Office	12,700,000	12,700,000
Pampanga 1st District Engineering Office	80,000,000	80,000,000
Pampanga 2nd District Engineering Office	110,426,000	110,426,000
Pampanga 3rd District Engineering Office	100,000,000	100,000,000
Tarlac 2nd District Engineering Office	363,931,000	363,931,000
Tarlac District Engineering Office	360,000,000	360,000,000
Zambales 1st District Engineering Office	230,000,000	230,000,000
Region IVA - CALABARZON	3,068,972,000	3,068,972,000

Batangas 1st District Engineering Office	20,000,000	20,000,000
Batangas 2nd District Engineering Office	170,000,000	170,000,000
Batangas 4th District Engineering Office	100,000,000	100,000,000
Cavite 2nd District Engineering Office	10,000,000	10,000,000
Cavite District Engineering Office	160,000,000	160,000,000
Laguna 2nd District Engineering Office	822,000,000	822,000,000
Laguna 3rd District Engineering Office	160,000,000	160,000,000
Quezon 2nd District Engineering Office	20,000,000	20,000,000
Quezon 4th District Engineering Office	285,000,000	285,000,000
Rizal 1st District Engineering Office	1,272,539,000	1,272,539,000

92	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rizal 2nd District Engineering Office	49,433,000	49,433,000
Region IVB - MIMAROPA	1,435,286,000	1,435,286,000

Marinduque District Engineering Office	30,000,000	30,000,000
Mindoro Occidental District Engineering Office	561,758,000	561,758,000
Mindoro Oriental District Engineering Office	21,580,000	21,580,000
Palawan 1st District Engineering Office	245,000,000	245,000,000
Palawan 2nd District Engineering Office	283,333,000	283,333,000
Palawan 3rd District Engineering Office	273,615,000	273,615,000
Romblon District Engineering Office	20,000,000	20,000,000
Region V - Bicol	1,766,375,000	1,766,375,000

Albay 1st District Engineering Office	240,924,000	240,924,000
Albay 2nd District Engineering Office	607,451,000	607,451,000
Albay 3rd District Engineering Office	10,000,000	10,000,000
Camarines Norte District Engineering Office	27,500,000	27,500,000
Camarines Sur 1st District Engineering Office	10,000,000	10,000,000
Camarines Sur 4th District Engineering Office	153,000,000	153,000,000
Catanduanes District Engineering Office	77,500,000	77,500,000
Masbate 1st District Engineering Office	200,000,000	200,000,000
Masbate 2nd District Engineering Office	70,000,000	70,000,000
Masbate 3rd District Engineering Office	200,000,000	200,000,000
Sorsogon 2nd District Engineering Office	170,000,000	170,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	93
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region VI - Western Visayas	1,329,405,000	1,329,405,000

Aklan District Engineering Office	160,333,000	160,333,000
Antique District Engineering Office	200,000,000	200,000,000
Capiz 1st District Engineering Office	20,000,000	20,000,000
Capiz 2nd District Engineering Office	20,000,000	20,000,000
Guimaras District Engineering Office	38,500,000	38,500,000
Iloilo 1st District Engineering Office	283,994,000	283,994,000
Iloilo 2nd District Engineering Office	79,000,000	79,000,000
Iloilo 3rd District Engineering Office	190,000,000	190,000,000
Iloilo 4th District Engineering Office	12,000,000	12,000,000
Negros Occidental 1st District Engineering Office	227,578,000	227,578,000
Negros Occidental 2nd District Engineering Office	48,000,000	48,000,000
Negros Occidental 4th District Engineering Office	50,000,000	50,000,000
Region VII - Central Visayas	1,217,561,000	1,217,561,000

Bohol 1st District Engineering Office	5,000,000	5,000,000
Bohol 2nd District Engineering Office	111,282,000	111,282,000
Bohol 3rd District Engineering Office	55,000,000	55,000,000
Cebu 1st District Engineering Office	190,000,000	190,000,000
Cebu 2nd District Engineering Office	24,630,000	24,630,000
Cebu 3rd District Engineering Office	35,000,000	35,000,000

94	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Cebu 4th District Engineering Office	5,000,000	5,000,000
Cebu 5th District Engineering Office	50,000,000	50,000,000
Cebu 6th District Engineering Office	80,000,000	80,000,000
Cebu 7th District Engineering Office	5,000,000	5,000,000
Negros Oriental 1st District Engineering Office	190,479,000	190,479,000
Negros Oriental 2nd District Engineering Office	60,000,000	60,000,000
Negros Oriental 3rd District Engineering Office	296,170,000	296,170,000
Siquijor District Engineering Office	110,000,000	110,000,000
Region VIII - Eastern Visayas	1,520,359,000	1,520,359,000

Biliran District Engineering Office	197,712,000	197,712,000
Leyte 1st District Engineering Office	170,000,000	170,000,000
Leyte 2nd District Engineering Office	25,000,000	25,000,000
Leyte 3rd District Engineering Office	340,000,000	340,000,000
Leyte 4th District Engineering Office	80,700,000	80,700,000
Northern Samar 1st District Engineering Office	10,000,000	10,000,000
Northern Samar 2nd District Engineering Office	210,000,000	210,000,000
Samar 1st District Engineering Office	20,000,000	20,000,000
Samar 2nd District Engineering Office	48,333,000	48,333,000
Southern Leyte District Engineering Office	350,000,000	350,000,000
Tacloban City District Engineering Office	68,614,000	68,614,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	95
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IX - Zamboanga Peninsula	374,333,000	374,333,000

Zamboanga del Norte 1st District Engineering Office	41,000,000	41,000,000
Zamboanga del Norte 3rd District Engineering Office	110,000,000	110,000,000
Zamboanga del Sur 1st District Engineering Office	110,000,000	110,000,000
Zamboanga del Sur 2nd District Engineering Office	100,000,000	100,000,000
Zamboanga Sibugay 2nd District Engineering Office	13,333,000	13,333,000
Region X - Northern Mindanao	796,333,000	796,333,000

Bukidnon 1st District Engineering Office	10,000,000	10,000,000
Bukidnon 2nd District Engineering Office	13,333,000	13,333,000
Bukidnon 3rd District Engineering Office	138,000,000	138,000,000
Cagayan de Oro City 1st District Engineering Office	12,500,000	12,500,000
Cagayan de Oro City 2nd District Engineering Office	140,000,000	140,000,000
Camiguin District Engineering Office	210,000,000	210,000,000
Iligan City District Engineering Office	12,500,000	12,500,000
Lanao del Norte 1st District Engineering Office	112,500,000	112,500,000
Lanao del Norte 2nd District Engineering Office	112,500,000	112,500,000
Misamis Occidental 2nd District Engineering Office	12,500,000	12,500,000
Misamis Occidental District Engineering Office	10,000,000	10,000,000
Misamis Oriental 1st District Engineering Office	12,500,000	12,500,000
Region XI - Davao	406,923,000	406,923,000

Davao City District Engineering Office	50,000,000	50,000,000

96	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Davao de Oro 2nd District Engineering Office	15,000,000	15,000,000
Davao del Sur District Engineering Office	65,000,000	65,000,000
Davao Oriental 1st District Engineering Office	105,590,000	105,590,000
Davao Oriental 2nd District Engineering Office	171,333,000	171,333,000
Region XII - SOCCSKSARGEN	1,152,589,000	1,152,589,000

Cotabato 1st District Engineering Office	67,000,000	67,000,000
Cotabato 2nd District Engineering Office	585,000,000	585,000,000
Sarangani District Engineering Office	327,254,000	327,254,000
South Cotabato 1st District Engineering Office	65,000,000	65,000,000
South Cotabato 2nd District Engineering Office	56,002,000	56,002,000
Sultan Kudarat 1st District Engineering Office	29,833,000	29,833,000
Sultan Kudarat 2nd District Engineering Office	22,500,000	22,500,000
Region XIII - Caraga	158,333,000	158,333,000

Agusan del Norte District Engineering Office	45,000,000	45,000,000
Agusan del Sur 1st District Engineering Office	30,000,000	30,000,000
Agusan del Sur 2nd District Engineering Office	38,333,000	38,333,000
Butuan City District Engineering Office	15,000,000	15,000,000
Surigao del Sur 1st District Engineering Office	30,000,000	30,000,000
Construction/ Rehabilitation of Flood Mitigation Facilities within Major River Basins and Principal Rivers	100,537,405,000	100,537,405,000

Construction/ Rehabilitation of Flood Mitigation Facilities within Major River Basins and Principal Rivers	100,537,405,000	100,537,405,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	97
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	91,767,648,000	91,767,648,000

Central Office	90,662,828,000	90,662,828,000
Metro Manila 1st District Engineering Office	754,820,000	754,820,000
Quezon City 1st District Engineering Office	350,000,000	350,000,000
Region I - Ilocos	1,920,000,000	1,920,000,000

Ilocos Norte 1st District Engineering Office	340,000,000	340,000,000
La Union 2nd District Engineering Office	450,000,000	450,000,000
Pangasinan 2nd District Engineering Office	50,000,000	50,000,000
Pangasinan 3rd District Engineering Office	620,000,000	620,000,000
Pangasinan 4th District Engineering Office	460,000,000	460,000,000
Cordillera Administrative Region (CAR)	952,100,000	952,100,000

Apayao 1st District Engineering Office	120,000,000	120,000,000
Baguio City District Engineering Office	50,000,000	50,000,000
Benguet 1st District Engineering Office	80,000,000	80,000,000
Benguet 2nd District Engineering Office	50,000,000	50,000,000
Ifugao 1st District Engineering Office	70,000,000	70,000,000
Ifugao 2nd District Engineering Office	20,000,000	20,000,000
Lower Kalinga District Engineering Office	5,000,000	5,000,000
Mountain Province 2nd District Engineering Office	190,000,000	190,000,000
Mountain Province First District Engineering Office	140,000,000	140,000,000
Upper Kalinga District Engineering Office	227,100,000	227,100,000
Region II - Cagayan Valley	975,000,000	975,000,000

Cagayan 1st District Engineering Office	30,000,000	30,000,000
Cagayan 2nd District Engineering Office	125,000,000	125,000,000
Cagayan 3rd District Engineering Office	175,000,000	175,000,000
Isabela 1st District Engineering Office	50,000,000	50,000,000
Isabela 2nd District Engineering Office	100,000,000	100,000,000
Isabela 3rd District Engineering Office	240,000,000	240,000,000

98	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Nueva Vizcaya District Engineering Office	150,000,000	150,000,000
Quirino District Engineering Office	105,000,000	105,000,000
Region III - Central Luzon	669,298,000	669,298,000

Bulacan 1st District Engineering Office	100,000,000	100,000,000
Bulacan 2nd District Engineering Office	50,000,000	50,000,000
Nueva Ecija 2nd District Engineering Office	71,000,000	71,000,000
Pampanga 1st District Engineering Office	50,000,000	50,000,000
Pampanga 3rd District Engineering Office	100,000,000	100,000,000
Tarlac District Engineering Office	45,000,000	45,000,000
Tarlac 2nd District Engineering Office	47,705,000	47,705,000
Zambales 1st District Engineering Office	90,000,000	90,000,000
Zambales 2nd District Engineering Office	115,593,000	115,593,000
Region IVA - CALABARZON	130,000,000	130,000,000

Batangas 4th Engineering Office	30,000,000	30,000,000
Cavite District Engineering Office	40,000,000	40,000,000
Quezon 4th District Engineering Office	10,000,000	10,000,000
Rizal 2nd District Engineering Office	50,000,000	50,000,000
Region IVB - MIMAROPA	690,000,000	690,000,000

Marinduque District Engineering Office	50,000,000	50,000,000
Mindoro Oriental District Engineering Office	380,000,000	380,000,000
Southern Mindoro District Engineering Office	260,000,000	260,000,000
Region V - Bicol	90,000,000	90,000,000

Albay 1st District Engineering Office	90,000,000	90,000,000
Region VI - Western Visayas	480,000,000	480,000,000

Aklan District Engineering Office	120,000,000	120,000,000
Antique District Engineering Office	20,000,000	20,000,000
Capiz 2nd District Engineering Office	100,000,000	100,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	99
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Iloilo 2nd District Engineering Office	240,000,000	240,000,000
Region VII - Central Visayas	609,356,000	609,356,000

Cebu 2nd District Engineering Office	50,000,000	50,000,000
Cebu 3rd District Engineering Office	140,000,000	140,000,000
Cebu City District Engineering Office	100,000,000	100,000,000
Negros Oriental 2nd District Engineering Office	40,000,000	40,000,000
Negros Oriental 3rd District Engineering Office	279,356,000	279,356,000
Region VIII - Eastern Visayas	601,729,000	601,729,000

Leyte 2nd District Engineering Office	200,000,000	200,000,000
Northern Samar 2nd District Engineering Office	130,000,000	130,000,000
Samar 1st District Engineering Office	271,729,000	271,729,000
Region IX - Zamboanga Peninsula	455,000,000	455,000,000

Zamboanga del Norte 3rd District Engineering Office	45,000,000	45,000,000
Zamboanga del Sur 1st District Engineering Office	100,000,000	100,000,000
Zamboanga del Sur 2nd District Engineering Office	210,000,000	210,000,000
Zamboanga Sibugay 1st District Engineering Office	100,000,000	100,000,000
Region X - Northern Mindanao	368,000,000	368,000,000

Camiguin District Engineering Office	70,000,000	70,000,000
Iligan City District Engineering Office	80,000,000	80,000,000
Lanao del Norte 1st District Engineering Office	50,000,000	50,000,000
Misamis Occidental District Engineering Office	128,000,000	128,000,000
Misamis Oriental 1st District Engineering Office	30,000,000	30,000,000
Misamis Oriental 2nd District Engineering Office	10,000,000	10,000,000

100	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XI - Davao	50,000,000	50,000,000

Davao City 2nd District Engineering Office	50,000,000	50,000,000
Region XII - SOCCSKSARGEN	664,352,000	664,352,000

Cotabato 2nd District Engineering Office	250,000,000	250,000,000
Sultan Kudarat 1st District Engineering Office	414,352,000	414,352,000
Region XIII - Caraga	114,922,000	114,922,000

Agusan del Sur 1st District Engineering Office	114,922,000	114,922,000
CONVERGENCE AND SPECIAL SUPPORT PROGRAM	410,991,162,000	410,991,162,000

Rehabilitation of Disaster-Related Infrastructure and Other Facilities	1,000,000,000	1,000,000,000

National Capital Region (NCR)	1,000,000,000	1,000,000,000

Central Office	1,000,000,000	1,000,000,000
Construction/ Improvement of Access Roads leading to Airports	1,656,815,000	1,656,815,000

Construction/ Improvement of Access Roads leading to Airports	1,656,815,000	1,656,815,000

National Capital Region (NCR)	1,320,000,000	1,320,000,000

Central Office	1,320,000,000	1,320,000,000
Region II - Cagayan Valley	65,000,000	65,000,000

Cagayan 1st District Engineering Office	15,000,000	15,000,000
Isabela 3rd District Engineering Office	50,000,000	50,000,000
Region IVB - MIMAROPA	104,136,000	104,136,000

Palawan 1st District Engineering Office	85,000,000	85,000,000
Southern Mindoro District Engineering Office	19,136,000	19,136,000
Region VII - Central Visayas	7,679,000	7,679,000

Bohol 1st District Engineering Office	7,679,000	7,679,000
Region VIII - Eastern Visayas	65,000,000	65,000,000

Tacloban City District Engineering Office	15,000,000	15,000,000
Southern Leyte District Engineering Office	50,000,000	50,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	101
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region X - Northern Mindanao	95,000,000	95,000,000

Bukidnon 2nd District Engineering Office	45,000,000	45,000,000
Cagayan de Oro City 2nd Engineering Office	50,000,000	50,000,000
Construction/ Improvement of Access Roads Leading to Seaports	1,738,657,000	1,738,657,000

Construction/ Improvement of Access Roads Leading to Seaports	1,738,657,000	1,738,657,000

National Capital Region (NCR)	1,222,357,000	1,222,357,000

Central Office	1,222,357,000	1,222,357,000
Region I - Ilocos	5,000,000	5,000,000

Pangasinan 1st District Engineering Office	5,000,000	5,000,000
Region II - Cagayan Valley	63,600,000	63,600,000

Batanes District Engineering Office	63,600,000	63,600,000
Region IVA - CALABARZON	20,000,000	20,000,000

Quezon 2nd District Engineering Office	20,000,000	20,000,000
Region IVB - MIMAROPA	25,000,000	25,000,000

Mindoro Occidental District Engineering Office	15,000,000	15,000,000
Palawan 3rd District Engineering Office	10,000,000	10,000,000
Region V - Bicol	148,000,000	148,000,000

Albay 1st District Engineering Office	73,000,000	73,000,000
Albay 3rd District Engineering Office	10,000,000	10,000,000
Camarines Sur 2nd District Engineering Office	30,000,000	30,000,000
Camarines Sur 4th District Engineering Office	25,000,000	25,000,000
Catanduanes District Engineering Office	10,000,000	10,000,000
Region VI - Western Visayas	15,000,000	15,000,000

Iloilo 3rd District Engineering Office	15,000,000	15,000,000
Region VII - Central Visayas	158,000,000	158,000,000

Bohol 1st District Engineering Office	15,000,000	15,000,000
Bohol 2nd District Engineering Office	60,000,000	60,000,000
Cebu 1st District Engineering Office	35,000,000	35,000,000
Cebu 6th District Engineering Office	48,000,000	48,000,000

102	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas	20,000,000	20,000,000

Leyte 3rd District Engineering Office	20,000,000	20,000,000
Region IX - Zamboanga Peninsula	20,000,000	20,000,000

Zamboanga del Sur 2nd District Engineering Office	20,000,000	20,000,000
Region XIII - Caraga	41,700,000	41,700,000

Surigao del Norte 2nd District Engineering Office	41,700,000	41,700,000
Construction/Improvement of Access Roads leading to Declared Tourism Destinations	15,163,693,000	15,163,693,000

Construction/Improvement of Access Roads leading to Declared Tourism Destinations	15,163,693,000	15,163,693,000

National Capital Region (NCR)	9,997,914,000	9,997,914,000

Central Office	9,997,914,000	9,997,914,000
Region I - Ilocos	192,400,000	192,400,000

Ilocos Norte 1st District Engineering Office	122,400,000	122,400,000
Ilocos Norte 2nd District Engineering Office	20,000,000	20,000,000
Ilocos Sur 2nd District Engineering Office	30,000,000	30,000,000
Pangasinan 1st District Engineering Office	20,000,000	20,000,000
Cordillera Administrative Region (CAR)	438,750,000	438,750,000

Abra District Engineering Office	30,000,000	30,000,000
Apayao 1st District Engineering Office	80,000,000	80,000,000
Apayao 2nd District Engineering Office	30,000,000	30,000,000
Benguet 1st District Engineering Office	40,600,000	40,600,000
Benguet 2nd District Engineering Office	48,150,000	48,150,000
Ifugao 1st District Engineering Office	60,000,000	60,000,000
Lower Kalinga District Engineering Office	20,000,000	20,000,000
Mountain Province 2nd District Engineerimg Office	30,000,000	30,000,000
Mountain Province First District Engineerimg Office	70,000,000	70,000,000
Upper Kalinga District Engineerimg Office	30,000,000	30,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	103
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region II - Cagayan Valley	506,474,000	506,474,000

Batanes District Engineering Office	13,454,000	13,454,000
Cagayan 1st District Engineering Office	95,000,000	95,000,000
Cagayan 2nd District Engineering Office	181,500,000	181,500,000
Cagayan 3rd District Engineering Office	25,000,000	25,000,000
Isabela 1st District Engineering Office	70,000,000	70,000,000
Isabela 2nd District Engineering Office	20,000,000	20,000,000
Nueva Vizcaya 2nd District Engineering Office	6,520,000	6,520,000
Nueva Vizcaya District Engineering Office	5,000,000	5,000,000
Quirino District Engineering Office	90,000,000	90,000,000
Region III - Central Luzon	187,000,000	187,000,000

Aurora District Engineering Office	27,000,000	27,000,000
Bataan 1st District Engineering Office	5,000,000	5,000,000
Bataan 2nd District Engineering Office	35,000,000	35,000,000
Nueva Ecija 1st District Engineering Office	10,000,000	10,000,000
Nueva Ecija 2nd District Engineering Office	65,000,000	65,000,000
Pampanga 2nd District Engineering Office	20,000,000	20,000,000
Tarlac District Engineering Office	10,000,000	10,000,000
Tarlac 2nd District Engineering Office	10,000,000	10,000,000
Zambales 1st District Engineering Office	5,000,000	5,000,000
Region IVA - CALABARZON	400,000,000	400,000,000

Batangas 3rd District Engineering Office	140,000,000	140,000,000
Cavite 1st District Engineering Office	110,000,000	110,000,000
Quezon 4th District Engineering Office	145,000,000	145,000,000
Rizal 1st District Engineering Office	5,000,000	5,000,000
Region IVB - MIMAROPA	260,500,000	260,500,000

Mindoro Occidental District Engineering Office	45,000,000	45,000,000

104	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Palawan 1st District Engineering Office	125,500,000	125,500,000
Palawan 2nd District Engineering Office	30,000,000	30,000,000
Southern Mindoro District Engineering Office	60,000,000	60,000,000
Region V - Bicol	437,900,000	437,900,000

Albay 1st District Engineering Office	70,000,000	70,000,000
Albay 2nd District Engineering Office	57,900,000	57,900,000
Albay 3rd District Engineering Office	10,000,000	10,000,000
Camarines Norte District Engineering Office	15,000,000	15,000,000
Camarines Sur 3rd District Engineering Office	5,000,000	5,000,000
Catanduanes District Engineering Office	75,000,000	75,000,000
Masbate 1st District Engineering Office	15,000,000	15,000,000
Masbate 2nd District Engineering Office	30,000,000	30,000,000
Sorsogon 2nd District Engineering Office	160,000,000	160,000,000
Region VI - Western Visayas	468,260,000	468,260,000

Aklan District Engineering Office	15,000,000	15,000,000
Antique District Engineering Office	30,000,000	30,000,000
Bacolod City District Engineering Office	15,000,000	15,000,000
Capiz 2nd District Engineering Office	47,000,000	47,000,000
Guimaras District Engineering Office	60,400,000	60,400,000
Iloilo 1st District Engineering Office	90,000,000	90,000,000
Iloilo 2nd District Engineering Office	45,000,000	45,000,000
Iloilo 3rd District Engineering Office	45,000,000	45,000,000
Negros Occidental 1st District Engineering Office	65,000,000	65,000,000
Negros Occidental 2nd District Engineering Office	30,000,000	30,000,000
Negros Occidental 3rd District Engineering Office	25,860,000	25,860,000
Region VII - Central Visayas	727,840,000	727,840,000

Bohol 1st District Engineering Office	97,840,000	97,840,000
Bohol 2nd District Engineering Office	50,000,000	50,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	105
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bohol 3rd District Engineering Office	60,000,000	60,000,000
Cebu 1st District Engineering Office	10,000,000	10,000,000
Cebu 3rd District Engineering Office	100,000,000	100,000,000
Cebu 4th District Engineering Office	20,000,000	20,000,000
Cebu 5th District Engineering Office	175,000,000	175,000,000
Cebu 7th District Engineering Office	15,000,000	15,000,000
Negros Oriental 2nd District Engineering Office	70,000,000	70,000,000
Negros Oriental 3rd District Engineering Office	100,000,000	100,000,000
Siquijor District Engineering Office	30,000,000	30,000,000
Region VIII - Eastern Visayas	225,000,000	225,000,000

Eastern Samar District Engineering Office	15,000,000	15,000,000
Leyte 1st District Engineering Office	5,000,000	5,000,000
Leyte 2nd District Engineering Office	15,000,000	15,000,000
Leyte 4th District Engineering Office	30,000,000	30,000,000
Leyte 5th District Engineering Office	5,000,000	5,000,000
Northern Samar 1st District Engineering Office	45,000,000	45,000,000
Samar 1st District Engineering Office	35,000,000	35,000,000
Samar 2nd District Engineering Office	60,000,000	60,000,000
Southern Leyte District Engineering Office	15,000,000	15,000,000
Region IX - Zamboanga Peninsula	319,000,000	319,000,000

Zamboanga City District Engineering Office	5,000,000	5,000,000
Zamboanga del Norte 2nd District Engineering Office	20,000,000	20,000,000
Zamboanga del Norte 3rd District Engineering Office	8,000,000	8,000,000
Zamboanga del Sur 1st District Engineering Office	35,000,000	35,000,000
Zamboanga del Sur 2nd District Engineering Office	115,000,000	115,000,000

106	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Zamboanga Sibugay 1st District Engineering Office	106,000,000	106,000,000
Zamboanga Sibugay 2nd District Engineering Office	30,000,000	30,000,000
Region X - Northern Mindanao	195,000,000	195,000,000

Bukidnon 2nd District Engineering Office	100,000,000	100,000,000
Bukidnon 3rd District Engineering Office	20,000,000	20,000,000
Cagayan de Oro City 2nd District Engineering Office	25,000,000	25,000,000
Misamis Occidental 2nd District Engineering Office	50,000,000	50,000,000
Region XI - Davao	312,875,000	312,875,000

Davao City 2nd District Engineering Office	10,000,000	10,000,000
Davao City District Engineering Office	57,500,000	57,500,000
Davao de Oro 2nd District Engineering Office	35,000,000	35,000,000
Davao del Sur District Engineering Office	65,375,000	65,375,000
Davao Occidental District Engineering Office	50,000,000	50,000,000
Davao Oriental 1st District Engineering Office	55,000,000	55,000,000
Davao Oriental 2nd District Engineering Office	40,000,000	40,000,000
Region XII - SOCCSKSARGEN	179,000,000	179,000,000

Cotabato 1st District Engineering Office	50,000,000	50,000,000
Cotabato 2nd District Engineering Office	40,000,000	40,000,000
Cotabato 3rd District Engineering Office	15,000,000	15,000,000
Sarangani District Engineering Office	10,000,000	10,000,000
South Cotabato 2nd District Engineering Office	49,000,000	49,000,000
Sultan Kudarat 2nd District Engineering Office	15,000,000	15,000,000
Region XIII - Caraga	315,780,000	315,780,000

Agusan del Sur 1st District Engineering Office	10,000,000	10,000,000
Agusan del Sur 2nd District Engineering Office	15,000,000	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	107
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Butuan City District Engineering Office	22,000,000	22,000,000
Dinagat Islands District Engineering Office	33,780,000	33,780,000
Surigao del Norte 1st District Engineering Office	50,000,000	50,000,000
Surigao del Norte 2nd District Engineering Office	15,000,000	15,000,000
Surigao del Sur 1st District Engineering Office	20,000,000	20,000,000
Surigao del Sur 2nd District Engineering Office	150,000,000	150,000,000
Construction/Improvement of Access Roads leading to Trades, Industries and Economic Zones	9,326,617,000	9,326,617,000

Construction/Improvement of Access Roads leading to Trades, Industries and Economic Zones (Roads Leveraging Linkages for Industry and Trade Infrastructure Program - (ROLL-IT)	9,326,617,000	9,326,617,000

National Capital Region (NCR)	3,979,767,000	3,979,767,000

Central Office	3,979,767,000	3,979,767,000
Region I - Ilocos	227,815,000	227,815,000

Ilocos Norte 1st District Engineering Office	41,000,000	41,000,000
Ilocos Sur 1st District Engineering Office	15,000,000	15,000,000
Ilocos Sur 2nd District Engineering Office	20,000,000	20,000,000
La Union 2nd District Engineering Office	100,000,000	100,000,000
Pangasinan 1st District Engineering Office	31,815,000	31,815,000
Pangasinan 2nd District Engineering Office	20,000,000	20,000,000
Cordillera Administrative Region (CAR)	1,094,872,000	1,094,872,000

Abra District Engineering Office	100,000,000	100,000,000
Apayao 1st District Engineering Office	72,000,000	72,000,000
Apayao 2nd District Engineering Office	220,000,000	220,000,000
Benguet 1st District Engineering Office	100,000,000	100,000,000
Benguet 2nd District Engineering Office	120,000,000	120,000,000
Lower Kalinga District Engineering Office	120,000,000	120,000,000
Mountain Province First District Engineerimg Office	232,872,000	232,872,000

108	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Mountain Province 2nd District Engineering Office	80,000,000	80,000,000
Upper Kalinga District Engineering Office	50,000,000	50,000,000
Region II - Cagayan Valley	667,075,000	667,075,000

Cagayan 1st District Engineering Office	150,000,000	150,000,000
Cagayan 2nd District Engineering Office	325,900,000	325,900,000
Cagayan 3rd District Engineering Office	28,716,000	28,716,000
Isabela 3rd District Engineering Office	25,000,000	25,000,000
Isabela 4th District Engineering Office	62,459,000	62,459,000
Nueva Vizcaya District Engineering Office	10,000,000	10,000,000
Quirino District Engineering Office	65,000,000	65,000,000
Region III - Central Luzon	50,000,000	50,000,000

Aurora District Engineering Office	15,000,000	15,000,000
Bulacan 1st District Engineering Office	15,000,000	15,000,000
Pampanga 3rd District Engineering Office	20,000,000	20,000,000
Region IVA - CALABARZON	170,000,000	170,000,000

Batangas 4th District Engineering Office	20,000,000	20,000,000
Quezon 4th District Engineering Office	150,000,000	150,000,000
Region IVB - MIMAROPA	130,000,000	130,000,000

Palawan 1st District Engineering Office	35,000,000	35,000,000
Palawan 2nd District Engineering Office	65,000,000	65,000,000
Palawan 3rd District Engineering Office	30,000,000	30,000,000
Region V - Bicol	245,000,000	245,000,000

Albay 1st District Engineering Office	20,000,000	20,000,000
Albay 3rd District Engineering Office	5,000,000	5,000,000
Camarines Sur 1st District Engineering Office	50,000,000	50,000,000
Camarines Sur 2nd District Engineering Office	50,000,000	50,000,000
Masbate 3rd District Engineering Office	70,000,000	70,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	109
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Sorsogon 2nd District Engineering Office	50,000,000	50,000,000
Region VI - Western Visayas	392,790,000	392,790,000

Aklan District Engineering Office	30,000,000	30,000,000
Antique District Engineering Office	45,000,000	45,000,000
Bacolod City District Engineering Office	100,000,000	100,000,000
Capiz 2nd District Engineering Office	50,000,000	50,000,000
Guimaras District Engineering Office	8,000,000	8,000,000
Iloilo 2nd District Engineering Office	114,790,000	114,790,000
Iloilo 3rd District Engineering Office	45,000,000	45,000,000
Region VII - Central Visayas	444,000,000	444,000,000

Bohol 1st District Engineering Office	64,000,000	64,000,000
Bohol 2nd District Engineering Office	45,000,000	45,000,000
Bohol 3rd District Engineering Office	115,000,000	115,000,000
Cebu 3rd District Engineering Office	120,000,000	120,000,000
Cebu 5th District Engineering Office	50,000,000	50,000,000
Negros Oriental 2nd District Engineering Office	50,000,000	50,000,000
Region VIII - Eastern Visayas	75,000,000	75,000,000

Biliran District Engineering Office	75,000,000	75,000,000
Region IX - Zamboanga Peninsula	245,000,000	245,000,000

Zamboanga City District Engineering Office	5,000,000	5,000,000
Zamboanga del Norte 1st District Engineering Office	55,000,000	55,000,000
Zamboanga del Norte 2nd District Engineering Office	10,000,000	10,000,000
Zamboanga del Norte 3rd District Engineering Office	25,000,000	25,000,000
Zamboanga del Sur 1st District Engineering Office	20,000,000	20,000,000
Zamboanga Sibugay 1st District Engineering Office	100,000,000	100,000,000

110	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Zamboanga Sibugay 2nd District Engineering Office	30,000,000	30,000,000
Region X - Northern Mindanao	140,000,000	140,000,000

Bukidnon 1st District Engineering Office	30,000,000	30,000,000
Camiguin District Engineering Office	100,000,000	100,000,000
Lanao del Norte 2nd District Engineering Office	5,000,000	5,000,000
Misamis Oriental 1st District Engineering Office	5,000,000	5,000,000
Region XI - Davao	643,518,000	643,518,000

Davao City 2nd District Engineering Office	56,500,000	56,500,000
Davao City District Engineering Office	55,000,000	55,000,000
Davao de Oro 2nd District Engineering Office	100,000,000	100,000,000
Davao del Sur District Engineering Office	64,299,000	64,299,000
Davao Oriental 1st District Engineering Office	186,420,000	186,420,000
Davao Oriental 2nd District Engineering Office	181,299,000	181,299,000
Region XII - SOCCSKSARGEN	393,780,000	393,780,000

Cotabato 1st District Engineering Office	140,000,000	140,000,000
Cotabato 2nd District Engineering Office	16,200,000	16,200,000
Cotabato 3rd District Engineering Office	20,000,000	20,000,000
Sarangani District Engineering Office	20,000,000	20,000,000
South Cotabato 2nd District Engineering Office	30,000,000	30,000,000
South Cotabato 1st District Engineering Office	37,500,000	37,500,000
Sultan Kudarat 1st District Engineering Office	80,080,000	80,080,000
Sultan Kudarat 2nd District Engineering Office	50,000,000	50,000,000
Region XIII - Caraga	428,000,000	428,000,000

Agusan del Norte District Engineering Office	10,000,000	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	111
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Agusan del Sur 1st District Engineering Office	60,000,000	60,000,000
Agusan del Sur 2nd District Engineering Office	105,000,000	105,000,000
Butuan City District Engineering Office	60,000,000	60,000,000
Dinagat Islands District Engineering Office	53,100,000	53,100,000
Surigao del Norte 1st District Engineering Office	15,000,000	15,000,000
Surigao del Norte 2nd District Engineering Office	64,900,000	64,900,000
Surigao del Sur 1st District Engineering Office	25,000,000	25,000,000
Surigao del Sur 2nd District Engineering Office	35,000,000	35,000,000
Construction/Rehabilitation of Water Supply/Septage and Sewerage/Rain Water Collector Systems	2,810,100,000	2,810,100,000

Construction/Rehabilitation of Water Supply/Septage and Sewerage/Rain Water Collector Systems -	2,810,100,000	2,810,100,000

National Capital Region (NCR)	1,835,600,000	1,835,600,000

Central Office	1,835,600,000	1,835,600,000
Region I - Ilocos	45,000,000	45,000,000

Ilocos Sur 2nd District Engineering Office	35,000,000	35,000,000
La Union 1st District Engineering Office	5,000,000	5,000,000
Pangasinan 3rd District Engineering Office	5,000,000	5,000,000
Cordillera Administrative Region (CAR)	82,500,000	82,500,000

Apayao 2nd District Engineering Office	2,500,000	2,500,000
Lower Kalinga District Engineering Office	45,000,000	45,000,000
Upper Kalinga District Engineering Office	35,000,000	35,000,000
Region IVA - CALABARZON	79,000,000	79,000,000

Batangas 2nd District Engineering Office	34,000,000	34,000,000
Quezon 3rd District Engineering Office	45,000,000	45,000,000
Region IVB - MIMAROPA	83,000,000	83,000,000

Marinduque District Engineering Office	50,000,000	50,000,000

112	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Palawan 1st District Engineering Office	33,000,000	33,000,000
Region V - Bicol	63,000,000	63,000,000

Camarines Sur 1st District Engineering Office	25,000,000	25,000,000
Camarines Sur 4th District Engineering Office	38,000,000	38,000,000
Region VI - Western Visayas	10,000,000	10,000,000

Negros Occiedental 2nd District Engineering Office	10,000,000	10,000,000
Region VII - Central Visayas	372,000,000	372,000,000

Bohol 1st District Engineering Office	45,000,000	45,000,000
Cebu 1st District Engineering Office	69,000,000	69,000,000
Cebu 2nd District Engineering Office	36,000,000	36,000,000
Cebu 6th District Engineering Office	132,000,000	132,000,000
Cebu 7th District Engineering Office	90,000,000	90,000,000
Region IX - Zamboanga Peninsula	50,000,000	50,000,000

Zamboanga Sibugay 1st District Engineering Office	50,000,000	50,000,000
Region X - Northern Mindanao	70,000,000	70,000,000

Bukidnon 1st District Engineering Office	40,000,000	40,000,000
Cagayan de Oro City 1st District Engineering Office	10,000,000	10,000,000
Misamis Oriental 2nd District Engineering Office	20,000,000	20,000,000
Region XI - Davao	85,000,000	85,000,000

Davao de Oro 1st District Engineering Office	30,000,000	30,000,000
Davao de Oro 2nd District Engineering Office	15,000,000	15,000,000
Davao de Sur District Engineering Office	40,000,000	40,000,000
Region XII - SOCCSKSARGEN	35,000,000	35,000,000

Sarangani District Engineering Office	35,000,000	35,000,000
Construction/Improvement of Various Infrastructure in Support of National Security	5,107,000,000	5,107,000,000

Construction/Improvement of Various Infrastructures in Support of National Security (Tatag ng Imprastraktura para sa Kapayapaan at Seguridad Program - TIKAS)	5,107,000,000	5,107,000,000

National Capital Region (NCR)	3,655,340,000	3,655,340,000

Central Office	3,398,840,000	3,398,840,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	113
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Metro Manila 1st District Engineering Office	120,000,000	120,000,000
Quezon City 2nd District Engineering Office	86,500,000	86,500,000
South Manila District Engineering Office	50,000,000	50,000,000
Region I - Ilocos	52,000,000	52,000,000

La Union 1st District Engineering Office	52,000,000	52,000,000
Cordillera Administrative Region (CAR)	35,000,000	35,000,000

Baguio City District Engineering Office	35,000,000	35,000,000
Region II - Cagayan Valley	144,180,000	144,180,000

Cagayan 1st District Engineering Office	94,180,000	94,180,000
Cagayan 2nd District Engineering Office	50,000,000	50,000,000
Region III - Central Luzon	297,310,000	297,310,000

Bataan 2nd District Engineering Office	10,000,000	10,000,000
Pampanga 1st District Engineering Office	30,000,000	30,000,000
Pampanga 2nd District Engineering Office	20,000,000	20,000,000
Tarlac District Engineering Office	15,310,000	15,310,000
Tarlac 2nd District Engineering Office	29,000,000	29,000,000
Zambales 1st District Engineering Office	193,000,000	193,000,000
Region IVA - CALABARZON	38,500,000	38,500,000

Cavite 2nd District Engineering Office	18,500,000	18,500,000
Cavite 3rd District Engineering Office	20,000,000	20,000,000
Region IVB - MIMAROPA	107,600,000	107,600,000

Palawan 1st District Engineering Office	41,600,000	41,600,000
Palawan 2nd District Engineering Office	15,000,000	15,000,000
Palawan 3rd District Engineering Office	46,000,000	46,000,000
Southern Mindanao District Engineering Office	5,000,000	5,000,000
Region V - Bicol	181,000,000	181,000,000

Albay 2nd District Engineering Office	15,000,000	15,000,000
Camarines Sur 3rd District Engineering Office	66,000,000	66,000,000

114	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Catanduanes District Engineering Office	35,000,000	35,000,000
Sorsogon District Engineering Office	15,000,000	15,000,000
Sorsogon 2nd District Engineering Office	50,000,000	50,000,000
Region VI - Western Visayas	51,000,000	51,000,000

Capiz 2nd District Engineering Office	15,000,000	15,000,000
Iloilo 1st District Engineering Office	16,000,000	16,000,000
Iloilo 2nd District Engineering Office	20,000,000	20,000,000
Region VII - Central Visayas	33,000,000	33,000,000

Bohol 3rd District Engineering Office	10,000,000	10,000,000
Cebu 6th District Engineering Office	13,000,000	13,000,000
Negros Oriental 2nd District Engineering Office	10,000,000	10,000,000
Region VIII - Eastern Visayas	20,000,000	20,000,000

Samar 2nd District Engineering Office	20,000,000	20,000,000
Region IX - Zamboanga Peninsula	57,000,000	57,000,000

Zamboanga City District Engineering Office	53,000,000	53,000,000
Zamboanga Sibugay 2nd District Engineering Office	4,000,000	4,000,000
Region X - Northern Mindanao	62,000,000	62,000,000

Bukidnon 3rd District Engineering Office	12,000,000	12,000,000
Cagayan de Oro City 1st District Engineering Office	50,000,000	50,000,000
Region XI - Davao	78,070,000	78,070,000

Davao City District Engineering Office	66,500,000	66,500,000
Davao De Oro 1st District Engineering Office	11,570,000	11,570,000
Region XII - SOCCSKSARGEN	5,000,000	5,000,000

South Cotabato 1st District Engineering Office	5,000,000	5,000,000
Region XIII - Caraga	290,000,000	290,000,000

Agusan del Sur 1st District Engineering Office	80,000,000	80,000,000
Butuan City District Engineering Office	90,000,000	90,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	115
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Surigao del Norte 2nd District Engineering Office	120,000,000	120,000,000
Construction/Improvement of Access Roads leading to Railway Stations (Kalsada Tungo sa Paliparan, Riles at Daungan Program - KATUPARAN)	58,143,000	58,143,000

Construction/Improvement of Access Roads leading to Railway Stations	58,143,000	58,143,000

National Capital Region	38,143,000	38,143,000

Central Office	38,143,000	38,143,000
Region V - Bicol	20,000,000	20,000,000

Camarines Sur 3rd District Engineering Office	20,000,000	20,000,000
Construction/Rehabilitation/Improvement of Facilities for Persons with Disabilities (PWD) and Elderlies/Senior Citizens, including Gender-Responsive Facilities	480,000,000	480,000,000

Construction/Rehabilitation/Improvement of Facilities for Persons with Disabilities (PWD) and Elderlies/Senior Citizens, including Gender-Responsive Facilities	480,000,000	480,000,000

National Capital Region (NCR)	480,000,000	480,000,000

Central Office	480,000,000	480,000,000
Special Road Fund - Motor Vehicle User’s Charge (MVUC) as per R.A. 11239	24,553,974,000	24,553,974,000

Special Road Fund - Motor Vehicle User’s Charge (MVUC) as per R.A. 11239	24,553,974,000	24,553,974,000

National Capital Region (NCR)	18,236,090,000	18,236,090,000

Central Office	17,642,550,000	17,642,550,000
Las Piñas-Muntinlupa District Engineering Office	24,640,000	24,640,000
Malabon-Navotas District Engineering Office	7,570,000	7,570,000
Metro Manila 1st District Engineering Office	218,915,000	218,915,000
Metro Manila 2nd District Engineering Office	61,164,000	61,164,000
Metro Manila 3rd District Engineering Office	205,410,000	205,410,000
Quezon City 1st District Engineering Office	6,664,000	6,664,000
Quezon City 2nd District Engineering Office	27,520,000	27,520,000
South Manila District Engineering Office	41,657,000	41,657,000
Region I - Ilocos	257,355,000	257,355,000

Ilocos Norte 2nd District Engineering Office	73,991,000	73,991,000

116	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Ilocos Sur 2nd District Engineering Office	834,000	834,000
La Union 1st District Engineering Office	19,600,000	19,600,000
La Union 2nd District Engineering Office	50,000,000	50,000,000
Pangasinan 1st District Engineering Office	25,975,000	25,975,000
Pangasinan 2nd District Engineering Office	84,446,000	84,446,000
Pangasinan 3rd District Engineering Office	2,509,000	2,509,000
Cordillera Administrative Region	224,855,000	224,855,000

Abra District Engineering Office	50,000,000	50,000,000
Apayao 1st District Engineering Office	34,720,000	34,720,000
Baguio City District Engineering Office	45,000,000	45,000,000
Benguet 1st District Engineering Office	37,000,000	37,000,000
Benguet 2nd District Engineering Office	7,085,000	7,085,000
Ifugao 1st District Engineering Office	1,050,000	1,050,000
Lower Kalinga District Engineering Office	50,000,000	50,000,000
Region II - Cagayan Valley	105,949,000	105,949,000

Isabela 1st District Engineering Office	10,000,000	10,000,000
Isabela 2nd District Engineering Office	1,362,000	1,362,000
Isabela 3rd District Engineering Office	38,765,000	38,765,000
Isabela 4th District Engineering Office	27,662,000	27,662,000
Nueva Vizcaya District Engineering Office	26,960,000	26,960,000
Quirino District Engineering Office	1,200,000	1,200,000
Region III - Central Luzon	1,035,385,000	1,035,385,000

Aurora District Engineering Office	1,500,000	1,500,000
Bataan 1st District Engineering Office	14,400,000	14,400,000
Bataan 2nd District Engineering Office	40,000,000	40,000,000
Bulacan 1st District Engineering Office	182,500,000	182,500,000
Bulacan 2nd District Engineering Office	155,239,000	155,239,000
Nueva Ecija 1st District Engineering Office	15,580,000	15,580,000
Nueva Ecija 2nd District Engineering Office	14,310,000	14,310,000
Pampanga 2nd District Engineering Office	880,000	880,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	117
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Pampanga 3rd District Engineering Office	93,004,000	93,004,000
Tarlac 2nd District Engineering Office	53,180,000	53,180,000
Tarlac District Engineering Office	314,845,000	314,845,000
Zambales 1st District Engineering Office	43,117,000	43,117,000
Zambales 2nd District Engineering Office	106,830,000	106,830,000
Region IVA - CALABARZON	1,584,909,000	1,584,909,000

Batangas 1st District Engineering Office	72,455,000	72,455,000
Batangas 2nd District Engineering Office	18,160,000	18,160,000
Batangas 3rd District Engineering Office	2,770,000	2,770,000
Batangas 4th District Engineering Office	259,160,000	259,160,000
Cavite District Engineering Office	111,820,000	111,820,000
Cavite 2nd District Engineering Office	26,340,000	26,340,000
Cavite Third District Engineering Office	95,000,000	95,000,000
Laguna 1st District Engineering Office	20,002,000	20,002,000
Laguna 3rd District Engineering Office	1,550,000	1,550,000
Quezon 1st District Engineering Office	610,000,000	610,000,000
Quezon 2nd District Engineering Office	110,940,000	110,940,000
Quezon 3rd District Engineering Office	75,880,000	75,880,000
Quezon 4th District Engineering Office	60,832,000	60,832,000
Rizal 1st District Engineering Office	80,000,000	80,000,000
Rizal 2nd District Engineering Office	40,000,000	40,000,000
Region IVB - MIMAROPA	355,253,000	355,253,000

Marinduque District Engineering Office	11,906,000	11,906,000
Mindoro Oriental District Engineering Office	272,226,000	272,226,000
Palawan 1st District Engineering Office	41,090,000	41,090,000
Palawan 2nd District Engineering Office	15,690,000	15,690,000
Southern Mindoro District Engineering Office	14,341,000	14,341,000
Region V - Bicol	403,102,000	403,102,000

Albay 2nd District Engineering Office	3,770,000	3,770,000
Albay 3rd District Engineering Office	33,570,000	33,570,000

118	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Camarines Norte District Engineering Office	43,750,000	43,750,000
Camarines Sur 1st District Engineering Office	36,080,000	36,080,000
Camarines Sur 3rd District Engineering Office	20,000,000	20,000,000
Camarines Sur 5th District Engineering Office	31,020,000	31,020,000
Masbate 2nd District Engineering Office	182,632,000	182,632,000
Sorsogon District Engineering Office	52,280,000	52,280,000
Region VI - Western Visayas	283,204,000	283,204,000

Aklan District Engineering Office	3,700,000	3,700,000
Antique District Engineering Office	7,705,000	7,705,000
Bacolod City District Engineering Office	40,000,000	40,000,000
Capiz 2nd District Engineering Office	12,770,000	12,770,000
Iloilo 1st District Engineering Office	1,980,000	1,980,000
Iloilo City District Engineering Office	36,050,000	36,050,000
Negros Occidental 2nd District Engineering Office	175,000,000	175,000,000
Negros Occidental 3rd District Engineering Office	5,999,000	5,999,000
Region VII - Central Visayas	883,652,000	883,652,000

Bohol 1st District Engineering Office	63,619,000	63,619,000
Bohol 2nd District Engineering Office	132,121,000	132,121,000
Bohol 3rd District Engineering Office	302,432,000	302,432,000
Cebu 1st District Engineering Office	39,463,000	39,463,000
Cebu 2nd District Engineering Office	40,000,000	40,000,000
Cebu 4th District Engineering Office	13,500,000	13,500,000
Cebu 5th District Engineering Office	58,020,000	58,020,000
Cebu 6th District Engineering Office	120,700,000	120,700,000
Negros Oriental 1st District Engineering Office	3,617,000	3,617,000
Negros Oriental 2nd District Engineering Office	108,140,000	108,140,000
Negros Oriental 3rd District Engineering Office	2,040,000	2,040,000
Region VIII - Eastern Visayas	113,834,000	113,834,000

Biliran District Engineering Office	10,000,000	10,000,000
Leyte 1st District Engineering Office	10,000,000	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	119
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Samar 1st District Engineering Office	30,000,000	30,000,000
Samar 2nd District Engineering Office	43,834,000	43,834,000
Tacloban City District Engineering Office	20,000,000	20,000,000
Region IX - Zamboanga Peninsula	186,450,000	186,450,000

Zamboanga City District Engineering Office	110,000,000	110,000,000
Zamboanga del Norte 1st District Engineering Office	1,960,000	1,960,000
Zamboanga del Norte 2nd District Engineering Office	3,130,000	3,130,000
Zamboanga del Sur 1st District Engineering Office	70,000,000	70,000,000
Zamboanga del Sur 2nd District Engineering Office	1,360,000	1,360,000
Region X - Northern Mindanao	355,196,000	355,196,000

Bukidnon 3rd District Engineering Office	13,275,000	13,275,000
Cagayan de Oro City 1st District Engineering Office	68,500,000	68,500,000
Cagayan de Oro City 2nd District Engineering Office	145,078,000	145,078,000
Iligan City District Engineering Office	17,500,000	17,500,000
Lanao del Norte 1st District Engineering Office	31,560,000	31,560,000
Lanao del Norte 2nd District Engineering Office	3,860,000	3,860,000
Misamis Oriental 1st District Engineering Office	10,000,000	10,000,000
Misamis Oriental 2nd District Engineering Office	65,423,000	65,423,000
Region XI - Davao	259,050,000	259,050,000

Davao City 2nd District Engineering Office	400,000	400,000
Davao City District Engineering Office	104,920,000	104,920,000
Davao Oriental 1st District Engineering Office	103,730,000	103,730,000
Davao Oriental 2nd District Engineering Office	50,000,000	50,000,000

120	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XII - SOCCSKSARGEN	149,840,000	149,840,000

Cotabato 1st District Engineering Office	9,300,000	9,300,000
Cotabato 2nd District Engineering Office	32,150,000	32,150,000
Sarangani District Engineering Office	6,560,000	6,560,000
South Cotabato 2nd District Engineering Office	11,830,000	11,830,000
Sultan Kudarat 1st District Engineering Office	90,000,000	90,000,000
Region XIII - Caraga	119,850,000	119,850,000

Agusan del Sur 2nd District Engineering Office	41,050,000	41,050,000
Butuan City District Engineering Office	7,360,000	7,360,000
Surigao del Norte 1st District Engineering Office	5,000,000	5,000,000
Surigao del Norte 2nd District Engineering Office	43,590,000	43,590,000
Surigao del Sur 2nd District Engineering Office	22,850,000	22,850,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Access Roads and/or Bridges from the National Road/s leading to Major/Strategic Public Buildings/Facilities	79,950,479,000	79,950,479,000

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Access Roads and/or Bridges from the National Road/s leading to Major/Strategic Public Buildings/Facilities	79,950,479,000	79,950,479,000

National Capital Region (NCR)	62,915,685,000	62,915,685,000

Central Office	60,417,847,000	60,417,847,000
Las Piñas-Muntinlupa District Engineering Office	219,338,000	219,338,000
Malabon-Navotas District Engineering Office	62,000,000	62,000,000
Metro Manila 1st District Engineering Office	337,000,000	337,000,000
Metro Manila 2nd District Engineering Office	90,100,000	90,100,000
Metro Manila 3rd District Engineering Office	918,374,000	918,374,000
North Manila District Engineering Office	20,000,000	20,000,000
Quezon City 1st District Engineering Office	486,983,000	486,983,000
Quezon City 2nd District Engineering Office	364,043,000	364,043,000
Region I - Ilocos	1,712,700,000	1,712,700,000

Ilocos Norte 1st District Engineering Office	518,000,000	518,000,000
Ilocos Norte 2nd District Engineering Office	67,000,000	67,000,000
Ilocos Sur 1st District Engineering Office	30,000,000	30,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	121
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Ilocos Sur 2nd District Engineering Office	70,000,000	70,000,000
La Union 1st District Engineering Office	25,000,000	25,000,000
La Union 2nd District Engineering Office	50,000,000	50,000,000
Pangasinan 1st District Engineering Office	215,000,000	215,000,000
Pangasinan 2nd District Engineering Office	140,000,000	140,000,000
Pangasinan 3rd District Engineering Office	417,700,000	417,700,000
Pangasinan 4th District Engineering Office	180,000,000	180,000,000
Cordillera Administrative Region (CAR)	544,367,000	544,367,000

Abra District Engineering Office	93,000,000	93,000,000
Apayao 1st District Engineering Office	29,000,000	29,000,000
Apayao 2nd District Engineering Office	97,500,000	97,500,000
Ifugao 2nd District Engineering Office	35,000,000	35,000,000
Lower Kalinga District Engineering Office	185,651,000	185,651,000
Mountain Province First District Engineering Office	40,000,000	40,000,000
Mountain Province 2nd District Engineering Office	5,000,000	5,000,000
Upper Kalinga District Engineering Office	59,216,000	59,216,000
Region II - Cagayan Valley	1,265,675,000	1,265,675,000

Batanes District Engineering Office	80,000,000	80,000,000
Cagayan 1st District Engineering Office	117,840,000	117,840,000
Cagayan 2nd District Engineering Office	20,000,000	20,000,000
Cagayan 3rd District Engineering Office	431,616,000	431,616,000
Isabela 1st District Engineering Office	95,000,000	95,000,000
Isabela 2nd District Engineering Office	80,000,000	80,000,000
Isabela 3rd District Engineering Office	188,000,000	188,000,000
Isabela 4th District Engineering Office	140,000,000	140,000,000
Nueva Vizcaya District Engineering Office	15,000,000	15,000,000
Nueva Vizcaya 2nd District Engineering Office	50,000,000	50,000,000
Quirino District Engineering Office	48,219,000	48,219,000
Region III - Central Luzon	2,391,193,000	2,391,193,000

Bataan 2nd District Engineering Office	97,000,000	97,000,000

122	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Bulacan 1st District Engineering Office	205,952,000	205,952,000
Bulacan 2nd District Engineering Office	450,000,000	450,000,000
Nueva Ecija 1st District Engineering Office	312,577,000	312,577,000
Nueva Ecija 2nd District Engineering Office	88,000,000	88,000,000
Pampanga 1st District Engineering Office	189,000,000	189,000,000
Pampanga 2nd District Engineering Office	7,664,000	7,664,000
Pampanga 3rd District Engineering Office	325,000,000	325,000,000
Tarlac District Engineering Office	170,000,000	170,000,000
Tarlac 2nd District Engineering Office	200,000,000	200,000,000
Zambales 1st District Engineering Office	291,000,000	291,000,000
Zambales 2nd District Engineering Office	55,000,000	55,000,000
Region IVA - CALABARZON	1,575,680,000	1,575,680,000

Batangas 2nd District Engineering Office	125,000,000	125,000,000
Batangas 4th District Engineering Office	208,000,000	208,000,000
Cavite District Engineering Office	171,680,000	171,680,000
Cavite Third District Engineering Office	190,000,000	190,000,000
Laguna 2nd District Engineering Office	130,000,000	130,000,000
Laguna 3rd District Engineering Office	266,000,000	266,000,000
Quezon 1st District Engineering Office	80,000,000	80,000,000
Quezon 2nd District Engineering Office	50,000,000	50,000,000
Quezon 3rd District Engineering Office	60,000,000	60,000,000
Quezon 4th District Engineering Office	100,000,000	100,000,000
Rizal 1st District Engineering Office	120,000,000	120,000,000
Rizal 2nd District Engineering Office	75,000,000	75,000,000
Region IVB - MIMAROPA	480,440,000	480,440,000

Marinduque District Engineering Office	50,000,000	50,000,000
Mindoro Occidental District Engineering Office	95,000,000	95,000,000
Mindoro Oriental District Engineering Office	9,750,000	9,750,000
Palawan 2nd District Engineering Office	47,500,000	47,500,000
Palawan 3rd District Engineering Office	48,190,000	48,190,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	123
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Romblon District Engineering Office	50,000,000	50,000,000
Southern Mindoro District Engineering Office	180,000,000	180,000,000
Region V - Bicol	1,415,452,000	1,415,452,000

Albay 2nd District Engineering Office	673,452,000	673,452,000
Albay 3rd District Engineering Office	114,000,000	114,000,000
Camarines Norte District Engineering Office	50,000,000	50,000,000
Camarines Sur 1st District Engineering Office	50,000,000	50,000,000
Camarines Sur 2nd District Engineering Office	30,000,000	30,000,000
Camarines Sur 4th District Engineering Office	78,000,000	78,000,000
Masbate 2nd District Engineering Office	25,000,000	25,000,000
Masbate 3rd District Engineering Office	85,000,000	85,000,000
Sorsogon 2nd District Engineering Office	310,000,000	310,000,000
Region VI - Western Visayas	907,000,000	907,000,000

Antique District Engineering Office	110,000,000	110,000,000
Bacolod City District Engineering Office	70,000,000	70,000,000
Capiz 1st District Engineering Office	60,000,000	60,000,000
Guimaras District Engineering Office	129,000,000	129,000,000
Iloilo 1st District Engineering Office	230,000,000	230,000,000
Iloilo 2nd District Engineering Office	163,000,000	163,000,000
Iloilo 3rd District Engineering Office	15,000,000	15,000,000
Iloilo 4th District Engineering Office	20,000,000	20,000,000
Negros Occidental 1st District Engineering Office	80,000,000	80,000,000
Negros Occidental 2nd District Engineering Office	30,000,000	30,000,000
Region VII - Central Visayas	1,523,561,000	1,523,561,000

Bohol 1st District Engineering Office	52,500,000	52,500,000
Bohol 2nd District Engineering Office	80,000,000	80,000,000
Bohol 3rd District Engineering Office	97,500,000	97,500,000
Cebu 1st District Engineering Office	60,000,000	60,000,000
Cebu 2nd District Engineering Office	15,000,000	15,000,000
Cebu 3rd District Engineering Office	45,000,000	45,000,000

124	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Cebu 5th District Engineering Office	97,000,000	97,000,000
Cebu 6th District Engineering Office	335,272,000	335,272,000
Cebu 7th District Engineering Office	250,000,000	250,000,000
Cebu City District Engineering Office	117,500,000	117,500,000
Negros Oriental 1st District Engineering Office	253,789,000	253,789,000
Negros Oriental 3rd District Engineering Office	120,000,000	120,000,000
Region VIII - Eastern Visayas	1,158,740,000	1,158,740,000

Biliran District Engineering Office	80,000,000	80,000,000
Eastern Samar District Engineering Office	90,000,000	90,000,000
Leyte 1st District Engineering Office	247,000,000	247,000,000
Leyte 2nd District Engineering Office	91,000,000	91,000,000
Leyte 3rd District Engineering Office	348,000,000	348,000,000
Leyte 5th District Engineering Office	48,240,000	48,240,000
Northern Samar 1st District Engineering Office	50,000,000	50,000,000
Northern Samar 2nd District Engineering Office	40,000,000	40,000,000
Samar 1st District Engineering Office	50,000,000	50,000,000
Samar 2nd District Engineering Office	10,000,000	10,000,000
Tacloban City District Engineering Office	104,500,000	104,500,000
Region IX - Zamboanga Peninsula	490,000,000	490,000,000

Zamboanga City District Engineering Office	300,000,000	300,000,000
Zamboanga del Norte 1st District Engineering Office	50,000,000	50,000,000
Zamboanga del Norte 2nd District Engineering Office	35,000,000	35,000,000
Zamboanga del Norte 3rd District Engineering Office	50,000,000	50,000,000
Zamboanga del Sur 1st District Engineering Office	25,000,000	25,000,000
Zamboanga del Sur 2nd District Engineering Office	20,000,000	20,000,000
Zamboanga Sibugay 1st District Engineering Office	10,000,000	10,000,000
Region X - Northern Mindanao	2,050,786,000	2,050,786,000

Bukidnon 1st District Engineering Office	260,000,000	260,000,000
Bukidnon 2nd District Engineering Office	916,500,000	916,500,000
Cagayan de Oro City 1st District Engineering Office	65,000,000	65,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	125
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cagayan de Oro City 2nd District Engineering Office	58,000,000	58,000,000
Camiguin District Engineering Office	85,000,000	85,000,000
Iligan City District Engineering Office	19,717,000	19,717,000
Lanao del Norte 1st District Engineering Office	25,000,000	25,000,000
Lanao del Norte 2nd District Engineering Office	19,000,000	19,000,000
Misamis Occidental 1st District Engineering Office	51,825,000	51,825,000
Misamis Occidental 2nd District Engineering Office	255,748,000	255,748,000
Misamis Oriental 1st District Engineering Office	19,996,000	19,996,000
Misamis Oriental 2nd District Engineering Office	275,000,000	275,000,000
Region XI - Davao	1,001,500,000	1,001,500,000

Davao City 2nd District Engineering Office	100,000,000	100,000,000
Davao City District Engineering Office	90,000,000	90,000,000
Davao de Oro 1st District Engineering Office	411,000,000	411,000,000
Davao de Oro 2nd District Engineering Office	58,000,000	58,000,000
Davao del Sur District Engineering Office	150,000,000	150,000,000
Davao Oriental 1st District Engineering Office	147,500,000	147,500,000
Davao Oriental 2nd District Engineering Office	45,000,000	45,000,000
Region XII - SOCCSKSARGEN	225,200,000	225,200,000

Cotabato 2nd District Engineering Office	40,200,000	40,200,000
Sarangani District Engineering Office	50,000,000	50,000,000
South Cotabato 1st District Engineering Office	20,000,000	20,000,000
South Cotabato 2nd District Engineering Office	85,000,000	85,000,000
Sultan Kudarat 2nd District Engineering Office	30,000,000	30,000,000
Region XIII - Caraga	292,500,000	292,500,000

Agusan del Norte District Engineering Office	30,000,000	30,000,000
Butuan City District Engineering Office	30,000,000	30,000,000
Surigao del Norte 2nd District Engineering Office	10,000,000	10,000,000
Surigao del Sur 1st District Engineering Office	172,500,000	172,500,000
Surigao del Sur 2nd District Engineering Office	50,000,000	50,000,000

126	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Access Roads and/or Bridges from the National Roads connecting to Indigenous People (IP) Communities	326,000,000	326,000,000

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Access Roads and/or Bridges from the National Roads connecting to Indigenous People (IP) Communities	326,000,000	326,000,000

National Capital Region (NCR)	300,000,000	300,000,000

Central Office	300,000,000	300,000,000
Region II - Cagayan Valley	26,000,000	26,000,000

Cagayan 3rd District Engineering Office	26,000,000	26,000,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Interjurisdictional Roads and/or Bridges (or roads that traverse multiple LGU jurisdictions)	8,352,381,000	8,352,381,000

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Interjurisdictional Roads and/or Bridges (or roads that traverse multiple LGU jurisdictions)	8,352,381,000	8,352,381,000

National Capital Region (NCR)	7,809,381,000	7,809,381,000

Central Office	7,809,381,000	7,809,381,000
Region I - Ilocos	74,000,000	74,000,000

Ilocos Norte 1st District Engineering Office	39,000,000	39,000,000
Pangasinan 3rd District Engineering Office	35,000,000	35,000,000
Region II - Cagayan Valley	15,000,000	15,000,000

Isabela 1st District Engineering Office	15,000,000	15,000,000
Region III - Central Luzon	175,000,000	175,000,000

Bulacan 1st District Engineering Office	65,000,000	65,000,000
Bulacan 2nd District Engineering Office	100,000,000	100,000,000
Pampanga 1st District Engineering Office	10,000,000	10,000,000
Region IVA - CALABARZON	100,000,000	100,000,000

Quezon 3rd District Engineering Office	100,000,000	100,000,000
Region V - Bicol	30,000,000	30,000,000

Albay 1st District Engineering Office	30,000,000	30,000,000
Region IV - Western Visayas	15,000,000	15,000,000

Negros Occidental 1st District Engineering Office	15,000,000	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	127
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region VIII - Eastern Visayas	35,000,000	35,000,000

Leyte 5th District Engineering Office	35,000,000	35,000,000
Region X - Northern Mindanao	30,000,000	30,000,000

Misamis Occidental 1st District Engineering Office	30,000,000	30,000,000
Region XIII - Caraga	69,000,000	69,000,000

Surigao del Sur 2nd District Engineering Office	69,000,000	69,000,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Coastal Roads/Causeway for environmental protection/conservation	4,488,978,000	4,488,978,000

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Coastal Roads/Causeway for environmental protection/conservation	4,488,978,000	4,488,978,000

National Capital Region (NCR)	4,488,978,000	4,488,978,000

Central Office	4,488,978,000	4,488,978,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Flood Mitigation Structures protecting Public Infrastructures/Facilities	71,190,002,000	71,190,002,000

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Flood Mitigation Structures protecting Public Infrastructures/Facilities	71,190,002,000	71,190,002,000

National Capital Region (NCR)	64,339,138,000	64,339,138,000

Central Office	63,589,020,000	63,589,020,000
Metro Manila 1st District Engineering Office	30,000,000	30,000,000
Metro Manila 2nd District Engineering Office	238,000,000	238,000,000
Metro Manila 3rd District Engineering Office	190,000,000	190,000,000
North Manila District Engineering Office	179,680,000	179,680,000
Quezon City 1st District Engineering Office	112,438,000	112,438,000
Region I - Ilocos	1,428,480,000	1,428,480,000

Ilocos Norte 1st District Engineering Office	763,480,000	763,480,000
Ilocos Sur 1st District Engineering Office	140,000,000	140,000,000
Ilocos Sur 2nd District Engineering Office	145,000,000	145,000,000
La Union 1st District Engineering Office	90,000,000	90,000,000
La Union 2nd District Engineering Office	200,000,000	200,000,000
Pangasinan 3rd District Engineering Office	20,000,000	20,000,000

128	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Pangasinan 4th District Engineering Office	70,000,000	70,000,000
Cordillera Administrative Region (CAR)	205,000,000	205,000,000

Abra District Engineering Office	50,000,000	50,000,000
Apayao 1st District Engineering Office	100,000,000	100,000,000
Apayao 2nd District Engineering Office	15,000,000	15,000,000
Lower Kalinga District Engineering Office	25,000,000	25,000,000
Mountain Province 1st District Engineering Office	10,000,000	10,000,000
Mountain Province 2nd District Engineering Office	5,000,000	5,000,000
Region II - Cagayan Valley	142,934,000	142,934,000
Batanes District Engineering Office	8,000,000	8,000,000
Cagayan 3rd District Engineering Office	64,934,000	64,934,000
Isabela 1st District Engineering Office	50,000,000	50,000,000
Isabela 4th District Engineering Office	20,000,000	20,000,000
Region III - Central Luzon	1,528,197,000	1,528,197,000

Bulacan 1st District Engineering Office	148,197,000	148,197,000
Bulacan 2nd District Engineering Office	500,000,000	500,000,000
Nueva Ecija 2nd District Engineering Office	20,000,000	20,000,000
Pampanga 1st District Engineering Office	245,000,000	245,000,000
Pampanga 3rd District Engineering Office	285,000,000	285,000,000
Tarlac District Engineering Office	180,000,000	180,000,000
Zambales 1st District Engineering Office	150,000,000	150,000,000
Region IVA - CALABARZON	172,000,000	172,000,000

Batangas 4th District Engineering Office	19,000,000	19,000,000
Quezon 1st District Engineering Office	8,000,000	8,000,000
Quezon 3rd District Engineering Office	65,000,000	65,000,000
Rizal 2nd District Engineering Office	80,000,000	80,000,000
Region IVB - MIMAROPA	150,000,000	150,000,000

Palawan 1st District Engineering Office	20,000,000	20,000,000
Southern Mindoro District Engineering Office	30,000,000	30,000,000
Romblon District Engineering Office	100,000,000	100,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	129
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region V - Bicol	363,000,000	363,000,000

Albay 2nd District Engineering Office	208,000,000	208,000,000
Camarines Sur 4th District Engineering Office	55,000,000	55,000,000
Sorsogon 2nd District Engineering Office	100,000,000	100,000,000
Region VI - Western Visayas	196,500,000	196,500,000

Antique District Engineering Office	7,000,000	7,000,000
Iloilo 4th District Engineering Office	99,500,000	99,500,000
Negros Occidental 1st District Engineering Office	90,000,000	90,000,000
Region VII - Central Visayas	1,084,753,000	1,084,753,000

Bohol 1st District Engineering Office	20,000,000	20,000,000
Bohol 2nd District Engineering Office	50,000,000	50,000,000
Cebu 1st District Engineering Office	160,000,000	160,000,000
Cebu 3rd District Engineering Office	150,000,000	150,000,000
Cebu 6th District Engineering Office	164,753,000	164,753,000
Cebu 7th District Engineering Office	540,000,000	540,000,000
Region VIII - Eastern Visayas	682,000,000	682,000,000

Biliran District Engineering Office	245,000,000	245,000,000
Leyte 1st District Engineering Office	10,000,000	10,000,000
Leyte 2nd District Engineering Office	70,000,000	70,000,000
Leyte 5th District Engineering Office	130,000,000	130,000,000
Northern Samar 2nd District Engineering Office	50,000,000	50,000,000
Tacloban City District Engineering Office	177,000,000	177,000,000
Region IX - Zamboanga Peninsula	108,000,000	108,000,000

Zamboanga City District Engineering Office	48,000,000	48,000,000
Zamboanga Sibugay 2nd District Engineering Office	60,000,000	60,000,000
Region X - Northern Mindanao	310,000,000	310,000,000

Bukidnon 1st District Engineering Office	80,000,000	80,000,000
Cagayan de Oro City 1st District Engineering Office	15,000,000	15,000,000
Cagayan de Oro City 2nd District Engineering Office	5,000,000	5,000,000
Camiguin District Engineering Office	80,000,000	80,000,000

130	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Misamis Occidental 1st District Engineering Office	40,000,000	40,000,000
Misamis Occidental 2nd District Engineering Office	30,000,000	30,000,000
Misamis Oriental 1st District Engineering Office	50,000,000	50,000,000
Misamis Oriental 2nd District Engineering Office	10,000,000	10,000,000
Region XI - Davao	315,000,000	315,000,000

Davao de Oro 1st District Engineering Office	150,000,000	150,000,000
Davao de Oro 2nd District Engineering Office	165,000,000	165,000,000
Region XII - SOCCSKSARGEN	110,000,000	110,000,000

Cotabato 3rd District Engineering Office	60,000,000	60,000,000
Sarangani District Engineering Office	50,000,000	50,000,000
Region XIII - Caraga	55,000,000	55,000,000

Butuan City District Engineering Office	15,000,000	15,000,000
Surigao del Norte 2nd District Engineering Office	40,000,000	40,000,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Major/Strategic Public Buildings/Facilities Structural and Resilience Program	4,813,790,000	4,813,790,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Major/Strategic Public Buildings/Facilities Structural and Resilience Program	4,813,790,000	4,813,790,000
National Capital Region (NCR)	4,016,641,000	4,016,641,000
Central Office	3,652,828,000	3,652,828,000
Metro Manila 1st District Engineering Office	183,813,000	183,813,000
Metro Manila 3rd District Engineering Office	180,000,000	180,000,000
Region I - Ilocos	15,000,000	15,000,000

Ilocos Norte 1st District Engineering Office	5,000,000	5,000,000
Pangasinan 1st District Engineering Office	10,000,000	10,000,000
Region II - Cagayan Valley	70,909,000	70,909,000

Cagayan 3rd District Engineering Office	10,909,000	10,909,000
Isabela 2nd District Engineering Office	50,000,000	50,000,000
Isabela 4th District Engineering Office	10,000,000	10,000,000
Region III - Central Luzon	142,000,000	142,000,000

Bulacan 1st District Engineering Office	80,000,000	80,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	131
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Pampanga 1st District Engineering Office	4,000,000	4,000,000
Zambales 1st District Engineering Office	58,000,000	58,000,000
Region IVA - CALABARZON	125,240,000	125,240,000

Laguna 1st District Engineering Office	21,240,000	21,240,000
Laguna 2nd District Engineering Office	50,000,000	50,000,000
Laguna 3rd District Engineering Office	54,000,000	54,000,000
Region VI - Western Visayas	102,000,000	102,000,000

Iloilo 1st District Engineering Office	77,000,000	77,000,000
Iloilo 2nd District Engineering Office	25,000,000	25,000,000
Region VIII - Eastern Visayas	175,000,000	175,000,000

Leyte 1st District Engineering Office	30,000,000	30,000,000
Northern Samar 1st District Engineering Office	50,000,000	50,000,000
Tacloban City District Engineering Office	95,000,000	95,000,000
Region X - Northern Mindanao	155,000,000	155,000,000

Bukidnon 2nd District Engineering Office	155,000,000	155,000,000
Region XIII - Caraga	12,000,000	12,000,000

Agustan del Norte District Engineering Office	12,000,000	12,000,000
Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Evacuation Centers/Quarantine Facilities/Public Health Facilities	1,803,315,000	1,803,315,000

Sustainable Infrastructure Projects Alleviating Gaps (SIPAG)-Evacuation Centers/Quarantine Facilities/Public Health Facilities	1,803,315,000	1,803,315,000

National Capital Region (NCR)	1,575,000,000	1,575,000,000

Central Office	1,575,000,000	1,575,000,000
Region I - Ilocos	5,000,000	5,000,000

Pangasinan 4th District Engineering Office	5,000,000	5,000,000
Cordillera Administrative Region (CAR)	40,000,000	40,000,000

Apayao 1st District Engineering Office	20,000,000	20,000,000
Apayao 2nd District Engineering Office	20,000,000	20,000,000
Region III - Central Luzon	7,315,000	7,315,000

Bulacan 1st District Engineering Office	7,315,000	7,315,000

132	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVA - CALABARZON	6,000,000	6,000,000

Laguna 3rd District Engineering Office	6,000,000	6,000,000
Region V - Bicol	35,000,000	35,000,000

Albay 2nd District Engineering Office	35,000,000	35,000,000
Region VIII - Eastern Visayas	85,000,000	85,000,000

Eastern Samar District Engineering Office	40,000,000	40,000,000
Leyte 2nd District Engineering Office	40,000,000	40,000,000
Northern Samar 2nd District Engineering Office	5,000,000	5,000,000
Region X - Northern Mindanao	40,000,000	40,000,000

Bukidnon 2nd District Engineering Office	5,000,000	5,000,000
Bukidnon 3rd District Engineering Office	15,000,000	15,000,000
Camiguin District Engineering Office	20,000,000	20,000,000
Region XI - Davao	10,000,000	10,000,000

Davao de Oro 2nd District Engineering Office	10,000,000	10,000,000
Basic Infrastructure Program (BIP) - Access Roads and/or Bridges from the National Road/s leading to Major/Strategic Public Buildings/Facilities	45,177,579,000	45,177,579,000

Basic Infrastructure Program (BIP) - Access Roads and/or Bridges from the National Road/s leading to Major/Strategic Public Buildings/Facilities	45,177,579,000	45,177,579,000

National Capital Region (NCR)	18,654,200,000	18,654,200,000

Central Office	17,147,700,000	17,147,700,000
Las Piñas-Muntinlupa District Engineering Office	346,000,000	346,000,000
Metro Manila 1st District Engineering Office	253,000,000	253,000,000
Metro Manila 2nd District Engineering Office	13,500,000	13,500,000
Metro Manila 3rd District Engineering Office	336,000,000	336,000,000
North Manila District Engineering Office	50,000,000	50,000,000
Quezon City 1st District Engineering Office	310,000,000	310,000,000
Quezon City 2nd District Engineering Office	93,000,000	93,000,000
South Manila District Engineering Office	105,000,000	105,000,000
Region I - Ilocos	1,110,100,000	1,110,100,000

Ilocos Norte 1st District Engineering Office	248,100,000	248,100,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	133
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Ilocos Norte 2nd District Engineering Office	14,000,000	14,000,000
Ilocos Sur 1st District Engineering Office	101,000,000	101,000,000
Ilocos Sur 2nd District Engineering Office	99,000,000	99,000,000
La Union 1st District Engineering Office	16,000,000	16,000,000
La Union 2nd District Engineering Office	65,000,000	65,000,000
Pangasinan 1st District Engineering Office	150,000,000	150,000,000
Pangasinan 2nd District Engineering Office	134,000,000	134,000,000
Pangasinan 3rd District Engineering Office	203,000,000	203,000,000
Pangasinan 4th District Engineering Office	80,000,000	80,000,000
Cordillera Administrative Region (CAR)	300,000,000	300,000,000

Abra District Engineering Office	100,000,000	100,000,000
Apayao 2nd District Engineering Office	50,000,000	50,000,000
Baguio City District Engineering Office	58,000,000	58,000,000
Benguet 1st District Engineering Office	55,000,000	55,000,000
Benguet 2nd District Engineering Office	5,000,000	5,000,000
Ifugao 1st District Engineering Office	2,000,000	2,000,000
Mt. Province District Engineering Office	20,000,000	20,000,000
Upper Kalinga District Engineering Office	10,000,000	10,000,000
Region II - Cagayan Valley	2,071,834,000	2,071,834,000

Batanes District Engineering Office	14,000,000	14,000,000
Cagayan 1st District Engineering Office	197,000,000	197,000,000
Cagayan 2nd District Engineering Office	135,000,000	135,000,000
Cagayan 3rd District Engineering Office	51,000,000	51,000,000
Isabela 1st District Engineering Office	375,000,000	375,000,000
Isabela 2nd District Engineering Office	206,834,000	206,834,000
Isabela 3rd District Engineering Office	338,000,000	338,000,000
Isabela 4th District Engineering Office	515,000,000	515,000,000
Nueva Vizcaya District Engineering Office	10,000,000	10,000,000
Nueva Vizcaya 2nd District Engineering Office	55,000,000	55,000,000
Quirino District Engineering Office	175,000,000	175,000,000

134	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region III - Central Luzon	3,550,200,000	3,550,200,000

Aurora District Engineering Office	712,200,000	712,200,000
Bataan 1st District Engineering Office	285,500,000	285,500,000
Bataan 2nd District Engineering Office	42,000,000	42,000,000
Bulacan 1st District Engineering Office	685,000,000	685,000,000
Bulacan 2nd District Engineering Office	493,000,000	493,000,000
Nueva Ecija 1st District Engineering Office	156,600,000	156,600,000
Nueva Ecija 2nd District Engineering Office	97,900,000	97,900,000
Pampanga 1st District Engineering Office	339,000,000	339,000,000
Pampanga 2nd District Engineering Office	225,000,000	225,000,000
Pampanga 3rd District Engineering Office	10,000,000	10,000,000
Tarlac 2nd District Engineering Office	133,000,000	133,000,000
Tarlac District Engineering Office	281,000,000	281,000,000
Zambales 1st District Engineering Office	90,000,000	90,000,000
Region IVA - CALABARZON	4,078,636,000	4,078,636,000

Batangas 1st District Engineering Office	219,000,000	219,000,000
Batangas 2nd District Engineering Office	495,000,000	495,000,000
Batangas 3rd District Engineering Office	146,235,000	146,235,000
Batangas 4th District Engineering Office	463,000,000	463,000,000
Cavite District Engineering Office	236,000,000	236,000,000
Cavite 2nd District Engineering Office	80,500,000	80,500,000
Cavite Third District Engineering Office	577,000,000	577,000,000
Laguna 1st District Engineering Office	62,500,000	62,500,000
Laguna 2nd District Engineering Office	278,500,000	278,500,000
Laguna 3rd District Engineering Office	227,500,000	227,500,000
Quezon 1st District Engineering Office	97,000,000	97,000,000
Quezon 2nd District Engineering Office	143,000,000	143,000,000
Quezon 3rd District Engineering Office	125,000,000	125,000,000
Quezon 4th District Engineering Office	175,601,000	175,601,000
Rizal 1st District Engineering Office	392,800,000	392,800,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	135
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Rizal 2nd District Engineering Office	360,000,000	360,000,000
Region IVB - MIMAROPA	925,700,000	925,700,000

Marinduque District Engineering Office	110,000,000	110,000,000
Mindoro Occidental District Engineering Office	95,000,000	95,000,000
Mindoro Oriental District Engineering Office	170,000,000	170,000,000
Palawan 1st District Engineering Office	10,000,000	10,000,000
Palawan 2nd District Engineering Office	35,000,000	35,000,000
Palawan 3rd District Engineering Office	65,700,000	65,700,000
Romblon District Engineering Office	245,000,000	245,000,000
Southern Mindoro District Engineering Office	195,000,000	195,000,000
Region V - Bicol	3,412,000,000	3,412,000,000

Albay 1st District Engineering Office	20,000,000	20,000,000
Albay 2nd District Engineering Office	550,000,000	550,000,000
Albay 3rd District Engineering Office	40,000,000	40,000,000
Camarines Norte District Engineering Office	545,000,000	545,000,000
Camarines Sur 1st District Engineering Office	40,000,000	40,000,000
Camarines Sur 2nd District Engineering Office	75,000,000	75,000,000
Camarines Sur 3rd District Engineering Office	68,000,000	68,000,000
Camarines Sur 4th District Engineering Office	45,000,000	45,000,000
Camarines Sur 5th District Engineering Office	36,000,000	36,000,000
Catanduanes District Engineering Office	175,000,000	175,000,000
Masbate 1st District Engineering Office	150,000,000	150,000,000
Masbate 2nd District Engineering Office	150,000,000	150,000,000
Masbate 3rd District Engineering Office	145,000,000	145,000,000
Sorsogon 2nd District Engineering Office	326,000,000	326,000,000
Sorsogon District Engineering Office	1,047,000,000	1,047,000,000
Region VI - Western Visayas	2,178,209,000	2,178,209,000

Aklan District Engineering Office	42,000,000	42,000,000
Antique District Engineering Office	361,959,000	361,959,000
Bacolod City District Engineering Office	70,000,000	70,000,000

136	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Capiz 1st District Engineering Office	15,000,000	15,000,000
Capiz 2nd District Engineering Office	160,000,000	160,000,000
Guimaras District Engineering Office	87,000,000	87,000,000
Iloilo 1st District Engineering Office	276,000,000	276,000,000
Iloilo 2nd District Engineering Office	239,000,000	239,000,000
Iloilo 3rd District Engineering Office	75,000,000	75,000,000
Iloilo 4th District Engineering Office	79,000,000	79,000,000
Iloilo City District Engineering Office	282,250,000	282,250,000
Negros Occidental 1st District Engineering Office	103,000,000	103,000,000
Negros Occidental 2nd District Engineering Office	181,000,000	181,000,000
Negros Occidental 3rd District Engineering Office	117,000,000	117,000,000
Negros Occidental 4th District Engineering Office	90,000,000	90,000,000
Region VII - Central Visayas	2,477,200,000	2,477,200,000

Bohol 1st District Engineering Office	142,000,000	142,000,000
Bohol 2nd District Engineering Office	135,000,000	135,000,000
Bohol 3rd District Engineering Office	745,000,000	745,000,000
Cebu 1st District Engineering Office	96,000,000	96,000,000
Cebu 2nd District Engineering Office	220,000,000	220,000,000
Cebu 3rd District Engineering Office	135,000,000	135,000,000
Cebu 4th District Engineering Office	99,000,000	99,000,000
Cebu 5th District Engineering Office	105,000,000	105,000,000
Cebu 6th District Engineering Office	162,700,000	162,700,000
Cebu 7th District Engineering Office	272,500,000	272,500,000
Cebu City District Engineering Office	175,000,000	175,000,000
Negros Oriental 1st District Engineering Office	35,000,000	35,000,000
Negros Oriental 2nd District Engineering Office	75,000,000	75,000,000
Siquijor District Engineering Office	80,000,000	80,000,000
Region VIII - Eastern Visayas	1,512,000,000	1,512,000,000

Biliran District Engineering Office	55,000,000	55,000,000
Eastern Samar District Engineering Office	30,000,000	30,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	137
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Leyte 1st District Engineering Office	60,000,000	60,000,000
Leyte 2nd District Engineering Office	64,000,000	64,000,000
Leyte 3rd District Engineering Office	105,000,000	105,000,000
Leyte 4th District Engineering Office	20,000,000	20,000,000
Leyte 5th District Engineering Office	165,000,000	165,000,000
Northern Samar 1st District Engineering Office	115,000,000	115,000,000
Northern Samar 2nd District Engineering Office	53,000,000	53,000,000
Samar 1st District Engineering Office	260,000,000	260,000,000
Samar 2nd District Engineering Office	85,000,000	85,000,000
Southern Leyte District Engineering Office	40,000,000	40,000,000
Tacloban City District Engineering Office	460,000,000	460,000,000
Region IX - Zamboanga Peninsula	832,000,000	832,000,000

Isabela City District Engineering Office	60,000,000	60,000,000
Zamboanga City District Engineering Office	148,000,000	148,000,000
Zamboanga del Norte 1st District Engineering Office	114,000,000	114,000,000
Zamboanga del Norte 2nd District Engineering Office	62,500,000	62,500,000
Zamboanga del Norte 3rd District Engineering Office	129,000,000	129,000,000
Zamboanga del Norte 4th District Engineering Office	7,500,000	7,500,000
Zamboanga del Sur 1st District Engineering Office	60,000,000	60,000,000
Zamboanga del Sur 2nd District Engineering Office	20,000,000	20,000,000
Zamboanga Sibugay 1st District Engineering Office	126,000,000	126,000,000
Zamboanga Sibugay 2nd District Engineering Office	105,000,000	105,000,000
Region X - Northern Mindanao	1,910,500,000	1,910,500,000

Bukidnon 1st District Engineering Office	165,000,000	165,000,000
Bukidnon 2nd District Engineering Office	220,000,000	220,000,000
Bukidnon 3rd District Engineering Office	160,000,000	160,000,000
Cagayan de Oro City 1st District Engineering Office	45,000,000	45,000,000
Cagayan de Oro City 2nd District Engineering Office	68,000,000	68,000,000
Camiguin District Engineering Office	76,000,000	76,000,000
Iligan City District Engineering Office	100,000,000	100,000,000

138	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Lanao del Norte 1st District Engineering Office	90,000,000	90,000,000
Lanao del Norte 2nd District Engineering Office	122,500,000	122,500,000
Misamis Occidental 2nd District Engineering Office	135,000,000	135,000,000
Misamis Occidental District Engineering Office	59,000,000	59,000,000
Misamis Oriental 1st District Engineering Office	280,000,000	280,000,000
Misamis Oriental 2nd District Engineering Office	390,000,000	390,000,000
Region XI - Davao	828,000,000	828,000,000

Davao City District Engineering Office	45,000,000	45,000,000
Davao City 2nd District Engineering Office	101,000,000	101,000,000
Davao de Oro 1st District Engineering Office	100,000,000	100,000,000
Davao de Oro 2nd District Engineering Office	15,000,000	15,000,000
Davao del Norte District Engineering Office	287,000,000	287,000,000
Davao del Sur District Engineering Office	255,000,000	255,000,000
Davao Occidental District Engineering Office	15,000,000	15,000,000
Davao Oriental 1st District Engineering Office	10,000,000	10,000,000
Region XII - SOCCSKSARGEN	789,000,000	789,000,000

Cotabato 1st District Engineering Office	120,000,000	120,000,000
Cotabato 2nd District Engineering Office	30,000,000	30,000,000
Cotabato 3rd District Engineering Office	180,000,000	180,000,000
Cotabato City District Engineering Office	5,000,000	5,000,000
Sarangani District Engineering Office	100,000,000	100,000,000
South Cotabato 1st District Engineering Office	135,000,000	135,000,000
South Cotabato 2nd District Engineering Office	55,000,000	55,000,000
Sultan Kudarat 1st District Engineering Office	150,000,000	150,000,000
Sultan Kudarat 2nd District Engineering Office	14,000,000	14,000,000
Region XIII - Caraga	548,000,000	548,000,000

Agusan del Norte District Engineering Office	51,000,000	51,000,000
Agusan del Sur 1st District Engineering Office	50,000,000	50,000,000
Agusan del Sur 2nd District Engineering Office	30,000,000	30,000,000
Butuan City District Engineering Office	115,000,000	115,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	139
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Dinagat Islands District Engineering Office	15,000,000	15,000,000
Surigao del Norte 1st District Engineering Office	50,000,000	50,000,000
Surigao del Norte 2nd District Engineering Office	125,000,000	125,000,000
Surigao del Sur 1st District Engineering Office	27,000,000	27,000,000
Surigao del Sur 2nd District Engineering Office	85,000,000	85,000,000
Basic Infrastructure Program (BIP) - Access Roads and/or Bridges from the National Roads connecting to Indigenous People (IP) Communities	539,000,000	539,000,000

Basic Infrastructure Program (BIP) - Access Roads and/or Bridges from the National Roads connecting to Indigenous People (IP) Communities	539,000,000	539,000,000

National Capital Region (NCR)	150,000,000	150,000,000

Central Office	150,000,000	150,000,000
Cordillera Administrative Region (CAR)	192,000,000	192,000,000

Ifugao 1st District Engineering Office	12,000,000	12,000,000
Ifugao 2nd District Engineering Office	30,000,000	30,000,000
Lower Kalinga District Engineering Office	35,000,000	35,000,000
Mountain Province 2nd District Engineering Office	25,000,000	25,000,000
Mountain Province First District Engineering Office	85,000,000	85,000,000
Upper Kalinga District Engineering Office	5,000,000	5,000,000
Region V - Bicol	73,000,000	73,000,000

Camarines Sur 4th District Engineering Office	7,000,000	7,000,000
Sorsogon 2nd District Engineering Office	20,000,000	20,000,000
Sorsogon District Engineering Office	46,000,000	46,000,000
Region IX - Zamboanga Peninsula	124,000,000	124,000,000

Zamboanga del Norte 2nd District Engineering Office	24,000,000	24,000,000
Zamboanga del Sur 2nd District Engineering Office	100,000,000	100,000,000
Basic Infrastructure Program (BIP) - Interjurisdictional Roads and/or Bridges (or, roads that traverse multiple LGU Jurisdictions)	1,058,500,000	1,058,500,000

Basic Infrastructure Program (BIP) - Interjurisdictional Roads and/or Bridges (or, roads that traverse multiple LGU Jurisdictions)	1,058,500,000	1,058,500,000

National Capital Region (NCR)	560,000,000	560,000,000

140	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Central Office	560,000,000	560,000,000
Cordillera Administrative Region (CAR)	47,000,000	47,000,000

Ifugao 1st District Engineering Office	10,000,000	10,000,000
Ifugao 2nd District Engineering Office	15,000,000	15,000,000
Lower Kalinga District Engineering Office	8,000,000	8,000,000
Upper Kalinga District Engineering Office	14,000,000	14,000,000
Region III - Central Luzon	5,000,000	5,000,000

Bulacan 1st District Engineering Office	5,000,000	5,000,000
Region VI - Western Visayas	250,000,000	250,000,000

Aklan District Engineering Office	27,000,000	27,000,000
Guimaras District Engineering Office	92,000,000	92,000,000
Negros Occidental 1st District Engineering Office	70,000,000	70,000,000
Negros Occidental 3rd District Engineering Office	20,000,000	20,000,000
Negros Occidental 4th District Engineering Office	41,000,000	41,000,000
Region VII - Central Visayas	7,500,000	7,500,000

Cebu 7th District Engineering Office	7,500,000	7,500,000
Region VIII - Eastern Visayas	124,000,000	124,000,000

Eastern Samar District Engineering Office	36,000,000	36,000,000
Leyte 2nd District Engineering Office	16,000,000	16,000,000
Northern Samar 1st District Engineering Office	12,000,000	12,000,000
Northern Samar 2nd District Engineering Office	30,000,000	30,000,000
Samar 2nd District Engineering Office	30,000,000	30,000,000
Region XII - SOCCSKSARGEN	60,000,000	60,000,000

South Cotabato 2nd District Engineering Office	50,000,000	50,000,000
Sultan Kudarat 1st District Engineering Office	10,000,000	10,000,000
Region XIII - Caraga	5,000,000	5,000,000

Surigao del Norte 2nd District Engineering Office	5,000,000	5,000,000
Basic Infrastructure Program (BIP) - Coastal Roads/Causeway for environmental protection/conservation	2,949,500,000	2,949,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	141
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Basic Infrastructure Program (BIP) - Coastal Roads/Causeway for environmental protection/conservation	2,949,500,000	2,949,500,000

National Capital Region (NCR)	2,642,500,000	2,642,500,000

Central Office	2,642,500,000	2,642,500,000
Region IVA - CALABARZON	50,000,000	50,000,000

Rizal 1st District Engineering Office	50,000,000	50,000,000
Region IVB - MIMAROPA	200,000,000	200,000,000

Marinduque District Engineering Office	200,000,000	200,000,000
Region V - Bicol	8,000,000	8,000,000

Sorsogon 2nd District Engineering Office	8,000,000	8,000,000
Region VIII - Eastern Visayas	49,000,000	49,000,000

Eastern Samar District Engineering Office	19,000,000	19,000,000
Leyte 4th District Engineering Office	30,000,000	30,000,000
Basic Infrastructure Program (BIP) - Flood Mitigation Structures protecting Public Infrastructures/Facilities	33,565,050,000	33,565,050,000

Basic Infrastructure Program (BIP) - Flood Mitigation Structures protecting Public Infrastructures/Facilities	33,565,050,000	33,565,050,000

National Capital Region (NCR)	22,438,850,000	22,438,850,000

Central Office	21,098,850,000	21,098,850,000
Las Piñas-Muntinlupa District Engineering Office	166,000,000	166,000,000
Malabon-Navotas District Engineering Office	20,000,000	20,000,000
Metro Manila 1st District Engineering Office	150,000,000	150,000,000
Metro Manila 2nd District Engineering Office	68,000,000	68,000,000
Metro Manila 3rd District Engineering Office	58,000,000	58,000,000
North Manila District Engineering Office	445,000,000	445,000,000
Quezon City 1st District Engineering Office	5,000,000	5,000,000
Quezon City 2nd District Engineering Office	403,000,000	403,000,000
South Manila District Engineering Office	25,000,000	25,000,000
Region I - Ilocos	1,161,000,000	1,161,000,000

Ilocos Norte 1st District Engineering Office	115,000,000	115,000,000

142	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Ilocos Norte 2nd District Engineering Office	221,000,000	221,000,000
Ilocos Sur 1st District Engineering Office	84,000,000	84,000,000
Ilocos Sur 2nd District Engineering Office	145,000,000	145,000,000
La Union 1st District Engineering Office	15,000,000	15,000,000
La Union 2nd District Engineering Office	140,000,000	140,000,000
Pangasinan 2nd District Engineering Office	40,000,000	40,000,000
Pangasinan 3rd District Engineering Office	275,000,000	275,000,000
Pangasinan 4th District Engineering Office	126,000,000	126,000,000
Cordillera Administrative Region (CAR)	116,000,000	116,000,000

Apayao 2nd District Engineering Office	22,000,000	22,000,000
Benguet 2nd District Engineering Office	50,000,000	50,000,000
Lower Kalinga District Engineering Office	22,000,000	22,000,000
Mountain Province First District Engineering Office	15,000,000	15,000,000
Upper Kalinga District Engineering Office	7,000,000	7,000,000
Region II - Cagayan Valley	439,500,000	439,500,000

Batanes District Engineering Office	22,000,000	22,000,000
Cagayan 1st District Engineering Office	125,000,000	125,000,000
Cagayan 2nd District Engineering Office	20,000,000	20,000,000
Cagayan 3rd District Engineering Office	27,500,000	27,500,000
Isabela 1st District Engineering Office	20,000,000	20,000,000
Isabela 2nd District Engineering Office	55,000,000	55,000,000
Isabela 3rd District Engineering Office	50,000,000	50,000,000
Isabela 4th District Engineering Office	60,000,000	60,000,000
Nueva Vizcaya District Engineering Office	60,000,000	60,000,000
Region III - Central Luzon	3,086,000,000	3,086,000,000

Aurora District Engineering Office	280,000,000	280,000,000
Bataan 1st District Engineering Office	142,000,000	142,000,000
Bataan 2nd District Engineering Office	26,000,000	26,000,000
Bulacan 1st District Engineering Office	840,000,000	840,000,000
Bulacan 2nd District Engineering Office	375,000,000	375,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	143
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Nueva Ecija 1st District Engineering Office	70,000,000	70,000,000
Nueva Ecija 2nd District Engineering Office	51,000,000	51,000,000
Pampanga 1st District Engineering Office	67,000,000	67,000,000
Pampanga 2nd District Engineering Office	65,000,000	65,000,000
Pampanga 3rd District Engineering Office	20,000,000	20,000,000
Tarlac District Engineering Office	610,000,000	610,000,000
Zambales 1st District Engineering Office	540,000,000	540,000,000
Region IVA - CALABARZON	2,172,700,000	2,172,700,000

Batangas 1st District Engineering Office	70,000,000	70,000,000
Batangas 2nd District Engineering Office	155,000,000	155,000,000
Batangas 3rd District Engineering Office	30,000,000	30,000,000
Batangas 4th District Engineering Office	75,000,000	75,000,000
Cavite District Engineering Office	453,000,000	453,000,000
Cavite Third District Engineering Office	120,500,000	120,500,000
Laguna 1st District Engineering Office	305,000,000	305,000,000
Laguna 2nd District Engineering Office	366,000,000	366,000,000
Laguna 3rd District Engineering Office	5,000,000	5,000,000
Quezon 1st District Engineering Office	110,000,000	110,000,000
Quezon 2nd District Engineering Office	35,000,000	35,000,000
Quezon 3rd District Engineering Office	50,000,000	50,000,000
Quezon 4th District Engineering Office	5,000,000	5,000,000
Rizal 1st District Engineering Office	98,200,000	98,200,000
Rizal 2nd District Engineering Office	295,000,000	295,000,000
Region IVB - MIMAROPA	137,000,000	137,000,000

Marinduque District Engineering Office	17,000,000	17,000,000
Mindoro Occidental District Engineering Office	15,000,000	15,000,000
Mindoro Oriental District Engineering Office	50,000,000	50,000,000
Palawan 1st District Engineering Office	50,000,000	50,000,000
Southern Mindoro District Engineering Office	5,000,000	5,000,000

144	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol	1,051,000,000	1,051,000,000

Albay 1st District Engineering Office	7,000,000	7,000,000
Albay 2nd District Engineering Office	245,000,000	245,000,000
Albay 3rd District Engineering Office	230,000,000	230,000,000
Camarines Norte District Engineering Office	205,000,000	205,000,000
Camarines Sur 3rd District Engineering Office	95,000,000	95,000,000
Catanduanes District Engineering Office	19,000,000	19,000,000
Sorsogon 2nd District Engineering Office	55,000,000	55,000,000
Sorsogon District Engineering Office	195,000,000	195,000,000
Region VI - Western Visayas	506,000,000	506,000,000

Aklan District Engineering Office	50,000,000	50,000,000
Antique District Engineering Office	90,000,000	90,000,000
Capiz 1st District Engineering Office	25,000,000	25,000,000
Iloilo 1st District Engineering Office	30,000,000	30,000,000
Iloilo 2nd District Engineering Office	40,000,000	40,000,000
Iloilo City District Engineering Office	50,000,000	50,000,000
Negros Occidental 1st District Engineering Office	121,000,000	121,000,000
Negros Occidental 4th District Engineering Office	100,000,000	100,000,000
Region VII - Central Visayas	705,000,000	705,000,000

Bohol 1st District Engineering Office	5,000,000	5,000,000
Bohol 2nd District Engineering Office	40,000,000	40,000,000
Bohol 3rd District Engineering Office	95,000,000	95,000,000
Cebu 1st District Engineering Office	60,000,000	60,000,000
Cebu 2nd District Engineering Office	10,000,000	10,000,000
Cebu 4th District Engineering Office	35,000,000	35,000,000
Cebu 5th District Engineering Office	5,000,000	5,000,000
Cebu 6th District Engineering Office	125,000,000	125,000,000
Cebu 7th District Engineering Office	150,000,000	150,000,000
Cebu City District Engineering Office	35,000,000	35,000,000
Negros Oriental 1st District Engineering Office	5,000,000	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	145
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Oriental 2nd District Engineering Office	100,000,000	100,000,000
Negros Oriental 3rd District Engineering Office	30,000,000	30,000,000
Siquijor District Engineering Office	10,000,000	10,000,000
Region VIII - Eastern Visayas	591,000,000	591,000,000

Biliran District Engineering Office	113,000,000	113,000,000
Eastern Samar District Engineering Office	55,000,000	55,000,000
Leyte 1st District Engineering Office	90,000,000	90,000,000
Leyte 2nd District Engineering Office	10,000,000	10,000,000
Leyte 3rd District Engineering Office	45,000,000	45,000,000
Leyte 5th District Engineering Office	100,000,000	100,000,000
Samar 1st District Engineering Office	78,000,000	78,000,000
Samar 2nd District Engineering Office	25,000,000	25,000,000
Northern Samar 1st District Engineering Office	10,000,000	10,000,000
Northern Samar 2nd District Engineering Office	40,000,000	40,000,000
Southern Leyte District Engineering Office	15,000,000	15,000,000
Tacloban City District Engineering Office	10,000,000	10,000,000
Region IX - Zamboanga Peninsula	226,000,000	226,000,000

Isabela City District Engineering Office	10,000,000	10,000,000
Zamboanga City District Engineering Office	120,000,000	120,000,000
Zamboanga del Norte 1st District Engineering Office	56,000,000	56,000,000
Zamboanga del Norte 2nd District Engineering Office	40,000,000	40,000,000
Region X - Northern Mindanao	220,000,000	220,000,000

Bukidnon 2nd District Engineering Office	15,000,000	15,000,000
Cagayan de Oro City 1st District Engineering Office	55,000,000	55,000,000
Camiguin District Engineering Office	75,000,000	75,000,000
Iligan City District Engineering Office	5,000,000	5,000,000
Lanao del Norte 2nd District Engineering Office	5,000,000	5,000,000
Misamis Oriental 1st District Engineering Office	65,000,000	65,000,000
Region XI - Davao	317,000,000	317,000,000

Davao City District Engineering Office	157,000,000	157,000,000

146	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Davao del Norte District Engineering Office	160,000,000	160,000,000
Region XII - SOCCSKSARGEN	155,000,000	155,000,000

Cotabato 1st District Engineering Office	15,000,000	15,000,000
South Cotabato 1st District Engineering Office	125,000,000	125,000,000
South Cotabato 2nd District Engineering Office	5,000,000	5,000,000
Sultan Kudarat 2nd District Engineering Office	10,000,000	10,000,000
Region XIII - Caraga	243,000,000	243,000,000

Agusan del Norte District Engineering Office	20,000,000	20,000,000
Agusan del Sur 2nd District Engineering Office	20,000,000	20,000,000
Butuan City District Engineering Office	13,000,000	13,000,000
Surigao del Norte 1st District Engineering Office	40,000,000	40,000,000
Surigao del Sur 2nd District Engineering Office	150,000,000	150,000,000
Basic Infrastructure Program (BIP) - Multi-Purpose Buildings/Facilities to support Social Services	87,866,589,000	87,866,589,000

Basic Infrastructure Program (BIP) - Multi-Purpose Buildings/Facilities to support Social Services	87,866,589,000	87,866,589,000

National Capital Region (NCR)	39,675,563,000	39,675,563,000

Central Office	32,154,918,000	32,154,918,000
Las Piñas-Muntinlupa District Engineering Office	437,500,000	437,500,000
Malabon-Navotas District Engineering Office	430,600,000	430,600,000
Metro Manila 1st District Engineering Office	2,426,335,000	2,426,335,000
Metro Manila 2nd District Engineering Office	370,000,000	370,000,000
Metro Manila 3rd District Engineering Office	1,381,510,000	1,381,510,000
North Manila District Engineering Office	735,000,000	735,000,000
Quezon City 1st District Engineering Office	1,041,700,000	1,041,700,000
Quezon City 2nd District Engineering Office	403,000,000	403,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	147
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

South Manila District Engineering Office	295,000,000	295,000,000
Region I - Ilocos	2,971,246,000	2,971,246,000

Ilocos Norte 1st District Engineering Office	456,520,000	456,520,000
Ilocos Norte 2nd District Engineering Office	201,000,000	201,000,000
Ilocos Sur 1st District Engineering Office	180,000,000	180,000,000
Ilocos Sur 2nd District Engineering Office	320,000,000	320,000,000
La Union 1st District Engineering Office	199,000,000	199,000,000
La Union 2nd District Engineering Office	137,000,000	137,000,000
Pangasinan 1st District Engineering Office	245,000,000	245,000,000
Pangasinan 2nd District Engineering Office	366,000,000	366,000,000
Pangasinan 3rd District Engineering Office	762,726,000	762,726,000
Pangasinan 4th District Engineering Office	104,000,000	104,000,000
Cordillera Administrative Region (CAR)	774,000,000	774,000,000

Abra District Engineering Office	319,000,000	319,000,000
Apayao 1st District Engineering Office	45,000,000	45,000,000
Apayao 2nd District Engineering Office	66,500,000	66,500,000
Baguio City District Engineering Office	92,000,000	92,000,000
Benguet 1st District Engineering Office	3,000,000	3,000,000
Benguet 2nd District Engineering Office	10,000,000	10,000,000
Ifugao 1st District Engineering Office	63,000,000	63,000,000
Ifugao 2nd District Engineering Office	35,000,000	35,000,000
Lower Kalinga District Engineering Office	49,000,000	49,000,000
Mountain Province First District Engineering Office	40,000,000	40,000,000

148	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Mountain Province 2nd District Engineering Office	7,500,000	7,500,000
Upper Kalinga District Engineering Office	44,000,000	44,000,000
Region II - Cagayan Valley	3,129,649,000	3,129,649,000

Batanes District Engineering Office	156,000,000	156,000,000
Cagayan 1st District Engineering Office	328,000,000	328,000,000
Cagayan 2nd District Engineering Office	248,000,000	248,000,000
Cagayan 3rd District Engineering Office	415,649,000	415,649,000
Isabela 1st District Engineering Office	226,000,000	226,000,000
Isabela 2nd District Engineering Office	208,000,000	208,000,000
Isabela 3rd District Engineering Office	478,000,000	478,000,000
Isabela 4th District Engineering Office	585,000,000	585,000,000
Nueva Vizcaya District Engineering Office	331,000,000	331,000,000
Nueva Vizcaya 2nd District Engineering Office	109,000,000	109,000,000
Quirino District Engineering Office	45,000,000	45,000,000
Region III - Central Luzon	7,909,246,000	7,909,246,000

Aurora District Engineering Office	400,000,000	400,000,000
Bataan 1st District Engineering Office	129,500,000	129,500,000
Bataan 2nd District Engineering Office	347,000,000	347,000,000
Bulacan 1st District Engineering Office	1,797,500,000	1,797,500,000
Bulacan 2nd District Engineering Office	907,000,000	907,000,000
Nueva Ecija 1st District Engineering Office	467,000,000	467,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	149
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Nueva Ecija 2nd District Engineering Office	385,000,000	385,000,000
Pampanga 1st District Engineering Office	942,000,000	942,000,000
Pampanga 2nd District Engineering Office	359,000,000	359,000,000
Pampanga 3rd District Engineering Office	52,000,000	52,000,000
Tarlac District Engineering Office	848,000,000	848,000,000
Tarlac 2nd District Engineering Office	162,000,000	162,000,000
Zambales 1st District Engineering Office	693,246,000	693,246,000
Zambales 2nd District Engineering Office	420,000,000	420,000,000
Region IVA - CALABARZON	7,401,066,000	7,401,066,000

Batangas 1st District Engineering Office	312,000,000	312,000,000
Batangas 2nd District Engineering Office	321,000,000	321,000,000
Batangas 3rd District Engineering Office	516,000,000	516,000,000
Batangas 4th District Engineering Office	1,442,500,000	1,442,500,000
Cavite District Engineering Office	1,145,000,000	1,145,000,000
Cavite 2nd District Engineering Office	129,000,000	129,000,000
Cavite Third District Engineering Office	748,066,000	748,066,000
Laguna 1st District Engineering Office	193,500,000	193,500,000
Laguna 2nd District Engineering Office	781,500,000	781,500,000
Laguna 3rd District Engineering Office	299,500,000	299,500,000
Quezon 1st District Engineering Office	242,000,000	242,000,000

150	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Quezon 2nd District Engineering Office	227,000,000	227,000,000
Quezon 3rd District Engineering Office	340,000,000	340,000,000
Quezon 4th District Engineering Office	390,000,000	390,000,000
Rizal 1st District Engineering Office	209,000,000	209,000,000
Rizal 2nd District Engineering Office	105,000,000	105,000,000
Region IVB - MIMAROPA	1,705,500,000	1,705,500,000

Marinduque District Engineering Office	213,000,000	213,000,000
Mindoro Occidental District Engineering Office	150,000,000	150,000,000
Mindoro Oriental District Engineering Office	350,000,000	350,000,000
Palawan 1st District Engineering Office	258,500,000	258,500,000
Palawan 2nd District Engineering Office	242,000,000	242,000,000
Palawan 3rd District Engineering Office	47,000,000	47,000,000
Romblon District Engineering Office	215,000,000	215,000,000
Southern Mindoro District Engineering Office	230,000,000	230,000,000
Region V - Bicol	3,978,523,000	3,978,523,000

Albay 1st District Engineering Office	113,000,000	113,000,000
Albay 2nd District Engineering Office	207,753,000	207,753,000
Albay 3rd District Engineering Office	191,000,000	191,000,000
Camarines Norte District Engineering Office	155,000,000	155,000,000
Camarines Sur 1st District Engineering Office	188,000,000	188,000,000
Camarines Sur 2nd District Engineering Office	150,000,000	150,000,000
Camarines Sur 3rd District Engineering Office	130,000,000	130,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	151
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Camarines Sur 4th District Engineering Office	302,000,000	302,000,000
Camarines Sur 5th District Engineering Office	159,000,000	159,000,000
Catanduanes District Engineering Office	217,000,000	217,000,000
Masbate 2nd District Engineering Office	205,000,000	205,000,000
Masbate 3rd District Engineering Office	10,000,000	10,000,000
Sorsogon 2nd District Engineering Office	784,770,000	784,770,000
Sorsogon District Engineering Office	1,166,000,000	1,166,000,000
Region VI - Western Visayas	4,396,091,000	4,396,091,000

Aklan District Engineering Office	606,300,000	606,300,000
Antique District Engineering Office	243,000,000	243,000,000
Bacolod City District Engineering Office	305,000,000	305,000,000
Capiz 1st District Engineering Office	295,500,000	295,500,000
Capiz 2nd District Engineering Office	35,000,000	35,000,000
Guimaras District Engineering Office	182,050,000	182,050,000
Iloilo 1st District Engineering Office	386,017,000	386,017,000
Iloilo 2nd District Engineering Office	662,600,000	662,600,000
Iloilo 3rd District Engineering Office	272,000,000	272,000,000
Iloilo 4th District Engineering Office	502,700,000	502,700,000
Iloilo City District Engineering Office	275,800,000	275,800,000
Negros Occidental 1st District Engineering Office	168,000,000	168,000,000
Negros Occidental 2nd District Engineering Office	300,124,000	300,124,000

152	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Negros Occidental 3rd District Engineering Office	68,000,000	68,000,000
Negros Occidental 4th District Engineering Office	94,000,000	94,000,000
Region VII - Central Visayas	3,850,700,000	3,850,700,000

Bohol 1st District Engineering Office	487,000,000	487,000,000
Bohol 2nd District Engineering Office	375,000,000	375,000,000
Bohol 3rd District Engineering Office	285,000,000	285,000,000
Cebu 1st District Engineering Office	369,000,000	369,000,000
Cebu 2nd District Engineering Office	395,000,000	395,000,000
Cebu 3rd District Engineering Office	123,000,000	123,000,000
Cebu 4th District Engineering Office	168,000,000	168,000,000
Cebu 5th District Engineering Office	495,000,000	495,000,000
Cebu 6th District Engineering Office	524,500,000	524,500,000
Cebu 7th District Engineering Office	50,000,000	50,000,000
Cebu City District Engineering Office	210,000,000	210,000,000
Negros Oriental 1st District Engineering Office	160,000,000	160,000,000
Negros Oriental 2nd District Engineering Office	140,000,000	140,000,000
Siquijor District Engineering Office	69,200,000	69,200,000
Region VIII - Eastern Visayas	2,346,891,000	2,346,891,000

Biliran District Engineering Office	147,000,000	147,000,000
Eastern Samar District Engineering Office	31,000,000	31,000,000
Leyte 1st District Engineering Office	322,700,000	322,700,000
Leyte 2nd District Engineering Office	180,000,000	180,000,000
Leyte 3rd District Engineering Office	70,000,000	70,000,000
Leyte 4th District Engineering Office	503,466,000	503,466,000
Leyte 5th District Engineering Office	75,000,000	75,000,000
Northern Samar 1st District Engineering Office	259,725,000	259,725,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	153
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Northern Samar 2nd District Engineering Office	60,000,000	60,000,000
Samar 1st District Engineering Office	170,000,000	170,000,000
Samar 2nd District Engineering Office	198,000,000	198,000,000
Southern Leyte District Engineering Office	175,000,000	175,000,000
Tacloban City District Engineering Office	155,000,000	155,000,000
Region IX - Zamboanga Peninsula	1,384,500,000	1,384,500,000

Isabela City District Engineering Office	283,000,000	283,000,000
Zamboanga City District Engineering Office	257,000,000	257,000,000
Zamboanga del Norte 1st District Engineering Office	20,000,000	20,000,000
Zamboanga del Norte 2nd District Engineering Office	48,500,000	48,500,000
Zamboanga del Norte 3rd District Engineering Office	180,500,000	180,500,000
Zamboanga del Norte 4th District Engineering Office	43,000,000	43,000,000
Zamboanga del Sur 1st District Engineering Office	148,500,000	148,500,000
Zamboanga del Sur 2nd District Engineering Office	160,000,000	160,000,000
Zamboanga Sibugay 1st District Engineering Office	134,000,000	134,000,000
Zamboanga Sibugay 2nd District Engineering Office	110,000,000	110,000,000
Region X - Northern Mindanao	2,979,184,000	2,979,184,000

Bukidnon 1st District Engineering Office	270,000,000	270,000,000
Bukidnon 2nd District Engineering Office	375,000,000	375,000,000
Bukidnon 3rd District Engineering Office	254,500,000	254,500,000
Cagayan de Oro City 1st District Engineering Office	155,000,000	155,000,000
Cagayan de Oro City 2nd District Engineering Office	121,000,000	121,000,000
Camiguin District Engineering Office	191,000,000	191,000,000

154	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Iligan City District Engineering Office	145,000,000	145,000,000
Lanao del Norte 1st District Engineering Office	105,000,000	105,000,000
Lanao del Norte 2nd District Engineering Office	185,500,000	185,500,000
Misamis Occidental 2nd District Engineering Office	435,000,000	435,000,000
Misamis Occidental District Engineering Office	179,500,000	179,500,000
Misamis Oriental 1st District Engineering Office	381,684,000	381,684,000
Misamis Oriental 2nd District Engineering Office	181,000,000	181,000,000
Region XI - Davao	2,494,430,000	2,494,430,000

Davao City District Engineering Office	116,000,000	116,000,000
Davao City 2nd District Engineering Office	149,000,000	149,000,000
Davao de Oro 1st District Engineering Office	341,000,000	341,000,000
Davao de Oro 2nd District Engineering Office	425,000,000	425,000,000
Davao del Norte District Engineering Office	147,500,000	147,500,000
Davao del Sur District Engineering Office	573,430,000	573,430,000
Davao Occidental District Engineering Office	228,000,000	228,000,000
Davao Oriental 1st District Engineering Office	240,500,000	240,500,000
Davao Oriental 2nd District Engineering Office	274,000,000	274,000,000
Region XII - SOCCSKSARGEN	1,445,000,000	1,445,000,000

Cotabato 1st District Engineering Office	15,000,000	15,000,000
Cotabato 2nd District Engineering Office	120,000,000	120,000,000
Cotabato 3rd District Engineering Office	145,000,000	145,000,000
Sarangani District Engineering Office	270,000,000	270,000,000
South Cotabato 1st District Engineering Office	274,000,000	274,000,000
South Cotabato 2nd District Engineering Office	385,000,000	385,000,000
Sultan Kudarat 1st District Engineering Office	40,000,000	40,000,000
Sultan Kudarat 2nd District Engineering Office	196,000,000	196,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	155
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XIII - Caraga	1,425,000,000	1,425,000,000

Agusan del Norte District Engineering Office	127,000,000	127,000,000
Agusan del Sur 1st District Engineering Office	95,000,000	95,000,000
Agusan del Sur 2nd District Engineering Office	138,000,000	138,000,000
Butuan City District Engineering Office	231,000,000	231,000,000
Dinagat Islands District Engineering Office	115,000,000	115,000,000
Surigao del Norte 1st District Engineering Office	380,000,000	380,000,000
Surigao del Sur 1st District Engineering Office	239,000,000	239,000,000
Surigao del Sur 2nd District Engineering Office	100,000,000	100,000,000
Basic Infrastructure Program (BIP) - Major/Strategic Public Buildings/ Facilities Structural and Resilience Program	558,000,000	558,000,000

Basic Infrastructure Program (BIP) - Major/Strategic Public Buildings/ Facilities Structural and Resilience Program	558,000,000	558,000,000

National Capital Region (NCR)	248,000,000	248,000,000

Central Office	186,000,000	186,000,000
Metro Manila 1st District Engineering Office	7,000,000	7,000,000
Quezon City 2nd District Engineering Office	50,000,000	50,000,000
South Manila District Engineering Office	5,000,000	5,000,000
Region II - Cagayan Valley	29,000,000	29,000,000

Cagayan 3rd District Engineering Office	20,000,000	20,000,000
Isabela 3rd District Engineering Office	9,000,000	9,000,000
Region III - Central Luzon	7,000,000	7,000,000

Aurora District Engineering Office	7,000,000	7,000,000

156	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVA - CALABARZON	50,000,000	50,000,000

Batangas 2nd District Engineering Office	45,000,000	45,000,000
Cavite 1st District Engineering Office	5,000,000	5,000,000
Region IVB - MIMAROPA	5,000,000	5,000,000

Romblon District Engineering Office	5,000,000	5,000,000
Region V - Bicol	44,000,000	44,000,000

Albay 1st District Engineering Office	10,000,000	10,000,000
Albay 3rd District Engineering Office	30,000,000	30,000,000
Camarines Sur 1st District Engineering Office	2,000,000	2,000,000
Catanduanes District Engineering Office	2,000,000	2,000,000
Region VI - Western Visayas	50,000,000	50,000,000

Iloilo 1st District Engineering Office	30,000,000	30,000,000
Negros Occidental 4th District Engineering Office	20,000,000	20,000,000
Region VII - Central Visayas	14,000,000	14,000,000

Negros Oriental 1st District Engineering Office	14,000,000	14,000,000
Region VIII - Eastern Visayas	45,000,000	45,000,000

Eastern Samar District Engineering Office	15,000,000	15,000,000
Leyte 3rd District Engineering Office	30,000,000	30,000,000
Region X - Northern Mindanao	18,000,000	18,000,000

Camiguin District Engineering Office	13,000,000	13,000,000
Misamis Oriental 1st District Engineering Office	5,000,000	5,000,000
Region XI - Davao	40,000,000	40,000,000

Davao de Oro 2nd District Engineering Office	5,000,000	5,000,000
Davao del Norte District Engineering Office	5,000,000	5,000,000
Davao del Sur District Engineering Office	30,000,000	30,000,000
Region XIII - Caraga	8,000,000	8,000,000

Butuan City District Engineering Office	8,000,000	8,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	157
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Basic Infrastructure Program (BIP) - Evacuation Centers/Quarantine Facilities/ Public Health Facilities	4,584,000,000	4,584,000,000

Basic Infrastructure Program (BIP) - Evacuation Centers/Quarantine Facilities/ Public Health Facilities	4,584,000,000	4,584,000,000

National Capital Region (NCR)	2,217,500,000	2,217,500,000

Central Office	2,077,000,000	2,077,000,000
Las Piñas-Muntinlupa District Engineering Office	72,500,000	72,500,000
Metro Manila 1st District Engineering Office	68,000,000	68,000,000
Region I - Ilocos	33,000,000	33,000,000

La Union 1st District Engineering Office	15,000,000	15,000,000
Pangasinan 3rd District Engineering Office	18,000,000	18,000,000
Cordillera Administrative Region (CAR)	60,000,000	60,000,000

Abra District Engineering Office	10,000,000	10,000,000
Lower Kalinga District Engineering Office	30,000,000	30,000,000
Mountain Province District Engineering Office	20,000,000	20,000,000
Region II - Cagayan Valley	37,000,000	37,000,000

Isabela 1st District Engineering Office	5,000,000	5,000,000
Isabela 4th District Engineering Office	12,000,000	12,000,000
Quirino District Engineering Office	20,000,000	20,000,000
Region III - Central Luzon	467,000,000	467,000,000

Aurora District Engineering Office	77,000,000	77,000,000
Bulacan 1st District Engineering Office	30,000,000	30,000,000
Nueva Ecija 1st District Engineering Office	50,000,000	50,000,000
Tarlac District Engineering Office	235,000,000	235,000,000
Tarlac 2nd District Engineering Office	30,000,000	30,000,000
Zambales 1st District Engineering Office	40,000,000	40,000,000
Zambales 2nd District Engineering Office	5,000,000	5,000,000

158	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVA - CALABARZON	541,000,000	541,000,000

Batangas 1st District Engineering Office	5,000,000	5,000,000
Batangas 2nd District Engineering Office	15,000,000	15,000,000
Batangas 4th District Engineering Office	90,000,000	90,000,000
Cavite 1st District Engineering Office	20,000,000	20,000,000
Cavite 2nd District Engineering Office	150,000,000	150,000,000
Laguna 1st District Engineering Office	15,000,000	15,000,000
Laguna 2nd District Engineering Office	80,000,000	80,000,000
Laguna 3rd District Engineering Office	6,000,000	6,000,000
Quezon 3rd District Engineering Office	60,000,000	60,000,000
Quezon 4th District Engineering Office	100,000,000	100,000,000
Region IVB - MIMAROPA	40,000,000	40,000,000

Mindoro Oriental District Engineering Office	5,000,000	5,000,000
Palawan 1st District Engineering Office	30,000,000	30,000,000
Romblon District Engineering Office	5,000,000	5,000,000
Region V - Bicol	213,000,000	213,000,000

Camarines Norte District Engineering Office	65,000,000	65,000,000
Camarines Sur 1st District Engineering Office	15,000,000	15,000,000
Camarines Sur 3rd District Engineering Office	60,000,000	60,000,000
Catanduanes District Engineering Office	5,000,000	5,000,000
Sorsogon 2nd District Engineering Office	18,000,000	18,000,000
Sorsogon District Engineering Office	50,000,000	50,000,000
Region VI - Western Visayas	108,500,000	108,500,000

Antique District Engineering Office	5,000,000	5,000,000
Guimaras District Engineering Office	20,000,000	20,000,000
Iloilo 2nd District Engineering Office	8,000,000	8,000,000
Iloilo 3rd District Engineering Office	5,000,000	5,000,000
Iloilo 4th District Engineering Office	15,000,000	15,000,000
Negros Occidental 1st District Engineering Office	20,000,000	20,000,000
Negros Occidental 2nd District Engineering Office	35,500,000	35,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	159
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region VII - Central Visayas	257,000,000	257,000,000

Bohol 1st District Engineering Office	5,000,000	5,000,000
Bohol 3rd District Engineering Office	82,000,000	82,000,000
Cebu 2nd District Engineering Office	60,000,000	60,000,000
Cebu 3rd District Engineering Office	20,000,000	20,000,000
Cebu 4th District Engineering Office	30,000,000	30,000,000
Cebu 5th District Engineering Office	10,000,000	10,000,000
Cebu 6th District Engineering Office	45,000,000	45,000,000
Negros Oriental 1st District Engineering Office	3,000,000	3,000,000
Siquijor District Engineering Office	2,000,000	2,000,000
Region VIII - Eastern Visayas	200,000,000	200,000,000

Eastern Samar District Engineering Office	46,000,000	46,000,000
Leyte 4h District Engineering Office	114,000,000	114,000,000
Northern Samar 2nd District Engineering Office	40,000,000	40,000,000
Region X - Northern Mindanao	193,000,000	193,000,000

Bukidnon 2nd District Engineering Office	35,000,000	35,000,000
Bukidnon 3rd District Engineering Office	5,000,000	5,000,000
Camiguin District Engineering Office	5,000,000	5,000,000
Lanao del Norte 1st District Engineering Office	20,000,000	20,000,000
Misamis Occidental 1st District Engineering Office	100,000,000	100,000,000
Misamis Oriental 2nd District Engineering Office	28,000,000	28,000,000
Region X - Davao	28,000,000	28,000,000

Davao del Norte District Engineering Office	3,000,000	3,000,000
Davao del Sur District Engineering Office	25,000,000	25,000,000
Region XII - SOCCSKSARGEN	110,000,000	110,000,000

Cotabato City District Engineering Office	20,000,000	20,000,000
Sarangani District Engineering Office	10,000,000	10,000,000
South Cotabato 2nd District Engineering Office	30,000,000	30,000,000
Sultan Kudarat 1st District Engineering Office	30,000,000	30,000,000
Sultan Kudarat 2nd District Engineering Office	20,000,000	20,000,000

160	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XIII - Caraga	79,000,000	79,000,000

Dinagat Islands District Engineering Office	20,000,000	20,000,000
Surigao del Norte 1st District Engineering Office	5,000,000	5,000,000
Surigao del Sur 1st District Engineering Office	14,000,000	14,000,000
Surigao del Sur 2nd District Engineering Office	40,000,000	40,000,000
Basic Infrastructure Program (BIP) - Public Water Supply System	1,873,000,000	1,873,000,000

Basic Infrastructure Program (BIP) - Public Water Supply System	1,873,000,000	1,873,000,000

National Capital Region (NCR)	505,000,000	505,000,000

Central Office	500,000,000	500,000,000
Metro Manila 3rd District Engineering Office	5,000,000	5,000,000
Region I - Ilocos	24,000,000	24,000,000

Ilocos Norte 1st District Engineering Office	4,000,000	4,000,000
La Union 2nd District Engineering Office	5,000,000	5,000,000
Pangasinan 1st District Engineering Office	15,000,000	15,000,000
Cordillera Administrative Region (CAR)	75,000,000	75,000,000

Abra District Engineering Office	60,000,000	60,000,000
Benguet 1st District Engineering Office	5,000,000	5,000,000
Upper Kalinga District Engineering Office	10,000,000	10,000,000
Region II - Cagayan Valley	70,000,000	70,000,000

Isabela 1st District Engineering Office	25,000,000	25,000,000
Isabela 2nd District Engineering Office	10,000,000	10,000,000
Isabela 4th District Engineering Office	30,000,000	30,000,000
Quirino District Engineering Office	5,000,000	5,000,000
Region III - Central Luzon	25,000,000	25,000,000

Aurora District Engineering Office	5,000,000	5,000,000
Bataan 2nd District Engineering Office	20,000,000	20,000,000
Region IVA - CALABARZON	176,000,000	176,000,000

Batangas 1st District Engineering Office	10,000,000	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	161
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Batangas 2nd District Engineering Office	60,000,000	60,000,000
Batangas 3rd District Engineering Office	20,000,000	20,000,000
Batangas 4th District Engineering Office	24,000,000	24,000,000
Laguna 3rd DistrictEngineering Office	15,000,000	15,000,000
Quezon 2nd DistrictEngineering Office	42,000,000	42,000,000
Quezon 4th DistrictEngineering Office	5,000,000	5,000,000
Region IVB - MIMAROPA	73,000,000	73,000,000

Mindoro Oriental District Engineering Office	5,000,000	5,000,000
Palawan 1st District Engineering Office	68,000,000	68,000,000
Region V - Bicol	148,000,000	148,000,000

Albay 1st District Engineering Office	50,000,000	50,000,000
Albay 2nd District Engineering Office	10,000,000	10,000,000
Camarines Sur 1st District Engineering Office	25,000,000	25,000,000
Camarines Sur 3rd District Engineering Office	10,000,000	10,000,000
Camarines Sur 4th District Engineering Office	2,000,000	2,000,000
Catanduanes District Engineering Office	21,000,000	21,000,000
Sorsogon 2nd District Engineering Office	30,000,000	30,000,000
Region VI - Western Visayas	64,000,000	64,000,000

Antique District Engineering Office	4,000,000	4,000,000
Negros Occidental 1st District Engineering Office	5,000,000	5,000,000
Negros Occidental 3rd District Engineering Office	50,000,000	50,000,000
Negros Occidental 4th District Engineering Office	5,000,000	5,000,000
Region VII - Central Visayas	108,000,000	108,000,000

Bohol 1st District Engineering Office	53,000,000	53,000,000
Bohol 3rd District Engineering Office	40,000,000	40,000,000
Cebu 6th District Engineering Office	5,000,000	5,000,000
Negros Oriental 1st District Engineering Office	10,000,000	10,000,000
Region VIII - Eastern Visayas	35,000,000	35,000,000

Leyte 3rd District Engineering Office	15,000,000	15,000,000
Leyte 5th District Engineering Office	10,000,000	10,000,000
Northern Samar 1st District Engineering Office	10,000,000	10,000,000

162	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IX - Zamboanga Peninsula			35,000,000	35,000,000

Zamboanga City District Engineering Office			5,000,000	5,000,000
Zamboanga del Norte 2nd District Engineering Office			15,000,000	15,000,000
Zamboanga del Sur 1st District Engineering Office			15,000,000	15,000,000
Region X - Northern Mindanao			380,000,000	380,000,000

Bukidnon 1st District Engineering Office			125,000,000	125,000,000
Bukidnon 2nd District Engineering Office			70,000,000	70,000,000
Bukidnon 3rd District Engineering Office			100,000,000	100,000,000
Cagayan de Oro City 1st District Engineering Office			30,000,000	30,000,000
Misamis Occidental 2nd District Engineering Office			10,000,000	10,000,000
Misamis Oriental 1st District Engineering Office			25,000,000	25,000,000
Misamis Oriental 2nd District Engineering Office			20,000,000	20,000,000
Region XI - Davao			100,000,000	100,000,000

Davao City District Engineering Office			25,000,000	25,000,000
Davao City 2nd District Engineering Office			10,000,000	10,000,000
Davao de Oro 1st District Engineering Office			30,000,000	30,000,000
Davao de Oro 2nd District Engineering Office			10,000,000	10,000,000
Davao del Norte District Engineering Office			15,000,000	15,000,000
Davao del Sur District Engineering Office			10,000,000	10,000,000
Region XII - SOCCSKSARGEN			45,000,000	45,000,000

Sarangani District Engineering Office			10,000,000	10,000,000
South Cotabato 1st District Engineering Office			35,000,000	35,000,000
Region XIII - Caraga			10,000,000	10,000,000

Surigao del Sur 1st District Engineering Office			10,000,000	10,000,000

Sub-total, Operations			951,685,880,000	951,685,880,000

Sub-total, Programs	11,901,296,000	7,158,842,000	957,120,810,000	976,180,948,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	163
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

PROJECTS
Locally-Funded Project(s)
Buildings and Other Structures - Multipurpose / Facilities - National Building Program	19,252,845,000	19,252,845,000

National Capital Region (NCR)	14,442,310,000	14,442,310,000

Central Office	13,821,350,000	13,821,350,000
Las Piñas-Muntinlupa District Engineering Office	134,960,000	134,960,000
Metro Manila 1st District Engineering Office	20,000,000	20,000,000
Metro Manila 2nd District Engineering Office	15,000,000	15,000,000
Metro Manila 3rd District Engineering Office	110,000,000	110,000,000
North Manila District Engineering Office	52,000,000	52,000,000
Quezon City 1st District Engineering Office	175,000,000	175,000,000
Quezon City 2nd District Engineering Office	52,000,000	52,000,000
South Manila District Engineering Office	62,000,000	62,000,000
Region I - Ilocos	85,000,000	85,000,000

Ilocos Norte 1st District Engineering Office	10,000,000	10,000,000
La Union 1st District Engineering Office	75,000,000	75,000,000
Cordillera Administrative Region (CAR)	228,361,000	228,361,000

Apayao 1st District Engineering Office	10,000,000	10,000,000
Baguio City District Engineering Office	10,000,000	10,000,000
Benguet 1st District Engineering Office	50,000,000	50,000,000
Ifugao 1st District Engineering Office	10,861,000	10,861,000
Ifugao 2nd District Engineering Office	32,500,000	32,500,000
Lower Kalinga District Engineering Office	50,000,000	50,000,000
Mountain Province 2nd District Engineering Office	30,000,000	30,000,000
Upper Kalinga District Engineering Office	35,000,000	35,000,000
Region II - Cagayan Valley	291,639,000	291,639,000

Batanes District Engineering Office	50,000,000	50,000,000
Cagayan 2nd District Engineering Office	25,000,000	25,000,000
Cagayan 3rd District Engineering Office	140,045,000	140,045,000
Isabela 1st District Engineering Office	20,000,000	20,000,000
Isabela 2nd District Engineering Office	45,000,000	45,000,000
Isabela 4th District Engineering Office	5,000,000	5,000,000

164	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Nueva Vizcaya 2nd District Engineering Office	6,594,000	6,594,000
Region III - Central Luzon	234,689,000	234,689,000

Bataan 1st District Engineering Office	30,000,000	30,000,000
Bataan 2nd District Engineering Office	50,000,000	50,000,000
Bulacan 2nd District Engineering Office	50,000,000	50,000,000
Pampanga 1st District Engineering Office	25,000,000	25,000,000
Pampanga 3rd District Engineering Office	30,000,000	30,000,000
Tarlac 2nd District Engineering Office	13,349,000	13,349,000
Tarlac District Engineering Office	20,000,000	20,000,000
Zambales 2nd District Engineering Office	16,340,000	16,340,000
Region IVA - CALABARZON	255,000,000	255,000,000

Batangas 1st District Engineering Office	50,000,000	50,000,000
Batangas 3rd District Engineering Office	20,000,000	20,000,000
Cavite Third District Engineering Office	70,000,000	70,000,000
Laguna 1st District Engineering Office	20,000,000	20,000,000
Laguna 2nd District Engineering Office	30,000,000	30,000,000
Quezon 2nd District Engineering Office	10,000,000	10,000,000
Quezon 4th District Engineering Office	55,000,000	55,000,000
Region IVB- MIMAROPA	100,853,000	100,853,000

Mindoro Oriental District Engineering Office	57,150,000	57,150,000
Palawan 1st District Engineering Office	10,000,000	10,000,000
Palawan 3rd District Engineering Office	30,000,000	30,000,000
Romblon District Engineering Office	3,703,000	3,703,000
Region V - Bicol	404,550,000	404,550,000

Albay 2nd District Engineering Office	67,000,000	67,000,000
Camarines Sur 1st District Engineering Office	50,000,000	50,000,000
Camarines Sur 2nd District Engineering Office	50,000,000	50,000,000
Camarines Sur 3rd District Engineering Office	4,000,000	4,000,000
Catanduanes District Engineering Office	13,550,000	13,550,000
Masbate 1st District Engineering Office	30,000,000	30,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	165
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Masbate 2nd District Engineering Office	40,000,000	40,000,000
Masbate 3rd District Engineering Office	20,000,000	20,000,000
Sorsogon District Engineering Office	130,000,000	130,000,000
Region VI - Western Visayas	339,500,000	339,500,000

Aklan District Engineering Office	35,000,000	35,000,000
Antique District Engineering Office	40,000,000	40,000,000
Capiz 2nd District Engineering Office	30,000,000	30,000,000
Guimaras District Engineering Office	40,000,000	40,000,000
Iloilo 3rd District Engineering Office	20,000,000	20,000,000
Iloilo 4th District Engineering Office	7,500,000	7,500,000
Iloilo City District Engineering Office	40,000,000	40,000,000
Negros Occidental 1st District Engineering Office	20,000,000	20,000,000
Negros Occidental 2nd District Engineering Office	40,000,000	40,000,000
Negros Occidental 3rd District Engineering Office	47,000,000	47,000,000
Negros Occidental 4th District Engineering Office	20,000,000	20,000,000
Region VII - Central Visayas	594,801,000	594,801,000

Bohol 1st District Engineering Office	30,000,000	30,000,000
Bohol 2nd District Engineering Office	15,001,000	15,001,000
Bohol 3rd District Engineering Office	60,000,000	60,000,000
Cebu 2nd District Engineering Office	30,000,000	30,000,000
Cebu 4th District Engineering Office	120,000,000	120,000,000
Cebu 5th District Engineering Office	10,000,000	10,000,000
Cebu 7th District Engineering Office	120,000,000	120,000,000
Cebu City District Engineering Office	120,000,000	120,000,000
Siquijor District Engineering Office	89,800,000	89,800,000
Region VIII - Eastern Visayas	768,771,000	768,771,000

Biliran District Engineering Office	50,000,000	50,000,000
Eastern Samar District Engineering Office	40,000,000	40,000,000

166	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Leyte 1st District Engineering Office	295,700,000	295,700,000
Leyte 2nd District Engineering Office	57,800,000	57,800,000
Leyte 4th District Engineering Office	55,000,000	55,000,000
Northern Samar 1st District Engineering Office	30,000,000	30,000,000
Northern Samar 2nd District Engineering Office	20,000,000	20,000,000
Samar 1st District Engineering Office	50,000,000	50,000,000
Southern Leyte District Engineering Office	25,000,000	25,000,000
Tacloban City District Engineering Office	145,271,000	145,271,000
Region IX - Zamboanga Peninsula	221,822,000	221,822,000

Zamboanga del Norte 1st District Engineering Office	5,122,000	5,122,000
Zamboanga del Norte 2nd District Engineering Office	40,000,000	40,000,000
Zamboanga del Norte 4th District Engineering Office	63,700,000	63,700,000
Zamboanga del Sur 1st District Engineering Office	35,000,000	35,000,000
Zamboanga del Sur 2nd District Engineering Office	70,000,000	70,000,000
Zamboanga Sibugay 1st District Engineering Office	8,000,000	8,000,000
Region X - Northern Mindanao	373,000,000	373,000,000

Bukidnon 1st District Engineering Office	53,000,000	53,000,000
Bukidnon 2nd District Engineering Office	170,000,000	170,000,000
Cagayan de Oro City 1st District Engineering Office	55,000,000	55,000,000
Camiguin District Engineering Office	40,000,000	40,000,000
Misamis Occidental 2nd District Engineering Office	40,000,000	40,000,000
Misamis Oriental 2nd District Engineering Office	15,000,000	15,000,000
Region XI - Davao	572,996,000	572,996,000

Davao City District Engineering Office	229,996,000	229,996,000
Davao de Oro 1st District Engineering Office	60,000,000	60,000,000
Davao de Oro 2nd District Engineering Office	5,000,000	5,000,000
Davao del Norte District Engineering Office	80,000,000	80,000,000
Davao del Sur District Engineering Office	40,000,000	40,000,000
Davao Occidental District Engineering Office	50,000,000	50,000,000
Davao Oriental 1st District Engineering Office	68,000,000	68,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	167
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Davao Oriental 2nd District Engineering Office						40,000,000		40,000,000
Region XII - SOCCSKSARGEN						155,729,000		155,729,000

Cotabato 1st District Engineering Office						33,104,000		33,104,000
Cotabato 2nd District Engineering Office						10,000,000		10,000,000
South Cotabato District Engineering Office						30,000,000		30,000,000
South Cotabato 2nd District Engineering Office						20,000,000		20,000,000
Sultan Kudarat 2nd District Engineering Office						62,625,000		62,625,000
Region XIII - Caraga						183,824,000		183,824,000

Agusan del Norte District Engineering Office						38,000,000		38,000,000
Agusan del Sur 2nd District Engineering Office						15,000,000		15,000,000
Butuan City District Engineering Office						20,000,000		20,000,000
Dinagat Islands District Engineering Office						20,000,000		20,000,000
Surigao del Sur 1st District Engineering Office						80,000,000		80,000,000
Surigao del Sur 2nd District Engineering Office						10,824,000		10,824,000
Public-Private Partnership Strategic Support Fund (including ROW, Subsidy, and Variations)						1,357,891,000		1,357,891,000

National Capital Region (NCR)						1,357,891,000		1,357,891,000

Central Office						1,357,891,000		1,357,891,000

Sub-total, Locally-Funded Project(s)						20,610,736,000		20,610,736,000

Sub-total, Project(s)						20,610,736,000		20,610,736,000

TOTAL NEW APPROPRIATIONS	₱	11,901,296,000	₱	7,158,842,000	₱	977,731,546,000	₱	996,791,684,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	8,797,737

Total Permanent Positions	8,797,737

168	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation Common to All
Personnel Economic Relief Allowance	479,256
Representation Allowance	36,408
Transportation Allowance	34,176
Clothing and Uniform Allowance	119,814
Mid-Year Bonus - Civilian	733,144
Year End Bonus	733,144
Cash Gift	99,845
Step Increment	21,993
Productivity Enhancement Incentive	99,845

Total Other Compensation Common to All	2,357,625

Other Benefits
PAG-IBIG Contributions	23,965
PhilHealth Contributions	195,250
Employees Compensation Insurance Premiums	23,965
Loyalty Award-Civilian	10,231
Terminal Leave	432,475

Total Other Benefits	685,886

Non-Permanent Positions	60,048

Total Personnel Services	11,901,296

Maintenance and Other Operating Expenses
Travelling Expenses	182,926
Training and Scholarship Expenses	35,139
Supplies and Materials Expenses	319,612
Utility Expenses	311,530
Communication Expenses	224,331
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	7,858
Professional Services	22,362
General Services	163,662
Repairs and Maintenance	5,515,337
Taxes, Insurance Premiums and Other Fees	129,536
Other Maintenance and Operating Expenses
Advertising Expenses	3,527
Printing and Publication Expenses	11,271
Representation Expenses	4,087
Transportation and Delivery Expenses	21,180
Rent/Lease Expenses	16,024
Membership Dues and Contributions to Organizations	337
Subscription Expenses	178,862
Other Maintenance and Operating Expense	11,261

Total Maintenance and Other Operating Expenses	7,158,842

Total Current Operating Expenditures	19,060,138

DECEMBER 25, 2023	OFFICIAL GAZETTE	169
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	921,730,072
Buildings and Other Structures	55,498,990
Machinery and Equipment Outlay	502,484

Total Capital Outlays	977,731,546

TOTAL NEW APPROPRIATIONS	996,791,684

170	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	11,901,296,000	₱	7,158,842,000	₱	977,731,546,000	₱	996,791,684,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS	₱	11,901,296,000	₱	7,158,842,000	₱	977,731,546,000	₱	996,791,684,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	171
DEPARTMENT OF SCIENCE AND TECHNOLOGY

XXII. DEPARTMENT OF SCIENCE AND TECHNOLOGY

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	7,052,420,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	142,859,000	₱	87,463,000	₱	16,000,000	₱	246,322,000
Support to Operations		45,894,000		42,863,000				88,757,000
Operations		547,223,000		5,998,522,000		123,596,000		6,669,341,000

STRATEGIC SCIENCE AND TECHNOLOGY (S&T) PROGRAM				3,660,747,000				3,660,747,000
S&T PROGRAM FOR REGIONAL AND COUNTRYSIDE DEVELOPMENT		547,223,000		2,337,775,000		123,596,000		3,008,594,000

Total, Regular Programs		735,976,000		6,128,848,000		139,596,000		7,004,420,000

B. PROJECT(S)
Locally-Funded Project(s)				10,000,000		38,000,000		48,000,000

Total, Project(s)				10,000,000		38,000,000		48,000,000

TOTAL NEW APPROPRIATIONS	₱	735,976,000	₱	6,138,848,000	₱	177,596,000	₱	7,052,420,000

Special Provision(s)

1. Priority Research Program. The DOST, in coordination with the CCC, NEDA, and DILG, shall give priority to research on disaster risk reduction and climate change adaptation and mitigation, including climate impact models and climate-related technologies, to ensure that policy and technology development and application are consistent with local and international development initiatives and are based on science and contribute to resilience-building, promote inclusive and sustainable industrialization, and foster innovation.

The DOST shall also facilitate research on integrated approaches for an efficient shift to a low-carbon development.

2. Reporting and Posting Requirements. The DOST shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting Syetem (URS) or other electronic means for reports not covered by the URS; and

(b) DOST’s website.

The DOST shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

172	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Proiects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	135,859,000	₱	87,463,000	₱	16,000,000	₱	239,322,000

National Capital Region (NCR)		135,859,000		87,463,000		16,000,000		239,322,000

Central Office		135,859,000		87,463,000		16,000,000		239,322,000
Administration of Personnel Benefits		7,000,000						7,000,000

National Capital Region (NCR)		680,000						680,000

Central Office		680,000						680,000
Region VII - Central Visayas		1,055,000						1,055,000

Regional Office - VII		1,055,000						1,055,000
Region VIII - Eastern Visayas		3,042,000						3,042,000

Regional Office - VIII		3,042,000						3,042,000
Region IX - Zamboanga Peninsula		477,000						477,000

Regional Office - IX		477,000						477,000
Region X - Northern Mindanao		466,000						466,000

Regional Office - X		466,000						466,000
Region XIII - Caraga		1,280,000						1,280,000

Regional Office - XIII		1,280,000						1,280,000

Sub-total, General Administration and Support		142,859,000		87,463,000		16,000,000		246,322,000

Support to Operations
Planning, policy formulation, monitoring, evaluation and management information services		45,894,000		2,937,000				48,831,000

National Capital Region (NCR)		45,894,000		2,937,000				48,831,000

Central Office		45,894,000		2,937,000				48,831,000

Conduct of scientific and technological conferences and exhibitions and international/local science and technological networking and other related activities				2,379,000				2,379,000

National Capital Region (NCR)				2,379,000				2,379,000

Central Office				2,379,000				2,379,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	173
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Health Technology Assessment		37,547,000		37,547,000

National Capital Region (NCR)		37,547,000		37,547,000

Central Office		37,547,000		37,547,000

Sub-total, Support to Operations	45,894,000	42,863,000		88,757,000

Operations
STRATEGIC SCIENCE AND TECHNOLOGY (S&T) PROGRAM		3,660,747,000		3,660,747,000

Support to the harmonized national S&T agenda		3,660,747,000		3,660,747,000

National Capital Region (NCR)		3,660,747,000		3,660,747,000

Central Office		3,660,747,000		3,660,747,000
S&T PROGRAM FOR REGIONAL AND COUNTRYSIDE DEVELOPMENT	547,223,000	2,337,775,000	123,596,000	3,008,594,000

Diffusion and transfer of knowledge and technologies and other related projects and activities		2,074,982,000		2,074,982,000

National Capital Region (NCR)		194,757,000		194,757,000

Regional Office - NCR		194,757,000		194,757,000
Region I - Ilocos		87,272,000		87,272,000

Regional Office - I		87,272,000		87,272,000
Cordillera Administrative Region (CAR)		76,007,000		76,007,000

Regional Office - CAR		76,007,000		76,007,000
Region II - Cagayan Valley		166,060,000		166,060,000

Regional Office - II		166,060,000		166,060,000
Region III - Central Luzon		166,545,000		166,545,000

Regional Office - III		166,545,000		166,545,000
Region IVA - CALABARZON		142,915,000		142,915,000

Regional Office - IVA		142,915,000		142,915,000
Region IVB - MIMAROPA		97,992,000		97,992,000

Regional Office - IVB		97,992,000		97,992,000
Region V - Bicol		87,550,000		87,550,000

Regional Office - V		87,550,000		87,550,000
Region VI - Western Visayas		135,614,000		135,614,000

Regional Office - VI		135,614,000		135,614,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas		125,000,000		125,000,000

Regional Office - VII		125,000,000		125,000,000
Region VIII - Eastern Visayas		235,918,000		235,918,000

Regional Office - VIII		235,918,000		235,918,000
Region IX - Zamboanga Peninsula		152,000,000		152,000,000

Regional Office - IX		152,000,000		152,000,000
Region X - Northern Mindanao		105,496,000		105,496,000

Regional Office - X		105,496,000		105,496,000
Region XI - Davao		89,106,000		89,106,000

Regional Office - XI		89,106,000		89,106,000
Region XII - SOCCSKSARGEN		106,914,000		106,914,000

Regional Office - XII		106,914,000		106,914,000
Region XIII - Caraga		105,836,000		105,836,000

Regional Office - XIII		105,836,000		105,836,000
Enhancement of science and technology projects/activities	547,223,000	262,793,000	123,596,000	933,612,000

National Capital Region (NCR)	26,935,000	10,278,000	6,071,000	43,284,000

Regional Office - NCR	26,935,000	10,278,000	6,071,000	43,284,000
Region I - Ilocos	27,285,000	15,794,000	10,275,000	53,354,000

Regional Office - I	27,285,000	15,794,000	10,275,000	53,354,000
Cordillera Administrative Region (CAR)	37,767,000	16,294,000	12,400,000	66,461,000

Regional Office - CAR	37,767,000	16,294,000	12,400,000	66,461,000
Region II - Cagayan Valley	32,149,000	11,606,000	1,000,000	44,755,000

Regional Office - II	32,149,000	11,606,000	1,000,000	44,755,000
Region III - Central Luzon	46,208,000	14,195,000	37,500,000	97,903,000

Regional Office - III	46,208,000	14,195,000	37,500,000	97,903,000
Region IVA - CALABARZON	36,798,000	17,151,000		53,949,000

Regional Office - IVA	36,798,000	17,151,000		53,949,000
Region IVB - MIMAROPA	34,960,000	10,599,000	2,500,000	48,059,000

Regional Office - IVB	34,960,000	10,599,000	2,500,000	48,059,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	175
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region V - Bicol	37,292,000	22,168,000		59,460,000

Regional Office - V	37,292,000	22,168,000		59,460,000
Region VI - Western Visayas	40,903,000	17,951,000		58,854,000

Regional Office - VI	40,903,000	17,951,000		58,854,000
Region VII - Central Visayas	35,464,000	19,394,000	1,000,000	55,858,000

Regional Office - VII	35,464,000	19,394,000	1,000,000	55,858,000
Region VIII - Eastern Visayas	40,873,000	17,442,000	6,850,000	65,165,000

Regional Office - VIII	40,873,000	17,442,000	6,850,000	65,165,000
Region IX - Zamboanga Peninsula	25,757,000	16,252,000	6,000,000	48,009,000

Regional Office - IX	25,757,000	16,252,000	6,000,000	48,009,000
Region X - Northern Mindanao	32,275,000	16,462,000	40,000,000	88,737,000

Regional Office - X	32,275,000	16,462,000	40,000,000	88,737,000
Region XI - Davao	35,022,000	15,433,000		50,455,000

Regional Office - XI	35,022,000	15,433,000		50,455,000
Region XII - SOCCSKSARGEN	28,287,000	26,574,000		54,861,000

Regional Office - XII	28,287,000	26,574,000		54,861,000
Region XIII - Caraga	29,248,000	15,200,000		44,448,000

Regional Office - XIII	29,248,000	15,200,000		44,448,000

Sub-total, Operations	547,223,000	5,998,522,000	123,596,000	6,669,341,000

Total, Regular Programs	735,976,000	6,128,848,000	139,596,000	7,004,420,000

PROJECT(S)
Locally-Funded Project(s)
DOST NCR Science and Technology Resource and Incubation Center (STRIC)			38,000,000	38,000,000

National Capital Region (NCR)			38,000,000	38,000,000

Regional Office - NCR			38,000,000	38,000,000
Conduct of the National Youth Science, Technology, and Innovation Festival (DOST-NYSTIF)		10,000,000		10,000,000

National Capital Region (NCR)		10,000,000		10,000,000

Central Office - NCR		10,000,000		10,000,000

176	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Sub-total, Locally-Funded Project(s)				10,000,000		38,000,000		48,000,000

Total, Project(s)				10,000,000		38,000,000		48,000,000

TOTAL NEW APPROPRIATIONS	₱	735,976,000	₱	6,138,848,000	₱	177,596,000	₱	7,052,420,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	425,295

Total Permanent Positions	425,295

Other Compensation Common to All
Personnel Economic Relief Allowance	17,736
Representation Allowance	5,352
Transportation Allowance	5,028
Clothing and Uniform Allowance	4,434
Mid-Year Bonus - Civilian	35,440
Year End Bonus	35,440
Cash Gift	3,695
Productivity Enhancement Incentive	3,695

Total Other Compensation Common to All	110,820

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	181,469

Total Other Compensation for Specific Groups	181,469

Other Benefits
PAG-IBIG Contributions	885
PhilHealth Contributions	9,062
Employees Compensation Insurance Premiums	885
Loyalty Award - Civilian	560
Terminal Leave	7,000

Total Other Benefits	18,392

Total Personnel Services	735,976

Maintenance and Other Operating Expenses
Travelling Expenses	37,525
Training and Scholarship Expenses	4,131
Supplies and Materials Expenses	74,906
Utility Expenses	45,225

DECEMBER 25, 2023	OFFICIAL GAZETTE	177
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Communication Expenses	13,682
Awards/Rewards and Prizes	321
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	4,379
Professional Services	17,725
General Services	109,490
Repairs and Maintenance	30,520
Financial Assistance/Subsidy	5,755,729
Taxes, Insurance Premiums and Other Fees	9,472
Other Maintenance and Operating Expenses
Advertising Expenses	586
Printing and Publication Expenses	2,177
Representation Expenses	9,266
Transportation and Delivery Expenses	520
Rent/Lease Expenses	7,371
Membership Dues and Contributions to Organizations	660
Subscription Expenses	945
Other Maintenance and Operating Expenses	14,218

Total Maintenance and Other Operating Expenses	6,138,848

Total Current Operating Expenditures	6,874,824

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	130,500
Machinery and Equipment Outlay	3,000
Transportation Equipment Outlay	44,096

Total Capital Outlays	177,596

TOTAL NEW APPROPRIATIONS	7,052,420

B. ADVANCED SCIENCE AND TECHNOLOGY INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	389,047,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	32,307,000	₱	29,019,000	₱		₱	61,326,000
Operations		36,787,000		265,934,000		25,000,000		327,721,000

ADVANCED SCIENCE AND TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		36,787,000		125,192,000		25,000,000		186,979,000

178	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

ADVANCED SCIENCE AND TECHNOLOGY TRANSFER PROGRAM				140,742,000				140,742,000

TOTAL NEW APPROPRIATIONS	₱	69,094,000	₱	294,953,000	₱	25,000,000	₱	389,047,000

Special Provision(s)

1. Reporting and Posting Requirements. The Advanced Science and Technology Institute (ASTI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) ASTI’s website.

The ASTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	32,307,000	₱	29,019,000	₱		₱	61,326,000

Sub-total, General Administration and Support		32,307,000		29,019,000				61,326,000

Operations
ADVANCED SCIENCE AND TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		36,787,000		125,192,000		25,000,000		186,979,000

Scientific Research and Development in the Advanced Fields of Studies including Microelectronics and Information Technology		36,787,000		125,192,000		25,000,000		186,979,000
ADVANCED SCIENCE AND TECHNOLOGY TRANSFER PROGRAM				140,742,000				140,742,000

Technical transfer through diffusion and commercialization				140,742,000				140,742,000

Sub-total, Operations		36,787,000		265,934,000		25,000,000		327,721,000

TOTAL NEW APPROPRIATIONS	₱	69,094,000	₱	294,953,000	₱	25,000,000	₱	389,047,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	179
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	40,144

Total Permanent Positions	40,144

Other Compensation Common to All
Personnel Economic Relief Allowance	1,800
Representation Allowance	408
Transportation Allowance	408
Clothing and Uniform Allowance	450
Mid-Year Bonus - Civilian	3,345
Year End Bonus	3,345
Cash Gift	375
Productivity Enhancement Incentive	375

Total Other Compensation Common to All	10,506

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	17,286

Total Other Compensation for Specific Groups	17,286

Other Benefits
PAG-IBIG Contributions	90
PhilHealth Contributions	883
Employees Compensation Insurance Premiums	90
Loyalty Award - Civilian	95

Total Other Benefits	1,158

Total Personnel Services	69,094

Maintenance and Other Operating Expenses
Travelling Expenses	5,686
Training and Scholarship Expenses	7,140
Supplies and Materials Expenses	11,721
Utility Expenses	18,439
Communication Expenses	65,824
Awards/Rewards and Prizes	50
Survey, Research, Exploration and Development Expenses	6,416
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	102,230
General Services	5,900
Repairs and Maintenance	7,490
Taxes, Insurance Premiums and Other Fees	2,081
Other Maintenance and Operating Expenses
Advertising Expenses	244
Printing and Publication Expenses	895
Representation Expenses	1,716
Transportation and Delivery Expenses	665
Rent/Lease Expenses	40,219

180	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Membership Dues and Contributions to Organizations	30
Subscription Expenses	17,908
Other Maintenance and Operating Expenses	163

Total Maintenance and Other Operating Expenses	294,953

Total Current Operating Expenditures	364,047

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	25,000

Total Capital Outlays	25,000

TOTAL NEW APPROPRIATIONS	389,047

C. FOOD AND NUTRITION RESEARCH INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	552,796,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	46,038,000	₱	24,054,000	₱	3,600,000	₱	73,692,000
Operations		76,364,000		28,535,000				104,899,000

FOOD AND NUTRITION RESEARCH AND DEVELOPMENT PROGRAM		28,903,000		14,926,000				43,829,000
NUTRITIONAL ASSESSMENT AND MONITORING PROGRAM		20,754,000		2,976,000				23,730,000
FOOD AND NUTRITION TECHNOLOGY AND KNOWLEDGE DIFFUSION PROGRAM		26,707,000		10,633,000				37,340,000

Total, Regular Programs		122,402,000		52,589,000		3,600,000		178,591,000

B. PROJECT(S)
Locally-Funded Project(s)				374,205,000				374,205,000

Total, Project(s)				374,205,000				374,205,000

TOTAL NEW APPROPRIATIONS	₱	122,402,000	₱	426,794,000	₱	3,600,000	₱	552,796,000

Special Provision(s)

1. Reporting and Posting Requirements. The Food and Nutrition Research Institute (FNRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) FNRI’s website.

DECEMBER 25, 2023	OFFICIAL GAZETTE	181
DEPARTMENT OF SCIENCE AND TECHNOLOGY

The FNRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	44,904,000	₱	24,054,000	₱	3,600,000	₱	72,558,000
Administration of Personnel Benefits		1,134,000						1,134,000

Sub-total, General Administration and Support		46,038,000		24,054,000		3,600,000		73,692,000

Operations
FOOD AND NUTRITION RESEARCH AND DEVELOPMENT PROGRAM		28,903,000		14,926,000				43,829,000

Scientific Research and Development Services on Basic and Applied Researches on Food and Nutrition		28,903,000		14,926,000				43,829,000
NUTRITIONAL ASSESSMENT AND MONITORING PROGRAM		20,754,000		2,976,000				23,730,000

Nutritional Assessment and Monitoring on Food and Nutrition		20,754,000		2,976,000				23,730,000
FOOD AND NUTRITION TECHNOLOGY AND KNOWLEDGE DIFFUSION PROGRAM		26,707,000		10,633,000				37,340,000

Technical Services on Food and Nutrition		26,707,000		10,633,000				37,340,000

Sub-total, Operations		76,364,000		28,535,000				104,899,000

Total, Regular Programs		122,402,000		52,589,000		3,600,000		178,591,000

PROJECT(S)
Locally-Funded Project(s)
Expanding the Food and Nutrition Research Institute’s Nutrigenomics Laboratory: Towards Establishment of a World Class Philippine Nutrigenomics Center				21,841,000				21,841,000
Expanded National Nutrition Survey				352,364,000				352,364,000

Sub-total, Locally-Funded Project(s)				374,205,000				374,205,000

182	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Total, Project(s)				374,205,000				374,205,000

TOTAL NEW APPROPRIATIONS	₱	122,402,000	₱	426,794,000	₱	3,600,000	₱	552,796,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	72,466

Total Permanent Positions	72,466

Other Compensation Common to All
Personnel Economic Relief Allowance	3,720
Representation Allowance	390
Transportation Allowance	390
Clothing and Uniform Allowance	930
Mid-Year Bonus - Civilian	6,040
Year End Bonus	6,040
Cash Gift	775
Productivity Enhancement Incentive	775

Total Other Compensation Common to All	19,060

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	27,660

Total Other Compensation for Specific Groups	27,660

Other Benefits
PAG-IBIG Contributions	186
PhilHealth Contributions	1,610
Employees Compensation Insurance Premiums	186
Loyalty Award- Civilian	100
Terminal Leave	1,134

Total Other Benefits	3,216

Total Personnel Services	122,402

Maintenance and Other Operating Expenses
Travelling Expenses	6,050
Training and Scholarship Expenses	2,250
Supplies and Materials Expenses	85,924
Utility Expenses	11,638
Communication Expenses	4,275
Awards/Rewards and Prizes	500

DECEMBER 25, 2023	OFFICIAL GAZETTE	183
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	244,722
General Services	4,560
Repairs and Maintenance	8,850
Taxes, Insurance Premiums and Other Fees	2,315
Other Maintenance and Operating Expenses
Advertising Expenses	55
Printing and Publication Expenses	1,660
Representation Expenses	1,784
Transportation and Delivery Expenses	1,470
Subscription Expenses	320
Other Maintenance and Operating Expenses	50,285

Total Maintenance and Other Operating Expenses	426,794

Total Current Operating Expenditures	549,196

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	3,600

Total Capital Outlays	3,600

TOTAL NEW APPROPRIATIONS	552,796

D. FOREST PRODUCTS RESEARCH AND DEVELOPMENT INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	294,989,000

New Appropriations, by Programs/Proiects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	74,145,000	₱	18,925,000	₱	2,500,000	₱	95,570,000
Operations		72,040,000		32,879,000		69,500,000		174,419,000

FOREST PRODUCTS RESEARCH AND DEVELOPMENT PROGRAM		42,803,000		12,564,000				55,367,000
FOREST PRODUCTS TECHNOLOGY TRANSFER PROGRAM		19,987,000		8,504,000				28,491,000
FOREST PRODUCTS SCIENCE AND TECHNOLOGY SERVICES PROGRAM		9,250,000		11,811,000		69,500,000		90,561,000

Total, Regular Programs		146,185,000		51,804,000		72,000,000		269,989,000

184	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

B. PROJECT(S)
Locally-Funded Project(s)				19,000,000		6,000,000		25,000,000

Total, Project(s)				19,000,000		6,000,000		25,000,000

TOTAL NEW APPROPRIATIONS	₱	146,185,000	₱	70,804,000	₱	78,000,000	₱	294,989,000

Special Provision(s)

1. Reporting and Posting Requirements. The Forest Products Research and Development Institute (FPRDI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) FPRDI’s website.

The FPRDI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	69,345,000	₱	18,925,000	₱	2,500,000	₱	90,770,000
Administration of Personnel Benefits		4,800,000						4,800,000

Sub-total, General Administration and Support		74,145,000		18,925,000		2,500,000		95,570,000

Operations
FOREST PRODUCTS RESEARCH AND DEVELOPMENT PROGRAM		42,803,000		12,564,000				55,367,000

Scientific Research and Development Services on Wood and Non-Wood Forest Products		42,803,000		12,564,000				55,367,000
FOREST PRODUCTS TECHNOLOGY TRANSFER PROGRAM		19,987,000		8,504,000				28,491,000

Technology Transfer/Promotion on Wood and Non-wood Forest Products		19,987,000		8,504,000				28,491,000
FOREST PRODUCTS SCIENCE AND TECHNOLOGY SERVICES PROGRAM		9,250,000		11,811,000		69,500,000		90,561,000

Testing, analysis and other technical services on wood and non-wood forest products		9,250,000		11,811,000		69,500,000		90,561,000

Sub-total, Operations		72,040,000		32,879,000		69,500,000		174,419,000

Total, Regular Programs		146,185,000		51,804,000		72,000,000		269,989,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	185
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROJECT(S)
Locally-Funded Project(s)
Establishment of Regional Forest Products Innovation and Training Center in the Philippines				19,000,000		6,000,000		25,000,000

Sub-total, Locally-Funded Project(s)				19,000,000		6,000,000		25,000,000

Total, Project(s)				19,000,000		6,000,000		25,000,000

TOTAL NEW APPROPRIATIONS	₱	146,185,000	₱	70,804,000	₱	78,000,000	₱	294,989,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	79,002

Total Permanent Positions	79,002

Other Compensation Common to All
Personnel Economic Relief Allowance	4,272
Representation Allowance	864
Transportation Allowance	864
Clothing and Uniform Allowance	1,068
Mid-Year Bonus - Civilian	6,584
Year End Bonus	6,584
Cash Gift	890
Productivity Enhancement Incentive	890

Total Other Compensation Common to All	22,016

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	38,085

Total Other Compensation for Specific Groups	38,085

Other Benefits
PAG-IBIG Contributions	214
PhilHealth Contributions	1,749
Employees Compensation Insurance Premiums	214
Loyalty Award - Civilian	105
Terminal Leave	4,800

Total Other Benefits	7,082

Total Personnel Services	146,185

186	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	9,588
Training and Scholarship Expenses	2,900
Supplies and Materials Expenses	17,345
Utility Expenses	9,850
Communication Expenses	1,880
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	5,784
General Services	4,000
Repairs and Maintenance	9,585
Taxes, Insurance Premiums and Other Fees	1,542
Labor and Wages	1,650
Other Maintenance and Operating Expenses
Advertising Expenses	30
Printing and Publication Expenses	1,020
Representation Expenses	1,297
Transportation and Delivery Expenses	131
Rent/Lease Expenses	452
Membership Dues and Contributions to Organizations	400
Subscription Expenses	220
Other Maintenance and Operating Expenses	2,994

Total Maintenance and Other Operating Expenses	70,804

Total Current Operating Expenditures	216,989

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	75,500
Transportation Equipment Outlay	2,500

Total Capital Outlays	78,000

TOTAL NEW APPROPRIATIONS	294,989

E. INDUSTRIAL TECHNOLOGY DEVELOPMENT INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	461,685,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	56,571,000	₱	13,821,000	₱		₱	70,392,000
Operations		216,339,000		115,264,000		19,690,000		351,293,000

INDUSTRIAL TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		123,495,000		54,620,000		14,600,000		192,715,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	187
DEPARTMENT OF SCIENCE AND TECHNOLOGY

INDUSTRIAL TECHNOLOGY TRANSFER PROGRAM		29,546,000		3,454,000				33,000,000
INDUSTRIAL TECHNOLOGY TECHNICAL SERVICES PROGRAM		63,298,000		57,190,000		5,090,000		125,578,000

Total, Regular Programs		272,910,000		129,085,000		19,690,000		421,685,000

B. PROJECT(S)
Locally-Funded Project(s)						40,000,000		40,000,000

Total, Project(s)						40,000,000		40,000,000

TOTAL NEW APPROPRIATIONS	₱	272,910,000	₱	129,085,000	₱	59,690,000	₱	461,685,000

Special Provision(s)

1. Calibration Fees and Other Metrological Works. Of the amounts appropriated herein, Three Million Seven Hundred Thousand Pesos (₱3,700,000) shall be used for the enhancement of the capabilities of the National Metrology Laboratory (NML) and modernization of metrological and measurement standard activities sourced from fifty percent (50%) of the fees and charges collected from calibration services and other metrological works of the NML in accordance with Section 18 of R.A. No. 9236.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The Industrial Technology Development Institute (ITDI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) ITDI’s website.

The ITDI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	38,372,000	₱	11,996,000		₱	50,368,000
Administration of Personnel Benefits		5,940,000					5,940,000
Evaluation, Coordination and Monitoring of Industrial Programs/Projects and Management Information System		12,259,000		1,825,000			14,084,000

Sub-total, General Administration and Support		56,571,000		13,821,000			70,392,000

Operations
INDUSTRIAL TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		123,495,000		54,620,000	14,600,000		192,715,000

188	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Research and Development of Technologies in Industrial Manufacturing, Mineral Processing and Energy		123,495,000		54,620,000		14,600,000		192,715,000
INDUSTRIAL TECHNOLOGY TRANSFER PROGRAM		29,546,000		3,454,000				33,000,000

Transfer of Technologies in Industrial Manufacturing, Mineral Processing and Energy				702,000				702,000
Promotion and Marketing of Industrial Technologies and Services		29,546,000		2,752,000				32,298,000
INDUSTRIAL TECHNOLOGY TECHNICAL SERVICES PROGRAM		63,298,000		57,190,000		5,090,000		125,578,000
Testing and Analysis of Materials/Products, Calibration of Instruments and Apparatus and other Technical Services		63,298,000		57,190,000		5,090,000		125,578,000

Sub-total, Operations		216,339,000		115,264,000		19,690,000		351,293,000

Total, Regular Programs		272,910,000		129,085,000		19,690,000		421,685,000

PROJECT(S)
Locally-Funded Project(s)
Repair/Renovation and Maintenance of ITDI Buildings and Facilities						40,000,000		40,000,000

Sub-total, Locally-Funded Project(s)						40,000,000		40,000,000

Total, Project(s)						40,000,000		40,000,000

TOTAL NEW APPROPRIATIONS	₱	272,910,000	₱	129,085,000	₱	59,690,000	₱	461,685,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	144,269

Total Permanent Positions	144,269

Other Compensation Common to All
Personnel Economic Relief Allowance	7,272
Representation Allowance	642
Transportation Allowance	642
Clothing and Uniform Allowance	1,818
Mid-Year Bonus - Civilian	12,021
Year End Bonus	12,021

DECEMBER 25, 2023	OFFICIAL GAZETTE	189
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Cash Gift	1,515
Productivity Enhancement Incentive	1,515

Total Other Compensation Common to All	37,446

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	64,529

Total Other Compensation for Specific Groups	64,529

Other Benefits
PAG-IBIG Contributions	365
PhilHealth Contributions	3,199
Employees Compensation Insurance Premiums	365
Loyalty Award - Civilian	240
Terminal Leave	5,940

Total Other Benefits	10,109

Non-Permanent Positions	16,557

Total Personnel Services	272,910

Maintenance and Other Operating Expenses
Travelling Expenses	4,526
Training and Scholarship Expenses	2,050
Supplies and Materials Expenses	30,635
Utility Expenses	34,554
Communication Expenses	1,933
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	16,476
General Services	14,752
Repairs and Maintenance	14,073
Taxes, Insurance Premiums and Other Fees	3,312
Other Maintenance and Operating Expenses
Advertising Expenses	390
Printing and Publication Expenses	450
Representation Expenses	760
Transportation and Delivery Expenses	135
Rent/Lease Expenses	315
Membership Dues and Contributions to Organizations	400
Subscription Expenses	616
Other Maintenance and Operating Expenses	3,572

Total Maintenance and Other Operating Expenses	129,085

Total Current Operating Expenditures	401,995

Capital Outlays
Property, Plant and Equipment Outlay Buildings and Other Structures	40,000

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Machinery and Equipment Outlay		16,890
Transportation Equipment Outlay		2,800

Total Capital Outlays		59,690

TOTAL NEW APPROPRIATIONS		461,685

F. METALS INDUSTRY RESEARCH AND DEVELOPMENT CENTER
For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	299,860,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	132,479,000	₱	26,887,000	₱		₱	159,366,000
Operations		82,781,000		35,015,000				117,796,000

METALS INDUSTRY RESEARCH PROGRAM		42,840,000		26,716,000				69,556,000
METALS INDUSTRY TECHNOLOGY TRANSFER PROGRAM		19,337,000		3,698,000				23,035,000
METALS INDUSTRY SCIENCE AND TECHNOLOGY SERVICES PROGRAM		20,604,000		4,601,000				25,205,000

Total, Regular Programs		215,260,000		61,902,000				277,162,000

B. PROJECT(S)
Locally-Funded Project(s)				5,698,000		17,000,000		22,698,000

Total, Project(s)				5,698,000		17,000,000		22,698,000

TOTAL NEW APPROPRIATIONS	₱	215,260,000	₱	67,600,000	₱	17,000,000	₱	299,860,000

Special Provision(s)

1. Reporting and Posting Requirements. The Metals Industry Research and Development Center (MIRDC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	MIRDC’s website.

The MIRDC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	191
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	131,895,000	₱	26,887,000	₱		₱	158,782,000
Administration of Personnel Benefits		584,000						584,000

Sub-total, General Administration and Support		132,479,000		26,887,000				159,366,000

Operations
METALS INDUSTRY RESEARCH PROGRAM		42,840,000		26,716,000				69,556,000

Prototype and process development through metalcasting, metalworking and surface engineering processes		42,840,000		15,284,000				58,124,000
Operation and Management of the Mold Technology Support Center (MTSC)				11,432,000				11,432,000
METALS INDUSTRY TECHNOLOGY TRANSFER PROGRAM		19,337,000		3,698,000				23,035,000

Technical assistance and technology transfer through consultancy, training and information awareness program		19,337,000		3,698,000				23,035,000
METALS INDUSTRY SCIENCE AND TECHNOLOGY SERVICES PROGRAM		20,604,000		4,601,000				25,205,000

Testing, analysis and calibration services		20,604,000		4,601,000				25,205,000

Sub-total, Operations		82,781,000		35,015,000				117,796,000

Total, Regular Programs		215,260,000		61,902,000				277,162,000

PROJECT(S)
Locally-Funded Project(s)
Advancement of Information and Communication Technology (ICT) and Implementation of Information Security Management System (ISMS) in MIRDC - (AIM)				5,698,000		5,000,000		10,698,000
Retrofitting and Renovation of Steel Building						12,000,000		12,000,000

Sub-total, Locally-Funded Project(s)				5,698,000		17,000,000		22,698,000

Total, Project(s)				5,698,000		17,000,000		22,698,000

TOTAL NEW APPROPRIATIONS	₱	215,260,000	₱	67,600,000	₱	17,000,000	₱	299,860,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	95,080

Total Permanent Positions	95,080

Other Compensation Common to All
Personnel Economic Relief Allowance	4,944
Representation Allowance	612
Transportation Allowance	612
Clothing and Uniform Allowance	1,236
Honoraria	96
Mid-Year Bonus - Civilian	7,923
Year End Bonus	7,923
Cash Gift	1,030
Productivity Enhancement Incentive	1,030

Total Other Compensation Common to All	25,406

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	88,662

Total Other Compensation for Specific Groups	88,662

Other Benefits
PAG-IBIG Contributions	247
PhilHealth Contributions	2,101
Employees Compensation Insurance Premiums	247
Loyalty Award - Civilian	145
Terminal Leave	584

Total Other Benefits	3,324

Non-Permanent Positions	2,788

Total Personnel Services	215,260

Maintenance and Other Operating Expenses
Travelling Expenses	2,158
Training and Scholarship Expenses	500
Supplies and Materials Expenses	8,536
Utility Expenses	16,730
Communication Expenses	908
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136

DECEMBER 25, 2023	OFFICIAL GAZETTE	193
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Professional Services	5,535
General Services	7,672
Repairs and Maintenance	5,625
Taxes, Insurance Premiums and Other Fees	5,200
Other Maintenance and Operating Expenses
Advertising Expenses	40
Printing and Publication Expenses	200
Representation Expenses	250
Transportation and Delivery Expenses	140
Rent/Lease Expenses	80
Membership Dues and Contributions to Organizations	10
Subscription Expenses	2,248
Other Maintenance and Operating Expenses	11,632

Total Maintenance and Other Operating Expenses	67,600

Total Current Operating Expenditures	282,860

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	12,000
Machinery and Equipment Outlay	5,000

Total Capital Outlays	17,000

TOTAL NEW APPROPRIATIONS	299,860

G. NATIONAL ACADEMY OF SCIENCE AND TECHNOLOGY

For general administration and support, and operations, as indicated hereunder	₱	160,161,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	11,714,000	₱	8,067,000	₱	1,400,000	₱	21,181,000
Operations		6,237,000		119,622,000		13,121,000		138,980,000

SCIENCE AND TECHNOLOGY RECOGNITION AND POLICY ADVISORY PROGRAM		6,237,000		119,622,000		13,121,000		138,980,000

TOTAL NEW APPROPRIATIONS	₱	17,951,000	₱	127,689,000	₱	14,521,000	₱	160,161,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Academy of Science and Technology (NAST) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NAST’s website.

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The NAST shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support							₱	21,181,000
General Management and Supervision	₱	11,714,000	₱	8,067,000	₱	1,400,000

Sub-total, General Administration and Support		11,714,000		8,067,000		1,400,000		21,181,000

Operations
SCIENCE AND TECHNOLOGY RECOGNITION AND POLICY ADVISORY PROGRAM		6,237,000		119,622,000		13,121,000		138,980,000

Formulation of policy recommendations on relevant Science and Technology concerns		3,709,000		16,473,000				20,182,000
Screening of nominations and granting of performance awards and achievements incentives for exemplary contributions to the development of Science and Technology in the country		1,264,000		16,809,000				18,073,000
Provision of benefits and privileges of national scientists and members of the Academy, including research fellowship grants, pursuant to the Academy’s Charter				63,034,000				63,034,000
Promotion of S&T achievements through the operation and maintenance of the Philippine Science Heritage Center		1,264,000		14,201,000		13,121,000		28,586,000
Implementation of the Scientific Career System under Executive Order No. 17 s. 2023				9,105,000				9,105,000

Sub-total, Operations		6,237,000		119,622,000		13,121,000		138,980,000

TOTAL NEW APPROPRIATIONS	₱	17,951,000	₱	127,689,000	₱	14,521,000	₱	160,161,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	195
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	10,424

Total Permanent Positions	10,424

Other Compensation Common to All
Personnel Economic Relief Allowance	408
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	102
Mid-Year Bonus - Civilian	870
Year End Bonus	870
Cash Gift	85
Per Diems	703
Productivity Enhancement Incentive	85

Total Other Compensation Common to All	3,579

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	3,406

Total Other Compensation for Specific Groups	3,406

Other Benefits
PAG-IBIG Contributions	20
PhilHealth Contributions	214
Employees Compensation Insurance Premiums	20

Total Other Benefits	254

Non-Permanent Positions	288

Total Personnel Services	17,951

Maintenance and Other Operating Expenses
Travelling Expenses	10,250
Training and Scholarship Expenses	350
Supplies and Materials Expenses	3,901
Utility Expenses	1,185
Communication Expenses	1,200
Awards/Rewards and Prizes	64,189
Survey, Research, Exploration and Development Expenses	4,320
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	16,442
General Services	2,418
Repairs and Maintenance	2,796
Taxes, Insurance Premiums and Other Fees	450

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GENERAL APPROPRIATIONS ACT, FY 2024

Other Maintenance and Operating Expenses
Advertising Expenses	895
Printing and Publication Expenses	2,754
Representation Expenses	11,845
Transportation and Delivery Expenses	160
Rent/Lease Expenses	687
Membership Dues and Contributions to Organizations	245
Subscription Expenses	609
Bank Transaction Fee	16
Other Maintenance and Operating Expenses	2,841

Total Maintenance and Other Operating Expenses	127,689

Total Current Operating Expenditures	145,640

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	13,121
Transportation Equipment Outlay	1,400

Total Capital Outlays	14,521

TOTAL NEW APPROPRIATIONS	160,161

H. NATIONAL RESEARCH COUNCIL OF THE PHILIPPINES

For general administration and support, support to operations, and operations, as indicated hereunder	₱	224,791,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	21,140,000	₱	12,550,000		₱	33,690,000
Support to Operations		4,013,000		6,413,000			10,426,000
Operations		6,824,000		173,851,000			180,675,000

POLICY DEVELOPMENT FOR SCIENCE AND TECHNOLOGY ADVISORY PROGRAM		1,771,000		55,743,000			57,514,000
BASIC RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		5,053,000		118,108,000			123,161,000

TOTAL NEW APPROPRIATIONS	₱	31,977,000	₱	192,814,000		₱	224,791,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Research Council of the Philippines (NRCP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NRCP’s website.

DECEMBER 25, 2023	OFFICIAL GAZETTE	197
DEPARTMENT OF SCIENCE AND TECHNOLOGY

The NRCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,799,000	₱	12,550,000		₱	33,349,000
Administration of Personnel Benefits		341,000					341,000

Sub-total, General Administration and Support		21,140,000		12,550,000			33,690,000

Support to Operations
NRCP Library Operation		3,239,000		295,000			3,534,000
IT support		774,000		6,118,000			6,892,000

Sub-total, Support to Operations		4,013,000		6,413,000			10,426,000

Operations
POLICY DEVELOPMENT FOR SCIENCE AND TECHNOLOGY ADVISORY PROGRAM		1,771,000		55,743,000			57,514,000

Research based policy development for S&T and issues of national concern		1,771,000		55,743,000			57,514,000
BASIC RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		5,053,000		118,108,000			123,161,000

Development, integration and coordination of the National Research System for Basic Research		3,818,000		116,145,000			119,963,000
Programming, monitoring and evaluation of basic research and other resource requirements		1,235,000		1,963,000			3,198,000

Sub-total, Operations		6,824,000		173,851,000			180,675,000

TOTAL NEW APPROPRIATIONS	₱	31,977,000	₱	192,814,000		₱	224,791,000

198	OFFICIAL GAZETTE	VOL. 119, NO. 52
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	17,095

Total Permanent Positions	17,095

Other Compensation Common to All
Personnel Economic Relief Allowance	816
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	204
Honoraria	3,000
Mid-Year Bonus - Civilian	1,425
Year End Bonus	1,425
Cash Gift	170
Productivity Enhancement Incentive	170

Total Other Compensation Common to All	7,666

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	6,401

Total Other Compensation for Specific Groups	6,401

Other Benefits
PAG-IBIG Contributions	40
PhilHealth Contributions	369
Employees Compensation Insurance Premiums	40
Loyalty Award - Civilian	25
Terminal Leave	341

Total Other Benefits	815

Total Personnel Services	31,977

Maintenance and Other Operating Expenses
Travelling Expenses	4,345
Training and Scholarship Expenses	910
Supplies and Materials Expenses	2,216
Utility Expenses	2,440
Communication Expenses	1,486
Awards/Rewards and Prizes	700
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	15,457
General Services	1,549
Repairs and Maintenance	1,786
Financial Assistance/Subsidy	153,342
Taxes, Insurance Premiums and Other Fees	178

DECEMBER 25, 2023	OFFICIAL GAZETTE	199
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Maintenance and Operating Expenses
Advertising Expenses	161
Printing and Publication Expenses	635
Representation Expenses	5,955
Transportation and Delivery Expenses	15
Rent/Lease Expenses	265
Subscription Expenses	1,228
Other Maintenance and Operating Expenses	10

Total Maintenance and Other Operating Expenses	192,814

Total Current Operating Expenditures	224,791

TOTAL NEW APPROPRIATIONS	224,791

I. PHILIPPINE ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL SERVICES ADMINISTRATION

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,640,812,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	231,956,000	₱	50,202,000	₱		₱	282,158,000
Support to Operations		38,679,000		362,451,000		86,015,000		487,145,000
Operations		332,434,000		299,828,000				632,262,000

WEATHER AND CLIMATE FORECASTING AND WARNING PROGRAM		272,534,000		232,674,000				505,208,000
FLOOD FORECASTING AND WARNING PROGRAM		20,797,000		37,782,000				58,579,000
RESEARCH AND DEVELOPMENT ON ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL AND ALLIED SCIENCES PROGRAM		39,103,000		29,372,000				68,475,000

Total, Regular Programs		603,069,000		712,481,000		86,015,000		1,401,565,000

B. PROJECT(S)
Locally-Funded Project(s)						239,247,000		239,247,000

Total, Project(s)						239,247,000		239,247,000

TOTAL NEW APPROPRIATIONS	₱	603,069,000	₱	712,481,000	₱	325,262,000	₱	1,640,812,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Atmospheric, Geophysical and Astronomical Services Administration (PAGASA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

200	OFFICIAL GAZETTE	VOL. 119, NO. 52
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(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PAGASA’s website.

The PAGASA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	212,979,000	₱	50,202,000		₱	263,181,000
Administration of Personnel Benefits		18,977,000					18,977,000

Sub-total, General Administration and Support		231,956,000		50,202,000			282,158,000

Support to Operations
Operation and Maintenance of Weather Surveillance Radar Network				158,722,000	2,000,000		160,722,000
Installation, Repair and Maintenance of Telemetering Multiplex System for Flood Forecasting and Warning Systems of the 18 Major River Basins				5,109,000			5,109,000
Construction/Repair/Rehabilitation of damaged weather stations and ICT equipment and facilities		38,679,000		198,620,000	84,015,000		321,314,000

Sub-total, Support to Operations		38,679,000		362,451,000	86,015,000		487,145,000

Operations
WEATHER AND CLIMATE FORECASTING AND WARNING PROGRAM		272,534,000		232,674,000			505,208,000

Typhoon and weather warning, including marine and aviation forecasting and operation of meteorological communication and regional forecast center		48,585,000		22,823,000			71,408,000
Climate data management, agrometeorological and climate change research and development		29,989,000		13,636,000			43,625,000
Observation, measurement, recording and reporting of atmospheric, geophysical and astronomical data, including the operation and maintenance of automated observational data from surface and upper-air observation network		193,960,000		191,930,000			385,890,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	201
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Operation of upgraded meteorological satellite receiving and processing systems				4,285,000				4,285,000
FLOOD FORECASTING AND WARNING PROGRAM		20,797,000		37,782,000				58,579,000

Flood forecasting and hydro-meteorological services		20,797,000		22,638,000				43,435,000
Operation and maintenance of the flood forecasting and warning system for dam operation				15,144,000				15,144,000
RESEARCH AND DEVELOPMENT ON ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL AND ALLIED SCIENCES PROGRAM		39,103,000		29,372,000				68,475,000

Research on Atmospheric, Geophysical and Allied Sciences		39,103,000		26,362,000				65,465,000
Operation and maintenance of astronomical observatories/planetarium including the provisions of standard time services				3,010,000				3,010,000

Sub-total, Operations		332,434,000		299,828,000				632,262,000

Total, Regular Programs		603,069,000		712,481,000		86,015,000		1,401,565,000

PROJECT(S)
Locally-Funded Project(s)
Establishment of New Doppler Weather Radar Station						200,000,000		200,000,000
Construction of National Meteorological and Climate Center (NMCC) Building						29,247,000		29,247,000
Establishment of Weather and Earthquake Monitoring Station in Mavulis, Batanes						10,000,000		10,000,000

Sub-total, Locally-Funded Project(s)						239,247,000		239,247,000

Total, Project(s)						239,247,000		239,247,000

TOTAL NEW APPROPRIATIONS	₱	603,069,000	₱	712,481,000	₱	325,262,000	₱	1,640,812,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								320,290

Total Permanent Positions								320,290

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Other Compensation Common to All
Personnel Economic Relief Allowance	18,984
Representation Allowance	996
Transportation Allowance	996
Clothing and Uniform Allowance	4,836
Mid-Year Bonus - Civilian	26,692
Year End Bonus	26,692
Cash Gift	4,030
Productivity Enhancement Incentive	4,030

Total Other Compensation Common to All	87,256

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	147,347
Night Shift Differential Pay	19,196

Total Other Compensation for Specific Groups	166,543

Other Benefits
PAG-IBIG Contributions	967
PhilHealth Contributions	7,209
Employees Compensation Insurance Premiums	942
Loyalty Award - Civilian	885
Terminal Leave	18,977

Total Other Benefits	28,980

Total Personnel Services	603,069

Maintenance and Other Operating Expenses
Travelling Expenses	23,528
Training and Scholarship Expenses	12,949
Supplies and Materials Expenses	182,127
Utility Expenses	40,013
Communication Expenses	47,565
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	25,918
General Services	37,019
Repairs and Maintenance	287,942
Taxes, Insurance Premiums and Other Fees	34,617
Other Maintenance and Operating Expenses
Advertising Expenses	170
Printing and Publication Expenses	1,207
Representation Expenses	2,056
Transportation and Delivery Expenses	1,000
Rent/Lease Expenses	5,384
Membership Dues and Contributions to Organizations	50
Subscription Expenses	10,300
Other Maintenance and Operating Expenses	500

Total Maintenance and Other Operating Expenses	712,481

Total Current Operating Expenditures	1,315,550

DECEMBER 25, 2023	OFFICIAL GAZETTE	203
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	69,247
Machinery and Equipment Outlay	256,015

Total Capital Outlays	325,262

TOTAL NEW APPROPRIATIONS	1,640,812

J. PHILIPPINE COUNCIL FOR AGRICULTURE, AQUATIC AND NATURAL RESOURCES RESEARCH AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	1,564,879,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	70,107,000	₱	38,787,000		₱	108,894,000
Operations		114,938,000		1,341,047,000			1,455,985,000

NATIONAL AANR SECTOR R&D PROGRAM		114,938,000		1,341,047,000			1,455,985,000

TOTAL NEW APPROPRIATIONS	₱	185,045,000	₱	1,379,834,000		₱	1,564,879,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Agriculture, Aquatic and Natural Resources Research and Development (PCAARRD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PCAARRD’s website.

The PCAARRD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	62,279,000	₱	38,787,000		₱	101,066,000

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Administration of Personnel Benefits		7,828,000				7,828,000

Sub-total, General Administration and Support		70,107,000		38,787,000		108,894,000

Operations
NATIONAL AANR SECTOR R&D PROGRAM		114,938,000		1,341,047,000		1,455,985,000

Development, integration and coordination of the National Research System for the AANR Sector		114,938,000		1,341,047,000		1,455,985,000

Sub-total, Operations		114,938,000		1,341,047,000		1,455,985,000

TOTAL NEW APPROPRIATIONS	₱	185,045,000	₱	1,379,834,000	₱	1,564,879,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	104,981

Total Permanent Positions	104,981

Other Compensation Common to All
Personnel Economic Relief Allowance	5,040
Representation Allowance	972
Transportation Allowance	972
Clothing and Uniform Allowance	1,260
Honoraria	641
Mid-Year Bonus - Civilian	8,748
Year End Bonus	8,748
Cash Gift	1,050
Productivity Enhancement Incentive	1,050

Total Other Compensation Common to All	28,481

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	40,827

Total Other Compensation for Specific Groups	40,827

Other Benefits
PAG-IBIG Contributions	252
PhilHealth Contributions	2,324
Employees Compensation Insurance Premiums	252
Loyalty Award - Civilian	100
Terminal Leave	7,828

DECEMBER 25, 2023	OFFICIAL GAZETTE	205
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Total Other Benefits	10,756

Total Personnel Services	185,045

Maintenance and Other Operating Expenses
Travelling Expenses	17,241
Training and Scholarship Expenses	2,023
Supplies and Materials Expenses	10,807
Utility Expenses	8,350
Communication Expenses	8,830
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	68,707
General Services	14,300
Repairs and Maintenance	8,709
Financial Assistance/Subsidy	1,223,939
Taxes, Insurance Premiums and Other Fees	2,177
Other Maintenance and Operating Expenses
Advertising Expenses	120
Printing and Publication Expenses	4,278
Representation Expenses	4,043
Transportation and Delivery Expenses	200
Rent/Lease Expenses	3,481
Membership Dues and Contributions to Organizations	10
Subscription Expenses	1,659
Other Maintenance and Operating Expenses	824

Total Maintenance and Other Operating Expenses	1,379,834

Total Current Operating Expenditures	1,564,879

TOTAL NEW APPROPRIATIONS	1,564,879

K. PHILIPPINE COUNCIL FOR HEALTH RESEARCH AND DEVELOPMENT

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	825,464,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	17,524,000	₱	5,073,000	₱	13,224,000	₱	35,821,000
Operations		28,166,000		731,477,000				759,643,000

NATIONAL HEALTH RESEARCH AND DEVELOPMENT PROGRAM		28,166,000		731,477,000				759,643,000

Total, Regular Programs		45,690,000		736,550,000		13,224,000		795,464,000

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B. PROJECT(S)
Locally-Funded Project(s)						30,000,000		30,000,000

Total, Project(s)						30,000,000		30,000,000

TOTAL NEW APPROPRIATIONS	₱	45,690,000	₱	736,550,000	₱	43,224,000	₱	825,464,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Health Research and Development (PCHRD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PCHRD’s website.

The PCHRD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAM
General Administration and Support
General Management and Supervision	₱	17,524,000	₱	5,073,000	₱	13,224,000	₱	35,821,000

Sub-total, General Administration and Support		17,524,000		5,073,000		13,224,000		35,821,000

Operations
NATIONAL HEALTH RESEARCH AND DEVELOPMENT PROGRAM		28,166,000		731,477,000				759,643,000

Development, Integration, Management and Coordination of the National Health Research System for Health and Related Fields		28,166,000		731,477,000				759,643,000

Sub-total, Operations		28,166,000		731,477,000				759,643,000

Total, Regular Programs		45,690,000		736,550,000		13,224,000		795,464,000

PROJECT(S)
Locally-Funded Project(s)
Construction of the Saliksik Extension Building						30,000,000		30,000,000

Sub-total, Locally Funded Projects						30,000,000		30,000,000

Total, Project(s)						30,000,000		30,000,000

TOTAL NEW APPROPRIATIONS	₱	45,690,000	₱	736,550,000	₱	43,224,000	₱	825,464,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	207
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	29,092

Total Permanent Positions	29,092

Other Compensation Common to All
Personnel Economic Relief Allowance	1,368
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	342
Mid-Year Bonus - Civilian	2,425
Year End Bonus	2,425
Cash Gift	285
Per Diems	199
Productivity Enhancement Incentive	285

Total Other Compensation Common to All	7,905

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	7,884

Total Other Compensation for Specific Groups	7,884

Other Benefits
PAG-IBIG Contributions	68
PhilHealth Contributions	633
Employees Compensation Insurance Premiums	68
Loyalty Award - Civilian	40

Total Other Benefits	809

Total Personnel Services	45,690

Maintenance and Other Operating Expenses
Travelling Expenses	4,550
Training and Scholarship Expenses	700
Supplies and Materials Expenses	1,850
Utility Expenses	3,050
Communication Expenses	3,568
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	150
Professional Services	31,755
General Services	3,420
Repairs and Maintenance	500

208	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Financial Assistance/Subsidy	678,512
Taxes, Insurance Premiums and Other Fees	1,080
Other Maintenance and Operating Expenses
Advertising Expenses	65
Printing and Publication Expenses	800
Representation Expenses	3,150
Rent/Lease Expenses	300
Subscription Expenses	2,100
Other Maintenance and Operating Expenses	1,000

Total Maintenance and Other Operating Expenses	736,550

Total Current Operating Expenditures	782,240

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	40,724
Transportation Equipment Outlay	2,500

Total Capital Outlays	43,224

TOTAL NEW APPROPRIATIONS	825,464

L.PHILIPPINE COUNCIL FOR INDUSTRY, ENERGY AND EMERGING TECHNOLOGY RESEARCH AND DEVELOPMENT

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder							₱	922,017,000

New Appropriations, by Programs/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	32,746,000	₱	13,609,000	₱	3,810,000	₱	50,165,000
Operations		42,867,000		818,985,000				861,852,000

NATIONAL INDUSTRY, ENERGY AND EMERGING TECHNOLOGY SECTORS R&D PROGRAM		42,867,000		818,985,000				861,852,000

Total, Regular Programs		75,613,000		832,594,000		3,810,000		912,017,000

B. PROJECT(S)
Locally-Funded Project(s)				1,000,000		9,000,000		10,000,000

Total, Project(s)				1,000,000		9,000,000		10,000,000

TOTAL NEW APPROPRIATIONS	₱	75,613,000	₱	833,594,000	₱	12,810,000	₱	922,017,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	209
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Industry, Energy and Emerging Technology Research and Development (PCIEERD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PCIEERD’s website.

The PCIEERD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	32,426,000	₱	13,609,000	₱	3,810,000	₱	49,845,000
Administration of Personnel Benefits		320,000						320,000

Sub-total, General Administration and Support		32,746,000		13,609,000		3,810,000		50,165,000

Operations
NATIONAL INDUSTRY, ENERGY AND EMERGING TECHNOLOGY SECTORS R&D PROGRAM		42,867,000		818,985,000				861,852,000

Development, integration and coordination of the National Research System for Industry, Energy and Emerging Technology Sectors		42,867,000		818,985,000				861,852,000

Sub-total, Operations		42,867,000		818,985,000				861,852,000

Total, Regular Programs		75,613,000		832,594,000		3,810,000		912,017,000

PROJECT(S)
Locally-Funded Project(s)
Development and Enhancement of Internal and Strategic Information System				1,000,000		9,000,000		10,000,000

Sub-total, Locally Funded Project(s)				1,000,000		9,000,000		10,000,000

Total, Project(s)				1,000,000		9,000,000		10,000,000

TOTAL NEW APPROPRIATIONS	₱	75,613,000	₱	833,594,000	₱	12,810,000	₱	922,017,000

210	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	43,205

Total Permanent Positions	43,205

Other Compensation Common to All
Personnel Economic Relief Allowance	1,704
Representation Allowance	630
Transportation Allowance	630
Clothing and Uniform Allowance	426
Honoraria	300
Mid-Year Bonus - Civilian	3,600
Year End Bonus	3,600
Cash Gift	355
Productivity Enhancement Incentive	355

Total Other Compensation Common to All	11,600

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	19,300

Total Other Compensation for Specific Groups	19,300

Other Benefits
PAG-IBIG Contributions	86
PhilHealth Contributions	946
Employees Compensation Insurance Premiums	86
Loyalty Award - Civilian	70
Terminal Leave	320

Total Other Benefits	1,508

Total Personnel Services	75,613

Maintenance and Other Operating Expenses
Travelling Expenses	500
Training and Scholarship Expenses	100
Supplies and Materials Expenses	2,000
Utility Expenses	1,410
Communication Expenses	1,050
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	4,000
General Services	1,920
Repairs and Maintenance	923
Financial Assistance/Subsidy	818,985
Taxes, Insurance Premiums and Other Fees	826
Other Maintenance and Operating Expenses
Representation Expenses	80

DECEMBER 25, 2023	OFFICIAL GAZETTE	211
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Subscription Expenses	1,000
Other Maintenance and Operating Expenses	664

Total Maintenance and Other Operating Expenses	833,594

Total Current Operating Expenditures	909,207

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	3,810
Machinery and Equipment Outlay	9,000

Total Capital Outlays	12,810

TOTAL NEW APPROPRIATIONS	922,017

M. PHILIPPINE INSTITUTE OF VOLCANOLOGY AND SEISMOLOGY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	809,947,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	66,022,000	₱	57,467,000	₱	22,740,000	₱	146,229,000
Support to Operations				1,352,000				1,352,000
Operations		88,931,000		107,715,000		271,035,000		467,681,000

VOLCANO, EARTHQUAKE AND TSUNAMI MONITORING AND WARNING PROGRAM		58,976,000		85,196,000		250,760,000		394,932,000

VOLCANO, EARTHQUAKE AND TSUNAMI HAZARDS MAPPING, RISK ASSESSMENT AND RESEARCH AND DEVELOPMENT PROGRAM		18,652,000		16,112,000		19,635,000		54,399,000
VOLCANO, EARTHQUAKE AND TSUNAMI DISASTER PREPAREDNESS AND RISK REDUCTION PROGRAM		11,303,000		6,407,000		640,000		18,350,000

Total, Regular Programs		154,953,000		166,534,000		293,775,000		615,262,000

B. PROJECT(S)
Locally-Funded Project(s)				106,595,000		88,090,000		194,685,000

Total, Project(s)				106,595,000		88,090,000		194,685,000

TOTAL NEW APPROPRIATIONS	₱	154,953,000	₱	273,129,000	₱	381,865,000	₱	809,947,000

212	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Institute of Volcanology and Seismology (PHIVOLCS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PHIVOLCS’ website.

The PHIVOLCS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	64,213,000	₱	57,467,000	₱	22,740,000	₱	144,420,000
Administration of Personnel Benefits		1,809,000						1,809,000

Sub-total, General Administration and Support		66,022,000		57,467,000		22,740,000		146,229,000

Support to Operations
Participation in national and international scientific and technological societies and conferences/meetings				1,352,000				1,352,000

Sub-total, Support to Operations				1,352,000				1,352,000

Operations
VOLCANO, EARTHQUAKE AND TSUNAMI MONITORING AND WARNING PROGRAM		58,976,000		85,196,000		250,760,000		394,932,000

Operations and development of volcano monitoring and warning systems		25,648,000		25,393,000		74,820,000		125,861,000
Operations and development of earthquake monitoring and information systems		33,328,000		39,410,000		175,940,000		248,678,000
Operations and development of tsunami monitoring and warning systems				20,393,000				20,393,000
VOLCANO, EARTHQUAKE AND TSUNAMI HAZARDS MAPPING, RISK ASSESSMENT AND RESEARCH AND DEVELOPMENT PROGRAM		18,652,000		16,112,000		19,635,000		54,399,000

Volcanological, Seismological and geophysical instrumentation research and development				11,323,000				11,323,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	213
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Volcanic, earthquake and tsunami hazard mapping and risk assessment		2,852,000		2,852,000
Geo-scientific research and development and prediction studies on volcanic systems, earthquakes and tsunami	18,652,000	1,937,000	19,635,000	40,224,000
VOLCANO, EARTHQUAKE AND TSUNAMI DISASTER PREPAREDNESS AND RISK REDUCTION PROGRAM	11,303,000	6,407,000	640,000	18,350,000

Information, education and communication activities for the promotion of disaster preparedness and risk reduction	11,303,000	6,407,000	640,000	18,350,000

Sub-total, Operations	88,931,000	107,715,000	271,035,000	467,681,000

Total, Regular Programs	154,953,000	166,534,000	293,775,000	615,262,000

PROJECT(S)
Locally-Funded Project(s)
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Rehabilitation of Volcano Monitoring Stations			7,500,000	7,500,000
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Construction of Seismic Vaults and Housing for Volcano Monitoring			13,000,000	13,000,000
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Construction of Unmanned Seismic Stations for Earthquake Monitoring			21,000,000	21,000,000
Rehabilitation of Earthquake Monitoring Stations			16,080,000	16,080,000
Enhancement of Volcano, Earthquake and Tsunami Warning Systems for Disaster Risk Reduction in the Philippines - Counterpart Fund for JICA Grant Aid Project		8,984,000		8,984,000
DYNASLOPE: Development of Site-Specific Threshold for Deep-seated Landslides and Slope Failures		44,167,000	1,380,000	45,547,000
Measurement of Velocities of Earthquake Faults (MOVE FAULTS)		10,660,000	20,500,000	31,160,000
REDAS: Capacity-building of Philippine Local Communities on the use of REDAS Software		5,359,000		5,359,000
Geospatial Information and Analysis Project for Hazards and Risk Assessment in the Philippines (GeoRiskPH)		37,425,000	8,630,000	46,055,000

214	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Sub-total, Locally-Funded Project(s)				106,595,000		88,090,000		194,685,000

Total, Project(s)				106,595,000		88,090,000		194,685,000

TOTAL NEW APPROPRIATIONS	₱	154,953,000	₱	273,129,000	₱	381,865,000	₱	809,947,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	84,031

Total Permanent Positions	84,031

Other Compensation Common to All
Personnel Economic Relief Allowance	4,992
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	1,248
Mid-Year Bonus - Civilian	7,002
Year End Bonus	7,002
Cash Gift	1,040
Productivity Enhancement Incentive	1,040

Total Other Compensation Common to All	22,780

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	40,754
Night Shift Differential Pay	3,000

Total Other Compensation for Specific Groups	43,754

Other Benefits
PAG-IBIG Contributions	250
PhilHealth Contributions	1,874
Employees Compensation Insurance Premiums	250
Loyalty Award - Civilian	205
Terminal Leave	1,809

Total Other Benefits	4,388

Total Personnel Services	154,953

Maintenance and Other Operating Expenses
Travelling Expenses	46,683
Training and Scholarship Expenses	11,224
Supplies and Materials Expenses	27,608

DECEMBER 25, 2023	OFFICIAL GAZETTE	215
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Utility Expenses	19,232
Communication Expenses	27,822
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	55,581
General Services	9,732
Repairs and Maintenance	26,040
Taxes, Insurance Premiums and Other Fees	8,462
Other Maintenance and Operating Expenses
Advertising Expenses	70
Printing and Publication Expenses	610
Representation Expenses	1,090
Transportation and Delivery Expenses	1,270
Rent/Lease Expenses	31,849
Membership Dues and Contributions to Organizations	100
Subscription Expenses	3,720
Other Maintenance and Operating Expenses	1,900

Total Maintenance and Other Operating Expenses	273,129

Total Current Operating Expenditures	428,082

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	57,580
Machinery and Equipment Outlay	310,685
Transportation Equipment Outlay	3,000
Furniture, Fixtures and Books Outlay	5,100
Intangible Assets Outlay	5,500

Total Capital Outlays	381,865

TOTAL NEW APPROPRIATIONS	809,947

N. PHILIPPINE NUCLEAR RESEARCH INSTITUTE

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,055,215,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	73,109,000	₱	91,003,000	₱	₱	164,112,000
Support to Operations				1,010,000			1,010,000
Operations		123,673,000		51,327,000			175,000,000

NUCLEAR RESEARCH AND DEVELOPMENT PROGRAM		48,897,000		12,453,000			61,350,000

216	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NUCLEAR SCIENCE AND TECHNOLOGY SERVICES AND ADVISORY PROGRAM		54,018,000		37,946,000				91,964,000
NUCLEAR REGULATIONS, SECURITY AND SAFEGUARDS PROGRAM		20,758,000		928,000				21,686,000

Total, Regular Programs		196,782,000		143,340,000				340,122,000

B. PROJECT(S)
Locally-Funded Project(s)				39,093,000		676,000,000		715,093,000

Total, Project(s)				39,093,000		676,000,000		715,093,000

TOTAL NEW APPROPRIATIONS	₱	196,782,000	₱	182,433,000	₱	676.000.000	₱	1,055,215,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Nuclear Research Institute (PNRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PNRI’s website.

The PNRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	72,970,000	₱	90,819,000	₱	₱	163,789,000
Human Resource Development				184,000			184,000
Administration of Personnel Benefits		139,000					139,000

Sub-total, General Administration and Support		73,109,000		91,003,000			164,112,000

Support to Operations
Nuclear and Radiation Facilities Utilization				76,000			76,000
Capacity Building for Nuclear S&T under the Framework of Multilateral and Bilateral Cooperation				851,000			851,000
Nuclear Power Program in support to Presidential Issuances and Relevant Laws				83,000			83,000

Sub-total, Support to Operations				1,010,000			1,010,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	217
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Operations
NUCLEAR RESEARCH AND DEVELOPMENT PROGRAM		48,897,000		12,453,000				61,350,000

Nuclear Research Technology Development and Application		48,897,000		12,453,000				61,350,000
NUCLEAR SCIENCE AND TECHNOLOGY SERVICES AND ADVISORY PROGRAM		54,018,000		37,946,000				91,964,000

Nuclear and Allied Services		35,754,000		36,176,000				71,930,000
Diffusion and Transfer of Nuclear Knowledge and Technologies		18,264,000		1,770,000				20,034,000
NUCLEAR REGULATIONS, SECURITY AND SAFEGUARDS PROGRAM		20,758,000		928,000				21,686,000

Nuclear Regulations, Licensing, Inspection and Security and Safeguards		20,758,000		928,000				21,686,000

Sub-total, Operations		123,673,000		51,327,000				175,000,000

Total, Regular Programs		196,782,000		143,340,000				340,122,000

PROJECT(S)
Locally-Funded Project(s)
Capacity Building to Utilize the Philippine Research Reactor - I (PRR-I) Triga Fuel Subcritical Assembly to Re-establish Nuclear Science Knowledge and Expertise in the Philippines				527,000		20,000,000		20,527,000
Establishment of a Two-Storey Radiation Protection Services Facility				3,186,000				3,186,000
Implementation of Strategic Information Systems for Nuclear Safety and Provision of Nuclear Allied Services in the Philippines				1,839,000				1,839,000
Development of a Web-based Office Information Management System				154,000				154,000
Innovating Nuclear Medicine Research and Services: Development of Emerging PET Radiopharmaceuticals for Early Cancer Staging and Assessment of Biologic Functions in Cancer Cells				33,387,000		656,000,000		689,387,000

Sub-total, Locally-Funded Project(s)				39,093,000		676,000,000		715,093,000

Total, Project(s)				39,093,000		676,000,000		715,093,000

TOTAL NEW APPROPRIATIONS	₱	196,782,000	₱	182,433,000	₱	676,000,000	₱	1,055,215,000

218	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	114,605

Total Permanent Positions	114,605

Other Compensation Common to All
Personnel Economic Relief Allowance	5,400
Representation Allowance	708
Transportation Allowance	708
Clothing and Uniform Allowance	1,350
Mid-Year Bonus - Civilian	9,550
Year End Bonus	9,550
Cash Gift	1,125
Productivity Enhancement Incentive	1,125

Total Other Compensation Common to All	29,516

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	49,275

Total Other Compensation for Specific Groups	49,275

Other Benefits
PAG-IBIG Contributions	270
PhilHealth Contributions	2,487
Employees Compensation Insurance Premiums	270
Loyalty Award - Civilian	220
Terminal Leave	139

Total Other Benefits	3,386

Total Personnel Services	196,782

Maintenance and Other Operating Expenses
Travelling Expenses	3,743
Training and Scholarship Expenses	1,212
Supplies and Materials Expenses	49,218
Utility Expenses	22,224
Communication Expenses	5,144
Awards/Rewards and Prizes	150
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	21,849
General Services	11,906
Repairs and Maintenance	10,885
Taxes, Insurance Premiums and Other Fees	5,249
Other Maintenance and Operating Expenses
Advertising Expenses	30
Printing and Publication Expenses	304

DECEMBER 25, 2023	OFFICIAL GAZETTE	219
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Representation Expenses	1,110
Transportation and Delivery Expenses	571
Rent/Lease Expenses	46,985
Membership Dues and Contributions to Organizations	312
Subscription Expenses	972
Other Maintenance and Operating Expenses	433

Total Maintenance and Other Operating Expenses	182,433

Total Current Operating Expenditures	379,215

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	200,000
Machinery and Equipment Outlay	476,000

Total Capital Outlays	676,000

TOTAL NEW APPROPRIATIONS	1,055,215

O. PHILIPPINE SCIENCE HIGH SCHOOL SYSTEM

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	2,683,856,000

New Appropriations, by Programs/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	102,808,000	₱	47,599,000	₱	1,900,000	₱	152,307,000
Operations		1,272,405,000		858,694,000		101,950,000		2,233,049,000

SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) SECONDARY EDUCATION ON SCHOLARSHIP BASIS PROGRAM		1,270,889,000		837,325,000		101,950,000		2,210,164,000
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) PROMOTION PROGRAM		1,516,000		21,369,000				22,885,000

Total, Regular Programs		1,375,213,000		906,293,000		103,850,000		2,385,356,000

B. PROJECT(S)
Locally-Funded Project(s)						298,500,000		298,500,000

Total, Project(s)						298,500,000		298,500,000

TOTAL NEW APPROPRIATIONS	₱	1,375,213,000	₱	906,293,000	₱	402,350,000	₱	2,683,856,000

220	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. School Fees. Of the amounts appropriated herein, Four Million One Hundred Thousand Pesos (₱4,100,000) shall be used for the improvement of information technology facilities, laboratory and office equipment, and furniture and fixtures sourced from fees collected by each campus in the Philippine Science High School System (PSHSS) for school-related activities in accordance with Section 8 (k) of R.A. No. 9036.

Release of funds shall be subject to the approval of the PSHSS Board of Trustees, and the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

2. Funds for Local Scholarships. In the over-all programming of the scholarship grants, the PSHSS shall ensure that the full requirements of existing scholars shall be considered to ensure continued funding within the period of scholarship grant.

3. Reporting and Posting Requirements. The PSHSS shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PSHSS’ website.

The PSHSS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	30,216,000	₱	47,599,000	₱	1,900,000	₱	79,715,000

National Capital Region (NCR)		30,216,000		47,599,000		1,900,000		79,715,000

Office of the Executive Director (Central Office)		30,216,000		47,599,000		1,900,000		79,715,000
Administration of Personnel Benefits		72,592,000						72,592,000

National Capital Region (NCR)		6,606,000						6,606,000

Diliman Campus		4,528,000						4,528,000
Office of the Executive Director (Central Office)		2,078,000						2,078,000
Region I - Ilocos		3,742,000						3,742,000

Ilocos Region Campus		3,742,000						3,742,000
Cordillera Administrative Region (CAR)		1,398,000						1,398,000

Cordillera Administrative Region Campus		1,398,000						1,398,000
Region II - Cagayan Valley		1,927,000						1,927,000

Cagayan Valley Campus		1,927,000						1,927,000
Region III - Central Luzon		1,280,000						1,280,000

Central Luzon Campus		1,280,000						1,280,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	221
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region IVA - CALABARZON	9,287,000			9,287,000

CALABARZON Region Campus	9,287,000			9,287,000
Region IVB - MIMAROPA	3,073,000			3,073,000

MIMAROPA Region Campus	3,073,000			3,073,000
Region V - Bicol	5,041,000			5,041,000

Bicol Region Campus	5,041,000			5,041,000
Region VI - Western Visayas	371,000			371,000

Western Visayas Campus	371,000			371,000
Region VII - Central Visayas	8,054,000			8,054,000

Central Visayas Campus	8,054,000			8,054,000
Region VIII - Eastern Visayas	8,121,000			8,121,000

Eastern Visayas Campus	8,121,000			8,121,000
Region IX - Zamboanga Peninsula	4,390,000			4,390,000

Zamboanga Peninsula Region Campus	4,390,000			4,390,000
Region X - Northern Mindanao	8,551,000			8,551,000

Central Mindanao Campus	8,551,000			8,551,000
Region XI - Davao	2,608,000			2,608,000

Southern Mindanao Campus	2,608,000			2,608,000
Region XII - SOCCSKSARGEN	3,793,000			3,793,000

SOCCSKSARGEN Region Campus	3,793,000			3,793,000
Region XIII - Caraga	4,350,000			4,350,000

Caraga Region Campus	4,350,000			4,350,000

Sub-total, General Administration and Support	102,808,000	47,599,000	1,900,000	152,307,000

Operations
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) SECONDARY EDUCATION ON SCHOLARSHIP BASIS PROGRAM	1,270,889,000	837,325,000	101,950,000	2,210,164,000

Operation of school campuses	1,265,219,000	826,708,000	101,950,000	2,193,877,000

National Capital Region (NCR)	213,988,000	93,749,000	8,420,000	316,157,000

Diliman Campus	213,988,000	93,749,000	8,420,000	316,157,000

222	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region I - Ilocos	79,221,000	55,831,000	7,400,000	142,452,000

Ilocos Region Campus	79,221,000	55,831,000	7,400,000	142,452,000
Cordillera Administrative Region (CAR)	80,313,000	41,029,000	4,700,000	126,042,000

Cordillera Administrative Region Campus	80,313,000	41,029,000	4,700,000	126,042,000
Region II - Cagayan Valley	80,937,000	37,738,000	7,000,000	125,675,000

Cagayan Valley Campus	80,937,000	37,738,000	7,000,000	125,675,000
Region III - Central Luzon	79,048,000	51,766,000	4,700,000	135,514,000

Central Luzon Campus	79,048,000	51,766,000	4,700,000	135,514,000
Region IVA - CALABARZON	64,680,000	52,064,000	4,620,000	121,364,000

CALABARZON Region Campus	64,680,000	52,064,000	4,620,000	121,364,000
Region IVB - MIMAROPA	38,879,000	26,854,000	9,600,000	75,333,000

MIMAROPA Region Campus	38,879,000	26,854,000	9,600,000	75,333,000
Region V - Bicol	76,241,000	54,187,000	4,750,000	135,178,000

Bicol Region Campus	76,241,000	54,187,000	4,750,000	135,178,000
Region VI - Western Visayas	84,485,000	59,512,000	6,110,000	150,107,000

Western Visayas Campus	84,485,000	59,512,000	6,110,000	150,107,000
Region VII - Central Visayas	72,604,000	59,248,000	8,750,000	140,602,000

Central Visayas Campus	72,604,000	59,248,000	8,750,000	140,602,000
Region VIII - Eastern Visayas	72,879,000	55,172,000	4,700,000	132,751,000

Eastern Visayas Campus	72,879,000	55,172,000	4,700,000	132,751,000
Region IX - Zamboanga Peninsula	40,131,000	38,227,000	7,250,000	85,608,000

Zamboanga Peninsula Region Campus	40,131,000	38,227,000	7,250,000	85,608,000
Region X - Northern Mindanao	74,979,000	52,343,000	7,350,000	134,672,000

Central Mindanao Campus	74,979,000	52,343,000	7,350,000	134,672,000
Region XI - Davao	80,719,000	46,777,000	4,710,000	132,206,000

Southern Mindanao Campus	80,719,000	46,777,000	4,710,000	132,206,000
Region XII - SOCCSKSARGEN	67,529,000	54,964,000	7,270,000	129,763,000

SOCCSKSARGEN Region Campus	67,529,000	54,964,000	7,270,000	129,763,000
Region XIII - Caraga	58,586,000	47,247,000	4,620,000	110,453,000

Caraga Region Campus	58,586,000	47,247,000	4,620,000	110,453,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	223
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Policy Formulation, Program Planning and Standards Development	5,670,000	10,617,000		16,287,000

National Capital Region (NCR)	5,670,000	10,617,000		16,287,000

Office of the Executive Director (Central Office)	5,670,000	10,617,000		16,287,000
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) PROMOTION PROGRAM	1,516,000	21,369,000		22,885,000

National Competitive Examination (NCE)	1,516,000	17,890,000		19,406,000

National Capital Region (NCR)	1,516,000	17,890,000		19,406,000

Office of the Executive Director (Central Office)	1,516,000	17,890,000		19,406,000
STEM Promotional Activities		3,479,000		3,479,000

National Capital Region (NCR)		3,479,000		3,479,000

Office of the Executive Director (Central Office)		3,479,000		3,479,000

Sub-total, Operations	1,272,405,000	858,694,000	101,950,000	2,233,049,000

Total, Regular Program(s)	1,375,213,000	906,293,000	103,850,000	2,385,356,000

PROJECT(S)
Locally-Funded Project(s)
Rehabilitation of School Buildings			15,000,000	15,000,000

National Capital Region (NCR)			10,000,000	10,000,000

Diliman Campus			10,000,000	10,000,000
Region XII - SOCCSKSARGEN			5,000,000	5,000,000

SOCCSKSARGEN Region Campus			5,000,000	5,000,000
Construction of Learning Resource Center (Library) and Multi-Media Center			2,500,000	2,500,000

Region IX - Zamboanga Peninsula			2,500,000	2,500,000

Zamboanga Peninsula Region Campus			2,500,000	2,500,000
Completion of Academic Building I, Phase 5			70,000,000	70,000,000

Cordillera Administrative Region (CAR)			70,000,000	70,000,000

Cordillera Administrative Region Campus			70,000,000	70,000,000
Construction of Fabrication Laboratory			30,000,000	30,000,000

Region V - Bicol			30,000,000	30,000,000

Bicol Region Campus			30,000,000	30,000,000

224	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Improvement of Dormitory Building for Boys	5,000,000	5,000,000

Region VIII - Eastern Visayas	5,000,000	5,000,000

Eastern Visayas Campus	5,000,000	5,000,000
Improvement of Dormitory Building for Girls	5,000,000	5,000,000

Region VIII - Eastern Visayas	5,000,000	5,000,000

Eastern Visayas Campus	5,000,000	5,000,000
Drainage Improvement and Rehabilitation	10,000,000	10,000,000

Region XIII - CARAGA	10,000,000	10,000,000

CARAGA Region Campus	10,000,000	10,000,000
Construction of Advanced Science and Technology Building	4,000,000	4,000,000

Region IX - Zamboanga Peninsula	4,000,000	4,000,000

Zamboanga Peninsula Campus	4,000,000	4,000,000
Completion of Dormitory Building II	10,000,000	10,000,000

Region IVB - MIMAROPA	10,000,000	10,000,000

MIMAROPA Region Campus	10,000,000	10,000,000
Completion of Academic Building II	40,000,000	40,000,000

Region IVB - MIMAROPA	40,000,000	40,000,000

MIMAROPA Region Campus	40,000,000	40,000,000
Construction of Science Research Facility	17,000,000	17,000,000

Region VII - Central Visayas	15,000,000	15,000,000

Central Visayas Campus	15,000,000	15,000,000
Region XII - SOCCSKSARGEN	2,000,000	2,000,000

SOCCSKSARGEN Region Campus	2,000,000	2,000,000
Completion of Academic Building for Senior High Program	80,000,000	80,000,000

National Capital Region (NCR)	80,000,000	80,000,000

Diliman Campus	80,000,000	80,000,000
Expansion of Academic Building I	10,000,000	10,000,000

Region X - Northern Mindanao	10,000,000	10,000,000

Central Mindanao Campus	10,000,000	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	225
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Sub-total, Locally-Funded Project(s)						298,500,000		298,500,000

Total, Project(s)						298,500,000		298,500,000

TOTAL NEW APPROPRIATIONS	₱	1,375,213,000	₱	906,293,000	₱	402,350,000	₱	2,683,856,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	809,540

Total Permanent Positions	809,540

Other Compensation Common to All
Personnel Economic Relief Allowance	33,432
Representation Allowance	5,160
Transportation Allowance	5,160
Clothing and Uniform Allowance	8,358
Honoraria	3,341
Mid-Year Bonus - Civilian	67,462
Year End Bonus	67,462
Cash Gift	6,965
Productivity Enhancement Incentive	6,965

Total Other Compensation Common to All	204,305

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	258,284
Lump-sum for Filling of Positions—Civilian	72,308
Anniversary Bonus - Civilian	1,269

Total Other Compensation for Specific Groups	331,861

Other Benefits
PAG-IBIG Contributions	1,671
PhilHealth Contributions	18,013
Employees Compensation Insurance Premiums	1,671
Loyalty Award - Civilian	1,025
Terminal Leave	284

Total Other Benefits	22,664

Non-Permanent Positions	6,843

Total Personnel Services	1,375,213

226	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	34,392
Training and Scholarship Expenses	403,007
Supplies and Materials Expenses	87,294
Utility Expenses	62,811
Communication Expenses	31,064
Awards/Rewards and Prizes	550
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,992
Professional Services	29,004
General Services	155,462
Repairs and Maintenance	23,715
Taxes, Insurance Premiums and Other Fees	42,182
Other Maintenance and Operating Expenses
Advertising Expenses	4,541
Printing and Publication Expenses	5,337
Representation Expenses	7,431
Transportation and Delivery Expenses	597
Rent/Lease Expenses	2,313
Membership Dues and Contributions to Organizations	185
Subscription Expenses	12,395
Other Maintenance and Operating Expenses	2,021

Total Maintenance and Other Operating Expenses	906,293

Total Current Operating Expenditures	2,281,506

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	10,000
Buildings and Other Structures	288,500
Machinery and Equipment Outlay	48,180
Transportation Equipment Outlay	24,750
Furniture, Fixtures and Books Outlay	30,920

Total Capital Outlays	402,350

TOTAL NEW APPROPRIATIONS	2,683,856

P. PHILIPPINE TEXTILE RESEARCH INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱254,270,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	25,893,000	₱	16,870,000	₱	₱	42,763,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	227
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Operations		28,513,000		117,264,000		26,380,000		172,157,000

TEXTILE AND OTHER TEXTILE-RELATED RESEARCH AND DEVELOPMENT PROGRAM		11,586,000		41,001,000		26,380,000		78,967,000
TEXTILE S&T SERVICES PROGRAM		12,018,000		26,132,000				38,150,000
TEXTILE TECHNOLOGY TRANSFER PROGRAM		4,909,000		50,131,000				55,040,000

Total, Regular Programs		54,406,000		134,134,000		26,380,000		214,920,000

B. PROJECT(S)
Locally-Funded Project(s)						39,350,000		39,350,000

Total, Project(s)						39,350,000		39,350,000

TOTAL NEW APPROPRIATIONS	₱	54,406,000	₱	134,134,000	₱	65,730,000	₱	254,270,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Textile Research Institute (PTRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PTRI’s website.

The PTRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	25,893,000	₱	16,713,000	₱		₱	42,606,000
Human Resource Development				157,000				157,000

Sub-total, General Administration and Support		25,893,000		16,870,000				42,763,000

Operations
TEXTILE AND OTHER TEXTILE-RELATED RESEARCH AND DEVELOPMENT PROGRAM		11,586,000		41,001,000		26,380,000		78,967,000

Scientific research studies on chemical and physical characterization and optimization of textile raw materials and textile product properties and end-use diversification		11,586,000		41,001,000		26,380,000		78,967,000

228	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

TEXTILE S&T SERVICES PROGRAM		12,018,000		26,132,000				38,150,000

Testing of raw materials and allied products and provision of technical assistance to the textile, garments and allied industries on textile processing and machinery utilization		12,018,000		26,132,000				38,150,000
TEXTILE TECHNOLOGY TRANSFER PROGRAM		4,909,000		50,131,000				55,040,000

Dissemination of textile information and provision of documentation of services to textile millers and allied industries		4,909,000		50,131,000				55,040,000

Sub-total, Operations		28,513,000		117,264,000		26,380,000		172,157,000

Total, Regular Programs		54,406,000		134,134,000		26,380,000		214,920,000

PROJECT(S)
Locally-Funded Project(s)
Rehabilitation and Retrofitting of the Natural Fiber Processing Center						27,350,000		27,350,000
Repair and Renovation of Innovation Center for Yarns and Textiles (ICYT)						12,000,000		12,000,000

Sub-total, Locally-Funded Project(s)						39,350,000		39,350,000

Total, Project(s)						39,350,000		39,350,000

TOTAL NEW APPROPRIATIONS	₱	54,406,000	₱	134,134,000	₱	65,730,000	₱	254,270,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								31,724

Total Permanent Positions								31,724

Other Compensation Common to All
Personnel Economic Relief Allowance								1,896
Representation Allowance								120
Transportation Allowance								120
Clothing and Uniform Allowance								474
Mid-Year Bonus - Civilian								2,644
Year End Bonus								2,644
Cash Gift								395
Productivity Enhancement Incentive								395

DECEMBER 25, 2023	OFFICIAL GAZETTE	229
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Total Other Compensation Common to All	8,688

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	13,021

Total Other Compensation for Specific Groups	13,021

Other Benefits
PAG-IBIG Contributions	95
PhilHealth Contributions	713
Employees Compensation Insurance Premiums	95
Loyalty Award - Civilian	70

Total Other Benefits	973

Total Personnel Services	54,406

Maintenance and Other Operating Expenses
Travelling Expenses	6,781
Training and Scholarship Expenses	1,104
Supplies and Materials Expenses	29,976
Utility Expenses	11,328
Communication Expenses	779
Awards/Rewards and Prizes	91
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	57,003
General Services	4,711
Repairs and Maintenance	8,191
Taxes, Insurance Premiums and Other Fees	5,122
Other Maintenance and Operating Expenses
Advertising Expenses	534
Printing and Publication Expenses	765
Representation Expenses	3,508
Transportation and Delivery Expenses	866
Rent/Lease Expenses	18
Subscription Expenses	89
Other Maintenance and Operating Expenses	3,132

Total Maintenance and Other Operating Expenses	134,134

Total Current Operating Expenditures	188,540

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	39,350
Machinery and Equipment Outlay	26,380

Total Capital Outlays	65,730

TOTAL NEW APPROPRIATIONS	254,270

230	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Q. SCIENCE EDUCATION INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	7,322,113,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	20,306,000	₱	17,821,000		₱	38,127,000
Operations		28,574,000		7,253,992,000			7,282,566,000

SCIENCE AND TECHNOLOGY SCHOLARSHIP PROGRAM		12,588,000		7,185,859,000			7,198,447,000
SCIENCE AND TECHNOLOGY EDUCATION DEVELOPMENT PROGRAM		15,986,000		68,133,000			84,119,000

Total, Regular Programs		48,880,000		7,271,813,000			7,320,693,000

B. PROJECT(S)
Locally-Funded Project(s)				1,420,000			1,420,000

Total, Project(s)				1,420,000			1,420,000

TOTAL NEW APPROPRIATIONS	₱	48,880,000	₱	7,273,233,000		₱	7,322,113,000

Special Provision(s)

1. Funds for Local and Foreign Scholarships. In the over-all programming of the scholarship grants, the Science Education Institute (SEI) shall ensure that the full requirements of existing scholars are considered to guarantee their continued funding.

2. Reporting and Posting Requirements. The SEI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	SEI’s website.

The SEI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	231
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Proarams/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	18,207,000	₱	17,821,000		₱	36,028,000
Administration of Personnel Benefits		2,099,000					2,099,000

Sub-total, General Administration and Support		20,306,000		17,821,000			38,127,000

Operations
SCIENCE AND TECHNOLOGY SCHOLARSHIP PROGRAM		12,588,000		7,185,859,000			7,198,447,000

Development and Administration of S&T Scholarship Programs, Awards and Grants for Graduate Level		5,915,000		2,798,584,000			2,804,499,000
Development and Administration of S&T Scholarship Programs, Awards and Grants for Undergraduate Level		6,673,000		4,387,275,000			4,393,948,000
SCIENCE AND TECHNOLOGY EDUCATION DEVELOPMENT PROGRAM		15,986,000		68,133,000			84,119,000

Research, Promotion and Development of S&T Education and Training		15,986,000		68,133,000			84,119,000

Sub-total, Operations		28,574,000		7,253,992,000			7,282,566,000

Total, Regular Programs		48,880,000		7,271,813,000			7,320,693,000

PROJECT(S)
Locally-Funded Project(s)
Support to the Presidential Committee Implementing PD 997				1,420,000			1,420,000

Sub-total, Locally-Funded Project(s)				1,420,000			1,420,000

Total, Project(s)				1,420,000			1,420,000

TOTAL NEW APPROPRIATIONS	₱	48,880,000	₱	7,273,233,000		₱	7,322,113,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	29,750

Total Permanent Positions	29,750

232	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation Common to All
Personnel Economic Relief Allowance	1,248
Representation Allowance	330
Transportation Allowance	330
Clothing and Uniform Allowance	312
Mid-Year Bonus - Civilian	2,479
Year End Bonus	2,479
Cash Gift	260
Productivity Enhancement Incentive	260

Total Other Compensation Common to All	7,698

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	8,549

Total Other Compensation for Specific Groups	8,549

Other Benefits
PAG-IBIG Contributions	62
PhilHealth Contributions	640
Employees Compensation Insurance Premiums	62
Loyalty Award - Civilian	20
Terminal Leave	2,099

Total Other Benefits	2,883

Total Personnel Services	48,880

Maintenance and Other Operating Expenses
Travelling Expenses	1,090
Training and Scholarship Expenses	7,248,492
Supplies and Materials Expenses	3,981
Utility Expenses	4,200
Communication Expenses	4,904
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	1,320
General Services	3,260
Repairs and Maintenance	570
Taxes, Insurance Premiums and Other Fees	1,200
Other Maintenance and Operating Expenses
Printing and Publication Expenses	20
Representation Expenses	30
Subscription Expenses	4,030

Total Maintenance and Other Operating Expenses	7,273,233

Total Current Operating Expenditures	7,322,113

TOTAL NEW APPROPRIATIONS	7,322,113

DECEMBER 25, 2023	OFFICIAL GAZETTE	233
DEPARTMENT OF SCIENCE AND TECHNOLOGY

R. SCIENCE AND TECHNOLOGY INFORMATION INSTITUTE
For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	135,350,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	25,937,000	₱	11,543,000	₱		₱	37,480,000
Operations		21,896,000		60,984,000		2,100,000		84,980,000

SCIENCE AND TECHNOLOGY INFORMATION PROGRAM		21,896,000		60,984,000		2,100,000		84,980,000

Total, Regular Programs		47,833,000		72,527,000		2,100,000		122,460,000

B. PROJECT(S)
Locally-Funded Project(s)						12,890,000		12,890,000

Total, Project(s)						12,890,000		12,890,000

TOTAL NEW APPROPRIATIONS	₱	47,833,000	₱	72,527,000	₱	14,990,000	₱	135,350,000

Special Provision(s)

1. Reporting and Posting Requirements. The Science and Technology Information Institute (STII) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	STII’s website.

The STII shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	25,937,000	₱	11,543,000		₱	37,480,000

Sub-total, General Administration and Support		25,937,000		11,543,000			37,480,000

Operations
SCIENCE AND TECHNOLOGY INFORMATION PROGRAM		21,896,000		60,984,000	2,100,000		84,980,000

234	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Operation of Science and Technology Center for Information Services		11,538,000		19,163,000		100,000		30,801,000
Science and Technology Promotion and Advocacy Services		10,358,000		22,445,000		2,000,000		34,803,000
Operation and Broadcast of DOST Science Technology Channel “DOSTv”				19,376,000				19,376,000

Sub-total, Operations		21,896,000		60,984,000		2,100,000		84,980,000

Total, Regular Programs		47,833,000		72,527,000		2,100,000		122,460,000

PROJECT(S)
Locally-Funded Project(s)
Conversion of Atrium to Library Makerspace						6,828,000		6,828,000
Improvement of DOST - STII Grounds and Facilities (Genset, ICT Backup Facility, and Property Storage)						6,062,000		6,062,000

Sub-total, Locally-Funded Project(s)						12,890,000		12,890,000

Total, Project(s)						12,890,000		12,890,000

TOTAL NEW APPROPRIATIONS	₱	47,833,000	₱	72,527,000	₱	14,990,000	₱	135,350,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,612

Total Permanent Positions	27,612

Other Compensation Common to All
Personnel Economic Relief Allowance	1,344
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	336
Honoraria	256
Mid-Year Bonus - Civilian	2,300
Year End Bonus	2,300
Cash Gift	280
Productivity Enhancement Incentive	280

Total Other Compensation Common to All	7,552

DECEMBER 25, 2023	OFFICIAL GAZETTE	235
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	8,924

Total Other Compensation for Specific Groups	8,924

Other Benefits
PAG-IBIG Contributions	66
PhilHealth Contributions	606
Employees Compensation Insurance Premiums	66
Loyalty Award - Civilian	60

Total Other Benefits	798

Non-Permanent Positions	2,947

Total Personnel Services	47,833

Maintenance and Other Operating Expenses
Travelling Expenses	4,089
Training and Scholarship Expenses	1,311
Supplies and Materials Expenses	8,241
Utility Expenses	2,190
Communication Expenses	1,121
Awards, Rewards and Prizes	1,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	14,654
General Services	2,500
Repairs and Maintenance	605
Taxes, Insurance Premiums and Other Fees	102
Labor and Wages	11,496
Other Maintenance and Operating Expenses
Advertising Expenses	11,656
Printing and Publication Expenses	3,069
Representation Expenses	6,803
Rent/Lease Expenses	2,139
Subscription Expenses	807
Other Maintenance and Operating Expenses	608

Total Maintenance and Other Operating Expenses	72,527

Total Current Operating Expenditures	120,360

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	12,890
Machinery and Equipment Outlay	2,100

Total Capital Outlays	14,990

TOTAL NEW APPROPRIATIONS	135,350

236	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

S. TECHNOLOGY APPLICATION AND PROMOTION INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	265,341,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	24,313,000	₱	13,744,000	₱		₱	38,057,000
Operations		38,822,000		177,912,000		10,550,000		227,284,000

TECHNOLOGY APPLICATION AND INVENTION DEVELOPMENT PROGRAM		38,822,000		177,912,000		10,550,000		227,284,000

TOTAL NEW APPROPRIATIONS	₱	63,135,000	₱	191,656,000	₱	10,550,000	₱	265,341,000

Special Provision(s)

1. Reporting and Posting Requirements. The Technology Application and Promotion Institute (TAPI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	TAPI’s website.

The TAPI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	24,313,000	₱	13,744,000	₱		₱	38,057,000

Sub-total, General Administration and Support		24,313,000		13,744,000				38,057,000

Operations
TECHNOLOGY APPLICATION AND INVENTION DEVELOPMENT PROGRAM		38,822,000		177,912,000		10,550,000		227,284,000

Technology Application, Promotion and Commercialization		26,109,000		91,829,000		250,000		118,188,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	237
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Technology and Invention Development Assistance		12,713,000		86,083,000		10,300,000		109,096,000

Sub-total, Operations		38,822,000		177,912,000		10,550,000		227,284,000

TOTAL NEW APPROPRIATIONS	₱	63,135,000	₱	191,656,000	₱	10,550,000	₱	265,341,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	39,564

Total Permanent Positions	39,564

Other Compensation Common to All
Personnel Economic Relief Allowance	1,752
Representation Allowance	348
Transportation Allowance	348
Clothing and Uniform Allowance	438
Mid-Year Bonus - Civilian	3,297
Year End Bonus	3,297
Cash Gift	365
Productivity Enhancement Incentive	365

Total Other Compensation Common to All	10,210

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	12,271

Total Other Compensation for Specific Groups	12,271

Other Benefits
PAG-IBIG Contributions	88
PhilHealth Contributions	874
Employees Compensation Insurance Premiums	88
Loyalty Award - Civilian	40

Total Other Benefits	1,090

Total Personnel Services	63,135

Maintenance and Other Operating Expenses
Travelling Expenses	1,490
Training and Scholarship Expenses	500
Supplies and Materials Expenses	2,415
Utility Expenses	1,700

238	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Communication Expenses	1,350
Awards/Rewards and Prizes	125
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	12,978
General Services	2,965
Repairs and Maintenance	2,225
Financial Assistance/Subsidy	149,291
Taxes, Insurance Premiums and Other Fees	480
Labor and Wages	350
Other Maintenance and Operating Expenses
Advertising Expenses	330
Printing and Publication Expenses	360
Representation Expenses	1,070
Transportation and Delivery Expenses	605
Rent/Lease Expenses	8,402
Membership Dues and Contributions to Organizations	75
Subscription Expenses	1,253
Litigation/Acquired Assets Expenses	2,000
Other Maintenance and Operating Expenses	1,556

Total Maintenance and Other Operating Expenses	191,656

Total Current Operating Expenditures	254,791

Capital Outlays
Loans Outlay	10,000
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	550

Total Capital Outlays	10,550

TOTAL NEW APPROPRIATIONS	265,341

DECEMBER 25, 2023	OFFICIAL GAZETTE	239
DEPARTMENT OF SCIENCE AND TECHNOLOGY

GENERAL SUMMARY

DEPARTMENT OF SCIENCE AND TECHNOLOGY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	735,976,000	₱	6,138,848,000	₱	177,596,000	₱	7,052,420,000
B. ADVANCED SCIENCE AND TECHNOLOGY INSTITUTE		69,094,000		294,953,000		25,000,000		389,047,000
C. FOOD AND NUTRITION RESEARCH INSTITUTE		122,402,000		426,794,000		3,600,000		552,796,000
D. FOREST PRODUCTS RESEARCH AND DEVELOPMENT INSTITUTE		146,185,000		70,804,000		78,000,000		294,989,000
E. INDUSTRIAL TECHNOLOGY DEVELOPMENT INSTITUTE		272,910,000		129,085,000		59,690,000		461,685,000
F. METALS INDUSTRY RESEARCH AND DEVELOPMENT CENTER		215,260,000		67,600,000		17,000,000		299,860,000
G. NATIONAL ACADEMY OF SCIENCE AND TECHNOLOGY		17,951,000		127,689,000		14,521,000		160,161,000
H. NATIONAL RESEARCH COUNCIL OF THE PHILIPPINES		31,977,000		192,814,000				224,791,000
I. PHILIPPINE ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL
SERVICES ADMINISTRATION		603,069,000		712,481,000		325,262,000		1,640,812,000
J. PHILIPPINE COUNCIL FOR AGRICULTURE, AQUATIC AND NATURAL
RESOURCES RESEARCH AND DEVELOPMENT		185,045,000		1,379,834,000				1,564,879,000
K. PHILIPPINE COUNCIL FOR HEALTH RESEARCH AND DEVELOPMENT		45,690,000		736,550,000		43,224,000		825,464,000
L. PHILIPPINE COUNCIL FOR INDUSTRY, ENERGY AND EMERGING TECHNOLOGY RESEARCH AND DEVELOPMENT		75,613,000		833,594,000		12,810,000		922,017,000
M. PHILIPPINE INSTITUTE OF VOLCANOLOGY AND SEISMOLOGY		154,953,000		273,129,000		381,865,000		809,947,000
N. PHILIPPINE NUCLEAR RESEARCH INSTITUTE		196,782,000		182,433,000		676,000,000		1,055,215,000
O. PHILIPPINE SCIENCE HIGH SCHOOL SYSTEM		1,375,213,000		906,293,000		402,350,000		2,683,856,000
P. PHILIPPINE TEXTILE RESEARCH INSTITUTE		54,406,000		134,134,000		65,730,000		254,270,000
Q. SCIENCE EDUCATION INSTITUTE		48,880,000		7,273,233,000				7,322,113,000
R. SCIENCE AND TECHNOLOGY INFORMATION INSTITUTE		47,833,000		72,527,000		14,990,000		135,350,000
S. TECHNOLOGY APPLICATION AND PROMOTION INSTITUTE		63,135,000		191,656,000		10,550,000		265,341,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF SCIENCE AND TECHNOLOGY	₱	4,462,374,000	₱	20,144,451,000	₱	2,308,188,000	₱	26,915,013,000

240	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXIII. DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded projects, as indicated hereunder	₱	245,043,782,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	359,012,000	₱	908,055,000	₱	791,200,000	₱	2,058,267,000
Support to Operations		107,604,000		957,428,000		332,690,000		1,397,722,000
Operations		9,904,076,000		199,649,212,000				209,553,288,000

PROMOTIVE SOCIAL WELFARE PROGRAM		8,038,515,000		105,928,456,000				113,966,971,000
PROTECTIVE SOCIAL WELFARE PROGRAM		770,801,000		89,724,928,000				90,495,729,000
DISASTER RESPONSE AND MANAGEMENT PROGRAM				3,748,245,000				3,748,245,000
SOCIAL WELFARE AND DEVELOPMENT AGENCIES REGULATORY PROGRAM		28,430,000		43,375,000				71,805,000
SOCIAL WELFARE AND DEVELOPMENT TECHNICAL ASSISTANCE AND RESOURCE AUGMENTATION PROGRAM		1,066,330,000		204,208,000				1,270,538,000

Total, Regular Programs		10,370,692,000		201,514,695,000		1,123,890,000		213,009,277,000

B. PROJECT(S)
Locally-Funded Project(s)		127,521,000		31,906,984,000				32,034,505,000

Total, Project(s)		127,521,000		31,906,984,000				32,034,505,000

TOTAL NEW APPROPRIATIONS	₱	10,498,213,000	₱	233,421,679,000	₱	1,123,890,000	₱	245,043,782,000

Special Provision(s)

1. Pantawid Pamilyang Pilipino Program. The amount of One Hundred Six Billion Three Hundred Thirty Five Million Eight Hundred Eighty Thousand Pesos (₱106,335,880,000) appropriated herein for the Pantawid Pamilyang Pilipino Program (4Ps) shall be used to support the poverty reduction and social development strategy of the National Government: Provided, That the 4Ps shall cover the eligible beneficiaries under Section 6 of R.A. No. 11310. The said amount includes cash grants, rice subsidy, Enhanced Support Services Intervention (ESSI) grants, incremental operating costs, and personnel services.

The above-mentioned beneficiaries who are compliant to program conditions shall continue to receive educational and health grants, including the ESSI grants, as well as other social protection programs such as, but not limited to, livelihood assistance and health services through PhilHealth.

The DSWD shall provide beneficiaries direct and secured access to cash grants through an authorized government depository bank (AGDB). In case there is no AGDB in the locality, the DSWD may enter into contracts with rural banks, thrift banks, cooperative banks, and Financial Service Providers (FSPs), including institutions engaged in money remittances, registered with the BSP.

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2. Protective Services Program. The amount appropriated herein for Protective Services for Individuals, Families and Communities in difficult circumstances shall be used to implement and to provide financial assistance to individuals, families and communities in difficult situations. This includes food assistance, food packs, transportation, medical, burial assistance, assistance to students, cash/food for work, rice subsidies and all other types of assistance to individuals/sectors/communities in especially difficult circumstances who are vulnerable, at risk, and/or affected by disastrous calamities.

The DSWD shall post the following on its official websites: (i) list of cases responded to and the type of intervention provided; and (ii) list of program beneficiaries, their locations, the specific assistance given to them and the corresponding amounts, subject to the provision of R.A. No. 10173 (Data Privacy Act of 2012). The Secretary of Social Welfare and Development and the agency’s web administrator or his/her equivalent shall be responsible for ensuring that said reports are posted on the official website of the DSWD, which shall be considered compliance with the said reportorial requirements.

Implementation of this provision shall be subject to guidelines as may be issued for this purpose.

3. Ayuda sa Kapos Ang Kita Program (AKAP). The amount of Twenty Six Billion Seven Hundred Million Pesos (₱26,700,000,000) appropriated herein under the Ayuda sa Kapos ang Kita Program shall be used to implement and provide financial assistance to minimum wage earners falling under the category of low-income that were severely affected by rising inflation.

Implementation of this provision is subject to the guidelines to be issued by the DSWD and the existing budgeting, accounting and auditing rules and regulations.

4. Philippine Food STAMP. The amount appropriated herein under Philippine Food STAMP (Strategic Transfer and Alternative Measures Program) shall be used to provide food augmentation to families experiencing involuntary hunger due to extreme poverty: Provided, that the eligible beneficiaries of the program shall be taken from the bottom one million households on the Listahanan 3 generated through the National Household Targeting System for Poverty Reductions: Provided, Further, that poor households receiving regular assistance from the 4Ps shall no longer qualify as eligible beneficiaries under this program. This provision shall be subject to the guidelines to be issued by DSWD.

5. Sustainable Livelihood Program. The amount appropriated herein for the Sustainable Livelihood Program (SLP) shall be used to support the: (i) Micro-Enterprise Development Track which supports microenterprises in becoming organizationally and economically viable; and (ii) Employment Facilitation Track which assists participants to access appropriate employment. The fund shall be used to provide viable interventions and support to improve the program participants’ socio-economic conditions by accessing and acquiring necessary assets to engage in and maintain thriving livelihoods. The DSWD shall establish a list of the program beneficiaries setting out the conditions that qualify them to benefit from the program. In no case shall the amount be used for seminar, conduct of training, public information programs, and any other purpose not directly connected with the livelihood programs.

6. Quick Response Fund. The amount of One Billion Seven Hundred Fifty Million Pesos (₱1,750,000,000) appropriated herein for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for rehabilitation and relief programs, including the prepositioning of goods and equipment, in order that the situation and living conditions of people in communities or areas affected by natural or human-induced calamities, epidemics, crises, and catastrophes which occurred in the immediately preceding year and those occurring during the current year may be normalized as quickly as possible. In no case shall the QRF be used for pre-disaster activities, such as conduct of training, insurance of assets, and public information and education initiatives, or any other purpose not authorized in this provision.

(CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, page 782, R.A. No. 11975)

7. Social Pension for Indigent Senior Citizens. The amount of Forty Nine Billion Eight Hundred Seven Million Eighty Five Thousand Pesos (₱49,807,085,000) appropriated herein for the Social Pension for Indigent Senior Citizens shall be used for the monthly stipend of One Thousand Pesos (₱1,000) to senior citizen beneficiaries, as determined by the DSWD. In no case shall more than five percent (5%) of said amount be used for administrative expenses.

The DSWD shall ensure that the stipend shall be given directly to senior citizen-beneficiaries through an AGDB. In case there is no or limited AGDB in the locality, the DSWD may enter into contracts with banks and non-bank financial institutions licensed or registered with the BSP and other secure means of payments as determined by the DSWD. The DSWD shall issue guidelines for this purpose.

8. Trust Receipts from the Proceeds from the Sale of the Welfareville Property. Proceeds derived from the sale of the Welfareville Property, net of lawful expenses, including the cost of relocation of the National Center for Mental Health, Center for Health Development-National Capital Region, and DOJ Correctional Institution for Women shall be used to promote the welfare of indigent children, constituted as the Children’s Welfare and Development Fund in accordance with R.A. No. 5260. Said proceeds shall be deposited with the National Treasury in accordance with E.O. No. 338, s. 1996 and shall be recorded as trust receipts.

9. PAyapa at MAsaganang PamayaNAn Program. The amount of Nine Hundred Million One Hundred Twelve Thousand Pesos (₱900,112,000) appropriated herein for the PAyapa at MAsaganang PamayaNAn (PAMANA) Program shall be used exclusively to implement projects in conflict-affected areas already identified by the OPAPRU.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

10. Allocation for the Bangsamoro Autonomous Region in Muslim Mindanao (BARMM). The DSWD and DBM shall ensure the direct release of the following DSWD program funds allocated for BARMM, particularly to its Ministry of Social Welfare and Development, through the office of the Chief Minister, with a detailed amount per province, in accordance with existing budgeting, accounting and auditing rules and regulations:

1.	Pantawid Pamilyang Pilipino Program (Administrative Cost);

2.	Sustainable Livelihood Program;

3.	Supplementary Feeding Program;

4.	Social Pension for Indigent Senior Citizens; and

5.	Implementation of R.A. No. 10868 (Centenarians Act of 2016).

The Governors in the covered BARMM provinces shall be furnished copies of said allocation/release of funds.

The office of the Chief Minister shall submit to the DBM and the DSWD, either in printed form or by way of electronic document, quarterly reports on the utilization of funds, including the actual beneficiaries served per province in BARMM. The Minister of Social Welfare and Development and its web administrator or his/her equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on the BARMM website.

11. Supplemental Feeding Program. The amount appropriated herein shall be used to implement Supplemental Feeding Program for undernourished children ages three (3) to five (5) enrolled in LGU-run Child Development Centers (CDCs), those ages two (2) to four (4) enrolled in Supervised Neighborhood Play (SNP), and those

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five (5) years old not enrolled in DepEd kindergarten but enrolled in CDC or SNP. The feeding program includes the provision of fortified meals such as hot meals, milk supplementation, ready-to-eat/cook foods, and vitamin-enriched bread, including nutribun, five days a week for 120 days.

Implementation of this program shall be subject to the guidelines to be issued by the DSWD, consistent with the provision of R.A. No. 11037 (Masustansyang Pagkain Para sa Batang Pilipino Act).

12. Kapit-Bisig Laban sa Kahirapan - Comprehensive and Integrated Delivery of Social Services (KALAHI-CIDSS) - Kapangyarihan at Kaunlaran sa Barangay. Of the amount appropriated herein under the Kapit - Bisig Laban sa Kahirapan - Comprehensive and Integrated Delivery of Social Services: Kapangyarihan at Kaunlaran sa Barangay (KALAHI-CIDSS-KKB), the amount of Two Billion One Hundred Fifty Million Pesos (₱2,150,000,000) shall be allocated as follows:

(a)	Five Hundred Million Pesos (₱500,000,000) for local projects to improve and increase access to basic services in communities;

(b)

Three Hundred Million Pesos (₱300,000,000) for the Pag-Abot/Reachout Program and the social assistance component of the Balik Probinsya, Bagong Pag-Asa Program, providing comprehensive assistance packages and grants to individuals and families who are seeking government assistance in returning to their home provinces;

(c)

Two Hundred Million Pesos (₱200,000,000) for the Cash-for-Work for Persons-with-Disabilities Program, offering short-term intervention to address risks and vulnerabilities brought about by their disabilties;

(d)

Nine Hundred Million Pesos (₱900,000,000) for the Tara Basa Program, an intervention aimed at promoting and protecting the well-being of low-income families with college students in difficult situations, as well as nonreader grade school learners who are vulnerable, at risk, and experiencing financial difficulties, in order to support the educational needs of their children; and

(e)	Two Hundred Fifty Million Pesos (₱250,000,000) for the Cash-for-Work for students/new graduates and families under difficult circumstances or affected by calamities.

The implementation of this provision shall be subject to the guidelines to be issued by the DSWD and existing budgeting, accounting and auditing rules and regulations.

13. Reporting and Posting Requirements. The DSWD shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	DSWD’s website.

The DSWD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under the existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

14. Appropriations for Programs and Specific Activities. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	331,530,000	₱	908,055,000	₱	791,200,000	₱	2,030,785,000

National Capital Region (NCR)		331,530,000		600,854,000		779,200,000		1,711,584,000

Central Office		331,530,000		541,960,000		4,200,000		877,690,000
Regional Office - NCR				58,894,000		775,000,000		833,894,000
Region I - Ilocos				19,881,000				19,881,000

Regional Office - I				19,881,000				19,881,000
Cordillera Administrative Region (CAR)				9,474,000				9,474,000

Regional Office - CAR				9,474,000				9,474,000
Region II - Cagayan Valley				6,580,000				6,580,000

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Regional Office - II		6,580,000		6,580,000
Region III - Central Luzon		18,875,000		18,875,000

Regional Office - III		18,875,000		18,875,000
Region IVA - CALABARZON		22,454,000		22,454,000

Regional Office - IVA		22,454,000		22,454,000
Region IVB - MIMAROPA		15,673,000		15,673,000

Regional Office - IVB		15,673,000		15,673,000
Region V - Bicol		132,521,000	12,000,000	144,521,000

Regional Office - V		132,521,000	12,000,000	144,521,000
Region VI - Western Visayas		4,605,000		4,605,000

Regional Office - VI		4,605,000		4,605,000
Region VII - Central Visayas		5,759,000		5,759,000

Regional Office - VII		5,759,000		5,759,000
Region VIII - Eastern Visayas		29,876,000		29,876,000

Regional Office - VIII		29,876,000		29,876,000
Region IX - Zamboanga Peninsula		10,177,000		10,177,000

Regional Office - IX		10,177,000		10,177,000
Region X - Northern Mindanao		12,692,000		12,692,000

Regional Office - X		12,692,000		12,692,000
Region XI - Davao		4,943,000		4,943,000

Regional Office - XI		4,943,000		4,943,000
Region XII - SOCCSKSARGEN		9,024,000		9,024,000

Regional Office - XII		9,024,000		9,024,000
Region XIII - Caraga		4,667,000		4,667,000

Regional Office - XIII		4,667,000		4,667,000
Administration of Personnel Benefits	27,482,000			27,482,000

National Capital Region (NCR)	27,482,000			27,482,000

Central Office	27,482,000			27,482,000

Sub-total, General Administration and Support	359,012,000	908,055,000	791,200,000	2,058,267,000

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Support to Operations
Information and Communication Technology Service Management	12,961,000	723,276,000	332,690,000	1,068,927,000

National Capital Region (NCR)	12,961,000	723,276,000	332,690,000	1,068,927,000

Central Office	12,961,000	723,276,000	332,690,000	1,068,927,000
Social Marketing Services	12,770,000	105,281,000		118,051,000

National Capital Region (NCR)	12,770,000	105,281,000		118,051,000

Central Office	12,770,000	105,281,000		118,051,000
Social Technology Development and Enhancement	32,775,000	41,308,000		74,083,000

National Capital Region (NCR)	32,775,000	41,308,000		74,083,000

Central Office	32,775,000	41,308,000		74,083,000
Formulation and development of policies and plans	49,098,000	22,341,000		71,439,000

National Capital Region (NCR)	49,098,000	22,341,000		71,439,000

Central Office	49,098,000	22,341,000		71,439,000
Enhanced Partnership Against Hunger and Poverty-National Program Management Office (EPAHP-NPMO)		65,222,000		65,222,000

National Capital Region (NCR)		65,222,000		65,222,000

Central Office		65,222,000		65,222,000

Sub-total, Support to Operations	107,604,000	957,428,000	332,690,000	1,397,722,000

Operations
PROMOTIVE SOCIAL WELFARE PROGRAM	8,038,515,000	105,928,456,000		113,966,971,000

Pantawid Pamilyang Pilipino Program (Implementation of Conditional Cash Transfer)	7,612,092,000	98,723,788,000		106,335,880,000

National Capital Region (NCR)	729,110,000	11,216,147,000		11,945,257,000

Central Office	247,231,000	6,327,185,000		6,574,416,000
Regional Office - NCR	481,879,000	4,888,962,000		5,370,841,000
Region I - Ilocos	373,525,000	5,027,195,000		5,400,720,000

Regional Office - I	373,525,000	5,027,195,000		5,400,720,000
Cordillera Administrative Region (CAR)	183,088,000	1,313,045,000		1,496,133,000

Regional Office - CAR	183,088,000	1,313,045,000		1,496,133,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	245
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Region II - Cagayan Valley	237,500,000	2,773,176,000	3,010,676,000

Regional Office - II	237,500,000	2,773,176,000	3,010,676,000
Region III - Central Luzon	590,906,000	7,281,973,000	7,872,879,000

Regional Office - III	590,906,000	7,281,973,000	7,872,879,000
Region IVA - CALABARZON	536,546,000	7,657,605,000	8,194,151,000

Regional Office - IVA	536,546,000	7,657,605,000	8,194,151,000
Region IVB - MIMAROPA	367,914,000	4,903,756,000	5,271,670,000

Regional Office - IVB	367,914,000	4,903,756,000	5,271,670,000
Region V - Bicol	629,662,000	8,430,548,000	9,060,210,000

Regional Office - V	629,662,000	8,430,548,000	9,060,210,000
Region VI - Western Visayas	542,142,000	7,643,187,000	8,185,329,000

Regional Office - VI	542,142,000	7,643,187,000	8,185,329,000
Region VII - Central Visayas	497,141,000	6,688,241,000	7,185,382,000

Regional Office - VII	497,141,000	6,688,241,000	7,185,382,000
Region VIII - Eastern Visayas	499,306,000	6,400,428,000	6,899,734,000

Regional Office - VIII	499,306,000	6,400,428,000	6,899,734,000
Region IX - Zamboanga Peninsula	619,416,000	7,191,965,000	7,811,381,000

Regional Office - IX	619,416,000	7,191,965,000	7,811,381,000
Region X - Northern Mindanao	524,518,000	6,305,181,000	6,829,699,000

Regional Office - X	524,518,000	6,305,181,000	6,829,699,000
Region XI - Davao	421,602,000	6,370,626,000	6,792,228,000

Regional Office - XI	421,602,000	6,370,626,000	6,792,228,000
Region XII - SOCCSKSARGEN	493,190,000	4,861,643,000	5,354,833,000

Regional Office - XII	493,190,000	4,861,643,000	5,354,833,000
Region XIII - Caraga	366,526,000	4,659,072,000	5,025,598,000

Regional Office - XIII	366,526,000	4,659,072,000	5,025,598,000
Sustainable Livelihood Program	426,423,000	7,204,668,000	7,631,091,000

National Capital Region (NCR)	55,929,000	6,034,222,000	6,090,151,000

Central Office	39,373,000	5,991,657,000	6,031,030,000

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Regional Office - NCR	16,556,000	42,565,000	59,121,000
Region I - Ilocos	16,182,000	74,452,000	90,634,000

Regional Office - I	16,182,000	74,452,000	90,634,000
Cordillera Administrative Region (CAR)	18,718,000	44,656,000	63,374,000

Regional Office - CAR	18,718,000	44,656,000	63,374,000
Region II - Cagayan Valley	13,441,000	60,786,000	74,227,000

Regional Office - II	13,441,000	60,786,000	74,227,000
Region III - Central Luzon	13,451,000	78,642,000	92,093,000

Regional Office - III	13,451,000	78,642,000	92,093,000
Region IVA - CALABARZON	14,083,000	102,627,000	116,710,000

Regional Office - IVA	14,083,000	102,627,000	116,710,000
Region IVB - MIMAROPA	26,995,000	51,995,000	78,990,000

Regional Office - IVB	26,995,000	51,995,000	78,990,000
Region V - Bicol	26,580,000	98,064,000	124,644,000

Regional Office - V	26,580,000	98,064,000	124,644,000
Region VI - Western Visayas	21,879,000	110,218,000	132,097,000

Regional Office - VI	21,879,000	110,218,000	132,097,000
Region VII - Central Visayas	18,416,000	115,573,000	133,989,000

Regional Office - VII	18,416,000	115,573,000	133,989,000
Region VIII - Eastern Visayas	31,785,000	102,766,000	134,551,000

Regional Office - VIII	31,785,000	102,766,000	134,551,000
Region IX - Zamboanga Peninsula	48,028,000	64,819,000	112,847,000

Regional Office - IX	48,028,000	64,819,000	112,847,000
Region X - Northern Mindanao	33,221,000	98,753,000	131,974,000

Regional Office - X	33,221,000	98,753,000	131,974,000
Region XI - Davao	30,387,000	62,265,000	92,652,000

Regional Office - XI	30,387,000	62,265,000	92,652,000
Region XII - SOCCSKSARGEN	14,191,000	41,716,000	55,907,000

Regional Office - XII	14,191,000	41,716,000	55,907,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	247
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Region XIII - Caraga	43,137,000	63,114,000	106,251,000

Regional Office - XIII	43,137,000	63,114,000	106,251,000
PROTECTIVE SOCIAL WELFARE PROGRAM	770,801,000	89,724,928,000	90,495,729,000

RESIDENTIAL AND NON-RESIDENTIAL CARE SUB-PROGRAM	683,476,000	1,382,839,000	2,066,315,000

Services for residential and center-based clients	683,476,000	1,382,839,000	2,066,315,000

National Capital Region (NCR)	227,124,000	719,973,000	947,097,000

Central Office		364,544,000	364,544,000
Regional Office - NCR	227,124,000	355,429,000	582,553,000
Region I - Ilocos	35,251,000	49,381,000	84,632,000

Regional Office - I	35,251,000	49,381,000	84,632,000
Cordillera Administrative Region (CAR)	18,366,000	25,656,000	44,022,000

Regional Office - CAR	18,366,000	25,656,000	44,022,000
Region II - Cagayan Valley	23,309,000	21,915,000	45,224,000

Regional Office - II	23,309,000	21,915,000	45,224,000
Region III - Central Luzon	53,746,000	75,284,000	129,030,000

Regional Office - III	53,746,000	75,284,000	129,030,000
Region IVA - CALABARZON	62,620,000	70,809,000	133,429,000

Regional Office - IVA	62,620,000	70,809,000	133,429,000
Region IVB - MIMAROPA	1,083,000	5,045,000	6,128,000

Regional Office - IVB	1,083,000	5,045,000	6,128,000
Region V - Bicol	22,099,000	23,583,000	45,682,000

Regional Office - V	22,099,000	23,583,000	45,682,000
Region VI - Western Visayas	23,578,000	20,654,000	44,232,000

Regional Office - VI	23,578,000	20,654,000	44,232,000
Region VII - Central Visayas	38,511,000	34,759,000	73,270,000

Regional Office - VII	38,511,000	34,759,000	73,270,000
Region VIII - Eastern Visayas	34,068,000	39,278,000	73,346,000

Regional Office - VIII	34,068,000	39,278,000	73,346,000
Region IX - Zamboanga Peninsula	39,669,000	153,274,000	192,943,000

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Regional Office - IX	39,669,000	153,274,000	192,943,000
Region X - Northern Mindanao	23,268,000	36,348,000	59,616,000

Regional Office - X	23,268,000	36,348,000	59,616,000
Region XI - Davao	52,296,000	59,941,000	112,237,000

Regional Office - XI	52,296,000	59,941,000	112,237,000
Region XII - SOCCSKSARGEN	17,945,000	23,741,000	41,686,000

Regional Office - XII	17,945,000	23,741,000	41,686,000
Region XIII - Caraga	10,543,000	23,198,000	33,741,000

Regional Office - XIII	10,543,000	23,198,000	33,741,000
SUPPLEMENTARY FEEDING SUB-PROGRAM		4,084,485,000	4,084,485,000

Supplementary Feeding Program		4,084,485,000	4,084,485,000

National Capital Region (NCR)		405,272,000	405,272,000

Central Office		217,305,000	217,305,000
Regional Office - NCR		187,967,000	187,967,000
Region I - Ilocos		184,254,000	184,254,000

Regional Office - I		184,254,000	184,254,000
Cordillera Administrative Region (CAR)		118,975,000	118,975,000

Regional Office - CAR		118,975,000	118,975,000
Region II - Cagayan Valley		198,547,000	198,547,000

Regional Office - II		198,547,000	198,547,000
Region III - Central Luzon		254,227,000	254,227,000

Regional Office - III		254,227,000	254,227,000
Region IVA - CALABARZON		233,300,000	233,300,000

Regional Office - IVA		233,300,000	233,300,000
Region IVB - MIMAROPA		188,650,000	188,650,000

Regional Office - IVB		188,650,000	188,650,000
Region V - Bicol		322,543,000	322,543,000

Regional Office - V		322,543,000	322,543,000
Region VI - Western Visayas		389,540,000	389,540,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	249
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Regional Office - VI		389,540,000	389,540,000
Region VII - Central Visayas		343,994,000	343,994,000

Regional Office - VII		343,994,000	343,994,000
Region VIII - Eastern Visayas		129,488,000	129,488,000

Regional Office - VIII		129,488,000	129,488,000
Region IX - Zamboanga Peninsula		237,676,000	237,676,000

Regional Office - IX		237,676,000	237,676,000
Region X - Northern Mindanao		391,472,000	391,472,000

Regional Office - X		391,472,000	391,472,000
Region XI - Davao		297,969,000	297,969,000

Regional Office - XI		297,969,000	297,969,000
Region XII - SOCCSKSARGEN		207,772,000	207,772,000

Regional Office - XII		207,772,000	207,772,000
Region XIII - Caraga		180,806,000	180,806,000

Regional Office - XIII		180,806,000	180,806,000
SOCIAL WELFARE FOR SENIOR CITIZENS SUB-PROGRAM	34,271,000	49,958,935,000	49,993,206,000

Social Pension for Indigent Senior Citizens	34,271,000	49,772,814,000	49,807,085,000

National Capital Region (NCR)	8,146,000	4,842,243,000	4,850,389,000

Central Office	6,413,000	2,154,508,000	2,160,921,000
Regional Office - NCR	1,733,000	2,687,735,000	2,689,468,000
Region I - Ilocos	1,733,000	2,511,440,000	2,513,173,000

Regional Office - I	1,733,000	2,511,440,000	2,513,173,000
Cordillera Administrative Region (CAR)	1,733,000	1,336,178,000	1,337,911,000

Regional Office - CAR	1,733,000	1,336,178,000	1,337,911,000
Region II - Cagayan Valley	1,743,000	2,964,574,000	2,966,317,000

Regional Office - II	1,743,000	2,964,574,000	2,966,317,000
Region III - Central Luzon	1,753,000	1,607,219,000	1,608,972,000

Regional Office - III	1,753,000	1,607,219,000	1,608,972,000
Region IVA - CALABARZON	1,733,000	4,047,121,000	4,048,854,000

250	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Regional Office - IVA	1,733,000	4,047,121,000	4,048,854,000
Region IVB - MIMAROPA	1,733,000	2,508,823,000	2,510,556,000

Regional Office - IVB	1,733,000	2,508,823,000	2,510,556,000
Region V - Bicol	1,753,000	3,492,440,000	3,494,193,000

Regional Office - V	1,753,000	3,492,440,000	3,494,193,000
Region VI - Western Visayas	1,733,000	4,693,106,000	4,694,839,000

Regional Office - VI	1,733,000	4,693,106,000	4,694,839,000
Region VII - Central Visayas	1,733,000	3,640,525,000	3,642,258,000

Regional Office - VII	1,733,000	3,640,525,000	3,642,258,000
Region VIII - Eastern Visayas	1,753,000	3,540,224,000	3,541,977,000

Regional Office - VIII	1,753,000	3,540,224,000	3,541,977,000
Region IX - Zamboanga Peninsula	1,733,000	2,646,944,000	2,648,677,000

Regional Office - IX	1,733,000	2,646,944,000	2,648,677,000
Region X - Northern Mindanao	1,763,000	2,823,297,000	2,825,060,000

Regional Office - X	1,763,000	2,823,297,000	2,825,060,000
Region XI - Davao	1,733,000	3,473,730,000	3,475,463,000

Regional Office - XI	1,733,000	3,473,730,000	3,475,463,000
Region XII - SOCCSKSARGEN	1,753,000	3,386,473,000	3,388,226,000

Regional Office - XII	1,753,000	3,386,473,000	3,388,226,000
Region XIII - Caraga	1,743,000	2,258,477,000	2,260,220,000

Regional Office - XIII	1,743,000	2,258,477,000	2,260,220,000
Implementation of R.A. No. 10868 or the Centenarians Act of 2016		186,121,000	186,121,000

National Capital Region (NCR)		186,121,000	186,121,000

Central Office		186,121,000	186,121,000
PROTECTIVE PROGRAM FOR INDIVIDUALS AND FAMILIES IN ESPECIALLY DIFFICULT CIRCUMSTANCES SUB-PROGRAM	53,054,000	34,223,717,000	34,276,771,000

Protective services for individuals and families in difficult circumstances	53,054,000	34,216,296,000	34,269,350,000

National Capital Region (NCR)	53,054,000	34,216,296,000	34,269,350,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	251
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Central Office	53,054,000	31,539,415,000	31,592,469,000
Regional Office - NCR		2,676,881,000	2,676,881,000
Assistance to Persons with Disability		7,421,000	7,421,000

National Capital Region (NCR)		7,421,000	7,421,000

Central Office		7,421,000	7,421,000
SOCIAL WELFARE FOR DISTRESSED OVERSEAS FILIPINOS AND TRAFFICKED PERSONS SUB-PROGRAM		74,952,000	74,952,000

Services to Displaced Persons		51,162,000	51,162,000

National Capital Region (NCR)		51,162,000	51,162,000

Central Office		51,162,000	51,162,000
Recovery and Reintegration Program for Trafficked Persons		23,790,000	23,790,000

National Capital Region (NCR)		5,214,000	5,214,000

Central Office		2,137,000	2,137,000
Regional Office - NCR		3,077,000	3,077,000
Region I - Ilocos		991,000	991,000

Regional Office - I		991,000	991,000
Cordillera Administrative Region (CAR)		779,000	779,000

Regional Office - CAR		779,000	779,000
Region II - Cagayan Valley		1,014,000	1,014,000

Regional Office - II		1,014,000	1,014,000
Region III - Central Luzon		1,265,000	1,265,000

Regional Office - III		1,265,000	1,265,000
Region IVA - CALABARZON		1,069,000	1,069,000

Regional Office - IVA		1,069,000	1,069,000
Region IVB - MIMAROPA		826,000	826,000

Regional Office - IVB		826,000	826,000
Region V - Bicol		818,000	818,000

Regional Office - V		818,000	818,000
Region VI - Western Visayas		1,014,000	1,014,000

Regional Office - VI		1,014,000	1,014,000

252	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas		1,900,000	1,900,000

Regional Office - VII		1,900,000	1,900,000
Region VIII - Eastern Visayas		1,359,000	1,359,000

Regional Office - VIII		1,359,000	1,359,000
Region IX - Zamboanga Peninsula		2,983,000	2,983,000

Regional Office - IX		2,983,000	2,983,000
Region X - Northern Mindanao		1,406,000	1,406,000

Regional Office - X		1,406,000	1,406,000
Region XI - Davao		920,000	920,000

Regional Office - XI		920,000	920,000
Region XII - SOCCSKSARGEN		763,000	763,000

Regional Office - XII		763,000	763,000
Region XIII - Caraga		1,469,000	1,469,000

Regional Office - XIII		1,469,000	1,469,000
DISASTER RESPONSE AND MANAGEMENT PROGRAM		3,748,245,000	3,748,245,000

Disaster Response and Rehabilitation Program		1,948,268,000	1,948,268,000

National Capital Region (NCR)		1,948,268,000	1,948,268,000

Central Office		1,948,268,000	1,948,268,000
National Resource Operation		49,977,000	49,977,000

National Capital Region (NCR)		49,977,000	49,977,000

Central Office		49,977,000	49,977,000
Quick Response Fund		1,750,000,000	1,750,000,000

National Capital Region (NCR)		1,750,000,000	1,750,000,000

Central Office		1,750,000,000	1,750,000,000
SOCIAL WELFARE AND DEVELOPMENT AGENCIES REGULATORY PROGRAM	28,430,000	43,375,000	71,805,000

Standards-setting, licensing, accreditation and monitoring services	28,430,000	43,375,000	71,805,000

National Capital Region (NCR)	28,430,000	43,375,000	71,805,000

Central Office	28,430,000	43,375,000	71,805,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	253
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

SOCIAL WELFARE AND DEVELOPMENT TECHNICAL ASSISTANCE AND RESOURCE AUGMENTATION PROGRAM	1,066,330,000	204,208,000	1,270,538,000

Provision of technical/advisory assistance and other related support services	1,049,550,000	178,151,000	1,227,701,000

National Capital Region (NCR)	97,055,000	137,299,000	234,354,000

Central Office		132,806,000	132,806,000
Regional Office - NCR	97,055,000	4,493,000	101,548,000
Region I - Ilocos	57,796,000	2,480,000	60,276,000

Regional Office - I	57,796,000	2,480,000	60,276,000
Cordillera Administrative Region (CAR)	55,654,000	2,227,000	57,881,000

Regional Office - CAR	55,654,000	2,227,000	57,881,000
Region II - Cagayan Valley	56,537,000	3,455,000	59,992,000

Regional Office - II	56,537,000	3,455,000	59,992,000
Region III - Central Luzon	76,679,000	4,192,000	80,871,000

Regional Office - III	76,679,000	4,192,000	80,871,000
Region IVA - CALABARZON	65,132,000	2,624,000	67,756,000

Regional Office - IVA	65,132,000	2,624,000	67,756,000
Region IVB - MIMAROPA	59,502,000	3,671,000	63,173,000

Regional Office - IVB	59,502,000	3,671,000	63,173,000
Region V - Bicol	67,466,000	2,257,000	69,723,000

Regional Office - V	67,466,000	2,257,000	69,723,000
Region VI - Western Visayas	60,688,000	2,378,000	63,066,000

Regional Office - VI	60,688,000	2,378,000	63,066,000
Region VII - Central Visayas	65,200,000	2,128,000	67,328,000

Regional Office - VII	65,200,000	2,128,000	67,328,000
Region VIII - Eastern Visayas	57,492,000	2,481,000	59,973,000

Regional Office - VIII	57,492,000	2,481,000	59,973,000
Region IX - Zamboanga Peninsula	71,423,000	3,252,000	74,675,000

Regional Office - IX	71,423,000	3,252,000	74,675,000

254	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region X - Northern Mindanao	68,727,000	2,199,000		70,926,000

Regional Office - X	68,727,000	2,199,000		70,926,000
Region XI - Davao	61,836,000	2,510,000		64,346,000

Regional Office - XI	61,836,000	2,510,000		64,346,000
Region XII - SOCCSKSARGEN	66,678,000	3,059,000		69,737,000

Regional Office - XII	66,678,000	3,059,000		69,737,000
Region XIII - Caraga	61,685,000	1,939,000		63,624,000

Regional Office - XIII	61,685,000	1,939,000		63,624,000
Provision of capability training programs	16,780,000	26,057,000		42,837,000

National Capital Region (NCR)	16,780,000	26,057,000		42,837,000

Central Office	16,780,000	26,057,000		42,837,000

Sub-total, Operations	9,904,076,000	199,649,212,000		209,553,288,000

Total, Regular Program(s)	10,370,692,000	201,514,695,000	1,123,890,000	213,009,277,000

PROJECT(S)
Locally-Funded Project(s)
National Household Targeting System for Poverty Reduction	127,521,000	43,785,000		171,306,000

National Capital Region (NCR)	44,260,000	32,155,000		76,415,000

Central Office	39,130,000	31,445,000		70,575,000
Regional Office - NCR	5,130,000	710,000		5,840,000
Region I - Ilocos	5,110,000	710,000		5,820,000

Regional Office - I	5,110,000	710,000		5,820,000
Cordillera Administrative Region (CAR)	5,120,000	710,000		5,830,000

Regional Office - CAR	5,120,000	710,000		5,830,000
Region II - Cagayan Valley	5,130,000	710,000		5,840,000

Regional Office - II	5,130,000	710,000		5,840,000
Region III - Central Luzon	5,336,000	710,000		6,046,000

Regional Office - III	5,336,000	710,000		6,046,000
Region IVA - CALABARZON	5,291,000	710,000		6,001,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	255
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Regional Office – IVA	5,291,000	710,000	6,001,000
Region IVB - MIMAROPA	5,120,000	710,000	5,830,000

Regional Office - IVB	5,120,000	710,000	5,830,000
Region V - Bicol	5,170,000	710,000	5,880,000

Regional Office - V	5,170,000	710,000	5,880,000
Region VI - Western Visayas	5,261,000	710,000	5,971,000

Regional Office - VI	5,261,000	710,000	5,971,000
Region VII - Central Visayas	5,140,000	710,000	5,850,000

Regional Office - VII	5,140,000	710,000	5,850,000
Region VIII - Eastern Visayas	5,281,000	710,000	5,991,000

Regional Office - VIII	5,281,000	710,000	5,991,000
Region IX - Zamboanga Peninsula	7,941,000	1,200,000	9,141,000

Regional Office - IX	7,941,000	1,200,000	9,141,000
Region X - Northern Mindanao	5,160,000	710,000	5,870,000

Regional Office - X	5,160,000	710,000	5,870,000
Region XI - Davao	5,110,000	710,000	5,820,000

Regional Office - XI	5,110,000	710,000	5,820,000
Region XII - SOCCSKSARGEN	7,830,000	1,200,000	9,030,000

Regional Office - XII	7,830,000	1,200,000	9,030,000
Region XIII - Caraga	5,261,000	710,000	5,971,000

Regional Office - XIII	5,261,000	710,000	5,971,000
Kapit-Bisig Laban sa Kahirapan-Comprehensive and Integrated Delivery of Social Services: Kapangyarihan at Kaunlaran sa Barangay (KALAHI-CIDSS-KKB)		2,184,709,000	2,184,709,000

National Capital Region (NCR)		2,184,709,000	2,184,709,000

Central Office		2,184,709,000	2,184,709,000
Comprehensive Project for Street Children, Street Families and IPs- Especially Badjaus		33,528,000	33,528,000

National Capital Region (NCR)		33,528,000	33,528,000

Central Office		33,528,000	33,528,000

256	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Reducing Vulnerabilities of Children from Hunger and Malnutrition in BARMM or Bangsamoro Umpungan sa Nutrisyon (BangUN)				154,850,000				154,850,000

National Capital Region (NCR)				154,850,000				154,850,000

Central Office				154,850,000				154,850,000
Philippine Food STAMP (Strategic Transfer and Alternative Measures Program)				1,890,000,000				1,890,000,000

National Capital Region (NCR)				1,890,000,000				1,890,000,000

Central Office				1,890,000,000				1,890,000,000
Implementation and Monitoring of PAyapa at MAsaganang PamayaNAn (PAMANA) Program - Peace and Development Fund				351,071,000				351,071,000

National Capital Region (NCR)				351,071,000				351,071,000

Central Office				351,071,000				351,071,000
Implementation and Monitoring of PAyapa at MAsaganang PamayaNAn (PAMANA) Program - DSWD/LGU Led Livelihood				549,041,000				549,041,000

National Capital Region (NCR)				549,041,000				549,041,000

Central Office				549,041,000				549,041,000
Ayuda sa Kapos Ang Kita Program (AKAP)				26,700,000,000				26,700,000,000

National Capital Region (NCR)				26,700,000,000				26,700,000,000

Central Office				26,700,000,000				26,700,000,000

Sub-total, Locally-Funded Project(s)		127,521,000		31,906,984,000				32,034,505,000

Total, Project(s)		127,521,000		31,906,984,000				32,034,505,000

TOTAL NEW APPROPRIATIONS	₱	10,498,213,000	₱	233,421,679,000	₱	1,123,890,000	₱	245,043,782,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,336,982

Total Permanent Positions	1,336,982

DECEMBER 25, 2023	OFFICIAL GAZETTE	257
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Other Compensation Common to All
Personnel Economic Relief Allowance	72,432
Representation Allowance	14,460
Transportation Allowance	14,268
Clothing and Uniform Allowance	18,108
Mid-Year Bonus - Civilian	111,415
Year End Bonus	111,415
Cash Gift	15,090
Productivity Enhancement Incentive	15,090
Step Increment	3,341

Total Other Compensation Common to All	375,619

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,255
Magna Carta for Public Social Workers	104,558

Total Other Compensation for Specific Groups	105,813

Other Benefits
PAG-IBIG Contributions	3,617
PhilHealth Contributions	28,624
Employees Compensation Insurance Premiums	3,617
Loyalty Award - Civilian	3,935
Terminal Leave	27,482

Total Other Benefits	67,275

Non-Permanent Positions	8,612,524

Total Personnel Services	10,498,213

Maintenance and Other Operating Expenses
Travelling Expenses	1,201,358
Training and Scholarship Expenses	781,932
Supplies and Materials Expenses	1,504,723
Utility Expenses	267,448
Communication Expenses	234,778
Awards/Rewards and Prizes	16,586
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	18,000
Extraordinary and Miscellaneous Expenses	10,609
Professional Services	5,703,560
General Services	434,289
Repairs and Maintenance	159,535
Financial Assistance/Subsidy	221,350,646
Taxes, Insurance Premiums and Other Fees	93,006
Labor and Wages	18,764
Other Maintenance and Operating Expenses
Advertising Expenses	110,330
Printing and Publication Expenses	67,784
Representation Expenses	127,564

258	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Transportation and Delivery Expenses	133,356
Rent/Lease Expenses	306,289
Membership Dues and Contributions to Organizations	30
Subscription Expenses	504,298
Bank Transaction Fee	205,600
Other Maintenance and Operating Expenses	171,194

Total Maintenance and Other Operating Expenses	233,421,679

Total Current Operating Expenditures	243,919,892

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	775,000
Machinery and Equipment Outlay	332,690
Transportation Equipment Outlay	16,200

Total Capital Outlays	1,123,890

TOTAL NEW APPROPRIATIONS	245,043,782

B. COUNCIL FOR THE WELFARE OF CHILDREN

For general administration and support, and operations, including locally-funded projects, as indicated hereunder	₱	144,085,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	24,675,000	₱	17,247,000	₱	2,275,000	₱	44,197,000
Operations		11,783,000		51,263,000		16,842,000		79,888,000

CHILD RIGHTS COORDINATION PROGRAM		11,783,000		51,263,000		16,842,000		79,888,000

Total, Regular Programs		36,458,000		68,510,000		19,117,000		124,085,000

B. PROJECT(S)
Locally-Funded Project(s)				15,000,000		5,000,000		20,000,000

Total, Project(s)				15,000,000		5,000,000		20,000,000

TOTAL NEW APPROPRIATIONS	₱	36,458,000	₱	83,510,000	₱	24,117,000	₱	144,085,000

Special Provision(s)

1. Reporting and Posting Requirements. The Council for the Welfare of Children (CWC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

DECEMBER 25, 2023	OFFICIAL GAZETTE	259
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

(a) URS or other electronic means for reports not covered by the URS; and

(b) CWC’s website.

The CWC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	24,675,000	₱	17,247,000	₱	2,275,000	₱	44,197,000

Sub-total, General Administration and Support		24,675,000		17,247,000		2,275,000		44,197,000

Operations
CHILD RIGHTS COORDINATION PROGRAM		11,783,000		51,263,000		16,842,000		79,888,000

Policy formulation and coordination of the implementation of plans and programs on the fulfillment of the rights of the child		11,783,000		51,263,000		16,842,000		79,888,000

Sub-total, Operations		11,783,000		51,263,000		16,842,000		79,888,000

Total, Regular Program(s)		36,458,000		68,510,000		19,117,000		124,085,000

PROJECT(S)
Locally-Funded Project(s)
MAKABATA Helpline				15,000,000		5,000,000		20,000,000

Sub-total, Locally-Funded Project(s)				15,000,000		5,000,000		20,000,000

Total, Project(s)				15,000,000		5,000,000		20,000,000

TOTAL NEW APPROPRIATIONS	₱	36,458,000	₱	83,510,000	₱	24,117,000	₱	144,085,000

260	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,880

Total Permanent Positions	27,880

Other Compensation Common to All
Personnel Economic Relief Allowance	1,224
Representation Allowance	432
Transportation Allowance	300
Clothing and Uniform Allowance	306
Honoraria	367
Mid-Year Bonus - Civilian	2,323
Year End Bonus	2,323
Cash Gift	255
Productivity Enhancement Incentive	255
Step Increment	70

Total Other Compensation Common to All	7,855

Other Benefits
PAG-IBIG Contributions	61
PhilHealth Contributions	601
Employees Compensation Insurance Premiums	61

Total Other Benefits	723

Total Personnel Services	36,458

Maintenance and Other Operating Expenses
Travelling Expenses	2,916
Training and Scholarship Expenses	19,604
Supplies and Materials Expenses	4,160
Utility Expenses	1,552
Communication Expenses	3,225
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	334
Professional Services	29,379
General Services	2,400
Repairs and Maintenance	1,902
Taxes, Insurance Premiums and Other Fees	320
Other Maintenance and Operating Expenses
Printing and Publication Expenses	1,310
Representation Expenses	4,663
Subscription Expenses	11,745

Total Maintenance and Other Operating Expenses	83,510

Total Current Operating Expenditures	119,968

Capital Outlays
Property, Plant and Equipment Outlay
Furniture, Fixtures and Books Outlay	675

DECEMBER 25, 2023	OFFICIAL GAZETTE	261
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Machinery and Equipment Outlay	21,842
Transportation Equipment Outlay	1,600

Total Capital Outlays	24,117

TOTAL NEW APPROPRIATIONS	144,085

C. JUVENILE JUSTICE AND WELFARE COUNCIL

For general administration and support, and operations, as indicated hereunder	₱117,877,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	22,680,000	₱	5,332,000	₱		₱	28,012,000
Operations		27,235,000		59,782,000		2,848,000		89,865,000

JUVENILE JUSTICE AND WELFARE PROGRAM		27,235,000		59,782,000		2,848,000		89,865,000

TOTAL NEW APPROPRIATIONS	₱	49,915,000	₱	65,114,000	₱	2,848,000	₱	117,877,000

Special Provision(s)

1. Reporting and Posting Requirements. The Juvenile Justice and Welfare Council (JJWC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) JJWC’s website.

The JJWC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	22,680,000	₱	5,332,000	₱	₱	28,012,000

Sub-total, General Administration and Support		22,680,000		5,332,000			28,012,000

262	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Operations
JUVENILE JUSTICE AND WELFARE PROGRAM		27,235,000		59,782,000		2,848,000		89,865,000

Formulate policies and coordinate the implementation of plans and programs on children at risk and children in conflict with the law		27,235,000		59,782,000		2,848,000		89,865,000

Sub-total, Operations		27,235,000		59,782,000		2,848,000		89,865,000

TOTAL NEW APPROPRIATIONS	₱	49,915,000	₱	65,114,000	₱	2,848,000	₱	117,877,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	35,221

Total Permanent Positions	35,221

Other Compensation Common to All
Personnel Economic Relief Allowance	1,728
Representation Allowance	222
Transportation Allowance	222
Clothing and Uniform Allowance	432
Mid-Year Bonus - Civilian	2,935
Year End Bonus	2,935
Cash Gift	360
Productivity Enhancement Incentive	360
Step Increment	88

Total Other Compensation Common to All	9,282

Other Compensation for Specific Groups
Magna Carta for Public Social Workers	4,432

Total Other Compensation for Specific Groups	4,432

Other Benefits
PAG-IBIG Contributions	86
PhilHealth Contributions	763
Employees Compensation Insurance Premiums	86
Loyalty Award - Civilian	45

Total Other Benefits	980

Total Personnel Services	49,915

DECEMBER 25, 2023	OFFICIAL GAZETTE	263
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Maintenance and Other Operating Expenses
Travelling Expenses	6,035
Training and Scholarship Expenses	12,592
Supplies and Materials Expenses	4,568
Utility Expenses	455
Communication Expenses	2,065
Awards/Rewards and Prizes	558
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	15,002
General Services	2,241
Repairs and Maintenance	318
Taxes, Insurance Premiums and Other Fees	227
Other Maintenance and Operating Expenses
Advertising Expenses	800
Printing and Publication Expenses	1,642
Representation Expenses	6,998
Transportation and Delivery Expenses	31
Rent/Lease Expenses	4,482
Subscription Expenses	2,364
Other Maintenance and Operating Expenses	4,600

Total Maintenance and Other Operating Expenses	65,114

Total Current Operating Expenditures	115,029

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,848

Total Capital Outlays	2,848

TOTAL NEW APPROPRIATIONS	117,877

D. NATIONAL ANTI-POVERTY COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	219,656,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	19,268,000	₱	33,527,000	₱	3,115,000	₱	55,910,000
Operations		39,491,000		124,255,000				163,746,000

SOCIAL REFORM AND POVERTY ERADICATION COORDINATION AND OVERSIGHT PROGRAM		39,491,000		124,255,000				163,746,000

TOTAL NEW APPROPRIATIONS	₱	58,759,000	₱	157,782,000	₱	3,115,000	₱	219,656,000

264	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Reporting and Posting Requirements. The National Anti-Poverty Commission (NAPC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	NAPC’s website.

The NAPC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,268,000	₱	33,527,000	₱	3,115,000	₱	55,910,000

Sub-total, General Administration and Support		19,268,000		33,527,000		3,115,000		55,910,000

Operations
SOCIAL REFORM AND POVERTY ERADICATION COORDINATION AND OVERSIGHT PROGRAM		39,491,000		124,255,000				163,746,000

POLICY, PLAN AND PROGRAM ADVISORY, COORDINATION, DEVELOPMENT, REVIEW AND ADVOCACY SUB-PROGRAM		20,489,000		51,721,000				72,210,000

Formulation, prototyping and monitoring of policies, plans and programs and inter-agency and inter-stakeholder coordination platforms		20,489,000		44,337,000				64,826,000
Provision of information and advocacy support				7,384,000				7,384,000
BASIC SECTOR PARTNERSHIP AND PARTICIPATORY PLATFORMS DEVELOPMENT AND MAINTENANCE SUB-PROGRAM		19,002,000		72,534,000				91,536,000

Support to consultative and convergence platforms		19,002,000		72,534,000				91,536,000

Sub-total, Operations		39,491,000		124,255,000				163,746,000

TOTAL NEW APPROPRIATIONS	₱	58,759,000	₱	157,782,000	₱	3,115,000	₱	219,656,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	265
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	31,232

Total Permanent Positions	31,232

Other Compensation Common to All
Personnel Economic Relief Allowance	936
Representation Allowance	450
Transportation Allowance	450
Clothing and Uniform Allowance	234
Mid-Year Bonus - Civilian	2,603
Year End Bonus	2,603
Cash Gift	195
Per Diems	17,902
Productivity Enhancement Incentive	195
Step Increment	78

Total Other Compensation Common to All	25,646

Other Compensation for Specific Groups
RATA of Sectoral/Alternate Sectoral Representatives	1,100

Total Other Compensation for Specific Groups	1,100

Other Benefits
PAG-IBIG Contributions	46
PhilHealth Contributions	619
Employees Compensation Insurance Premiums	46
Loyalty Award - Civilian	70

Total Other Benefits	781

Total Personnel Services	58,759

Maintenance and Other Operating Expenses
Travelling Expenses	22,809
Training and Scholarship Expenses	6,292
Supplies and Materials Expenses	18,380
Utility Expenses	2,760
Communication Expenses	7,240
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	750
Professional Services	52,600
General Services	3,900
Repairs and Maintenance	2,508
Taxes, Insurance Premiums and Other Fees	500
Other Maintenance and Operating Expenses
Printing and Publication Expenses	1,056
Representation Expenses	33,915
Rent/Lease Expenses	4,200

266	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Subscription Expenses	475
Other Maintenance and Operating Expenses	397

Total Maintenance and Other Operating Expenses	157,782

Total Current Operating Expenditures	216,541

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,115

Total Capital Outlays	3,115

TOTAL NEW APPROPRIATIONS	219,656

E. NATIONAL AUTHORITY FOR CHILD CARE

For general administration and support, and operations, as indicated hereunder	₱	498,489,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	17,587,000	₱	109,746,000	₱	108,000,000	₱	235,333,000
Operations		12,556,000		250,600,000				263,156,000

INTER-COUNTRY ADOPTION REGULATORY PROGRAM		2,288,000		5,165,000				7,453,000
INTER-COUNTRY ADOPTION PROGRAM		10,268,000		20,457,000				30,725,000
ALTERNATIVE CHILD CARE PROGRAM				224,978,000				224,978,000

TOTAL NEW APPROPRIATIONS	₱	30,143,000	₱	360,346,000	₱	108,000,000	₱	498,489,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Authority for Child Care (NACC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	NACC’s website.

The NACC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	267
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,587,000	₱	109,746,000	₱	108,000,000	₱	235,333,000

Sub-total, General Administration and Support		17,587,000		109,746,000		108,000,000		235,333,000

Operations
INTER-COUNTRY ADOPTION REGULATORY PROGRAM		2,288,000		5,165,000				7,453,000

Accredit/Authorize Foreign Adoption Agencies and Child Caring Agencies as Liaison Service Agencies		2,288,000		5,165,000				7,453,000
INTER-COUNTRY ADOPTION PROGRAM		10,268,000		20,457,000				30,725,000

Adjudication/Entrustment of Children for Inter-Country Adoption		10,268,000		20,457,000				30,725,000
ALTERNATIVE CHILD CARE PROGRAM				224,978,000				224,978,000

Adjudication/Entrustment of Children for Adoption and Other Alternative Child Care				224,978,000				224,978,000

Sub-total, Operations		12,556,000		250,600,000				263,156,000

TOTAL NEW APPROPRIATIONS	₱	30,143,000	₱	360,346,000	₱	108,000,000	₱	498,489,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	23,029

Total Permanent Positions	23,029

Other Compensation Common to All
Personnel Economic Relief Allowance	936
Representation Allowance	432
Transportation Allowance	432
Clothing and Uniform Allowance	234

268	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Mid-Year Bonus - Civilian	1,919
Year End Bonus	1,919
Cash Gift	195
Productivity Enhancement Incentive	195
Step Increment	58

Total Other Compensation Common to All	6,320

Other Compensation for Specific Groups
Magna Carta for Public Social Workers	254

Total Other Compensation for Specific Groups	254

Other Benefits
PAG-IBIG Contributions	46
PhilHealth Contributions	448
Employees Compensation Insurance Premiums	46

Total Other Benefits	540

Total Personnel Services	30,143

Maintenance and Other Operating Expenses
Travelling Expenses	14,396
Training and Scholarship Expenses	41,741
Supplies and Materials Expenses	5,957
Utility Expenses	2,232
Communication Expenses	2,876
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	716
Professional Services	94,699
General Services	2,020
Repairs and Maintenance	676
Financial Assitance/Subsidy	81,092
Taxes, Insurance Premiums and Other Fees	152
Other Maintenance and Operating Expenses
Advertising Expenses	1,414
Printing and Publication Expenses	780
Representation Expenses	6,691
Rent/Lease Expenses	100,674
Donations	80
Other Maintenance and Operating Expenses	4,150

Total Maintenance and Other Operating Expenses	360,346

Total Current Operating Expenditures	390,489

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	100,000
Transportation Equipment Outlay	8,000

Total Capital Outlays	108,000

TOTAL NEW APPROPRIATIONS	498,489

DECEMBER 25, 2023	OFFICIAL GAZETTE	269
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

F. NATIONAL COMMISSION ON INDIGENOUS PEOPLES

For general administration and support, support to operations, and operations, as indicated hereunder	₱	1,553,266,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	221,485,000	₱	94,509,000	₱	16,150,000	₱	332,144,000
Support to Operations		226,684,000		101,136,000		93,952,000		421,772,000
Operations		406,937,000		392,413,000				799,350,000

ANCESTRAL DOMAIN/LAND SECURITY AND DEVELOPMENT PROGRAM		99,148,000		81,035,000				180,183,000
HUMAN, SOCIO-ECONOMIC AND ECOLOGY DEVELOPMENT AND PROTECTION PROGRAM		197,725,000		277,166,000				474,891,000
INDIGENOUS PEOPLES RIGHTS PROTECTION PROGRAM		110,064,000		34,212,000				144,276,000

TOTAL NEW APPROPRIATIONS	₱	855,106,000	₱	588,058,000	₱	110,102,000	₱	1,553,266,000

Special Provision(s)

1. PAyapa at MAsaganang PamayaNAn Program. The amount of Fifty Seven Million One Hundred Twenty Thousand Pesos (₱57,120,000) appropriated herein for the PAyapa at MAsaganang PamayaNAn (PAMANA) Program shall be used exclusively to implement projects in conflict-affected areas already identified by OPAPRU.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

2. Climate-Resilient Livelihood for Indigenous Peoples. Under the integrated climate adaptation and resillience approach, the National Commission on Indigenous Peoples (NCIP) shall develop and implement climate-resilient livelihood programs and projects for indigenous peoples, including sustainable bamboo propagation and processing, traditional weaving, and handicraft-making.

3. Reporting and Posting Requirements. The National Commission on Indigenous Peoples (NCIP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	NCIP’s website.

The NCIP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

270	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personal Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	216,073,000	₱	94,509,000	₱	16,150,000	₱	326,732,000

National Capital Region (NCR)		62,944,000		39,019,000		1,450,000		103,413,000

Central Office		62,944,000		39,019,000		1,450,000		103,413,000
Region I - Ilocos		9,388,000		3,860,000		1,450,000		14,698,000

Regional Office - I		9,388,000		3,860,000		1,450,000		14,698,000
Cordillera Administrative Region (CAR)		18,396,000		5,477,000		2,000,000		25,873,000

Regional Office - CAR		18,396,000		5,477,000		2,000,000		25,873,000
Region II - Cagayan Valley		13,456,000		4,786,000				18,242,000

Regional Office - II		13,456,000		4,786,000				18,242,000
Region III - Central Luzon		15,793,000		4,915,000		1,450,000		22,158,000

Regional Office - III		15,793,000		4,915,000		1,450,000		22,158,000
Region IVA - CALABARZON		5,523,000		2,808,000				8,331,000

Regional Office - IVA		5,523,000		2,808,000				8,331,000
Region IVB - MIMAROPA		7,935,000		1,705,000				9,640,000

Regional Office - IVB		7,935,000		1,705,000				9,640,000
Region V - Bicol		9,132,000		3,541,000		1,450,000		14,123,000

Regional Office - V		9,132,000		3,541,000		1,450,000		14,123,000
Region VI - Western Visayas		7,363,000		5,366,000		1,450,000		14,179,000

Regional Office - VI		7,363,000		5,366,000		1,450,000		14,179,000
Region VII - Central Visayas		2,013,000		45,000				2,058,000

Regional Office - VII		2,013,000		45,000				2,058,000
Region IX - Zamboanga Peninsula		11,154,000		3,537,000				14,691,000

Regional Office - IX		11,154,000		3,537,000				14,691,000
Region X - Northern Mindanao		9,754,000		4,569,000		2,000,000		16,323,000

Regional Office - X		9,754,000		4,569,000		2,000,000		16,323,000
Region XI - Davao		14,274,000		6,220,000		1,450,000		21,944,000

Regional Office - XI		14,274,000		6,220,000		1,450,000		21,944,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	271
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region XII - SOCCSKSARGEN	17,959,000	4,768,000	1,450,000	24,177,000

Regional Office - XII	17,959,000	4,768,000	1,450,000	24,177,000
Region XIII - Caraga	10,989,000	3,893,000	2,000,000	16,882,000

Regional Office - XIII	10,989,000	3,893,000	2,000,000	16,882,000
Administration of Personnel Benefits	5,412,000			5,412,000

National Capital Region (NCR)	837,000			837,000

Central Office	837,000			837,000
Cordillera Administrative Region (CAR)	733,000			733,000

Regional Office - CAR	733,000			733,000
Region II - Cagayan Valley	291,000			291,000

Regional Office - II	291,000			291,000
Region III - Central Luzon	223,000			223,000

Regional Office - III	223,000			223,000
Region IVB - MIMAROPA	385,000			385,000

Regional Office - IVB	385,000			385,000
Region IX - Zamboanga Peninsula	359,000			359,000

Regional Office - IX	359,000			359,000
Region X - Northern Mindanao	1,616,000			1,616,000

Regional Office - X	1,616,000			1,616,000
Region XI - Davao	543,000			543,000

Regional Office - XI	543,000			543,000
Region XII - SOCCSKSARGEN	425,000			425,000

Regional Office - XII	425,000			425,000

Sub-total, General Administration and Support	221,485,000	94,509,000	16,150,000	332,144,000

Support to Operations
Policy formulation, planning and coordination of programs and projects	226,684,000	101,136,000	93,952,000	421,772,000

National Capital Region (NCR)	49,803,000	101,104,000	93,952,000	244,859,000

Central Office	49,803,000	101,104,000	93,952,000	244,859,000

272	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region I - Ilocos	14,142,000			14,142,000

Regional Office - I	14,142,000			14,142,000
Cordillera Administrative Region (CAR)	29,407,000			29,407,000

Regional Office - CAR	29,407,000			29,407,000
Region II - Cagayan Valley	19,205,000			19,205,000

Regional Office - II	19,205,000			19,205,000
Region III - Central Luzon	18,051,000			18,051,000

Regional Office - III	18,051,000			18,051,000
Region IVA - CALABARZON	5,967,000			5,967,000

Regional Office - IVA	5,967,000			5,967,000
Region V - Bicol	8,430,000			8,430,000

Regional Office - V	8,430,000			8,430,000
Region VI - Western Visayas	6,239,000	5,000		6,244,000

Regional Office - VI	6,239,000	5,000		6,244,000
Region VII - Central Visayas	4,718,000			4,718,000

Regional Office - VII	4,718,000			4,718,000
Region IX - Zamboanga Peninsula	13,222,000			13,222,000

Regional Office - IX	13,222,000			13,222,000
Region X - Northern Mindanao	14,881,000	27,000		14,908,000

Regional Office - X	14,881,000	27,000		14,908,000
Region XI - Davao	17,831,000			17,831,000

Regional Office - XI	17,831,000			17,831,000
Region XII - SOCCSKSARGEN	11,418,000			11,418,000

Regional Office - XII	11,418,000			11,418,000
Region XIII - Caraga	13,370,000			13,370,000

Regional Office - XIII	13,370,000			13,370,000

Sub-total, Support to Operations	226,684,000	101,136,000	93,952,000	421,772,000

Operations
ANCESTRAL DOMAIN/LAND SECURITY AND DEVELOPMENT PROGRAM	99,148,000	81,035,000		180,183,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	273
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Ancestral Domain/Land Recognition	31,388,000	65,826,000	97,214,000

National Capital Region (NCR)		34,795,000	34,795,000

Central Office		34,795,000	34,795,000
Region I - Ilocos	2,029,000	922,000	2,951,000

Regional Office - I	2,029,000	922,000	2,951,000
Cordillera Administrative Region (CAR)	3,895,000	4,757,000	8,652,000

Regional Office - CAR	3,895,000	4,757,000	8,652,000
Region II - Cagayan Valley	2,393,000	684,000	3,077,000

Regional Office - II	2,393,000	684,000	3,077,000
Region III - Central Luzon	3,780,000	2,271,000	6,051,000

Regional Office - III	3,780,000	2,271,000	6,051,000
Region IVA - CALABARZON	1,409,000	1,282,000	2,691,000

Regional Office - IVA	1,409,000	1,282,000	2,691,000
Region IVB - MIMAROPA		1,500,000	1,500,000

Regional Office - IVB		1,500,000	1,500,000
Region V - Bicol	2,576,000	400,000	2,976,000

Regional Office - V	2,576,000	400,000	2,976,000
Region VI - Western Visayas	459,000	1,104,000	1,563,000

Regional Office - VI	459,000	1,104,000	1,563,000
Region VII - Central Visayas	610,000	462,000	1,072,000

Regional Office - VII	610,000	462,000	1,072,000
Region IX - Zamboanga Peninsula	1,079,000	3,650,000	4,729,000

Regional Office - IX	1,079,000	3,650,000	4,729,000
Region X - Northern Mindanao	2,517,000	1,404,000	3,921,000

Regional Office - X	2,517,000	1,404,000	3,921,000
Region XI - Davao	3,734,000	7,972,000	11,706,000

Regional Office - XI	3,734,000	7,972,000	11,706,000
Region XII - SOCCSKSARGEN	3,182,000	2,580,000	5,762,000

Regional Office - XII	3,182,000	2,580,000	5,762,000

274	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XIII - Caraga	3,725,000	2,043,000	5,768,000

Regional Office - XIII	3,725,000	2,043,000	5,768,000
Assistance to Ancestral Domain Sustainable Development and Protection Plan (ADSDPP) Formulation	67,760,000	15,209,000	82,969,000

National Capital Region (NCR)		2,002,000	2,002,000

Central Office		2,002,000	2,002,000
Region I - Ilocos	2,603,000	1,250,000	3,853,000

Regional Office - I	2,603,000	1,250,000	3,853,000
Cordillera Administrative Region (CAR)	6,139,000	2,003,000	8,142,000

Regional Office - CAR	6,139,000	2,003,000	8,142,000
Region II - Cagayan Valley	4,401,000	1,318,000	5,719,000

Regional Office - II	4,401,000	1,318,000	5,719,000
Region III - Central Luzon	3,470,000	700,000	4,170,000

Regional Office - III	3,470,000	700,000	4,170,000
Region IVA - CALABARZON	458,000	400,000	858,000

Regional Office - IVA	458,000	400,000	858,000
Region IVB - MIMAROPA	27,021,000	470,000	27,491,000

Regional Office - IVB	27,021,000	470,000	27,491,000
Region V - Bicol	2,072,000	700,000	2,772,000

Regional Office - V	2,072,000	700,000	2,772,000
Region VI - Western Visayas	1,138,000	700,000	1,838,000

Regional Office - VI	1,138,000	700,000	1,838,000
Region VII - Central Visayas		622,000	622,000

Regional Office - VII		622,000	622,000
Region IX - Zamboanga Peninsula	3,442,000	924,000	4,366,000

Regional Office - IX	3,442,000	924,000	4,366,000
Region X - Northern Mindanao	2,571,000	1,100,000	3,671,000

Regional Office - X	2,571,000	1,100,000	3,671,000
Region XI - Davao	8,315,000	800,000	9,115,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	275
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Regional Office - XI	8,315,000	800,000	9,115,000
Region XII - SOCCSKSARGEN	3,050,000	1,220,000	4,270,000

Regional Office - XII	3,050,000	1,220,000	4,270,000
Region XIII - Caraga	3,080,000	1,000,000	4,080,000

Regional Office - XIII	3,080,000	1,000,000	4,080,000
HUMAN, SOCIO-ECONOMIC AND ECOLOGY DEVELOPMENT AND PROTECTION PROGRAM	197,725,000	277,166,000	474,891,000

Culturally-appropriate/responsive and Gender-sensitive Socio-economic and Ecology Development and Protection Services	4,568,000	24,340,000	28,908,000

National Capital Region (NCR)		2,000,000	2,000,000

Central Office		2,000,000	2,000,000
Region I - Ilocos	566,000	1,548,000	2,114,000

Regional Office - I	566,000	1,548,000	2,114,000
Cordillera Administrative Region (CAR)		3,120,000	3,120,000

Regional Office - CAR		3,120,000	3,120,000
Region II - Cagayan Valley		2,207,000	2,207,000

Regional Office - II		2,207,000	2,207,000
Region III - Central Luzon	566,000	1,000,000	1,566,000

Regional Office - III	566,000	1,000,000	1,566,000
Region IVA - CALABARZON	571,000	1,000,000	1,571,000

Regional Office - IVA	571,000	1,000,000	1,571,000
Region IVB - MIMAROPA		1,000,000	1,000,000

Regional Office - IVB		1,000,000	1,000,000
Region V - Bicol	576,000	1,331,000	1,907,000

Regional Office - V	576,000	1,331,000	1,907,000
Region VI - Western Visayas		450,000	450,000

Regional Office - VI		450,000	450,000
Region VII - Central Visayas		450,000	450,000

Regional Office - VII		450,000	450,000

276	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IX - Zamboanga Peninsula	571,000	1,000,000	1,571,000

Regional Office - IX	571,000	1,000,000	1,571,000
Region X - Northern Mindanao		2,340,000	2,340,000

Regional Office - X		2,340,000	2,340,000
Region XI - Davao	566,000	2,903,000	3,469,000

Regional Office - XI	566,000	2,903,000	3,469,000
Region XII - SOCCSKSARGEN	576,000	2,539,000	3,115,000

Regional Office - XII	576,000	2,539,000	3,115,000
Region XIII - Caraga	576,000	1,452,000	2,028,000

Regional Office - XIII	576,000	1,452,000	2,028,000
IP Education and Advocacy Services	21,227,000	244,617,000	265,844,000

National Capital Region (NCR)		79,837,000	79,837,000

Central Office		79,837,000	79,837,000
Region I - Ilocos	990,000	17,853,000	18,843,000

Regional Office - I	990,000	17,853,000	18,843,000
Cordillera Administrative Region (CAR)	2,535,000	27,667,000	30,202,000

Regional Office - CAR	2,535,000	27,667,000	30,202,000
Region II - Cagayan Valley	1,876,000	15,134,000	17,010,000

Regional Office - II	1,876,000	15,134,000	17,010,000
Region III - Central Luzon	2,288,000	4,412,000	6,700,000

Regional Office - III	2,288,000	4,412,000	6,700,000
Region IVA - CALABARZON	343,000	1,550,000	1,893,000

Regional Office - IVA	343,000	1,550,000	1,893,000
Region IVB - MIMAROPA		7,991,000	7,991,000

Regional Office - IVB		7,991,000	7,991,000
Region V - Bicol	1,254,000	3,338,000	4,592,000

Regional Office - V	1,254,000	3,338,000	4,592,000
Region VI - Western Visayas	604,000	4,511,000	5,115,000

Regional Office - VI	604,000	4,511,000	5,115,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	277
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region VII - Central Visayas	652,000	2,263,000	2,915,000

Regional Office - VII	652,000	2,263,000	2,915,000
Region IX - Zamboanga Peninsula	900,000	35,283,000	36,183,000

Regional Office - IX	900,000	35,283,000	36,183,000
Region X - Northern Mindanao	1,887,000	8,287,000	10,174,000

Regional Office - X	1,887,000	8,287,000	10,174,000
Region XI - Davao	3,637,000	21,775,000	25,412,000

Regional Office - XI	3,637,000	21,775,000	25,412,000
Region XII - SOCCSKSARGEN	3,271,000	7,380,000	10,651,000

Regional Office - XII	3,271,000	7,380,000	10,651,000
Region XIII - Caraga	990,000	7,336,000	8,326,000

Regional Office - XIII	990,000	7,336,000	8,326,000
IP Culture Services	31,039,000	4,759,000	35,798,000

National Capital Region (NCR)		1,594,000	1,594,000

Central Office		1,594,000	1,594,000
Region I - Ilocos	2,316,000	371,000	2,687,000

Regional Office - I	2,316,000	371,000	2,687,000
Cordillera Administrative Region (CAR)	5,286,000	488,000	5,774,000

Regional Office - CAR	5,286,000	488,000	5,774,000
Region II - Cagayan Valley	3,625,000	367,000	3,992,000

Regional Office - II	3,625,000	367,000	3,992,000
Region III - Central Luzon	3,013,000	178,000	3,191,000

Regional Office - III	3,013,000	178,000	3,191,000
Region IVA - CALABARZON	343,000	150,000	493,000

Regional Office - IVA	343,000	150,000	493,000
Region IVB - MIMAROPA		121,000	121,000

Regional Office - IVB		121,000	121,000
Region V - Bicol	996,000	136,000	1,132,000

Regional Office - V	996,000	136,000	1,132,000

278	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VI - Western Visayas	648,000	100,000	748,000

Regional Office - VI	648,000	100,000	748,000
Region VII - Central Visayas	648,000	112,000	760,000

Regional Office - VII	648,000	112,000	760,000
Region IX - Zamboanga Peninsula	1,985,000	146,000	2,131,000

Regional Office - IX	1,985,000	146,000	2,131,000
Region X - Northern Mindanao	2,957,000	268,000	3,225,000

Regional Office - X	2,957,000	268,000	3,225,000
Region XI - Davao	3,301,000	302,000	3,603,000

Regional Office - XI	3,301,000	302,000	3,603,000
Region XII - SOCCSKSARGEN	3,254,000	216,000	3,470,000

Regional Office - XII	3,254,000	216,000	3,470,000
Region XIII - Caraga	2,667,000	210,000	2,877,000

Regional Office - XIII	2,667,000	210,000	2,877,000
IP Health Services	140,891,000	3,450,000	144,341,000

National Capital Region (NCR)		301,000	301,000

Central Office		301,000	301,000
Region I - Ilocos	10,338,000	350,000	10,688,000

Regional Office - I	10,338,000	350,000	10,688,000
Cordillera Administrative Region (CAR)	23,943,000	565,000	24,508,000

Regional Office - CAR	23,943,000	565,000	24,508,000
Region II - Cagayan Valley	12,843,000	345,000	13,188,000

Regional Office - II	12,843,000	345,000	13,188,000
Region III - Central Luzon	14,857,000	134,000	14,991,000

Regional Office - III	14,857,000	134,000	14,991,000
Region IVA - CALABARZON	3,542,000	150,000	3,692,000

Regional Office - IVA	3,542,000	150,000	3,692,000
Region IVB - MIMAROPA	2,903,000	93,000	2,996,000

Regional Office - IVB	2,903,000	93,000	2,996,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	279
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region V - Bicol	6,688,000	100,000	6,788,000

Regional Office - V	6,688,000	100,000	6,788,000
Region VI - Western Visayas	4,389,000	75,000	4,464,000

Regional Office - VI	4,389,000	75,000	4,464,000
Region VII - Central Visayas	4,120,000	51,000	4,171,000

Regional Office - VII	4,120,000	51,000	4,171,000
Region IX - Zamboanga Peninsula	9,661,000	103,000	9,764,000

Regional Office - IX	9,661,000	103,000	9,764,000
Region X - Northern Mindanao	11,314,000	398,000	11,712,000

Regional Office - X	11,314,000	398,000	11,712,000
Region XI - Davao	14,348,000	421,000	14,769,000

Regional Office - XI	14,348,000	421,000	14,769,000
Region XII - SOCCSKSARGEN	10,715,000	180,000	10,895,000

Regional Office - XII	10,715,000	180,000	10,895,000
Region XIII - Caraga	11,230,000	184,000	11,414,000

Regional Office - XIII	11,230,000	184,000	11,414,000
INDIGENOUS PEOPLES RIGHTS PROTECTION PROGRAM	110,064,000	34,212,000	144,276,000

Gender and Rights-based Services	35,573,000	2,710,000	38,283,000

National Capital Region (NCR)		770,000	770,000

Central Office		770,000	770,000
Region I - Ilocos	2,511,000	150,000	2,661,000

Regional Office - I	2,511,000	150,000	2,661,000
Cordillera Administrative Region (CAR)	6,219,000	250,000	6,469,000

Regional Office - CAR	6,219,000	250,000	6,469,000
Region II - Cagayan Valley	2,843,000	160,000	3,003,000

Regional Office - II	2,843,000	160,000	3,003,000
Region III - Central Luzon	3,685,000	160,000	3,845,000

Regional Office - III	3,685,000	160,000	3,845,000

280	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVA - CALABARZON	873,000	150,000	1,023,000

Regional Office - IVA	873,000	150,000	1,023,000
Region IVB - MIMAROPA		150,000	150,000

Regional Office - IVB		150,000	150,000
Region V - Bicol	1,713,000	150,000	1,863,000

Regional Office - V	1,713,000	150,000	1,863,000
Region VI - Western Visayas	557,000	150,000	707,000

Regional Office - VI	557,000	150,000	707,000
Region VII - Central Visayas	1,401,000		1,401,000

Regional Office - VII	1,401,000		1,401,000
Region IX - Zamboanga Peninsula	2,529,000		2,529,000

Regional Office - IX	2,529,000		2,529,000
Region X - Northern Mindanao	3,353,000		3,353,000

Regional Office - X	3,353,000		3,353,000
Region XI - Davao	3,696,000	270,000	3,966,000

Regional Office - XI	3,696,000	270,000	3,966,000
Region XII - SOCCSKSARGEN	2,821,000	150,000	2,971,000

Regional Office - XII	2,821,000	150,000	2,971,000
Region XIII - Caraga	3,372,000	200,000	3,572,000

Regional Office - XIII	3,372,000	200,000	3,572,000
IP Rights Advocacy and Monitoring of Treaty Obligations	16,731,000	25,942,000	42,673,000

National Capital Region (NCR)	4,046,000	25,508,000	29,554,000

Central Office	4,046,000	25,508,000	29,554,000
Cordillera Administrative Region (CAR)	1,186,000	250,000	1,436,000

Regional Office - CAR	1,186,000	250,000	1,436,000
Region II - Cagayan Valley	1,186,000		1,186,000

Regional Office - II	1,186,000		1,186,000
Region III - Central Luzon	1,186,000	148,000	1,334,000

Regional Office - III	1,186,000	148,000	1,334,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	281
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region V - Bicol	4,259,000		4,259,000

Regional Office - V	4,259,000		4,259,000
Region VI - Western Visayas	1,240,000		1,240,000

Regional Office - VI	1,240,000		1,240,000
Region X - Northern Mindanao	1,202,000		1,202,000

Regional Office - X	1,202,000		1,202,000
Region XI - Davao	1,240,000	36,000	1,276,000

Regional Office - XI	1,240,000	36,000	1,276,000
Region XIII - Caraga	1,186,000		1,186,000

Regional Office - XIII	1,186,000		1,186,000
Legal Services	34,886,000	2,794,000	37,680,000

National Capital Region (NCR)		78,000	78,000

Central Office		78,000	78,000
Region I - Ilocos	3,593,000	296,000	3,889,000

Regional Office - I	3,593,000	296,000	3,889,000
Cordillera Administrative Region (CAR)	6,099,000	801,000	6,900,000

Regional Office - CAR	6,099,000	801,000	6,900,000
Region II - Cagayan Valley	4,819,000	292,000	5,111,000

Regional Office - II	4,819,000	292,000	5,111,000
Region III - Central Luzon	5,966,000	114,000	6,080,000

Regional Office - III	5,966,000	114,000	6,080,000
Region IVA - CALABARZON		116,000	116,000

Regional Office - IVA		116,000	116,000
Region IVB - MIMAROPA		95,000	95,000

Regional Office - IVB		95,000	95,000
Region V - Bicol		68,000	68,000

Regional Office - V		68,000	68,000
Region VI - Western Visayas		78,000	78,000

Regional Office - VI		78,000	78,000

282	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas		26,000	26,000

Regional Office - VII		26,000	26,000
Region IX - Zamboanga Peninsula	1,219,000	83,000	1,302,000

Regional Office - IX	1,219,000	83,000	1,302,000
Region X - Northern Mindanao	2,372,000	116,000	2,488,000

Regional Office - X	2,372,000	116,000	2,488,000
Region XI - Davao	4,799,000	324,000	5,123,000

Regional Office - XI	4,799,000	324,000	5,123,000
Region XII - SOCCSKSARGEN	3,613,000	153,000	3,766,000

Regional Office - XII	3,613,000	153,000	3,766,000
Region XIII - Caraga	2,406,000	154,000	2,560,000

Regional Office - XIII	2,406,000	154,000	2,560,000
Adjudication Services	22,874,000	2,766,000	25,640,000

Region I - Ilocos	2,247,000	150,000	2,397,000

Regional Office - I	2,247,000	150,000	2,397,000
Cordillera Administrative Region (CAR)	2,272,000	819,000	3,091,000

Regional Office - CAR	2,272,000	819,000	3,091,000
Region II - Cagayan Valley	2,165,000	50,000	2,215,000

Regional Office - II	2,165,000	50,000	2,215,000
Region III - Central Luzon	2,160,000		2,160,000

Regional Office - III	2,160,000		2,160,000
Region IVA - CALABARZON	2,160,000	142,000	2,302,000

Regional Office - IVA	2,160,000	142,000	2,302,000
Region V -Bicol	295,000	96,000	391,000

Regional Office - V	295,000	96,000	391,000
Region VI - Western Visayas	1,813,000	120,000	1,933,000

Regional Office - VI	1,813,000	120,000	1,933,000
Region IX - Zamboanga Peninsula	1,841,000	348,000	2,189,000

Regional Office - IX	1,841,000	348,000	2,189,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	283
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region X - Northern Mindanao		1,813,000		360,000				2,173,000

Regional Office - X		1,813,000		360,000				2,173,000
Region XI - Davao		1,813,000		290,000				2,103,000

Regional Office - XI		1,813,000		290,000				2,103,000
Region XII - SOCCSKSARGEN		2,187,000		199,000				2,386,000

Regional Office - XII		2,187,000		199,000				2,386,000
Region XIII - Caraga		2,108,000		192,000				2,300,000

Regional Office - XIII		2,108,000		192,000				2,300,000

Sub-total, Operations		406,937,000		392,413,000				799,350,000

TOTAL NEW APPROPRIATIONS	₱	855,106,000	₱	588,058,000	₱	110,102,000	₱	1,553,266,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	623,393
Total Permanent Positions	623,393
Other Compensation Common to All
Personnel Economic Relief Allowance	34,104
Representation Allowance	8,262
Transportation Allowance	8,046
Clothing and Uniform Allowance	8,526
Mid-Year Bonus - Civilian	51,949
Year End Bonus	51,949
Cash Gift	7,105
Productivity Enhancement Incentive	7,105
Step Increment	1,555

Total Other Compensation Common to All	178,601

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	30,355

Total Other Compensation for Specific Groups	30,355

Other Benefits

284	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

PAG-IBIG Contributions	1,695
PhilHealth Contributions	13,280
Employees Compensation Insurance Premiums	1,695
Loyalty Award - Civilian	675
Terminal Leave	5,412

Total Other Benefits	22,757

Total Personnel Services	855,106

Maintenance and Other Operating Expenses
Travelling Expenses	33,039
Training and Scholarship Expenses	243,154
Supplies and Materials Expenses	55,043
Utility Expenses	14,003
Communication Expenses	28,216
Awards/Rewards and Prizes	317
Survey, Research, Exploration and Development Expenses	2,351
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	4,147
Professional Services	32,453
General Services	15,325
Repairs and Maintenance	11,681
Financial Assistance/Subsidy	1,840
Taxes, Insurance Premiums and Other Fees	6,415
Labor and Wages	2,284
Other Maintenance and Operating Expenses
Advertising Expenses	4
Printing and Publication Expenses	6,348
Representation Expenses	41,071
Transportation and Delivery Expenses	9,406
Rent/Lease Expenses	38,132
Membership Dues and Contributions to Organizations	45
Subscription Expenses	12,436
Donations	6,808
Other Maintenance and Operating Expenses	23,540

Total Maintenance and Other Operating Expenses	588,058

Total Current Operating Expenditures	1,443,164

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	93,952
Transportation Equipment Outlay	16,150

Total Capital Outlays	110,102
TOTAL NEW APPROPRIATIONS	1,553,266

DECEMBER 25, 2023	OFFICIAL GAZETTE	285
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

G. NATIONAL COUNCIL ON DISABILITY AFFAIRS

For general administration and support, and operations, including locally-funded projects as indicated hereunder	₱	73,997,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	7,665,000	₱	7,805,000	₱	1,400,000	₱	16,870,000
Operations		18,920,000		18,410,000		2,287,000		39,617,000

PERSONS WITH DISABILITY RIGHTS PROGRAM		18,920,000		18,410,000		2,287,000		39,617,000

Total, Regular Programs		26,585,000		26,215,000		3,687,000		56,487,000

B. PROJECT(S)
Locally-Funded Project(s)				17,510,000				17,510,000

Total, Project(s)				17,510,000				17,510,000

TOTAL NEW APPROPRIATIONS	₱	26,585,000	₱	43,725,000	₱	3,687,000	₱	73,997,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Council on Disability Affairs (NCDA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	NCDA’s website.

The NCDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	5,974,000	₱	7,805,000	₱	1,400,000	₱	15,179,000
Administration of Personnel Benefits		1,691,000						1,691,000

Sub-total, General Administration and Support		7,665,000		7,805,000		1,400,000		16,870,000

Operations

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PERSONS WITH DISABILITY RIGHTS PROGRAM		18,920,000		18,410,000		2,287,000		39,617,000

Policy formulation and coordination for the implementation of plans and programs on the realization of the rights of person with disabilities to achieve the sustainable development goals by 2030		18,920,000		18,410,000		2,287,000		39,617,000

Sub-total, Operations		18,920,000		18,410,000		2,287,000		39,617,000

Total, Regular Program(s)		26,585,000		26,215,000		3,687,000		56,487,000

PROJECT(S)
Locally-Funded Project(s)
Hosting of the 2024 Global Information Technology Challenge for the Youth with Disabilities				16,210,000				16,210,000
Operationalization of the Disability Resource Development Center (DRDC) Building				1,300,000				1,300,000

Sub-total, Locally-Funded Project(s)				17,510,000				17,510,000

Total, Project(s)				17,510,000				17,510,000

TOTAL NEW APPROPRIATIONS	₱	26,585,000	₱	43,725,000	₱	3,687,000	₱	73,997,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	19,403

Total Permanent Positions	19,043

Other Compensation Common to All
Personnel Economic Relief Allowance	816
Representation Allowance	348
Transportation Allowance	348
Clothing and Uniform Allowance	204
Honoraria	46
Mid-Year Bonus - Civilian	1,587
Year End Bonus	1,587
Cash Gift	170
Productivity Enhancement Incentive	170
Step Increment	47

DECEMBER 25, 2023	OFFICIAL GAZETTE	287
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Total Other Compensation Common to All	5,323

Other Benefits
PAG-IBIG Contributions	41
PhilHealth Contributions	411
Employees Compensation Insurance Premiums	41
Loyalty Award - Civilian	35
Terminal Leave	1,691

Total Other Benefits	2,219

Total Personnel Services	26,585

Maintenance and Other Operating Expenses
Travelling Expenses	1,995
Training and Scholarship Expenses	1,250
Supplies and Materials Expenses	7,491
Utility Expenses	2,450
Communication Expenses	2,345
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	2,553
General Services	3,824
Repairs and Maintenance	1,570
Taxes, Insurance Premiums and Other Fees	330
Other Maintenance and Operating Expenses
Printing and Publication Expenses	705
Representation Expenses	4,445
Transportation and Delivery Expenses	1,375
Rent/Lease Expenses	8,500
Subscription Expenses	500
Donations	1,500
Other Maintenance and Operating Expenses	2,756

Total Maintenance and Other Operating Expenses	43,725

Total Current Operating Expenditures	70,310

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,287
Transportation Equipment Outlay	1,400

Total Capital Outlays	3,687

TOTAL NEW APPROPRIATIONS	73,997

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H. PRESIDENTIAL COMMISSION FOR THE URBAN POOR

For general administration and support, and operations, as indicated hereunder	₱	197,189,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	35,389,000	₱	31,053,000	₱	3,200,000	₱	69,642,000
Operations		64,787,000		57,960,000		4,800,000		127,547,000

URBAN POOR COORDINATION AND SUPPORT PROGRAM		64,787,000		57,960,000		4,800,000		127,547,000

TOTAL NEW APPROPRIATIONS	₱	100,176,000	₱	89,013,000		8,000,000	₱	197,189,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Commission for the Urban Poor (PCUP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PCUP’s website.

The PCUP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	33,761,000	₱	31,053,000	₱	3,200,000	₱	68,014,000
Administration of Personnel Benefits		1,628,000						1,628,000

Sub-total, General Administration and Support		35,389,000		31,053,000		3,200,000		69,642,000

Operations
URBAN POOR COORDINATION AND SUPPORT PROGRAM		64,787,000		57,960,000		4,800,000		127,547,000

Coordination and Monitoring of Programs and Projects for the Urban Poor		64,787,000		57,960,000		4,800,000		127,547,000

Sub-total, Operations		64,787,000		57,960,000		4,800,000		127,547,000

TOTAL NEW APPROPRIATIONS	₱	100,176,000	₱	89,013,000	₱	8,000,000	₱	197,189,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	289
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	74,613

Total Permanent Positions	74,613

Other Compensation Common to All
Personnel Economic Relief Allowance	3,720
Representation Allowance	804
Transportation Allowance	804
Clothing and Uniform Allowance	930
Mid-Year Bonus - Civilian	6,218
Year End Bonus	6,218
Cash Gift	775
Productivity Enhancement Incentive	775
Step Increment	186

Total Other Compensation Common to All	20,430

Other Benefits
PAG-IBIG Contributions	186
PhilHealth Contributions	1,585
Employees Compensation Insurance Premiums	186
Loyalty Award - Civilian	45
Terminal Leave	1,628

Total Other Benefits	3,630

Non-Permanent Positions	1,503

Total Personnel Services	100,176

Maintenance and Other Operating Expenses
Travelling Expenses	12,000
Training and Scholarship Expenses	32,400
Supplies and Materials Expenses	6,536
Utility Expenses	3,300
Communication Expenses	3,700
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	664
Professional Services	8,650
General Services	6,464
Repairs and Maintenance	1,340
Taxes, Insurance Premiums and Other Fees	500
Other Maintenance and Operating Expenses

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Printing and Publication Expenses	200
Representation Expenses	400
Rent/Lease Expenses	9,709
Subscription Expenses	3,150

Total Maintenance and Other Operating Expenses	89,013

Total Current Operating Expenditures	189,189

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	8,000

Total Capital Outlays	8,000

TOTAL NEW APPROPRIATIONS	197,189

DECEMBER 25, 2023	OFFICIAL GAZETTE	291
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

GENERAL SUMMARY

DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	10,498,213,000	₱	233,421,679,000	₱	1,123,890,000	₱	245,043,782,000
B. COUNCIL FOR THE WELFARE OF CHILDREN		36,458,000		83,510,000		24,117,000		144,085,000
C. JUVENILE JUSTICE AND WELFARE COUNCIL		49,915,000		65,114,000		2,848,000		117,877,000
D. NATIONAL ANTI-POVERTY COMMISSION		58,759,000		157,782,000		3,115,000		219,656,000
E. NATIONAL AUTHORITY FOR CHILD CARE		30,143,000		360,346,000		108,000,000		498,489,000
F. NATIONAL COMMISSION ON INDIGENOUS PEOPLES		855,106,000		588,058,000		110,102,000		1,553,266,000
G. NATIONAL COUNCIL ON DISABILITY AFFAIRS		26,585,000		43,725,000		3,687,000		73,997,000
H. PRESIDENTIAL COMMISSION FOR THE URBAN POOR		100,176,000		89,013,000		8,000,000		197,189,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT	₱	11,655,355,000	₱	234,809,227,000	₱	1,383,759,000	₱	247,848,341,000

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XXIV. DEPARTMENT OF TOURISM

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations and operations, including locally-funded project(s), as indicated hereunder	₱	2,984,994,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	365,921,000	₱	467,574,000	₱	6,053,000	₱	839,548,000
Support to Operations		30,366,000		162,533,000		2,000,000		194,899,000
Operations		183,128,000		971,633,000		244,286,000		1,399,047,000

TOURISM POLICY FORMULATION AND PLANNING PROGRAM		105,661,000		423,957,000		244,286,000		773,904,000
TOURISM INDUSTRY TRAINING PROGRAM		11,685,000		108,396,000				120,081,000
STANDARDS DEVELOPMENT AND ENFORCEMENT PROGRAM		48,335,000		34,826,000				83,161,000
MARKET AND PRODUCT DEVELOPMENT PROGRAM		17,447,000		404,454,000				421,901,000

Total, Regular Programs		579,415,000		1,601,740,000		252,339,000		2,433,494,000

B. PROJECTS
Locally-Funded Project(s)				301,500,000		250,000,000		551,500,000

Total, Project(s)				301,500,000		250,000,000		551,500,000

TOTAL NEW APPROPRIATIONS	₱	579,415,000	₱	1,903,240,000	₱	502,339,000	₱	2,984,994,000

Special Provision(s)

1. Tourism Development Fund. In addition to the amounts appropriated herein, Four Million Five Hundred Seventy Eight Thousand Pesos (₱4,578,000) shall be used for the development, promotion, and marketing of tourism in the country sourced from accreditation, identification card, sticker and code fees, constituted into the Tourism Development Fund in accordance with Section 16 of R.A. No. 9593.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Trust Receipts from Income in Merchandising Operations. The amount of Two Hundred Forty Three Million Seven Hundred Eighty Five Thousand Pesos (₱243,785,000) sourced from the net profits of the merchandising operations of the Duty Free Philippines shall be used for tourism related projects and activities in accordance with E.O. No. 46, s. 1986. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

Disbursements or expenditures by the Department of Tourism (DOT) in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

3. Income and Unexpended Funds for Expositions and Similar Events. All income and any unexpended funds in connection with government participation in expositions and other similar events shall be deposited with the National Treasury as income of the General Fund in accordance with Section 44, Chapter 5, Book VI of E.O. No. 292.

4. Traditional Art and Craft. The DOT shall include weaving, artisan crafts, and other Schools of Living Traditions in all its promotion, market and tourism development. The DOT shall coordinate with the National Museum of the Philippines and the National Commission for Culture and the Arts for the implementation of this provision.

DECEMBER 25, 2023	OFFICIAL GAZETTE	293
DEPARTMENT OF TOURISM

5. Green Hotels. The DOT shall promote, as much as possible, ecotourism along with the greening of hotels and accommodation facilities, including activities on offsetting the carbon footprint of tourists, water and energy conservation, and ecological solid waste management.

6. Reporting and Posting Requirements. The DOT shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DOT’s website.

The DOT shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	199,025,000	₱	304,683,000	₱	6,053,000	₱	509,761,000

National Capital Region (NCR)		142,788,000		228,723,000				371,511,000

Central Office		138,512,000		226,331,000				364,843,000
Regional Office - NCR		4,276,000		2,392,000				6,668,000
Region I - Ilocos		4,485,000		4,910,000				9,395,000

Regional Office - I		4,485,000		4,910,000				9,395,000
Cordillera Administrative Region (CAR)		3,645,000		3,222,000				6,867,000

Regional Office - CAR		3,645,000		3,222,000				6,867,000
Region II - Cagayan Valley		5,345,000		1,886,000				7,231,000

Regional Office - II		5,345,000		1,886,000				7,231,000
Region III - Central Luzon		4,146,000		6,110,000				10,256,000

Regional Office - III		4,146,000		6,110,000				10,256,000
Region IVA - CALABARZON		2,360,000		4,705,000				7,065,000

Regional Office - IVA		2,360,000		4,705,000				7,065,000
Region IVB - MIMAROPA		4,243,000		4,381,000				8,624,000

Regional Office - IVB		4,243,000		4,381,000				8,624,000

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Region V - Bicol	3,614,000	2,389,000		6,003,000

Regional Office - V	3,614,000	2,389,000		6,003,000
Region VI - Western Visayas	3,665,000	3,141,000		6,806,000

Regional Office - VI	3,665,000	3,141,000		6,806,000
Region VII - Central Visayas	973,000	6,636,000		7,609,000

Regional Office - VII	973,000	6,636,000		7,609,000
Region VIII - Eastern Visayas	4,684,000	17,780,000	6,053,000	28,517,000

Regional Office - VIII	4,684,000	17,780,000	6,053,000	28,517,000
Region IX - Zamboanga Peninsula	4,147,000	4,758,000		8,905,000

Regional Office - IX	4,147,000	4,758,000		8,905,000
Region X - Northern Mindanao	3,137,000	5,919,000		9,056,000

Regional Office - X	3,137,000	5,919,000		9,056,000
Region XI - Davao	3,668,000	4,233,000		7,901,000

Regional Office - XI	3,668,000	4,233,000		7,901,000
Region XII - SOCCSKSARGEN	3,884,000	3,488,000		7,372,000

Regional Office - XII	3,884,000	3,488,000		7,372,000
Region XIII - Caraga	4,241,000	2,402,000		6,643,000

Regional Office - XIII	4,241,000	2,402,000		6,643,000
Human Resource and Development		1,648,000		1,648,000

National Capital Region (NCR)		1,648,000		1,648,000

Central Office		1,648,000		1,648,000
Administration of Personnel Benefits	2,981,000			2,981,000

National Capital Region (NCR)	2,817,000			2,817,000

Central Office	2,817,000			2,817,000
Region IVB - MIMAROPA	164,000			164,000

Regional Office - IVB	164,000			164,000
Maintenance of Foreign Offices	163,915,000	161,243,000		325,158,000

National Capital Region (NCR)	163,915,000	161,243,000		325,158,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	295
DEPARTMENT OF TOURISM

Central Office	163,915,000	161,243,000		325,158,000

Sub-total, General Administration and Support	365,921,000	467,574,000	6,053,000	839,548,000

Support to Operations
Media and Communication Service	11,148,000	102,775,000		113,923,000

National Capital Region (NCR)	11,148,000	102,775,000		113,923,000

Central Office	11,148,000	102,775,000		113,923,000
Legal Services	8,552,000	2,545,000		11,097,000

National Capital Region (NCR)	8,552,000	2,545,000		11,097,000

Central Office	8,552,000	2,545,000		11,097,000
Legislation, Policy Coordination and Special Concerns	10,666,000	57,213,000	2,000,000	69,879,000

National Capital Region (NCR)	10,666,000	57,213,000	2,000,000	69,879,000

Central Office	10,666,000	57,213,000	2,000,000	69,879,000

Sub-total, Support to Operations	30,366,000	162,533,000	2,000,000	194,899,000

Operations
TOURISM POLICY FORMULATION AND PLANNING PROGRAM	105,661,000	423,957,000	244,286,000	773,904,000

Tourism Planning	105,661,000	423,957,000	244,286,000	773,904,000

National Capital Region (NCR)	26,910,000	407,296,000	244,286,000	678,492,000

Central Office	20,863,000	406,827,000	244,286,000	671,976,000
Regional Office - NCR	6,047,000	469,000		6,516,000
Region I - Ilocos	2,791,000	940,000		3,731,000

Regional Office - I	2,791,000	940,000		3,731,000
Cordillera Administrative Region (CAR)	4,684,000	1,467,000		6,151,000

Regional Office - CAR	4,684,000	1,467,000		6,151,000
Region II - Cagayan Valley	5,166,000	211,000		5,377,000

Regional Office - II	5,166,000	211,000		5,377,000
Region III - Central Luzon	4,975,000	446,000		5,421,000

Regional Office - III	4,975,000	446,000		5,421,000
Region IVA - CALABARZON	7,845,000	503,000		8,348,000

Regional Office - IVA	7,845,000	503,000		8,348,000

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Region IVB - MIMAROPA	10,887,000	1,023,000	11,910,000

Regional Office - IVB	10,887,000	1,023,000	11,910,000
Region V - Bicol	6,048,000	783,000	6,831,000

Regional Office - V	6,048,000	783,000	6,831,000
Region VI - Western Visayas	3,793,000	6,983,000	10,776,000

Regional Office - VI	3,793,000	6,983,000	10,776,000
Region VII - Central Visayas	4,426,000	1,106,000	5,532,000

Regional Office - VII	4,426,000	1,106,000	5,532,000
Region VIII - Eastern Visayas	4,197,000	613,000	4,810,000

Regional Office - VIII	4,197,000	613,000	4,810,000
Region IX - Zamboanga Peninsula	4,935,000	747,000	5,682,000

Regional Office - IX	4,935,000	747,000	5,682,000
Region X - Northern Mindanao	3,244,000	238,000	3,482,000

Regional Office - X	3,244,000	238,000	3,482,000
Region XI - Davao	2,786,000	764,000	3,550,000

Regional Office - XI	2,786,000	764,000	3,550,000
Region XII - SOCCSKSARGEN	5,896,000	16,000	5,912,000

Regional Office - XII	5,896,000	16,000	5,912,000
Region XIII - Caraga	7,078,000	821,000	7,899,000

Regional Office - XIII	7,078,000	821,000	7,899,000
TOURISM INDUSTRY TRAINING PROGRAM	11,685,000	108,396,000	120,081,000

Tourism Industry Training	11,685,000	108,396,000	120,081,000

National Capital Region (NCR)	11,685,000	92,146,000	103,831,000

Central Office	11,685,000	91,310,000	102,995,000
Regional Office - NCR		836,000	836,000
Region I - Ilocos		1,636,000	1,636,000

Regional Office - I		1,636,000	1,636,000
Cordillera Administrative Region (CAR)		1,896,000	1,896,000

Regional Office - CAR		1,896,000	1,896,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	297
DEPARTMENT OF TOURISM

Region II - Cagayan Valley		515,000	515,000

Regional Office - II		515,000	515,000
Region III - Central Luzon		1,693,000	1,693,000

Regional Office - III		1,693,000	1,693,000
Region IVA - CALABARZON		725,000	725,000

Regional Office - IVA		725,000	725,000
Region IVB - MIMAROPA		554,000	554,000

Regional Office - IVB		554,000	554,000
Region V - Bicol		655,000	655,000

Regional Office - V		655,000	655,000
Region VI - Western Visayas		600,000	600,000

Regional Office - VI		600,000	600,000
Region VII - Central Visayas		1,598,000	1,598,000

Regional Office - VII		1,598,000	1,598,000
Region VIII - Eastern Visayas		683,000	683,000

Regional Office - VIII		683,000	683,000
Region IX - Zamboanga Peninsula		1,138,000	1,138,000

Regional Office - IX		1,138,000	1,138,000
Region X - Northern Mindanao		888,000	888,000

Regional Office - X		888,000	888,000
Region XI - Davao		1,923,000	1,923,000

Regional Office - XI		1,923,000	1,923,000
Region XII - SOCCSKSARGEN		732,000	732,000

Regional Office - XII		732,000	732,000
Region XIII - Caraga		1,014,000	1,014,000

Regional Office - XIII		1,014,000	1,014,000
STANDARDS DEVELOPMENT AND ENFORCEMENT PROGRAM	48,335,000	34,826,000	83,161,000

Tourism Standards Development, Regulation and Accreditation, Monitoring and Enforcement	45,586,000	34,512,000	80,098,000

298	OFFICIAL GAZETTE	VOL. 119, NO. 52
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National Capital Region (NCR)	20,659,000	18,607,000	39,266,000

Central Office	14,064,000	17,805,000	31,869,000
Regional Office - NCR	6,595,000	802,000	7,397,000
Region I - Ilocos	5,490,000	1,125,000	6,615,000

Regional Office - I	5,490,000	1,125,000	6,615,000
Cordillera Administrative Region (CAR)		935,000	935,000

Regional Office - CAR		935,000	935,000
Region II - Cagayan Valley		988,000	988,000

Regional Office - II		988,000	988,000
Region III - Central Luzon	4,950,000	1,033,000	5,983,000

Regional Office - III	4,950,000	1,033,000	5,983,000
Region IVA - CALABARZON		1,126,000	1,126,000

Regional Office - IVA		1,126,000	1,126,000
Region IVB - MIMAROPA	438,000	1,720,000	2,158,000

Regional Office - IVB	438,000	1,720,000	2,158,000
Region V - Bicol		1,286,000	1,286,000

Regional Office - V		1,286,000	1,286,000
Region VI - Western Visayas	4,364,000	1,361,000	5,725,000

Regional Office - VI	4,364,000	1,361,000	5,725,000
Region VII - Central Visayas	5,452,000	1,795,000	7,247,000

Regional Office - VII	5,452,000	1,795,000	7,247,000
Region VIII - Eastern Visayas		528,000	528,000

Regional Office - VIII		528,000	528,000
Region IX - Zamboanga Peninsula		517,000	517,000

Regional Office - IX		517,000	517,000
Region X - Northern Mindanao		403,000	403,000

Regional Office - X		403,000	403,000
Region XI - Davao	4,233,000	1,237,000	5,470,000

Regional Office - XI	4,233,000	1,237,000	5,470,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	299
DEPARTMENT OF TOURISM

Region XII - SOCCSKSARGEN		677,000	677,000

Regional Office - XII		677,000	677,000
Region XIII - Caraga		1,174,000	1,174,000

Regional Office - XIII		1,174,000	1,174,000
Projects and Investments Evaluation	2,749,000	314,000	3,063,000

National Capital Region (NCR)	2,749,000	314,000	3,063,000

Central Office	2,749,000	314,000	3,063,000
MARKET AND PRODUCT DEVELOPMENT PROGRAM	17,447,000	404,454,000	421,901,000

Market and Product Development	17,447,000	404,454,000	421,901,000

National Capital Region (NCR)	17,447,000	181,553,000	199,000,000

Central Office	17,447,000	167,547,000	184,994,000
Regional Office - NCR		14,006,000	14,006,000
Region I - Ilocos		14,946,000	14,946,000

Regional Office - I		14,946,000	14,946,000
Cordillera Administrative Region (CAR)		16,262,000	16,262,000

Regional Office - CAR		16,262,000	16,262,000
Region II - Cagayan Valley		8,479,000	8,479,000

Regional Office - II		8,479,000	8,479,000
Region III - Central Luzon		10,147,000	10,147,000

Regional Office - III		10,147,000	10,147,000
Region IVA - CALABARZON		13,848,000	13,848,000

Regional Office - IVA		13,848,000	13,848,000
Region IVB - MIMAROPA		14,894,000	14,894,000

Regional Office - IVB		14,894,000	14,894,000
Region V - Bicol		12,482,000	12,482,000

Regional Office - V		12,482,000	12,482,000
Region VI - Western Visayas		25,232,000	25,232,000

Regional Office - VI		25,232,000	25,232,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas		16,043,000		16,043,000

Regional Office - VII		16,043,000		16,043,000
Region VIII - Eastern Visayas		14,596,000		14,596,000

Regional Office - VIII		14,596,000		14,596,000
Region IX - Zamboanga Peninsula		15,046,000		15,046,000

Regional Office - IX		15,046,000		15,046,000
Region X - Northern Mindanao		18,030,000		18,030,000

Regional Office - X		18,030,000		18,030,000
Region XI - Davao		15,246,000		15,246,000

Regional Office - XI		15,246,000		15,246,000
Region XII - SOCCSKSARGEN		14,470,000		14,470,000

Regional Office - XII		14,470,000		14,470,000
Region XIII - Caraga		13,180,000		13,180,000

Regional Office - XIII		13,180,000		13,180,000

Sub-total, Operations	183,128,000	971,633,000	244,286,000	1,399,047,000

Total, Regular Programs	579,415,000	1,601,740,000	252,339,000	2,433,494,000

PROJECTS
Locally-Funded Project(s)
Branding Campaign Program		200,000,000		200,000,000

National Capital Region (NCR)		200,000,000		200,000,000

Central Office		200,000,000		200,000,000

Construction of Tacloban Boardwalk - Sagkahan, Tacloban City			200,000,000	200,000,000

Region VIII - Eastern Visayas			200,000,000	200,000,000

Regional Office - VIII			200,000,000	200,000,000

Development and Enhancement of Rizal Park, Tacloban City			50,000,000	50,000,000

Region VIII - Eastern Visayas			50,000,000	50,000,000

Regional Office - VIII			50,000,000	50,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	301
DEPARTMENT OF TOURISM

Hot Air Balloon Festival				100,000,000				100,000,000

Region V - Bicol				100,000,000				100,000,000

Regional Office - V				100,000,000				100,000,000

Manila Food and Wine Festival (Tagaytay Edition)				1,500,000				1,500,000

National Capital Region (NCR)				1,500,000				1,500,000

Central Office				1,500,000				1,500,000

Sub-total, Locally-Funded Project(s)				301,500,000		250,000,000		551,500,000

Total, Project(s)				301,500,000		250,000,000		551,500,000

TOTAL NEW APPROPRIATIONS	₱	579,415,000	₱	1,903,240,000	₱	502,339,000	₱	2,984,994,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	326,284

Total Permanent Positions	326,284

Other Compensation Common to All
Personnel Economic Relief Allowance	12,648
Representation Allowance	6,864
Transportation Allowance	6,144
Clothing and Uniform Allowance	3,162
Mid-Year Bonus - Civilian	27,192
Year End Bonus	27,192
Cash Gift	2,635
Productivity Enhancement Incentive	2,635
Step Increment	816

Total Other Compensation Common to All	89,288

Other Compensation for Specific Groups
Overseas Allowance	147,596

Total Other Compensation for Specific Groups	147,596

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GENERAL APPROPRIATIONS ACT, FY 2024

Other Benefits
PAG-IBIG Contributions	631
PhilHealth Contributions	6,599
Employees Compensation Insurance Premiums	631
Loyalty Award - Civilian	465
Terminal Leave	2,981

Total Other Benefits	11,307

Non-Permanent Positions	4,940

Total Personnel Services	579,415

Maintenance and Other Operating Expenses
Travelling Expenses	161,380
Training and Scholarship Expenses	118,879
Supplies and Materials Expenses	71,761
Utility Expenses	21,954
Communication Expenses	49,393
Awards/Rewards and Prizes	3,430
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	6,187
Professional Services	383,397
General Services	40,031
Repairs and Maintenance	12,715
Financial Assistance/Subsidy	160,306
Taxes, Insurance Premiums and Other Fees	9,446
Other Maintenance and Operating Expenses
Advertising Expenses	327,922
Printing and Publication Expenses	17,988
Representation Expenses	106,762
Transportation and Delivery Expenses	4,365
Rent/Lease Expenses	205,092
Membership Dues and Contributions to Organizations	1,237
Subscription Expenses	80,451
Donations	2,207
Other Maintenance and Operating Expenses	118,337

Total Maintenance and Other Operating Expenses	1,903,240

Total Current Operating Expenditures	2,482,655

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	250,000
Machinery and Equipment Outlay	248,578
Furniture, Fixtures and Books Outlay	1,761
Transportation Equipment Outlay	2,000

Total Capital Outlays	502,339

TOTAL NEW APPROPRIATIONS	2,984,994

DECEMBER 25, 2023	OFFICIAL GAZETTE	303
DEPARTMENT OF TOURISM

B. INTRAMUROS ADMINISTRATION

For general administration and support, support to operations and operations, as indicated hereunder	₱	123,034,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	14,248,000	₱	11,864,000	₱		₱	26,112,000
Support to Operations		3,702,000		1,760,000				5,462,000
Operations		14,173,000		34,287,000		18,000,000		66,460,000

INTRAMUROS PROPERTY CONSERVATION AND DEVELOPMENT PROGRAM		4,305,000		17,054,000		18,000,000		39,359,000
INTRAMUROS COMMERCIAL PROPERTY LEASING PROGRAM		3,066,000		184,000				3,250,000
INTRAMUROS TOURISM PROMOTIONS PROGRAM		3,214,000		1,233,000				4,447,000
INTRAMUROS REGULATORY PROGRAM		3,588,000		15,816,000				19,404,000

Total, Regular Programs		32,123,000		47,911,000		18,000,000		98,034,000

B. PROJECTS
Locally-Funded Project(s)						25,000,000		25,000,000

Total, Project(s)						25,000,000		25,000,000

TOTAL NEW APPROPRIATIONS	₱	32,123,000	₱	47,911,000	₱	43,000,000	₱	123,034,000

Special Provision(s)

1. Revolving Fund for the Operations of Intramuros Administration. The revolving fund constituted from the revenues generated from operations and commercial transactions of the Intramuros Administration (IA) shall be used for expenses incurred in such commercial operations, including minor repairs of buildings and other structures and facilities used directly in its commercial operations, subject to the provisions of P.D. No. 1616, and N.B.C. No. 377 dated August 27, 1984.

Disbursements or expenditures by the IA in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The IA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) IA’s website.

The IA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	13,705,000	₱	11,864,000	₱		₱	25,569,000
Administration of Personnel Benefits		543,000						543,000

Sub-total, General Administration and Support		14,248,000		11,864,000				26,112,000

Support to Operations
Planning		3,702,000		1,760,000				5,462,000

Sub-total, Support to Operations		3,702,000		1,760,000				5,462,000

Operations
INTRAMUROS PROPERTY CONSERVATION AND DEVELOPMENT PROGRAM		4,305,000		17,054,000		18,000,000		39,359,000

Cultural properties conservation		4,305,000		17,054,000		18,000,000		39,359,000
INTRAMUROS COMMERCIAL PROPERTY LEASING PROGRAM		3,066,000		184,000				3,250,000

Business Management		3,066,000		184,000				3,250,000
INTRAMUROS TOURISM PROMOTIONS PROGRAM		3,214,000		1,233,000				4,447,000

Tourism marketing and promotions		3,214,000		1,233,000				4,447,000
INTRAMUROS REGULATORY PROGRAM		3,588,000		15,816,000				19,404,000

Urban Planning and Community Development		3,588,000		15,816,000				19,404,000

Sub-total, Operations		14,173,000		34,287,000		18,000,000		66,460,000

Total, Regular Programs		32,123,000		47,911,000		18,000,000		98,034,000

PROJECTS
Locally-Funded Project(s)
Fabrication and Installation of Intramuros Gates						1,400,000		1,400,000
Rehabilitation of the Intramuros Administration Office						6,600,000		6,600,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	305
DEPARTMENT OF TOURISM

Refurbishing of Air Handling Units						17,000,000		17,000,000

Sub-total, Locally-Funded Project(s)						25,000,000		25,000,000

Total, Project(s)						25,000,000		25,000,000

TOTAL NEW APPROPRIATIONS	₱	32,123,000	₱	47,911,000	₱	43,000,000	₱	123,034,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	24,299

Total Permanent Positions	24,299

Other Compensation Common to All
Personnel Economic Relief Allowance	1,080
Representation Allowance	372
Transportation Allowance	372
Clothing and Uniform Allowance	270
Mid-Year Bonus - Civilian	2,026
Year End Bonus	2,026
Cash Gift	225
Productivity Enhancement Incentive	225
Step Increment	60

Total Other Compensation Common to All	6,656

Other Benefits
PAG-IBIG Contributions	54
PhilHealth Contributions	517
Employees Compensation Insurance Premiums	54
Terminal Leave	543

Total Other Benefits	1,168

Total Personnel Services	32,123

Maintenance and Other Operating Expenses
Travelling Expenses	730
Training and Scholarship Expenses	811
Supplies and Materials Expenses	2,542
Utility Expenses	3,594
Communication Expenses	1,061
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	198
Professional Services	6,440

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GENERAL APPROPRIATIONS ACT, FY 2024

General Services	27,500
Repairs and Maintenance	3,669
Taxes, Insurance Premiums and Other Fees	275
Other Maintenance and Operating Expenses
Advertising Expenses	510
Printing and Publication Expenses	74
Representation Expenses	250
Rent/Lease Expenses	157
Subscription Expenses	100

Total Maintenance and Other Operating Expenses	47,911

Total Current Operating Expenditures	80,034

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	8,000
Machinery and Equipment Outlay	35,000

Total Capital Outlays	43,000

TOTAL NEW APPROPRIATIONS	123,034

C. NATIONAL PARKS DEVELOPMENT COMMITTEE

For general administration and support and operations, as indicated hereunder	₱	317,514,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	28,470,000	₱	23,040,000	₱	14,800,000	₱	66,310,000
Operations		31,745,000		133,516,000		85,943,000		251,204,000

PARKS MANAGEMENT PROGRAM		24,949,000		118,330,000		85,943,000		229,222,000
CULTURAL AND EVENTS PROGRAM		6,796,000		15,186,000				21,982,000

TOTAL NEW APPROPRIATIONS	₱	60,215,000	₱	156,556,000	₱	100,743,000	₱	317,514,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Parks Development Committee (NPDC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NPDC’s website.

The NPDC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	307
DEPARTMENT OF TOURISM

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	27,440,000	₱	23,040,000	₱	14,800,000	₱	65,280,000
Administration of Personnel Benefits		1,030,000						1,030,000

Sub-total, General Administration and Support		28,470,000		23,040,000		14,800,000		66,310,000

Operations
PARKS MANAGEMENT PROGRAM		24,949,000		118,330,000		85,943,000		229,222,000

Development, beautification, preservation and maintenance of the Rizal Park and satellite parks		24,949,000		86,753,000		85,943,000		197,645,000
Provision of park security services				31,577,000				31,577,000
CULTURAL AND EVENTS PROGRAM		6,796,000		15,186,000				21,982,000

Promotion of arts and cultural activities in the parks		6,796,000		15,186,000				21,982,000

Sub-total, Operations		31,745,000		133,516,000		85,943,000		251,204,000

TOTAL NEW APPROPRIATIONS	₱	60,215,000	₱	156,556,000	₱	100,743,000	₱	317,514,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	43,685

Total Permanent Positions	43,685

Other Compensation Common to All
Personnel Economic Relief Allowance	3,240
Representation Allowance	450

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Transportation Allowance	450
Clothing and Uniform Allowance	810
Mid-Year Bonus - Civilian	3,641
Year End Bonus	3,641
Cash Gift	675
Productivity Enhancement Incentive	675
Step Increment	109

Total Other Compensation Common to All	13,691

Other Benefits
PAG-IBIG Contributions	162
PhilHealth Contributions	950
Employees Compensation Insurance Premiums	162
Loyalty Award - Civilian	535
Terminal Leave	1,030

Total Other Benefits	2,839

Total Personnel Services	60,215

Maintenance and Other Operating Expenses
Travelling Expenses	495
Training and Scholarship Expenses	2,034
Supplies and Materials Expenses	10,291
Utility Expenses	28,460
Communication Expenses	2,825
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	300
Professional Services	31,294
General Services	57,072
Repairs and Maintenance	19,534
Taxes, Insurance Premiums and Other Fees	1,131
Other Maintenance and Operating Expenses
Advertising Expenses	60
Representation Expenses	520
Rent/Lease Expenses	414
Subscription Expenses	1,146
Other Maintenance and Operating Expenses	980

Total Maintenance and Other Operating Expenses	156,556

Total Current Operating Expenditures	216,771

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvements Outlay	20,000
Buildings and Other Structures	65,943
Transportation Equipment Outlay	14,800

Total Capital Outlays	100,743

TOTAL NEW APPROPRIATIONS	317,514

DECEMBER 25, 2023	OFFICIAL GAZETTE	309
DEPARTMENT OF TOURISM

D. PHILIPPINE COMMISSION ON SPORTS SCUBA DIVING

For general administration and support, as indicated hereunder	₱	14,173,000

New Appropriations, by Program

	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	4,471,000	₱	9,702,000		₱	14,173,000

TOTAL NEW APPROPRIATIONS	₱	4,471,000	₱	9,702,000		₱	14,173,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Commission on Sports Scuba Diving (PCSSD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PCSSD’s website.

The PCSSD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support

General Management and Supervision	₱	4,471,000	₱	9,702,000		₱	14,173,000

Sub-total, General Administration and Support		4,471,000		9,702,000			14,173,000

TOTAL NEW APPROPRIATIONS	₱	4,471,000	₱	9,702,000		₱	14,173,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	3,352

Total Permanent Positions	3,352

310	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation Common to All
Personnel Economic Relief Allowance	48
Representation Allowance	210
Transportation Allowance	210
Clothing and Uniform Allowance	12
Mid-Year Bonus - Civilian	279
Year End Bonus	279
Cash Gift	10
Productivity Enhancement Incentive	10
Step Increment	8

Total Other Compensation Common to All	1,066

Other Benefits
PAG-IBIG Contributions	2
PhilHealth Contributions	49
Employees Compensation Insurance Premiums	2

Total Other Benefits	53

Total Personnel Services	4,471

Maintenance and Other Operating Expenses
Travelling Expenses	1,765
Training and Scholarship Expenses	170
Supplies and Materials Expenses	3,599
Utility Expenses	434
Communication Expenses	238
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	46
Professional Services	920
Other Maintenance and Operating Expenses
Representation Expenses	2,530

Total Maintenance and Other Operating Expenses	9,702

Total Current Operating Expenditures	14,173

TOTAL NEW APPROPRIATIONS	14,173

DECEMBER 25, 2023	OFFICIAL GAZETTE	311
DEPARTMENT OF TOURISM

GENERAL SUMMARY

DEPARTMENT OF TOURISM

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	579,415,000	₱	1,903,240,000	₱	502,339,000	₱	2,984,994,000
B. INTRAMUROS ADMINISTRATION		32,123,000		47,911,000		43,000,000		123,034,000
C. NATIONAL PARKS DEVELOPMENT COMMITTEE		60,215,000		156,556,000		100,743,000		317,514,000
D. PHILIPPINE COMMISSION ON SPORTS SCUBA DIVING		4,471,000		9,702,000				14,173,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TOURISM	₱	676,224,000	₱	2,117,409,000	₱	646,082,000	₱	3,439,715,000

312	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXV. DEPARTMENT OF TRADE AND INDUSTRY

A. OFFICE OF THE SECRETARY

For general administration and support, and operations, including locally-funded project(s), as indicated herunder	₱	6,219,450,000

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	493,744,000	₱	748,850,000	₱	211,942,000	₱	1,454,536,000

Operations		1,512,251,000		1,455,654,000		139,440,000		3,107,345,000
EXPORTS AND INVESTMENTS DEVELOPMENT PROGRAM		414,283,000		542,384,000				956,667,000
INDUSTRY DEVELOPMENT PROGRAM		270,274,000		443,059,000		126,440,000		839,773,000
MSME DEVELOPMENT PROGRAM		439,526,000		309,565,000				749,091,000
CONSUMER PROTECTION PROGRAM		369,468,000		102,655,000		13,000,000		485,123,000
CONSUMER EDUCATION AND ADVOCACY PROGRAM		18,700,000		57,991,000				76,691,000

Total, Regular Programs		2,005,995,000		2,204,504,000		351,382,000		4,561,881,000

B. PROJECT(S)
Locally-Funded Project(s)				1,147,569,000		510,000,000		1,657,569,000

Total, Project(s)				1,147,569,000		510,000,000		1,657,569,000

TOTAL NEW APPROPRIATIONS	₱	2,005,995,000	₱	3,352,073,000	₱	861,382,000	₱	6,219,450,000

Special Provision(s)

1. Micro, Small and Medium Enterprise Development Council Fund. In addition to the amounts appropriated herein, Twenty One Million Three Hundred Twenty One Thousand Pesos (₱21,321,000) shall be used for the development of the Micro, Small and Medium Enterprises (MSMEs) sector sourced from ninety percent (90%) of the total penalties collected by the BSP from lending institutions, constituted into the MSME Development Council Fund in accordance with Section 20 of R.A. No. 9501.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Remedies Fund. In addition to the amounts appropriated herein, Two Million One Hundred Thousand Pesos (₱2,100,000) shall be usd for the implementation of remedies or safeguard measures for the protection of the domestic industries and producers from increased imports which cause or threaten to cause serious injury to the local industry, sourced from fifty percent (50%) of the revenues collected from fees, charges, and safeguard duties, constituted into the Remedies Fund in accordance with Section 34 of R.A. No. 8800.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

3. Fees and Other Receipts of the Intellectual Property Office of the Philippines. The income of the Intellectual Property Office of the Philippines (IPOPHIL) shall be used for its operational requirements, including acquisition of office space and equipment, upgrading of facilities, and human resource development sourced from fees, fines, royalties, and other charges in accordance with Section 14.1 of R.A. No. 8293, as amended.

DECEMBER 25, 2023	OFFICIAL GAZETTE	313
DEPARTMENT OF TRADE AND INDUSTRY

Disbursements or expenditures by the IPOPHIL in violation of the above requirement shall render any disbursement from said income void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

4. Comprehensive Agrarian Reform Program. The amount of One Hundred Twenty Million Three Hundred Eighty Seven Thousand Pesos (120,387,000) appropriated herein shall be used in support of the Program Beneficiaries Development component of the Comprehensive Agrarian Reform Program.

5. Implementation of Shared Service Facilities. The amount of Six Hundred Nine Million Three Hundred Thirty Four Thousand Pesos (₱609,334,000) appropriated herein for the implementation of the Shared Service Facilities (SSF) shall be used for projects that aim to improve the quality and productivity of MSMEs. Its implementation shall be primarily based on priority industry clusters identified by the DTI in consultation with key stakeholders.

Upon the procurement of the equipment for the SSF, the DTI shall turn over the management thereof to the Cooperators, which shall commit to shoulder maintenance and repair costs upon acceptance thereof. After the period of two years, the DTI may either: (i) transfer ownership of the SSF to the Cooperators that demonstrated successful management of the facilities; (ii) extend the usufruct period for another two years if the Cooperator needs additional period to establish the successful operation of the SSF; or (iii) transfer the management of the SSF equipment to another Cooperator for failure to secure, operate, properly maintain, or repair the SSF equipment upon acceptance.

6. Negosyo Centers. The amount of Four Hundred Sixty Million Two Hundred Six Thousand Pesos (₱460,206,000) appropriated herein shall be used for the establishment and management of Negosyo Centers in accordance with Section 3 of R.A. No. 10644. All existing similar activities undertaken by the DTI shall now be implemented by the Negosyo Centers.

7. Reporting and Posting Requirements. The DTI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	DTI’s website.

The DTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

8. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	467,434,000	₱	748,850,000	₱	211,942,000	₱	1,428,226,000

National Capital Region (NCR)		222,229,000		593,832,000		211,942,000		1,028,003,000

Central Office		222,229,000		593,832,000		211,942,000		1,028,003,000
Region I - Ilocos		14,392,000		11,817,000				26,209,000

Regional Office - I		14,392,000		11,817,000				26,209,000
Cordillera Administrative Region (CAR)		21,129,000		9,564,000				30,693,000

Regional Office - CAR		21,129,000		9,564,000				30,693,000
Region II - Cagayan Valley		16,675,000		7,637,000				24,312,000

Regional Office - II		16,675,000		7,637,000				24,312,000

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Region III - Central Luzon	14,453,000	8,777,000	23,230,000

Regional Office - III	14,453,000	8,777,000	23,230,000
Region IVA - CALABARZON	24,139,000	14,778,000	38,917,000

Regional Office - IVA	24,139,000	14,778,000	38,917,000
Region IVB - MIMAROPA	15,398,000	5,459,000	20,857,000

Regional Office - IVB	15,398,000	5,459,000	20,857,000
Region V - Bicol	13,713,000	9,346,000	23,059,000

Regional Office - V	13,713,000	9,346,000	23,059,000
Region VI - Western Visayas	26,539,000	12,462,000	39,001,000

Regional Office - VI	26,539,000	12,462,000	39,001,000
Region VII - Central Visayas	15,338,000	15,409,000	30,747,000

Regional Office - VII	15,338,000	15,409,000	30,747,000
Region VIII - Eastern Visayas	13,355,000	4,332,000	17,687,000

Regional Office - VIII	13,355,000	4,332,000	17,687,000
Region IX - Zamboanga Peninsula	19,880,000	9,943,000	29,823,000

Regional Office - IX	19,880,000	9,943,000	29,823,000
Region X - Northern Mindanao	11,710,000	13,878,000	25,588,000

Regional Office - X	11,710,000	13,878,000	25,588,000
Region XI - Davao	13,060,000	10,071,000	23,131,000

Regional Office - XI	13,060,000	10,071,000	23,131,000
Region XII - SOCCSKSARGEN	4,404,000	10,823,000	15,227,000

Regional Office - XII	4,404,000	10,823,000	15,227,000
Region XIII - Caraga	21,020,000	10,722,000	31,742,000

Regional Office - XIII	21,020,000	10,722,000	31,742,000
Administration of Personnel Benefits	26,310,000		26,310,000

National Capital Region (NCR)	10,532,000		10,532,000

Central Office	10,532,000		10,532,000

Region II - Cagayan Valley	4,483,000		4,483,000

Regional Office - II	4,483,000		4,483,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	315
DEPARTMENT OF TRADE AND INDUSTRY

Region III - Central Luzon	2,710,000			2,710,000

Regional Office - III	2,710,000			2,710,000
Region IVA - CALABARZON	3,650,000			3,650,000

Regional Office - IVA	3,650,000			3,650,000
Region V - Bicol	401,000			401,000

Regional Office - V	401,000			401,000
Region VI - Western Visayas	2,029,000			2,029,000

Regional Office - VI	2,029,000			2,029,000
Region IX - Zamboanga Peninsula	1,076,000			1,076,000

Regional Office - IX	1,076,000			1,076,000
Region X - Northern Mindanao	1,429,000			1,429,000

Regional Office - X	1,429,000			1,429,000

Sub-total, General Administration and Support	493,744,000	748,850,000	211,942,000	1,454,536,000

Operations
EXPORTS AND INVESTMENTS DEVELOPMENT PROGRAM	414,283,000	542,384,000		956,667,000

Formulation of strategic plans, programs and policies on exports and investments		13,574,000		13,574,000

National Capital Region (NCR)		13,574,000		13,574,000

Central Office		13,574,000		13,574,000
Development, facilitation, and promotion of exports and investments, domestic and foreign	414,283,000	528,810,000		943,093,000

National Capital Region (NCR)	246,262,000	494,036,000		740,298,000

Central Office	246,262,000	494,036,000		740,298,000
Region I - Ilocos	6,315,000	904,000		7,219,000

Regional Office - I	6,315,000	904,000		7,219,000
Cordillera Administrative Region (CAR)	15,951,000	527,000		16,478,000

Regional Office - CAR	15,951,000	527,000		16,478,000
Region II - Cagayan Valley	16,544,000	2,423,000		18,967,000

Regional Office - II	16,544,000	2,423,000		18,967,000
Region III - Central Luzon	23,088,000	844,000		23,932,000

Regional Office - III	23,088,000	844,000		23,932,000

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Regional Office - IVA	4,027,000	2,450,000		6,477,000
Region IVB - MIMAROPA	6,201,000	1,679,000		7,880,000

Regional Office - IVB	6,201,000	1,679,000		7,880,000
Region V - Bicol	10,857,000	2,967,000		13,824,000

Regional Office - V	10,857,000	2,967,000		13,824,000
Region VI - Western Visayas	3,064,000	819,000		3,883,000

Regional Office - VI	3,064,000	819,000		3,883,000
Region VII - Central Visayas	14,801,000	2,289,000		17,090,000

Regional Office - VII	14,801,000	2,289,000		17,090,000
Region VIII - Eastern Visayas	19,331,000	3,590,000		22,921,000

Regional Office - VIII	19,331,000	3,590,000		22,921,000
Region IX - Zamboanga Peninsula	7,069,000	5,193,000		12,262,000

Regional Office - IX	7,069,000	5,193,000		12,262,000
Region X - Northern Mindanao	8,348,000	1,175,000		9,523,000

Regional Office - X	8,348,000	1,175,000		9,523,000
Region XI - Davao	11,360,000	3,489,000		14,849,000

Regional Office - XI	11,360,000	3,489,000		14,849,000
Region XII - SOCCSKSARGEN	13,867,000	3,135,000		17,002,000

Regional Office - XII	13,867,000	3,135,000		17,002,000
Region XIII - Caraga	7,198,000	3,290,000		10,488,000

Regional Office - XIII	7,198,000	3,290,000		10,488,000
INDUSTRY DEVELOPMENT PROGRAM	270,274,000	443,059,000	126,440,000	839,773,000

Formulation of strategic plans, programs, and policies to develop competitive industries	228,500,000	415,189,000	126,440,000	770,129,000

National Capital Region (NCR)	140,799,000	369,359,000	126,440,000	636,598,000

Central Office	140,799,000	369,359,000	126,440,000	636,598,000
Region I - Ilocos		2,046,000		2,046,000

Regional Office - I		2,046,000		2,046,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	317
DEPARTMENT OF TRADE AND INDUSTRY

Regional Office - CAR	717,000	5,627,000	6,344,000
Region II - Cagayan Valley		1,920,000	1,920,000

Regional Office - II		1,920,000	1,920,000
Region III - Central Luzon	7,877,000	2,286,000	10,163,000

Regional Office - III	7,877,000	2,286,000	10,163,000
Region IVA - CALABARZON	8,801,000	3,073,000	11,874,000

Regional Office - IVA	8,801,000	3,073,000	11,874,000
Region IVB - MIMAROPA	4,122,000	776,000	4,898,000

Regional Office - IVB	4,122,000	776,000	4,898,000
Region V - Bicol	7,958,000	3,835,000	11,793,000

Regional Office - V	7,958,000	3,835,000	11,793,000
Region VI - Western Visayas		3,087,000	3,087,000

Regional Office - VI		3,087,000	3,087,000
Region VII - Central Visayas	3,694,000	3,204,000	6,898,000

Regional Office - VII	3,694,000	3,204,000	6,898,000
Region VIII - Eastern Visayas	2,465,000	812,000	3,277,000

Regional Office - VIII	2,465,000	812,000	3,277,000
Region IX - Zamboanga Peninsula	10,797,000	2,671,000	13,468,000

Regional Office - IX	10,797,000	2,671,000	13,468,000
Region X - Northern Mindanao	6,890,000	3,630,000	10,520,000

Regional Office - X	6,890,000	3,630,000	10,520,000
Region XI - Davao	10,488,000	4,935,000	15,423,000

Regional Office - XI	10,488,000	4,935,000	15,423,000
Region XII - SOCCSKSARGEN	14,494,000	3,176,000	17,670,000

Regional Office - XII	14,494,000	3,176,000	17,670,000
Region XIII - Caraga	9,398,000	4,752,000	14,150,000

Regional Office - XIII	9,398,000	4,752,000	14,150,000

318	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Promotion of competitiveness through administration of awards program, voluntary certification and accreditation programs	41,774,000	27,870,000	69,644,000

National Capital Region (NCR)	41,774,000	27,870,000	69,644,000

Central Office	41,774,000	27,870,000	69,644,000
MSME DEVELOPMENT PROGRAM	439,526,000	309,565,000	749,091,000

Formulation of strategic plans, programs, and policies on MSME development	6,438,000	4,784,000	11,222,000

National Capital Region (NCR)	6,438,000	4,784,000	11,222,000

Central Office	6,438,000	4,784,000	11,222,000
Implementation of the MSME Development Plan and other initiatives to promote the growth of Micro, Small and Medium Enterprises	339,465,000	278,017,000	617,482,000

National Capital Region (NCR)	84,091,000	118,705,000	202,796,000

Central Office	84,091,000	118,705,000	202,796,000
Region I - Ilocos	31,530,000	8,834,000	40,364,000

Regional Office - I	31,530,000	8,834,000	40,364,000
Cordillera Administrative Region (CAR)	15,554,000	13,404,000	28,958,000

Regional Office - CAR	15,554,000	13,404,000	28,958,000
Region II - Cagayan Valley	15,411,000	12,191,000	27,602,000

Regional Office - II	15,411,000	12,191,000	27,602,000
Region III - Central Luzon	25,273,000	16,855,000	42,128,000

Regional Office - III	25,273,000	16,855,000	42,128,000
Region IVA - CALABARZON	15,843,000	8,967,000	24,810,000

Regional Office - IVA	15,843,000	8,967,000	24,810,000
Region IVB - MIMAROPA	16,069,000	12,372,000	28,441,000

Regional Office - IVB	16,069,000	12,372,000	28,441,000
Region V - Bicol	26,285,000	8,612,000	34,897,000

Regional Office - V	26,285,000	8,612,000	34,897,000
Region VI - Western Visayas	14,136,000	11,204,000	25,340,000

Regional Office - VI	14,136,000	11,204,000	25,340,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	319
DEPARTMENT OF TRADE AND INDUSTRY

Region VII - Central Visayas	18,228,000	10,015,000		28,243,000

Regional Office - VII	18,228,000	10,015,000		28,243,000
Region VIII - Eastern Visayas	17,179,000	10,683,000		27,862,000

Regional Office - VIII	17,179,000	10,683,000		27,862,000
Region IX - Zamboanga Peninsula	8,406,000	9,571,000		17,977,000

Regional Office - IX	8,406,000	9,571,000		17,977,000
Region X - Northern Mindanao	13,121,000	5,974,000		19,095,000

Regional Office - X	13,121,000	5,974,000		19,095,000
Region XI - Davao	18,327,000	13,886,000		32,213,000

Regional Office - XI	18,327,000	13,886,000		32,213,000
Region XII - SOCCSKSARGEN	9,351,000	8,417,000		17,768,000

Regional Office - XII	9,351,000	8,417,000		17,768,000
Region XIII - Caraga	10,661,000	8,327,000		18,988,000

Regional Office - XIII	10,661,000	8,327,000		18,988,000
For the requirements of the Program Beneficiaries Development Component of the Comprehensive Agrarian Reform Program	93,623,000	26,764,000		120,387,000

National Capital Region (NCR)	93,623,000	26,764,000		120,387,000

Central Office	93,623,000	26,764,000		120,387,000
CONSUMER PROTECTION PROGRAM	369,468,000	102,655,000	13,000,000	485,123,000

Formulation of strategic plans, programs, and policies on consumer protection		4,959,000		4,959,000

National Capital Region (NCR)		4,959,000		4,959,000

Central Office		4,959,000		4,959,000
Monitoring and enforcement of FTL including consumer complaints handling	182,548,000	85,361,000	13,000,000	280,909,000

National Capital Region (NCR)	25,025,000	64,188,000	13,000,000	102,213,000

Central Office	25,025,000	64,188,000	13,000,000	102,213,000
Region I - Ilocos	7,859,000	711,000		8,570,000

Regional Office - I	7,859,000	711,000		8,570,000

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Cordillera Administrative Region (CAR)	10,685,000	2,008,000	12,693,000

Regional Office - CAR	10,685,000	2,008,000	12,693,000
Region II - Cagayan Valley	15,442,000	842,000	16,284,000

Regional Office - II	15,442,000	842,000	16,284,000
Region III - Central Luzon	16,709,000	2,206,000	18,915,000

Regional Office - III	16,709,000	2,206,000	18,915,000
Region IVA - CALABARZON	14,916,000	1,865,000	16,781,000

Regional Office - IVA	14,916,000	1,865,000	16,781,000
Region IVB - MIMAROPA	8,404,000	506,000	8,910,000

Regional Office - IVB	8,404,000	506,000	8,910,000
Region V - Bicol	10,391,000	713,000	11,104,000

Regional Office - V	10,391,000	713,000	11,104,000
Region VI - Western Visayas	8,078,000	1,173,000	9,251,000

Regional Office - VI	8,078,000	1,173,000	9,251,000
Region VII - Central Visayas	8,749,000	1,388,000	10,137,000

Regional Office - VII	8,749,000	1,388,000	10,137,000
Region VIII - Eastern Visayas	4,678,000	4,270,000	8,948,000

Regional Office - VIII	4,678,000	4,270,000	8,948,000
Region IX - Zamboanga Peninsula	11,695,000	728,000	12,423,000

Regional Office - IX	11,695,000	728,000	12,423,000
Region X - Northern Mindanao	7,715,000	1,124,000	8,839,000

Regional Office - X	7,715,000	1,124,000	8,839,000
Region XI - Davao	14,550,000	520,000	15,070,000

Regional Office - XI	14,550,000	520,000	15,070,000
Region XII - SOCCSKSARGEN	9,324,000	1,656,000	10,980,000

Regional Office - XII	9,324,000	1,656,000	10,980,000
Region XIII - Caraga	8,328,000	1,463,000	9,791,000

Regional Office - XIII	8,328,000	1,463,000	9,791,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	321
DEPARTMENT OF TRADE AND INDUSTRY

Accreditation and issuance of business licenses, permits, registration and authorities	186,920,000	12,335,000	199,255,000

National Capital Region (NCR)	83,336,000	5,036,000	88,372,000

Central Office	83,336,000	5,036,000	88,372,000
Region I - Ilocos	4,538,000	620,000	5,158,000

Regional Office - I	4,538,000	620,000	5,158,000
Cordillera Administrative Region (CAR)	7,298,000		7,298,000

Regional Office - CAR	7,298,000		7,298,000
Region II - Cagayan Valley	10,044,000	384,000	10,428,000

Regional Office - II	10,044,000	384,000	10,428,000
Region III - Central Luzon	9,387,000	1,550,000	10,937,000

Regional Office - III	9,387,000	1,550,000	10,937,000
Region IVA - CALABARZON	9,082,000	999,000	10,081,000

Regional Office - IVA	9,082,000	999,000	10,081,000
Region IVB - MIMAROPA	5,826,000	216,000	6,042,000

Regional Office - IVB	5,826,000	216,000	6,042,000
Region V - Bicol	8,659,000	138,000	8,797,000

Regional Office - V	8,659,000	138,000	8,797,000
Region VI - Western Visayas	4,479,000	417,000	4,896,000

Regional Office - VI	4,479,000	417,000	4,896,000
Region VII - Central Visayas	7,855,000	432,000	8,287,000

Regional Office - VII	7,855,000	432,000	8,287,000
Region VIII - Eastern Visayas	5,110,000	384,000	5,494,000

Regional Office - VIII	5,110,000	384,000	5,494,000
Region IX - Zamboanga Peninsula	2,198,000	134,000	2,332,000

Regional Office - IX	2,198,000	134,000	2,332,000
Region X - Northern Mindanao	14,672,000	188,000	14,860,000

Regional Office - X	14,672,000	188,000	14,860,000
Region XI - Davao	4,640,000	384,000	5,024,000

Regional Office - XI	4,640,000	384,000	5,024,000

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Region XII - SOCCSKSARGEN	6,914,000	800,000	7,714,000

Regional Office - XII	6,914,000	800,000	7,714,000
Region XIII - Caraga	2,882,000	653,000	3,535,000

Regional Office - XIII	2,882,000	653,000	3,535,000
CONSUMER EDUCATION AND ADVOCACY PROGRAM	18,700,000	57,991,000	76,691,000

Formulation of strategic plans, programs, and policies on consumer education, awareness and advocacy	18,700,000	6,965,000	25,665,000

National Capital Region (NCR)	18,700,000	6,965,000	25,665,000

Central Office	18,700,000	6,965,000	25,665,000
Implementation of plans, projects and activities on consumer awareness, education, and advocacy		51,026,000	51,026,000

National Capital Region (NCR)		18,748,000	18,748,000

Central Office		18,748,000	18,748,000
Region I - Ilocos		838,000	838,000

Regional Office - I		838,000	838,000
Cordillera Administrative Region (CAR)		1,864,000	1,864,000

Regional Office - CAR		1,864,000	1,864,000
Region II - Cagayan Valley		1,081,000	1,081,000

Regional Office - II		1,081,000	1,081,000
Region III - Central Luzon		2,615,000	2,615,000

Regional Office - III		2,615,000	2,615,000
Region IVA - CALABARZON		2,847,000	2,847,000

Regional Office - IVA		2,847,000	2,847,000
Region IVB - MIMAROPA		2,735,000	2,735,000

Regional Office - IVB		2,735,000	2,735,000
Region V - Bicol		3,157,000	3,157,000

Regional Office - V		3,157,000	3,157,000
Region VI - Western Visayas		2,247,000	2,247,000

Regional Office - VI		2,247,000	2,247,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	323
DEPARTMENT OF TRADE AND INDUSTRY

Region VII - Central Visayas		2,479,000		2,479,000

Regional Office - VII		2,479,000		2,479,000
Region VIII - Eastern Visayas		2,083,000		2,083,000

Regional Office - VIII		2,083,000		2,083,000
Region IX - Zamboanga Peninsula		3,289,000		3,289,000

Regional Office - IX		3,289,000		3,289,000
Region X - Northern Mindanao		943,000		943,000

Regional Office - X		943,000		943,000
Region XI - Davao		3,130,000		3,130,000

Regional Office - XI		3,130,000		3,130,000
Region XII - SOCCSKSARGEN		1,949,000		1,949,000

Regional Office - XII		1,949,000		1,949,000
Region XIII - Caraga		1,021,000		1,021,000

Regional Office - XIII		1,021,000		1,021,000

Sub-total, Operations	1,512,251,000	1,455,654,000	139,440,000	3,107,345,000

Total, Regular Programs	2,005,995,000	2,204,504,000	351,382,000	4,561,881,000

PROJECT(S)
Locally-Funded Project(s)
Go Lokal		47,767,000		47,767,000

National Capital Region (NCR)		47,767,000		47,767,000

Central Office		47,767,000		47,767,000
Malikhaing Pinoy Program		200,000,000		200,000,000

National Capital Region		200,000,000		200,000,000

Central Office		200,000,000		200,000,000
Creative and Innovation Hub		100,000,000		100,000,000

National Capital Region		100,000,000		100,000,000

Central Office		100,000,000		100,000,000
Pangkabuhayan sa Pagbangon at Ginhawa Program		74,563,000		74,563,000

324	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)	50,500,000	50,500,000

Central Office	50,500,000	50,500,000
Region 8 - Eastern Visayas	24,063,000	24,063,000

Region VIII	24,063,000	24,063,000
Livelihood Seeding Program:
Negosyo Serbisyo sa Barangay	89,207,000	89,207,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Region 8 - Eastern Visayas	39,207,000	39,207,000

Region VIII	39,207,000	39,207,000
Establishment of Negosyo Centers	460,206,000	460,206,000

National Capital Region (NCR)	17,513,000	17,513,000

Central Office	17,513,000	17,513,000
Region I - Ilocos	22,134,000	22,134,000

Regional Office - I	22,134,000	22,134,000
Cordillera Administrative Region (CAR)	21,431,000	21,431,000

Regional Office - CAR	21,431,000	21,431,000
Region II - Cagayan Valley	29,251,000	29,251,000

Regional Office - II	29,251,000	29,251,000
Region III - Central Luzon	33,289,000	33,289,000

Regional Office - III	33,289,000	33,289,000
Region IVA - CALABARZON	44,995,000	44,995,000

Regional Office - IVA	44,995,000	44,995,000
Region IVB - MIMAROPA	20,172,000	20,172,000

Regional Office - IVB	20,172,000	20,172,000
Region V - Bicol	33,642,000	33,642,000

Regional Office - V	33,642,000	33,642,000
Region VI - Western Visayas	40,462,000	40,462,000

Regional Office - VI	40,462,000	40,462,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	325
DEPARTMENT OF TRADE AND INDUSTRY

Region VII - Central Visayas	26,867,000	26,867,000

Regional Office - VII	26,867,000	26,867,000
Region VIII - Eastern Visayas	45,569,000	45,569,000

Regional Office - VIII	45,569,000	45,569,000
Region IX - Zamboanga Peninsula	20,278,000	20,278,000

Regional Office - IX	20,278,000	20,278,000
Region X - Northern Mindanao	30,132,000	30,132,000

Regional Office - X	30,132,000	30,132,000
Region XI - Davao	27,051,000	27,051,000

Regional Office - XI	27,051,000	27,051,000
Region XII - SOCCSKSARGEN	23,205,000	23,205,000

Regional Office - XII	23,205,000	23,205,000
Region XIII - Caraga	24,215,000	24,215,000

Regional Office - XIII	24,215,000	24,215,000
OTOP: Next Generation	76,492,000	76,492,000

National Capital Region (NCR)	12,078,000	12,078,000

Central Office	12,078,000	12,078,000
Region I - Ilocos	3,412,000	3,412,000

Regional Office - I	3,412,000	3,412,000
Cordillera Administrative Region (CAR)	5,358,000	5,358,000

Regional Office - CAR	5,358,000	5,358,000
Region II - Cagayan Valley	4,279,000	4,279,000

Regional Office - II	4,279,000	4,279,000
Region III - Central Luzon	4,282,000	4,282,000

Regional Office - III	4,282,000	4,282,000
Region IVA - CALABARZON	5,153,000	5,153,000

Regional Office - IVA	5,153,000	5,153,000
Region IVB - MIMAROPA	4,497,000	4,497,000

Regional Office - IVB	4,497,000	4,497,000

326	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol	4,071,000		4,071,000

Regional Office - V	4,071,000		4,071,000
Region VI - Western Visayas	3,348,000		3,348,000

Regional Office - VI	3,348,000		3,348,000
Region VII - Central Visayas	3,651,000		3,651,000

Regional Office - VII	3,651,000		3,651,000
Region VIII - Eastern Visayas	3,725,000		3,725,000

Regional Office - VIII	3,725,000		3,725,000
Region IX - Zamboanga Peninsula	3,920,000		3,920,000

Regional Office - IX	3,920,000		3,920,000
Region X - Northern Mindanao	3,730,000		3,730,000

Regional Office - X	3,730,000		3,730,000
Region XI - Davao	3,868,000		3,868,000

Regional Office - XI	3,868,000		3,868,000
Region XII - SOCCSKSARGEN	4,951,000		4,951,000

Regional Office - XII	4,951,000		4,951,000
Region XIII - Caraga	6,169,000		6,169,000

Regional Office - XIII	6,169,000		6,169,000
Shared Service Facilities (SSF) Project	99,334,000	510,000,000	609,334,000

National Capital Region (NCR)	9,644,000	40,000,000	49,644,000

Central Office	9,644,000	40,000,000	49,644,000
Region I - Ilocos	5,910,000		5,910,000

Regional Office - I	5,910,000		5,910,000
Cordillera Administrative Region (CAR)	4,119,000	25,900,000	30,019,000

Regional Office - CAR	4,119,000	25,900,000	30,019,000
Region II - Cagayan Valley	7,287,000		7,287,000

Regional Office - II	7,287,000		7,287,000
Region III - Central Luzon	6,630,000	34,757,000	41,387,000

Regional Office - III	6,630,000	34,757,000	41,387,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	327
DEPARTMENT OF TRADE AND INDUSTRY

Region IVA - CALABARZON				4,529,000		4,000,000		8,529,000

Regional Office - IVA				4,529,000		4,000,000		8,529,000
Region IVB - MIMAROPA				3,351,000		20,000,000		23,351,000

Regional Office - IVB				3,351,000		20,000,000		23,351,000
Region V - Bicol				4,193,000		29,240,000		33,433,000

Regional Office - V				4,193,000		29,240,000		33,433,000
Region VI - Western Visayas				4,134,000				4,134,000

Regional Office - VI				4,134,000				4,134,000
Region VII - Central Visayas				3,103,000		53,231,000		56,334,000

Regional Office - VII				3,103,000		53,231,000		56,334,000
Region VIII - Eastern Visayas				23,950,000		16,275,000		40,225,000

Regional Office - VIII				23,950,000		16,275,000		40,225,000
Region IX - Zamboanga Peninsula				3,299,000		28,804,000		32,103,000

Regional Office - IX				3,299,000		28,804,000		32,103,000
Region X - Northern Mindanao				5,004,000		43,037,000		48,041,000

Regional Office - X				5,004,000		43,037,000		48,041,000
Region XI - Davao				5,251,000		36,016,000		41,267,000

Regional Office - XI				5,251,000		36,016,000		41,267,000
Region XII - SOCCSKSARGEN				4,112,000		13,500,000		17,612,000

Regional Office - XII				4,112,000		13,500,000		17,612,000
Region XIII - Caraga				4,818,000		165,240,000		170,058,000

Regional Office - XIII				4,818,000		165,240,000		170,058,000

Sub-total, Locally-Funded Project(s)				1,147,569,000		510,000,000		1,657,569,000

Total, Projects				1,147,569,000		510,000,000		1,657,569,000

TOTAL NEW APPROPRIATIONS	₱	2,005,995,000	₱	3,352,073,000	₱	861,382,000	₱	6,219,450,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures

328	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,292,390

Total Permanent Positions	1,292,390

Other Compensation Common to All
Personnel Economic Relief Allowance	52,896
Representation Allowance	21,870
Transportation Allowance	21,780
Clothing and Uniform Allowance	13,224
Mid-Year Bonus - Civilian	107,703
Year End Bonus	107,703
Cash Gift	11,020
Productivity Enhancement Incentive	11,020
Step Increment	3,232

Total Other Compensation Common to All	350,448

Other Compensation for Specific Groups
Magna Carta for Science and Technology Personnel	5,718
Overseas Allowance	154,935

Total Other Compensation for Specific Groups	160,653

Other Benefits
PAG-IBIG Contributions	2,645
PhilHealth Contributions	27,272
Employees Compensation Insurance Premiums	2,645
Terminal Leave	26,310

Total Other Benefits	58,872

Non-Permanent Positions	143,632

Total Personnel Services	2,005,995

Maintenance and Other Operating Expenses
Travelling Expenses	234,782
Training and Scholarship Expenses	299,034
Supplies and Materials Expenses	152,445
Utility Expenses	78,111
Communication Expenses	83,027
Awards/Rewards and Prizes	741
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	8,574
Professional Services	866,441
General Services	231,507
Repairs and Maintenance	70,412

DECEMBER 25, 2023	OFFICIAL GAZETTE	329
DEPARTMENT OF TRADE AND INDUSTRY

Financial Assistance/Subsidy	211,760
Taxes, Insurance Premiums and Other Fees	24,171
Other Maintenance and Operating Expenses
Advertising Expenses	47,515
Printing and Publication Expenses	28,307
Representation Expenses	186,949
Transportation and Delivery Expenses	13,943
Rent/Lease Expenses	597,020
Membership Dues and Contributions to Organizations	318
Subscription Expenses	80,560
Bank Transaction Fee	553
Other Maintenance and Operating Expenses	135,903

Total Maintenance and Other Operating Expenses	3,352,073

Total Current Operating Expenditures	5,358,068

Capital Outlays
Property, Plant and Equipment Outlay
Intangible Assets Outlay	25,000
Machinery and Equipment Outlay	795,132
Transportation Equipment Outlay	41,250

Total Capital Outlays	861,382

TOTAL NEW APPROPRIATIONS	6,219,450

B. BOARD OF INVESTMENTS

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	665,003,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	60,810,000	₱	122,365,000	₱	15,845,000	₱	199,020,000
Operations		105,729,000		67,969,000		200,000		173,898,000

INDUSTRY DEVELOPMENT PROGRAM		33,443,000		18,597,000				52,040,000
INVESTMENT PROMOTION PROGRAM		72,286,000		49,372,000		200,000		121,858,000

Total, Regular Programs		166,539,000		190,334,000		16,045,000		372,918,000

B. PROJECT(S)
Locally-Funded Project(s)				292,085,000				292,085,000

Total, Project(s)				292,085,000				292,085,000

TOTAL NEW APPROPRIATIONS	₱	166,539,000	₱	482,419,000	₱	16,045,000	₱	665,003,000

330	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Comprehensive Automotive Resurgence Strategy (CARS) Program. The amount of Two Hundred Eighty Seven Million Six Hundred Twenty Six Thousand Pesos (₱287,626,000) appropriated under the Fiscal Support Arrearages for Comprehensive Automotive Resurgence Strategy (CARS) Program shall be used for the payment of the issued Tax Payment Certificates to registered and eligible participants pursuant to E.O. No. 182, s. 2015.

2. Reporting and Posting Requirements. The Board of Investments (BOI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) BOI’s website.

The BOI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	60,423,000	₱	122,365,000	₱	15,845,000	₱	198,633,000
Administration of Personnel Benefits		387,000						387,000

Sub-total, General Administration and Support		60,810,000		122,365,000		15,845,000		199,020,000

Operations
INDUSTRY DEVELOPMENT PROGRAM		33,443,000		18,597,000				52,040,000

Policy Analysis and Advocacy Formulation		10,148,000		8,327,000				18,475,000
Implementation of the Comprehensive National Industrial Strategy		23,295,000		10,270,000				33,565,000
INVESTMENT PROMOTION PROGRAM		72,286,000		49,372,000		200,000		121,858,000

Promotion of Foreign Investments		12,320,000		23,774,000				36,094,000
Promotion of Local Investments		19,256,000		13,414,000				32,670,000
Registration and Supervision of Investment Projects		20,345,000		1,103,000				21,448,000
Dispensation of Incentives		11,169,000		2,426,000				13,595,000
Provision of Investment Counselling and Aftercare Services		9,196,000		8,655,000		200,000		18,051,000

Sub-total, Operations		105,729,000		67,969,000		200,000		173,898,000

Total, Regular Programs		166,539,000		190,334,000		16,045,000		372,918,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	331
DEPARTMENT OF TRADE AND INDUSTRY

PROJECT(S)
Locally-Funded Project(s)
Industry Development Program				3,019,000				3,019,000
Comprehensive Automotive Resurgence Strategy (CARS)				1,440,000				1,440,000
Fiscal Support Arrearages for Comprehensive Automotive Resurgence Strategy (CARS) Program				287,626,000				287,626,000

Sub-total, Locally-Funded Project(s)				292,085,000				292,085,000

Total, Project(s)				292,085,000				292,085,000

TOTAL NEW APPROPRIATIONS	₱	166,539,000	₱	482,419,000	₱	16,045,000	₱	665,003,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	128,783

Total Permanent Positions	128,783

Other Compensation Common to All
Personnel Economic Relief Allowance	4,848
Representation Allowance	2,070
Transportation Allowance	2,070
Clothing and Uniform Allowance	1,212
Mid-Year Bonus - Civilian	10,732
Year End Bonus	10,732
Cash Gift	1,010
Productivity Enhancement Incentive	1,010
Step Increment	323

Total Other Compensation Common to All	34,007

Other Benefits
PAG-IBIG Contributions	241
PhilHealth Contributions	2,690
Employees Compensation Insurance Premiums	241
Loyalty Award - Civilian	190
Terminal Leave	387

Total Other Benefits	3,749

Total Personnel Services	166,539

332	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	17,283
Training and Scholarship Expenses	2,458
Supplies and Materials Expenses	10,954
Utility Expenses	10,041
Communication Expenses	7,156
Awards/Rewards and Prizes	1,225
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,156
Professional Services	17,506
General Services	44,809
Repairs and Maintenance	2,617
Financial Assistance/Subsidy	287,626
Taxes, Insurance Premiums and Other Fees	1,053
Other Maintenance and Operating Expenses
Advertising Expenses	1,723
Printing and Publication Expenses	1,557
Representation Expenses	10,570
Transportation and Delivery Expenses	279
Rent/Lease Expenses	47,822
Subscription Expenses	15,584

Total Maintenance and Other Operating Expenses	482,419

Total Current Operating Expenditures	648,958

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	7,645
Transportation Equipment Outlay	8,400

Total Capital Outlays	16,045

TOTAL NEW APPROPRIATIONS	665,003

C. CONSTRUCTION INDUSTRY AUTHORITY OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	187,631,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	15,658,000	₱	90,723,000	₱	16,684,000	₱	123,065,000
Operations		50,631,000		13,935,000				64,566,000

CONSTRUCTION INDUSTRY DEVELOPMENT PROGRAM		26,562,000		12,846,000				39,408,000
CONSTRUCTION INDUSTRY REGULATORY PROGRAM		24,069,000		1,089,000				25,158,000

TOTAL NEW APPROPRIATIONS	₱	66,289,000	₱	104,658,000	₱	16,684,000	₱	187,631,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	333
DEPARTMENT OF TRADE AND INDUSTRY

Special Provision(s)

1. Fees, Fines, and Other Charges of the Philippine Contractors Accreditation Board. The amount collected by the Construction Industry of the Philippines (CIAP)—Philippine Contractors Accreditation Board (PCAB) from fees, fines, and other charges in accordance with Section 4 of R.A. No. 11711, shall be deposited and maintained in a separate account to be used for its accreditation and licensing operations.

The use of income shall be in accordance with the guidelines to be issued jointly by DBM and PCAB.

Disbursements or expenditures by the PCAB in violation of the above requirement shall render any disbursement from said income void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The PCAB shall prepare and submit to the DBM not later than November 15 of the preceding year, the annual operating budget for the current fiscal year covering its retained income and the corresponding expenditures. Likewise, it shall submit to the DBM not later than March 1 of the current year its audited financial statements for the immediately preceding year.

2. Reporting and Posting Requirements. The CIAP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	CIAP’s website.

The CIAP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	14,759,000	₱	90,723,000	₱	16,684,000	₱	122,166,000
Administration of Personnel Benefits		899,000						899,000

Sub-total, General Administration and Support		15,658,000		90,723,000		16,684,000		123,065,000

Operations
CONSTRUCTION INDUSTRY DEVELOPMENT PROGRAM		26,562,000		12,846,000				39,408,000

Domestic and overseas construction service promotion and development		2,702,000		1,507,000				4,209,000
Industry policy development		12,609,000		3,526,000				16,135,000
Capacity building for human resources in the construction industry		11,251,000		7,813,000				19,064,000
CONSTRUCTION INDUSTRY REGULATORY PROGRAM		24,069,000		1,089,000				25,158,000

Licensing, accreditation and registration of construction contractors (domestic and overseas) and issuance of overseas project authorization		14,400,000						14,400,000
Investigation and litigation of violations on Contractors License Law		4,387,000		598,000				4,985,000

334	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Resolution of claims and disputes under construction contract through arbitration and mediation		5,282,000		491,000				5,773,000

Sub-total, Operations		50,631,000		13,935,000				64,566,000

TOTAL NEW APPROPRIATIONS	₱	66,289,000	₱	104,658,000	₱	16,684,000	₱	187,631,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	48,953

Total Permanent Positions	48,953

Other Compensation Common to All
Personnel Economic Relief Allowance	2,184
Representation Allowance	684
Transportation Allowance	684
Clothing and Uniform Allowance	546
Mid-Year Bonus - Civilian	4,079
Year End Bonus	4,079
Cash Gift	455
Per Diems	1,861
Productivity Enhancement Incentive	455
Step Increment	123

Total Other Compensation Common to All	15,150

Other Benefits
PAG-IBIG Contributions	110
PhilHealth Contributions	1,052
Employees Compensation Insurance Premiums	110
Loyalty Award - Civilian	15
Terminal Leave	899

Total Other Benefits	2,186

Total Personnel Services	66,289

Maintenance and Other Operating Expenses
Travelling Expenses	1,492
Training and Scholarship Expenses	2,875
Supplies and Materials Expenses	1,896
Utility Expenses	3,156

DECEMBER 25, 2023	OFFICIAL GAZETTE	335
DEPARTMENT OF TRADE AND INDUSTRY

Communication Expenses	1,536
Demolition/Relocation and Desilting/Dredging Expenses	23,622
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	679
Professional Services	26,274
General Services	3,149
Repairs and Maintenance	156
Taxes, Insurance Premiums and Other Fees	239
Other Maintenance and Operating Expenses
Printing and Publication Expenses	348
Representation Expenses	1,635
Rent/Lease Expenses	30,670
Subscription Expenses	6,931

Total Maintenance and Other Operating Expenses	104,658

Total Current Operating Expenditures	170,947

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	16,684

Total Capital Outlays	16,684

TOTAL NEW APPROPRIATIONS	187,631

D. COOPERATIVE DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, including locally-funded project(s) as indicated hereunder	₱	1,335,631,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	130,513,000	₱	71,955,000	₱	176,159,000	₱	378,627,000
Support to Operations		21,408,000		67,660,000		19,250,000		108,318,000
Operations		292,934,000		223,752,000				516,686,000

COOPERATIVE DEVELOPMENT PROGRAM		209,841,000		160,422,000				370,263,000
COOPERATIVE REGULATION PROGRAM		83,093,000		63,330,000				146,423,000

Total, Regular Programs		444,855,000		363,367,000		195,409,000		1,003,631,000

B. PROJECT(S)
Locally-Funded Project(s)				332,000,000				332,000,000

Total, Project(s)				332,000,000				332,000,000

TOTAL NEW APPROPRIATIONS	₱	444,855,000	₱	695,367,000	₱	195,409,000	₱	1,335,631,000

336	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Special Provision(s)

1. Requirements of the Cooperative Development Authority and Reversion of Balances from Revolving Funds. The amounts appropriated herein for the programs, activities and projects of the Cooperative Development Authority (CDA) shall be used exclusively for regulation of cooperatives and provision of technical advisory services. In no case shall said amounts be used for providing credit services in accordance with E.O. No. 138, s. 1999.

Balances of the Cooperative Development Loan Fund, Cooperative Marketing Project Fund, Cooperative Support Fund, and Cooperative Rehabilitation Development Fund, including payments from debtors arising from outstanding loans shall revert to the unappropriated surplus of the General Fund pursuant to Section 45, Chapter 5, Book VI of E.O. No. 292.

2. Reporting and Posting Requirements. The CDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CDA’s website.

The CDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	127,499,000	₱	71,955,000	₱	176,159,000	₱	375,613,000

National Capital Region (NCR)		69,915,000		39,935,000				109,850,000

Central Office		65,460,000		33,343,000				98,803,000
Manila Extension Office		4,455,000		6,592,000				11,047,000
Region I - Ilocos		4,776,000		2,346,000				7,122,000

Dagupan Extension Office		4,776,000		2,346,000				7,122,000
Cordillera Administrative Region (CAR)		4,440,000		2,154,000		40,000,000		46,594,000

Cordillera Extension Office		4,440,000		2,154,000		40,000,000		46,594,000
Region II - Cagayan Valley		1,402,000		1,842,000				3,244,000

Tuguegarao Extension Office		1,402,000		1,842,000				3,244,000
Region III - Central Luzon		4,352,000		2,821,000				7,173,000

Pampanga Extension Office		4,352,000		2,821,000				7,173,000
Region IVA - CALABARZON		3,545,000		2,798,000				6,343,000

Calamba Extension Office		3,545,000		2,798,000				6,343,000
Region IVB - MIMAROPA		3,840,000		1,939,000		25,000,000		30,779,000

MIMAROPA Extension Office		3,840,000		1,939,000		25,000,000		30,779,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	337
DEPARTMENT OF TRADE AND INDUSTRY

Region V - Bicol	2,896,000	1,622,000		4,518,000

Naga Extension Office	2,896,000	1,622,000		4,518,000
Region VI - Western Visayas	4,104,000	1,678,000		5,782,000

Iloilo Extension Office	4,104,000	1,678,000		5,782,000
Region VII - Central Visayas	4,397,000	2,226,000	30,000,000	36,623,000

Cebu Extension Office	4,397,000	2,226,000	30,000,000	36,623,000
Region VIII - Eastern Visayas	1,738,000	2,131,000	34,859,000	38,728,000

Tacloban Extension Office	1,738,000	2,131,000	34,859,000	38,728,000
Region IX - Zamboanga Peninsula	5,079,000	1,848,000	10,300,000	17,227,000

Pagadian Extension Office	5,079,000	1,848,000	10,300,000	17,227,000
Region X - Northern Mindanao	4,069,000	2,351,000	6,000,000	12,420,000

Cagayan de Oro City Extension Office	4,069,000	2,351,000	6,000,000	12,420,000
Region XI - Davao	3,835,000	2,563,000		6,398,000

Davao Extension Office	3,835,000	2,563,000		6,398,000
Region XII - SOCCSKSARGEN	4,712,000	1,839,000		6,551,000

Kidapawan Extension Office	4,712,000	1,839,000		6,551,000
Region XIII - Caraga	4,399,000	1,862,000	30,000,000	36,261,000

Caraga Extension Office	4,399,000	1,862,000	30,000,000	36,261,000
Administration of Personnel Benefits	3,014,000			3,014,000

National Capital Region (NCR)	3,014,000			3,014,000

Central Office	3,014,000			3,014,000

Sub-total, General Administration and Support	130,513,000	71,955,000	176,159,000	378,627,000

Support to Operations
Formulation of plans and programs including monitoring and evaluation, maintenance of Management Information System (MIS) and Quality Management System (QMS)	21,408,000	67,660,000	19,250,000	108,318,000

National Capital Region (NCR)	7,342,000	64,950,000	19,250,000	91,542,000

Central Office	7,342,000	64,745,000	19,250,000	91,337,000
Manila Extension Office		205,000		205,000

338	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region I - Ilocos	1,065,000	190,000	1,255,000

Dagupan Extension Office	1,065,000	190,000	1,255,000
Cordillera Administrative Region (CAR)	1,636,000	170,000	1,806,000

Cordillera Extension Office	1,636,000	170,000	1,806,000
Region II - Cagayan Valley	1,065,000	178,000	1,243,000

Tuguegarao Extension Office	1,065,000	178,000	1,243,000
Region III - Central Luzon		187,000	187,000

Pampanga Extension Office		187,000	187,000
Region IVA - CALABARZON	1,096,000	185,000	1,281,000

Calamba Extension Office	1,096,000	185,000	1,281,000
Region IVB - MIMAROPA	1,081,000	70,000	1,151,000

MIMAROPA Extension Office	1,081,000	70,000	1,151,000
Region V - Bicol		190,000	190,000

Naga Extension Office		190,000	190,000
Region VI - Western Visayas	1,065,000	211,000	1,276,000

Iloilo Extension Office	1,065,000	211,000	1,276,000
Region VII - Central Visayas		195,000	195,000

Cebu Extension Office		195,000	195,000
Region VIII - Eastern Visayas	1,096,000	175,000	1,271,000

Tacloban Extension Office	1,096,000	175,000	1,271,000
Region IX - Zamboanga Peninsula	1,081,000	198,000	1,279,000

Pagadian Extension Office	1,081,000	198,000	1,279,000
Region X - Northern Mindanao	1,670,000	200,000	1,870,000

Cagayan de Oro City Extension Office	1,670,000	200,000	1,870,000
Region XI - Davao	1,081,000	140,000	1,221,000

Davao Extension Office	1,081,000	140,000	1,221,000
Region XII - SOCCSKSARGEN	1,065,000	211,000	1,276,000

Kidapawan Extension Office	1,065,000	211,000	1,276,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	339
DEPARTMENT OF TRADE AND INDUSTRY

Region XIII - Caraga	1,065,000	210,000		1,275,000

Caraga Extension Office	1,065,000	210,000		1,275,000

Sub-total, Support to Operations	21,408,000	67,660,000	19,250,000	108,318,000

Operations
COOPERATIVE DEVELOPMENT PROGRAM	209,841,000	160,422,000		370,263,000

Provision of Technical Assistance on Cooperative Development, Research Communication and Advocacy, Standard Setting and Accreditation, Awards and Recognition and Documentation of Best Practices, Capability Building Program for Cooperatives, and Project Development Assistance	209,841,000	160,422,000		370,263,000

National Capital Region (NCR)	26,989,000	148,375,000		175,364,000

Central Office	5,971,000	148,040,000		154,011,000
Manila Extension Office	21,018,000	335,000		21,353,000
Region I - Ilocos	10,765,000	435,000		11,200,000

Dagupan Extension Office	10,765,000	435,000		11,200,000
Cordillera Administrative Region (CAR)	9,527,000	703,000		10,230,000

Cordillera Extension Office	9,527,000	703,000		10,230,000
Region II - Cagayan Valley	10,443,000	592,000		11,035,000

Tuguegarao Extension Office	10,443,000	592,000		11,035,000
Region III - Central Luzon	17,561,000	1,157,000		18,718,000

Pampanga Extension Office	17,561,000	1,157,000		18,718,000
Region IVA - CALABARZON	19,860,000	1,257,000		21,117,000

Calamba Extension Office	19,860,000	1,257,000		21,117,000
Region IVB - MIMAROPA	8,160,000	920,000		9,080,000

MIMAROPA Extension Office	8,160,000	920,000		9,080,000
Region V - Bicol	15,336,000	836,000		16,172,000

Naga Extension Office	15,336,000	836,000		16,172,000
Region VI - Western Visayas	14,805,000	1,177,000		15,982,000

Iloilo Extension Office	14,805,000	1,177,000		15,982,000
Region VII - Central Visayas	13,525,000	444,000		13,969,000

Cebu Extension Office	13,525,000	444,000		13,969,000

340	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas	14,862,000	1,053,000	15,915,000

Tacloban Extension Office	14,862,000	1,053,000	15,915,000
Region IX - Zamboanga Peninsula	6,602,000	608,000	7,210,000

Pagadian Extension Office	6,602,000	608,000	7,210,000
Region X - Northern Mindanao	9,917,000	1,157,000	11,074,000

Cagayan de Oro City Extension Office	9,917,000	1,157,000	11,074,000
Region XI - Davao	12,620,000	318,000	12,938,000

Davao Extension Office	12,620,000	318,000	12,938,000
Region XII - SOCCSKSARGEN	5,988,000	625,000	6,613,000

Kidapawan Extension Office	5,988,000	625,000	6,613,000
Region XIII - Caraga	12,881,000	765,000	13,646,000

Caraga Extension Office	12,881,000	765,000	13,646,000
COOPERATIVE REGULATION PROGRAM	83,093,000	63,330,000	146,423,000

Registration of cooperatives and amendments	33,354,000	5,228,000	38,582,000

National Capital Region (NCR)	3,540,000	2,421,000	5,961,000

Central Office	2,398,000	2,251,000	4,649,000
Manila Extension Office	1,142,000	170,000	1,312,000
Region I - Ilocos	2,724,000	222,000	2,946,000

Dagupan Extension Office	2,724,000	222,000	2,946,000
Cordillera Administrative Region (CAR)	1,139,000	103,000	1,242,000

Cordillera Extension Office	1,139,000	103,000	1,242,000
Region II - Cagayan Valley	711,000	127,000	838,000

Tuguegarao Extension Office	711,000	127,000	838,000
Region III - Central Luzon	1,284,000	294,000	1,578,000

Pampanga Extension Office	1,284,000	294,000	1,578,000
Region IVA - CALABARZON	2,020,000	206,000	2,226,000

Calamba Extension Office	2,020,000	206,000	2,226,000
Region IVB - MIMAROPA	717,000	204,000	921,000

MIMAROPA Extension Office	717,000	204,000	921,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	341
DEPARTMENT OF TRADE AND INDUSTRY

Region V - Bicol	1,427,000	150,000	1,577,000

Naga Extension Office	1,427,000	150,000	1,577,000
Region VI - Western Visayas	2,445,000	284,000	2,729,000

Iloilo Extension Office	2,445,000	284,000	2,729,000
Region VII - Central Visayas	2,600,000	131,000	2,731,000

Cebu Extension Office	2,600,000	131,000	2,731,000
Region VIII - Eastern Visayas	3,862,000	246,000	4,108,000

Tacloban Extension Office	3,862,000	246,000	4,108,000
Region IX - Zamboanga Peninsula	2,142,000	156,000	2,298,000

Pagadian Extension Office	2,142,000	156,000	2,298,000
Region X - Northern Mindanao	3,171,000	169,000	3,340,000

Cagayan de Oro City Extension Office	3,171,000	169,000	3,340,000
Region XI - Davao	3,148,000	165,000	3,313,000

Davao Extension Office	3,148,000	165,000	3,313,000
Region XII - SOCCSKSARGEN	1,996,000	203,000	2,199,000

Kidapawan Extension Office	1,996,000	203,000	2,199,000
Region XIII - Caraga	428,000	147,000	575,000

Caraga Extension Office	428,000	147,000	575,000
Regulation of cooperatives, formulation of guidelines, rules and regulations	34,264,000	54,997,000	89,261,000

National Capital Region (NCR)	15,276,000	25,502,000	40,778,000

Central Office	13,130,000	23,381,000	36,511,000
Manila Extension Office	2,146,000	2,121,000	4,267,000
Region I - Ilocos	717,000	2,322,000	3,039,000

Dagupan Extension Office	717,000	2,322,000	3,039,000
Cordillera Administrative Region (CAR)	2,903,000	2,014,000	4,917,000

Cordillera Extension Office	2,903,000	2,014,000	4,917,000
Region II - Cagayan Valley	1,427,000	1,618,000	3,045,000

Tuguegarao Extension Office	1,427,000	1,618,000	3,045,000

342	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region III - Central Luzon	2,154,000	1,863,000	4,017,000

Pampanga Extension Office	2,154,000	1,863,000	4,017,000
Region IVA - CALABARZON	711,000	1,732,000	2,443,000

Calamba Extension Office	711,000	1,732,000	2,443,000
Region IVB- MIMAROPA	1,323,000	1,371,000	2,694,000

MIMAROPA Extension Office	1,323,000	1,371,000	2,694,000
Region V - Bicol	717,000	1,481,000	2,198,000

Naga Extension Office	717,000	1,481,000	2,198,000
Region VI - Western Visayas	2,027,000	2,633,000	4,660,000

Iloilo Extension Office	2,027,000	2,633,000	4,660,000
Region VII - Central Visayas	1,276,000	1,893,000	3,169,000

Cebu Extension Office	1,276,000	1,893,000	3,169,000
Region VIII - Eastern Visayas	1,284,000	2,210,000	3,494,000

Tacloban Extension Office	1,284,000	2,210,000	3,494,000
Region IX - Zamboanga Peninsula		1,826,000	1,826,000

Pagadian Extension Office		1,826,000	1,826,000
Region X - Northern Mindanao	1,300,000	2,558,000	3,858,000

Cagayan de Oro City Extension Office	1,300,000	2,558,000	3,858,000
Region XI - Davao	576,000	2,395,000	2,971,000

Davao Extension Office	576,000	2,395,000	2,971,000
Region XII - SOCCSKSARGEN	717,000	1,417,000	2,134,000

Kidapawan Extension Office	717,000	1,417,000	2,134,000
Region XIII - Caraga	1,856,000	2,162,000	4,018,000

Caraga Extension Office	1,856,000	2,162,000	4,018,000
Investigation, hearing of cases and legal actions, and alternative dispute resolution	15,475,000	3,105,000	18,580,000

National Capital Region (NCR)	5,794,000	1,063,000	6,857,000

Central Office	4,729,000	967,000	5,696,000
Manila Extension Office	1,065,000	96,000	1,161,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	343
DEPARTMENT OF TRADE AND INDUSTRY

Region I - Ilocos		147,000	147,000

Dagupan Extension Office		147,000	147,000
Cordillera Administrative Region (CAR)		180,000	180,000

Cordillera Extension Office		180,000	180,000
Region II - Cagayan Valley	971,000	73,000	1,044,000

Tuguegarao Extension Office	971,000	73,000	1,044,000
Region III - Central Luzon	957,000	171,000	1,128,000

Pampanga Extension Office	957,000	171,000	1,128,000
Region IVA - CALABARZON	985,000	137,000	1,122,000

Calamba Extension Office	985,000	137,000	1,122,000
Region IVB - MIMAROPA		88,000	88,000

MIMAROPA Extension Office		88,000	88,000
Region V - Bicol	998,000	120,000	1,118,000

Naga Extension Office	998,000	120,000	1,118,000
Region VI - Western Visayas		163,000	163,000

Iloilo Extension Office		163,000	163,000
Region VII - Central Visayas	985,000	103,000	1,088,000

Cebu Extension Office	985,000	103,000	1,088,000
Region VIII - Eastern Visayas	957,000	183,000	1,140,000

Tacloban Extension Office	957,000	183,000	1,140,000
Region IX - Zamboanga Peninsula	957,000	135,000	1,092,000

Pagadian Extension Office	957,000	135,000	1,092,000
Region X - Northern Mindanao	957,000	152,000	1,109,000

Cagayan de Oro City Extension Office	957,000	152,000	1,109,000
Region XI - Davao	957,000	60,000	1,017,000

Davao Extension Office	957,000	60,000	1,017,000
Region XII - SOCCSKSARGEN	957,000	186,000	1,143,000

Kidapawan Extension Office	957,000	186,000	1,143,000

344	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XIII - Caraga				144,000				144,000

Caraga Extension Office				144,000				144,000

Sub-total, Operations		292,934,000		223,752,000				516,686,000

Total, Regular Programs		444,855,000		363,367,000		195,409,000		1,003,631,000

PROJECT(S)
Locally-Funded Project(s)
Capability Enhancement of Micro Agriculture Cooperatives through Cooperative Development Project				204,000,000				204,000,000

National Capital Region (NCR)				204,000,000				204,000,000

Central Office				204,000,000				204,000,000
Micro and Small Consumers, Marketing, Producers, and Logistics (CMPL) Cooperatives Start-up Capital Assistance				128,000,000				128,000,000

National Capital Region (NCR)				128,000,000				128,000,000

Central Office				128,000,000				128,000,000

Sub-total, Locally-Funded Project(s)				332,000,000				332,000,000

Total, Project(s)				332,000,000				332,000,000

TOTAL NEW APPROPRIATIONS	₱	444,855,000	₱	695,367,000	₱	195,409,000	₱	1,335,631,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	340,436

Total Permanent Positions	340,436

Other Compensation Common to All
Personnel Economic Relief Allowance	16,080
Representation Allowance	2,928
Transportation Allowance	2,928
Clothing and Uniform Allowance	4,020
Mid-Year Bonus - Civilian	28,374
Year End Bonus	28,374
Cash Gift	3,350
Productivity Enhancement Incentive	3,350
Step Increment	849

Total Other Compensation Common to All	90,253

DECEMBER 25, 2023	OFFICIAL GAZETTE	345
DEPARTMENT OF TRADE AND INDUSTRY

Other Benefits
PAG-IBIG Contributions	797
PhilHealth Contributions	7,282
Employees Compensation Insurance Premiums	797
Loyalty Award - Civilian	250
Terminal Leave	3,014

Total Other Benefits	12,140

Non-Permanent Positions	2,026

Total Personnel Services	444,855

Maintenance and Other Operating Expenses
Travelling Expenses	48,124
Training and Scholarship Expenses	65,159
Supplies and Materials Expenses	17,717
Utility Expenses	8,647
Communication Expenses	21,355
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,224
Professional Services	2,493
General Services	15,683
Repairs and Maintenance	3,310
Financial Assistance/Subsidy	437,570
Taxes, Insurance Premiums and Other Fees	2,922
Other Maintenance and Operating Expenses
Advertising Expenses	400
Printing and Publication Expenses	944
Representation Expenses	13,192
Transportation and Delivery Expenses	105
Rent/Lease Expenses	11,480
Membership Dues and Contributions to Organizations	569
Subscription Expenses	44,473

Total Maintenance and Other Operating Expenses	695,367

Total Current Operating Expenditures	1,140,222

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	174,050
Machinery and Equipment Outlay	19,250
Transportation Equipment Outlay	2,109

Total Capital Outlays	195,409

TOTAL NEW APPROPRIATIONS	1,335,631

E. DESIGN CENTER OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	133,524,000

New Appropriations, by Programs/Projects

346	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	11,565,000	₱	22,397,000	₱	2,900,000	₱	36,862,000
Operations		44,502,000		52,160,000				96,662,000

DESIGN INNOVATION, PROMOTION AND
INDUSTRY DEVELOPMENT PROGRAM		44,502,000		52,160,000				96,662,000

TOTAL NEW APPROPRIATIONS	₱	56,067,000	₱	74,557,000	₱	2,900,000	₱	133,524,000

Special Provision(s)

1. Design Innovation. As the design innovation arm of the government, the Design Center of the Philippines (DCP) shall conduct continuing research and development on the different design strengths and assets of the Philippines to create innovative and globally competitive Philippine products, while advocating for economic and environmental sustainability. This shall be implemented through: (i) materials research and development; (ii) design research and development; and (iii) product development.

The DCP shall work with relevant stakeholders from both the design and manufacturing industries who have extensive experience in design, materials and market exploration in the optimum development of these materials and utilization of the same into innovative and market competitive products.

2. Reporting and Posting Requirements. The DCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	DCP’s website.

The DCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	11,039,000	₱	22,397,000	₱	2,900,000	₱	36,336,000
Administration of Personnel Benefits		526,000						526,000

Sub-total, General Administration and Support		11,565,000		22,397,000		2,900,000		36,862,000

Operations
DESIGN INNOVATION, PROMOTION, AND INDUSTRY DEVELOPMENT PROGRAM		44,502,000		52,160,000				96,662,000

Planning, policy formulation and review		6,470,000		7,636,000				14,106,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	347
DEPARTMENT OF TRADE AND INDUSTRY

Design Innovation		21,191,000		16,193,000				37,384,000
Design promotion and industry development		16,841,000		28,331,000				45,172,000

Sub-total, Operations		44,502,000		52,160,000				96,662,000

TOTAL NEW APPROPRIATIONS	₱	56,067,000	₱	74,557,000	₱	2,900,000	₱	133,524,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	42,957

Total Permanent Positions	42,957

Other Compensation Common to All
Personnel Economic Relief Allowance	1,800
Representation Allowance	390
Transportation Allowance	390
Clothing and Uniform Allowance	450
Mid-Year Bonus - Civilian	3,580
Year End Bonus	3,580
Cash Gift	375
Productivity Enhancement Incentive	375
Step Increment	107

Total Other Compensation Common to All	11,047

Other Benefits
PAG-IBIG Contributions	89
PhilHealth Contributions	938
Employees Compensation Insurance Premiums	89
Loyalty Award - Civilian	45
Terminal Leave	526

Total Other Benefits	1,687

Non-Permanent Positions	376

Total Personnel Services	56,067

Maintenance and Other Operating Expenses
Travelling Expenses	4,800
Training and Scholarship Expenses	4,749
Supplies and Materials Expenses	5,979
Utility Expenses	6,240

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Communication Expenses	10,997
Awards/Rewards and Prizes	90
Survey, Research, Exploration and Development Expenses	1,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	15,319
General Services	4,167
Repairs and Maintenance	350
Taxes, Insurance Premiums and Other Fees	344
Other Maintenance and Operating Expenses
Advertising Expenses	600
Printing and Publication Expenses	800
Representation Expenses	1,287
Transportation and Delivery Expenses	600
Rent/Lease Expenses	8,883
Membership Dues and Contributions to Organizations	6
Subscription Expenses	8,210

Total Maintenance and Other Operating Expenses	74,557

Total Current Operating Expenditures	130,624

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	2,900

Total Capital Outlays	2,900

TOTAL NEW APPROPRIATIONS	133,524

F. PHILIPPINE TRADE TRAINING CENTER

For general administration and support, and operations, as indicated hereunder	₱	96,979,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	16,455,000	₱	8,858,000	₱	21,496,000	₱	46,809,000
Operations		19,874,000		30,296,000				50,170,000

TRADE BUSINESS MANAGEMENT TRAINING PROGRAM		19,874,000		30,296,000				50,170,000

TOTAL NEW APPROPRIATIONS	₱	36,329,000	₱	39,154,000	₱	21,496,000	₱	96,979,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Trade Training Center (PTTC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PTTC’s website.

DECEMBER 25, 2023	OFFICIAL GAZETTE	349
DEPARTMENT OF TRADE AND INDUSTRY

The PTTC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	16,455,000	₱	8,858,000	₱	21,496,000	₱	46,809,000

Sub-total, General Administration and Support		16,455,000		8,858,000		21,496,000		46,809,000

Operations
TRADE BUSINESS MANAGEMENT TRAINING PROGRAM		19,874,000		30,296,000				50,170,000

Planning, policy formulation and provision of trade related training research		6,763,000		8,925,000				15,688,000
Development and implementation of training modules		8,777,000		9,651,000				18,428,000
Management and maintenance of facilities for training, exhibitions, conferences and other activities		4,334,000		11,720,000				16,054,000

Sub-total, Operations		19,874,000		30,296,000				50,170,000

TOTAL NEW APPROPRIATIONS	₱	36,329,000	₱	39,154,000	₱	21,496,000	₱	96,979,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,840

Total Permanent Positions	27,840

Other Compensation Common to All
Personnel Economic Relief Allowance	1,200
Representation Allowance	510

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Transportation Allowance	510
Clothing and Uniform Allowance	300
Mid-Year Bonus - Civilian	2,320
Year End Bonus	2,320
Cash Gift	250
Productivity Enhancement Incentive	250
Step Increment	69

Total Other Compensation Common to All	7,729

Other Benefits
PAG-IBIG Contributions	60
PhilHealth Contributions	590
Employees Compensation Insurance Premiums	60
Loyalty - Award Civilian	50

Total Other Benefits	760

Total Personnel Services	36,329

Maintenance and Other Operating Expenses
Travelling Expenses	716
Training and Scholarship Expenses	1,224
Supplies and Materials Expenses	3,001
Utility Expenses	3,937
Communication Expenses	4,729
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	102
Professional Services	11,735
General Services	6,172
Repairs and Maintenance	720
Taxes, Insurance Premiums and Other Fees	520
Other Maintenance and Operating Expenses
Advertising Expenses	100
Printing and Publication Expenses	523
Representation Expenses	166
Rent/Lease Expenses	57
Membership Dues and Contributions to Organizations	4
Subscription Expenses	2,548
Other Maintenance and Operating Expenses	2,900

Total Maintenance and Other Operating Expenses	39,154

Total Current Operating Expenditures	75,483

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	21,496

Total Capital Outlays	21,496

TOTAL NEW APPROPRIATIONS	96,979

DECEMBER 25, 2023	OFFICIAL GAZETTE	351
DEPARTMENT OF TRADE AND INDUSTRY

GENERAL SUMMARY

DEPARTMENT OF TRADE AND INDUSTRY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	2,005,995,000	₱	3,352,073,000	₱	861,382,000	₱	6,219,450,000
B. BOARD OF INVESTMENTS		166,539,000		482,419,000		16,045,000		665,003,000
C. CONSTRUCTION INDUSTRY AUTHORITY OF THE PHILIPPINES		66,289,000		104,658,000		16,684,000		187,631,000
D. COOPERATIVE DEVELOPMENT AUTHORITY		444,855,000		695,367,000		195,409,000		1,335,631,000
E. DESIGN CENTER OF THE PHILIPPINES		56,067,000		74,557,000		2,900,000		133,524,000
F. PHILIPPINE TRADE TRAINING CENTER		36,329,000		39,154,000		21,496,000		96,979,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TRADE AND INDUSTRY	₱	2,776,074,000	₱	4,748,228,000	₱	1,113,916,000	₱	8,638,218,000

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GENERAL APPROPRIATIONS ACT, FY 2024

XXVI. DEPARTMENT OF TRANSPORTATION

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations,including locally-funded and foreign-assisted projects, as indicated hereunder	₱	41,211,743,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	1,312,420,000	₱	2,259,670,000	₱	7,068,000	₱	205,000,000	₱	3,784,158,000
Support to Operations		119,079,000		8,333,000				3,739,665,000		3,867,077,000
Operations		1,275,621,000		2,652,863,000		820,000		101,762,000		4,031,066,000

RAIL TRANSPORT PROGRAM		338,032,000		930,913,000		820,000				1,269,765,000
MOTOR VEHICLE REGULATORY PROGRAM		721,627,000		1,529,712,000				80,339,000		2,331,678,000
LAND PUBLIC TRANSPORTATION PROGRAM		215,962,000		192,238,000				21,423,000		429,623,000

Total, Regular Programs		2,707,120,000		4,920,866,000		7,888,000		4,046,427,000		11,682,301,000

B. PROJECT(S)
Locally-Funded Project(s)				12,406,424,000				13,621,719,000		26,028,143,000
Foreign-Assisted Project(s)				2,927,299,000				574,000,000		3,501,299,000

Total, Project(s)				15,333,723,000				14,195,719,000		29,529,442,000

TOTAL NEW APPROPRIATIONS	₱	2,707,120,000	₱	20,254,589,000	₱	7,888,000	₱	18,242,146,000	₱	41,211,743,000

Special Provision(s)

1. Seat Belt Use Promotions and Child Restraint Systems Installation, Use and Maintenance Promotions. In addition to the amounts appropriated for the Land Transportation Office (LTO), Sixty Nine Million Six Hundred Fifty One Thousand Pesos (₱69,651,000) shall be used for the implementation of the provisions of R.A. No. 8750 and R.A. No. 11229, including the necessary promotion campaigns on the use of seat belt devices and the installation, use and maintenance of child restraint systems sourced from fines imposed by LTO against drivers, operators, vehicle owners, manufacturers, assemblers, importers or distributors for violation of the rules and regulations on the use and installation of seat belts in accordance with Section 13 of R.A. No. 8750, and Sections 11 and 14 of R.A. No. 11229.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Servicing of Metro Rail Transit Obligations. The amount needed for the payment of prior and current years’ obligations for equity rental, maintenance fees and other obligations due to the Metro Rail Transit Corporation (MRTC), as specified in the build-lease-and-transfer agreement between the DOTr and MRTC, shall be charged against the fare box revenue and all non-rail collections or income of the MRT 3.

Any deficiency in collections or income may be augmented by the amounts appropriated herein for mass transport subsidy.

3. Engineering and Administrative Overhead Expenses. The DOTr is authorized to deduct engineering and administrative overhead (EAO) expenses for infrastructure projects costing more than Five Million Pesos (₱5,000,000) but not to exceed three percent (3%) of the project cost.

DECEMBER 25, 2023	OFFICIAL GAZETTE	353
DEPARTMENT OF TRANSPORTATION

The authorized EAO expenses shall be limited to: (i) administrative overhead including the hiring of individuals engaged through job orders or contracts of service or such other engagement of personnel without any employer-employee relationship; (ii) pre-construction activities after detailed engineering; (iii) construction project management; (iv) testing and quality control; (v) acquisition, rehabilitation and repair of related equipment and parts; and (vi) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

Disbursements or expenditures by the DOTr in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

4. Construction of Various Airports and Navigational Facilities. The amount appropriated herein for the construction of various airports and navigational facilities, and acquisition of navigational equipment shall be recorded in the books of accounts of the DOTr and transferred to the Civil Aviation Authority of the Philippines as equity contribution of the National Government in accordance with Section 14 of R.A. No. 9497.

5. Inventory of Rail System Spare Parts. The DOTr, Philippine National Railways, Light Rail Transit Authority, and all other rail offices and agencies are authorized to maintain and ensure continued availability of adequate spare parts inventory. The purchase of spare parts exceeding the agency’s one-year requirement shall be subject to the approval of the President of the Philippines, upon the joint recommendation of the Chairperson of the COA and the Secretary of the DOTr.

6. Right-of-Way Acquisition. The amount of Two Billion Seven Hundred Eighty Nine Million Six Hundred Sixty Five Thousand Pesos (₱2,789,665,000) appropriated herein shall be used exclusively for Right-of-Way expenses authorized under R.A. No. 10752, relative to the implementation of infrastructure projects of the DOTr.

Release of funds shall be subject to the submission of the list of claimants with the corresponding projects and amount certified correct by the DOTr and a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

7. Fuel Subsidy to Transport Sector Affected by Rising Fuel Prices. The amount of Two Billion Five Hundred Million Pesos (₱2,500,000,000) appropriated herein shall be used to provide financial assistance/fuel vouchers to qualified public utility vehicle (PUV), taxi, tricycle, and full-time ride-hailing and delivery services drivers nationwide as identified and validated by the Land Transportation Franchising and Regulatory Board (LTFRB). The implementation thereof shall be subject to the guidelines to be issued by the DOTr, in coordination with the DOE and the DBM.

The grant of the subsidy to the intended beneficiaries by the DOTr shall be subject to the issuance by the DOE of a certification that the actual average price, for one (1) calendar month, of Dubai crude oil based on Mean of Platts Singapore per barrel has reached eighty dollars (USD 80).

8. Active Transport Bike Share System and Safe Pathways Program. The amount of One Billion Pesos (₱1,000,000,000) appropriated herein for the active transport program in metropolitan areas, highly-urbanized cities, and independent component cities shall be used to construct, maintain, and improve protected bike lanes and pedestrian walkways, procure bike racks, construct and improve end-of-trip cycling and other support facilities, and upgrade existing pop-up bike lanes to permanent bike lanes in accordance with DOTr D.O. No. 2020-014, DPWH D.O. No. 263, s. 2022, and other applicable guidelines promoting and prioritizing active transportation. This shall include the planting of urban shade trees consistent with environmental laws.

The DOTr, in coordination with the DPWH, shall also establish proper public transport stops for the benefit of commuters, and ensure that all projects pertaining to the construction, preventive maintenance, rehabilitation, reconstruction, upgrading, off-carriageway improvement, widening and/or paving of primary, secondary, tertiary, bypass and diversion roads, and the construction, widening, or replacement of bridges, shall be so designed and implemented so as to allocate, insofar as practicable, at least fifty percent (50%) of the road space for public transport, pedestrians, and bicycles/light mobility devices.

Bike lanes should have smooth pavement, be free of hazards, and with durable physical separation from mixed traffic lanes. Pedestrian walkways and pedestrian crossings shall, by default, be at-grade for the inclusion of persons with disability, senior citizens, pregnant women, children with strollers, tourists with luggage and parents with children. For commuter safety and comfort, pedestrian and cycling infrastructure shall be protected or grade-separated and include shaded walkways and urban shade trees wherever feasible.

9. Public Utility Vehicle Modernization Program and its Components. The amount of One Billion Six Hundred Million Pesos (₱1,600,000,000) appropriated herein for the PUV Modernization Program shall be used for: (i) the grant of subsidy for the acquisition of modern units of transport service entities who choose to upgrade to a more environmentally friendly and Philippine National Standards (PNS) compliant vehicles; (ii) the conduct of route rationalization studies; (iii) the strengthening of local capacities of Local Government Units (LGUs) for the creation and updating of Local Public Transport Route Plans (LPTRPs); (iv) the provision of incentives to industry partners for the responsible disposal of end-of-life or pollutive PUJs under the Vehicle Useful Life (VUL) component; and (v) other support activities for the implementation and institutionalization of the program: Provided , That the implementation of these activities shall be governed by the policies to be issued by the DOTr and implementing guidelines to be issued by the LTFRB.

No more than five percent (5%) of the total amount appropriated herein shall be used for the overhead and administrative costs of the PUVMP-National Program Management Office under the DOTr and the Program Implementing Units under the LTFRB and Office of Transportation Cooperatives (OTC).

A real-time public dashboard on the outputs and outcomes of the use of the PUV Modernization Fund shall be provided to ensure transparency and accountability in the use of funds. (CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, page 783, R.A. No. 11975)

10. Service Contracting of Public Utility Vehicle Program. The amount of One Billion Three Hundred Million Pesos (₱1,300,000,000) appropriated herein shall be used for the implementation of the service contracting in partnership with priority LGUs to facilitate the broad engagement of public transport cooperatives, associations, or corporations operating within their jurisdiction. The LTFRB and LGUs shall take active roles to facilitate individual transport workers to join cooperatives. The LTFRB shall ensure that existing PUV drivers and operators are prioritized and included in the program.

The DOTr shall enter into agreements with priority LGUs to allow the LGUs to directly contract public transport cooperatives, associations and corporations.

There shall be a mechanism for monitoring the performance of operators, including certification of the transport services delivered and incentives and penalties applied, and for obtaining feedback on how services can be enhanced and optimized to meet the travel needs of the commuting public: Provided, That no more than three percent (3%) of the total amount appropriated herein shall be used for the overhead and administrative costs of the service contracting program management office under the DOTr and the program implementing units under the LTFRB.

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There shall be transparency and accountability in the use of funds through: (a) the exercise of oversight by a multi-sectoral governance committee tasked to ensure real-time community feedback and ground reports to improve operations; and (b) a real time public dashboard on the outputs and outcome of the use of the service contracting funds.

The DOTr and LTFRB shall issue the guidelines in accordance with this provision, unless already covered by existing guidelines.

11. Payment of Arrears of the Land Transportation Office for Information Technology Services. The amount of One Billion Pesos (₱1,000,000,000) appropriated herein under the General Management and Supervision of the LTO-Central Office shall be used exclusively to cover the payment of arrears of LTO IT services (IT fees) actually rendered by Stradcom Corporation.

12. Socialized and Low-Cost Housing and Ancillary Facilities in the Vicinity of Transit Stations. The DOTr shall work with the Department of Human Settlements and Urban Development (DHSUD) and the National Economic and Development Authority (NEDA) in increasing the scope for socialized and low-cost housing in the vicinity of transit stations and along roads leading to transit stations. Among other things, the DOTr may request NEDA to:

1. Update the definition of project footprints for DOTr transit projects to include the specification of land parcels to be used for the following: (a) resettlement of persons and communities displaced by government possession of project right-of-way; (b) other priority housing programs of the government; (c) facilities ancillary to the usage of the transit stations, like parking plazas and terminals; and (d) other public facilities needed by settlements such as health and education facilities, and police and fire stations; and

2. Specify NG-LGU cost-sharing rules for projects that contribute both to increased transit ridership and urban development around and toward transit stations.

13. Reporting and Posting Requirements. The DOTr shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	DOTr’s website.

The DOTr shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

14. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	1,218,265,000	₱	2,259,267,000	₱	7,068,000	₱	205,000,000	₱	3,689,600,000

National Capital Region (NCR)		568,943,000		1,794,409,000		7,068,000		155,000,000		2,525,420,000

Central Office		306,803,000		296,898,000		7,068,000		50,000,000		660,769,000
Central Office (LTFRB)		25,664,000		17,417,000				55,000,000		98,081,000
Central Office (LTO)		116,815,000		1,414,420,000				50,000,000		1,581,235,000
Regional Office - NCR (LTO)		119,661,000		65,674,000						185,335,000
Region I - Ilocos		50,281,000		32,864,000						83,145,000

Regional Office - I (LTO)		50,281,000		32,864,000						83,145,000
Cordillera Administrative Region (CAR)		21,158,000		12,328,000						33,486,000

Regional Office - CAR		21,158,000		12,328,000						33,486,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	355
DEPARTMENT OF TRANSPORTATION

Region II - Cagayan Valley	39,450,000	29,958,000		69,408,000

Regional Office - II (LTO)	39,450,000	29,958,000		69,408,000
Region III - Central Luzon	78,394,000	54,882,000	50,000,000	183,276,000

Regional Office - III (LTO)	78,394,000	54,882,000	50,000,000	183,276,000
Region IVA - CALABARZON	77,838,000	80,950,000		158,788,000

Regional Office - IVA (LTO)	77,838,000	80,950,000		158,788,000
Region IVB - MIMAROPA	25,950,000	14,198,000		40,148,000

Regional Office - IVB (LTO)	25,950,000	14,198,000		40,148,000
Region V - Bicol	45,519,000	28,306,000		73,825,000

Regional Office - V (LTO)	45,519,000	28,306,000		73,825,000
Region VI - Western Visayas	54,719,000	25,203,000		79,922,000

Regional Office - VI (LTO)	54,719,000	25,203,000		79,922,000
Region VII - Central Visayas	40,915,000	44,145,000		85,060,000

Regional Office - VII (LTO)	40,915,000	44,145,000		85,060,000
Region VIII - Eastern Visayas	47,452,000	23,891,000		71,343,000

Regional Office - VIII (LTO)	47,452,000	23,891,000		71,343,000
Region IX - Zamboanga Peninsula	26,083,000	22,906,000		48,989,000

Regional Office - IX (LTO)	26,083,000	22,906,000		48,989,000
Region X - Northern Mindanao	39,073,000	31,222,000		70,295,000

Regional Office - X (LTO)	39,073,000	31,222,000		70,295,000
Region XI - Davao	37,070,000	22,985,000		60,055,000

Regional Office - XI (LTO)	37,070,000	22,985,000		60,055,000
Region XII - SOCCSKSARGEN	37,418,000	25,710,000		63,128,000

Regional Office - XII (LTO)	37,418,000	25,710,000		63,128,000
Region XIII - Caraga	28,002,000	15,310,000		43,312,000

Regional Office - XIII	28,002,000	15,310,000		43,312,000
Operation of the DOTr Action/ Monitoring Center	10,995,000	113,000		11,108,000

National Capital Region (NCR)	10,995,000	113,000		11,108,000

Central Office	10,995,000	113,000		11,108,000

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Conduct of conferences, seminars and trainings, including the granting of scholarships	7,751,000	290,000			8,041,000

National Capital Region (NCR)	7,751,000	290,000			8,041,000

Central Office	7,751,000	290,000			8,041,000
Administration of Personnel Benefits	75,409,000				75,409,000

National Capital Region (NCR)	75,010,000				75,010,000

Central Office	10,385,000				10,385,000
Central Office (LTFRB)	5,717,000				5,717,000
Central Office (LTO)	58,908,000				58,908,000
Cordillera Administrative Region (CAR)	399,000				399,000

Regional Office - CAR	399,000				399,000

Sub-total, General Administration and Support	1,312,420,000	2,259,670,000	7,068,000	205,000,000	3,784,158,000

Support to Operations
Program planning and standards development for transportation and communications services, including infrastructure projects	87,447,000	6,212,000			93,659,000

National Capital Region (NCR)	87,447,000	6,212,000			93,659,000

Central Office	87,447,000	6,212,000			93,659,000
Feasibility Studies including Pre- Feasibility and Development Research Studies/Project Management/ Preliminary Detailed Engineering and Design of Transportation Infrastructure Projects				950,000,000	950,000,000

National Capital Region (NCR)				950,000,000	950,000,000

Central Office				950,000,000	950,000,000
Payment of Right-of-Way				2,789,665,000	2,789,665,000

National Capital Region (NCR)				2,789,665,000	2,789,665,000

Central Office				2,789,665,000	2,789,665,000
Operation of the Philippine Railways Institute	31,632,000	2,121,000			33,753,000

National Capital Region (NCR)	31,632,000	2,121,000			33,753,000

Central Office	31,632,000	2,121,000			33,753,000

Sub-total, Support to Operations	119,079,000	8,333,000		3,739,665,000	3,867,077,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	357
DEPARTMENT OF TRANSPORTATION

Operations
RAIL TRANSPORT PROGRAM	338,032,000	930,913,000	820,000		1,269,765,000

METRO RAIL TRANSIT (MRT)
SUB-PROGRAM	338,032,000	930,913,000	820,000		1,269,765,000

Operation and Maintenance of the Metro Rail Transit	338,032,000	930,913,000	820,000		1,269,765,000

National Capital Region (NCR)	338,032,000	930,913,000	820,000		1,269,765,000

Central Office	338,032,000	930,913,000	820,000		1,269,765,000
MOTOR VEHICLE REGULATORY
PROGRAM	721,627,000	1,529,712,000		80,339,000	2,331,678,000

Motor vehicle registration system	348,612,000	956,176,000			1,304,788,000

National Capital Region (NCR)	63,799,000	801,427,000			865,226,000

Central Office (LTO)	10,113,000	687,411,000			697,524,000
Regional Office - NCR (LTO)	53,686,000	114,016,000			167,702,000
Region I - Ilocos	15,263,000	12,978,000			28,241,000

Regional Office - I (LTO)	15,263,000	12,978,000			28,241,000
Cordillera Administrative Region (CAR)	29,463,000	15,375,000			44,838,000

Regional Office - CAR	29,463,000	15,375,000			44,838,000
Region II - Cagayan Valley	11,388,000	4,949,000			16,337,000

Regional Office - II (LTO)	11,388,000	4,949,000			16,337,000
Region III - Central Luzon	40,991,000	37,590,000			78,581,000

Regional Office - III (LTO)	40,991,000	37,590,000			78,581,000
Region IVA - CALABARZON	48,941,000	3,500,000			52,441,000

Regional Office - IVA (LTO)	48,941,000	3,500,000			52,441,000
Region IVB - MIMAROPA	7,627,000	4,601,000			12,228,000

Regional Office - IVB (LTO)	7,627,000	4,601,000			12,228,000
Region V - Bicol	15,386,000	3,097,000			18,483,000

Regional Office - V (LTO)	15,386,000	3,097,000			18,483,000
Region VI - Western Visayas	21,130,000	12,447,000			33,577,000

Regional Office - VI (LTO)	21,130,000	12,447,000			33,577,000

358	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas	13,295,000	12,059,000	25,354,000

Regional Office - VII (LTO)	13,295,000	12,059,000	25,354,000
Region VIII - Eastern Visayas	5,365,000	6,017,000	11,382,000

Regional Office - VIII (LTO)	5,365,000	6,017,000	11,382,000
Region IX - Zamboanga Peninsula	9,721,000	14,435,000	24,156,000

Regional Office - IX (LTO)	9,721,000	14,435,000	24,156,000
Region X - Northern Mindanao	12,949,000	2,550,000	15,499,000

Regional Office - X (LTO)	12,949,000	2,550,000	15,499,000
Region XI - Davao	11,755,000	11,392,000	23,147,000

Regional Office - XI (LTO)	11,755,000	11,392,000	23,147,000
Region XII - SOCCSKSARGEN	11,954,000	4,030,000	15,984,000

Regional Office - XII (LTO)	11,954,000	4,030,000	15,984,000
Region XIII - Caraga	29,585,000	9,729,000	39,314,000

Regional Office - XIII	29,585,000	9,729,000	39,314,000
Law enforcement and adjudication	170,574,000	34,706,000	205,280,000

National Capital Region (NCR)	54,792,000	25,745,000	80,537,000

Central Office (LTO)	39,951,000	25,650,000	65,601,000
Regional Office - NCR (LTO)	14,841,000	95,000	14,936,000
Region I - Ilocos	9,201,000	100,000	9,301,000

Regional Office - I (LTO)	9,201,000	100,000	9,301,000
Region II - Cagayan Valley	8,555,000	250,000	8,805,000

Regional Office - II (LTO)	8,555,000	250,000	8,805,000
Region III - Central Luzon	11,316,000	128,000	11,444,000

Regional Office - III (LTO)	11,316,000	128,000	11,444,000
Region IVA - CALABARZON	9,594,000	250,000	9,844,000

Regional Office - IVA (LTO)	9,594,000	250,000	9,844,000
Region IVB - MIMAROPA	2,876,000	370,000	3,246,000

Regional Office - IVB (LTO)	2,876,000	370,000	3,246,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	359
DEPARTMENT OF TRANSPORTATION

Region V - Bicol	8,455,000	448,000		8,903,000

Regional Office - V (LTO)	8,455,000	448,000		8,903,000
Region VI - Western Visayas	11,330,000	450,000		11,780,000

Regional Office - VI (LTO)	11,330,000	450,000		11,780,000
Region VII - Central Visayas	13,369,000	300,000		13,669,000

Regional Office - VII (LTO)	13,369,000	300,000		13,669,000
Region VIII - Eastern Visayas	5,854,000	428,000		6,282,000

Regional Office - VIII (LTO)	5,854,000	428,000		6,282,000
Region IX - Zamboanga Peninsula	7,033,000	607,000		7,640,000

Regional Office - IX (LTO)	7,033,000	607,000		7,640,000
Region X - Northern Mindanao	11,490,000	550,000		12,040,000

Regional Office - X (LTO)	11,490,000	550,000		12,040,000
Region XI - Davao	8,689,000	1,850,000		10,539,000

Regional Office - XI (LTO)	8,689,000	1,850,000		10,539,000
Region XII - SOCCSKSARGEN	7,454,000	3,230,000		10,684,000

Regional Office - XII (LTO)	7,454,000	3,230,000		10,684,000
Region XIII - Caraga	566,000			566,000

Regional Office - XIII	566,000			566,000
Issuance of driver’s license and permits	202,441,000	538,830,000	80,339,000	821,610,000

National Capital Region (NCR)	71,495,000	497,919,000	80,339,000	649,753,000

Central Office (LTO)		453,309,000	80,339,000	533,648,000
Regional Office - NCR (LTO)	71,495,000	44,610,000		116,105,000
Region I - Ilocos	10,161,000	3,958,000		14,119,000

Regional Office - I (LTO)	10,161,000	3,958,000		14,119,000
Region II - Cagayan Valley	7,115,000	2,313,000		9,428,000

Regional Office - II (LTO)	7,115,000	2,313,000		9,428,000
Region III - Central Luzon	23,931,000	6,000,000		29,931,000

Regional Office - III (LTO)	23,931,000	6,000,000		29,931,000
Region IVA - CALABARZON	22,599,000	5,000,000		27,599,000

Regional Office - IVA (LTO)	22,599,000	5,000,000		27,599,000

360	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVB - MIMAROPA	2,539,000	2,146,000		4,685,000

Regional Office - IVB (LTO)	2,539,000	2,146,000		4,685,000
Region V - Bicol	8,962,000	1,250,000		10,212,000

Regional Office - V (LTO)	8,962,000	1,250,000		10,212,000
Region VI - Western Visayas	11,389,000	550,000		11,939,000

Regional Office - VI (LTO)	11,389,000	550,000		11,939,000
Region VII - Central Visayas	9,189,000	2,596,000		11,785,000

Regional Office - VII (LTO)	9,189,000	2,596,000		11,785,000
Region VIII - Eastern Visayas	4,279,000	4,165,000		8,444,000

Regional Office - VIII (LTO)	4,279,000	4,165,000		8,444,000
Region IX - Zamboanga Peninsula	5,141,000	2,802,000		7,943,000

Regional Office - IX (LTO)	5,141,000	2,802,000		7,943,000
Region X - Northern Mindanao	9,824,000	1,378,000		11,202,000

Regional Office - X (LTO)	9,824,000	1,378,000		11,202,000
Region XI - Davao	5,588,000	4,523,000		10,111,000

Regional Office - XI (LTO)	5,588,000	4,523,000		10,111,000
Region XII - SOCCSKSARGEN	8,198,000	4,230,000		12,428,000

Regional Office - XII (LTO)	8,198,000	4,230,000		12,428,000
Region XIII - Caraga	2,031,000			2,031,000

Regional Office - XIII	2,031,000			2,031,000
LAND PUBLIC TRANSPORTATION PROGRAM	215,962,000	192,238,000	21,423,000	429,623,000

Issuance of Certificate of Public Convenience, granting of permits and establishment of routes	215,962,000	192,238,000	21,423,000	429,623,000
National Capital Region (NCR)	83,202,000	132,804,000	16,798,000	232,804,000

Central Office (LTFRB)	70,919,000	123,685,000	16,798,000	211,402,000
Regional Office - NCR (LTFRB)	12,283,000	9,119,000		21,402,000
Region I - Ilocos	11,991,000	3,428,000		15,419,000

Regional Office - I (LTFRB)	11,991,000	3,428,000		15,419,000
Region II - Cagayan Valley	9,023,000	3,914,000	185,000	13,122,000

Regional Office - II (LTFRB)	9,023,000	3,914,000	185,000	13,122,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	361
DEPARTMENT OF TRANSPORTATION

Region III - Central Luzon	9,612,000	6,452,000		185,000	16,249,000

Regional Office - III (LTFRB)	9,612,000	6,452,000		185,000	16,249,000
Region IVA - CALABARZON	10,668,000	7,520,000			18,188,000

Regional Office - IVA (LTFRB)	10,668,000	7,520,000			18,188,000
Region IVB - MIMAROPA	8,109,000	2,306,000		370,000	10,785,000

Regional Office - IVB (LTFRB)	8,109,000	2,306,000		370,000	10,785,000
Region V - Bicol	7,974,000	3,574,000		185,000	11,733,000

Regional Office - V (LTFRB)	7,974,000	3,574,000		185,000	11,733,000
Region VI - Western Visayas	11,619,000	4,795,000			16,414,000

Regional Office - VI (LTFRB)	11,619,000	4,795,000			16,414,000
Region VII - Central Visayas	11,776,000	7,211,000			18,987,000

Regional Office - VII (LTFRB)	11,776,000	7,211,000			18,987,000
Region VIII - Eastern Visayas	11,702,000	3,527,000			15,229,000

Regional Office - VIII (LTFRB)	11,702,000	3,527,000			15,229,000
Region IX - Zamboanga Peninsula	10,733,000	3,417,000		3,700,000	17,850,000

Regional Office - IX (LTFRB)	10,733,000	3,417,000		3,700,000	17,850,000
Region X - Northern Mindanao	10,273,000	4,226,000			14,499,000

Regional Office - X (LTFRB)	10,273,000	4,226,000			14,499,000
Region XI - Davao	8,924,000	4,932,000			13,856,000

Regional Office - XI (LTFRB)	8,924,000	4,932,000			13,856,000
Region XII - SOCCSKSARGEN	10,356,000	4,132,000			14,488,000

Regional Office - XII (LTFRB)	10,356,000	4,132,000			14,488,000

Sub-total, Operations	1,275,621,000	2,652,863,000	820,000	101,762,000	4,031,066,000

Total, Regular Programs	2,707,120,000	4,920,866,000	7,888,000	4,046,427,000	11,682,301,000

PROJECT(S)
Locally-Funded Project(s)
Subsidy for Mass Transport (MRT 3)	6,089,791,000	6,089,791,000

National Capital Region (NCR)	6,089,791,000	6,089,791,000

Central Office	6,089,791,000	6,089,791,000

362	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Railways	1,000,000	1,000,000

National Capital Region (NCR)	1,000,000	1,000,000

Central Office	1,000,000	1,000,000
LRT 1 Structural Rehabilitation	1,500,000,000	1,500,000,000

National Capital Region (NCR)	1,500,000,000	1,500,000,000

Central Office	1,500,000,000	1,500,000,000
Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Aviation	1,000,000	1,000,000

National Capital Region (NCR)	1,000,000	1,000,000

Central Office	1,000,000	1,000,000
Laoag International Airport	500,000,000	500,000,000

National Capital Region (NCR)	500,000,000	500,000,000

Central Office	500,000,000	500,000,000
Bukidnon Airport	320,000,000	320,000,000

National Capital Region (NCR)	320,000,000	320,000,000

Central Office	320,000,000	320,000,000
Ninoy Aquino International Airport (NAIA)	1,636,000,000	1,636,000,000

National Capital Region (NCR)	1,636,000,000	1,636,000,000

Central Office	1,636,000,000	1,636,000,000
New Zamboanga International Airport	300,000,000	300,000,000

National Capital Region (NCR)	300,000,000	300,000,000

Central Office	300,000,000	300,000,000
New Manila International Airport	200,000,000	200,000,000

National Capital Region (NCR)	200,000,000	200,000,000

Central Office	200,000,000	200,000,000
Kalibo International Airport	581,250,000	581,250,000

National Capital Region (NCR)	581,250,000	581,250,000

Central Office	581,250,000	581,250,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	363
DEPARTMENT OF TRANSPORTATION

Maasin Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Puerto Princesa Airport	300,000,000	300,000,000

National Capital Region (NCR)	300,000,000	300,000,000

Central Office	300,000,000	300,000,000
Central Mindanao (M’lang) Airport	300,000,000	300,000,000

National Capital Region (NCR)	300,000,000	300,000,000

Central Office	300,000,000	300,000,000
Catbalogan Airport	250,000,000	250,000,000

National Capital Region (NCR)	250,000,000	250,000,000

Central Office	250,000,000	250,000,000
Borongan Airport	200,000,000	200,000,000

National Capital Region (NCR)	200,000,000	200,000,000

Central Office	200,000,000	200,000,000
Tuguegarao Airport	150,000,000	150,000,000

National Capital Region (NCR)	150,000,000	150,000,000

Central Office	150,000,000	150,000,000
Daet Airport	225,000,000	225,000,000

National Capital Region (NCR)	225,000,000	225,000,000

Central Office	225,000,000	225,000,000
Tandag Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Jolo Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Candon Airport	200,000,000	200,000,000

National Capital Region (NCR)	200,000,000	200,000,000

Central Office	200,000,000	200,000,000

364	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Mati Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Airport Development/Expansion of
Pag-Asa Island Airport	1,500,000,000	1,500,000,000

National Capital Region (NCR)	1,500,000,000	1,500,000,000

Central Office	1,500,000,000	1,500,000,000
Surigao Airport	80,000,000	80,000,000

National Capital Region (NCR)	80,000,000	80,000,000

Central Office	80,000,000	80,000,000
Iloilo International Airport	190,563,000	190,563,000

National Capital Region (NCR)	190,563,000	190,563,000

Central Office	190,563,000	190,563,000
Bacon Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Vigan Airport	70,000,000	70,000,000

National Capital Region (NCR)	70,000,000	70,000,000

Central Office	70,000,000	70,000,000
Construction, Rehabilitation and
Improvement of Other Transportation
Infrastructure - Maritime	1,000,000	1,000,000

National Capital Region (NCR)	1,000,000	1,000,000

Central Office	1,000,000	1,000,000
Construction of Bataan Wharf,
Orion, Bataan	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Construction/Extension of RC Wharf with Ro-Ro Ramp, Tagapul-an, Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	365
DEPARTMENT OF TRANSPORTATION

Construction of Agoo Port/Ferry Terminal,
Brgy. San Isidro, Agoo, La Union	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Construction and Development of La Union
Port, Brgy. Pudoc, Bauang, La Union	75,000,000	75,000,000

National Capital Region (NCR)	75,000,000	75,000,000

Central Office	75,000,000	75,000,000
Construction of Brgy. Pangapuyan
Community Port, Pangapuyan Island,
Zamboanga City	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Construction of Brgy. Landang Gua
Community Port, Sacol Island,
Zamboanga City	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Construction/Improvement of Brgy.
Busay Community Port, Sacol Island,
Zamboanga City	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Construction of Brgy. Dita Community
Port, Sacol Island, Zamboanga City	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Construction and Development of
Talalora Port, Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Construction of Sangputan Port, Brgy.
Sangputan, San Vicente, Northern Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000

366	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Construction and Development of
Sto. Niño Port, Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Construction and Development of San
Agustin Port, Brgy. San Agustin, Lavezares,
Northern Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Construction of Laoang Port, Laoang,
Northern Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Construction of Pilar Port, Brgy. Pilar,
San Antonio, Northern Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Rehabilitation of Giporlos Port,
Municipality of Giporlos, Eastern Samar	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Construction of Paninirongan Port,
Pambujan, Northern Samar	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Construction of Seaport, Brgy. Tabiawan,
Isabela City, Basilan	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000
Renovation/Rehabilitation of the
Palimbang Port, San Roque, Palimbang,
Sultan Kudarat	25,000,000	25,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Central Office	25,000,000	25,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	367
DEPARTMENT OF TRANSPORTATION

Brgy. Punta Buri Port Development
Project, Ajuy, Iloilo	20,000,000	20,000,000

National Capital Region (NCR)	20,000,000	20,000,000

Central Office	20,000,000	20,000,000
Araceli Port Development Project,
Araceli, Palawan	36,000,000	36,000,000

National Capital Region (NCR)	36,000,000	36,000,000

Central Office	36,000,000	36,000,000
Corcuera Port Development Project,
Corcuera, Romblon	20,000,000	20,000,000

National Capital Region (NCR)	20,000,000	20,000,000

Central Office	20,000,000	20,000,000
Brgy. Tagubanhan Port Development
Project, Ajuy, Iloilo	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Bonbon Port Development Project,
Panukulan, Quezon	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Quinapondan Port Development
Project, Brgy. Sto. Niño, Quinapondan,
Eastern Samar	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Sta. Catalina Port Development Project,
Sta. Catalina, Ilocos Sur	82,000,000	82,000,000

National Capital Region (NCR)	82,000,000	82,000,000

Central Office	82,000,000	82,000,000
Construction of Shelter Port at Lawak, Palawan	800,000,000	800,000,000

National Capital Region (NCR)	800,000,000	800,000,000

Central Office	800,000,000	800,000,000

368	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Construction of Padre Burgos Port, Southern Leyte		150,000,000	150,000,000

National Capital Region (NCR)		150,000,000	150,000,000

Central Office		150,000,000	150,000,000
Construction, Rehabilitation and
Improvement of Other Transportation
Infrastructure - Land Public
Transportation		1,000,000	1,000,000

National Capital Region (NCR)		1,000,000	1,000,000

Central Office		1,000,000	1,000,000
Construction of the Ilocos Norte Transport Hub and Parking Building (Central Terminal),
Laoag City, Ilocos Norte		700,000,000	700,000,000

National Capital Region (NCR)		700,000,000	700,000,000

Central Office		700,000,000	700,000,000
Construction of LTO Central Office
Multi-Level Parking Building and Motor
Vehicle Inspection Center		250,000,000	250,000,000

National Capital Region (NCR)		250,000,000	250,000,000

Central Office (LTO)		250,000,000	250,000,000
EDSA Busway Project	286,633,000	622,495,000	909,128,000

National Capital Region (NCR)	286,633,000	622,495,000	909,128,000

Central Office	286,633,000	622,495,000	909,128,000
Fuel Subsidy to Transport Sector
Affected by Rising Fuel Prices	2,500,000,000		2,500,000,000

National Capital Region (NCR)	2,500,000,000		2,500,000,000

Central Office	2,500,000,000		2,500,000,000
Active Transport Bike Share
System and Safe Pathways
Program		1,000,000,000	1,000,000,000

National Capital Region (NCR)		1,000,000,000	1,000,000,000

Central Office		1,000,000,000	1,000,000,000
Payment of Arrears of the LTO for
Land Transportation Management System Project	620,000,000		620,000,000

National Capital Region (NCR)	620,000,000		620,000,000

Central Office (LTO)	620,000,000		620,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	369
DEPARTMENT OF TRANSPORTATION

Special Action and Intelligence Committee for Transportation	10,000,000		10,000,000

National Capital Region (NCR)	10,000,000		10,000,000

Central Office	10,000,000		10,000,000
Public Utility Vehicle Modernization Program	1,600,000,000		1,600,000,000

National Capital Region (NCR)	1,600,000,000		1,600,000,000

Central Office	1,600,000,000		1,600,000,000
Service Contracting of Public Utility Vehicle Program	1,300,000,000		1,300,000,000

National Capital Region (NCR)	1,300,000,000		1,300,000,000

Central Office	1,300,000,000		1,300,000,000
Southwest Integrated Transport System Project - Annual Grantor’s Payment		100,000,000	100,000,000

National Capital Region (NCR)		100,000,000	100,000,000

Central Office		100,000,000	100,000,000
Construction of DOTr - Caraga Region XIII Main Building (Phase 1)		39,411,000	39,411,000

Region XIII - Caraga		39,411,000	39,411,000

Regional Office - XIII		39,411,000	39,411,000

Sub-total, Locally-Funded Projects	12,406,424,000	13,621,719,000	26,028,143,000

Foreign-Assisted Project(s)
MRT 3 Rehabilitation Project	2,927,299,000		2,927,299,000

National Capital Region (NCR)	2,927,299,000		2,927,299,000

Central Office	2,927,299,000		2,927,299,000

Loan Proceeds	2,392,877,000		2,392,877,000
GOP Counterpart	534,422,000		534,422,000
New Cebu International Container Port		574,000,000	574,000,000

National Capital Region (NCR)		574,000,000	574,000,000

Central Office		574,000,000	574,000,000

GOP Counterpart		574,000,000	574,000,000

Sub-total, Foreign-Assisted Projects	2,927,299,000	574,000,000	3,501,299,000

370	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Total, Project(s)				15,333,723,000				14,195,719,000		29,529,442,000

TOTAL NEW APPROPRIATIONS	₱	2,707,120,000	₱	20,254,589,000	₱	7,888,000	₱	18,242,146,000	₱	41,211,743,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,698,427

Total Permanent Positions	1,698,427

Other Compensation Common to All
Personnel Economic Relief Allowance	108,264
Representation Allowance	21,108
Transportation Allowance	21,048
Clothing and Uniform Allowance	27,066
Mid-Year Bonus - Civilian	141,535
Year End Bonus	141,535
Cash Gift	22,555
Productivity Enhancement Incentive	22,555
Step Increment	4,242

Total Other Compensation Common to All	509,908

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,524
Anniversary Bonus - Civilian	3,555

Total Other Compensation for Specific Groups	5,079

Other Benefits
PAG-IBIG Contributions	5,407
PhilHealth Contributions	37,329
Employees Compensation Insurance Premiums	5,407
Loyalty Award - Civilian	1,465
Terminal Leave	75,409

Total Other Benefits	125,017

Non-Permanent Positions	368,689

Total Personnel Services	2,707,120

DECEMBER 25, 2023	OFFICIAL GAZETTE	371
DEPARTMENT OF TRANSPORTATION

Maintenance and Other Operating Expenses
Travelling Expenses	70,145
Training and Scholarship Expenses	39,906
Supplies and Materials Expenses	1,454,102
Utility Expenses	873,516
Communication Expenses	220,173
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	10,173
Professional Services	139,568
General Services	1,772,744
Repairs and Maintenance	2,949,195
Financial Assistance/Subsidy	5,400,000
Taxes, Insurance Premiums and Other Fees	29,290
Labor and Wages	27,624
Other Maintenance and Operating Expenses
Advertising Expenses	9,342
Printing and Publication Expenses	5,009
Representation Expenses	25,898
Transportation and Delivery Expenses	12,254
Rent/Lease Expenses	6,175,362
Membership Dues and Contributions to Organizations	15,312
Subscription Expenses	7,473
Other Maintenance and Operating Expenses	1,017,503

Total Maintenance and Other Operating Expenses	20,254,589

Financial Expenses
Bank Charges	7,888

Total Financial Expenses	7,888

Total Current Operating Expenditures	22,969,597

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	17,071,213
Buildings and Other Structures	144,411
Machinery and Equipment Outlay	330,755
Transportation Equipment Outlay	695,767

Total Capital Outlays	18,242,146

TOTAL NEW APPROPRIATIONS	41,211,743

372	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

B. CIVIL AERONAUTICS BOARD

For general administration and support, and operations, as indicated hereunder	₱	224,679,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	23,007,000	₱	18,334,000	₱	17,141,000	₱	58,482,000
Operations		135,422,000		30,775,000				166,197,000

AIR TRANSPORT DEVELOPMENT AND REGULATORY PROGRAM		38,089,000		473,000				38,562,000
AIR PASSENGER BILL OF RIGHTS PROGRAM		97,333,000		30,302,000				127,635,000

TOTAL NEW APPROPRIATIONS	₱	158,429,000	₱	49,109,000	₱	17,141,000	₱	224,679,000

Special Provision(s)

1. Reporting and Posting Requirements. The Civil Aeronautics Board (CAB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CAB’s website.

The CAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	22,839,000	₱	18,334,000	₱	17,141,000	₱	58,314,000
Administration of Personnel Benefits		168,000						168,000

Sub-total, General Administration and Support		23,007,000		18,334,000		17,141,000		58,482,000

Operations
AIR TRANSPORT DEVELOPMENT AND REGULATORY PROGRAM		38,089,000		473,000				38,562,000

Air transport policy formulation and implementation		18,868,000		158,000				19,026,000
Air transport regulatory services		10,986,000		158,000				11,144,000
Other organizational and system improvement		8,235,000		157,000				8,392,000
AIR PASSENGER BILL OF RIGHTS PROGRAM		97,333,000		30,302,000				127,635,000

Implementation and monitoring of APBR pursuant to DOTC-DTI JAO No. 1		97,333,000		30,302,000				127,635,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	373
DEPARTMENT OF TRANSPORTATION

Sub-total, Operations		135,422,000		30,775,000				166,197,000

TOTAL NEW APPROPRIATIONS	₱	158,429,000	₱	49,109,000	₱	17,141,000	₱	224,679,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	53,975

Total Permanent Positions	53,975

Other Compensation Common to All
Personnel Economic Relief Allowance	2,448
Representation Allowance	528
Transportation Allowance	528
Clothing and Uniform Allowance	612
Mid-Year Bonus - Civilian	4,498
Year End Bonus	4,498
Cash Gift	510
Productivity Enhancement Incentive	510
Step Increment	135

Total Other Compensation Common to All	14,267

Other Benefits
PAG-IBIG Contributions	122
PhilHealth Contributions	1,180
Employees Compensation Insurance Premiums	122
Loyalty Award - Civilian	30
Terminal Leave	168

Total Other Benefits	1,622

Non-Permanent Positions	73,125

Military/Uniformed Personnel
Other Compensation for Specific Groups
Flying Pay	15,440

Total Other Compensation for Specific Groups	15,440

Total Personnel Services	158,429

374	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	8,000
Training and Scholarship Expenses	3,000
Supplies and Materials Expenses	4,877
Utility Expenses	2,800
Communication Expenses	2,800
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	14,839
General Services	4,175
Repairs and Maintenance	1,500
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Advertising Expenses	200
Representation Expenses	5,000
Rent/Lease Expenses	400
Subscription Expenses	182
Other Maintenance and Operating Expenses	1,000

Total Maintenance and Other Operating Expenses	49,109

Total Current Operating Expenditures	207,538

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	13,541
Transportation Equipment Outlay	3,600

Total Capital Outlays	17,141

TOTAL NEW APPROPRIATIONS	224,679

C. MARITIME INDUSTRY AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	1,206,274,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	82,861,000	₱	92,938,000	₱		₱	175,799,000
Support to Operations		9,734,000		2,895,000		134,785,000		147,414,000
Operations		389,479,000		493,582,000				883,061,000

MARITIME INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		14,206,000		1,466,000				15,672,000
MARITIME INDUSTRY REGULATORY AND SUPERVISION PROGRAM		375,273,000		492,116,000				867,389,000

TOTAL NEW APPROPRIATIONS	₱	482,074,000	₱	589,415,000	₱	134,785,000	₱	1,206,274,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	375
DEPARTMENT OF TRANSPORTATION

Special Provision(s)

1. Tonnage Fees. In addition to the amounts appropriated herein, Twenty Three Million Nine Hundred Ninety Three Thousand Pesos (₱23,993,000) shall be used for the promotion and development of the domestic shipping industry, enhancement of maritime safety, and promotion of the ship building and ship repair industry in the country sourced from the annual tonnage fees collected by the Maritime Industry Authority (MARINA) from ship owners or operators in accordance with Section 17, Chapter VII of R.A. No. 9295.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

2. Reporting and Posting Requirements. The MARINA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	MARINA’s website.

The MARINA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	71,429,000	₱	92,938,000	₱		₱	164,367,000

National Capital Region (NCR)		71,429,000		92,938,000				164,367,000

Central Office		71,429,000		92,938,000				164,367,000
Administration of Personnel Benefits		11,432,000						11,432,000

National Capital Region (NCR)		11,432,000						11,432,000

Central Office		11,432,000						11,432,000

Sub-total, General Administration and Support		82,861,000		92,938,000				175,799,000

Support to Operations
Implementation of the Management Information System		9,734,000		2,895,000		134,785,000		147,414,000

National Capital Region (NCR)		9,734,000		2,895,000		134,785,000		147,414,000

Central Office		9,734,000		2,895,000		134,785,000		147,414,000

Sub-total, Support to Operations		9,734,000		2,895,000		134,785,000		147,414,000

Operations
MARITIME INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		14,206,000		1,466,000				15,672,000

Formulation of policies, projects and programs for the promotion and development of the maritime industry		14,206,000		1,466,000				15,672,000

376	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)	14,206,000	1,466,000	15,672,000

Central Office	14,206,000	1,466,000	15,672,000
MARITIME INDUSTRY REGULATORY AND SUPERVISION PROGRAM	375,273,000	492,116,000	867,389,000

Registration and provision of authority for ships and shipyards; certification and documentation for seafarers; accreditation of training programs, faculty and other maritime enterprises	354,390,000	489,665,000	844,055,000

National Capital Region (NCR)	203,140,000	396,196,000	599,336,000

Central Office	203,140,000	396,196,000	599,336,000
Region I - Ilocos	6,654,000	6,804,000	13,458,000

Regional Office - I	6,654,000	6,804,000	13,458,000
Region IVA - CALABARZON	20,100,000	13,547,000	33,647,000

Regional Office - IVA	20,100,000	13,547,000	33,647,000
Region V - Bicol	11,681,000	6,622,000	18,303,000

Regional Office - V	11,681,000	6,622,000	18,303,000
Region VI - Western Visayas	14,623,000	8,545,000	23,168,000

Regional Office - VI	14,623,000	8,545,000	23,168,000
Region VII - Central Visayas	21,884,000	16,759,000	38,643,000

Regional Office - VII	21,884,000	16,759,000	38,643,000
Region VIII - Eastern Visayas	16,484,000	9,963,000	26,447,000

Regional Office - VIII	16,484,000	9,963,000	26,447,000
Region IX - Zamboanga Peninsula	14,816,000	6,400,000	21,216,000

Regional Office - IX	14,816,000	6,400,000	21,216,000
Region X - Northern Mindanao	13,289,000	4,758,000	18,047,000

Regional Office - X	13,289,000	4,758,000	18,047,000
Region XI - Davao	13,032,000	9,978,000	23,010,000

Regional Office - XI	13,032,000	9,978,000	23,010,000
Region XII - SOCCSKSARGEN	11,297,000	4,810,000	16,107,000

Regional Office - XII	11,297,000	4,810,000	16,107,000
Region XIII - Caraga	7,390,000	5,283,000	12,673,000

Regional Office - XIII	7,390,000	5,283,000	12,673,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	377
DEPARTMENT OF TRANSPORTATION

Monitoring and enforcement of maritime laws and regulations		20,883,000		2,451,000				23,334,000

National Capital Region (NCR)		20,883,000		2,451,000				23,334,000

Central Office		20,883,000		2,451,000				23,334,000

Sub-total, Operations		389,479,000		493,582,000				883,061,000

TOTAL NEW APPROPRIATIONS	₱	482,074,000	₱	589,415,000	₱	134,785,000	₱	1,206,274,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	349,464

Total Permanent Positions	349,464

Other Compensation Common to All
Personnel Economic Relief Allowance	15,864
Representation Allowance	5,214
Transportation Allowance	5,214
Clothing and Uniform Allowance	3,966
Honoraria	16,090
Mid-Year Bonus - Civilian	29,121
Year End Bonus	29,121
Cash Gift	3,305
Productivity Enhancement Incentive	3,305
Step Increment	874

Total Other Compensation Common to All	112,074

Other Benefits
PAG-IBIG Contributions	793
PhilHealth Contributions	7,518
Employees Compensation Insurance Premiums	793
Terminal Leave	11,432

Total Other Benefits	20,536

Total Personnel Services	482,074

Maintenance and Other Operating Expenses
Travelling Expenses	36,214
Training and Scholarship Expenses	14,211
Supplies and Materials Expenses	216,081

378	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Utility Expenses	23,019
Communication Expenses	15,952
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,847
Professional Services	31,457
General Services	29,896
Repairs and Maintenance	50,437
Taxes, Insurance Premiums and Other Fees	4,626
Labor and Wages	85,731
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,478
Representation Expenses	34,173
Transportation and Delivery Expenses	415
Rent/Lease Expenses	30,761
Subscription Expenses	8,571
Other Maintenance and Operating Expenses	1,546

Total Maintenance and Other Operating Expenses	589,415

Total Current Operating Expenditures	1,071,489

Capital Outlays
Property, Plant and Equipment Outlay

Machinery and Equipment Outlay	134,785

Total Capital Outlays	134,785

TOTAL NEW APPROPRIATIONS	1,206,274

D. OFFICE OF TRANSPORTATION COOPERATIVES

For general administration and support, and operations, as indicated hereunder	₱	52,081,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	12,582,000	₱	5,645,000	₱		₱	18,227,000
Operations		11,031,000		16,568,000		6,255,000		33,854,000

TRANSPORTATION COOPERATIVE DEVELOPMENT PROGRAM		11,031,000		16,568,000		6,255,000		33,854,000

TOTAL NEW APPROPRIATIONS	₱	23,613,000	₱	22,213,000	₱	6,255,000	₱	52,081,000

Special Provision(s)

1. Reporting and Posting Requirements. The Office of Transportation Cooperatives (OTC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) OTC’s website.

DECEMBER 25, 2023	OFFICIAL GAZETTE	379
DEPARTMENT OF TRANSPORTATION

The OTC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	11,993,000	₱	5,645,000	₱		₱	17,638,000
Administration of Personnel Benefits		589,000						589,000

Sub-total, General Administration and Support		12,582,000		5,645,000				18,227,000

Operations
TRANSPORTATION COOPERATIVE DEVELOPMENT PROGRAM		11,031,000		16,568,000		6,255,000		33,854,000

Transportation Cooperative Promotion and Accreditation Services		4,072,000		2,345,000				6,417,000
Transportation Cooperative Development Services		6,959,000		14,223,000		6,255,000		27,437,000

Sub-total, Operations		11,031,000		16,568,000		6,255,000		33,854,000

TOTAL NEW APPROPRIATIONS	₱	23,613,000	₱	22,213,000	₱	6,255,000	₱	52,081,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	17,406

Total Permanent Positions	17,406

Other Compensation Common to All
Personnel Economic Relief Allowance	912
Representation Allowance	228
Transportation Allowance	228

380	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Clothing and Uniform Allowance	228
Mid-Year Bonus - Civilian	1,451
Year End Bonus	1,451
Cash Gift	190
Per Diems	230
Productivity Enhancement Incentive	190
Step Increment	43

Total Other Compensation Common to All	5,151

Other Benefits
PAG-IBIG Contributions	46
PhilHealth Contributions	375
Employees Compensation Insurance Premiums	46
Terminal Leave	589

Total Other Benefits	1,056

Total Personnel Services	23,613

Maintenance and Other Operating Expenses
Travelling Expenses	546
Training and Scholarship Expenses	400
Supplies and Materials Expenses	1,310
Utility Expenses	455
Communication Expenses	790
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	110
General Services	382
Repairs and Maintenance	970
Taxes, Insurance Premiums and Other Fees	50
Other Maintenance and Operating Expenses
Representation Expenses	162
Rent/Lease Expenses	9,245
Subscription Expenses	200
Other Maintenance and Operating Expenses	7,593

Total Maintenance and Other Operating Expenses	22,213

Total Current Operating Expenditures	45,826

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	6,255

Total Capital Outlays	6,255

TOTAL NEW APPROPRIATIONS	52,081

E. OFFICE FOR TRANSPORTATION SECURITY

For general administration and support, and operations, as indicated hereunder	₱	1,141,531,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	381
DEPARTMENT OF TRANSPORTATION

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	33,323,000	₱	190,755,000	₱	140,769,000	₱	364,847,000
Operations		93,184,000		8,376,000		675,124,000		776,684,000

TRANSPORTATION SECURITY PROGRAM		93,184,000		8,376,000		675,124,000		776,684,000

TOTAL NEW APPROPRIATIONS	₱	126,507,000	₱	199,131,000	₱	815,893,000	₱	1,141,531,000

Special Provision(s)

1. Aviation Security Fees. In addition to the amounts appropriated herein, Three Hundred Twenty Five Million Seven Hundred Seventy Five Thousand Pesos (₱325,775,000) shall be used for the operating requirements of the National Civil Aviation Security Committee sourced from the collections of aviation security fees in accordance with L.O.I. No. 414-A dated June 17, 1976, as amended: Provided, That One Hundred Thirty Seven Million Two Hundred Fifty Thousand Pesos (₱137,250,000) shall be used for the procurement of body-worn cameras.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

(GENERAL OBSERVATION- President’s Veto Message, December 20, 2023, Volume I-B, pages 785-786, R.A. No. 11975)

2. Reporting and Posting Requirements. The Office for Transportation Security (OTS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	OTS’ website.

The OTS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	33,323,000	₱	190,755,000	₱	140,769,000	₱	364,847,000

Sub-total, General Administration and Support		33,323,000		190,755,000		140,769,000		364,847,000

Operations
TRANSPORTATION SECURITY PROGRAM		93,184,000		8,376,000		675,124,000		776,684,000

Assessment of the risk vulnerability of transport facilities and infrastructure and issuance of threat advisories		35,418,000		6,048,000		675,124,000		716,590,000

382	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Evaluation of capability of transport security trainors and personnel and accreditation of transport security training institutions for issuance of compliance certificates		10,339,000		222,000				10,561,000
Policy formulation and development		6,601,000		557,000				7,158,000
Audit compliance/non-compliance to security programs and plans		26,038,000		777,000				26,815,000
Evaluation of security plans for issuance of compliance certificates		14,788,000		772,000				15,560,000

Sub-total, Operations		93,184,000		8,376,000		675,124,000		776,684,000

TOTAL NEW APPROPRIATIONS	₱	126,507,000	₱	199,131,000	₱	815,893,000	₱	1,141,531,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	97,757

Total Permanent Positions	97,757

Other Compensation Common to All
Personnel Economic Relief Allowance	4,128
Representation Allowance	1,404
Transportation Allowance	1,404
Clothing and Uniform Allowance	1,032
Mid-Year Bonus - Civilian	8,146
Year End Bonus	8,146
Cash Gift	860
Productivity Enhancement Incentive	860
Step Increment	245

Total Other Compensation Common to All	26,225

Other Benefits
PAG-IBIG Contributions	205
PhilHealth Contributions	2,080
Employees Compensation Insurance Premiums	205
Loyalty Award - Civilian	35

Total Other Benefits	2,525

Total Personnel Services	126,507

DECEMBER 25, 2023	OFFICIAL GAZETTE	383
DEPARTMENT OF TRANSPORTATION

Maintenance and Other Operating Expenses
Travelling Expenses	17,662
Training and Scholarship Expenses	2,965
Supplies and Materials Expenses	13,924
Utility Expenses	7,660
Communication Expenses	29,335
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	2,290
Extraordinary and Miscellaneous Expenses	1,160
Professional Services	1,609
General Services	9,075
Repairs and Maintenance	80,599
Taxes, Insurance Premiums and Other Fees	5,480
Other Maintenance and Operating Expenses
Advertising Expenses	700
Printing and Publication Expenses	2,340
Representation Expenses	10,502
Transportation and Delivery Expenses	600
Rent/Lease Expenses	5,581
Subscription Expenses	2,803
Other Maintenance and Operating Expenses	4,846

Total Maintenance and Other Operating Expenses	199,131

Total Current Operating Expenditures	325,638

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	793,693
Transportation Equipment Outlay	22,200

Total Capital Outlays	815,893

TOTAL NEW APPROPRIATIONS	1,141,531

F. PHILIPPINE COAST GUARD

For general administration and support, support to operations, and operations, including locally-funded project(s) as indicated hereunder	₱	29,420,681,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	8,621,690,000	₱	1,680,192,000	₱	133,447,000	₱	10,435,329,000
Support to Operations		2,735,748,000		121,903,000				2,857,651,000
Operations		8,370,454,000		3,096,649,000		4,416,640,000		15,883,743,000

MARITIME SEARCH AND RESCUE PROGRAM		1,978,634,000		178,320,000		348,000,000		2,504,954,000

384	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

MARITIME SECURITY AND LAW ENFORCEMENT PROGRAM		3,687,960,000		2,504,608,000		3,826,713,000		10,019,281,000
MARINE ENVIRONMENTAL PROTECTION PROGRAM		1,413,536,000		98,719,000		241,927,000		1,754,182,000
MARITIME SAFETY PROGRAM		1,290,324,000		315,002,000				1,605,326,000

Total, Regular Programs		19,727,892,000		4,898,744,000		4,550,087,000		29,176,723,000

B. PROJECT(S)
Locally-Funded Project(s)				50,000,000		193,958,000		243,958,000

Total, Project(s)				50,000,000		193,958,000		243,958,000

TOTAL NEW APPROPRIATIONS	₱	19,727,892,000	₱	4,948,744,000	₱	4,744,045,000	₱	29,420,681,000

Special Provisions

1. Rice Subsidy. The amount of Two Hundred Thirty Seven Million Three Hundred Fifty Four Thousand Pesos (₱237,354,000) appropriated herein shall be used for the provision of rice subsidy, equivalent to twenty (20) kilos of rice a month, in the form of financial assistance to the uniformed personnel of the Philippine Coast Guard (PCG).

2. Quick Response Fund. The amount of Seventy Five Million Pesos (₱75,000,000) appropriated herein for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for relief and rescue operations, in order that the situation and living conditions of people living in communities or areas stricken by calamities, epidemics, crises, and catastrophes occurring during the current year may be normalized as quickly as possible. In no case shall the QRF be used for pre-disaster activities or for any other purpose not authorized in this provision.

3. Procurement or Acquisition of Coast Guard and Maritime Equipment. The procurement or acquisition of certain coast guard and maritime equipment under this section shall be exempt from R.A. No. 9184 (Government Procurement Reform Act), to allow government-to-government contracts or negotiated contracts with a private company. In the case of negotiated contract with a private company, the approval of the Secretary of Transportation shall be required for acquisition and procurement with approved budget for the contract of up to Five Hundred Million Pesos (₱500,000,000) and the approval of the President for acquisition and procurement above Five Hundred Million Pesos (₱500,000,000). The allotment for the purpose shall be issued only upon submission and presentation by DOTr to the Senate President, Speaker of the House of Representatives, and the Congressional Oversight Committee created under Section 18 of R.A. No. 10349 of the procurement plan and equipment specifications prior to the commencement of a government-to-government contract or negotiated contract.

This shall cover the procurement and acquisition of coast guard and maritime equipment, weapons system, hardware and software for security, intelligence and other maritime patrol operations wherein publication thereof or divulgement to the public in the process of procurement or acquisition will endanger or compromise national security and external defense strategy of the country. This shall include but not limited to the following: coast guard ships, aircrafts, unmanned-aerial vehicles or drones, missile systems, and hardware and software for anti-cyber espionage or hacking: Provided, That the procurement and acquisition of these coast guard and maritime equipment and systems shall allow in-brand new condition and not necessarily new equipment: Provided, further, That in-brand new condition, as used in this section, shall mean refurbished equipment whose remaining life span is more than fifty percent (50%) of the equipment’s expected or average life span.

For projects that will go through public bidding under R.A. No. 9184, the allotment for such purpose shall be issued only upon submission by the DOTr of the recommendation by the appropriate Bids and Awards Committee of the award of contracts for such projects.

4. Reporting and Posting Requirements. The PCG shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PCG’s website.

The PCG shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	385
DEPARTMENT OF TRANSPORTATION

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱4,614,252,000	₱1,680,192,000	₱133,447,000	₱6,427,891,000

National Capital Region (NCR)	4,614,252,000	1,574,863,000	133,447,000	6,322,562,000

Central Office	4,614,252,000	1,568,207,000	133,447,000	6,315,906,000
Regional Office - NCR		6,656,000		6,656,000
Region I - Ilocos		8,347,000		8,347,000

Region I - Northwestern Luzon		8,347,000		8,347,000
Region II - Cagayan Valley		5,399,000		5,399,000

Region II - Northeastern Luzon		5,399,000		5,399,000
Region IVA - CALABARZON		12,854,000		12,854,000

Region IV-A - Southern Tagalog		12,854,000		12,854,000
Region IVB - MIMAROPA		7,022,000		7,022,000

Region IV-B - Palawan		7,022,000		7,022,000
Region V - Bicol		6,489,000		6,489,000

Region V - Bicol		6,489,000		6,489,000
Region VI - Western Visayas		9,145,000		9,145,000

Region VI - Western Visayas		9,145,000		9,145,000
Region VII - Central Visayas		13,208,000		13,208,000

Region VII - Central Visayas		13,208,000		13,208,000
Region VIII - Eastern Visayas		6,278,000		6,278,000

Region VIII - Eastern Visayas		6,278,000		6,278,000
Region IX - Zamboanga Peninsula		8,887,000		8,887,000

Region IX - Southwestern Mindanao		8,887,000		8,887,000
Region X - Northern Mindanao		7,777,000		7,777,000

Region X - Northern Mindanao		7,777,000		7,777,000
Region XI - Davao		7,095,000		7,095,000

Region XI - Southeastern Mindanao		7,095,000		7,095,000

386	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XII - SOCCSKSARGEN		4,276,000		4,276,000

Region XII - Southern Mindanao		4,276,000		4,276,000
Region XIII - Caraga		4,376,000		4,376,000

Region XIII - Northeastern Mindanao		4,376,000		4,376,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		4,176,000		4,176,000

Regional Office - BARMM		4,176,000		4,176,000
Administration of Personnel Benefits	4,007,438,000			4,007,438,000

National Capital Region (NCR)	4,007,438,000			4,007,438,000

Central Office	4,007,438,000			4,007,438,000

Sub-total, General Administration and Support	8,621,690,000	1,680,192,000	133,447,000	10,435,329,000

Support to Operations
Conduct Coast Guard Training Courses	2,735,748,000	121,903,000		2,857,651,000

National Capital Region (NCR)	2,735,748,000	111,810,000		2,847,558,000

Central Office	2,735,748,000	110,942,000		2,846,690,000
Regional Office - NCR		868,000		868,000
Region I - Ilocos		668,000		668,000

Region I - Northwestern Luzon		668,000		668,000
Region II - Cagayan Valley		756,000		756,000

Region II - Northeastern Luzon		756,000		756,000
Region IVA - CALABARZON		1,013,000		1,013,000

Region IV-A - Southern Tagalog		1,013,000		1,013,000
Region IVB - MIMAROPA		754,000		754,000

Region IV-B - Palawan		754,000		754,000
Region V - Bicol		824,000		824,000

Region V - Bicol		824,000		824,000
Region VI - Western Visayas		1,238,000		1,238,000

Region VI - Western Visayas		1,238,000		1,238,000
Region VII - Central Visayas		1,025,000		1,025,000

Region VII - Central Visayas		1,025,000		1,025,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	387
DEPARTMENT OF TRANSPORTATION

Region VIII - Eastern Visayas		876,000		876,000

Region VIII - Eastern Visayas		876,000		876,000
Region IX - Zamboanga Peninsula		322,000		322,000

Region IX - Southwestern Mindanao		322,000		322,000
Region X - Northern Mindanao		688,000		688,000

Region X - Northern Mindanao		688,000		688,000
Region XI - Davao		501,000		501,000

Region XI - Southeastern Mindanao		501,000		501,000
Region XII - SOCCSKSARGEN		476,000		476,000

Region XII - Southern Mindanao		476,000		476,000
Region XIII - Caraga		476,000		476,000

Region XIII - Northeastern Mindanao		476,000		476,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		476,000		476,000

Regional Office - BARMM		476,000		476,000

Sub-total, Support to Operations	2,735,748,000	121,903,000		2,857,651,000

Operations
MARITIME SEARCH AND RESCUE PROGRAM	1,978,634,000	178,320,000	348,000,000	2,504,954,000

Maritime search and rescue operations	1,201,923,000	138,392,000		1,340,315,000

National Capital Region (NCR)	1,201,923,000	131,969,000		1,333,892,000

Central Office	1,201,923,000	130,954,000		1,332,877,000
Regional Office - NCR		1,015,000		1,015,000
Region I - Ilocos		381,000		381,000

Region I - Northwestern Luzon		381,000		381,000
Region II - Cagayan Valley		387,000		387,000

Region II - Northeastern Luzon		387,000		387,000
Region IVA - CALABARZON		1,415,000		1,415,000

Region IV-A - Southern Tagalog		1,415,000		1,415,000
Region IVB - MIMAROPA		613,000		613,000

Region IV-B - Palawan		613,000		613,000

388	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol		242,000		242,000

Region V - Bicol		242,000		242,000
Region VI - Western Visayas		1,030,000		1,030,000

Region VI - Western Visayas		1,030,000		1,030,000
Region VII - Central Visayas		170,000		170,000

Region VII - Central Visayas		170,000		170,000
Region VIII - Eastern Visayas		287,000		287,000

Region VIII - Eastern Visayas		287,000		287,000
Region IX - Zamboanga Peninsula		205,000		205,000

Region IX - Southwestern Mindanao		205,000		205,000
Region X - Northern Mindanao		526,000		526,000

Region X - Northern Mindanao		526,000		526,000
Region XI - Davao		606,000		606,000

Region XI - Southeastern Mindanao		606,000		606,000
Region XII - SOCCSKSARGEN		187,000		187,000

Region XII - Southern Mindanao		187,000		187,000
Region XIII - Caraga		187,000		187,000

Region XIII - Northeastern Mindanao		187,000		187,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		187,000		187,000

Regional Office - BARMM		187,000		187,000
Disaster response operations	776,711,000	39,928,000	348,000,000	1,164,639,000

National Capital Region (NCR)	776,711,000	33,582,000	348,000,000	1,158,293,000

Central Office	776,711,000	33,228,000	348,000,000	1,157,939,000
Regional Office - NCR		354,000		354,000
Region I - Ilocos		831,000		831,000

Region I - Northwestern Luzon		831,000		831,000
Region II - Cagayan Valley		334,000		334,000

Region II - Northeastern Luzon		334,000		334,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	389
DEPARTMENT OF TRANSPORTATION

Region IVA - CALABARZON		464,000		464,000

Region IV-A - Southern Tagalog		464,000		464,000
Region IVB - MIMAROPA		446,000		446,000

Region IV-B - Palawan		446,000		446,000
Region V - Bicol		407,000		407,000

Region V - Bicol		407,000		407,000
Region VI - Western Visayas		557,000		557,000

Region VI - Western Visayas		557,000		557,000
Region VII - Central Visayas		388,000		388,000

Region VII - Central Visayas		388,000		388,000
Region VIII - Eastern Visayas		296,000		296,000

Region VIII - Eastern Visayas		296,000		296,000
Region IX - Zamboanga Peninsula		414,000		414,000

Region IX - Southwestern Mindanao		414,000		414,000
Region X - Northern Mindanao		402,000		402,000

Region X - Northern Mindanao		402,000		402,000
Region XI - Davao		619,000		619,000

Region XI - Southeastern Mindanao		619,000		619,000
Region XII - SOCCSKSARGEN		396,000		396,000

Region XII - Southern Mindanao		396,000		396,000
Region XIII - Caraga		396,000		396,000

Region XIII - Northeastern Mindanao		396,000		396,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		396,000		396,000

Regional Office - BARMM		396,000		396,000
MARITIME SECURITY AND LAW ENFORCEMENT PROGRAM	3,687,960,000	2,504,608,000	3,826,713,000	10,019,281,000

Operate the National Coast Watch Center	30,731,000	7,439,000		38,170,000

National Capital Region (NCR)	30,731,000	7,439,000		38,170,000

Central Office	30,731,000	7,439,000		38,170,000

390	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Shore operations	1,648,644,000	253,879,000	1,902,523,000

National Capital Region (NCR)	1,648,644,000	245,602,000	1,894,246,000

Central Office	1,648,644,000	244,643,000	1,893,287,000
Regional Office - NCR		959,000	959,000
Region I - Ilocos		295,000	295,000

Region I - Northwestern Luzon		295,000	295,000
Region II - Cagayan Valley		881,000	881,000

Region II - Northeastern Luzon		881,000	881,000
Region IVA - CALABARZON		729,000	729,000

Region IV-A - Southern Tagalog		729,000	729,000
Region IVB - MIMAROPA		529,000	529,000

Region IV-B - Palawan		529,000	529,000
Region V - Bicol		1,099,000	1,099,000

Region V - Bicol		1,099,000	1,099,000
Region VI - Western Visayas		1,180,000	1,180,000

Region VI - Western Visayas		1,180,000	1,180,000
Region VII - Central Visayas		637,000	637,000

Region VII - Central Visayas		637,000	637,000
Region VIII - Eastern Visayas		349,000	349,000

Region VIII - Eastern Visayas		349,000	349,000
Region IX - Zamboanga Peninsula		228,000	228,000

Region IX - Southwestern Mindanao		228,000	228,000
Region X - Northern Mindanao		1,152,000	1,152,000

Region X - Northern Mindanao		1,152,000	1,152,000
Region XI - Davao		541,000	541,000

Region XI - Southeastern Mindanao		541,000	541,000
Region XII - SOCCSKSARGEN		219,000	219,000

Region XII - Southern Mindanao		219,000	219,000
Region XIII - Caraga		219,000	219,000

Region XIII - Northeastern Mindanao		219,000	219,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	391
DEPARTMENT OF TRANSPORTATION

Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		219,000		219,000

Regional Office - BARMM		219,000		219,000
Sea based operations	2,008,585,000	2,243,290,000	3,826,713,000	8,078,588,000

National Capital Region (NCR)	2,008,585,000	2,232,999,000	3,826,713,000	8,068,297,000

Central Office	2,008,585,000	2,232,366,000	3,826,713,000	8,067,664,000
Regional Office - NCR		633,000		633,000
Region I - Ilocos		244,000		244,000

Region I - Northwestern Luzon		244,000		244,000
Region II - Cagayan Valley		402,000		402,000

Region II - Northeastern Luzon		402,000		402,000
Region IVA - CALABARZON		844,000		844,000

Region IV-A - Southern Tagalog		844,000		844,000
Region IVB - MIMAROPA		972,000		972,000

Region IV-B - Palawan		972,000		972,000
Region V - Bicol		1,306,000		1,306,000

Region V - Bicol		1,306,000		1,306,000
Region VI - Western Visayas		2,563,000		2,563,000

Region VI - Western Visayas		2,563,000		2,563,000
Region VII - Central Visayas		805,000		805,000

Region VII - Central Visayas		805,000		805,000
Region VIII - Eastern Visayas		337,000		337,000

Region VIII - Eastern Visayas		337,000		337,000
Region IX - Zamboanga Peninsula		420,000		420,000

Region IX - Southwestern Mindanao		420,000		420,000
Region X - Northern Mindanao		1,235,000		1,235,000

Region X - Northern Mindanao		1,235,000		1,235,000
Region XI - Davao		692,000		692,000

Region XI - Southeastern Mindanao		692,000		692,000

392	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XII - SOCCSKSARGEN		157,000		157,000

Region XII - Southern Mindanao		157,000		157,000
Region XIII - Caraga		157,000		157,000

Region XIII - Northeastern Mindanao		157,000		157,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		157,000		157,000

Regional Office - BARMM		157,000		157,000
MARINE ENVIRONMENTAL PROTECTION PROGRAM	1,413,536,000	98,719,000	241,927,000	1,754,182,000

Site inspections	436,918,000	25,856,000	50,000,000	512,774,000

National Capital Region (NCR)	436,918,000	21,455,000	50,000,000	508,373,000

Central Office	436,918,000	21,194,000	50,000,000	508,112,000
Regional Office - NCR		261,000		261,000
Region I - Ilocos		170,000		170,000

Region I - Northwestern Luzon		170,000		170,000
Region II - Cagayan Valley		439,000		439,000

Region II - Northeastern Luzon		439,000		439,000
Region IVA - CALABARZON		261,000		261,000

Region IV-A - Southern Tagalog		261,000		261,000
Region IVB - MIMAROPA		369,000		369,000

Region IV-B - Palawan		369,000		369,000
Region V - Bicol		398,000		398,000

Region V - Bicol		398,000		398,000
Region VI - Western Visayas		150,000		150,000

Region VI - Western Visayas		150,000		150,000
Region VII - Central Visayas		463,000		463,000

Region VII - Central Visayas		463,000		463,000
Region VIII - Eastern Visayas		330,000		330,000

Region VIII - Eastern Visayas		330,000		330,000
Region IX - Zamboanga Peninsula		173,000		173,000

Region IX - Southwestern Mindanao		173,000		173,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	393
DEPARTMENT OF TRANSPORTATION

Region X - Northern Mindanao		300,000		300,000

Region X - Northern Mindanao		300,000		300,000
Region XI - Davao		298,000		298,000

Region XI - Southeastern Mindanao		298,000		298,000
Region XII - SOCCSKSARGEN		350,000		350,000

Region XII - Southern Mindanao		350,000		350,000
Region XIII - Caraga		350,000		350,000

Region XIII - Northeastern Mindanao		350,000		350,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		350,000		350,000

Regional Office - BARMM		350,000		350,000
Site recovery activities	481,566,000	29,436,000	11,927,000	522,929,000

National Capital Region (NCR)	481,566,000	23,811,000		505,377,000

Central Office	481,566,000	22,649,000		504,215,000
Regional Office - NCR		1,162,000		1,162,000
Region I - Ilocos		81,000		81,000

Region I - Northwestern Luzon		81,000		81,000
Region II - Cagayan Valley		344,000		344,000

Region II - Northeastern Luzon		344,000		344,000
Region IVA - CALABARZON		1,182,000		1,182,000

Region IV-A - Southern Tagalog		1,182,000		1,182,000
Region IVB - MIMAROPA		260,000		260,000

Region IV-B - Palawan		260,000		260,000
Region V - Bicol		493,000		493,000

Region V - Bicol		493,000		493,000
Region VI - Western Visayas		643,000		643,000

Region VI - Western Visayas		643,000		643,000
Region VII - Central Visayas		196,000		196,000

Region VII - Central Visayas		196,000		196,000

394	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas		463,000	11,927,000	12,390,000

Region VIII - Eastern Visayas		463,000	11,927,000	12,390,000
Region IX - Zamboanga Peninsula		196,000		196,000

Region IX - Southwestern Mindanao		196,000		196,000
Region X - Northern Mindanao		407,000		407,000

Region X - Northern Mindanao		407,000		407,000
Region XI - Davao		82,000		82,000

Region XI - Southeastern Mindanao		82,000		82,000
Region XII - SOCCSKSARGEN		426,000		426,000

Region XII - Southern Mindanao		426,000		426,000
Region XIII - Caraga		426,000		426,000

Region XIII - Northeastern Mindanao		426,000		426,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		426,000		426,000

Regional Office - BARMM		426,000		426,000
Enforce laws, rules and regulations for the protection of marine environment	495,052,000	43,427,000	180,000,000	718,479,000

National Capital Region (NCR)	495,052,000	39,912,000	180,000,000	714,964,000

Central Office	495,052,000	39,634,000	180,000,000	714,686,000
Regional Office - NCR		278,000		278,000
Region I - Ilocos		164,000		164,000

Region I - Northwestern Luzon		164,000		164,000
Region II - Cagayan Valley		262,000		262,000

Region II - Northeastern Luzon		262,000		262,000
Region IVA - CALABARZON		278,000		278,000

Region IV-A - Southern Tagalog		278,000		278,000
Region IVB - MIMAROPA		191,000		191,000

Region IV-B - Palawan		191,000		191,000
Region V - Bicol		311,000		311,000

Region V - Bicol		311,000		311,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	395
DEPARTMENT OF TRANSPORTATION

Region VI - Western Visayas		233,000	233,000

Region VI - Western Visayas		233,000	233,000
Region VII - Central Visayas		181,000	181,000

Region VII - Central Visayas		181,000	181,000
Region VIII - Eastern Visayas		325,000	325,000

Region VIII - Eastern Visayas		325,000	325,000
Region IX - Zamboanga Peninsula		328,000	328,000

Region IX - Southwestern Mindanao		328,000	328,000
Region X - Northern Mindanao		155,000	155,000

Region X - Northern Mindanao		155,000	155,000
Region XI - Davao		112,000	112,000

Region XI - Southeastern Mindanao		112,000	112,000
Region XII - SOCCSKSARGEN		325,000	325,000

Region XII - Southern Mindanao		325,000	325,000
Region XIII - Caraga		325,000	325,000

Region XIII - Northeastern Mindanao		325,000	325,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		325,000	325,000

Regional Office - BARMM		325,000	325,000
MARITIME SAFETY PROGRAM	1,290,324,000	315,002,000	1,605,326,000

Salvage Operations	291,743,000	49,099,000	340,842,000

National Capital Region (NCR)	291,743,000	44,945,000	336,688,000

Central Office	291,743,000	44,528,000	336,271,000
Regional Office - NCR		417,000	417,000
Region I - Ilocos		304,000	304,000

Region I - Northwestern Luzon		304,000	304,000
Region II - Cagayan Valley		252,000	252,000

Region II - Northeastern Luzon		252,000	252,000
Region IVA - CALABARZON		314,000	314,000

Region IV-A - Southern Tagalog		314,000	314,000

396	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVB - MIMAROPA		183,000	183,000

Region IV-B - Palawan		183,000	183,000
Region V - Bicol		447,000	447,000

Region V - Bicol		447,000	447,000
Region VI - Western Visayas		435,000	435,000

Region VI - Western Visayas		435,000	435,000
Region VII - Central Visayas		397,000	397,000

Region VII - Central Visayas		397,000	397,000
Region VIII - Eastern Visayas		235,000	235,000

Region VIII - Eastern Visayas		235,000	235,000
Region IX - Zamboanga Peninsula		273,000	273,000

Region IX - Southwestern Mindanao		273,000	273,000
Region X - Northern Mindanao		352,000	352,000

Region X - Northern Mindanao		352,000	352,000
Region XI - Davao		254,000	254,000

Region XI - Southeastern Mindanao		254,000	254,000
Region XII - SOCCSKSARGEN		236,000	236,000

Region XII - Southern Mindanao		236,000	236,000
Region XIII - Caraga		236,000	236,000

Region XIII - Northeastern Mindanao		236,000	236,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		236,000	236,000

Regional Office - BARMM		236,000	236,000
Provision of aids to navigation, vessel traffic system and maritime communications	401,699,000	49,388,000	451,087,000

National Capital Region (NCR)	401,699,000	41,374,000	443,073,000

Central Office	401,699,000	40,449,000	442,148,000
Regional Office - NCR		925,000	925,000
Region I - Ilocos		415,000	415,000

Region I - Northwestern Luzon		415,000	415,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	397
DEPARTMENT OF TRANSPORTATION

Region II - Cagayan Valley		416,000	416,000

Region II - Northeastern Luzon		416,000	416,000
Region IVA - CALABARZON		725,000	725,000

Region IV-A - Southern Tagalog		725,000	725,000
Region IVB - MIMAROPA		454,000	454,000

Region IV-B - Palawan		454,000	454,000
Region V - Bicol		410,000	410,000

Region V - Bicol		410,000	410,000
Region VI - Western Visayas		397,000	397,000

Region VI - Western Visayas		397,000	397,000
Region VII - Central Visayas		1,033,000	1,033,000

Region VII - Central Visayas		1,033,000	1,033,000
Region VIII - Eastern Visayas		628,000	628,000

Region VIII - Eastern Visayas		628,000	628,000
Region IX - Zamboanga Peninsula		750,000	750,000

Region IX - Southwestern Mindanao		750,000	750,000
Region X - Northern Mindanao		587,000	587,000

Region X - Northern Mindanao		587,000	587,000
Region XI - Davao		321,000	321,000

Region XI - Southeastern Mindanao		321,000	321,000
Region XII - SOCCSKSARGEN		626,000	626,000

Region XII - Southern Mindanao		626,000	626,000
Region XIII - Caraga		626,000	626,000

Region XIII - Northeastern Mindanao		626,000	626,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		626,000	626,000

Regional Office - BARMM		626,000	626,000
Enforce flag and port state control inspections	296,307,000	190,780,000	487,087,000

National Capital Region (NCR)	296,307,000	181,342,000	477,649,000

398	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Central Office	296,307,000	179,219,000	475,526,000
Regional Office - NCR		2,123,000	2,123,000
Region I - Ilocos		1,087,000	1,087,000

Region I - Northwestern Luzon		1,087,000	1,087,000
Region II - Cagayan Valley		389,000	389,000

Region II - Northeastern Luzon		389,000	389,000
Region IVA - CALABARZON		3,173,000	3,173,000

Region IV-A - Southern Tagalog		3,173,000	3,173,000
Region IVB - MIMAROPA		755,000	755,000

Region IV-B - Palawan		755,000	755,000
Region V - Bicol		568,000	568,000

Region V - Bicol		568,000	568,000
Region VI - Western Visayas		1,123,000	1,123,000

Region VI - Western Visayas		1,123,000	1,123,000
Region VII - Central Visayas		254,000	254,000

Region VII - Central Visayas		254,000	254,000
Region VIII - Eastern Visayas		161,000	161,000

Region VIII - Eastern Visayas		161,000	161,000
Region IX - Zamboanga Peninsula		309,000	309,000

Region IX - Southwestern Mindanao		309,000	309,000
Region X - Northern Mindanao		550,000	550,000

Region X - Northern Mindanao		550,000	550,000
Region XI - Davao		571,000	571,000

Region XI - Southeastern Mindanao		571,000	571,000
Region XII - SOCCSKSARGEN		166,000	166,000

Region XII - Southern Mindanao		166,000	166,000
Region XIII - Caraga		166,000	166,000

Region XIII - Northeastern Mindanao		166,000	166,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	399
DEPARTMENT OF TRANSPORTATION

Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		166,000	166,000

Regional Office - BARMM		166,000	166,000
Enforce salvage regulations	300,575,000	25,735,000	326,310,000

National Capital Region (NCR)	300,575,000	22,274,000	322,849,000

Central Office	300,575,000	21,925,000	322,500,000
Regional Office - NCR		349,000	349,000
Region I - Ilocos		81,000	81,000

Region I - Northwestern Luzon		81,000	81,000
Region II - Cagayan Valley		325,000	325,000

Region II - Northeastern Luzon		325,000	325,000
Region IVA - CALABARZON		349,000	349,000

Region IV-A - Southern Tagalog		349,000	349,000
Region IVB - MIMAROPA		266,000	266,000

Region IV-B - Palawan		266,000	266,000
Region V - Bicol		191,000	191,000

Region V - Bicol		191,000	191,000
Region VI - Western Visayas		418,000	418,000

Region VI - Western Visayas		418,000	418,000
Region VII - Central Visayas		134,000	134,000

Region VII - Central Visayas		134,000	134,000
Region VIII - Eastern Visayas		264,000	264,000

Region VIII - Eastern Visayas		264,000	264,000
Region IX - Zamboanga Peninsula		226,000	226,000

Region IX - Southwestern Mindanao		226,000	226,000
Region X - Northern Mindanao		250,000	250,000

Region X - Northern Mindanao		250,000	250,000
Region XI - Davao		177,000	177,000

Region XI - Southeastern Mindanao		177,000	177,000
Region XII - SOCCSKSARGEN		260,000	260,000

Region XII - Southern Mindanao		260,000	260,000

400	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XIII - Caraga				260,000				260,000

Region XIII - Northeastern Mindanao				260,000				260,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)				260,000				260,000

Regional Office - BARMM				260,000				260,000

Sub-total, Operations		8,370,454,000		3,096,649,000		4,416,640,000		15,883,743,000

Total, Regular Programs		19,727,892,000		4,898,744,000		4,550,087,000		29,176,723,000

PROJECT(S)
Locally-Funded Project(s)
Philippine Coast Guard Hospital						88,958,000		88,958,000

National Capital Region (NCR)						88,958,000		88,958,000

Central Office						88,958,000		88,958,000
Construction of Coast Guard Base - Leyte						80,000,000		80,000,000

National Capital Region (NCR)						80,000,000		80,000,000

Central Office						80,000,000		80,000,000
Quick Response Fund				50,000,000		25,000,000		75,000,000

National Capital Region (NCR)				50,000,000		25,000,000		75,000,000

Central Office				50,000,000		25,000,000		75,000,000

Sub-total, Locally-Funded Projects				50,000,000		193,958,000		243,958,000

Total, Project(s)				50,000,000		193,958,000		243,958,000

TOTAL NEW APPROPRIATIONS	₱	19,727,892,000	₱	4,948,744,000	₱	4,744,045,000	₱	29,420,681,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	95,890

Total Permanent Positions	95,890

DECEMBER 25, 2023	OFFICIAL GAZETTE	401
DEPARTMENT OF TRANSPORTATION

Other Compensation Common to All
Personnel Economic Relief Allowance	8,952
Clothing and Uniform Allowance	2,238
Mid-Year Bonus - Civilian	7,991
Year End Bonus	7,991
Cash Gift	1,865
Productivity Enhancement Incentive	1,865
Step Increment	240

Total Other Compensation Common to All	31,142

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	19,741

Total Other Compensation for Specific Groups	19,741

Other Benefits
PAG-IBIG Contributions	448
PhilHealth Contributions	2,158
Employees Compensation Insurance Premiums	448
Terminal Leave	3,624

Total Other Benefits	6,678

Non-Permanent Positions	2,208

Total Civilian Personnel	155,659

Military/Uniformed Personnel
Basic Pay
Base Pay	8,212,825
Creation of New Positions	1,221,833

Total Basic Pay	9,434,658

Other Compensation Common to All
Personnel Economic Relief Allowance	727,358
Clothing/Uniform Allowance	161,747
Subsistence Allowance	1,784,584
Laundry Allowance	12,242
Quarters Allowance	172,399
Longevity Pay	1,069,947
Mid-Year Bonus - Military/Uniformed Personnel	1,148,786
Year-end Bonus	947,270
Cash Gift	166,795
Productivity Enhancement Incentive	166,795

Total Other Compensation Common to All	6,357,923

Other Compensation for Specific Groups
Hazardous Duty Pay	105,594
Flying Pay	26,352

402	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Overseas Allowance	15,150
Sea Duty Pay	270,347
Hazard Duty Pay	205,253
Instructor’s Duty Pay	46,071
Lump-sum for Filling of Positions - Military/Uniformed Personnel (MUP)	2,625,931

Total Other Compensation for Specific Groups	3,294,698

Other Benefits
Special Group Term Insurance	2,320
PAG-IBIG Contributions	29,271
PhilHealth Contributions	260,417
Employees Compensation Insurance Premiums	36,896
Retirement Gratuity	67,805
Terminal Leave	88,245

Total Other Benefits	484,954

Total Military/Uniformed Personnel	19,572,233

Total Personnel Services	19,727,892

Maintenance and Other Operating Expenses
Travelling Expenses	16,445
Training and Scholarship Expenses	69,321
Supplies and Materials Expenses	3,428,628
Utility Expenses	97,053
Communication Expenses	37,541
Confidential, Intelligence and Extraordinary Expenses
Intelligence Expenses	400,000
Professional Services	30,962
General Services	323
Repairs and Maintenance	502,167
Financial Assistance/Subsidy	237,354
Taxes, Insurance Premiums and Other Fees	27,921
Other Maintenance and Operating Expenses
Advertising Expenses	80
Printing and Publication Expenses	5,389
Representation Expenses	25,297
Transportation and Delivery Expenses	311
Rent/Lease Expenses	16,612
Subscription Expenses	23
Other Maintenance and Operating Expenses	53,317

Total Maintenance and Other Operating Expenses	4,948,744

Total Current Operating Expenditures	24,676,636

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	80,000
Buildings and Other Structures	222,405

DECEMBER 25, 2023	OFFICIAL GAZETTE	403
DEPARTMENT OF TRANSPORTATION

Machinery and Equipment Outlay	1,133,640
Transportation Equipment Outlay	3,308,000

Total Capital Outlays	4,744,045

TOTAL NEW APPROPRIATIONS	29,420,681

G. TOLL REGULATORY BOARD

For general administration and support, and operations, as indicated hereunder	₱	73,680,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	8,857,000	₱	23,616,000	₱	12,680,000	₱	45,153,000
Operations		9,168,000		14,059,000		5,300,000		28,527,000

TOLLWAY REGULATORY PROGRAM		9,168,000		14,059,000		5,300,000		28,527,000

TOTAL NEW APPROPRIATIONS	₱	18,025,000	₱	37,675,000	₱	17,980,000	₱	73,680,000

Special Provision(s)

1. Reporting and Posting Requirements. The Toll Regulatory Board (TRB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) TRB’s website.

The TRB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,857,000	₱	23,616,000	₱	12,680,000	₱	45,153,000

Sub-total, General Administration and Support		8,857,000		23,616,000		12,680,000		45,153,000

404	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Operations
TOLLWAY REGULATORY PROGRAM		9,168,000		14,059,000		5,300,000		28,527,000

Evaluation and granting of tollway franchise and/or tollway operation permits/certificates		1,447,000		2,336,000				3,783,000
Regulation and examination of tollway operations and maintenance		3,725,000		4,776,000		5,300,000		13,801,000
Regulation and construction supervision of tollways, toll facilities and BOT projects		2,685,000		5,349,000				8,034,000
Toll rate setting and adjustment		1,311,000		1,598,000				2,909,000

Sub-total, Operations		9,168,000		14,059,000		5,300,000		28,527,000

TOTAL NEW APPROPRIATIONS	₱	18,025,000	₱	37,675,000	₱	17,980,000	₱	73,680,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,889

Total Permanent Positions	13,889

Other Compensation Common to All
Personnel Economic Relief Allowance	648
Representation Allowance	162
Transportation Allowance	162
Clothing and Uniform Allowance	162
Mid-Year Bonus - Civilian	1,158
Year End Bonus	1,158
Cash Gift	135
Productivity Enhancement Incentive	135
Step Increment	35

Total Other Compensation Common to All	3,755

Other Benefits
PAG-IBIG Contributions	33
PhilHealth Contributions	300
Employees Compensation Insurance Premiums	33
Loyalty Award - Civilian	15

Total Other Benefits	381

Total Personnel Services	18,025

DECEMBER 25, 2023	OFFICIAL GAZETTE	405
DEPARTMENT OF TRANSPORTATION

Maintenance and Other Operating Expenses
Travelling Expenses	918
Training and Scholarship Expenses	375
Supplies and Materials Expenses	2,191
Utility Expenses	872
Communication Expenses	563
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	5,752
General Services	1,806
Repairs and Maintenance	870
Taxes, Insurance Premiums and Other Fees	378
Other Maintenance and Operating Expenses
Representation Expenses	400
Rent/Lease Expenses	23,264
Subscription Expenses	150

Total Maintenance and Other Operating Expenses	37,675

Total Current Operating Expenditures	55,700

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,330
Transportation Equipment Outlay	7,150
Furniture, Fixtures and Books Outlay	8,500

Total Capital Outlays	17,980

TOTAL NEW APPROPRIATIONS	73,680

406	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

DEPARTMENT OF TRANSPORTATION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	2,707,120,000	₱	20,254,589,000	₱	7,888,000	₱	18,242,146,000	₱	41,211,743,000
B. CIVIL AERONAUTICS BOARD		158,429,000		49,109,000				17,141,000		224,679,000
C. MARITIME INDUSTRY AUTHORITY		482,074,000		589,415,000				134,785,000		1,206,274,000
D. OFFICE OF TRANSPORTATION COOPERATIVES		23,613,000		22,213,000				6,255,000		52,081,000
E. OFFICE FOR TRANSPORTATION SECURITY		126,507,000		199,131,000				815,893,000		1,141,531,000
F. PHILIPPINE COAST GUARD		19,727,892,000		4,948,744,000				4,744,045,000		29,420,681,000
G. TOLL REGULATORY BOARD		18,025,000		37,675,000				17,980,000		73,680,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TRANSPORTATION	₱	23,243,660,000	₱	26,100,876,000	₱	7,888,000	₱	23,978,245,000	₱	73,330,669,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	407
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

XXVII. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,976,526,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	346,173,000	₱	406,954,000	₱	104,220,000	₱	857,347,000
Support to Operations		76,763,000		7,519,000				84,282,000
Operations		600,881,000		312,359,000				913,240,000

SOCIO-ECONOMIC POLICY AND PLANNING PROGRAM		323,930,000		230,523,000				554,453,000
NATIONAL INVESTMENT PROGRAMMING PROGRAM		146,577,000		9,081,000				155,658,000
NATIONAL DEVELOPMENT MONITORING AND EVALUATION PROGRAM		130,374,000		72,755,000				203,129,000

Total, Regular Program(s)		1,023,817,000		726,832,000		104,220,000		1,854,869,000

B. PROJECT(S)
Locally-Funded Project(s)				121,657,000				121,657,000

Total, Project(s)				121,657,000				121,657,000

TOTAL NEW APPROPRIATIONS	₱	1,023,817,000	₱	848,489,000	₱	104,220,000	₱	1,976,526,000

Special Provision(s)

1. Public-Private Partnership Projects and Official Development Assistance. The NEDA shall evaluate public-private partnership projects and official development assistance loan-funded projects to determine their technical, financial, economic and social viability.

2. Appropriations for Regional Development Councils. The amount appropriated herein for the Regional Development Councils (RDCs) shall be allocated among, and released directly to, the fifteen (15) RDCs to be used for their operations, including the monitoring of development projects undertaken by agencies and special development authorities in their respective regions.

3. Public Investment Program. The NEDA shall submit a copy of the Public Investment Program and its updates, to the House Committee on Appropriations, Senate Committee on Finance, and Committees on Economic Affairs of both Houses of Congress.

4. Gross National Happiness. The NEDA shall ensure that the implementation of projects and activities authorized under this Act should contribute towards the improvement of the level of happiness in the country as measured through the four pillars of the Bhutanese concept of gross national happiness - good governance, sustainable socio-economic development, preservation and promotion of culture, and environmental conservation.

5. Grants for Innovation Programs, Activities, and Projects. Of the amount appropriated herein for the Establishment of Innovation Fund, One Hundred Million Pesos (₱100,000,000) shall be constituted as Revolving Fund - Innovation Fund to be deposited in authorized government depository banks to be used for the issuance of grants for innovation programs, activities, and projects in accordance with Section 21 of R.A. No. 11293. Public-Private Partnership shall also be encouraged in the development and implementation of innovation initiatives in the sphere of research, development and extension, education, product development and testing, among others.

The implementation of this provision shall be subject to the guidelines to be issued by the NEDA and DBM and confirmed by the National Innovation Council.

408	OFFICIAL GAZETTE	VOL. 119, NO. 52
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6. Reporting and Posting Requirements. The NEDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	NEDA’s website.

The NEDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	322,314,000	₱	405,927,000	₱	104,220,000	₱	832,461,000

National Capital Region (NCR)		135,970,000		318,650,000		9,575,000		464,195,000

Central Office		135,970,000		318,650,000		9,575,000		464,195,000
Region I - Ilocos		11,198,000		5,892,000		623,000		17,713,000

Regional Office - I		11,198,000		5,892,000		623,000		17,713,000
Cordillera Administrative Region (CAR)		12,974,000		4,600,000		2,923,000		20,497,000

Regional Office - CAR		12,974,000		4,600,000		2,923,000		20,497,000
Region II - Cagayan Valley		11,593,000		4,319,000		2,023,000		17,935,000

Regional Office - II		11,593,000		4,319,000		2,023,000		17,935,000
Region III - Central Luzon		14,485,000		6,966,000		4,673,000		26,124,000

Regional Office - III		14,485,000		6,966,000		4,673,000		26,124,000
Region IVA - CALABARZON		12,791,000		5,563,000		2,923,000		21,277,000

Regional Office - IVA		12,791,000		5,563,000		2,923,000		21,277,000
Region IVB - MIMAROPA		12,920,000		6,954,000		3,023,000		22,897,000

Regional Office - IVB		12,920,000		6,954,000		3,023,000		22,897,000
Region V - Bicol		14,418,000		4,096,000		2,023,000		20,537,000

Regional Office - V		14,418,000		4,096,000		2,023,000		20,537,000
Region VI - Western Visayas		11,211,000		4,568,000		3,023,000		18,802,000

Regional Office - VI		11,211,000		4,568,000		3,023,000		18,802,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	409
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VII - Central Visayas	9,315,000	5,704,000	623,000	15,642,000

Regional Office - VII	9,315,000	5,704,000	623,000	15,642,000
Region VIII - Eastern Visayas	10,909,000	5,233,000	623,000	16,765,000

Regional Office - VIII	10,909,000	5,233,000	623,000	16,765,000
Region IX - Zamboanga Peninsula	13,886,000	8,067,000	6,023,000	27,976,000

Regional Office - IX	13,886,000	8,067,000	6,023,000	27,976,000
Region X - Northern Mindanao	12,401,000	4,402,000	3,273,000	20,076,000

Regional Office - X	12,401,000	4,402,000	3,273,000	20,076,000
Region XI - Davao	14,287,000	8,141,000	61,623,000	84,051,000

Regional Office - XI	14,287,000	8,141,000	61,623,000	84,051,000
Region XII - SOCCSKSARGEN	10,759,000	6,696,000	623,000	18,078,000

Regional Office - XII	10,759,000	6,696,000	623,000	18,078,000
Region XIII - Caraga	13,197,000	6,076,000	623,000	19,896,000

Regional Office - XIII	13,197,000	6,076,000	623,000	19,896,000
Legislative liaison services	4,547,000	363,000		4,910,000

National Capital Region (NCR)	4,547,000	363,000		4,910,000

Central Office	4,547,000	363,000		4,910,000
Human resource development		664,000		664,000

National Capital Region (NCR)		664,000		664,000

Central Office		664,000		664,000
Administration of Personnel Benefits	19,312,000			19,312,000

National Capital Region (NCR)	6,242,000			6,242,000

Central Office	6,242,000			6,242,000
Region III - Central Luzon	322,000			322,000

Regional Office - III	322,000			322,000
Region V - Bicol	6,019,000			6,019,000

Regional Office - V	6,019,000			6,019,000
Region VII - Central Visayas	3,162,000			3,162,000

Regional Office - VII	3,162,000			3,162,000

410	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Region VIII - Eastern Visayas	69,000			69,000

Regional Office - VIII	69,000			69,000
Region XII - SOCCSKSARGEN	3,498,000			3,498,000

Regional Office - XII	3,498,000			3,498,000

Sub-total, General Administration and Support	346,173,000	406,954,000	104,220,000	857,347,000

Support to Operations
Internal planning and management services	12,103,000	2,698,000		14,801,000

National Capital Region (NCR)	12,103,000	2,698,000		14,801,000

Central Office	12,103,000	2,698,000		14,801,000
Public relations, multimedia development, and knowledge management	17,595,000	2,173,000		19,768,000

National Capital Region (NCR)	17,595,000	2,173,000		19,768,000

Central Office	17,595,000	2,173,000		19,768,000
Internal information and communications technology (ICT) services	30,156,000	1,563,000		31,719,000

National Capital Region (NCR)	15,190,000	1,563,000		16,753,000

Central Office	15,190,000	1,563,000		16,753,000
Region I - Ilocos	1,069,000			1,069,000

Regional Office - I	1,069,000			1,069,000
Cordillera Administrative Region (CAR)	1,069,000			1,069,000

Regional Office - CAR	1,069,000			1,069,000
Region II - Cagayan Valley	1,069,000			1,069,000

Regional Office - II	1,069,000			1,069,000
Region III - Central Luzon	1,069,000			1,069,000

Regional Office - III	1,069,000			1,069,000
Region IVA - CALABARZON	459,000			459,000

Regional Office - IVA	459,000			459,000
Region IVB - MIMAROPA	1,069,000			1,069,000

Regional Office - IVB	1,069,000			1,069,000
Region V - Bicol	1,069,000			1,069,000

Regional Office - V	1,069,000			1,069,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	411
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VI - Western Visayas	610,000		610,000

Regional Office - VI	610,000		610,000
Region VII - Central Visayas	1,069,000		1,069,000

Regional Office - VII	1,069,000		1,069,000
Region VIII - Eastern Visayas	1,069,000		1,069,000

Regional Office - VIII	1,069,000		1,069,000
Region IX - Zamboanga Peninsula	1,069,000		1,069,000

Regional Office - IX	1,069,000		1,069,000
Region X - Northern Mindanao	1,069,000		1,069,000

Regional Office - X	1,069,000		1,069,000
Region XI - Davao	1,069,000		1,069,000

Regional Office - XI	1,069,000		1,069,000
Region XII - SOCCSKSARGEN	1,069,000		1,069,000

Regional Office - XII	1,069,000		1,069,000
Region XIII - Caraga	1,069,000		1,069,000

Regional Office - XIII	1,069,000		1,069,000
Legal services	16,909,000	1,085,000	17,994,000

National Capital Region (NCR)	16,909,000	1,085,000	17,994,000

Central Office	16,909,000	1,085,000	17,994,000

Sub-total, Support to Operations	76,763,000	7,519,000	84,282,000

Operations
SOCIO-ECONOMIC POLICY AND PLANNING PROGRAM	323,930,000	230,523,000	554,453,000

Coordination of Formulation and Updating of National, Inter-regional, Regional and Sectoral Socio-economic, Physical and Development Policies and Plans	169,282,000	109,231,000	278,513,000

National Capital Region (NCR)	82,732,000	79,002,000	161,734,000

Central Office	82,732,000	79,002,000	161,734,000
Region I - Ilocos	5,455,000	1,849,000	7,304,000

Regional Office - I	5,455,000	1,849,000	7,304,000

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Cordillera Administrative Region (CAR)	3,749,000	1,651,000	5,400,000

Regional Office - CAR	3,749,000	1,651,000	5,400,000
Region II - Cagayan Valley	6,091,000	2,708,000	8,799,000

Regional Office - II	6,091,000	2,708,000	8,799,000
Region III - Central Luzon	5,459,000	1,018,000	6,477,000

Regional Office - III	5,459,000	1,018,000	6,477,000
Region IVA - CALABARZON	5,184,000	1,600,000	6,784,000

Regional Office - IVA	5,184,000	1,600,000	6,784,000
Region IVB - MIMAROPA	5,981,000	2,249,000	8,230,000

Regional Office - IVB	5,981,000	2,249,000	8,230,000
Region V - Bicol	5,992,000	2,980,000	8,972,000

Regional Office - V	5,992,000	2,980,000	8,972,000
Region VI - Western Visayas	5,946,000	3,662,000	9,608,000

Regional Office - VI	5,946,000	3,662,000	9,608,000
Region VII - Central Visayas	4,831,000	750,000	5,581,000

Regional Office - VII	4,831,000	750,000	5,581,000
Region VIII - Eastern Visayas	6,008,000	1,402,000	7,410,000

Regional Office - VIII	6,008,000	1,402,000	7,410,000
Region IX - Zamboanga Peninsula	8,209,000	2,341,000	10,550,000

Regional Office - IX	8,209,000	2,341,000	10,550,000
Region X - Northern Mindanao	5,589,000	3,194,000	8,783,000

Regional Office - X	5,589,000	3,194,000	8,783,000
Region XI - Davao	6,017,000	399,000	6,416,000

Regional Office - XI	6,017,000	399,000	6,416,000
Region XII - SOCCSKSARGEN	6,061,000	1,371,000	7,432,000

Regional Office - XII	6,061,000	1,371,000	7,432,000
Region XIII - Caraga	5,978,000	3,055,000	9,033,000

Regional Office - XIII	5,978,000	3,055,000	9,033,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	413
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Provision of Technical and Secretariat Support Services to the NEDA Board and its Committees and other Inter-Agency Committees	11,365,000	42,403,000	53,768,000

National Capital Region (NCR)	11,365,000	41,814,000	53,179,000

Central Office	11,365,000	41,814,000	53,179,000
Region III - Central Luzon		20,000	20,000

Regional Office - III		20,000	20,000
Region IVB - MIMAROPA		65,000	65,000

Regional Office - IVB		65,000	65,000
Region V - Bicol		75,000	75,000

Regional Office - V		75,000	75,000
Region VI - Western Visayas		78,000	78,000

Regional Office - VI		78,000	78,000
Region IX - Zamboanga Peninsula		82,000	82,000

Regional Office - IX		82,000	82,000
Region XI - Davao		186,000	186,000

Regional Office - XI		186,000	186,000
Region XII - SOCCSKSARGEN		83,000	83,000

Regional Office - XII		83,000	83,000
Provision of Support Services to Regional Development Councils	19,743,000	70,312,000	90,055,000

National Capital Region (NCR)		633,000	633,000

Central Office		633,000	633,000
Region I - Ilocos	2,097,000	3,967,000	6,064,000

Regional Development Council - I	2,097,000	3,967,000	6,064,000
Cordillera Administrative Region (CAR)	1,626,000	13,020,000	14,646,000

Regional Office - CAR		44,000	44,000
Regional Development Council - CAR	1,626,000	12,976,000	14,602,000
Region II - Cagayan Valley	588,000	4,166,000	4,754,000

Regional Office - II		43,000	43,000
Regional Development Council - II	588,000	4,123,000	4,711,000

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Region III - Central Luzon	490,000	3,310,000	3,800,000

Regional Office - III		22,000	22,000
Regional Development Council - III	490,000	3,288,000	3,778,000
Region IVA - CALABARZON	1,481,000	4,927,000	6,408,000

Regional Office - IVA		68,000	68,000
Regional Development Council - IVA	1,481,000	4,859,000	6,340,000
Region IVB - MIMAROPA	808,000	4,009,000	4,817,000

Regional Office - IVB		56,000	56,000
Regional Development Council - IVB	808,000	3,953,000	4,761,000
Region V - Bicol	766,000	4,227,000	4,993,000

Regional Office - V		67,000	67,000
Regional Development Council - V	766,000	4,160,000	4,926,000
Region VI - Western Visayas	1,223,000	3,929,000	5,152,000

Regional Office - VI		34,000	34,000
Regional Development Council - VI	1,223,000	3,895,000	5,118,000
Region VII - Central Visayas	1,218,000	4,293,000	5,511,000

Regional Development Council - VII	1,218,000	4,293,000	5,511,000
Region VIII - Eastern Visayas	1,857,000	4,504,000	6,361,000

Regional Office - VIII		139,000	139,000
Regional Development Council - VIII	1,857,000	4,365,000	6,222,000
Region IX - Zamboanga Peninsula	1,712,000	3,510,000	5,222,000

Regional Office - IX		151,000	151,000
Regional Development Council - IX	1,712,000	3,359,000	5,071,000
Region X - Northern Mindanao	1,563,000	3,995,000	5,558,000

Regional Office - X		95,000	95,000
Regional Development Council - X	1,563,000	3,900,000	5,463,000
Region XI - Davao	956,000	3,904,000	4,860,000

Regional Office - XI		33,000	33,000
Regional Development Council - XI	956,000	3,871,000	4,827,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	415
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region XII - SOCCSKSARGEN	1,642,000	3,912,000	5,554,000

Regional Office - XII		31,000	31,000
Regional Development Council - XII	1,642,000	3,881,000	5,523,000
Region XIII - Caraga	1,716,000	4,006,000	5,722,000

Regional Office - XIII		76,000	76,000
Regional Development Council - XIII	1,716,000	3,930,000	5,646,000
Provision of Advisory Services and Assistance to the President, Cabinet, Congress, Inter-Agency Bodies, and other Government Entities and Instrumentalities on Socio-Economic and Development Matters	120,796,000	8,068,000	128,864,000

National Capital Region (NCR)	38,722,000	4,891,000	43,613,000

Central Office	38,722,000	4,891,000	43,613,000
Region I - Ilocos	5,211,000	443,000	5,654,000

Regional Office - I	5,211,000	443,000	5,654,000
Cordillera Administrative Region (CAR)	6,179,000	296,000	6,475,000

Regional Office - CAR	6,179,000	296,000	6,475,000
Region II - Cagayan Valley	5,530,000	72,000	5,602,000

Regional Office - II	5,530,000	72,000	5,602,000
Region III - Central Luzon	5,568,000	193,000	5,761,000

Regional Office - III	5,568,000	193,000	5,761,000
Region IVA - CALABARZON	5,201,000	493,000	5,694,000

Regional Office - IVA	5,201,000	493,000	5,694,000
Region IVB - MIMAROPA	5,549,000	134,000	5,683,000

Regional Office - IVB	5,549,000	134,000	5,683,000
Region V - Bicol	6,054,000	232,000	6,286,000

Regional Office - V	6,054,000	232,000	6,286,000
Region VI - Western Visayas	6,010,000	175,000	6,185,000

Regional Office - VI	6,010,000	175,000	6,185,000
Region VII - Central Visayas	6,457,000	363,000	6,820,000

Regional Office - VII	6,457,000	363,000	6,820,000

416	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Region VIII - Eastern Visayas	4,582,000	380,000	4,962,000

Regional Office - VIII	4,582,000	380,000	4,962,000
Region IX - Zamboanga Peninsula	2,641,000	157,000	2,798,000

Regional Office - IX	2,641,000	157,000	2,798,000
Region X - Northern Mindanao	5,520,000	75,000	5,595,000

Regional Office - X	5,520,000	75,000	5,595,000
Region XI - Davao	6,024,000	77,000	6,101,000

Regional Office - XI	6,024,000	77,000	6,101,000
Region XII - SOCCSKSARGEN	5,540,000	48,000	5,588,000

Regional Office - XII	5,540,000	48,000	5,588,000
Region XIII - Caraga	6,008,000	39,000	6,047,000

Regional Office - XIII	6,008,000	39,000	6,047,000
Provision of technical and secretariat support services to the LEDAC and its sub-committee and technical working group	2,744,000	509,000	3,253,000
NATIONAL INVESTMENT PROGRAMMING PROGRAM	146,577,000	9,081,000	155,658,000

Provision of Technical and Secretariat Support Services to the Investment Coordination Committee and the Infrastructure Committee	3,156,000	780,000	3,936,000

National Capital Region (NCR)	3,156,000	780,000	3,936,000

Central Office	3,156,000	780,000	3,936,000
Coordination of the Formulation and Updating of Public Investment Programs	114,438,000	5,643,000	120,081,000

National Capital Region (NCR)	35,503,000	1,644,000	37,147,000

Central Office	35,503,000	1,644,000	37,147,000
Region I - Ilocos	4,435,000	373,000	4,808,000

Regional Office - I	4,435,000	373,000	4,808,000
Cordillera Administrative Region (CAR)	6,101,000	274,000	6,375,000

Regional Office - CAR	6,101,000	274,000	6,375,000
Region II - Cagayan Valley	5,512,000	128,000	5,640,000

Regional Office - II	5,512,000	128,000	5,640,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	417
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region III - Central Luzon	5,038,000	219,000	5,257,000

Regional Office - III	5,038,000	219,000	5,257,000
Region IVA - CALABARZON	5,262,000	465,000	5,727,000

Regional Office - IVA	5,262,000	465,000	5,727,000
Region IVB - MIMAROPA	5,244,000	362,000	5,606,000

Regional Office - IVB	5,244,000	362,000	5,606,000
Region V - Bicol	4,779,000	177,000	4,956,000

Regional Office - V	4,779,000	177,000	4,956,000
Region VI - Western Visayas	5,946,000	110,000	6,056,000

Regional Office - VI	5,946,000	110,000	6,056,000
Region VII - Central Visayas	5,206,000	404,000	5,610,000

Regional Office - VII	5,206,000	404,000	5,610,000
Region VIII - Eastern Visayas	4,899,000	517,000	5,416,000

Regional Office - VIII	4,899,000	517,000	5,416,000
Region IX - Zamboanga Peninsula	3,973,000	153,000	4,126,000

Regional Office - IX	3,973,000	153,000	4,126,000
Region X - Northern Mindanao	4,516,000	338,000	4,854,000

Regional Office - X	4,516,000	338,000	4,854,000
Region XI - Davao	6,055,000	135,000	6,190,000

Regional Office - XI	6,055,000	135,000	6,190,000
Region XII - SOCCSKSARGEN	5,981,000	279,000	6,260,000

Regional Office - XII	5,981,000	279,000	6,260,000
Region XIII - Caraga	5,988,000	65,000	6,053,000

Regional Office - XIII	5,988,000	65,000	6,053,000
Appraisal of Proposed Projects for Official Development Assistance, Local Financing, and for Public-Private Partnership Implementation	12,032,000	696,000	12,728,000

National Capital Region (NCR)	12,032,000	696,000	12,728,000

Central Office	12,032,000	696,000	12,728,000

418	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Coordination of the Programming of Official Development Assistance in the Form of Grants and Concessional Loans	16,951,000	1,962,000	18,913,000

National Capital Region (NCR)	16,951,000	1,962,000	18,913,000

Central Office	16,951,000	1,962,000	18,913,000
NATIONAL DEVELOPMENT MONITORING AND EVALUATION PROGRAM	130,374,000	72,755,000	203,129,000

Monitoring and Evaluation of the Implementation of Plans, Programs, Policies and Projects	130,374,000	72,723,000	203,097,000

National Capital Region (NCR)	47,697,000	56,596,000	104,293,000

Central Office	47,697,000	56,596,000	104,293,000
Region I - Ilocos	5,978,000	1,302,000	7,280,000

Regional Office - I	5,978,000	363,000	6,341,000
Regional Development Council - I		939,000	939,000
Cordillera Administrative Region (CAR)	4,559,000	2,383,000	6,942,000

Regional Office - CAR	4,559,000	142,000	4,701,000
Regional Development Council - CAR		2,241,000	2,241,000
Region II - Cagayan Valley	6,008,000	354,000	6,362,000

Regional Office - II	6,008,000	71,000	6,079,000
Regional Development Council - II		283,000	283,000
Region III - Central Luzon	5,225,000	884,000	6,109,000

Regional Office - III	5,225,000	190,000	5,415,000
Regional Development Council - III		694,000	694,000
Region IVA - CALABARZON	5,554,000	1,209,000	6,763,000

Regional Office - IVA	5,554,000	157,000	5,711,000
Regional Development Council - IVA		1,052,000	1,052,000
Region IVB - MIMAROPA	5,536,000	949,000	6,485,000

Regional Office - IVB	5,536,000	179,000	5,715,000
Regional Development Council - IVB		770,000	770,000
Region V - Bicol	5,036,000	1,054,000	6,090,000

Regional Office - V	5,036,000	157,000	5,193,000
Regional Development Council - V		897,000	897,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	419
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VI - Western Visayas	5,477,000	805,000		6,282,000

Regional Office - VI	5,477,000	162,000		5,639,000
Regional Development Council - VI		643,000		643,000
Region VII - Central Visayas	5,302,000	1,043,000		6,345,000

Regional Office - VII	5,302,000	262,000		5,564,000
Regional Development Council - VII		781,000		781,000
Region VIII - Eastern Visayas	5,987,000	1,462,000		7,449,000

Regional Office - VIII	5,987,000	243,000		6,230,000
Regional Development Council - VIII		1,219,000		1,219,000
Region IX - Zamboanga Peninsula	5,489,000	912,000		6,401,000

Regional Office - IX	5,489,000	72,000		5,561,000
Regional Development Council - IX		840,000		840,000
Region X - Northern Mindanao	5,988,000	1,121,000		7,109,000

Regional Office - X	5,988,000	71,000		6,059,000
Regional Development Council - X		1,050,000		1,050,000
Region XI - Davao	6,008,000	1,029,000		7,037,000

Regional Office - XI	6,008,000	62,000		6,070,000
Regional Development Council - XI		967,000		967,000
Region XII - SOCCSKSARGEN	5,075,000	898,000		5,973,000

Regional Office - XII	5,075,000	32,000		5,107,000
Regional Development Council - XII		866,000		866,000
Region XIII - Caraga	5,455,000	722,000		6,177,000

Regional Office - XIII	5,455,000	49,000		5,504,000
Regional Development Council - XIII		673,000		673,000
Evaluation Services Pursuant to Laws, Rules and Regulations, and other Issuances		32,000		32,000

National Capital Region (NCR)		32,000		32,000

Central Office		32,000		32,000

Sub-total, Operations	600,881,000	312,359,000		913,240,000

Total, Regular Program(s)	1,023,817,000	726,832,000	104,220,000	1,854,869,000

420	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

PROJECT(S)
Locally-Funded Project(s)
Implementation of the Management Information System				16,898,000				16,898,000

National Capital Region (NCR)				16,898,000				16,898,000

Central Office				16,898,000				16,898,000

Establishment of Innovation Fund pursuant to Section 21 of Republic Act No. 11293 including Provision of Secretariat Services to the National Innovation Council				104,759,000				104,759,000

National Capital Region (NCR)				104,759,000				104,759,000

Central Office				104,759,000				104,759,000

Sub-total, Locally-Funded Project(s)				121,657,000				121,657,000

Total, Project(s)				121,657,000				121,657,000

TOTAL NEW APPROPRIATIONS	₱	1,023,817,000	₱	848,489,000	₱	104,220,000	₱	1,976,526,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								749,633

Total Permanent Positions								749,633

Other Compensation Common to All
Personnel Economic Relief Allowance								29,184
Representation Allowance								13,170
Transportation Allowance								13,170
Clothing and Uniform Allowance								7,296
Mid-Year Bonus - Civilian								62,474
Year End Bonus								62,474
Cash Gift								6,080
Per Diems								33,718
Productivity Enhancement Incentive								6,080
Step Increment								1,880

Total Other Compensation Common to All								235,526

Other Benefits
PAG-IBIG Contributions								1,440
PhilHealth Contributions								15,881

DECEMBER 25, 2023	OFFICIAL GAZETTE	421
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Employees Compensation Insurance Premiums	1,440
Loyalty Award - Civilian	10
Terminal Leave	19,312

Total Other Benefits	38,083

Non-Permanent Positions	575

Total Personnel Services	1,023,817

Maintenance and Other Operating Expenses
Travelling Expenses	53,893
Training and Scholarship Expenses	29,372
Supplies and Materials Expenses	57,173
Utility Expenses	30,691
Communication Expenses	31,018
Survey, Research, Exploration and Development Expenses	15,072
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	6,270
Professional Services	47,080
General Services	103,649
Repairs and Maintenance	14,199
Financial Assistance/Subsidy	100,000
Taxes, Insurance Premiums and Other Fees	11,262
Other Maintenance and Operating Expenses
Advertising Expenses	184
Printing and Publication Expenses	5,751
Representation Expenses	53,083
Transportation and Delivery Expenses	264
Rent/Lease Expenses	228,421
Membership Dues and Contributions to Organizations	741
Subscription Expenses	60,192
Other Maintenance and Operating Expenses	174

Total Maintenance and Other Operating Expenses	848,489

Total Current Operating Expenditures	1,872,306

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	58,000
Machinery and Equipment Outlay	11,920
Transportation Equipment Outlay	34,300

Total Capital Outlays	104,220

TOTAL NEW APPROPRIATIONS	1,976,526

B. COMMISSION ON POPULATION AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	532,352,000

New Appropriations, by Programs/Projects

422	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	117,196,000	₱	97,467,000	₱	20,400,000	₱	235,063,000
Operations		111,887,000		185,402,000				297,289,000

PHILIPPINE POPULATION MANAGEMENT PROGRAM		111,887,000		185,402,000				297,289,000

TOTAL NEW APPROPRIATIONS	₱	229,083,000	₱	282,869,000	₱	20,400,000	₱	532,352,000

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on Population and Development (CPD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	CPD’s website.

The CPD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	108,949,000	₱	97,467,000	₱	20,400,000	₱	226,816,000

National Capital Region (NCR)		43,136,000		47,437,000		6,120,000		96,693,000

Central Office		39,565,000		44,371,000		4,080,000		88,016,000
National Capital Region		3,571,000		3,066,000		2,040,000		8,677,000
Region I - Ilocos		5,027,000		2,448,000		2,040,000		9,515,000

Regional Office - I		5,027,000		2,448,000		2,040,000		9,515,000
Cordillera Administrative Region (CAR)		4,714,000		2,878,000		2,040,000		9,632,000

Regional Office - CAR		4,714,000		2,878,000		2,040,000		9,632,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	423
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region II - Cagayan Valley	4,108,000	3,785,000		7,893,000

Regional Office - II	4,108,000	3,785,000		7,893,000
Region III - Central Luzon	4,984,000	3,427,000		8,411,000

Regional Office - III	4,984,000	3,427,000		8,411,000
Region IVA - CALABARZON	4,413,000	5,674,000		10,087,000

Regional Office - IVA	4,413,000	5,674,000		10,087,000
Region IVB - MIMAROPA	2,544,000	1,789,000	2,040,000	6,373,000

Regional Office - IVB	2,544,000	1,789,000	2,040,000	6,373,000
Region V - Bicol	3,573,000	2,305,000		5,878,000

Regional Office - V	3,573,000	2,305,000		5,878,000
Region VI - Western Visayas	4,600,000	2,854,000	2,040,000	9,494,000

Regional Office - VI	4,600,000	2,854,000	2,040,000	9,494,000
Region VII - Central Visayas	4,823,000	4,244,000	2,040,000	11,107,000

Regional Office - VII	4,823,000	4,244,000	2,040,000	11,107,000
Region VIII - Eastern Visayas	4,726,000	3,734,000		8,460,000

Regional Office - VIII	4,726,000	3,734,000		8,460,000
Region IX - Zamboanga Peninsula	4,128,000	3,382,000	2,040,000	9,550,000

Regional Office - IX	4,128,000	3,382,000	2,040,000	9,550,000
Region X - Northern Mindanao	4,219,000	4,220,000	2,040,000	10,479,000

Regional Office - X	4,219,000	4,220,000	2,040,000	10,479,000
Region XI - Davao	5,035,000	2,335,000		7,370,000

Regional Office - XI	5,035,000	2,335,000		7,370,000
Region XII - SOCCSKSARGEN	4,783,000	4,303,000		9,086,000

Regional Office - XII	4,783,000	4,303,000		9,086,000
Region XIII - Caraga	4,136,000	2,652,000		6,788,000

Regional Office - XIII	4,136,000	2,652,000		6,788,000
Administration of Personnel Benefits	8,247,000			8,247,000

National Capital Region (NCR)	7,574,000			7,574,000

Central Office	7,574,000			7,574,000

424	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XII - SOCCSKSARGEN	673,000			673,000

Regional Office - XII	673,000			673,000

Sub-total, General Administration and Support	117,196,000	97,467,000	20,400,000	235,063,000

Operations
PHILIPPINE POPULATION MANAGEMENT PROGRAM	111,887,000	185,402,000		297,289,000

Coordination and Development of Population Policy and Programs	73,366,000	49,630,000		122,996,000

National Capital Region (NCR)	14,340,000	14,346,000		28,686,000

Central Office	10,996,000	10,712,000		21,708,000
National Capital Region	3,344,000	3,634,000		6,978,000
Region I - Ilocos	4,348,000	999,000		5,347,000

Regional Office - I	4,348,000	999,000		5,347,000
Cordillera Administrative Region (CAR)	4,317,000	649,000		4,966,000

Regional Office - CAR	4,317,000	649,000		4,966,000
Region II - Cagayan Valley	3,893,000	1,656,000		5,549,000

Regional Office - II	3,893,000	1,656,000		5,549,000
Region III - Central Luzon	3,772,000	1,613,000		5,385,000

Regional Office - III	3,772,000	1,613,000		5,385,000
Region IVA - CALABARZON	3,896,000	5,298,000		9,194,000

Regional Office - IVA	3,896,000	5,298,000		9,194,000
Region IVB - MIMAROPA	4,811,000	447,000		5,258,000

Regional Office - IVB	4,811,000	447,000		5,258,000
Region V - Bicol	3,318,000	1,852,000		5,170,000

Regional Office - V	3,318,000	1,852,000		5,170,000
Region VI - Western Visayas	4,342,000	3,425,000		7,767,000

Regional Office - VI	4,342,000	3,425,000		7,767,000
Region VII - Central Visayas	3,752,000	1,450,000		5,202,000

Regional Office - VII	3,752,000	1,450,000		5,202,000
Region VIII - Eastern Visayas	4,322,000	1,265,000		5,587,000

Regional Office - VIII	4,322,000	1,265,000		5,587,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	425
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region IX - Zamboanga Peninsula	3,158,000	1,227,000	4,385,000

Regional Office - IX	3,158,000	1,227,000	4,385,000
Region X - Northern Mindanao	4,327,000	2,264,000	6,591,000

Regional Office - X	4,327,000	2,264,000	6,591,000
Region XI - Davao	2,705,000	2,854,000	5,559,000

Regional Office - XI	2,705,000	2,854,000	5,559,000
Region XII - SOCCSKSARGEN	3,141,000	6,089,000	9,230,000

Regional Office - XII	3,141,000	6,089,000	9,230,000
Region XIII - Caraga	4,924,000	4,196,000	9,120,000

Regional Office - XIII	4,924,000	4,196,000	9,120,000
Support to the implementation of approved national, sectoral, regional and local population plans and programs	38,521,000	76,808,000	115,329,000

National Capital Region (NCR)	18,272,000	25,921,000	44,193,000

Central Office	16,585,000	23,397,000	39,982,000
National Capital Region	1,687,000	2,524,000	4,211,000
Region I - Ilocos	1,687,000	4,114,000	5,801,000

Regional Office - I	1,687,000	4,114,000	5,801,000
Cordillera Administrative Region (CAR)	1,687,000	3,842,000	5,529,000

Regional Office - CAR	1,687,000	3,842,000	5,529,000
Region II - Cagayan Valley	1,687,000	1,547,000	3,234,000

Regional Office - II	1,687,000	1,547,000	3,234,000
Region III - Central Luzon		2,374,000	2,374,000

Regional Office - III		2,374,000	2,374,000
Region IVA - CALABARZON	1,687,000	2,186,000	3,873,000

Regional Office - IVA	1,687,000	2,186,000	3,873,000
Region IVB - MIMAROPA		5,142,000	5,142,000

Regional Office - IVB		5,142,000	5,142,000
Region V - Bicol	1,687,000	3,650,000	5,337,000

Regional Office - V	1,687,000	3,650,000	5,337,000

426	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VI - Western Visayas	1,692,000	7,980,000	9,672,000

Regional Office - VI	1,692,000	7,980,000	9,672,000
Region VII - Central Visayas	1,687,000	1,570,000	3,257,000

Regional Office - VII	1,687,000	1,570,000	3,257,000
Region VIII - Eastern Visayas	1,687,000	3,160,000	4,847,000

Regional Office - VIII	1,687,000	3,160,000	4,847,000
Region IX - Zamboanga Peninsula	1,687,000	4,844,000	6,531,000

Regional Office - IX	1,687,000	4,844,000	6,531,000
Region X - Northern Mindanao		4,138,000	4,138,000

Regional Office - X		4,138,000	4,138,000
Region XI - Davao	1,687,000	1,935,000	3,622,000

Regional Office - XI	1,687,000	1,935,000	3,622,000
Region XII - SOCCSKSARGEN	1,687,000	2,866,000	4,553,000

Regional Office - XII	1,687,000	2,866,000	4,553,000
Region XIII - Caraga	1,687,000	1,539,000	3,226,000

Regional Office - XIII	1,687,000	1,539,000	3,226,000
Provision of grants, subsidies and contributions in support of population programs		58,964,000	58,964,000

National Capital Region (NCR)		16,568,000	16,568,000

Central Office		15,256,000	15,256,000
National Capital Region		1,312,000	1,312,000
Region I - Ilocos		1,800,000	1,800,000

Regional Office - I		1,800,000	1,800,000
Cordillera Administrative Region (CAR)		350,000	350,000

Regional Office - CAR		350,000	350,000
Region II - Cagayan Valley		1,658,000	1,658,000

Regional Office - II		1,658,000	1,658,000
Region III - Central Luzon		2,000,000	2,000,000

Regional Office - III		2,000,000	2,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	427
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region IVA - CALABARZON				2,145,000				2,145,000

Regional Office - IVA				2,145,000				2,145,000
Region IVB - MIMAROPA				1,762,000				1,762,000

Regional Office - IVB				1,762,000				1,762,000
Region V - Bicol				5,735,000				5,735,000

Regional Office - V				5,735,000				5,735,000
Region VI - Western Visayas				1,541,000				1,541,000

Regional Office - VI				1,541,000				1,541,000
Region VII - Central Visayas				4,105,000				4,105,000

Regional Office - VII				4,105,000				4,105,000
Region VIII - Eastern Visayas				5,000,000				5,000,000

Regional Office - VIII				5,000,000				5,000,000
Region IX - Zamboanga Peninsula				1,200,000				1,200,000

Regional Office - IX				1,200,000				1,200,000
Region X - Northern Mindanao				4,500,000				4,500,000

Regional Office - X				4,500,000				4,500,000
Region XI - Davao				3,000,000				3,000,000

Regional Office - XI				3,000,000				3,000,000
Region XII - SOCCSKSARGEN				4,100,000				4,100,000

Regional Office - XII				4,100,000				4,100,000
Region XIII - Caraga				3,500,000				3,500,000

Regional Office - XIII				3,500,000				3,500,000

Sub-total, Operations		111,887,000		185,402,000				297,289,000

TOTAL NEW APPROPRIATIONS	₱	229,083,000	₱	282,869,000	₱	20,400,000	₱	532,352,000

428	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	136,764

Total Permanent Positions	136,764

Other Compensation Common to All
Personnel Economic Relief Allowance	6,960
Representation Allowance	2,574
Transportation Allowance	2,454
Clothing and Uniform Allowance	1,740
Mid-Year Bonus - Civilian	11,400
Year End Bonus	11,400
Cash Gift	1,450
Productivity Enhancement Incentive	1,450
Step Increment	337

Total Other Compensation Common to All	39,765

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	40,269

Total Other Compensation for Specific Groups	40,269

Other Benefits
PAG-IBIG Contributions	341
PhilHealth Contributions	2,991
Employees Compensation Insurance Premiums	341
Loyalty Award - Civilian	365
Terminal Leave	8,247

Total Other Benefits	12,285

Total Personnel Services	229,083

Maintenance and Other Operating Expenses
Travelling Expenses	23,778
Training and Scholarship Expenses	55,159
Supplies and Materials Expenses	20,384
Utility Expenses	10,307
Communication Expenses	11,642
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,092
Professional Services	69,192
Repairs and Maintenance	8,282
Financial Assistance/Subsidy	58,964
Taxes, Insurance Premiums and Other Fees	1,996
Other Maintenance and Operating Expenses
Advertising Expenses	728
Printing and Publication Expenses	2,889
Representation Expenses	1,136

DECEMBER 25, 2023	OFFICIAL GAZETTE	429
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Transportation and Delivery Expenses	2,066
Rent/Lease Expenses	5,446
Membership Dues and Contributions to Organizations	53
Subscription Expenses	8,262
Other Maintenance and Operating Expenses	493

Total Maintenance and Other Operating Expenses	282,869

Total Current Operating Expenditures	511,952

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	20,400

Total Capital Outlays	20,400

TOTAL NEW APPROPRIATIONS	532,352

C. PHILIPPINE NATIONAL VOLUNTEER SERVICE COORDINATING AGENCY

For general administration and support, and operations, as indicated hereunder	₱	35,295,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	8,527,000	₱	9,219,000		₱	17,746,000
Operations		9,520,000		8,029,000			17,549,000

NATIONAL VOLUNTEER SERVICE PROGRAM		9,520,000		8,029,000			17,549,000

TOTAL NEW APPROPRIATIONS	₱	18,047,000	₱	17,248,000		₱	35,295,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine National Volunteer Service Coordinating Agency (PNVSCA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PNVSCA’s website.

The PNVSCA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

430	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,527,000	₱	9,219,000		₱	17,746,000

Sub-total, General Administration and Support		8,527,000	₱	9,219,000			17,746,000

Operations
NATIONAL VOLUNTEER SERVICE PROGRAM		9,520,000		8,029,000			17,549,000

Policy advocacy and technical assistance		4,609,000		2,769,000			7,378,000
Program coordination, partnership monitoring and evaluation		4,911,000		5,260,000			10,171,000

Sub-total, Operations		9,520,000		8,029,000			17,549,000

TOTAL NEW APPROPRIATIONS	₱	18,047,000	₱	17,248,000		₱	35,295,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,735

Total Permanent Positions	13,735

Other Compensation Common to All
Personnel Economic Relief Allowance	648
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	162
Mid-Year Bonus - Civilian	1,144
Year End Bonus	1,144
Cash Gift	135
Productivity Enhancement Incentive	135
Step Increment	34

Total Other Compensation Common to All	3,858

Other Compensation for Specific Groups
Anniversary Bonus - Civilian	84

Total Other Compensation for Specific Groups	84

DECEMBER 25, 2023	OFFICIAL GAZETTE	431
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Other Benefits
PAG-IBIG Contributions	32
PhilHealth Contributions	291
Employees Compensation Insurance Premiums	32
Loyalty Award - Civilian	15

Total Other Benefits	370

Total Personnel Services	18,047

Maintenance and Other Operating Expenses
Travelling Expenses	1,007
Training and Scholarship Expenses	920
Supplies and Materials Expenses	1,858
Utility Expenses	742
Communication Expenses	675
Awards/Rewards and Prizes	95
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	4,181
General Services	1,581
Repairs and Maintenance	306
Taxes, Insurance Premiums and Other Fees	95
Other Maintenance and Operating Expenses
Printing and Publication Expenses	103
Representation Expenses	1,840
Rent/Lease Expenses	3,315
Subscription Expenses	240
Other Maintenance and Operating Expenses	154

Total Maintenance and Other Operating Expenses	17,248

Total Current Operating Expenditures	35,295

TOTAL NEW APPROPRIATIONS	35,295

D. PUBLIC-PRIVATE PARTNERSHIP CENTER OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	209,498,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	30,847,000	₱	79,300,000	₱		₱	110,147,000
Operations		73,031,000		10,611,000		15,709,000		99,351,000

432	OFFICIAL GAZETTE	VOL. 119, NO. 52
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PUBLIC-PRIVATE PARTNERSHIP MANAGEMENT PROGRAM		73,031,000		10,611,000		15,709,000		99,351,000

TOTAL NEW APPROPRIATIONS	₱	103,878,000	₱	89,911,000	₱	15,709,000	₱	209,498,000

Special Provision(s)

1. Project Development and Monitoring Facility Fund. All income of the Public-Private Partnership Center of the Philippines (PPPCP) sourced from reasonable fees and reimbursements of expenses incurred for pre-investment activities and monitoring of Public-Private Partnership (PPP) project implementation, constituted into a Project Development and Monitoring Facility (PDMF) Fund, shall be used for the preparation and conduct of business case, pre-feasibility and feasibility studies, preparation of tender documents, monitoring of their implementation, and other activities in the preparation of PPP projects, in accordance with the policies, procedure and guidelines prescribed by the PDMF Committee and such other issuances as may be issued thereon.

Disbursements or expenditures by the PPPCP in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The PPPCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PPPCP’s website.

The PPPCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses			Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	30,847,000	₱	79,300,000	₱			₱	110,147,000

Sub-total, General Administration and Support		30,847,000		79,300,000					110,147,000

Operations
PUBLIC-PRIVATE PARTNERSHIP MANAGEMENT PROGRAM		73,031,000		10,611,000			15,709,000		99,351,000

Project Development and Advisory Assistance		12,917,000		658,000					13,575,000
Management and Administration of the Project Development and Monitoring Facility (PDMF) Funds		11,104,000		387,000					11,491,000
Public-Private Partnership Policy Formulation and
Advocacy, and Project Monitoring and Evaluation		22,777,000		782,000					23,559,000
Provision of Capacity Building, Knowledge Management Services, Legal Services and ICT Services		26,233,000		8,784,000			15,709,000		50,726,000

Sub-total, Operations		73,031,000		10,611,000			15,709,000		99,351,000

TOTAL NEW APPROPRIATIONS	₱	103,878,000	₱	89,911,000		₱	15,709,000	₱	209,498,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	433
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	80,597

Total Permanent Positions	80,597

Other Compensation Common to All
Personnel Economic Relief Allowance	2,544
Representation Allowance	1,956
Transportation Allowance	1,494
Clothing and Uniform Allowance	636
Mid-Year Bonus - Civilian	6,716
Year End Bonus	6,716
Cash Gift	530
Productivity Enhancement Incentive	530
Step Increment	201

Total Other Compensation Common to All	21,323

Other Benefits
PAG-IBIG Contributions	127
PhilHealth Contributions	1,634
Employees Compensation Insurance Premiums	127
Loyalty Award - Civilian	70

Total Other Benefits	1,958

Total Personnel Services	103,878

Maintenance and Other Operating Expenses
Travelling Expenses	1,587
Training and Scholarship Expenses	3,039
Supplies and Materials Expenses	3,137
Utility Expenses	2,560
Communication Expenses	4,807
Awards/Rewards and Prizes	336
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,194
Professional Services	204
General Services	9,496
Repairs and Maintenance	4,566
Taxes, Insurance Premiums and Other Fees	1,200
Other Maintenance and Operating Expenses
Printing and Publication Expenses	735
Representation Expenses	1,301
Transportation and Delivery Expenses	165

434	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rent/Lease Expenses	42,797
Subscription Expenses	12,787

Total Maintenance and Other Operating Expenses	89,911

Total Current Operating Expenditures	193,789

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	15,709

Total Capital Outlays	15,709

TOTAL NEW APPROPRIATIONS	209,498

E. PHILIPPINE STATISTICAL RESEARCH AND TRAINING INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	91,689,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	19,399,000	₱	31,021,000	₱		₱	50,420,000
Operations		19,361,000		18,378,000		3,530,000		41,269,000

PHILIPPINE STATISTICAL SYSTEM CAPACITY
DEVELOPMENT PROGRAM		13,645,000		2,703,000				16,348,000
STATISTICAL RESEARCH PROGRAM		5,716,000		15,675,000		3,530,000		24,921,000

TOTAL NEW APPROPRIATIONS	₱	38,760,000	₱	49,399,000	₱	3,530,000	₱	91,689,000

Special Provision(s)

1. Philippine Statistical Research and Training Institute Endowment Fund. In addition to the amounts appropriated herein, Five Million Seven Hundred Thousand Pesos (₱5,700,000) shall be used by the Philippine Statistical Research and Training Institute (PSRTI) for its MOOE and Capital Outlay requirements sourced from interest earnings of the PSRTI Endowment Fund in accordance with Section 21 of R.A. No. 10625.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

2. Reporting and Posting Requirements. The PSRTI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PSRTI’s website.

The PSRTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	443
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,399,000	₱	31,021,000	₱		₱	50,420,000

Sub-total, General Administration and Support		19,399,000		31,021,000				50,420,000

Operations
PHILIPPINE STATISTICAL SYSTEM CAPACITY
DEVELOPMENT PROGRAM		13,645,000		2,703,000				16,348,000

Development, promotion, implementation and enhancement of statistical training		13,645,000		2,703,000				16,348,000
STATISTICAL RESEARCH PROGRAM		5,716,000		15,675,000		3,530,000		24,921,000

Development, promotion, implementation and enhancement of statistical research		5,716,000		15,675,000		3,530,000		24,921,000

Sub-total, Operations		19,361,000		18,378,000		3,530,000		41,269,000

TOTAL NEW APPROPRIATIONS	₱	38,760,000	₱	49,399,000	₱	3,530,000	₱	91,689,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	23,931

Total Permanent Positions	23,931

Other Compensation Common to All
Personnel Economic Relief Allowance	1,080
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	270
Mid-Year Bonus - Civilian	1,994
Year End Bonus	1,994
Cash Gift	225

436	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Productivity Enhancement Incentive	225
Step Increment	60

Total Other Compensation Common to All	6,304

Other Compensation for Specific Groups
Lumpsum for Personnel Services	7,317

Total Other Compensation for Specific Groups	7,317

Other Benefits
PAG-IBIG Contributions	54
PhilHealth Contributions	521
Employees Compensation Insurance Premiums	54
Loyalty Award - Civilian	5

Total Other Benefits	634

Non-Permanent Positions	574

Total Personnel Services	38,760

Maintenance and Other Operating Expenses
Travelling Expenses	2,946
Training and Scholarship Expenses	3,489
Supplies and Materials Expenses	2,107
Utility Expenses	1,545
Communication Expenses	3,320
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	6,207
General Services	2,031
Repairs and Maintenance	100
Taxes, Insurance Premiums and Other Fees	270
Other Maintenance and Operating Expenses
Printing and Publication Expenses	20
Representation Expenses	205
Rent/Lease Expenses	26,219
Membership Dues and Contributions to Organizations	215
Subscription Expenses	584
Other Maintenance and Operating Expenses	5

Total Maintenance and Other Operating Expenses	49,399

Total Current Operating Expenditures	88,159

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,530

Total Capital Outlays	3,530

TOTAL NEW APPROPRIATIONS	91,689

DECEMBER 25, 2023	OFFICIAL GAZETTE	437
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

F. PHILIPPINE STATISTICS AUTHORITY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	9,020,038,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	426,437,000	₱	759,083,000	₱	30,600,000	₱	1,216,120,000
Support to Operations		79,057,000		174,519,000		128,343,000		381,919,000
Operations		1,258,848,000		959,330,000		136,285,000		2,354,463,000

NATIONAL STATISTICS DEVELOPMENT PROGRAM		925,544,000		672,816,000				1,598,360,000
STATISTICAL POLICY AND COORDINATION PROGRAM		171,058,000		120,485,000				291,543,000
CIVIL REGISTRATION PROGRAM		162,246,000		166,029,000		136,285,000		464,560,000

Total, Regular Program(s)		1,764,342,000		1,892,932,000		295,228,000		3,952,502,000

B. PROJECT(S)
Locally-Funded Project(s)				4,868,296,000		199,240,000		5,067,536,000

Total, Project(s)				4,868,296,000		199,240,000		5,067,536,000

TOTAL NEW APPROPRIATIONS	₱	1,764,342,000	₱	6,761,228,000	₱	494,468,000	₱	9,020,038,000

Special Provision(s)

1. Philippine Identification System. The amount of One Billion Six Hundred Nine Million Eight Hundred Seventy Six Thousand Pesos (₱1,609,876,000) appropriated herein for the Philippine Identification System shall be used for the continuing establishment of a single national identification system for all citizens and resident aliens of the Philippines pursuant to R.A. No. 11055. The PSA shall set a timetable to fully establish and implement the system, which shall not be later than December 31, 2024.

2. PSA Collaboration with the Department of Agriculture (DA). The PSA shall work with the DA to strengthen the link between the content and timing of information produced by the PSA so that these are better able to support decision-making by the DA and its attached agencies. The PSA shall also develop and initiate a work plan to audit the administrative data presently produced and used by the DA and its attached agencies and propose improvements.

3. Reporting and Posting Requirements. The PSA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PSA’s website.

The PSA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

438	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	405,277,000	₱	759,083,000	₱	30,600,000	₱	1,194,960,000

National Capital Region (NCR)		235,838,000		390,690,000		30,600,000		657,128,000

Central Office		131,672,000		341,687,000		30,600,000		503,959,000
Regional Statistical Services Office - NCR		104,166,000		49,003,000				153,169,000
Region I - Ilocos		11,904,000		19,213,000				31,117,000

Regional Statistical Services Office - I		11,904,000		19,213,000				31,117,000
Cordillera Administrative Region (CAR)		13,608,000		18,808,000				32,416,000

Regional Statistical Services Office - CAR		13,608,000		18,808,000				32,416,000
Region II - Cagayan Valley		9,715,000		14,615,000				24,330,000

Regional Statistical Services Office - II		9,715,000		14,615,000				24,330,000
Region III - Central Luzon		12,088,000		24,653,000				36,741,000

Regional Statistical Services Office - III		12,088,000		24,653,000				36,741,000
Region IVA - CALABARZON		10,455,000		27,184,000				37,639,000

Regional Statistical Services Office - IVA		10,455,000		27,184,000				37,639,000
Region IVB - MIMAROPA		9,434,000		22,228,000				31,662,000

Regional Statistical Services Office - IVB		9,434,000		22,228,000				31,662,000
Region V - Bicol		12,007,000		30,793,000				42,800,000

Regional Statistical Services Office - V		12,007,000		30,793,000				42,800,000
Region VI - Western Visayas		13,642,000		29,641,000				43,283,000

Regional Statistical Services Office - VI		13,642,000		29,641,000				43,283,000
Region VII - Central Visayas		8,678,000		20,879,000				29,557,000

Regional Statistical Services Office - VII		8,678,000		20,879,000				29,557,000
Region VIII - Eastern Visayas		12,773,000		55,610,000				68,383,000

Regional Statistical Services Office - VIII		12,773,000		55,610,000				68,383,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	439
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region IX - Zamboanga Peninsula	8,084,000	13,504,000		21,588,000

Regional Statistical Services Office - IX	8,084,000	13,504,000		21,588,000
Region X - Northern Mindanao	9,429,000	20,831,000		30,260,000

Regional Statistical Services Office - X	9,429,000	20,831,000		30,260,000
Region XI - Davao	8,902,000	23,487,000		32,389,000

Regional Statistical Services Office - XI	8,902,000	23,487,000		32,389,000
Region XII - SOCCSKSARGEN	9,826,000	15,268,000		25,094,000

Regional Statistical Services Office - XII	9,826,000	15,268,000		25,094,000
Region XIII - Caraga	12,035,000	13,728,000		25,763,000

Regional Statistical Services Office - XIII	12,035,000	13,728,000		25,763,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	6,859,000	17,951,000		24,810,000

Regional Statistical Services Office - BARMM	6,859,000	17,951,000		24,810,000
Administration of Personnel Benefits	21,160,000			21,160,000

National Capital Region (NCR)	21,160,000			21,160,000

Central Office	21,160,000			21,160,000

Sub-total, General Administration and Support	426,437,000	759,083,000	30,600,000	1,216,120,000

Support to Operations
Provision of Management and Corporate Planning and Legal Services	14,024,000	24,034,000		38,058,000

National Capital Region (NCR)	14,024,000	24,034,000		38,058,000

Central Office	14,024,000	24,034,000		38,058,000
Coordination and Formulation of Policies on International Cooperation in Statistics and Civil Registration	5,686,000	2,149,000		7,835,000

National Capital Region (NCR)	5,686,000	2,149,000		7,835,000

Central Office	5,686,000	2,149,000		7,835,000
Development and Maintenance of Information Systems and Databases	54,271,000	143,553,000	128,343,000	326,167,000

National Capital Region (NCR)	54,271,000	143,553,000	128,343,000	326,167,000

Central Office	54,271,000	143,553,000	128,343,000	326,167,000

440	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Coordination in the Development of Statistical Methodologies and Survey Designs	5,076,000	4,783,000		9,859,000

National Capital Region (NCR)	5,076,000	4,783,000		9,859,000

Central Office	5,076,000	4,783,000		9,859,000

Sub-total, Support to Operations	79,057,000	174,519,000	128,343,000	381,919,000

Operations
NATIONAL STATISTICS DEVELOPMENT PROGRAM	925,544,000	672,816,000		1,598,360,000

Conduct of Censuses and Surveys on the Agriculture, Fisheries, Industry and Services Sectors	764,304,000	565,837,000		1,330,141,000

National Capital Region (NCR)	122,682,000	250,248,000		372,930,000

Central Office	122,682,000	223,950,000		346,632,000
Regional Statistical Services Office - NCR		26,298,000		26,298,000
Region I - Ilocos	33,022,000	17,215,000		50,237,000

Regional Statistical Services Office - I	33,022,000	17,215,000		50,237,000
Cordillera Administrative Region (CAR)	35,211,000	12,611,000		47,822,000

Regional Statistical Services Office - CAR	35,211,000	12,611,000		47,822,000
Region II - Cagayan Valley	35,040,000	15,490,000		50,530,000

Regional Statistical Services Office - II	35,040,000	15,490,000		50,530,000
Region III - Central Luzon	60,605,000	23,351,000		83,956,000

Regional Statistical Services Office - III	60,605,000	23,351,000		83,956,000
Region IVA - CALABARZON	72,610,000	24,187,000		96,797,000

Regional Statistical Services Office - IVA	72,610,000	24,187,000		96,797,000
Region IVB - MIMAROPA	33,041,000	19,286,000		52,327,000

Regional Statistical Services Office - IVB	33,041,000	19,286,000		52,327,000
Region V - Bicol	41,667,000	22,876,000		64,543,000

Regional Statistical Services Office - V	41,667,000	22,876,000		64,543,000
Region VI - Western Visayas	45,814,000	26,773,000		72,587,000

Regional Statistical Services Office - VI	45,814,000	26,773,000		72,587,000
Region VII - Central Visayas	39,251,000	22,276,000		61,527,000

Regional Statistical Services Office - VII	39,251,000	22,276,000		61,527,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	441
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VIII - Eastern Visayas	40,461,000	34,383,000	74,844,000

Regional Statistical Services Office - VIII	40,461,000	34,383,000	74,844,000
Region IX - Zamboanga Peninsula	26,250,000	16,775,000	43,025,000

Regional Statistical Services Office - IX	26,250,000	16,775,000	43,025,000
Region X - Northern Mindanao	37,600,000	17,745,000	55,345,000

Regional Statistical Services Office - X	37,600,000	17,745,000	55,345,000
Region XI - Davao	38,430,000	15,757,000	54,187,000

Regional Statistical Services Office - XI	38,430,000	15,757,000	54,187,000
Region XII - SOCCSKSARGEN	34,127,000	12,007,000	46,134,000

Regional Statistical Services Office - XII	34,127,000	12,007,000	46,134,000
Region XIII - Caraga	37,294,000	14,488,000	51,782,000

Regional Statistical Services Office - XIII	37,294,000	14,488,000	51,782,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	31,199,000	20,369,000	51,568,000

Regional Statistical Services Office - BARMM	31,199,000	20,369,000	51,568,000
Conduct of Household-based Censuses and Surveys	161,240,000	105,031,000	266,271,000

National Capital Region (NCR)	42,283,000	70,259,000	112,542,000

Central Office	33,684,000	66,856,000	100,540,000
Regional Statistical Services Office - NCR	8,599,000	3,403,000	12,002,000
Region I - Ilocos	8,169,000	1,797,000	9,966,000

Regional Statistical Services Office - I	8,169,000	1,797,000	9,966,000
Cordillera Administrative Region (CAR)	8,969,000	1,661,000	10,630,000

Regional Statistical Services Office - CAR	8,969,000	1,661,000	10,630,000
Region II - Cagayan Valley	8,548,000	1,274,000	9,822,000

Regional Statistical Services Office - II	8,548,000	1,274,000	9,822,000
Region III - Central Luzon	6,900,000	2,350,000	9,250,000

Regional Statistical Services Office - III	6,900,000	2,350,000	9,250,000
Region IVA - CALABARZON	8,168,000	1,588,000	9,756,000

Regional Statistical Services Office - IVA	8,168,000	1,588,000	9,756,000

442	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IVB - MIMAROPA	7,837,000	1,386,000	9,223,000

Regional Statistical Services Office - IVB	7,837,000	1,386,000	9,223,000
Region V - Bicol	8,503,000	1,610,000	10,113,000

Regional Statistical Services Office - V	8,503,000	1,610,000	10,113,000
Region VI - Western Visayas	8,534,000	1,509,000	10,043,000

Regional Statistical Services Office - VI	8,534,000	1,509,000	10,043,000
Region VII - Central Visayas	8,517,000	1,148,000	9,665,000

Regional Statistical Services Office - VII	8,517,000	1,148,000	9,665,000
Region VIII - Eastern Visayas	8,527,000	9,128,000	17,655,000

Regional Statistical Services Office - VIII	8,527,000	9,128,000	17,655,000
Region IX - Zamboanga Peninsula	8,186,000	1,910,000	10,096,000

Regional Statistical Services Office - IX	8,186,000	1,910,000	10,096,000
Region X - Northern Mindanao	8,169,000	1,214,000	9,383,000

Regional Statistical Services Office - X	8,169,000	1,214,000	9,383,000
Region XI - Davao	6,274,000	1,379,000	7,653,000

Regional Statistical Services Office - XI	6,274,000	1,379,000	7,653,000
Region XII - SOCCSKSARGEN	7,211,000	2,693,000	9,904,000

Regional Statistical Services Office - XII	7,211,000	2,693,000	9,904,000
Region XIII - Caraga		1,340,000	1,340,000

Regional Statistical Services Office - XIII		1,340,000	1,340,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	6,445,000	2,785,000	9,230,000

Regional Statistical Services Office - BARMM	6,445,000	2,785,000	9,230,000
Generation/Compilation of administrative-based statistics and derived indicators		1,948,000	1,948,000

National Capital Region (NCR)		1,948,000	1,948,000

Central Office		1,948,000	1,948,000
STATISTICAL POLICY AND COORDINATION PROGRAM	171,058,000	120,485,000	291,543,000

Statistical Planning, Programming, Budgeting, Monitoring and Evaluation	14,006,000	26,495,000	40,501,000

National Capital Region (NCR)	14,006,000	26,495,000	40,501,000

Central Office	14,006,000	26,495,000	40,501,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	443
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Development and Improvement of
Statistical Frameworks and Standards	49,763,000	87,230,000	136,993,000

National Capital Region (NCR)	49,763,000	87,230,000	136,993,000

Central Office	49,763,000	87,230,000	136,993,000
Coordination of Statistical Activities at the
National and Local Levels	107,289,000	6,760,000	114,049,000

National Capital Region (NCR)	107,289,000	1,677,000	108,966,000

Central Office	107,289,000	1,563,000	108,852,000
Regional Statistical Services Office - NCR		114,000	114,000
Region I - Ilocos		351,000	351,000

Regional Statistical Services Office - I		351,000	351,000
Cordillera Administrative Region (CAR)		188,000	188,000

Regional Statistical Services Office - CAR		188,000	188,000
Region II - Cagayan Valley		128,000	128,000

Regional Statistical Services Office - II		128,000	128,000
Region III - Central Luzon		232,000	232,000

Regional Statistical Services Office - III		232,000	232,000
Region IVA - CALABARZON		445,000	445,000

Regional Statistical Services Office - IVA		445,000	445,000
Region IVB - MIMAROPA		323,000	323,000

Regional Statistical Services Office - IVB		323,000	323,000
Region V - Bicol		272,000	272,000

Regional Statistical Services Office - V		272,000	272,000
Region VI - Western Visayas		279,000	279,000

Regional Statistical Services Office - VI		279,000	279,000
Region VII - Central Visayas		145,000	145,000

Regional Statistical Services Office - VII		145,000	145,000
Region VIII - Eastern Visayas		787,000	787,000

Regional Statistical Services Office - VIII		787,000	787,000
Region IX - Zamboanga Peninsula		202,000	202,000

Regional Statistical Services Office - IX		202,000	202,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Region X - Northern Mindanao		455,000		455,000

Regional Statistical Services Office - X		455,000		455,000
Region XI - Davao		177,000		177,000

Regional Statistical Services Office - XI		177,000		177,000
Region XII - SOCCSKSARGEN		453,000		453,000

Regional Statistical Services Office - XII		453,000		453,000
Region XIII - Caraga		284,000		284,000

Regional Statistical Services Office - XIII		284,000		284,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		362,000		362,000

Regional Statistical Services Office - BARMM		362,000		362,000
CIVIL REGISTRATION PROGRAM	162,246,000	166,029,000	136,285,000	464,560,000

Processing and Archiving of Civil Registry Documents	142,134,000	119,233,000	136,285,000	397,652,000

National Capital Region (NCR)	37,378,000	68,279,000	136,285,000	241,942,000

Central Office	29,971,000	67,426,000	136,285,000	233,682,000
Regional Statistical Services Office - NCR	7,407,000	853,000		8,260,000
Region I - Ilocos	7,344,000	2,832,000		10,176,000

Regional Statistical Services Office - I	7,344,000	2,832,000		10,176,000
Cordillera Administrative Region (CAR)	7,394,000	1,396,000		8,790,000

Regional Statistical Services Office - CAR	7,394,000	1,396,000		8,790,000
Region II - Cagayan Valley	5,601,000	3,143,000		8,744,000

Regional Statistical Services Office - II	5,601,000	3,143,000		8,744,000
Region III - Central Luzon	6,726,000	4,307,000		11,033,000

Regional Statistical Services Office - III	6,726,000	4,307,000		11,033,000
Region IVA - CALABARZON	7,352,000	4,123,000		11,475,000

Regional Statistical Services Office - IVA	7,352,000	4,123,000		11,475,000
Region IVB - MIMAROPA	7,362,000	3,245,000		10,607,000

Regional Statistical Services Office - IVB	7,362,000	3,245,000		10,607,000
Region V - Bicol	5,082,000	2,033,000		7,115,000

Regional Statistical Services Office - V	5,082,000	2,033,000		7,115,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	445
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VI - Western Visayas	6,788,000	2,946,000		9,734,000

Regional Statistical Services Office - VI	6,788,000	2,946,000		9,734,000
Region VII - Central Visayas	7,051,000	2,119,000		9,170,000

Regional Statistical Services Office - VII	7,051,000	2,119,000		9,170,000
Region VIII - Eastern Visayas	7,031,000	11,517,000		18,548,000

Regional Statistical Services Office - VIII	7,031,000	11,517,000		18,548,000
Region IX - Zamboanga Peninsula	5,893,000	1,108,000		7,001,000

Regional Statistical Services Office - IX	5,893,000	1,108,000		7,001,000
Region X - Northern Mindanao	3,971,000	1,864,000		5,835,000

Regional Statistical Services Office - X	3,971,000	1,864,000		5,835,000
Region XI - Davao	6,281,000	2,470,000		8,751,000

Regional Statistical Services Office - XI	6,281,000	2,470,000		8,751,000
Region XII - SOCCSKSARGEN	6,192,000	5,125,000		11,317,000

Regional Statistical Services Office - XII	6,192,000	5,125,000		11,317,000
Region XIII - Caraga	7,344,000	1,417,000		8,761,000

Regional Statistical Services Office - XIII	7,344,000	1,417,000		8,761,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	7,344,000	1,309,000		8,653,000

Regional Statistical Services Office - BARMM	7,344,000	1,309,000		8,653,000
Issuance of Civil Registration Certification/Authentications of Documents	20,112,000	43,698,000		63,810,000

National Capital Region (NCR)	20,112,000	43,698,000		63,810,000

Central Office	20,112,000	43,698,000		63,810,000
Technical Supervision over Local Civil Registrars		3,098,000		3,098,000

National Capital Region (NCR)		3,098,000		3,098,000

Central Office		3,098,000		3,098,000

Sub-total, Operations	1,258,848,000	959,330,000	136,285,000	2,354,463,000

Total, Regular Programs	1,764,342,000	1,892,932,000	295,228,000	3,952,502,000

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PROJECT(S)
Locally-Funded Project(s)
Construction of Building for PSA Sorsogon Provincial Office		30,000,000	30,000,000

National Capital Region (NCR)		30,000,000	30,000,000

Central Office		30,000,000	30,000,000
Census of Agriculture and Fisheries	40,075,000		40,075,000

National Capital Region (NCR)	40,075,000		40,075,000

Central Office	40,075,000		40,075,000
Census of Philippine Business and Industry	253,557,000		253,557,000

National Capital Region (NCR)	253,557,000		253,557,000

Central Office	253,557,000		253,557,000
Annual Survey of Philippine Business and Industry	12,359,000		12,359,000

National Capital Region (NCR)	12,359,000		12,359,000

Central Office	12,359,000		12,359,000
Annual Poverty Indicators Survey	77,599,000		77,599,000

National Capital Region (NCR)	77,599,000		77,599,000

Central Office	77,599,000		77,599,000
Establishment of Philippine Economic - Environmental and Natural Resources Accounts (PEENRA) unit towards the compilation of Green GDP of the Philippines	22,592,000		22,592,000

National Capital Region (NCR)	22,592,000		22,592,000

Central Office	22,592,000		22,592,000
Annual Survey of Information and Communication Tecchnology	1,493,000		1,493,000

National Capital Region (NCR)	1,493,000		1,493,000

Central Office	1,493,000		1,493,000
Family Income and Expenditures Survey	207,184,000		207,184,000

National Capital Region (NCR)	207,184,000		207,184,000

Central Office	207,184,000		207,184,000
Census of Population and Housing	1,306,999,000	1,584,000	1,308,583,000

National Capital Region (NCR)	1,306,999,000	1,584,000	1,308,583,000

Central Office	1,306,999,000	1,584,000	1,308,583,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	447
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Functional Literacy, Education and Mass Media (FLEMM)				208,975,000				208,975,000

National Capital Region (NCR)				208,975,000				208,975,000

Central Office				208,975,000				208,975,000
Development/Enhancement of the Design of Statistical Frame Integrating Geospatial Information				422,603,000				422,603,000

National Capital Region (NCR)				422,603,000				422,603,000

Central Office				422,603,000				422,603,000
Generation/Compilation of Community-based Statistics				621,301,000		167,656,000		788,957,000

National Capital Region (NCR)				621,301,000		167,656,000		788,957,000

Central Office				621,301,000		167,656,000		788,957,000
Input-Output Survey of Philippine Business and Industry (IOSPBI)				46,752,000				46,752,000

National Capital Region (NCR)				46,752,000				46,752,000

Central Office				46,752,000				46,752,000
Occupational Wages Survey (OWS) / Integrated Survey on Labor and Employment (ISLE)				36,931,000				36,931,000

National Capital Region (NCR)				36,931,000				36,931,000

Central Office				36,931,000				36,931,000
Philippine Identification System				1,609,876,000				1,609,876,000

National Capital Region (NCR)				1,609,876,000				1,609,876,000

Central Office				1,609,876,000				1,609,876,000

Sub-total, Locally-Funded Project(s)				4,868,296,000		199,240,000		5,067,536,000

Total, Project(s)				4,868,296,000		199,240,000		5,067,536,000

TOTAL NEW APPROPRIATIONS	₱	1,764,342,000	₱	6,761,228,000	₱	494,468,000	₱	9,020,038,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

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Permanent Positions
Basic Salary	1,238,013

Total Permanent Positions	1,238,013

Other Compensation Common to All
Personnel Economic Relief Allowance	66,984
Representation Allowance	11,130
Transportation Allowance	11,130
Clothing and Uniform Allowance	16,746
Mid-Year Bonus - Civilian	103,171
Year End Bonus	103,171
Cash Gift	13,955
Per Diems	7,410
Productivity Enhancement Incentive	13,955
Step Increment	3,097

Total Other Compensation Common to All	350,749

Other Benefits
PAG-IBIG Contributions	3,349
PhilHealth Contributions	27,503
Employees Compensation Insurance Premiums	3,349
Loyalty Award - Civilian	1,325
Terminal Leave	21,160

Total Other Benefits	56,686

Non-Permanent Positions	118,894

Total Personnel Services	1,764,342

Maintenance and Other Operating Expenses
Travelling Expenses	342,591
Training and Scholarship Expenses	688,295
Supplies and Materials Expenses	1,937,893
Utility Expenses	110,642
Communication Expenses	138,373
Survey, Research, Exploration and Development Expenses	1,100,302
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,293
Professional Services	201,505
General Services	1,408,166
Repairs and Maintenance	43,376
Taxes, Insurance Premiums and Other Fees	12,169
Other Maintenance and Operating Expenses
Advertising Expenses	31,379
Printing and Publication Expenses	42,353
Representation Expenses	19,459
Transportation and Delivery Expenses	2,200
Rent/Lease Expenses	380,492

DECEMBER 25, 2023	OFFICIAL GAZETTE	449
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Membership Dues and Contributions to Organizations		56
Subscription Expenses		234,094
Other Maintenance and Operating Expenses		62,590

Total Maintenance and Other Operating Expenses		6,761,228

Total Current Operating Expenditures		8,525,570

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures		30,000
Machinery and Equipment Outlay		433,868
Transportation Equipment Outlay		30,600

Total Capital Outlays		494,468

TOTAL NEW APPROPRIATIONS		9,020,038

G. TARIFF COMMISSION
For general administration and support, support to operations and operations, as indicated hereunder	₱	85,979,000

New Appropriations, by Programs/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	27,771,000	₱	17,234,000		₱	45,005,000
Support to Operations		3,551,000		5,717,000			9,268,000
Operations		25,904,000		5,802,000			31,706,000

TARIFF ADMINISTRATION PROGRAM		13,790,000		2,874,000			16,664,000
INTERNATIONAL TRADE AND TARIFF
NEGOTIATIONS PROGRAM		7,640,000		1,514,000			9,154,000
TRADE REMEDY MEASURES PROGRAM		4,474,000		1,414,000			5,888,000

TOTAL NEW APPROPRIATIONS	₱	57,226,000	₱	28,753,000		₱	85,979,000

Special Provision(s)

1. Remedies Fund. In addition to the amounts appropriated herein, Two Million Five Hundred Thousand Pesos (₱2,500,000) shall be used in the implementation of remedies or safeguard measures for the protection of the domestic industries and producers from increased imports which cause or threaten to cause injury to the local industry, sourced from fifty percent (50%) of the revenues collected from fees, charges, and safeguard duties, constituted into the Remedies Fund in accordance with Section 34 of R.A. No. 8800.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

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GENERAL APPROPRIATIONS ACT, FY 2024

2. Reporting and Posting Requirements. The Tariff Commission (TC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	TC’s website.

The TC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	27,771,000	₱	17,234,000	₱	₱	45,005,000

Sub-total, General Administration and Support		27,771,000		17,234,000			45,005,000

Support to Operations
Planning and Program Development and Monitoring		2,235,000		55,000			2,290,000
Information, Packaging and Dissemination		694,000					694,000
Information System Development and Maintenance		622,000		5,662,000			6,284,000

Sub-total, Support to Operations		3,551,000		5,717,000			9,268,000

Operations
TARIFF ADMINISTRATION PROGRAM		13,790,000		2,874,000			16,664,000

Conduct of investigations and public hearings on petitions for tariff modification		2,478,000		2,023,000			4,501,000
Issuance of rulings and opinions on applications for tariff classification		9,885,000		397,000			10,282,000
Conduct of studies on the impact of tariff policies and programs on national competitiveness and consumer welfare in line with the economic objectives of the government		1,427,000		454,000			1,881,000
INTERNATIONAL TRADE AND TARIFF
NEGOTIATIONS PROGRAM		7,640,000		1,514,000			9,154,000

Conduct of investigations and public consultations on tariff concessions to be granted by the Philippines under multilateral, regional, bilateral and other international trade agreements		1,276,000		466,000			1,742,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	451
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Participation in international trade and tariff negotiations including review of the trade agreements for negotiation and trade agreements entered into by the Philippines		4,589,000		527,000		5,116,000
Administration, updating and conduct of consultations on the ASEAN Harmonized Tariff Nomenclature		1,775,000		521,000		2,296,000
TRADE REMEDY MEASURES PROGRAM		4,474,000		1,414,000		5,888,000

Adjudication of cases on the application of trade remedies against imports		4,474,000		1,414,000		5,888,000

Sub-total, Operations		25,904,000		5,802,000		31,706,000

TOTAL NEW APPROPRIATIONS	₱	57,226,000	₱	28,753,000	₱	85,979,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	44,218

Total Permanent Positions	44,218

Other Compensation Common to All
Personnel Economic Relief Allowance	1,704
Representation Allowance	774
Transportation Allowance	774
Clothing and Uniform Allowance	426
Mid-Year Bonus - Civilian	3,686
Year End Bonus	3,686
Cash Gift	355
Productivity Enhancement Incentive	355
Step Increment	111

Total Other Compensation Common to All	11,871

Other Benefits
PAG-IBIG Contributions	85
PhilHealth Contributions	912
Employees Compensation Insurance Premiums	85
Loyalty Award - Civilian	55

Total Other Benefits	1,137

Total Personnel Services	57,226

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GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	5,872
Training and Scholarship Expenses	200
Supplies and Materials Expenses	1,300
Utility Expenses	800
Communication Expenses	2,220
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	440
Professional Services	650
General Services	1,330
Repairs and Maintenance	875
Taxes, Insurance Premiums and Other Fees	150
Other Maintenance and Operating Expenses
Advertising Expenses	200
Printing and Publication Expenses	600
Representation Expenses	90
Rent/Lease Expenses	10,375
Membership Dues and Contributions to Organizations	8
Subscription Expenses	3,635
Donations	8

Total Maintenance and Other Operating Expenses	28,753

Total Current Operating Expenditures	85,979

TOTAL NEW APPROPRIATIONS	85,979

DECEMBER 25, 2023	OFFICIAL GAZETTE	453
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

GENERAL SUMMARY

NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	1,023,817,000	₱	848,489,000	₱	104,220,000	₱	1,976,526,000
B. COMMISSION ON POPULATION AND DEVELOPMENT		229,083,000		282,869,000		20,400,000		532,352,000
C. PHILIPPINE NATIONAL VOLUNTEER SERVICE COORDINATING AGENCY		18,047,000		17,248,000				35,295,000
D. PUBLIC-PRIVATE PARTNERSHIP CENTER OF THE PHILIPPINES		103,878,000		89,911,000		15,709,000		209,498,000
E. PHILIPPINE STATISTICAL RESEARCH AND TRAINING INSTITUTE		38,760,000		49,399,000		3,530,000		91,689,000
F. PHILIPPINE STATISTICS AUTHORITY		1,764,342,000		6,761,228,000		494,468,000		9,020,038,000
G. TARIFF COMMISSION		57,226,000		28,753,000				85,979,000

TOTAL NEW APPROPRIATIONS, NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	₱	3,235,153,000	₱	8,077,897,000	₱	638,327,000	₱	11,951,377,000

454	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXVIII. PRESIDENTIAL COMMUNICATIONS OFFICE

A. PRESIDENTIAL COMMUNICATIONS OFFICE (PROPER)

For general administration and support, and operations, as indicated hereunder	₱	933,501,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	165,694,000	₱	130,307,000	₱	8,996,000	₱	304,997,000
Operations		4,421,000		558,714,000		19,612,000		582,747,000

PRESIDENTIAL COMMUNICATIONS PROGRAM		4,421,000		558,714,000		19,612,000		582,747,000

B. PROJECTS
Locally-Funded Project(s)						45,757,000		45,757,000

Total, Project(s)						45,757,000		45,757,000

TOTAL NEW APPROPRIATIONS	₱	170,115,000	₱	689,021,000	₱	74,365,000	₱	933,501,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Communications Office (PCO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	PCO’s website.

The PCO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	165,524,000	₱	130,307,000	₱	8,996,000	₱	304,827,000
Administration of Personnnel Benefits		170,000						170,000

Sub-total, General Administration and Support		165,694,000		130,307,000		8,996,000		304,997,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	455
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Operations
PRESIDENTIAL COMMUNICATIONS PROGRAM		4,421,000		558,714,000		19,612,000		582,747,000

Formulation, coordination and implementation of integrated public information plans and programs		4,421,000		558,714,000		19,612,000		582,747,000

Sub-total, Operations		4,421,000		558,714,000		19,612,000		582,747,000

PROJECT(S)
Locally-Funded Project(s)
Completion of Multi-Purpose Building (Government Communication Academy), Manolo Fortich, Bukidnon						45,757,000		45,757,000

Total, Locally-Funded Project(s)						45,757,000		45,757,000

Total, Project(s)						45,757,000		45,757,000

TOTAL NEW APPROPRIATIONS	₱	170,115,000	₱	689,021,000	₱	74,365,000	₱	933,501,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	128,277

Total Permanent Positions	128,277

Other Compensation Common to All
Personnel Economic Relief Allowance	4,416
Representation Allowance	2,670
Transportation Allowance	2,610
Clothing and Uniform Allowance	1,104
Honoraria	403
Mid - Year Bonus - Civilian	10,689
Year - End Bonus	10,689
Cash Gift	920
Productivity Enhancement Incentive	920
Step Increment	691

Total Other Compensation Common to All	35,112

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Other Compensation for Specific Groups
Night Shift Differential Pay	3,032

Total Other Compensation for Specific Groups	3,032

Other Benefits
PAG-IBIG Contributions	221
PhilHealth Contributions	2,371
Employees Compensation Insurance Premiums	221
Loyalty Award - Civilian	15
Terminal Leave	170

Total Other Benefits	2,998

Non - Permanent Positions	696

Total Personnel Services	170,115

Maintenance and Other Operating Expenses
Travelling Expenses	228,368
Training and Scholarship Expenses	22,691
Supplies and Materials Expenses	75,887
Utility Expenses	15,876
Communication Expenses	32,354
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,444
Professional Services	32,730
General Services	19,658
Repairs and Maintenance	10,957
Taxes, Insurance Premiums and Other Fees	4,919
Other Maintenance and Operating Expenses
Advertising Expenses	420
Representation Expenses	41,057
Transportation and Delivery Expenses	1,474
Rent/Lease Expenses	48,586
Subscription Expenses	12,296
Other Maintenance and Operating Expenses	138,304

Total Maintenance and Other Operating Expenses	689,021

Total Current Operating Expenditures	859,136

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	45,757
Machinery and Equipment Outlay	28,608

Total Capital Outlays	74,365

TOTAL NEW APPROPRIATIONS	933,501

DECEMBER 25, 2023	OFFICIAL GAZETTE	457
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

B. BUREAU OF COMMUNICATIONS SERVICES

For general administration and support, and operations, as indicated hereunder	₱	103,057,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	9,921,000	₱	13,863,000	₱	4,200,000	₱	27,984,000
Operations		32,828,000		9,150,000		33,095,000		75,073,000

GOVERNMENT COMMUNICATIONS PROGRAM		32,828,000		9,150,000		33,095,000		75,073,000

TOTAL NEW APPROPRIATIONS	₱	42,749,000	₱	23,013,000	₱	37,295,000	₱	103,057,000

Special Provision(s)

1. Reporting and Posting Requirements. The Bureau of Communications Services (BCS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	BCS’ website.

The BCS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	9,921,000	₱	13,863,000	₱	4,200,000	₱	27,984,000

Sub-total, General Administration and Support		9,921,000		13,863,000		4,200,000		27,984,000

Operations
GOVERNMENT COMMUNICATIONS PROGRAM		32,828,000		9,150,000		33,095,000		75,073,000

Development and production of special publications and audio-visual information/communication materials		13,935,000		1,784,000		95,000		15,814,000
Production and dissemination of print publications		18,893,000		5,275,000		33,000,000		57,168,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Research, planning and evaluation				2,091,000				2,091,000

Sub-total, Operations		32,828,000		9,150,000		33,095,000		75,073,000

TOTAL NEW APPROPRIATIONS	₱	42,749,000	₱	23,013,000	₱	37,295,000	₱	103,057,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	25,707

Total Permanent Positions	25,707

Other Compensation Common to All
Personnel Economic Relief Allowance	1,608
Clothing and Uniform Allowance	402
Mid - Year Bonus - Civilian	2,143
Year - End Bonus	2,143
Cash Gift	335
Productivity Enhancement Incentive	335
Step Increment	64

Total Other Compensation Common to All	7,030

Other Compensation for Specific Groups
Lump-Sum for Personnel Services	9,214

Total Other Compensation for Specific Groups	9,214

Other Benefits
PAG-IBIG Contributions	80
PhilHealth Contributions	578
Employees Compensation Insurance Premiums	80
Loyalty Award - Civilian	60

Total Other Benefits	798

Total Personnel Services	42,749

Maintenance and Other Operating Expenses
Travelling Expenses	342
Training and Scholarship Expenses	696

DECEMBER 25, 2023	OFFICIAL GAZETTE	459
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Supplies and Materials Expenses	2,946
Utility Expenses	2,840
Communication Expenses	2,197
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	860
General Services	652
Repairs and Maintenance	1,122
Taxes, Insurance Premiums and Other Fees	180
Other Maintenance and Operating Expenses
Printing and Publication Expenses	2,549
Rent/Lease Expenses	4,587
Subscription Expenses	997
Other Maintenance and Operating Expenses	2,909

Total Maintenance and Other Operating Expenses	23,013

Total Current Operating Expenditures	65,762

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	33,095
Transportation Equipment Outlay	4,200

Total Capital Outlays	37,295

TOTAL NEW APPROPRIATIONS	103,057

C. NATIONAL PRINTING OFFICE

For general administration and support, and operations, as indicated hereunder	₱	12,526,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	2,677,000			₱	2,677,000
Operations		9,849,000				9,849,000

NATIONAL PRINTING PROGRAM		9,849,000				9,849,000

TOTAL NEW APPROPRIATIONS	₱	12,526,000			₱	12,526,000

Special Provision(s)

1. Revolving Fund for the National Printing Office. The revolving fund constituted from income derived from the production and other printing activities of the National Printing Office (NPO) shall be used to cover its operating requirements consistent with Section 3 of E.O. No. 378 s. 2004. Disbursements shall be made in accordance with budgeting, accounting and auditing rules and regulations.

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2. Appropriations for the National Printing Office. The amount of Twelve Million Five Hundred Twenty Six Thousand Pesos (₱12,526,000) appropriated herein for Personnel Services shall be used exclusively for deficiencies in the payment of regular pay, allowances and benefits of NPO personnel. In no case shall said amount be used for any other purpose.

3. Reporting and Posting Requirements. The National Printing Office (NPO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	NPO’s website.

The NPO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	2,677,000			₱	2,677,000

Sub-total, General Administration and Support		2,677,000				2,677,000

Operations
NATIONAL PRINTING PROGRAM		9,849,000				9,849,000

Production, planning and control of printing and binding activities		858,000				858,000
Maintenance and repair of printing machines		488,000				488,000
Type setting, monotyping and photolithographic services		2,957,000				2,957,000
Press operation and cutting into standard forms and binding of printed materials		4,812,000				4,812,000
Storing, shipping and trucking of finished products		734,000				734,000

Sub-total, Operations		9,849,000				9,849,000

TOTAL NEW APPROPRIATIONS	₱	12,526,000			₱	12,526,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	461
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	9,436

Total Permanent Positions	9,436

Other Compensation Common to All
Personnel Economic Relief Allowance	642
Representation Allowance	74
Transportation Allowance	74
Clothing and Uniform Allowance	163
Mid - Year Bonus - Civilian	786
Year - End Bonus	786
Cash Gift	134
Productivity Enhancement Incentive	134
Step Increment	24

Total Other Compensation Common to All	2,817

Other Benefits
PAG-IBIG Contributions	32
PhilHealth Contributions	209
Employees Compensation Insurance Premiums	32

Total Other Benefits	273

Total Personnel Services	12,526

Total Current Operating Expenditures	12,526

TOTAL NEW APPROPRIATIONS	12,526

D. NEWS AND INFORMATION BUREAU

For general administration and support, and operations, as indicated hereunder	₱	138,489,000

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GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	21,266,000	₱	11,790,000	₱	1,538,000	₱	34,594,000
Operations		71,732,000		29,563,000		2,600,000		103,895,000

GOVERNMENT NEWS INFORMATION AND MEDIA SERVICES PROGRAM		71,732,000		29,563,000		2,600,000		103,895,000

TOTAL NEW APPROPRIATIONS	₱	92,998,000	₱	41,353,000	₱	4,138,000	₱	138,489,000

Special Provision(s)

1. Reporting and Posting Requirements. The News Information Bureau (NIB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NIB’s website.

The NIB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	21,009,000	₱	11,790,000	₱	1,538,000	₱	34,337,000
Administration of Personnel Benefits		257,000						257,000

Sub-total, General Administration and Support		21,266,000		11,790,000		1,538,000		34,594,000

Operations
GOVERNMENT NEWS INFORMATION AND MEDIA SERVICES PROGRAM		71,732,000		29,563,000		2,600,000		103,895,000

Provision of media coverage of Presidential activities and media relations and accreditation		22,986,000		13,578,000		1,300,000		37,864,000
Provision of daily news and services to both local and foreign public on the activities of the government and the Presidency		48,746,000		15,985,000		1,300,000		66,031,000

Sub-total, Operations		71,732,000		29,563,000		2,600,000		103,895,000

TOTAL NEW APPROPRIATIONS	₱	92,998,000	₱	41,353,000	₱	4,138,000	₱	138,489,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	463
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	71,227

Total Permanent Positions	71,227

Other Compensation Common to All
Personnel Economic Relief Allowance	3,600
Representation Allowance	450
Transportation Allowance	450
Clothing and Uniform Allowance	900
Mid - Year Bonus - Civilian	5,935
Year - End Bonus	5,935
Cash Gift	750
Productivity Enhancement Incentive	750
Step Increment	178

Total Other Compensation Common to All	18,948

Other Benefits
PAG-IBIG Contributions	180
PhilHealth Contributions	1,576
Employees Compensation Insurance Premiums	180
Loyalty Award - Civilian	25
Terminal Leave	257

Total Other Benefits	2,218

Non - Permanent Positions	605

Total Personnel Services	92,998

Maintenance and Other Operating Expenses
Travelling Expenses	8,238
Training and Scholarship Expenses	655
Supplies and Materials Expenses	8,655
Utility Expenses	3,996
Communication Expenses	6,863
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	8,714
General Services	1,113
Repairs and Maintenance	844
Taxes, Insurance Premiums and Other Fees	50

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GENERAL APPROPRIATIONS ACT, FY 2024

Other Maintenance and Operating Expenses
Advertising Expenses	1
Printing and Publication Expenses	438
Transportation and Delivery Expenses	108
Rent/Lease Expenses	1,554
Membership Dues and Contributions to Organizations	6

Total Maintenance and Other Operating Expenses	41,353

Total Current Operating Expenditures	134,351

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,538
Transportation Equipment Outlay	2,600

Total Capital Outlays	4,138

TOTAL NEW APPROPRIATIONS	138,489

E. PHILIPPINE INFORMATION AGENCY

For general administration and support, and operations, as indicated hereunder							₱	456,399,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	68,258,000	₱	42,231,000	₱	29,400,000	₱	139,889,000
Operations		175,669,000		90,241,000		50,600,000		316,510,000

DEVELOPMENT COMMUNICATION PROGRAM		175,669,000		90,241,000		50,600,000		316,510,000

TOTAL NEW APPROPRIATIONS	₱	243,927,000	₱	132,472,000	₱	80,000,000	₱	456,399,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Information Agency (PIA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PIA’s website.

The PIA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	465
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	62,187,000	₱	36,864,000	₱	29,400,000	₱	128,451,000
Training of PIA personnel		6,071,000		5,367,000				11,438,000

Sub-total, General Administration and Support		68,258,000		42,231,000		29,400,000		139,889,000

Operations
DEVELOPMENT COMMUNICATION PROGRAM		175,669,000		90,241,000		50,600,000		316,510,000

Coordination, monitoring and evaluation		7,834,000		1,300,000				9,134,000
Communication research		9,156,000		7,055,000				16,211,000
Production of developmental information		13,631,000		1,398,000				15,029,000
Information systems development and maintenance		9,768,000		4,399,000		7,700,000		21,867,000
Dissemination of developmental information		125,001,000		75,011,000		42,900,000		242,912,000
Institutional networking and capability building		10,279,000		1,078,000				11,357,000

Sub-total, Operations		175,669,000		90,241,000		50,600,000		316,510,000

TOTAL NEW APPROPRIATIONS	₱	243,927,000	₱	132,472,000	₱	80,000,000	₱	456,399,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	187,624

Total Permanent Positions	187,624

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GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation Common to All
Personnel Economic Relief Allowance	8,976
Representation Allowance	2,196
Transportation Allowance	2,196
Clothing and Uniform Allowance	2,244
Mid - Year Bonus - Civilian	15,636
Year - End Bonus	15,636
Cash Gift	1,870
Productivity Enhancement Incentive	1,870
Step Increment	470

Total Other Compensation Common to All	51,094

Other Benefits
PAG-IBIG Contributions	450
PhilHealth Contributions	4,034
Employees Compensation Insurance Premiums	450
Loyalty Award - Civilian	275

Total Other Benefits	5,209

Total Personnel Services	243,927

Maintenance and Other Operating Expenses
Travelling Expenses	7,069
Training and Scholarship Expenses	600
Supplies and Materials Expenses	18,363
Utility Expenses	13,091
Communication Expenses	10,709
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	348
Professional Services	18,581
General Services	12,933
Repairs and Maintenance	3,346
Taxes, Insurance Premiums and Other Fees	1,779
Other Maintenance and Operating Expenses
Advertising Expenses	1,520
Printing and Publication Expenses	118
Representation Expenses	13,064
Transportation and Delivery Expenses	10
Rent/Lease Expenses	8,808
Membership Dues and Contributions to Organizations	94
Subscription Expenses	2,039
Other Maintenance and Operating Expenses	20,000

Total Maintenance and Other Operating Expenses	132,472

Total Current Operating Expenditures	376,399

DECEMBER 25, 2023	OFFICIAL GAZETTE	467
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	35,000
Machinery and Equipment Outlay	3,400
Transportation Equipment Outlay	26,000
Furniture, Fixtures and Books Outlay	13,700
Intangible Assets Outlay	1,900

Total Capital Outlays	80,000

TOTAL NEW APPROPRIATIONS	456,399

F. PRESIDENTIAL BROADCAST SERVICE - BUREAU OF BROADCAST SERVICES

For general administration and support, and operations, as indicated hereunder	₱	457,403,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	53,673,000	₱	51,999,000	₱	18,300,000	₱	123,972,000
Operations		220,934,000		103,433,000		9,064,000		333,431,000

PUBLIC RADIO BROADCASTING PROGRAM		220,934,000		103,433,000		9,064,000		333,431,000

TOTAL NEW APPROPRIATIONS	₱	274,607,000	₱	155,432,000	₱	27,364,000		457,403,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Broadcast Services - Bureau of Broadcast Services (PBS - BBS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PBS - BBS’ website.

The PBS - BBS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	44,758,000	₱	51,999,000	₱	18,300,000	₱	115,057,000

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Administration of Personnel Benefits		8,915,000						8,915,000

Sub-total, General Administration and Support		53,673,000		51,999,000		18,300,000		123,972,000

Operations
PUBLIC RADIO BROADCASTING PROGRAM		220,934,000		103,433,000		9,064,000		333,431,000

Production and transmission of various types of radio programs, including news and other special features		140,471,000		51,853,000				192,324,000
Maintenance and operation of radio stations nationwide		80,463,000		46,164,000		9,064,000		135,691,000
Provision of creative services for the production of radio dramas and other special programs				5,416,000				5,416,000

Sub-total, Operations		220,934,000		103,433,000		9,064,000		333,431,000

TOTAL NEW APPROPRIATIONS	₱	274,607,000	₱	155,432,000	₱	27,364,000	₱	457,403,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	205,072

Total Permanent Positions	205,072

Other Compensation Common to All
Personnel Economic Relief Allowance	11,448
Representation Allowance	450
Transportation Allowance	450
Clothing and Uniform Allowance	2,862
Mid - Year Bonus - Civilian	17,090
Year - End Bonus	17,090
Cash Gift	2,385
Productivity Enhancement Incentive	2,385
Step Increment	513

Total Other Compensation Common to All	54,673

DECEMBER 25, 2023	OFFICIAL GAZETTE	469
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Benefits
PAG-IBIG Contributions	573
PhilHealth Contributions	4,586
Employees Compensation Insurance Premiums	573
Loyalty Award - Civilian	215
Terminal Leave	8,915

Total Other Benefits	14,862

Total Personnel Services	274,607

Maintenance and Other Operating Expenses
Travelling Expenses	6,336
Training and Scholarship Expenses	1,000
Supplies and Materials Expenses	15,448
Utility Expenses	29,950
Communication Expenses	16,012
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	37,306
General Services	30,800
Repairs and Maintenance	7,235
Taxes, Insurance Premiums and Other Fees	2,600
Other Maintenance and Operating Expenses
Advertising Expenses	90
Printing and Publication Expenses	70
Representation Expenses	2,265
Transportation and Delivery Expenses	500
Rent/Lease Expenses	2,290
Membership Dues and Contribution to Organizations	800
Subscription Expenses	1,134
Donations	50
Other Maintenance and Operating Expenses	1,410

Total Maintenance and Other Operating Expenses	155,432

Total Current Operating Expenditures	430,039

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,064
Transportation Equipment Outlay	18,300

Total Capital Outlays	27,364

TOTAL NEW APPROPRIATIONS	457,403

G. PRESIDENTIAL BROADCAST STAFF (RTVM)

For general administration and support, and operations, as indicated hereunder	₱	173,815,000

470	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	12,482,000	₱	11,240,000	₱		₱	23,722,000
Operations		49,116,000		98,782,000		2,195,000		150,093,000

PRESIDENTIAL DOCUMENTATION AND BROADCAST MANAGEMENT PROGRAM		49,116,000		98,782,000		2,195,000		150,093,000

TOTAL NEW APPROPRIATIONS	₱	61,598,000	₱	110,022,000	₱	2,195,000	₱	173,815,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Broadcast Staff (RTVM) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PBS’ (RTVM) website.

The PBS (RTVM) shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,482,000	₱	11,240,000	₱		₱	23,722,000

Sub-total, General Administration and Support		12,482,000		11,240,000				23,722,000

Operations
PRESIDENTIAL DOCUMENTATION AND BROADCAST MANAGEMENT PROGRAM		49,116,000		98,782,000		2,195,000		150,093,000

Provision of audio/video coverage of Presidential events and the Executives for documentation and broadcast dissemination; and production of developmental communication programs for public information		49,116,000		98,782,000		2,195,000		150,093,000

Sub-total, Operations		49,116,000		98,782,000		2,195,000		150,093,000

TOTAL NEW APPROPRIATIONS	₱	61,598,000	₱	110,022,000	₱	2,195,000	₱	173,815,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	471
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	47,247

Total Permanent Positions	47,247

Other Compensation Common to All
Personnel Economic Relief Allowance	2,736
Representation Allowance	180
Transportation Allowance	180
Clothing and Uniform Allowance	684
Mid - Year Bonus - Civilian	3,937
Year - End Bonus	3,937
Cash Gift	570
Productivity Enhancement Incentive	570
Step Increment	118

Total Other Compensation Common to All	12,912

Other Benefits
PAG-IBIG Contributions	137
PhilHealth Contributions	1,060
Employees Compensation Insurance Premiums	137
Loyalty Award - Civilian	105

Total Other Benefits	1,439

Total Personnel Services	61,598

Maintenance and Other Operating Expenses
Travelling Expenses	74,673
Training and Scholarship Expenses	939
Supplies and Materials Expenses	7,821
Utility Expenses	720
Communication Expenses	5,264
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	198
Professional Services	3,800
General Services	3,080
Repairs and Maintenance	5,879
Taxes, Insurance Premiums and Other Fees	4,041

472	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Maintenance and Operating Expenses
Printing and Publication Expenses	807
Representation Expenses	300
Rent/Lease Expenses	2,300
Subscription Expenses	200

Total Maintenance and Other Operating Expenses	110,022

Total Current Operating Expenditures	171,620

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,195

Total Capital Outlays	2,195

TOTAL NEW APPROPRIATIONS	173,815

DECEMBER 25, 2023	OFFICIAL GAZETTE	473
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

GENERAL SUMMARY

PRESIDENTIAL COMMUNICATIONS OFFICE

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PRESIDENTIAL COMMUNICATIONS OFFICE (PROPER)	₱	170,115,000	₱	689,021,000	₱	74,365,000	₱	933,501,000
B. BUREAU OF COMMUNICATIONS SERVICES		42,749,000		23,013,000		37,295,000		103,057,000
C. NATIONAL PRINTING OFFICE		12,526,000						12,526,000
D. NEWS AND INFORMATION BUREAU		92,998,000		41,353,000		4,138,000		138,489,000
E. PHILIPPINE INFORMATION AGENCY		243,927,000		132,472,000		80,000,000		456,399,000
F. PRESIDENTIAL BROADCAST SERVICE - BUREAU OF BROADCAST SERVICES		274,607,000		155,432,000		27,364,000		457,403,000
G. PRESIDENTIAL BROADCAST STAFF (RTVM)		61,598,000		110,022,000		2,195,000		173,815,000

TOTAL NEW APPROPRIATIONS, PRESIDENTIAL COMMUNICATIONS OFFICE	₱	898,520,000	₱	1,151,313,000	₱	225,357,000	₱	2,275,190,000

474	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXIX. OTHER EXECUTIVE OFFICES

A. ANTI-MONEY LAUNDERING COUNCIL

For the operations, as indicated hereunder	₱	169,209,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
Operations		₱	166,309,000	₱	2,900,000	₱	169,209,000

ANTI-MONEY LAUNDERING PROGRAM			166,309,000		2,900,000		169,209,000

TOTAL NEW APPROPRIATIONS		₱	166,309,000	₱	2,900,000	₱	169,209,000

Special Provision(s)

1. Reporting and Posting Requirements. The Anti-Money Laundering Council (AMLC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) AMLC’s website.

The AMLC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
Operations
ANTI-MONEY LAUNDERING PROGRAM		₱	166,309,000	₱	2,900,000	₱	169,209,000

Implementation of Anti-Money Laundering Program			166,309,000		2,900,000		169,209,000

Sub-total, Operations			166,309,000		2,900,000		169,209,000

TOTAL NEW APPROPRIATIONS		₱	166,309,000	₱	2,900,000	₱	169,209,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	475
OTHER EXECUTIVE OFFICES

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Travelling Expenses	6,369
Training and Scholarship Expenses	4,816
Supplies and Materials Expenses	3,625
Utility Expenses	3,330
Communication Expenses	2,483
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	7,500
Professional Services	29,075
General Services	7,217
Repairs and Maintenance	31,911
Taxes, Insurance Premiums and Other Fees	530
Other Maintenance and Operating Expenses
Advertising Expenses	2,998
Printing and Publication Expenses	79
Representation Expenses	7,724
Rent/Lease Expenses	2,511
Membership Dues and Contributions to Organizations	3,963
Subscription Expenses	43,178
Other Maintenance and Operating Expenses	9,000

Total Maintenance and Other Operating Expenses	166,309

Total Current Operating Expenditures	166,309

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	2,900

Total Capital Outlays	2,900

TOTAL NEW APPROPRIATIONS	169,209

B. ANTI-RED TAPE AUTHORITY

For general administration and support, and operations, as indicated hereunder	₱	490,007,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	46,328,000	₱	183,577,000	₱	24,962,000	₱	254,867,000
Operations		87,845,000		146,975,000		320,000		235,140,000

EASE OF DOING BUSINESS AND EFFICIENT
DELIVERY OF GOVERNMENT SERVICES PROGRAM		87,845,000		146,975,000		320,000		235,140,000

TOTAL NEW APPROPRIATIONS	₱	134,173,000	₱	330,552,000	₱	25,282,000	₱	490,007,000

476	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Reporting and Posting Requirements. The Anti-Red Tape Authority (ARTA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) ARTA’s website.

The ARTA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support	₱	46,328,000	₱	183,577,000	₱	24,962,000	₱	254,867,000

General Management and Supervision		46,328,000		183,577,000		24,962,000		254,867,000

Sub-total, General Administration and Support		46,328,000		183,577,000		24,962,000		254,867,000

Operations
EASE OF DOING BUSINESS AND EFFICIENT
DELIVERY OF GOVERNMENT SERVICES PROGRAM		87,845,000		146,975,000		320,000		235,140,000

Monitor and Evaluate Compliance to R.A. 11032		45,288,000		45,685,000				90,973,000
Institutionalize Regulatory Management System and EODB Reforms		22,739,000		57,541,000				80,280,000
Provide Legal Services and Public Assistance		19,818,000		43,749,000		320,000		63,887,000

Sub-total, Operations		87,845,000		146,975,000		320,000		235,140,000

TOTAL NEW APPROPRIATIONS	₱	134,173,000	₱	330,552,000	₱	25,282,000	₱	490,007,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	103,733

Total Permanent Positions	103,733

DECEMBER 25, 2023	OFFICIAL GAZETTE	477
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	3,744
Representation Allowance	2,058
Transportation Allowance	2,058
Clothing and Uniform Allowance	936
Mid-Year Bonus - Civilian	8,645
Year End Bonus	8,645
Cash Gift	780
Productivity Enhancement Incentive	780
Step Increment	259

Total Other Compensation Common to All	27,905

Other Benefits
PAG-IBIG Contributions	186
PhilHealth Contributions	2,163
Employees Compensation Insurance Premiums	186

Total Other Benefits	2,535

Total Personnel Services	134,173

Maintenance and Other Operating Expenses
Travelling Expenses	24,849
Training and Scholarship Expenses	40,702
Supplies and Materials Expenses	23,139
Utility Expenses	13,660
Communication Expenses	9,896
Awards/Rewards and Prizes	864
Survey, Research, Exploration and Development Expenses	4,950
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,490
Professional Services	68,362
General Services	19,198
Repairs and Maintenance	2,195
Taxes, Insurance Premiums and Other Fees	1,807
Other Maintenance and Operating Expenses
Advertising Expenses	3,000
Printing and Publication Expenses	7,330
Representation Expenses	19,873
Rent/Lease Expenses	54,487
Subscription Expenses	19,346
Other Maintenance and Operating Expenses	15,404

Total Maintenance and Other Operating Expenses	330,552

Total Current Operating Expenditures	464,725

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	8,282
Transportation Equipment Outlay	11,000
Intangible Assets Outlay	6,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Total Capital Outlays	25,282

TOTAL NEW APPROPRIATIONS	490,007

C. CLIMATE CHANGE COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	175,404,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	43,832,000	₱	37,020,000		₱	80,852,000
Operations		11,652,000		82,900,000			94,552,000

CLIMATE CHANGE POLICY AND ADVISORY PROGRAM		7,929,000		78,845,000			86,774,000
RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		3,723,000		4,055,000			7,778,000

TOTAL NEW APPROPRIATIONS	₱	55,484,000	₱	119,920,000		₱	175,404,000

Special Provision(s)

1. Technical Assistance and Capacity Building on Climate Risk Assessment and Development of Climate Change Adaptation and Mitigation Policies, Plans and Programs. The Climate Change Commission (CCC), pursuant to its mandate, shall extend the necessary technical and capacity building assistance to all agencies of the government and LGUs in the conduct of climate risk assessment and in the development of climate change adaptation and mitigation policies, plans and programs. For this purpose, the CCC may also utilize the services of the international experts under the country’s official development assistance portfolio.

2. Reporting and Posting Requirements. The CCC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CCC’s website.

The CCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	43,832,000	₱	37,020,000		₱	80,852,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	479
OTHER EXECUTIVE OFFICES

Sub-total, General Administration and Support		43,832,000		37,020,000		80,852,000

Operations
CLIMATE CHANGE POLICY AND ADVISORY PROGRAM		7,929,000		78,845,000		86,774,000

Coordination meetings with stakeholders		2,948,000		5,268,000		8,216,000
Policy Development		1,068,000		24,336,000		25,404,000
Community Liaison		3,913,000		7,327,000		11,240,000
Training course development				46,000		46,000
Production of training and information materials/knowledge management				4,526,000		4,526,000
Delivery of training workshops				37,342,000		37,342,000
RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		3,723,000		4,055,000		7,778,000

Review of project proposals		3,723,000		3,867,000		7,590,000
Monitoring of research projects-in-progress				29,000		29,000
Publication and dissemination of results of completed projects				159,000		159,000

Sub-total, Operations		11,652,000		82,900,000		94,552,000

TOTAL NEW APPROPRIATIONS	₱	55,484,000	₱	119,920,000	₱	175,404,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	42,951

Total Permanent Positions	42,951

Other Compensation Common to All
Personnel Economic Relief Allowance	1,464
Representation Allowance	834
Transportation Allowance	834
Clothing and Uniform Allowance	366
Mid-Year Bonus - Civilian	3,580
Year End Bonus	3,580

480	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Cash Gift	305
Productivity Enhancement Incentive	305
Step Increment	108

Total Other Compensation Common to All	11,376

Other Compensation for Specific Groups
Anniversary Bonus - Civilian	183

Total Other Compensation for Specific Groups	183

Other Benefits
PAG-IBIG Contributions	73
PhilHealth Contributions	828
Employees Compensation Insurance Premiums	73

Total Other Benefits	974

Total Personnel Services	55,484

Maintenance and Other Operating Expenses
Travelling Expenses	6,991
Training and Scholarship Expenses	34,367
Supplies and Materials Expenses	4,692
Utility Expenses	2,220
Communication Expenses	2,082
Awards/Rewards and Prizes	2,500
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	900
Professional Services	27,887
General Services	4,488
Repairs and Maintenance	900
Taxes, Insurance Premiums and Other Fees	342
Other Maintenance and Operating Expenses
Printing and Publication Expenses	589
Representation Expenses	10,117
Rent/Lease Expenses	17,088
Subscription Expenses	377
Other Maintenance and Operating Expenses	4,380

Total Maintenance and Other Operating Expenses	119,920

Total Current Operating Expenditures	175,404

TOTAL NEW APPROPRIATIONS	175,404

D. COMMISSION ON FILIPINOS OVERSEAS

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	188,429,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	481
OTHER EXECUTIVE OFFICES

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	20,344,000	₱	17,661,000	₱	12,795,000	₱	50,800,000
Operations		39,279,000		46,478,000		4,541,000		90,298,000

OVERSEAS FILIPINO WELFARE PROGRAM		39,279,000		46,478,000		4,541,000		90,298,000

Total, Regular Programs		59,623,000		64,139,000		17,336,000		141,098,000

B. PROJECT(S)
Locally-Funded Project(s)				41,161,000		6,170,000		47,331,000

Total, Project(s)				41,161,000		6,170,000		47,331,000

TOTAL NEW APPROPRIATIONS	₱	59,623,000	₱	105,300,000	₱	23,506,000	₱	188,429,000

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on Filipinos Overseas (CFO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CFO’s website.

The CFO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,256,000	₱	17,661,000	₱	12,795,000	₱	50,712,000
Administration of Personnel Benefits		88,000						88,000

Sub-total, General Administration and Support		20,344,000		17,661,000		12,795,000		50,800,000

Operations
OVERSEAS FILIPINO WELFARE PROGRAM		39,279,000		46,478,000		4,541,000		90,298,000

482	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Policy formulation, coordination, plan implementation of the Filipinos overseas program		39,279,000		46,478,000		4,541,000		90,298,000

Sub-total, Operations		39,279,000		46,478,000		4,541,000		90,298,000

Total, Regular Programs		59,623,000		64,139,000		17,336,000		141,098,000

PROJECT(S)
Locally-Funded Project(s)
BaLinkBayan Portal				18,011,000		2,140,000		20,151,000
CFO Information System
Improvement Project (CFO-ISIP)				23,150,000		4,030,000		27,180,000

Sub-total, Locally-Funded Project(s)				41,161,000		6,170,000		47,331,000

Total, Project(s)				41,161,000		6,170,000		47,331,000

TOTAL NEW APPROPRIATIONS	₱	59,623,000	₱	105,300,000	₱	23,506,000	₱	188,429,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	40,137

Total Permanent Positions	40,137

Other Compensation Common to All
Personnel Economic Relief Allowance	1,608
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	402
Mid-Year Bonus - Civilian	3,345
Year End Bonus	3,345
Cash Gift	335
Productivity Enhancement Incentive	335
Step Increment	100

Total Other Compensation Common to All	10,490

Other Benefits
PAG-IBIG Contributions	80
PhilHealth Contributions	835
Employees Compensation Insurance Premiums	80
Loyalty Award - Civilian	80

DECEMBER 25, 2023	OFFICIAL GAZETTE	483
OTHER EXECUTIVE OFFICES

Terminal Leave	88

Total Other Benefits	1,163

Non-Permanent Positions	7,833

Total Personnel Services	59,623

Maintenance and Other Operating Expenses
Travelling Expenses	6,673
Training and Scholarship Expenses	9,541
Supplies and Materials Expenses	11,779
Utility Expenses	4,827
Communication Expenses	8,433
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	552
Professional Services	25,102
General Services	2,642
Repairs and Maintenance	3,610
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Advertising Expenses	206
Printing and Publication Expenses	2,548
Representation Expenses	500
Rent/Lease Expenses	20,236
Subscription Expenses	5,995
Other Maintenance and Operating Expenses	2,456

Total Maintenance and Other Operating Expenses	105,300

Total Current Operating Expenditures	164,923

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	17,506
Transportation Equipment Outlay	6,000

Total Capital Outlays	23,506

TOTAL NEW APPROPRIATIONS	188,429

E. COMMISSION ON HIGHER EDUCATION

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	36,690,607,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	78,759,000	₱	146,223,000	₱	62,775,000	₱	287,757,000

484	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Support to Operations		11,434,000		1,686,000				13,120,000
Operations		363,270,000		34,613,475,000		125,000,000		35,101,745,000

HIGHER EDUCATION REGULATION PROGRAM		326,065,000		157,129,000				483,194,000
HIGHER EDUCATION DEVELOPMENT PROGRAM		37,205,000		34,456,346,000		125,000,000		34,618,551,000

Total, Regular Programs		453,463,000		34,761,384,000		187,775,000		35,402,622,000

B. PROJECT(S)
Locally-Funded Project(s)				1,083,985,000		204,000,000		1,287,985,000

Total, Project(s)				1,083,985,000		204,000,000		1,287,985,000

TOTAL NEW APPROPRIATIONS	₱	453,463,000	₱	35,845,369,000	₱	391,775,000	₱	36,690,607,000

Special Provision(s)

1. Higher Education Development Fund. In addition to the amounts appropriated herein, One Billion Two Hundred Sixty Seven Million Eight Hundred Fourteen Thousand Pesos (₱1,267,814,000) shall be used for the MOOE requirements of the Commission, sourced from the following in accordance with Section 10 of R.A. No. 7722:

(i) Travel tax collections of the Tourism Infrastructure and Enterprise Zone Authority;

(ii) Sales from the lotto operations of PCSO; and

(iii) Collections of the Professional Regulation Commission.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292, s. 1987.

In the overall programming of Higher Education Development Fund (HEDF), the CHED shall ensure that the full requirements of existing scholars are considered to guarantee their continuing funding. The CHED En Banc is authorized to use the HEDF to fund qualified new Tertiary Education Subsidy (TES) grantees, prioritizing those from low income households consistent with R.A. No. 10931, who cannot be covered by the current year’s appropriations for TES. The CHED shall likewise prioritize courses aligned with global innovation platforms of Science, Technology, Engineering, Agri-fisheries and Mathematics (STEAM), as well as the priorities of the government in key growth areas, such as semiconductor and electronics, business process outsourcing, tourism, general infrastructure and other priority manufacturing industries in the grant of scholarships.

2. Use of the Higher Education Development Fund for the Payment of Funding Deficiencies for the Free Higher Education for State Universities and Colleges. The unused balances of the HEDF from previous years shall be used to pay the deficiencies for the Free Higher Education (FHE) for State Universities and Colleges (SUCs), based on the actual number of enrollees and fees as duly approved by the Board of Regent/Trustees of SUCs. The deficiencies shall first be charged against the internally-generated funds of the SUCs, and only the remaining balance shall be charged against the HEDF. This provision only applies to the deficiencies for 2024 and is subject to R.A. No. 10931.

3. Rationalization of State Universities and Colleges (SUCs) and Local Universities and Colleges (LUCs) Programs and Course Offerings. The CHED shall evaluate and rationalize all existing programs and course offerings of the SUCs and LUCs, particularly LUCs-beneficiaries of R.A. No. 10931, prioritizing programs which are oversubscribed or programs identified by the National Government to be priority programs, to ensure that they are directly aligned with the SUCs’/LUCs’ core mandate, consistent with its supervisory and regulatory functions. The CHED shall also ensure that the number of students admitted by the SUCs and LUCs does not exceed the optimal number of students that can be enrolled in each program offered and the number of students that the existing resources and capacity of the SUCs and LUCs can carry, based on predetermined parameters to be determined by the CHED. The CHED shall likewise evaluate applications for the opening of new programs and course offerings if they are within the core mandate of the SUCs/LUCs or fall under the fields of the priority programs.

4. Universal Access to Quality Tertiary Education. The amount appropriated for Universal Access to Quality Tertiary Education (UAQTE) shall be used to cover the cost of tertiary education for all Filipino students enrolled in SUCs, local universities and colleges (LUCs) and private higher education institutions (HEIs), subject to prioritization and availability of funds, pursuant to R.A. No. 10931 and its IRR.

The Unified Student Financial Assistance System for Tertiary Education (UniFAST) Board shall administer the amount appropriated herein: Provided, That the same shall be used to cover tuition and other school fees based on 2023 rates: Provided, further, That in no case shall more than one and a half percent (1.5%) of the amount for TES and student loan program be used for administrative cost.

In the selection of new UAQTE-TES grantees, the UniFAST shall, pursuant to Section 7 of R.A. No. 10931, prioritize students under Listahanan 3 and students from low-income households but not part of the Listahanan 3: Provided, That such students submit proof of income to the UniFAST. Such prioritization shall not apply to Filipino students in cities and municipalities with no existing SUC or LUC campus. The implementation of UAQTE-TES shall likewise cover the existing grantees under the Tulong Dunong Program. A list of participating HEIs in the TES shall be posted in the UniFAST website.

The CHED shall ensure that the enrollment capacity is strictly observed by the LUCs in the implementation of this program. In the case of SUCs, the free higher education program of the UAQTE shall be lodged in their respective budgets.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

DECEMBER 25, 2023	OFFICIAL GAZETTE	485
OTHER EXECUTIVE OFFICES

5. Free Higher Education in Local Universities and Colleges. The amount required for the implementation of the FHE program, as determined by the respective governing boards of LUCs based on the actual number of enrollees for each academic year, shall be immediately released to such LUCs: Provided, That such determination of the actual number of enrollees and the amount to be reimbursed shall be subject to the validation of CHED.

6. Scholarship Grants for Dependents of Sugar Industry Workers. The amount of Sixty Five Million One Hundred Forty Seven Thousand Pesos (₱65,147,000) under Provision of assistance and incentives, scholarships and grants through Student Financial Assistance Programs shall be used as scholarship grants for dependents of sugar industry workers and small farmers pursuant to R.A. No. 10659.

7. Agriculture and Fisheries Modernization Program. The amount of Fifteen Million Three Hundred Ninety Seven Thousand Pesos (₱15,397,000) appropriated herein under the Development of standards of excellence for higher education programs and institutions shall be used in support of the programs and projects under the Agriculture and Fisheries Modernization Program.

8. Seed Fund for Development of Medical Schools in SUCs. The amount of Two Hundred Seventy Five Million Pesos (₱275,000,000) appropriated herein shall be used to assist SUCs that are offering medical degree programs in the development of instructional materials, upgrading of library, ICT and laboratory facilities, and capacity building activities: Provided, That SUCs that are newly authorized to offer medical degree programs without appropriations under this Act (FY 2024 General Appropriations Act) shall be prioritized in the implementation of this program. This provision shall be subject to existing budgeting, accounting and auditing rules and regulations.

9. Upskilling of Child Development Workers and Teachers. In its formulation of policies, standards and guidelines, CHED shall develop a ladderized program for both existing and incoming child development workers and teachers, in coordination with the Early Childhood Care and Development Council and the Technical Education and Skills Development Authority.

10. Reporting and Posting Requirements. The CHED shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CHED’s website.

The CHED shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

11. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	66,553,000	₱	144,784,000	₱	62,775,000	₱	274,112,000

National Capital Region (NCR)		66,553,000		144,784,000		62,775,000		274,112,000

Central Office		66,553,000		144,784,000		62,775,000		274,112,000
Administration of Personnel Benefits		6,703,000						6,703,000

National Capital Region (NCR)		2,189,000						2,189,000

Central Office		2,189,000						2,189,000
Region IVB - MIMAROPA		1,202,000						1,202,000

Regional Office - IVB		1,202,000						1,202,000
Region VIII - Eastern Visayas		2,131,000						2,131,000

Regional Office - VIII		2,131,000						2,131,000

486	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region IX - Zamboanga Peninsula	353,000			353,000

Regional Office - IX	353,000			353,000
Region X - Northern Mindanao	828,000			828,000

Regional Office - X	828,000			828,000
Management of receipts and payments in relation to Higher Education Development Fund	5,503,000	1,439,000		6,942,000

National Capital Region (NCR)	5,503,000	1,439,000		6,942,000

Central Office	5,503,000	1,439,000		6,942,000

Sub-total, General Administration and Support	78,759,000	146,223,000	62,775,000	287,757,000

Support to Operations
Provision of Legal Service	11,434,000	1,686,000		13,120,000

National Capital Region (NCR)	11,434,000	1,686,000		13,120,000

Central Office	11,434,000	1,686,000		13,120,000

Sub-total, Support to Operations	11,434,000	1,686,000		13,120,000

Operations
HIGHER EDUCATION REGULATION PROGRAM	326,065,000	157,129,000		483,194,000

Monitoring and evaluation of performance of higher education programs	265,980,000	71,711,000		337,691,000

National Capital Region (NCR)	18,794,000	10,381,000		29,175,000

Regional Office - NCR	18,794,000	10,381,000		29,175,000
Region I - Ilocos	13,625,000	5,109,000		18,734,000

Regional Office - I	13,625,000	5,109,000		18,734,000
Cordillera Administrative Region (CAR)	18,945,000	3,801,000		22,746,000

Regional Office - CAR	18,945,000	3,801,000		22,746,000
Region II - Cagayan Valley	13,583,000	3,465,000		17,048,000

Regional Office - II	13,583,000	3,465,000		17,048,000
Region III - Central Luzon	18,126,000	3,680,000		21,806,000

Regional Office - III	18,126,000	3,680,000		21,806,000
Region IVA - CALABARZON	19,017,000	4,659,000		23,676,000

Regional Office - IVA	19,017,000	4,659,000		23,676,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	487
OTHER EXECUTIVE OFFICES

Region IVB - MIMAROPA	10,829,000	3,080,000	13,909,000

Regional Office - IVB	10,829,000	3,080,000	13,909,000
Region V - Bicol	18,278,000	3,965,000	22,243,000

Regional Office - V	18,278,000	3,965,000	22,243,000
Region VI - Western Visayas	21,363,000	4,236,000	25,599,000

Regional Office - VI	21,363,000	4,236,000	25,599,000
Region VII - Central Visayas	19,320,000	6,258,000	25,578,000

Regional Office - VII	19,320,000	6,258,000	25,578,000
Region VIII - Eastern Visayas	17,383,000	4,277,000	21,660,000

Regional Office - VIII	17,383,000	4,277,000	21,660,000
Region IX - Zamboanga Peninsula	15,110,000	3,842,000	18,952,000

Regional Office - IX	15,110,000	3,842,000	18,952,000
Region X - Northern Mindanao	16,961,000	4,286,000	21,247,000

Regional Office - X	16,961,000	4,286,000	21,247,000
Region XI - Davao	16,221,000	3,499,000	19,720,000

Regional Office - XI	16,221,000	3,499,000	19,720,000
Region XII - SOCCSKSARGEN	15,038,000	3,349,000	18,387,000

Regional Office - XII	15,038,000	3,349,000	18,387,000
Region XIII - CARAGA	13,387,000	3,824,000	17,211,000

Regional Office - XIII	13,387,000	3,824,000	17,211,000
Development of standards of excellence for higher education programs and institutions	21,912,000	31,031,000	52,943,000

National Capital Region (NCR)	21,912,000	31,031,000	52,943,000

Central Office	21,912,000	31,031,000	52,943,000
Development of standards and monitoring of Expanded Tertiary Education Equivalency Accreditation Program (ETEEAP) and Ladderized Education Program and other non-conventional higher education programs	2,994,000	2,339,000	5,333,000

National Capital Region (NCR)	2,994,000	2,339,000	5,333,000

Central Office	2,994,000	2,339,000	5,333,000
Provision of appropriate incentives to quality HEIs and programs	8,071,000	1,448,000	9,519,000

488	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)	8,071,000	1,448,000		9,519,000

Central Office	8,071,000	1,448,000		9,519,000
Legal Education Regulation Program	27,108,000	50,600,000		77,708,000

National Capital Region (NCR)	27,108,000	50,600,000		77,708,000

Central Office	27,108,000	50,600,000		77,708,000
HIGHER EDUCATION DEVELOPMENT PROGRAM	37,205,000	34,456,346,000	125,000,000	34,618,551,000

Formulation of higher education plans, directions, priorities and policies	20,012,000	16,710,000		36,722,000

National Capital Region (NCR)	20,012,000	16,710,000		36,722,000

Central Office	20,012,000	16,710,000		36,722,000
Development of strategies and schemes to establish linkages with international institutions of higher learning	2,498,000	41,107,000		43,605,000

National Capital Region (NCR)	2,498,000	41,107,000		43,605,000

Central Office	2,498,000	41,107,000		43,605,000
Provision of assistance and incentives, scholarships and grants through Student Financial Assistance Programs		1,516,929,000		1,516,929,000

National Capital Region (NCR)		1,516,929,000		1,516,929,000

Central Office		1,516,929,000		1,516,929,000
Formulation of policies and guidelines on student affairs and provision of student services	11,310,000	16,300,000		27,610,000

National Capital Region (NCR)	11,310,000	16,300,000		27,610,000

Central Office	11,310,000	16,300,000		27,610,000
Development of policies for Unified Student Financial Assistance System in Tertiary Education Program	3,385,000	12,956,000		16,341,000

National Capital Region (NCR)	3,385,000	12,956,000		16,341,000

Central Office	3,385,000	12,956,000		16,341,000
Universal Access to Quality Tertiary Education - Tertiary Education Subsidy		23,435,418,000		23,435,418,000

National Capital Region (NCR)		23,435,418,000		23,435,418,000

Central Office		23,435,418,000		23,435,418,000
Universal Access to Quality Tertiary Education - Free Higher Education		5,522,826,000		5,522,826,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	489
OTHER EXECUTIVE OFFICES

National Capital Region (NCR)		5,522,826,000	5,522,826,000

Central Office		5,522,826,000		5,522,826,000
Tulong Dunong Program		3,744,100,000		3,744,100,000

National Capital Region (NCR)		3,744,100,000		3,744,100,000

Central Office		3,744,100,000		3,744,100,000
Seed Fund for Development of Medical Schools in SUCs		150,000,000	125,000,000	275,000,000

National Capital Region (NCR)		150,000,000	125,000,000	275,000,000

Central Office		150,000,000	125,000,000	275,000,000

Sub-total, Operations	363,270,000	34,613,475,000	125,000,000	35,101,745,000

Total, Regular Programs	453,463,000	34,761,384,000	187,775,000	35,402,622,000

PROJECT(S)
Locally-Funded Project(s)
Subsidy for Tuition Fees of Medical Students in State Universities and Colleges		18,500,000		18,500,000

National Capital Region (NCR)		18,500,000		18,500,000

Central Office		18,500,000		18,500,000
Financial Assistance for Post Graduate Students		505,000,000		505,000,000

National Capital Region (NCR)		505,000,000		505,000,000

Central Office		505,000,000		505,000,000
Medical Scholarship and Return Service Program		500,000,000		500,000,000

National Capital Region (NCR)		500,000,000		500,000,000

Central Office		500,000,000		500,000,000
Generation of Higher Education Statistics, Mapping of Higher Education Institutions		15,485,000	6,000,000	21,485,000

National Capital Region (NCR)		15,485,000	6,000,000	21,485,000

Central Office		15,485,000	6,000,000	21,485,000
Construction of Eight-Storey Higher Education Development Center (HEDC) II			173,000,000	173,000,000

National Capital Region (NCR)			173,000,000	173,000,000

Central Office			173,000,000	173,000,000

490	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Structural Investigation and Retrofitting Works of the CHEDRO III Building						15,000,000		15,000,000

Region III - Central Luzon						15,000,000		15,000,000

Regional Office - III						15,000,000		15,000,000
Subsidy for Reskilling of Nursing Graduates under CHED-DOH Joint Administrative Order (JAO)				25,000,000				25,000,000

National Capital Region (NCR)				25,000,000				25,000,000

Central Office				25,000,000				25,000,000
Information and Communications Technology (ICT) Infrastructure						10,000,000		10,000,000

National Capital Region (NCR)						10,000,000		10,000,000

Central Office						10,000,000		10,000,000
Assistance to Host Universities/SUCs for the ROTC Games				20,000,000				20,000,000

National Capital Region (NCR)				20,000,000				20,000,000

Central Office				20,000,000				20,000,000

Sub-total, Locally-Funded Project(s)				1,083,985,000		204,000,000		1,287,985,000

Total, Project(s)				1,083,985,000		204,000,000		1,287,985,000

TOTAL NEW APPROPRIATIONS	₱	453,463,000	₱	35,845,369,000	₱	391,775,000	₱	36,690,607,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	343,925

Total Permanent Positions	343,925

Other Compensation Common to All
Personnel Economic Relief Allowance	12,624
Representation Allowance	6,336
Transportation Allowance	6,336
Clothing and Uniform Allowance	3,156
Honoraria	722
Mid-Year Bonus - Civilian	28,662
Year End Bonus	28,662
Cash Gift	2,630

DECEMBER 25, 2023	OFFICIAL GAZETTE	491
OTHER EXECUTIVE OFFICES

Productivity Enhancement Incentive	2,630
Step Increment	860

Total Other Compensation Common to All	92,618

Other Compensation for Specific Groups
Anniversary Bonus - Civilian	1,647

Total Other Compensation for Specific Groups	1,647

Other Benefits
PAG-IBIG Contributions	629
PhilHealth Contributions	7,002
Employees Compensation Insurance Premiums	629
Loyalty Award - Civilian	310
Terminal Leave	6,703

Total Other Benefits	15,273

Total Personnel Services	453,463

Maintenance and Other Operating Expenses
Travelling Expenses	28,279
Training and Scholarship Expenses	58,656
Supplies and Materials Expenses	30,175
Utility Expenses	18,575
Communication Expenses	9,593
Awards/Rewards and Prizes	110
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,778
Professional Services	74,109
General Services	22,224
Repairs and Maintenance	4,410
Taxes, Insurance Premiums and Other Fees	4,856
Other Maintenance and Operating Expenses
Advertising Expenses	61
Printing and Publication Expenses	730
Representation Expenses	28,557
Transportation and Delivery Expenses	2,200
Rent/Lease Expenses	27,843
Membership Dues and Contributions to Organizations	179
Subscription Expenses	2,956
Donations	35,417,906
Other Maintenance and Operating Expenses	108,172

Total Maintenance and Other Operating Expenses	35,845,369

Total Current Operating Expenditures	36,298,832

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	188,000
Machinery and Equipment Outlay	141,000
Transportation Equipment Outlay	62,775

492	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Total Capital Outlays	391,775

TOTAL NEW APPROPRIATIONS	36,690,607

F. COMMISSION ON THE FILIPINO LANGUAGE

For general administration and support, and operations, as indicated hereunder	₱	96,128,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	9,062,000	₱	5,039,000		₱	14,101,000
Operations		36,843,000		45,184,000			82,027,000

FILIPINO AND OTHER PHILIPPINE LANGUAGES DEVELOPMENT PROGRAM		36,843,000		45,184,000			82,027,000

TOTAL NEW APPROPRIATIONS	₱	45,905,000	₱	50,223,000		₱	96,128,000

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on the Filipino Language (CFL) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CFL’s website.

The CFL shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,825,000	₱	5,039,000		₱	13,864,000
Administration of Personnel Benefits		237,000					237,000

Sub-total, General Administration and Support		9,062,000		5,039,000			14,101,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	493
OTHER EXECUTIVE OFFICES

Operations
FILIPINO AND OTHER PHILIPPINE LANGUAGES DEVELOPMENT PROGRAM		36,843,000		45,184,000		82,027,000

Policy Advisory on Filipino and other Philippine Languages		22,281,000		3,769,000		26,050,000
Promotion and Enrichment of Filipino and other Philippine Languages		14,562,000		41,415,000		55,977,000

Sub-total, Operations		36,843,000		45,184,000		82,027,000

TOTAL NEW APPROPRIATIONS	₱	45,905,000	₱	50,223,000	₱	96,128,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	35,210

Total Permanent Positions	35,210

Other Compensation Common to All
Personnel Economic Relief Allowance	1,176
Representation Allowance	840
Transportation Allowance	840
Clothing and Uniform Allowance	294
Mid-Year Bonus - Civilian	2,934
Year End Bonus	2,934
Cash Gift	245
Productivity Enhancement Incentive	245
Step Increment	88

Total Other Compensation Common to All	9,596

Other Benefits
PAG-IBIG Contributions	59
PhilHealth Contributions	669
Employees Compensation Insurance Premiums	59
Loyalty Award - Civilian	75
Terminal Leave	237

Total Other Benefits	1,099

Total Personnel Services	45,905

494	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	10,098
Training and Scholarship Expenses	600
Supplies and Materials Expenses	5,346
Utility Expenses	1,500
Communication Expenses	1,170
Awards/Rewards and Prizes	500
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	600
Professional Services	19,138
General Services	1,460
Repairs and Maintenance	150
Taxes, Insurance Premiums and Other Fees	100
Other Maintenance and Operating Expenses
Advertising Expenses	500
Printing and Publication Expenses	7,166
Representation Expenses	550
Transportation and Delivery Expenses	150
Rent/Lease Expenses	170
Subscription Expenses	220
Other Maintenance and Operating Expenses	805

Total Maintenance and Other Operating Expenses	50,223

Total Current Operating Expenditures	96,128

TOTAL NEW APPROPRIATIONS	96,128

G. DANGEROUS DRUGS BOARD

For general administration and support, support to operations, and operations, as indicated hereunder	₱	334,654,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	34,617,000	₱	29,612,000	₱	21,830,000	₱	86,059,000
Support to Operations		5,350,000		86,984,000				92,334,000
Operations		23,679,000		132,582,000				156,261,000

DRUG ABUSE PREVENTION AND CONTROL PROGRAM		23,679,000		132,582,000				156,261,000

TOTAL NEW APPROPRIATIONS	₱	63,646,000	₱	249,178,000	₱	21,830,000	₱	334,654,000

Special Provision(s)

1. Collections for Drug Rehabilitation Activities. In addition to the amounts appropriated herein, the following shall be the fund sources of the Board and shall be utilized accordingly:

(a) Twenty five percent (25%) gross receipts from breakage by the Metro Manila Turf Club under R.A. No. 7978, as amended, for the rehabilitation of drug dependents;

DECEMBER 25, 2023	OFFICIAL GAZETTE	495
OTHER EXECUTIVE OFFICES

(b) Ten percent (10%) of unclaimed and forfeited sweepstakes and lotto prizes of the PCSO for the implementation of R.A. No. 9165, except for operating expenses of the Board and other agencies concerned. At least fifty percent (50%) thereof shall be reserved for assistance to government-owned or operated rehabilitation centers; and

(c) Five Million Pesos (₱5,000,000) a month from the National Government share in the income of the PAGCOR for the establishment, maintenance and operations of drug rehabilitation centers in accordance with Section 87 of R.A. No. 9165.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

(GENERAL OBSERVATION - President’s Veto Message, December 20, 2023, Volume I-B, pages 785-786, R.A. No. 11975)

2. Reporting and Posting Requirements. The Dangerous Drugs Board (DDB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) DDB’s website.

The DDB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts or conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	34,617,000	₱	29,612,000	₱	21,830,000	₱	86,059,000

Sub-total, General Administration and Support		34,617,000		29,612,000		21,830,000		86,059,000

Support to Operations
Program monitoring and evaluation		5,350,000		86,984,000				92,334,000

Sub-total, Support to Operations		5,350,000		86,984,000				92,334,000

Operations
DRUG ABUSE PREVENTION AND CONTROL PROGRAM		23,679,000		132,582,000				156,261,000

Policy formulation and other issuances through the conduct of surveys / researches / studies on drug related issues and concern		12,278,000		72,045,000				84,323,000
Development and implementation of advocacies / information programs and production of IEC materials on Drug Abuse Prevention and Control		4,770,000		41,743,000				46,513,000
Conduct of capacity building programs for stakeholders		6,631,000		18,794,000				25,425,000

Sub-total, Operations		23,679,000		132,582,000				156,261,000

TOTAL NEW APPROPRIATIONS	₱	63,646,000	₱	249,178,000	₱	21,830,000	₱	334,654,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	47,809

Total Permanent Positions	47,809

Other Compensation Common to All
Personnel Economic Relief Allowance	2,376
Representation Allowance	720
Transportation Allowance	468
Clothing and Uniform Allowance	594
Mid-Year Bonus - Civilian	3,984
Year End Bonus	3,984
Cash Gift	495
Per Diems	70
Productivity Enhancement Incentive	495
Step Increment	119

Total Other Compensation Common to All	13,305

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,230

Total Other Compensation for Specific Groups	1,230

Other Benefits
PAG-IBIG Contributions	119
PhilHealth Contributions	969
Employees Compensation Insurance Premiums	119
Loyalty Award - Civilian	95

Total Other Benefits	1,302

Total Personnel Services	63,646

Maintenance and Other Operating Expenses
Travelling Expenses	6,802
Training and Scholarship Expenses	98,283
Supplies and Materials Expenses	13,099
Utility Expenses	10,268
Communication Expenses	5,869
Survey, Research, Exploration and Development Expenses	1,941

DECEMBER 25, 2023	OFFICIAL GAZETTE	497
OTHER EXECUTIVE OFFICES

Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,248
Professional Services	37,664
General Services	8,382
Repairs and Maintenance	3,171
Taxes, Insurance Premiums and Other Fees	695
Other Maintenance and Operating Expenses
Advertising Expenses	14,854
Printing and Publication Expenses	6,909
Representation Expenses	18,620
Rent/Lease Expenses	10,969
Subscription Expenses	8,212
Other Maintenance and Operating Expenses	2,192

Total Maintenance and Other Operating Expenses	249,178

Total Current Operating Expenditures	312,824

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	16,530
Transportation Equipment Outlay	5,300

Total Capital Outlays	21,830

TOTAL NEW APPROPRIATIONS	334,654

H. ENERGY REGULATORY COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	888,393,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	110,221,000	₱	349,578,000	₱	22,706,000	₱	482,505,000
Operations		150,787,000		227,369,000		27,732,000		405,888,000

ELECTRIC POWER INDUSTRY REGULATORY PROGRAM		150,787,000		227,369,000		27,732,000		405,888,000

TOTAL NEW APPROPRIATIONS	₱	261,008,000	₱	576,947,000	₱	50,438,000	₱	888,393,000

Special Provision(s)

1. Reporting and Posting Requirements. The Energy Regulatory Commission (ERC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) ERC’s website.

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The ERC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate ofthe Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects inthe indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	110,221,000	₱	349,578,000	₱	22,706,000	₱	482,505,000

Sub-total, General Administration and Support		110,221,000		349,578,000		22,706,000		482,505,000

Operations
ELECTRIC POWER INDUSTRY REGULATORY PROGRAM		150,787,000		227,369,000		27,732,000		405,888,000

Regulation of energy related industries through screening and registration		40,820,000		92,315,000		2,305,000		135,440,000
Enforcement of rules and regulations		25,039,000		8,983,000				34,022,000
Monitoring of regulated entities		32,857,000		63,711,000		2,101,000		98,669,000
Consumer Education and Protection Program		52,071,000		62,360,000		23,326,000		137,757,000

Sub-total, Operations		150,787,000		227,369,000		27,732,000		405,888,000

TOTAL NEW APPROPRIATIONS	₱	261,008,000	₱	576,947,000	₱	50,438,000	₱	888,393,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	203,415

Total Permanent Positions	203,415

Other Compensation Common to All
Personnel Economic Relief Allowance	7,704

DECEMBER 25, 2023	OFFICIAL GAZETTE	499
OTHER EXECUTIVE OFFICES

Representation Allowance	2,652
Transportation Allowance	2,652
Clothing and Uniform Allowance	1,926
Mid-Year Bonus - Civilian	16,951
Year End Bonus	16,951
Cash Gift	1,605
Productivity Enhancement Incentive	1,605
Step Increment	290

Total Other Compensation Common to All	52,336

Other Benefits
PAG-IBIG Contributions	387
PhilHealth Contributions	4,298
Employees Compensation Insurance Premiums	387
Loyalty Award - Civilian	185

Total Other Benefits	5,257

Total Personnel Services	261,008

Maintenance and Other Operating Expenses
Travelling Expenses	62,652
Training and Scholarship Expenses	50,000
Supplies and Materials Expenses	57,179
Utility Expenses	24,200
Communication Expenses	23,965
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,200
Professional Services	141,198
General Services	28,564
Repairs and Maintenance	8,101
Taxes, Insurance Premiums and Other Fees	2,200
Other Maintenance and Operating Expenses
Advertising Expenses	2,924
Printing and Publication Expenses	62
Rent/Lease Expenses	117,186
Subscription Expenses	56,516

Total Maintenance and Other Operating Expenses	576,947

Total Current Operating Expenditures	837,955

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	50,438

Total Capital Outlays	50,438

TOTAL NEW APPROPRIATIONS	888,393

I. FILM DEVELOPMENT COUNCIL OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	215,483,000

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New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	13,069,000	₱	22,493,000	₱		₱	35,562,000
Operations		15,990,000		140,480,000		23,451,000		179,921,000

FILM INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		14,146,000		134,573,000		5,000,000		153,719,000
FILM HERITAGE PRESERVATION PROGRAM		1,844,000		5,907,000		18,451,000		26,202,000

TOTAL NEW APPROPRIATIONS	₱	29,059,000	₱	162,973,000	₱	23,451,000	₱	215,483,000

Special Provision(s)

1. Reporting and Posting Requirements. The Film Development Council of the Philippines (FDCP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) FDCP’s website.

The FDCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,688,000	₱	22,493,000	₱		₱	35,181,000
Administration of Personnel Benefits		381,000						381,000

Sub-total, General Administration and Support		13,069,000		22,493,000				35,562,000

Operations
FILM INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		14,146,000		134,573,000		5,000,000		153,719,000

Film industry promotion and development		14,146,000		134,573,000		5,000,000		153,719,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	501
OTHER EXECUTIVE OFFICES

FILM HERITAGE PRESERVATION PROGRAM		1,844,000		5,907,000		18,451,000		26,202,000

Film preservation		1,844,000		5,907,000		18,451,000		26,202,000

Sub-total, Operations		15,990,000		140,480,000		23,451,000		179,921,000

TOTAL NEW APPROPRIATIONS	₱	29,059,000	₱	162,973,000	₱	23,451,000	₱	215,483,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	17,827

Total Permanent Positions	17,827

Other Compensation Common to All
Personnel Economic Relief Allowance	672
Representation Allowance	420
Transportation Allowance	420
Clothing and Uniform Allowance	168
Mid-Year Bonus - Civilian	1,485
Year End Bonus	1,485
Cash Gift	140
Productivity Enhancement Incentive	140
Step Increment	45

Total Other Compensation Common to All	4,975

Other Benefits
PAG-IBIG Contributions	34
PhilHealth Contributions	356
Employees Compensation Insurance Premiums	34
Loyalty Award - Civilian	10
Terminal Leave	381

Total Other Benefits	815

Non-Permanent Positions	5,442

Total Personnel Services	29,059

Maintenance and Other Operating Expenses
Travelling Expenses	25,487
Training and Scholarship Expenses	1,400

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Supplies and Materials Expenses	5,456
Utility Expenses	2,896
Communication Expenses	4,588
Awards/Rewards and Prizes	614
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	278
Professional Services	16,026
General Services	4,307
Repairs and Maintenance	3,409
Financial Assistance/Subsidy	70,210
Taxes, Insurance Premiums and Other Fees	480
Other Maintenance and Operating Expenses
Advertising Expenses	8,345
Printing and Publication Expenses	350
Representation Expenses	4,309
Transportation and Delivery Expenses	1,190
Rent/Lease Expenses	10,415
Membership Dues and Contributions to Organizations	220
Subscription Expenses	457
Other Maintenance and Operating Expenses	2,536

Total Maintenance and Other Operating Expenses	162,973

Total Current Operating Expenditures	192,032

Capital Outlays
Property, Plant and Equipment Outlay	23,451

Machinery and Equipment Outlay	23,451

Total Capital Outlays	23,451

TOTAL NEW APPROPRIATIONS	215,483

J. GAMES AND AMUSEMENTS BOARD

For general administration and support, and operations, as indicated hereunder	₱	131,118,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	34,457,000	₱	45,485,000	₱	1,740,000	₱	81,682,000
Operations		42,096,000		7,340,000				49,436,000

PROFESSIONAL GAMES AND AMUSEMENTS REGULATORY PROGRAM		42,096,000		7,340,000				49,436,000

TOTAL NEW APPROPRIATIONS	₱	76,553,000	₱	52,825,000	₱	1,740,000	₱	131,118,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	503
OTHER EXECUTIVE OFFICES

Special Provision(s)

1. Income from Admission Receipts and Radio, Television and Motion Picture Rights. In addition to the amounts appropriated herein, Nine Million Five Hundred Thousand Pesos (₱9,500,000) shall be used to augment the MOOE of Games and Amusements Board (GAB) sourced from three percent (3%) of the gross gate receipts and income from television, radio and motion picture rights of all professional games under the supervision and regulation of the GAB in accordance with Section 8 of P.D. No. 871.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The GAB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) GAB’s website.

The GAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	34,457,000	₱	45,485,000	₱	1,740,000	₱	81,682,000

Sub-total, General Administration and Support		34,457,000		45,485,000		1,740,000		81,682,000

Operations
PROFESSIONAL GAMES AND AMUSEMENTS REGULATORY PROGRAM		42,096,000		7,340,000				49,436,000

Supervision of Professional Games and Amusements		24,670,000		6,218,000				30,888,000
Supervision of Betting During Horse Racing		17,426,000		1,122,000				18,548,000

Sub-total, Operations		42,096,000		7,340,000				49,436,000

TOTAL NEW APPROPRIATIONS	₱	76,553,000	₱	52,825,000	₱	1,740,000	₱	131,118,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	55,209

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GENERAL APPROPRIATIONS ACT, FY 2024

Total Permanent Positions	55,209

Other Compensation Common to All
Personnel Economic Relief Allowance	3,240
Representation Allowance	420
Transportation Allowance	420
Clothing and Uniform Allowance	810
Mid-Year Bonus - Civilian	4,601
Year End Bonus	4,601
Cash Gift	675
Productivity Enhancement Incentive	675
Step Increment	138

Total Other Compensation Common to All	15,580

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	789

Total Other Compensation for Specific Groups	789

Other Benefits
PAG-IBIG Contributions	161
PhilHealth Contributions	1,215
Employees Compensation Insurance Premiums	161
Loyalty Award - Civilian	90
Terminal Leave	1,347

Total Other Benefits	2,974

Non-Permanent Positions	2,001

Total Personnel Services	76,553

Maintenance and Other Operating Expenses
Travelling Expenses	9,000
Training and Scholarship Expenses	2,500
Supplies and Materials Expenses	6,475
Utility Expenses	1,720
Communication Expenses	2,160
Awards, Rewards and Prizes	3,908
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	4,000
Extraordinary and Miscellaneous Expenses	150
Professional Services	4,560
General Services	2,500
Repairs and Maintenance	4,503
Taxes, Insurance Premiums and Other Fees	600
Other Maintenance and Operating Expenses
Advertising Expenses	3,000
Printing and Publication Expenses	150
Representation Expenses	700

DECEMBER 25, 2023	OFFICIAL GAZETTE	505
OTHER EXECUTIVE OFFICES

Rent/Lease Expenses	2,392
Subscription Expenses	816
Other Maintenance and Operating Expenses	3,691

Total Maintenance and Other Operating Expenses	52,825

Total Current Operating Expenditures	129,378

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,740

Total Capital Outlays	1,740

TOTAL NEW APPROPRIATIONS	131,118

K. GOVERNANCE COMMISSION FOR GOVERNMENT-OWNED OR CONTROLLED CORPORATIONS

For general administration and support, and operations, as indicated hereunder	₱	302,765,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	98,419,000	₱	111,688,000	₱	28,475,000	₱	238,582,000
Operations		56,619,000		7,564,000				64,183,000

GOCC REGULATORY PROGRAM		56,619,000		7,564,000				64,183,000

TOTAL NEW APPROPRIATIONS	₱	155,038,000	₱	119,252,000	₱	28,475,000	₱	302,765,000

Special Provision(s)

1. Submission of Annual Report. The Governance Commission for Government-Owned or Controlled Corporations (GCG) shall submit to the Office of the President, the House of Representatives, the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, an annual report on the performance of the GOCCs under its coverage pursuant to Section 4 of R.A. No. 10149. Said annual report shall contain the following information on the GOCCs concerned: (i) FY 2023 performance targets and accomplishments; (ii) GCG performance assessment for FY 2023; (iii) summary of year-end financial statements; (iv) dividends remitted to the National Government; and (v) FYs 2022 and 2023 comparative report on basic salaries, allowances, benefits, and incentives received by members of the boards of directors or trustees, officers and personnel of GOCCs.

2. Reporting and Posting Requirements. The GCG shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) GCG’s website.

The GCG shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

506	OFFICIAL GAZETTE	VOL. 119, NO. 52
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	98,419,000	₱	111,688,000	₱	28,475,000	₱	238,582,000

Sub-total, General Administration and Support		98,419,000		111,688,000		28,475,000		238,582,000

Operations
GOCC REGULATORY PROGRAM		56,619,000		7,564,000				64,183,000

CORPORATE STANDARDS SERVICES SUB-PROGRAM		11,534,000		3,445,000				14,979,000

GOCC Compensation and Position
Classification Services		5,492,000		997,000				6,489,000
GOCC Leadership Management		6,042,000		2,448,000				8,490,000
CORPORATE GOVERNANCE SERVICES SUB-PROGRAM		45,085,000		4,119,000				49,204,000

Performance Monitoring and Evaluation Services		21,964,000		2,090,000				24,054,000
GOCC Rationalization Services		23,121,000		2,029,000				25,150,000

Sub-total, Operations		56,619,000		7,564,000				64,183,000

TOTAL NEW APPROPRIATIONS	₱	155,038,000	₱	119,252,000	₱	28,475,000	₱	302,765,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	67,625

Total Permanent Positions	67,625

Other Compensation Common to All
Personnel Economic Relief Allowance	1,872
Representation Allowance	2,178
Transportation Allowance	2,178
Clothing and Uniform Allowance	468
Mid Year Bonus - Civilian	5,635

DECEMBER 25, 2023	OFFICIAL GAZETTE	507
OTHER EXECUTIVE OFFICES

Year End Bonus	5,635
Cash Gift	390
Productivity Enhancement Incentive	390
Step Increment	169

Total Other Compensation Common to All	18,915

Other Compensation for Specific Groups
Lump-sum for Filling of Positions - Civilian	67,000

Total Other Compensation for Specific Groups	67,000

Other Benefits
PAG-IBIG Contributions	94
PhilHealth Contributions	1,310
Employees Compensation Insurance Premiums	94

Total Other Benefits	1,498

Total Personnel Services	155,038

Maintenance and Other Operating Expenses
Travelling Expenses	3,177
Training and Scholarship Expenses	8,143
Supplies and Materials Expenses	3,501
Utility Expenses	2,220
Communication Expenses	9,550
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,428
Professional Services	1,475
General Services	5,600
Repairs and Maintenance	2,000
Taxes, Insurance Premiums and Other Fees	1,822
Other Maintenance and Operating Expenses
Advertising Expenses	118
Printing and Publication Expenses	300
Representation Expenses	6,935
Rent/Lease Expenses	37,320
Membership Dues and Contributions to Organizations	10
Subscription Expenses	9,623
Other Maintenance and Operating Expenses	26,030

Total Maintenance and Other Operating Expenses	119,252

Total Current Operating Expenditures	274,290

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	28,475

Total Capital Outlay	28,475

TOTAL NEW APPROPRIATIONS	302,765

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L. MARAWI COMPENSATION BOARD

For general administration and support, and operations, as indicated hereunder	₱	1,131,954,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	81,954,000	₱	50,000,000		₱	131,954,000
Operations				1,000,000,000			1,000,000,000

MARAWI SIEGE VICTIMS COMPENSATION PROGRAM				1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS	₱	81,954,000	₱	1,050,000,000		₱	1,131,954,000

Special Provision(s)

1. Marawi Siege Victims Compensation Fund. The amount of One Billion Pesos (₱1,000,000,000) appropriated herein shall be used for the compensation to: (i) any lawful owner of a residential, cultural, commercial structures, and other properties in Marawi’s Main Affected Areas or Other Affected Areas destroyed or damaged, either totally or partially, on the occasion of the Marawi Siege; (ii) owners of private properties demolished pursuant to the implementation of the Marawi Recovery, Rehabilitation, and Reconstruction Program; or (iii) the heirs of those who died or are legally presumed dead, in accordance with R.A. No. 11696 and guidelines to be promulgated by the Marawi Compensation Board (MCB).

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The MCB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) MCB’s website.

The MCB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	81,954,000	₱	50,000,000		₱	131,954,000

Sub-total, General Administration and Support		81,954,000		50,000,000			131,954,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	509
OTHER EXECUTIVE OFFICES

Operations
MARAWI SIEGE VICTIMS COMPENSATION PROGRAM				1,000,000,000		1,000,000,000

Awarding of Monetary Compensation				1,000,000,000		1,000,000,000

Sub-total, Operations				1,000,000,000		1,000,000,000

TOTAL NEW APPROPRIATIONS	₱	81,954,000	₱	1,050,000,000	₱	1,131,954,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	46,671

Total Permanent Positions	46,671

Other Compensation Common to All
Personnel Economic Relief Allowance	1,344
Representation Allowance	1,194
Clothing and Uniform Allowance	336
Mid-Year Bonus - Civilian	3,889
Year End Bonus	3,889
Cash Gift	280
Productivity Enhancement Incentive	280
Step Increment	117

Total Other Compensation Common to All	11,329

Other Compensation for Specific Groups
Lump-sum for Personnel Services	20,000

Total Other Compensation for Specific Groups	20,000

Other Benefits
PAG-IBIG Contributions	67
PhilHealth Contributions	801
Employees Compensation Insurance Premiums	67

Total Other Benefits	935

Non-Permanent Positions	3,019

Total Personnel Services	81,954

510	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	10,000
Training and Scholarship Expenses	5,000
Supplies and Materials Expenses	7,530
Utility Expenses	630
Communication Expenses	760
Awards/Rewards and Prizes	200
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,175
Professional Services	4,480
General Services	4,010
Repairs and Maintenance	1,500
Financial Assistance/Subsidy	1,000,000
Taxes, Insurance Premiums and Other Fees	215
Labor and Wages	4,000
Other Maintenance and Operating Expenses
Advertising Expenses	200
Printing and Publication Expenses	1,000
Representation Expenses	3,000
Rent/Lease Expenses	3,000
Subscription Expenses	200
Other Maintenance and Operating Expenses	3,100

Total Maintenance and Other Operating Expenses	1,050,000

Total Current Operating Expenditures	1,131,954

TOTAL NEW APPROPRIATIONS	1,131,954

M. MINDANAO DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	314,891,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	51,386,000	₱	57,828,000	₱		₱	109,214,000
Support to Operations		10,928,000		14,686,000		11,000,000		36,614,000
Operations		37,465,000		115,428,000		16,170,000		169,063,000

MINDANAO DEVELOPMENT PLANNING AND MANAGEMENT PROGRAM		10,944,000		74,692,000		6,020,000		91,656,000
MINDANAO GOVERNANCE AND INSTITUTIONAL SUPPORT PROGRAM		14,555,000		23,290,000		10,150,000		47,995,000
MINDANAO INVESTMENTS PROMOTION PROGRAM		11,966,000		17,446,000				29,412,000

TOTAL NEW APPROPRIATIONS	₱	99,779,000	₱	187,942,000	₱	27,170,000	₱	314,891,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	511
OTHER EXECUTIVE OFFICES

Special Provision(s)

1. Reporting and Posting Requirements. The Mindanao Development Authority (MinDA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) MinDA’s website.

The MinDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	51,386,000	₱	57,828,000	₱		₱	109,214,000

Sub-total, General Administration and Support		51,386,000		57,828,000				109,214,000

Support to Operations
Performance management/ Operations Audit Service (OAS)				1,051,000				1,051,000
Technical support on program communication and knowledge management		8,769,000		13,470,000		11,000,000		33,239,000
Legal Services		2,159,000		165,000				2,324,000

Sub-total, Support to Operations		10,928,000		14,686,000		11,000,000		36,614,000

Operations
MINDANAO DEVELOPMENT PLANNING AND MANAGEMENT PROGRAM		10,944,000		74,692,000		6,020,000		91,656,000

Planning and policy development		9,833,000		530,000				10,363,000
Project development and resource generation		1,111,000		74,162,000		6,020,000		81,293,000
MINDANAO GOVERNANCE AND INSTITUTIONAL SUPPORT PROGRAM		14,555,000		23,290,000		10,150,000		47,995,000

Institutional strengthening		14,555,000		23,290,000		10,150,000		47,995,000
MINDANAO INVESTMENTS PROMOTION PROGRAM		11,966,000		17,446,000				29,412,000

Investment promotion		8,339,000		9,907,000				18,246,000
BIMP-EAGA and other International trade cooperations		3,627,000		7,539,000				11,166,000

Sub-total, Operations		37,465,000		115,428,000		16,170,000		169,063,000

TOTAL NEW APPROPRIATIONS	₱	99,779,000	₱	187,942,000	₱	27,170,000	₱	314,891,000

512	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	77,076

Total Permanent Positions	77,076

Other Compensation Common to All
Personnel Economic Relief Allowance	2,664
Representation Allowance	1,710
Transportation Allowance	1,710
Clothing and Uniform Allowance	666
Mid-Year Bonus - Civilian	6,423
Year End Bonus	6,423
Cash Gift	555
Productivity Enhancement Incentive	555
Step Increment	192

Total Other Compensation Common to All	20,898

Other Benefits
PAG-IBIG Contributions	132
PhilHealth Contributions	1,541
Employees Compensation Insurance Premiums	132

Total Other Benefits	1,805

Total Personnel Services	99,779

Maintenance and Other Operating Expenses
Travelling Expenses	31,610
Training and Scholarship Expenses	11,398
Supplies and Materials Expenses	16,742
Utility Expenses	8,329
Communication Expenses	5,529
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,110
Professional Services	42,884
General Services	12,019
Repairs and Maintenance	1,706
Taxes, Insurance Premiums and Other Fees	730
Other Maintenance and Operating Expenses
Advertising Expenses	24

DECEMBER 25, 2023	OFFICIAL GAZETTE	513
OTHER EXECUTIVE OFFICES

Printing and Publication Expenses	4,079
Representation Expenses	25,328
Rent/Lease Expenses	21,805
Subscription Expenses	1,212
Other Maintenance and Operating Expenses	3,437

Total Maintenance and Other Operating Expenses	187,942

Total Current Operating Expenditures	287,721

Capital Outlays
Property, Plant and Equipment Outlays
Machinery and Equipment Outlay	11,780
Transportation Equipment Outlay	15,000
Furniture, Fixtures and Books Outlay	390

Total Capital Outlays	27,170

TOTAL NEW APPROPRIATIONS	314,891

N. MOVIE AND TELEVISION REVIEW AND CLASSIFICATION BOARD

For general administration and support, and operations, as indicated hereunder	₱	44,876,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	17,403,000			₱	17,403,000
Operations		27,473,000				27,473,000

MOVIE AND TELEVISION REGULATORY
AND DEVELOPMENTAL PROGRAM		27,473,000				27,473,000

TOTAL NEW APPROPRIATIONS	₱	44,876,000			₱	44,876,000

Special Provision(s)

1. Fees, Charges and Assessments. In addition to the amounts appropriated herein, Eighty Two Million Seven Hundred Ninety Three Thousand Pesos (₱82,793,000) shall be used for the MOOE requirements of the Movie and Television Review and Classification Board (MTRCB) sourced from fees and charges levied, assessed, and collected by the MTRCB in the conduct of its operations, in accordance with Section 20 of P.D. No. 1986.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The MTRCB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) MTRCB’s website.

The MTRCB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

514	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,403,000			₱	17,403,000

Sub-total, General Administration and Support		17,403,000				17,403,000

Operations
MOVIE AND TELEVISION REGULATORY AND DEVELOPMENTAL PROGRAM		27,473,000				27,473,000

Registration of entities; review and classification of movies, television programs, publicity and optical media material		19,093,000				19,093,000
Monitoring and Enforcement of movies and television programs		6,726,000				6,726,000
Matalinong Panonood seminars and other information campaigns and initiatives for stakeholders awareness and empowerment in terms of media literacy, audience sensitivity and age-appropriate content		1,654,000				1,654,000

Sub-total, Operations		27,473,000				27,473,000

TOTAL NEW APPROPRIATIONS	₱	44,876,000			₱	44,876,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	24,516

Total Permanent Positions	24,516

Other Compensation Common to All
Personnel Economic Relief Allowance	1,248
Representation Allowance	402

DECEMBER 25, 2023	OFFICIAL GAZETTE	515
OTHER EXECUTIVE OFFICES

Transportation Allowance	402
Clothing and Uniform Allowance	312
Mid-Year Bonus - Civilian	2,044
Year End Bonus	2,044
Cash Gift	260
Per Diems	6,324
Productivity Enhancement Incentive	260
Step Increment	61

Total Other Compensation Common to All	13,357

Other Compensation for Specific Groups
RATA of Sectoral/Alternate Sectoral Representatives	6,324

Total Other Compensation for Specific Groups	6,324

Other Benefits
PAG-IBIG Contributions	62
PhilHealth Contributions	515
Employees Compensation Insurance Premiums	62
Loyalty Award - Civilian	40

Total Other Benefits	679

Total Personnel Services	44,876

Total Current Operating Expenditures	44,876

TOTAL NEW APPROPRIATIONS	44,876

O. NATIONAL COMMISSION FOR CULTURE AND THE ARTS

O.1. NATIONAL COMMISSION FOR CULTURE AND THE ARTS (PROPER)

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	484,545,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	8,458,000	₱			₱	8,458,000
Support to Operations		3,510,000					3,510,000
Operations		23,583,000		2,019,000			25,602,000

NATIONAL CULTURE AND ARTS COORDINATION PROGRAM		18,866,000		2,019,000			20,885,000

516	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NATIONAL CULTURE AND ARTS DEVELOPMENT PROGRAM		4,717,000				4,717,000

Total, Regular Program(s)		35,551,000		2,019,000		37,570,000

B. PROJECTS
Locally-Funded Project(s)				446,975,000		446,975,000

Total, Project(s)				446,975,000		446,975,000

TOTAL NEW APPROPRIATIONS	₱	35,551,000	₱	448,994,000	₱	484,545,000

Special Provision(s)

1. National Endowment Fund for Culture and Arts. In addition to the amounts appropriated herein, Five Hundred Million Two Hundred Fifteen Thousand Pesos (₱500,215,000) shall be used for the operating requirements of the National Commission for Culture and the Arts (NCCA) sourced from the contributions of PAGCOR and share from travel tax collections, constituted into the National Endowment Fund for Culture and Arts (NEFCA) in accordance with Section 20 of R.A. No. 7356. In no case shall more than twenty percent (20%) of said amount be used for Personnel Services.

Release of funds shall be subject to the guidelines on the utilization of the NEFCA pursuant to Section 72 of the amended IRR of R.A. No. 7356, and the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Revolving Fund for Fabrication of Cultural Items and Printing Publications. The revolving fund in the amount of Five Hundred Thousand Pesos (₱500,000) constituted from the sale of cultural items and publications shall be used to cover the fabrication of cultural items and printing of publications. The income collected in excess of said amount shall be deposited with the National Treasury as income of the General Fund pursuant to Section 22 of R.A. No. 7356.

Disbursements or expenditures by the NCCA in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

3. Reporting and Posting Requirements. The NCCA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NCCA’s website.

The NCCA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,458,000	₱		₱	8,458,000

Sub-total, General Administration and Support		8,458,000				8,458,000

Support to Operations
Project Monitoring and Evaluation Services		3,510,000				3,510,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	517
OTHER EXECUTIVE OFFICES

Sub-total, Support to Operations		3,510,000				3,510,000

Operations
NATIONAL CULTURE AND ARTS COORDINATION PROGRAM		18,866,000		2,019,000		20,885,000

Formulation and development of plans and policies and coordination with affiliated cultural agencies		18,866,000		2,019,000		20,885,000
NATIONAL CULTURE AND ARTS DEVELOPMENT PROGRAM		4,717,000				4,717,000

Administration and supervision of the NEFCA funds		4,717,000				4,717,000

Sub-total, Operations		23,583,000		2,019,000		25,602,000

Total, Regular Program(s)		35,551,000		2,019,000		37,570,000

PROJECTS
Locally-Funded Project(s)
Documentation and Cultural Hub, Promotion, Exhibition, Training and Film Production to Preserve and Promote the Tangible and Intangible Heritage, including the documentation of Philippine Participation in International and Local Fair				397,975,000		397,975,000
Design and Build of the Bocaue Cultural Hub				15,000,000		15,000,000
Philippine Independence Day Celebration - Philippines Embassy in Tokyo, Japan				3,000,000		3,000,000
Support to Creative Industries				10,000,000		10,000,000
National Audit on the Assessment of Heritage Structure				20,000,000		20,000,000
Support to Pandan Youth Band				1,000,000		1,000,000

Sub-total, Locally-Funded Project(s)				446,975,000		446,975,000

Total, Project(s)				446,975,000		446,975,000

TOTAL NEW APPROPRIATIONS	₱	35,551,000	₱	448,994,000	₱	484,545,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	26,814

Total Permanent Positions	26,814

518	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation Common to All
Personnel Economic Relief Allowance	1,080
Representation Allowance	612
Transportation Allowance	612
Clothing and Uniform Allowance	270
Mid-Year Bonus - Civilian	2,235
Year End Bonus	2,235
Cash Gift	225
Per Diems	486
Productivity Enhancement Incentive	225
Step Increment	67

Total Other Compensation Common to All	8,047

Other Benefits
PAG-IBIG Contributions	54
PhilHealth Contributions	562
Employees Compensation Insurance Premiums	54
Loyalty Award - Civilian	20

Total Other Benefits	690

Total Personnel Services	35,551

Maintenance and Other Operating Expenses
Financial Assistance / Subsidy	446,975
Other Maintenance and Operating Expenses Representation Expenses	2,019

Total Maintenance and Other Operating Expenses	448,994

Total Current Operating Expenditures	484,545

TOTAL NEW APPROPRIATIONS	484,545

O.2. NATIONAL HISTORICAL COMMISSION OF THE PHILIPPINES

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	333,152,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	22,403,000	₱	10,626,000	₱	5,000,000	₱	38,029,000
Support to Operations		1,182,000		20,633,000				21,815,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	519
OTHER EXECUTIVE OFFICES

Operations		73,563,000		112,928,000		7,817,000		194,308,000

HISTORICAL ASSET PRESERVATION AND MANAGEMENT PROGRAM		61,775,000		62,706,000		7,817,000		132,298,000
HISTORICAL COMMEMORATION AND PROMOTION PROGRAM		11,788,000		50,222,000				62,010,000

Total, Regular Programs		97,148,000		144,187,000		12,817,000		254,152,000

B. PROJECT(S)
Locally-Funded Project(s)				41,500,000		37,500,000		79,000,000

Total, Project(s)				41,500,000		37,500,000		79,000,000

TOTAL NEW APPROPRIATIONS	₱	97,148,000	₱	185,687,000	₱	50,317,000	₱	333,152,000

Special Provision(s)

1. Revolving Fund for Projects of the National Historical Commission of the Philippines. The revolving fund in the amount of One Million Pesos (₱1,000,000) constituted from the fees and other charges collected by the National Historical Commission of the Philippines (NHCP) shall be used to cover implementation of projects where the income was derived. The income in excess of the said amount shall be deposited with the National Treasury as income of the General Fund in accordance with Section 24 of R.A. No. 10086.

Disbursements or expenditures by the NHCP in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The NHCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NHCP’s website.

The NHCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	22,403,000	₱	10,626,000	₱	5,000,000	₱	38,029,000

Sub-total, General Administration and Support		22,403,000		10,626,000		5,000,000		38,029,000

Support to Operations
Formulation of Plans and Policies		711,000		173,000				884,000

520	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Development and Maintenance of the Information System	471,000	20,460,000		20,931,000

Sub-total, Support to Operations	1,182,000	20,633,000		21,815,000

Operations
HISTORICAL ASSET PRESERVATION AND MANAGEMENT PROGRAM	61,775,000	62,706,000	7,817,000	132,298,000

Maintenance and administration of national shrines, museums and landmarks	38,984,000	55,770,000	7,817,000	102,571,000
Restoration, preservation, survey and documentation of historic structures, edifices, ancestral houses and maintenance of the National Registry of Historical Structures of the Philippines	13,763,000	3,234,000		16,997,000
Restoration, preservation and conservation of relics of national heroes and other illustrious Filipinos	9,028,000	3,702,000		12,730,000
HISTORICAL COMMEMORATION AND PROMOTION PROGRAM	11,788,000	50,222,000		62,010,000

Design and supervision of heraldry objects	1,674,000	807,000		2,481,000
Research and production of educational materials on Philippine history and translation of Philippine historical works	5,548,000	7,683,000		13,231,000
Publication of result of historical researches and studies	1,325,000	1,633,000		2,958,000
Maintenance of historical data bank	1,527,000	626,000		2,153,000
Conduct of commemorative activities including lectures, symposia and exhibits on historical events and personages for the public	1,714,000	39,473,000		41,187,000

Sub-total, Operations	73,563,000	112,928,000	7,817,000	194,308,000

Total, Regular Programs	97,148,000	144,187,000	12,817,000	254,152,000

PROJECT(S)
Locally-Funded Project(s)
Milestone Commemoration of the 125th Anniversary of the Philippine Independence and Nationhood		9,000,000	6,000,000	15,000,000
Philippine Muslim History Project		15,500,000		15,500,000
Celebration of Philippine-Spanish Friendship Day		5,000,000		5,000,000
Implementation of Philippine Independence Day Parade		10,000,000		10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	521
OTHER EXECUTIVE OFFICES

Material Investigation of Historical Churches Declared as National Cultural Treasures				2,000,000				2,000,000
Procurement of Conservation Suction Table						5,500,000		5,500,000
Fabrication of Cast Bronze Historic Monuments						1,000,000		1,000,000
Memorial for the Unsung and Nameless Heroes and Martyrs at the Libingan ng mga Bayani						10,000,000		10,000,000
Restoration of Patnongon Old Casa Municipal, (Phase II) Real St., Poblacion, Patnongon, Antique						10,000,000		10,000,000
Restoration of San Juan de Nepomuceno Parish Church, Anini-y, Antique						5,000,000		5,000,000

Sub-total, Locally-Funded Project(s)				41,500,000		37,500,000		79,000,000

Total, Project(s)				41,500,000		37,500,000		79,000,000

TOTAL NEW APPROPRIATIONS	₱	97,148,000	₱	185,687,000	₱	50,317,000	₱	333,152,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	73,676

Total Permanent Positions	73,676

Other Compensation Common to All
Personnel Economic Relief Allowance	4,368
Representation Allowance	516
Transportation Allowance	516
Clothing and Uniform Allowance	1,092
Honoraria	558
Mid-Year Bonus - Civilian	6,140
Year End Bonus	6,140
Cash Gift	910
Productivity Enhancement Incentive	910
Step Increment	184

Total Other Compensation Common to All	21,334

Other Benefits
PAG-IBIG Contributions	220

522	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

PhilHealth Contributions	1,603
Employees Compensation Insurance Premiums	220
Loyalty Award - Civilian	95

Total Other Benefits	2,138

Total Personnel Services	97,148

Maintenance and Other Operating Expenses
Travelling Expenses	9,118
Training and Scholarship Expenses	1,570
Supplies and Materials Expenses	21,007
Utility Expenses	20,299
Communication Expenses	5,754
Awards/Rewards and Prizes	250
Survey, Research, Exploration and Development Expenses	969
Professional Services	23,789
General Services	44,559
Repairs and Maintenance	6,052
Taxes, Insurance Premiums and Other Fees	3,334
Other Maintenance and Operating Expenses
Printing and Publication Expenses	6,287
Representation Expenses	15,346
Rent/Lease Expenses	11,847
Membership Dues and Contributions to Organizations	50
Subscription Expenses	15,456

Total Maintenance and Other Operating Expenses	185,687

Total Current Operating Expenditures	282,835

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	5,000
Furniture, Fixtures and Books Outlay	5,500
Heritage Assets	39,817

Total Capital Outlays	50,317

TOTAL NEW APPROPRIATIONS	333,152

O.3. NATIONAL LIBRARY OF THE PHILIPPINES

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	234,970,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	17,733,000	₱	56,130,000	₱	41,398,000	₱	115,261,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	523
OTHER EXECUTIVE OFFICES

Operations		57,409,000		39,975,000		18,215,000		115,599,000

NATIONAL LIBRARY PROGRAM		50,531,000		27,893,000		17,270,000		95,694,000
LIBRARY EXTENSION PROGRAM		6,878,000		12,082,000		945,000		19,905,000

Total, Regular Programs		75,142,000		96,105,000		59,613,000		230,860,000

B. PROJECT(S)
Locally-Funded Project(s)				4,110,000				4,110,000

Total, Project(s)				4,110,000				4,110,000

TOTAL NEW APPROPRIATIONS	₱	75,142,000	₱	100,215,000	₱	59,613,000	₱	234,970,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Library of the Philippines (NLP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NLP’s website.

The NLP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,484,000	₱	56,130,000	₱	41,398,000	₱	115,012,000
Administration of Personnel Benefits		249,000						249,000

Sub-total, General Administration and Support		17,733,000		56,130,000		41,398,000		115,261,000

Operations
NATIONAL LIBRARY PROGRAM		50,531,000		27,893,000		17,270,000		95,694,000

Acquisition, organization and access of library materials		18,824,000		10,032,000		15,830,000		44,686,000
Preservation and conservation of Filipiniana collection		14,001,000		6,335,000		1,440,000		21,776,000
Improvement and maintenance of information systems		4,456,000		10,076,000				14,532,000
Library promotional, educational and cultural activities		7,108,000		949,000				8,057,000

524	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Research and publication of library and information, sources, services, methods and new practices		6,142,000		501,000				6,643,000
LIBRARY EXTENSION PROGRAM		6,878,000		12,082,000		945,000		19,905,000

Development and support to affiliated public libraries		6,878,000		12,082,000		945,000		19,905,000

Sub-total, Operations		57,409,000		39,975,000		18,215,000		115,599,000

Total, Regular Programs		75,142,000		96,105,000		59,613,000		230,860,000

PROJECT(S)
Locally-Funded Project(s)
Operation of Congressional Library in Tayuman, Tondo, Manila				2,362,000				2,362,000
Operation of Congressional Library in Balilihan, Bohol				629,000				629,000
Operation of Batanes Provincial Library in Basco, Batanes				1,119,000				1,119,000

Sub-total, Locally-Funded Project(s)				4,110,000				4,110,000

Total, Project(s)				4,110,000				4,110,000

TOTAL NEW APPROPRIATIONS	₱	75,142,000	₱	100,215,000	₱	59,613,000	₱	234,970,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	57,174

Total Permanent Positions	57,174

Other Compensation Common to All
Personnel Economic Relief Allowance	3,000
Representation Allowance	690
Transportation Allowance	690
Clothing and Uniform Allowance	750
Mid-Year Bonus - Civilian	4,765
Year End Bonus	4,765
Cash Gift	625

DECEMBER 25, 2023	OFFICIAL GAZETTE	525
OTHER EXECUTIVE OFFICES

Productivity Enhancement Incentive	625
Step Increment	143

Total Other Compensation Common to All	16,053

Other Benefits
PAG-IBIG Contributions	149
PhilHealth Contributions	1,253
Employees Compensation Insurance Premiums	149
Loyalty Award - Civilian	115
Terminal Leave	249

Total Other Benefits	1,915

Total Personnel Services	75,142

Maintenance and Other Operating Expenses
Travelling Expenses	600
Training and Scholarship Expenses	2,850
Supplies and Materials Expenses	24,742
Utility Expenses	15,609
Communication Expenses	7,751
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	720
General Services	26,506
Repairs and Maintenance	5,030
Taxes, Insurance Premiums and Other Fees	1,382
Other Maintenance and Operating Expenses
Printing and Publication Expenses	260
Representation Expenses	800
Membership Dues and Contributions to Organizations	270
Subscription Expenses	3,700
Other Maintenance and Operating Expenses	9,877

Total Maintenance and Other Operating Expenses	100,215

Total Current Operating Expenditures	175,357

Capital Outlays
Property, Plant and Equipment Outlay
Building and Other Structures	4,580
Machinery and Equipment Outlay	54,088
Furniture, Fixtures and Books Outlay	945

Total Capital Outlays	59,613

TOTAL NEW APPROPRIATIONS	234,970

O.4. NATIONAL ARCHIVES OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	672,746,000

526	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	12,824,000	₱	47,171,000	₱	504,587,000	₱	564,582,000
Operations		55,677,000		51,096,000		1,391,000		108,164,000

GOVERNMENT RECORDS MANAGEMENT PROGRAM		32,884,000		22,216,000				55,100,000
GOVERNMENT ARCHIVES ADMINISTRATION PROGRAM		22,793,000		28,880,000		1,391,000		53,064,000

TOTAL NEW APPROPRIATIONS	₱	68,501,000	₱	98,267,000	₱	505,978,000	₱	672,746,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Archives of the Philippines (NAP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NAP’s website.

The NAP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,824,000	₱	47,171,000	₱	504,587,000	₱	564,582,000

Sub-total, General Administration and Support		12,824,000		47,171,000		504,587,000		564,582,000

Operations
GOVERNMENT RECORDS MANAGEMENT PROGRAM		32,884,000		22,216,000				55,100,000

Training for government agencies on the creation, maintenance, disposal and retirement of all government records		19,795,000		16,572,000				36,367,000
Management of transference of records of all government including those of abolished offices		8,393,000		5,328,000				13,721,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	527
OTHER EXECUTIVE OFFICES

Conduct of research studies, promulgation of policies, rules and regulations on the creation, maintenance, and disposition of all government records		4,696,000		316,000				5,012,000
GOVERNMENT ARCHIVES ADMINISTRATION PROGRAM		22,793,000		28,880,000		1,391,000		53,064,000

Maintenance, preservation, rehabilitation and servicing of archival holdings		22,793,000		28,880,000		1,391,000		53,064,000

Sub-total, Operations		55,677,000		51,096,000		1,391,000		108,164,000

TOTAL NEW APPROPRIATIONS	₱	68,501,000	₱	98,267,000	₱	505,978,000	₱	672,746,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	51,769

Total Permanent Positions	51,769

Other Compensation Common to All
Personnel Economic Relief Allowance	3,072
Representation Allowance	678
Transportation Allowance	678
Clothing and Uniform Allowance	768
Mid-Year Bonus - Civilian	4,315
Year End Bonus	4,315
Cash Gift	640
Productivity Enhancement Incentive	640
Step Increment	129

Total Other Compensation Common to All	15,235

Other Benefits
PAG-IBIG Contributions	155
PhilHealth Contributions	1,132
Employees Compensation Insurance Premiums	155
Loyalty Award - Civilian	55

Total Other Benefits	1,497

Total Personnel Services	68,501

Maintenance and Other Operating Expenses
Travelling Expenses	3,348
Training and Scholarship Expenses	6,739

528	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Supplies and Materials Expenses	9,806
Utility Expenses	10,366
Communication Expenses	5,260
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	108
Professional Services	812
General Services	27,214
Repairs and Maintenance	2,878
Taxes, Insurance Premiums and Other Fees	3,335
Other Maintenance and Operating Expenses
Advertising Expenses	50
Printing and Publication Expenses	225
Representation Expenses	1,005
Transportation and Delivery Expenses	100
Rent/Lease Expenses	23,516
Membership Dues and Contributions to Organizations	40
Subscription Expenses	3,465

Total Maintenance and Other Operating Expenses	98,267

Total Current Operating Expenditures	166,768

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	500,000
Machinery and Equipment Outlay	4,578
Transportation Equipment Outlay	1,400

Total Capital Outlays	505,978

TOTAL NEW APPROPRIATIONS	672,746

P. NATIONAL COMMISSION OF SENIOR CITIZENS

For general administration and support, support to operations, and operations, as indicated hereunder	₱	79,899,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	49,673,000	₱	14,922,000		₱	64,595,000
Support to Operations				3,300,000			3,300,000
Operations				12,004,000			12,004,000

SENIOR CITIZENS POLICY DEVELOPMENT AND PLANNING PROGRAM				4,340,000			4,340,000
SENIOR CITIZENS ACTION FOR DEVELOPMENT AND NATION BUILDING PROGRAM				4,364,000			4,364,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	529
OTHER EXECUTIVE OFFICES

SENIOR CITIZENS WELFARE
DEVELOPMENT SERVICES PROGRAM				3,300,000		3,300,000

TOTAL NEW APPROPRIATIONS	₱	49,673,000	₱	30,226,000	₱	79,899,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Commission of Senior Citizens (NCSC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NCSC’s website.

The NCSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	49,673,000	₱	14,922,000		₱	64,595,000

National Capital Region (NCR)		49,673,000		14,922,000			64,595,000

Central Office		49,673,000		14,922,000			64,595,000

Sub-total, General Administration and Support		49,673,000		14,922,000			64,595,000

Support to Operations
Legal Services				3,300,000			3,300,000

National Capital Region (NCR)				3,300,000			3,300,000

Central Office				3,300,000			3,300,000

Sub-total, Support to Operations				3,300,000			3,300,000

Operations
SENIOR CITIZENS POLICY DEVELOPMENT AND PLANNING PROGRAM				4,340,000			4,340,000

Conduct of researches, policy formulation and development of plans and programs for the protection, welfare and development of senior citizens				4,340,000			4,340,000

National Capital Region (NCR)				4,340,000			4,340,000

Central Office				4,340,000			4,340,000

530	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

SENIOR CITIZENS ACTION FOR DEVELOPMENT AND NATION BUILDING PROGRAM				4,364,000		4,364,000

Implementation of programs for the empowerment of senior citizen’s participation in nation building				4,364,000		4,364,000

National Capital Region (NCR)				4,364,000		4,364,000

Central Office				4,364,000		4,364,000

SENIOR CITIZENS WELFARE DEVELOPMENT SERVICES PROGRAM				3,300,000		3,300,000

Assistance to Older Persons				3,300,000		3,300,000

National Capital Region (NCR)				3,300,000		3,300,000

Central Office				3,300,000		3,300,000

Sub-total, Operations				12,004,000		12,004,000

TOTAL NEW APPROPRIATIONS	₱	49,673,000	₱	30,226,000	₱	79,899,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	37,575

Total Permanent Positions	37,575

Other Compensation Common to All
Personnel Economic Relief Allowance	960
Representation Allowance	798
Transportation Allowance	798
Clothing and Uniform Allowance	240
Mid-Year Bonus - Civilian	3,131
Year End Bonus	3,131
Cash Gift	200
Productivity Enhancement Incentive	200
Step Increment	94

Total Other Compensation Common to All	9,552

Other Benefits
PAG-IBIG Contributions	48
PhilHealth Contributions	623
Employees Compensation Insurance Premiums	48

DECEMBER 25, 2023	OFFICIAL GAZETTE	531
OTHER EXECUTIVE OFFICES

Total Other Benefits	719

Non-Permanent Positions	1,827

Total Personnel Services	49,673

Maintenance and Other Operating Expenses
Travelling Expenses	2,000
Training and Scholarship Expenses	2,000
Supplies and Materials Expenses	1,550
Utility Expenses	1,100
Communication Expenses	356
Awards/Rewards and Prizes	100
Survey, Research, Exploration and Development Expenses	10
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,000
Professional Services	3,500
Financial Assistance/Subsidy	3,300
General Services	100
Repairs and Maintenance	200
Taxes, Insurance Premiums and Other Fees	400
Labor and Wages	50
Other Maintenance and Operating Expenses
Advertising Expenses	100
Printing and Publication Expenses	200
Representation Expenses	300
Transportation and Delivery Expenses	50
Rent/Lease Expenses	6,910
Other Maintenance and Operating Expenses	6,000

Total Maintenance and Other Operating Expenses	30,226

Total Current Operating Expenditures	79,899

TOTAL NEW APPROPRIATIONS	79,899

Q. NATIONAL INTELLIGENCE COORDINATING AGENCY

For general administration and support, and operations, as indicated hereunder	₱	3,287,629,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	193,609,000	₱	26,105,000	₱		₱	219,714,000
Operations		596,873,000		2,430,636,000		40,406,000		3,067,915,000

NATIONAL INTELLIGENCE MANAGEMENT PROGRAM		596,873,000		2,430,636,000		40,406,000		3,067,915,000

TOTAL NEW APPROPRIATIONS	₱	790,482,000	₱	2,456,741,000	₱	40,406,000	₱	3,287,629,000

532	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Reporting and Posting Requirements. The National Intelligence Coordinating Agency (NICA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NICA’s website.

The NICA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	177,566,000	₱	26,105,000	₱		₱	203,671,000
Administration of Personnel Benefits		16,043,000						16,043,000

Sub-total, General Administration and Support		193,609,000		26,105,000				219,714,000

Operations
NATIONAL INTELLIGENCE MANAGEMENT PROGRAM		596,873,000		2,430,636,000		40,406,000		3,067,915,000

Direction, coordination, collection and production of intelligence pertaining to national security		591,538,000		2,416,538,000		40,406,000		3,048,482,000
Provision of secretariat services to the Anti-Terrorism Council		5,335,000		14,098,000				19,433,000

Sub-total, Operations		596,873,000		2,430,636,000		40,406,000		3,067,915,000

TOTAL NEW APPROPRIATIONS	₱	790,482,000	₱	2,456,741,000	₱	40,406,000	₱	3,287,629,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	436,668

Total Permanent Positions	436,668

DECEMBER 25, 2023	OFFICIAL GAZETTE	533
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	20,928
Representation Allowance	10,686
Transportation Allowance	10,686
Clothing and Uniform Allowance	5,232
Mid-Year Bonus - Civilian	36,389
Year End Bonus	36,389
Cash Gift	4,360
Productivity Enhancement Incentive	4,360

Total Other Compensation Common to All	129,030

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	145
Quarters Allowance	13,818
Overseas Allowance	20,456
Longevity Pay	154,432
Anniversary Bonus - Civilian	2,616

Total Other Compensation for Specific Groups	191,467

Other Benefits
PAG-IBIG Contributions	1,046
PhilHealth Contributions	9,367
Employees Compensation Insurance Premiums	1,046
Loyalty Award - Civilian	480
Terminal Leave	16,043

Total Other Benefits	27,982

Non-Permanent Positions	5,335

Total Personnel Services	790,482

Maintenance and Other Operating Expenses
Travelling Expenses	22,042
Training and Scholarship Expenses	11,549
Supplies and Materials Expenses	51,248
Utility Expenses	30,170
Communication Expenses	27,705
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	356,362
Extraordinary and Miscellaneous Expenses	3,969
Intelligence Expenses	1,840,200
Professional Services	6,258
Repairs and Maintenance	26,968
Taxes, Insurance Premiums and Other Fees	3,769
Other Maintenance and Operating Expenses
Printing and Publication Expenses	47
Representation Expenses	64,676
Transportation and Delivery Expenses	1,326

534	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rent/Lease Expenses	6,442
Subscription Expenses	4,000
Donations	10

Total Maintenance and Other Operating Expenses	2,456,741

Total Current Operating Expenditures	3,247,223

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	26,906
Transportation Equipment Outlay	13,500

Total Capital Outlays	40,406

TOTAL NEW APPROPRIATIONS	3,287,629

R. NATIONAL SECURITY COUNCIL

For general administration and support, support to operations, and operations, as indicated hereunder	₱	829,889,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	87,442,000	₱	160,863,000	₱	28,894,000	₱	277,199,000
Support to Operations		14,997,000		100,864,000		176,462,000		292,323,000
Operations		40,513,000		214,354,000		5,500,000		260,367,000

NATIONAL SECURITY POLICY ADVISORY PROGRAM		31,895,000		167,303,000		5,000,000		204,198,000
NATIONAL SECURITY MANAGEMENT PROGRAM		8,618,000		47,051,000		500,000		56,169,000

TOTAL NEW APPROPRIATIONS	₱	142,952,000	₱	476,081,000	₱	210,856,000	₱	829,889,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Security Council (NSC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) NSC’s website.

The NSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	535
OTHER EXECUTIVE OFFICES

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	87,442,000	₱	160,863,000	₱	28,894,000	₱	277,199,000

Sub-total, General Administration and Support		87,442,000		160,863,000		28,894,000		277,199,000

Support to Operations
Information and communications technology management services		9,379,000		86,541,000		167,077,000		262,997,000
Agency planning and management services		2,109,000		13,128,000		9,385,000		24,622,000
Legislative and legal services		3,509,000		1,195,000				4,704,000

Sub-total, Support to Operations		14,997,000		100,864,000		176,462,000		292,323,000

Operations
NATIONAL SECURITY POLICY ADVISORY PROGRAM		31,895,000		167,303,000		5,000,000		204,198,000

National Security Strategic Planning		5,508,000		32,996,000				38,504,000
National Security Policy and Strategic Studies		16,579,000		134,307,000		5,000,000		155,886,000
National Security Situational Awareness		9,808,000						9,808,000
NATIONAL SECURITY MANAGEMENT PROGRAM		8,618,000		47,051,000		500,000		56,169,000

Guidance and supervision to the NICA and the Intelligence Community		2,437,000		7,333,000				9,770,000
Crisis Management Support Services		2,859,000		39,718,000		500,000		43,077,000
Secretariat support to the National Security Council and Cabinet Cluster for Security, Justice and Peace, and other meetings of the NSC Secretariat		3,322,000						3,322,000

Sub-total, Operations		40,513,000		214,354,000		5,500,000		260,367,000

TOTAL NEW APPROPRIATIONS	₱	142,952,000	₱	476,081,000	₱	210,856,000	₱	829,889,000

536	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures

Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	83,933
Creation of New Positions	30,413

Total Permanent Positions	114,346

Other Compensation Common to All
Personnel Economic Relief Allowance	2,568
Representation Allowance	2,448
Transportation Allowance	2,448
Clothing and Uniform Allowance	642
Mid-Year Bonus - Civilian	6,993
Year End Bonus	6,993
Cash Gift	535
Productivity Enhancement Incentive	535
Step Increment	210

Total Other Compensation Common to All	23,372

Other Benefits
PAG-IBIG Contributions	129
PhilHealth Contributions	1,563
Employees Compensation Insurance Premiums	129

Total Other Benefits	1,821

Non-Permanent Positions	3,413

Total Personnel Services	142,952

Maintenance and Other Operating Expenses
Travelling Expenses	16,705
Training and Scholarship Expenses	5,220
Supplies and Materials Expenses	29,575
Utility Expenses	5,459
Communication Expenses	33,144
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	250,000
Extraordinary and Miscellaneous Expenses	2,797
Professional Services	38,242
Repairs and Maintenance	7,287
Taxes, Insurance Premiums and Other Fees	1,250
Other Maintenance and Operating Expenses
Representation Expenses	29,652
Rent/Lease Expenses	912
Subscription Expenses	6,150
Other Maintenance and Operating Expenses	49,688

Total Maintenance and Other Operating Expenses	476,081

Total Current Operating Expenditures	619,033

DECEMBER 25, 2023	OFFICIAL GAZETTE	537
OTHER EXECUTIVE OFFICES

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	133,000
Machinery and Equipment Outlay	51,962
Transportation Equipment Outlay	10,846
Furniture, Fixtures and Books Outlay	15,048

Total Capital Outlays	210,856

TOTAL NEW APPROPRIATIONS	829,889

S. OFFICE OF THE PRESIDENTIAL ADVISER ON PEACE, RECONCILIATION AND UNITY

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	6,997,185,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	81,970,000	₱	138,250,000	₱	32,676,000	₱	252,896,000
Operations		99,913,000		360,009,000				459,922,000

TECHNICAL ADVISORY AND SUPPORT SERVICES ON THE COMPREHENSIVE PEACE PROCESS PROGRAM		99,913,000		360,009,000				459,922,000

Total, Regular Programs		181,883,000		498,259,000		32,676,000		712,818,000

B. PROJECT(S)
Locally-Funded Project(s)		28,686,000		1,307,241,000		4,948,440,000		6,284,367,000

Total, Project(s)		28,686,000		1,307,241,000		4,948,440,000		6,284,367,000

TOTAL NEW APPROPRIATIONS	₱	210,569,000	₱	1,805,500,000	₱	4,981,116,000	₱	6,997,185,000

Special Provision(s)

1. PAyapa at MAsaganang PamayaNAn Program. The Office of the Presidential Adviser on Peace, Reconciliation and Unity (OPAPRU) shall validate the quarterly reports on the status of the implementation of the PAyapa at MAsaganang PamayaNAn (PAMANA) Program within ten (10) calendar days from the submission thereof by the following implementing agencies and evaluate the progress, results and outcome of the Program to ensure its proper implementation:

Implementing Agency	Amount
DSWD	₱	900,112,000
NCIP		57,120,000
PHILHEALTH		61,299,000

538	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

2. Implementation of PAMANA Program. The amount of Five Billion Two Hundred Fifty Eight Million Two Hundred Thousand Pesos (₱5,258,200,000) appropriated herein for the PAMANA Program shall be used exclusively by OPAPRU to implement the following projects in conflict-affected and conflict-vulnerable areas:

Project Type	Project Cost
Social Protection	₱	258,200,000
Roads		3,684,500,000
Bridge		340,000,000
Road and Bridge		98,500,000
Agricultural Productivity		115,000,000
Community Infrastructure		207,000,000
Housing		180,000,000
Water Supply Systems		300,000,000
Implementation Support		75,000,000

Total	₱	5,258,200,000

In no case shall these amounts be used for any purpose other than those specifically identified herein.

Of the Five Billion Pesos (₱5,000,000,000) allotted above for infrastructure projects, the OPAPRU shall be allowed to utilize not more than one and a half percent (1.5%) equivalent to Seventy Five Million Pesos (₱75,000,000) as implementation support, particularly for coordination, monitoring, and evaluation activities. The said amount will be utilized as follows:

MOOE		51,560,000
CO		23,440,000

Total	₱	75,000,000

In the implementation of the projects, the OPAPRU may enter into a MOA with the DPWH, or other appropriate government agency, or LGU with capability to implement the project, subject to Section 93 of the General Provisions in this Act.

3. Normalization Program in the Bangsamoro. The amount of Nine Hundred One Million Six Hundred Eighteen Thousand Pesos (₱901,618,000) appropriated herein shall be used exclusively for the implementation of the Normalization Program in the Bangsamoro, subject to the execution of a MOA between the OPAPRU and the National Government Agency concerned, particularly, DSWD, AFP, and PNP.

4. Government of the Philippines-Moro National Liberation Front Peace Process Program. The amount of Thirty Six Million Eighty Thousand Pesos (₱36,080,000) appropriated herein shall be used exclusively for the socio-economic development assistance to the former Moro National Liberation Front (MNLF) combatants in pursuit of the Government of the Philippines-MNLF Peace Process Program, subject to the execution of a MOA between the OPAPRU and the DSWD.

5. Establishment and Operationalization of the National Amnesty Commission (NAC). The amount of Eighty Eight Million Four Hundred Sixty Nine Thousand Pesos (₱88,469,000) appropriated herein under the Locally-Funded Project(s) shall be lodged directly under the NAC created by virtue of E.O. No. 125, s. 2021 and be used exclusively for the Operationalization and Implementation of the programs, activities and projects of the NAC.

6. Reporting and Posting Requirements. The OPAPRU shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) OPAPRU’s website.

The OPAPRU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	81,598,000	₱	138,250,000	₱	32,676,000	₱	252,524,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	539
OTHER EXECUTIVE OFFICES

Administration of Personnel Benefits		372,000						372,000

Sub-total, General Administration and Support		81,970,000		138,250,000		32,676,000		252,896,000

Operations
TECHNICAL ADVISORY AND SUPPORT SERVICES ON THE COMPREHENSIVE PEACE PROCESS PROGRAM		99,913,000		360,009,000				459,922,000

Management and Supervision of the Comprehensive Peace Process		99,913,000		360,009,000				459,922,000

Sub-total, Operations		99,913,000		360,009,000				459,922,000

Total, Regular Programs		181,883,000		498,259,000		32,676,000		712,818,000

PROJECT(S)
Locally-Funded Project(s)
Normalization Program in the Bangsamoro		17,480,000		884,138,000				901,618,000
PAMANA Program				309,760,000		4,948,440,000		5,258,200,000
Government of the Philippines - Moro National Liberation Front Peace Process Program				36,080,000				36,080,000
Establishment and Operationalization of the National Amnesty Commission (NAC)		11,206,000		77,263,000				88,469,000

Sub-total, Locally-Funded Project(s)		28,686,000		1,307,241,000		4,948,440,000		6,284,367,000

Total, Project(s)		28,686,000		1,307,241,000		4,948,440,000		6,284,367,000

TOTAL NEW APPROPRIATIONS	₱	210,569,000	₱	1,805,500,000	₱	4,981,116,000	₱	6,997,185,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Benefits
Terminal Leave	372

Total Other Benefits	372

Non-Permanent Positions	210,197

Total Personnel Services	210,569

Maintenance and Other Operating Expenses
Travelling Expenses	76,512

540	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Training and Scholarship Expenses	16,066
Supplies and Materials Expenses	48,017
Utility Expenses	13,677
Communication Expenses	10,202
Awards/Rewards and Prizes	45
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	54,000
Extraordinary and Miscellaneous Expenses	4,327
Professional Services	219,114
General Services	8,816
Repairs and Maintenance	4,879
Financial Assistance/Subsidy	1,196,225
Taxes, Insurance Premiums and Other Fees	1,368
Other Maintenance and Operating Expenses
Advertising Expenses	49
Printing and Publication Expenses	5,453
Representation Expenses	75,407
Transportation and Delivery Expenses	133
Rent/Lease Expenses	66,304
Subscription Expenses	2,765
Bank Transaction Fee	271
Other Maintenance and Operating Expenses	1,870

Total Maintenance and Other Operating Expenses	1,805,500

Total Current Operating Expenditures	2,016,069

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	4,925,000
Machinery and Equipment Outlay	18,440
Transportation Equipment Outlay	37,676

Total Capital Outlays	4,981,116

TOTAL NEW APPROPRIATIONS	6,997,185

T. OPTICAL MEDIA BOARD

For general administration and support, and operations, as indicated hereunder	₱	64,240,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	15,505,000	₱	10,836,000		₱	26,341,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	541
OTHER EXECUTIVE OFFICES

Operations		28,080,000		9,819,000		37,899,000

OPTICAL MEDIA INDUSTRY REGULATORY PROGRAM		28,080,000		9,819,000		37,899,000

TOTAL NEW APPROPRIATIONS	₱	43,585,000	₱	20,655,000	₱	64,240,000

Special Provision(s)

1. Reporting and Posting Requirements. The Optical Media Board (OMB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) OMB’s website.

The OMB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	14,745,000	₱	10,836,000		₱	25,581,000
Administration of Personnel Benefits		760,000					760,000

Sub-total, General Administration and Support		15,505,000		10,836,000			26,341,000

Operations
OPTICAL MEDIA INDUSTRY REGULATORY PROGRAM		28,080,000		9,819,000			37,899,000

Regulatory Services for Optical Media Industry		28,080,000		9,819,000			37,899,000

Sub-total, Operations		28,080,000		9,819,000			37,899,000

TOTAL NEW APPROPRIATIONS	₱	43,585,000	₱	20,655,000		₱	64,240,000

542	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	32,341

Total Permanent Positions	32,341

Other Compensation Common to All
Personnel Economic Relief Allowance	1,584
Representation Allowance	390
Transportation Allowance	390
Clothing and Uniform Allowance	396
Honoraria	684
Mid-Year Bonus - Civilian	2,695
Year End Bonus	2,695
Cash Gift	330
Productivity Enhancement Incentive	330
Step Increment	81

Total Other Compensation Common to All	9,575

Other Benefits
PAG-IBIG Contributions	79
PhilHealth Contributions	691
Employees Compensation Insurance Premiums	79
Loyalty Award - Civilian	60
Terminal Leave	760

Total Other Benefits	1,669

Total Personnel Services	43,585

Maintenance and Other Operating Expenses
Travelling Expenses	4,167
Training and Scholarship Expenses	2,252
Supplies and Materials Expenses	2,712
Utility Expenses	1,720
Communication Expenses	619
Awards/Rewards and Prizes	150
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	150
Professional Services	1,404
General Services	1,948
Repairs and Maintenance	2,215
Taxes, Insurance Premiums and Other Fees	471
Other Maintenance and Operating Expenses
Representation Expenses	2,501
Rent/Lease Expenses	270
Subscription Expenses	66
Other Maintenance and Operating Expenses	10

Total Maintenance and Other Operating Expenses	20,655

Total Current Operating Expenditures	64,240

TOTAL NEW APPROPRIATIONS	64,240

DECEMBER 25, 2023	OFFICIAL GAZETTE	543
OTHER EXECUTIVE OFFICES

U. PHILIPPINE COMPETITION COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	518,152,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	113,019,000	₱	155,761,000	₱	4,500,000	₱	273,280,000
Operations		129,744,000		115,052,000				244,796,000

COMPETITION POLICY ENFORCEMENT PROGRAM		129,744,000		115,052,000				244,796,000

Total, Regular Programs		242,763,000		270,813,000		4,500,000		518,076,000

B. PROJECT(S)
Foreign-Assisted Project(s)		16,000		60,000				76,000

Total, Project(s)		16,000		60,000				76,000

TOTAL NEW APPROPRIATIONS	₱	242,779,000	₱	270,873,000	₱	4,500,000	₱	518,152,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Competition Commission (PCC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PCC’s website.

The PCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	113,019,000	₱	155,761,000	₱	4,500,000	₱	273,280,000

Sub-total, General Administration and Support		113,019,000		155,761,000		4,500,000		273,280,000

544	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Operations
COMPETITION POLICY ENFORCEMENT PROGRAM		129,744,000		115,052,000				244,796,000

Enforcement of Rules and Regulations, Review of Mergers and Acquisition, and Policy Research and Advocacy/Capacity Building Program		129,744,000		115,052,000				244,796,000

Sub-total, Operations		129,744,000		115,052,000				244,796,000

Total, Regular Program(s)		242,763,000		270,813,000		4,500,000		518,076,000

PROJECT(S)
Foreign-Assisted Project(s)
Capacity Building to Foster Competition		16,000		60,000				76,000

GOP Counterpart		16,000		60,000				76,000

Sub-total, Foreign Assisted Projects		16,000		60,000				76,000

Sub-total, Project(s)		16,000		60,000				76,000

TOTAL NEW APPROPRIATIONS	₱	242,779,000	₱	270,873,000	₱	4,500,000	₱	518,152,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	189,713

Total Permanent Positions	189,713

Other Compensation Common to All
Personnel Economic Relief Allowance	5,856
Representation Allowance	3,324
Transportation Allowance	3,325
Clothing and Uniform Allowance	1,464
Honoraria	16
Mid-Year Bonus - Civilian	15,809
Year End Bonus	15,809
Cash Gift	1,220
Productivity Enhancement Incentive	1,340
Step Increment	304

Total Other Compensation Common to All	48,467

Other Benefits
PAG-IBIG Contributions	293

DECEMBER 25, 2023	OFFICIAL GAZETTE	545
OTHER EXECUTIVE OFFICES

PhilHealth Contributions		3,983
Employees Compensation Insurance Premiums		293
Loyalty Award - Civilian		30

Total Other Benefits		4,599

Total Personnel Services		242,779

Maintenance and Other Operating Expenses
Travelling Expenses		13,739
Training and Scholarship Expenses		10,497
Supplies and Materials Expenses		8,589
Utility Expenses		7,204
Communication Expenses		6,496
Survey, Research, Exploration and Development Expenses		6,271
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses		2,246
Professional Services		51,008
General Services		21,552
Repairs and Maintenance		11,163
Taxes, Insurance Premiums and Other Fees		4,905
Other Maintenance and Operating Expenses
Advertising Expenses		157
Printing and Publication Expenses		648
Representation Expenses		8,798
Rent/Lease Expenses		70,985
Membership Dues and Contributions to Organizations		5
Subscription Expenses		21,610
Other Maintenance and Operating Expenses		25,000

Total Maintenance and Other Operating Expenses		270,873

Total Current Operating Expenditures		513,652

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay		4,500

Total Capital Outlays		4,500

TOTAL NEW APPROPRIATIONS		518,152

V. PHILIPPINE DRUG ENFORCEMENT AGENCY

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	3,818,789,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	133,991,000	₱	113,368,000	₱	56,250,000	₱	303,609,000

546	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Operations		1,667,681,000		1,111,969,000		111,116,000		2,890,766,000

DANGEROUS DRUGS SUPPLY REDUCTION AND SUPPRESSION PROGRAM		1,667,681,000		1,111,969,000		111,116,000		2,890,766,000

Total, Regular Programs		1,801,672,000		1,225,337,000		167,366,000		3,194,375,000

B. PROJECTS
Locally-Funded Project(s)				3,140,000		621,274,000		624,414,000

Total, Project(s)				3,140,000		621,274,000		624,414,000

TOTAL NEW APPROPRIATIONS	₱	1,801,672,000	₱	1,228,477,000	₱	788,640,000	₱	3,818,789,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Drug Enforcement Agency (PDEA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PDEA’s website.

The PDEA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	132,852,000	₱	113,368,000	₱	56,250,000	₱	302,470,000

National Capital Region (NCR)		132,852,000		113,368,000		56,250,000		302,470,000

Central Office		132,852,000		113,368,000		56,250,000		302,470,000
Administration of Personnel Benefits		1,139,000						1,139,000

National Capital Region (NCR)		1,139,000						1,139,000

Central Office		1,139,000						1,139,000

Sub-total, General Administration and Support		133,991,000		113,368,000		56,250,000		303,609,000

Operations
DANGEROUS DRUGS SUPPLY REDUCTION AND SUPPRESSION PROGRAM		1,667,681,000		1,111,969,000		111,116,000		2,890,766,000

Operations planning, support and supervision services		213,585,000		56,827,000				270,412,000

National Capital Region (NCR)		213,585,000		56,827,000				270,412,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	547
OTHER EXECUTIVE OFFICES

Central Office		213,585,000		56,827,000				270,412,000
Anti-Drug Operations		1,454,096,000		1,055,142,000		111,116,000		2,620,354,000

National Capital Region (NCR)		1,454,096,000		1,055,142,000		111,116,000		2,620,354,000

Central Office		1,454,096,000		1,055,142,000		111,116,000		2,620,354,000

Sub-total, Operations		1,667,681,000		1,111,969,000		111,116,000		2,890,766,000

Total, Regular Programs		1,801,672,000		1,225,337,000		167,366,000		3,194,375,000

PROJECT(S)
Locally-Funded Project(s)
Establishment of PDEA Academy						500,000,000		500,000,000
Narcotic Detection Dog Breeding Program (Continuing Program)				3,140,000		4,474,000		7,614,000
Strengthening the Transportation Capability of PDEA Interdiction Units						116,800,000		116,800,000

Sub-total, Locally-Funded Project(s)				3,140,000		621,274,000		624,414,000

Total, Project(s)				3,140,000		621,274,000		624,414,000

TOTAL NEW APPROPRIATIONS	₱	1,801,672,000	₱	1,228,477,000	₱	788,640,000	₱	3,818,789,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,334,239

Total Permanent Positions	1,334,239

Other Compensation Common to All
Personnel Economic Relief Allowance	69,432
Representation Allowance	13,932
Transportation Allowance	13,932
Clothing and Uniform Allowance	17,358
Mid-Year Bonus - Civilian	111,186
Year End Bonus	111,186
Cash Gift	14,465
Productivity Enhancement Incentive	14,465
Step Increment	3,342

Total Other Compensation Common to All	369,298

548	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	75
Magna Carta for Science & Technology Personnel	9,666
Hazard Duty Pay	49,008
Special Counsel Allowance	1,000

Total Other Compensation for Specific Groups	59,749

Other Benefits
PAG-IBIG Contributions	3,472
PhilHealth Contributions	29,328
Employees Compensation Insurance Premiums	3,472
Loyalty Award - Civilian	975
Terminal Leave	1,139

Total Other Benefits	38,386

Total Personnel Services	1,801,672

Maintenance and Other Operating Expenses
Travelling Expenses	23,218
Training and Scholarship Expenses	36,055
Supplies and Materials Expenses	275,365
Utility Expenses	23,583
Communication Expenses	14,940
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	500,000
Extraordinary and Miscellaneous Expenses	2,700
Professional Services	18,553
General Services	23,153
Repairs and Maintenance	23,219
Taxes, Insurance Premiums and Other Fees	380
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,640
Representation Expenses	204,188
Rent/Lease Expenses	68,432
Subscription Expenses	8,861
Other Maintenance and Operating Expenses	1,190

Total Maintenance and Other Operating Expenses	1,228,477

Total Current Operating Expenditures	3,030,149

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	3,600
Buildings and Other Structures	500,000
Machinery and Equipment Outlay	107,516
Transportation Equipment Outlay	176,750
Biological Assets Outlay	774

Total Capital Outlays	788,640

TOTAL NEW APPROPRIATIONS	3,818,789

DECEMBER 25, 2023	OFFICIAL GAZETTE	549
OTHER EXECUTIVE OFFICES

W. PHILIPPINE RACING COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	183,232,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	19,025,000	₱	9,977,000	₱	210,000	₱	29,212,000
Operations		25,171,000		128,849,000				154,020,000

HORSE RACING INCENTIVE PROGRAM				122,105,000				122,105,000
HORSE RACING REGULATORY PROGRAM		25,171,000		6,744,000				31,915,000

TOTAL NEW APPROPRIATIONS	₱	44,196,000	₱	138,826,000	₱	210,000	₱	183,232,000

Special Provision(s)

1. Trust Receipts on Share from Breakages. Breakages or the fraction of ten (10) centavos eliminated from the dividends paid to the winning tickets remitted by the Metro Manila Turf Club, Inc. under R.A. No. 7978, as amended, shall be used exclusively for the payment of additional prizes for races sponsored by the Philippine Racing Commission (PhilRaCom) and for the necessary Capital Outlays and other expenses relative to the horse-breeding activities of the Commission. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

2. Reporting and Posting Requirements. The PhilRaCom shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) PhilRaCom’s website.

The PhilRaCom shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,025,000	₱	9,977,000	₱	210,000	₱	29,212,000

Sub-total, General Administration and Support		19,025,000		9,977,000		210,000		29,212,000

Operations
HORSE RACING INCENTIVE PROGRAM				122,105,000				122,105,000

550	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Granting of racing incentives for the promotion of racing industry including prizes in stakes races				122,105,000				122,105,000
HORSE RACING REGULATORY PROGRAM		25,171,000		6,744,000				31,915,000

Formulation and implementation of policies and rules on horse racing and regulation of horse racing operations		25,171,000		6,744,000				31,915,000

Sub-total, Operations		25,171,000		128,849,000				154,020,000

TOTAL NEW APPROPRIATIONS	₱	44,196,000	₱	138,826,000	₱	210,000	₱	183,232,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	32,523

Total Permanent Positions	32,523

Other Compensation Common to All
Personnel Economic Relief Allowance	1,680
Representation Allowance	408
Transportation Allowance	408
Clothing and Uniform Allowance	420
Mid-Year Bonus - Civilian	2,710
Year End Bonus	2,710
Cash Gift	350
Per Diems	1,441
Productivity Enhancement Incentive	350
Step Increment	81

Total Other Compensation Common to All	10,558

Other Compensation for Specific Groups
Anniversary Bonus - Civilian	210

Total Other Compensation for Specific Groups	210

Other Benefits
PAG-IBIG Contributions	84
PhilHealth Contributions	707
Employees Compensation Insurance Premiums	84
Loyalty Award - Civilian	30

Total Other Benefits	905

DECEMBER 25, 2023	OFFICIAL GAZETTE	551
OTHER EXECUTIVE OFFICES

Total Personnel Services	44,196

Maintenance and Other Operating Expenses
Travelling Expenses	1,600
Training and Scholarship Expenses	300
Supplies and Materials Expenses	5,860
Utility Expenses	1,214
Communication Expenses	1,625
Awards/Rewards and Prizes	122,105
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	200
Professional Services	1,490
General Services	700
Taxes, Insurance Premiums and Other Fees	150
Other Maintenance and Operating Expenses
Printing and Publication Expenses	100
Representation Expenses	1,300
Rent/Lease Expenses	1,000
Subscription Expenses	62
Other Maintenance and Operating Expenses	1,120

Total Maintenance and Other Operating Expenses	138,826

Total Current Operating Expenditures	183,022

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	210

Total Capital Outlays	210

TOTAL NEW APPROPRIATIONS	183,232

X. PHILIPPINE SPACE AGENCY

For general administration and support, and operations, as indicated hereunder	₱	1,750,455,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	35,533,000	₱	148,749,000	₱	10,909,000	₱	195,191,000
Operations		67,334,000		1,393,688,000		94,242,000		1,555,264,000

SPACE SCIENCE AND TECHNOLOGY APPLICATION (SSTA) PROGRAM		67,334,000		1,393,688,000		94,242,000		1,555,264,000

TOTAL NEW APPROPRIATIONS	₱	102,867,000	₱	1,542,437,000	₱	105,151,000	₱	1,750,455,000

552	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Space Agency (PhilSA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PhilSA’s website.

The PhilSA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	35,533,000	₱	148,749,000	₱	10,909,000	₱	195,191,000

Sub-total, General Administration and Support		35,533,000		148,749,000		10,909,000		195,191,000

Operations
SPACE SCIENCE AND TECHNOLOGY APPLICATION (SSTA) PROGRAM		67,334,000		1,393,688,000		94,242,000		1,555,264,000

Research and development and capacity building		25,667,000		1,358,588,000		12,384,000		1,396,639,000
Technical Operations and Services		29,432,000		29,456,000		80,625,000		139,513,000
Promotion, Policy Planning and International Cooperation		12,235,000		5,644,000		1,233,000		19,112,000

Sub-total, Operations		67,334,000		1,393,688,000		94,242,000		1,555,264,000

TOTAL NEW APPROPRIATIONS	₱	102,867,000	₱	1,542,437,000	₱	105,151,000	₱	1,750,455,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	79,993

Total Permanent Positions	79,993

DECEMBER 25, 2023	OFFICIAL GAZETTE	553
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	2,832
Representation Allowance	1,326
Transportation Allowance	1,326
Clothing and Uniform Allowance	708
Mid-Year Bonus - Civilian	6,666
Year End Bonus	6,666
Cash Gift	590
Productivity Enhancement Incentive	590
Step Increment	199

Total Other Compensation Common to All	20,903

Other Benefits
PAG-IBIG Contributions	141
PhilHealth Contributions	1,659
Employees Compensation Insurance Premiums	141
Loyalty Award - Civilian	30

Total Other Benefits	1,971

Total Personnel Services	102,867

Maintenance and Other Operating Expenses
Travelling Expenses	10,986
Training and Scholarship Expenses	16,602
Supplies and Materials Expenses	9,847
Utility Expenses	2,975
Communication Expenses	14,916
Awards/Rewards and Prizes	235
Survey, Research, Exploration and Development Expenses	1,318,986
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,761
Professional Services	15,438
General Services	2,000
Repairs and Maintenance	2,000
Financial Assistance/Subsidy	38,900
Taxes, Insurance Premiums and Other Fees	2,233
Other Maintenance and Operating Expenses
Printing and Publication Expenses	250
Representation Expenses	815
Rent/Lease Expenses	69,937
Subscription Expenses	34,556

Total Maintenance and Other Operating Expenses	1,542,437

Total Current Operating Expenditures	1,645,304

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	105,151

Total Capital Outlays	105,151

TOTAL NEW APPROPRIATIONS	1,750,455

554	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Y. PHILIPPINE SPORTS COMMISSION

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	1,156,452,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	38,699,000	₱	44,269,000	₱	20,000,000	₱	102,968,000
Operations		30,525,000		270,817,000				301,342,000

AMATEUR SPORTS DEVELOPMENT PROGRAM		30,525,000		270,817,000				301,342,000

Total, Regular Program		69,224,000		315,086,000		20,000,000		404,310,000

B. PROJECTS
Locally-Funded Project(s)				477,142,000		275,000,000		752,142,000

Total, Project(s)				477,142,000		275,000,000		752,142,000

TOTAL NEW APPROPRIATIONS	₱	69,224,000	₱	792,228,000	₱	295,000,000	₱	1,156,452,000

Special Provision(s)

1. National Sports Development Fund. In addition to the amounts appropriated herein, the National Sports Development Fund (NSDF) shall be used for the National Sports Development Program sourced from the following, in accordance with Section 26 of R.A. No. 6847:

(a)

Twenty Nine Million Eight Hundred Twenty Six Thousand Pesos (₱29,826,000) from taxes on horse races during special holidays, share from all taxes collected on imported athletic equipment and proceeds from the sale of stamps depicting sports events. Said amount shall be deposited with the National Treasury and released subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987; and

(b)

Proceeds of sweepstakes or lottery draws of the PCSO and the Philippine Sports Commission’s (PSC) share from the gross income of the PAGCOR which shall be deposited with an authorized government depository bank.

The NSDF shall likewise be used for the following purposes:

(a)	At least Six Million Pesos (₱6,000,000) for the research, promotion, development and implementation of Sports Science and Sports Medicine in the country;

(b)	Assistance to national sports associations, private associations and entities, civil service organizations and individuals relative to the implementation of the National Physical Fitness and Sports;

(c)

Training and preparation of national athletes and coaches, as well as the selection of individual athletes at the elementary and high school levels for individual sports events and for maintenance of the training venues for the national athletes and coaches; and

(d)	Payment of cash incentives and retirement benefits to national athletes and coaches in accordance with the provisions of R.A. No. 10699.

In no case shall the foregoing amounts be used for any other purpose.

2. Appropriations for the Philippine Sports Commission. The amounts appropriated herein shall be used for the following:

(a)	One Hundred Twelve Million Three Hundred Sixty Thousand Pesos (₱112,360,000) for Amateur Sports Promotion and Development;

(b)	One Hundred Eighty Eight Million Nine Hundred Eighty Two Thousand Pesos (₱188,982,000) for Grassroots Centerpiece Program; and

(c)	One Hundred Two Million Nine Hundred Sixty Eight Thousand Pesos (₱102,968,000) for General Administration and Support.

In no case shall said amounts be used as assistance to national sports associations and entities, civil service organizations, and individuals.

DECEMBER 25, 2023	OFFICIAL GAZETTE	555
OTHER EXECUTIVE OFFICES

3. Basic and Meal Allowances of Athletes. The PSC shall ensure that all qualified national athletes are uniformly granted basic and meal allowances which should be charged against the NSDF. For this purpose, regular national athletes shall receive the following monthly basic allowance based on their classification:

(a)	Class A - Thirty Thousand Pesos (₱30,000);

(b)	Class B - Twenty Seven Thousand Pesos (₱27,000);

(c)	Class C - (i) Silver Medalist - Twenty Four Thousand Pesos (₱24,000); and (ii) Bronze Medalist - Twenty One Thousand Pesos (₱21,000);

(d)	Team Sports - Seventeen Thousand Pesos (₱17,000); and

(e)	Training Pool - (i) Non-medalist/downgraded - Twelve Thousand Six Hundred Pesos (₱12,600); and (ii) New Entries/Alternates/Sparring Partners -Ten Thousand Two Hundred Pesos (₱10,200)

For athletes who garnered medals during international competition for the year shall be allowed the following allowance scheme under the Priority Athletes Program of the Commission, with the following rates:

(a)	Platinum - Forty Five Thousand Pesos (₱45,000);

(b)	Priority A - Forty Three Thousand Pesos (₱43,000);

(c)	Priority B - Thirty Six Thousand Pesos (₱36,000); and

(d)	Priority C - Thirty Three Thousand Pesos (₱33,000).

The scheme shall cover athletes who are qualified and endorsed by their respective National Sports Associations to be part of the said program.

Implementation of this provision shall be in accordance with PSC Resolution No. 400-2019 dated March 21, 2019, PSC Board Resolution No. 493-2020 dated March 2, 2020, and such other guidelines that may be issued for the purpose.

4. Reporting and Posting Requirements. The PSC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PSC’s website.

The PSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	38,442,000	₱	44,269,000	₱	20,000,000	₱	102,711,000
Administration of Personnel Benefits		257,000						257,000

Sub-total, General Administration and Support		38,699,000		44,269,000		20,000,000		102,968,000

Operations
AMATEUR SPORTS DEVELOPMENT PROGRAM		30,525,000		270,817,000				301,342,000

Policy and Program Formulation and Amateur Sport Development and Promotion		30,525,000		81,835,000				112,360,000
National Sport for All-Grassroot Centerpiece Program				188,982,000				188,982,000

Sub-total, Operations		30,525,000		270,817,000				301,342,000

Total, Regular Program		69,224,000		315,086,000		20,000,000		404,310,000

556	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

PROJECT(S)
Locally-Funded Project(s)
Rehabilitation of Rizal Memorial Sports Complex						200,000,000		200,000,000
Rehabilitation and Upgrading of Philsports Complex						75,000,000		75,000,000
Preparation, Training and Participation in the 2024 Olympic Games				52,000,000				52,000,000
Preparation, Training and Participation in the Winter Youth Olympics				15,000,000				15,000,000
Preparation, Training and Participation in the Paralympic Paris 2024				15,000,000				15,000,000
Philippine National Para Games				10,000,000				10,000,000
Financial Assistance to Athletes including Community Sports Development, and Sports Activities				174,235,000				174,235,000
Philippine National Anti-Doping Organization				10,000,000				10,000,000
Brunei Darussalam-Indonesia-Malaysia-Philippines East ASEAN Growth Area (BIMP-EAGA) Games				30,000,000				30,000,000
Indigenous Peoples Games				10,000,000				10,000,000
Support to Volleyball Nations League 2024				80,000,000				80,000,000
Support to Volleyball World Beach Pro Tour Challenge				10,000,000				10,000,000
ROTC Games				65,907,000				65,907,000
Support to Samahang Kickboxing ng Pilipinas				5,000,000				5,000,000

Sub-total, Locally-Funded Project(s)				477,142,000		275,000,000		752,142,000

Total, Project(s)				477,142,000		275,000,000		752,142,000

TOTAL NEW APPROPRIATIONS	₱	69,224,000	₱	792,228,000	₱	295,000,000	₱	1,156,452,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								52,574

Total Permanent Positions								52,574

DECEMBER 25, 2023	OFFICIAL GAZETTE	557
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	2,400
Representation Allowance	1,116
Transportation Allowance	1,056
Clothing and Uniform Allowance	600
Mid-Year Bonus - Civilian	4,381
Year End Bonus	4,381
Cash Gift	500
Productivity Enhancement Incentive	500
Step Increment	132

Total Other Compensation Common to All	15,066

Other Benefits
PAG-IBIG Contributions	120
PhilHealth Contributions	1,042
Employees Compensation Insurance Premiums	120
Loyalty Award - Civilian	45
Terminal Leave	257

Total Other Benefits	1,584

Total Personnel Services	69,224

Maintenance and Other Operating Expenses
Travelling Expenses	20,500
Training and Scholarship Expenses	25,500
Supplies and Materials Expenses	20,191
Utility Expenses	20,100
Communication Expenses	2,135
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	800
General Services	35,000
Repairs and Maintenance	300
Financial Assistance / Subsidy	174,235
Taxes, Insurance Premiums and Other Fees	500
Other Maintenance and Operating Expenses
Advertising Expenses	500
Transportation and Delivery Expenses	400
Rents/Lease Expenses	2,100
Subscription Expenses	200
Other Maintenance and Operating Expenses	489,767

Total Maintenance and Other Operating Expenses	792,228

Total Current Operating Expenditures	861,452

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	275,000
Machinery and Equipment Outlay	10,000

558	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Intangible Assets Outlay	10,000

Total Capital Outlays	295,000

TOTAL NEW APPROPRIATIONS	1,156,452

Z. PRESIDENTIAL LEGISLATIVE LIAISON OFFICE

For general administration and support, and operations, as indicated hereunder	₱	128,851,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	15,522,000	₱	15,037,000	₱	5,000,000	₱	35,559,000
Operations		39,253,000		49,039,000		5,000,000		93,292,000

LEGISLATIVE POLICY REFORMS AND DEVELOPMENT PROGRAM		39,253,000		49,039,000		5,000,000		93,292,000

TOTAL NEW APPROPRIATIONS	₱	54,775,000	₱	64,076,000	₱	10,000,000	₱	128,851,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Legislative Liaison Office (PLLO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PLLO’s website.

The PLLO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	15,422,000	₱	15,037,000	₱	5,000,000	₱	35,459,000
Administration of Personnel Benefits		100,000						100,000

Sub-total, General Administration and Support		15,522,000		15,037,000		5,000,000		35,559,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	559
OTHER EXECUTIVE OFFICES

Operations
LEGISLATIVE POLICY REFORMS AND DEVELOPMENT PROGRAM		39,253,000		49,039,000		5,000,000		93,292,000

Formulation and implementation of advocacy strategies and strategic interventions towards stakeholders consensus-building on congressional initiatives consistent with the policy reform and development programs of the Administration		39,253,000		49,039,000		5,000,000		93,292,000

Sub-total, Operations		39,253,000		49,039,000		5,000,000		93,292,000

TOTAL NEW APPROPRIATIONS	₱	54,775,000	₱	64,076,000	₱	10,000,000	₱	128,851,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	41,291

Total Permanent Positions	41,291

Other Compensation Common to All
Personnel Economic Relief Allowance	1,008
Representation Allowance	1,380
Transportation Allowance	1,380
Clothing and Uniform Allowance	252
Mid-Year Bonus - Civilian	3,441
Year End Bonus	3,441
Cash Gift	210
Productivity Enhancement Incentive	210
Step Increment	103

Total Other Compensation Common to All	11,425

Other Benefits
PAG-IBIG Contributions	51
PhilHealth Contributions	704
Employees Compensation Insurance Premiums	51
Loyalty Award - Civilian	10
Terminal Leave	100

Total Other Benefits	916

Non-Permanent Positions	1,143

Total Personnel Services	54,775

560	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Maintenance and Other Operating Expenses
Travelling Expenses	6,369
Training and Scholarship Expenses	5,700
Supplies and Materials Expenses	8,955
Utility Expenses	632
Communication Expenses	3,982
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,549
Professional Services	11,347
General Services	750
Repairs and Maintenance	3,375
Taxes, Insurance Premiums and Other Fees	452
Other Maintenance and Operating Expenses
Representation Expenses	11,317
Transportation and Delivery Expenses	25
Rent/Lease Expenses	5,936
Subscription Expenses	283
Donations	100
Bank Transaction Fee	4
Other Maintenance and Operating Expenses	3,300

Total Maintenance and Other Operating Expenses	64,076

Total Current Operating Expenditures	118,851

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	5,000
Transportation Equipment Outlay	5,000

Total Capital Outlays	10,000

TOTAL NEW APPROPRIATIONS	128,851

AA. PRESIDENTIAL MANAGEMENT STAFF

For general administration and support, support to operations, and operations, as indicated hereunder	₱	812,968,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	79,968,000	₱	430,073,000	₱	34,317,000	₱	544,358,000
Support to Operations		8,691,000		6,533,000				15,224,000
Operations		144,216,000		109,170,000				253,386,000

PRESIDENTIAL STAFF SUPPORT PROGRAM		144,216,000		109,170,000				253,386,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	561
OTHER EXECUTIVE OFFICES

TOTAL NEW APPROPRIATIONS	₱	232,875,000	₱	545,776,000	₱	34,317,000	₱	812,968,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Management Staff (PMS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PMS’ website.

The PMS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	79,208,000	₱	430,073,000	₱	34,317,000	₱	543,598,000

National Capital Region (NCR)		79,208,000		430,073,000		34,317,000		543,598,000

Central Office		79,208,000		430,073,000		34,317,000		543,598,000
Administration of Personnel Benefits		760,000						760,000

National Capital Region (NCR)		760,000						760,000

Central Office		760,000						760,000

Sub-total, General Administration and Support		79,968,000		430,073,000		34,317,000		544,358,000

Support to Operations
Provision of legal and information communication technology (ICT) services		8,691,000		6,533,000				15,224,000

National Capital Region (NCR)		8,691,000		6,533,000				15,224,000

Central Office		8,691,000		6,533,000				15,224,000

Sub-total, Support to Operations		8,691,000		6,533,000				15,224,000

Operations
PRESIDENTIAL STAFF SUPPORT PROGRAM		144,216,000		109,170,000				253,386,000

Provision of decision inputs for the Presidency and the conduct of policy research and complete staff work in support of the President’s priority development agenda		55,356,000		11,094,000				66,450,000

562	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)		55,356,000		11,094,000				66,450,000

Central Office		55,356,000		11,094,000				66,450,000
Monitoring and evaluation of and facilitation work on Presidential directives, priority programs, and projects		43,713,000		70,512,000				114,225,000

National Capital Region (NCR)		43,713,000		70,512,000				114,225,000

Central Office		43,713,000		70,512,000				114,225,000
Management of Presidential engagements and provision of secretariat support to various Presidential bodies		45,147,000		27,564,000				72,711,000

National Capital Region (NCR)		45,147,000		27,564,000				72,711,000

Central Office		45,147,000		27,564,000				72,711,000

Sub-total, Operations		144,216,000		109,170,000				253,386,000

TOTAL NEW APPROPRIATIONS	₱	232,875,000	₱	545,776,000	₱	34,317,000	₱	812,968,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	178,452

Total Permanent Positions	178,452

Other Compensation Common to All
Personnel Economic Relief Allowance	6,288
Representation Allowance	4,374
Transportation Allowance	4,374
Clothing and Uniform Allowance	1,572
Mid-Year Bonus - Civilian	14,871
Year End Bonus	14,871
Cash Gift	1,310
Productivity Enhancement Incentive	1,310
Step Increment	446

Total Other Compensation Common to All	49,416

Other Benefits
PAG-IBIG Contributions	315
PhilHealth Contributions	3,452
Employees Compensation Insurance Premiums	315

DECEMBER 25, 2023	OFFICIAL GAZETTE	563
OTHER EXECUTIVE OFFICES

Loyalty Award - Civilian	165
Terminal Leave	760

Total Other Benefits	5,007

Total Personnel Services	232,875

Maintenance and Other Operating Expenses
Travelling Expenses	103,403
Training and Scholarship Expenses	8,500
Supplies and Materials Expenses	69,868
Utility Expenses	22,954
Communication Expenses	51,073
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,042
Professional Services	61,316
General Services	91,216
Repairs and Maintenance	43,505
Taxes, Insurance Premiums and Other Fees	6,425
Other Maintenance and Operating Expenses
Advertising Expenses	100
Printing and Publication Expenses	100
Representation Expenses	28,112
Rent/Lease Expenses	15,943
Membership Dues and Contributions to Organizations	40
Subscription Expenses	27,285
Other Maintenance and Operating Expenses	10,894

Total Maintenance and Other Operating Expenses	545,776

Total Current Operating Expenditures	778,651

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,337
Transportation Equipment Outlay	24,980

Total Capital Outlays	34,317

TOTAL NEW APPROPRIATIONS	812,968

564	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

OTHER EXECUTIVE OFFICES

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. ANTI-MONEY LAUNDERING COUNCIL	₱		₱	166,309,000	₱	2,900,000	₱	169,209,000
B. ANTI-RED TAPE AUTHORITY		134,173,000		330,552,000		25,282,000		490,007,000
C. CLIMATE CHANGE COMMISSION		55,484,000		119,920,000				175,404,000
D. COMMISSION ON FILIPINOS OVERSEAS		59,623,000		105,300,000		23,506,000		188,429,000
E. COMMISSION ON HIGHER EDUCATION		453,463,000		35,845,369,000		391,775,000		36,690,607,000
F. COMMISSION ON THE FILIPINO LANGUAGE		45,905,000		50,223,000				96,128,000
G. DANGEROUS DRUGS BOARD		63,646,000		249,178,000		21,830,000		334,654,000
H. ENERGY REGULATORY COMMISSION		261,008,000		576,947,000		50,438,000		888,393,000
I. FILM DEVELOPMENT COUNCIL OF THE PHILIPPINES		29,059,000		162,973,000		23,451,000		215,483,000
J. GAMES AND AMUSEMENT BOARD		76,553,000		52,825,000		1,740,000		131,118,000
K. GOVERNANCE COMMISSION FOR GOVERNMENT-OWNED OR CONTROLLED CORPORATIONS		155,038,000		119,252,000		28,475,000		302,765,000
L. MARAWI COMPENSATION BOARD		81,954,000		1,050,000,000				1,131,954,000
M. MINDANAO DEVELOPMENT AUTHORITY		99,779,000		187,942,000		27,170,000		314,891,000
N. MOVIE AND TELEVISION REVIEW AND CLASSIFICATION BOARD		44,876,000						44,876,000
O. NATIONAL COMMISSION FOR CULTURE AND THE ARTS
O.1. NATIONAL COMMISSION FOR CULTURE AND THE ARTS (PROPER)		35,551,000		448,994,000				484,545,000
O.2. NATIONAL HISTORICAL COMMISSION OF THE PHILIPPINES		97,148,000		185,687,000		50,317,000		333,152,000
O.3. NATIONAL LIBRARY OF THE PHILIPPINES		75,142,000		100,215,000		59,613,000		234,970,000
O.4. NATIONAL ARCHIVES OF THE PHILIPPINES		68,501,000		98,267,000		505,978,000		672,746,000

SUB-TOTAL, NATIONAL COMMISSION FOR CULTURE AND THE ARTS		276,342,000		833,163,000		615,908,000		1,725,413,000

P. NATIONAL COMMISSION OF SENIOR CITIZENS		49,673,000		30,226,000				79,899,000
Q. NATIONAL INTELLIGENCE COORDINATING AGENCY		790,482,000		2,456,741,000		40,406,000		3,287,629,000
R. NATIONAL SECURITY COUNCIL		142,952,000		476,081,000		210,856,000		829,889,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	565
OTHER EXECUTIVE OFFICES

S. OFFICE OF THE PRESIDENTIAL ADVISER ON PEACE, RECONCILIATION AND UNITY		210,569,000		1,805,500,000		4,981,116,000		6,997,185,000
T. OPTICAL MEDIA BOARD		43,585,000		20,655,000				64,240,000
U. PHILIPPINE COMPETITION COMMISSION		242,779,000		270,873,000		4,500,000		518,152,000
V. PHILIPPINE DRUG ENFORCEMENT AGENCY		1,801,672,000		1,228,477,000		788,640,000		3,818,789,000
W. PHILIPPINE RACING COMMISSION		44,196,000		138,826,000		210,000		183,232,000
X. PHILIPPINE SPACE AGENCY		102,867,000		1,542,437,000		105,151,000		1,750,455,000
Y. PHILIPPINE SPORTS COMMISSION		69,224,000		792,228,000		295,000,000		1,156,452,000
Z. PRESIDENTIAL LEGISLATIVE LIAISON OFFICE		54,775,000		64,076,000		10,000,000		128,851,000
AA. PRESIDENTIAL MANAGEMENT STAFF		232,875,000		545,776,000		34,317,000		812,968,000

TOTAL NEW APPROPRIATIONS, OTHER EXECUTIVE OFFICES	₱	5,622,552,000	₱	49,221,849,000	₱	7,682,671,000	₱	62,527,072,000

566	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXX. THE JUDICIARY

A. SUPREME COURT OF THE PHILIPPINES AND THE LOWER COURTS

For general administration and support, support to operations, and operations, including the requirements of the Strategic Plan for Judicial Innovations and locally-funded project(s), as indicated hereunder	₱	50,859,890,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	13,496,264,000	₱	5,064,480,000	₱	353,662,000	₱	18,914,406,000
Support to Operations		156,716,000		142,342,000		324,463,000		623,521,000
Operations		22,262,024,000		3,671,770,000		21,754,000		25,955,548,000

ADJUDICATION PROGRAM		22,262,024,000		3,671,770,000		21,754,000		25,955,548,000

Total, Regular Programs		35,915,004,000		8,878,592,000		699,879,000		45,493,475,000

B. PROJECT(S)
Locally-Funded Project(s)				994,536,000		4,371,879,000		5,366,415,000

Total, Project(s)				994,536,000		4,371,879,000		5,366,415,000

TOTAL NEW APPROPRIATIONS	₱	35,915,004,000	₱	9,873,128,000	₱	5,071,758,000	₱	50,859,890,000

Special Provision(s)

1. Judiciary Development Fund. In addition to the amounts appropriated herein, all income derived from increase in the legal fees prescribed in the amendments to Rule 141 of the Rules of Court promulgated by the Supreme Court of the Philippines after July 18, 1984, constituted into the Judiciary Development Fund (JDF), shall be used to augment the allowances of the members and personnel of the Judiciary and finance the acquisition, maintenance and repair of office equipment and facilities in accordance with Sections 1 and 3 of P.D. No. 1949. At least eighty percent (80%) of said amount shall be used for the payment of cost of living allowances and not more than twenty percent (20%) for the purchase of office equipment and facilities of the courts.

The COA shall audit the receipts, revenues, uses, disbursements and expenditures of the JDF every quarter and submit the appropriate report in writing to the Chief Justice of the Supreme Court, the Presiding Justice of the Court of Appeals and all Executive Judges.

2. Special Allowance of Justices and Judges. Considering that the special allowance of Justices, Judges and all other positions in the Judiciary with equivalent rank of Justices of the Court of Appeals and Judges of the Regional Trial Court under R.A. No. 9227, has already been fully integrated into their salaries as of June 1, 2012, the amount of Six Hundred Seventy Four Million Eight Hundred Sixty Three Thousand Eight Hundred Thirty Six Pesos (₱674,863,836) corresponding to the Special Allowance for the Judiciary component of their salaries shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987. Once deposited, the salary being received by the members of the Judiciary shall be sourced and funded from the General Fund.

3. Administration of Appropriations. The appropriations provided herein for the Supreme Court of the Philippines and the Lower Courts shall be administered by the Chief Justice of the Supreme Court, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, and other budgeting, accounting and auditing rules and regulations.

4. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chief Justice of the Supreme Court as Head of the Judiciary and as Chairperson of the Presidential Electoral Tribunal is hereby authorized to:

(a)	formulate and implement the organizational structure of the Judiciary and the Presidential Electoral Tribunal;

(b)

fix and determine the salaries, allowances and other benefits of personnel of the Judiciary and the Presidential Electoral Tribunal in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

DECEMBER 25, 2023	OFFICIAL GAZETTE	567
THE JUDICIARY

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the Judiciary and the Presidential Electoral Tribunal.

5. Use of Savings. The Chief Justice of the Supreme Court is authorized to use savings to augment actual deficiencies in accordance with Section 25(5), Article VI of the Constitution and the General Provisions of this Act.

6. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Judiciary’s appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

7. Maintenance and Other Operating Expenses of Lower Courts. The amount of Two Billion Nine Hundred Seventy Three Million Five Hundred One Thousand Pesos (₱2,973,501,000) appropriated herein for the MOOE of the lower courts shall be equitably allocated by the Supreme Court based on the standards prescribed for the lower courts by the Supreme Court.

To facilitate the utilization of said MOOE allocation and ensure that the requirements of lower courts are readily available and provided, the Procurement Service (PS), through its Regional Depots shall provide an easy access facility for lower courts to source all their MOOE requirements from the PS.

The Court’s web administrator or his/her equivalent shall be responsible for ensuring that the utilization of funds allocated for each lower court is posted on the Supreme Court website. (CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, page 783, R.A. No. 11975)

8. Expenses for Official Travel. The Chief Justice of the Supreme Court may authorize the reimbursement of actual and reasonable expenses incurred during official travel in carrying out the supervisory functions of the Supreme Court over the lower courts, subject to the limits prescribed under E.O. No. 77, s. 2019 and duly supported by receipts pursuant to accounting and auditing rules and regulations.

9. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices and Judges shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

10. Public-Private Partnership for Major Infrastructure Projects and/or Procurements. The Supreme Court may consider entering into Public-Private Partnership arrangements with respect to its major infrastructure projects and/or procurements, as may be appropriate or allowed by law, in order to facilitate the attainment of its objectives for a more efficient, innovative and accessible judicial system.

11. Reporting and Posting Requirements. The Supreme Court shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	Supreme Court’s website.

The Supreme Court shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

12. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Program/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	420,173,000	₱	4,421,360,000	₱	305,828,000	₱	5,147,361,000
Administration of Personnel Benefits		12,722,134,000						12,722,134,000
Supervision of Lower Courts		353,957,000		643,120,000		47,834,000		1,044,911,000

Sub-total, General Administration and Support		13,496,264,000		5,064,480,000		353,662,000		18,914,406,000

568	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Support to Operations
Judicial Bar Council		40,778,000		31,295,000		6,400,000		78,473,000
Operations of Philippine Judicial Academy (PHILJA)		105,173,000		103,778,000		313,373,000		522,324,000
Operations of Mandatory Continuing Legal Education (MCLE)		10,765,000		7,269,000		4,690,000		22,724,000

Sub-total, Support to Operations		156,716,000		142,342,000		324,463,000		623,521,000

Operations
ADJUDICATION PROGRAM		22,262,024,000		3,671,770,000		21,754,000		25,955,548,000

Adjudication of Regional Trial Court Cases		11,590,005,000		1,502,156,000				13,092,161,000
Adjudication of Metropolitan Court Cases		1,047,985,000		160,671,000				1,208,656,000
Adjudication of Municipal Trial Court Cases in Cities		2,095,942,000		334,108,000				2,430,050,000
Adjudication of Municipal Circuit Court Cases		2,809,037,000		477,719,000				3,286,756,000
Adjudication of Municipal Court Cases		2,249,645,000		377,455,000				2,627,100,000
Adjudication of Shari’a District Court Cases		24,843,000		12,063,000				36,906,000
Adjudication of Shari’a Circuit Court Cases		151,982,000		29,064,000				181,046,000
Adjudication of Child and Family Court Cases		984,573,000		80,265,000				1,064,838,000
Adjudication of Supreme Court Cases		979,012,000		398,269,000		21,754,000		1,399,035,000
Adjudication of Supreme Court Cases - Offices of the Chief Justice and Associate Justices		329,000,000		300,000,000				629,000,000

Sub-total, Operations		22,262,024,000		3,671,770,000		21,754,000		25,955,548,000

Total, Regular Programs		35,915,004,000		8,878,592,000		699,879,000		45,493,475,000

PROJECT(S)
Locally-Funded Project(s)
Subsidy to Integrated Bar of the Philippines (IBP)				130,900,000				130,900,000
Construction/Completion and/or Repair/Rehabilitation of the Halls of Justice nationwide (JUSIP)						4,185,479,000		4,185,479,000
Justice Sector Convergence Program				42,680,000		186,400,000		229,080,000
2024 Bar Examinations				720,956,000				720,956,000
2024 Shari’a Bar Examinations				100,000,000				100,000,000

Sub-total, Locally-Funded Project(s)				994,536,000		4,371,879,000		5,366,415,000

Total, Project(s)				994,536,000		4,371,879,000		5,366,415,000

TOTAL NEW APPROPRIATIONS	₱	35,915,004,000	₱	9,873,128,000	₱	5,071,758,000	₱	50,859,890,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	569
THE JUDICIARY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	12,433,137
Creation of New Positions	720,624

Total Permanent Positions	13,153,761

Other Compensation Common to All
Personnel Economic Relief Allowance	624,876
Representation Allowance	298,392
Transportation Allowance	298,230
Clothing and Uniform Allowance	156,222
Mid-Year Bonus - Civilian	1,036,094
Year End Bonus	1,036,094
Cash Gift	130,185
Productivity Enhancement Incentive	130,185
Step Increment	31,083

Total Other Compensation Common to All	3,741,361

Other Compensation for Specific Groups
Hazard Pay	221,000
Magna Carta for Public Health Workers	4,153
Magna Carta for Public Social Workers	14,998
Longevity Pay	336,694
Lump-sum for filling of Positions - Civilian	8,642,393

Total Other Compensation for Specific Groups	9,219,238

Other Benefits
PAG-IBIG Contributions	31,244
PhilHealth Contributions	234,799
Employees Compensation Insurance Premiums	31,244
Retirement Gratuity	2,286,788
Loyalty Award - Civilian	24,075
Terminal Leave	1,937,329

Total Other Benefits	4,545,479

Other Personnel Benefits
Pension, Civilian Personnel	5,228,082

Total Other Personnel Benefits	5,228,082

570	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Non-Permanent Positions	27,083

Total Personnel Services	35,915,004

Maintenance and Other Operating Expenses
Travelling Expenses	306,003
Training and Scholarship Expenses	273,091
Supplies and Materials Expenses	2,055,545
Utility Expenses	465,872
Communication Expenses	410,297
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	424,059
Professional Services	865,055
General Services	425,000
Repairs and Maintenance	695,810
Financial Assistance/Subsidy	161,801
Taxes, Insurance Premiums and Other Fees	85,829
Other Maintenance and Operating Expenses
Advertising Expenses	13,758
Printing and Publication Expenses	1,323
Representation Expenses	59,118
Transportation and Delivery Expenses	108,771
Rent/Lease Expenses	809,200
Subscription Expenses	884,606
Other Maintenance and Operating Expenses	1,827,990

Total Maintenance and Other Operating Expenses	9,873,128

Total Current Operating Expenditures	45,788,132

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	165,000
Buildings and Other Structures	4,297,379
Machinery and Equipment Outlay	291,218
Transportation Equipment Outlay	110,523
Furniture, Fixtures and Books Outlay	26,638
Intangible Assets Outlay	181,000

Total Capital Outlays	5,071,758

TOTAL NEW APPROPRIATIONS	50,859,890

B. PRESIDENTIAL ELECTORAL TRIBUNAL

For general administration and support, and operations, as indicated hereunder	₱	165,667,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	571
THE JUDICIARY

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total

A. REGULAR PROGRAMS
General Administration and Support	₱	91,468,000	₱	8,487,000	₱	7,300,000	₱	107,255,000
Operations		52,963,000		5,449,000				58,412,000

ADJUDICATION OF PRESIDENTIAL AND VICE-PRESIDENTIAL ELECTORAL PROTEST PROGRAM		52,963,000		5,449,000				58,412,000

TOTAL NEW APPROPRIATIONS	₱	144,431,000	₱	13,936,000	₱	7,300,000	₱	165,667,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Electoral Tribunal (PET) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	PET’s website.

The PET shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,903,000	₱	8,487,000	₱	7,300,000	₱	24,690,000
Administration of Personnel Benefits		82,565,000						82,565,000

Sub-total, General Administration and Support		91,468,000		8,487,000		7,300,000		107,255,000

Operations
ADJUDICATION OF PRESIDENTIAL AND VICE- PRESIDENTIAL ELECTORAL PROTEST PROGRAM		52,963,000		5,449,000				58,412,000

Adjudication of Electoral Cases/Contests involving the President and Vice President of the Republic		52,963,000		5,449,000				58,412,000

Sub-total, Operations		52,963,000		5,449,000				58,412,000

TOTAL NEW APPROPRIATIONS	₱	144,431,000	₱	13,936,000	₱	7,300,000	₱	165,667,000

572	OFFICIAL GAZETTE	VOL. 119, NO. 52
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	47,817

Total Permanent Positions	47,817

Other Compensation Common to All
Personnel Economic Relief Allowance	1,752
Representation Allowance	900
Transportation Allowance	900
Clothing and Uniform Allowance	438
Mid-Year Bonus - Civilian	3,985
Year End Bonus	3,985
Cash Gift	365
Productivity Enhancement Incentive	365
Step Increment	120

Total Other Compensation Common to All	12,810

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	82,565

Total Other Compensation for Specific Groups	82,565

Other Benefits
PAG-IBIG Contributions	88
PhilHealth Contributions	1,023
Employees Compensation Insurance Premiums	88
Loyalty Award - Civilian	40

Total Other Benefits	1,239

Total Personnel Services	144,431

Maintenance and Other Operating Expenses
Supplies and Materials Expenses	246
Utility Expenses	344
Communication Expenses	761
Repairs and Maintenance	89
Taxes, Insurance Premiums and Other Fees	39
Other Maintenance and Operating Expenses
Transportation and Delivery Expenses	40
Rent/Lease Expenses	716
Other Maintenance and Operating Expenses	11,701

Total Maintenance and Other Operating Expenses	13,936

Total Current Operating Expenditures	158,367

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	573
THE JUDICIARY

Transportation Equipment Outlay	3,300
Furniture, Fixtures and Books Outlay	1,000

Total Capital Outlays	7,300

TOTAL NEW APPROPRIATIONS	165,667

C. SANDIGANBAYAN

For general administration and support, support to operations, and operations, as indicated hereunder	₱	2,651,890,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	1,060,805,000	₱	550,328,000	₱	426,049,000	₱	2,037,182,000
Support to Operations		18,757,000		13,601,000		6,279,000		38,637,000
Operations		347,275,000		159,692,000		69,104,000		576,071,000

SANDIGANBAYAN ADJUDICATION PROGRAM		347,275,000		159,692,000		69,104,000		576,071,000

TOTAL NEW APPROPRIATIONS	₱	1,426,837,000	₱	723,621,000	₱	501,432,000	₱	2,651,890,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Sandiganbayan shall be administered by the Presiding Justice of the Sandiganbayan, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, and other budgeting, accounting and auditing rules and regulations.

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Sandiganbayan’s appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4. Reporting and Posting Requirements. The Sandiganbayan shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Sandiganbayan’s website.

The Sandiganbayan shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total

REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	660,433,000	₱	550,328,000	₱	426,049,000	₱	1,636,810,000
Administration of Personnel Benefits		400,372,000						400,372,000

Sub-total, General Administration and Support		1,060,805,000		550,328,000		426,049,000		2,037,182,000

Support to Operations
Legal and Compliance Services		18,757,000		13,601,000		6,279,000		38,637,000

Sub-total, Support to Operations		18,757,000		13,601,000		6,279,000		38,637,000

Operations
SANDIGANBAYAN ADJUDICATION PROGRAM		347,275,000		159,692,000		69,104,000		576,071,000

CASE MANAGEMENT SUB-PROGRAM		57,174,000		35,267,000		19,901,000		112,342,000

Docketing, Processing, Reporting and Calendaring of Cases for Hearing and Conduct of Proceedings		57,174,000		35,267,000		19,901,000		112,342,000
TRIAL MANAGEMENT SUB-PROGRAM		43,969,000		14,709,000		7,041,000		65,719,000

Trial of Cases, Preparation and Promulgation of Decisions and Issuance Processes		43,969,000		14,709,000		7,041,000		65,719,000
CASE DISPOSITION MANAGEMENT SUB-PROGRAM		246,132,000		109,716,000		42,162,000		398,010,000

Review of Case Records, Drafting and Promulgation of Decisions or Resolutions Disposing Cases		246,132,000		109,716,000		42,162,000		398,010,000

Sub-total, Operations		347,275,000		159,692,000		69,104,000		576,071,000

TOTAL NEW APPROPRIATIONS	₱	1,426,837,000	₱	723,621,000	₱	501,432,000	₱	2,651,890,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	305,454
Creation of New Positions	5,584
Reclassification of Positions	34,587

Total Permanent Positions	345,625

DECEMBER 25, 2023	OFFICIAL GAZETTE	575
THE JUDICIARY

Other Compensation Common to All
Personnel Economic Relief Allowance	11,640
Representation Allowance	10,332
Transportation Allowance	10,332
Clothing and Uniform Allowance	2,910
Honoraria	5,880
Overtime Pay	22,124
Mid-Year Bonus - Civilian	25,454
Year End Bonus	25,454
Cash Gift	2,425
Productivity Enhancement Incentive	2,425
Step Increment	764

Total Other Compensation Common to All	119,740

Other Compensation for Specific Groups
Hazard Pay	10,245
Magna Carta for Public Health Workers	457
Longevity Pay	11,811
Night Shift Differential Pay	2,375
Lump-sum for filling of Positions - Civilian	80,179
Other Personnel Benefits	395,239

Total Other Compensation for Specific Groups	500,306

Other Benefits
PAG-IBIG Contributions	582
PhilHealth Contributions	8,182
Employees Compensation Insurance Premiums	582
Retirement Gratuity	170,345
Loyalty Award - Civilian	435
Terminal Leave	149,848

Total Other Benefits	329,974

Other Personnel Benefits
Pension, Civilian Personnel	80,455

Total Other Personnel Benefits	80,455

Non-Permanent Positions	50,737

Total Personnel Services	1,426,837

Maintenance and Other Operating Expenses
Travelling Expenses	48,094
Training and Scholarship Expenses	35,981
Supplies and Materials Expenses	121,631
Utility Expenses	28,513
Communication Expenses	21,721
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,038

576	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Professional Services	18,770
General Services	25,015
Repairs and Maintenance	105,638
Taxes, Insurance Premiums and Other Fees	6,918
Other Maintenance and Operating Expenses
Advertising Expenses	280
Printing and Publication Expenses	342
Representation Expenses	7,293
Transportation and Delivery Expenses	149
Rent/Lease Expenses	171,379
Subscription Expenses	7,646
Donations	5
Other Maintenance and Operating Expenses	119,208

Total Maintenance and Other Operating Expenses	723,621

Total Current Operating Expenditures	2,150,458

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	415,000
Machinery and Equipment Outlay	51,827
Transportation Equipment Outlay	28,875
Furniture, Fixtures and Books Outlay	5,730

Total Capital Outlays	501,432

TOTAL NEW APPOPRIATIONS	2,651,890

D. COURT OF APPEALS

For general administration and support, and operations, as indicated hereunder	₱	4,175,290,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	2,082,124,000	₱	1,008,540,000	₱	257,480,000	₱	3,348,144,000
Operations		442,715,000		329,531,000		54,900,000		827,146,000

APPELLATE ADJUDICATION PROGRAM		442,715,000		329,531,000		54,900,000		827,146,000

TOTAL NEW APPROPRIATIONS	₱	2,524,839,000	₱	1,338,071,000	₱	312,380,000	₱	4,175,290,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Court of Appeals shall be administered by the Presiding Justice of the Court of Appeals, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, and other budgeting, accounting and auditing rules and regulations.

DECEMBER 25, 2023	OFFICIAL GAZETTE	577
THE JUDICIARY

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Court of Appeals’ appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4. Reporting and Posting Requirements. The Court of Appeals shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Court of Appeals’ website.

The Court of Appeals shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	1,544,149,000	₱	1,008,540,000	₱	257,480,000	₱	2,810,169,000
Administration of Personnel Benefits		537,975,000						537,975,000

Sub-total, General Administration and Support		2,082,124,000		1,008,540,000		257,480,000		3,348,144,000

Operations
APPELLATE ADJUDICATION PROGRAM		442,715,000		329,531,000		54,900,000		827,146,000

Adjudication of Appealed and Other Court Cases		442,715,000		329,531,000		54,900,000		827,146,000

Sub-total, Operations		442,715,000		329,531,000		54,900,000		827,146,000

TOTAL NEW APPROPRIATIONS	₱	2,524,839,000	₱	1,338,071,000	₱	312,380,000	₱	4,175,290,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,025,485

Total Permanent Positions	1,025,485

578	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Compensation Common to All
Personnel Economic Relief Allowance	35,568
Representation Allowance	27,408
Transportation Allowance	27,408
Clothing and Uniform Allowance	8,892
Honoraria	410
Overtime Pay	1,600
Mid-Year Bonus - Civilian	85,457
Year End Bonus	85,457
Cash Gift	7,410
Productivity Enhancement Incentive	7,410
Step Increment	2,564

Total Other Compensation Common to All	289,584

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,473
Longevity Pay	31,725
Lump-sum for filling of Positions - Civilian	249,369
Other Personnel Benefits	265,298

Total Other Compensation for Specific Groups	547,865

Other Benefits
PAG-IBIG Contributions	1,779
PhilHealth Contributions	19,200
Employees Compensation Insurance Premiums	1,779
Retirement Gratuity	138,642
Loyalty Award - Civilian	1,490
Terminal Leave	149,964

Total Other Benefits	312,854

Other Personnel Benefits
Pension, Civilian Personnel	336,778

Total Other Personnel Benefits	336,778

Non-Permanent Positions	12,273

Total Personnel Services	2,524,839

Maintenance and Other Operating Expenditures
Travelling Expenses	76,488
Training and Scholarship Expenses	35,152
Supplies and Materials Expenses	263,900
Utility Expenses	201,291
Communication Expenses	73,018
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	19,860
Professional Services	108,438
General Services	73,758

DECEMBER 25, 2023	OFFICIAL GAZETTE	579
THE JUDICIARY

Repairs and Maintenance	142,694
Taxes, Insurance Premiums and Other Fees	10,296
Other Maintenance and Operating Expenses
Advertising Expenses	3,231
Printing and Publication Expenses	1,498
Transportation and Delivery Expenses	1,426
Rent/Lease Expenses	66,079
Membership Dues and Contributions to Organizations	100
Subscription Expenses	42,829
Other Maintenance and Operating Expenses	218,013

Total Maintenance and Other Operating Expenses	1,338,071

Total Current Operating Expenditures	3,862,910

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	11,296
Machinery and Equipment Outlay	233,569
Transportation Equipment Outlay	54,900
Furniture, Fixtures and Books Outlay	11,074
Other Property Plant and Equipment Outlay	1,541

Total Capital Outlays	312,380

TOTAL NEW APPROPRIATIONS	4,175,290

E. COURT OF TAX APPEALS

For general administration and support, and operations, as indicated hereunder	1,025,355,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	296,159,000	₱	132,125,000	₱	65,194,000	₱	493,478,000
Operations		401,718,000		92,529,000		37,630,000		531,877,000

TAX APPELLATE ADJUDICATION PROGRAM		401,718,000		92,529,000		37,630,000		531,877,000

TOTAL NEW APPROPRIATIONS	₱	697,877,000	₱	224,654,000	₱	102,824,000	₱	1,025,355,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Court of Tax Appeals shall be administered by the Presiding Justice of the Court of Tax Appeals, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, and other budgeting, accounting and auditing rules and regulations.

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Court of Tax Appeals’ appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

580	OFFICIAL GAZETTE	VOL. 119, NO. 52
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3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4. Reporting and Posting Requirements. The Court of Tax Appeals shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Court of Tax Appeals’ website.

The Court of Tax Appeals shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	207,734,000	₱	132,125,000	₱	65,194,000	₱	405,053,000
Administration of Personnel Benefits		88,425,000						88,425,000

Sub-total, General Administration and Support		296,159,000		132,125,000		65,194,000		493,478,000

Operations
TAX APPELLATE ADJUDICATION PROGRAM		401,718,000		92,529,000		37,630,000		531,877,000

Adjudication of Tax, Customs and Assessment Cases		401,718,000		92,529,000		37,630,000		531,877,000

Sub-total, Operations		401,718,000		92,529,000		37,630,000		531,877,000

TOTAL NEW APPROPRIATIONS	₱	697,877,000	₱	224,654,000	₱	102,824,000	₱	1,025,355,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	213,707
Creation of New Positions	15,827
Reclassification of Positions	7,100

Total Permanent Positions	236,634

DECEMBER 25, 2023	OFFICIAL GAZETTE	581
THE JUDICIARY

Other Compensation Common to All
Personnel Economic Relief Allowance	6,972
Representation Allowance	6,282
Transportation Allowance	6,282
Clothing and Uniform Allowance	1,746
Overtime Pay	4,248
Mid-Year Bonus - Civilian	17,809
Year End Bonus	17,809
Cash Gift	1,455
Productivity Enhancement Incentive	1,455
Step Increment	10,833

Total Other Compensation Common to All	74,891

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,180
Longevity Pay	4,885
Lump-sum for filling of Positions - Civilian	51,390
Anniversary Bonus - Civilian	1,065
Other Personnel Benefits	234,512

Total Other Compensation for Specific Groups	293,032

Other Benefits
PAG-IBIG Contributions	349
PhilHealth Contributions	9,217
Employees Compensation Insurance Premiums	349
Retirement Gratuity	17,077
Loyalty Award - Civilian	250
Terminal Leave	18,035

Total Other Benefits	45,277

Other Personnel Benefits
Pension, Civilian Personnel	44,284

Total Other Personnel Benefits	44,284

Non-Permanent Positions	3,759

Total Personnel Services	697,877

Maintenance and Other Operating Expenses
Travelling Expenses	48,290
Training and Scholarship Expenses	21,409
Supplies and Materials Expenses	32,884
Utility Expenses	21,457
Communication Expenses	10,701
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,206
Professional Services	2,909
General Services	28,728

582	OFFICIAL GAZETTE	VOL. 119, NO. 52
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Repairs and Maintenance	11,406
Taxes, Insurance Premiums and Other Fees	4,403
Other Maintenance and Operating Expenses
Advertising Expenses	1,393
Printing and Publication Expenses	199
Representation Expenses	18,593
Transportation and Delivery Expenses	2,008
Rent/Lease Expenses	13,658
Membership Dues and Contributions to Organizations	314
Subscription Expenses	3,096

Total Maintenance and Other Operating Expenses	224,654

Total Current Operating Expenditures	922,531

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	4,000
Machinery and Equipment Outlay	21,449
Transportation Equipment Outlay	16,600
Furniture, Fixtures and Books Outlay	39,725
Intangible Assets Outlay	21,050

Total Capital Outlays	102,824

TOTAL NEW APPROPRIATIONS	1,025,355

DECEMBER 25, 2023	OFFICIAL GAZETTE	583
THE JUDICIARY

GENERAL SUMMARY

THE JUDICIARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. SUPREME COURT OF THE PHILIPPINES AND THE LOWER COURTS	₱	35,915,004,000	₱	9,873,128,000	₱	5,071,758,000	₱	50,859,890,000
B. PRESIDENTIAL ELECTORAL TRIBUNAL		144,431,000		13,936,000		7,300,000		165,667,000
C. SANDIGANBAYAN		1,426,837,000		723,621,000		501,432,000		2,651,890,000
D. COURT OF APPEALS		2,524,839,000		1,338,071,000		312,380,000		4,175,290,000
E. COURT OF TAX APPEALS		697,877,000		224,654,000		102,824,000		1,025,355,000

TOTAL NEW APPROPRIATIONS, THE JUDICIARY	₱	40,708,988,000	₱	12,173,410,000	₱	5,995,694,000	₱	58,878,092,000

584	OFFICIAL GAZETTE	VOL. 119, NO. 52
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XXXI. CIVIL SERVICE COMMISSION

A. CIVIL SERVICE COMMISSION

For general administration and support, support to operations, and operations, including locally funded project(s), as indicated hereunder	₱	2,140,895,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	586,053,000	₱	323,724,000	₱	8,721,000	₱	918,498,000
Support to Operations		44,123,000		90,221,000		81,113,000		215,457,000
Operations		801,247,000		68,983,000				870,230,000

CIVIL SERVICE HUMAN RESOURCE GOVERNANCE PROGRAM		34,086,000		24,438,000				58,524,000
CIVIL SERVICE PROFESSIONALIZATION AND WORKPLACE COOPERATION PROGRAM		604,773,000		36,621,000				641,394,000
ADMINISTRATIVE JUSTICE PROGRAM		162,388,000		7,924,000				170,312,000

Total, Regular Programs		1,431,423,000		482,928,000		89,834,000		2,004,185,000

B. PROJECT(S)
Locally-Funded Project(s)				41,510,000		95,200,000		136,710,000

Total, Project(s)				41,510,000		95,200,000		136,710,000

TOTAL NEW APPROPRIATIONS	₱	1,431,423,000	₱	524,438,000	₱	185,034,000	₱	2,140,895,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of the Civil Service Commission (CSC) is hereby authorized to:

(a)	formulate and implement the CSC’s organizational structure;

(b)

fix and determine the salaries, allowances and other benefits of personnel of the CSC in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the CSC.

2. Use of Savings. The Chairperson of CSC is hereby authorized to use savings to augment actual deficiencies in its appropriations in accordance with Section 25(5), Article VI of the Constitution and the General Provisions of this Act.

3. Reporting and Posting Requirements. The CSC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	CSC’s website.

DECEMBER 25, 2023	OFFICIAL GAZETTE	585
CIVIL SERVICE COMMISSION

The CSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	385,872,000	₱	323,724,000	₱	8,721,000	₱	718,317,000

National Capital Region (NCR)		233,893,000		245,576,000				479,469,000

Central Office		220,160,000		239,208,000				459,368,000
Regional Office - NCR		13,733,000		6,368,000				20,101,000
Region I - Ilocos		10,906,000		4,786,000				15,692,000

Regional Office - I		10,906,000		4,786,000				15,692,000
Cordillera Administrative Region (CAR)		8,355,000		4,942,000		500,000		13,797,000

Regional Office - CAR		8,355,000		4,942,000		500,000		13,797,000
Region II - Cagayan Valley		6,726,000		8,070,000				14,796,000

Regional Office - II		6,726,000		8,070,000				14,796,000
Region III - Central Luzon		10,734,000		5,949,000				16,683,000

Regional Office - III		10,734,000		5,949,000				16,683,000
Region IVA - CALABARZON		13,499,000		8,068,000		1,570,000		23,137,000

Regional Office - IVA		13,499,000		8,068,000		1,570,000		23,137,000
Region V - Bicol		10,399,000		5,202,000				15,601,000

Regional Office - V		10,399,000		5,202,000				15,601,000
Region VI - Western Visayas		9,984,000		4,695,000				14,679,000

Regional Office - VI		9,984,000		4,695,000				14,679,000
Region VII - Central Visayas		10,709,000		5,707,000				16,416,000

Regional Office - VII		10,709,000		5,707,000				16,416,000

586	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VIII - Eastern Visayas	11,610,000	5,689,000	2,000,000	19,299,000

Regional Office - VIII	11,610,000	5,689,000	2,000,000	19,299,000
Region IX - Zamboanga Peninsula	8,655,000	2,649,000		11,304,000

Regional Office - IX	8,655,000	2,649,000		11,304,000
Region X - Northern Mindanao	11,224,000	4,234,000	1,857,000	17,315,000

Regional Office - X	11,224,000	4,234,000	1,857,000	17,315,000
Region XI - Davao	11,064,000	8,483,000		19,547,000

Regional Office - XI	11,064,000	8,483,000		19,547,000
Region XII - SOCCSKSARGEN	6,594,000	2,454,000		9,048,000

Regional Office - XII	6,594,000	2,454,000		9,048,000
Region XIII - Caraga	11,231,000	4,795,000		16,026,000

Regional Office - XIII	11,231,000	4,795,000		16,026,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	10,289,000	2,425,000	2,794,000	15,508,000

Regional Office - BARMM	10,289,000	2,425,000	2,794,000	15,508,000
Administration of Personnel Benefits	200,181,000			200,181,000

National Capital Region (NCR)	197,414,000			197,414,000

Central Office	197,414,000			197,414,000
Region VIII - Eastern Visayas	162,000			162,000

Regional Office - VIII	162,000			162,000
Region X - Northern Mindanao	126,000			126,000

Regional Office - X	126,000			126,000
Region XI - Davao	2,302,000			2,302,000

Regional Office - XI	2,302,000			2,302,000
Region XII - SOCCSKSARGEN	177,000			177,000

Regional Office - XII	177,000			177,000

Sub-total, General Administration and Support	586,053,000	323,724,000	8,721,000	918,498,000

Support to Operations
Corporate Communication, Internal Planning, Internal Audit, ICT Management, and Commission Secretariat and Legislative/ External Relations Activities	44,123,000	90,221,000	81,113,000	215,457,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	587
CIVIL SERVICE COMMISSION

National Capital Region (NCR)	44,123,000	90,221,000	54,427,000	188,771,000

Central Office	44,123,000	90,221,000	54,427,000	188,771,000
Region I - Ilocos			3,000,000	3,000,000

Regional Office - I			3,000,000	3,000,000
Cordillera Administrative Region (CAR)			2,500,000	2,500,000

Regional Office - CAR			2,500,000	2,500,000
Region II - Cagayan Valley			2,200,000	2,200,000

Regional Office - II			2,200,000	2,200,000
Region III - Central Luzon			1,500,000	1,500,000

Regional Office - III			1,500,000	1,500,000
Region V - Bicol			2,000,000	2,000,000

Regional Office - V			2,000,000	2,000,000
Region VIII - Eastern Visayas			3,500,000	3,500,000

Regional Office - VIII			3,500,000	3,500,000
Region X - Northern Mindanao			2,280,000	2,280,000

Regional Office - X			2,280,000	2,280,000
Region XI - Davao			5,706,000	5,706,000

Regional Office - XI			5,706,000	5,706,000
Region XIII - Caraga			2,500,000	2,500,000

Regional Office - XIII			2,500,000	2,500,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)			1,500,000	1,500,000

Regional Office - BARMM			1,500,000	1,500,000
Sub-total, Support to Operations	44,123,000	90,221,000	81,113,000	215,457,000

Operations
CIVIL SERVICE HUMAN RESOURCE GOVERNANCE PROGRAM	34,086,000	24,438,000		58,524,000
CIVIL SERVICE HR POLICY AND INFORMATION MANAGEMENT SUB-PROGRAM	19,915,000	18,502,000		38,417,000
HR accreditation and HR policy research development implementation, and monitoring and evaluation	18,819,000	17,565,000		36,384,000

588	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)	18,819,000	6,879,000	25,698,000

Central Office	18,819,000	5,600,000	24,419,000
Regional Office - NCR		1,279,000	1,279,000
Region I - Ilocos		648,000	648,000

Regional Office - I		648,000	648,000
Cordillera Administrative Region (CAR)		719,000	719,000

Regional Office - CAR		719,000	719,000
Region II - Cagayan Valley		663,000	663,000

Regional Office - II		663,000	663,000
Region III - Central Luzon		984,000	984,000

Regional Office - III		984,000	984,000
Region IVA - CALABARZON		1,371,000	1,371,000

Regional Office - IVA		1,371,000	1,371,000
Region V - Bicol		746,000	746,000

Regional Office - V		746,000	746,000
Region VI - Western Visayas		962,000	962,000

Regional Office - VI		962,000	962,000
Region VII - Central Visayas		661,000	661,000

Regional Office - VII		661,000	661,000
Region VIII - Eastern Visayas		790,000	790,000

Regional Office - VIII		790,000	790,000
Region IX - Zamboanga Peninsula		484,000	484,000

Regional Office - IX		484,000	484,000
Region X - Northern Mindanao		625,000	625,000

Regional Office - X		625,000	625,000
Region XI - Davao		757,000	757,000

Regional Office - XI		757,000	757,000
Region XII - SOCCSKSARGEN		346,000	346,000

Regional Office - XII		346,000	346,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	589
CIVIL SERVICE COMMISSION

Region XIII - Caraga		507,000	507,000

Regional Office - XIII		507,000	507,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		423,000	423,000

Regional Office - BARMM		423,000	423,000
Government HR records management and Government HR inventory	1,096,000	937,000	2,033,000

National Capital Region (NCR)	1,096,000	937,000	2,033,000

Central Office	1,096,000	937,000	2,033,000
PUBLIC ASSISTANCE SUB-PROGRAM	14,171,000	5,936,000	20,107,000

Public Assistance and Contact Center ng Bayan operations/services	14,171,000	5,936,000	20,107,000

National Capital Region (NCR)	14,171,000	5,936,000	20,107,000

Central Office	14,171,000	5,936,000	20,107,000
CIVIL SERVICE PROFESSIONALIZATION AND WORKPLACE COOPERATION PROGRAM	604,773,000	36,621,000	641,394,000

CIVIL SERVICE PROFESSIONALIZATION SUB-PROGRAM	442,984,000	23,391,000	466,375,000

Grant of Eligibility (Via Eligibility Examinations and Special Laws), Appointments Validation/ Attestation and Rewards and Recognition/Honor Awards	442,984,000	23,391,000	466,375,000

National Capital Region (NCR)	94,299,000	20,096,000	114,395,000

Central Office	31,084,000	19,651,000	50,735,000
Regional Office - NCR	63,215,000	445,000	63,660,000
Region I - Ilocos	22,172,000	345,000	22,517,000

Regional Office - I	22,172,000	345,000	22,517,000
Cordillera Administrative Region (CAR)	19,018,000	205,000	19,223,000

Regional Office - CAR	19,018,000	205,000	19,223,000
Region II - Cagayan Valley	20,573,000	196,000	20,769,000

Regional Office - II	20,573,000	196,000	20,769,000
Region III - Central Luzon	30,992,000	265,000	31,257,000

Regional Office - III	30,992,000	265,000	31,257,000
Region IVA - CALABARZON	33,933,000	305,000	34,238,000

Regional Office - IVA	33,933,000	305,000	34,238,000

590	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region V - Bicol	22,937,000	215,000	23,152,000

Regional Office - V	22,937,000	215,000	23,152,000
Region VI - Western Visayas	28,280,000	201,000	28,481,000

Regional Office - VI	28,280,000	201,000	28,481,000
Region VII - Central Visayas	27,165,000	205,000	27,370,000

Regional Office - VII	27,165,000	205,000	27,370,000
Region VIII - Eastern Visayas	24,931,000	212,000	25,143,000

Regional Office - VIII	24,931,000	212,000	25,143,000
Region IX - Zamboanga Peninsula	16,084,000	208,000	16,292,000

Regional Office - IX	16,084,000	208,000	16,292,000
Region X - Northern Mindanao	19,509,000	152,000	19,661,000

Regional Office - X	19,509,000	152,000	19,661,000
Region XI - Davao	24,804,000	158,000	24,962,000

Regional Office - XI	24,804,000	158,000	24,962,000
Region XII - SOCCSKSARGEN	23,434,000	256,000	23,690,000

Regional Office - XII	23,434,000	256,000	23,690,000
Region XIII - Caraga	14,912,000	127,000	15,039,000

Regional Office - XIII	14,912,000	127,000	15,039,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	19,941,000	245,000	20,186,000

Regional Office - BARMM	19,941,000	245,000	20,186,000
CIVIL SERVICE CAPABILITY BUILDING SUB-PROGRAM	144,936,000	11,357,000	156,293,000

Competency-based learning and development including GAD mainstreaming	144,936,000	11,357,000	156,293,000

National Capital Region (NCR)	27,156,000	5,915,000	33,071,000

Central Office	21,028,000	5,340,000	26,368,000
Regional Office - NCR	6,128,000	575,000	6,703,000
Region I - Ilocos	9,745,000	341,000	10,086,000

Regional Office - I	9,745,000	341,000	10,086,000
Cordillera Administrative Region (CAR)	7,857,000	278,000	8,135,000

Regional Office - CAR	7,857,000	278,000	8,135,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	591
CIVIL SERVICE COMMISSION

Region II - Cagayan Valley	8,287,000	243,000	8,530,000

Regional Office - II	8,287,000	243,000	8,530,000
Region III - Central Luzon	9,412,000	560,000	9,972,000

Regional Office - III	9,412,000	560,000	9,972,000
Region IVA - CALABARZON	6,154,000	678,000	6,832,000

Regional Office - IVA	6,154,000	678,000	6,832,000
Region V - Bicol	7,826,000	342,000	8,168,000

Regional Office - V	7,826,000	342,000	8,168,000
Region VI - Western Visayas	7,175,000	416,000	7,591,000

Regional Office - VI	7,175,000	416,000	7,591,000
Region VII - Central Visayas	7,671,000	415,000	8,086,000

Regional Office - VII	7,671,000	415,000	8,086,000
Region VIII - Eastern Visayas	7,889,000	344,000	8,233,000

Regional Office - VIII	7,889,000	344,000	8,233,000
Region IX - Zamboanga Peninsula	8,229,000	281,000	8,510,000

Regional Office - IX	8,229,000	281,000	8,510,000
Region X - Northern Mindanao	6,043,000	348,000	6,391,000

Regional Office - X	6,043,000	348,000	6,391,000
Region XI - Davao	9,375,000	311,000	9,686,000

Regional Office - XI	9,375,000	311,000	9,686,000
Region XII - SOCCSKSARGEN	8,368,000	290,000	8,658,000

Regional Office - XII	8,368,000	290,000	8,658,000
Region XIII - Caraga	6,902,000	296,000	7,198,000

Regional Office - XIII	6,902,000	296,000	7,198,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	6,847,000	299,000	7,146,000

Regional Office - BARMM	6,847,000	299,000	7,146,000
PUBLIC SECTOR UNIONISM SUB-PROGRAM	16,853,000	1,873,000	18,726,000

Promoting and harnessing public sector unionism	16,853,000	1,873,000	18,726,000

National Capital Region (NCR)	16,853,000	1,180,000	18,033,000

Central Office	16,853,000	1,092,000	17,945,000

592	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Regional Office - NCR	88,000	88,000
Region I - Ilocos	40,000	40,000

Regional Office - I	40,000	40,000
Cordillera Administrative Region (CAR)	30,000	30,000

Regional Office - CAR	30,000	30,000
Region II - Cagayan Valley	30,000	30,000

Regional Office - II	30,000	30,000
Region III - Central Luzon	50,000	50,000

Regional Office - III	50,000	50,000
Region IVA - CALABARZON	65,000	65,000

Regional Office - IVA	65,000	65,000
Region V - Bicol	40,000	40,000

Regional Office - V	40,000	40,000
Region VI - Western Visayas	50,000	50,000

Regional Office - VI	50,000	50,000
Region VII - Central Visayas	40,000	40,000

Regional Office - VII	40,000	40,000
Region VIII - Eastern Visayas	40,000	40,000

Regional Office - VIII	40,000	40,000
Region IX - Zamboanga Peninsula	40,000	40,000

Regional Office - IX	40,000	40,000
Region X - Northern Mindanao	50,000	50,000

Regional Office - X	50,000	50,000
Region XI - Davao	50,000	50,000

Regional Office - XI	50,000	50,000
Region XII - SOCCSKSARGEN	88,000	88,000

Regional Office - XII	88,000	88,000
Region XIII - Caraga	40,000	40,000

Regional Office - XIII	40,000	40,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	593
CIVIL SERVICE COMMISSION

Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		40,000	40,000

Regional Office - BARMM		40,000	40,000
ADMINISTRATIVE JUSTICE PROGRAM	162,388,000	7,924,000	170,312,000

Efficient and effective administrative justice	162,388,000	7,924,000	170,312,000

National Capital Region (NCR)	64,287,000	3,861,000	68,148,000

Central Office	54,492,000	3,411,000	57,903,000
Regional Office - NCR	9,795,000	450,000	10,245,000
Region I - Ilocos	7,428,000	149,000	7,577,000

Regional Office - I	7,428,000	149,000	7,577,000
Cordillera Administrative Region (CAR)	6,304,000	148,000	6,452,000

Regional Office - CAR	6,304,000	148,000	6,452,000
Region II - Cagayan Valley	8,327,000	141,000	8,468,000

Regional Office - II	8,327,000	141,000	8,468,000
Region III - Central Luzon	7,719,000	261,000	7,980,000

Regional Office - III	7,719,000	261,000	7,980,000
Region IVA - CALABARZON	8,352,000	497,000	8,849,000

Regional Office - IVA	8,352,000	497,000	8,849,000
Region V - Bicol	7,237,000	240,000	7,477,000

Regional Office - V	7,237,000	240,000	7,477,000
Region VI - Western Visayas	7,388,000	244,000	7,632,000

Regional Office - VI	7,388,000	244,000	7,632,000
Region VII - Central Visayas	7,206,000	240,000	7,446,000

Regional Office - VII	7,206,000	240,000	7,446,000
Region VIII - Eastern Visayas	4,537,000	240,000	4,777,000

Regional Office - VIII	4,537,000	240,000	4,777,000
Region IX - Zamboanga Peninsula	5,649,000	240,000	5,889,000

Regional Office - IX	5,649,000	240,000	5,889,000
Region X - Northern Mindanao	7,687,000	240,000	7,927,000

Regional Office - X	7,687,000	240,000	7,927,000

594	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region XI - Davao		6,316,000		250,000				6,566,000

Regional Office - XI		6,316,000		250,000				6,566,000
Region XII - SOCCSKSARGEN		4,993,000		571,000				5,564,000

Regional Office - XII		4,993,000		571,000				5,564,000
Region XIII - Caraga		6,195,000		402,000				6,597,000

Regional Office - XIII		6,195,000		402,000				6,597,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		2,763,000		200,000				2,963,000

Regional Office - BARMM		2,763,000		200,000				2,963,000

Sub-total, Operations		801,247,000		68,983,000				870,230,000

Total, Regular Programs		1,431,423,000		482,928,000		89,834,000		2,004,185,000

PROJECT(S)
Locally-Funded Project(s)
Implementation of R.A. No. 9485, otherwise known as the “Anti-Red Tape Act of 2007”, as amended by R.A. No. 11032, otherwise known as the “Ease of Doing Business and Efficient Government Service Delivery Act of 2018”				41,510,000				41,510,000

National Capital Region (NCR)				41,510,000				41,510,000

Central Office				41,510,000				41,510,000

Construction of Batanes CSC Field Office						20,000,000		20,000,000

Region II - Cagayan Valley						20,000,000		20,000,000

Regional Office - II						20,000,000		20,000,000

Construction of Davao City CSC Field Office						68,200,000		68,200,000

Region XI - Davao						68,200,000		68,200,000

Regional Office - XI						68,200,000		68,200,000

Construction of Lanao del Sur CSC Field Office						7,000,000		7,000,000

Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)						7,000,000		7,000,000

Regional Office - BARMM						7,000,000		7,000,000
Sub-total, Locally-Funded Project(s)				41,510,000		95,200,000		136,710,000

Total, Project(s)				41,510,000		95,200,000		136,710,000

TOTAL NEW APPROPRIATIONS	₱	1,431,423,000	₱	524,438,000	₱	185,034,000	₱	2,140,895,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	595
CIVIL SERVICE COMMISSION

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	895,826

Total Permanent Positions	895,826

Other Compensation Common to All
Personnel Economic Relief Allowance	29,880
Representation Allowance	21,948
Transportation Allowance	20,868
Clothing and Uniform Allowance	7,470
Mid-Year Bonus - Civilian	74,650
Year End Bonus	74,650
Cash Gift	6,225
Productivity Enhancement Incentive	6,225
Step Increment	2,240

Total Other Compensation Common to All	244,156

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	192,466

Total Other Compensation for Specific Groups	192,466

Other Benefits
PAG-IBIG Contributions	1,493
PhilHealth Contributions	18,114
Employees Compensation Insurance Premiums	1,493
Terminal Leave	7,715

Total Other Benefits	28,815

Other Personnel Benefits
Pension, Civilian Personnel	39,389

Total Other Personnel Benefits	39,389

Non-Permanent Positions	30,771

Total Personnel Services	1,431,423

Maintenance and Other Operating Expenses
Travelling Expenses	35,000
Training and Scholarship Expenses	16,583

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GENERAL APPROPRIATIONS ACT, FY 2024

Supplies and Materials Expenses	60,908
Utility Expenses	54,583
Communication Expenses	42,070
Awards/Rewards and Prizes	24,165
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,944
Professional Services	35,620
General Services	101,860
Repairs and Maintenance	33,939
Financial Assistance/Subsidy	3,300
Taxes, Insurance Premiums and Other Fees	9,333
Labor and Wages	14,474
Other Maintenance and Operating Expenses
Advertising Expenses	6,197
Printing and Publication Expenses	3,845
Representation Expenses	12,687
Transportation and Delivery Expenses	4,963
Rent/Lease Expenses	4,471
Membership Dues and Contributions to Organizations	109
Subscription Expenses	27,392
Other Maintenance and Operating Expenses	26,995

Total Maintenance and Other Operating Expenses	524,438

Total Current Operating Expenditures	1,955,861

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvements Outlay	4,070
Buildings and Other Structures	99,851
Machinery and Equipment Outlay	54,427
Transportation Equipment Outlay	26,686

Total Capital Outlays	185,034

TOTAL NEW APPROPRIATIONS	2,140,895

B. CAREER EXECUTIVE SERVICE BOARD

For general administration and support, support to operations, and operations, as indicated hereunder	₱	90,780,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	19,058,000	₱	18,744,000	₱		₱	37,802,000
Support to Operations		7,446,000		7,111,000		124,000		14,681,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	597
CIVIL SERVICE COMMISSION

Operations		14,317,000		23,980,000				38,297,000

CAREER EXECUTIVE SCREENING AND
DEVELOPMENT PROGRAM		14,317,000		23,980,000				38,297,000

TOTAL NEW APPROPRIATIONS	₱	40,821,000	₱	49,835,000	₱	124,000	₱	90,780,000

Special Provision(s)

1. Reporting and Posting Requirements. The Career Executive Service Board (CESB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS; and

(b) CESB’s website.

The CESB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,058,000	₱	18,744,000	₱		₱	37,802,000

Sub-total, General Administration and Support		19,058,000		18,744,000				37,802,000

Support to Operations
Formulation, Implementation and Monitoring of Policies, Regulations, Rulings or Legal Opinions on the CES		4,271,000		1,774,000				6,045,000
Information Systems Development and Management		3,175,000		5,337,000		124,000		8,636,000

Sub-total, Support to Operations		7,446,000		7,111,000		124,000		14,681,000

Operations
CAREER EXECUTIVE SCREENING AND DEVELOPMENT PROGRAM		14,317,000		23,980,000				38,297,000

CES Eligibility Process and Appointment/ Promotion in CESO Rank		4,246,000		9,264,000				13,510,000
CES Capacity Building		5,117,000		7,109,000				12,226,000
CES Performance Management and External Relations		4,954,000		7,607,000				12,561,000

Sub-total, Operations		14,317,000		23,980,000				38,297,000

TOTAL NEW APPROPRIATIONS	₱	40,821,000	₱	49,835,000	₱	124,000	₱	90,780,000

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GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	28,732

Total Permanent Positions	28,732

Other Compensation Common to All
Personnel Economic Relief Allowance	1,056
Representation Allowance	564
Transportation Allowance	564
Clothing and Uniform Allowance	264
Mid-Year Bonus - Civilian	2,395
Year End Bonus	2,395
Cash Gift	220
Per Diems	427
Productivity Enhancement Incentive	220
Step Increment	71

Total Other Compensation Common to All	8,176

Other Benefits
PAG-IBIG Contributions	53
PhilHealth Contributions	596
Employees Compensation Insurance Premiums	53

Total Other Benefits	702

Non-Permanent Positions	3,211

Total Personnel Services	40,821

Maintenance and Other Operating Expenses
Travelling Expenses	3,258
Training and Scholarship Expenses	8,421
Supplies and Materials Expenses	9,476
Utility Expenses	1,972
Communication Expenses	2,463
Awards/Rewards and Prizes	801
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	383
Professional Services	8,491
General Services	3,335
Repairs and Maintenance	3,274
Taxes, Insurance Premiums and Other Fees	692

DECEMBER 25, 2023	OFFICIAL GAZETTE	599
CIVIL SERVICE COMMISSION

Other Maintenance and Operating Expenses
Advertising Expenses	878
Printing and Publication Expenses	915
Representation Expenses	2,108
Transportation and Delivery Expenses	116
Membership Dues and Contributions to Organizations	27
Subscription Expenses	3,221
Bank Transaction Fee	4

Total Maintenance and Other Expenses	49,835

Total Current Operating Expenditures	90,656

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	124

Total Capital Outlays	124

TOTAL NEW APPROPRIATIONS	90,780

600	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

CIVIL SERVICE COMMISSION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. CIVIL SERVICE COMMISSION	₱	1,431,423,000	₱	524,438,000	₱	185,034,000	₱	2,140,895,000
B. CAREER EXECUTIVE SERVICE BOARD		40,821,000		49,835,000		124,000		90,780,000

TOTAL NEW APPROPRIATIONS, CIVIL SERVICE COMMISSION	₱	1,472,244,000	₱	574,273,000	₱	185,158,000	₱	2,231,675,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	601
COMMISSION ON AUDIT

XXXII. COMMISSION ON AUDIT

For general administration and support, support to operations, and operations, as indicated hereunder	₱	13,730,370,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	5,644,452,000	₱	878,901,000	₱	841,125,000	₱	7,364,478,000
Support to Operations		361,902,000		15,154,000				377,056,000
Operations		5,900,920,000		87,916,000				5,988,836,000

GOVERNMENT AUDITING PROGRAM		5,656,207,000		84,797,000				5,741,004,000
GOVERNMENT ACCOUNTANCY PROGRAM		65,913,000		923,000				66,836,000
GOVERNMENT FINANCIAL ADJUDICATION PROGRAM		178,800,000		2,196,000				180,996,000

TOTAL NEW APPROPRIATIONS	₱	11,907,274,000	₱	981,971,000	₱	841,125,000	₱	13,730,370,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of the Commission on Audit (COA) is hereby authorized to:

(a)	formulate and implement COA’s organizational structure;

(b)

fix and determine the salaries, allowances and other benefits of the COA personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the COA.

2. Use of Savings. The Chairperson of COA is hereby authorized to use savings to augment actual deficiencies in accordance with Section 25(5), Article VI of the Constitution and the General Provisions of this Act.

3. Appropriations for Auditing Services to Local Government Units (LGUs). The amounts appropriated herein include the requirements for the audit of LGU accounts. The cost of auditing services rendered to LGUs shall be deducted from the national tax collections and recorded in the National Treasury as income of the General Fund in accordance with Section 24(3) of P.D. No. 1445.

4. Assessments from Auditing Services to Government-Owned or Controlled Corporations (GOCCs). The COA shall assess GOCCs for the cost of audit services rendered in accordance with the provisions of E.O. No. 271, s. 1987. Proceeds from such assessments, including receipts derived from other sources authorized under P.D. No. 1445 shall be deposited with the National Treasury as income of the General Fund in accordance with Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987.

5. Submission of Annual Commission on Audit Report. The COA shall submit to the Congress and the President of the Philippines annual reports for each agency and instrumentality of the National Government, including GOCCs, LGUs and non-government entities subject to its audit, within one hundred twenty (120) days after the end of every fiscal year. The annual reports shall contain cumulative allotments, obligations incurred or liquidated, total disbursements, and the results of expended appropriations, including recommended measures necessary to improve their effectiveness and efficiency.

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Further, the Chairperson of COA and the Commission’s web administrator or his/her equivalent shall ensure that the annual audit reports are posted on the COA website together with the corresponding status reports on the action taken as submitted by the agencies before the end of the succeeding fiscal year: Provided, that the COA shall issue a disclaimer that a particular audit observation is not yet final.

6. Reporting and Posting Requirements. The COA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	COA’s website.

The COA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	544,237,000	₱	878,901,000	₱	841,125,000	₱	2,264,263,000

National Capital Region (NCR)		287,178,000		703,305,000		812,525,000		1,803,008,000

Central Office		287,178,000		703,305,000		812,525,000		1,803,008,000
Region I - Ilocos		20,028,000		11,063,000				31,091,000

Regional Office - I		20,028,000		11,063,000				31,091,000
Cordillera Administrative Region (CAR)		16,794,000		12,739,000		2,600,000		32,133,000

Regional Office - CAR		16,794,000		12,739,000		2,600,000		32,133,000
Region II - Cagayan Valley		15,422,000		12,489,000		2,600,000		30,511,000

Regional Office - II		15,422,000		12,489,000		2,600,000		30,511,000
Region III - Central Luzon		18,576,000		10,994,000		2,600,000		32,170,000

Regional Office - III		18,576,000		10,994,000		2,600,000		32,170,000
Region IVA - CALABARZON		15,824,000		8,158,000				23,982,000

Regional Office - IVA		15,824,000		8,158,000				23,982,000
Region IVB - MIMAROPA		16,526,000		6,892,000		2,600,000		26,018,000

Regional Office - IVB		16,526,000		6,892,000		2,600,000		26,018,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	603
COMMISSION ON AUDIT

Region V - Bicol	17,324,000	12,552,000	2,600,000	32,476,000

Regional Office - V	17,324,000	12,552,000	2,600,000	32,476,000
Region VI - Western Visayas	14,133,000	13,085,000	2,600,000	29,818,000

Regional Office - VI	14,133,000	13,085,000	2,600,000	29,818,000
Region VII - Central Visayas	12,859,000	12,679,000	2,600,000	28,138,000

Regional Office - VII	12,859,000	12,679,000	2,600,000	28,138,000
Region VIII - Eastern Visayas	16,649,000	10,735,000	2,600,000	29,984,000

Regional Office - VIII	16,649,000	10,735,000	2,600,000	29,984,000
Region IX - Zamboanga Peninsula	18,061,000	9,893,000	2,600,000	30,554,000

Regional Office - IX	18,061,000	9,893,000	2,600,000	30,554,000
Region X - Northern Mindanao	15,327,000	10,593,000	2,600,000	28,520,000

Regional Office - X	15,327,000	10,593,000	2,600,000	28,520,000
Region XI - Davao	14,264,000	11,346,000		25,610,000

Regional Office - XI	14,264,000	11,346,000		25,610,000
Region XII - SOCCSKSARGEN	16,158,000	10,607,000		26,765,000

Regional Office - XII	16,158,000	10,607,000		26,765,000
Region XIII - Caraga	17,195,000	12,021,000		29,216,000

Regional Office - XIII	17,195,000	12,021,000		29,216,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	11,919,000	9,750,000	2,600,000	24,269,000

Regional Office - BARMM	11,919,000	9,750,000	2,600,000	24,269,000
Administration of Personnel Benefits	5,100,215,000			5,100,215,000

National Capital Region (NCR)	5,100,215,000			5,100,215,000

Central Office	5,100,215,000			5,100,215,000

Sub-total, General Administration and Support	5,644,452,000	878,901,000	841,125,000	7,364,478,000

Support to Operations
Legal assistance services	126,207,000	403,000		126,610,000

National Capital Region (NCR)	7,035,000	261,000		7,296,000

Central Office	7,035,000	261,000		7,296,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Region I - Ilocos	8,566,000	10,000	8,576,000

Regional Office - I	8,566,000	10,000	8,576,000
Cordillera Administrative Region (CAR)	8,511,000	10,000	8,521,000

Regional Office - CAR	8,511,000	10,000	8,521,000
Region II - Cagayan Valley	7,526,000	10,000	7,536,000

Regional Office - II	7,526,000	10,000	7,536,000
Region III - Central Luzon	7,407,000	10,000	7,417,000

Regional Office - III	7,407,000	10,000	7,417,000
Region IVA - CALABARZON	6,041,000	6,000	6,047,000

Regional Office - IVA	6,041,000	6,000	6,047,000
Region IVB - MIMAROPA	6,137,000	6,000	6,143,000

Regional Office - IVB	6,137,000	6,000	6,143,000
Region V - Bicol	12,147,000	10,000	12,157,000

Regional Office - V	12,147,000	10,000	12,157,000
Region VI - Western Visayas	8,669,000	10,000	8,679,000

Regional Office - VI	8,669,000	10,000	8,679,000
Region VII - Central Visayas	8,539,000	10,000	8,549,000

Regional Office - VII	8,539,000	10,000	8,549,000
Region VIII - Eastern Visayas	11,016,000	10,000	11,026,000

Regional Office - VIII	11,016,000	10,000	11,026,000
Region IX - Zamboanga Peninsula	9,133,000	9,000	9,142,000

Regional Office - IX	9,133,000	9,000	9,142,000
Region X - Northern Mindanao	5,415,000	10,000	5,425,000

Regional Office - X	5,415,000	10,000	5,425,000
Region XI - Davao	7,819,000	10,000	7,829,000

Regional Office - XI	7,819,000	10,000	7,829,000
Region XII - SOCCSKSARGEN	3,399,000	7,000	3,406,000

Regional Office - XII	3,399,000	7,000	3,406,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	605
COMMISSION ON AUDIT

Region XIII - Caraga	4,285,000	7,000	4,292,000

Regional Office - XIII	4,285,000	7,000	4,292,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	4,562,000	7,000	4,569,000

Regional Office - BARMM	4,562,000	7,000	4,569,000
Development, installation and maintenance of in-house financial and other management information systems	67,555,000	11,209,000	78,764,000

National Capital Region (NCR)	67,555,000	11,209,000	78,764,000

Central Office	67,555,000	11,209,000	78,764,000
Comprehensive training program for Commission personnel, including the provision of auditing materials and the dissemination of information including laws, rules and regulations	51,174,000	3,137,000	54,311,000

National Capital Region (NCR)	51,174,000	3,137,000	54,311,000

Central Office	51,174,000	3,137,000	54,311,000
Technical assistance rendered to the Commission	116,966,000	405,000	117,371,000

Region I - Ilocos	10,505,000	26,000	10,531,000

Regional Office - I	10,505,000	26,000	10,531,000
Cordillera Administrative Region (CAR)	9,720,000	30,000	9,750,000

Regional Office - CAR	9,720,000	30,000	9,750,000
Region II - Cagayan Valley	6,466,000	26,000	6,492,000

Regional Office - II	6,466,000	26,000	6,492,000
Region III - Central Luzon	10,045,000	26,000	10,071,000

Regional Office - III	10,045,000	26,000	10,071,000
Region IVA - CALABARZON	8,504,000	26,000	8,530,000

Regional Office - IVA	8,504,000	26,000	8,530,000
Region IVB - MIMAROPA	9,138,000	26,000	9,164,000

Regional Office - IVB	9,138,000	26,000	9,164,000
Region V - Bicol	10,646,000	26,000	10,672,000

Regional Office - V	10,646,000	26,000	10,672,000
Region VI - Western Visayas	7,463,000	26,000	7,489,000

Regional Office - VI	7,463,000	26,000	7,489,000

606	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region VII - Central Visayas	8,304,000	26,000	8,330,000

Regional Office - VII	8,304,000	26,000	8,330,000
Region VIII - Eastern Visayas	4,535,000	26,000	4,561,000

Regional Office - VIII	4,535,000	26,000	4,561,000
Region IX - Zamboanga Peninsula	10,121,000	26,000	10,147,000

Regional Office - IX	10,121,000	26,000	10,147,000
Region X - Northern Mindanao	10,674,000	26,000	10,700,000

Regional Office - X	10,674,000	26,000	10,700,000
Region XI - Davao	9,688,000	26,000	9,714,000

Regional Office - XI	9,688,000	26,000	9,714,000
Region XII - SOCCSKSARGEN	295,000	26,000	321,000

Regional Office - XII	295,000	26,000	321,000
Region XIII - Caraga	431,000	25,000	456,000

Regional Office - XIII	431,000	25,000	456,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	431,000	12,000	443,000

Regional Office - BARMM	431,000	12,000	443,000

Sub-total, Support to Operations	361,902,000	15,154,000	377,056,000

Operations
GOVERNMENT AUDITING PROGRAM	5,656,207,000	84,797,000	5,741,004,000

NATIONAL GOVERNMENT AUDITING SUB-PROGRAM	760,617,000	27,014,000	787,631,000

Audit of accounts and transactions of national government agencies, including government operations in foreign countries, conduct of fraud audit and audit of public debts; custody and preservation of vouchers and other supporting documents	675,420,000	25,146,000	700,566,000

National Capital Region (NCR)	675,420,000	4,955,000	680,375,000

Central Office	675,420,000	4,955,000	680,375,000
Region I - Ilocos		1,166,000	1,166,000

Regional Office - I		1,166,000	1,166,000
Cordillera Administrative Region (CAR)		1,273,000	1,273,000

Regional Office - CAR		1,273,000	1,273,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	607
COMMISSION ON AUDIT

Region II - Cagayan Valley		1,492,000	1,492,000

Regional Office - II		1,492,000	1,492,000
Region III - Central Luzon		1,268,000	1,268,000

Regional Office - III		1,268,000	1,268,000
Region IVA - CALABARZON		1,303,000	1,303,000

Regional Office - IVA		1,303,000	1,303,000
Region IVB - MIMAROPA		1,272,000	1,272,000

Regional Office - IVB		1,272,000	1,272,000
Region V - Bicol		1,401,000	1,401,000

Regional Office - V		1,401,000	1,401,000
Region VI - Western Visayas		1,203,000	1,203,000

Regional Office - VI		1,203,000	1,203,000
Region VII - Central Visayas		1,303,000	1,303,000

Regional Office - VII		1,303,000	1,303,000
Region VIII - Eastern Visayas		1,367,000	1,367,000

Regional Office - VIII		1,367,000	1,367,000
Region IX - Zamboanga Peninsula		993,000	993,000

Regional Office - IX		993,000	993,000
Region X - Northern Mindanao		1,561,000	1,561,000

Regional Office - X		1,561,000	1,561,000
Region XI - Davao		1,566,000	1,566,000

Regional Office - XI		1,566,000	1,566,000
Region XII - SOCCSKSARGEN		1,003,000	1,003,000

Regional Office - XII		1,003,000	1,003,000
Region XIII - Caraga		1,187,000	1,187,000

Regional Office - XIII		1,187,000	1,187,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		833,000	833,000

Regional Office - BARMM		833,000	833,000
Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in national offices/agencies	85,197,000	1,868,000	87,065,000

608	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

National Capital Region (NCR)	85,197,000	1,868,000	87,065,000

Central Office	85,197,000	1,868,000	87,065,000
CORPORATE GOVERNMENT AUDITING SUB-PROGRAM	505,766,000	29,422,000	535,188,000

Audit of accounts and transactions of corporate government agencies and their subsidiaries, including government operations in foreign countries; custody and preservation of vouchers and other supporting documents	447,903,000	27,292,000	475,195,000

National Capital Region (NCR)	447,903,000	6,623,000	454,526,000

Central Office	447,903,000	6,623,000	454,526,000
Region I - Ilocos		1,604,000	1,604,000

Regional Office - I		1,604,000	1,604,000
Cordillera Administrative Region (CAR)		1,224,000	1,224,000

Regional Office - CAR		1,224,000	1,224,000
Region II - Cagayan Valley		1,717,000	1,717,000

Regional Office - II		1,717,000	1,717,000
Region III - Central Luzon		1,251,000	1,251,000

Regional Office - III		1,251,000	1,251,000
Region IVA - CALABARZON		1,002,000	1,002,000

Regional Office - IVA		1,002,000	1,002,000
Region IVB - MIMAROPA		1,133,000	1,133,000

Regional Office - IVB		1,133,000	1,133,000
Region V - Bicol		1,636,000	1,636,000

Regional Office - V		1,636,000	1,636,000
Region VI - Western Visayas		1,562,000	1,562,000

Regional Office - VI		1,562,000	1,562,000
Region VII - Central Visayas		1,223,000	1,223,000

Regional Office - VII		1,223,000	1,223,000
Region VIII - Eastern Visayas		1,040,000	1,040,000

Regional Office - VIII		1,040,000	1,040,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	609
COMMISSION ON AUDIT

Region IX - Zamboanga Peninsula		1,414,000	1,414,000

Regional Office - IX		1,414,000	1,414,000
Region X - Northern Mindanao		1,272,000	1,272,000

Regional Office - X		1,272,000	1,272,000
Region XI - Davao		1,581,000	1,581,000

Regional Office - XI		1,581,000	1,581,000
Region XII - SOCCSKSARGEN		1,088,000	1,088,000

Regional Office - XII		1,088,000	1,088,000
Region XIII - Caraga		1,163,000	1,163,000

Regional Office - XIII		1,163,000	1,163,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		759,000	759,000

Regional Office - BARMM		759,000	759,000
Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in corporate government offices/agencies	57,863,000	2,130,000	59,993,000

National Capital Region (NCR)	57,863,000	2,130,000	59,993,000

Central Office	57,863,000	2,130,000	59,993,000
LOCAL GOVERNMENT AUDITING SUB-PROGRAM	4,156,487,000	14,058,000	4,170,545,000

Audit of accounts and transactions of local government units; custody and preservation of vouchers and other supporting documents	4,137,034,000	12,881,000	4,149,915,000

National Capital Region (NCR)	133,403,000	5,472,000	138,875,000

Central Office	133,403,000	5,472,000	138,875,000
Region I - Ilocos	302,382,000	462,000	302,844,000

Regional Office - I	302,382,000	462,000	302,844,000
Cordillera Administrative Region (CAR)	282,360,000	557,000	282,917,000

Regional Office - CAR	282,360,000	557,000	282,917,000
Region II - Cagayan Valley	252,446,000	490,000	252,936,000

Regional Office - II	252,446,000	490,000	252,936,000

610	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Region III - Central Luzon	334,739,000	362,000	335,101,000

Regional Office - III	334,739,000	362,000	335,101,000
Region IVA - CALABARZON	329,765,000	360,000	330,125,000

Regional Office - IVA	329,765,000	360,000	330,125,000
Region IVB- MIMAROPA	195,772,000	469,000	196,241,000

Regional Office - IVB	195,772,000	469,000	196,241,000
Region V - Bicol	313,125,000	377,000	313,502,000

Regional Office - V	313,125,000	377,000	313,502,000
Region VI - Western Visayas	273,877,000	484,000	274,361,000

Regional Office - VI	273,877,000	484,000	274,361,000
Region VII - Central Visayas	192,603,000	574,000	193,177,000

Regional Office - VII	192,603,000	574,000	193,177,000
Region VIII - Eastern Visayas	266,850,000	489,000	267,339,000

Regional Office - VIII	266,850,000	489,000	267,339,000
Region IX - Zamboanga Peninsula	212,832,000	468,000	213,300,000

Regional Office - IX	212,832,000	468,000	213,300,000
Region X - Northern Mindanao	282,056,000	367,000	282,423,000

Regional Office - X	282,056,000	367,000	282,423,000
Region XI - Davao	226,475,000	557,000	227,032,000

Regional Office - XI	226,475,000	557,000	227,032,000
Region XII - SOCCSKSARGEN	189,480,000	474,000	189,954,000

Regional Office - XII	189,480,000	474,000	189,954,000
Region XIII - Caraga	220,874,000	547,000	221,421,000

Regional Office - XIII	220,874,000	547,000	221,421,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	127,995,000	372,000	128,367,000

Regional Office - BARMM	127,995,000	372,000	128,367,000
Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in local government offices/agencies	19,453,000	1,177,000	20,630,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	611
COMMISSION ON AUDIT

National Capital Region (NCR)	19,453,000	1,177,000	20,630,000

Central Office	19,453,000	1,177,000	20,630,000
SPECIAL AUDIT SUB-PROGRAM	139,495,000	10,852,000	150,347,000

Special audit, fraud audit and performance audit conducted on some government agencies, as well as to non-government entities, concerning subsidies and fund transfers from the national government, payment of levies or government shares and financial operations of public utilities for rate determination purposes	139,495,000	10,852,000	150,347,000

National Capital Region (NCR)	139,495,000	10,852,000	150,347,000

Central Office	139,495,000	10,852,000	150,347,000

TECHNICAL SERVICES AND SYSTEMS AUDIT SUB-PROGRAM	93,842,000	3,451,000	97,293,000

Technical services necessary for the discharge of the Commission’s functions including monitoring, analysis and evaluation of prices of goods and services purchased by government agencies	84,965,000	3,405,000	88,370,000

National Capital Region (NCR)	84,965,000	3,405,000	88,370,000

Central Office	84,965,000	3,405,000	88,370,000
Information System/Technology Audit conducted on government agencies with computerized environment		23,000	23,000

National Capital Region (NCR)		23,000	23,000

Central Office		23,000	23,000
Consultancy services rendered to government agencies related to the design/development and installation of internal control systems	8,877,000	23,000	8,900,000

National Capital Region (NCR)	8,877,000	23,000	8,900,000

Central Office	8,877,000	23,000	8,900,000
GOVERNMENT ACCOUNTANCY PROGRAM	65,913,000	923,000	66,836,000

Preparation of annual and other financial reports as may be required of the Commission	59,049,000	430,000	59,479,000

National Capital Region (NCR)	59,049,000	430,000	59,479,000

Central Office	59,049,000	430,000	59,479,000
Formulation and development of accounting standards, policies, rules and regulations for implementation in government agencies		136,000	136,000

National Capital Region (NCR)		136,000	136,000

Central Office		136,000	136,000

612	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Development, installation and maintenance of accounting-related information system for implementation in government agencies				29,000				29,000

National Capital Region (NCR)				29,000				29,000

Central Office				29,000				29,000
Maintenance of the general accounts of the government		6,864,000		328,000				7,192,000

National Capital Region (NCR)		6,864,000		328,000				7,192,000

Central Office		6,864,000		328,000				7,192,000
GOVERNMENT FINANCIAL ADJUDICATION PROGRAM		178,800,000		2,196,000				180,996,000

Adjudication of cases concerning settlement of all accounts pertaining to the revenue and receipts, and expenditures or uses of funds and property in the national, local and corporate agencies, as well as, money claims against the government		178,800,000		2,196,000				180,996,000

National Capital Region (NCR)		178,800,000		2,196,000				180,996,000

Central Office		178,800,000		2,196,000				180,996,000

Sub-total, Operations		5,900,920,000		87,916,000				5,988,836,000

TOTAL NEW APPROPRIATIONS	₱	11,907,274,000	₱	981,971,000	₱	841,125,000	₱	13,730,370,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	5,298,895

Total Permanent Positions	5,298,895

Other Compensation Common to All
Personnel Economic Relief Allowance	195,024
Representation Allowance	33,516
Transportation Allowance	33,516
Clothing and Uniform Allowance	48,756
Mid-Year Bonus - Civilian	441,571
Year End Bonus	441,571
Cash Gift	40,630
Productivity Enhancement Incentive	40,630

DECEMBER 25, 2023	OFFICIAL GAZETTE	613
COMMISSION ON AUDIT

Step Increment	13,247

Total Other Compensation Common to All	1,288,461

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	4,814,200
Anniversary Bonus - Civilian	23,586

Total Other Compensation for Specific Groups	4,837,786

Other Benefits
PAG-IBIG Contributions	9,747
PhilHealth Contributions	115,402
Employees Compensation Insurance Premiums	9,747
Loyalty Award - Civilian	10,630
Terminal Leave	286,015

Total Other Benefits	431,541

Other Personnel Benefits
Pension, Civilian Personnel	50,591

Total Other Personnel Benefits	50,591

Total Personnel Services	11,907,274

Maintenance and Other Operating Expenses
Travelling Expenses	189,172
Training and Scholarship Expenses	20,544
Supplies and Materials Expenses	186,086
Utility Expenses	121,225
Communication Expenses	156,585
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	10,000
Extraordinary and Miscellaneous Expenses	9,834
General Services	154,658
Repairs and Maintenance	40,092
Taxes, Insurance Premiums and Other Fees	13,653
Other Maintenance and Operating Expenses
Advertising Expenses	927
Printing and Publication Expenses	171
Representation Expenses	25,226
Rent/Lease Expenses	2,519
Membership Dues and Contributions to Organizations	248
Subscription Expenses	51,031

Total Maintenance and Other Operating Expenses	981,971

Total Current Operating Expenditures	12,889,245

614	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	558,896
Machinery and Equipment Outlay	149,409
Transportation Equipment Outlay	28,600
Furniture, Fixtures and Books Outlay	104,220

Total Capital Outlays	841,125

TOTAL NEW APPROPRIATIONS	13,730,370

DECEMBER 25, 2023	OFFICIAL GAZETTE	615
COMMISSION ON AUDIT

GENERAL SUMMARY

COMMISSION ON AUDIT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON AUDIT (COA)	₱	11,907,274,000	₱	981,971,000	₱	841,125,000	₱	13,730,370,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON AUDIT	₱	11,907,274,000	₱	981,971,000	₱	841,125,000	₱	13,730,370,000

616	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXXIII. COMMISSION ON ELECTIONS

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	40,103,801,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	1,208,668,000	₱	375,196,000	₱		₱	1,583,864,000
Operations		3,152,898,000		11,427,766,000		1,000,000		14,581,664,000

ELECTION ADMINISTRATION PROGRAM		3,095,220,000		11,426,825,000		1,000,000		14,523,045,000
ELECTORAL ENFORCEMENT AND ADJUDICATION PROGRAM		57,678,000		941,000				58,619,000

Total, Regular Programs		4,361,566,000		11,802,962,000		1,000,000		16,165,528,000

B. PROJECT(S)
Locally-Funded Project(s)		611,430,000		23,277,607,000		49,236,000		23,938,273,000

Total, Project(s)		611,430,000		23,277,607,000		49,236,000		23,938,273,000

TOTAL NEW APPROPRIATIONS	₱	4,972,996,000	₱	35,080,569,000	₱	50,236,000	₱	40,103,801,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of the Commission on Elections (COMELEC) is hereby authorized to:

(a)	formulate and implement the COMELEC’s organizational structure;

(b)

fix and determine the salaries, allowances and other benefits of personnel of the COMELEC in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the COMELEC.

2. Use of Savings. The Chairperson of COMELEC is authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

3. Special Audit of Printing Expenditures. The amounts appropriated herein for registration, plebiscite, referendum and election related expenditures, including those incurred for printing of ballots and similar paraphernalia shall be used exclusively for said purposes. A special audit on all expenditures incurred for printing jobs and materials used during said activities shall be undertaken by the COA within six (6) months from the conduct thereof.

The COA shall submit to the DBM, the Speaker of the House of Representatives and the President of the Senate of the Philippines, copies of the COA Special Audit report within one (1) month after the said audit.

4. Reporting and Posting Requirements. The COMELEC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	COMELEC’s website.

DECEMBER 25, 2023	OFFICIAL GAZETTE	617
COMMISSION ON ELECTIONS

The COMELEC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	595,326,000	₱	375,196,000	₱		₱	970,522,000

National Capital Region (NCR)		595,326,000		375,196,000				970,522,000

Central Office		595,326,000		375,196,000				970,522,000
Administration of Personnel Benefits		613,342,000						613,342,000

National Capital Region (NCR)		613,342,000						613,342,000

Central Office		613,342,000						613,342,000

Sub-total, General Administration and Support		1,208,668,000		375,196,000				1,583,864,000

Operations
ELECTION ADMINISTRATION PROGRAM		3,095,220,000		11,426,825,000		1,000,000		14,523,045,000

VOTER EDUCATION AND REGISTRATION MANAGEMENT SUB-PROGRAM		16,177,000		809,000				16,986,000

Conduct of voter’s education and information campaign, print/radio/television and social media		16,177,000		809,000				16,986,000

National Capital Region (NCR)		16,177,000		809,000				16,986,000

Central Office		16,177,000		809,000				16,986,000
ELECTORAL SUPERVISION AND MONITORING SUB-PROGRAM		3,079,043,000		11,426,016,000		1,000,000		14,506,059,000

Preparation of maps of territorial units of voting centers, the establishment of new voting centers, and the transfer, merger or abolition of existing ones		24,486,000		1,900,000				26,386,000

National Capital Region (NCR)		24,486,000		1,900,000				26,386,000

Central Office		24,486,000		1,900,000				26,386,000

618	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Development of software system and procedures	32,682,000	168,974,000		201,656,000

National Capital Region (NCR)	32,682,000	168,974,000		201,656,000

Central Office	32,682,000	168,974,000		201,656,000
Monitoring the implementation of the conduct of election and other political exercises and development of measures to improve the registration and election systems including the dissemination of election results of previous elections	16,308,000	520,000		16,828,000

National Capital Region (NCR)	15,337,000	520,000		15,857,000

Central Office	15,337,000	520,000		15,857,000
Region XII - SOCCSKSARGEN	971,000			971,000

Regional Office XII	971,000			971,000
Conduct and supervision of elections, referenda, recall votes and plebiscites	2,974,873,000	11,253,744,000	1,000,000	14,229,617,000

National Capital Region (NCR)	944,354,000	11,193,605,000	1,000,000	12,138,959,000

Central Office	841,122,000	11,179,000,000	1,000,000	12,021,122,000
Regional Office - NCR	103,232,000	14,605,000		117,837,000
Region I - Ilocos	136,734,000	3,893,000		140,627,000

Regional Office - I	136,734,000	3,893,000		140,627,000
Cordillera Administrative Region (CAR)	98,562,000	3,013,000		101,575,000

Regional Office - CAR	98,562,000	3,013,000		101,575,000
Region II - Cagayan Valley	114,176,000	2,905,000		117,081,000

Regional Office - II	114,176,000	2,905,000		117,081,000
Region III - Central Luzon	172,975,000	4,738,000		177,713,000

Regional Office - III	172,975,000	4,738,000		177,713,000
Region IVA - CALABARZON	190,680,000	6,737,000		197,417,000

Regional Office - IVA	190,680,000	6,737,000		197,417,000
Region IVB - MIMAROPA	90,762,000	2,610,000		93,372,000

Regional Office - IVB	90,762,000	2,610,000		93,372,000
Region V - Bicol	159,383,000	3,515,000		162,898,000

Regional Office - V	159,383,000	3,515,000		162,898,000
Region VI - Western Visayas	170,334,000	4,371,000		174,705,000

Regional Office - VI	170,334,000	4,371,000		174,705,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	619
COMMISSION ON ELECTIONS

Region VII - Central Visayas	160,779,000	4,750,000	165,529,000

Regional Office - VII	160,779,000	4,750,000	165,529,000
Region VIII - Eastern Visayas	169,664,000	4,247,000	173,911,000

Regional Office - VIII	169,664,000	4,247,000	173,911,000
Region IX - Zamboanga Peninsula	88,867,000	3,359,000	92,226,000

Regional Office - IX	88,867,000	3,359,000	92,226,000
Region X - Northern Mindanao	111,794,000	3,386,000	115,180,000

Regional Office - X	111,794,000	3,386,000	115,180,000
Region XI - Davao	77,836,000	3,203,000	81,039,000

Regional Office - XI	77,836,000	3,203,000	81,039,000
Region XII - SOCCSKSARGEN	202,111,000	6,278,000	208,389,000

Regional Office - BARMM	125,987,000	3,126,000	129,113,000
Regional Office - XII	76,124,000	3,152,000	79,276,000
Region XIII - Caraga	85,862,000	3,134,000	88,996,000

Regional Office - XIII	85,862,000	3,134,000	88,996,000
Maintenance, Updating and Safekeeping of Voter Registration Records, election statistics, results and records for record services	30,694,000	878,000	31,572,000

National Capital Region (NCR)	30,694,000	878,000	31,572,000

Central Office	30,694,000	878,000	31,572,000
ELECTORAL ENFORCEMENT AND ADJUDICATION PROGRAM	57,678,000	941,000	58,619,000

Legal research and issuance of rulings and opinions	8,766,000	318,000	9,084,000

National Capital Region (NCR)	8,766,000	318,000	9,084,000

Central Office	8,766,000	318,000	9,084,000
Investigation and prosecution of violations of election laws	15,971,000	113,000	16,084,000

National Capital Region (NCR)	15,971,000	113,000	16,084,000

Central Office	15,971,000	113,000	16,084,000
Processing and control of election records/paraphernalia subject to contests	6,208,000		6,208,000

National Capital Region (NCR)	6,208,000		6,208,000

Central Office	6,208,000		6,208,000

620	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Hearing/Trial of cases		26,733,000		510,000				27,243,000

National Capital Region (NCR)		26,733,000		510,000				27,243,000

Central Office		26,733,000		510,000				27,243,000

Sub-total, Operations		3,152,898,000		11,427,766,000		1,000,000		14,581,664,000

Total, Regular Programs		4,361,566,000		11,802,962,000		1,000,000		16,165,528,000

PROJECT(S)
Locally-Funded Project(s)
Preparatory National and Local Elections		608,244,000		23,246,054,000		49,236,000		23,903,534,000

National Capital Region (NCR)		608,244,000		23,246,054,000		49,236,000		23,903,534,000

Central Office		608,244,000		23,246,054,000		49,236,000		23,903,534,000
Overseas Absentee Voting Continuing Registration		1,825,000		21,537,000				23,362,000

National Capital Region (NCR)		1,825,000		21,537,000				23,362,000

Central Office		1,825,000		21,537,000				23,362,000
Recall, Special Elections, Referenda and Initiatives		1,361,000		10,016,000				11,377,000

National Capital Region (NCR)		1,361,000		10,016,000				11,377,000

Central Office		1,361,000		10,016,000				11,377,000

Sub-total, Locally-Funded Project(s)		611,430,000		23,277,607,000		49,236,000		23,938,273,000

Total, Project(s)		611,430,000		23,277,607,000		49,236,000		23,938,273,000

TOTAL NEW APPROPRIATIONS	₱	4,972,996,000	₱	35,080,569,000	₱	50,236,000	₱	40,103,801,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,971,657

Total Permanent Positions	1,971,657

Other Compensation Common to All
Personnel Economic Relief Allowance	114,768
Representation Allowance	11,646

DECEMBER 25, 2023	OFFICIAL GAZETTE	621
COMMISSION ON ELECTIONS

Transportation Allowance	11,646
Clothing and Uniform Allowance	28,692
Honoraria	2,998
Overtime Pay	1,398,432
Mid-Year Bonus - Civilian	164,306
Year End Bonus	164,306
Cash Gift	23,910
Productivity Enhancement Incentive	23,910
Step Increment	4,927

Total Other Compensation Common to All	1,949,541

Other Compensation for Specific Groups
Hazard Pay	30,000
Lump-sum for filling of Positions - Civilian	512,315

Total Other Compensation for Specific Groups	542,315

Other Benefits
PAG-IBIG Contributions	5,735
PhilHealth Contributions	42,733
Employees Compensation Insurance Premiums	5,735
Terminal Leave	101,027

Total Other Benefits	155,230

Other Personnel Benefits
Pension, Civilian Personnel	98,517

Total Other Personnel Benefits	98,517

Non-Permanent Positions	255,736

Total Personnel Services	4,972,996

Maintenance and Other Operating Expenses
Travelling Expenses	173,364
Training and Scholarship Expenses	431,952
Supplies and Materials Expenses	2,676,965
Utility Expenses	42,892
Communication Expenses	1,842,682
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,214
Professional Services	7,198,299
General Services	25,725
Repairs and Maintenance	82,399
Taxes, Insurance Premiums and Other Fees	7,665
Other Maintenance and Operating Expenses
Advertising Expenses	12,506
Printing and Publication Expenses	1,675,424
Representation Expenses	19,193
Transportation and Delivery Expenses	602,379

622	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rent/Lease Expenses	20,096,332
Subscription Expenses	9,738
Donations	887
Other Maintenance and Operating Expenses	176,953

Total Maintenance and Other Operating Expenses	35,080,569

Total Current Operating Expenditures	40,053,565

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	49,236
Other Property, Plant and Equipment Outlay	1,000

Total Capital Outlays	50,236

TOTAL NEW APPROPRIATIONS	40,103,801

DECEMBER 25, 2023	OFFICIAL GAZETTE	623
COMMISSION ON ELECTIONS

GENERAL SUMMARY

COMMISSION ON ELECTIONS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON ELECTIONS	₱	4,972,996,000	₱	35,080,569,000	₱	50,236,000	₱	40,103,801,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON ELECTIONS	₱	4,972,996,000	₱	35,080,569,000	₱	50,236,000	₱	40,103,801,000

624	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXXIV. OFFICE OF THE OMBUDSMAN

For general administration and support, support to operations and operations, including locally-funded project(s), as indicated hereunder	₱	5,534,721,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	2,128,240,000	₱	1,108,505,000	₱	642,218,000	₱	3,878,963,000
Support to Operations		15,328,000		37,567,000				52,895,000
Operations		933,459,000		560,404,000				1,493,863,000

ANTI-CORRUPTION INVESTIGATION PROGRAM		524,961,000		237,186,000				762,147,000
ANTI-CORRUPTION ENFORCEMENT PROGRAM		330,408,000		219,970,000				550,378,000
OMBUDSMAN PUBLIC ASSISTANCE PROGRAM		35,024,000		49,320,000				84,344,000
CORRUPTION PREVENTION PROGRAM		43,066,000		53,928,000				96,994,000

Total, Regular Programs		3,077,027,000		1,706,476,000		642,218,000		5,425,721,000

B. PROJECT(S)
Locally-Funded Project(s)				109,000,000				109,000,000

Total, Project(s)				109,000,000				109,000,000

TOTAL NEW APPROPRIATIONS	₱	3,077,027,000	₱	1,815,476,000	₱	642,218,000	₱	5,534,721,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Ombudsman is hereby authorized to:

(a)	formulate and implement Office of the Ombudsman’s organizational structure;

(b)

fix and determine the salaries, allowances and other benefits of personnel of the Office of the Ombudsman in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the Office of the Ombudsman.

2. Non-Recurring Expenses. All non-recurring appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Office of the Ombudsman’s appropriations that may not be reduced by Congress under Section 38 of R.A. No. 6770.

3. Use of Savings. The Ombudsman is authorized to use savings from the appropriations of the Office of the Ombudsman to augment actual deficiencies in any item of its appropriations for the current year, which may include the following purposes: (i) printing and/or publications of decisions, resolutions, and training information materials; (ii) repair, maintenance and improvement of central and regional offices, facilities and equipment; (iii) purchase of equipment, books, journals and periodicals; (iv) necessary expenses for the employment of temporary, contractual and casual employees; and (v) payment of extraordinary and miscellaneous expenses, representation and transportation allowances, and other authorized benefits of its officials and employees, subject to pertinent budgeting, accounting and auditing rules and regulations.

DECEMBER 25, 2023	OFFICIAL GAZETTE	625
OFFICE OF THE OMBUDSMAN

4. Use of Income. The Office of the Ombudsman may use the income generated from fees collected by it, subject to the conditions under pertinent sections in the General Provisions of this Act and for purposes as may be specifically authorized therein or by applicable provisions of law.

5. Reporting and Posting Requirements. The Office of the Ombudsman shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	Office of the Ombudsman’s website.

The Office of the Ombudsman shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice of said agencies shall be considered the date of compliance with this requirement.

6. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	426,886,000	₱	1,108,505,000	₱	642,218,000	₱	2,177,609,000
Administration of Personnel Benefits		1,701,354,000						1,701,354,000

Sub-total, General Administration and Support		2,128,240,000		1,108,505,000		642,218,000		3,878,963,000

Support to Operations
Operation and Maintenance of
Computerized Management Information System		12,523,000		35,961,000				48,484,000
Statistical Services		2,805,000		1,606,000				4,411,000

Sub-total, Support to Operations		15,328,000		37,567,000				52,895,000

Operations
ANTI-CORRUPTION INVESTIGATION PROGRAM		524,961,000		237,186,000				762,147,000

Conduct of fact-finding investigation and lifestyle check for case build-up against erring public officials		509,809,000		205,791,000				715,600,000
Preliminary investigation of criminal and forfeiture cases against erring public officials		15,152,000		31,395,000				46,547,000
ANTI-CORRUPTION ENFORCEMENT PROGRAM		330,408,000		219,970,000				550,378,000

Adjudication on administrative cases against erring public officials to enforce anti-corruption laws		105,091,000		39,175,000				144,266,000
Prosecution of criminal and forfeiture cases filed against erring public officials with the Sandiganbayan and Regional Trial Courts		208,250,000		180,601,000				388,851,000

626	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Advocacy of Ombudsman cases appealed to the Court of Appeals and Supreme Court including the filing of special civil actions with the Supreme Court		17,067,000		194,000				17,261,000
OMBUDSMAN PUBLIC ASSISTANCE PROGRAM		35,024,000		49,320,000				84,344,000

Delivery of responsive and meaningful Public Assistance to address red tape in the bureaucracy		35,024,000		49,320,000				84,344,000
CORRUPTION PREVENTION PROGRAM		43,066,000		53,928,000				96,994,000

Development and implementation of integrity promotion programs to generate a critical mass of anti-corruption advocates in the campaign against official abuse		9,171,000		31,083,000				40,254,000
Conduct of integrity assessments and corruption diagnostics to reduce the vulnerability of government agencies to corruption, inefficiency, and red tape		33,895,000		22,845,000				56,740,000

Sub-total, Operations		933,459,000		560,404,000				1,493,863,000

Total, Regular Programs		3,077,027,000		1,706,476,000		642,218,000		5,425,721,000

PROJECT(S)
Locally-Funded Project(s)
Whistleblower Account/Reward				10,000,000				10,000,000
Counterpart fund for the “Aral and Asal” Project per Memorandum of Understanding (MOU) between the Office of the Ombudsman, the Commission on Higher Education (CHED) and the University of the Philippines System (UPS) signed on September 26, 2019				99,000,000				99,000,000

Sub-total, Locally-Funded Project(s)				109,000,000				109,000,000

Total, Project(s)				109,000,000				109,000,000

TOTAL NEW APPROPRIATIONS	₱	3,077,027,000	₱	1,815,476,000	₱	642,218,000	₱	5,534,721,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	974,901

Total Permanent Positions	974,901

DECEMBER 25, 2023	OFFICIAL GAZETTE	627
OFFICE OF THE OMBUDSMAN

Other Compensation Common to All
Personnel Economic Relief Allowance	29,520
Representation Allowance	40,818
Transportation Allowance	40,818
Clothing and Uniform Allowance	7,380
Honoraria	6,038
Mid-Year Bonus - Civilian	81,243
Year End Bonus	81,243
Cash Gift	6,150
Productivity Enhancement Incentive	6,150
Step Increment	2,437

Total Other Compensation Common to All	301,797

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	551
Lump-sum for filling of Positions - Civilian	1,311,727

Total Other Compensation for Specific Groups	1,312,278

Other Benefits
PAG-IBIG Contributions	1,476
PhilHealth Contributions	17,448
Employees Compensation Insurance Premiums	1,476
Retirement Gratuity	313,412
Loyalty Award - Civilian	1,150
Terminal Leave	76,215

Total Other Benefits	411,177

Other Personnel Benefits
Pension, Civilian Personnel	76,874

Total Other Personnel Benefits	76,874

Total Personnel Services	3,077,027

Maintenance and Other Operating Expenses
Travelling Expenses	239,023
Training and Scholarship Expenses	159,656
Supplies and Materials Expenses	476,954
Utility Expenses	175,435
Communication Expenses	93,353
Awards/Rewards and Prizes	10,000
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	1,000
Extraordinary and Miscellaneous Expenses	26,865
Professional Services	48,081
General Services	216,605
Repairs and Maintenance	72,555
Taxes, Insurance Premiums and Other Fees	18,995

628	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Other Maintenance and Operating Expenses
Advertising Expenses	14,393
Printing and Publication Expenses	10,585
Representation Expenses	20,752
Transportation and Delivery Expenses	8,791
Rent/Lease Expenses	33,299
Subscription Expenses	23,800
Other Maintenance and Operating Expenses	165,334

Total Maintenance and Other Operating Expenses	1,815,476

Total Current Operating Expenditures	4,892,503

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	167,500
Buildings and Other Structures	50,000
Machinery and Equipment Outlay	242,629
Transportation Equipment Outlay	32,430
Furniture, Fixtures and Books Outlay	91,670
Other Property, Plant and Equipment Outlay	18,980
Intangible Assets Outlay	39,009

Total Capital Outlays	642,218

TOTAL NEW APPROPRIATIONS	5,534,721

DECEMBER 25, 2023	OFFICIAL GAZETTE	629
OFFICE OF THE OMBUDSMAN

GENERAL SUMMARY

OFFICE OF THE OMBUDSMAN

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE OMBUDSMAN	₱	3,077,027,000	₱	1,815,476,000	₱	642,218,000	₱	5,534,721,000

TOTAL NEW APPROPRIATIONS, OFFICE OF THE OMBUDSMAN	₱	3,077,027,000	₱	1,815,476,000	₱	642,218,000	₱	5,534,721,000

630	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXXV. COMMISSION ON HUMAN RIGHTS

A. COMMISSION ON HUMAN RIGHTS

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	937,342,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support	₱	175,630,000	₱	101,377,000	₱	15,500,000	₱	292,507,000
Support to Operations		25,295,000		68,854,000		77,750,000		171,899,000
Operations		310,598,000		159,200,000				469,798,000

HUMAN RIGHTS PROTECTION PROGRAM		228,314,000		87,027,000				315,341,000
HUMAN RIGHTS PROMOTION PROGRAM		49,792,000		28,664,000				78,456,000
HUMAN RIGHTS POLICY ADVISORY PROGRAM		32,492,000		43,509,000				76,001,000

Total, Regular Programs		511,523,000		329,431,000		93,250,000		934,204,000

B. PROJECT(S)
Locally-Funded Project(s)				3,138,000				3,138,000

Total, Project(s)				3,138,000				3,138,000

TOTAL NEW APPROPRIATIONS	₱	511,523,000	₱	332,569,000	₱	93,250,000	₱	937,342,000

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on Human Rights (CHR) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	CHR’s website.

The CHR shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 25, 2023	OFFICIAL GAZETTE	631
COMMISSION ON HUMAN RIGHTS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	166,642,000	₱	101,377,000	₱	15,500,000	₱	283,519,000
Administration of Personnel Benefits		8,988,000						8,988,000

Sub-total, General Administration and Support		175,630,000		101,377,000		15,500,000		292,507,000

Support to Operations
Formulation, coordination, monitoring and evaluation of Agency plans, policies, programs and projects; management of databank; information systems; and corporate communications		25,295,000		68,854,000		77,750,000		171,899,000

Sub-total, Support to Operations		25,295,000		68,854,000		77,750,000		171,899,000

Operations
HUMAN RIGHTS PROTECTION PROGRAM		228,314,000		87,027,000				315,341,000

Documentation and management of complaints of human rights violations (HRVs), forensic and medico-legal services, legal assistance and counseling, financial assistance witness security and other adjunct protection services		218,011,000		70,399,000				288,410,000
Conduct of regular visitations in places of detention and rehabilitation facilities and preventive monitoring of human rights conditions herein		10,303,000		16,628,000				26,931,000
HUMAN RIGHTS PROMOTION PROGRAM		49,792,000		28,664,000				78,456,000

Implementation of a continuing program of research, education and information		49,792,000		28,664,000				78,456,000
HUMAN RIGHTS POLICY ADVISORY PROGRAM		32,492,000		43,509,000				76,001,000

Formulation and advocacy of human rights policies, plans and programs; and monitoring implementation of international human rights instruments		32,492,000		43,509,000				76,001,000

Sub-total, Operations		310,598,000		159,200,000				469,798,000

Total, Regular Programs		511,523,000		329,431,000		93,250,000		934,204,000

PROJECT(S)
Locally-Funded Project(s)
Perception Survey on the Challenges in Human Rights Implementation in the Philippines				3,138,000				3,138,000

Sub-total, Locally-Funded Project(s)				3,138,000				3,138,000

Total, Project(s)				3,138,000				3,138,000

TOTAL NEW APPROPRIATIONS	₱	511,523,000	₱	332,569,000	₱	93,250,000	₱	937,342,000

632	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	366,845

Total Permanent Positions	366,845

Other Compensation Common to All
Personnel Economic Relief Allowance	15,672
Representation Allowance	3,678
Transportation Allowance	3,678
Clothing and Uniform Allowance	3,918
Mid-Year Bonus - Civilian	30,571
Year End Bonus	30,571
Cash Gift	3,265
Productivity Enhancement Incentive	3,265
Step Increment	918

Total Other Compensation Common to All	95,536

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,293

Total Other Compensation for Specific Groups	1,293

Other Benefits
PAG-IBIG Contributions	784
PhilHealth Contributions	7,798
Employees Compensation Insurance Premiums	784
Loyalty Award - Civilian	405
Terminal Leave	8,988

Total Other Benefits	18,759

Other Personnel Benefits
Pension, Civilian Personnel	16,744

Total Other Personnel Benefits	16,744

Non-Permanent Positions	12,346

Total Personnel Services	511,523

Maintenance and Other Operating Expenses
Travelling Expenses	59,086
Training and Scholarship Expenses	44,060

DECEMBER 25, 2023	OFFICIAL GAZETTE	633
COMMISSION ON HUMAN RIGHTS

Supplies and Materials Expenses	31,831
Utility Expenses	19,049
Communication Expenses	22,609
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	1,000
Extraordinary and Miscellaneous Expenses	3,334
Professional Services	57,045
General Services	22,838
Repairs and Maintenance	5,259
Financial Assistance/Subsidy	3,800
Taxes, Insurance Premiums and Other Fees	652
Other Maintenance and Operating Expenses
Advertising Expenses	139
Printing and Publication Expenses	4,496
Representation Expenses	8,925
Transportation and Delivery Expenses	2,621
Rent/Lease Expenses	10,450
Membership Dues and Contributions to Organizations	450
Subscription Expenses	5,670
Donations	21,200
Bank Transaction Fee	10
Other Maintenance and Operating Expenses	8,045

Total Maintenance and Other Operating Expenses	332,569

Total Current Operating Expenditures	844,092

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	77,750
Transportation Equipment Outlay	15,500

Total Capital Outlays	93,250

TOTAL NEW APPROPRIATIONS	937,342

B. HUMAN RIGHTS VIOLATIONS VICTIMS’ MEMORIAL COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	42,348,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support	₱	10,162,000	₱	15,037,000		₱	25,199,000
Operations		9,903,000		7,246,000			17,149,000

HUMAN RIGHTS EDUCATION PROGRAM		9,903,000		7,246,000			17,149,000

TOTAL NEW APPROPRIATIONS	₱	20,065,000	₱	22,283,000		₱	42,348,000

634	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Release of Trust Receipts. Pursuant to Section 26 of R.A. No. 10368 (Human Rights Victims Reparation and Recognition Act of 2013), the Bureau of the Treasury (BTr) and the Department of Budget and Management (DBM) shall release to the Human Rights Violations Victims’ Memorial Commission (HRVVMC) the accrued interest of Five Hundred Eighty Two Million Ninety Nine Thousand Eight Hundred Eight Pesos and Sixty Six Centavos (₱582,099,808.66) as of October 31, 2023, notwithstanding the expiration of the balance of the said principal of Ten Billion Pesos (₱10,000,000,000) Reparation Fund as of December 31, 2019. The said interest, which is constituted as a trust fund in the National Treasury for the HRVVMC, shall be released upon request of the Memorial Commission to support its budgetary requirements for the establishment and operation of Human Rights Violations Victims’ Memorial, Museum, Library and Compendium until the fund is fully utilized subject to budgeting, accounting and auditing rules and regulations.

2. Reporting and Posting Requirements. The HRVVMC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	HRVVMC’s website.

The HRVVMC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision	₱	10,162,000	₱	15,037,000		₱	25,199,000

Sub-total, General Administration and Support		10,162,000		15,037,000			25,199,000

Operations
HUMAN RIGHTS EDUCATION PROGRAM		9,903,000		7,246,000			17,149,000

Memorialization of the Lessons of the Martial Law Atrocities		9,903,000		7,246,000			17,149,000

Sub-total, Operations		9,903,000		7,246,000			17,149,000

TOTAL NEW APPROPRIATIONS	₱	20,065,000	₱	22,283,000		₱	42,348,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	635
COMMISSION ON HUMAN RIGHTS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	15,353

Total Permanent Positions	15,353

Other Compensation Common to All
Personnel Economic Relief Allowance	576
Representation Allowance	390
Transportation Allowance	390
Clothing and Uniform Allowance	144
Mid-Year Bonus - Civilian	1,279
Year End Bonus	1,279
Cash Gift	120
Productivity Enhancement Incentive	120
Step Increment	38

Total Other Compensation Common to All	4,336

Other Benefits
PAG-IBIG Contributions	29
PhilHealth Contributions	318
Employees Compensation Insurance Premiums	29

Total Other Benefits	376

Total Personnel Services	20,065

Maintenance and Other Operating Expenses
Travelling Expenses	945
Training and Scholarship Expenses	2,475
Supplies and Materials Expenses	1,675
Utility Expenses	661
Communication Expenses	460
Professional Services	3,630
General Services	3,324
Other Maintenance and Operating Expenses
Advertising Expenses	27
Printing and Publication Expenses	82
Representation Expenses	88
Rent/Lease Expenses	5,310
Subscription Expenses	106
Other Maintenance and Operating Expenses	3,500

Total Maintenance and Other Operating Expenses	22,283

Total Current Operating Expenditures	42,348

TOTAL NEW APPROPRIATIONS	42,348

636	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

COMMISSION ON HUMAN RIGHTS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON HUMAN RIGHTS	₱	511,523,000	₱	332,569,000	₱	93,250,000	₱	937,342,000
B. HUMAN RIGHTS VIOLATIONS VICTIMS’ MEMORIAL COMMISSION		20,065,000		22,283,000				42,348,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON HUMAN RIGHTS	₱	531,588,000	₱	354,852,000	₱	93,250,000	₱	979,690,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	637
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

XXXVI. BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

A. DEPARTMENT OF AGRICULTURE

A.1. NATIONAL DAIRY AUTHORITY

For subsidy requirements in accordance with the programs and project(s), as indicated hereunder	₱	522,374,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	21,926,000		₱	21,926,000
Support to Operations			32,415,000			32,415,000
Operations			396,851,000			396,851,000

DAIRY INDUSTRY DEVELOPMENT PROGRAM			396,851,000			396,851,000

Total, Regular Programs			451,192,000			451,192,000

B. PROJECT(S)
Foreign-Assisted Project(s)			71,182,000			71,182,000

Total, Project(s)			71,182,000			71,182,000

TOTAL NEW APPROPRIATIONS		₱	522,374,000		₱	522,374,000

Special Provision(s)

1. Subsidy to the National Dairy Authority. The amount of Four Hundred Sixty Eight Million Thirty Three Thousand Pesos (₱468,033,000) appropriated herein under the subsidy to the National Dairy Authority (NDA) shall be used for the implementation of the Dairy Industry Development Program.

The NDA shall ensure that implementation of the foregoing shall directly benefit farmers registered under the Registry System for Basic Sectors in Agriculture, with priority given to the provinces or regions where the absolute number of poor farmers and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA.

2. Dairy Enterprise Development. Of the amount appropriated herein under the Dairy Industry Development Program, the amount of Twenty Six Million Six Hundred Seven Thousand Nine Hundred Pesos (₱26,607,900) appropriated under the Dairy Enterprise Development Program shall be used to ensure the marketability of locally produced milk and the viability and sustainability of local dairy enterprises including (a) capability building, (b) market development, (c) milk processing support services, and (d) support to the milk feeding program.

3. Dairy Herd Build-up. Of the amount appropriated herein under the Dairy Industry Development Program, the amount of Two Hundred Seventy Seven Million Five Hundred Eighty Four Thousand One Hundred Pesos (₱277,584,100) appropriated under the Dairy Herd Build-up shall be used to ensure the increase in both local dairy stocks and local milk production: Provided , That the amounts of (1) One Hundred Ninety Million Nine Hundred Ten Thousand Pesos (₱190,910,000) will be used for the procurement of dairy animals and (2) Seventy Seven Million One Hundred Sixty Four Thousand One Hundred Pesos (₱77,164,100) shall be used for the (a) production of dairy animals through artificial insemination; (b) dairy animal health services; (c) dairy animal nutritional services; and (d) enhancement/development of dairy farms and other dairy facilities including maintenance of the NDA stock farms: Provided, further , That climate change adaptation projects will be implemented including assistance on the installation of solar-powered submersible pumps in dairy farms assisted by the NDA, installation of biogas digesters to manage methane gas emissions, and solid waste and water treatment facilities, alongside solid-liquid waste separators that will not only help manage dairy animal manure effectively but also facilitate its conversion into valuable byproducts like fertilizers: Provided, furthermore, That part of this activity shall be for the forage and silage production including the establishment of feed centers that will ensure that the best nutrition is provided to dairy animals.

4. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NDA.

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GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	21,926,000		₱	21,926,000

Sub-total, General Administration and Support			21,926,000			21,926,000

Support to Operations
Industry Support Program			32,415,000			32,415,000

Sub-total, Support to Operations			32,415,000			32,415,000

Operations
DAIRY INDUSTRY DEVELOPMENT PROGRAM			396,851,000			396,851,000

Dairy Herd Build-Up			330,761,000			330,761,000
Dairy Enterprise Development			66,090,000			66,090,000

Sub-total, Operations			396,851,000			396,851,000

Total, Regular Programs			451,192,000			451,192,000

PROJECT(S)
Foreign-Assisted Project(s)
Intensified Community-Based Dairy Enterprise Development			71,182,000			71,182,000

Loan Proceeds			71,182,000			71,182,000

Sub-total, Foreign-Assisted Project(s)			71,182,000			71,182,000

Total, Project(s)			71,182,000			71,182,000

TOTAL NEW APPROPRIATIONS		₱	522,374,000		₱	522,374,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	639
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	522,374

Total Maintenance and Other Operating Expenses	522,374

Total Current Operating Expenditures	522,374

TOTAL NEW APPROPRIATIONS	522,374

A.2. NATIONAL FOOD AUTHORITY

For subsidy requirements in accordance with the program and project(s), indicated hereunder	₱	14,032,000,000

New Appropriations, by Programs/Projects

		Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	9,000,000,000		₱	9,000,000,000

BUFFER STOCKING PROGRAM			9,000,000,000			9,000,000,000

Total, Regular Programs			9,000,000,000			9,000,000,000

B. PROJECT(S)
Locally-Funded Project(s)		₱	5,032,000,000		₱	5,032,000,000

Total, Project(s)			5,032,000,000			5,032,000,000

TOTAL NEW APPROPRIATIONS		₱	14,032,000,000		₱	14,032,000,000

Special Provision(s)

1. Subsidy to the National Food Authority. The amount of Fourteen Billion Thirty Two Million Pesos (₱14,032,000,000) appropriated herein as subsidy to the National Food Authority (NFA) shall be used for the following: (a) Five Billion Pesos (₱5,000,000,000) for the construction, repair, and rehabilitation of NFA warehouses; and (b) Nine Billion Thirty Two Million Pesos (₱9,032,000,000) for the implementation of the Buffer Stocking Program of the NFA in times of calamities, fortuitous events, or shortfall in production. Sufficient rice buffer stock shall be sourced solely from local farmers: Provided, That Thirty Two Million Pesos (₱32,000,000) shall be for the targeted rice distribution program to be utilized by the NFA for the distribution of rice to families affected by emergencies and calamities.

The NFA shall submit a quarterly progress report on the status of the project to the Congressional Oversight Committee on Agricultural and Fisheries Modernization (COCAFM).

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NFA.

New Appropriations, by Programs/Activities/Projects

		Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
REGULAR PROGRAMS
Operations
BUFFER STOCKING PROGRAM		₱ 9,000,000,000		₱	9,000,000,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Sub-total, Operations		9,000,000,000		9,000,000,000

Total, Regular Programs		9,000,000,000		9,000,000,000

PROJECT(S)
Locally-Funded Project(s)
Targeted Rice Distribution Program		32,000,000		32,000,000
Establishment/Repair/Rehabilitation of NFA Warehouses in support to the Buffer Stocking Program		5,000,000,000		5,000,000,000

Sub-total, Locally-Funded Project(s)		5,032,000,000		5,032,000,000

Total, Project(s)		5,032,000,000		5,032,000,000

TOTAL NEW APPROPRIATIONS	₱	14,032,000,000	₱	14,032,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	14,032,000

Total Maintenance and Other Operating Expenses	14,032,000

Total Current Operating Expenditures	14,032,000

TOTAL NEW APPROPRIATIONS	14,032,000

A.3. NATIONAL IRRIGATION ADMINISTRATION

For subsidy requirements in accordance with the programs and project(s), as indicated hereunder	₱	70,220,329,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	8,131,765,000		₱	8,131,765,000
Support to Operations			5,272,454,000			5,272,454,000
Operations			31,405,482,000			31,405,482,000

IRRIGATION SYSTEMS RESTORATION PROGRAM			29,569,334,000			29,569,334,000
IRRIGATION SYSTEMS DEVELOPMENT PROGRAM			1,836,148,000			1,836,148,000

Total, Regular Programs			44,809,701,000			44,809,701,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	641
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

B. PROJECT(S)
Locally-Funded Project(s)		24,993,208,000		24,993,208,000
Foreign-Assisted Project(s)		417,420,000		417,420,000

Total, Project(s)		25,410,628,000		25,410,628,000

TOTAL NEW APPROPRIATIONS	₱	70,220,329,000	₱	70,220,329,000

Special Provision(s)

1. Subsidy for Operating Requirements. The amount of Seven Billion Three Hundred Three Million One Hundred Seventy Six Thousand Pesos (₱7,303,176,000) appropriated herein shall be used to cover the operating requirements of NIA and the cost for the operations and maintenance of existing irrigation facilities.

In no case shall NIA collect irrigation service fees from farmers with landholdings of eight (8) hectares and below in accordance with Section 3 of R.A. No. 10969.

2. Right-of-Way and Feasibility Studies. The amounts of One Hundred Thirty One Million Eight Hundred Seventy Nine Thousand Pesos (₱131,879,000) and Two Hundred Twenty Seven Million One Hundred Fifty Eight Thousand Pesos (₱227,158,000) appropriated herein shall be used for: (i) right-of-way expenses authorized under R.A. No. 10752; and (ii) feasibility study and detailed engineering design, respectively, relative to the implementation of projects of NIA.

Release of funds shall be subject to the guidelines issued by NIA for the purpose.

3. Comprehensive Agrarian Reform Program. The amount of One Billion Two Hundred Twenty Five Million Pesos (₱1,225,000,000) appropriated herein under the subsidy for NIA shall be used for Other Irrigation Sub-Program in support of the Program Beneficiaries Development component of the Comprehensive Agrarian Reform Program.

4. Subsidy for National Irrigation Systems and Communal Irrigation Systems. The amount of Thirty One Billion Six Hundred Fifty Three Million Nine Hundred Sixteen Thousand Pesos (₱31,653,916,000) appropriated herein shall be used for expenses directly related to the implementation of National Irrigation Systems and Communal Irrigation Systems. The NIA shall ensure that the master plan for irrigation projects gives priority to key production areas in major rice producing provinces and irrigation projects are undertaken by qualified irrigators associations consistent with the standard specifications set by DPWH, taking into account climate risk information, and using coconut bio-engineering solutions and high-density polyethylene pipes.

In no case shall said amount be used for administrative expenses or for the payment of Personnel Services or MOOE requirements.

5. Subsidy for Small Irrigation Projects. The amount of Two Billion Four Hundred Forty Five Million Eighteen Thousand Pesos (₱2,445,018,000) appropriated herein under the Special Irrigation Sub-Program for Small Irrigation Projects (SIPs) shall be used for the implementation of irrigation projects that will generate new service areas within a year and the construction of dams or intake structures and canals, and drainage structures and facilities.

Upon completion of the construction of the SIPs, NIA may turn over its operation and maintenance to capable Irrigators Association concerned, which shall commit to shoulder the costs thereof. Implementation of this provision shall be subject to the guidelines issued by NIA.

6. Registration of Members of Recognized Irrigators Associations to the Registry System for Basic Sectors in Agriculture (RSBSA). The NIA, in coordination with the Department of Agriculture, shall provide the necessary assistance and support to facilitate the registration of the members of recognized irrigators associations to the RSBSA.

7. Prior Years’ Subsidy Releases from the National Government. The NIA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NIA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NIA’s Board of Directors, to be submitted to the DBM for approval.

8. Reportorial Requirement. The NIA shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on the utilization of funds, including the master plan of irrigation projects and inventory of all existing and ongoing irrigation projects. The Administrator of NIA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on the NIA website.

9. Special Provisions Applicable to All Government Corporations. In addition to the foregoing provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NIA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
Operating Subsidy		₱	7,303,176,000		₱	7,303,176,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Operation and Maintenance of NIS Pump Irrigation Systems	828,589,000	828,589,000

Sub-total, General Administration and Support	8,131,765,000	8,131,765,000

Support to Operations
Payment for Right-of-Way (ROW), Completion Works and Unpaid Claims and Damages of Completed Projects	131,879,000	131,879,000
Heavy Equipment Procurement for Irrigation System	782,988,000	782,988,000
Feasibility Study and Detailed Engineering (FSDE) and Pre-Engineering Activities of Various Projects - Proper	227,158,000	227,158,000
Irrigation Management Transfer Support Services-Proper	311,442,000	311,442,000
Establishment of Farmland Geographic Information System (GIS)	108,987,000	108,987,000
Contract Farming	3,400,000,000	3,400,000,000
Pre-construction Activities for Irrigation Projects	310,000,000	310,000,000

Sub-total, Support to Operations	5,272,454,000	5,272,454,000

Operations
IRRIGATION SYSTEMS RESTORATION PROGRAM	29,569,334,000	29,569,334,000

National Irrigation System Sub-program	22,200,632,000	22,200,632,000
Communal Irrigation System Sub-program	6,738,097,000	6,738,097,000
Other Irrigation Systems Sub-program	630,605,000	630,605,000
IRRIGATION SYSTEMS DEVELOPMENT PROGRAM	1,836,148,000	1,836,148,000

Extension/Expansion of Existing Irrigation System Sub-program	611,148,000	611,148,000
Other Irrigation Systems Sub-program	1,225,000,000	1,225,000,000

Sub-total, Operations	31,405,482,000	31,405,482,000

Total, Regular Programs	44,809,701,000	44,809,701,000

PROJECT(S)
Locally-Funded Project(s)
New National Irrigation Sub-Program	2,243,767,000	2,243,767,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	643
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Calbiga Irrigation Project, Western Samar	49,000,000	49,000,000
Gandara Irrigation Project (Pologon Area), Gandara, Samar	50,000,000	50,000,000
Upper Saug River Irrigation Project, Davao del Norte	90,000,000	90,000,000
Balog - Balog Multipurpose Project Phase II, Tarlac	261,000,000	261,000,000
Lebak Integrated River Irrigation Project, Sultan Kudarat	150,000,000	150,000,000
Tanjay - Bais River Irrigation Project	148,767,000	148,767,000
Manat Irrigation Project, Compostela Valley	150,000,000	150,000,000
Libang River Irrigation Project, Agusan del Sur	150,000,000	150,000,000
Ilocos Norte - Ilocos Sur - Abra Irrigation Project, Stage 2	10,000,000	10,000,000
Ditsaan-Ramain River Irrigation Project, Lanao del Sur	35,000,000	35,000,000
Upi Integrated River Irrigation Project, Maguindanao	100,000,000	100,000,000
Lison Valley IP, Pagadian City, Zamboanga Del Sur	70,000,000	70,000,000
Lower Apayao River Irrigation Project, Apayao	50,000,000	50,000,000
Imelda Irrigation Project (formerly Lower Sibuguey II RIS Extension Project), Zamboanga Sibugay	50,000,000	50,000,000
Caulaman Irrigation Project (formerly Upper Gumain RIP), Pampanga	50,000,000	50,000,000
Lusod Integrated National Irrigation Project, Quirino	100,000,000	100,000,000
Maringalo Dam Irrigation Project, Nueva Ecija	30,000,000	30,000,000
Sacobia River Irrigation Project, Tarlac	100,000,000	100,000,000
Pasig - Potrero River Irrigation Project, Pampanga	100,000,000	100,000,000
Bustos Dam Afterbay Structure, Bulacan	100,000,000	100,000,000
Cabiao Impounding Dam, Nueva Ecija	400,000,000	400,000,000
Establishment of Pump Irrigation Sub-program	18,607,829,000	18,607,829,000

Establishment of Pump Irrigation Project (EPIP)	18,607,829,000	18,607,829,000
Small Reservoir Irrigation Sub-program	1,696,594,000	1,696,594,000

Bagtingon Small Reservoir
Irrigation Project (SRIP), Marinduque	100,000,000	100,000,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Bonot-Bonot Small Reservoir Irrigation Project (SRIP), Bohol		51,594,000		51,594,000
Santa Rita Small Reservoir Irrigation Project (SRIP), Western Samar		200,000,000		200,000,000
Bayaoas Small Reservoir Irrigation Project, (SRIP), Pangasinan		100,000,000		100,000,000
Bayuyan Small Reservoir Irrigation Project (SRIP), Capiz		30,000,000		30,000,000
Cabano Small Reservoir Irrigation Project (SRIP), Guimaras		100,000,000		100,000,000
Calunasan Small Reservoir Irrigation Project (SRIP), Bohol		15,000,000		15,000,000
Hibale Small Reservoir Irrigation Project (SRIP), Bohol		50,000,000		50,000,000
Tulunan Small Reservoir Irrigation Project (SRIP), North Cotabato		100,000,000		100,000,000
Dumuloc Small Reservoir Irrigation Project (SRIP), Pangasinan		100,000,000		100,000,000
Bayabas Small Reservoir Irrigation Project (SRIP), Bulacan		300,000,000		300,000,000
Calapangan Small Reservoir Irrigation Project (SRIP), Cagayan		400,000,000		400,000,000
Cabacanan Small Reservoir Irrigation Project (SRIP), Ilocos Norte		50,000,000		50,000,000
Lopez Small Reservoir Irrigation Project (SRIP), Quezon		100,000,000		100,000,000
Special Irrigation Sub-program		2,445,018,000		2,445,018,000

Small Irrigation Project (SIP), Nationwide		2,445,018,000		2,445,018,000

Sub-total, Locally-Funded Project(s)		24,993,208,000		24,993,208,000

Foreign-Assisted Project(s)
Jalaur River Multi-Purpose Project, Stage II, Iloilo (EDCF)		417,420,000		417,420,000

GOP Counterpart		417,420,000		417,420,000

Sub-total, Foreign-Assisted Project(s)		417,420,000		417,420,000

Total, Project(s)		25,410,628,000		25,410,628,000

TOTAL NEW APPROPRIATIONS	₱	70,220,329,000	₱	70,220,329,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	645
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	70,220,329

Total Maintenance and Other Operating Expenses	70,220,329

Total Current Operating Expenditures	70,220,329

TOTAL NEW APPROPRIATIONS	70,220,329

A.4. PHILIPPINE COCONUT AUTHORITY

For subsidy requirements in accordance with the programs and project(s), as indicated hereunder	₱	1,175,717,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	293,526,000		₱	293,526,000
Operations			278,031,000			278,031,000

COCONUT INDUSTRY DEVELOPMENT PROGRAM			278,031,000			278,031,000

Total, Regular Programs			571,557,000			571,557,000

B. PROJECT(S)
Locally-Funded Project(s)			604,160,000			604,160,000

Total, Project(s)			604,160,000			604,160,000

TOTAL NEW APPROPRIATIONS		₱	1,175,717,000		₱	1,175,717,000

Special Provision(s)

1. Coconut Development Fund and Coconut Consumers Stabilization Fund. The amount of Five Million Four Hundred Thousand Pesos (₱5,400,000) shall be used for the development of the coconut industry sourced from service fees on desiccated coconut and from levies on copra rececada, constituted into the Coconut Development Fund and Coconut Consumers Stabilization Fund in accordance with Section 14 of R.A. No. 1145 and Section 1, Article III of P.D. No. 1468, respectively.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

2. Coconut Farmers and Industry Trust Fund. In addition to the amount appropriated herein, the amount of Five Billion Pesos (₱5,000,000,000), sourced from the Coco Levy Fund constituted into the Coconut Farmers and Industry Trust Fund, shall be used for the Coconut Farmers and Industry Development Program to be implemented in accordance with R.A. No. 11524 by the identified agencies.

(GENERAL OBSERVATION - President’s Veto Message, December 20, 2023, Volume I-B, page 786, R.A. No. 11975)

3. Subsidy to the Philippine Coconut Authority. The amount of One Billion One Hundred Seventy Five Million Seven Hundred Seventeen Thousand Pesos (₱1,175,717,000) appropriated herein as subsidy for the Philippine Coconut Authority (PCA) shall be used for the implementation of the Coconut and Palm Oil Industry Development Program.

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GENERAL APPROPRIATIONS ACT, FY 2024

In the implementation of said projects, the PCA shall give priority to major coconut producing provinces and other provinces identified in the Focus Geographical Areas in accordance with National Budget Memorandum No. 126 dated April 4, 2016.

4. Prior Years’ Subsidy Releases from the National Government. The PCA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PCA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PCA’s Board of Directors, to be submitted to the DBM for approval.

5. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	293,526,000		₱	293,526,000

Sub-total, General Administration and Support			293,526,000			293,526,000

Operations
COCONUT INDUSTRY DEVELOPMENT PROGRAM			278,031,000			278,031,000

Coconut Productivity Enhancement (CPE) Sub-program			229,137,000			229,137,000
Coconut Research and Development Sub-program			48,894,000			48,894,000

Sub-total, Operations			278,031,000			278,031,000

Total, Regular Programs			571,557,000			571,557,000

PROJECT(S)
Locally-Funded Project(s)
Coconut Fertilization Project			153,333,000			153,333,000
Coconut Village Development Project			65,000,000			65,000,000
Planting and Replanting of Local Cultivars Project			306,827,000			306,827,000
Smallholders Oil Palm Plantation Development Project			79,000,000			79,000,000

Sub-total, Locally-Funded Project(s)			604,160,000			604,160,000

Total, Project(s)			604,160,000			604,160,000

TOTAL NEW APPROPRIATIONS		₱	1,175,717,000		₱	1,175,717,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	647
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,175,717

Total Maintenance and Other Operating Expenses	1,175,717

Total Current Operating Expenditures	1,175,717

TOTAL NEW APPROPRIATIONS	1,175,717

A.5. PHILIPPINE FISHERIES DEVELOPMENT AUTHORITY

For the subsidy requirements in accordance with the project(s), as indicated hereunder	₱	6,037,082,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PROJECT(S)
Locally-Funded Projects		₱	6,037,082,000		₱	6,037,082,000

TOTAL NEW APPROPRIATIONS		₱	6,037,082,000		₱	6,037,082,000

Special Provision(s)

1. Subsidy to the Philippine Fisheries Development Authority. The amount of Six Billion Thirty Seven Million Eighty Two Thousand Pesos (₱6,037,082,000) appropriated herein as subsidy for the Philippine Fisheries Development Authority (PFDA) shall be used for the implementation of Fisheries Infrastructure Development Program.

Release of funds shall be subject to the submission of an updated work program and financial plan for each project.

2. Prior Years’ Subsidy Releases from the National Government. The PFDA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PFDA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PFDA’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PFDA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROJECT(S)
Locally-Funded Project(s)
Construction/Rehabilitation/Improvement of Fish Ports		₱	6,037,082,000		₱	6,037,082,000

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Sub-total, Locally-Funded Project(s)		6,037,082,000		6,037,082,000

Total, Project(s)		6,037,082,000		6,037,082,000

TOTAL NEW APPROPRIATIONS	₱	6,037,082,000	₱	6,037,082,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	6,037,082

Total Maintenance and Other Operating Expenses	6,037,082

Total Current Operating Expenditures	6,037,082

TOTAL NEW APPROPRIATIONS	6,037,082

A.6. PHILIPPINE RICE RESEARCH INSTITUTE

For subsidy requirements in accordance with the programs, as indicated hereunder	₱	746,325,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PROGRAMS
General Administration and Support		₱	318,724,000		₱	318,724,000
Operations			427,601,000			427,601,000

RESEARCH AND DEVELOPMENT PROGRAM			427,601,000			427,601,000

TOTAL NEW APPROPRIATIONS		₱	746,325,000		₱	746,325,000

Special Provision(s)

1. Subsidy to the Philippine Rice Research Institute. The amount of Four Hundred Twenty Seven Million Six Hundred One Thousand Pesos (₱427,601,000) appropriated herein under the subsidy to Philippine Rice Research Institute (PhilRice) shall be used for its Rice Research and Development Program, consistent with the National Rice Program of the DA.

2. Prior Years’ Subsidy Releases from the National Government. The PhilRice is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PhilRice shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PhilRice’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PhilRice.

DECEMBER 25, 2023	OFFICIAL GAZETTE	649
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	318,724,000		₱	318,724,000

Sub-total, General Administration and Support			318,724,000			318,724,000

Operations
RESEARCH AND DEVELOPMENT PROGRAM			427,601,000			427,601,000

Sub-total, Operations			427,601,000			427,601,000

TOTAL NEW APPROPRIATIONS		₱	746,325,000		₱	746,325,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	746,325

Total Maintenance and Other Operating Expenses	746,325

Total Current Operating Expenditures	746,325

TOTAL NEW APPROPRIATIONS	746,325

A.7. SUGAR REGULATORY ADMINISTRATION

For subsidy requirements in accordance with the project(s), as indicated hereunder	₱	1,011,840,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PROJECT(S)
Locally-Funded Project(s)		₱	1,011,840,000		₱	1,011,840,000

TOTAL NEW APPROPRIATIONS		₱	1,011,840,000		₱	1,011,840,000

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Special Provision(s)

1. Subsidy to the Sugar Regulatory Administration. The amount of One Billion Eleven Million Eight Hundred Forty Thousand Pesos (₱1,011,840,000) appropriated herein under the subsidy to the Sugar Regulatory Administration (SRA) shall be used for the implementation of the Sugarcane Industry Development Program.

2. Farm-to-Mill Roads and Bridge Construction Projects. Of the amounts appropriated herein, Five Hundred Million Pesos (₱500,000,000) shall be used for Farm-to-Mill Road (FMR) and bridges construction projects which shall be released directly to the DPWH for the construction or rehabilitation of FMRs and bridges in key sugarcane producing provinces in accordance with the approved FMR Master Plan. For this purpose, the SRA shall ensure that: (i) the Master Plan shall include the scope of work, estimated length in kilometers, and specific location for each of the FMRs and bridges, as well as the list of priority FMR projects and bridges, which, for FMRs, must be connected to the national highways or arterial roads leading to sugarcane plantations, farms, and areas of influence; and (ii) the FMRs and bridges implemented are properly geo-tagged.

The approved Master Plan shall be regularly updated to prioritize: (a) sugarcane plantations of at least one hundred (100) hectares which lead to block farms, small farms, and expansion areas; (b) sugarcane farms and expansion areas of at least one hundred (100) hectares regardless of farm sizes and ownership; and (c) sugarcane area of influence of at least ten (10) hectares.

Release of funds shall be subject to submission of a MOA between SRA and DPWH which shall contain the project description coverage, outline of milestones, measures of success, bill of materials and its corresponding costs.

Upon completion of the construction or rehabilitation of the FMRs and bridges, the DPWH shall turn over the management and ownership thereof to the LGUs concerned, which shall commit to shoulder the operations, repair, and maintenance costs thereof.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SRA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROJECT(S)
Locally-Funded Project(s)
Construction of Farm-to-Mill Roads		₱	485,000,000		₱	485,000,000
Bridge Construction			15,000,000			15,000,000
Socialized Credit			150,000,000			150,000,000
Block Farm Program			150,000,000			150,000,000
Scholarship			50,000,000			50,000,000
Conduct of Research, Development and Extension Services			161,840,000			161,840,000

Sub-total, Locally-Funded Project(s)			1,011,840,000			1,011,840,000

Total, Project(s)			1,011,840,000			1,011,840,000

TOTAL NEW APPROPRIATIONS		₱	1,011,840,000		₱	1,011,840,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,011,840

DECEMBER 25, 2023	OFFICIAL GAZETTE	651
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Total Maintenance and Other Operating Expenses	1,011,840

Total Current Operating Expenditures	1,011,840

TOTAL NEW APPROPRIATIONS	1,011,840

B. DEPARTMENT OF ENERGY

B.1. NATIONAL ELECTRIFICATION ADMINISTRATION

For subsidy and equity requirements in accordance with the program and project(s), as indicated hereunder	₱	3,021,892,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
Operations
NATIONAL RURAL ELECTRIFICATION PROGRAM		₱	2,046,892,000	₱	470,000,000	₱	2,516,892,000

Total, Regular Programs			2,046,892,000		470,000,000		2,516,892,000

B. PROJECT(S)
Locally-Funded Project(s)			505,000,000				505,000,000

Total, Project(s)			505,000,000				505,000,000

TOTAL NEW APPROPRIATIONS		₱	2,551,892,000	₱	470,000,000	₱	3,021,892,000

Special Provision(s)

1. Subsidy to the National Electrification Administration. The amount of Two Billion Five Hundred Fifty One Million Eight Hundred Ninety Two Thousand Pesos (₱2,551,892,000) appropriated herein under the subsidy to NEA shall be used for the implementation of the National Rural Electrification Program.

The NEA is authorized to deduct engineering and administrative overhead (EAO) expenses not exceeding three percent (3%) of the project cost. The authorized EAO expenses shall be limited to: (i) pre-construction activities after detailed engineering; (ii) construction project management; (iii) testing and quality control; (iv) acquisition, rehabilitation and repair of related equipment and parts; and (v) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

In the implementation of the Strategized Rural Electrification and Operational Reliability for Electric Cooperatives Projects, the NEA shall observe the following:

(a)

Prioritize sitios where the absolute number of indigents and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA as well as those with the high probability of being energized;

(b)

Loans outlay to electric cooperatives shall be recorded as equity contribution of the National Government to NEA when its authorized capitalization is increased by law, while grants thereto remain to be treated as subsidy;

(c)

Release funds only to electric cooperatives which have fully liquidated funds from previous years’ electrification projects: Provided , That non-delinquent electric cooperatives with on-going projects that are not yet due for liquidation are entitled to a release of subsidy upon a new memorandum of agreement with NEA subject to COA Circular No. 2012-001: Provided, further, That electric cooperatives must completely liquidate the subsidy within three (3) months from project completion: Provided, finally, That in cases where the electric cooperatives are not qualified to implement projects for barangay and sitio electrification, the NEA is authorized to download the subsidy to qualified electric cooperatives in strategically located neighboring areas consistent with the National Rural Electrification Program. The electric cooperative that implements the program shall liquidate the subsidy within three (3) months from project completion; and

(d)	Prohibition on the use of subsidy for the payment of salaries, allowances, incentives, separation or retirement benefits.

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Release of funds for Strategized Rural Electrification and Operational Reliability for Electric Cooperatives Projects shall be subject to the following: (i) submission of National Total Electrification Roadmap as certified by the DOE; (ii) submission of parameters for the selection of beneficiary sitios as certified by the DOE; and (iii) submission of a certification from the Barangay Chairperson on the population and number of houses per sitio, map of the municipality or city indicating the sitios and barangays to be energized, and cost of energizing a sitio.

2. Electric Cooperatives Emergency and Resiliency Fund. The amount of Two Hundred Million Pesos (₱200,000,000) appropriated herein shall be used exclusively for the Electric Cooperatives Emergency and Resiliency Fund pursuant to R.A. No. 11039.

3. Prior Years’ Subsidy Releases from the National Government. The NEA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NEA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NEA’s Board of Administrators, to be submitted to the DBM for approval.

4. Equity from National Government. The amount of Four Hundred Seventy Million Pesos (₱470,000,000) shall be used as loans outlay to electric cooperatives and shall be recorded as equity contribution of the National Government to NEA.

5. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NEA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
Operations
NATIONAL RURAL ELECTRIFICATION PROGRAM		₱	2,046,892,000	₱	470,000,000	₱	2,516,892,000

Sub-total, Operations			2,046,892,000		470,000,000		2,516,892,000

Total, Regular Programs			2,046,892,000		470,000,000		2,516,892,000

PROJECT(S)
Locally-Funded Project(s)
Electric Cooperatives Emergency and Resiliency Fund			200,000,000				200,000,000
Construction of Underground Powerlines Phase 3, Brgy. Esteves, Casiguran, Aurora			105,000,000				105,000,000
Construction of Underground Powerlines Phase 4, Brgy. Esteves, Casiguran, Aurora			185,000,000				185,000,000
Installation of Solar Power System at the Sangguniang Panlungsod Building, Zamboanga City, Zamboanga del Sur			15,000,000				15,000,000

Sub-total, Locally-Funded Project(s)			505,000,000				505,000,000

Total, Project(s)			505,000,000				505,000,000

TOTAL NEW APPROPRIATIONS		₱	2,551,892,000	₱	470,000,000	₱	3,021,892,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	653
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,551,892

Total Maintenance and Other Operating Expenses	2,551,892

Total Current Operating Expenditures	2,551,892

Capital Outlays
Investment Outlay	470,000

Total Capital Outlays	470,000

TOTAL NEW APPROPRIATIONS	3,021,892

B.2. NATIONAL POWER CORPORATION

For subsidy requirements in accordance with the program, as indicated hereunder	₱	1,316,421,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	1,316,421,000		₱	1,316,421,000

MISSIONARY ELECTRIFICATION PROGRAM			1,316,421,000			1,316,421,000

TOTAL NEW APPROPRIATIONS		₱	1,316,421,000		₱	1,316,421,000

Special Provision(s)

1. Subsidy to the National Power Corporation. The amount of One Billion Three Hundred Sixteen Million Four Hundred Twenty One Thousand Pesos (₱1,316,421,000) appropriated herein under the subsidy to NPC shall be used for the requirements of the Missionary Electrification Program.

Release of funds shall be subject to the submission of: (i) program of work for each Small Power Utilities Group plant covered indicating the project description and implementation schedule; and (ii) originating letter request from electric cooperatives which shall contain the description of work.

2. Prior Years’ Subsidy Releases from the National Government. The NPC is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NPC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NPC’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NPC.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
MISSIONARY ELECTRIFICATION PROGRAM		₱	1,316,421,000		₱	1,316,421,000

Sub-total, Operations			1,316,421,000			1,316,421,000

TOTAL NEW APPROPRIATIONS		₱	1,316,421,000		₱	1,316,421,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,316,421

Total Maintenance and Other Operating Expenses	1,316,421

Total Current Operating Expenditures	1,316,421

TOTAL NEW APPROPRIATIONS	1,316,421

C. DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES

C.1. LOCAL WATER UTILITIES ADMINISTRATION

For subsidy requirements in accordance with the programs, and project(s), as indicated hereunder	₱	864,427,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	364,427,000		₱	364,427,000

WATER SUPPLY AND SANITATION PROGRAM			364,427,000			364,427,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	655
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

B. PROJECT(S)
Locally-Funded Project(s)		500,000,000		500,000,000

Total, Project(s)		500,000,000		500,000,000

TOTAL NEW APPROPRIATIONS	₱	864,427,000	₱	864,427,000

Special Provision(s)

1. Subsidy to the Local Water Utilities Administration. The amount of Four Million Four Hundred Twenty Seven Thousand Pesos (₱4,427,000) appropriated herein under the subsidy to the Local Water Utilities Administration (LWUA) shall be used for the implementation of sanitation projects in the Manila Bay Continuing Mandamus-covered areas.

2. Prior Years’ Subsidy Releases from the National Government. The LWUA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the LWUA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of LWUA’s Board members, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LWUA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
WATER SUPPLY AND SANITATION PROGRAM		₱	364,427,000		₱	364,427,000

Sub-total, Operations			364,427,000			364,427,000

PROJECT(S)
Locally-Funded Project(s)
Development of Bulk Water Supply Project			500,000,000			500,000,000

Sub-total, Locally-Funded Project(s)			500,000,000			500,000,000

Total, Project(s)			500,000,000			500,000,000

TOTAL NEW APPROPRIATIONS		₱	864,427,000		₱	864,427,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operati ng Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	864,427

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Total Maintenance and Other Operating Expenses	864,427

Total Current Operating Expenditures	864,427

TOTAL NEW APPROPRIATIONS	864,427

C.2. METROPOLITAN WATERWORKS AND SEWERAGE SYSTEM - REGULATORY OFFICE

For subsidy requirements in accordance with the program, as indicated hereunder	₱	168,397,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	168,397,000		₱	168,397,000

CONCESSION MONITORING PROGRAM			168,397,000			168,397,000

TOTAL NEW APPROPRIATIONS		₱	168,397,000		₱	168,397,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Metropolitan Waterworks and Sewerage System-Regulatory Office.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
CONCESSION MONITORING PROGRAM		₱	168,397,000		₱	168,397,000

Sub-total, Operations			168,397,000			168,397,000

TOTAL NEW APPROPRIATIONS		₱	168,397,000		₱	168,397,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	168,397

Total Maintenance and Other Operating Expenses	168,397

Total Current Operating Expenditures	168,397

TOTAL NEW APPROPRIATIONS	168,397

DECEMBER 25, 2023	OFFICIAL GAZETTE	657
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

D. DEPARTMENT OF FINANCE

D.1. PHILIPPINE CROP INSURANCE CORPORATION

For subsidy requirements in accordance with the program, as indicated hereunder	₱	4,500,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	4,500,000,000		₱	4,500,000,000

CROP INSURANCE PROGRAM			4,500,000,000			4,500,000,000

TOTAL NEW APPROPRIATIONS		₱	4,500,000,000		₱	4,500,000,000

Special Provision(s)

1. Subsidy to the Philippine Crop Insurance Corporation. The amount of Four Billion Five Hundred Million Pesos (₱4,500,000,000) appropriated herein under the subsidy to the Philippine Crop Insurance Corporation (PCIC) shall be used for the full insurance premiums of subsistence farmers and fisherfolk to cover crops, livestock, fisheries and non-crop agricultural assets. The PCIC shall ensure that the beneficiaries identified are registered under the Registry System for Basic Sectors in Agriculture and are not insured for the same type of insurance, with priority given to those in localities declared as critical geo-hazard areas or no build zones identified by the Mines and Geo-Sciences Bureau.

Release of funds shall be subject to the submission of the list of subsistence farmers and fisherfolk duly endorsed by the DA.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCIC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
CROP INSURANCE PROGRAM		₱	4,500,000,000		₱	4,500,000,000

Sub-total, Operations			4,500,000,000			4,500,000,000

TOTAL NEW APPROPRIATIONS		₱	4,500,000,000		₱	4,500,000,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	4,500,000

Total Maintenance and Other Operating Expenses	4,500,000

Total Current Operating Expenditures	4,500,000

TOTAL NEW APPROPRIATIONS	4,500,000

D.2. PHILIPPINE TAX ACADEMY

For subsidy requirements in accordance with the program, as indicated hereunder	₱	49,799,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	49,799,000		₱	49,799,000

SPECIALIZED TAX TRAINING AND EDUCATION MANAGEMENT PROGRAM			49,799,000			49,799,000

TOTAL NEW APPROPRIATIONS		₱	49,799,000		₱	49,799,000

Special Provision(s)

1. Subsidy to the Philippine Tax Academy. The amount of Forty Nine Million Seven Hundred Ninety Nine Thousand Pesos (₱49,799,000) appropriated herein under the subsidy to the Philippine Tax Academy (PTA) shall be used for the implementation of the Specialized Tax Training and Education Management Program.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PTA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
SPECIALIZED TAX TRAINING AND EDUCATION MANAGEMENT PROGRAM		₱	49,799,000		₱	49,799,000

Sub-total, Operations			49,799,000			49,799,000

TOTAL NEW APPROPRIATIONS		₱	49,799,000		₱	49,799,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	659
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	49,799

Total Maintenance and Other Operating Expenses	49,799

Total Current Operating Expenditures	49,799

TOTAL NEW APPROPRIATIONS	49,799

E. DEPARTMENT OF HEALTH

E.1. LUNG CENTER OF THE PHILIPPINES

For subsidy requirements in accordance with the program and projects, as indicated hereunder	₱	791,107,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	661,107,000		₱	661,107,000

HOSPITAL SERVICES PROGRAM			661,107,000			661,107,000

Total, Regular Programs			661,107,000			661,107,000

B. PROJECT(S)
Locally-Funded Project(s)			130,000,000			130,000,000

Total, Project(s)			130,000,000			130,000,000

TOTAL NEW APPROPRIATIONS		₱	791,107,000		₱	791,107,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Lung Center of the Philippines (LCP) is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the LCP shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the LCP’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LCP.

660	OFFICIAL GAZETTE	VOL. 119, NO. 52
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
HOSPITAL SERVICES PROGRAM		₱	661,107,000		₱	661,107,000

Sub-total, Operations			661,107,000			661,107,000

Total, Regular Programs			661,107,000			661,107,000

PROJECT(S)
Locally-Funded Project(s)
Lung Transplant Program			50,000,000			50,000,000
Screening for Early Lung Cancer Detection and Treatment Program (SELCaDT)			30,000,000			30,000,000
Biobanking for Pulmonary Diseases Project			50,000,000			50,000,000

Sub-total, Locally-Funded Project(s)			130,000,000			130,000,000

Total, Projects			130,000,000			130,000,000

TOTAL NEW APPROPRIATIONS		₱	791,107,000		₱	791,107,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	791,107

Total Maintenance and Other Operating Expenses	791,107

Total Current Operating Expenditures	791,107

TOTAL NEW APPROPRIATIONS	791,107

DECEMBER 25, 2023	OFFICIAL GAZETTE	661
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

E.2. NATIONAL KIDNEY AND TRANSPLANT INSTITUTE

For subsidy requirements in accordance with the program and projects, as indicated hereunder	₱	1,626,054,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	1,433,490,000		₱	1,433,490,000

HOSPITAL SERVICES PROGRAM			1,433,490,000			1,433,490,000

Total, Regular Programs			1,433,490,000			1,433,490,000

B. PROJECT(S)
Locally-Funded Project(s)			192,564,000			192,564,000

Total, Project(s)			192,564,000			192,564,000

TOTAL NEW APPROPRIATIONS		₱	1,626,054,000		₱	1,626,054,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the National Kidney and Transplant Institute.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
HOSPITAL SERVICES PROGRAM		₱	1,433,490,000		₱	1,433,490,000

Sub-total, Operations			1,433,490,000			1,433,490,000

Total, Regular Programs			1,433,490,000			1,433,490,000

PROJECT(S)
Locally-Funded Project(s)
Peritoneal Dialysis Warehouse for Simulation and Skills Laboratory Training Center			60,000,000			60,000,000

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Conversion of clinics to patient rooms		30,000,000		30,000,000
Renovation of patient wards		30,000,000		30,000,000
Procurement of dialyzer		56,340,000		56,340,000
Procurement of erythropoietin		16,224,000		16,224,000

Sub-total, Locally-Funded Project(s)		192,564,000		192,564,000

Total, Projects		192,564,000		192,564,000

TOTAL NEW APPROPRIATIONS	₱	1,626,054,000	₱	1,626,054,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,626,054

Total Maintenance and Other Operating Expenses	1,626,054

Total Current Operating Expenditures	1,626,054

TOTAL NEW APPROPRIATIONS	1,626,054

E.3. PHILIPPINE CHILDREN’S MEDICAL CENTER

For subsidy requirements in accordance with the programs and project, as indicated hereunder	₱	1,955,587,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	1,775,587,000		₱	1,775,587,000

HOSPITAL SERVICES PROGRAM			1,605,951,000			1,605,951,000
TRAINING AND RESEARCH DEVELOPMENT PROGRAM			169,636,000			169,636,000

Total, Regular Programs			1,775,587,000			1,775,587,000

B. PROJECT(S)
Locally-Funded Project(s)			180,000,000			180,000,000

Total, Project(s)			180,000,000			180,000,000

TOTAL NEW APPROPRIATIONS		₱	1,955,587,000		₱	1,955,587,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	663
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Philippine Children’s Medical Center (PCMC) is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PCMC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PCMC’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCMC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
HOSPITAL SERVICES PROGRAM		₱	1,605,951,000		₱	1,605,951,000

TRAINING AND RESEARCH DEVELOPMENT PROGRAM			169,636,000			169,636,000

Sub-total, Operations			1,775,587,000			1,775,587,000

Total, Regular Programs			1,775,587,000			1,775,587,000

PROJECT(S)
Locally-Funded Project(s)
Implementation of Advance Comprehensive Center for Pediatric Brain and Spine and Pediatric Cancer Center in 2024			180,000,000			180,000,000

Sub-total, Locally-Funded Project(s)			180,000,000			180,000,000

Total, Project(s)			180,000,000			180,000,000

TOTAL NEW APPROPRIATIONS		₱	1,955,587,000		₱	1,955,587,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,955,587

Total Maintenance and Other Operating Expenses	1,955,587

Total Current Operating Expenditures	1,955,587

TOTAL NEW APPROPRIATIONS	1,955,587

664	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

E.4. PHILIPPINE HEALTH INSURANCE CORPORATION

For subsidy requirements in accordance with the programs and project, as indicated hereunder	₱	61,514,633,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	61,453,404,000		₱	61,453,404,000

NATIONAL HEALTH INSURANCE PROGRAM			61,453,404,000			61,453,404,000

Total, Regular Programs			61,453,404,000			61,453,404,000

B. PROJECT(S)
Locally-Funded Project(s)			61,229,000			61,229,000

Total, Project(s)			61,229,000			61,229,000

TOTAL NEW APPROPRIATIONS		₱	61,514,633,000		₱	61,514,633,000

Special Provision(s)

1. Subsidy for the National Health Insurance Program. The amount of Forty Billion Two Hundred Eighty Three Million Four Hundred Four Thousand Pesos (₱40,283,404,000) appropriated herein under the subsidy for the National Health Insurance Program (NHIP) shall be used for the health insurance premiums of indirect contributors composed of the following: (i) indigents under the National Household Targeting System for Poverty Reduction as identified by the DSWD; (ii) senior citizens pursuant to R.A. No. 10645; (iii) unemployed persons with disability as jointly determined by the DOH and the National Council on Disability Affairs; and (iv) financially-incapable Point-of-Service patients as identified by the DOH: Provided, That in no case shall the subsidy be used for the payment of Personnel Services.

Release of funds shall be subject to the submission of the following: (i) Board-approved Corporate Operating Budget which shall be compliant with existing organization, staffing, and position classification, and compensation standards; and (ii) billing indicating the names of enrollees approved by the PhilHealth Board. The DOH and PhilHealth shall ensure the conduct of special audit on the implementation of the NHIP.

PhilHealth shall comply with budget accountability requirements and ensure judicious utilization of its budget.

The administrative cost of implementing the NHIP shall not exceed seven and one-half percent (7.5%) of the actual total premium collected from direct and indirect contributory members during the immediately preceding year in accordance with Section 12 of R.A. No. 11223.

2. Benefit Package Improvement Under Universal Health Care Law. The amount Twenty One Billion One Hundred Seventy Million Pesos (₱21,170,000,000) appropriated herein for the benefit package improvement under the Universal Health Care Law shall be used for the increase in benefit packages including, but not limited to, the expansion of dialysis coverage, mental health outpatient coverage, improvement of Z-Benefit packages, severe acute malnutrition, all case rate, rationalization of selected medical and surgical procedures, and the implementation of the comprehensive outpatient benefit package, including free consultation fees, laboratory tests, other diagnostic services, outpatient drug benefit, and emergency medical services.

3. PAyapa at MAsaganang PamayaNAn Program. The amount of Sixty One Million Two Hundred Twenty Nine Thousand Pesos (₱61,229,000) appropriated herein shall be used for the health insurance premiums of the beneficiaries under the PAyapa at MAsaganang PamayaNAn (PAMANA) Program. The DOH, OPAPRU and PhilHealth shall ensure that there shall be no duplication of the enrolled beneficiaries with other indirect contributors covered by the above-mentioned subsidy under the immediately preceding Section, and with members of direct contributors.

4. Submission of Reports and Documents. The PhilHealth shall submit the following to the DBM, the Senate of the Philippines, the House of Representatives, the Senate Committee on Finance, and the House Committee on Appropriations on or before December 31, 2024, unless otherwise stated:

(a)	a Management Audit Report detailing policies and reforms to control fraudulent practices;

(b)	a Fund Viability Plan including policies and reforms to increase premium collection rates and minimize the risk of deficits; and

(c)

an undertaking by PhilHealth to undergo a third-party review of its actuarial projections and benefit packages by the first quarter of 2024 to ensure PhilHealth’s effective implementation of its mandate to reform benefit packages which may be underutilized or subject to fraud or abuse.

5. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PhilHealth.

DECEMBER 25, 2023	OFFICIAL GAZETTE	665
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
NATIONAL HEALTH INSURANCE PROGRAM		₱	61,453,404,000		₱	61,453,404,000

Sub-total, Operations			61,453,404,000			61,453,404,000

Total, Regular Programs			61,453,404,000			61,453,404,000

PROJECT(S)
Locally-Funded Project(s)
Special Purpose Insurance Coverage			61,229,000			61,229,000

Sub-total, Locally-Funded Project(s)			61,229,000			61,229,000

Total, Project(s)			61,229,000			61,229,000

TOTAL NEW APPROPRIATIONS		₱	61,514,633,000		₱	61,514,633,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	61,514,633

Total Maintenance and Other Operating Expenses	61,514,633

Total Current Operating Expenditures	61,514,633

TOTAL NEW APPROPRIATIONS	61,514,633

E.5. PHILIPPINE HEART CENTER

For subsidy requirements in accordance with the program and projects, as indicated hereunder	₱	2,410,814,000

666	OFFICIAL GAZETTE	VOL. 119, NO. 52
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New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total

A. REGULAR PROGRAMS
Operations		₱	2,010,814,000		₱	2,010,814,000

HOSPITAL SERVICES PROGRAM			2,010,814,000			2,010,814,000

Total, Regular Programs			2,010,814,000			2,010,814,000

B. PROJECT(S)
Locally-Funded Project(s)			400,000,000			400,000,000

Total, Project(s)			400,000,000			400,000,000

TOTAL NEW APPROPRIATIONS		₱	2,410,814,000		₱	2,410,814,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Philippine Heart Center (PHC) is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PHC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PHC’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PHC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
HOSPITAL SERVICES PROGRAM		₱	2,010,814,000		₱	2,010,814,000

Sub-total, Operations			2,010,814,000			2,010,814,000

Total, Regular Programs			2,010,814,000			2,010,814,000

PROJECT(S)
Locally-Funded Project(s)
Upgrading of Hospital Information System			150,000,000			150,000,000
Upgrading to Digital Cardiac MRI			180,000,000			180,000,000
Procurement of Heart Lung Machine			20,000,000			20,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	667
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Procurement of Cardiac Telemetry Monitoring System		50,000,000		50,000,000

Sub-total, Locally-Funded Project(s)		400,000,000		400,000,000

Total, Project(s)		400,000,000		400,000,000

TOTAL NEW APPROPRIATIONS	₱	2,410,814,000	₱	2,410,814,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,410,814

Total Maintenance and Other Operating Expenses	2,410,814

Total Current Operating Expenditures	2,410,814

TOTAL NEW APPROPRIATIONS	2,410,814

E.6. PHILIPPINE INSTITUTE OF TRADITIONAL AND ALTERNATIVE HEALTH CARE

For subsidy requirements in accordance with the program, as indicated hereunder	₱	173,854,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	113,271,000		₱	113,271,000
Operations			60,583,000			60,583,000

TRADITIONAL AND COMPLEMENTARY MEDICINE DEVELOPMENT AND PROMOTION PROGRAM			60,583,000			60,583,000

TOTAL NEW APPROPRIATIONS		₱	173,854,000		₱	173,854,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Philippine Institute of Traditional and Alternative Health Care (PITAHC) is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PITAHC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PITAHC’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PITAHC.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	113,271,000		₱	113,271,000

Sub-total, General Administration and Support			113,271,000			113,271,000

Operations
TRADITIONAL AND COMPLEMENTARY MEDICINE DEVELOPMENT AND PROMOTION PROGRAM			60,583,000			60,583,000

Sub-total, Operations			60,583,000			60,583,000

TOTAL NEW APPROPRIATIONS		₱	173,854,000		₱	173,854,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	173,854

Total Maintenance and Other Operating Expenses	173,854

Total Current Operating Expenditures	173,854

TOTAL NEW APPROPRIATIONS	173,854

F. DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT

F.1. NATIONAL HOUSING AUTHORITY

For subsidy requirements in accordance with the program and project(s), as indicated hereunder	₱	2,680,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	1,000,000,000		₱	1,000,000,000

COMPREHENSIVE AND INTEGRATED HOUSING PROGRAM			1,000,000,000			1,000,000,000

Total, Regular Programs			1,000,000,000			1,000,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	669
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

B. PROJECT(S)
Locally-Funded Project(s)		1,680,000,000		1,680,000,000

Total, Project(s)		1,680,000,000		1,680,000,000

TOTAL NEW APPROPRIATIONS	₱	2,680,000,000	₱	2,680,000,000

Special Provision(s)

1. Subsidy to the National Housing Authority. The amount of Two Billion Six Hundred Eighty Million Pesos (₱2,680,000,000) appropriated herein under the subsidy to the NHA shall be used in support of the implementation of priority programs and projects under the Lot Development and Provision of Housing and Community Facilities Sub-program in accordance with R.A. Nos. 7279 and 7835.

2. Prior Years’ Subsidy Releases from the National Government. The NHA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NHA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NHA’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NHA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
COMPREHENSIVE AND INTEGRATED HOUSING PROGRAM		₱	1,000,000,000		₱	1,000,000,000

Lot Development and Provision of Housing and Community Facilities Sub-program			1,000,000,000			1,000,000,000

Sub-total, Operations			1,000,000,000			1,000,000,000

Total, Regular Programs			1,000,000,000			1,000,000,000

PROJECT(S)
Locally-Funded Project(s)
Resettlement Program for ISFs Affected by the Supreme Court’s Mandamus to Clean-Up the Manila Bay Area			1,000,000,000			1,000,000,000
Emergency Housing Assistance Program (EHAP)			150,000,000			150,000,000
Resettlement Program for ISFs Living along Danger Areas-NCR North Sector			300,000,000			300,000,000
Construction of Housing Units at NHA Peoples Residences, Jaro, Iloilo City			100,000,000			100,000,000
Construction of Ciudad Kaunlaran Housing Project-Phase 2, Bacoor City			100,000,000			100,000,000

670	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Housing Program for Indigenous Peoples-Badjau Housing Project in Zamboanga City		30,000,000		30,000,000

Sub-total, Locally-Funded Project(s)		1,680,000,000		1,680,000,000

Total, Project(s)		1,680,000,000		1,680,000,000

TOTAL NEW APPROPRIATIONS	₱	2,680,000,000	₱	2,680,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,680,000

Total Maintenance and Other Operating Expenses	2,680,000

Total Current Operating Expenditures	2,680,000

TOTAL NEW APPROPRIATIONS	2,680,000

F.2. SOCIAL HOUSING FINANCE CORPORATION

For subsidy requirements in accordance with the programs and project(s), as indicated hereunder	₱	212,891,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	126,899,000		₱	126,899,000

COMMUNITY MORTGAGE PROGRAM			126,899,000			126,899,000

Total, Regular Programs			126,899,000			126,899,000

B. PROJECT(S)
Locally-Funded Project(s)			85,992,000			85,992,000

Total, Project(s)			85,992,000			85,992,000

TOTAL NEW APPROPRIATIONS		₱	212,891,000		₱	212,891,000

Special Provision(s)

1. Subsidy to the Social Housing Finance Corporation. The amount of Seventy Five Million Nine Hundred Ninety Two Thousand Pesos (₱75,992,000) appropriated herein under the subsidy for the Social Housing Finance Corporation (SHFC) shall be used for the High Density Housing Program-the Housing Program for Informal Settler Families Residing in Danger Areas in Metro Manila.

Release of funds shall be subject to the submission of the SHFC Board-approved People’s Plan, list of community associations, number of targeted beneficiaries, and the total amount of estimated housing loan to be availed of. For this purpose, the People’s Plan shall be prepared in coordination with the Presidential Commission for the Urban Poor, the NAPC and their partner civil society organizations.

DECEMBER 25, 2023	OFFICIAL GAZETTE	671
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

2. Prior Years’ Subsidy Releases from the National Government. The SHFC is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the SHFC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the SHFC’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SHFC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
COMMUNITY MORTGAGE PROGRAM		₱	126,899,000		₱	126,899,000

Sub-total, Operations			126,899,000			126,899,000

Total, Regular Programs			126,899,000			126,899,000

PROJECT(S)
Locally-Funded Project(s)
Housing Program for Informal Settler Families
Residing in Danger Areas in Metro Manila			75,992,000			75,992,000
Subsidies and Other Credit Enhancement Measures to Expand Existing Housing			10,000,000			10,000,000

Sub-total, Locally-Funded Project(s)			85,992,000			85,992,000

Total, Project(s)			85,992,000			85,992,000

TOTAL NEW APPROPRIATIONS		₱	212,891,000		₱	212,891,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	212,891

Total Maintenance and Other Operating Expenses	212,891

Total Current Operating Expenditures	212,891

TOTAL NEW APPROPRIATIONS	212,891

672	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

G. DEPARTMENT OF TOURISM

G.1. TOURISM INFRASTRUCTURE AND ENTERPRISE ZONE AUTHORITY

For subsidy requirements in accordance with the project(s), as indicated hereunder	₱	620,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PROJECT(S)
Locally-Funded Project(s)		₱	620,000,000		₱	620,000,000

Total, Project(s)			620,000,000			620,000,000

TOTAL NEW APPROPRIATIONS		₱	620,000,000		₱	620,000,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Tourism Infrastructure and Enterprise Zone Authority (TIEZA) is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the TIEZA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the TIEZA’s Board of Directors, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the TIEZA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROJECT(S)
Locally-Funded Project(s)
Construction of the Tubbataha Ranger Station		₱	20,000,000		₱	20,000,000
Masterplan and Detailed Engineering Study of West Philippine Sea and Neighboring Islands			100,000,000			100,000,000
Mayon Volcano Heritage Aesthetic Lighting			500,000,000			500,000,000

Sub-total, Locally-Funded Project(s)			620,000,000			620,000,000

Total, Project(s)			620,000,000			620,000,000

TOTAL NEW APPROPRIATIONS		₱	620,000,000		₱	620,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	673
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	620,000

Total Maintenance and Other Operating Expenses	620,000

Total Current Operating Expenditures	620,000

TOTAL NEW APPROPRIATIONS	620,000

G.2. TOURISM PROMOTIONS BOARD

For subsidy requirements in accordance with the programs, as indicated hereunder	₱	360,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	360,000,000		₱	360,000,000

MARKETING AND PROMOTIONS PROGRAM			360,000,000			360,000,000

TOTAL NEW APPROPRIATIONS		₱	360,000,000		₱	360,000,000

Special Provision(s)

1. Tourism Promotions Fund. In addition to the amount appropriated herein, the amount of One Billion Two Hundred Sixty Five Million Six Hundred Ninety Two Thousand Pesos (₱1,265,692,000) shall be used for tourism promotions and marketing activities of the Tourism Promotions Board (TPB) sourced from the following and constituted into the Tourism Promotions Fund in accordance with Section 55 of R.A. No. 9593:

(a)	At least twenty five percent (25%) of the National Government share from PAGCOR; and

(b)	At least twenty five percent (25%) of the National Government share from international airports and seaports.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the TPB.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
MARKETING AND PROMOTIONS PROGRAM		₱	360,000,000		₱	360,000,000

Sub-total, Operations			360,000,000			360,000,000

TOTAL NEW APPROPRIATIONS		₱	360,000,000		₱	360,000,000

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GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	360,000

Total Maintenance and Other Operating Expenses	360,000

Total Current Operating Expenditures	360,000

TOTAL NEW APPROPRIATIONS	360,000

H. DEPARTMENT OF TRADE AND INDUSTRY

H.1. AURORA PACIFIC ECONOMIC ZONE AND FREEPORT AUTHORITY

For subsidy requirements as indicated hereunder	₱	235,850,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	235,850,000		₱	235,850,000

TOTAL NEW APPROPRIATIONS		₱	235,850,000		₱	235,850,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Aurora Pacific Economic Zone and Freeport Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	235,850,000		₱	235,850,000

Sub-total, General Administration and Support			235,850,000			235,850,000

TOTAL NEW APPROPRIATIONS		₱	235,850,000		₱	235,850,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	675
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	235,850

Total Maintenance and Other Operating Expenses	235,850

Total Current Operating Expenditures	235,850

TOTAL NEW APPROPRIATIONS	235,850

H.2. CENTER FOR INTERNATIONAL TRADE EXPOSITIONS AND MISSIONS

For subsidy requirements in accordance with the program, as indicated hereunder	₱	195,557,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	34,147,000		₱	34,147,000
Support to Operations			26,326,000			26,326,000
Operations			135,084,000			135,084,000

EXPORT/TRADE PROMOTION PROGRAM			135,084,000			135,084,000

TOTAL NEW APPROPRIATIONS		₱	195,557,000		₱	195,557,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Center for International Trade Expositions and Missions.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	34,147,000		₱	34,147,000

Sub-total, General Administration and Support			34,147,000			34,147,000

676	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Support to Operations
Institutional promotion and information services management		26,326,000		26,326,000

Sub-total, Support to Operations		26,326,000		26,326,000

Operations
EXPORT/TRADE PROMOTION PROGRAM		135,084,000		135,084,000

Sub-total, Operations		135,084,000		135,084,000

TOTAL NEW APPROPRIATIONS	₱	195,557,000	₱	195,557,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	195,557

Total Maintenance and Other Operating Expenses	195,557

Total Current Operating Expenditures	195,557

TOTAL NEW APPROPRIATIONS	195,557

H.3. SMALL BUSINESS CORPORATION

For subsidy requirements in accordance with the program, as indicated hereunder	₱	1,000,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	1,000,000,000		₱	1,000,000,000

PONDO SA PAGBABAGO AT PAG-ASENSO PROGRAM			1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱	1,000,000,000		₱	1,000,000,000

Special Provision(s)

1. Pondo sa Pagbabago at Pag-Asenso. The amount of One Billion Pesos (₱1,000,000,000) appropriated herein as subsidy to the Small Business Corporation (SBC) shall be used for the implementation of the Pondo sa Pagbabago at Pag-Asenso Program, which is a microfinancing program for Micro, Small, and Medium Scale Enterprises (MSMEs). The amount shall be set-up as a separate fund and the transactions thereon shall be recorded and maintained in a separate book by the SBC.

The Secretary of Trade and Industry shall approve the program mechanics and components including the selection criteria for beneficiaries and such other factors in the implementation of the program, which shall be in accordance with R.A. No. 6977, as amended by R.A. No. 9501. The DTI shall prioritize the provinces where the absolute number of indigents and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA, MSMEs of indigenous people, and sustainable rural livelihood.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SBC.

DECEMBER 25, 2023	OFFICIAL GAZETTE	677
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
REGULAR PROGRAMS
Operations
PONDO SA PAGBABAGO AT PAG-ASENSO PROGRAM		₱ 1,000,000,000		₱	1,000,000,000

Sub-total, Operations		1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱ 1,000,000,000		₱	1,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,000,000

Total Maintenance and Other Operating Expenses	1,000,000

Total Current Operating Expenditures	1,000,000

TOTAL NEW APPROPRIATIONS	1,000,000

I. DEPARTMENT OF TRANSPORTATION

I.1. CIVIL AVIATION AUTHORITY OF THE PHILIPPINES

For subsidy requirements in accordance with the project(s), as indicated hereunder	₱	1,030,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PROJECT(S)
Locally-Funded Projects		₱	1,030,000,000		₱	1,030,000,000

TOTAL NEW APPROPRIATIONS		₱	1,030,000,000		₱	1,030,000,000

Special Provision(s)

1. Subsidy for the Civil Aviation Authority of the Philippines. Of the amounts appropriated herein as subsidy to the Civil Aviation Authority of the Philippines (CAAP), the amount of Two Hundred Thirty Million Pesos (₱230,000,000) shall be used for the supply, delivery, installation, and commissioning of Integrated Accelerograph Systems in thirty (30) CAAP airports.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CAAP.

678	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROJECT(S)
Locally-Funded Projet(s)
Integrated Accelerograph Systems		₱	230,000,000		₱	230,000,000
Aircraft Rescue and Firefighting Modernization			800,000,000			800,000,000

Sub-total, Locally-Funded Project(s)			1,030,000,000			1,030,000,000

Total Projects			1,030,000,000			1,030,000,000

TOTAL NEW APPROPRIATIONS		₱	1,030,000,000		₱	1,030,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,030,000

Total Maintenance and Other Operating Expenses	1,030,000

Total Current Operating Expenditures	1,030,000

TOTAL NEW APPROPRIATIONS	1,030,000

I.2. DAVAO INTERNATIONAL AIRPORT AUTHORITY

For equity requirements in accordance with the program, as indicated hereunder	₱	121,052,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
A. REGULAR PROGRAMS
Operations			₱ 121,052,000	₱	121,052,000

AIRPORT SYSTEM MAINTENANCE PROGRAM			121,052,000		121,052,000

TOTAL NEW APPROPRIATIONS			₱ 121,052,000	₱	121,052,000

Special Provision(s)

1. Equity for the Davao International Airport Authority. The amount of One Hundred Twenty One Million Fifty Two Thousand Pesos (₱121,052,000) appropriated herein as equity for the Davao International Airport Authority (DIAA) shall cover the government contribution to the capital of the DIAA pursuant to Section 9 of R.A. No. 11457.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the DIAA.

DECEMBER 25, 2023	OFFICIAL GAZETTE	679
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
REGULAR PROGRAMS
Operations
AIRPORT SYSTEM MAINTENANCE PROGRAM			₱	121,052,000	₱	121,052,000

Sub-total, Operations				121,052,000		121,052,000

TOTAL NEW APPROPRIATIONS			₱	121,052,000	₱	121,052,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Capital Outlays
Investment Outlay	121,052

Total Capital Outlays	121,052

TOTAL NEW APPROPRIATIONS	121,052

I.3. LIGHT RAIL TRANSIT AUTHORITY

For subsidy requirements in accordance with the program and project, as indicated hereunder	₱	864,395,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	167,215,000		₱	167,215,000

Total, Regular Programs			167,215,000			167,215,000

B. PROJECT(S)
Locally-Funded Project(s)			697,180,000			697,180,000

Total, Project(s)			697,180,000			697,180,000

TOTAL NEW APPROPRIATIONS		₱	864,395,000		₱	864,395,000

680	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Subsidy to the Light Rail Transit Authority. The amount of Eight Hundred Sixty Four Million Three Hundred Ninety Five Thousand Pesos (₱864,395,000) appropriated herein as subsidy to the Light Rail Transit Authority (LRTA) shall be used for its operating requirements and Systems and Facilities Improvement, Rehabilitation and Modernization Program.

2. Prior Years’ Subsidy Releases from the National Government. The LRTA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the LRTA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of LRTA’s Board of Directors, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LRTA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	167,215,000		₱	167,215,000

Sub-total, General Administration and Support			167,215,000			167,215,000

Total, Regular Programs			167,215,000			167,215,000

PROJECT(S)
Locally-Funded Project(s)
Systems and Facilities Improvement			697,180,000			697,180,000

Sub-total, Locally-Funded Project(s)			697,180,000			697,180,000

Total, Project(s)			697,180,000			697,180,000

TOTAL NEW APPROPRIATIONS		₱	864,395,000		₱	864,395,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	864,395

Total Maintenance and Other Operating Expenses	864,395

Total Current Operating Expenditures	864,395

TOTAL NEW APPROPRIATIONS	864,395

DECEMBER 25, 2023	OFFICIAL GAZETTE	681
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

I.4. PHILIPPINE NATIONAL RAILWAYS

For subsidy requirements in accordance with the program, as indicated hereunder	₱	531,437,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	291,863,000		₱	291,863,000
Operations			239,574,000			239,574,000

RAILWAY SYSTEM MAINTENANCE PROGRAM			239,574,000			239,574,000

TOTAL NEW APPROPRIATIONS		₱	531,437,000		₱	531,437,000

Special Provision(s)

1. Subsidy to the Philippine National Railways. The amount of Five Hundred Thirty One Million Four Hundred Thirty Seven Thousand Pesos (₱531,437,000) appropriated herein under the subsidy for the Philippine National Railways (PNR) shall be used for its operating requirements and railway system maintenance.

2. Prior Years’ Subsidy Releases from the National Government. The PNR is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PNR shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PNR’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PNR.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	291,863,000		₱	291,863,000

Sub-total, General Administration and Support			291,863,000			291,863,000

Operations
RAILWAY SYSTEM MAINTENANCE PROGRAM			239,574,000			239,574,000

Sub-total, Operations			239,574,000			239,574,000

TOTAL NEW APPROPRIATIONS		₱	531,437,000		₱	531,437,000

682	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	531,437

Total Maintenance and Other Operating Expenses	531,437

Total Current Operating Expenditures	531,437

TOTAL NEW APPROPRIATIONS	531,437

J. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

J.1. DEVELOPMENT ACADEMY OF THE PHILIPPINES

For subsidy requirements in accordance with the programs and project(s), as indicated hereunder	₱	706,353,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	551,103,000		₱	551,103,000

EDUCATION AND TRAINING PROGRAM			327,909,000			327,909,000
RESEARCH AND TECHNICAL ASSISTANCE ON PUBLIC SECTOR PRODUCTIVITY PROGRAM			223,194,000			223,194,000

Total, Regular Programs			551,103,000			551,103,000

B. PROJECT(S)
Locally-Funded Project(s)			155,250,000			155,250,000

Total, Project(s)			155,250,000			155,250,000

TOTAL NEW APPROPRIATIONS		₱	706,353,000		₱	706,353,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Development Academy of the Philippines.

DECEMBER 25, 2023	OFFICIAL GAZETTE	683
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
EDUCATION AND TRAINING PROGRAM		₱	327,909,000		₱	327,909,000
RESEARCH AND TECHNICAL ASSISTANCE ON PUBLIC SECTOR PRODUCTIVITY PROGRAM			223,194,000			223,194,000

Sub-total, Operations			551,103,000			551,103,000

Total, Regular Programs			551,103,000			551,103,000

PROJECT(S)
Locally-Funded Project(s)
DAP Idea Generation Hub			15,000,000			15,000,000
Center of Excellence for Data Science and Analytics (CEDSA)			5,000,000			5,000,000
Construction of New Training Building in Tagaytay			135,250,000			135,250,000

Sub-total, Locally-Funded Project(s)			155,250,000			155,250,000

Total, Project(s)			155,250,000			155,250,000

TOTAL NEW APPROPRIATIONS		₱	706,353,000		₱	706,353,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	706,353

Total Maintenance and Other Operating Expenses	706,353

Total Current Operating Expenditures	706,353

TOTAL NEW APPROPRIATIONS	706,353

684	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

J.2. PHILIPPINE INSTITUTE FOR DEVELOPMENT STUDIES

For subsidy requirements in accordance with the programs, as indicated hereunder	₱	247,452,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	50,441,000		₱	50,441,000
Support to Operations			21,043,000			21,043,000
Operations			175,968,000			175,968,000

SOCIO-ECONOMIC POLICY RESEARCH PROGRAM			175,968,000			175,968,000

TOTAL NEW APPROPRIATIONS		₱	247,452,000		₱	247,452,000

Special Provision(s)

1. Research Studies for the Second Congressional Commission on Education (EDCOM II). The amount of One Hundred Seventy Five Million Nine Hundred Sixty Eight Thousand Pesos (₱175,968,000) appropriated herein under the Socio-Economic Policy Research Program includes Fifty Million One Hundred Fifty Five Thousand Pesos (₱50,155,000) for the implementation of EDCOM II Research Program in accordance with R.A. No. 11899.

2. Research Studies for the Impact Evaluation of the Pantawid Pamilyang Pilipino Program (4Ps). The amount of One Hundred Seventy Five Million Nine Hundred Sixty Eight Thousand Pesos (₱175,968,000) appropriated herein under the Socio-Economic Policy Research Program includes Twenty Six Million Six Hundred Seventy Seven Thousand Pesos (₱26,677,000) for the conduct of impact evaluation of 4Ps in accordance with R.A. No. 11310.

3. Prior Years’ Subsidy Releases from the National Government. The Philippine Institute for Development Studies (PIDS) is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PIDS shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PIDS’ Board of Trustees, to be submitted to the DBM for approval.

4. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PIDS.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	50,441,000		₱	50,441,000

Sub-total, General Administration and Support			50,441,000			50,441,000

Support to Operations
Operations of the Philippine APEC Study Center Network (PASCN)			2,935,000			2,935,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	685
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Publication, Seminars, Information and Communications Technology Services, and Research Program Management		18,108,000		18,108,000

Sub-total, Support to Operations		21,043,000		21,043,000

Operations
SOCIO-ECONOMIC POLICY RESEARCH PROGRAM		175,968,000		175,968,000

Sub-total, Operations		175,968,000		175,968,000

TOTAL NEW APPROPRIATIONS	₱	247,452,000	₱	247,452,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	247,452

Total Maintenance and Other Operating Expenses	247,452

Total Current Operating Expenditures	247,452

TOTAL NEW APPROPRIATIONS	247,452

K. PRESIDENTIAL COMMUNICATIONS OFFICE

K.1. INTERCONTINENTAL BROADCASTING CORPORATION

For subsidy requirements as indicated hereunder	₱	741,035,000

New Appropriations, by Program/Projects

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱ 741,035,000		₱ 741,035,000

TOTAL NEW APPROPRIATIONS		₱ 741,035,000		₱ 741,035,000

Special Provision(s)

1. Subsidy to the Intercontinental Broadcasting Corporation. The amount of Seven Hundred Forty One Million Thirty Five Thousand Pesos (₱741,035,000) appropriated herein under the subsidy for the Intercontinental Broadcasting Corporation shall be used for its operating requirements. Of this amount, One Hundred Forty Million Pesos (₱140,000,000) shall be used as payment of salaries of IBC personnel and Five Hundred Million Pesos (₱500,000,000) as payment for retirement benefits of the retirees from 2002-2024. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 20, 2023, Volume I-B, page 784, R.A. No. 11975)

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Intercontinental Broadcasting Corporation.

686	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	741,035,000		₱	741,035,000

Sub-total, General Administration and Support			741,035,000			741,035,000

TOTAL NEW APPROPRIATIONS		₱	741,035,000		₱	741,035,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	741,035,000

Total Maintenance and Other Operating Expenses	741,035,000

Total Current Operating Expenditures	741,035,000

TOTAL NEW APPROPRIATIONS	741,035,000

K.2. PEOPLE’S TELEVISION NETWORK, INCORPORATED

For subsidy requirements as indicated hereunder	₱307,914,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	307,914,000		₱	307,914,000

TOTAL NEW APPROPRIATIONS		₱	307,914,000		₱	307,914,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PTNI.

DECEMBER 25, 2023	OFFICIAL GAZETTE	687
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	307,914,000		₱	307,914,000

Sub-total, General Administration and Support			307,914,000			307,914,000

TOTAL NEW APPROPRIATIONS		₱	307,914,000		₱	307,914,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	307,914

Total Maintenance and Other Operating Expenses	307,914

Total Current Operating Expenditures	307,914

TOTAL NEW APPROPRIATIONS	307,914

L. OTHER EXECUTIVE OFFICES

L.1. AUTHORITY OF THE FREEPORT AREA OF BATAAN

For equity requirements in accordance with the program, as indicated hereunder	₱	140,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. REGULAR PROGRAMS
Operations			₱	140,000,000	₱	140,000,000

ECOZONE DEVELOPMENT PROGRAM				140,000,000		140,000,000

TOTAL NEW APPROPRIATIONS			₱	140,000,000	₱	140,000,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Authority of the Freeport Area of Bataan.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
REGULAR PROGRAMS
Operations
ECOZONE DEVELOPMENT PROGRAM			₱	140,000,000	₱	140,000,000

Sub-total, Operations				140,000,000		140,000,000

TOTAL NEW APPROPRIATIONS			₱	140,000,000	₱	140,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Capital Outlays
Investment Outlay	140,000

Total Capital Outlays	140,000

TOTAL NEW APPROPRIATIONS	140,000

L.2. BANGKO SENTRAL NG PILIPINAS

For subsidy requirements in accordance with the program as indicated hereunder	₱	40,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	40,000,000		₱	40,000,000

TOTAL NEW APPROPRIATIONS		₱	40,000,000		₱	40,000,000

Special Provision(s)

1. Subsidy to the Bangko Sentral ng Pilipinas. The amount of Forty Million Pesos (₱40,000,000) appropriated herein under the subsidy for the Bangko Sentral ng Pilipinas (BSP) shall be used to augment the operating requirements of the Philippine International Convention Center, Inc. (PICCI) and the cost for the maintenance of the Philippine International Convention Center (PICC).

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the BSP.

DECEMBER 25, 2023	OFFICIAL GAZETTE	689
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	40,000,000		₱	40,000,000

Sub-total, General Administration and Support			40,000,000			40,000,000

TOTAL NEW APPROPRIATIONS		₱	40,000,000		₱	40,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	40,000

Total Maintenance and Other Operating Expenses	40,000

Total Current Operating Expenditures	40,000

TOTAL NEW APPROPRIATIONS	40,000

L.3. BASES CONVERSION AND DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program, as indicated hereunder	₱	2,801,865,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	2,801,865,000		₱	2,801,865,000

INFRASTRUCTURE DEVELOPMENT PROGRAM			2,801,865,000			2,801,865,000

TOTAL NEW APPROPRIATIONS		₱	2,801,865,000		₱	2,801,865,000

Special Provision(s)

1. Subsidy to the Bases Conversion and Development Authority. The amount of Two Billion Eight Hundred One Million Eight Hundred Sixty Five Thousand Pesos (₱2,801,865,000) appropriated herein under the subsidy to the Bases Conversion and Development Authority (BCDA) shall be used for the implementation of the Infrastructure Development Program of the BCDA.

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2. Prior Years’ Subsidy Releases from the National Government. The BCDA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the BCDA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the BCDA’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the BCDA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
INFRASTRUCTURE DEVELOPMENT PROGRAM		₱	2,801,865,000		₱	2,801,865,000

Sub-total, Operations			2,801,865,000			2,801,865,000

TOTAL NEW APPROPRIATIONS		₱	2,801,865,000		₱	2,801,865,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,801,865

Total Maintenance and Other Operating Expenses	2,801,865

Total Current Operating Expenditures	2,801,865

TOTAL NEW APPROPRIATIONS	2,801,865

L.4. CAGAYAN ECONOMIC ZONE AUTHORITY

For equity requirements in accordance with the program, as indicated hereunder	₱	1,000,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. REGULAR PROGRAMS
Operations			₱	1,000,000,000	₱	1,000,000,000

ECOZONE DEVELOPMENT PROGRAM				1,000,000,000		1,000,000,000

TOTAL NEW APPROPRIATIONS			₱	1,000,000,000	₱	1,000,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	691
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Cagayan Economic Zone Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
REGULAR PROGRAMS
Operations
ECOZONE DEVELOPMENT PROGRAM			₱	1,000,000,000	₱	1,000,000,000

Sub-total, Operations				1,000,000,000		1,000,000,000

TOTAL NEW APPROPRIATIONS			₱	1,000,000,000	₱	1,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Capital Outlays
Investment Outlay	1,000,000

Total Capital Outlays	1,000,000

TOTAL NEW APPROPRIATIONS	1,000,000

L.5. CREDIT INFORMATION CORPORATION

For subsidy requirements in accordance with the program, as indicated hereunder	₱	60,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	60,000,000		₱	60,000,000

CREDIT INFORMATION MANAGEMENT SERVICES PROGRAM			60,000,000			60,000,000

TOTAL NEW APPROPRIATIONS		₱	60,000,000		₱	60,000,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Credit Information Corporation.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
CREDIT INFORMATION MANAGEMENT SERVICES PROGRAM		₱	60,000,000		₱	60,000,000

Sub-total, Operations			60,000,000			60,000,000

TOTAL NEW APPROPRIATIONS		₱	60,000,000		₱	60,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	60,000

Total Maintenance and Other Operating Expenses	60,000

Total Current Operating Expenditures	60,000

TOTAL NEW APPROPRIATIONS	60,000

L.6. CULTURAL CENTER OF THE PHILIPPINES

For subsidy requirements in accordance with the program, as indicated hereunder	₱880,151,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	177,238,000		₱	177,238,000
Operations			702,913,000			702,913,000

PHILIPPINE ARTS AND CULTURE PROMOTION AND DEVELOPMENT PROGRAM			702,913,000			702,913,000

TOTAL NEW APPROPRIATIONS		₱	880,151,000		₱	880,151,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	693
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1. Tobacco Inspection Fees. The amount of Two Million Seven Hundred Ten Thousand Pesos (₱2,710,000) shall be used by the Cultural Center of the Philippines (CCP) to augment its MOOE sourced from fifty percent (50%) of the tobacco inspection fees collected in accordance with Section 143 of P.D. No. 1158, as amended.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Prior Years’ Subsidy Releases from the National Government. The CCP is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the CCP shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the CCP’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CCP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	177,238,000		₱	177,238,000

Sub-total, General Administration and Support			177,238,000			177,238,000

Operations
PHILIPPINE ARTS AND CULTURE PROMOTION AND DEVELOPMENT PROGRAM			702,913,000			702,913,000

Sub-total, Operations			702,913,000			702,913,000

TOTAL NEW APPROPRIATIONS		₱	880,151,000		₱	880,151,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	880,151

Total Maintenance and Other Operating Expenses	880,151

Total Current Operating Expenditures	880,151

TOTAL NEW APPROPRIATIONS	880,151

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GENERAL APPROPRIATIONS ACT, FY 2024

L.7. PHILIPPINE CENTER FOR ECONOMIC DEVELOPMENT

For subsidy requirements in accordance with the program, as indicated hereunder	₱30,258,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	30,258,000		₱	30,258,000

TEACHING AND RESEARCH PROGRAM			30,258,000			30,258,000

TOTAL NEW APPROPRIATIONS		₱	30,258,000		₱	30,258,000

Special Provision(s)

1. Subsidy to the Philippine Center for Economic Development. The amount of Thirty Million Two Hundred Fifty Eight Thousand Pesos (₱30,258,000) appropriated herein under the subsidy to the Philippine Center for Economic Development (PCED) shall be used for the implementation of the Teaching and Research Program of the PCED.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCED.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
TEACHING AND RESEARCH PROGRAM		₱	30,258,000		₱	30,258,000

Sub-total, Operations			30,258,000			30,258,000

TOTAL NEW APPROPRIATIONS		₱	30,258,000		₱	30,258,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	30,258

Total Maintenance and Other Operating Expenses	30,258

Total Current Operating Expenditures	30,258

TOTAL NEW APPROPRIATIONS	30,258

DECEMBER 25, 2023	OFFICIAL GAZETTE	695
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

L.8. PHILIPPINE DEPOSIT INSURANCE CORPORATION

For subsidy requirements in accordance with the program as indicated hereunder	₱	58,340,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Support to Operations		₱	58,340,000		₱	58,340,000

Maintain Deposit Insurance Fund			58,340,000			58,340,000

TOTAL NEW APPROPRIATIONS		₱	58,340,000		₱	58,340,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Deposit Insurance Corporation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Support to Operations
Maintain Deposit Insurance Fund		₱	58,340,000		₱	58,340,000

Sub-total, Support to Operations			58,340,000			58,340,000

TOTAL NEW APPROPRIATIONS		₱	58,340,000		₱	58,340,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	58,340

Total Maintenance and Other Operating Expenses	58,340

Total Current Operating Expenditures	58,340

TOTAL NEW APPROPRIATIONS	58,340

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GENERAL APPROPRIATIONS ACT, FY 2024

L.9. PHILIPPINE POSTAL CORPORATION

For subsidy requirements in accordance with the program(s) as indicated hereunder	₱	70,000,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	70,000,000		₱	70,000,000

POSTAL SERVICE PROGRAM			70,000,000			70,000,000

TOTAL NEW APPROPRIATIONS		₱	70,000,000		₱	70,000,000

Special Provision(s)

1. Subsidy to the Philippine Postal Corporation. The amount of Seventy Million Pesos (₱70,000,000) appropriated herein as subsidy to the Philippine Postal Corporation (PHLPost) shall be used for its operating requirements.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PHLPost.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
POSTAL SERVICE PROGRAM		₱	70,000,000		₱	70,000,000

Reimbursement of franking privilege service			70,000,000			70,000,000

Sub-total, Operations			70,000,000			70,000,000

TOTAL NEW APPROPRIATIONS		₱	70,000,000		₱	70,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	70,000

Total Maintenance and Other Operating Expenses	70,000

Total Current Operating Expenditures	70,000

TOTAL NEW APPROPRIATIONS	70,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	697
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

L.10. SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program and project(s), as indicated hereunder	₱	197,547,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
General Administration and Support		₱	80,029,000		₱	80,029,000

Total, Regular Programs			80,029,000			80,029,000

B. PROJECT(S)
Locally-Funded Project(s)			117,518,000			117,518,000

Total, Project(s)			117,518,000			117,518,000

TOTAL NEW APPROPRIATIONS		₱	197,547,000	₱	₱	197,547,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Southern Philippines Development Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	80,029,000		₱	80,029,000

Sub-total, General Administration and Support			80,029,000			80,029,000

Total, Regular Programs			80,029,000			80,029,000

PROJECT(S)
Locally-Funded Project(s)
Vitali Fishpond Estate Project, Region IX			1,131,000			1,131,000
Piňa Fiber Production Project, Region X			2,452,000			2,452,000
Poultry Production for the Existing two Broiler Houses and Expansion Projects, Region XI			109,249,000			109,249,000

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GENERAL APPROPRIATIONS ACT, FY 2024

Establishment of 100-Hectare Abaca Production, Processing and Marketing Project, BARMM		4,686,000		4,686,000

Sub-total, Locally-Funded Project(s)		117,518,000		117,518,000

Total, Project(s)		117,518,000		117,518,000

TOTAL NEW APPROPRIATIONS	₱	197,547,000	₱	197,547,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	197,547

Total Maintenance and Other Operating Expenses	197,547

Total Current Operating Expenditures	197,547

TOTAL NEW APPROPRIATIONS	197,547

L.11. SUBIC BAY METROPOLITAN AUTHORITY

For subsidy requirements in accordance with the program, as indicated hereunder	₱	681,010,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
A. REGULAR PROGRAMS
Operations		₱	681,010,000		₱	681,010,000

ECOZONE DEVELOPMENT PROGRAM			681,010,000			681,010,000

TOTAL NEW APPROPRIATIONS		₱	681,010,000		₱	681,010,000

Special Provision(s)

1. Subsidy to the Subic Bay Metropolitan Authority. The amount of Six Hundred Eighty One Million Ten Thousand Pesos (₱681,010,000) appropriated herein as subsidy to the Subic Bay Metropolitan Authority (SBMA) shall be used for its ecozone infrastructure development.

2. Prior Years’ Subsidy Releases from the National Government. The SBMA is hereby authorized to use subsidy released for programs and projects in prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the SBMA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the SBMA’s Board of Directors, to be submitted to the DBM for approval.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SBMA.

DECEMBER 25, 2023	OFFICIAL GAZETTE	699
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
Operations
ECOZONE DEVELOPMENT PROGRAM		₱	681,010,000		₱	681,010,000

Sub-total, Operations			681,010,000			681,010,000

TOTAL NEW APPROPRIATIONS		₱	681,010,000		₱	681,010,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	681,010

Total Maintenance and Other Operating Expenses	681,010

Total Current Operating Expenditures	681,010

TOTAL NEW APPROPRIATIONS	681,010

L.12. ZAMBOANGA CITY SPECIAL ECONOMIC ZONE AUTHORITY

For subsidy and equity requirements in accordance with the program, as indicated hereunder	₱	249,588,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
General Administration and Support		₱	42,088,000	₱		₱	42,088,000
Operations					207,500,000		207,500,000

ECOZONE DEVELOPMENT PROGRAM					207,500,000		207,500,000

TOTAL NEW APPROPRIATIONS		₱	42,088,000	₱	207,500,000	₱	249,588,000

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Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Zamboanga City Special Economic Zone Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
General Administration and Support
General Management and Supervision		₱	42,088,000	₱		₱	42,088,000

Sub-total, General Administration and Support			42,088,000				42,088,000

Operations
ECOZONE DEVELOPMENT PROGRAM					207,500,000		207,500,000

Sub-total, Operations					207,500,000		207,500,000

TOTAL NEW APPROPRIATIONS		₱	42,088,000	₱	207,500,000	₱	249,588,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	42,088

Total Maintenance and Other Operating Expenses	42,088

Total Current Operating Expenditures	42,088

Capital Outlays
Investment Outlay	207,500

Total Capital Outlays	207,500

TOTAL NEW APPROPRIATIONS	249,588

M. BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS - OTHERS

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	28,606,000		₱	28,606,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	701
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s) Applicable to All Government Corporations

1. Budgetary Support to Government Corporations. Income and revenues collected by GOCCs from all sources shall be used to cover all its operating requirements. Any deficiency may be augmented by the budgetary support from the National Government, which may either be:

(a)

Subsidy, which shall be used in accordance with the purposes identified in this Act: Provided , That, unless otherwise stated in the special provisions, subsidy releases may be used by GOCCs which are financially unable to pay for the separation or retirement benefits and incentives resulting from an approved reorganization, merger, streamlining, abolition or privatization plan under R.A. No. 10149, other laws and issuances.

(b)

Equity, which shall be used as capital investment of the National Government in accordance with the capitalization requirement under pertinent laws. In no case shall equity investments be used for the payment of salaries, allowances, incentives, and retirement and separation benefits, except in cases authorized by the DBM.

2. Offsets Against Budgetary Support to Government Corporations. The appropriations authorized herein may be offset by the BTr against the: (i) corporate payments of cash dividends under R.A. No. 7656; (ii) guarantee fees; (iii) advances for loans relent to corporations; (iv) obligations which are guaranteed by the National Government; and (v) other receivables of the government from the GOCCs.

If the total level of actual revenues at the end of the immediately preceding year, including income from liquid assets such as, but not limited to, interest in cash deposits, short-term and bond investments, and other fund sources of the GOCC, exceed the corresponding projections considered in the formulation of the current year’s budgetary support program, the excess may be deducted from said program and the budgetary support may be reduced to the extent of such favorable result.

3. Payment of Compensation and Benefits. Payment of basic salaries, allowances, benefits and incentives by GOCCs shall be made in accordance with applicable laws, rules and regulations such as, but not limited to, P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, E.O. No. 150, s. 2021, Memorandum Order No. 20, s. 2001 and Corporate Compensation Circular No. 10 dated February 15, 1999. In addition, payment of separation or retirement benefits shall be computed in accordance with the rates, conditions, and procedure prescribed under existing separation or retirement laws, and such pertinent guidelines issued thereon.

4. Submission of Corporate Operating Budgets and Other Related Financial Statements. All GOCCs, including GFIs, whether or not receiving budgetary support from the National Government, shall prepare their FY 2024 Corporate Operating Budgets (COBs) in accordance with E.O. No. 518, s. 1979 and the procedures and guidelines prescribed by the DBM. Said COBs, together with their supporting financial statements, shall be approved by their governing boards, and submitted to the Secretary of Budget and Management for review and evaluation as part of the budget process pursuant to Section 10, Chapter 4, Title XVII, Book IV of E.O. No. 292, s. 1987. The NEA, NPC and PNOC shall be governed further by the provisions of R.A. No. 7638.

5. Implementation of Infrastructure Projects. The respective heads of GOCCs shall comply with the restrictions on critical geo-hazard areas or no-build zones identified by the Mines and Geosciences Bureau and such other conditions provided under Section 29 of the General Provisions in this Act.

In the case of housing projects, the shelter agencies shall likewise adopt and promote the use of new and innovative housing technologies and materials to bring down the cost of housing and reduce any adverse impact of construction on the environment.

6. Tobacco Fund. The amount of Five Hundred Fifty Million Five Hundred Four Thousand Pesos (₱550,504,000) shall be used by the National Tobacco Administration (NTA) for its operating requirements sourced from the forty percent (40%) of the balance of the entire collection from the specific taxes on locally-manufactured Virginia-type cigarettes and tariff duties on imported leaf tobacco, after setting aside the share of the LGUs and BIR, in accordance with Section 5 of R.A. No. 4155, as amended by Section 3 of R.A. No. 5447.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O No. 292, s. 1987.

7. Proceeds from the Exploration, Development and Exploitation of Energy Resources. The amount of Eight Billion Pesos (₱8,000,000,000) shall be used for the payment of stranded contract costs and stranded debts transferred to and assumed by the Power Sector Assets and Liabilities Management Corporation (PSALM), including anticipated shortfalls in accordance with Section 4 of R.A. No. 11371, sourced from the proceeds of the net national government share from the Malampaya Fund under Section 8 of P.D. No. 910.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O No. 292, s. 1987.

8. Remittance of Cash Dividends. Cash Dividends equivalent to at least fifty percent (50%) of the annual net earnings of GOCCs shall be remitted to the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

9. Transparency Seal. To enhance transparency and enforce accountability, all GOCCs shall maintain a Transparency Seal to be posted on their websites. The Transparency Seal shall contain the following: (i) corporation’s mandate and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustment; (iv) annual procurement plan/s and contracts awarded with the winning supplier, contractor or consultant; (v) major programs and projects and their target beneficiaries; (vi) status of implementation, evaluation and/or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Updated People’s Freedom of Information (FOI) Manual signed by head of agency, Updated One-Page FOI Manual and Agency FOI Reports; and (ix) year-end financial reports for the last three (3) fiscal years.

The respective heads of GOCCs and their web administrators or equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of GOCCs.

10. Fund Releases. Funds appropriated herein shall be under the administration of the DBM and released directly to the recipient GOCCs through the BTr, subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987, as may be applicable. All requests for fund release either as subsidy or equity investment to GOCCs shall be included in the GOCCs’ COB duly approved by their respective governing boards.

11. Reporting and Posting Requirements. The GOCC shall submit quarterly reports on their financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	GOCCs’ website.

The GOCCs shall send written notice when said reports have been submitted or posted on their websites to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

702	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
REGULAR PROGRAMS
BSGC - Others
1. Rest of Budgetary Support to Government-Owned and/or Controlled Corporations, subject to Section 35, Chapter 5, Book VI of E.O. No. 292 and Letter of Implementation No. 29		₱	28,606,000		₱	28,606,000

Sub-total, BSGC-Others			28,606,000			28,606,000

TOTAL NEW APPROPRIATIONS		₱	28,606,000		₱	28,606,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	28,606

Total Maintenance and Other Operating Expenses	28,606

Total Current Operating Expenditures	28,606

TOTAL NEW APPROPRIATIONS	28,606

DECEMBER 25, 2023	OFFICIAL GAZETTE	703
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

GENERAL SUMMARY

BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. DEPARTMENT OF AGRICULTURE (DA)
A.1. National Dairy Authority		₱	522,374,000	₱		₱	522,374,000
A.2. National Food Authority			14,032,000,000				14,032,000,000
A.3. National Irrigation Administration			70,220,329,000				70,220,329,000
A.4. Philippine Coconut Authority			1,175,717,000				1,175,717,000
A.5. Philippine Fisheries Development Authority			6,037,082,000				6,037,082,000
A.6. Philippine Rice Research Institute			746,325,000				746,325,000
A.7. Sugar Regulatory Administration			1,011,840,000				1,011,840,000

Sub Total, DEPARTMENT OF AGRICULTURE (DA)			93,745,667,000				93,745,667,000

B. DEPARTMENT OF ENERGY (DOE)
B.1. National Electrification Administration			2,551,892,000		470,000,000		3,021,892,000
B.2. National Power Corporation			1,316,421,000				1,316,421,000

Sub Total, DEPARTMENT OF ENERGY (DOE)			3,868,313,000		470,000,000		4,338,313,000

C. DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES (DENR)
C.1. Local Water Utilities Administration			864,427,000				864,427,000
C.2. Metropolitan Waterworks and Sewerage System - Regulatory Office			168,397,000				168,397,000

Sub Total, DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES (DENR)			1,032,824,000				1,032,824,000

D. DEPARTMENT OF FINANCE (DOF)
D.1. Philippine Crop Insurance Corporation			4,500,000,000				4,500,000,000
D.2. Philippine Tax Academy			49,799,000				49,799,000

Sub Total, DEPARTMENT OF FINANCE (DOF)			4,549,799,000				4,549,799,000

E. DEPARTMENT OF HEALTH (DOH)
E.1. Lung Center of the Philippines			791,107,000				791,107,000
E.2. National Kidney and Transplant Institute			1,626,054,000				1,626,054,000
E.3. Philippine Children’s Medical Center			1,955,587,000				1,955,587,000
E.4. Philippine Health Insurance Corporation			61,514,633,000				61,514,633,000
E.5. Philippine Heart Center			2,410,814,000				2,410,814,000
E.6. Philippine Institute of Traditional and Alternative Health Care			173,854,000				173,854,000

Sub Total, DEPARTMENT OF HEALTH (DOH)			68,472,049,000				68,472,049,000

F. DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT (DHSUD)
F.1. National Housing Authority			2,680,000,000				2,680,000,000
F.2. Social Housing Finance Corporation			212,891,000				212,891,000

Sub Total, DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT (DHSUD)			2,892,891,000				2,892,891,000

G. DEPARTMENT OF TOURISM (DOT)
G.1. Tourism Infrastructure and Enterprise Zone Authority			620,000,000				620,000,000
G.2. Tourism Promotions Board			360,000,000				360,000,000

Sub Total, DEPARTMENT OF TOURISM (DOT)			980,000,000				980,000,000

704	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

H. DEPARTMENT OF TRADE AND INDUSTRY (DTI)
H.1. Aurora Pacific Economic Zone and Freeport Authority		235,850,000				235,850,000
H.2. Center for International Trade Expositions and Missions		195,557,000				195,557,000
H.3. Small Business Corporation		1,000,000,000				1,000,000,000

Sub Total, DEPARTMENT OF TRADE AND INDUSTRY (DTI)		1,431,407,000				1,431,407,000

I. DEPARTMENT OF TRANSPORTATION (DOTr)
I.1. Civil Aviation Authority of the Philippines		1,030,000,000				1,030,000,000
I.2. Davao International Airport Authority				121,052,000		121,052,000
I.3. Light Rail Transit Authority		864,395,000				864,395,000
I.4. Philippine National Railways		531,437,000				531,437,000

Sub Total, DEPARTMENT OF TRANSPORTATION (DOTr)		2,425,832,000		121,052,000		2,546,884,000

J. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY (NEDA)
J.1. Development Academy of the Philippines		706,353,000				706,353,000
J.2. Philippine Institute for Development Studies		247,452,000				247,452,000

Sub Total, NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY (NEDA)		953,805,000				953,805,000

K. PRESIDENTIAL COMMUNICATIONS OFFICE (PCO)
K.1. Intercontinental Broadcasting Corporation		741,035,000				741,035,000
K.2. People’s Television Network, Incorporated		307,914,000				307,914,000

Sub Total, PRESIDENTIAL COMMUNICATIONS OFFICE (PCO)		1,048,949,000				1,048,949,000

L. OTHER EXECUTIVE OFFICES (OEOs)
L.1. Authority of the Freeport Area of Bataan				140,000,000		140,000,000
L.2. Bangko Sentral ng Pilipinas		40,000,000				40,000,000
L.3. Bases Conversion and Development Authority		2,801,865,000				2,801,865,000
L.4. Cagayan Economic Zone Authority				1,000,000,000		1,000,000,000
L.5. Credit Information Corporation		60,000,000				60,000,000
L.6. Cultural Center of the Philippines		880,151,000				880,151,000
L.7. Philippine Center for Economic Development		30,258,000				30,258,000
L.8. Philippine Deposit Insurance Corporation		58,340,000				58,340,000
L.9. Philippine Postal Corporation		70,000,000				70,000,000
L.10. Southern Philippines Development Authority		197,547,000				197,547,000
L11. Subic Bay Metropolitan Authority		681,010,000				681,010,000
L.12. Zamboanga City Special Economic Zone Authority		42,088,000		207,500,000		249,588,000

Sub Total, OTHER EXECUTIVE OFFICES (OEOs)		4,861,259,000		1,347,500,000		6,208,759,000

M. BSGC - OTHERS		28,606,000				28,606,000

TOTAL NEW APPROPRIATIONS, BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	₱	186,291,401,000	₱	1,938,552,000	₱	188,229,953,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	705
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

XXXVII. ALLOCATIONS TO LOCAL GOVERNMENT UNITS

A. METROPOLITAN MANILA DEVELOPMENT AUTHORITY

For subsidy requirements and operations, including locally-funded project(s), in accordance with the programs indicated hereunder	₱	5,579,277,000

New Appropriations, by Programs/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. REGULAR PROGRAMS
Operations	₱	60,284,000	₱	2,450,855,000	₱		₱	2,511,139,000

METROPOLITAN MANILA SOLID WASTE MANAGEMENT PROGRAM				1,989,973,000				1,989,973,000
METROPOLITAN MANILA TRAFFIC MANAGEMENT PROGRAM				65,317,000				65,317,000
METROPOLITAN MANILA FLOOD CONTROL PROGRAM		60,284,000		395,565,000				455,849,000

Total, Regular Programs		60,284,000		2,450,855,000				2,511,139,000

B. PROJECT(S)
Locally-Funded Project(s)				303,679,000		2,764,459,000		3,068,138,000

Total, Projects				303,679,000		2,764,459,000		3,068,138,000

TOTAL NEW APPROPRIATIONS	₱	60,284,000	₱	2,754,534,000	₱	2,764,459,000	₱	5,579,277,000

Special Provision(s)

1. Operating Requirements of the Metropolitan Manila Development Authority. All income and revenues collected by the MMDA from all sources, including the national tax allotment and the mandatory remittances of component LGUs, shall be used to cover all of its operating requirements. The subsidy appropriated in this Act for MMDA shall be used only to augment any deficiency from its income and revenues to cover valid and authorized expenditures.

The MMDA shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, an annual report on financial and physical accomplishments. The Chairperson of MMDA and the Authority’s web administrator or his/her equivalent shall be responsible for ensuring that said report shall likewise be posted on the MMDA’s website.

2. Cost Allocation of Flood Control Projects. In the implementation of flood control projects, the MMDA shall conform with the master plan approved by the Metro Manila Council and shall adopt the cost allocation being used by DPWH for its flood control projects.

3. Promotion of People Mobility. The MMDA shall promote people mobility through road sharing projects and activities as well as the use of non-motorized modes of transportation. The amount appropriated herein for the Traffic Management Program shall be used to cover the funding requirements for the promotion of people mobility.

4. Release of Fund. The amounts appropriated herein shall be released to the MMDA upon submission to the DBM, not later than November 15 of the preceding year, its detailed and consolidated operating budget for the current fiscal year. The detailed and consolidated operating budget shall reflect the MMDA’s income and revenues from all sources, including its national tax allotment and the mandatory remittances of component LGUs, as well as its projected expenditures, targeted program, activities and projects.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

706	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
REGULAR PROGRAMS
Operations	₱	60,284,000	₱	2,450,855,000	₱		₱	2,511,139,000

METROPOLITAN MANILA SOLID WASTE MANAGEMENT PROGRAM				1,989,973,000				1,989,973,000

Solid waste disposal and management of designated Sanitary Landfill facilities for the payment of disposal fees				1,989,973,000				1,989,973,000
METROPOLITAN MANILA TRAFFIC MANAGEMENT PROGRAM				65,317,000				65,317,000

Operations and maintenance of various transport facilities and infrastructures				65,317,000				65,317,000
METROPOLITAN MANILA FLOOD CONTROL PROGRAM		60,284,000		395,565,000				455,849,000

Flood control and management personnel		60,284,000						60,284,000
Operation and maintenance of various flood control structures, facilities, equipment and waterways				395,565,000				395,565,000

Sub-total, Operations		60,284,000		2,450,855,000				2,511,139,000

Total, Regular Programs		60,284,000		2,450,855,000				2,511,139,000

PROJECT(S)
Locally-Funded Project(s)
MMDA Roadside Maintenance Program - Out-of School Youth Towards Economic Recovery Program (OYSTERS)				180,574,000				180,574,000
Operation and Maintenance of the Traffic Discipline Office - Traffic Personnel				45,140,000				45,140,000
Operation of Pasig River Ferry Service				77,965,000				77,965,000
Supply and Installation of LED Solar Powered Streetlights in Metro Manila						400,000,000		400,000,000
Metro Manila Smart City Infrastructure - Package 2 (Traffic Data Gathering and Public Information System for EDSA)						100,000,000		100,000,000
Dredging of Pasig River near Malacañang Palace						255,000,000		255,000,000
Dredging of San Juan River						255,000,000		255,000,000
Dredging of Marikina-Manggahan Floodway						170,000,000		170,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	707
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Dredging of Polo River, Valenzuela	170,000,000	170,000,000
Dredging along Napindan Channel	79,763,000	79,763,000
Dredging and Cleanup along Pasig River	162,419,000	162,419,000
Rehabilitation of Maricaban Creek, District II, Taguig City	10,000,000	10,000,000
Dredging of Sapang Malapit Creek, Pasig City	17,494,000	17,494,000
Rehabilitation of Drainage along Jenny’s Ave. and Vicinity (Phase II), Brgy. Rosario, District II, Pasig City	15,000,000	15,000,000
Drainage Improvement along Interior J.P. Rizal and Vicinity, Brgy. Malanday, District I, Marikina City	15,000,000	15,000,000
Drainage Improvement along Col. Divino St., Angelito St., Corazon St., Karen St., Exequiel St. and Vicinity, Brgy. Sto. Niño, District I, Marikina City	17,493,000	17,493,000
Drainage Improvement along Doña Petra and Vicinity (Phase I), Brgy. Tumana, District II, Marikina City	17,493,000	17,493,000
Improvement of Waterways and Drainage Improvement along Iwahig Creek and Vicinity, Brgy. Tumana, District II, Marikina City	15,000,000	15,000,000
Rehabilitation of Buhangin Creek (Phase II), Mandaluyong City	10,000,000	10,000,000
Drainage Improvement at Brgy. Namayan, Mandaluyong City	5,000,000	5,000,000
Drainage Improvement at Brgy. Poblacion, Mandaluyong City	5,000,000	5,000,000
Rehabilitation of Maytunas Creek, Mandaluyong City	12,493,000	12,493,000
Rehabilitation of Salapan Creek, San Juan City	22,494,000	22,494,000
Drainage Improvement at Brgy. Ermitaño, San Juan City	5,000,000	5,000,000
Rehabilitation of T. Claudio Creek, San Juan City	5,000,000	5,000,000
Drainage Improvement at Brgy. Napindan, District I, Taguig City	5,000,000	5,000,000
Rehabilitation of Sto. Rosario River (Phase IV), District I, Pateros	7,493,000	7,493,000
Rehabilitation of MMDA Retarding Pond - Hagonoy Pumping Station, C-6, Brgy. Hagonoy Taguig City	50,000,000	50,000,000

708	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rehabilitation of MMDA Retarding Pond - Wawa Pumping Station, C-6, Brgy. Wawa Taguig City	50,000,000	50,000,000
Rehabilitation of Sukol Creek, District I, Taguig City	5,000,000	5,000,000
Rehabilitation of Hagonoy River, District I, Taguig City	5,000,000	5,000,000
Rehabilitation of Sapang Malaki Creek, District I, Taguig City	10,000,000	10,000,000
Rehabilitation of Pinagsama Creek, District II, Taguig City	12,494,000	12,494,000
Drainage Improvement at Brgy. Katuparan, District II, Taguig City	5,000,000	5,000,000
Desilting of Pinagsama Drainage Main, District II, Taguig City	5,000,000	5,000,000
Drainage Improvement at Brgy. Veterans Village, District I, Quezon City	32,493,000	32,493,000
Drainage Improvement at Brgy. Batasan Hills, District II, Quezon City	17,493,000	17,493,000
Drainage Improvement at Brgy. Commonwealth, District II, Quezon City	15,000,000	15,000,000
Drainage Improvement at Brgy. Pasong Putik, District V, Quezon City	10,000,000	10,000,000
Drainage Improvement at Brgy. Sta. Lucia, District V, Quezon City	7,493,000	7,493,000
Drainage Improvement at Brgy. Nagkaisang Nayon, District V, Quezon City	15,000,000	15,000,000
Drainage Improvement at Brgy. Talipapa, District VI, Quezon City	17,493,000	17,493,000
Drainage Improvement at Brgy. Sauyo, District VI, Quezon City	15,000,000	15,000,000
Drainage Improvement at Brgy. West Kamias, District III, Quezon City	10,000,000	10,000,000
Drainage Improvement at Brgy. Tagumpay, District III, Quezon City	10,000,000	10,000,000
Drainage Improvement at Brgy. San Roque, District III, Quezon City	12,493,000	12,493,000
Improvement of Lagarian Creek, and its Vicinity, District IV, Quezon City	10,000,000	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	709
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Drainage Improvement along BMA Ave. and its Vicinity, District IV, Quezon City	15,000,000	15,000,000
Drainage Improvement at Brgy. San Isidro, District IV, Quezon City	7,486,000	7,486,000
Improvement/Maintenance of Fuguso Drainage Main and Vicinity, Sta. Cruz, District III, Manila	7,000,000	7,000,000
Improvement/Maintenance of Drainage System along Tomas Mapua St. and Vicinity, Sta. Cruz, District III, Manila	4,500,000	4,500,000
Improvement/Maintenance of Drainage System along Quiricada St. and Vicinity, Sta. Cruz, District III, Manila	4,494,000	4,494,000
Improvement/Maintenance of Drainage System along Alvarez St. and Vicinity, Sta. Cruz, District III, Manila	7,500,000	7,500,000
Improvement/Maintenance of Drainage System along Juan Luna St. and Vicinity, Binondo, District III, Manila	4,500,000	4,500,000
Improvement/Maintenance of Drainage System along Oroquieta St. and Vicinity, Sta. Cruz, District III, Manila	4,500,000	4,500,000
Improvement/Maintenance of Drainage System along Lerma St. and Vicinity, Sampaloc, District IV, Manila	11,000,000	11,000,000
Improvement/Maintenance of Drainage System along Domingo Santiago St., Buenas Aires St. and Vicinity, Sampaloc, District IV, Manila	9,994,000	9,994,000
Improvement/Maintenance of Drainage System along Paltok St. and Vicinity, Sampaloc, District IV, Manila	11,500,000	11,500,000
Drainage Improvement along Velasquez St. and Vicinity (Phase II), Tondo, District I, Manila	7,500,000	7,500,000
Bank Improvement of Estero de Sunog Apog, Tondo, District I, Manila	15,794,000	15,794,000
Drainage Improvement along Radial Road 10, Delpan St. and Vicinity, Tondo, District I, Manila	9,200,000	9,200,000
Bank Improvement of Estero de Magdalena, Tondo, District II, Manila	5,500,000	5,500,000
Bank Improvement of Estero de San Lazaro, Sta. Cruz, District II, Manila	18,994,000	18,994,000
Drainage Improvement along Nepa St. and Vicinity, Tondo, District II, Manila	8,000,000	8,000,000
Deepening/Improvement of Estero De Provisor and Vicinity, District V, Manila	15,000,000	15,000,000
Deepening/Improvement of Estero Tripa De Gallina and Vicinity, District V, Manila	10,000,000	10,000,000

710	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Rehabilitation/Improvement and Maintenance of Drainage System along Gen. Luna St. and Vicinity, District V, Manila	7,493,000	7,493,000
Deepening/Improvement of Estero De Pandacan and Vicinity, Pandacan, District VI, Manila	17,494,000	17,494,000
Deepening/Improvement of Estero De Sta. Clara and Vicinity, Sta. Ana, District VI, Manila	5,000,000	5,000,000
Rehabilitation/Improvement and Maintenance of Drainage System along Syquia St. and Vicinity, Sta. Ana, District VI, Manila	10,000,000	10,000,000
Improvement of Drainage System along P. Aquino St. and Vicinity, Brgy. Longos, Malabon City	21,500,000	21,500,000
Improvement of Catmon-Niugan Creek Vicinity (Phase II), Brgy. Niugan, Malabon City	10,993,000	10,993,000
Improvement of Navotas River (Phase II), Kanduli/Kabanse, NBBS, Navotas City	10,000,000	10,000,000
Improvement of Navotas-Marala River Navotas City	22,494,000	22,494,000
Drainage Improvement along Rivera St. and Vicinity, District I, Caloocan City	15,000,000	15,000,000
Improvement along Susano Creek, District I, Caloocan City	17,493,000	17,493,000
Drainage Improvement along Evelyn St. and Vicinity, District II, Caloocan City	10,000,000	10,000,000
Drainage Improvement along 11th Ave. and Vicinity, District II, Caloocan City	22,494,000	22,494,000
Improvement along Tributary of Bagong Silang Creek, District III, Caloocan City	12,493,000	12,493,000
Improvement along Bagong Silang Creek (Phase I), District III, Caloocan City	20,000,000	20,000,000
Improvement along Viente Reales Creek (Phase III), District I, Valenzuela City	12,494,000	12,494,000
Improvement along Santolan River (Phase II), District I, Valenzuela City	20,000,000	20,000,000
Improvement along Pugad Baboy Creek (Phase III), District II, Valenzuela City	15,000,000	15,000,000
Drainage Improvement along Pacencia St. and Vicinity (Phase II), District II, Valenzuela City	17,493,000	17,493,000
Deepening of Tripa-Maricaban Retarding Pond, Pasay City	10,000,000	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	711
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Rehabilitation of Fence/Dredging along Estero Tripa De Gallina, Pasay City	15,000,000	15,000,000
Deepening/Desilting of Roxas Open Canal including Covered Portion, Pasay City	7,494,000	7,494,000
Deepening of Makati-Pumping Station Retarding Pond, District I, Makati City	10,000,000	10,000,000
Dredging/Desilting of Amorsolo Creek, District I, Makati City	7,493,000	7,493,000
Deepening of Estero Tripa De Gallina, District I, Makati City	15,000,000	15,000,000
Deepening of Makati-Pateros River, District II, Makati City	15,000,000	15,000,000
Desilting of Balisampan Creek, District II, Makati City	3,994,000	3,994,000
Improvement/Deepening of Maya Pumping Station Retarding Pond, District II, Makati City	5,000,000	5,000,000
Deepening of Portion of Makati-Pateros River near Napindan Flood Gates, District II, Makati City	8,500,000	8,500,000
Improvement along Gatchalian Creek, Brgy. San Dionisio, District I, Parañaque City	5,000,000	5,000,000
Improvement along Kay Boboy River, Brgy. San Dionisio, District I, Parañaque City	15,000,000	15,000,000
Dredging along Macapagal Inland Channel near Macaraeg Bridge, Brgy. Tambo, District I, Parañaque City	12,493,000	12,493,000
Improvement along Sun Valley-Paete Creek, Brgy. Sun Valley, District II, Parañaque City	10,000,000	10,000,000
Improvement along Baliuag Creek, Brgy. Merville, District II, Parañaque City	7,494,000	7,494,000
Improvement along Sapang Buwaya Creek, Greenheights Village, Brgy. San Antonio, District II, Parañaque City	15,000,000	15,000,000
Desilting along Naga Creek and Tributary (Kay Rorovic Creek), Brgy. Pamplona Tres, Las Piñas City	8,493,000	8,493,000
Improvement along Pamplona Creek, Brgy. Pamplona Dos, Las Piñas City	15,000,000	15,000,000
Improvement along Marulas Creek, Brgy. Manuyo Dos, Las Piñas City	9,000,000	9,000,000
Improvement along Poblacion River, Brgy. Poblacion and Brgy. Putatan, Muntinlupa City	15,000,000	15,000,000

712	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Improvement along Bayanan River, Brgy. Bayanan and Brgy. Alabang, Muntinlupa City						8,750,000		8,750,000
Improvement along Sto. Niño Creek, Brgy. Tunasan, Muntinlupa City						8,744,000		8,744,000

Sub-total, Locally-Funded Project(s)				303,679,000		2,764,459,000		3,068,138,000

Total, Project(s)				303,679,000		2,764,459,000		3,068,138,000

TOTAL NEW APPROPRIATIONS	₱	60,284,000	₱	2,754,534,000	₱	2,764,459,000	₱	5,579,277,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	46,365

Total Permanent Positions	46,365

Other Compensation Common to All
Personnel Economic Relief Allowance	2,712
Representation Allowance	120
Transportation Allowance	120
Clothing and Uniform Allowance	678
Mid-Year Bonus - Civilian	3,864
Year End Bonus	3,864
Cash Gift	565
Productivity Enhancement Incentive	565
Step Increment	116

Total Other Compensation Common to All	12,604

Other Benefits
PAG-IBIG Contributions	136
PhilHealth Contributions	1,043
Employees Compensation Insurance Premiums	136

Total Other Benefits	1,315

Total Personnel Services	60,284

Maintenance and Other Operating Expenses
Travelling Expenses	18
Supplies and Materials Expenses	172,215
Utility Expenses	81,190
Communication Expenses	416

DECEMBER 25, 2023	OFFICIAL GAZETTE	713
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Professional Services	311,732
General Services	2,059,291
Repairs and Maintenance	123,767
Taxes, Insurance Premiums and Other Fees	5,505
Other Maintenance and Operating Expenses
Representation Expenses	100
Litigation/Acquired Assets Expenses	100
Other Maintenance and Operating Expenses	200

Total Maintenance and Other Operating Expenses	2,754,534

Total Current Operating Expenditures	2,814,818

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	2,664,459
Machinery and Equipment Outlay	100,000

Total Capital Outlays	2,764,459

TOTAL NEW APPROPRIATIONS	5,579,277

B. SPECIAL SHARES OF LOCAL GOVERNMENT UNITS IN THE PROCEEDS OF NATIONAL TAXES

For apportionment of the shares of local government units in the proceeds of other national taxes in accordance with the purposes as indicated hereunder	₱	34,643,787,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	34,643,787,000		₱	34,643,787,000

Special Provision(s)

1. National Tax Allotment of Local Government Units. In addition to the LGU shares appropriated herein, Eight Hundred Seventy One Billion Three Hundred Seventy Five Million One Hundred Ninety Nine Thousand Pesos (₱871,375,199,000) is automatically appropriated for the LGU share in the national taxes in accordance with Section 4 of R.A. No. 9358 and shall be allocated pursuant to Section 285 of R.A. No. 7160, as amended by R.A. No. 11683, and the General Provisions of this Act.

2. Shares in National Wealth. The amount of Twelve Billion Eight Hundred Fifty Six Million Seven Hundred Sixty Eight Thousand Pesos (₱12,856,768,000) appropriated herein for the LGU share in mining taxes, royalties from mineral reservations, forestry charges, and fees and revenues collected from energy resources in the utilization and development of national wealth, including prior years, shall be subject to the following:

(a)	Use - in accordance with Section 294 of R.A. No. 7160;

(b)	Allocation - pursuant to Section 292 of R.A. No. 7160; and

(c)	Release - upon certification of actual collections by the revenue collecting agencies concerned and remittance to the BTr.

3. Shares in Excise Taxes from Locally Manufactured Virginia-type Cigarettes. The amount of Seventeen Billion Pesos (₱17,000,000,000) is appropriated herein for the LGU share in excise taxes from locally manufactured Virginia-type cigarettes.

The allocation, release, and utilization of the herein LGU share in excise taxes from locally manufactured Virginia-type cigarettes shall be subject to the provisions of R.A. No. 11346, as implemented by DA-DBM-National Tobacco Administration (NTA) J.M.C. No. 2020-1 dated June 25, 2020, and other guidelines to be issued for the purpose.

714	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

4. Shares in Excise Taxes from Burley and Native Tobacco Products. The amount of Four Billion Pesos (₱4,000,000,000) is appropriated herein for the LGU share in excise taxes from burley and native tobacco products.

The allocation, release, and utilization of the herein LGU share in excise taxes from burley and native tobacco products shall be subject to the provisions of R.A. No. 11346, as implemented by DA-DBM-NTA J.M.C. No. 2020-1 dated June 25, 2020, and other guidelines to be issued for the purpose.

5. Shares in Incremental Collections from Value-Added Tax. The amount of Seven Hundred Seventy Four Million Nine Hundred Sixty Six Thousand Pesos (₱774,966,000) appropriated herein for the LGU share in incremental collections from value-added tax authorized under R.A. Nos. 7643, 8424, and 9337 shall be subject to the following:

(a)

Use - Fifty percent (50%) of the LGU’s share shall be used exclusively for the purposes specified under Section 21 (D) of R.A. No. 9337, while the remaining 50% shall be subject to Section 308 of R.A. No. 7160;

(b)	Allocation - in accordance with Section 150 of R.A. No. 7160, as implemented by DBM-DOF-DILG J.C. No. 1-02 dated February 6, 2002; and

(c)	Release - upon certification of actual collections by the BIR and remittance to the BTr.

6. Shares in Gross Income Tax Paid by all Businesses and Enterprises within the Economic Zones. The amount of Twelve Million Fifty Three Thousand Pesos (₱12,053,000) appropriated herein for the LGU share in the gross income tax paid by all businesses and enterprises located within the economic zones shall be subject to the following:

(a)	Allocation - in accordance with the provisions of R.A. No. 7922; and

(b)	Release - upon certification of actual collections by the BIR and actual remittance to the BTr.

7. Direct Release of all Local Government Unit Shares. The national tax allotment, and all LGU shares appropriated herein, shall be released directly by the BTr to the beneficiary LGUs through authorized government servicing banks.

The LGU shall submit quarterly reports on the utilization of the LGU shares through other electronic means and the LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
Special Shares of LGUs in the Proceeds of National Taxes		₱	34,643,787,000		₱	34,643,787,000

Share in Tobacco Excise Tax Pursuant to R.A. No. 7171 (Virginia Tobacco)			17,000,000,000			17,000,000,000
Share in Tobacco Excise Tax Pursuant to R.A. No. 8240, as amended by R.A. No. 10351 (Burley and Native Tobacco)			4,000,000,000			4,000,000,000
Share in the Utilization and Development of National Wealth under R.A. No. 7160 and R.A. No. 9513			12,856,768,000			12,856,768,000
Share in the Gross Income Taxes paid by all Businesses and Enterprises within the ECOZONES pursuant to R.A. No. 7922			12,053,000			12,053,000
Share in Incremental Collections from Value Added Tax pursuant to R.A. Nos. 7643 and 8424			774,966,000			774,966,000

TOTAL NEW APPROPRIATIONS		₱	34,643,787,000		₱	34,643,787,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	715
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	34,643,787

Total Maintenance and Other Operating Expenses	34,643,787

TOTAL NEW APPROPRIATIONS	34,643,787

C. LOCAL GOVERNMENT SUPPORT FUND

For financial subsidy to local government units, as indicated hereunder	₱18,250,090,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	18,250,090,000		₱	18,250,090,000

Special Provision(s)

1. Financial Assistance to Local Government Units. The amount of Fourteen Billion Thirty Five Million Ninety Thousand Pesos (₱14,035,090,000) appropriated herein shall be used for financial assistance to LGUs for the following projects: (i) implementation of agriculture-related programs and projects, such as: (a) provision of agricultural support services, which include planting materials distribution system and operation of farm produce collection and buying stations; (b) extension of on-site research services and facilities related to agriculture and fishery activities; (c) construction, restoration, and improvement of infrastructure facilities, including farm-to-market roads, slaughterhouses, small water impounding projects, fish ports, and water supply systems; and (d) provision of various production inputs for crops, livestock and poultry, and fisheries; (ii) implementation of programs, projects, and activities to support the cotton and textile industry and development of local arts and crafts; (iii) implementation of programs, projects and activities for the protection, preservation and promotion of cultural heritage, including restoration, rehabilitation, repair, improvement and/or maintenance of national heritage structures and sites; (iv) Information and Communications Technology systems and infrastructure development, such as, but not limited to, establishment of Integrated Business Permit and Licensing System, digitalization of payments for collections and disbursements, and purchase and installation of Closed-Circuit Television (CCTV) Surveillance System; (v) construction, concreting, rehabilitation, repair, improvement, expansion or upgrading of any of the following: (a) local roads/or bridges; (b) public markets; (c) multi-purpose buildings; (d) water supply and sanitation projects; (e) evacuation centers; and (f) public cemeteries; (vi) purchase of equipment to support evacuation and camp management operations; (vii) establishment of Materials Recovery Facility with sorting station, drop-off center, composting facility, and recycling facility; (viii) implementation of programs, projects and activities for disaster response, rehabilitation, and recovery, which include procurement/acquisition of disaster equipment and vehicles for disaster response and rescue activities; (ix) adaptation and mitigation projects; (x) purchase of ambulance, trucks, and multi-purpose vehicles; and (xi) assistance to indigent individuals or families in any of the following forms: (a) medical; (b) burial; (c) transportation; (d) food assistance; and (e) educational assistance/scholarship;

Disbursement and utilization by the LGUs shall be subject to the pertinent provisions of R.A. No. 9184, applicable budgeting, accounting and auditing rules and regulations, and such other guidelines to be issued for the purpose.

2. Support to the Barangay Development Program of the National Task Force to End Local Communist Armed Conflict. The amount of Two Billion One Hundred Sixty Million Pesos (₱2,160,000,000) appropriated herein shall be used for the implementation of various support programs of the National Task Force to End Local Communist Armed Conflict (NTF-ELCAC) for the Eight Hundred Sixty Four (864) cleared barangays as certified by the NTF-ELCAC, provided in Volume I-B of this Act: Provided, That each cleared barangay shall be allocated with an amount to be used for the following projects: (i) farm-to-market road; (ii) school building; (iii) water and sanitation system; (iv) health stations; and (v) electrification.

The release of funds shall be subject to the guidelines to be issued by the DBM, in coordination with the NTF-ELCAC.

3. Green Green Green Program. The amount of One Billion Fifty Five Million Pesos (₱1,055,000,000) appropriated herein shall be allocated to provinces, cities, and municipalities to fund the construction, rehabilitation, repair or improvement of the following projects: (i) green open spaces such as public/municipal parks and plazas, nature and family/recreational parks, arboretum and botanical gardens; and (ii) infrastructure for active mobility such as (a) physically separated bicycle lanes; (b) bike racks; (c) elevated or at-grade pedestrian footpaths and walkways; (d) sports facilities; and (e) recreational trails.

Implementation of this provision shall be subject to the guidelines to be issued for the purpose.

716	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

4. Support and Assistance Fund to Participatory Budgeting. The amount of One Billion Pesos (₱1,000,000,000) appropriated herein shall be used for the construction, expansion, and upgrading of water supply system projects identified through local participatory budgeting process. The program shall contribute in accelerating the access to safely-managed and resilient water supply and sanitation services of the identified lagging municipalities. These focus municipalities are determined based on the following criteria: (i) municipalities that belong from 4th to 6th income classes based on DOF Order No. 23-08 dated July 29, 2008, as updated on April 27, 2016; and/or (ii) with established LGU-managed water utility and project ready (with Municipal Water Supply Sanitation and Hygiene Master Plan duly endorsed by accredited Civil Society Organization and adopted by the LGU, and with identified feasible water sources).

Implementation, monitoring and evaluation, and progress reporting of the program shall be subject to the guidelines to be issued by the DBM and the DILG.

Disbursement and utilization by the LGUs shall be subject to the pertinent provisions of R.A. No. 9184, applicable budgeting, accounting and auditing rules and regulations, and such other guidelines to be issued for the purpose.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
Local Government Support Fund		₱	18,250,090,000		₱	18,250,090,000

Financial Assistance to Local Government Units			14,035,090,000			14,035,090,000
Support to the Barangay Development Program of the National Task Force to End Local Communist Armed Conflict (NTF-ELCAC)			2,160,000,000			2,160,000,000
Green Green Green Program			1,055,000,000			1,055,000,000
Support and Assistance Fund to Participatory Budgeting			1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱	18,250,090,000		₱	18,250,090,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	18,250,090

Total Maintenance and Other Operating Expenses	18,250,090

TOTAL NEW APPROPRIATIONS	18,250,090

DECEMBER 25, 2023	OFFICIAL GAZETTE	717
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

D. SPECIAL SHARES OF LOCAL GOVERNMENT UNITS IN THE PROCEEDS OF FIRE CODE FEES

For the operation and maintenance of local fire stations, as indicated hereunder	₱774,315,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	774,315,000		₱	774,315,000

Special Provision(s)

1. Use and Release of Local Government Unit Shares in the Fire Code Fees. The amount of Seven Hundred Seventy Four Million Three Hundred Fifteen Thousand Pesos (₱774,315,000) appropriated herein for the LGU shares in the taxes, fees and fines collected by the Bureau of Fire Protection pursuant to Section 13 of R.A. No. 9514 shall be used by the LGUs for the operation and maintenance of local fire stations. The amounts shall be released in accordance with DOF-DBM-DILG J.C. No. 2015-1 dated February 12, 2015, as amended by DBM-DILG-DOF J.C. No. 1 dated April 17, 2023.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
Special Shares of LGUs in the Proceeds of Fire Code Fees		₱	774,315,000		₱	774,315,000

Share in Fire Code Fees pursuant to R.A. No. 9514 (Revised Fire Code)			774,315,000			774,315,000

TOTAL NEW APPROPRIATIONS		₱	774,315,000		₱	774,315,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	774,315

Total Maintenance and Other Operating Expenses	774,315

TOTAL NEW APPROPRIATIONS	774,315

E. BARANGAY OFFICIALS DEATH BENEFITS

For payment of death benefits of barangay officials who died during their term of office as indicated hereunder	₱	50,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	50,000,000		₱	50,000,000

718	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Special Provision(s)

1. Payment of Barangay Officials Death Benefits. The amount of Fifty Million Pesos (₱50,000,000) appropriated herein shall be used for the payment of death benefits to barangay officials, namely: the punong barangay, regular and ex-officio members of the sangguniang barangay, including Indigenous Peoples representative, barangay secretary and treasurer, who died during their term of office.

Release of funds shall be made through the DILG.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
Barangay Officials Death Benefits		₱	50,000,000		₱	50,000,000

For payment of Death Benefits of Barangay Officials Namely: the Punong Barangay, Regular and Ex-officio Members of the Sangguniang Barangay, including Indigenous People Representatives, Barangay Secretary and Treasurer, who died during their term of office			50,000,000			50,000,000

TOTAL NEW APPROPRIATIONS		₱	50,000,000		₱	50,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	50,000

Total Maintenance and Other Operating Expenses	50,000

TOTAL NEW APPROPRIATIONS	50,000

F. BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO

For financial subsidy to local government units, as indicated hereunder	₱	10,082,959,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	10,082,959,000		₱	10,082,959,000

Special Provision(s)

1. Annual Block Grant. In addition to the BARMM shares appropriated herein, the amount of Seventy Billion Five Hundred Thirteen Million Two Hundred Twenty Five Thousand Pesos (₱70,513,225,000) is automatically appropriated for the share of the BARMM in the national internal revenue tax collections of the BIR and the collections of the BOC, including prior years, in accordance with Sections 15 to 18, Article XII of R.A. No. 11054.

DECEMBER 25, 2023	OFFICIAL GAZETTE	719
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

2. Special Development Fund. The amount of Five Billion Pesos (₱5,000,000,000) is appropriated for the rebuilding, rehabilitation, and development of the conflict-affected communities in the BARMM in accordance with Section 2, Article XIV of R.A. No. 11054.

Release of funds shall be subject to submission of the Bangsamoro Development Plan (BDP) adopted by the Bangsamoro Government, and the utilization thereof shall be in accordance with the BDP, as provided in Section 6, Article XIII of R.A. No. 11054.

3. Share in Taxes, Fees and Charges Collected in the Bangsamoro Autonomous Region. The amount of Five Billion Eighty Two Million Nine Hundred Fifty Nine Thousand Pesos (₱5,082,959,000) appropriated herein for the shares of the BARMM in taxes, fees and charges under Section 10, Article XII of R.A. No. 11054 shall be subject to the following:

(a)

Allocation - in accordance with Section 10 (a) and (b), Article XII of R.A. No. 11054, which state that twenty-five percent (25%) shall pertain to the National Government share and seventy-five percent (75%) shall be the share of the Bangsamoro Government, inclusive of the shares of the constituent LGUs: Provided That for the first ten (10) years from the effectivity of the said law, the twenty-five percent (25%) share of the National Government shall accrue to the Bangsamoro Government; and

(b)	Release - upon certification of actual collections by the revenue collecting agencies concerned and remittance to the BTr.

4. Direct Release to Bangsamoro Autonomous Region in Muslim Mindanao. The amounts under Special Provisions Nos. 1, 2 and 3 shall be released directly by the BTr to the Bangsamoro Government through an authorized government servicing bank, subject to cash programming by the National Government.

The Bangsamoro Government shall submit quarterly reports on the utilization of its shares to the COA through other electronic means and post the required reports on the BARMM’s website.

The Bangsamoro Government shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Failure or refusal of the responsible officials or employees to submit and post the required reports without any justifiable cause may be a ground for administrative disciplinary action, subject to the pertinent provisions under the Bangsamoro Civil Service Code.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
Bangsamoro Autonomous Region in Muslim Mindanao		₱	10,082,959,000		₱	10,082,959,000

Special Development Fund			5,000,000,000			5,000,000,000
Share in National Taxes			5,082,959,000			5,082,959,000

TOTAL NEW APPROPRIATIONS		₱	10,082,959,000		₱	10,082,959,000

720	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	10,082,959

Total Maintenance and Other Operating Expenses	10,082,959

TOTAL NEW APPROPRIATIONS	10,082,959

GENERAL SUMMARY

ALLOCATIONS TO LOCAL GOVERNMENT UNITS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. METROPOLITAN MANILA DEVELOPMENT AUTHORITY	₱	60,284,000	₱	2,754,534,000	₱	2,764,459,000	₱	5,579,277,000
B. SPECIAL SHARES OF LGUS IN THE PROCEEDS OF NATIONAL TAXES				34,643,787,000				34,643,787,000
C. LOCAL GOVERNMENT SUPPORT FUND (FORMERLY FINANCIAL SUBSIDY TO LGUS)				18,250,090,000				18,250,090,000
D. SPECIAL SHARES OF LGUS IN THE PROCEEDS OF FIRE CODE FEES				774,315,000				774,315,000
E. BARANGAY OFFICIALS DEATH BENEFITS				50,000,000				50,000,000
F. BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO (BARMM)				10,082,959,000				10,082,959,000

TOTAL NEW APPROPRIATIONS, ALLOCATIONS TO LOCAL GOVERNMENT UNITS	₱	60,284,000	₱	66,555,685,000	₱	2,764,459,000	₱	69,380,428,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	721
CONTINGENT FUND

XXXVIII. CONTINGENT FUND

Fund subsidies for contingencies	₱13,000,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
TOTAL NEW APPROPRIATIONS		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

Special Provision(s)

1. Contingent Fund. The amount of Thirteen Billion Pesos (₱13,000,000,000) appropriated herein shall cover the funding requirements of new or urgent activities or projects of national government agencies, GOCCs, and LGUs that need to be implemented or paid during the year, such as, but not limited to the following: (i) legal obligation of the government arising from final and executory decisions of competent authorities, such as compromise agreements, arbitral awards, mediation settlement agreement, and professional services in connection thereto; (ii) requirements of newly created offices; or (iii) deficiencies in the appropriations for local and external travels of the President of the Philippines.

In no case shall this Fund be used for: (i) the provision of confidential and intelligence funds to civilian departments and agencies with no mandate to perform security and intelligence-related functions unless the President certifies as to the extreme necessity thereof, or (ii) the purchase of motor vehicles, including any improvements thereon.

Release of funds shall be made directly to the agencies concerned, except for GOCCs and LGUs which shall be made through the BTr, subject to the approval by the President of the Philippines, other than payment resulting from final and executory decisions of competent authorities, which shall be subject to the approval of the DBM.

The DBM shall include information on the releases from the Contingent Fund in its quarterly and annual reports submitted to Congress.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PURPOSE(S)
Fund Subsidies for Contingencies		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

Total, Purpose(s)			8,000,000,000		5,000,000,000		13,000,000,000

TOTAL NEW APPROPRIATIONS		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

722	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	8,000,000

Total Maintenance and Other Operating Expenses	8,000,000

Total Current Operating Expenditures	8,000,000

Capital Outlays
Property, Plant and Equipment Outlay Infrastructure Outlay	5,000,000

Total Capital Outlays	5,000,000

TOTAL NEW APPROPRIATIONS	13,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	723
CONTINGENT FUND

GENERAL SUMMARY

CONTINGENT FUND

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. CONTINGENT FUND		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

TOTAL NEW APPROPRIATIONS, CONTINGENT FUND		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

724	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XXXIX. MISCELLANEOUS PERSONNEL BENEFITS FUND

For payment of miscellaneous personnel benefits to or on behalf of national government officials and employees	₱	29,677,112,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱	29,477,112,000	₱	200,000,000		₱	29,677,112,000

Special Provision(s)

1. Payment of Personnel Benefits. The amount of Twenty Nine Billion Three Hundred Seventy Seven Million One Hundred Twelve Thousand Pesos (₱29,377,112,000) appropriated herein for the payment of personnel benefits shall be used for the following: (i) deficiencies in authorized salaries, bonuses, allowances, associated premiums and other similar personnel benefits of National Government personnel, including Personnel Services requirements for filling of, and creation of positions, and compensation adjustments, as may be authorized by law, the President of the Philippines, or the DBM; and (ii) engagement of private healthcare providers, to cover medical expenses which are excluded from the National Health Insurance Program of PhilHealth under R.A. No. 11223, for the benefit of government employees in the National Government. Implementation of this program shall be subject to the guidelines to be issued by the DBM, in coordination with the agencies concerned.

Release of funds shall be subject to the determination by the DBM that the Personnel Services requirements cannot be accommodated within the agency’s Personnel Services appropriations as authorized under Section 54 of the General Provisions of this Act.

2. Legal Defense Fund. The amount of Two Hundred Million Pesos (₱200,000,000) appropriated herein for the Legal Defense Fund shall be used for the actual expenses, including payment of premiums for posting of bail bonds and cash advance for expense of officials and employees of departments, bureaus and offices, in relation to the defense of administrative, civil or criminal cases filed against them in courts for acts committed in the performance of their actual functions.

The claims that may be charged against this Fund shall include the claims duly filed starting FY 2016, which have not been released without the fault of the claimant, and limited to the amounts provided in the guidelines issued for this purpose. The maximum allowable amounts shall be applied per case and consolidated cases shall be considered as one case.

The amount of legal expenses charged against this Fund shall be refunded to the government when the claimant is found guilty by final judgment by the Court in relation to the offense charged.

Implementation of this special provision shall be subject to the provisions of N.B.C. No. 566 dated December 15, 2016, as amended by N.B.C. No. 582 dated December 29, 2020, and such other guidelines issued thereon.

3. Implementation of the Reclassification of Faculty Positions in State Universities and Colleges and Technical Education Institutions. The amount of One Hundred Million Pesos (₱100,000,000) appropriated herein shall be used for the reclassification of faculty positions in SUCs and Technical Education Institutions (TEIs), subject to N.B.C. No. 461 dated June 1, 1998, as amended, CHED - DBM J. C. No. 3 dated October 18, 2022, as well as other issuances thereon in the case of SUCs, and such other guidelines to be issued by TESDA and DBM in case of TEIs: Provided , That any salary adjustment as a result of the reclassification shall only take effect upon the approval by the DBM.

DECEMBER 25, 2023	OFFICIAL GAZETTE	725
MISCELLANEOUS PERSONNEL BENEFITS FUND

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
1. Performance-Based Bonus	₱	15,000,000,000	₱			₱	15,000,000,000
2. Funding Requirements for the Filling up of Unfilled Positions		5,987,492,000					5,987,492,000
3. Legal Defense Fund				200,000,000			200,000,000
4. For Payment of Other Personnel Benefits		3,318,637,000					3,318,637,000
5. For Payment of Contributions to Philippine Health Insurance Corporation		1,461,714,000					1,461,714,000
6. Funding Requirements for Staffing Modifications and Upgrading of Salaries and Other Compensation Adjustment		3,609,269,000					3,609,269,000
7. Reclassification of Faculty Positions		100,000,000					100,000,000

Sub-total, Purpose(s)		29,477,112,000		200,000,000			29,677,112,000

TOTAL NEW APPROPRIATIONS	₱	29,477,112,000	₱	200,000,000		₱	29,677,112,000

726	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Reclassification of Positions	100,000

Total Permanent Positions	100,000

Other Compensation Common to All
Performance Based Bonus	15,000,000

Total Other Compensation Common to All	15,000,000

Other Compensation for Specific Groups
Lump-sum for Compensation Adjustment	1,009,497
Lump-sum for filling of Positions - Civilian	5,987,492
Lump-sum for Personnel Services	2,599,772
Other Personnel Benefits	1,125,000

Total Other Compensation for Specific Groups	10,721,761

Other Benefits
PAG-IBIG Contributions	1,649,587
PhilHealth Contributions	1,461,714

Total Other Benefits	3,111,301

Military/ Uniformed Personnel
Other Benefits
PAG-IBIG Contributions	544,050

Total Other Benefits	544,050

Total Personnel Services	29,477,112

Maintenance and Other Operating Expenses
Professional Services	200,000

Total Maintenance and Other Operating Expenses	200,000

Total Current Operating Expenditures	29,677,112

TOTAL NEW APPROPRIATIONS	29,677,112

DECEMBER 25, 2023	OFFICIAL GAZETTE	727
MISCELLANEOUS PERSONNEL BENEFITS FUND

GENERAL SUMMARY

MISCELLANEOUS PERSONNEL BENEFITS FUND

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. MISCELLANEOUS PERSONNEL BENEFITS FUND	₱	29,477,112,000	₱	200,000,000		₱	29,677,112,000

TOTAL NEW APPROPRIATIONS, MISCELLANEOUS PERSONNEL BENEFITS FUND	₱	29,477,112,000	₱	200,000,000		₱	29,677,112,000

728	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XL. NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND (CALAMITY FUND)

For aid, relief and rehabilitation services to communities/areas affected by human-induced and natural calamities, and repair and reconstruction of permanent structures, including other capital expenditures for disaster operation, and rehabilitation activities, as indicated hereunder	₱	20,500,000,000

New Appropriations, by Purpose

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱11,449,000,000	₱9,051,000,000	₱20,500,000,000

Special Provision(s)

1. National Disaster Risk Reduction and Management Program. The amount of Twenty Billion Five Hundred Million Pesos (₱20,500,000,000) appropriated herein for Purposes 1 and 2 may be used for, and released in accordance with the following:

(a)

Reconstruction, rehabilitation, repair of essential infrastructures such as, but not limited, to bridges and roads, schools and multi-purpose buildings, aid, relief and other works or services, including pre-disaster activities, in connection with the occurrence of natural or human-induced calamities, epidemics as declared by the DOH, crises resulting from armed conflicts, insurgency, terrorism, and other catastrophes occurring in the current or two (2) preceding years: Provided, That releases from this Fund shall be made directly by the DBM to the appropriate implementing agencies within fifteen (15) days upon the approval of the President of the Philippines, subject to the submission of complete documentary requirements by the requesting implementing agencies to the DBM.

Reconstruction or rehabilitation projects shall be implemented by the appropriate department, agency, or LGUs with the capability to implement the projects concerned and subject to the guidelines provided under Section 96 of the General Provisions of this Act;

(b)

Additional funding source to the Quick Response Fund (QRF) of the implementing agency concerned when the balance thereof has reached fifty percent (50%), subject to the approval of the DBM, copy furnished the NDRRMC; and

(c)

One Billion Pesos (₱1,000,000,000) for the parametric insurance coverage of government facilities against natural calamities. The insurance shall be with the Government Service Insurance System (GSIS) and subject to the guidelines to be issued by DBM and DOF in coordination with GSIS.

(GENERAL OBSERVATION - President’s Veto Message, December 20, 2023, Volume I-B, page 787, R.A. No. 11975)

2. Quick Response Fund. The QRF allocations authorized in this Act shall be exclusively limited to those under the budgets of the following agencies:

DA – OSEC	₱	1,000,000,000
DepEd – OSEC		3,000,000,000
DOH – OSEC		500,000,000
DILG – BFP		50,000,000
DILG – PNP		50,000,000
DND – OCD		500,000,000
DPWH – OSEC		1,000,000,000
DSWD – OSEC		1,750,000,000
DOTr – PCG		75,000,000

TOTAL	₱	7,925,000,000

3. Reporting and Posting Requirements. The implementing agencies shall submit quarterly reports on their financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	Implementing agencies’ websites.

The implementing agencies shall send written notice when said reports have been submitted or posted on their websites to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations under the National Disaster Risk Reduction and Management Fund. Modification of allotment within the purposes authorized herein shall be subject to the approval of the DBM.

DECEMBER 25, 2023	OFFICIAL GAZETTE	729
NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PURPOSE(S)
1. Aid, Relief and Rehabilitation Services to Communities/Areas Affected by Calamities, including Training of Personnel, and Other Pre-disaster Activities		₱	11,449,000,000	₱		₱	11,449,000,000
2. Repair and Reconstruction of Permanent Structures, including Capital Expenditures for Pre-disaster Operations, Rehabilitation and Other Related Activities					9,051,000,000		9,051,000,000

Total, Purpose(s)			11,449,000,000		9,051,000,000		20,500,000,000

TOTAL NEW APPROPRIATIONS		₱	11,449,000,000	₱	9,051,000,000	₱	20,500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	11,449,000

Total Maintenance and Other Operating Expenses	11,449,000

Total Current Operating Expenditures	11,449,000

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	9,051,000

Total Capital Outlays	9,051,000

TOTAL NEW APPROPRIATIONS	20,500,000

730	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND (CALAMITY FUND)

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND (CALAMITY FUND)		₱	11,449,000,000	₱	9,051,000,000	₱	20,500,000,000

TOTAL NEW APPROPRIATIONS, NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND (CALAMITY FUND)		₱	11,449,000,000	₱	9,051,000,000	₱	20,500,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	731
PENSION AND GRATUITY FUND

XLI. PENSION AND GRATUITY FUND

For payment of pension and retirement gratuity and terminal leave benefits, including separation benefits and/or incentives, as indicated hereunder	₱	142,956,826,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱	142,925,991,000	₱	30,835,000		₱	142,956,826,000

Special Provision(s)

1. Pension and Gratuity Fund. The amount of One Hundred Forty Two Billion Nine Hundred Fifty Six Million Eight Hundred Twenty Six Thousand Pesos (₱142,956,826,000) appropriated herein shall cover the payment of the following:

(a)

Pension of: (i) AFP retirees; (ii) war or military veterans of the DND; (iii) retired uniformed personnel of the DILG, including those for retired PNP uniformed personnel to be paid by the National Police Commission pursuant to R.A. No. 6975, as amended by R.A. No. 8551, Police Constabulary-Integrated National Police (PC-INP), NAMRIA and Philippine Coast Guard; (iv) total administrative disability arrears to surviving heirs of deceased veterans; and (v) other retirees of the National Government;

(b)

Retirement benefits of: (i) optional retirees of the National Government; (ii) retired personnel of GOCCs, which are financially unable to pay said benefits, subject to the submission of the streamlining program and measures that will enhance efficiency and effectiveness; and (iii) personnel devolved to LGUs in accordance with N.B.C. Nos. 429 and 429-A dated September 30, 1993 and December 29, 1993, respectively;

(c)

Separation benefits or incentives of affected personnel pursuant to the implementation of: (i) reorganization, streamlining, rightsizing, merger/consolidation, abolition, privatization, and other forms of organizational restructuring authorized under applicable laws, rules and regulations; (ii) full devolution of certain functions of the Executive Branch to LGUs pursuant to E.O. No. 138, s. 2021; and (iii) abolition of the Autonomous Regional Government in Muslim Mindanao pursuant to R.A. No. 11054;

(d)

Monetization of leave credits of National Government personnel and transferred leave credits of National Government personnel devolved to the LGUs in accordance with R.A. No. 7160, as implemented by E.O. No. 503, s. 1992 and N.B.C. Nos. 429 and 429-A; and

(e)	Other deficiencies in the authorized appropriations for retirement and terminal leave benefits.

In no case shall this Fund be used to pay any additional compensation component of pension or retirement and terminal leave benefits, such as year-end bonus, cash gifts, bonuses, per diems, allowances, overtime pay or such other benefits, unless otherwise specifically authorized under existing laws.

(CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, page 784, R.A. No. 11975)

2. Retirement Benefits and Pension Differentials of Philippine Constabulary - Integrated National Police Retirees. The payment of retirement benefits and pension differentials of the PC-INP retirees pursuant to the Supreme Court Decision in DBM vs. Manila’s Finest Retirees Association, Inc., G.R. No. 169466 promulgated on May 9, 2007 shall be based on the list of eligible PC-INP retirees with the corresponding computation of their respective retirement benefits and pensions. Said list shall be duly authenticated by the PNP and submitted to the DBM for validation of computed benefits. The computation shall exclude retirement benefits and pension previously paid to, or currently being received by, said retirees.

3. Release of Funds. Release of funds shall be made directly to the agencies concerned except for GOCCs and LGUs which shall be made through the BTr.

732	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PURPOSE(S)
1. For payment of pension	₱	141,365,992,000	₱			₱	141,365,992,000
2. For payment of retirement and terminal leave benefits		997,430,000		27,409,000			1,024,839,000
3. For payment of separation benefits and/or incentives		270,000,000					270,000,000
4. For payment of monetization of leave credits		292,569,000		3,426,000			295,995,000

Total, Purpose(s)		142,925,991,000		30,835,000			142,956,826,000

TOTAL NEW APPROPRIATIONS	₱	142,925,991,000	₱	30,835,000		₱	142,956,826,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Compensation for Specific Groups
Other Personnel Benefits	270,000

Total Other Compensation for Specific Groups	270,000

Other Benefits
Retirement Gratuity	100,000
Terminal Leave	100,000

Total Other Benefits	200,000

Other Personnel Benefits
Pension, Civilian Personnel	686,387

Total Other Personnel Benefits	686,387

Military/Uniformed Personnel
Other Benefits
Retirement Gratuity	584,457
Terminal Leave	505,542

Total Other Benefits	1,089,999

Other Personnel Benefits
Pension, Military/Uniformed Personnel	129,821,712
Pension, Veterans	10,857,893

Total Other Personnel Benefits	140,679,605

Total Personnel Services	142,925,991

Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	30,835

Total Maintenance and Other Operating Expenses	30,835

Total Current Operating Expenditures	142,956,826

TOTAL NEW APPROPRIATIONS	142,956,826

DECEMBER 25, 2023	OFFICIAL GAZETTE	733
PENSION AND GRATUITY FUND

GENERAL SUMMARY

PENSION AND GRATUITY FUND

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PENSION AND GRATUITY FUND	₱	142,925,991,000	₱	30,835,000		₱	142,956,826,000

TOTAL NEW APPROPRIATIONS, PENSION AND GRATUITY FUND	₱	142,925,991,000	₱	30,835,000		₱	142,956,826,000

734	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

XLII. REVISED AFP MODERNIZATION PROGRAM

For the Revised AFP Modernization Program in accordance with R.A. No. 10349, as indicated hereunder	₱	40,000,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
TOTAL NEW APPROPRIATIONS			₱	40,000,000,000	₱	40,000,000,000

Special Provision(s)

1. Release and Use of Fund. The amount of Forty Billion Pesos (₱40,000,000,000) appropriated herein for the Revised AFP Modernization Program shall be used exclusively to support the funding requirements for the modernization projects of the AFP and shall be administered by the Secretary of National Defense in accordance with R.A. No. 10349.

The procurement or acquisition of certain defense and military equipment under this Section shall be exempt from R.A. No. 9184 (Government Procurement Reform Act), to allow government-to-government contracts or negotiated contracts with a private company. In the case of negotiated contract with a private company, the approval of the Secretary of National Defense shall be required for acquisition and procurement with approved budget for the contract of up to Five Hundred Million Pesos (₱500,000,000) and the approval of the President for acquisition and procurement above Five Hundred Million Pesos (₱500,000,000). The allotment for the purpose shall be issued only upon submission and presentation by DND to the Senate President, Speaker of the House of Representatives, and the Congressional Oversight Committee created under Section 18 of R.A. No. 10349 of the procurement plan and equipment specifications prior to the commencement of a government-to-government contract or negotiated contract.

This shall cover the procurement and acquisition of military equipment, weapons system, hardware and software for defense, intelligence and other military operations wherein publication thereof or divulgement to the public in the process of procurement or acquisition will endanger or compromise national security and external defense strategy of the country. This shall include but not limited to the following: naval ships, aircrafts, unmanned-aerial vehicles or drones, tanks, missile systems, and hardware and software for anti-cyber espionage or hacking: Provided, That the procurement and acquisition of these defense and military equipment and weapon systems shall allow in-brand new condition and not necessarily new equipment: Provided, further, That in-brand new condition, as used in this Section, shall mean refurbished equipment whose remaining life span is more than fifty percent (50%) of the equipment’s expected or average life span.

For modernization projects that will go through public bidding under R.A. No. 9184, the allotment for such purpose shall be issued only upon submission by the DND of the recommendation by the appropriate bids and awards committee of the award of contracts for the modernization projects.

2. Reporting and Posting Requirements. The AFP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) AFP’s website.

The AFP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

DECEMBER 25, 2023	OFFICIAL GAZETTE	735
REVISED AFP MODERNIZATION PROGRAM

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PURPOSE(S)
Revised AFP Modernization Program
For the Acquisition and Upgrading of AFP Equipment/ System under the Revised AFP Modernization Program			₱	40,000,000,000	₱	40,000,000,000

Sub-total, Purpose(s)				40,000,000,000		40,000,000,000

TOTAL NEW APPROPRIATIONS			₱	40,000,000,000	₱	40,000,000,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay						40,000,000

Total Capital Outlays						40,000,000

TOTAL NEW APPROPRIATIONS						40,000,000

736	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

REVISED AFP MODERNIZATION PROGRAM

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. REVISED AFP MODERNIZATION PROGRAM			₱	40,000,000,000	₱	40,000,000,000

TOTAL NEW APPROPRIATIONS, REVISED AFP MODERNIZATION PROGRAM			₱	40,000,000,000	₱	40,000,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	737
UNPROGRAMMED APPROPRIATIONS

XLIII. UNPROGRAMMED APPROPRIATIONS

For fund requirements in accordance with the purposes indicated hereunder	₱	731,448,566,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
TOTAL NEW APPROPRIATIONS	₱	99,825,989,000	₱	220,589,392,000	₱	411,033,185,000	₱	731,448,566,000

Special Provision(s)

1. Availment of the Unprogrammed Appropriations. The amounts authorized herein for Purpose Nos. 1, 3-5, and 7-51 may be used when any of the following exists:

(a)

Excess revenue collections in the total tax revenues or any one of the identified non-tax revenue sources from its corresponding revenue collection target, as reflected in the 2024 BESF submitted by the President;

(b)	New revenue collections or those arising from new tax or non-tax sources which are not part of, nor included in, the original revenue sources reflected in the BESF;

(c)	Approved loans for foreign-assisted projects; or

(d)

Fund balance of the Government-Owned or -Controlled Corporations (GOCCs) from any remainder resulting from the review and reduction of their reserve funds to reasonable levels taking into account the disbursements from prior years.

The Department of Finance shall issue the guidelines to implement this provision within fifteen (15) days from effectivity of this Act.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987 and the following: (i) for excess revenue collections, issuance of a certification that remitted collections to the BTr from a particular revenue source has exceeded the corresponding revenue collections target; or (ii) for new revenue collections, issuance of a certification that remitted collections identified were not part of, nor included in, the original revenue collection targets reflected.

In the case of approved loans for foreign-assisted projects, the issuance of SARO covering the loan proceeds shall be subject to submission by the agency concerned of a Special Budget, together with the physical and financial plan, project profile, and a copy of the perfected loan agreement, as approved in accordance with pertinent laws, rules, regulations, and guidelines issued thereon.

Nevertheless, prioritization of funding of the purposes under the Unprogrammed Appropriations may be as follows, presented from top priority:

(a)	Not requiring excess/new revenue collections:

(i)	Support to foreign-assisted projects; and

(ii)	Budgetary Support to GOCCs;

(b)	Requiring excess/new revenue collections:

(i)	Personnel benefits;

(ii)	Social services/continuing public health emergency;

(iii)	GOP Counterpart of Foreign-Assisted Projects;

(iii)	Infrastructure projects; and

(iv)	Other priority projects authorized within Purpose Nos. 1, 3-5, and 7-51.

Notwithstanding the foregoing, the order of priority may be modified to support the funding of urgent or implementation-ready projects which are: (1) based on commitments to international/multilateral organizations; or (2) in furtherance of (i) the Philippine Development Plan 2023-2028, (ii) the Medium-Term Fiscal Framework, (iii) the 8-Point Socioeconomic Agenda, and (iv) those that may be identified as key budget priorities.

In view of the nature of the sources of funding for Unprogrammed Appropriations, the validity period of releases covering Unprogrammed Appropriations shall be until December 31, 2024, while obligations and disbursements therefrom shall be subject to the rule under Section 70 of the General Provisions in this Act.

2. Strengthening Assistance for Government Infrastructure and Social Programs. The amount appropriated herein chargeable against Purpose No. 1, shall be used in support for infrastructure projects and social programs.

Release of funds shall be subject to Special Provision No. 1 hereof and the guidelines issued by the agencies concerned.

3. Conversion of National Government Advances into Subsidy for Government-Owned or -Controlled Corporations. The amount of Ten Billion One Hundred Fifty Seven Million One Hundred Sixty Two Thousand Pesos (₱10,157,162,000) used to cover the National Government advances for debt servicing of loan obligations of GOCCs and interest on the National Government advances, shall be converted into subsidy. Such conversion shall require the issuance of SARO for book entry purposes chargeable against Purpose No. 2.

738	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

4. Recording of Relent Loans to the Power Sector Assets and Liabilities Management Corporation. The appropriations authorized under Purpose No. 2 shall be used to record the proceeds of National Government Loans in the amount of Ten Billion Pesos (₱10,000,000,000) relent to the Power Sector Assets and Liabilities Management Corporation (PSALM). The issuance of SARO/s shall serve as the basis for recording PSALM’s loans payable to the National Government.

5. Support to Foreign-Assisted Projects. The amount appropriated herein chargeable against Purpose No. 3 shall be used to support foreign-assisted programs and projects, such as but not limited to the following:

(i)	Philippine Rural Development Project - Scale-Up (PRDP-SU);

(ii)	Support to Parcelization of Lands for Individual Titling (SPLIT) Project;

(iii)	Philippine COVID-19 Emergency Response Project 2 – Additional Financing (PCERP 2-AF) (WB Loan No. 9328-PH);

(iv)	Health System Enhancement to Address and Limit (HEAL) COVID-19 Project 2 – Additional Financing (HEAL 2-AF) (WB Loan No. 9328-PH);

(v)	HEAL 2-AF (AIIB Loan No. 8413-PH);

(vi)	Additional Financing for Kapit-Bisig Laban Sa Kahirapan– Comprehensive and Integrated Delivery of Social Services: National Community Driven Development Project (AF KC NCDDP);

(vii)	MRT Line 4 Project;

(viii)	Davao Public Transport Modernization Project (DPTMP);

(ix)	North-South Commuter Railway System;

(x)	EDSA Greenways Project;

(xi)	Cebu Bus Rapid Transit Project;

(xii)	Metro Manila Subway Project;

(xiii)	PNR South Long Haul Project;

(xiv)	Maritime Safety Enhancement Project;

(xv)	Capacity Building to Foster Competition Project;

(xvi)	Second Additional Financing for the Philippine Rural Development Project (PRDP-AF2);

(xvii)	Mindanao Inclusive Agriculture Development Project;

(xviii)	Philippine Fisheries and Coastal Resiliency Project (FishCORE);

(xix)	Intensified Community-Based Dairy Enterprise (PL-400);

(xx)	Intensified Community-Based Dairy Enterprise Development (USPL-480) - Philippine Carabao Center;

(xxi)	Intensified Community-Based Dairy Enterprise Development (USPL-480) - Philippine Council for Agriculture and Fisheries;

(xxii)	Teacher Effectiveness and Competencies Enhancement Project;

(xxiii)	Philippine Customs Modernization Project;

(xxiv)	Local Governance Reform Project;

(xxv)	Health System Enhancement to Address and Limit (HEAL) COVID-19;

(xxvi)	Philippine COVID-19 Emergency Response Project 2 (PCERP 2) (WB Loan No. 9220-PH);

(xxvii)	World Bank Philippine Multi-Sectoral Nutrition Project;

(xxviii)	Supporting Innovation in the Philippine Technical and Vocational Education and Training System (SIPTVETS) (ADB Loan No. 4268-PH);

(xxix)	Beneficiary First (Fast, Innovative, and Responsive Service Transformation) (Emergency Social Protection Project);

(xxx)	Philippine Multi-Sectoral Nutrition Project;

(xxxi)	Infrastructure Preparation and Innovation Facility (IPIF);

(xxxii)	LRT Line 1 Cavite Extension Project;

(xxxiii)	New Communications and Navigation Surveillance/Air Traffic Management Systems Development Project;

(xxxiv)	New Bohol Airport Construction and Sustainable Environment Protection Project (NBACSEPP);

(xxxv)	Maritime Safety Capability Improvement Project, Phase 1; and

(xxxvi)	Various Foreign-Assisted Project(s) of the Department of Public Works and Highways.

Release of funds for the Purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Veto Message, December 20, 2023, Volume I-B, page 784, R.A. No. 11975)

6. Risk Management Program. The amount of One Billion Pesos (₱1,000,000,000) chargeable against Purpose No. 4 shall be used for the government’s Risk Management Program to cover commitments made by, and obligations of, the National Government in the agreements covering Public-Private Partnership (PPP) projects, subject to the following:

(a)	Compliance with the conditions for the release of the Unprogrammed Appropriations under Special Provision No. 1 hereof;

(b)

Approval of the PPP projects by the NEDA Board or the Investment Coordination Committee, in accordance with R.A. No. 6957, as amended by R.A. No. 7718. In case of obligations assumed by GOCCs, issuance or execution of a performance undertaking or other similar instrument by the agency concerned confirming that the National Government will assume said obligations in case of default by the GOCC; and

(c)	Approval of the use of the Unprogrammed Appropriations by the DBCC upon recommendation by the head of the agency concerned and the DBCC-Technical Working Group on Contingent Liabilities.

Implementation of this provision shall be subject to guidelines that may be issued for the purpose.

7. Refund of the Service Development Fee for the Right to Develop the Nampeidai Property in Tokyo, Japan. The amount of Two Hundred Ten Million Five Hundred Seventy Nine Thousand Pesos (₱210,579,000) chargeable against Purpose No. 5 shall be used exclusively for the Refund of the Service Development Fee on the right to develop the Nampeidai Property in Tokyo, Japan to Nagayama-Taisei Consortium (NTC), pursuant to the Notice of Termination dated June 11, 2009 issued by the Secretary of Finance cancelling the award to NTC on the right to develop the Nampeidai Property.

DECEMBER 25, 2023	OFFICIAL GAZETTE	739
UNPROGRAMMED APPROPRIATIONS

Release for the refund shall be subject to Special Provision No. 1 hereof, prior endorsement by the Secretary of Finance that the conditions, if any, for the refund have been complied with, and submission by the DOF of certification from the BTr that the amount corresponding to the Service Development Fee has actually been deposited with the National Treasury as income of the General Fund.

8. Prior Years’ Local Government Unit Shares. The amount of Fourteen Million Six Hundred Twenty Three Thousand Pesos (₱14,623,000) chargeable against Purpose No. 6 for prior years’ LGU shares from Special Privilege Tax shall be released by the BTr to the beneficiary LGUs only through authorized government servicing banks upon certification of actual collections by the revenue collecting agency and actual remittance to the BTr.

The LGU shall submit quarterly reports on the utilization of the prior years’ LGU shares, through other electronic means and the LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

9. Public Health Emergency Benefits and Allowances for Health Care and Non-Health Care Workers. The amount of Two Billion Three Hundred Fifty One Million Eight Hundred Eighty Thousand Pesos (₱2,351,880,000) appropriated herein chargeable against Purpose No. 7 shall be used to pay the COVID-19 allowance and compensation of eligible health care and non-health care workers, including arrears from July 1, 2021, in accordance with R.A. No. 11712.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

10. Comprehensive Automotive Resurgence Strategy (CARS) Program. The amount of Four Hundred Fifteen Million Four Hundred Fifty Eight Thousand Pesos (₱415,458,000) appropriated under the Fiscal Support Arrearages for Comprehensive Automotive Resurgence Strategy (CARS) Program chargeable against Purpose No. 8, shall be used for payment of the issued tax payment certificates to registered and eligible participants pursuant to E.O. No. 182, s. 2015.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

11. Universal Access to Quality Tertiary Education. The amount appropriated herein, chargeable against Purpose No. 10, may be used to pay the arrears in 2022 and 2023 for the Free Higher Education for SUCs under the Universal Access to Quality Tertiary Education, in accordance with the applicable Special Provisions, and RA No. 10931 and its IRR.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

12. For Payment of Personnel Benefits. The amount appropriated herein chargeable against Purpose No. 19 shall be used to cover the requirements for the payment of personnel benefits, such as but not limited to, compensation adjustments, staffing modifications, and the grant of Performance-Based Bonus for personnel of National Government Agencies.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

13. Pension and Gratuity. The amount appropriated herein chargeable against Purpose No. 20 shall be used to augment the funding requirements for the payment of pension, retirement benefits, and other benefits authorized under the Pension and Gratuity Fund.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

14. Use of Excess Revenue from the Total Annual Tariff Revenue from Rice Importation. The amount under Purpose No. 1 may also be utilized for the authorized purpose/s provided under Section 13 of R.A. No. 11203 and Section 3 of R.A. No. 11598.

Release of funds shall be subject to collection of annual tariff revenue from rice importation of the preceding year in excess of Ten Billion Pesos (₱10,000,000,000) pursuant to Section 13 of R.A. No. 11203, based on the certification of the BOC on the tariff revenue collection on rice importation. The Permanent Steering Committee shall submit to the Congressional Oversight Committee on Agricultural and Fisheries Modernization a yearly report on the usage of excess tariff collection, including their impact.

15. Amounts under the Unprogrammed Appropriations. The DBM is hereby authorized to approve the following:

(a)	Modification of amounts within the authorized purposes; and

(b)

Use of amounts under the Purposes of the Unprogrammed Appropriations, except the Budgetary Support to GOCCs and the Support to Foreign-Assisted Projects, as additional appropriations to cover deficiencies in the amounts authorized in any of the purposes under the Unprogrammed Appropriations.

The DBM shall post on its website the status of monthly releases charged against the Unprogrammed Appropriations.

16. Reportorial Requirement. The DBM shall submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on releases from the Unprogrammed Appropriations.

740	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PURPOSE(S)
1. Strengthening Assistance for Government Infrastructure and Social Programs	₱		₱	65,906,283,000	₱	159,470,697,000	₱	225,376,980,000
2. Budgetary Support to Government-Owned and/or-Controlled Corporations				20,157,162,000				20,157,162,000
3. Support to Foreign-Assisted Projects				8,554,851,000		170,250,212,000		178,805,063,000
4. Risk Management Program				1,000,000,000				1,000,000,000
5. Refund of the Service Development Fee for the Right to Develop the Nampeidai Property in Tokyo, Japan				210,579,000				210,579,000
6. Prior Years’ LGU Shares				14,623,000				14,623,000
7. Public Health Emergeny Benefits and Allowances for Health Care and Non-Healthcare Workers				2,351,880,000				2,351,880,000
8. Fiscal Support Arrearages for Comprehensive Automotive Resurgence Strategy (CARS) Program				415,458,000				415,458,000
9. Panay-Guimaras-Negros (PGN) Island Bridges Project:						3,180,000,000		3,180,000,000

Loan Proceeds						3,016,000,000		3,016,000,000
GOP Counterpart						164,000,000		164,000,000
10. Universal Access to Quality Tertiary Education (UAQTE)				7,058,843,000				7,058,843,000
11. Priority Social Programs for Health (including Health Facilities Enhancement Program), Social Welfare and Development, Higher Education, and Technical and Vocational Education				58,750,000,000		270,000,000		59,020,000,000
12. Revised AFP Modernization Program						10,000,000,000		10,000,000,000
13. For Payment of Right-of-Way						3,000,000,000		3,000,000,000
14. Pre-Feasibility Studies/Preliminary and Detailed Engineering						3,000,000,000		3,000,000,000
15. Public Private Partnership - Strategic Support Fund (including Right-of-Way and Subsidy)						3,000,000,000		3,000,000,000
16. Maintenance, Repair and Rehabilitation of Infrastructure Facilities (Routine Maintenance of National Roads)				3,000,000,000				3,000,000,000
17. For Government Counterpart of Foreign-Assisted Projects		68,277,000		1,483,107,000		49,948,616,000		51,500,000,000
18. For the Repair/Rehabilitation/Expansion of Laoag International Airport, Ilocos Norte						1,000,000,000		1,000,000,000
19. For Payment of Personnel Benefits		59,000,000,000						59,000,000,000
20. Pension and Gratuity Fund		40,250,000,000						40,250,000,000
21. PUV Service Contracting (Libreng Sakay)				500,000,000				500,000,000
22. Screening and Anti-Terrorist Equipment and Body Camera						980,000,000		980,000,000
23. National Data Privacy Program						620,000,000		620,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	741
UNPROGRAMMED APPROPRIATIONS

24. Preparatory for National and Local Elections		1,500,000,000		1,500,000,000
25. Construction/Repair of NFA Warehouse Facilities and Purchase of Drying Equipment		5,000,000,000		5,000,000,000
26. Development and Modernization Plan on Infrastructure for Iwahig Prison and Penal Farm in Palawan			70,000,000	70,000,000
27. Financial Subsidy for Purchase of Photovoltaic Mainstreaming (Solar Home System) for Rural Electrification		3,000,000,000		3,000,000,000
28. Acquisition of Firetrucks			1,050,000,000	1,050,000,000
29. Construction of 66 km Circumferential Road to Complement the Transport and Road System in Cagayan Economic Zone		800,000,000		800,000,000
30. Repair, Rehabilitation and Maintenance of the Breakwater in the Cagayan Economic Zone		200,000,000		200,000,000
31. Repair/Rehabilitation and Construction of Farm-to-Market Road Projects in Designated Key Production Areas			2,357,500,000	2,357,500,000
32. Digital Agriculture Project		1,050,000,000		1,050,000,000
33. Cold Storage Expansion Project		500,000,000		500,000,000
34. Aquaculture and Mariculture Expansion and Invigoration Project		500,000,000		500,000,000
35. Fisheries Infrastructure Development Program		500,000,000		500,000,000
36. Construction/Rehabilitation of NIA Warehouse and Purchase of Dryer		2,000,000,000		2,000,000,000
37. Marawi Siege Victims Compensation Program		6,000,000,000		6,000,000,000
38. Supplementary Feeding Program		2,000,000,000		2,000,000,000
39. Creation of Lawyer positions in the Public Attorney’s Office	507,712,000			507,712,000
40. OPAPRU Mandatories for Operations and Support Services		23,325,000		23,325,000
41. Establishment and Operationalization of the National Amnesty Commission		23,949,000	36,160,000	60,109,000
42. Management and Supervision of the Comprehensive Peace Process		688,261,000		688,261,000
43. GPH and the Moro National Liberation Front (GPH-MNLF) Peace Process: Transformation Program		128,071,000		128,071,000
44. Construction of a Super Maximum Security Facility			1,000,000,000	1,000,000,000

742	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

45. Land Acquisition for Office of the Vice President						1,800,000,000		1,800,000,000
46. Pambansang Pabahay Para sa Pilipino (4PH) Program				8,000,000,000				8,000,000,000
47. Social Pension for Indigent Senior Citizens				5,793,000,000				5,793,000,000
48. Support to the Barangay Development Program of the NTF-ELCAC				6,480,000,000				6,480,000,000
49. Green Green Green Program				1,000,000,000				1,000,000,000
50. OWWA Welfare Services				1,000,000,000				1,000,000,000
51. Local Government Support Fund				5,000,000,000				5,000,000,000

Total, Purpose(s)		99,825,989,000		220,589,392,000		411,033,185,000		731,448,566,000

TOTAL NEW APPROPRIATIONS	₱	99,825,989,000	₱	220,589,392,000	₱	411,033,185,000	₱	731,448,566,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures

Personnel Services
Civilian Personnel
Permanent Positions
Creation of New Positions								507,712

Total Permanent Positions								507,712

Other Compensation Common to All
Honoraria								68,277
Performance Based Bonus								5,000,000

Total Other Compensation Common to All								5,068,277

Other Compensation for Specific Groups
Lump-sum for Compensation Adjustment								41,842,683
Lump-sum for Filling of Positions - Civilian								6,900,000
Lump-sum for Personnel Services								1,382,317
Other Personnel Benefits								4,375,000

Total Other Compensation for Specific Groups								54,500,000

Other Benefits
Retirement Gratuity								6,678,224
Terminal Leave								9,753,674

Total Other Benefits								16,431,898

DECEMBER 25, 2023	OFFICIAL GAZETTE	743
UNPROGRAMMED APPROPRIATIONS

Other Personnel Benefits
Pension, Civilian Personnel	1,000,000

Total Other Benefits	1,000,000

Military/Uniformed Personnel
Other Benefits
Retirement Gratuity	9,721,776
Terminal Leave	12,596,326

Total Other Benefits	22,318,102

Total Personnel Services	99,825,989

Maintenance and Other Operating Expenses
Travelling Expenses	569,751
Training and Scholarship Expenses	1,195,108
Supplies and Materials Expenses	916,617
Utility Expenses	24,798
Communication Expenses	76,065
Survey, Research, Exploration and Development Expenses	3,094,312
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	750
Professional Services	6,047,181
General Services	7,751
Repairs and Maintenance	3,063,179
Financial Assistance/Subsidy	190,528,983
Taxes, Insurance Premiums and Other Fees	404,390
Other Maintenance and Operating Expenses
Advertising Expenses	128,867
Printing and Publication Expenses	1,999,152
Representation Expenses	60,609
Transportation and Delivery Expenses	2,480
Rent/Lease Expenses	1,040,969
Subscription Expenses	53,944
Donations	3,643,000
Bank Transactions	12
Other Maintenance and Operating Expenses	7,731,474

Total Maintenance and Other Operating Expenses	220,589,392

Total Current Operating Expenditures	320,415,381

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	2,000,000
Infrastructure Outlay	389,021,251
Buildings and Other Structures	5,034,891
Machinery and Equipment Outlay	14,389,026
Transporation and Equipment Outlay	582,319
Intangible Assest Outlay	5,698

Total Capital Outlays	411,033,185

TOTAL NEW APPROPRIATIONS	731,448,566

744	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL SUMMARY

UNPROGRAMMED APPROPRIATIONS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. UNPROGRAMMED APPROPRIATIONS	₱	99,825,989,000	₱	220,589,392,000	₱	411,033,185,000	₱	731,448,566,000

TOTAL NEW APPROPRIATIONS, UNPROGRAMMED APPROPRIATIONS	₱	99,825,989,000	₱	220,589,392,000	₱	411,033,185,000	₱	731,448,566,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

BUDGETS OF DEPARTMENT OF ENERGY

ATTACHED CORPORATIONS

FISCAL YEAR 2024

DECEMBER 25, 2023	OFFICIAL GAZETTE	745
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024

(In Thousand Pesos)

SUMMARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	840,450	₱	339,337	₱		₱	1,179,787
2. Support to Operations						164,641		164,641
3. Operations				2,551,892		1,395,000		3,946,892

a. Rural Electrification				2,551,892				2,551,892
b. Loans to Electric Cooperatives						1,395,000		1,395,000

TOTAL	₱	840,450	₱	2,891,229	₱	1,559,641	₱	5,291,320

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024	Schedule I
(In Thousand Pesos)
NATIONAL GOVERNMENT EQUITY AND/OR SUBSIDY

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. Operations		₱	2,551,892	₱	470,000	₱	3,021,892

a. Rural Electrification			2,551,892				2,551,892
b. Loans to Electric Cooperatives					470,000		470,000

TOTAL		₱	2,551,892	₱	470,000	₱	3,021,892

746	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024	Schedule II
(In Thousand Pesos)
CORPORATE FUNDS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses			Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	840,450	₱	339,337		₱		₱	1,179,787
2. Support to Operations							164,641		164,641
3. Operations
a. Loans to Electric Cooperatives							925,000		925,000

TOTAL	₱	840,450	₱	339,337	a/	₱	1,089,641	₱	2,269,428

a/ net of depreciation expense of ₱20.528 Million

Special Provision(s)

1. Approval of the FY 2024 Corporate Operating Budget of the National Electrification Administration under R.A. No. 7638. The FY 2024 Corporate Operating Budget (COB) of the NEA is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, A.O. No. 14 dated December 10, 2018, Budget Circular (B.C.) No. 2022-1 dated February 11, 2022, B.C. No. 2022-1A dated March 1, 2023, and other guidelines issued thereon.

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001 and E.O. No. 150, s. 2021.

4. Payment of Terminal Leave Benefits. Payment of terminal leave benefits shall be computed in accordance with the rates, conditions and procedure prescribed under applicable laws and guidelines issued thereon.

The amount of Forty Two Million Nine Hundred Seventy One Thousand Pesos (₱42,971,000) shall be used exclusively for the payment of terminal leave benefits to the affected NEA personnel.

5. Budget Flexibility. The NEA Board of Administrators is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the NEA’s control such as, but not be limited to: (i) currency depreciation; (ii) inflation; (iii) change in interest rates; (iv) change in programs or projects; and (v) change in schedule of project implementation.

In the exercise of said authority, the NEA shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources, which shall include, but not limited to, MOOE and Capital Outlays.

6. Augmentation Beyond the Approved Corporate Operating Budget. The NEA Board of Administrators is authorized to augment and disburse funds beyond the total amount approved in this Act for the continuous implementation of the Strategized Rural Electrification and Operational Reliability for Electric Cooperatives (ECs) Projects, and the rehabilitation, repair or reconstruction of distribution facilities damaged by natural and human-induced calamities, and provision for EC’s capital requirements through loans outlay. The funds shall be sourced from the unutilized balances of prior years’ subsidy by the National Government, new funding sources as certified by the Chief Accountant and Administrator of NEA, and available corporate funds to finance loans outlay to ECs.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

7. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the NEA shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

DECEMBER 25, 2023	OFFICIAL GAZETTE	747
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

8. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

9. Transparency Seal. To enhance transparency and enforce accountability, the NEA shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects and their target beneficiaries; (vi) status of implementation, evaluation and/or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Updated People’s Freedom of Information (FOI) Manual signed by head of agency, Updated One-Page FOI Manual and Agency FOI Reports; and (ix) year-end financial reports for the last three (3) fiscal years.

The Administrator of the NEA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the NEA.

748	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024

(In Thousand Pesos)

SUMMARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	698,932	₱	491,691	₱	224,643	₱	1,415,266

a. Head Office Support Group		479,916		415,928		125,357		1,021,201
b. Engineering Administration/Survey/ Development Studies Planning		219,016		75,763		99,286		394,065
2. Support to Operations				61,901				61,901

a. Other Expenses				61,901				61,901
3. Operations		1,226,581		12,301,303		2,399,605		15,927,489

a. Small Power Utilities Group		1,141,053		1,808,307		2,367,809		5,317,169
b. Production of Goods				10,365,513				10,365,513
c. Watershed Management		85,528		127,483		31,796		244,807
4. Debt Servicing				956,743				956,743

a. Principal				41,680				41,680
b. Interest				915,063				915,063
5. Other Expenditures		21,173		20,397,747				20,418,920

a. Input VAT				1,649,792				1,649,792
b. Bataan Nuclear Power Plant Preservation / Non-Operating Expenses		21,173		38,851				60,024
c. NPP Subsidy				18,585,045				18,585,045
d. Income Tax				124,059				124,059
6. Personnel Services and Maintenance and Other Operating Expenses		931,298		629,244				1,560,542

a. As Operator of PSALM’s Assets		931,298		629,244				1,560,542
7. Foreign-Assisted Project(s)						18,948		18,948

a. Agus Pulangui Rehabilitation Program (WB Grants)						18,948		18,948

DECEMBER 25, 2023	OFFICIAL GAZETTE	749
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

TOTAL BEFORE PRIOR YEARS’ NG SUBSIDY		2,877,984		34,838,629		2,643,196		40,359,809

PRIOR YEARS’ NG SUBSIDY				118,100		958,530		1,076,630

TOTAL	₱	2,877,984	₱	34,956,729	₱	3,601,726	₱	41,436,439

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024	Schedule I
(In Thousand Pesos)
NATIONAL GOVERNMENT SUBSIDY

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. Operations		₱		₱	1,316,421	₱	1,316,421
a. Small Power Utilities Group					1,316,421		1,316,421

TOTAL BEFORE PRIOR YEARS’ NG SUBSIDY					1,316,421		1,316,421

PRIOR YEARS’ NG SUBSIDY			118,100		958,530		1,076,630

TOTAL		₱	118,100	₱	2,274,951	₱	2,393,051

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024	Schedule II
(In Thousand Pesos)
CORPORATE FUNDS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	698,932	₱	491,691	₱	224,643	₱	1,415,266

a. Head Office Support Group		479,916		415,928		125,357		1,021,201
b. Engineering Administration/Survey/ Development Studies Planning		219,016		75,763		99,286		394,065

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GENERAL APPROPRIATIONS ACT, FY 2024

2. Support to Operations				61,901					61,901

a. Other Expenses				61,901					61,901
3. Operations		1,226,581		12,301,303			1,083,184		14,611,068

a. Small Power Utilities Group		1,141,053		1,808,307			1,051,388		4,000,748
b. Production of Goods				10,365,513					10,365,513
c. Watershed Management		85,528		127,483			31,796		244,807
4. Debt Servicing				956,743					956,743

a. Principal				41,680					41,680
b. Interest				915,063					915,063
5. Other Expenditures		21,173		20,397,747					20,418,920

a. Input VAT				1,649,792					1,649,792
b. Bataan Nuclear Power Plant Preservation / Non-Operating Expenses		21,173		38,851					60,024
c. NPP Subsidy				18,585,045					18,585,045
d. Income Tax				124,059					124,059
6. Personnel Services and Maintenance and Other Operating Expenses		931,298		629,244					1,560,542

a. As Operator of PSALM’s Assets		931,298		629,244					1,560,542
7. Foreign-Assisted Project(s)							18,948		18,948

a. Agus Pulangui Rehabilitation Program (WB Grants)							18,948		18,948

TOTAL	₱	2,877,984	₱	34,838,629	a/	₱	1,326,775	₱	39,043,388

a/ net of allowance for depreciation at ₱686.574 Million

Special Provision(s)

1. Approval of the FY 2024 Corporate Operating Budget of the National Power Corporation under R.A. No. 7638. The FY 2024 Corporate Operating Budget (COB) of the NPC is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, A.O. No. 14 dated December 10, 2018, Budget Circular (B.C.) No. 2022-1 dated February 11, 2022, B.C. No. 2022-1A dated March 1, 2023, and other guidelines issued thereon.

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001 and E.O. No. 150, s. 2021.

4. Payment of Terminal Leave, Separation or Retirement Benefits. Payment of terminal leave, separation or retirement benefits shall be computed in accordance with the rates, conditions and procedure prescribed under applicable laws and guidelines issued thereon.

The amounts of Two Hundred Twenty Seven Million Eight Hundred Fifty Nine Thousand Pesos (₱227,859,000) and Twenty One Million Four Hundred Eighty Six Thousand Pesos (₱21,486,000) shall be used exclusively for the payment of terminal leave and separation benefits, respectively, to the affected NPC personnel based on the list submitted by NPC to the DBM. In no case shall said amounts be used to pay affected personnel who are eligible to receive separation or retirement benefits under applicable laws.

5. Budget Flexibility. The NPC Board of Directors is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the NPC’s control such as, but not limited to: (i) occurrence of natural calamities; (ii) currency depreciation; (iii) inflation; (iv) change in interest rates; (v) increase in oil, steam, coal or natural gas prices; (vi) change in generation mix and demand including purchased power; (vii) change in generation or transmission system plan or program; (viii) change in programs or projects; (ix) change in schedule of project implementation; (x) transfer or elimination of projects or installations that are hazardous to the health or safety of inhabitants; and (xi) reorganization, subsidiarization or privatization should conditions warrant.

DECEMBER 25, 2023	OFFICIAL GAZETTE	751
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

In the exercise of said authority, the NPC shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

6. Augmentation Beyond the Approved Corporate Operating Budget. The NPC Board of Directors is authorized to augment and disburse funds beyond the total amount approved in this Act exclusively for the MOOE and Capital Outlay requirements related to missionary electrification, and rehabilitation and management of watershed areas due to the effects of peso devaluation, fuel price increase in the market, improvement or changes in power generation activities or demand of customers, electrification of new areas, increase in taxes and production costs, or imposition of new taxes.

The fund shall be sourced from new funding sources, such as income arising from increase in universal and generation charges approved by the Energy Regulatory Commission or grant of financial assistance by LGUs and other sources as authorized under existing laws, guidelines and issuances, such as but not limited to R.A. No. 9136 and its IRR, as certified by the Chief Accountant and President of NPC.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

7. Collection of Delinquent Receivables from Electric Cooperatives under the Small Power Utilities Group. In order to augment the fund sources necessary to support the budgetary requirements of the NPC and ensure the viability of its operations, the NPC Board of Directors is hereby authorized to act with finality, without further need of confirmation, appraisal, or assessment from other government agencies, the settlement and compromise of accrued penalties, interest and other charges due from electric cooperatives. In all cases, the NPC Board of Directors shall ensure that the approved settlement and compromise shall not be against provisions of law or public policy, and shall be consistent with public interest and redound to the benefit of the National Government.

8. Procurement of Critical Supplies. The NPC shall ensure the timely and sufficient provision of fuel and spare parts for its Small Power Utilities Group to ensure adequate power supply in areas covered. For this purpose, the NPC shall resort to available modalities in the procurement thereof, subject to the pertinent provisions of R.A. No. 9184, its IRR, and other guidelines issued thereon.

9. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the NPC shall be deposited with the National Treasury as income of the General Fund pursuant to R. A. No. 7656.

10. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

11. Transparency Seal. To enhance transparency and enforce accountability, the NPC shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects and their target beneficiaries; (vi) status of implementation, evaluation and/or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Updated People’s Freedom of Information (FOI) Manual signed by head of agency, Updated One-Page FOI Manual and Agency FOI Reports; and (ix) year-end financial reports for the last three (3) fiscal years.

The President of the NPC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the NPC.

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GENERAL APPROPRIATIONS ACT, FY 2024

III. PHILIPPINE NATIONAL OIL COMPANY

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024

(In Thousand Pesos)

SUMMARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	146,433	₱	365,611	₱		₱	65,418	₱	577,462
2. Support to Operations		27,313		2,637		694				30,644
3. Operations		51,057		176,721		6,600		1,116,112		1,350,490

TOTAL	₱	224,803	₱	544,969	₱	7,294	₱	1,181,530	₱	1,958,596

III. PHILIPPINE NATIONAL OIL COMPANY

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2024	Schedule I
(In Thousand Pesos)
CORPORATE FUNDS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses			Financial Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	146,433	₱	365,611		₱		₱	65,418	₱	577,462
2. Support to Operations		27,313		2,637			694				30,644
3. Operations		51,057		176,721			6,600		1,116,112		1,350,490

TOTAL	₱	224,803	₱	544,969	a/	₱	7,294	₱	1,181,530	₱	1,958,596

a/ net of allowance for depreciation at ₱67.070 Million

Special Provision(s)

1. Approval of the FY 2024 Corporate Operating Budget of the Philippine National Oil Company under R.A. No. 7638. The FY 2024 Corporate Operating Budget (COB) of the PNOC is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, A.O. No. 14 dated December 10, 2018, Budget Circular (B.C.) No. 2022-1 dated February 11, 2022, B.C. No. 2022-1A dated March 1, 2023, and other guidelines issued thereon.

DECEMBER 25, 2023	OFFICIAL GAZETTE	753
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001, and E.O. No. 150, s. 2021.

4. Payment of Terminal Leave, Separation or Retirement Benefits. Payment of terminal leave, separation or retirement benefits shall be computed in accordance with the rates, conditions and procedure prescribed under applicable laws and guidelines issued thereon.

The amounts of Seven Million Three Hundred Eighty Nine Thousand Pesos (₱7,389,000) and One Million Two Hundred Thirty Nine Thousand Pesos (₱1,239,000) shall be used exclusively for the payment of terminal leave and separation benefits, respectively, to the affected PNOC personnel based on the list submitted by PNOC to the DBM. In no case shall said amounts be used to pay affected personnel who are eligible to receive separation or retirement benefits under applicable laws.

5. Budget Flexibility. The PNOC Board of Directors is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the PNOC’s control such as, but not limited to: (i) currency depreciation; (ii) inflation; (iii) change in interest rates; (iv) change in programs or projects; (v) increase in taxes; (vi) increase in costs associated with the privatization of subsidiaries; and (vii) payment of obligations as a result of final judgment of the court.

In the exercise of said authority, PNOC shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

6. Funds for Capital Outlays. Notwithstanding the provisions of Special Provision No. 5, the PNOC and its subsidiaries shall utilize Capital Outlays provided herein for the primary purposes of exploration, exploitation and development of energy resources as well as the production, refining, tankerage and/or shipping, storage, and transport of oil or petroleum operations: Provided , That any use of funds for capital outlay for production, refining, tankerage, and/or shipping, storage, and transport of oil or petroleum operations shall be subject to a detailed feasibility study.

An amount not exceeding One Billion Pesos (₱1,000,000,000) in the aggregate and with equity investment not to exceed thirty-six percent (36%) of the outstanding capital stock may be invested in entities not engaged in the above primary purposes but are engaged in any of PNOC’s purposes as specified in Section 4 of P.D. No. 334, as amended.

In no case shall Capital Outlays be used as loans or advances to entities not engaged in the above primary purposes.

7. Feasibility Study on the Offshore Wind Integration Port. The amount of Twenty Three Million Pesos (₱23,000,000) shall be utilized exclusively for the conduct of a detailed feasibility study on the Offshore Wind Integration Port, pursuant to R.A. No. 9513 (Renewable Energy Act of 2008).

8. Offshore Wind Integration Port. The amount of Seven Hundred Ninety Five Million Nine Hundred Twenty Five Thousand Pesos (₱795,925,000) for the Offshore Wind Integration Port shall only be utilized upon completion of a Board approved Offshore Wind Integration Port Development Plan and a detailed feasibility study. A copy of the aforementioned documents shall be submitted to Congress.

9. PNOC Renewables Corporation. The PNOC shall not provide funds for additional investment, capitalization, loans or advances to the PNOC Renewables Corporation unless it is for the purpose of winding down of the latter.

10. Augmentation Beyond Approved Corporate Operating Budget. The PNOC is hereby authorized to augment and disburse funds beyond the total amount approved in this Act, using corporate funds, for the payment of monetary claims, tax deficiency assessments, damages, and all other judgment obligations pursuant to any final and executory decision that may be rendered during the year.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

11. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the PNOC shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

12. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

13. Transparency Seal. To enhance transparency and enforce accountability, the PNOC shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects and their target beneficiaries; (vi) status of implementation, evaluation and/or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Updated People’s Freedom of Information (FOI) Manual signed by the head of agency, Updated One-Page FOI Manual and Agency FOI Reports; and (ix) year-end financial reports for the last three (3) fiscal years.

The President of the PNOC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the PNOC.

DECEMBER 25, 2023	OFFICIAL GAZETTE
GENERAL PROVISONS

GENERAL PROVISIONS

FISCAL YEAR 2024

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GENERAL APPROPRIATIONS ACT, FY 2024

GENERAL PROVISIONS

Sec. 2. FY 2024 Budget with Unified Accounts Code Structure. All items of appropriations in this Act shall be given account codes by the DBM pursuant to the Unified Accounts Code Structure. These account codes shall be used in the release of the appropriations in this Act for a unified accounting, auditing, and reporting of all the financial transactions of the government.

Sec. 3. The General Appropriations Act as the Allotment Order. The General Appropriations Act (GAA), upon its effectivity, shall be considered the allotment authorizing agencies to obligate in accordance with its provisions, except for the following:

(a)	Appropriations that by virtue of law, general or special provisions, and rules and regulations have conditions or requirements before release;

(b)	Lump-sum appropriations in the agency budget and special purpose funds that have no details necessary for release; and

(c)	Those requiring a Special Budget under the general and special provisions in this Act.

In the case of automatic appropriations, the allotment shall be issued by the DBM upon compliance with the conditions provided by law.

The DBM shall identify the items of appropriations in the GAA which are not covered by the GAA as the allotment order and submit a copy thereof to the Speaker of the House of Representatives, President of the Senate of the Philippines, House Committee on Appropriations, and Senate Committee on Finance.

RECEIPTS AND INCOME

Sec. 4. Receipts or Revenues Collected by Agencies. As a general rule, all fees, charges, assessments, and other receipts or revenues collected by departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy in the exercise of their mandated functions, at such rates as are now or may be approved by the appropriate approving authority shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987 and Section 65 of P.D. No. 1445.

Exceptions to the foregoing are:

(a)

Receipts authorized by law to be recorded as a Special Account in the General Fund, Trust Fund, or a fund other than the General Fund which shall be established in accordance with rules and regulations as may be issued by the Permanent Committee (the “Permanent Committee”) created under Section 45, Chapter 5, Book VI of E.O. No. 292. The said special funds may be made available for expenditure, subject to any special provision of the agencies concerned; and

(b)	Other instances authorized by law.

Disbursements or expenditures by agencies from use or retention of income absent the above legal authority or from income deposited outside of the National Treasury without legal basis shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing laws.

All agencies shall ensure that fees, charges and assessments collected cover the costs of services delivered to the public. They may be allowed to raise their fees and charges in accordance with A.O. No. 31, s. 2012, DOF-DBM-NEDA J.C. No. 1-2013 dated January 30, 2013, and such other guidelines issued by the agencies concerned. The schedule of fees, charges and assessments collectible by any government agency, as well as any updates thereon, shall be posted on their respective websites and in big bold characters in a conspicuous place within the agency, including its regional, provincial, field or extension offices.

Sec. 5. Donations. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs may accept donations, contributions, grants, bequests or gifts, in cash or in kind, from various sources, domestic or foreign, for purposes relevant to their functions. National government agencies may accept donations in cash or in kind, from domestic or foreign sources, for purposes relevant to their functions. In the case of grants, in cash or in kind, from governments of foreign countries, their agencies and instrumentalities or multilateral institutions or organizations, acceptance thereof shall be subject to the prior clearance and approval by the President or his authorized representative based on the recommendation of the Secretary of Finance. On the other hand, other donations, in cash or in kind, from foreign governments shall require prior clearance and approval by the President or his authorized representative based on the recommendation of the Secretary of Foreign Affairs.

Receipts from donations, whether in cash or in kind, shall be accounted for in the books of the donee-government agency in accordance with accounting and auditing rules and regulations. The receipts from cash donations and proceeds from sale of donated commodities shall be deposited with the National Treasury and recorded as a

DECEMBER 25, 2023	OFFICIAL GAZETTE	755
GENERAL PROVISIONS

Special Account in the General Fund and shall be available to the implementing agency concerned through a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

The cash value of the donations shall be deemed automatically appropriated for the purpose specified by the donor. Donations with a term not exceeding one (1) year shall be treated as trust receipts in accordance with Section 6 hereof.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The donee-agency concerned shall submit its quarterly reports of all donations received, whether in cash or in kind, and expenditures or disbursements thereon, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The donee-agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 6. Trust Receipts. The following shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996, as implemented by COA-DBM-DOF J.C. No. 1-97 dated January 2, 1997, and such other guidelines issued thereon:

(a)

Receipts collected or received by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs: (i) from non-tax sources, such as insurance proceeds, acting as trustee, agent or administrator; (ii) as a guaranty for the fulfillment of an obligation; or (iii) from donations authorized by law or contract with a term not exceeding one (1) year; and

(b)	Those classified by law or regulations as trust receipts.

Trust receipts shall be disbursed in accordance with the purpose for which it is created, subject to the applicable special provisions and accounting and auditing rules and regulations.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 7. Performance Bonds and Deposits. Performance bonds and deposits filed or posted by private persons or entities with departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, as implemented by COA-DBM-DOF J.C. No. 1-97, and such other guidelines issued thereon.

Upon faithful performance of the undertaking or termination of the obligation for which the bond or deposit was required, any amount due shall be returned by the agency concerned to the filing party, withdrawable in accordance with accounting and auditing rules and regulations.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

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GENERAL APPROPRIATIONS ACT, FY 2024

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 8. Receipts from Public-Private Partnership Projects. Receipts collected or received by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs and GOCCs, such as toll fees, charges and other revenues arising from public sector projects implemented through build-operate-and-transfer arrangement and other variants pursuant to R.A. No. 6957, as amended by R.A. No. 7718, intended for the private proponent, shall be deposited in an authorized government depository bank. Said receipts shall be booked as trust liability account of the agency concerned, notwithstanding the provisions of Section 4 hereof, subject to the guidelines to be issued by the Permanent Committee.

The National Government share from receipts arising from Public-Private Partnership (PPP) projects, if any, including interests earned thereon, shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 9. Revolving Funds. Revolving funds shall be established and maintained only if expressly created and authorized by law or this Section.

Receipts derived from the following may be constituted into a revolving fund and made available for the purposes stated:

(a)

Rentals for the use of buildings and facilities or from fees imposed for board and lodging, by agencies to be used for the MOOE or Capital Outlay requirements of said buildings and facilities, subject to any guidelines issued by the agency concerned and to budgeting, accounting and auditing rules and regulations; and

(b)

Other business-type activities of agencies, including sale of products, which are authorized by law or by the Permanent Committee to be utilized for the operational expenses of said business-type activity, subject to any conditions prescribed under the special provision of the agency concerned and the rules and regulations as may be prescribed by the Permanent Committee.

Revolving funds shall be separately recorded and deposited in an authorized government depository bank, and considered self-perpetuating and self-liquidating. All eligible obligations or expenditures incurred for the operations of the foregoing activities shall be charged against the revolving fund. In no case shall said fund be used for the payment of discretionary and representation expenses.

Disbursements or expenditures by agencies in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports on income and expenditure, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 10. Revolving Fund for Research and Development, Science and Technology Capability Building and Technology Transfer Activities. All income generated from commercialization of intellectual property and/or intellectual property rights from research and development funded by public funds shall be constituted as a revolving fund for use of the research and development institutes or institutions undertaking technology transfer, deposited in an authorized government depository bank, subject to accounting and auditing rules and regulations: Provided, That said income shall be used to defray intellectual property

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management costs and expenses and to fund research and development, science and technology capability building, and technology transfer activities, including operation of technology licensing offices: Provided, further, That no amount of said income shall be used for payment of salaries and other allowances: Provided, finally, That the use of said income shall be subject to the limitations provided under Section 18 of R.A. No. 10055.

Disbursements or expenditures by agencies in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports on income and expenditure, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 11. Reversion, Closure, and Transfer of Balances of Special Accounts, Fiduciary or Trust Funds, Revolving Funds, and Unauthorized Accounts. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs are mandated to close and revert all balances of Special Accounts, Fiduciary or Trust Funds, and Revolving Funds to the General Fund in any of the following instances: (i) when there is no legal basis for its creation; (ii) when their terms have expired; or (iii) when they are no longer necessary for the attainment of the purposes for which said funds were established.

In case an agency fails or refuses to implement such closure, reversion or transfer, the Permanent Committee may recommend for approval of the President the closure, reversion or transfer of Special Accounts, Fiduciary or Trust Funds, Revolving Funds, and Unauthorized Accounts, as the case may be, on any applicable grounds, to wit: (i) in the cases above-mentioned; (ii) when used in violation of the rules and regulations issued by the Permanent Committee; (iii) when they have remained dormant for an unreasonable length of time; or (iv) when needed by the General Fund in times of emergency.

Said agencies shall likewise transfer to the National Treasury all balances of unauthorized accounts with any banking institution. Unauthorized Accounts shall refer to cash account balances maintained by agencies without legal basis or those while legally authorized are maintained outside of the National Treasury in violation of law.

Implementation of this Section shall be subject to Permanent Committee J.C. No. 4-2012 dated September 11, 2012, and such other guidelines issued by the agencies concerned.

Sec. 12. Transparency on Public Funds. Consistent with the State policy on full public disclosure of government transactions, the BTr shall post on its official website information relating to all Special Accounts and Funds deposited with the National Treasury, which shall include, but not limited to the following: (i) agency under whose name the account or fund was constituted or created; (ii) funding source/s of the account or fund; (iii) legal basis for the creation of the account or fund; (iv) allowable uses/purposes of the account or fund; (v) monthly balances of each account or fund; and (vi) such other pertinent information as may be reasonably required to be posted on the BTr website.

In like manner, departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, and GOCCs shall post on their respective official websites information relating to public funds deposited, maintained, and invested by them with any banking or financial institution which shall include, but not limited to the following: (i) name of the banking or financial institution/s where public funds are deposited, maintained or invested; (ii) specific income or fund sources; (iii) legal basis for depositing, maintaining or investing said income/fund source/s with the bank/s or financial institution/s; (iv) allowable uses/purposes of the income or fund; (v) monthly balances of each account or fund; and (vi) such other pertinent information as may be reasonably required to be posted by the agency concerned on its website.

The head of the agency concerned and the agency’s web administrator or his/her equivalent shall be responsible for ensuring compliance with the foregoing requirements.

Agencies shall ensure that posts in their websites are searchable for public’s easy access of information regarding matters on public funds.

Sec. 13. Conduct of Seminar, Conference, Training, and Oath Taking Programs. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy which conduct seminar, conference, training, and oath taking programs in relation to their mandated functions are authorized to collect fees from government and private agency participants for said activities. The proceeds derived from each seminar, conference, training, and oath taking activities shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292.

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However, the agencies which do not have appropriations in their budgets for the purpose may use the proceeds for the conduct of the said seminar, conference, training, and oath taking activities subject to budgeting, accounting and auditing rules and regulations. Any excess proceeds shall be deposited with the National Treasury as income of the General Fund.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 14. Sale of Official Publications. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy are authorized to sell their official publications whether electronically or through other means.

The proceeds derived from such sale shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292. However, the agencies which do not have appropriations in their budgets for the purpose may use said proceeds to defray the cost of preparing, printing, and disseminating such official publications, subject to budgeting, accounting and auditing rules and regulations. Any excess proceeds shall be deposited with the National Treasury as income of the General Fund.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 15. Sale of Unserviceable, Obsolete or Unnecessary Equipment. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy are hereby authorized to sell unserviceable, obsolete, or unnecessary equipment, including motor vehicles in accordance with Section 79 of P.D. No. 1445, E.O. No. 309, s. 1996, N.B.C. No. 425 dated January 28, 1992, and such other guidelines issued thereon. The proceeds from the sale of such equipment shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 16. National Internal Revenue Taxes and Import Duties. The amounts pertaining to the following taxes and duties shall be considered as both revenue and expenditure of the government, and are deemed automatically appropriated:

(a)

National internal revenue taxes and import duties payable or assumed by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs to the Government arising from foreign donations, grants and loans;

(b)

Non-cash tax transactions of the following government agencies: (i) the BTr for documentary stamp taxes on the issuance of foreign and domestic securities, and foreign currency acquisition for payment of debt service; (ii) DND and PNP on importations of military hardware, software, munitions, arms and equipment; (iii) Bureau of Fire Protection on importations of fire-fighting equipment, rescue equipment, and personal protective gears; (iv) the DOTr for the Metro Rail Transit Line 3 System incurred starting FY 1997 in accordance with the provisions of the Build-Lease-Transfer Agreement executed thereon; (v) Philippine Coast Guard

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and National Coast Watch Center of the Office of the President of the Philippines on importation, grants, and donations of hardware, software, munitions, arms, and equipment for maritime security and law enforcement, marine environmental protection, maritime safety, maritime communications, maritime domain awareness, and search and rescue; (vi) special hospitals, specialty hospitals, DOH-retained hospitals and SUC hospitals on importation of health equipment; and (vii) other tax obligations assumed by the National Government pursuant to a valid PPP agreement; and

(c)

Tax expenditure subsidies approved by the Fiscal Incentives Review Board, which include, among others, the AFP Commissary and Exchange Service, the PNP Service Store System, and the Procurement Service Exchange Marts or PX Marts, in accordance with E.O. No. 93, s. 1986, as amended, R.A. No. 11534, and other pertinent laws, rules, and regulations issued thereon.

Implementation of this Section shall be subject to the guidelines issued by the DOF and DBM, and such other guidelines issued by the agencies concerned.

Sec. 17. Loan Agreements. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs and GOCCs, except those engaged in banking, shall in no case enter into foreign or domestic loan agreements, whether in cash or in kind, unless the following conditions, as may be applicable are complied with:

(a)	Prior approval of the President of the Philippines;

(b)	Concurrence of the Monetary Board;

(c)	Conditions provided by pertinent laws; and

(d)

Issuance of Forward Obligational Authority (FOA) by the DBM for project loans or issuance of a DBCC resolution covering the full amount in the case of program loans, and an equivalent document for those undertaken by GOCCs. In the issuance of a FOA, the DBM shall consider the budgetary implications of foreign-assisted projects.

The Monetary Board shall, within thirty (30) days from the end of every quarter, submit to the Congress a report of its decisions on applications for loans to be contracted or guaranteed by the government or GOCCs which have the effect of increasing the foreign debt.

EXPENDITURE

Sec. 18. Use of Government Funds. Government funds shall be utilized in accordance with the appropriations authorized for the purpose and comply with applicable laws, rules, and regulations, such as, but not limited to the following:

(a)	Purchase of goods, infrastructure projects, and consulting services, including common-use supplies, shall be made in accordance with the provisions of R.A. No. 9184, its IRR and GPPB guidelines;

(b)

Purchase of motor vehicles shall be made pursuant to A.O. No. 14, s. 2018, GPPB Resolution No. 20-2019 dated September 5, 2019, Budget Circular (B.C.) No. 2022-1 dated February 11, 2022, B.C. No. 2022-1A dated March 1, 2023, and such other pertinent guidelines;

(c)	Purchase of electric vehicles in compliance with the targets of the Comprehensive Roadmap for the Electric Vehicle Industry pursuant to R.A. No. 11697, its IRR, and other pertinent guidelines;

(d)

Payment of foreign travel expenses of any government official and employee for training, seminar or conference abroad when the foreign mission cannot effectively represent our country or travels necessitated by authorized international commitments, in accordance with E.O. No. 77, s. 2019, and such other issuances as may be issued thereon: Provided, That no official or employee may be sent to foreign training when they are due to retire within one (1) year after the said foreign travel; and

(e)

Provisions for fuel, parts, repair and maintenance of government vehicles. In case of transport crisis, such as that occasioned by street demonstrations, welgang bayan , floods, typhoons and other emergencies, government vehicles of any type may be made available to meet the emergency and may be utilized to transport, for free, commuters on a round-the-clock basis.

In the implementation of programs, activities or projects authorized in this Act, all heads of agencies of the government, including GOCCs, GFIs, SUCs, and LGUs, are responsible for all government funds and property pertaining to their agencies, consistent with Section 51, Chapter 9, Subtitle B, Title I, Book V of E.O. No. 292.

In case of multiple entries for an item of appropriation, it shall be implemented provided that the total amount released shall not exceed the total project cost and the total amount appropriated.

Sec. 19. Prohibition on the Display and/or Affixture of the Name, Image, and Likeness of Public Officials on Government Projects. The display and/or affixture of the name, picture, image, motto, logo, color motif, initials, or other symbol or graphic representation associated with any public official, whether elected or appointed, on signboards for all programs, activities, and projects funded under this Act shall be considered as unnecessary pursuant to COA Circular No. 2013-004 dated January 30, 2013, as amended, and therefore, prohibited.

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Sec. 20. Strict Adherence to Procurement Laws, Rules and Regulations. Except as otherwise specifically provided in this Act, all agencies of the government shall strictly adhere to the provisions of R.A. No. 9184, its IRR, and GPPB guidelines in the procurement of goods, infrastructure projects, and consulting services.

To promote transparency and achieve efficiency in the procurement process, the Philippine Government Electronic Procurement System shall be the primary source and repository of information on government procurement.

Sec. 21. Early Procurement Activities. Notwithstanding the mandatory procurement timelines under R.A. No. 9184 and its IRR, agencies are authorized to undertake early procurement activities as soon as the proposed national budget is submitted to Congress. However, agencies may only proceed with the issuance of notice of award of contract upon approval or enactment of their respective appropriations and issuance of budget authorization document and based on the amount authorized therein.

For foreign-assisted projects, agencies may undertake early procurement activities, subject to the guidelines prescribed under GPPB Circular No. 06-2019, dated July 17, 2019, and such other guidelines issued thereon.

Sec. 22. Procurement of Common-Use Supplies. Consistent with A.O. No. 17, s. 2011, all national government agencies, GOCCs, GFIs, SUCs, and LGUs shall procure their common-use supplies from the Procurement Service (PS).

Common-Use Supplies shall refer to those included in the Electronic Catalogue of the PS and those which shall be regularly updated to include all items commonly procured by agencies of the government.

Sec. 23. Procurement of Critical Supplies. All agencies of the government shall ensure the timely and sufficient provision of critical supplies, particularly those which by its nature, use or characteristic, the quantity or exact time of need cannot be accurately pre-determined. Critical supplies shall refer to those vital to the support of operations, which owing to various causes are in short supply or are expected to be in short supply. This includes fuel, equipment spare parts, and other analogous items.

For this purpose, said agencies shall resort to available modalities in the procurement of critical supplies, subject to the provisions of R.A. No. 9184, its IRR, and GPPB guidelines. The inventory thereof shall be subject to the provisions of Section 28 of this Act.

Sec. 24. Procurement of Agricultural and Fisheries Products. In order to ensure the availability of food for all sectors and to increase the income of our farmers and fisherfolk, the government, as procuring entity, shall directly purchase available agricultural and fisheries products from local farmers, fisherfolk, or their associations or cooperatives, pursuant to R.A. No. 11321 (Sagip Saka Act): Provided , That the direct purchase of agri-fishery products shall be compliant with Section 11 of the Sagip Saka Act and existing procurement laws, rules and regulations.

To this end, the DA, DSWD, DepEd, DOH, DILG, LGUs, and other relevant government agencies shall implement this as a policy in their feeding programs, relief operations, rice subsidy, and other programs. The task group on food security chaired by the DA shall oversee the implementation of this provision.

The DA shall submit to Congress, on quarterly basis, a report on the status of implementation of this provision, including the list of participating NGAs and LGUs, the items and amounts of direct purchase, and the farmers and fisherfolk beneficiaries, among others.

Sec. 25. Printing Expenditures. All agencies of the government shall engage the services of the National Printing Office, BSP, and APO Production Unit as Recognized Government Printers (RGPs) for the printing of accountable forms and sensitive, high quality or high volume requirements, subject to the following:

(a)	The RGPs shall undertake the printing requirements themselves and shall not sub-contract any portion thereof to other printers; and

(b)

An agency may be allowed to engage private printers for the printing of accountable forms and sensitive, high quality or high volume requirements upon certification by the RGPs that they are unable to service the said requirements. Said engagement of private printers shall be in accordance with R.A. No. 9184, its IRR, and GPPB guidelines.

Sec. 26. Use and Procurement of Information Technology Equipment. The amounts authorized in this Act for Information and Communications Technology (ICT) equipment shall be used for the provision of personal computers inclusive of operating systems, basic software and other essential electronic devices to their respective officials and employees. Said ICT equipment shall be procured exclusively from the PS as common-use supplies, pursuant to L.O.I. No. 755, E.O. No. 359, and A.O. No. 17.

Sec. 27. Compliance with the Information Systems Strategic Plan. The amounts authorized in this Act for ICT requirements shall be used in accordance with the agency’s Information Systems Strategic Plan, subject to the compliance with the rules and regulations issued by the DICT.

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Sec. 28. Inventory of Supplies, Materials, and Equipment Spare Parts. The inventory of supplies, materials, and equipment spare parts to be procured shall not exceed the agency’s two-month requirement.

The head of agencies may increase their inventory of critical supplies, materials, and equipment spare parts to be procured in any of the following instances: (i) in anticipation of cost increases; (ii) necessitated by a national emergency; (iii) when there is an impending shortage; and (iv) when otherwise authorized in this Act or in the charter of the agency concerned. The purchase of stocks exceeding an agency’s one-year requirement shall be subject to approval by the President of the Philippines, upon the joint recommendation of the Chairperson of the COA and the agency head concerned.

Agencies may undertake emergency procurement of supplies, materials, and equipment spare parts when there is an unforeseen contingency requiring immediate purchase subject to the conditions prescribed under R.A. No. 9184, its IRR and GPPB guidelines.

Sec. 29. Implementation of Infrastructure Projects. The following requirements shall be observed in the implementation of infrastructure projects:

(a)	The location, areas or sites of all infrastructure projects are not included in the critical geo-hazard areas or no build zones identified or certified by the Mines and Geosciences Bureau;

(b)

The standards of construction, rehabilitation, improvement or repair of all infrastructure projects in all areas and zones, including the standards on rehabilitation or construction of government buildings or office spaces, and the acquisition or outright purchase of lots and buildings, are consistent with the pertinent rules and regulations determined by the DPWH and/or other relevant agencies, which shall consider, among others, the structural strength and climate and disaster resilience required for infrastructure projects in all areas and zones; and

(c)

The planning and construction of all infrastructure projects to be implemented within the National Integrated Protected Area System are done in a way that eliminates or minimizes the risk of biodiversity loss while the specifications thereon are in accordance with those determined by the DPWH, in coordination with the DENR. Major infrastructure projects may only be undertaken in said areas if intended to enhance biodiversity. The DPWH shall consider climate data and risk assessment and green building standards in the planning, designing, construction, engineering, and renovation of government buildings and facilities.

Sec. 30. Installation of Rainwater Collection System. Rainwater Collection System (RWCS) shall be installed in public markets, school sites, and government buildings and sites as an adaptation measure to combat climate change and to ensure sufficient water supply, which shall be in accordance with the prescribed design of DPWH. In no case shall the RWCS be constructed in private lots or privately-owned or operated market places.

Sec. 31. Certification of Availability of Funds. No obligations chargeable against any authorized allotment shall be incurred by departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, GOCCs, and LGUs, without first securing a certification of availability of funds (CAF) for the purpose from the agency chief accountant, subject to Section 40, Chapter 5, and Section 58, Chapter 7, Book VI of E.O. No. 292. The CAF sufficient to cover the cost of the contracted activities shall be contained in, and made part of, the contract duly signed by the chief accountant of the contracting agency.

For multi-year projects, the CAF shall be issued annually based on the budget for the year. In case of multi-year projects with no funding requirement on any given year, instead of the CAF, the chief accountant shall issue a certification that no fund is needed for the year, as indicated in the approved multi-year contractual authority (MYCA).

Sec. 32. Multi-Year Contracts. The issuance of a MYCA or any similar document shall be required before agencies may enter into multi-year contracts, subject to the requirements and guidelines prescribed by the DBM: Provided, That for foreign-assisted projects funded by foreign loans, the issuance of a MYCA shall no longer be necessary.

In the procurement of multi-year projects, the MYCA or any similar document shall be required prior to commencement of any procurement activity.

In the case of GOCCs, they shall secure prior authority from their respective governing boards before entering into multi-year contracts.

For LGUs, they shall secure any equivalent document issued by their respective sanggunian authorizing them to enter into multi-year contracts.

For the multi-year PPP projects with government undertakings authorized under R.A. No. 6957, as amended by R.A. No. 7718, the same shall be covered by a letter of commitment issued in accordance with the guidelines issued by the DBM.

In the case of recurring procurement projects such as, but not limited to, janitorial and security services, supply of drinking water, telecommunications requirements, rental of office and equipment, and lease-purchase agreements, government agencies may either secure a MYCA or an equivalent authority, or renew the ongoing contract to not more than one (1) year subject to assessment or evaluation of the contractor’s performance. In no case shall the total contract renewals exceed two (2) years. Implementation of this provision shall be subject to the relevant GPPB guidelines issued thereon.

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The implementing agency shall ensure that the annual funding requirements for the multi-year projects shall be included in its budget proposals for the covered years, consistent with the funding schedule in the MYCA and equivalent authorities, and letter of commitment. In the case of national government agencies and qualified GOCCs, the DBM shall ensure that the funding requirement for the multi-year projects are included in the National Expenditure Program to be submitted to Congress who shall give due consideration of the said proposal. In the case of GOCCs and LGUs, due consideration shall be given by the governing board of GOCCs and the sanggunian of the LGUs, respectively.

In all instances, the disbursements to be incurred for multi-year contracts shall in no case exceed the cash appropriations for the purpose during the year. Procurement of multi-year projects shall be subject to the provisions of R.A. No. 9184, its IRR, and GPPB guidelines.

Sec. 33. Harmonized National Research and Development Agenda. All government agencies shall align their research and development agenda programs under the Harmonized National Research and Development Agenda for funding amounting to Ten Million Pesos (₱10,000,000) and above.

The DOST, in coordination with government research institutions and other agencies, shall facilitate dissemination of all output programs and projects under the Harmonized National Research and Development Agenda to appropriate government agencies, LGUs, academe, industry and communities, whenever applicable.

A copy of the progress report shall also be submitted to the DBM, the Office of the Speaker of the House of Representatives, President of the Senate of the Philippines, House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document.

Sec. 34. Agricultural Research and Development of the Department of Agriculture (DA). All agricultural research and development projects of the DA funded by the government shall have a farm-level application to make production and management systems more efficient, competitive, and profitable for farmers in crops, livestock, poultry, and/or fisheries.

Sec. 35. Programs and Projects Related to Gender and Development. All agencies of the government shall formulate a Gender and Development (GAD) Plan designed to address gender issues within their concerned sectors or mandate and implement the applicable provisions under R.A. No. 971O or the Magna Carta of Women, Convention on the Elimination of All Forms of Discrimination Against Women, the Beijing Platform for Action, the Philippine Plan for Gender-Responsive Development (1995-2025) and the Philippine Development Plan.

The GAD Plan shall be integrated in the regular activities of the agencies, which shall be at least five percent (5%) of their budgets. For this purpose, activities currently being undertaken by agencies which relate to GAD or those that contribute to poverty alleviation, economic empowerment especially of marginalized women, protection, promotion, and fulfilment of women’s human rights, and practice of gender-responsive governance are considered sufficient compliance with said requirement. Utilization of GAD budget shall be evaluated based on the GAD performance indicators identified by said agencies.

The preparations and submission of the annual GAD Plan and annual GAD Accomplishment Report shall be subject to the guidelines issued by the agencies concerned.

Sec. 36. Programs and Projects Related to Senior Citizens and Persons with Disability. All agencies of the government shall formulate plans, programs and projects intended to address the concerns of senior citizens and persons with disability, insofar as it relates to their mandated functions, and integrate the same in their regular activities.

Moreover, all government infrastructures and facilities shall provide architectural or structural features, designs or facilities that will reasonably enhance the mobility, safety and welfare of persons with disability pursuant to Batas Pambansa Blg. 344 and R.A. No. 7277, as amended.

Sec. 37. Projects Related to the Youth. All agencies of the government are encouraged to provide allocations for youth development projects and activities within the framework of the Philippine Youth Development Plan.

~~Sec. 38. Implementation of the National Government’s Career Executive Service Development Program (NGCESDP). The NGCESDP inter-agency committee, with representative of the NEDA as chairperson and representatives of the DBM, the DOF, the CSC, the CESB, and the DAP as members, shall reestablish the link and appropriate integration of the Career Executive Service (CES) eligibility and advancement process and the Public Management Development Program (PMDP) being the NGCESDP. To ensure that the senior civil servants and high-level officials possess the requisite and dynamic competencies under a new era of governance, the DAP shall design and formulate the curriculum for the pre-service training and continuing learning and development program for career executives in consultation with the CSC and the CESB.~~ (DIRECT VETO- President’s Veto Message, December 20, 2023, Volume I-B, page 780, R.A. No. 11975)

Sec. 39. Institutional Linkage with the National Cultural Agencies. In the implementation of their activities or projects authorized in this Act, agencies identified under Section 32 of R.A. No. 10066 shall consult, coordinate and work closely with the National Commission for Culture and the Arts (NCCA) to ensure that their respective responsibilities embodied under the said law are implemented.

Sec. 40. Protection of Built Heritage, Cultural Properties and Cultural Landscapes. Alteration, renovation or demolition of government buildings and open spaces declared or presumed to be important cultural properties by government cultural agencies concerned shall be undertaken only upon prior approval of the

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said government cultural agencies and proper consultation with stakeholders and cultural groups to be administered by the NCCA. This includes the protection of the sight line with regard to built heritage, cultural properties and cultural landscapes.

In addition, the DPWH shall be responsible in the planning, design, construction, and maintenance of national roads and bridges as they impact on heritage structures or aspects or heritage conservation pursuant to R.A. No. 10066.

Sec. 41. Disaster Risk Reduction and Climate Change Adaptation and Mitigation Measures Incorporated in All Agencies Projects. All agencies of the government should implement projects incorporating risk reduction, climate change adaptation, and where feasible, climate change mitigation.

To ensure that the disaster risk reduction and climate change adaptation measures are appropriate in the light of intensifying hazards, all national government projects should be subjected to multi-scenario, probabilistic analysis. For this purpose, the CCC shall extend the necessary technical and capacity building assistance to all agencies of the government in the conduct of risk assessment, as well as adaptation and mitigation planning.

Agencies shall likewise integrate energy-saving solutions and consider climate resilience in the planning and implementation of all infrastructure projects, office programs, and activities, as well as assess their organizational carbon footprint and pursue appropriate emission reduction measure, to mitigate and adapt to the effects of climate change pursuant to the provisions of R.A. No. 9729.

Sec. 42. Climate Budget Tagging. All national government agencies, SUCs, and GOCCs shall tag their budgets for climate change adaptation and mitigation in accordance with the DBM-CCC J.M.C. No. 2015-01 dated March 24, 2015, and the LGUs shall tag their climate budget in their Annual Investment Plans pursuant to DBM-CCC-DILG J.M.C. No. 2015-01 dated July 23, 2015. The results of the budget tagging shall guide the formulation of subsequent budgets to mainstream climate change adaptation and mitigation strategies in the national development process.

Sec. 43. Government Compliance to the Electric Vehicle Industry Development Act. All government entities (GEs), including national government agencies, LGUs, GOCCs, Constitutional Offices enjoying fiscal autonomy, as well as the Legislative and Judicial branches, shall comply with R.A. No. 11697 and its IRR. All GEs shall ensure that at least five percent (5%) of their fleet, whether owned or leased, shall be electric vehicles within the time frame indicated in the Comprehensive Roadmap for the Electric Vehicle Development Industry: Provided , That only recognized electric vehicles shall be purchased based on guidelines issued by DOE and subject to the provisions of R.A. No. 9184, its IRR, and GPPB guidelines.

All GEs, through their head offices, shall inform the DOE of the new electric vehicle purchases for government use. GEs shall also ensure regular updating of their fleets through the Government Energy Management Program (GEMP) online system.

Sec. 44. Energy Efficiency. All national government agencies, LGUs and GOCCs shall comply with the GEMP, and existing laws, rules and regulations on energy efficiency and conservation that may be issued by the Inter-Agency Energy Efficiency and Conservation Committee pursuant to the provisions of R.A. No. 11285. These energy efficiency measures may include the adoption of a standard thermostat level based on the DOE’s energy conservation program, and the use of energy efficient lighting, such as light-emitting diode (LED) lamps, in their office buildings, school buildings, hospitals, markets, parks, street lights and other public places, and the use of inverter type air-conditioning units or similar equivalent technologies, the use of energy efficient materials, such as thermal efficient paint and/or coating on roofs or its equivalent as well as tint or its equivalent for glass and reflective surfaces, and the use of solar photovoltaic (PV) or other renewable energy (RE) in their office buildings, school buildings, hospitals, and similar facilities. The principle of the guidelines on Energy Conserving Design of Buildings and the Philippine Green Building Code shall be applied to new constructions and/or retrofits of government buildings and facilities.

For this purpose, the DOE shall extend the necessary technical and capacity building assistance to all agencies on the GEMP.

Sec. 45. Maintenance and Operation of Dams. As part of the disaster risk reduction program of the government, agencies and GOCCs that have control or supervision over the major dams shall ensure that said dams are properly maintained, managed and operated with updated and promulgated protocols. The agencies and GOCCs concerned shall take into account climate change and extreme weather events and ensure coordination with the Philippine Atmospheric, Geophysical and Astronomical Services Administration on precipitation forecast. They shall also establish and maintain an efficient and effective early flood warning system and functional water level monitoring system that is periodically tested together with the LGUs and communities at risk of flooding from dam water releases.

Sec. 46. Protection of Biodiversity. All agencies of the government, including LGUs, SUCs and GOCCs, shall endeavor to support the Kunming-Montreal Global Biodiversity Framework and ensure that protection of biological diversity is integrated and mainstreamed into their development programs and projects. Agencies shall likewise prioritize the conservation and restoration of natural ecosystems.

Sec. 47. Mainstreaming Green Practices. All national government agencies, LGUs, SUCs and GOCCs shall, as much as possible, institute practices that promote the protection and conservation of the environment. Day-to-day operations of agencies shall be guided by principles directed towards sustainability and mitigation of the effects of climate change.

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Agencies shall, in the implementation of their respective programs, activities, and projects, practice energy efficiency and conservation, recycling initiatives, and explore alternative solutions that promote conservation of natural resources.

Sec. 48. Repair and Retrofitting of Government Structures. The government agencies concerned shall prioritize the repair and retrofitting of government structures in areas considered highly vulnerable to seismic activity and shall ensure that the retrofitting shall result in structural strength required for the area concerned in accordance with R.A. No. 10121, R.A. No. 11285, and the National Structural Code of the Philippines.

Sec. 49. Philippine Open Government Partnership. Departments, bureaus, offices and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, GOCCs, and LGUs, shall adopt the open government partnership values of transparency, accountability, citizen participation and leveraging on technology in the implementation of their programs, activities and projects, as institutionalized under E.O. No. 31, s. 2023.

The Philippine Open Government Partnership (PH-OGP) Steering Committee shall embed open government values in government policies and programs and promote open and participatory governance through advocacy and outreach programs, activities and projects. Funding for the implementation of the PH-OGP programs, activities, and projects shall be in accordance with Section 7 of E.O. No. 31.

The implementation of this provision shall be consistent with E.O. No. 31, the strategies identified under the Philippine Development Plan 2023-2028, and the applicable guidelines to be issued by the DBM, in coordination with other concerned agencies.

PERSONNEL BENEFITS

Sec. 50. Employment of Contractual Personnel. Contractual personnel may be hired by agencies as part of their organization in order to perform agency functions or specific vital activities or services which cannot be provided by the regular or permanent staff of the hiring agency, subject to compliance with the organizational, staffing and compensation standards set by DBM. The total annual Personnel Services requirement for contractual personnel, to cover salaries, and other personnel benefits and fixed expenditures, shall in no case exceed the lump sum appropriations for the purpose, except when there is an urgent need to hire contractual personnel in the implementation of the priority activities or projects, subject to approval of the DBM. In which case, the payment for contractual personnel shall be sourced from the Miscellaneous Personnel Benefits Fund.

Contractual personnel shall be considered as an employee of the hiring agency but only during the period when their services are reasonably required. Existing contractual employees who are qualified for any vacant position within the agency to which they wish to apply shall be considered in the hiring of permanent employees by the agency.

Sec. 51. Extraordinary and Miscellaneous Expenses. Appropriations authorized in this Act may be used for the annual extraordinary expenses of the following officials with the following ranks and their equivalent, as may be determined by the DBM or by the GCG for GOCCs/GFls covered by R.A. No. 10149, not exceeding the amounts indicated:

(a)	₱264,000 for each Department Secretary;

(b)	₱108,000 for each Department Undersecretary;

(c)	₱60,000 for each Department Assistant Secretary;

(d)	₱45,600 for each head of bureau or organization of equivalent rank, and for each head of a Department Regional Office including General Manager of Local Water District in Categories A and B;

(e)	₱26,400 for each head of a Bureau Regional Office or organization of equivalent rank including General Manager of Local Water District in Categories C and D; and

(f)	₱19,200 for each Municipal Trial Court Judge, Municipal Circuit Trial Court Judge, and Shari’a Circuit Court Judge.

In addition, annual miscellaneous expenses not exceeding Ninety Thousand Pesos (₱90,000) for each of the offices under the above named officials and their equivalent are authorized herein.

For the purpose of this Section, extraordinary and miscellaneous expenses include, but not be limited to, expenses incurred for:

(a)	Meetings, seminars and conferences;

(b)	Official entertainment;

(c)	Public relations;

(d)	Educational, athletic and cultural activities;

(e)	Contributions to civic or charitable institutions;

(f)	Membership in government associations;

(g)	Membership in national professional organizations duly accredited by the Professional Regulation Commission;

(h)	Membership in the Integrated Bar of the Philippines;

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(i)	Subscription to professional technical journals and informative magazines, library books and materials;

(j)	Office equipment and supplies; and

(k)	Other similar expenses not supported by the regular budget allocation.

In case of deficiency, the requirements for the foregoing purposes shall be charged against available allotments of the agency concerned. No portion of the amounts authorized herein shall be used for the payment of salaries, allowances and other benefits, and confidential and intelligence expenses.

Sec. 52. Cultural and Athletic Activities. An amount not exceeding One Thousand Five Hundred Pesos (₱1,500) in a year, may be used for the purchase of uniform or costume and other related expenses in the conduct of cultural and athletic activities per employee-participant.

Sec. 53. Funding of Personnel Benefits. Notwithstanding any provision of law to the contrary, all personnel benefits costs of government personnel shall be chargeable against the funds from which their salaries are paid. If the personnel benefits costs, in whatever form, are partly sourced from the General Fund and partly from other sources, only the portion attributed to the personnel benefits cost chargeable against the General Fund shall be sourced therefrom in the payment of retirement and terminal leave benefits and pension.

In no case shall personnel benefits costs drawn from Special Accounts, Trust Funds or other sources of funds be chargeable against the General Fund of the National Government.

The personnel benefits costs of officials and employees on detail to other offices, including the representatives and support personnel of auditing units assigned to serve other offices or agencies, shall be chargeable against the appropriations of their parent agencies, except as otherwise authorized by the DBM.

Personnel benefits costs shall include salary increases, step increments, all kinds of authorized allowances, benefits and incentives, monetized vacation and sick leave credits, government share in retirement and life insurance premiums, employees compensation insurance premiums, health insurance premiums and Home Development Mutual Fund (HDMF) contributions, and other authorized benefits.

Sec. 54. Appropriations for Personnel Services. The appropriations for Personnel Services under this Act shall be used for the payment of personnel benefits authorized by law to be given to National Government personnel. Any available allotment for Personnel Services within a department or agency may be utilized by said department or agency for the payment of deficiencies in authorized personnel benefits.

Implementation of this Section shall be subject to guidelines issued by the DBM.

Sec. 55. Remittance of Compulsory Contributions. The government and employee shares in the compulsory contributions to the Employees’ Compensation Commission, PhilHealth, GSIS and HDMF pursuant to P.D. No. 626, as amended, R.A. No. 6111, R.A. No. 7875, as amended, R.A. No. 8291, and R.A. No. 9679, respectively, shall be remitted directly by departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs to the respective recipient agencies unless a different arrangement is agreed upon in writing between the DBM and the recipient agency.

Any proposed increase in government and employee compulsory contributions may only be implemented after consultation by the agency concerned with the DBM in order that the budgetary implications of such proposal be duly considered. The implementation of any increase in government and employee compulsory contributions, after said consultation, shall be made effective only upon inclusion thereof in an appropriations law.

Sec. 56. Authorized Deductions. Deductions from salaries and other benefits accruing to any government employee, chargeable against the appropriations for Personnel Services, may be allowed for the payment of an individual employee’s contributions or obligations due the following:

(a)	The BIR, PhilHealth, GSIS, and HDMF;

(b)	The National Government, as decreed in a final and executory decision of COA;

(c)	Non-stock savings and loans associations and mutual benefit associations duly operating under existing laws and cooperatives which are managed by and/or for the benefit of government employees;

(d)	Associations or Provident Funds organized and managed by government employees for their benefit and welfare;

(e)	Government Financial Institutions (GFIs) and Authorized Government Depository Banks (AGDBs) authorized by law and accredited by appropriate government regulating bodies to engage in lending;

(f)	Licensed insurance companies; and

(g)	Thrift banks or rural banks accredited by the BSP.

Obligations due to the BIR, contributions due to the PhilHealth, GSIS, and HDMF shall be satisfied ahead of all other obligations. The remaining obligations due to other entities listed above shall be satisfied in the order in which they were incurred.

In no case shall the foregoing deductions reduce the employee’s monthly net take home pay to an amount lower than Five Thousand Pesos (₱5,000).

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Sec. 57. Personnel Economic Relief Allowance. In order to supplement the salaries of government personnel covered by R.A. No. 6758, as amended, Personnel Economic Relief Allowance (PERA), in the amount of Two Thousand Pesos (₱2,000) per month, is granted to the following:

(a)	Civilian government personnel stationed in the Philippines, whether occupying regular, contractual or casual positions, appointive or elective; and

(b)	Military and uniformed personnel.

Government personnel stationed abroad shall be granted overseas allowances to defray the cost of their living expenses and shall no longer be entitled to receive PERA for the duration of their station abroad.

The grant of PERA shall be subject to the rules and regulations prescribed under B.C. No. 2009-3 dated August 18, 2009, as amended, and such other guidelines issued by the DBM or by the GCG for GOCCs/GFIs covered by R.A. No. 10149.

Sec. 58. Uniform or Clothing Allowance. An amount not exceeding Seven Thousand Pesos (₱7,000) per year is hereby authorized for the payment of uniform or clothing allowance to each qualified government employee, subject to B.C. No. 2018-1 dated March 8, 2018, and such other guidelines issued by the DBM.

Sec. 59. Magna Carta Benefits. The payment of magna carta benefits of public health workers, school teachers, social workers, scientists, engineers and researchers, and other science and technology personnel in the government shall be subject to the guidelines of the DBM.

Sec. 60. Special Counsel Allowance. Government lawyers assigned in the legal staff of the agencies are hereby authorized an allowance of Five Thousand Pesos (₱5,000) for each appearance or attendance to court hearings, subject to the following:

(a)

The government lawyer has been deputized by the Office of the Solicitor General (OSG) or authorized by the head of agency to assist the OSG, prosecutors, or provide legal representation to the agency or its personnel as its counsel, as the case may be;

(b)	The court appearance is not pursuant to motions for extension or postponement of hearing; and

(c)	The aggregate allowance per month shall not exceed fifty percent (50%) of the government lawyer’s monthly basic salary.

Court as used in this Section shall pertain to those under the Judiciary. In no case shall special counsel allowance be granted to government lawyers appearing before quasi-judicial and administrative agencies.

Sec. 61. Hazard Duty Pay. Hazard duty pay shall be granted only to government personnel who are actually assigned to, and performing their duties in, strife-torn or embattled areas as may be determined and certified by the Secretary of National Defense and for the duration of such assignment.

The grant of hazard duty pay shall be subject to the rules and regulations prescribed under B.C. No. 2005-4 dated July 13, 2005 and such other guidelines issued by the DBM.

Sec. 62. Night Shift Differential Pay. Night shift differential pay at a rate not exceeding twenty percent (20%) of the hourly basic rate of the employee, as determined by the head of the agency, for each hour of worked performed between 6:00PM and 6:00AM of the following day, shall be granted to eligible government employees, who are occupying Division Chief positions and below, or their equivalent, including those in GOCCs, whether the nature of their employment is permanent, contractual, temporary, or casual, pursuant to R.A. No. 11701. The grant of night shift differential pay shall be subject to the rules and regulations to be issued by the CSC, in coordination with the DBM.

For LGUs, the amount for the payment of night shift differential pay shall be charged against their respective funds, subject to the provisions of Sections 325 and 331 of R.A. No. 7160. While for GOCCs and their subsidiaries, the amount shall be charged against their respective corporate funds.

Sec. 63. Honoraria. Honoraria may be paid only to the following:

(a)

Teaching personnel of the DepEd, TESDA, SUCs and other educational institutions, engaged in actual classroom teaching, whose teaching load is outside of the regular office hours or in excess of the regular load;

(b)	Those who act as lecturers, resource persons, coordinators and facilitators in seminars, training programs, and other similar activities in training institutions;

(c)

Chairpersons and members of commissions, boards, councils, and other similar entities, including personnel thereof who are not paid salaries nor per diems but compensated in the form of honoraria as provided by laws, rules and regulations;

(d)	Those who are involved in science and technological activities and render services beyond their regular workload;

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(e)	Officials and employees assigned to special projects, subject to the following conditions:

(i)

Said special projects are reform-oriented or developmental, contribute to the improvement of service delivery and enhancement of the performance of the core functions of the agency, and have specific timeframes and deliverables in accomplishing objectives and milestones set by the agency for the year; and

(ii)	Such assignment entails rendition of work in addition to, or over and above, their regular workload.

In these instances, the rates of honoraria shall depend on the level of responsibilities, nature of work rendered, and extent of individual contribution to produce the desired outputs. The total honoraria received from all special projects shall not exceed twenty five percent (25%) of the annual basic salaries; and

(f)	Officials and employees authorized to received honoraria under R.A. No. 9184 and its IRR.

The grant of honoraria to the foregoing shall be subject to the guidelines prescribed under B.C. No. 2003-5 dated September 26, 2003, as amended by B.C. No. 2007-1 dated April 23, 2007 and N.B.C. No. 2007-510 dated May 8, 2007, B.C. No. 2007-2 dated October 1, 2007, B.C. No. 2004-5A dated October 7, 2005, as amended by B.C. No. 2007-3 dated November 29, 2007, DBM and DOST J.C. No. 1 dated June 25, 2013, and such other guidelines issued by the DBM.

Sec. 64. Representation and Transportation Allowances. Government officials with the following ranks and their equivalent, as determined by the DBM or by the GCG for GOCCs/GFIs covered by R.A. No. 10149, while in the actual performance of their respective functions, are hereby authorized monthly commutable representation and transportation allowances at the rates indicated below, for each type of allowance:

(a)	₱15,500 for Department Secretaries;

(b)	₱12,500 for Department Undersecretaries;

(c)	₱11,500 for Department Assistant Secretaries;

(d)	₱10,000 for Bureau Directors and Department Regional Directors;

(e)	₱9,500 for Assistant Bureau Directors, Department Assistant Regional Directors, Bureau Regional Directors, and Department Service Chiefs;

(f)	₱8,500 for Assistant Bureau Regional Directors; and

(g)	₱6,000 for Chief of Divisions, identified as such in the Personnel Services Itemization and Plantilla of Personnel.

The grant of representation and transportation allowances, shall be subject to the following:

(a)

Transportation allowance, whether in full or partial amounts, shall not be granted to officials who are assigned or actually using government motor transportation. Officials who are assigned government motor transportation, but are not able to use said vehicle for justifiable reason, as determined by the DBM, may be granted transportation allowance during the said period;

(b)

Representation and transportation allowances of local government officials who are of equivalent rank to the foregoing officials, as determined by the DBM, shall be at the same percentages of the salary rates authorized for their corresponding income classification in accordance with Section 10 of R.A. No. 6758 and subject to the Personnel Services limitations under Section 325(a) of R.A. No. 7160;

(c)

No amount of representation or transportation allowances, whether commutable or reimbursable, which exceed the rates authorized under this Section may be granted to the foregoing officials. Previous administrative authorizations inconsistent with the rates and conditions specified herein shall no longer be valid and payment shall not be allowed; and

(d)	The pertinent provisions of N.B.C. No. 548 and Local Budget Circular No. 103, both dated May 15, 2013, and such other guidelines issued by the DBM.

Sec. 65. Officials Authorized to Use Government Motor Vehicles. Government motor transportation may be used by the following officials with costs chargeable to the appropriations authorized for their respective offices:

(a)	The President of the Philippines;

(b)	The Vice-President;

(c)	The President of the Senate;

(d)	The Speaker of the House of Representatives;

(e)	The Chief Justice and Associate Justices of the Supreme Court;

(f)	The Presiding Justices of the Court of Appeals, Court of Tax Appeals, and the Sandiganbayan;

(g)	The Department Secretaries, Undersecretaries, Assistant Secretaries and officials of equivalent rank;

(h)	Ambassadors, Ministers Plenipotentiary and Consuls in charge of consulates, in their respective stations abroad;

(i)	The Chief of Staff, the Vice-Chief of Staff, and the Commanding Generals of the Major Services of the AFP;

(j)	Heads of Constitutional Commissions and the Ombudsman;

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(k)	Bureau Directors, Department Regional Directors and Bureau Regional Directors; and

(l)

Those who may be specifically authorized by the President of the Philippines, with respect to the Executive branch, the Senate President, with respect to the Senate, the Speaker, with respect to the House of Representatives, and the Chief Justice, in the case of the Judiciary.

Sec. 66. Quarters Privileges. Officials who are transferred from one station to another by virtue of agency policies on reshuffling or rotation of personnel and do not own houses or rooms therein, shall be provided free quarters within their office premises.

Where there are no available quarters, the agency may rent rooms which shall serve as quarters for said officials, subject to the rules and regulations prescribed under N.B.C. No. 571 dated December 4, 2017. For those who opt for more expensive quarters other than those rented by their agencies, such preferred quarters may be secured provided that the difference in amount between the one preferred by the officials and that rented by their respective agencies shall be paid by the officials concerned.

Government personnel who are not entitled to quarters privileges but are allowed to use government quarters shall be charged the corresponding cost of rentals subject to guidelines as may be issued by the DBM.

Sec. 67. Mid-year Bonus. The Mid-year Bonus equivalent to one (1) month basic salary, shall be granted to all National Government personnel, whether under regular, temporary, casual or contractual status, on full-time or part-time basis, subject to the following:

(a)

Personnel have rendered at least a total or an aggregate of four (4) months of service from July 1 of the immediately preceding year to May 15 of the current year and who are still in the government service as of May 15 of the current year;

(b)	Personnel have obtained at least a satisfactory performance rating in the immediately preceding rating period; and

(c)	The provisions of R.A. No. 11466 dated January 8, 2020, B.C. No. 2017-2 dated May 8, 2017, B.C. No. 2019-4 dated July 5, 2019, and such other guidelines issued by the DBM.

Personnel of GOCCs covered by the Compensation and Position Classification System (CPCS) under R.A. No. 6758, as amended, and LGUs are likewise entitled to Mid-year Bonus chargeable against their respective corporate and local funds.

Sec. 68. Year-end Bonus and Cash Gift. The Year-end Bonus equivalent to one (1) month basic salary and additional cash gift of Five Thousand Pesos (₱5,000) provided under R.A. No. 6686, as amended by R.A. No. 8441, shall be granted to all National Government personnel, whether under regular, temporary, casual or contractual status, on full-time or part-time basis, subject to the following:

(a)

At least a total of four (4) months of service including leaves of absence with pay from January 1 to October 31 have been rendered during the current year, and who are still in the service by October 31 of the same year;

(b)

Those who have rendered at least a total or an aggregate of four (4) months of service from January 1 of the current year but who have retired or separated from government service before October 31 of the same year shall be granted within the month of retirement or separation, a prorated share of the Year-end Bonus based on the monthly basic pay immediately preceding the date of retirement or separation and a Cash Gift of ₱5,000; and

(c)	The provisions of B.C. No. 2016-4 dated April 28, 2016, and such other guidelines issued by the DBM.

Personnel of GOCCs covered by the CPCS under R.A. No. 6758, as amended, and LGUs are likewise entitled to Year-end Bonus and Cash Gift chargeable against their respective corporate and local funds.

Such Year-end Bonus and Cash Gift shall be given in November of each year pursuant to R.A No. 11466.

Sec. 69. Use of Appropriations for Retirement Gratuity and Terminal Leave. Appropriations authorized in this Act to cover the payment of retirement benefits shall be released directly to the agencies concerned computed based on the provisions of, and subject to the conditions prescribed in, applicable retirement laws, rules and regulations.

Unless authorized by law and duly covered by guidelines issued by the DBM, public funds shall not be used for the payment of salary increases or adjustments resulting from automatic promotions with the intent of increasing the retirement and terminal leave benefits of government personnel as provided in CSC-DBM J.C. No. 3 dated November 8, 1991.

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The payment of any unauthorized retirement benefits shall be null and void and shall accordingly be refunded by the beneficiary-employee. The officials and employees who authorized, allowed, or connived with others in the payment of any unauthorized retirement benefits shall be subject to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

RELEASE AND USE OF FUNDS

Sec. 70. Cash Budgeting System. All appropriations authorized in this Act shall be available for release and obligation for the purpose specified, and under the same general and special provisions applicable thereto, until December 31, 2025, except for personnel services which shall be available for release, obligation and disbursement until December 31, 2024.

The construction of infrastructure projects, delivery of goods and services, inspection, and payment of infrastructure capital outlays, MOOE and other capital outlays, shall be made not later than December 31, 2025.

After the end of validity period, all unreleased appropriations and unobligated allotment shall lapse, while unexpended or undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292 and shall not thereafter be available for expenditure except by subsequent legislative enactment. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy, and SUCs shall strictly observe the validity of appropriations and the reversion of funds.

Notwithstanding this provision and any other issuance, subsidies released to LGUs and GOCCs under this Act shall be valid until fully expended.

All funds transferred between national government agencies, or by national government agencies to GOCCs and vice versa, or by national government agencies to LGUs shall not be considered disbursed under this Section by the source agency until the transferred amounts have been actually utilized to pay for completed construction, goods delivered and services rendered, inspected and accepted within the validity period. It is understood that transfer of funds shall strictly be in accordance with pertinent budgeting, accounting, auditing, and procurement laws, rules, and regulations.

The DBM is authorized to issue the necessary guidelines for the effective implementation of the cash budgeting system.

Sec. 71. Prohibition Against lmpoundment of Appropriations. No appropriations authorized under this Act shall be impounded, unless in accordance with the rules and regulations issued by the DBM and when there is unmanageable National Government budget deficit.

Unmanageable National Government budget deficit as used in this Section shall be construed to mean that: (i) the actual National Government budget deficit has exceeded the quarterly budget deficit targets consistent with the full-year target deficit as indicated in the BESF submitted by the President and approved by Congress pursuant to Section 22, Article VII of the Constitution; or (ii) there are clear economic indications of an impending occurrence of such condition, as determined by the DBCC and approved by the President.

Sec. 72. Prohibition Against Retention or Deduction of Funds. Fund releases from appropriations provided in this Act shall be transmitted to the agency concerned subject to Section 3 hereof, applicable special and general provisions, and budgeting rules and regulations. No retention or deduction as reserves or overhead shall be made, except as authorized by law, the general or special provisions in this Act.

Sec. 73. Direct Release of Funds to Regional Offices and Operating Units. Funds appropriated in this Act shall be released directly to the Regional Offices (ROs) and Operating Units (OUs) of agencies where funds are specifically appropriated to the ROs and OUs of agencies, except non-implementing units.

Sec. 74. Lump-Sum Appropriations. Release of lump-sum appropriations shall be made upon compliance with the requirements under the applicable general and/or special provisions and submission by the agency concerned of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, copy furnished the House Committee on Appropriations and the Senate Committee on Finance. The Special Budget shall include the complete details of the activities or projects covering the lump-sum appropriations with the corresponding cost up to the lowest level, i.e., provincial, city or municipal level, as the case may be.

Sec. 75. Fund Transfers to Civil Society Organizations. A government agency may transfer public funds to a Civil Society Organization (CSO) only if all of the following conditions are present:

(a)	The CSO is either:

(i)	implementing a government program or project jointly with the government agency; or

(ii)	a beneficiary of a government program or project.

(b)	There is a specific appropriation in the GAA or some other appropriation law for such government program or project.

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(c)	The government agency has accredited the CSO in accordance with its guidelines. The guidelines shall include, as a minimum, the following requirements:

(i)	The presence of the CSO in its stated address and area of operation has been validated;

(ii)	The CSO has an identified membership and leadership and defined organizational structure;

(iii)	The CSO is in good standing with all government agencies from which the CSO has received public funds;

(iv)	The CSO is not in default or in delay in liquidating any public funds received from any government agency;

(v)

For implementing CSOs, the CSO must have a proven track record and good standing in undertaking civil society works; the CSO must not have any Director, Trustee, Officer or key personnel related within the fourth civil degree of consanguinity or affinity to any official involved in the processing of its accreditation, or any official of the government agency funding or implementing the program or project to be implemented by the CSO; and the CSO must have proven legal existence; and

(vi)	For beneficiary CSOs, the CSO must have the appropriate social preparation from the government agency providing the grant of financial assistance.

In case of a cooperative who wishes to become a CSO partner, the submission of certificate of registration and certificate of compliance as issued by the Cooperative Development Authority specifically for that purpose including meeting the minimum requirements as stated herein shall be sufficient for it to qualify as a CSO partner.

Government agencies shall post the lists of their accredited CSOs in their respective websites, and shall update such lists quarterly.

(d)

The CSO has liquidated in accordance with existing COA regulations all fund transfers due for liquidation. Only CSOs with proven absorptive capacity and good track records to implement several projects at the same time shall be considered as implementing CSO of multiple projects.

(e)	The CSO was selected by the government agency in accordance with R.A. No. 9184 and such other applicable rules and regulations.

To ensure the CSOs comply with all pertinent rules and regulations covering the transfer, use, liquidation and audit of public funds, government agencies shall put into place the needed monitoring, evaluation, and reporting mechanisms. Government agencies shall remain accountable for funds transferred to CSOs in accordance with government accounting and auditing rules and regulations.

Government agencies shall submit to the DBM, Speaker of the House of Representatives, President of the Senate of the Philippines, House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on funds transferred and the government programs or projects involved. The head of the respective government agencies and their web administrator or his/her equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on their websites.

Sec. 76. Authority to Use Savings. The President of the Philippines, the President of the Senate of the Philippines, the Speaker of the House of Representatives, the Chief Justice of the Supreme Court, the Heads of the Civil Service Commission, the COMELEC, and the COA are hereby authorized to declare and use savings in their respective appropriations to augment actual deficiencies incurred for the current year in any item of their respective appropriations.

The foregoing constitutional officers authorized to use savings shall be responsible for ensuring that a semestral and annual report on their respective use of savings shall be submitted to the President of the Senate of the Philippines and the Speaker of the House of Representatives, copy furnished the DBM. The report shall indicate, among others, the amount of savings generated, the sources and grounds used therefor, and the existing program, activity, or project in their respective appropriations augmented. They shall likewise ensure that said reports are posted on their respective websites.

Sec. 77. Meaning of Savings. Savings refer to portions or balances of any released appropriations in this Act which have not been obligated as a result of any of the following:

(a)	Completion, final discontinuance, or abandonment of a program, activity, or project for which the appropriation is authorized; or

(b)

Implementation of measures resulting in improved systems and efficiencies and thus enabled an agency to meet and deliver the required or planned targets, programs, and services approved in this Act at a lesser cost.

In case final discontinuance or abandonment is used as basis in the declaration of savings, such discontinued or abandoned program, activity, or project shall no longer be proposed for funding in the next two (2) fiscal years.

Allotments that were not obligated due to the fault of the agency concerned shall not be considered savings.

Sec. 78. Rules on Augmentation. Augmentation is the act of the constitutional officers authorized to use savings in their respective appropriations in this Act to cover actual deficiencies in any existing item of appropriation within their respective offices in the current year. A deficiency in an item of appropriation may result from:

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(a)	Unforeseen modifications or adjustments in the program, activity, or project; or

(b)	Re-assessment in the use, prioritization, and/or distribution of resources.

An item of appropriation shall pertain to the amount appropriated for an activity or project authorized in this Act.

The particulars of the expenditures to be funded from savings should be within the scope of, or covered by an existing activity or project. The existence of an activity or project regardless of the availability of allotment class/es is sufficient for the purpose of augmentation.

In no case shall a non-existent activity or project be funded by augmentation from savings or by the use of appropriations authorized in this Act.

Sec. 79. Priority in the Use of Savings. In the use of savings, priority shall be given to the payment of compensation, year-end bonus and cash gift, retirement gratuity, terminal leave benefits, old-age pension of veterans, and other personnel benefits authorized by law and in this Act, including the payment of CNA incentives and other negotiated benefits, subject to the provisions of Section 81 of this Act, as well as the implementation of priority project or activity covered in this Act.

Sec. 80. Rules on Modification in the Allotment. As a general rule, departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy, and SUCs shall spend what is programmed in their respective appropriations in this Act. In exceptional circumstances, agencies may modify the allotment issued within an activity or project subject to approval of the following ensued by the timely submission of reports by all offices concerned:

(a)

The heads of agencies or their duly authorized representatives who shall be the official next-in-rank, for the following: (i) change in the details of an activity or project without changing its nature and within the same operating unit; and (ii) change in the object of expenditure (travelling expenses or investment outlays) within an allotment class (MOOE or Capital Outlays);

(b)	The DBM, in the following modifications: (i) from one allotment class to another; (ii) from one operating unit to another; and (iii) within a special purpose fund; and

(c)	The President of the Philippines, for the payment of intelligence funds within the Executive branch.

All modification in the allotment shall not entail any increase in the total amount appropriated for an activity or project.

Sec. 81. Rules in the Grant of Collective Negotiation Agreement Incentive. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy, and SUCs may grant Collective Negotiation Agreement (CNA) Incentive sourced from the allowable MOOE allotments identified by the DBM, subject to the following:

(a)

There is a valid CNA executed between the agency and the recognized employee organization which includes a provision on cost-cutting measures to be undertaken collectively by the agency and its personnel;

(b)	The one-time annual payment of CNA Incentive shall be made through a written resolution signed by agency representatives from both labor and management, and approved by the agency head;

(c)	The CNA Incentive that may be granted shall be limited to the amount determined by the DBM; and

(d)

The use of MOOE for the payment of CNA Incentive shall be subject to approval by the agency head and made only during the validity of appropriations. Any excess amounts therefrom after payment of the CNA Incentive shall revert to the General Fund.

GOCCs and LGUs may likewise grant CNA Incentive to their respective personnel, subject to the policies, rules and regulations issued by the DBM.

Sec. 82. Mandatory Expenditures. The amounts programmed for petroleum, oil and lubricants, water, illumination and power services, telephone and other communication services, and rental expenses shall be disbursed exclusively for such items of expenditures. Any available allotment from these items after taking into consideration the agency’s full year requirements may be modified only in the last quarter and subject to the provisions of Section 80 hereof.

Disbursements or expenditures of agencies in violation of this Section shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

Sec. 83. Expenditures for Business-type Activities. Funds for the procurement of supplies and materials intended to be utilized in the conduct of business-type activities shall be disbursed exclusively for such business-type activity. In no case shall said appropriations be used for any other purpose.

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Disbursements or expenditures by agencies in violation of this Section shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

Sec. 84. Intelligence Funds. No appropriations authorized in this Act as intelligence fund shall be released or disbursed for intelligence activities, including amounts sourced from savings, unless approved by the President of the Philippines.

The use of savings to augment intelligence funds is subject to prior approval of the President of the Philippines, upon joint recommendation by the Secretary of National Defense and the Secretary of Budget and Management.

Intelligence expenses refer to those related to intelligence information gathering activities of uniformed and military personnel, and intelligence practitioners that have direct impact to national security.

Agencies utilizing intelligence funds shall submit to the President of the Philippines a quarterly report on the accomplishments in the use of said funds.

Implementation of this Section shall be subject to COA-DBM-DILG-GCG-DND J.C. No. 2015-01 dated January 8, 2015 and such other guidelines issued thereon.

Sec. 85. Confidential Funds. Confidential funds authorized in this Act shall be released or disbursed only upon approval of the Department Secretary concerned.

Confidential expenses refer to those related to surveillance activities in civilian government agencies that are intended to support the mandate or operations of the agency.

Agencies utilizing confidential funds shall submit to the President of the Philippines and both Houses of Congress a quarterly report on the accomplishments in the use of said funds.

Implementation of this Section shall be subject to COA-DBM-DILG-GCG-DND J.C. No. 2015-01 dated January 8, 2015 and such other guidelines issued thereon.

Sec. 86. Limitations on Cash Advance and Reportorial Requirements. Notwithstanding any provision of law to the contrary, cash advances shall not be granted until such time that the earlier cash advances availed of by the officials or employees concerned shall have been liquidated in accordance with accounting and auditing rules and regulations.

For this purpose, the head of the agency and the COA auditor shall be jointly responsible for the preparation and submission to the House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document, the Annual Report on Cash Advances indicating the names of the recipients, the items of expenditures for which said cash advances were disbursed, and the dates of liquidation as reflected in the Agency Books of Accounts.

Sec. 87. Use of Funds for Foreign-Assisted Projects. The amounts appropriated in this Act for the implementation of foreign-assisted projects, composed of loan proceeds and peso counterpart components shall be utilized in accordance with the rules and regulations prescribed under DBM-COA-DOF J.C. No. 2-97 dated March 21, 1997, N.B.C. No. 581 dated December 27, 2020, and such other guidelines that may be issued thereon.

Sec. 88. Disbursement of Funds. Public funds for obligations incurred with proper authorization shall be disbursed only through the BTr or authorized government servicing banks under the Modified Disbursement System, subject to guidelines issued thereon.

Sec. 89. lncurrence or Payment of Unauthorized or Unlawful Obligation or Expenditure. Disbursements or expenditures incurred in violation of existing laws, rules and regulations shall be rendered void. Any and all public officials or employees who will authorize, allow or permit, as well as those who are negligent in the performance of their duties and functions which resulted in the incurrence or payment of unauthorized and unlawful obligation or expenditure, shall be personally liable to the government for the full amount committed or expended and subject to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292.

ADMINISTRATIVE PROCEDURES

Sec. 90. Institutional Strengthening and Productivity Improvement in Agency Organization and Operations. Heads of departments, bureaus, offices, and instrumentalities under the Executive branch shall adopt institutional strengthening measures to enhance productivity and improve service delivery. For this purpose, they shall: (i) conduct a comprehensive review of their respective mandates, missions, objectives and functions, systems and procedures, programs, activities and projects, and corresponding human resource system; and (ii) identify areas where improvements are necessary and more resources need to be rechanneled.

In pursuit of said institutional strengthening efforts, the DBM, in consultation with the agencies, shall determine the functions, programs, activities and projects that could be strengthened, scaled down, phased out or abolished and recommend the corresponding structural, functional and operational adjustments to streamline the organization and operations of the agency and improve its performance and productivity.

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Accordingly, the DBM may recommend the: (i) creation, abolition, renaming, consolidation or merger of bureaus, offices and units; or (ii) creation, abolition, reclassification, conversion or transfer of existing positions, from one unit to another.

The President of the Philippines or the DBM, as the case may be, is authorized to approve the organizational and staffing modifications needed in streamlining and improving productivity in agency organization and operations, in accordance with Section 92 hereof.

Sec. 91. Data Privacy Protection. All agencies of the government shall ensure personal data protection and privacy in its data processing activities in accordance with R.A. No. 10173 (Data Privacy Act of 2012) and other relevant laws and regulations.

Agencies shall designate a Data Protection Officer (DPO) with rank of at least assistant secretary or executive director to: (i) conduct data privacy risk and impact assessment; (ii) formulate a Privacy Management Program (PMP); (iii) implement organizational technical and physical measures and projects to protect personal data; and (iv) conduct drills within their agencies.

Sec. 92. Organizational Structure and Staffing Pattern Changes. Notwithstanding any provision of law to the contrary and within the limits of the appropriations authorized in this Act, the President of the Philippines is authorized to create new offices and modify the existing organizational structure of the agencies in the Executive branch, as well as create new positions or modify existing ones whenever public interest so requires.

The DBM may approve minor changes in the organizational structure and staffing pattern of agencies, and create positions up to a division chief and equivalent level under the Executive branch. It may likewise determine the organizational structure and provide positions in the organizational units of agencies or offices created or reorganized pursuant to law.

Sec. 93. Foreign Travel of Government Officials. In order to ensure that the delivery of services and the operations of the agency is not hampered, all personal and official foreign travels of Department Secretaries or those of equivalent in rank in the Executive Department, Chairpersons and Members of Governing Boards and Chief Executive Officers of GOCCs and GFls under or attached to the Office of the President, as well as the heads of national government agencies under or attached thereto, shall require clearance from the Office of the President prior to foreign travel, pursuant to Section 10 of E.O. No. 77, s. 2019.

Sec. 94. Allocation for Reorganized Departments, Bureaus and Offices of the National Government, including Constitutional Offices enjoying Fiscal Autonomy and State Universities and Colleges. The amount appropriated in this Act for departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, which were reorganized during the immediately preceding fiscal year and the current year, shall be released to the successor agency subject to any transitory provision in the issuance authorizing its reorganization.

Sec. 95. National Tax Allotment of Local Government Units. The national tax allotment which is automatically appropriated in accordance with Section 4 of R.A. No. 9358 shall be apportioned among LGUs, including those created, approved, and ratified in FY 2023 in accordance with the allocation formula prescribed under Section 285 of R.A. No. 7160, as amended by R.A. No. 11683, taking into consideration the following:

(a)

The land area shall be based on the FY 2001 Land Management Bureau (LMB) certified Masterlist of Land Area unless the latest LMB certified Masterlist of Land Area has been validated by the DILG, NAMRIA, and representatives of the Leagues of Provinces, Cities and Municipalities, and endorsed by the Secretary of DENR and the Chief Minister of the BARMM to DBM on or before December 31, 2023; and

(b)	The population shall be based on the FY 2020 Census of Population by Province, City, Municipality and Barangay, as approved under Presidential Proclamation No. 1179 dated July 6, 2021.

All valid adjustments, changes, modifications, or alterations in any of the factors affecting the computation of national tax allotment that occurred or happened, including final and executory court decisions made effective, during the current fiscal year, shall only be considered and implemented by the DBM in the subsequent fiscal year from receipt by the DBM of the notice of said change.

LGUs shall include in their budgets income from both local and external sources, including the amount of their national tax allotment, based on the allocation by the DBM, and receipts from borrowings, which shall be approved by their respective sanggunian.

Enforcement of the Personnel Services limitations under Sections 325(a) and 331(b) of R.A. No. 7160 shall be waived to enable LGUs to: (i) absorb the cost of hospital services transferred from provinces to newly created cities; (ii) pay the CNA incentives of their employees upon compliance with the rules and regulations issued by the DBM; (iii) pay the retirement and terminal leave benefits, including the monetization of leave credits of their employees; (iv) pay the minimum year-end bonus of One Thousand Pesos (₱1,000) for the punong barangay and Six Hundred Pesos (₱600) for other mandatory barangay officials, and their cash gifts; (v) pay the salaries and benefits of health/medical personnel that may be hired to perform functions related to emergency situations; (vi) pay the special benefits that may be authorized to be granted to LGU personnel during emergency situations; (vii) pay the salary differentials of LGU hired public health workers to fully implement the provisions of R.A. No. 7305.

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The national tax allotment, and all LGU shares appropriated herein, shall be directly released by the BTr to the LGU beneficiaries through authorized government servicing banks.

Sec. 96. Implementation of Nationally Funded Projects. Pursuant to Section 17(c) of R.A. No. 7160, the national government agencies, such as DPWH, DA, NIA, DOH, DSWD, DepEd, DENR, DILG, and DOTr, may designate LGUs as implementing agencies for public works and infrastructure projects and other programs, services and facilities, including the construction of local roads and facilities appropriated in this Act, subject to the following:

(a)

The LGU has the capability to implement the foregoing by administration or contract and in accordance with the design, plan, specifications, and such other standards and policies of the National Government;

(b)	The LGU-recipient of nationally funded public works and infrastructure projects and other programs, services and facilities shall commit to fund the cost of maintenance and repairs thereof; and

(c)

The amounts appropriated for the nationally funded projects to be implemented by LGUs shall be released during the fiscal year to be deposited in a trust fund and shall be made available for disbursement for the purpose specified until December 31, 2025.

After the end of validity period, any unreleased appropriations shall lapse, while undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292.

The LGU shall submit quarterly reports on fund utilization and accomplishments through other electronic means and LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 97. Digital Payments for Government Financial Transactions. All national government agencies, SUCs, GOCCs, and LGUs shall utilize safe and efficient digital disbursements in the payment of goods, services and other disbursements, and offer a digital mode of collecting payments for taxes, fees, tolls, and other charges and impositions, subject to the guidelines to be issued by the DOF, in coordination with the BSP, COA, DBM, BTr, BIR, and other relevant government agencies. The agencies may use facilities of government servicing banks and engage the services of established Financial Service Providers registered with the BSP: Provided, That only interoperable digital payment solutions which are compliant with the National Retail Payment System Framework shall be availed, subject to the procurement laws, rules and regulations.

Sec. 98. Submission of Annual Reports and Audited Financial Statements on Accounts Deposited Outside of the National Treasury. All departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs authorized by law to retain or use income and deposit the same outside of the National Treasury shall submit their respective audited financial statements, annual reports and narrative report stating therein a detailed description of the utilization of funds through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The statement and report shall include the beginning balance, income collected and its sources, expenditures, and ending balance for the preceding fiscal year.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 99. Report on Commission on Audit Findings and Recommendation. Within sixty (60) days from receipt of the COA Annual Audit Report, agencies concerned shall submit to the COA, either in printed form or by way of electronic document, a status report on the actions taken on the notices of suspension, disallowances, charges, and settlements thereof including the implementation of said audit findings and recommendations. COA shall likewise furnish the Office of the President, DBM, Speaker of the House of Representatives, President of the Senate of the Philippines, House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document, a copy of said reports.

Further, the Chairperson of COA and the Commission’s web administrator or his/her equivalent shall ensure that the annual audit reports are posted on the COA website together with the corresponding status reports on the action taken as submitted by the agencies before the end of the succeeding fiscal year: Provided, That the COA shall issue a disclaimer that a particular audit observation is not yet final.

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Sec. 100. Financial and Physical Accountability Reports. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, shall submit reports on its financial and physical accomplishments, on a monthly, quarterly, or yearly basis, as required under existing guidelines through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

The DBM shall likewise submit to the Speaker of the House of Representatives, President of the Senate of the Philippines, House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on releases from, obligations incurred, liquidated and unliquidated obligations, total disbursements and balances of, Special Purpose Funds, Supplemental Appropriations, Continuing Appropriations and Automatic Appropriations as well as modification of funds approved by it pursuant to the General Provisions of this Act.

Failure to comply with any of the foregoing shall result in the automatic suspension of the salaries of the responsible official or employee until they have complied with the above requirements pursuant to Section 57, Chapter 6, Book VI of E.O. No. 292.

Repeated failure or refusal of said official or employee to submit the above reports without any justifiable cause may be a ground for administrative disciplinary action, subject to pertinent civil service rules and regulations. The head of agency shall be responsible for ensuring compliance with this penalty provision.

Sec. 101. Submission of Post FY 2024 Budget Status. The DBM shall submit to the Speaker of the House of Representatives, President of the Senate of the Philippines, House Committee on Appropriations and Senate Committee on Finance a post 2024 budget status report not later than May 31, 2025. The report shall indicate a brief accomplishment on all programs, activities, and projects of agencies of the government as reflected in this Act and including specific activities or projects funded from lump-sum appropriations and special purpose funds.

The DBM shall post the said report on its website. The heads of the agencies and the agencies’ web administrators or their equivalent shall be responsible for ensuring that the portion of the status report pertinent to them are likewise posted on their respective websites.

Sec. 102. Transparency in Infrastructure Projects. All agencies of the government shall post the following on their respective websites, within the period indicated:

(a)

The project title, location and detailed description; detailed estimates in arriving at the Approved Budget for the Contract; and winning contractor and the detailed estimates of the bid as awarded, within thirty (30) calendar days from entering into contract; and

(b)	The detailed actual cost of the project; and variation orders issued, if any, within thirty (30) calendar days from the issuance of a certificate of completion.

The heads of the agencies and web administrators or their equivalent shall be responsible for ensuring compliance with this Section.

Sec. 103. Transparency Seal. To enhance transparency and enforce accountability, all agencies of the government shall maintain a Transparency Seal to be posted on their websites. The Transparency Seal shall contain the following: (i) the agency’s mandates and functions, names of its officials with their position and designation, and contact information; (ii) approved budgets and corresponding targets, immediately upon approval of this Act; (iii) modifications made pursuant to the general and special provisions in this Act; (iv) annual procurement plan/s and contracts awarded with the winning supplier, contractor or consultant; (v) major activities or projects and their target beneficiaries; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Updated People’s Freedom of Information (FOI) Manual signed by head of agency, Updated One-Page FOI Manual and Agency FOI Reports; and (ix) annual reports on the status of income authorized by law to be retained or used and be deposited outside of the National Treasury, which shall include the legal basis for its retention or use, the beginning balance, income collected and its sources, expenditures, and ending balance for the preceding fiscal year.

The heads of the agencies and their web administrators or their equivalent shall be responsible for ensuring compliance with this Section.

The DBM shall post on its website the status of compliance by all agencies of the government. The DBM shall ensure that all the information posted in their websites are in a format that is searchable for public’s easy access to information regarding matters on public funds.

Sec. 104. Joint Congressional Oversight Committee on Public Expenditures. The Senate and the House of Representatives shall constitute a Joint Congressional Oversight Committee on Public Expenditures which shall primarily monitor compliance by agencies with the requirements or conditions in the utilization of public funds under this Act and pertinent laws.

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The Joint Congressional Oversight Committee shall be co-chaired by the Chairperson of the Committee on Finance of the Senate and the Chairperson of the Committee on Appropriations of the House of Representatives. The President of the Senate and the Speaker of the House of Representatives shall each designate seven (7) Senators and seven (7) members of the House of Representatives, respectively, as members of the Joint Congressional Oversight Committee. The minority group in the Senate and the House of Representatives shall each have at least one (1) seat in the Joint Congressional Oversight Committee.

The Joint Congressional Oversight Committee on Public Expenditures shall not intervene, participate, or undertake any role or function in any of the various post-enactment stages of the budget execution, such as, but not limited to, project identification or modification, fund releases, and other activities beyond its congressional oversight functions as defined under applicable laws or jurisprudence.

Sec. 105. Exemption from Garnishment, Levy and Execution. Any court, agency or office is hereby cautioned from garnishing or subjecting to levy and execution all public funds, especially the amounts appropriated under this Act.

Sec. 106. Separability Clause. If for any reason, any section or provision of this Act is declared unconstitutional or invalid, other sections or provisions which are not affected thereby shall continue to be in full force and effect.

Sec. 107. Effectivity. The provisions of this Act, detailed in Volume Nos. I-A, I-B, I-C and II shall take effect on January One, Two Thousand and Twenty Four, unless otherwise provided herein.

Approved,

This Act which originated from the House of Representatives was passed by the House of Representatives and the Senate of the Philippines on December  , 2023.

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FISCAL YEAR 2024

PRESIDENT’S VETO MESSAGE

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MALACAÑAN PALACE MANILA

20 December 2023

THE HONORABLE SPEAKER

LADIES AND GENTLEMEN OF

THE HOUSE OF REPRESENTATIVES

By the power vested in me by the 1987 Constitution, I hereby sign into law Republic Act (RA) No. 11975, the General Appropriations Act for Fiscal Year (FY) 2024, entitled - AN ACT APPROPRIATING FUNDS FOR THE OPERATION OF THE GOVERNMENT OF THE REPUBLIC OF THE PHILIPPINES FROM JANUARY ONE TO DECEMBER THIRTY-ONE, TWO THOUSAND AND TWENTY-FOUR.

This is the second National Budget to be passed and the first to be fully crafted under my Administration.

For continuity, we will maintain the theme Agenda for Prosperity. Guided by the overarching goal of economic transformation towards inclusivity and sustainability, we now focus on securing a future-proof and sustainable economy.

I.	GENERAL COMMENTS

The total programmed appropriations for FY 2024 amounts to Php 5.768 trillion, equivalent to 21.1 percent of gross domestic product (GDP) and higher by 9.5 percent compared to FY 2023. This has been designed to sustain the country’s high-growth trajectory and is the key to unlocking the Administration’s goals for economic transformation in pursuit of our Agenda for Prosperity.

It honors the 8-Point Socioeconomic Agenda that is aligned with the Medium-Term Fiscal Framework (MTFF) and consists of the following focus areas: (1) food security, (2) improved transportation, (3) affordable and clean energy, (4) health care, (5) social services, (6) education, (7) bureaucratic efficiency, and (8) sound fiscal management. This is evident in the budget prioritization of Education, Health, Social Welfare, and Agriculture, including the Administration’s flagship infrastructure development program Build, Better, More.

THE PRESIDENT OF THE PHILIPPINES

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With the goal of economic transformation towards a sustainable economy, inclusivity is paramount. Towards this end, the National Budget also supports the government’s continuing efforts on digital transformation and regional development which will redound to bureaucratic efficiency, sound fiscal management, and sustainability.

In line with the Sustainable Development Goal of Climate Action, the government will continue to adopt Climate Change Expenditure Tagging to monitor the scope and distribution of climate change mitigation and adaptation measures in the country. Considering its fundamental importance, the bulk of climate change expenditures will be allocated to water-sufficiency projects that will benefit all communities in the country.

Aside from the MTFF, these priorities are aligned with the Philippine Development Plan (PDP) 2023-2028—the blueprint of the Administration’s economic and social transformation agenda.

II.	DIRECT VETO

In accordance with my constitutional mandate to ensure that laws are faithfully executed, I am obliged to veto Department of Justice (DOJ)-Office of the Secretary (OSEC), Special Provision No. 1, “DOJ Revolving Fund,” Volume I-A, page 1119, inasmuch as there is no law which authorizes the DOJ to establish a revolving fund for the purpose indicated therein. It may be emphasized that the service fees sought to be charged and collected are to be imposed upon complaints and affidavits filed with the National Prosecution Service, and petitions for review filed before the DOJ, when, in fact, such pleadings are filed with the said agencies by virtue of their jurisdiction vested by law.

Further, the charges are clearly not from business-type activities within the contemplation of the General Provision on Revolving Funds in this Act which permits the constitution of a revolving fund from receipts derived from business-type activities of agencies to be utilized for the operational expenses of said business-type activities.

In the case of Philippine Constitution Association, et al. v. Enriquez, et al., G.R. No. 113105, August 19, 1994, the Supreme Court (SC) pronounced that “included in the category of ‘inappropriate provisions’ are unconstitutional provisions and provisions which are intended to amend other laws, because clearly these kind[s] of laws have no place in an appropriations bill. These are matters of general legislation more appropriately dealt with in separate enactments.”

In the same vein, I veto Section 38, General Provisions, “Implementation of National Government’s Career Executive Service Development Program (NGCESDP),” Volume I-B, page 762. On one hand, the said Section does not relate to any particular appropriation in this Budget. On the other hand, it is noted that Presidential Decree (PD) No. 336 dated November 14, 1973 (Amending Part III, Article IV, Sections 2 and 5 [G], of the Integrated Reorganization Plan approved under Presidential Decree No. 1 dated September 24, 1972), which is considered a substantive law, created the Career Executive Service Board (CESB). PD No. 336 further delineated the functions of

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the CESB as the governing body of the Career Executive Service (CES) and the Development Academy of the Philippines tasked to prepare a CES program appropriate and necessary for the organization and operation of the CES, and in consultation with the CESB, initiate and continue to implement the aforesaid program. Moreover, Section 8 (2), Chapter 2, Subtitle A, Title I, Book V of Executive Order (EO) No. 292, s. 1987 (Administrative Code of 1987), also considered a substantive law, expressly prescribed that entrance to the third level career service position shall be prescribed by the CESB.

III.	CONDITIONAL IMPLEMENTATION

The faithful execution of laws is intricately tied with prudent stewardship of public funds. Consequently, it is paramount to ensure that government funds are utilized in accordance with their authorized purposes and in compliance with applicable laws, policies, rules, and regulations.

A.	STRICT ADHERENCE TO LAWS, POLICIES, RULES, AND REGULATIONS

1.	Receipts and Revenues Collected by Agencies

I place DOJ-Bureau of Corrections, Special Provision No. 1, “Revolving Fund for Agro-Industrial Products,” Volume I-A, page 1125-1126, under conditional implementation that in the utilization of the revolving fund constituted from the sale of agro-industrial products, priority shall be given to the following: (i) payment of allowance to inmates working in agricultural or industrial projects at a rate of not less than Five Hundred Pesos (₱500) for each inmate per month; (ii) payment of additional subsistence and medicine allowances of inmates in the National Penitentiary; and (iii) purchase of additional supplies and materials, farm tools, and equipment for the construction, maintenance, repair, and operations of agricultural or industrial projects and prison facilities.

Moreover, I acknowledge the noble intent of Congress in including the proviso in DOJ—Bureau of Immigration (BI), Special Provision No. 1, “Immigration Fees and Collections,” Volume I-A, page 1131, that travel expenses incurred by Filipino passengers who were deferred or denied boarding without a court order shall be charged from the balance of the special trust fund account. However, it must be clearly understood that this should not render nugatory the mandate of the BI to administer and enforce immigration laws, as well as RA No. 11862 (Expanded Anti-Trafficking in Persons Act).

Therefore, the guidelines to be issued by the BI, Commission on Audit (COA), and Department of Budget and Management (DBM) to implement this Special Provision shall prescribe the necessary and sufficient standards to ensure the balance between the protection and convenience of Filipino passengers and the duty of the BI to effectively enforce immigration and related laws.

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2.	Quick Response Fund

Under RA No. 10121 (Philippine Disaster Risk Reduction and Management Act of 2010), the Quick Response Fund (QRF) is a stand-by fund for relief and recovery programs in order that the situation and living conditions of people in communities or areas stricken by disasters, calamities, epidemics, or complex emergencies may be normalized as quickly as possible. Hence, considering the very nature of the QRF, I place Department of Social Welfare and Development (DSWD)-OSEC, Special Provision No. 6, “Quick Response Fund,” Volume I-B, page 241, under conditional implementation requiring the DSWD to ensure that in the implementation of the QRF, priority shall be given to the quick rehabilitation and relief of communities affected by the more recent calamities, epidemics, crises, and catastrophes, inasmuch as the other relief, recovery, reconstruction and other works or services may be covered by various appropriations in this Act, such as the relevant items in agency budgets and the National Disaster Risk Reduction and Management Fund. Similarly, Department of Health (DOH)-OSEC, Special Provision No. 5, “Quick Response Fund,” Volume I-A, page 976, is hereby placed under conditional implementation that the funding requirements for the prepositioning of medicines, hygiene kits, and medical supplies and equipment shall be primarily charged against the DOH’s regular budget for the purpose.

3.	Engineering and Administrative Overhead Expenses

Overhead expenses are inevitably necessary in the implementation of programs and projects. However, the incurrence of said expenses should be guided, not only by established laws, rules, and regulations, but also by prudence in spending.

Relatedly, it is to be noted that under Section 7 of RA No. 8150 (Public Works and Highways Infrastructure Program Act of 1995), the direct engineering and administrative overhead (EAO) expenditures incidental thereto shall be reflected in the program of work for the project concerned and shall not exceed four percent (4%) of the amount actually released for the project: Provided, that the said percentage shall be reduced as the total project cost increases. In this regard, it must be emphasized that the same Section 7 prescribes that appropriations for projects shall be used solely for project implementation, which includes the direct engineering and administrative overhead expenditures incidental to the project implementation.

Hence, I am placing Department of Education-OSEC, Special Provision No. 5, “Basic Education Facilities,” Volume I-A, page 196-197, and Department of Public Works and Highways (DPWH)-OSEC, Special Provision No. 18, “Project Related Expenses,” Volume I-B, page 3-4, under conditional implementation that the utilization of the EAO expenses under these Special Provisions shall be in accordance with RA No. 8150 and other relevant rules and

DECEMBER 25, 2023	OFFICIAL GAZETTE	783
PRESIDENT’S VETO MESSAGE

regulations, and that the agency concerned shall guard against overlapping of funding sources.

Lastly, to ensure that effective implementation is not at the expense of fiscal prudence, DOTr-OSEC, Special Provision No. 9, “Public Utility Vehicle Modernization Program and its Components,” Volume I-B, page 353, particularly the utilization of the overhead and administrative costs of the program, not exceeding five percent (5%) of the total amount appropriated, is placed under conditional implementation to require the DOTr to ensure that the overhead and administrative costs are directly related or incidental to the implementation of the program. The DOTr shall issue the necessary guidelines for this purpose.

4.	Maintenance and Other Operating Expenses

The recognition of judicial independence is evident under The Judiciary-Supreme Court of the Philippines and the Lower Courts, Special Provision No. 7, “Maintenance and Other Operating Expenses of Lower Courts,” Volume I-B, page 567. In this regard, I am confident that the SC shall continuously ensure the equitable allocation and prompt release of the Maintenance and Other Operating Expenses allocations to the lower courts for the efficient administration of justice.

5.	Implementation of National Programs and Projects

Consistent with the government’s continuing efforts to pursue the decentralization of the delivery of public services, the implementation of infrastructure projects under DPWH-OSEC, Special Provision No. 6, “Basic Infrastructure Program,” Volume I-B, page 2, including the maintenance and repair thereof, shall be in accordance with RA No. 7160 (Local Government Code of 1991), and other pertinent laws, rules, regulations, and guidelines.

On another note, I welcome the additional purposes included by the Congress under the Tulong Panghanapbuhay sa Ating Disadvantaged or Displaced Workers Program or TUPAD Program, particularly: (i) clean-up operations of rivers, riverbanks, canals, esteros, seashores, and planting of trees as part of emergency employment; (ii) self-employment activities to ensure steady income; and (iii) immediate temporary employment to victims of calamities, epidemics, crises, and catastrophes. Nonetheless, to ensure that the additional components of the program will be carried out effectively, the implementation of Department of Labor and Employment (DOLE)-OSEC, Special Provision No. 1, “Tulong Panghanapbuhay sa Ating Disadvantaged or Displaced Workers Program (TUPAD) and Government Internship Program (GIP),” Volume I-A, page 1159-1160, shall be subject to the guidelines to be issued by the DOLE.

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6.	Utilization of Funds for Pension and Retirement Claims

Item (a) (iv) of Pension and Gratuity Fund, Special Provision No. 1, “Pension and Gratuity Fund,” Volume I-B, page 731, shall cover the arrears for the period during which the military veterans were entitled to the total administrative disability pension only, pursuant to Section 2 of RA No. 7696 (An Act Amending Certain Sections of RA No. 6948 Otherwise Known as “An Act Standardizing and Upgrading the Benefits for Military Veterans and Their Dependents”), amending among others, Section 5 (h) of RA No. 6948. The entitlement is only deemed established upon the validation of the list of claimants by the COA.

Further, the release of the subsidy covering the payment for retirement benefits from FYs 2002 to 2024 under Budgetary Support to Government Corporations (BSGC)-Presidential Communications Office-Intercontinental Broadcasting Corporation (IBC), Special Provision No. 1, “Subsidy to the Intercontinental Broadcasting Corporation,” Volume I-B, page 685, shall be subject to the submission of necessary requirements by the IBC to the Governance Commission for GOCCs for review and evaluation considering relevant laws, rules, and regulations.

7.	Funding for Foreign-Assisted Projects

As in the recent fiscal years, the Congress identified specific foreign-assisted projects (FAPs) under the Unprogrammed Appropriations (UA), Special Provision No. 5, “Support to Foreign-Assisted Projects,” Volume I-B, page 738, chargeable against Purpose No. 3. However, by the authority vested upon the President under Section 20, Article VII of the 1987 Constitution, such identification of the specific FAPs shall not limit the President in negotiating other foreign loan agreements.

Moreover, the release of funds chargeable against the same Purpose No. 3 of the UA shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of EO No. 292, together with the physical and financial plan, project profile, and a copy of the perfected loan agreement, as approved in accordance with pertinent laws, rules, regulations, and guidelines issued thereon. Further, any change in the project title, scope, or amount of the FAPs shall further be subject to the appropriate approval in accordance with existing guidelines.

B.	SHARED FISCAL RESPONSIBILITY

Section 29 (1) of Article VI of the 1987 Constitution directs that no money shall be paid out of the Treasury except in pursuance of an appropriation made by law, and Section 32, Chapter 5, Book VI of EO No. 292 provides that all moneys appropriated for functions, activities, projects, and programs shall be available

DECEMBER 25, 2023	OFFICIAL GAZETTE	785
PRESIDENT’S VETO MESSAGE

solely for the specific purposes for which these are appropriated. Hence, as in previous years, I place Congress of the Philippines, Special Provision No. 6, “Availability of Appropriations and Cash Allocations,” Volume I-A, page 15, under conditional implementation to emphasize that the use and disbursements of funds shall be for the specified purposes and within the period of availability of appropriations as prescribed under the General Provision on Cash Budgeting System in this Act.

IV.	GENERAL OBSERVATION

Aligned with the intention to secure a future-proof and sustainable economy under my Administration’s Agenda for Prosperity, I hereby express my position on how some provisions in this Budget will be construed and implemented.

A.	ORGANIZATIONAL STRUCTURE

Consistently, we put emphasis on compliance with salary standardization and compensation laws, rules, and regulations, including the policies on the use of appropriations or savings for the creation of new positions, and the provision of retirement benefits and separation pay. The scrap and build policy in the adjustment and modification of organizational structure, and other existing organization, staffing, compensation, and position classification standards of the DBM aims to ensure a stable organizational structure across all government agencies. I believe that the Congress will constantly uphold the policy set forth under Section 8, Article IX-B of the 1987 Constitution, which prohibits the payment of additional compensation.

Therefore, I express my continuing trust in the Congress in its implementation of Congress of the Philippines, Special Provision No. 2, “Organizational Structure of the Senate, the House of Representatives, the Senate and House of Representatives Electoral Tribunals and the Commission on Appointments,” Volume I-A, page 15.

B.	AUTOMATIC APPROPRIATIONS

Under Section 2 (d), Chapter 3, Volume I of the Government Accounting Manual for National Government Agencies issued by the COA, automatic appropriations, such as Special Accounts in the General Fund (SAGF), “are the authorizations programmed annually or for some other period prescribed by law, by virtue of outstanding legislation which [do] not require periodic action by Congress.” These automatic appropriations, thus, need not be included in the annual appropriations.

Hence, while Congress increased or removed specified amounts pertaining to the SAGFs under the following agencies, it is understood that the Executive

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Branch is not precluded from exercising judicious programming of funds based on actual collections and utilization:

a.	Department of the Interior and Local Government (DILG)-Bureau of Fire Protection, Special Provision No. 1, “Fire Code Revenues,” Volume I-A, page 1056;

b.	Other Executive Offices-Dangerous Drugs Board, Special Provision No. 1, “Collections for Drug Rehabilitation Activities,” Volume I-B, page 494-495; and

c.	DOTr-Office for Transportation Security, Special Provision No. 1, “Aviation Security Fees,” Volume I-B, page 381.

C.	COMPLIANCE WITH THE REQUIREMENTS UNDER EXISTING LAWS, RULES AND REGULATIONS

It is apparent that Department of Agrarian Reform-OSEC, Special Provision No. 4, “Exclusion of Lands Owned and Occupied by State Universities and Colleges (SUCs) from the Comprehensive Agrarian Reform Program,” Volume I-A, page 27, is anchored on Section 10 of RA No. 6657 (Comprehensive Agrarian Reform Law of 1988) which prescribes that “[I]ands actually, directly and exclusively used and found to be necessary for xxx school sites and campuses including experimental farm stations operated by public or private schools for educational purposes, xxx shall be exempt from the coverage of this Act.” Hence, the implementation of this Special Provision shall conform to the aforecited provision of law.

Meanwhile, it is hereby emphasized that the implementation of DILG-OSEC, Special Provision No. 9, “Local Climate Budget Tagging,” Volume I-A, page 1048, shall be subject to the requirement under DBM-Climate Change Commission-DILG Joint Memorandum Circular No. 2015-01 dated July 23, 2015 (Revised Guidelines for Tagging/Tracking Climate Change Expenditures in the Local Budget [Amending JMC 2014-01, dated August 7, 2014]) of submission by the local government units of the list of tagged climate change programs, projects, and activities to the DILG and DBM during the annual submission of budget proposals.

Moreover, it is understood that BSGC-Department of Agriculture-Philippine Coconut Authority, Special Provision No. 2, “Coconut Farmers and Industry Trust Fund,” Volume I-B, page 645, shall be subject to Section 8 of RA No. 11524 (Coconut Farmers and Industry Trust Fund Act), specifically the last paragraph thereof, which states that “[t]hat the amount in the Trust Fund account for disposition by the designated government implementing agencies under the Development Plan, which shall be released directly to them, shall not be lower than Five Billion Pesos (₱5,000,000,000.00) for any given year.”

DECEMBER 25, 2023	OFFICIAL GAZETTE	787
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D.	PRUDENT USE OF GOVERNMENT FUNDS

Item (c) of the National Disaster Risk Reduction and Management Fund (Calamity Fund), Special Provision No. 1, “National Disaster Risk Reduction and Management Program,” Volume I-B, page 728, requires the DBM and the Department of Finance (DOF) to issue the necessary guidelines, in coordination with the Government Service Insurance System. However, it is understood that the said guidelines shall ensure that the implementation of the appropriation for the parametric insurance coverage of government facilities against natural calamities is harmonized with the implementation of DOF-Bureau of the Treasury, Special Provision No. 2, “Use of Trust Receipts from Catastrophe Bond Payout,” Volume I-A, page 939, in order promote the prudent use of government funds, and avoid duplication of funding and overlapping of purposes.

V.	INCREASES AND REDUCTIONS IN APPROPRIATIONS AND NEW BUDGETARY ITEMS

In the exercise of the budget execution function vested upon the Executive Branch, it is understood that increases in appropriations and new budgetary items introduced by Congress in this Budget shall be subject to the National Government’s cash programming, observance of prudent fiscal management, and applicable budget execution rules and procedures.

Further, considering that increases and reductions in appropriations, and new budgetary items introduced by Congress in this Act will have corresponding effects on the outputs and outcomes of the agencies concerned, said agencies shall ensure that their performance targets are revised accordingly and reflected in the relevant budget execution documents submitted to the DBM for monitoring and evaluation.

VI.	CLOSING STATEMENTS

The Philippines is now considered one of the fastest emerging markets in the Asia Pacific, thanks to our strong rebound from the COVID-19 pandemic, as seen in our 7.6 percent GDP growth rate for 2022, the fastest pace of growth since 1976.

While 2023 was a year of economic challenges due to global headwinds, with global inflation rates hitting record highs, we have proven that with our determination to meet the objectives set out in our Medium-Term Fiscal Framework through a whole-of-government approach, we could be able to stay on track with our Agenda for Prosperity.

The timely passage of the 2024 General Appropriations Bill (GAB) by both Houses of Congress is a testament to our unified effort towards the Philippines we aspire for, Ang Bagong Pilipinas.

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Working together towards sustained economic recovery and long-term fiscal stability, there is no doubt in my mind that we will continue to meet our economic targets and soon become an upper-middle income economy, on our way towards achieving our Agenda for Prosperity.

Very truly yours,

Copy furnished:

SEN. JUAN MIGUEL F. ZUBIRI

Senate President

Senate of the Philippines

GSIS Bldg., Pasay City

SECRETARY MARK LLANDRO L. MENDOZA

Head

Presidential Legislative Liaison Office

2/F New Executive Bldg.

Malacañang, Manila

DECEMBER 25, 2023	OFFICIAL GAZETTE
SUMMARY OF FY 2024 NEW APPROPRIATIONS

SUMMARY OF FISCAL YEAR 2024

NEW APPROPRIATIONS

DECEMBER 25, 2023	OFFICIAL GAZETTE	791
SUMMARY OF FY 2024 NEW APPROPRIATIONS

SUMMARY OF FY 2024 NEW APPROPRIATIONS

Amount, In Thousand Pesos

DEPARTMENTS		3,516,023,873

I.	CONGRESS OF THE PHILIPPINES	43,464,561

A.	Senate	13,008,421
B.	Senate Electoral Tribunal	312,698
C.	Commission on Appointments	1,217,957
D.	House of Representatives	28,692,977
E.	House of Representatives Electoral Tribunal	232,508

II.	OFFICE OF THE PRESIDENT	10,645,573

A.	The President’s Offices	10,645,573

III.	OFFICE OF THE VICE-PRESIDENT	1,874,019

A.	Office of the Vice-President	1,874,019

IV.	DEPARTMENT OF AGRARIAN REFORM	8,081,067

A.	Office of the Secretary	8,081,067

V.	DEPARTMENT OF AGRICULTURE	111,687,758

A.	Office of the Secretary	96,015,916
B.	Agricultural Credit Policy Council	2,852,427
C.	Bureau of Fisheries and Aquatic Resources	9,654,143
D.	Fertilizer and Pesticide Authority	188,510
E.	National Fisheries Research and Development Institute	512,873
F.	National Meat Inspection Service	469,251
G.	Philippine Carabao Center	787,943
H.	Philippine Center for Post Harvest Development and Mechanization	432,759
I.	Philippine Council for Agriculture and Fisheries	208,885
J.	Philippine Fiber Industry Development Authority	565,051

VI.	DEPARTMENT OF BUDGET AND MANAGEMENT	2,501,145

A.	Office of the Secretary	2,382,359
B.	Government Procurement Policy Board - Technical Support Office	118,786

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GENERAL APPROPRIATIONS ACT, FY 2024

VII.	DEPARTMENT OF EDUCATION	717,663,478

A.	Office of the Secretary	715,294,186
B.	Early Childhood Care and Development Council	315,166
C.	National Academy of Sports	230,587
D.	National Book Development Board	234,016
E.	National Council for Children’s Television	82,080
F.	National Museum of the Philippines	1,399,202
G.	Philippine High School for the Arts	108,241

VIII.	STATE UNIVERSITIES AND COLLEGES	128,231,122

A.	University of the Philippines System (The National University)	24,771,903

B.	National Capital Region	7,334,703

B.1	Eulogio “Amang” Rodriguez Institute of Science and Technology	442,675
B.2	Marikina Polytechnic College	247,285
B.3	Philippine Normal University	928,474
B.4	Philippine State College of Aeronautics	444,266
B.5	Polytechnic University of the Philippines	2,959,849
B.6	Rizal Technological University	929,101
B.7	Technological University of the Philippines	1,383,053

C.	Region I – ILOCOS	5,024,056

C.1	Don Mariano Marcos Memorial State University	1,433,608
C.2	Ilocos Sur Polytechnic State College	509,395
C.3	Mariano Marcos State University	1,080,851
C.4	Pangasinan State University	1,251,295
C.5	University of Northern Philippines	748,907

D.	CORDILLERA ADMINISTRATIVE REGION	3,066,416

D.1	Abra State Institute of Sciences and Technology	338,502
D.2	Apayao State College	300,092
D.3	Benguet State University	897,326
D.4	Ifugao State University	562,841
D.5	Kalinga State University	512,456
D.6	Mountain Province State University	455,199

E.	Region II – CAGAYAN VALLEY	3,672,437

E.1	Batanes State College	79,982
E.2	Cagayan State University	1,189,971
E.3	Isabela State University	1,409,031
E.4	Nueva Vizcaya State University	664,263
E.5	Quirino State University	329,190

DECEMBER 25, 2023	OFFICIAL GAZETTE	793
SUMMARY OF FY 2024 NEW APPROPRIATIONS

F.	Region III – CENTRAL LUZON	8,842,193

F.1	Aurora State College of Technology	278,577
F.2	Bataan Peninsula State University	794,693
F.3	Bulacan Agricultural State College	274,407
F.4	Bulacan State University	1,729,245
F.5	Central Luzon State University	1,051,195
F.6	Don Honorio Ventura State University	1,095,339
F.7	Nueva Ecija University of Science and Technology	1,031,150
F.8	Pampanga State Agricultural University	429,098
F.9	Philippine Merchant Marine Academy	298,252
F.10	President Ramon Magsaysay State University	572,400
F.11	Tarlac Agricultural University	440,347
F.12	Tarlac State University	847,490

	Region IV-A (CALABARZON)	6,044,291

G.1	Batangas State University	2,055,990
G.2	Cavite State University	1,799,322
G.3	Laguna State Polytechnic University	788,124
G.4	Southern Luzon State University	596,199
G.5	University of Rizal System	804,656

H.	Region IV-B (MIMAROPA)	7,329,007

H.1	Marinduque State College	2,024,913
H.2	Mindoro State University	488,885
H.3	Occidental Mindoro State College	575,591
H.4	Palawan State University	889,531
H.5	Romblon State University	2,842,239
H.6	Western Philippines University	507,848

I.	Region V – BICOL	9,742,492

I.1	Bicol State College of Applied Sciences and Technology	244,154
I.2	Bicol University	4,265,683
I.3	Camarines Norte State College	489,570
I.4	Camarines Sur Polytechnic Colleges	481,142
I.5	Catanduanes State University	577,041
I.6	Central Bicol State University of Agriculture	2,438,502
I.7	Dr. Emilio B Espinosa, Sr. Memorial State College of Agriculture and Technology	292,600
I.8	Partido State University	457,743
I.9	Sorsogon State University	496,057

J.	Region VI – WESTERN VISAYAS	8,259,356

J.1	Aklan State University	599,742
J.2	Capiz State University	1,028,624
J.3	Carlos Hilado Memorial State University	626,337

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J.4	Central Philippines State University	518,478
J.5	Guimaras State University	289,178
J.6	Iloilo Science and Technology University	943,496
J.7	Iloilo State University of Fisheries Science and Technology	502,193
J.8	Northern Iloilo State University	676,687
J.9	Northern Negros State College of Science and Technology	332,298
J.10	University of Antique	728,898
J.11	West Visayas State University	2,013,425

K.	Region VII – CENTRAL VISAYAS	6,894,769

K.1	Bohol Island State University	871,505
K.2	Cebu Normal University	2,520,787
K.3	Cebu Technological University	2,328,760
K.4	Negros Oriental State University	1,011,722
K.5	Siquijor State College	161,995

L.	Region VIII – EASTERN VISAYAS	6,148,434

L.1	Biliran Province State University	542,449
L.2	Eastern Samar State University	656,697
L.3	Eastern Visayas State University	874,535
L.4	Leyte Normal University	446,282
L.5	Northwest Samar State University	303,104
L.6	Palompon Polytechnic State University	343,753
L.7	Samar State University	455,400
L.8	Southern Leyte State University	581,395
L.9	University of Eastern Philippines	769,937
L.10	Visayas State University	1,174,882

M.	Region IX – ZAMBOANGA PENINSULA	3,149,801

M.1	Basilan State College	223,710
M.2	J.H. Cerilles State College	381,422
M.3	Jose Rizal Memorial State University	734,528
M.4	Western Mindanao State University	1,119,790
M.5	Zamboanga Peninsula Polytechnic State University	420,327
M.6	Zamboanga State College of Marine Sciences and Technology	270,024

N.	Region X – NORTHERN MINDANAO	5,133,434

N.1	Bukidnon State University	910,684
N.2	Camiguin Polytechnic State College	140,682
N.3	Central Mindanao University	914,723
N.4	MSU – Iligan Institute of Technology	1,385,507
N.5	Northern Bukidnon State College	287,257
N.6	Northwestern Mindanao State College of Science and Technology	325,939
N.7	University of Science and Technology of Southern Philippines – Cagayan de Oro Campus	919,925
N.8	University of Science and Technology of Southern Philippines – Claveria Campus	248,717

DECEMBER 25, 2023	OFFICIAL GAZETTE	795
SUMMARY OF FY 2024 NEW APPROPRIATIONS

O.	Region XI – DAVAO	2,225,263

O.1	Davao de Oro State College	287,909
O.2	Davao del Norte State College	257,345
O.3	Davao del Sur State College	278,525
O.4	Davao Oriental State University	363,151
O.5	Southern Philippines Agri-Business and Marine and Aquatic School of Technology	205,450
O.6	University of Southeastern Philippines	832,883

P.	Region XII – SOCCSKSARGEN	2,081,061

P.1	Cotabato Foundation College of Science and Technology	333,668
P.2	South Cotabato State College	92,822
P.3	Sultan Kudarat State University	620,039
P.4	University of Southern Mindanao	1,034,532

Q.	REGION XIII – CARAGA	2,366,971

Q.1	Agusan del Sur State College of Agriculture and Technology	323,070
Q.2	Caraga State University	622,421
Q.3	North Eastern Mindanao State University	820,168
Q.4	Surigao del Norte State University	601,312

R.	BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO (BARMM)	16,144,535

R.1	Adiong Memorial State College	107,972
R.2	Cotabato State University	340,816
R.3	Mindanao State University	12,398,992
R.4	MSU-Tawi-Tawi College of Technology and Oceanography	2,823,268
R.5	Sulu State College	271,628
R.6	Tawi-Tawi Regional Agricultural College	201,859

IX.	DEPARTMENT OF ENERGY	1,662,160

A.	Office of the Secretary	1,662,160

X.	DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES	25,293,727

A.	Office of the Secretary	19,287,264
B.	Environmental Management Bureau	2,607,826
C.	Mines and Geosciences Bureau	1,499,094
D.	National Mapping and Resource Information Authority	1,594,018
E.	National Water Resources Board	210,923
F.	Palawan Council for Sustainable Development Staff	94,602

XI.	DEPARTMENT OF FINANCE	23,927,302

A.	Office of the Secretary	970,495
B.	Bureau of Customs	3,190,273

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C.	Bureau of Internal Revenue	14,993,558
D.	Bureau of Local Government Finance	316,573
E.	Bureau of the Treasury	4,183,540
F.	Central Board of Assessment Appeals	16,368
G.	Insurance Commission	6
H.	National Tax Research Center	154,269
I.	Privatization and Management Office	102,220

XII.	DEPARTMENT OF FOREIGN AFFAIRS	24,591,198

A.	Office of the Secretary	24,406,125
B.	Foreign Service Institute	94,360
C.	Technical Cooperation Council of the Philippines	4,169
D.	UNESCO National Commission of the Philippines	50,636
E.	Presidential Commission on Visiting Forces	35,908

XIII.	DEPARTMENT OF HEALTH	241,602,813

A.	Office of the Secretary	241,080,681
B.	National Nutrition Council	478,216
C.	Philippine National AIDS Council	43,916

XIV.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT	3,307,520

A.	Office of the Secretary	2,661,075
B.	Human Settlements Adjudication Commission	646,445

XV.	DEPARTMENT OF INFORMATION AND COMMUNICATIONS TECHNOLOGY	6,914,865

A.	Office of the Secretary	5,253,648
B.	Cybercrime Investigation and Coordination Center	469,839
C.	National Privacy Commission	437,578
D.	National Telecommunications Commission	753,800

XVI.	DEPARTMENT OF THE INTERIOR AND LOCAL GOVERNMENT	263,649,999

A.	Office of the Secretary	7,853,707
B.	Bureau of Fire Protection	29,494,835
C.	Bureau of Jail Management and Penology	23,867,636
D.	Local Government Academy	296,651
E.	National Commission on Muslim Filipinos	867,932
F.	National Police Commission	2,076,916
G.	National Youth Commission	170,310
H.	Philippine Commission on Women	170,759
I.	Philippine National Police	197,915,719
J.	Philippine Public Safety College	935,534

DECEMBER 25, 2023	OFFICIAL GAZETTE	797
SUMMARY OF FY 2024 NEW APPROPRIATIONS

XVII.	DEPARTMENT OF JUSTICE	36,228,754

A.	Office of the Secretary	10,174,422
B.	Bureau of Corrections	7,518,280
C.	Bureau of Immigration	4,399,530
D.	Land Registration Authority	1,216,077
E.	National Bureau of Investigation	4,770,827
F.	Office for Alternative Dispute Resolution	100,977
G.	Office of the Government Corporate Counsel	243,288
H.	Office of the Solicitor General	1,449,962
I.	Parole and Probation Administration	919,910
J.	Presidential Commission on Good Government	159,841
K.	Public Attorney’s Office	5,275,640

XVIII.	DEPARTMENT OF LABOR AND EMPLOYMENT	61,268,468

A.	Office of the Secretary	36,162,117
B.	Institute for Labor Studies	71,216
C.	National Conciliation and Mediation Board	283,036
D.	National Labor Relations Commission	1,476,356
E.	National Wages and Productivity Commission	262,108
F.	Professional Regulation Commission	1,773,199
G.	Technical Education and Skills Development Authority	21,240,436

XIX.	DEPARTMENT OF MIGRANT WORKERS	9,896,172

A.	Office of the Secretary	6,249,116
B.	Overseas Workers Welfare Administration	3,647,056

XX.	DEPARTMENT OF NATIONAL DEFENSE	238,356,544

A.	Office of the Secretary - Proper	1,263,480
B.	Government Arsenal	2,071,997
C.	National Defense College of the Philippines	187,392
D.	Office of Civil Defense	2,119,478
E.	Philippine Veterans Affairs Office (PVAO) - Proper	677,333
F.	Veterans Memorial Medical Center	2,714,183

G.	Armed Forces of the Philippines	229,322,681

G.1	Philippine Army (Land Forces)	123,186,120
G.2	Philippine Air Force (Air Forces)	45,153,842
G.3	Philippine Navy (Naval Forces)	41,388,723
G.4	General Headquarters, AFP and AFP Wide Service Support Units (AFPWSSUS)	19,593,996

XXI.	DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS	996,791,684

A.	Office of the Secretary	996,791,684

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GENERAL APPROPRIATIONS ACT, FY 2024

XXII.	DEPARTMENT OF SCIENCE AND TECHNOLOGY	26,915,013

A.	Office of the Secretary	7,052,420
B.	Advanced Science and Technology Institute	389,047
C.	Food and Nutrition Research Institute	552,796
D.	Forest Products Research and Development Institute	294,989
E.	Industrial Technology Development Institute	461,685
F.	Metals Industry Research and Development Center	299,860
G.	National Academy of Science and Technology	160,161
H.	National Research Council of the Philippines	224,791
I.	Philippine Atmospheric, Geophysical and Astronomical Services Administration	1,640,812
J.	Philippine Council for Agriculture, Aquatic and Natural Resource Research and Development	1,564,879
K.	Philippine Council for Health Research and Development	825,464
L.	Philippine Council for Industry, Energy and Emerging Technology Research and Development	922,017
M.	Philippine Institute of Volcanology and Seismology	809,947
N.	Philippine Nuclear Research Institute	1,055,215
O.	Philippine Science High School System	2,683,856
P.	Philippine Textile Research Institute	254,270
Q.	Science Education Institute	7,322,113
R.	Science and Technology Information Institute	135,350
S.	Technology Application and Promotion Institute	265,341

XXIII.	DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT	247,848,341

A.	Office of the Secretary	245,043,782
B.	Council for the Welfare of Children	144,085
C.	Juvenile Justice and Welfare Council	117,877
D.	National Anti-Poverty Commission	219,656
E.	National Authority for Child Care	498,489
F.	National Commission on Indigenous Peoples	1,553,266
G.	National Council on Disability Affairs	73,997
H.	Presidential Commission for the Urban Poor	197,189

XXIV.	DEPARTMENT OF TOURISM	3,439,715

A.	Office of the Secretary	2,984,994
B.	Intramuros Administration	123,034
C.	National Parks Development Committee	317,514
D.	Philippine Commission on Sports Scuba Diving	14,173

XXV.	DEPARTMENT OF TRADE AND INDUSTRY	8,638,218

A.	Office of the Secretary	6,219,450
B.	Board of Investments	665,003
C.	Construction Industry Authority of the Philippines	187,631
D.	Cooperative Development Authority	1,335,631
E.	Design Center of the Philippines	133,524
F.	Philippine Trade Training Center	96,979

DECEMBER 25, 2023	OFFICIAL GAZETTE	799
SUMMARY OF FY 2024 NEW APPROPRIATIONS

XXVI.	DEPARTMENT OF TRANSPORTATION	73,330,669

A.	Office of the Secretary	41,211,743
B.	Civil Aeronautics Board	224,679
C.	Maritime Industry Authority	1,206,274
D.	Office of Transportation Cooperatives	52,081
E.	Office for Transportation Security	1,141,531
F.	Philippine Coast Guard	29,420,681
G.	Toll Regulatory Board	73,680

XXVII.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	11,951,377

A.	Office of the Secretary	1,976,526
B.	Commission on Population and Development	532,352
C.	Philippine National Volunteer Service Coordinating Agency	35,295
D.	Public-Private Partnership Center of the Philippines	209,498
E.	Philippine Statistical Research and Training Institute	91,689
F.	Philippine Statistics Authority	9,020,038
G.	Tariff Commission	85,979

XXVIII.	PRESIDENTIAL COMMUNICATIONS OFFICE	2,275,190

A.	Presidential Communications Office (Proper)	933,501
B.	Bureau of Communications Services	103,057
C.	National Printing Office	12,526
D.	News and Information Bureau	138,489
E.	Philippine Information Agency	456,399
F.	Presidential Broadcast Service-Bureau of Broadcast Services	457,403
G.	Philippine Broadcast Staff (RTVM)	173,815

XXIX.	OTHER EXECUTIVE OFFICES	62,527,072

A.	Anti-Money Laundering Council	169,209
B.	Anti-Red Tape Authority	490,007
C.	Climate Change Commission	175,404
D.	Commission on Filipinos Overseas	188,429
E.	Commission on Higher Education	36,690,607
F.	Commission on the Filipino Language	96,128
G.	Dangerous Drugs Board	334,654
H.	Energy Regulatory Commission	888,393
I.	Film Development Council of the Philippines	215,483
J.	Games and Amusements Board	131,118
K.	Governance Commission for Government-Owned or Controlled Corporations	302,765
L.	Marawi Compensation Board	1,131,954
M.	Mindanao Development Authority	314,891
N.	Movie and Television Review and Classification Board	44,876

800	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

O.	National Commission for Culture and the Arts	1,725,413

O.1	National Commission for Culture and the Arts (Proper)	484,545
O.2	National Historical Commission of the Philippines	333,152
O.3	National Library of the Philippines	234,970
O.4	National Archives of the Philippines	672,746

P.	National Commission of Senior Citizens	79,899
Q.	National Intelligence Coordinating Agency	3,287,629
R.	National Security Council	829,889
S.	Office of the Presidential Adviser on Peace, Reconciliation and Unity	6,997,185
T.	Optical Media Board	64,240
U.	Philippine Competition Commission	518,152
V.	Philippine Drug Enforcement Agency	3,818,789
W.	Philippine Racing Commission	183,232
X.	Philippine Space Agency	1,750,455
Y.	Philippine Sports Commission	1,156,452
Z.	Presidential Legislative Liason Office	128,851
AA.	Presidential Management Staff	812,968

XXX.	THE JUDICIARY	58,878,092

A.	Supreme Court of the Philippines and the Lower Courts	50,859,890
B.	Presidential Electoral Tribunal	165,667
C.	Sandiganbayan	2,651,890
D.	Court of Appeals	4,175,290
E.	Court of Tax Appeals	1,025,355

XXXI.	CIVIL SERVICE COMMISSION	2,231,675

A.	Civil Service Commission	2,140,895
B.	Career Executive Service Board	90,780

XXXII.	COMMISSION ON AUDIT	13,730,370

XXXIII.	COMMISSION ON ELECTIONS	40,103,801

XXXIV.	OFFICE OF THE OMBUDSMAN	5,534,721

XXXV.	COMMISSION ON HUMAN RIGHTS	979,690

A.	Commission on Human Rights	937,342
B.	Human Rights Violations Victims’ Memorial Commission	42,348

DECEMBER 25, 2023	OFFICIAL GAZETTE	801
SUMMARY OF FY 2024 NEW APPROPRIATIONS

SPECIAL PURPOSE FUNDS		1,235,192,885

XXXVI.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	188,229,953

A.	DEPARTMENT OF AGRICULTURE	93,745,667

A.1	National Dairy Authority	522,374
A.2	National Food Authority	14,032,000
A.3	National Irrigation Administration	70,220,329
A.4	Philippine Coconut Authority	1,175,717
A.5	Philippine Fisheries Development Authority	6,037,082
A.6	Philippine Rice Research Institute	746,325
A.7	Sugar Regulatory Administration	1,011,840

B.	DEPARTMENT OF ENERGY	4,338,313

B.1	National Electrification Administration	3,021,892
B.2	National Power Corporation	1,316,421

C.	DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES	1,032,824

C.1	Local Water Utilities Administration	864,427
C.2	Metropolitan Waterworks and Sewerage System – Regulatory Office	168,397

D.	DEPARTMENT OF FINANCE	4,549,799

D.1	Philippine Crop Insurance Corporation	4,500,000
D.2	Philippine Tax Academy	49,799

E.	DEPARTMENT OF HEALTH	68,472,049

E.1	Lung Center of the Philippines	791,107
E.2	National Kidney and Transplant Institute	1,626,054
E.3	Philippine Children’s Medical Center	1,955,587
E.4	Philippine Health Insurance Corporation	61,514,633
E.5	Philippine Heart Center	2,410,814
E.6	Philippine Institute of Traditional and Alternative Health Care	173,854

F.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT	2,892,891

F.1	National Housing Authority	2,680,000
F.2	Social Housing Finance Corporation	212,891

G.	DEPARTMENT OF TOURISM	980,000

G.1	Tourism Infrastructure and Enterprise Zone Authority	620,000
G.2	Tourism Promotions Board	360,000

802	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

H.	DEPARTMENT OF TRADE AND INDUSTRY	1,431,407

H.1	Aurora Pacific Economic Zone and Freeport Authority	235,850
H.2	Center for International Trade Expositions and Missions	195,557
H.3	Small Business Corporation	1,000,000

I.	DEPARTMENT OF TRANSPORTATION	2,546,884

I.1	Civil Aviation Authority of the Philippines	1,030,000
I.2	Davao International Airport Authority	121,052
I.3	Light Rail Transit Authority	864,395
I.4	Philippine National Railways	531,437

J.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	953,805

J.1	Development Academy of the Philippines	706,353
J.2	Philippine Institute for Development Studies	247,452

K.	PRESIDENTIAL COMMUNICATIONS OFFICE	1,048,949

K.1	Intercontinental Broadcasting Corporation	741,035
K.2	People’s Television Network, Incorporated	307,914

L.	OTHER EXECUTIVE OFFICES	6,208,759

L.1	Authority of the Freeport Area of Bataan	140,000
L.2	Bangko Sentral ng Pilipinas	40,000
L.3	Bases Conversion Development Authority	2,801,865
L.4	Cagayan Economic Zone Authority	1,000,000
L.5	Credit Information Corporation	60,000
L.6	Cultural Center of the Philippines	880,151
L.7	Philippine Center for Economic Development	30,258
L.8	Philippine Deposit Insurance Corporation	58,340
L.9	Philippine Postal Corporation	70,000
L.10	Southern Philippines Development Authority	197,547
L.11	Subic Bay Metropolitan Authority	681,010
L.12	Zamboanga City Special Economic Zone Authority	249,588

M.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS – OTHERS	28,606

XXXVII.	ALLOCATIONS TO LOCAL GOVERNMENT UNITS	69,380,428

A.	Metropolitan Manila Development Authority	5,579,277
B.	Special Shares of LGUs in the Proceeds of National Taxes	34,643,787
C.	Local Government Support Fund	18,250,090
D.	Special Shares of LGUs in the Proceeds of Fire Code Fees	774,315
E.	Barangay Officials Death Benefits	50,000
F.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	10,082,959

DECEMBER 25, 2023	OFFICIAL GAZETTE	803
SUMMARY OF FY 2024 NEW APPROPRIATIONS

XXXVIII.	CONTINGENT FUND	13,000,000

XXXIX.	MISCELLANEOUS PERSONNEL BENEFITS FUND	29,677,112

XL.	NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND	20,500,000

XLI.	PENSION AND GRATUITY FUND	142,956,826

XLII.	REVISED AFP MODERNIZATION PROGRAM	40,000,000

XLIII.	UNPROGRAMMED APPROPRIATIONS	731,448,566

	TOTAL NEW APPROPRIATIONS	4,751,216,758

Budgets of Department of Energy Attached Corporations
I.	National Electrification Administration	5,291,320
II.	National Power Corporation	41,436,439
III.	Philippine National Oil Company	1,958,596

	Total	48,686,355

ANNEXES
A.	Automatic Appropriations	1,747,831,808

B.	Debt Service-Principal Amortization	1,241,179,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
SUMMARY OF FY 2024 NEW APPROPRIATIONS

ANNEXES

806	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

ANNEX A

AUTOMATIC APPROPRIATIONS

		Current Operating Expenditures
		Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
A. PURPOSE(S)
1.	Debt Service – Interest Payment				₱	670,471,000,000
2.	National Tax Allotment					871,375,199,000
3.	Pension under R.A. No. 2087, as amended by P.D. 1625 and R.A. No. 5059, as amended by Section 1 of EO No. 145, s. 1987					480,000
4.	Customs Duties and Taxes, including Tax Expenditures					14,500,000,000
5.	Net Lending					28,700,000,000
6.	Retirement and Life Insurance Premiums					65,787,605,000
7.	Special Account					26,484,299,000
8.	Bangsamoro Autonomous Region in Muslim Mindanao Block Grant					70,513,225,000

TOTAL					₱	1,747,831,808,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	807
SUMMARY OF FY 2024 NEW APPROPRIATIONS

ANNEX B

DEBT SERVICE - PRINCIPAL AMORTIZATION

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. PURPOSE(S)
For the Payment ofPrincipal Amortization of Foreign and Domestic Indebtedness			₱	1,241,179,000,000	₱	1,241,179,000,000

TOTAL			₱	1,241,179,000,000	₱	1,241,179,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

DEPARTMENT OF AGRICULTURE

FARM-TO-MARKET ROADS

810	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

DEPARTMENT OF AGRICULTURE
LOCALLY-FUNDED PROJECTS
FARM-TO-MARKET ROADS

NAME OF PROJECTS	AMOUNT IN PESOS
REPAIR/ REHABILITATION AND CONSTRUCTION OF FARM-TO-MARKET ROADS IN DESIGNATED KEY PRODUCTIONS AREAS	19,596,250,000

Region I - ILOCOS	2,186,000,000

Concreting of Brgy. Valbuena to Brgy. Aqlipay to Brgy. Sto. Tomas to Brgy. Cabaroan FMR, Brgy. Valbuena, Pinili, llocos Norte	10,000,000
Concreting of Brgy. 29 and 30, San Jose and Sto. Tomas FMR, Vintar, Ilocos Norte	5,000,000
Concreting of Sitio Bangar, Brgy. Lipay Sur FMR, Brgy. Lipay Sur, San Gabriel, La Union	10,000,000
Concreting of Brgy. Manloboc to Brgy. Poblacion FMR, Brgy. Manloboc and Brgy. Poblacion, Aguilar, Pangasinan	50,000,000
Concreting of Brgy. Palina East FMR, Brgy. Palina East, Urdaneta City, Pangasinan	5,000,000
Concreting of Brgy. Payas FMR, Brgy. Payas, Sta. Barbara, Pangasinan	5,000,000
Concreting of Brgy. Banog Sur to Brgy. Dacap Sur-Calabeng FMR, Brgy. Banog Sur, Bani, Pangasinan	5,000,000
Concreting of Brgy. Poblacion to Brgy. San Gonzalo FMR, Brgy. Poblacion and Brgy. San Gonzalo, Labrador, Pangasinan	5,000,000
Concreting of Brgy. Maningding FMR, Brgy. Maningding, Sta. Barbara, Pangasinan	5,000,000
Concreting of Brgy. Oltama FMR, Brgy. Oltama, Urdaneta City, Pangasinan	5,000,000
Concreting of Brgy. Cacadiran to Brgy. Nagsicaoan FMR, Brgy. Cacadiran, Cabugao, Ilocos Sur	15,000,000
Concreting of Brgy. Linoc FMR, Brgy. Linoc, Binmaley, Pangasinan	15,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Rosales, Pangasinan	15,000,000
Concreting of Brgy. Sta. Maria FMR, Brgy. Sta. Maria, Piddig, Ilocos Norte	40,000,000
Concreting of Brgy. Abucay FMR, Brgy. Abucay, Piddig, Ilocos Norte	20,000,000
Concreting of Brgy. Libnaoan FMR, Brgy. Libnaoan, Piddig, Ilocos Norte	20,000,000
Concreting of Brgy. Lagandit FMR, Brgy. Lagandit, Piddig, Ilocos Norte	20,000,000
Concreting of Brgy. Duripes - Brgy. Tubburan - Brgy. Macupit FMR, Bacarra, Ilocos Norte	30,000,000
Concreting of Brgy. #34 Cabaruan FMR, Brgy. #34 Cabaruan, Bacarra, Ilocos Norte	30,000,000
Concreting of Pasiocan - Sangil FMR, Bacarra, Ilocos Norte	20,000,000
Concreting of Paninaan - Malilitao FMR, Bacarra, Ilocos Norte	20,000,000
Concreting of Brgy. Payac FMR, Brgy. Payac, Bangui, Ilocos Norte	100,000,000
Concreting of Brgy. Taguipuro FMR, Brgy. Taguipuro, Bangui, Ilocos Norte	20,000,000
Concreting of Sitio 6, Brgy. Camanggaan to Sitio Lusong, Brgy. 29 FMR, Brgy. Camanggaan and Brgy. 29, Laoag City, Ilocos Norte	11,100,000
Concreting of Sitio Lusong, Brgy. 29 FMR, Brgy. 29, Laoag City, Ilocos Norte	8,150,000
Concreting of Sitio Tugtug, Camanggaan FMR, Brgy. Camanggaan, Laoag City, Ilocos Norte	10,500,000
Concreting of Brgy. Camanggaan to Brgy. Rioeng FMR, Brgy. Camanggaan and Brgy. Rioeng, Laoag City, Ilocos Norte	20,250,000
Concreting of Brgy. Lataag - Bacsil South FMR, Laoag City, Ilocos Norte	20,000,000
Concreting of Brgy. Nalbo FMR, Brgy. Nalbo, Laoag City, Ilocos Norte	20,000,000
Concreting of Brgy. Lagui - Sail FMR, Brgy. Lagui - Sail, Laoag City, Ilocos Norte	20,000,000
Concreting of Brgy. Salet - Bulangon FMR, Laoag City, Ilocos Norte	20,000,000
Concreting of Brgy. Carusikis FMR, Brgy. Carusikis, Pasuquin, Ilocos Norte	40,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	811
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Surong - Brgy. Cabaruan FMR, Brgy. Surong and Brgy. Cabaruan, Pasuquin, Ilocos Norte	20,000,000
Concreting of Brgy. Sulbec FMR, Brgy. Sulbec, Pasuquin, Ilocos Norte	50,000,000
Concreting of Estancia - Nalvo (Baywalk) FMR, Brgy. Nalvo, Pasuquin, Ilocos Norte	100,000,000
Concreting of Tanap - Dakkel, Brgy. Tanap FMR, Pagudpud, Ilocos Norte	20,000,000
Concreting of Brgy. Tarrag FMR, Pagudpud, Ilocos Norte	20,000,000
Concreting of Brgy. Saguigui FMR, Brgy. Saguigui, Pagudpud, Ilocos Norte	20,000,000
Concreting of Brgy. Dampig FMR, Brgy. Dampig, Pagudpud, Ilocos Norte	20,000,000
Concreting of Sitio Udapa, Brgy. Paayas FMR, Brgy. Paayas, Burgos, Ilocos Norte	20,000,000
Concreting of Irrigation Access Road Brgy. Tanap-Brgy. Nagsurot FMR, Burgos, Ilocos Norte	20,000,000
Concreting of Brgy. Nagsurot, Brgy. Nagsurot FMR, Burgos, Ilocos Norte	50,000,000
Concreting of Ubbog - Agaga, Brgy. Tanap FMR, Burgos, Ilocos Norte	30,000,000
Concreting of Brgy. Paayas FMR, Brgy. Paayas, Burgos, Ilocos Norte	20,000,000
Concreting of Sitio Rang-ay - Sitio Saldet - Sitio Proper, Brgy. Alejo Malasig FMR, Brgy. Alejo Malasig, Vintar, Ilocos Norte	20,000,000
Concreting of Sitio Magabobo, Brgy. Salsalamagui FMR, Brgy. Salsalamagui, Vintar, Ilocos Norte	20,000,000
Concreting of Brgy. Arnap to Brgy. Cuantacla FMR, Brgy. Arnap and Brgy. Cuantacla, Cabugao, Ilocos Sur	15,000,000
Concreting of Brgy. Cabangaran FMR, Brgy. Cabangaran, Vintar, Ilocos Norte	20,000,000
Concreting of Brgy. Cabayo - Brgy. Isic-isic FMR, Brgy. Cabayo and Brgy. Isic-isic, Vintar, Ilocos Norte	20,000,000
Concreting of Brgy. Abkir FMR, Brgy. Abkir, Vintar, Ilocos Norte	20,000,000
Concreting of Brgy. Liquicia FMR, Brgy. Liquicia, Caba, La Union	15,000,000
Concreting of Sitio San Carlos to Sitio San Julian, Brgy. Escoda FMR, Brgy. Escoda, Marcos, Ilocos Norte	15,000,000
Concreting of Brgy. Upon FMR, Brgy. Upon, Pinili, Ilocos Norte	15,000,000
Concreting of Brgy. Dipilat FMR, Brgy. Dipilat, Vintar, Ilocos Norte	20,000,000
Concreting of Brgy. San Ramon FMR, Brgy. San Ramon, Vintar, Ilocos Norte	15,000,000
Concreting of Sitio Matangra, Brgy. Agaga FMR, Brgy. Agaga, Burgos, Ilocos Norte	15,000,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Burgos, Ilocos Norte	25,000,000
Concreting of Brgy. Baligat - Brgy. Baay FMR, Brgy. Baligat and Brgy. Baay, Batac City, Ilocos Norte	15,000,000
Concreting of Sitio Lopez, Brgy. Baligat FMR, Brgy. Baligat, Batac City, Ilocos Norte	15,000,000
Concreting of Brgy. Sacritan FMR, Brgy. Sacritan, Pinili, Ilocos Norte	15,000,000
Concreting of Sitio Camnoy - Sta. Lucia, Brgy. Nagpatayan FMR, Brgy. Nagpatayan, Banna, Ilocos Norte	15,000,000
Concreting of Brgy. Espiritu FMR, Brgy. Espiritu, Dingras, Ilocos Norte	15,000,000
Concreting of Brgy. Nagsabaran FMR, Brgy. Nagsabaran, San Juan, Ilocos Sur	15,000,000
Concreting of Brgy. San Sebastian FMR Phase II, Brgy. San Sebastian, San Vicente, Ilocos Sur	15,000,000
Concreting of Brgy. Nagsantaan FMR, Brgy. Nagsantaan, Cabugao, Ilocos Sur	15,000,000
Concreting of Brgy. Manaboc FMR, Brgy. Manaboc, Burgos, Ilocos Sur	15,000,000
Concreting of Sitio Curba Serrada, Brgy. Man-Atong FMR, Brgy. Man-Atong, Suyo, Ilocos Sur	15,000,000
Concreting of Brgy. Bacsil FMR, Brgy. Bacsil, Bacnotan, La Union	15,000,000
Concreting of Brgy. Casiaman to Brgy. Arosip FMR, Brgy. Casiaman, Bacnotan, La Union	15,000,000
Concreting of Sitio Matagektek - Sitio Banawa, Brgy. Lacong FMR, Brgy. Lacong, San Gabriel, La Union	15,000,000
Concreting of Brgy. Linapew FMR, Brgy. Linapew, Tubao, La Union	15,000,000
Concreting of Brgy. Pideg FMR, Brgy. Pideg, Tubao, La Union	15,000,000
Concreting of Brgy. Catuday FMR, Brgy. Catuday, Bolinao, Pangasinan	15,000,000

812	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Sta. Maria FMR, Brgy. Sta. Maria, Alaminos City, Pangasinan	15,000,000
Concreting of Brgy. Tiep FMR Phase II, Brgy. Tiep, Bani, Pangasinan	15,000,000
Concreting of Sitio Callepan, Brgy. Bolaoen FMR, Brgy. Bolaoen, Bugallon, Pangasinan	15,000,000
Concreting of Brgy. Polong FMR, Brgy. Polong, Bugallon, Pangasinan	15,000,000
Concreting of Brgy. Ambayat 2nd FMR, Brgy. Ambayat 2nd, Bayambang, Pangasinan	15,000,000
Concreting of Sitio Navarro to Pangaskasan Kawayan Bugtong, Brgy. Ambuetel FMR, Brgy. Ambuetel, Calasiao Pangasinan	15,000,000
Concreting of Brgy. Bacundao Este FMR Phase II, Brgy. Bacundao Este, Malasiqui, Pangasinan	15,000,000
Concreting of Brgy. Anonang FMR, Brgy. Anonang, San Fabian, Pangasinan	15,000,000
Concreting of Brgy. Banaoang to Brgy. Bani FMR, Brgy. Banaoang and Brgy. Bani, Mangaldan, Pangasinan	15,000,000
Concreting of Sitio Gualao - Sitio Belidan, Brgy. Bersamin FMR, Brgy. Bersamin, Alcala, Pangasinan	15,000,000
Concreting of Brgy. Alibeng - Brgy. Barangga - Brgy. Calunetan FMR, Brgy. Alibeng, Brgy. Barangga, and Brgy. Calunetan, Sison, Pangasinan	15,000,000
Concreting of Brgy. Gonzalo - Brgy. Carayacan FMR, Brgy. Gonzalo and Brgy. Carayacan, San Quintin, Pangasinan	15,000,000
Concreting of Brgy. San Roque, San Nicolas to Brgy. Barangobong, Natividad FMR, Brgy. San Roque, San Nicolas and Brgy. Barangobong, Natividad, Pangasinan	15,000,000
Concreting of Brgy. Carosucan Norte - Brgy. Carosucan Sur FMR, Brgy. Carosucan Norte and Brgy. Carosucan Sur, Asingan, Pangasinan	15,000,000
Concreting of San Roque, San Nicolas - Barangobong, Natividad FMR, Brgy. San Roque, San Nicolas and Brgy. Barangobong, Natividad, Pangasinan	15,000,000
Concreting of Brgy. Estanza FMR, Brgy. Estanza, Bolinao, Pangasinan	15,000,000
Concreting of Brgy. Samang Norte FMR, Brgy. Samang Norte, Bolinao, Pangasinan	15,000,000
Concreting of Brgy. Lelemaan FMR, Brgy. Lelemaan, Manaoag, Pangasinan	10,000,000
Concreting of Brgy. Anolid FMR, Brgy. Anolid, Mangaldan, Pangasinan	10,000,000
Concreting of Brgy. Maasin FMR, Brgy. Maasin, Mangaldan, Pangasinan	10,000,000
Concreting of Balincanaway - Kita-Kita Roadline FMR, Brgy. Balincanaway and Brgy. Kita-Kita Roadline, Balungao, Pangasinan	21,000,000
Concreting of Brgy. Duripes - Brgy. Pungto FMR, Brgy. Duripes and Brgy. Pungto, Bacarra, Ilocos Norte	5,000,000
Concreting of Brgy. Lataag FMR, Brgy. Lataag, Laoag City, Ilocos Norte	5,000,000
Concreting of Brgy. Baduang FMR, Brgy. Baduang, Pagudpud, Ilocos Norte	5,000,000
Concreting of Pangil - Darupidip FMR, Brgy. Pangil and Brgy. Darupidip, Pasuquin, Ilocos Norte	10,000,000
Concreting of Brgy. San Pedro FMR, Brgy. San Pedro, Sarrat, Ilocos Norte	5,000,000
Concreting of Brgy. Parut FMR, Brgy. Parut, Vintar, Ilocos Norte	5,000,000
Concreting of Banbanaba - Nagsabaran, Brgy. Kalumsing FMR, Brgy. Kalumsing, San Emilio, Ilocos Sur	10,000,000
Concreting of Kindanggis FMR, Brgy. Santo Rosario, Sigay, Ilocos Sur	10,000,000
Concreting of Brgy. San Luis FMR, Brgy. San Luis, Cervantes, Ilocos Sur	10,000,000
Concreting of Bantuage, Brgy. Lacong to Kaptaawan Section, Brgy. Lipay Sur FMR, Brgy. Lacong and Brgy. Lipay Sur, San Gabriel, La Union	10,000,000
Concreting of Baliw - Barikir - Cabangtalan FMR, Brgy. Baliw, Brgy. Barikir and Brgy. Cabangtalan, Sinait, Ilocos Sur	15,000,000
Concreting of Brgy. Arnap FMR, Brgy. Arnap, Cabugao, Ilocos Sur	15,000,000
Concreting of Brgy. Payapa FMR, Brgy. Payapa, San Carlos City, Pangasinan	15,000,000
Concreting of Brgy. Darawey FMR, Brgy. Darawey, Bayambang, Pangasinan	15,000,000
Concreting of Brgy. Pagdilao - Badiao FMR, Brgy. Pagdilao, Pinili, Ilocos Norte	10,000,000
Concreting of Brgy. Dalongue FMR, Brgy. Santa Barbara, Pangasinan	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	813
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Balligi to Brgy. Poblacion FMR, Brgy. Balligi and Brgy. Poblacion, Laoac, Pangasinan	12,500,000
Concreting of Zone 5, Brgy. Moreno FMR, Brgy. Moreno, Binalonan, Pangasinan	12,500,000
Concreting of Purok 5 & 6 Brgy. San Pedro Apartado FMR, Brgy. San Pedro Apartado, Alcala, Pangasinan	15,000,000
Concreting of Sitio Malaguena, Brgy. Macayo FMR, Brgy. Macayo, Alcala, Pangasinan	12,500,000
Concreting of Brgy. Maambal to Brgy. Haway FMR, Brgy. Maambal and Brgy. Haway, Pozorrubio, Pangasinan	12,500,000
Concreting of Sitio Binmunton, Brgy. Sta. Catalina FMR, Brgy. Sta. Catalina, Binalonan, Pangasinan	35,000,000
Concreting of Brgy. Ambalangan- Dalin FMR, Brgy. Ambalangan -Dalin, San Fabian, Pangasinan	10,000,000
Concreting of Sitio Burbur - Hacienda, Brgy. No. 26 Canaam FMR, Brgy. No. 26 Canaam, Vintar, Ilocos Norte	50,000,000
Concreting of Brgy. La Paz FMR, Brgy. La Paz, Villasis, Pangasinan	30,000,000
Concreting of Brgy. Labit FMR, Brgy. Labit, Villasis, Pangasinan	30,000,000

CORDILLERA ADMINISTRATIVE REGION (CAR)	548,000,000

Concreting of Brgy. Sagubo to Sitio Tadayan, Brgy. Pudong FMR, Brgy. Pudong, Kapangan, Benguet	5,000,000
Concreting of Samoyao to Hartwell, Brgy. Ampucao FMR, Brgy. Ampucao, Itogon, Benguet	15,000,000
Concreting of Sitio Paliwon to Sitio Nini, Brgy. Bazar FMR, Brgy. Bazar, Sallapadan, Abra	15,000,000
Concreting of Sitio Sinabaan, Brgy. Tagodtod to Brgy. Laguiben FMR, Brgy. Tagodtod and Brgy. Laguiben, Lagangilang, Abra	10,000,000
Concreting of Brgy. Lomubang FMR, Brgy. Lomubang, San Juan, Abra	5,000,000
Concreting of Sitio Sao-atan to Sitio Pugaro, Brgy. Malita FMR, Brgy. Malita, Bangued, Abra	20,000,000
Concreting of Kileng - Lenneng FMR, Brgy. Lenneng, Licuan-Baay, Abra	5,000,000
Concreting of Brgy. Mogao to Sucao FMR, Brgy. Mogao and Brgy. Dominglay, Licuan-Baay, Abra	5,000,000
Concreting of Brgy. Tabiog FMR, Brgy. Tabiog, Bucay, Abra	30,000,000
Concreting of Alloy - Tawang, Brgy. Guilayon FMR, Brgy. Guilayon, Tabuk City, Kalinga	17,000,000
Concreting of Sitio Lam-awan to Sitio Gayaman, Brgy. Bazar FMR Phase II, Brgy. Bazar, Sallapadan, Abra	20,000,000
Concreting of Sitio Talinaoen, Brgy. Bulbulala FMR, Brgy. Bulbulala, Licuan-Baay, Abra	15,000,000
Concreting of Brgy. Poblacion to Brgy. San Mariano FMR, Brgy. Poblacion and Brgy. San Mariano, Pudtol, Apayao	15,000,000
Concreting of Sitio Sinigpit - Sta. Rosa - Mawanan, Brgy. Santa Filomena FMR, Brgy. Santa Filomena, Calanasan, Apayao	15,000,000
Concreting of Madeclan, Brgy. Paoay FMR, Brgy. Paoay, Atok, Benguet	15,000,000
Concreting of Sitio Deckan to Sitio Lenggew, Brgy. Baculongan Sur FMR, Brgy. Baculongan Sur, Buguis, Benguet	15,000,000
Concreting of Dengao - Nakgaan FMR, Brgy. Ahin, Tinoc, Ifugao	15,000,000
Concreting of Ala - Baguinge FMR, Brgy. Baguinge, Kiangan, Ifugao	15,000,000
Concreting of Brgy. Pinto to Buldi FMR, Brgy. Pinto, Alfonso Lista, Ifugao	15,000,000
Concreting of Sitio Tamang, Brgy. Damag FMR, Brgy. Damag, Aguinaldo, Ifugao	10,000,000
Concreting of Sukiap (Tanglag) - Mabongtot FMR, Brgy. Mabongtot, Lubuagan, Kalinga	15,000,000
Concreting of Sitio Topap to Sitio Daluway, Brgy. Ballayangon FMR, Brgy. Ballayangon, Pinukpuk, Kalinga	15,000,000

814	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Junction Sitio Mansanita to Sitio Tannubong, Brgy. Ipil FMR, Brgy. Ipil, Tabuk City, Kalinga	15,000,000
Concreting of Wala - Bunot - Tawang FMR, Brgy. Bacarri and Brgy. Bunot, Paracelis, Mountain Province	15,000,000
Concreting of Ambatutong - Bila - Addang FMR, Brgy. Bunot, Paracelis, Mountain Province	15,000,000
Concreting of Brgy. Agawa to Balaan to Brgy. Ambagiw FMR, Brgy. Agawa, Besao, Mountain Province	15,000,000
Concreting of Dogyoan, Brgy. Bai FMR, Brgy. Bai, Lagayan, Abra	15,000,000
Concreting of Supiil - Galoos FMR, Brgy. Supiil, San Juan, Abra	15,000,000
Concreting of Lepsik - Mabilig FMR Phase II, Brgy. Kayapa, Bakun, Benguet	10,000,000
Concreting of Proper Bayao - Tangtangan FMR, Brgy. Bayao, Pinukpuk, Kalinga	15,000,000
Concreting of Sucbot - Balong FMR, Brgy. Balong, Tabuk City, Kalinga	16,000,000
Concreting of Sitio Akmiland, Brgy. Swan FMR, Brgy. Swan, Pudtol, Apayao	20,000,000
Concreting of Saguday to Patay, Brgy. Banguitan FMR, Brgy. Banguitan, Besao, Mountain Province	10,000,000
Concreting of Brgy. Belong to Brgy. Dananao FMR, Brgy. Belong and Brgy. Dananao, Tinglayan, Kalinga	10,000,000
Concreting of Poblacion-Dananao-Tulgao FMR, Brgy. Poblacion, Tinglayan, Kalinga	25,000,000
Concreting of Brgy. Karagawan FMR, Brgy. Karagawan, Kabugao, Apayao	25,000,000
Improvement of Bolo-Pudong, Brgy. Pudong FMR, Brgy. Pudong, Kapangan, Benguet	10,000,000
Concreting of Balangbang to Banao FMR, Mayoyao, Ifugao	10,000,000

Region II - CAGAYAN VALLEY	1,263,500,000

Concreting of Brgy. Barsat West FMR, Brgy. Barsat West, Baggao, Cagayan	5,000,000
Concreting of Brgy. San Francisco FMR, Brgy. San Francisco, Benito Soliven, Isabela	15,000,000
Concreting of Ganzano FMR Phase I, Brgy. Ganzano, Gattaran, Cagayan	15,000,000
Concreting of Damansuñiten - Kagawran FMR, Brgy. San Rafael, Itbayat, Batanes	15,000,000
Concreting of DA Cilio - Maranatu FMR, Brgy. Sta. Rosa, Itbayat, Batanes	15,000,000
Concreting of Kadung - Tarukuk FMR, Brgy. Raele, Itbayat, Batanes	15,000,000
Concreting of Kavorayongan - Posoj FMR, Brgy. Sta. Maria, Itbayat, Batanes	15,000,000
Concreting of Brgy. Marabulig to Brgy. Nagrumbuan FMR, Brgy. Marabulig and Brgy. Nagrumbuan, Cauayan City, Isabela	10,000,000
Concreting of Brgy. Nagrumbuan to Brgy. Pinoma FMR Section II, Brgy. Nagrumbuan and Brgy. Pinoma, Cauayan City, Isabela	10,000,000
Concreting of Fulay - Alejon - Pillos FMR, Brgy. Centro Sur, Alcala, Cagayan	15,000,000
Concreting of Brgy. Bitag Grande FMR, Brgy. Bitag Grande, Baggao, Cagayan	15,000,000
Concreting of Brgy. Sta. Filomena, Abulug to Brgy. Cabaritan West, Ballesteros FMR, Brgy. Sta Filomena, Abulug and Brgy. Cabaritan West, Ballesteros, Cagayan	15,000,000
Concreting of Brgy. Labben FMR, Brgy. Labben and Brgy. Utan, Allacapan, Cagayan	15,000,000
Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, Enrile, Cagayan	15,000,000
Concreting of Brgy. Lemu Norte FMR, Brgy. Lemu Norte, Enrile, Cagayan	15,000,000
Concreting of Sitio San Juan FMR, Brgy. 01 - Brgy. 04, Enrile, Cagayan	15,000,000
Concreting of Sitio Alibagu, Brgy. Tallag FMR, Brgy. Tallag, Cabagan, Isabela	15,000,000
Concreting of Brgy. Casibarag Norte FMR, Brgy. Casibarag Norte, Cabagan, Isabela	15,000,000
Concreting of Sitio Guggutao, Brgy. Villabuena FMR, Brgy. Villabuena, Santa Maria, Isabela	30,000,000
Concreting of Sitio Magamian - Cabannungan, Brgy. Limbauan FMR, Brgy. Limbauan, San Pablo, Isabela	15,000,000
Concreting of Brgy. Burgos FMR, Brgy. Burgos, Naguilian, Isabela	15,000,000
Concreting of Burgos - San Francisco FMR, Brgy. Burgos, Alicia, Isabela	15,000,000
Concreting of Purok 6, Sto. Tomas FMR, Brgy. Sto. Tomas, Alicia, Isabela	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	815
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Tanggal FMR, Brgy. Tanggal, Cordon, Isabela	15,000,000
Concreting of South Low Nia - Cordon Boundary, Villa Gonzaga FMR, Brgy. Villa Gonzaga, Santiago City, Isabela	15,000,000
Concreting of Holy Friday - Maligaya FMR, Brgy. Holy Friday and Brgy. Maligaya, Mallig, Isabela	15,000,000
Concreting of Brgy. Turod FMR, Brgy. Turod, Quezon, Isabela	15,000,000
Concreting of Brgy. Pag-asa to Brgy. Aromin FMR, Brgy. Pag-asa and Brgy. Aromin, Echague, Isabela	15,000,000
Concreting of Brgy. Villa Rose to Brgy. San Rafael FMR, Brgy. Villa Rose and Brgy. San Rafael, San Guillermo, Isabela	15,000,000
Concreting of Brgy. Cabugao FMR Phase II, Brgy. Cabugao, Cauayan City, Isabela	15,000,000
Concreting of Brgy. Dianao FMR, Brgy. Dianao, Cauayan City, Isabela	15,000,000
Concreting of Brgy. Minante 1 FMR, Brgy. Minante 1, Cauayan City, Isabela	15,000,000
Concreting of Sitio Binag to Sitio Gassug, Brgy. San Antonio FMR, Brgy. San Antonio,Cabagan, Isabela	10,000,000
Concreting of Brgy. Villa Flor FMR, Brgy. Villa Flor, Cauayan City, Isabela	15,000,000
Concreting of Brgy. Minante 2 FMR Phase II, Brgy. Minante 2, Cauayan City, Isabela	15,000,000
Concreting of Brgy. Manaoag FMR, Brgy. Manaoag, Cauayan City, Isabela	20,000,000
Concreting of Dullao FMR, Brgy. Dullao, Bambang, Nueva Vizcaya	15,000,000
Concreting of Magsaysay Hills - San Antonio North FMR, Brgy. Magsaysay Hills, Bambang, Nueva Vizcaya	15,000,000
Concreting of Pallas - Pinayag FMR, Brgy. Pallas, Bambang, Nueva Vizcaya	15,000,000
Concreting of Salecpan-Babadi-Pinayag FMR, Kayapa, Nueva Vizcaya	15,000,000
Concreting of Pinayag - Pallas FMR, Brgy. Pinayag, Kayapa, Nueva Vizcaya	20,000,000
Concreting of Brgy. Wangal FMR, Brgy. Wangal, Kasibu, Nueva Vizcaya	15,000,000
Concreting of Brgy. Dumanisi FMR, Brgy. Dumanisi, Diffun, Quirino	15,000,000
Concreting of Brgy. Balagbag FMR, Brgy. Balagbag, Diffun, Quirino	15,000,000
Concreting of Brgy. Carmencita FMR, Brgy. Carmencita, Delfin Albano, Isabela	15,000,000
Concreting of Brgy. Villa Pereda FMR, Brgy. Villa Pereda, Delfin Albano, Isabela	15,000,000
Concreting of Brgy. Dappig FMR, Brgy. Dappig, San Agustin, Isabela	10,000,000
Concreting of Brgy. Arubub FMR, Brgy. Arubub, Jones, Isabela	10,000,000
Concreting of Brgy. Villa Miemban FMR, Brgy. Villa Miemban, Cordon, Isabela	10,000,000
Concreting of Brgy. Disulap to Dibuluan FMR, Brgy. Disulap, San Mariano, Isabela	10,000,000
Concreting of Brgy. Dicamay to Guilingan FMR, Brgy. Dicamay, San Mariano, Isabela	10,000,000
Concreting of Brgy. Buyasan to Cadsalan FMR, Brgy. Buyasan, San Mariano, Isabela	10,000,000
Concreting of Nagrumbuan - Pinoma FMR, Brgy. Nagrumbuan and Brgy. Pinoma, Cauayan City, Isabela	20,000,000
Concreting of San Francisco Norte - Guam FMR, Brgy. San Francisco Norte and Brgy. Guam, San Guillermo, Isabela	10,000,000
Concreting of Villaflor - Calaogan FMR, Brgy. Villaflor and Brgy. Calaogan, Cauayan City, Isabela	10,000,000
Concreting of Brgy. Bangatan FMR, Brgy. Bangatan, Gattaran, Cagayan	15,000,000
Concreting of Lucban - Maquire FMR, Brgy. Lucban, Abulug, Cagayan	15,000,000
Concreting of Zitanga - Nararagan FMR, Brgy. Zitanga, Ballesteros, Cagayan	15,000,000
Concreting of Brgy. Dumanisi FMR, Brgy. Dumanisi, Diffun, Quirino	5,000,000
Concreting of Brgy. Gulac FMR, Brgy. Gulac, Diffun, Quirino	5,000,000
Concreting of Brgy. Burgos FMR, Brgy. Burgos, Cabarroguis, Quirino	5,000,000
Concreting of Brgy. Sto. Tomas FMR, Brgy. Sto. Tomas, Saguday, Quirino	5,000,000
Concreting of Brgy. San Bernabe FMR, Brgy. San Bernabe, Maddela, Quirino	5,000,000
Concreting of Brgy. Dumabato Norte FMR, Brgy. Dumabato Norte, Maddela, Quirino	5,000,000
Concreting of Namoog, Brgy. Calaocan FMR, Brgy. Calaocan, Bambang, Nueva Vizcaya	10,000,000
Concreting of Brgy. Pinya FMR, Brgy. Pinya, Diadi, Nueva Vizcaya	10,000,000
Concreting of Brgy. Acacia FMR, Brgy. Acacia, Kayapa, Nueva Vizcaya	10,000,000

816	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, Delfin Albano, Isabela	15,000,000
Concreting of Brgy. Burgos FMR, Brgy. Burgos, Alicia, Isabela	30,000,000
Concreting of Brgy. Ubong, Solana to Brgy. San Antonio, Enrile FMR, Brgy. Ubong, Solana and Brgy. San Antonio, Enrile, Cagayan	15,000,000
Concreting of Brgy. Lanna - Sitio Naruang to Sitio Batu FMR, Brgy. Lanna, Enrile, Cagayan	15,000,000
Concreting of Antonio, Brgy. Pungpongan FMR, Brgy. Pungpongan, Jones, Isabela	21,000,000
Concreting of Sitio Matakayan to Malacab FMR, Santo Tomas, Isabela	10,000,000
Concreting of Brgy. Simanu Norte FMR, Brgy. Simanu Norte, San Pablo, Isabela	10,000,000
Concreting of Brgy. Nungnungan I FMR, Brgy. Nungnungan I, Cauayan City, Isabela	10,000,000
Concreting of Brgy. San Francisco to Brgy. Faustino FMR, Brgy. San Francisco and Brgy. Faustino, Cauayan City, Isabela	10,000,000
Concreting of Brgy. Buena Suerte FMR, Brgy. Buena Suerte, Cauayan City, Isabela	10,000,000
Concreting of Brgy. Burgos, Section II FMR , Brgy. Burgos, Naguilian, Isabela	10,000,000
Concreting of Brgy. Gotan FMR, Brgy. Gotan, Sta. Ana, Cagayan	10,000,000
Concreting of Malannit FMR (Phase II), Brgy. Malannit, Jones, Isabela	10,000,000
Concreting of Brgy. Minanga Sur FMR, Brgy. Minanga Sur, Lasam, Cagayan	10,000,000
Concreting of Brgy. General Eulogo Balao FMR Phase 2, Brgy. General Eulogo Balao, Solana, Cagayan	10,000,000
Concreting of Brgy. San Carlos FMR, Brgy. San Carlos, Echague, Isabela	10,000,000
Concreting of Nangauilian FMR, Brgy. Mission, Santa Teresita, Cagayan	20,000,000
Concreting of Brgy. Calamagui North FMR, Brgy. Calamagui North, Santa Maria, Isabela	15,000,000
Concreting of Brgy. Fermeldy to Brgy. Santa FMR, Brgy. Fermeldy and Brgy. Santa, Tumauini, Isabela	15,000,000
Concreting of Brgy. Alibagu - Brgy. Namnama - Brgy. Fugu FMR, Brgy. Alibagu, Brgy. Namnama and Brgy. Fugu, City of Ilagan, Isabela	30,000,000
Concreting of Brgy. Annanuman - Dalena FMR, Brgy. Annanuman and Dalena, San Pablo, Isabela	15,000,000
Concreting of Brgy. Calamagui North FMR Phase 2, Brgy. Calamagui North, Sta. Maria, Isabela	15,000,000
Concreting of Brgy. Barumbong FMR, Brgy. Barumbong, Sto. Tomas, Isabela	17,500,000
Concreting of Brgy. Annanuman - Brgy. Dalena FMR Phase III, San Pablo, Isabela	15,000,000
Concreting of Brgy. Simanu Norte - Mt. Hamut Road, Brgy. Simanu Norte, San Pablo, Isabela	20,000,000

Region III - CENTRAL LUZON	2,056,581,000

Concreting of Brgy. Labney FMR, Brgy. Labney, San Jose, Tarlac	15,000,000
Concreting of Brgy. Gayong Gayong FMR, Brgy. Gayong Gayong, Mayantoc, Tarlac	15,000,000
Concreting of Brgy. Gosood FMR, Brgy. Gosood, Mayantoc, Tarlac	16,001,000
Concreting of Brgy. Calibungan FMR, Brgy. Calibungan, Victoria, Tarlac	17,000,000
Concreting of Brgy. Balayang FMR, Brgy. Balayang, Victoria, Tarlac	17,000,000
Concreting of Brgy. Canarem to Brgy. Calibungan FMR, Brgy. Canarem and Brgy. Calibungan, Victoria, Tarlac	16,000,000
Concreting of Brgy. Cruz FMR, Brgy. Cruz, Victoria, Tarlac	15,000,000
Concreting of Brgy. Poblacion Sur to Brgy. Cabucbucan FMR, Brgy. Poblacion Sur, Rizal, Nueva Ecija	15,000,000
Concreting of Bacayao, Brgy. Calipayan FMR, Brgy. Calipayan, Santa Ignacia, Tarlac	15,000,000
Concreting of Brgy. Pungo FMR, Brgy. Pungo, Calumpit, Bulacan	15,000,000
Concreting of Brgy. Gabon FMR, Brgy. Gabon, Abucay, Bataan	15,000,000
Concreting of Brgy. San Nicolas FMR, Brgy. San Nicolas, Arayat, Pampanga	20,580,000
Concreting of Brgy. Ditumabo FMR, Brgy. Ditumabo, San Luis, Aurora	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	817
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Dikapinisan FMR, Brgy. Dikapinisan, San Luis, Aurora	15,000,000
Concreting of Brgy. Nipoo FMR Phase II, Brgy. Nipoo, Dinalungan, Aurora	26,000,000
Concreting of Brgy. Quirino to Brgy. San Leonardo to Brgy. Debucao FMR, Maria Aurora, Aurora	25,000,000
Concreting of Purok 4, Sitio Cabituculan, Brgy. Reserva FMR, Brgy. Reserva, Baler, Aurora	15,000,000
Concreting of Sitio Parang, Dos - Sto. Cristo FMR, Maria Aurora, Aurora	15,000,000
Concreting of Brgy. Wenceslao to Brgy. Sto. Tomas FMR, Brgy. Wenceslao and Brgy. Sto. Tomas, Maria Aurora, Aurora	19,000,000
Concreting of Labiña Road connecting Brgy. Tapulao and Brgy. Talimundoc FMR, Orani, Bataan	15,000,000
Concreting of Brgy. Imelda FMR, Brgy. Imelda, Samal, Bataan	15,000,000
Concreting of Brgy. Balsik FMR, Brgy. Balsik, Hermosa, Bataan	15,000,000
Concreting of Brgy. Bilolo FMR Phase II, Brgy. Bilolo, Orion, Bataan	15,000,000
Concreting of Brgy. Bantan to Brgy. Sto. Domingo FMR, Orion, Bataan	15,000,000
Concreting of Sitio Malaka, Brgy. Nagbalayong FMR, Brgy. Nagbalayong, Morong, Bataan	15,000,000
Concreting of Sitio Banaba, Brgy. Ibis FMR, Brgy. Ibis, Bagac, Bataan	15,000,000
Concreting of Brgy. San Francisco FMR, Brgy. San Franciso, Bulakan, Bulacan	15,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Paombong, Bulacan	15,000,000
Concreting of Brgy. Calantipay FMR, Brgy. Calantipay, Baliwag, Bulacan	15,000,000
Concreting of Brgy. Matangtubig FMR, Brgy. Matangtubig, Baliwag, Bulacan	15,000,000
Concreting of Brgy. Masuso FMR Phase II, Brgy. Masuso, Pandi, Bulacan	15,000,000
Concreting of Brgy. Pulong Bayabas to Brgy. Bubulong Munti FMR, Brgy. Pulong Bayabas and Brgy. Bubulong Munti, San Miguel, Bulacan	15,000,000
Concreting of Brgy. Sapang Dayap FMR, Brgy. Sapang Dayap, San Ildefonso, Bulacan	15,000,000
Concreting of Brgy. Partida FMR, Brgy. Partida, San Miguel, Bulacan	15,000,000
Concreting of Brgy. Malibay FMR, Brgy. Malibay, San Miguel, Bulacan	15,000,000
Concreting of Brgy. Ubihan FMR, Brgy. Ubihan, Meycauayan City, Bulacan	30,000,000
Concreting of Brgy. Cupang to Brgy. Bagong Barrio FMR, Brgy. Bagong Barrio, Pandi, Bulacan	15,000,000
Concreting of Brgy. Cupang to Brgy. Masagana FMR, Brgy. Cupang and Brgy. Masagana, Pandi, Bulacan	15,000,000
Concreting of Parangan, Brgy. Binagbag FMR, Brgy. Binagbag, Angat, Bulacan	15,000,000
Concreting of Sentinela, Brgy. Encanto FMR, Brgy. Encanto, Angat, Bulacan	15,000,000
Concreting of Brgy. Pinagtulayan FMR, Brgy. Pinagtulayan, Norzagaray, Bulacan	15,000,000
Concreting of Kalabasa, Brgy. Encanto FMR, Brgy. Encanto, Angat, Bulacan	15,000,000
Concreting of Sitio Lupa, Brgy. Matictic FMR Phase II, Brgy. Matictic, Norzagaray, Bulacan	15,000,000
Concreting of Brgy. Manacsac - Brgy. San Bernandino - Brgy. Sta. Cruz FMR, Guimba, Nueva Ecija	15,000,000
Concreting of Brgy. Umangan, Aliaga to Brgy. San Miguel na Munti, Talavera FMR, Brgy. Umangan, Aliaga and Brgy. San Miguel na Munti, Talavera, Nueva Ecija	15,000,000
Concreting of Brgy. Nagmisahan, Cuyapo to Brgy. Cabawangan, Cuyapo to Brgy. Cabaducan East, Nampicuan FMR, Brgy. Nagmisahan, Cuyapo, Brgy. Cabawangan, Cuyapo and Brgy. Cabaducan East, Nampicuan, Nueva Ecija	50,000,000
Concreting of Talbak I, Brgy. Encanto FMR, Brgy. Encanto, Angat, Bulacan	10,000,000
Concreting of Brgy. Calisitan to Brgy. Culiat FMR, Brgy. Calisitan and Brgy. Culiat, Talugtug, Nueva Ecija	15,000,000
Concreting of Brgy. Maligaya FMR, Brgy. Maligaya, Rizal, Nueva Ecija	15,000,000
Concreting of Brgy. General Luna FMR, Brgy. General Luna, Carranglan, Nueva Ecija	15,000,000
Concreting of Brgy. Ariendo FMR, Brgy. Ariendo, Bongabon, Nueva Ecija	30,000,000

818	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Patricio St., Brgy. Mambangnan FMR, Brgy. Mambangnan, San Leonardo, Nueva Ecija	15,000,000
Concreting of Brgy. Makabaclay FMR, Brgy. Makabaclay, Gapan City, Nueva Ecija	15,000,000
Concreting of Brgy. Balicutan to Brgy. Turu FMR Phase II, Brgy. Balicutan and Brgy. Turu, Magalang, Pampanga	15,000,000
Concreting of Brgy. Cawayan FMR, Brgy. Cawayan, Angeles City, Pampanga	15,000,000
Concreting of Purok Lambingan Brgy. Dampe FMR, Brgy. Dampe, Floridablanca, Pampanga	30,000,000
Concreting of Brgy. Fortuna FMR, Brgy. Fortuna, Floridablanca, Pampanga	15,000,000
Concreting of Brgy. San Nicolas to Brgy. Sta. Monica FMR, Brgy. San Nicolas and Brgy. Sta. Monica, Floridablanca, Pampanga	15,000,000
Concreting of Sitio Looban Purok 6, Brgy. Planas FMR, Brgy. Planas, Porac, Pampanga	15,000,000
Concreting of Brgy. Pandacaqui FMR, Brgy. Pandacaqui, Mexico, Pampanga	15,000,000
Concreting of Brgy. Laquios to Plazang Luma FMR, Brgy. Laquios and Brgy. Plazang Luma, Arayat, Pampanga	15,000,000
Concreting of Purok 6, Lacmit, Brgy. Tabuyuc FMR, Brgy. Tabuyuc, Apalit, Pampanga	15,000,000
Concreting of Brgy. Sto. Rosario FMR, Brgy. Sto. Rosario, Candaba, Pampanga	15,000,000
Concreting of Brgy. Pangclara FMR, Brgy. Pangclara, Candaba, Pampanga	15,000,000
Concreting of Brgy. Santo Cristo FMR, Brgy. Santo Cristo, San Jose del Monte, Bulacan	30,000,000
Concreting of Clemente Road, Brgy. Sta. Monica FMR, Brgy. Sta. Monica, Moncada, Tarlac	15,000,000
Concreting of Brgy. Labney FMR, Brgy. Labney, Mayantoc, Tarlac	15,000,000
Concreting of Brgy. Tariji FMR, Brgy. Tariji, Tarlac City, Tarlac	15,000,000
Concreting of Brgy. Guevarra FMR, Brgy. Guevarra, La Paz, Tarlac	15,000,000
Concreting of Brgy. Castillo FMR, Brgy. Castillo, Concepcion, Tarlac	15,000,000
Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, Concepcion, Tarlac	15,000,000
Concreting of Brgy. Rabanes to Brgy. Rizal FMR, Brgy. Rabanes and Brgy. Rizal, San Marcelino, Zambales	15,000,000
Concreting of Sitio Macupit to Sitio Malipa FMR, Brgy. Nagbayan, Castillejos, Zambales	15,000,000
Concreting of Brgy. Taugtog to Brgy. Tampo FMR, Brgy. Taugtog and Brgy. Tampo, Botolan, Zambales	15,000,000
Concreting of Brgy. Santa Barbara to Brgy. Dirita FMR, Brgy. Santa Barbara and Brgy. Dirita, Iba, Zambales	15,000,000
Concreting of Brgy. Pinagrealan FMR, Brgy. Pinagrealan, Candelaria, Zambales	50,000,000
Concreting of Sitio San Juan, Brgy. Malabon FMR, Brgy. Malabon, Candelaria, Zambales	15,000,000
Concreting of Brgy. Ligas FMR, Brgy. Ligas, Malolos, Bulacan	10,000,000
Concreting of Brgy. Bacsay FMR, Brgy. Bacsay, Camiling, Tarlac	10,000,000
Concreting of Sitio Patal, Brgy. Batiawan FMR, Brgy. Batiawan, Subic, Zambales	10,000,000
Concreting of Brgy. Pance FMR, Brgy. Pance, Ramos, Tarlac	15,000,000
Concreting of Brgy. Bilad FMR, Brgy. Bilad, Camiling, Tarlac	15,000,000
Concreting of Purok 1, Brgy. Daang Bago FMR, Brgy. Daang Bago, Dinalupihan, Bataan	30,000,000
Concreting of Brgy. Tabacao FMR, Brgy. Tabacao, Talavera, Nueva Ecija	10,000,000
Concreting of Brgy. San Antonio Este FMR, Brgy. San Antonio Este, Lupao, Nueva Ecija	15,000,000
Concreting of Brgy. San Pedro FMR, Brgy. San Pedro, Lupao, Nueva Ecija	15,000,000
Concreting of Brgy. Paguiruan FMR, Brgy. Paguiruan, Floridablanca, Pampanga	15,000,000
Concreting of Brgy. Fortuna to Brgy. San Isidro FMR, Brgy. Fortuna and Brgy. San Isidro, Floridablanca, Pampanga	15,000,000
Concreting of Kanal-Barjas, Brgy. Candating FMR, Brgy. Candating, Arayat, Pampanga	30,000,000
Concreting of Brgy. Juliana FMR, Brgy. Juliana, Capas, Tarlac	15,000,000
Concreting of Brgy. Bulusukan FMR, Brgy. Bulusukan, San Ildefonso, Bulacan	15,000,000
Concreting of Brgy. Caingin FMR, Brgy. Caingin, Malolos City, Bulacan	15,000,000
Concreting of Brgy. Sta. Lucia FMR, Brgy. Sta. Lucia, San Miguel, Bulacan	15,000,000
Concreting of Brgy. Lambakin FMR, Brgy. Lambakin, San Miguel, Bulacan	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	819
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Buliran FMR, Brgy. Buliran, San Miguel, Bulacan	15,000,000
Concreting of Brgy. San Miguel FMR, Brgy. San Miguel, Calumpit, Bulacan	15,000,000
Concreting of Sitio Kutad, Brgy. Camachile FMR, Brgy. Camachille, Doña Remedios Trinidad, Bulacan	20,000,000
Concreting of Pasong Callos FMR, Brgy. Pasong Callos, San Rafael, Bulacan	15,000,000
Concreting of Sitio Calumpit, Brgy. Kalawakan FMR, Brgy. Kalawakan, Doña Remedios Trinidad, Bulacan	15,000,000
Concreting of Brgy. Pitpitan FMR, Brgy. Pitpitan, Bulakan, Bulacan	15,000,000
Concreting of Brgy. Meysulao FMR, Brgy. Meysulao, Calumpit, Bulacan	15,000,000
Concreting of Brgy. Balayong FMR, Brgy. Balayong, Malolos, Bulacan	15,000,000
Concreting of Brgy. Matangtubig FMR Phase 2, Brgy. Matangtubig, Baliwag, Bulacan	15,000,000
Concreting of Brgy. Calantipay FMR Phase 2, Brgy. Calantipay, Baliwag, Bulacan	10,000,000
Improvement/Upgrading of Brgy. Hacienda Dolores FMR, Brgy. Hacienda Dolores, Porac, Pampanga	5,000,000
Improvement/Upgrading of Purok 2, Brgy. San Agustin Betis FMR, Brgy. San Agustin Betis, Guagua, Pampanga	5,000,000
Concreting of Brgy. Ligaya FMR with lined canal, Brgy. Ligaya, Pulung Masle, Guagua, Pampanga	5,000,000
Concreting of Brgy. Paguiruan FMR Phase 2, Brgy. Paguiruan, Floridablanca, Pampanga	5,000,000
Concreting of Brgy. Calantas FMR, Brgy. Calantas, Floridablanca, Pampanga	5,000,000
Concreting of Brgy. Penabatan FMR, Brgy. Penabatan, Pulilan, Bulacan	25,000,000
Concreting of San Agustin - Caingin - Sta. Monica - Bebe Matua FMR, Masantol, Pampanga	10,000,000
Concreting of Brgy. Frances FMR, Brgy. Frances, Calumpit, Bulacan	15,000,000
Concreting of Brgy. Palimbang FMR, Brgy. Palimbang, Calumpit, Bulacan	15,000,000
Concreting of Brgy. Inaon FMR, Brgy. Inaon, Pulilan, Bulacan	20,000,000
Concreting of Brgy. San Ramon FMR, Brgy. San Ramon, Floridablanca, Pampanga	5,000,000
Concreting of Brgy. San Juan, Nepo, Betis FMR, Guagua, Pampanga	5,000,000
Concreting of Brgy. Ebus FMR, Brgy. Ebus, Guagua, Pampanga	5,000,000
Concreting of Brgy. San Felipe to Brgy. Bagumbayan FMR, Brgy. San Felipe and Brgy. Bagumbayan, Llanera, Nueva Ecija	20,000,000
Concreting of Brgy. Bicos FMR, Brgy. Bicos, Rizal, Nueva Ecija	20,000,000
Concreting of Brgy. Salazar FMR, Carranglan, Nueva Ecija	20,000,000
Concreting of Brgy. Villa Paraiso FMR, Rizal, Nueva Ecija	20,000,000
Concreting of Brgy. San Isidro to Brgy. Mapangpang FMR, Brgy. San Isidro and Brgy. Mapangpang, Lupao, Nueva Ecija	20,000,000
Concreting of Brgy. Alangan to Brgy. Lamao FMR, Brgy. Alangan and Brgy. Lamao, Limay, Bataan	20,000,000
Concreting of Greatest Manimas, Sitio Bani, Brgy. Cupang Proper FMR, Brgy. Cupang Proper, Balanga City, Bataan	16,000,000
Concreting of Kinarangan to Sitio Baranda Brgy. Duale FMR, Limay, Bataan	20,000,000
Concreting of Sitio Mabungo, Brgy. Cabog-Cabog FMR, Brgy. Cabog-Cabog, Balanga City, Bataan	15,000,000
Concreting of Sitio Bani Brgy. Cataning FMR, Brgy. Cataning, Balanga City, Bataan	15,000,000
Concreting of Brgy. Tanato FMR, Brgy. Tanato, Balanga City, Bataan	14,000,000

Region IVA - CALABARZON	1,404,000,000

Concreting of Brgy. Reparo FMR, Brgy. Reparo, Nasugbu, Batangas	5,000,000
Concreting of Brgy. Mahabang Parang FMR, Brgy. Mahabang Parang, San Luis, Batangas	10,000,000
Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, Kalayaan, Laguna	5,000,000

820	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Sta. Elena to Brgy. San Jose FMR, Brgy. Sta. Elena and Brgy. San Jose, San Pablo, Laguna	5,000,000
Concreting of Brgy. Labayo FMR, Brgy. Labayo, Cavinti, Laguna	15,000,000
Concreting of Brgy. Balakilong FMR, Brgy. Balakilong, Laurel, Batangas	15,000,000
Concreting of Sitio Sapinit to Sitio Binayoyo, Brgy. San Juan FMR, Brgy. San Juan, Antipolo City, Rizal	15,000,000
Concreting of Purok Libis, Sitio San Ysiro, Brgy. San Jose FMR, Brgy. San Jose, Antipolo City, Rizal	15,000,000
Concreting of Sitio San Ysiro, Brgy. San Jose FMR Phase V, Brgy. San Jose, Antipolo City, Rizal	15,000,000
Concreting of Brgy. Calan FMR, Brgy. Calan, Balayan, Batangas	15,000,000
Concreting of Brgy. Caluangan FMR, Brgy. Caluangan, Calaca, Batangas	15,000,000
Concreting of Brgy. Quilitisan FMR, Brgy. Quilitisan, Calatagan, Batangas	15,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, San Luis, Batangas	15,000,000
Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, San Luis, Batangas	15,000,000
Concreting of Brgy. San Agustin to Brgy. San Pedro FMR, Brgy. San Agustin and Brgy. San Pedro, Bauan, Batangas	15,000,000
Concreting of Brgy. Tungal FMR, Brgy. Tungal, San Luis, Batangas	15,000,000
Concreting of Brgy. Janopol Oriental FMR, Brgy. Janopol Oriental, Tanauan City, Batangas	15,500,000
Concreting of Brgy. Bihis to Brgy. Burol FMR, Brgy. Bihis and Brgy. Burol, Santa Teresita, Batangas	15,500,000
Concreting of Brgy. Banyaga FMR Phase II, Brgy. Banyaga, Agoncillo, Batangas	15,500,000
Concreting of Brgy. Pansipit FMR, Brgy. Pansipit, Agoncillo, Batangas	15,500,000
Concreting of Brgy. San Gregorio FMR, Brgy. San Gregorio, Laurel, Batangas	15,500,000
Concreting of Brgy. Niyugan FMR, Brgy. Niyugan, Laurel, Batangas	15,500,000
Concreting of Brgy. Escribano FMR, Brgy. Escribano, San Juan, Batangas	15,000,000
Concreting of Brgy. Quilo-quilo North FMR, Brgy. Quilo-quilo North, Padre Garcia, Batangas	15,000,000
Concreting of Brgy. Bulihan FMR, Brgy. Bulihan, Rosario, Batangas	15,000,000
Concreting of Brgy. Sampaloc 2 FMR, Brgy. Sampaloc 2, Dasmariñas City, Cavite	30,000,000
Concreting of Brgy. Tibig FMR, Brgy. Tibig, Silang, Cavite	15,000,000
Concreting of Brgy. Puting Kahoy FMR, Brgy. Puting Kahoy, Silang, Cavite	15,000,000
Concreting of Brgy. Panungyan II, Mendez to Kayquit I, Indang FMR Phase II, Brgy. Panungyan II, Mendez, Indang, Cavite	30,000,000
Concreting of Sitio Palsahingin, Brgy. Sta. Theresa FMR, Brgy. Sta. Theresa, Alfonso, Cavite	15,000,000
Concreting of Sitio Putol, Brgy. Caluangan FMR, Brgy. Caluangan, Magallanes, Cavite	15,000,000
Concreting of Brgy. Malaya FMR, Brgy. Malaya, Nagcarlan, Laguna	15,000,000
Concreting of Brgy. Lamot 2 to Brgy. Lamot 1 FMR, Brgy. Lamot 2 and Brgy. Lamot 1, Calauan, Laguna	15,000,000
Concreting of Tala Malaseña FMR, Brgy. Tala, Rizal, Laguna	65,000,000
Concreting of Brgy. Balubad FMR, Brgy. Balubad, Lumban, Laguna	15,000,000
Concreting of Brgy. Sta. Catalina to Brgy. Olla FMR, Brgy. Sta. Catalina and Brgy. Olla, Majayjay, Laguna	15,000,000
Concreting of Brgy. Llavac FMR, Brgy. Llavac, Real, Quezon	10,000,000
Concreting of Brgy. Liwayway FMR Phase II, Brgy. Liwayway, Mauban, Quezon	10,000,000
Concreting of Brgy. Canaway FMR, Brgy. Canaway, General Nakar, Quezon	10,000,000
Concreting of Brgy. Pilaway FMR, Brgy. Pilaway, Infanta, Quezon	10,000,000
Concreting of Brgy. Busdak to Brgy. Patnanungan Norte FMR, Brgy. Busdak, Patnanungan,Quezon	10,000,000
Concreting of Brgy. Batangan FMR, Brgy. Batangan, General Nakar, Quezon	10,000,000
Concreting of Brgy. Lalo FMR, Brgy. Lalo, Tayabas City, Quezon	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	821
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Silangang Katigan FMR, Brgy. Silangang Katigan, Tayabas City, Quezon	10,000,000
Concreting of Brgy. Magsaysay FMR, Brgy. Magsaysay, Infanta, Quezon	10,000,000
Concreting of Brgy. Tumbaga 2 FMR Phase II, Brgy. Tumbaga 2, Sariaya, Quezon	15,000,000
Concreting of Brgy. Sta. Lucia FMR, Brgy. Sta. Lucia, Dolores, Quezon	15,000,000
Concreting of Brgy. Navitas FMR, Brgy. Navitas, Catanauan, Quezon	15,000,000
Concreting of Sitio Sigaras, Brgy. Camflora FMR, Brgy. Camflora, San Andres, Quezon	15,000,000
Concreting of Brgy. San Nicolas to Brgy. San Vicente to Brgy. Malabahay FMR, Brgy. San Nicolas, Brgy. San Vicente and Brgy. Malabahay, Macalelon, Quezon	15,000,000
Concreting of Brgy. Mabanban to Brgy. Sto. Niño Ilaya FMR, Brgy. Mabanban and Brgy. Sto. Niño Ilaya, Lopez, Quezon	15,000,000
Concreting of Brgy. Ermita to Brgy. Sta. Cruz FMR, Brgy. Ermita to Brgy. Sta. Cruz, Guinayangan, Quezon	15,000,000
Concreting of Brgy. Iglesia FMR, Brgy. Iglesia, Cardona, Rizal	15,000,000
Concreting of Sitio Kaypusa, Brgy. Concepcion Phase 2 FMR, Brgy. Concepcion, Baras, Rizal	15,000,000
Concreting of Brgy. Pintong Bukawe FMR, Brgy. Pintong Bukawe, San Mateo, Rizal	15,000,000
Concreting of Sitio Parawagan FMR, Brgy. San Rafael, Rodriguez, Rizal	15,000,000
Concreting of Brgy. Sta. Elena FMR, Brgy. Sta. Elena, San Pablo City, Laguna	15,000,000
Concreting of Brgy. Santiago II FMR, Brgy. Santiago II, San Pablo City, Laguna	15,000,000
Concreting of Sitio Pulkum to Sitio May-ugat, Brgy. Lagundi FMR, Brgy. Lagundi, Morong, Rizal	10,000,000
Concreting of Brgy. Abung-Pulangbato FMR, Brgy. Abung-Pulangbato, San Juan, Batangas	15,000,000
Concreting of Brgy. Litlit FMR, Brgy. Litlit, Silang, Cavite	15,000,000
Concreting of Brgy. Ayusan 2 FMR, Brgy. Ayusan 2, Tiaong, Quezon	10,000,000
Concreting of Brgy. Magsaysay FMR, Brgy. Magsaysay, San Antonio, Quezon	10,000,000
Concreting of Brgy. Antipolo FMR, Brgy. Antipolo, Sariaya, Quezon	10,000,000
Concreting of Brgy. San Roque Ibaba to Brgy. Yaganak FMR, Brgy. San Roque Ibaba and Brgy. Yaganak, Calauag, Quezon	10,000,000
Concreting of Brgy. Sampaloc Bugon FMR, Brgy. Sampaloc Bugon, Sariaya, Quezon	10,000,000
Concreting of Brgy. Tumbaga 2 FMR, Brgy. Tumbaga 2, Sariaya, Quezon	10,000,000
Concreting of Brgy. Pili FMR, Brgy. Pili, Sariaya, Quezon	10,000,000
Concreting of Brgy. Pagkalinawan FMR, Brgy. Pagkalinawan, Jalajala, Rizal	15,000,000
Concreting of Brgy. Sipsipin FMR, Brgy. Sipsipin, Jalajala, Rizal	15,000,000
Concreting of Brgy. San Nicolas to Brgy. Apar FMR, Brgy. San Nicolas, Lobo, Batangas	7,000,000
Concreting of Brgy. Banalo FMR, Brgy. Banalo, Lobo, Batangas	8,000,000
Concreting of Brgy. Balibago FMR, Brgy. Balibago, Lobo, Batangas	5,000,000
Concreting of Brgy. Sawang FMR, Brgy. Sawang, Lobo, Batangas	5,000,000
Concreting of Sitio Bagong Pook, Brgy. Malabrigo FMR Phase II, Brgy. Malabrigo, Lobo, Batangas	5,000,000
Concreting of Brgy. Anilao Labac FMR, Brgy. Anilao Labac, Lipa City, Batangas	30,000,000
Concreting of Brgy. Matipunso FMR, Brgy. Matipunso, San Antonio, Quezon	15,000,000
Concreting of Brgy. Alapan 2-B FMR Phase II, Brgy. Alapan 2-B, Imus, Cavite	10,000,000
Concreting of Sitio Pasong Kabayo, Brgy. Kabulasan FMR, Brgy. Kabulasan, General Emilio Aguinaldo, Cavite	5,000,000
Concreting of Brgy. Upli FMR, Brgy. Upli, Alfonso, Cavite	5,000,000
Concreting of Brgy. Tulos FMR, Brgy. Tulos, Rosario, Batangas	10,000,000
Concreting of Brgy. Bato to Brgy. Libo FMR, Brgy. Bato and Brgy. Libo, Panukulan, Quezon	21,000,000
Concreting of Brgy. Aluyon to Brgy. Mabini FMR, Burdeos, Quezon	15,000,000
Concreting of Brgy. Banay-Banay 1st FMR, Brgy. Banay-Banay 1st, San Jose, Batangas	12,500,000
Concreting of Brgy. Bilogo FMR, Brgy. Bilogo, Taysan, Batangas	12,500,000

822	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Sitio Ab-Ab, Brgy. Ramirez FMR, Brgy. Ramirez, Magallanes, Cavite	15,000,000
Concreting of Sitio Bayabas, Brgy Narvaez FMR, Brgy. Narvaez, Gen Aguinaldo, Cavite	10,000,000
Concreting of Sitio Tikwi, Brgy. San Agustin FMR, Brgy. San Agustin, Magallanes, Cavite	15,000,000
Concreting of Brgy. Sambong FMR, Brgy. Sambong, Tagaytay City, Cavite	10,000,000
Concreting of Brgy. Taytay FMR, Brgy. Taytay, Majayjay, Laguna	10,000,000
Concreting of Brgy. Matalatala FMR, Brgy. Matalatala, Mabitac, Laguna	10,000,000
Concreting of Purok Bacong to Purok Tayabasan, Brgy. San Jose FMR, Brgy. San Jose, Antipolo City, Rizal	10,900,000
Concreting of City Nursery Road at Brgy. San Jose FMR, Antipolo City, Rizal	39,100,000
Concreting of Brgy. Balitoc FMR, Brgy. Balitoc, Calatagan, Batangas	10,000,000
Concreting of Brgy. Carenahan FMR, Brgy. Carenahan, Balayan, Batangas	10,000,000
Concreting of Brgy. Palakpak FMR, Brgy. Palakpak, Rosario, Batangas	10,000,000
Concreting of Brgy. Bulsa FMR, Brgy. Bulsa, San Juan, Batangas	10,000,000
Concreting of Sitio Ab-ab, Brgy. Ramirez FMR Phase II, Brgy. Ramirez, Magallanes, Cavite	15,000,000
Concreting of Sitio Bayabas, Brgy. Narvaez FMR Phase II, Brgy. Narvaez, General Aguinaldo, Cavite	10,000,000
Concreting of Brgy. Cabangaan FMR, Brgy. Cabangaan, Silang, Cavite	40,000,000

Region IVB - MIMAROPA	538,833,000

Concreting of Sitio Lantangan, Brgy. Balogo FMR, Brgy. Balogo, Calatrava, Romblon	5,000,000
Concreting of Brgy. Napo to Brgy. Pulong Parang FMR, Brgy. Napo and Brgy. Pulong Parang, Santa Cruz, Marinduque	16,000,000
Concreting of Sitio Pawikan, Brgy. Tigwi FMR, Brgy. Tigwi, Torrijos, Marinduque	16,000,000
Concreting of Sitio Bahi, Brgy. Marlangga FMR Phase II, Marlangga, Torrijos, Marinduque	15,333,000
Concreting of Brgy. Pag-asa to Brgy. Conrazon FMR, Brgy. Pag-asa and Brgy. Conrazon, Bansud, Oriental Mindoro	15,000,000
Concreting of Brgy. Cawit FMR, Brgy. Cawit, Boac, Marinduque	16,000,000
Concreting of Brgy. Bognuyan FMR Phase II, Brgy. Bognuyan, Gasan, Marinduque	15,000,000
Concreting of Brgy. San Antonio to Brgy. Kilo-kilo FMR, Brgy. San Antonio and Brgy. Kilo-kilo, Santa Cruz, Marinduque	15,500,000
Concreting of Feeder Road to Balibago II, Brgy. Armado FMR, Brgy. Armado, Abra de Ilog, Occidental Mindoro	15,000,000
Concreting of Sitio Nilapso, Brgy. Poypoy FMR, Brgy. Poypoy, Calintaan, Occidental Mindoro	15,000,000
Concreting of Brgy. Malpalon FMR, Brgy. Malpalon, Calintaan, Occidental Mindoro	15,000,000
Concreting of Brgy. Calima FMR, Brgy. Calima, Pola, Oriental Mindoro	30,000,000
Concreting of Brgy. Metolza FMR, Brgy. Metolza, Naujan, Oriental Mindoro	15,000,000
Concreting of Dayhagan to Ogbot FMR, Brgy. Dayhagan, Bongabong, Oriental Mindoro	30,000,000
Concreting of Sitio Castilla, Brgy. Sto. Niño FMR, Brgy. Sto. Niño, Busuanga, Palawan	15,000,000
Concreting of Sitio Malonlon, Brgy. Tanatanaon FMR, Brgy. Tanatanaon, Dumaran, Palawan	15,000,000
Concreting of Sitio Malakibay, Brgy. Punta Baja FMR, Brgy. Punta Baja, Rizal, Palawan	15,000,000
Concreting of Sitio Rancho I, Brgy. Punta Baja FMR, Brgy. Punta Baja, Rizal, Palawan	15,000,000
Concreting of Sitio Aremparo to Sitio Parena, Brgy. Kamuning FMR, Brgy. Kamuning, Puerto Princesa City, Palawan	30,000,000
Concreting of Brgy. Magbabadil FMR, Brgy. Magbabadil, Aborlan, Palawan	15,000,000
Concreting of Sitio Kabisig, Brgy. Tuguis FMR, Brgy. Tuguis, Looc, Romblon	15,000,000
Concreting of Brgy. Agpudlos FMR Phase II, Brgy. Agpudlos, San Andres, Romblon	15,000,000
Concreting of Brgy. Nabuslot FMR, Brgy. Nabuslot, Pinamalayan, Oriental Mindoro	10,000,000
Concreting of Brgy. Nasucob FMR, Brgy. Nasucob, Bulalacao, Oriental Mindoro	10,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Bulalacao, Oriental Mindoro	10,000,000
Concreting of Sitio Suring, Brgy. Aramaywan FMR, Brgy. Aramaywan, Quezon, Palawan	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	823
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Sitio Sawmill - Sitio Simunong, Brgy. Sowangan FMR, Brgy. Sowangan, Quezon, Palawan	15,000,000
Concreting of Sitio Ibaba, Brgy. Canubing II FMR, Brgy. Canubing II, Calapan City, Oriental Mindoro	10,000,000
Concreting of Brgy. Agbudia to Brgy. Guimpingan FMR Phase II, Brgy. Agbudia and Brgy. Guimpingan, Romblon, Romblon	10,000,000
Concreting of Sitio Amihan, Brgy. San Aquilino FMR, Brgy. San Aquilino, Roxas, Oriental Mindoro	10,000,000
Concreting of Sitio Longon, Brgy. Camili to Brgy. Bonlao FMR, Brgy. Camili and Brgy. Bonlao, Alcantara, Romblon	10,000,000
Concreting of Sitio Dionisio Gida, Brgy. Matungao FMR, Brgy. Matungao, Socorro, Oriental Mindoro	10,000,000
Concreting of Brgy. Puting Cacao FMR, Brgy. Puting Cacao, Pola, Oriental Mindoro	10,000,000
Concreting of Sader-Sandoval FMR, Brgy. Sandoval, Taytay, Palawan	50,000,000

Region V - BICOL	2,812,000,000

Concreting of Sitio Mantigbe, Brgy. Calangcawan Sur to Sitio Bolo, Brgy. Calangcawan Norte FMR, Brgy. Calangcawan Sur and Brgy. Calangcawan Norte, Vinzons, Camarines Norte	17,000,000
Concreting of DQ - Liwag FMR, Brgy. Sto. Domingo, Vinzons, Camarines Norte	28,000,000
Concreting of Sitio Guilid, Brgy. Tariric FMR, Brgy. Tariric, Minalabac, Camarines Sur	30,000,000
Concreting of Brgy. San Ramon to Brgy. Banase FMR, Brgy. San Ramon, Pamplona, Camarines Sur	35,000,000
Concreting of Purok 3 to Purok 6 Brgy. Dagongan FMR, Brgy. Dagongan, Daet, Camarines Norte	15,000,000
Concreting of Brgy. Caruhayon to Brgy. Tinago FMR, Brgy. Caruhayon and Brgy. Tinago, Juban, Sorsogon	5,000,000
Concreting of Purok 3, Brgy. Quinartilan FMR, Brgy. Quinartilan, Camalig, Albay	15,000,000
Concreting of Brgy. Taladong to Brgy. Tagoytoy FMR, Brgy. Taladong, Camalig, Albay	15,000,000
Concreting of Purok 5, Brgy. Joroan FMR, Brgy. Joroan, Tiwi, Albay	16,000,000
Concreting of Brgy. Hacienda FMR, Brgy. Hacienda, San Miguel Island, Tabaco City, Albay	15,000,000
Concreting of Brgy. San Carlos FMR, Brgy. San Carlos, Tabaco City, Albay	15,000,000
Concreting of Brgy. Anislag Mayon FMR, Brgy. Anislag, Daraga, Albay	15,000,000
Concreting of Purok 1, Sitio Nauntugan to Sitio Sagrada, Brgy. Bariis FMR, Brgy. Bariis, Legazpi City, Albay	15,000,000
Concreting of Brgy. Tagpo FMR, Brgy. Tagpo, Ligao City, Albay	15,000,000
Concreting of Brgy. Estrella, Jovellar to Brgy. Rawis, Pio Duran FMR, Brgy. Estrella, Jovellar and Brgy. Rawis, Pio Duran, Albay	15,000,000
Concreting of Zone 7, Brgy. Maysua to Brgy. Danao FMR, Brgy. Maysua and Brgy. Danao, Polangui, Albay	15,000,000
Concreting of Brgy. Cotmon to Sitio Maylangka FMR, Brgy. Cotmon, Polangui, Albay	15,000,000
Concreting of Brgy. Centro Occidental FMR, Brgy. Centro Occidental, Polangui, Albay	15,000,000
Concreting of Brgy. Mahawan-hawan FMR, Brgy. Mahawan-hawan, Labo, Camarines Norte	15,000,000
Concreting of Brgy. Exciban FMR, Brgy. Exciban, Labo Camarines Norte	15,000,000
Concreting of Sitio Pinagkaisahan, Brgy. Sta. Cruz FMR, Brgy. Sta. Cruz, Jose Panganiban, Camarines Norte	15,000,000
Concreting of Brgy. F. Simeon (Pugod) FMR, Brgy. F. Simeon (Pugod), Ragay, Camarines Sur	15,000,000
Concreting of Brgy. Pamplona FMR, Brgy. Pamplona, Del Gallego, Camarines Sur	15,000,000
Concreting of Brgy. Sampaloc FMR, Brgy. Sampaloc, Gainza, Camarines Sur	15,000,000

824	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Quitang FMR, Brgy. Quitang, Pasacao, Camarines Sur	15,000,000
Concreting of Brgy. Balongay FMR, Brgy. Balongay, Calabanga, Camarines Sur	15,000,000
Concreting of Brgy. Linaga FMR, Brgy. Linaga, Canaman, Camarines Sur	15,000,000
Concreting of Brgy. Nalayahan to Brgy. Fundado FMR, Brgy. Nalayahan and Brgy. Fundado, Siruma, Camarines Sur	15,000,000
Concreting of Brgy. Bicalen - Brgy. Bantugan FMR Phase 1 (Bantugan Section), Brgy. Bantugan, Presentacion, Camarines Sur	15,000,000
Concreting of Brgy. Agos FMR, Brgy. Agos, Bato, Camarines Sur	15,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Iriga City, Camarines Sur	15,000,000
Concreting of Brgy. Tariwara to Brgy. Canlubi FMR, Brgy. Tariwara and Brgy. Canlubi, Pandan, Catanduanes	15,000,000
Concreting of Brgy. Codon to Sitio Pagatpatan to Sialat Point FMR, Brgy. Codon, San Andres, Catanduanes	15,000,000
Concreting of Brgy. Macutal to Sitio Kalanggasan, Brgy. Macutal FMR, Brgy. Macutal, Baras, Catanduanes	15,000,000
Concreting of Brgy. Royroy FMR, Brgy. Royroy, Batuan, Masbate	15,000,000
Concreting of Brgy. Burgos to Brgy. Sawang FMR, Brgy. Burgos, Batuan, Masbate	15,000,000
Concreting of Brgy. Pinanaan to Brgy. Jaboyoan FMR, Brgy. Pinanaan, Aroroy, Masbate	15,000,000
Concreting of Brgy. Baao to Brgy. Capsai FMR, Brgy. Baao, Baleno, Masbate	15,000,000
Concreting of Brgy. Alas to Sitio Calumpang FMR, Brgy. Alas, Mandaon, Masbate	15,000,000
Concreting of Brgy. Divisoria to Brgy. Camayabsan FMR, Brgy. Divisoria, Cawayan, Masbate	15,000,000
Concreting of Brgy. Bundocan to Brgy. Tubigan FMR, Brgy. Bundocan, Pio V. Corpuz, Masbate	15,000,000
Concreting of Brgy. Calpi FMR, Brgy. Calpi, Pilar, Sorsogon	15,000,000
Concreting of Sitio Kaparus, Brgy. Buenavista FMR, Brgy. Buenavista, Castilla, Sorsogon	15,000,000
Concreting of Brgy. Fabrica to Brgy. San Ramon FMR, Brgy. Fabrica and Brgy. San Ramon, Barcelona, Sorsogon	30,000,000
Concreting of Brgy. Amomonting to Brgy. Cogon FMR, Brgy. Amomonting and Brgy. Cogon, Castilla, Sorsogon	25,000,000
Concreting of Sitio Malbog, Brgy. San Vicente FMR, Brgy. San Vicente, Castilla, Sorsogon	10,000,000
Concreting of Sitio Mabuhay to Sitio Diamond, Brgy. Macalaya FMR, Brgy. Macalaya, Castilla, Sorsogon	15,000,000
Concreting of Brgy. Binatagan FMR, Brgy. Binatagan, Ligao City, Albay	30,000,000
Concreting of Sitio Tampi, Brgy. Binanuahan FMR, Brgy. Binanuahan, Juban, Sorsogon	10,000,000
Concreting of Brgy. Carohayon to Sitio Puting Bato FMR, Brgy. Carohayon, Juban, Sorsogon	21,000,000
Concreting of San Ramona Barcelona - Santa Barbara FMR, Brgy. San Ramon Barcelona and Brgy. Santa Barbara, Bulusan, Sorsogon	10,000,000
Concreting of Brgy. San Rafael FMR, Brgy. San Rafael, Tigaon, Camarines Sur	15,000,000
Concreting of Brgy. Fundado FMR, Brgy. Fundado, Siruma, Camarines Sur	15,000,000
Concreting of Moning - Sagrada FMR, Brgy. Moning, Baras, Catanduanes	15,000,000
Concreting of Brgy. Bariw - Brgy. Nahapunan FMR, Brgy. Bariw and Brgy. Nahapunan, Bacacay, Albay	20,000,000
Concreting of Brgy. Cogon FMR, Brgy. Cogon, Irosin, Sorsogon	10,000,000
Concreting of Brgy. Dapdap FMR, Brgy. Dapdap, Rapu-Rapu, Albay	30,000,000
Concreting of Brgy. Buhatan FMR, Brgy. Buhatan, Rapu-Rapu, Albay	10,000,000
Concreting of Brgy. Mandazo to Brgy. Lindong FMR Phase II, Brgy. Mandazo and Brgy. Lindong, Basud, Camarines Norte	15,000,000
Concreting of Sitio Bucan Brgy. Cotmon FMR, Brgy. Cotmon, Camalig, Albay	15,000,000
Concreting of Brgy. Ticol FMR, Brgy. Ticol, Sorsogon City, Sorsogon	10,000,000
Concreting of Sitio Sogod, Brgy. Soboc FMR, Brgy. Soboc, Viga, Catanduanes	21,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	825
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Tariric FMR, Brgy. Tariric, Minalabac, Camarines Sur	10,000,000
Concreting of Brgy. Tugbo to Brgy. Maingaran FMR, Brgy. Tugbo and Brgy. Maingaran, Masbate City, Masbate	10,000,000
Concreting of Brgy. Pawili FMR, Brgy. Pawili, Pili, Camarines Sur	5,000,000
Concreting of Brgy. San Roque to Brgy. Liñaga FMR, Brgy. San Roque and Brgy. Liñaga, Canaman, Camarines Sur	5,000,000
Concreting of Brgy. San Roque - Brgy. San Andres FMR, Santo Domingo, Albay	40,000,000
Concreting of Brgy. Hindi FMR, Brgy. Hindi, Bacacay, Albay	30,000,000
Concreting of Brgy. Calbayog - Tinabakoan FMR, Brgy. Calbayog, Malilipot, Albay	45,000,000
Concreting of Brgy. Pinagbobong to Brgy. San Isidro FMR, Tabaco City, Albay	30,000,000
Concreting of Brgy. Liguan FMR, Brgy. Liguan, Rapu-Rapu, Albay	37,000,000
Concreting of Brgy. Kidaco - Brgy. San Roque FMR, Daraga, Albay	46,000,000
Concreting of Brgy. Tinocawan FMR, Brgy. Tinocawan, Rapu-Rapu, Albay	49,000,000
Concreting of Brgy. Manila FMR, Brgy. Manila, Rapu-Rapu, Albay	35,000,000
Concreting of Brgy. Pandan - Brgy. Malabog FMR, Daraga, Albay	30,000,000
Concreting of Brgy. Ilawod FMR, Brgy. Ilawod, Camalig, Albay	40,000,000
Concreting of Brgy. Hamorawon FMR, Brgy. Hamorawon, Rapu-Rapu, Albay	30,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Castilla, Sorsogon	48,000,000
Concreting of Brgy. Anopol - Brgy. Maysua FMR, Polangui, Albay	41,000,000
Concreting of Brgy. Danao FMR, Brgy. Danao, Polangui, Albay	40,000,000
Concreting of Brgy. San Juan (Sitio Pangpang Uma) to Brgy. San Isidro FMR, Oas, Albay	50,000,000
Concreting of Brgy. Matara - Brgy. Sampongan FMR, Libon, Albay	35,000,000
Concreting of Brgy. Estrella - Brgy. Pinagaran FMR, Jovellar, Albay	47,000,000
Concreting of Zone 5 (Pilapil Street) - Zone 6 - Zone 7B (Maligaya Street) FMR, Brgy. Sabang, Calabanga, Camarines Sur	10,000,000
Concreting of Brgy. Bonot - Brgy. Santa Rosa FMR, Calabanga, Camarines Sur	45,000,000
Concreting of FMR with Line Canal at Brgy. Sta. Cruz, Calabanga, Camarines Sur	50,000,000
Concreting of Sitio Palayan FMR, Brgy. Lamon, Goa, Camarines Sur	50,000,000
Concreting of Brgy. Catagbacan FMR, Brgy. Catagbacan, Goa, Camarines Sur	30,000,000
Concreting of Sitio Gogon, Brgy. Panim-an FMR, Caramoan, Camarines Sur	10,000,000
Concreting of Brgy. Tubuan FMR, Brgy. Tubuan, Caramoan, Camarines Sur	10,000,000
Concreting of Brgy. Sulnupan FMR, Brgy. Sulnupan, Caramoan, Camarines Sur	5,000,000
Concreting of San Rafael Sagrada Familia, Salungguigui FMR, Naga City, Camarines Sur	39,000,000
Concreting of Sitio Yabu to Panicuason, Brgy. Carolina FMR, Naga City, Camarines Sur	13,000,000
Concreting of Brgy. Tinurongan FMR, Brgy. Tinurongan, Sagñay, Camarines Sur	10,000,000
Concreting of Brgy. Bantugan FMR, Brgy. Bantugan, Precentacion, Camarines Sur	10,000,000
Concreting of Brgy. Lidong FMR, Brgy. Lidong, Precentacion, Camarines Sur	10,000,000
Concreting of Brgy. San Ramon FMR, Brgy. San Ramon, Siruma, Camarines Sur	15,000,000
Concreting of Brgy. San Ramon FMR, Brgy. San Ramon, Tinambac, Camarines Sur	10,000,000
Concreting of Brgy. Mananao FMR, Brgy. Mananao, Tinambac, Camarines Sur	10,000,000
Concreting of Brgy. Magsalong-salong FMR, Brgy. Magsalong-salong, Mercedes, Camarines Norte	15,000,000
Concreting of Brgy. San Isidro to Brgy. Mambalite FMR, Brgy. San Isidro and Brgy. Mambalite, Daet, Camarines Norte	15,000,000
Concreting of Brgy. Bagtas FMR, Brgy. Bagtas, Basud, Camarines Norte	15,000,000
Concreting of Brgy. Mabuhay FMR, Brgy. Mabuhay, San Pascual, Masbate	30,000,000
Concreting of Brgy. Nonoc FMR, Brgy. Nonoc, Claveria, Masbate	30,000,000
Concreting of Zone 5, Brgy. Pinit FMR, Brgy. Pinit, Ocampo, Camarines Sur	17,000,000
Concreting of Zone 5, Brgy. Binanuaanan Grande FMR, Brgy. Binanuaanan Grande, Calabanga, Camarines Sur	15,000,000
Concreting of Brgy. Old Camp FMR, Brgy. Old Camp, Capalonga, Camarines Norte	16,000,000

826	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Mataque FMR, Brgy. Mataque, Capalonga, Camarines Norte	16,000,000
Concreting of Brgy. Bulala FMR, Brgy. Bulala, Sta. Elena, Camarines Norte	30,000,000
Concreting of Purok 3, Brgy. Gahonon FMR Brgy. Gahonon, Daet, Camarines Norte	10,000,000
Concreting of Brgy. III FMR, Brgy. III, Daet, Camarines Norte	10,000,000
Concreting of Brgy. San Isidro, FMR Brgy. San Isidro, Daet, Camarines Norte	10,000,000
Concreting of Brgy. II, FMR Brgy. II, Daet, Camarines Norte	10,000,000
Concreting of Purok 6, Brgy. Gahonon, FMR Brgy. Gahonon Purok 6, Daet, Camarines Norte	10,000,000
Concreting of Brgy. Carolina FMR, Brgy. Carolina, Naga City, Camarines Sur	10,000,000
Concreting of Brgy. Bamban to Brgy. Buyo FMR, Brgy. Bamban, Manito, Albay	10,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Iriga City, Camarines Sur	15,000,000
Concreting of Brgy. Salvacion FMR, Brgy. Salvacion, Iriga City, Camarines Sur	15,000,000
Concreting of Brgy. Bagumbayan FMR, Brgy. Bagumbayan, Bula, Camarines Sur	10,000,000
Concreting of Brgy. San Miguel FMR, Brgy. San Miguel, Bula, Camarines Sur	10,000,000
Concreting of Brgy. Amomonting to Brgy. Cogon FMR (Phase 2), Brgy. Amomonting and Brgy. Cogon, Castilla, Sorsogon	25,000,000
Concreting of Sitio Malbog, Brgy. San Vicente FMR (Phase 2), Brgy. San Vicente, Castilla, Sorsogon	10,000,000
Concreting of Sitio Mabuhay to Sitio Diamond, Brgy. Macalaya FMR (Phase 2), Brgy. Macalaya, Castilla, Sorsogon	15,000,000
Concreting of Brgy. Gumian-Batbat FMR, Brgy. Gumian-Batbat, Guinobatan, Albay	15,000,000
Concreting of Sitio Mawaswas, Batbat to Ongo FMR, Guinobatan, Albay	15,000,000
Concreting of Maninila-Tandarora-San Francisco FMR, Guinobatan, Albay	20,000,000
Concreting of Brgy. Laguio FMR, Brgy. Laguio, Ragay, Camarines Sur	15,000,000
Concreting of Purok 3 Brgy. Binahan Upper FMR, Brgy. Binahan Upper, Ragay, Camarines Sur	15,000,000
Concreting of Brgy. Bagong Sirang FMR, Brgy. Bagong Sirang, Sipocot, Camarines Sur	15,000,000
Concreting of Sitio Culasisi Bagong Sirang FMR, Brgy. Bagong Sirang, Sipocot, Camarines Sur	15,000,000
Concreting of Sitio Cabareisan Brgy. Calampinay to Sitio Sunflower Brgy. Serranzana FMR, Brgy. Calampinay and Brgy. Serranzana, Sipocot, Camarines Sur	20,000,000
Concreting of Brgy. Caricot FMR, Brgy. Caricot, Bato, Camarines Sur	20,000,000
Concreting of Brgy. Lanipga FMR, Bula, Camarines Sur	20,000,000
Concreting of Brgy. Palsong FMR, Brgy. Palsong, Bula, Camarines Sur	20,000,000
Concreting of Brgy. Balaogan FMR, Bula, Camarines Sur	20,000,000
Concreting of Brgy. Sto Domingo FMR, Nabua, Camarines Sur	20,000,000
Concreting of Brgy. Delos Angeles FMR, Buhi, Camarines Sur	20,000,000
Concreting of Sitio Mananona, Mambayawas, Libmanan FMR, Brgy. Mambayawas, Libmanan, Camarines Sur	15,000,000
Concreting of Sitio Sta Cruz, Villadima to Sitio Macalimas, Bahao FMR, Brgy. Bahao, Libmanan, Camarines Sur	15,000,000
Concreting of Brgy. La Opinion FMR, Brgy. La Opinion, Nabua, Camarines Sur	30,000,000
Concreting of Brgy. Palsong FMR (Phase 2), Brgy. Palsong, Bula, Camarines Sur	30,000,000
Concreting of Zone 3 Bagong Sirang, Brgy. San Pedro FMR, Brgy. San Pedro, Iriga City, Camarines Sur	10,000,000
Concreting of Brgy. Domagondong FMR, Brgy. Domagondong, Del Gallego, Camarines Sur	15,000,000
Concreting of Brgy. Buenasuerte FMR, Brgy. Buenasuerte, Ragay, Camarines Sur	15,000,000
Concreting of Brgy. Neighborhood FMR, Brgy. Neighborhood, Bato, Camarines Sur	20,000,000

Region VI - WESTERN VISAYAS	1,520,000,000

Concreting of Brgy. Sitio Igcandol FMR, Brgy. Igsuming, Sibalom, Antique	20,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	827
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Alupidian FMR, Brgy. Alupidian, Tigbauan, Iloilo	20,000,000
Concreting of Sitio Andagao, Brgy. San Juan Crisostomo FMR, Brgy. San Juan Crisostomo, Anilao, Iloilo	25,000,000
Concreting of Brgy. Romblon FMR, Brgy. Romblon, Dueñas, Iloilo	20,000,000
Concreting of Brgy. Cahaguikican FMR, Brgy. Cahaguikican, Pototan, Iloilo	15,000,000
Concreting of Brgy. Igang FMR, Brgy. Igang, Pototan, Iloilo	15,000,000
Concreting of Brgy. Ulay Bugang FMR, Brgy. Ulay Bugang, Alimodian, Iloilo	15,000,000
Concreting of Brgy. Camando to Brgy. Paoy FMR, Brgy. Camando and Brgy. Paoy, Leon, Iloilo	15,000,000
Concreting of Sitio Rawog, Brgy. Esperar FMR, Brgy. Esperar, Barbaza, Antique	15,000,000
Concreting of Brgy. Agbanawan FMR, Brgy. Agbanawan, Banga, Aklan	15,000,000
Concreting of Brgy. Mataphao FMR, Brgy. Mataphao, New Washington, Aklan	15,000,000
Concreting of Brgy. Pang-itan to Brgy. San Jose FMR, Brgy. Pang-itan to Brgy. San Jose, Madalag, Aklan	15,000,000
Concreting of Brgy. Libertad FMR, Brgy. Libertad, Malay, Aklan	17,000,000
Concreting of Brgy. Balubad FMR, Brgy. Balubad, Malinao, Aklan	15,000,000
Concreting of Brgy. Napaan FMR, Brgy. Napaan, Malay, Aklan	17,000,000
Concreting of Brgy. Sta. Cruz FMR, Brgy. Sta. Cruz, Lezo, Aklan	17,000,000
Concreting of Brgy. Maloco FMR, Brgy. Maloco, Ibajay, Aklan	17,000,000
Concreting of Brgy. Tagbaya FMR, Brgy. Tagbaya, Ibajay, Aklan	17,000,000
Concreting of Sitio Tarug to Sitio Bulan bulan, Brgy. Igbalangao, Bugasong, Antique	15,000,000
Concreting of Brgy. Pantao FMR, Brgy. Pantao, San Jose de Buenavista, Antique	15,000,000
Concreting of Brgy. Pucio Point FMR, Brgy. Pucio Point, Libertad, Antique	20,000,000
Concreting of Sitio Dumili, Brgy. Centro Sur FMR, Brgy. Centro Sur, Pandan, Antique	20,000,000
Concreting of Sitio Caringala, Brgy. Jolongajog FMR, Brgy. Jolongajog, Pontevedra, Capiz	15,000,000
Concreting of Brgy. Old Guia FMR Phase II, Brgy. Old Guia, Maayon, Capiz	15,000,000
Concreting of Brgy. Roxas 8 FMR, Brgy. Roxas 8, Tapaz, Capiz	15,000,000
Concreting of Brgy. Manhoy to Brgy. Quinayuya FMR, Brgy. Manhoy and Brgy. Quinayuya, Dao, Capiz	15,000,000
Concreting of Brgy. Ayangan FMR, Brgy. Ayangan, Sibunag, Guimaras	15,000,000
Concreting of Sitio Taras, Brgy. Calaya FMR, Brgy. Calaya, Nueva Valencia, Guimaras	15,000,000
Concreting of Sitio Badyang I to Sitio Badyang II, Brgy. Igcawayan FMR, Brgy. Igcawayan, San Lorenzo, Guimaras	15,000,000
Concreting of Brgy. Doldol FMR, Brgy. Doldol, San Joaquin, Iloilo	15,000,000
Concreting of Brgy. Doldol - Brgy. Languanan FMR, Brgy. Doldol and Brgy. Languanan, San Joaquin, Iloilo	15,000,000
Concreting of Brgy. San Mateo Sur to Brgy. Talagutac FMR, Brgy. San Mateo Sur and Brgy. Talagutac, San Joaquin, Iloilo	15,000,000
Concreting of Brgy. Caboloan Norte FMR, Brgy. Caboloan Norte, Oton, Iloilo	15,000,000
Concreting of Brgy. Jamog - Elementary School FMR, Brgy. Jamog, Tigbauan, Iloilo	15,000,000
Concreting of Brgy. Pagsanga-an to Brgy. Tigum FMR, Brgy. Pagsanga-an and Brgy. Tigum, Pavia, Iloilo	15,000,000
Concreting of Brgy. Bulod FMR, Brgy. Bulod, Alimodian, Iloilo	15,000,000
Concreting of Brgy. Tuburan FMR, Brgy.Tuburan , Lambunao, Iloilo	15,000,000
Concreting of Brgy. Dongsol FMR, Brgy. Dongsol, Pototan, Iloilo	15,000,000
Concreting of Brgy. Tigbauan Road to Brgy. Tuy-an FMR, Brgy. Tigbauan Road and Brgy. Tuy-an, Cabatuan, Iloilo	15,000,000
Concreting of Brgy. Crespo FMR, Brgy. Crespo, Sara, Iloilo	15,000,000
Concreting of Sitio Tuburan, Brgy. Pasig FMR, Brgy. Pasig, Sara, Iloilo	15,000,000
Concreting of Brgy. Tabu-an FMR, Brgy. Tabu-an, Estancia, Iloilo	15,000,000
Concreting of Brgy. Japitan FMR, Brgy. Japitan, Escalante City	15,000,000

828	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Sitio Calanugan to Sitio Nabisan, Brgy. Minapasuk FMR, Brgy. Minapasuk, Calatrava, Negros Occidental	15,000,000
Concreting of Brgy. Celestino Villacin FMR, Brgy. Celestino Villacin, Cadiz City, Negros Occidental	15,000,000
Concreting of Brgy. Puey FMR, Brgy. Puey, Sagay, Negros Occidental	15,000,000
Concreting of Brgy. Cabatangan FMR, Brgy. Cabatangan, Talisay City, Negros Occidental	15,000,000
Concreting of Sitio Binitinan, Brgy. Pandanon Silos FMR, Murcia, Negros Occidental	15,000,000
Concreting of Brgy. Binubuhan FMR, Brgy. Binubuhan, Bago City, Negros Occidental	15,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Pontevedra, Negros Occidental	15,000,000
Concreting of Brgy. La Granja FMR, Brgy. La Granja, La Carlota, Negros Occidental	15,000,000
Concreting of Brgy. Candumarao FMR, Brgy. Candumarao, Hinigaran, Negros Occidental	15,000,000
Concreting of Brgy. San Agustin FMR Phase II, Brgy. San Agustin, Isabela, Negros Occidental	15,000,000
Concreting of Purok 7 to Purok 8, Brgy. Culipapa FMR, Brgy. Culipapa, Hinoba-an, Negros Occidental	15,000,000
Concreting of Brgy. Sura FMR, Brgy. Sura, Cauayan, Negros Occidental	15,000,000
Concreting of Brgy. Bairan FMR, Brgy. Bairan, Ajuy, Iloilo	5,000,000
Concreting of Brgy. Burak FMR, Brgy. Burak, Maasin, Iloilo	5,000,000
Concreting of Brgy. Madanlog FMR, Brgy. Madanlog, San Dionisio, Iloilo	5,000,000
Concreting of Brgy. Nueva Invencion FMR, Brgy. Nueva Invencion, Barotac Viejo, Iloilo	15,000,000
Concreting of Brgy. Barasan FMR, Brgy. Barasan, Pototan, Iloilo	15,000,000
Concreting of Brgy. Qui-anan to Brgy. Dacdacanan FMR, Brgy. Qui-anan and Brgy. Dacdacanan, San Joaquin, Iloilo	30,000,000
Concreting of Sitio Victoria, Brgy. Igcocolo to Sitio Igtuba, Brgy. Camangahan FMR, Brgy. Igcocolo and Brgy. Camangahan, Guimbal, Iloilo	15,000,000
Concreting of Lilo-An - San Ramon FMR, Brgy. Lilo-An and Brgy. San Ramon, Malinao, Aklan	15,000,000
Concreting of Brgy. Nabaoy FMR, Brgy. Nabaoy, Malay, Aklan	15,000,000
Concreting of Sitio Camulong, Brgy. Maabay FMR, Brgy. Maabay, Sibunag, Guimaras	15,000,000
Concreting of Sitio Liningwan, Brgy. Maabay FMR, Brgy. Maabay, Sibunag, Guimaras	15,000,000
Concreting of Sitio Bantolinao, Brgy. Oringao FMR, Brgy. Oringao, Kabankalan City, Negros Occidental	15,000,000
Concreting of Brgy. Baclao FMR, Brgy. Baclao, Cauayan, Negros Occidental	15,000,000
Concreting of Brgy. Estefania FMR, Brgy. Estefania, Bacolod City, Negros Occidental	10,000,000
Concreting of Brgy. Juanico FMR, Brgy. Juanico, Banate, Iloilo	10,000,000
Concreting of Brgy. Parian FMR, Brgy. Parian, Sigma, Capiz	10,000,000
Concreting of Brgy. Calapi to Sitio Talaptap FMR, Brgy. Calapi, Hinigaran, Negros Occidental	50,000,000
Concreting of Brgy. Malublub, Leon to Brgy. Abang-abang, Alimodian FMR, Brgy. Malublub, Leon and Brgy. Abang-abang, Alimodian, Iloilo	50,000,000
Concreting of Brgy. Ginomoy to Brgy. Cabacanan FMR, Brgy. Ginomoy to Brgy. Cabacanan, Alimodian, Iloilo	50,000,000
Concreting of Brgy. Balud FMR, Brgy. Balud, Dumangas, Iloilo	10,000,000
Concreting of Sitio Sapa, Brgy. Tamboilan FMR, Brgy. Tamboilan, Dumangas, Iloilo	10,000,000
Concreting of Sitio Riverside, Brgy. Capaliz to Brgy. Cali FMR, Brgy. Capaliz and Brgy. Cali, Dumangas, Iloilo	10,000,000
Concreting of Sitio Liboo, Brgy. Calao FMR, Brgy. Calao, Dumangas, Iloilo	10,000,000
Concreting of Sitio Patahan, Brgy. Cansilayan FMR, Brgy. Cansilayan, Dumangas, Iloilo	10,000,000
Concreting of Brgy. Pagdugue FMR, Brgy. Pagdugue, Dumangas, Iloilo	10,000,000
Concreting of Sitio Nalu-oyan, Brgy. Sapao FMR, Brgy. Sapao, Dumangas, Iloilo	5,000,000
Concreting of Sitio Proper, Brgy. Paloc Sool FMR, Brgy. Paloc Sool, Dumangas, Iloilo	10,000,000
Concreting of Brgy. Paloc Bigque FMR, Brgy. Paloc Bigque, Dumangas, Iloilo	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	829
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Ilaya 2nd to Brgy. Ilaya 3rd FMR, Dumangas, Brgy. Ilaya 2nd and Brgy. Ilaya 3rd, Iloilo	10,000,000
Concreting of Sitio Tacas, Brgy. Barasan FMR, Brgy. Barasan, Dumangas, Iloilo	5,000,000
Concreting of Purok 1, Brgy. Nanding Lopez FMR, Brgy. Nanding Lopez, Dumangas, Iloilo	5,000,000
Concreting of Brgy. Alangilan FMR, Brgy. Alangilan, Bacolod City, Negros Occidental	25,000,000
Concreting of Brgy. Vista Alegre, FMR, Brgy. Vista Alegre, Bacolod City, Negros Occidental	25,000,000
Concreting of Brgy. Granada, FMR, Brgy. Granada, Bacolod City, Negros Occidental	50,000,000
Concreting of Brgy. Quintin Remo FMR, Moises Padilla, Negros Occidental	25,000,000
Concreting of Brgy. Camanci Norte FMR, Numancia, Aklan	15,000,000
Concreting of Brgy. Mina-a FMR, Brgy. Mina-a, Ibajay, Aklan	25,000,000
Concreting of Brgy. Badiangan to Brgy. Torralba FMR, Banga, Aklan	25,000,000

Region VII - CENTRAL VISAYAS	1,117,000,000

Concreting of Brgy. Cangbagsa to Bontod FMR, Brgy. Cangbagsa, Larena, Siquijor	5,000,000
Concreting of Brgy. Canlaas FMR, Brgy. Canlaas, Antequera, Bohol	20,000,000
Concreting of Brgy. Cawayanan to Brgy. Bunacan to Brgy. Bonsongon FMR, Brgy. Cawayanan, Brgy. Bunacan and Brgy. Bonsongon, Tubigon, Bohol	20,000,000
Concreting of Brgy. Cansibuan FMR, Brgy. Cansibuan, Antequera, Bohol	20,000,000
Concreting of Bawal Street, Brgy. Landican FMR, Brgy. Landican, Baclayon, Bohol	5,000,000
Concreting of Brgy. Buenos Aires FMR, Brgy. Buenos Aires, Tubigon, Bohol	30,000,000
Concreting of Sitio Naghalin to Sitio Kamansi, Brgy. Novallas FMR, Brgy. Novallas, Tanjay, Negros Oriental	15,000,000
Concreting of Brgy. Ilijan Norte FMR, Brgy. Ilijan Norte, Tubigon, Bohol	15,000,000
Concreting of Sitio Luton, Brgy. Mabini FMR, Brgy. Mabini, Cebu City	17,000,000
Concreting of Brgy. Salong Sac-sac FMR, Brgy. Salong Sac-sac, Bindoy, Negros Oriental	15,000,000
Concreting of Brgy. Magsija to Brgy. Cabad FMR, Brgy. Magsija and Brgy. Cabad, Balilihan, Bohol	30,000,000
Concreting of Brgy. Cabad leading to Brgy. Candasig FMR, Brgy. Cabad, Balilihan, Bohol	25,000,000
Concreting of Brgy. Tagustusan FMR, Brgy. Tagustusan, Balilihan, Bohol	5,000,000
Concreting of Brgy. Bahi to Brgy. Toril FMR, Brgy. Bahi and Brgy. Toril, Alburquerque, Bohol	25,000,000
Concreting of Brgy. Taculing FMR, Brgy. Taculing, Larena, Siquijor	5,000,000
Concreting of Brgy. San Miguel to Brgy. Babag FMR, Brgy. San Miguel and Brgy. Babag, Dagohoy, Bohol	15,000,000
Concreting of Brgy. Sikatuna FMR, Brgy. Sikatuna, Talibon, Bohol	15,000,000
Concreting of Brgy. Behind the Clouds FMR, Brgy. Behind the Clounds, Batuan, Bohol	15,000,000
Concreting of Sitio Bil-isan to Sitio Tampe, Brgy. Poblacion FMR, Brgy. Poblacion, Sevilla, Bohol	10,000,000
Concreting of Brgy. Tubod FMR, Brgy. Tubod, Candijay, Bohol	5,000,000
Concreting of Brgy. Buenavista FMR, Brgy. Buenavista, Carcar City, Cebu	15,000,000
Concreting of Sitio Lintungaban, Brgy. Ilaya FMR, Brgy. Ilaya, San Fernando, Cebu	15,000,000
Concreting of Brgy. Lengigon to Alambijud FMR Phase II, Brgy. Lengigon and Brgy. Alambijud, Argao, Cebu	15,000,000
Concreting of Sitio Abaca, Brgy. Nug-as FMR, Brgy. Nug-as, Alcoy, Cebu	15,000,000
Concreting of Sitio Cambaol to Sitio Fatima, Brgy. Rosario FMR, Brgy. Rosario, Aloguinsan, Cebu	15,000,000
Concreting of Brgy. Agbanga to Bairan FMR, Brgy. Agbanga, Asturias, Cebu	15,000,000
Concreting of Brgy. Tominjao FMR, Brgy. Tominjao, Daanbantayan, Cebu	15,000,000
Concreting of Brgy. Batad FMR, Brgy. Batad, San Remegio, Cebu	15,000,000
Concreting of Brgy. Cadaruhan FMR, Brgy. Cadaruhan, Borbon, Cebu	15,000,000

830	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Can-Ibuang to Brgy. Flores FMR, Brgy. Can-Ibuang and Brgy. Flores, Catmon, Cebu	15,000,000
Concreting of Brgy. Manga to Brgy. Malalay FMR, Brgy. Manga and Brgy. Malalay, Alcantara, Cebu	15,000,000
Concreting of Brgy. Basiao FMR, Brgy. Basiao, Badian, Cebu	15,000,000
Concreting of Brgy. Cagsing to Brgy. Salamangca FMR, Brgy. Cagsing and Brgy. Salamangca, Ginatilan, Cebu	15,000,000
Concreting of Brgy. Pulangbato FMR Phase II, Brgy. Pulangbato, Cebu City	15,000,000
Concreting of Purok 1, Brgy. Cambinocot FMR, Brgy. Cambinocot, Cebu City	15,000,000
Concreting of Brgy. Pamutan to Brgy. Toong FMR, Brgy. Pamutan and Brgy. Toong, Cebu City	15,000,000
Concreting of Brgy. Buhisan FMR, Brgy. Buhisan, Cebu City	15,000,000
Concreting of Sitio Angas, Brgy. Mabigo FMR, Brgy. Mabigo, Canlaon City, Negros Oriental	15,000,000
Concreting of Brgy. Mambulod to Brgy. Biga-a FMR, Brgy. Mambulod and Brgy. Biga-a, La Libertad, Negros Oriental	15,000,000
Concreting of Sitio Tumpalak to Sitio Matotob, Brgy. Dahile FMR, Brgy. Dahile, Mabinay, Negros Oriental	15,000,000
Concreting of Brgy. Tayak FMR, Brgy. Tayak, Siaton, Negros Oriental	15,000,000
Concreting of Sitio Bantolinao, Brgy. Cabangahan FMR, Brgy. Cabangahan, Sta. Catalina, Negros Oriental	15,000,000
Concreting of Brgy. Timbao FMR Phase III, Brgy. Timbao, Bacong, Negros Oriental	15,000,000
Concreting of Brgy. Basac FMR, Brgy. Basac, Larena, Siquijor	15,000,000
Concreting of Brgy. Cantabon FMR, Brgy. Cantabon, Siquijor, Siquijor	15,000,000
Concreting of Poblacion - Dagatan - Sohoton FMR, Brgy. Dagatan and Brgy. Sohoton, Badian, Cebu	15,000,000
Concreting of Brgy. Agbalanga to Brgy. Busay FMR, Brgy. Agbalanga, Moalboal, Cebu	15,000,000
Concreting of Brgy. Agsungot FMR, Brgy. Agsungot, Cebu City	15,000,000
Concreting of Brgy. Lusaran FMR, Brgy. Lusaran, Cebu City	15,000,000
Concreting of Brgy. Campo 7 FMR Phase II, Brgy. Campo 7, Minglanilla, Cebu	10,000,000
Concreting of Brgy. Toong FMR, Brgy. Toong, San Remigio, Cebu	15,000,000
Concreting of Brgy. Sambag FMR, Brgy. Sambag, Tabogon, Cebu	15,000,000
Concreting of Brgy. Guihob to Brgy. Talaon FMR, La Libertad, Negros Oriental	30,000,000
Concreting of Sitio Liang, Brgy. Bingay FMR, Brgy. Bingay, Borbon, Cebu	15,000,000
Concreting of Brgy. Cantipay FMR, Brgy. Cantipay, Carmen, Cebu	15,000,000
Concreting of Brgy. Najandig FMR, Brgy. Najandig, Zamboanguita, Negros Oriental	30,000,000
Concreting of Brgy. Nabago FMR, Brgy. Nabago FMR, Zamboanguita, Negros Oriental	30,000,000
Concreting of Brgy. Malongcay Dacu FMR, Brgy. Malongcay Dacu, Dauin, Negros Oriental	30,000,000
Concreting of Brgy. Kalumboyan to Brgy. Tabuan FMR, Brgy. Kalumboyan and Brgy. Tabuan, Bayawan City, Negros Oriental	30,000,000
Concreting of Brgy. Masa FMR, Brgy. Masa, Dumanjug, Cebu	50,000,000
Concreting of Brgy. Calasga-an FMR, Brgy. Calasga-an, Bais City, Negros Oriental	15,000,000
Concreting of Brgy. Maningcao FMR, Brgy. Maningcao, Sibulan, Negros Oriental	15,000,000
Concreting of Brgy. Bahi-an FMR, Brgy. Bahi-an, Tanjay City, Negros Oriental	15,000,000
Concreting of Brgy. Azagra FMR, Brgy. Azagra, Tanjay City, Negros Oriental	15,000,000
Concreting of Brgy. Novallas FMR, Brgy. Novallas, Tanjay City, Negros Oriental	20,000,000
Concreting of Brgy. Cansal-ing FMR, Brgy. Cansal-ing, Mabinay, Negros Oriental	20,000,000

Region VIII - EASTERN VISAYAS	1,915,290,000

Concreting of Brgy. Palamrag to Brgy. Busay FMR, Brgy. Palamrag, Mercedes, Eastern Samar	18,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	831
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. San Juan to Brgy. Camparang FMR, Brgy. San Juan and Brgy. Camparang, Tubabao Island, Guiuan, Eastern Samar	22,750,000
Concreting of Brgy. Guinmaayohan to Brgy. Maybunga FMR, Brgy. Guinmaayohan and Brgy. Maybunga, Balangiga, Eastern Samar	35,000,000
Concreting of Brgy. Taguite to Sitio Bagabolo FMR, Brgy. Taguite, Lawaan, Eastern Samar	14,040,000
Concreting of Brgy. Campedico to Brgy. Natawo FMR, Brgy. Campedico and Brgy. Natawo, Palapag, Northern Samar	45,000,000
Concreting of Brgy. Amguhan to Brgy. Kabungaan to Brgy. Monterico FMR, Brgy. Amguhan, Brgy. Kabungaan and Brgy. Monterico, Baybay City, Leyte	40,000,000
Concreting of Brgy. Abanilla to Brgy. Tuburan FMR, Calubian, Leyte	24,000,000
Concreting of Brgy. Gebulwangan to Brgy. Quezon FMR, Catarman, Northern Samar	15,000,000
Concreting of Brgy. Macugo to Brgy. Nalihugan FMR, Brgy. Macugo and Brgy. Nalihugan, Gandara, Samar	5,000,000
Concreting of Brgy. Laray FMR, Brgy. Laray, Macrohon, Southern Leyte	5,000,000
Concreting of Brgy. Lawaan to Brgy. Ginagdanan FMR, Brgy. Lawaan and Brgy. Ginagdanan, San Roque, Northern Samar	15,000,000
Concreting of Sitio Malaguinara, Brgy. Zone 3 to Brgy. Malobago FMR, Brgy. Zone 3 and Brgy. Malobago, San Roque, Northern Samar	15,000,000
Concreting of Brgy. Catmon - Brgy. Nasunogan FMR, Brgy. Catmon and Brgy. Nasunogan, Ormoc City, Leyte	15,000,000
Concreting of Brgy. Maya to Brgy. San Pedro FMR, Brgy. Maya and Brgy. San Pedro, MacArthur, Leyte	15,000,000
Concreting of Brgy. San Roque FMR Phase 2, Brgy. San Roque, Tacloban City, Leyte	100,000,000
Concreting of Brgy. 103 Palanog to Brgy. 104 Salvacion FMR Phase II, Brgy. 103 Palanog and Brgy. 104 Salvacion, Tacloban City, Leyte	100,000,000
Concreting of Brgy. 93 Bagacay FMR, Brgy. 93 Bagacay, Tacloban City, Leyte	25,000,000
Concreting of Brgy. 106 Santo Niño FMR, Brgy. 106 Santo Niño, Tacloban City, Leyte	15,000,000
Concreting of Brgy. Camansinay to Brgy. San Roque FMR, Brgy. Camansinay and Brgy. San Roque, Tacloban City, Leyte	10,000,000
Concreting of Brgy. Pilit to Brgy. Bulod FMR, Brgy. Pilit and Brgy. Bulod, Sta. Fe, Leyte	25,000,000
Concreting of Brgy. Bulod to Brgy. San Roque FMR, Brgy. Bulod and Brgy. San Roque, Sta. Fe, Leyte	20,000,000
Concreting of Brgy. San Juan to Sitio Punit FMR, Brgy. San Juan, Sta. Fe, Leyte	30,000,000
Concreting of Brgy. Libertad, Palo to Brgy. Cutay, Sta. Fe FMR, Brgy. Libertad, Palo and Brgy. Cutay, Sta. Fe, Leyte	16,000,000
Concreting of Brgy. Libertad, Palo to Brgy. Badiangay, Sta. Fe FMR Phase II, Brgy. Libertad, Palo and Brgy. Badiangay, Sta. Fe, Leyte	15,000,000
Concreting of Brgy. San Juan, Sta. Fe to Brgy. Cambahanon, Alangalang FMR, Brgy. San Juan, Sta. Fe and Brgy. Cambahanon, Alangalang, Leyte	36,000,000
Concreting of Brgy. Taguite to Brgy. Magcasuang FMR Phase IV, Brgy. Taguite and Brgy. Magcasuang, Babatngon, Leyte	35,000,000
Concreting of Brgy. Bahay to Sitio Boyogon FMR, Brgy. Bahay, San Miguel, Leyte	12,000,000
Concreting of Brgy. Bahay to Sitio Malaihao FMR, Brgy. Bahay, San Miguel, Leyte	12,000,000
Concreting of Brgy. Lukay to Brgy. Patong FMR, Brgy. Lukay to Brgy. Patong, San Miguel, Leyte	12,000,000
Concreting of Brgy. Bagong Silang FMR, Brgy. Bagong Silang, Babatngon, Leyte	12,000,000
Concreting of Brgy. San Roque to Brgy. Capangihan FMR, Brgy. San Roque and Brgy. Capangihan, Tolosa, Leyte	36,000,000
Concreting of Brgy. San Francisco West FMR, Brgy. San Francisco West, Alangalang, Leyte	12,000,000
Concreting of Brgy. San Antonio Farm FMR, Brgy. San Antonio Farm, Alangalang, Leyte	12,000,000

832	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Calaasan to Brgy. Bugho FMR, Brgy. Calaasan and Brgy. Bugho, Alangalang, Leyte	25,000,000
Concreting of Brgy. Salvacion Poblacion FMR, Brgy. Salvacion Poblacion, Alangalang, Leyte	15,000,000
Concreting of Brgy. Cambahanon FMR Phase II, Brgy. Cambahanon, Alangalang, Leyte	20,000,000
Concreting of Brgy. Hupit FMR, Brgy. Hupit, Alangalang, Leyte	12,000,000
Concreting of Brgy. Buri FMR, Brgy. Buri, Alangalang, Leyte	12,000,000
Concreting of Brgy. Barrantes FMR, Brgy. Barrantes, Alangalang, Leyte	16,000,000
Concreting of Brgy. San Vicente FMR, Brgy. San Vicente, Alangalang, Leyte	17,000,000
Concreting of Brgy. Dapdap FMR, Brgy. Dapdap, Alangalang, Leyte	15,000,000
Concreting of Sitio Casaguingan, Brgy. Bairan to Brgy. Malaguinabot FMR, Brgy. Bairan and Brgy. Malaguinabot, San Miguel, Leyte	24,000,000
Concreting of Brgy. Gapas to Sitio Sim FMR, Brgy. Gapas, Sta. Fe, Leyte	20,000,000
Concreting of Brgy. San Juan FMR, Brgy. San Juan, Sta. Fe, Leyte	13,000,000
Concreting of Brgy. San Roque FMR, Brgy. San Roque, Sta. Fe, Leyte	12,000,000
Concreting of Brgy. Pilit to Brgy. San Miguelay FMR Phase II, Brgy. Pilit and Brgy. San Miguelay, Sta. Fe, Leyte	22,000,000
Concreting of Sitio Anglit, Brgy. Pitogo FMR Phase II, Brgy. Pitogo, Sta. Fe, Leyte	12,000,000
Concreting of Brgy. Villa Caneja FMR Phase II, Brgy. Villa Caneja, Naval, Biliran	15,000,000
Concreting of Brgy. Mapuyo to Palayan ng Bayan FMR (Phase III), Brgy. Mapuyo, Kawayan, Biliran	35,000,000
Concreting of Brgy. San Lorenzo FMR, Brgy. San Lorenzo, Kawayan, Biliran	35,000,000
Concreting of Sitio Sagkahan, Brgy. Looc FMR, Brgy. Looc, Cabucgayan, Biliran	38,000,000
Concreting of Brgy. Villa Vicenta FMR, Brgy. Villa Vicenta, Caibiran, Biliran	33,000,000
Concreting of Brgy. Marvel to Brgy. Looc FMR Phase II, Brgy. Marvel and Brgy. Looc, Culaba, Biliran	38,000,000
Concreting of Brgy. Larrazabal FMR, Brgy. Larrazabal, Naval, Biliran	15,000,000
Concreting of Brgy. Cabong FMR, Brgy. Cabong, Borongan City, Eastern Samar	30,000,000
Concreting of Brgy. E.J. Dulay, Laoang to Brgy. Nagbobtac, Palapag FMR, Brgy. E.J. Dulay, Laoang and Brgy. Nagbobtac, Palapag, Northern Samar	15,000,000
Concreting of Brgy. Caltayan to Brgy. Bagacay West FMR (Phase II), La paz, Leyte	15,000,000
Concreting of Sitio Naga, Brgy. Calbugos to Brgy. Capiñahan FMR, Villaba, Leyte	15,000,000
Concreting of Brgy. Poblacion to Sitio Rawis FMR, Brgy. Poblacion, Leyte, Leyte	15,000,000
Concreting of Sitio Mabolo - Sitio Rambutan, Brgy. Patag FMR, Brgy. Patag, Ormoc City, Leyte	15,000,000
Concreting of Brgy. San Pablo to Brgy. Bagong Buhay FMR, Brgy. San Pablo and Brgy. Bagong Buhay, Ormoc City, Leyte	15,000,000
Concreting of Sitio Mahayahay, Brgy. Matica-a - Brgy. Guintigui-an FMR, Brgy. Matica-a and Brgy. Guintigui-an, Ormoc City, Leyte	15,000,000
Concreting of Brgy. San Jose - Sitio Laray - Sitio Panoma FMR, Brgy. San Jose and Brgy. Guintigui-an, Ormoc City, Leyte	15,000,000
Concreting of Brgy. Himamara (Sitio Bayugan) to Brgy. Tagaytay FMR, Brgy. Himamara and Brgy. Tagaytay, Mahaplag, Leyte	15,000,000
Concreting of Brgy. Esperanza to Brgy. Itum FMR, Brgy. Esperanza and Brgy. Itum, Matalom, Leyte	15,000,000
Concreting of Brgy. Polangi - Paticua FMR Phase III, Brgy. Polangi and Brgy. Paticua, Catarman, Northern Samar	20,000,000
Concreting of Sitio Pal-og, Brgy. Poblacion 5 to Brgy. Sawang FMR, Brgy. Poblacion 5 and Brgy. Sawang, Capul, Northern Samar	20,000,000
Concreting of Brgy. Arellano to Brgy. Somoroy FMR, Brgy. Arellano and Brgy. Somoroy, Bobon, Northern Samar	20,000,000
Concreting of Brgy. Bonifacio - Brgy. Lonoy FMR, Phase III, Gamay, Northern Samar	15,000,000
Concreting of Brgy. Magtaon FMR, Mapanas, Northern Samar	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	833
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Palencia to Brgy. Awang to Brgy. Marabut FMR, Brgy. Palencia, Brgy. Awang and Brgy. Marabut, Tarangnan, Samar	15,000,000
Concreting of Sitio Subok, Brgy. Bante to Brgy. Catabunan FMR, Brgy. Bante and Brgy. Catabunan, Calbayog City, Samar	15,000,000
Concreting of Sitio Rawis, Brgy. Amandayehan to Brgy. San Antonio (Coastal Road) FMR, Basey, Samar	15,000,000
Concreting of Sitio Canbuyog, Brgy. Borong to Brgy. Minata FMR, Calbiga, Samar	15,000,000
Concreting of Brgy. Bilibol FMR, Brgy. Bilibol, Maasin City, Southern Leyte	15,000,000
Concreting of Brgy. Asuncion to Sitio Cabangcalan FMR, Macrohon, Southern Leyte	15,000,000
Concreting of Brgy. Libas to Brgy. Hindangan FMR, Brgy. Libas and Brgy. Hindangan, Sogod, Southern Leyte	15,000,000
Concreting of Brgy. Tinaan to Brgy. Cahayag FMR, Brgy. Tinaan and Brgy. Cahayag, San Francisco, Southern Leyte	15,000,000
Concreting of Sitio Dagmol, Brgy. Salvacion FMR, Brgy. Salvacion, Hinunangan, Southern Leyte	20,000,000
Concreting of Libjo - Daganas - Old Rizal FMR, Brgy. Libjo, Brgy. Daganas and Brgy. Old Rizal, Catarman, Northern Samar	15,000,000
Concreting of Sitio Kankinaway - Sitio Laoangan - Sitio Rombang, Brgy. Poblacion 7 to Sitio Ilong Bukid, Brgy. Cababtoan FMR Phase II, Brgy. Poblacion 7 and Brgy. Cababtoan, Pambujan, Northern Samar	15,000,000
Concreting of Brgy. Tigbao to Brgy. Lowan FMR, Brgy. Tigbao and Brgy. Lowan, Matalom, Leyte	41,000,000
Concreting of Brgy. Tucdao FMR, Brgy. Tucdao, Kawayan, Biliran	15,000,000
Concreting of Sitio Anas, Brgy. Ungale FMR, Brgy. Ungale, Kawayan, Biliran	15,000,000
Concreting of Brgy. Bayog FMR, Brgy. Bayog, Ormoc City, Leyte	10,000,000
Concreting of Brgy. Nato to Brgy. Bongdo FMR, Brgy. Nato and Brgy. Bongdo, Taft, Eastern Samar	20,000,000
Concreting of Brgy. Cansumangkay to Brgy. Bakhaw FMR, Brgy. Cansumangkay and Brgy. Bakhaw, Balangiga, Eastern Samar	15,000,000
Concreting of Tigbawan - Parasan - Palid 2 FMR, Brgy. Tigbawan, Brgy. Parasan and Brgy. Palid 2, Leyte, Leyte	10,000,000
Concreting of Brgy. Limarayon to Brgy. Navarro FMR, Brgy. Limarayon, Calbayog City, Samar	11,000,000
Concreting of Brgy. Cacaransan to Brgy. Navarro FMR, Brgy. Cacaransan, Calbayog City, Samar	10,000,000
Concreting of Brgy. Yabyaban to Brgy. Cabagngan FMR, Brgy. Yabyaban and Brgy. Cabagngan, Laoang, Northern Samar	10,000,000
Concreting of Brgy. Villa Aurora to Brgy. Buenavista FMR, Brgy. Villa Aurora and Brgy. Buenavista, Basey, Samar	10,000,000
Concreting of Brgy. Chitongco to Sitio Pamiswakan FMR , Mondragon, Northern Samar	25,000,000
Concreting of Sitio Paniwasa, Brgy. E Duran FMR, Brgy. E Duran, Bobon, Northern Samar	5,000,000
Concreting of Sitio Cagmanaba, Brgy. E, Duran FMR, Brgy. E. Duran, Bobon, Northern Samar	5,000,000
Concreting of Brgy. Batuan to Brgy. Tomoy-Tomoy FMR, Brgy. Batuan and Brgy. Tomoy-Tomoy, Maasin, Southern Leyte	10,000,000

Region IX - ZAMBOANGA PENINSULA	867,000,000

Concreting of Brgy. Timbabauan FMR, Brgy. Timbabauan, Tungawan, Zamboanga Sibugay	15,000,000
Concreting of Brgy. Sto Rosario FMR Phase II, Brgy. Sto Rosario, RT Lim, Zamboanga Sibugay	15,000,000

834	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Sitio Masalag, Brgy. Limpapa FMR Phase II, Brgy. Limpapa, Zamboanga City	15,000,000
Concreting of Brgy. Labuan FMR Phase II, Brgy. Labuan, Zamboanga City	15,000,000
Concreting of Sitio Murok, Brgy. Pasonanca FMR, Brgy. Pasonanca, Zamboanga City	15,000,000
Concreting of Brgy. Pamucutan FMR, Brgy. Pamucutan, Zamboanga City	15,000,000
Concreting of Brgy. Tolosa FMR, Brgy. Tolosa, Zamboanga City	15,000,000
Concreting of Sitio Muti - Sitio Lunawi, Brgy. Lanzones FMR, Brgy. Lanzones, Zamboanga City	15,000,000
Concreting of Brgy. Sikitan FMR, Brgy. Sikitan, Piñan, Zamboanga del Norte	30,000,000
Concreting of Brgy. Lapero FMR, Brgy. Lapero, Sindangan, Zamboanga del Norte	30,000,000
Concreting of Brgy. Sas to Brgy. Immaculada FMR, Brgy. Sas and Brgy. Immaculada, Gutalaca, Zamboanga del Norte	30,000,000
Concreting of Brgy. Tinuyop FMR, Brgy. Tinuyop, Leon Postigo, Zamboanga del Norte	15,000,000
Concreting of Brgy. Farmington to Brgy. Tubod FMR, Brgy. Farmington, Tampilisan, Zamboanga del Norte	15,000,000
Concreting of Brgy. Immaculada to Brgy. Sas FMR, Brgy. Immaculada, Gutalac, Zamboanga del Norte	15,000,000
Concreting of Brgy. La Union FMR, Brgy. La Union, Labason, Zamboanga del Norte	15,000,000
Concreting of Brgy. Tagulo - San Antonio FMR, Brgy. Tagulo, Tukuran, Zamboanga del Sur	15,000,000
Concreting of Brgy. Tinotungan FMR, Brgy. Tinotungan,Tukuran, Zamboanga del Sur	15,000,000
Concreting of Brgy. Ignacio Garata FMR, Dinas, Zamboanga del Sur	15,000,000
Concreting of Brgy. Alicia FMR, Molave, Zamboanga del Sur	15,000,000
Concreting Of JNR Brgy. Bacahan, Brgy. Bacahan FMR, Dumalinao, Zamboanga del Sur	15,000,000
Concreting of Bogayo - Gawil- Poblacion - Boyugan-east (Gawil Section) FMR, Kumalarang, Zamboanga del Sur	30,000,000
Concreting of Brgy. Gaulan to Brgy. Guitom FMR, Brgy. Gaulan, Dipahan and Brgy. Guitom, Buug, Zamboanga Sibugay	30,000,000
Concreting of Brgy. Lobing FMR Phase II, Brgy. Lobing, Diplahan, Zamboanga Sibugay	15,000,000
Concreting of Brgy. Marsolo to Brgy. Sulo FMR, Naga, Zamboanga Sibugay	30,000,000
Concreting of Brgy. Makiri FMR Phase II, Brgy. Makiri, Isabela City, Basilan	30,000,000
Concreting of Brgy. Kapayawan FMR Phase II, Brgy. Kapayawan, Isabela City, Basilan	21,000,000
Concreting of Nopulan - Bogo Calabat FMR, Brgy. Nopulan and Brgy. Bogo Calabat, Josefina, Zamboanga del Sur	10,000,000
Concreting of Brgy. Rizal FMR, Brgy. Rizal, Molave, Zamboanga del Sur	10,000,000
Concreting of Brgy. Dimasangca FMR, Brgy. Dimasangca, Labangan, Zamboanga del Sur	10,000,000
Concreting of Tabiawan - Busay FMR, Brgy. Tabiawan and Brgy. Busay, Isabela City, Basilan	21,000,000
Concreting of Brgy. Borbon FMR, Brgy. Borbon, Buug, Zamboanga Sibugay	15,000,000
Concreting of Brgy. Limaong FMR Phase IV, Brgy. Limaong, Zamboanga City	20,000,000
Concreting of Sitio Davuy Dyutay, Brgy. Sibulao FMR, Brgy. Sibulao, Zamboanga City	15,000,000
Concreting of Brgy. Buenavista FMR, Brgy. Buenavista, Zamboanga City	15,000,000
Concreting of Brgy. Calabasa FMR, Brgy. Calabasa, Zamboanga City	15,000,000
Concreting of Brgy. Lubigan FMR, Brgy. Lubigan, Zamboanga City	15,000,000
Concreting of Brgy. Lumayang FMR, Brgy. Lumayang, Zamboanga City	15,000,000
Concreting of Brgy. Quiniput FMR, Brgy. Quiniput, Zamboanga City	15,000,000
Concreting of Brgy. Tagasilay FMR, Brgy. Tagasilay, Zamboanga City	15,000,000
Concreting of Brgy. Tumitus FMR, Brgy. Tumitus, Zamboanga City	15,000,000
Concreting of Sitio Cuatro Ohos to Sitio Linduman FMR, Brgy. Vitali, Zamboanga City	15,000,000
Concreting of Brgy. Tigbalabag FMR, Brgy. Tigbalabag, Zamboanga City	15,000,000
Concreting of Zone 2 to Sapa Pungkul, Tictapul FMR, Brgy. Tictapul, Zamboanga City	10,000,000
Concreting of Brgy. Guisao FMR, Brgy. Guisao, Zamboanga City	10,000,000
Concreting of Kan-Simba - Kan Busi FMR, Brgy. Tubig Putih, Luuk, Sulu	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	835
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Patalon FMR, Brgy. Patalon, Zamboanga City	30,000,000
Concreting of Brgy. Timolan to Brgy. Tuburan FMR, Brgy. Timolan and Brgy. Tuburan, Tigbao, Zamboanga del Sur	10,000,000
Concreting of Sitio Canatuan, Brgy. Tabayo FMR, Brgy. Tabayo, Siocon, Zamboanga del Norte	10,000,000
Concreting of Brgy. Banganon to Sitio Layasan FMR, Brgy. Banganon, Gutalac, Zamboanga del Norte	5,000,000
Concreting of Sitio Udjung-Brgy. Bunguiao FMR, Brgy. Bunguiao, Zamboanga City	15,000,000
Concreting of Zone 3, Bunguiao FMR, Brgy. Bunguiao, Zamboanga City	15,000,000
Concreting of Linduman-Cansilayan FMR, Brgy. Vitali, Zamboanga City	15,000,000

Region X - NORTHERN MINDANAO	1,110,000,000

Concreting of Sitio Magayad, Brgy. Tignapoloan FMR, Brgy. Tignapoloan, Cagayan de Oro City	5,000,000
Concreting of Brgy. Bocboc FMR, Brgy. Bocboc, Don Carlos, Bukidnon	5,000,000
Concreting of Purok 7, Brgy. Sta. Felomina FMR, Brgy. Sta. Felomina, Quezon, Bukidnon	5,000,000
Concreting of Sitio Magawa, Brgy. Sampiano FMR, Brgy. Sampiano, Malitbog, Bukidnon	5,000,000
Concreting of Purok 6, Brgy. San Vicente to Brgy. Mabunga FMR, Brgy. San Vicente and Brgy. Mabunga, Baungon, Bukidnon	30,000,000
Concreting of Brgy. Ray Guimba to Brgy. Papandayan FMR, Brgy. Ray Guimba and Brgy. Papandayan, Marawi City, Lanao del Sur	10,000,000
Concreting of Brgy. Mampayag to Brgy. Lindaban FMR, Brgy. Mampayag, Manolo Fortich, Bukidnon	15,000,000
Concreting of Sitio Bagong Silang to Sitio Kolambugan, Brgy. Danatag FMR, Brgy. Danatag, Baungon, Bukidnon	15,000,000
Concreting of Proper Cananga-an - San Vicente FMR, Cananga-an, Cabanglasan, Bukidnon	30,000,000
Concreting of Purok 3, Brgy. Alanib FMR, Brgy. Alanib, Lantapan, Bukidnon	15,000,000
Concreting of Sitio Kabalansihan to Sitio Sangyapo, Brgy. Sinuda FMR, Brgy. Sinuda, Kitaotao, Bukidnon	15,000,000
Concreting of Brgy. Cabadiangan to Sitio Bacbacon, Brgy. Cabadiangan FMR, Brgy. Cabdiangan, Kadingilan, Bukidnon	15,000,000
Concreting of Brgy. Kipilas FMR, Brgy. Kipilas, Kitaotao, Bukidnon	50,000,000
Concreting of Brgy. Paitan FMR, Brgy. Paitan, Quezon, Bukidnon	35,000,000
Concreting of Jct. Bukidnon-Davao City Road, Brgy. Cebole to Purok San Miguel FMR, Brgy. Cebole, Quezon, Bukidnon	15,000,000
Concreting of Brgy. Bacusanon FMR, Brgy. Bacusanon, Pangantucan, Bukidnon	15,000,000
Concreting of Sitio Sabang, Brgy. West Poblacion FMR, Brgy. West Poblacion, Kalilangan, Bukidnon	15,000,000
Concreting of Sitio Langag to Sitio Bandera, Brgy. Dansolihon FMR, Brgy. Dansolihon, Cagayan de Oro City	15,000,000
Concreting of Sitio Kibanog, Brgy. Besigan FMR, Brgy. Besigan, Cagayan de Oro City	15,000,000
Concreting of Brgy. Bugo FMR, Brgy. Bugo, Cagayan de Oro City	20,000,000
Concreting of Brgy. Indahag FMR, Brgy. Indagag, Cagayan de Oro City	20,000,000
Concreting of Brgy. Balubal FMR, Brgy. Balubal, Cagayan de Oro City	20,000,000
Concreting of Brgy. Maac, Guinsiliban to Brgy. San Miguel, Mahinog FMR, Brgy. Maac, Guinsiliban and Brgy. San Miguel, Mahinog, Camiguin	15,000,000
Concreting of Abu Baylao to Tagdo Road FMR, Mambajao, Camiguin	15,000,000
Concreting of Sitio Abu Baylao to Sitio Binunsaran, Poblacion FMR, Mambajao, Camiguin	15,000,000
Concreting of Brgy. Tipanoy FMR, Brgy. Tipanoy, Iligan City	30,000,000

836	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Campo 5 to Brgy. Taguranao FMR, Brgy. Campo 5, Tubod, Lanao del Norte	15,000,000
Concreting of Brgy. Sucodan FMR, Brgy. Sucodan, Kolambugan, Lanao del Norte	15,000,000
Concreting of Brgy. Purakan to Brgy. Bosque to Brgy. Napo FMR Phase II, Brgy. Purakan, Linamon, Lanao del Norte	15,000,000
Concreting of Brgy. Mabuhay to Brgy. Capocao FMR, Brgy. Mabuhay and Brgy. Capocao, Sultan Naga Dimaporo, Lanao del Norte	30,000,000
Concreting of Brgy. Seti FMR, Brgy. Seti, Jimenez, Misamis Occidental	15,000,000
Concreting of Brgy. Lower Bautista FMR, Brgy. Lower Bautista, Sapang Dalaga, Misamis Occidental	15,000,000
Concreting of Libertad Bajo to Libertad Alto FMR, Sinacaban, Misamis Occidental	15,000,000
Concreting of Brgy. Liboron to Sitio Lakna, Brgy. Gandawan FMR, Don Victoriano, Misamis Occidental	15,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Gingoog City, Misamis Oriental	10,000,000
Concreting of Brgy. Mimbuntong FMR, Brgy. Mimbuntong, Gingoog City, Misamis Oriental	10,000,000
Concreting of Brgy. San Vicente FMR, Brgy. San Vicente, Medina, Misamis Oriental	10,000,000
Concreting of Brgy. Bagubad FMR, Brgy.Bagubad, Gingoog City, Misamis Oriental	15,000,000
Concreting of Purok 4, Brgy. Kalagonoy FMR, Brgy. Kalagonoy, Gingoog City, Misamis Oriental	15,000,000
Concreting of Brgy. Tula FMR, Brgy. Tula, Alubijid, Misamis Oriental	15,000,000
Concreting of Brgy. Calangahan FMR, Brgy. Calangahan, Lugait, Misamis Oriental	15,000,000
Concreting of Brgy. Lanise FMR, Brgy. Lanise, Claveria, Misamis Oriental	15,000,000
Concreting of Brgy. Maputi FMR Phase II, Brgy. Maputi, Naawan, Misamis Oriental	15,000,000
Concreting of Brgy. Sinayawan FMR, Brgy. Sinayawan, Valencia City, Bukidnon	10,000,000
Concreting of Brgy. San Miguel FMR, Brgy. San Miguel, Maramag, Bukidnon	30,000,000
Concreting of Brgy. Sto. Niño FMR, Brgy. Sto. Niño, Tangub City, Misamis Occidental	10,000,000
Concreting of Purok 3 to Purok 2, Brgy. G. Pelaez to Brgy. Cogon FMR, Brgy. G. Pelaez and Brgy. Cogon, Gitagum, Misamis Oriental	10,000,000
Concreting of Brgy. Dimayon FMR, Brgy. Dimayon, Pantao Ragat, Lanao del Norte	10,000,000
Concreting of CIVOLEG to San Isidro (Campsite), Brgy. Lunotan FMR Phase II, Brgy. Lunotan, Gingoog City, Misamis Oriental	50,000,000
Concreting of Brgy. Odiongan-Malinao FMR, Brgy. Odiongan, Gingoog City, Misamis Oriental	50,000,000
Concreting of Matampay - Small Banisilan FMR, Brgy. Matampay, Kolambugan, Lanao del Norte	10,000,000
Concreting of Brgy. Somiorang-Lindongan FMR, Brgy. Somiorang, Tangcal, Lanao del Norte	5,000,000
Concreting of Brgy. Blanco FMR, Brgy. Blanco, Balingasag, Misamis Oriental	10,000,000
Concreting of Sitio Maloos to Sitio Sinayawan Brgy. Sinuda FMR, Brgy. Sinuda, Kitaotao, Bukidnon	100,000,000
Concreting of Brgy. Alangilan, Sagay to Brgy. Butay, Guinsiliban FMR, Brgy. Alangilan, Sagay and Brgy. Butay, Guinsiliban, Camiguin	15,000,000
Concreting of Lower Sisiman - Sitio Tatao, Brgy. Poblacion FMR, Brgy. Poblacion, Catarman, Camiguin	15,000,000
Concreting of Brgy. Mainit to Sitio Dumilag, Brgy. Sto Niño FMR, Brgy. Mainit and Brgy. Sto Niño, Catarman, Camiguin	20,000,000
Concreting of Brgy. Sitio Pasanan, Brgy. Manduao to Sitio Tubos, Brgy. Liloan FMR, Brgy. Manduao and Brgy. Liloan, Catarman, Camiguin	50,000,000

Region XI - DAVAO	866,000,000

Concreting of Brgy. Dulangan FMR, Brgy. Dulangan, Digos City, Davao del Sur	16,000,000
Concreting of Brgy. Lower Malinao FMR, Brgy. Lower Malinao, Padada, Davao del Sur	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	837
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Brgy. Tibongbong FMR, Brgy. Tibongbong, Matanao, Davao del Sur	5,000,000
Concreting of Brgy. Linawan FMR, Brgy. Linawan, Bansalan, Davao del Sur	10,000,000
Concreting of Brgy. Bobon FMR Phase II, Brgy. Bobon, Mati City, Davao Oriental	15,000,000
Concreting of Brgy. Balasiao FMR, Brgy. Balasiao, Kiblawan, Davao del Norte	15,000,000
Concreting of Brgy. Sto. Niño FMR, Brgy. Sto. Niño, Bansalan, Davao del Sur	15,000,000
Concreting of Brgy. Bacungan FMR, Brgy. Bacungan, Magsaysay, Davao del Sur	15,000,000
Concreting of Brgy. Dongan Pekong FMR, Brgy. Dongan Pekong, Matanao, Davao del Sur	15,000,000
Concreting of Brgy. New Katipunan FMR, Brgy. New Katipunan, Sto. Tomas, Davao del Norte	15,000,000
Concreting of Purok Malinawon, Sitio Quarry FMR, Brgy. Malabog, Paquibato District, Davao City	50,000,000
Concreting of Brgy. Sumimao FMR Phase III, Brgy. Sumimao, Paquibato District, Davao City	15,000,000
Concreting of Brgy. Colosas FMR Phase III, Brgy. Colosas, Paquibato District, Davao City	15,000,000
Concreting of Purok Spring, Brgy. Wines to Sitio Maligatong, Brgy. Tawantawan FMR Phase III, Brgy. Wines and Brgy. Tawantawan, Baguio District, Davao City	15,000,000
Concreting of Sitio Panipasan, Brgy. Marilog Proper FMR Phase II, Brgy. Marilog Proper, Marilog District, Davao City	15,000,000
Concreting of Brgy. Panansalan FMR Phase II, Brgy. Panansalan, Compostela, Davao de Oro	15,000,000
Concreting of Purok 6 to Purok 3, Brgy. New Cebulan connecting to Junction Provincial Road going to Brgy. Mayaon FMR Phase IV, Brgy. New Cebulan, Montevista, Davao de Oro	15,000,000
Concreting of Brgy. Bankerohan Norte FMR, Brgy. Bankerohan, Montevista, Davao de Oro	15,000,000
Concreting of Brgy. Malinawon FMR Phase III, Brgy. Malinawon, Mawab, Davao de Oro	30,000,000
Concreting of Brgy. Kiokmay FMR Phase II, Brgy. Laak, Davao de Oro	15,000,000
Concreting of Brgy. Pandapan FMR Phase II, Brgy. Pandapan, Tagum City, Davao del Norte	15,000,000
Concreting of Brgy. Pamacaun FMR Phase II, Brgy. Pamacaun, Asuncion, Davao del Norte	15,000,000
Concreting of Brgy. Cacao FMR Phase II, Brgy. Cacao, Panabo, Davao del Norte	15,000,000
Concreting of Brgy. Balabag FMR, Brgy. Balabag, Digos City, Davao del Sur	15,000,000
Concreting of Brgy. Mangalcal to Brgy. Tubod FMR Phase II, Brgy. Mangalcal and Brgy. Tubod, Carmen, Davao del Norte	15,000,000
Concreting of Brgy. Baybay FMR, Brgy. Baybay, Malalag, Davao del Sur	15,000,000
Concreting of Brgy. Kiblagon FMR, Brgy. Kiblagon, Malalag, Davao del Sur	15,000,000
Concreting of Brgy. New Baclayon FMR, Brgy. New Baclayon, Malalag, Davao del Sur	15,000,000
Concreting of Brgy. Darong FMR, Brgy. Darong, Sta. Cruz, Davao del Sur	15,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Magsaysay, Davao del Sur	15,000,000
Concreting of Brgy. Tical FMR Phase II, Brgy. Tical, Malita, Davao Occidental	15,000,000
Concreting of Brgy. Pangaleon FMR Phase II, Brgy. Pangaleon, Malita, Davao Occidental	15,000,000
Concreting of Highway Junction to Brgy. Guza FMR, Brgy. Guza, Manay, Davao Oriental	15,000,000
Concreting of Brgy. Guza to Brgy. Manresa FMR, Brgy. Guza and Brgy. Manresa, Manay, Davao Oriental	15,000,000
Concreting of Brgy. Don Martin Marundan FMR Phase III, Brgy. Don Martin Marundan, Mati City, Davao Oriental	15,000,000
Concreting of Brgy. Cabangcalan FMR, Brgy. Cabangcalan, Banaybanay, Davao Oriental	15,000,000
Concreting of Brgy. Mayo FMR, Brgy. Mayo, Mati City, Davao Oriental	15,000,000
Concreting of Brgy. San Antonio-Kinilidan FMR, Brgy. San Antonio, Santa Maria, Davao Occidental	30,000,000
Concreting of Brgy. Kisulad FMR, Brgy. Kisulad, Sta. Maria, Davao Occidental	18,000,000

838	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Baganihan FMR, Brgy. Baganihan, Davao City	12,000,000
Concreting of Brgy. Golden Valley FMR, Brgy. Golden Valley, Mabini, Davao de Oro	15,000,000
Concreting of Brgy. Sinaragan, Matanao to Brgy. Kibuaya, Hagonoy FMR, Brgy. Sinaragan, Matanao, Davao del Sur	10,000,000
Concreting of Sitio Bulawanon FMR, Brgy. Magsaysay, Marilog District Davao City	30,000,000
Concreting of Brgy. New Magangit FMR, Brgy. Magangit, New Bataan, Davao de Oro	15,000,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Maragusan, Davao de Oro	15,000,000
Concreting of Brgy. Cogon to Brgy. Libuak FMR, Brgy. Cogon and Brgy. Libuak, Island Garden City of Samal, Davao del Norte	30,000,000
Concreting of Brgy. New Albay FMR, Brgy. New Albay, Maragusan, Davao de Oro	50,000,000
Concreting of Road from Corner Sitio Mainit to Sitio Lutangan FMR, Brgy. Kapatagan, Digos City, Davao del Sur	50,000,000

Region XII - SOCCSKSARGEN	682,046,000

Concreting of Brgy. Balogo to Sitio Paglaum FMR, Brgy. Balogo, Pigcawayan, Cotabato	10,000,000
Concreting of Batiocan-Demapaco FMR, Brgy. Batiocan and Brgy. Demapaco, Libungan, Cotabato	10,000,000
Concreting of Sinawingan-Gumaga FMR, Brgy. Sinawingan and Brgy. Gumaga, Libungan, Cotabato	10,000,000
Concreting of Brgy. Tomado - Brgy. Malapang FMR Phase II, Brgy. Tomado and Brgy. Malapang, Aleosan, Cotabato	10,000,000
Concreting of Brgy. Balongis to Brgy. Balabak FMR Phase II, Brgy. Balongis and Brgy. Balabak, Pikit, North Cotabato	46,000,000
Concreting of Junction Road, Sitio Almongan, Brgy. Blaan FMR, Brgy. Blaan, Malungon, Sarangani	50,000,000
Concreting of Brgy. Campo FMR, Brgy. Campo, Panglat, Maguindanao del Sur	30,046,000
Concreting of Brgy. Malabod to Kalonbarak, Brgy. Poblacion FMR, Brgy. Malabod and Brgy. Kalonbarak, Malungon, Sarangani	10,000,000
Concreting of Brgy. Dugong to Brgy. Sangat FMR Phase II, Brgy. Dugong and Brgy. Sangat, M’lang, North Cotabato	15,000,000
Concreting of Brgy. Centro Balite to Sitio Kinampang - Rancho, Brgy. Balite FMR Phase II, Brgy. Balite, Magpet, North Cotabato	18,750,000
Concreting of Brgy. Malu-au to Brgy. New Culasi FMR, Brgy. Malu-au and Brgy. New Culasi, Pigcawayan, Cotabato	10,000,000
Concreting of Sitio Bacolod to Sitio Bato, Brgy. Bao, Alamada, Cotabato	14,000,000
Concreting of Brgy. Sta. Felomina FMR, Brgy. Sta. Felomina, Makilala, North Cotabato	15,000,000
Concreting of Brgy. Centro Basak to Sitio Gumay to Sitio Don Carlos, Brgy. Basak, FMR, Brgy. Basak, Magpet, North Cotabato	15,000,000
Concreting of Purok Pag-asa 2 to Sitio Calora, Brgy. Minamaing FMR Phase II, Brgy. Minamaing, Matalam, North Cotabato	15,000,000
Concreting of Purok Santol, Brgy. Central Malamote FMR Phase II, Brgy. Central Malamote, Matalam, North Cotabato	15,000,000
Concreting of Purok Namnama to Purok Bagong Silang, Brgy. Sta. Maria, Matalam, North Cotabato	15,000,000
Concreting of Purok 4, Brgy. Kilala to Sitio Tawagon, Brgy. Kibudtungan FMR, Brgy. Kilala and Brgy. Kibudtungan, Carmen, Cotabato	35,250,000
Concreting of Brgy. Bales to Sitio Lebe FMR, Brgy. Bales, Maasim, Sarangani	30,000,000
Concreting of Junction National Highway to Brgy. Paraiso FMR Phase III, Brgy. Paraiso, Alabel, Sarangani	15,000,000
Concreting of Brgy. San Jose FMR Phase III, Brgy. San Jose, General Santos City	30,000,000
Concreting of Brgy. Batomelong FMR, Brgy. Batomelong, General Santos City	15,000,000
Concreting of Sitio Basak, Brgy. Polonuling FMR, Brgy. Polonuling, Tupi, South Cotabato	15,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	839
DEPT. OF AGRICULTURE - FARM-TO-MARKET ROADS

Concreting of Sitio Latil, Brgy. Kablon FMR, Brgy. Kablon, Tupi, South Cotabato	15,000,000
Concreting of Sitio Supon to SWIP, Brgy. San Jose FMR, Brgy. San Jose, Koronadal City, South Cotabato	16,000,000
Concreting of Sitio Dungan Lahek, Brgy. Saravia FMR, Brgy. Saravia, Koronadal City, South Cotabato	16,000,000
Concreting of Purok Bayanihan, Brgy. Sto. Niño to Purok Camia, Brgy. New Pangasinan FMR, Brgy. Sto. Niño and Brgy. New Pangasinan, Koronadal City, South Cotabato	16,000,000
Concreting of Purok Paraiso to Purok Bayanihan, Brgy. El Nonok FMR, Brgy. El Nonok, Banga, South Cotabato	15,000,000
Concreting of Highway Junction to Purok Masagana - Purok Sikat - Purok Dela Cruz, Brgy. Bambad FMR, Brgy. Bambad, Isulan, Sultan Kudarat	30,000,000
Concreting of Brgy. Kalandagan to Brgy. San Emmanuel FMR, Brgy. Kalandagan and Brgy. San Emmanuel, Tacurong City, Sultan Kudarat	15,000,000
Concreting of Purok Neem Tree to Sitio Biao, Brgy. Milbuk FMR Phase II, Brgy. Milbuk, Palimbang, Sultan Kudarat	15,000,000
Concreting of Baluan National High School to Purok 5, Brgy. Baluan FMR, Brgy. Baluan, Palimbang, Sultan Kudarat	15,000,000
Concreting of Purok 11, Brgy. Katangawan FMR, Brgy. Katangawan, General Santos City	10,000,000
Concreting of National Highway to Sitio Minorok, Brgy. Limulan FMR, Brgy. Limulan, Kalamansig, Sultan Kudarat	15,000,000
Concreting of Purok Tayang to Purok Bangsi, Brgy. Tibpuan FMR, Brgy. Tibpuan, Lebak, Sultan Kudarat	15,000,000
Concreting of Brgy. Daig FMR, Brgy. Daig, Tulunan, Cotabato	10,000,000
Concreting of Purok 6, Brgy. Ugalingan FMR, Brgy. Ugalingan, Carmen, Cotabato	10,000,000
Concreting of Brgy. Upper Labay FMR, Brgy. Upper Labay, General Santos City	15,000,000
Concreting of Brgy. Lagandang FMR, Brgy. Lagandang, Isulan, Sultan Kudarat	5,000,000

Region XIII - CARAGA	710,000,000

Concreting of Double Drum, Sitio Hinandayan, Brgy. Camagong FMR Phase II, Brgy. Camagong, Nasipit, Agusan del Norte	5,000,000
Concreting of Purok 8 to Purok 10, Brgy. Dumalagan FMR, Butuan City, Agusan del Norte	30,000,000
Concreting of Purok 1 Brgy. Songkit FMR, Brgy. Songkit, Madrid, Surigao del Sur	20,000,000
Concreting of NRJ Sitio Napanpanan to Sitio Napanpanan Proper, Brgy. Rajah Cabungsuan FMR, Brgy. Rajah Cabungsuan, Lingig, Surigao del Sur	50,000,000
Concreting of Purok 1-A to Purok 6, Brgy. Salvacion FMR, Brgy. Salvacion, Butuan City, Agusan del Norte	30,000,000
Concreting of Purok 2 to Purok 3 Brgy. Maug FMR, Brgy. Maug, Butuan City	30,000,000
Concreting of Purok 5 to Purok 5-A, Brgy. Antongalon FMR, Brgy. Antongalon, Butuan City, Agusan del Norte	15,000,000
Concreting of Sitio Kipundao, Brgy. Sangay FMR, Brgy. Sangay, Buenavista, Agusan del Norte	30,000,000
Concreting of Brgy. Cagbas FMR, Brgy. Cagbas, Bayugan City, Agusan del Sur	15,000,000
Concreting of NRJ Don Alejandro to Brgy. Baylo FMR, San Luis, Agusan del Sur	15,000,000
Concreting of Brgy. Mambalili FMR, Brgy. Mambalili, Bunawan, Agusan del Sur	30,000,000
Concreting of Purok 2, Brgy. Hubang to Purok 1, Brgy. Sta. Ana FMR, Brgy. Hubang and Brgy. Sta Ana, San Francisco, Agusan del Sur	15,000,000
Concreting of P8 Sitio Campintac, Brgy. Panamaon FMR, Brgy. Panamaon, Loreto, Dinagat Islands	30,000,000
Concreting of NRJ Purok 5 to Sitio Ilihan Brgy. San Roque FMR, Brgy. San Roque, Pilar, Surigao del Norte	30,000,000
Concreting of Sitio Lapaz Brgy. Serna to Brgy. Poctoy FMR, Brgy. Serna and Brgy. Poctoy, Surigao City, Surigao del Norte	15,000,000

840	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Concreting of Brgy. Tinago FMR Phase II, Brgy. Tinago, Malimono, Surigao del Norte	15,000,000
Concreting of Brgy. Tinago FMR, Brgy. Tinago, Malimono, Surigao del Norte	15,000,000
Concreting of NRJ Purok Sun Flower Brgy. Gamut FMR, Brgy. Gamut, Tago, Surigao del Sur	30,000,000
Concreting of Purok Upper Mambago Brgy. Dayo-an FMR (Phase II), Brgy. Dayo-an, Tago, Surigao del Sur	15,000,000
Concreting of Sitio Campo Brgy. Barcelona FMR, Brgy. Barcelona Lingig, Surigao del Sur	45,000,000
Concreting of Purok 2 Brgy. Esperanza to Sitio Boyakan Brgy. San Vicente FMR, Brgy. Esperanza & Brgy. San Vicente, Carmen & Madrid Surigao del Sur	30,000,000
Concreting of Purok 1, Brgy. Sumilihon FMR, Brgy. Sumilihon, Butuan City, Agusan del Norte	20,000,000
Concreting of Purok 3 to Brgy. Proper to Purok 18, Brgy. Manila de Bugabos FMR, Brgy. Manila de Bugabos, Butuan City, Agusan del Norte	10,000,000
Concreting of Junction Sitio Atoyay - Canlanoc Bay - Maglahoyog Falls, Brgy. Pamosaingan FMR, Brgy. Pamosaingan, Socorro, Surigao del Norte	30,000,000
Concreting of Brgy. Mahanub to Brgy. Alambique FMR, Brgy. Mahanub and Brgy. Alambique, Gigaquit, Surigao del Norte	10,000,000
Concreting of Brgy. Concepcion to Sitio Primo FMR, Brgy. Awao, Sta. Josefa, Agusan del Sur	10,000,000
Concreting of Purok 5 to Sitio Kaliloan, Brgy. Poblacion FMR, Brgy. Poblacion, Bunawan, Agusan del Sur	10,000,000
Concreting of Sitio Kape, Brgy. Bituon to Purok 1 Brgy. Maligaya Proper FMR, Hinatuan, Surigao Del Sur	60,000,000
Concreting of Purok 1 to Purok Sitio Guinhalinan, Brgy. Javier FMR, Barobo, Surigao Del Sur	40,000,000
Concreting of Brgy. Monserrat to Brgy. Dagohoy FMR, Brgy. Monserrat and Brgy. Dagohoy, Dapa, Surigao del Norte	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

DEPARTMENT OF EDUCATION

LIST OF NON-IMPLEMENTING UNIT

SECONDARY SCHOOLS

DECEMBER 25, 2023	OFFICIAL GAZETTE	843
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

DEPARTMENT OF EDUCATION - OFFICE OF THE SECRETARY

NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

Amount in Pesos

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

National Capital Region (NCR)	2,930,070,000	221,485,000	3,151,555,000	122,173,000

Division of Caloocan	485,972,000	36,571,000	522,543,000	14,127,000

Division Office - Proper	11,619,000		11,619,000
Antonio Luna High School		900,000	900,000
Antonio Uy Tan Senior High School				686,000
Bagong Barrio Senior High School				1,420,000
Benigno Aquino, Jr. High School	31,359,000	3,226,000	34,585,000
Brixton Senior High School				1,047,000
Caloocan City Business High School (Urduja Business High School)	36,821,000	3,654,000	40,475,000	2,991,000
Caloocan City Science High School	11,384,000	1,105,000	12,489,000	760,000
Caloocan National Science and Technology High School	10,738,000	990,000	11,728,000	666,000
Camarin High School-Cielito Zamora Annex 1	76,481,000		76,481,000	1,680,000
Camarin High School-Cielito Zamora Annex 2		5,747,000	5,747,000
Horacio Dela Costa High School (Horacio Dela Costa-Amparo High School Annex)	14,729,000	1,557,000	16,286,000	1,004,000
Kasarinlan High School	41,699,000	2,393,000	44,092,000
Llano High School (Deparo High School - Llano Annex)	45,027,000	3,140,000	48,167,000
Maria Clara High School	49,729,000	3,454,000	53,183,000
Maypajo High School	34,285,000	2,606,000	36,891,000	550,000
Mountain Heights High School	17,275,000	1,074,000	18,349,000
N.H.C. High School (Main)	20,886,000	1,487,000	22,373,000	1,026,000
Samaria Senior High School				465,000
Sampaguita High School	65,054,000	3,467,000	68,521,000
Tandang Sora Integrated School	18,886,000	1,771,000	20,657,000	661,000
Vicente Malapitan (North Caloocan) Senior High School				1,171,000

Division of Las Piñas	217,213,000	17,968,000	235,181,000	10,856,000

Division Office - Proper	5,471,000		5,471,000
CAA National High School Annex		2,530,000	2,530,000
Equitable Village National High School		1,414,000	1,414,000
Las Piñas City National Science High School	29,028,000	1,271,000	30,299,000	569,000
Las Piñas City National Senior High School - CAA Campus				3,275,000
Las Piñas City National Senior High School - Doña Josefa Campus				4,447,000
Las Piñas City National Senior High School - Manuyo Campus				1,659,000
Las Piñas City National Senior High School - Talon Dos Campus				592,000
Las Piñas National High School - Almanza	53,048,000	4,164,000	57,212,000
Las Piñas National High School - Gatchalian Annex		1,130,000	1,130,000
Las Piñas National High School - Talon Tres	6,638,000	1,170,000	7,808,000	314,000
Lydia Aguilar National High School	66,665,000	3,560,000	70,225,000
Talon Village National High School	56,363,000	2,729,000	59,092,000

Division of Makati				3,125,000

Senior High School within Maximo Estrella Elementary School				1,250,000
Senior High School within Nemesio Yabut Elementary School				1,875,000

Division of Malabon City	151,024,000	11,653,000	162,677,000	2,014,000

Division Office - Proper	3,214,000		3,214,000
Acacia National High School	26,674,000	1,715,000	28,389,000	283,000
Catmon Integrated School	34,530,000	2,579,000	37,109,000
Col. Ramon Camus Integrated School (Col. R. Camus Integrated School)	12,722,000	970,000	13,692,000
Concepcion Technical-Vocational School	19,065,000	1,146,000	20,211,000	156,000
Dampalit Integrated School	9,116,000	792,000	9,908,000
Imelda Integrated Secondary School	12,298,000	1,063,000	13,361,000	322,000
Malabon City National Science and Mathematics High School	1,286,000	530,000	1,816,000

844	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Malabon City Techvoc and Entrepreneurship Senior High School (CMPI Campus)				376,000
Ninoy Aquino Senior High School				719,000
Santiago Syjuco Memorial Integrated Secondary School	10,837,000	831,000	11,668,000	158,000
Tañong Integrated School	21,282,000	2,027,000	23,309,000

Division of Mandaluyong	175,845,000	18,466,000	194,311,000	11,138,000

Division Office - Proper	3,644,000		3,644,000
Addition Hills Integrated School	27,417,000	3,157,000	30,574,000	2,523,000
City of Mandaluyong Science High School	20,392,000	2,481,000	22,873,000	2,178,000
Hulo Integrated School	19,987,000	2,472,000	22,459,000
Ilaya Barangka Integrated School	17,259,000	2,448,000	19,707,000	1,722,000
Mataas na Paaralang Neptali A. Gonzales	72,770,000	6,085,000	78,855,000	4,715,000
Senate President Neptali A. Gonzales Integrated School	14,376,000	1,823,000	16,199,000

Division of Manila	65,779,000	4,183,000	69,962,000	3,098,000

Division Office - Proper	1,473,000		1,473,000
E. Quirino Senior High School within Bacood				848,000
Pres. Corazon Aquino High School-Manila High School Annex	64,306,000	4,183,000	68,489,000	1,181,000
Senior High School within A. Maceda Integrated School				1,069,000

Division of Marikina	300,296,000	18,880,000	319,176,000	4,337,000

Division Office - Proper	6,292,000		6,292,000
Concepcion Integrated School (Concepcion Integrated HS)	102,246,000	3,809,000	106,055,000	970,000
Industrial Valley Complex National High School		393,000	393,000
Jesus dela Peña National High School	12,885,000	1,159,000	14,044,000	449,000
Kalumpang National High School	16,562,000	1,344,000	17,906,000	347,000
Marikina Heights National High School (Marikina High School Annex)	31,229,000	1,993,000	33,222,000
Marikina Science High School	21,957,000	1,438,000	23,395,000	627,000
Nangka High School	39,426,000	2,985,000	42,411,000	405,000
San Roque National High School	20,774,000	1,698,000	22,472,000	555,000
SSS National High School	8,589,000	1,460,000	10,049,000
Sto. Niño National High School	40,336,000	2,601,000	42,937,000	984,000

Division of Muntinlupa	160,316,000	13,999,000	174,315,000	10,936,000

Division Office - Proper	4,903,000		4,903,000
Cupang Senior High School				3,847,000
Lakeview Integrated School	36,133,000	2,324,000	38,457,000	506,000
Muntinlupa Business High School - Sucat Annex		2,281,000	2,281,000
Muntinlupa National High School - NBP Annex	49,965,000	3,328,000	53,293,000
Muntinlupa National High School - Tunasan Annex	45,931,000	4,240,000	50,171,000	5,323,000
Muntinlupa Science High School	23,384,000	1,826,000	25,210,000	1,260,000

Division of Navotas City	5,907,000	1,174,000	7,081,000	2,409,000

Division Office - Proper	243,000		243,000
Bangkulasi National High School	2,152,000	566,000	2,718,000
Bangkulasi Senior High School				586,000
Filemon T. Lizan Senior High School				1,630,000
Navotas National Science High School	3,512,000	608,000	4,120,000	193,000

Division of Parañaque	432,201,000	25,994,000	458,195,000	10,316,000

Division Office - Proper	10,219,000		10,219,000
Don Bosco High School Parañaque	29,756,000	2,468,000	32,224,000	1,057,000
Don Galo National High School	26,969,000	1,470,000	28,439,000
La Huerta National High School	27,927,000	1,769,000	29,696,000
Marcelo Green High School Parañaque	18,080,000	1,036,000	19,116,000
Masville National High School (Dr. Arcadio Santos National High School-Masville Annex)	28,810,000	1,777,000	30,587,000	670,000
Moonwalk National High School	63,833,000	3,860,000	67,693,000	2,582,000
Parañaque National High School-Baclaran Annex	42,335,000	3,395,000	45,730,000	869,000
Parañaque Science High School-PNHS Annex	17,491,000	881,000	18,372,000	540,000
Parañaque Senior High School				1,115,000
San Antonio High School Parañaque	70,374,000	3,603,000	73,977,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	845
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Sto. Niño National High School	27,190,000	1,416,000	28,606,000
Sto. Niño Senior High School				1,389,000
Sun Valley National High School	48,916,000	3,195,000	52,111,000	2,094,000
Tambo National High School	20,301,000	1,124,000	21,425,000

Division of Pasay City	24,302,000	4,607,000	28,909,000	2,388,000

Division Office - Proper	580,000		580,000
Pasay City North High School - Tramo Campus (Pasay City North High School - Cuneta Annex)		2,500,000	2,500,000	1,607,000
President Corazon “Cory” C. Aquino National High School	23,722,000	2,107,000	25,829,000	781,000

Division of Pasig City	187,381,000	13,270,000	200,651,000	14,753,000

Division Office - Proper	4,252,000		4,252,000
Dela Paz High School		706,000	706,000
Nagpayong High School	157,663,000	9,966,000	167,629,000	3,429,000
Pasig City Science High School	25,466,000	1,814,000	27,280,000	1,112,000
San Lorenzo Ruiz Senior High School				3,554,000
Senior High School in Buting, Pasig City				5,983,000
Ugong Pasig National High School		784,000	784,000	675,000

Division of Quezon City	60,627,000	5,913,000	66,540,000	13,210,000

Division Office - Proper	2,694,000		2,694,000
Emilio Jacinto National High School		1,333,000	1,333,000	928,000
Fernando C. Amorsolo Senior High School				710,000
Jose Maria Panganiban Senior High School				700,000
Justice Cecilia Muñoz Palma Senior High School				1,641,000
Leandro Locsin Integrated School		969,000	969,000	747,000
Melchora Aquino High School	19,878,000	861,000	20,739,000	1,077,000
NOH-Sta. Lucia Senior High School		335,000	335,000	1,034,000
Senior High School in Apolonio Samson				633,000
Senior High School within Bagong Pag-asa Elementary School				1,022,000
Senior High School within E. Abada Elementary School				985,000
Senior High School within Kamuning Elementary School - A&D				810,000
Senior High School within P. Tuazon Elementary School				499,000
Senior High School within Pinyahan Elementary School				781,000
Senior High School within Toro Hills Elementary School				987,000
Talipapa Senior High School				328,000
Vito L. Belarmino Senior High School				328,000
West Fairview High School	38,055,000	2,415,000	40,470,000

Division of San Juan City	4,462,000	720,000	5,182,000	2,328,000

Division Office - Proper	149,000		149,000
San Juan City Academic Senior High School				1,136,000
San Juan City Science High School	4,313,000	720,000	5,033,000
San Juan City Technical-Vocational and Livelihood - Senior High School				1,192,000

Division of Taguig and Pateros	236,262,000	23,099,000	259,361,000	8,418,000

Division Office - Proper	6,018,000		6,018,000
Agripino Manalo National High School	11,963,000	793,000	12,756,000	498,000
Bagong Tanyag Integrated School	4,800,000	670,000	5,470,000
Barangay Fort Bonifacio Senior High School				644,000
Fort Bonifacio High School - Tibagan High School Annex	496,000	1,689,000	2,185,000
Gat. Andres Bonifacio High School	17,637,000	1,229,000	18,866,000
Gen. Ricardo G. Papa, Sr. Memorial High School Annex		1,394,000	1,394,000	597,000
Kapitan Eddie T. Reyes Memorial Integrated School	41,618,000	3,076,000	44,694,000	878,000
Kapt. Jose Cardones Integrated School	5,211,000	1,104,000	6,315,000
Maharlika Integrated School	1,298,000	617,000	1,915,000
Maria Asuncion Rodriguez Tinga National High School	42,423,000	2,474,000	44,897,000	1,395,000
Maria Concepcion Cruz High School	17,447,000	901,000	18,348,000
Napindan Integrated School	20,559,000	1,831,000	22,390,000
Palar Integrated School	4,326,000	1,516,000	5,842,000
Pres. Diosdado Macapagal High School - Signal Village National High School Annex		1,813,000	1,813,000	1,854,000
Stand-Alone Senior High School within Taguig Integrated School				2,552,000

846	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Taguig Integrated School	62,466,000	3,992,000	66,458,000

Division of Valenzuela	422,483,000	24,988,000	447,471,000	8,720,000

Division Office - Proper	8,750,000		8,750,000
Arkong Bato National High School	17,387,000	1,298,000	18,685,000	157,000
Canumay East National High School (Valenzuela National High School - Canumay East Annex)	14,659,000	1,416,000	16,075,000
Canumay West National High School	42,032,000	2,224,000	44,256,000
Dalandanan National High School-Bagbaguin Annex	33,806,000	2,193,000	35,999,000
Disiplina Village - Bignay National High School	18,760,000	1,539,000	20,299,000
Justice Eliezer R. Delos Santos High School	27,596,000	1,866,000	29,462,000
Lingunan National High School	30,825,000	2,186,000	33,011,000
Lingunan Senior High School				1,115,000
Malanday National High School	33,021,000	1,415,000	34,436,000	201,000
Paso de Blas National High School	27,443,000	1,334,000	28,777,000
Paso de Blas Senior High School				1,031,000
Punturin Senior High School				1,745,000
Sitero Francisco Memorial National High School	55,904,000	3,454,000	59,358,000	1,815,000
Ugong Senior High School				525,000
Valenzuela City Science High School	26,118,000	1,446,000	27,564,000	689,000
Veinte Reales National High School	28,526,000	1,457,000	29,983,000
Vicente P. Trinidad National High School	38,212,000	2,038,000	40,250,000	1,150,000
Wawang Pulo National High School (Valenzuela NHS - Wawang Pulo Annex)	19,444,000	1,122,000	20,566,000	292,000

Region I - Ilocos	3,291,459,000	319,981,000	3,611,440,000	113,180,000

Division of Alaminos City	37,252,000	3,770,000	41,022,000	1,044,000

Division Office - Proper	706,000		706,000
Cayucay National High School	7,720,000	745,000	8,465,000	221,000
Ildefonso Quimson Community High School	6,367,000	717,000	7,084,000	208,000
Inerangan National High School	9,917,000	881,000	10,798,000	247,000
Pangapisan Integrated School	5,436,000	720,000	6,156,000	208,000
Polo National High School	7,106,000	707,000	7,813,000	160,000

Division of Batac City	14,043,000	2,048,000	16,091,000	2,824,000

Division Office - Proper	322,000		322,000
City of Batac National High School - Rayuray	428,000	444,000	872,000
City of Batac National High School Payao	6,388,000	814,000	7,202,000	274,000
Crispina Marcos Valdez National High School	6,905,000	790,000	7,695,000	160,000
Ferdinand E. Marcos Senior High School				1,389,000
Gen. Artemio Ricarte Senior High School				1,001,000

Division of Candon City	43,194,000	3,954,000	47,148,000	1,739,000

Division Office - Proper	753,000		753,000
Candon City High School	6,619,000	793,000	7,412,000	351,000
Candon City Information Technology National High School	9,424,000	921,000	10,345,000	405,000
Dr. Ricardo Gacula Memorial National High School	12,513,000	1,026,000	13,539,000	431,000
Sto. Tomas National High School	13,885,000	1,214,000	15,099,000	552,000

Division of Dagupan City	77,887,000	6,200,000	84,087,000	3,256,000

Division Office - Proper	1,513,000		1,513,000
Carael National High School	21,454,000	1,534,000	22,988,000	772,000
East Central Integrated School	21,294,000	1,760,000	23,054,000	986,000
Federico Narag Ceralde Integrated School	14,253,000	1,294,000	15,547,000	646,000
Pugaro Integrated School	9,282,000	803,000	10,085,000	509,000
Salapingao National High School	10,091,000	809,000	10,900,000	343,000

Division of Ilocos Norte	191,411,000	22,541,000	213,952,000	8,355,000

Division Office - Proper	3,771,000		3,771,000
Adams National High School	4,416,000	641,000	5,057,000	162,000
Adriano P. Arzadon National High School	6,414,000	655,000	7,069,000	177,000
Bagbag Solsona National High School	13,643,000	1,246,000	14,889,000	663,000
Balaoi Integrated School		335,000	335,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	847
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Banban National High School	10,116,000	1,003,000	11,119,000	384,000
Banna National High School	10,141,000	965,000	11,106,000	358,000
Bingao National High School	13,272,000	1,276,000	14,548,000	886,000
Caraitan Integrated School	6,933,000	785,000	7,718,000	314,000
Carasi National High School	5,473,000	638,000	6,111,000	155,000
Currimao National High School	13,422,000	1,225,000	14,647,000	537,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (Barong Campus)		698,000	698,000	221,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (San Marcos Campus)		486,000	486,000	158,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (Sulquian Campus)		482,000	482,000	158,000
Florentino Camaquin Integrated School	11,370,000	1,026,000	12,396,000	840,000
Garnaden Integrated School		335,000	335,000
Isic-Isic National High School	5,661,000	545,000	6,206,000	159,000
Lanao National High School	5,421,000	755,000	6,176,000	239,000
Malaguip Integrated School	4,910,000	662,000	5,572,000	203,000
Marcos National High School (Agunit Campus)	4,098,000	685,000	4,783,000	212,000
Marcos National High School (Santiago Campus)	6,524,000	805,000	7,329,000	199,000
Pallas Integrated School	5,927,000	712,000	6,639,000	221,000
Pandan Integrated School	3,032,000	501,000	3,533,000	166,000
Paoay Lake National High School	9,561,000	1,238,000	10,799,000	301,000
Sacritan Integrated School	3,634,000	527,000	4,161,000	161,000
Salpad Integrated School	3,321,000	467,000	3,788,000	157,000
San Marcelino National High School	11,556,000	1,021,000	12,577,000	502,000
Suyo National High School	8,523,000	692,000	9,215,000	187,000
Talugtog Solsona National High School	8,474,000	722,000	9,196,000	270,000
Uguis Integrated School	3,500,000	683,000	4,183,000	157,000
Vintar National High School	8,298,000	730,000	9,028,000	208,000

Division of Ilocos Sur	376,437,000	42,657,000	419,094,000	12,599,000

Division Office - Proper	7,592,000		7,592,000
Ag-agrao National High School	5,639,000	637,000	6,276,000	160,000
Alilem National High School	13,075,000	1,160,000	14,235,000	374,000
Amarao National High School	6,432,000	605,000	7,037,000	276,000
Ambalayat Integrated School	5,189,000	650,000	5,839,000	160,000
Banayoyo National High School	13,857,000	1,146,000	15,003,000	535,000
Bantay National High School	11,043,000	1,062,000	12,105,000	420,000
Bantay West Integrated School		335,000	335,000
Bantugo-Mission Integrated School	857,000	396,000	1,253,000
Baringcucurong National High School	5,376,000	643,000	6,019,000	159,000
Basug National High School	5,575,000	510,000	6,085,000	155,000
Belen National High School	5,723,000	706,000	6,429,000	160,000
Binacud Integrated School	2,408,000	473,000	2,881,000	159,000
Boguibog Integrated School		335,000	335,000
Busiing Integrated School		335,000	335,000
Butac Integrated School	857,000	335,000	1,192,000
Cabittaogan National High School	7,181,000	837,000	8,018,000	172,000
Caoayan National High School	6,569,000	706,000	7,275,000	158,000
Comillas North Integrated School	2,571,000	491,000	3,062,000	157,000
Dadalaquiten Integrated School	1,286,000	335,000	1,621,000
Daing Integrated School		335,000	335,000
Dan-ar Integrated School		335,000	335,000
Del Pilar National High School	6,303,000	681,000	6,984,000	160,000
Dili National High School	14,665,000	992,000	15,657,000	502,000
Dinaratan National High School	3,963,000	546,000	4,509,000	158,000
Galimuyod Integrated School	857,000	340,000	1,197,000
Garitan Integrated School	4,010,000	479,000	4,489,000	159,000
Imelda National High School	4,664,000	459,000	5,123,000	155,000
Kalumsing Integrated School	3,261,000	503,000	3,764,000	155,000
Libtong Integrated School	5,364,000	571,000	5,935,000	161,000
Lidlidda National High School	7,770,000	925,000	8,695,000	278,000
Lipit National High School	8,812,000	731,000	9,543,000	303,000
Lungug Integrated School	6,639,000	666,000	7,305,000	160,000
Mabilbila Integrated School	8,567,000	841,000	9,408,000	283,000

848	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Manzante National High School	4,891,000	585,000	5,476,000	170,000
Nagbukel National High School	12,159,000	1,038,000	13,197,000	289,000
Nagsuputan National High School	4,879,000	543,000	5,422,000	160,000
Nagtablaan National High School	7,542,000	653,000	8,195,000	168,000
Namitpit Integrated School	857,000	342,000	1,199,000
Pagangpang National High School	8,840,000	720,000	9,560,000	158,000
Palali National High School	4,359,000	532,000	4,891,000	175,000
Pangada-Cabaroan Integrated School		335,000	335,000
Pantay Tamurong National High School	7,144,000	723,000	7,867,000	158,000
Paoc Integrated School		335,000	335,000
Patong Integrated School		335,000	335,000
Patungcaleo Integrated School	857,000	335,000	1,192,000
Pudoc West Integrated School	8,981,000	802,000	9,783,000	290,000
Pug-os National High School, Cabugao	6,105,000	525,000	6,630,000	155,000
Puro National High School (Magsingal)	8,677,000	847,000	9,524,000	316,000
Puro National High School, Caoayan	4,116,000	534,000	4,650,000	158,000
Quirino National High School	9,033,000	929,000	9,962,000	376,000
Rancho National High School	3,939,000	541,000	4,480,000	155,000
Salcedo National High School	13,959,000	1,236,000	15,195,000	658,000
San Emilio National High School	4,969,000	710,000	5,679,000	312,000
San Esteban National High School	14,924,000	1,261,000	16,185,000	411,000
San Pedro National High School	5,196,000	532,000	5,728,000	157,000
San Sebastian National High School	5,290,000	658,000	5,948,000	158,000
San Vicente Integrated School	9,662,000	1,054,000	10,716,000	431,000
Santa National High School	857,000	440,000	1,297,000	155,000
Santiago National High School	15,419,000	1,479,000	16,898,000	787,000
Sigay National High School	3,841,000	525,000	4,366,000	156,000
Sisim National High School	6,675,000	631,000	7,306,000	280,000
Solot-Solot National High School	8,169,000	693,000	8,862,000	261,000
Sto. Domingo Integrated School		335,000	335,000
Sugpon National High School	7,625,000	800,000	8,425,000	191,000
Sulvec Integrated School	4,330,000	492,000	4,822,000	156,000
Tagudin Integrated School		335,000	335,000
Tay-ac National High School	7,037,000	721,000	7,758,000	239,000

Division of La Union	502,060,000	53,344,000	555,404,000	18,397,000

Division Office - Proper	9,615,000		9,615,000
Agoo National Vocational High School	4,294,000	462,000	4,756,000	158,000
Amlang-Nagtagaan National High School	7,097,000	628,000	7,725,000	179,000
Anduyan National High School	10,673,000	841,000	11,514,000	285,000
Aringay Senior High School				395,000
Baay Integrated School	5,270,000	586,000	5,856,000	157,000
Baccuit National High School	12,339,000	868,000	13,207,000	249,000
Bail National High School	7,701,000	800,000	8,501,000	214,000
Balbalayang National High School	8,620,000	702,000	9,322,000	206,000
Ballay National High School	4,539,000	418,000	4,957,000
Basca National High School	2,919,000	412,000	3,331,000	155,000
Bawanta National High School	7,398,000	630,000	8,028,000	289,000
Bay-o Integrated School	1,295,000	454,000	1,749,000
Bitalag Integrated School	3,706,000	687,000	4,393,000	160,000
Bucayab Integrated School		335,000	335,000
Bungol National High School	7,202,000	557,000	7,759,000	160,000
Bungro-Sucoc Integrated School	2,738,000	494,000	3,232,000	158,000
Burgos National High School	15,172,000	1,105,000	16,277,000	287,000
Butubut National High School	7,120,000	618,000	7,738,000	170,000
Caba National High School (Poblacion Norte National High School)	17,002,000	1,420,000	18,422,000	795,000
Cabaritan Sur Integrated School	857,000	335,000	1,192,000
Cabaruan Integrated School	3,647,000	529,000	4,176,000	157,000
Cambaly National High School	5,280,000	659,000	5,939,000	157,000
Canbarbusuy National High School	4,205,000	527,000	4,732,000	158,000
Capas Integrated School	5,277,000	477,000	5,754,000	155,000
Casacristo National High School	5,896,000	708,000	6,604,000	318,000
Casilagan Integrated School	6,973,000	457,000	7,430,000	175,000
Casilagan-Naguilian Integrated School	918,000	338,000	1,256,000
Corrooy National High School	7,614,000	789,000	8,403,000	261,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	849
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Cubal Integrated School		335,000	335,000
Cuenca National High School	4,195,000	528,000	4,723,000	155,000
Cupang Integrated School	1,286,000	413,000	1,699,000
Dagup Integrated School	8,471,000	809,000	9,280,000	158,000
Daramuangan Integrated School	5,394,000	514,000	5,908,000	155,000
Delles Integrated School		335,000	335,000
DMMMSU National High School (Alipang)	2,850,000	507,000	3,357,000	158,000
Don Rufino Olarte Memorial National High School (Lloren National High School)	7,296,000	760,000	8,056,000	185,000
Dr. Manuel T. Cases, Sr. National High School	13,270,000	947,000	14,217,000	467,000
Dulao Integrated School	1,286,000	491,000	1,777,000
Duplas National High School	4,740,000	506,000	5,246,000	156,000
Eastern Naguilian National High School	7,575,000	703,000	8,278,000	157,000
Eulogio Clarence de Guzman Junior Memorial National Vocational High School	6,783,000	538,000	7,321,000	292,000
Halog West National High School	3,476,000	517,000	3,993,000
La Union Special School For Culture And Arts	2,660,000	390,000	3,050,000
Lacong Integrated School		335,000	335,000
Leones National High School	8,304,000	797,000	9,101,000	228,000
Libtong Integrated School	4,390,000	540,000	4,930,000	155,000
Lipay Integrated School	6,524,000	733,000	7,257,000	156,000
Liquicia Integrated School	4,404,000	490,000	4,894,000	156,000
Luna National Vocational High School	6,634,000	687,000	7,321,000	294,000
Luzong Sur Integrated School	1,286,000	457,000	1,743,000
Manga Community High School	5,195,000	521,000	5,716,000	168,000
Maoasoas National High School	7,291,000	771,000	8,062,000	195,000
Mindoro Integrated School	3,594,000	607,000	4,201,000	159,000
Naguilian Senior High School				991,000
Nayba Integrated School	428,000	335,000	763,000
Northern Naguilian National High School (Gusing National High School)	13,826,000	911,000	14,737,000	199,000
Oanari National High School	13,383,000	1,083,000	14,466,000	384,000
Old Sudipen National High School	7,104,000	658,000	7,762,000	155,000
Paraoir National High School	10,767,000	733,000	11,500,000	266,000
Parasapas National High School	7,672,000	626,000	8,298,000	276,000
Paratong Integrated School		335,000	335,000
Parian Este Integrated School	1,714,000	379,000	2,093,000
Paringao National High School	10,645,000	847,000	11,492,000	444,000
Pugo Central National High School	16,448,000	1,523,000	17,971,000	749,000
Quirino Integrated School		335,000	335,000
Rimos National High School	4,024,000	690,000	4,714,000	252,000
San Francisco National High School	6,995,000	771,000	7,766,000	164,000
San Gabriel Senior High School				667,000
San Gregorio National High School	6,391,000	679,000	7,070,000	159,000
San Jose National High School	8,365,000	865,000	9,230,000	221,000
San Juan Senior High School				1,420,000
San Julian Integrated School	3,857,000	646,000	4,503,000	157,000
San Luis National High School	6,880,000	752,000	7,632,000	158,000
San Simon Integrated School	2,647,000	430,000	3,077,000
Santiago Sur Integrated School	3,700,000	520,000	4,220,000	157,000
Santol Vocational High School (Santol National High School) Lignay Annex		654,000	654,000	259,000
Santol Vocational High School (Santol National High School)	14,068,000	849,000	14,917,000	365,000
Saytan National High School	5,644,000	685,000	6,329,000	177,000
Sinapangan National High School	7,512,000	623,000	8,135,000	239,000
Southern Naguilian National High School (Magungunay National High School)	7,908,000	630,000	8,538,000	158,000
Sta. Teresa National High School	9,110,000	895,000	10,005,000	224,000
Sudipen Vocational High School	7,858,000	770,000	8,628,000	320,000
Suguidan Integrated School	2,803,000	380,000	3,183,000
Suyo National High School	7,375,000	796,000	8,171,000	272,000
Tagudtod National High School	7,226,000	746,000	7,972,000	228,000
Tanglag National High School	7,663,000	626,000	8,289,000	230,000
Upper Tumapoc National High School	998,000	536,000	1,534,000	157,000
Wenceslao National High School	6,778,000	634,000	7,412,000	157,000

850	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Zaragosa Integrated School		335,000	335,000

Division of Laoag City	11,069,000	2,388,000	13,457,000	810,000

Division Office - Proper	204,000		204,000
Balatong Integrated School	6,896,000	1,078,000	7,974,000	496,000
Buttong Integrated School		335,000	335,000
Caaoacan High School	3,541,000	509,000	4,050,000	159,000
San Mateo Integrated School	428,000	466,000	894,000	155,000

Division of Pangasinan I	980,088,000	84,349,000	1,064,437,000	33,200,000

Division Office - Proper	18,999,000		18,999,000
A.P. Guevarra Integrated School	7,050,000	686,000	7,736,000	228,000
Abagatanen Integrated School	3,667,000	488,000	4,155,000	158,000
Aguilar Integrated School	21,524,000	1,973,000	23,497,000	1,366,000
Aliaga High School	6,998,000	646,000	7,644,000	268,000
Ambayat Integrated School	4,113,000	450,000	4,563,000	156,000
Anda Integrated School	3,697,000	685,000	4,382,000	214,000
Arnedo National High School	9,813,000	636,000	10,449,000	218,000
Awag Integrated School	3,018,000	471,000	3,489,000
Bacnit Integrated School	5,661,000	621,000	6,282,000	164,000
Balangay National High School	9,445,000	814,000	10,259,000	172,000
Baloling National High School	4,713,000	519,000	5,232,000	156,000
Banaoang National High School	15,025,000	1,025,000	16,050,000	292,000
Bani East Integrated School	13,746,000	1,288,000	15,034,000	535,000
Banog Sur National High School	4,296,000	469,000	4,765,000	159,000
Barlo Integrated School	3,739,000	510,000	4,249,000	159,000
Bayambang National High School (Infanta)	7,658,000	840,000	8,498,000	266,000
Bayaoas National High School	14,756,000	1,262,000	16,018,000	340,000
Bayoyong National High School	3,926,000	514,000	4,440,000	155,000
Beleng National High School	7,465,000	647,000	8,112,000	301,000
Bocboc East National High School	11,902,000	993,000	12,895,000	347,000
Bogtong National High School	8,674,000	731,000	9,405,000	257,000
Bolinao Integrated School	19,826,000	1,945,000	21,771,000	1,627,000
Botao National High School	11,974,000	983,000	12,957,000	418,000
Buenlag National High School	14,547,000	1,014,000	15,561,000	297,000
Bugallon Integrated School	37,713,000	2,726,000	40,439,000	1,895,000
Cabanaetan National High School	3,799,000	515,000	4,314,000	158,000
Cabayaoasan National High School	11,052,000	935,000	11,987,000	469,000
Cabungan National High School	7,623,000	684,000	8,307,000	226,000
Calbeg National High School	9,484,000	728,000	10,212,000	276,000
Canan National High School	10,362,000	751,000	11,113,000	334,000
Carot National High School	8,143,000	800,000	8,943,000	245,000
Catalino D. Cerezo National High School	5,952,000	638,000	6,590,000	287,000
Cato National High School	13,679,000	1,003,000	14,682,000	303,000
Catubig Integrated School	5,773,000	594,000	6,367,000	193,000
Catuday National High School	5,070,000	529,000	5,599,000	210,000
Clemente Cristobal National High School	5,635,000	472,000	6,107,000	168,000
Dalanguiring Integrated School	9,602,000	859,000	10,461,000	159,000
Dasol Integrated School	6,355,000	1,049,000	7,404,000	276,000
Dewey National High School	7,699,000	605,000	8,304,000	158,000
Domalandan Center Integrated School	14,652,000	1,079,000	15,731,000	506,000
Domingo P. Boquiren National High School	8,445,000	654,000	9,099,000	161,000
Don Gaudencio B. Dumlao National High School	6,098,000	623,000	6,721,000	160,000
Don Pedro National High School	9,609,000	806,000	10,415,000	347,000
Doyong Malabago National High School	21,525,000	1,363,000	22,888,000	770,000
Galarin National High School	11,917,000	1,096,000	13,013,000	175,000
Garrita National High School	7,762,000	632,000	8,394,000	160,000
Gayusan Integrated School	5,685,000	631,000	6,316,000	158,000
Hermosa National High School	9,341,000	916,000	10,257,000	314,000
Ilog Malino National High School	6,272,000	654,000	6,926,000	247,000
Infanta Integrated School	14,742,000	1,530,000	16,272,000	845,000
Lareg-Lareg National High School	5,763,000	503,000	6,266,000	159,000
Liwa-Liwa Integrated School	4,676,000	508,000	5,184,000	160,000
Lokeb Norte National High School	8,029,000	652,000	8,681,000	249,000
Lokeb Sur National High School	17,575,000	991,000	18,566,000	627,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	851
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Luciente II National High School	8,595,000	618,000	9,213,000	297,000
Lunec National High School	8,058,000	673,000	8,731,000	245,000
Mabulitec Integrated School	7,838,000	622,000	8,460,000	234,000
Macaleeng National High School	6,532,000	770,000	7,302,000	263,000
Magalong National High School	9,145,000	766,000	9,911,000	259,000
Malawa Integrated School	8,182,000	593,000	8,775,000	175,000
Malimpin National High School	6,972,000	627,000	7,599,000	159,000
Mapita Integrated School	2,765,000	431,000	3,196,000	155,000
Matic-Matic National High School	9,634,000	975,000	10,609,000	392,000
Minien National High School	13,374,000	920,000	14,294,000	336,000
Moises Rebamontan National High School	12,942,000	1,025,000	13,967,000	424,000
Naguilayan National High School	3,860,000	455,000	4,315,000	158,000
Nalsian Tomling National High School	17,941,000	1,092,000	19,033,000	540,000
Nancapian National High School	4,498,000	446,000	4,944,000	158,000
Olo National High School	7,040,000	616,000	7,656,000	263,000
Paitan Integrated School	9,889,000	923,000	10,812,000	400,000
Palapar National High School	7,777,000	619,000	8,396,000	232,000
Pangascasan Integrated School	11,008,000	906,000	11,914,000	440,000
Pita Integrated School		430,000	430,000
Pogoruac National High School	12,731,000	1,147,000	13,878,000	427,000
Portic Integrated School	4,845,000	542,000	5,387,000	155,000
Primicias National High School	8,089,000	759,000	8,848,000	159,000
Quetegan National High School	10,433,000	854,000	11,287,000	488,000
Quinaoayanan National High School	7,628,000	650,000	8,278,000	166,000
Ramon Magsaysay Integrated School	4,685,000	640,000	5,325,000	158,000
Ranao National High School	10,057,000	785,000	10,842,000	332,000
Ranom Iloco National High School	8,371,000	759,000	9,130,000	261,000
Real National High School	15,026,000	1,152,000	16,178,000	322,000
Sampaloc National High School	10,516,000	902,000	11,418,000	434,000
San Jose National High School, Anda	12,800,000	1,048,000	13,848,000	398,000
San Julian National High School	10,138,000	781,000	10,919,000	384,000
San Miguel National High School, Bani	6,503,000	663,000	7,166,000	210,000
Sanlibo National High School	11,568,000	885,000	12,453,000	318,000
Sapa Grande Integrated School	3,930,000	483,000	4,413,000	155,000
Siapar Integrated School	2,641,000	444,000	3,085,000	155,000
Sioasio Integrated School		335,000	335,000
Tagudin National High School	17,299,000	1,495,000	18,794,000	739,000
Talospatang National High School	15,643,000	1,012,000	16,655,000	488,000
Tambobong National High School	11,123,000	964,000	12,087,000	361,000
Tampac Integrated School	2,714,000	553,000	3,267,000	155,000
Tanolong National High School	10,352,000	805,000	11,157,000	323,000
Tiep National High School	8,051,000	755,000	8,806,000	261,000
Tobor National High School	7,130,000	623,000	7,753,000	237,000
Tondol National High School	9,275,000	816,000	10,091,000	276,000
Torres National High School	11,211,000	896,000	12,107,000	160,000
Tuliao National High School	13,704,000	906,000	14,610,000	292,000
Tupa Integrated School	6,413,000	538,000	6,951,000	224,000
Urbiztondo Integrated School	34,898,000	2,914,000	37,812,000	1,384,000

Division of Pangasinan II	677,971,000	62,092,000	740,063,000	19,559,000

Division Office - Proper	12,758,000		12,758,000
Alibeng National High School	5,674,000	580,000	6,254,000	157,000
Amagbagan National High School	8,754,000	645,000	9,399,000	158,000
Ambalangan-Dalin National High School	6,375,000	553,000	6,928,000	164,000
Anonang National High School	14,043,000	987,000	15,030,000	471,000
Ariston Bantog National High School	14,158,000	897,000	15,055,000	292,000
Atainan-Caranglaan Integrated School	857,000	335,000	1,192,000
Baguinay National High School	7,704,000	507,000	8,211,000	157,000
Baluyot National High School	6,658,000	701,000	7,359,000	179,000
Bantay Insik Integrated School	3,996,000	525,000	4,521,000	158,000
Baracbac National High School	7,846,000	604,000	8,450,000	179,000
Barangobong National High School	8,061,000	536,000	8,597,000	159,000
Batasan National High School	7,051,000	634,000	7,685,000	155,000
Bersamin Agro-Industrial High School	10,255,000	1,003,000	11,258,000	160,000
Binday National High School	9,041,000	715,000	9,756,000	191,000

852	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Bugayong Integrated School	7,797,000	630,000	8,427,000	177,000
Bulaoen East National High School	7,841,000	641,000	8,482,000	212,000
Cabalitian National High School	4,815,000	412,000	5,227,000	159,000
Cabanbanan National High School	14,949,000	986,000	15,935,000	661,000
Cacabugaoan National High School	3,424,000	388,000	3,812,000	155,000
Calepaan Integrated School	1,714,000	432,000	2,146,000	155,000
Calmay Integrated School	4,481,000	509,000	4,990,000	155,000
Caloscaoayan National High School	16,468,000	1,329,000	17,797,000	550,000
Canarvacanan National High School	4,445,000	504,000	4,949,000	156,000
Capulaan National High School	8,320,000	651,000	8,971,000	230,000
Carusucan Norte National High School	7,644,000	614,000	8,258,000	164,000
Carusucan Sur National High School	6,597,000	576,000	7,173,000	160,000
Castusu Integrated School	3,382,000	557,000	3,939,000	157,000
Dalumpinas National High School	6,804,000	453,000	7,257,000	155,000
Dilan Integrated School	6,704,000	639,000	7,343,000	195,000
Don Amadeo Perez, Sr. National High School	7,353,000	642,000	7,995,000	160,000
Don Benito Agro-Industrial High School	7,876,000	620,000	8,496,000	221,000
Don Maximo G. Gombio Panaga-Tabao Integrated School	3,386,000	491,000	3,877,000	155,000
Don Robert Estrella, Sr. National High School	3,143,000	417,000	3,560,000	155,000
Don Valentin Torres Integrated School	3,808,000	525,000	4,333,000	159,000
Dungon Integrated School	3,930,000	482,000	4,412,000	158,000
Esmeralda Integrated School		335,000	335,000
Esperanza National High School	3,911,000	544,000	4,455,000	160,000
Eugenio Perez National High School	7,376,000	620,000	7,996,000	185,000
Flores Integrated School	14,489,000	1,110,000	15,599,000	544,000
Flores National High School	7,691,000	570,000	8,261,000	159,000
Gualsic Integrated School		335,000	335,000
Gueguesangen Integrated School	8,162,000	870,000	9,032,000	431,000
La Paz National High School	17,962,000	1,122,000	19,084,000	562,000
Labayug National High School	9,056,000	829,000	9,885,000	272,000
Lagasit National High School	6,990,000	866,000	7,856,000	160,000
Linmansangan Integrated School		335,000	335,000
Lipit National High School	8,084,000	588,000	8,672,000	175,000
Lumayao Integrated School	4,734,000	701,000	5,435,000	216,000
Macayo Integrated School	5,589,000	544,000	6,133,000	160,000
Malico National High School	3,910,000	406,000	4,316,000	155,000
Mangaldan Integrated School	14,933,000	1,190,000	16,123,000
Maseil-seil National High School	7,890,000	649,000	8,539,000	199,000
Nama National High School	7,454,000	649,000	8,103,000	203,000
Nantangalan National High School	11,226,000	935,000	12,161,000	266,000
Palguyod National High School	7,991,000	811,000	8,802,000	160,000
Panganiban National High School	8,957,000	751,000	9,708,000	158,000
Pangaoan Integrated School		335,000	335,000
Piaz National High School	9,886,000	749,000	10,635,000	312,000
Pindangan National High School, Sison	9,512,000	616,000	10,128,000	156,000
Pinmilapil National High School	6,813,000	674,000	7,487,000	155,000
Prado National High School	8,519,000	694,000	9,213,000	292,000
Rajal Angayan National High School	10,164,000	931,000	11,095,000	247,000
Robert Estrella National High School	13,949,000	934,000	14,883,000	434,000
Rosario National High School	6,850,000	514,000	7,364,000	160,000
Saguitlang Integrated School		335,000	335,000
Salud-San Eugenio National High School	5,713,000	632,000	6,345,000	195,000
San Antonio National High School	7,682,000	1,024,000	8,706,000	307,000
San Aurelio National High School	8,119,000	803,000	8,922,000	272,000
San Fabian Integrated School	10,544,000	809,000	11,353,000	438,000
San Felipe Integrated School	6,281,000	649,000	6,930,000	289,000
San Felipe National High School	11,133,000	920,000	12,053,000	363,000
San Isidro National High School	6,621,000	521,000	7,142,000	157,000
San Juan National High School	7,145,000	523,000	7,668,000	158,000
San Leon National High School	7,058,000	797,000	7,855,000	188,000
San Luis National High School	13,904,000	845,000	14,749,000	226,000
San Macario National High School	4,172,000	610,000	4,782,000	166,000
San Miguel National High School	4,620,000	608,000	5,228,000	159,000
San Pedro Apartado National High School	10,662,000	870,000	11,532,000	403,000
San Rafael National High School	5,900,000	562,000	6,462,000	160,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	853
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Roque Integrated School		335,000	335,000
San Vicente Integrated School		340,000	340,000
San Vicente West Integrated School	2,906,000	420,000	3,326,000	157,000
Sison Central Integrated School	9,390,000	941,000	10,331,000	334,000
Sta. Catalina Integrated School		335,000	335,000
Sta. Cruz Integrated School	4,175,000	660,000	4,835,000	199,000
Sta. Maria East Integrated School	14,114,000	1,819,000	15,933,000	1,072,000
Sta. Maria National High School, Binalonan	12,186,000	776,000	12,962,000	222,000
Sta. Maria National High School, San Nicolas	9,271,000	685,000	9,956,000	232,000
Sto. Domingo National High School	8,242,000	645,000	8,887,000	268,000
Sto. Tomas National High School	7,940,000	586,000	8,526,000	159,000
Sumabnit National High School	7,513,000	571,000	8,084,000	168,000
Tombod Integrated School	5,128,000	517,000	5,645,000	158,000
Unzad National High School	7,342,000	692,000	8,034,000	159,000
Vacante Integrated School		335,000	335,000

Division of San Carlos City	155,570,000	14,064,000	169,634,000	4,381,000

Division Office - Proper	2,964,000		2,964,000
Agdao Integrated School	12,031,000	1,220,000	13,251,000	232,000
Bacnar National High School	12,673,000	1,006,000	13,679,000	403,000
Bolingit National High School	9,242,000	846,000	10,088,000	270,000
Candido Marcellano Integrated School	5,212,000	687,000	5,899,000
Cobol National High School	7,968,000	795,000	8,763,000	206,000
Coliling National High School	11,977,000	1,080,000	13,057,000	420,000
Doyong National High School	14,195,000	1,201,000	15,396,000	427,000
Guelew Integrated School	7,882,000	889,000	8,771,000	237,000
Libas National High School	9,838,000	876,000	10,714,000	272,000
Lilimasan National High School	6,869,000	605,000	7,474,000	159,000
Mabalbalino National High School	11,941,000	1,094,000	13,035,000	444,000
Malacañang National High School	11,310,000	898,000	12,208,000	299,000
Salinap National High School	12,166,000	956,000	13,122,000	239,000
Tamayo National High School	9,484,000	917,000	10,401,000	420,000
Tarece Integrated School	9,818,000	994,000	10,812,000	353,000

Division of San Fernando City	50,931,000	7,686,000	58,617,000	2,412,000

Division Office - Proper	1,307,000		1,307,000
Bangbangolan National High School	4,875,000	556,000	5,431,000	158,000
Dr. Quintin Balcita, Sr. National High School	8,459,000	775,000	9,234,000	320,000
La Union National High School - Sacyud Annex	2,348,000	427,000	2,775,000	155,000
Lingsat Integrated School	1,286,000	1,191,000	2,477,000	564,000
Nagyubuyuban Integrated School		380,000	380,000	155,000
Pagudpud Integrated School	866,000	534,000	1,400,000	155,000
Pao National High School	3,298,000	427,000	3,725,000	155,000
San Fernando City National Vocational High School	6,175,000	800,000	6,975,000
San Fernando City SPED Integrated High School	2,768,000	410,000	3,178,000	155,000
San Fernando South Central Integrated School	19,060,000	1,789,000	20,849,000	440,000
Sibuan-Otong Integrated School	489,000	397,000	886,000	155,000

Division of Urdaneta City	151,549,000	12,525,000	164,074,000	3,985,000

Division Office - Proper	2,657,000		2,657,000
Anonas National High School	11,547,000	883,000	12,430,000	197,000
Bactad East High School	6,173,000	493,000	6,666,000	157,000
Cabaruan National High School	13,049,000	860,000	13,909,000	340,000
Cabuloan National High School	8,209,000	694,000	8,903,000	179,000
Calegu Integrated School	1,411,000	417,000	1,828,000	155,000
Camabu National High School	7,926,000	660,000	8,586,000	159,000
Camantiles National High School	11,102,000	931,000	12,033,000	418,000
Casabula National High School	5,742,000	461,000	6,203,000	158,000
Catablan Integrated School	9,441,000	715,000	10,156,000	261,000
Cayambanan National High School	10,006,000	758,000	10,764,000	252,000
Don Alipio Fernandez, Sr. Integrated School	4,619,000	576,000	5,195,000	160,000
Don Antonio Bongolan Memorial High School	11,474,000	780,000	12,254,000	278,000
Labit National High School	8,224,000	822,000	9,046,000	188,000
Mariano Q. Umipig National High School	10,750,000	879,000	11,629,000	212,000
Nancalobasaan National High School	9,182,000	684,000	9,866,000	170,000

854	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Palina West National High School	6,794,000	663,000	7,457,000	243,000
Pedro T. Orata National High School	8,918,000	700,000	9,618,000	301,000
San Jose Leet Integrated School	4,325,000	549,000	4,874,000	157,000

Division of Vigan City	21,997,000	2,363,000	24,360,000	619,000

Division Office - Proper	376,000		376,000
Pantay Integrated School		335,000	335,000
Vigan National High School East	15,380,000	1,321,000	16,701,000	407,000
Vigan National High School West	6,241,000	707,000	6,948,000	212,000

Cordillera Administrative Region (CAR)	1,599,120,000	186,095,000	1,785,215,000	51,081,000

Division of Abra	219,571,000	27,123,000	246,694,000	8,030,000

Division Office - Proper	4,448,000		4,448,000
Abas National High School	4,449,000	554,000	5,003,000	159,000
Abra High School - Calot Extension		374,000	374,000	157,000
Alfredo D. Bersamina National High School		532,000	532,000	224,000
An-Anaao Integrated School	860,000	527,000	1,387,000	199,000
Baay National High School	7,299,000	635,000	7,934,000	159,000
Ba-i Integrated School	428,000	335,000	763,000
Bolbolo National High School	4,057,000	513,000	4,570,000	155,000
Boliney National High School	4,905,000	634,000	5,539,000	188,000
Caganayan National High School	3,945,000	413,000	4,358,000	155,000
Capitan National High School	5,724,000	671,000	6,395,000	199,000
Cayapa National High School	6,382,000	693,000	7,075,000	206,000
Dalit National High School	9,716,000	902,000	10,618,000	303,000
Danac Integrated School		335,000	335,000
Dilong National High School	4,754,000	511,000	5,265,000	155,000
Dugong National High School	7,576,000	753,000	8,329,000	168,000
Gaddani National High School	17,281,000	1,501,000	18,782,000	679,000
La Paz Integrated School	3,437,000	878,000	4,315,000	358,000
Langiden National High School	6,413,000	669,000	7,082,000	170,000
Layugan Integrated School	428,000	380,000	808,000
Licuan Integrated School	860,000	361,000	1,221,000
Lul-luno National High School	4,445,000	505,000	4,950,000	156,000
Lumaba Integrated School		341,000	341,000
Luzong National High School	4,777,000	587,000	5,364,000	159,000
Maguyepyep Integrated School	857,000	363,000	1,220,000
Marc Israel B. Bernos Memorial National High School	16,759,000	1,462,000	18,221,000	658,000
Naglibacan Integrated School	431,000	335,000	766,000
Pangtod National High School	8,634,000	844,000	9,478,000	218,000
Penarrubia Integrated School	5,474,000	1,021,000	6,495,000	316,000
Pulot National High School	8,804,000	844,000	9,648,000	266,000
Quidaoen National High School	4,394,000	573,000	4,967,000	161,000
Rosalio Eduarte National High School	11,526,000	1,151,000	12,677,000	473,000
San Isidro National High School	7,666,000	889,000	8,555,000	290,000
San Quintin National High School	7,644,000	860,000	8,504,000	255,000
Supo National High School	4,599,000	483,000	5,082,000	155,000
Suyo National High School	15,629,000	1,419,000	17,048,000	592,000
Tabangao Integrated School	428,000	335,000	763,000
Tagodtod National High School	11,190,000	1,144,000	12,334,000	378,000
Tamac Integrated School	428,000	335,000	763,000
Tiempo National High School	5,432,000	566,000	5,998,000	159,000
Tineg National High School	6,626,000	544,000	7,170,000	160,000
Tuquib Integrated School	866,000	351,000	1,217,000

Division of Apayao	190,147,000	21,414,000	211,561,000	6,750,000

Division Office - Proper	3,870,000		3,870,000
Allig National Agricultural and Trade School	5,441,000	541,000	5,982,000	157,000
Apayao Science High School	6,416,000	654,000	7,070,000	214,000
Bacda National High School	9,367,000	817,000	10,184,000	469,000
Butao Integrated School	1,286,000	335,000	1,621,000
Cadaclan Integrated School	1,348,000	335,000	1,683,000
Calanasan National High School	6,786,000	432,000	7,218,000	191,000
Conner National High School	10,586,000	881,000	11,467,000	303,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	855
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Consuelo National High School	2,302,000	438,000	2,740,000	155,000
Cupis National High School	4,319,000	477,000	4,796,000	157,000
Dagara Integrated School		335,000	335,000
Gov. Benjamin Leguiab, Sr. Memorial National High School	6,249,000	639,000	6,888,000	195,000
Guina-ang National High School	2,924,000	413,000	3,337,000
Ili National High School	5,216,000	759,000	5,975,000	326,000
Kabugao Agro-Industrial High School	11,932,000	568,000	12,500,000	188,000
Kabugao National High School		594,000	594,000	160,000
Kalliat Integrated School	1,775,000	335,000	2,110,000
Luna National High School	12,317,000	991,000	13,308,000	531,000
Marag Valley Agricultural and Trade High School	4,747,000	493,000	5,240,000	177,000
Mataguisi Comprehensive High School	5,637,000	724,000	6,361,000	187,000
Mayor Bartolome Serut National Agricultural and Trade High School	4,074,000	438,000	4,512,000
Mayor Guillermo Barsatan Memorial School of Arts and Trade	6,584,000	823,000	7,407,000	221,000
Mayor Ricardo de San Jose, Sr. Comprehensive High School	9,326,000	913,000	10,239,000	303,000
Musimut National High School	1,863,000	359,000	2,222,000
Pio Dalim Memorial School of Arts and Trades	10,616,000	442,000	11,058,000	157,000
Pudtol Vocational High School	12,082,000	1,399,000	13,481,000	935,000
Sacpil National High School	1,815,000	392,000	2,207,000
San Francisco National Agricultural and Trade High School	3,378,000	418,000	3,796,000
San Jose Integrated School		335,000	335,000
Sipa-Imelda National High School	7,816,000	689,000	8,505,000	206,000
Sta. Filomena School of Arts and Trades		426,000	426,000	155,000
Sta. Marcela National High School	11,486,000	1,123,000	12,609,000	559,000
Swan National Agricultural and Trade High School	4,488,000	552,000	5,040,000
Talifugo National High School	5,611,000	644,000	6,255,000	188,000
Tanglagan National High School		509,000	509,000	197,000
Tawit National High School	2,715,000	541,000	3,256,000	162,000
Tumog National Agricultural and Trade High School	5,775,000	650,000	6,425,000	257,000

Division of Baguio City	121,883,000	13,218,000	135,101,000	6,113,000

Division Office - Proper	2,453,000		2,453,000
Baguio City National High School - Fort del Pilar Annex		1,211,000	1,211,000	193,000
Baguio City National High School - Hillside Extension		514,000	514,000
Baguio City National Science High School	8,096,000	1,095,000	9,191,000	2,379,000
Bakakeng National High School (Baguio City NHS - Bakakeng Annex)	6,241,000	619,000	6,860,000
Dominican-Mirador National High School (Pines City National High School - Dominican Mirador Annex)	4,725,000	534,000	5,259,000
Doña Aurora National High School (Baguio City National High School - Doña Aurora Annex)	12,514,000	1,089,000	13,603,000	158,000
Happy Hollow National High School (Baguio City National High School - Happy Hollow Annex)	3,780,000	436,000	4,216,000	157,000
Joaquin Smith National High School	16,767,000	1,141,000	17,908,000	590,000
Lindawan National High School (Baguio City National High School - Lindawan Annex)	3,880,000	468,000	4,348,000	155,000
Pinget National High School (Pines City National High School - Pinsao Extension)	6,016,000	798,000	6,814,000	158,000
Pinsao National High School	14,575,000	931,000	15,506,000	323,000
Quezon Hill National High School (Pines City National High School - Quezon Hill Annex)	11,887,000	1,126,000	13,013,000	290,000
Rizal National High School (Baguio City National High School - Rizal Annex)	12,996,000	1,402,000	14,398,000	836,000
San Vicente National High School (Baguio City National High School - San Vicente Annex)	10,482,000	1,070,000	11,552,000	380,000
Sto. Tomas National High School (Baguio City National High School - Sto. Tomas Annex)	7,471,000	784,000	8,255,000	494,000

Division of Benguet	296,363,000	37,779,000	334,142,000	10,606,000

Division Office - Proper	6,428,000		6,428,000
Abucot Integrated School	428,000	450,000	878,000	156,000
Adaoay National High School	11,031,000	783,000	11,814,000	309,000
Alno National High School		480,000	480,000	161,000
Ambangeg National High School		489,000	489,000	343,000

856	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Ambiong National High School	3,857,000	461,000	4,318,000
Ambuklao National High School		470,000	470,000	162,000
Amlimay Integrated School	2,142,000	335,000	2,477,000
Ampucao National High School	9,085,000	782,000	9,867,000	752,000
Bad-ayan Integrated School	2,571,000	335,000	2,906,000
Bakun National High School	7,845,000	621,000	8,466,000	159,000
Balili National High School	11,781,000	745,000	12,526,000	255,000
Ballay Integrated School	428,000	405,000	833,000
Bangao National High School	10,924,000	944,000	11,868,000	386,000
Bedbed National High School	3,943,000	410,000	4,353,000	155,000
Bineng National High School		387,000	387,000	158,000
Binga National High School	5,310,000	460,000	5,770,000	156,000
Boneng Integrated School	428,000	335,000	763,000
Bulalacao National High School	6,371,000	585,000	6,956,000	160,000
Cabacab National High School		343,000	343,000	156,000
Cabiten National High School	5,662,000	521,000	6,183,000	237,000
Camanpaguey Integrated School		335,000	335,000
Camp 30 National High School	4,908,000	929,000	5,837,000	193,000
Catlubong National High School	6,317,000	744,000	7,061,000	160,000
Cayapas Integrated School	2,571,000	335,000	2,906,000
Cordillera Regional Science High School	10,733,000	1,942,000	12,675,000	330,000
Daklan National High School	5,911,000	670,000	6,581,000	247,000
Datakan Integrated School	3,428,000	482,000	3,910,000	159,000
Eastern La Trinidad National High School	10,360,000	781,000	11,141,000	413,000
Evelio Javier Memorial National High School	15,836,000	955,000	16,791,000	425,000
Fianza Memorial National High School - Tinongdan	5,559,000	514,000	6,073,000	160,000
Franklin Guy Haight National High School		335,000	335,000
Guinaoang National High School	9,546,000	775,000	10,321,000	332,000
Gumatdang Integrated School	428,000	335,000	763,000
Kapangan Central National High School	11,796,000	967,000	12,763,000	438,000
Kapangan National High School	8,190,000	748,000	8,938,000	199,000
Kayapa National High School		429,000	429,000	159,000
Kiwas Integrated School	857,000	335,000	1,192,000
Lam-ayan Integrated School	2,571,000	335,000	2,906,000	155,000
Laurencio Fianza National High School	7,528,000	503,000	8,031,000	259,000
Laurencio Fianza National High School Annex - Bantic Annex		349,000	349,000
Lengaoan-Waking Integrated School	428,000	335,000	763,000
Loacan National High School (Alejo M. Pacalso Memorial National High School)	7,708,000	666,000	8,374,000	349,000
Lubo Integrated School	428,000	362,000	790,000
Madaymen National High School	6,839,000	765,000	7,604,000	203,000
Manganese Integrated School	428,000	335,000	763,000
Marcelo Marquez National High School		365,000	365,000	155,000
Miguel Palispis Integrated School		335,000	335,000
Mocgao Integrated School	428,000	335,000	763,000
Mogao Integrated School	428,000	335,000	763,000
Nawal Integrated School	2,142,000	378,000	2,520,000
Palidan Integrated School	1,714,000	335,000	2,049,000
Puguis National High School		420,000	420,000
Sablan National High School	11,263,000	1,010,000	12,273,000	322,000
Sablan National High School - Balluay Extension		451,000	451,000
Sagpat Integrated School	2,571,000	421,000	2,992,000
Saguitlang Integrated School	3,428,000	335,000	3,763,000
Sinacbat National High School		529,000	529,000	158,000
Sinipsip National High School	13,418,000	874,000	14,292,000	270,000
Sinipsip National High School - Natubleng Extension		481,000	481,000	170,000
Taba-ao Integrated School	428,000	460,000	888,000	187,000
Tabio National High School	5,311,000	475,000	5,786,000	188,000
Tacadang Integrated School	4,546,000	448,000	4,994,000	155,000
Taloy Sur National High School	7,272,000	609,000	7,881,000	199,000
Tawangan-Lusod National High School	4,943,000	529,000	5,472,000	156,000
Tocmo Integrated School		335,000	335,000
Tuba Central National High School	12,048,000	933,000	12,981,000	384,000
Tublay National Trade High School	5,618,000	670,000	6,288,000	158,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	857
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Twin Peaks National High School (Tuba National High School, Twin Peaks)	10,201,000	779,000	10,980,000	218,000
Virac Integrated School		335,000	335,000

Division of Ifugao	207,808,000	24,072,000	231,880,000	6,050,000

Division Office - Proper	4,114,000		4,114,000
Aguinaldo National High School	8,445,000	921,000	9,366,000	285,000
Alupapan Integrated School		522,000	522,000	158,000
Asipulo National High School	9,132,000	1,171,000	10,303,000	278,000
Ayangan National Agricultural & Vocational High School	4,878,000	570,000	5,448,000	156,000
Banaue National High School Extension		616,000	616,000	159,000
Bangbang National High School	4,853,000	608,000	5,461,000	158,000
Caba National High School	4,606,000	496,000	5,102,000	155,000
Camandag National High School	3,838,000	555,000	4,393,000	155,000
Caragasan National High School	7,649,000	814,000	8,463,000	187,000
Cudog National High School		357,000	357,000
Danggo National High School	4,932,000	556,000	5,488,000
Eastern Potia National High School	10,875,000	872,000	11,747,000	332,000
Gohang National High School	9,724,000	928,000	10,652,000	210,000
Haliap National High School	10,843,000	925,000	11,768,000	261,000
Hapid National High School	18,883,000	772,000	19,655,000	160,000
Hungduan National High School	8,232,000	825,000	9,057,000	157,000
Ifugao Provincial Science High School	7,668,000	776,000	8,444,000	559,000
Ifugao Technical Vocational School		1,074,000	1,074,000	500,000
Itab Integrated School		335,000	335,000
Kalanguya National High School	3,255,000	617,000	3,872,000	159,000
Kiangan National High School	8,812,000	763,000	9,575,000	214,000
Lagawe National High School	6,326,000	673,000	6,999,000
Lawig National High School Extension		440,000	440,000
Mongilit Ligmayo National High School	6,304,000	651,000	6,955,000
Mungayang National High School	1,286,000	418,000	1,704,000
Namulditan Senior High School				424,000
Natcak National High School (Haliap National High School - Ammoweg Annex)	3,360,000	493,000	3,853,000	155,000
Pinto National High School	8,974,000	844,000	9,818,000	195,000
Potia National High School		604,000	604,000
Rufino E. Chungalao Science High School	5,180,000	479,000	5,659,000	155,000
Southern Hingyon National High School	11,831,000	1,077,000	12,908,000
Tinoc National High School	11,761,000	1,091,000	12,852,000	361,000
Tulaed National High School	6,309,000	700,000	7,009,000
Ubao National High School	15,738,000	1,056,000	16,794,000	359,000
Ubao National High School Extension		473,000	473,000	158,000

Division of Kalinga	172,587,000	17,505,000	190,092,000	5,750,000

Division Office - Proper	3,361,000		3,361,000
Allaguia National High School	3,901,000	458,000	4,359,000	161,000
Asibanglan National High School (Kalinga National High School - Asibanglan Annex)	4,361,000	439,000	4,800,000	156,000
Balbalan National High School		488,000	488,000	193,000
Bangad National High School	6,662,000	713,000	7,375,000	214,000
Batong Buhay National High School (Pasil National High School - Batong Buhay Annex)	5,828,000	584,000	6,412,000	155,000
Biga National High School	2,881,000	473,000	3,354,000	159,000
Cal-owan Agricultural and Vocational National High School	8,100,000	769,000	8,869,000	312,000
Camalog National High School	8,826,000	609,000	9,435,000	201,000
Cawagayan National High School	8,602,000	615,000	9,217,000	270,000
Central Pasil National High School (Pasil National High School - Amdalao National High School Annex)	10,273,000	824,000	11,097,000	303,000
Eastern Balbalan National High School		335,000	335,000
Kinama National High School	6,953,000	824,000	7,777,000	285,000
Limos National High School	7,657,000	448,000	8,105,000	157,000
Lubuagan National High School	6,826,000	745,000	7,571,000	160,000
Macutay-Palao National High School	11,284,000	1,199,000	12,483,000	492,000
Magtoma Pangol National High School	12,243,000	855,000	13,098,000	159,000
Malagnat National High School	860,000	648,000	1,508,000	347,000

858	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Mananig National High School (Kalinga National High School - Mananig Annex)	3,894,000	417,000	4,311,000
Pasil National High School	7,309,000	670,000	7,979,000	177,000
Santor National High School	2,590,000	657,000	3,247,000	239,000
Senior High School in Lubuagan, Kalinga				463,000
Socbot National High School (Cawagayan National High School - Socbot Annex)	5,768,000	530,000	6,298,000	175,000
Southern Tinglayan National High School	7,515,000	681,000	8,196,000	193,000
Sumadel National High School	8,306,000	579,000	8,885,000	155,000
Taloctoc General Comprehensive National High School (Tanudan Vocational School - Taloctoc Annex)	4,353,000	505,000	4,858,000	155,000
Tanudan National High School	7,519,000	520,000	8,039,000	155,000
Tappo Vocational High School	7,890,000	609,000	8,499,000
Tinglayan National High School	4,257,000	505,000	4,762,000	157,000
Tulgao West Integrated School	1,286,000	341,000	1,627,000
Western Kalinga National High School	3,282,000	465,000	3,747,000	157,000

Division of Mt. Province	287,552,000	30,519,000	318,071,000	5,317,000

Division Office - Proper	5,642,000		5,642,000
Abatan National High School	3,680,000	492,000	4,172,000
Agawa National High School	3,629,000	460,000	4,089,000
Albago National High School	6,638,000	538,000	7,176,000
Am-Am National High School	4,748,000	549,000	5,297,000	155,000
Ankileng National High School	7,649,000	719,000	8,368,000	222,000
Anonat National Agricultural and Vocational High School	3,387,000	550,000	3,937,000	166,000
Bacarri National Trade Agricultural High School - Bunot Extension		335,000	335,000
Bagnen National High School	4,976,000	543,000	5,519,000
Balaoa National High School (Tadian School of Arts and Trades - Balaoa Extension)	3,741,000	437,000	4,178,000
Balugan National High School	4,396,000	511,000	4,907,000
Banao National High School	7,215,000	682,000	7,897,000
Banawel National High School	3,755,000	493,000	4,248,000
Bangaan National High School	7,395,000	842,000	8,237,000
Banguitan National High School	3,754,000	487,000	4,241,000
Bansa National High School	4,731,000	561,000	5,292,000
Barlig National High School	7,131,000	642,000	7,773,000
Belwang National High School	3,414,000	442,000	3,856,000
Besao National High School	4,855,000	580,000	5,435,000	292,000
Betwagan National High School	6,987,000	795,000	7,782,000
Bunga National High School	3,524,000	509,000	4,033,000
Buringal National High School	5,398,000	521,000	5,919,000
Butigue National High School	7,673,000	559,000	8,232,000	511,000
Cagubatan National High School	5,632,000	619,000	6,251,000	161,000
Dacudac National High School	4,237,000	538,000	4,775,000	155,000
Dalican National High School	4,303,000	417,000	4,720,000
Data National High School	4,201,000	480,000	4,681,000
Guinaang National High school	6,068,000	527,000	6,595,000
Kadaclan National High School	4,942,000	602,000	5,544,000
Leseb National High School	4,343,000	469,000	4,812,000
Lias National High School	3,733,000	473,000	4,206,000
Lubon National High School	9,333,000	692,000	10,025,000	155,000
Mabaay National High School	9,632,000	618,000	10,250,000	237,000
Mabalite National High School	431,000	343,000	774,000
Mainit National High School		335,000	335,000
Masla National High School	7,048,000	602,000	7,650,000	195,000
Mayag National High School	1,321,000	383,000	1,704,000
Mt. Data National High School	11,056,000	970,000	12,026,000	600,000
Namatec National High School	4,701,000	500,000	5,201,000
Natonin Senior High School				889,000
Otucan-Bila National High School	6,963,000	690,000	7,653,000	290,000
Palitod National High School	6,198,000	637,000	6,835,000
Pingad National High School	8,433,000	856,000	9,289,000	378,000
Sabangan National High School	7,335,000	704,000	8,039,000	159,000
Saclit National High School	3,705,000	489,000	4,194,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	859
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Sadanga National Technical-Vocational and Skills Training High School	7,753,000	782,000	8,535,000	299,000
Sagada National High School	7,496,000	729,000	8,225,000	453,000
Saliok National Technical-Vocational and Skills Training High School	3,964,000	486,000	4,450,000
San Rafael National High School	6,741,000	584,000	7,325,000
Sta. Isabel National High School	4,833,000	562,000	5,395,000
Subaba National High School	3,642,000	524,000	4,166,000
Talubin National High School	4,790,000	447,000	5,237,000
Tamboan National High School	3,253,000	500,000	3,753,000
Tapapan National High School	6,207,000	667,000	6,874,000
Tipunan National High School	6,925,000	655,000	7,580,000
Tucucan National High School	4,015,000	392,000	4,407,000

Division of Tabuk City	103,209,000	14,465,000	117,674,000	2,465,000

Division Office - Proper	2,083,000		2,083,000
Agbannawag National High School	21,136,000	1,971,000	23,107,000	971,000
Amlao Integrated School	428,000	335,000	763,000
Appas Integrated School		335,000	335,000
Bado Dangwa National High School (Tuga National High School - Bado Dangwa Annex)	7,755,000	810,000	8,565,000	276,000
Balawag National High School	5,420,000	687,000	6,107,000	157,000
Balong National High School (Tabuk National High School - Balong Annex)	6,691,000	733,000	7,424,000	156,000
Bantay National High School	2,395,000	495,000	2,890,000
Bulo National High School (Sumadel National High School - Bulo Annex)	5,745,000	617,000	6,362,000	160,000
Calaccad National High School	7,272,000	670,000	7,942,000
Cudal National High School	6,283,000	752,000	7,035,000	252,000
Dilag Integrated School	4,491,000	616,000	5,107,000	161,000
Eastern Kalinga National High School	5,800,000	561,000	6,361,000
Guilayon Integrated School	428,000	335,000	763,000
Lacnog Integrated School	428,000	386,000	814,000
Laya Integrated School	428,000	468,000	896,000
Maledda Integrated School	857,000	336,000	1,193,000
Nambaran Agro-Industrial National High School (Nambaran National High School)	6,282,000	853,000	7,135,000	157,000
Nambucayan National High School	4,462,000	564,000	5,026,000
Naneng National High School	6,917,000	622,000	7,539,000
Naneng National High School - Mosimos Extension		526,000	526,000
New Tanglag National High School	6,195,000	761,000	6,956,000	175,000
San Pablo Integrated School	428,000	362,000	790,000
Southern Tabuk Integrated School	428,000	335,000	763,000
Toppan Integrated School	857,000	335,000	1,192,000

Region II - Cagayan Valley	2,705,505,000	277,352,000	2,982,857,000	124,472,000

Division of Batanes	32,082,000	3,380,000	35,462,000	776,000

Division Office - Proper	603,000		603,000
Batanes General Comprehensive High School (BPC-Uyugan High School)	5,655,000	574,000	6,229,000	155,000
Itbud Integrated School	4,713,000	567,000	5,280,000	155,000
Ivana National High School	8,129,000	727,000	8,856,000	155,000
Mahatao National High School	9,093,000	702,000	9,795,000	156,000
Raele Integrated School	3,458,000	475,000	3,933,000	155,000
Valugan Integrated School	431,000	335,000	766,000

Division of Cagayan	1,117,594,000	97,462,000	1,215,056,000	46,899,000

Division Office - Proper	20,872,000		20,872,000
Afusing National High School	15,050,000	1,194,000	16,244,000	526,000
Alig Valley National High School	6,742,000	575,000	7,317,000	162,000
Amulung National High School - Baculud Extension	930,000	502,000	1,432,000	199,000
Andarayan National High School	33,447,000	2,145,000	35,592,000	1,424,000
Aparri East National High School	29,566,000	2,134,000	31,700,000	1,645,000
Babuyan Claro Integrated School	4,665,000	528,000	5,193,000	160,000

860	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Baggao National Agricultural School - Sta. Margarita Annex	9,257,000	1,100,000	10,357,000	778,000
Baggao National High School	34,896,000	2,206,000	37,102,000	1,592,000
Baggao National High School - Agaman Annex	9,723,000	810,000	10,533,000	444,000
Baggao National School of Arts and Trades	20,523,000	1,495,000	22,018,000	907,000
Ballesteros National High School	42,349,000	3,869,000	46,218,000	2,226,000
Bangag Integrated School		335,000	335,000
Banua-Pilid Integrated School		335,000	335,000
Baua National High School	15,448,000	1,143,000	16,591,000	648,000
Bayabat National High School	12,349,000	767,000	13,116,000	312,000
Bayabat National High School - La Suerte Extension	1,917,000	480,000	2,397,000	185,000
Baybayog National High School	24,017,000	1,819,000	25,836,000	1,167,000
Bidduang National High School	9,329,000	848,000	10,177,000	322,000
Bural Integrated School	1,286,000	432,000	1,718,000
Cabatacan High School	13,623,000	975,000	14,598,000	429,000
Cabatacan High School - Nabannagan Annex	8,369,000	844,000	9,213,000	268,000
Cabbo National High School	14,851,000	1,092,000	15,943,000	546,000
Cabiraoan National High School	5,904,000	602,000	6,506,000	191,000
Calaoagan Dackel National High School	34,115,000	1,729,000	35,844,000	1,044,000
Calaoagan Dackel National High School - Capissayan Annex		820,000	820,000	528,000
Calayan High School	20,903,000	1,262,000	22,165,000	723,000
Calayan High School - Dibay Extension	2,290,000	504,000	2,794,000
Calayan High School Annex (Camiguin)	3,904,000	673,000	4,577,000
Calayan High School - Dilam Extension		412,000	412,000
Callao Norte High School	8,176,000	670,000	8,846,000	159,000
Caridad B. Trinidad National High School	7,290,000	811,000	8,101,000	201,000
Casambalangan National High School (Sta. Ana High School)	11,460,000	926,000	12,386,000	369,000
Cataratan Integrated School	3,790,000	499,000	4,289,000	159,000
Catotoran Integrated School	1,411,000	539,000	1,950,000	290,000
Claveria National High School	4,406,000	473,000	4,879,000	185,000
Cordova National High School	18,535,000	1,268,000	19,803,000	741,000
Dadda National High School	6,955,000	654,000	7,609,000	280,000
Dassun National High School	12,463,000	847,000	13,310,000	378,000
David M. Puzon Memorial National High School	16,233,000	1,395,000	17,628,000	714,000
Don Mariano Marcos High School	20,116,000	1,344,000	21,460,000	880,000
Don Severino Paglilauan High School (Nannarian National High School)	18,613,000	1,211,000	19,824,000	663,000
Dungao Integrated School	2,142,000	413,000	2,555,000	155,000
Felipe Tuzon Agricultural High School	4,572,000	524,000	5,096,000	158,000
Fuga Island Integrated School		335,000	335,000
Gadu National High School	39,058,000	1,912,000	40,970,000	995,000
Gadu National High School - Nangalisan Extension		916,000	916,000	855,000
Gammad National High School	13,316,000	1,183,000	14,499,000	336,000
Gonzaga National High School	17,794,000	1,440,000	19,234,000	1,036,000
Gonzaga National High School - Sta. Clara Annex		414,000	414,000	195,000
Hacienda Intal National High School (Baggao National High School)	14,563,000	1,092,000	15,655,000	588,000
Illuru High School	12,607,000	1,094,000	13,701,000	566,000
Imurung National High School	9,902,000	849,000	10,751,000	376,000
Ipil High School	7,766,000	643,000	8,409,000	332,000
Itawes National Agriculture and Technological School - Bagumbayan Annex	8,984,000	939,000	9,923,000	473,000
Itawes National High School	28,403,000	2,038,000	30,441,000	1,479,000
Lagum Integrated School		335,000	335,000
Lal-lo National High School	46,080,000	2,875,000	48,955,000	2,127,000
Lal-lo National High School - Bulala Norte Annex	5,782,000	642,000	6,424,000	224,000
Lal-lo National High School - Cabayabasan Annex	2,399,000	517,000	2,916,000	283,000
Lemu National High School	16,712,000	1,111,000	17,823,000	409,000
Libertad High School	23,371,000	1,948,000	25,319,000	1,430,000
Licerio Antiporda, Sr. High School	22,314,000	1,566,000	23,880,000	831,000
Licerio Antiporda, Sr. High School - Dalaya Extension	988,000	559,000	1,547,000	228,000
Licerio Antiporda, Sr. High School - Sta. Isabel Extension	1,428,000	562,000	1,990,000	203,000
Lipatan Integrated School	857,000	335,000	1,192,000
Logac National High School	18,118,000	1,209,000	19,327,000	741,000
Magalalag National High School	17,190,000	1,244,000	18,434,000	577,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	861
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Magapit National High School	11,931,000	916,000	12,847,000	521,000
Mapurao Integrated Learning School	4,215,000	477,000	4,692,000
Marede Integrated School		335,000	335,000
Matucay High School	12,144,000	1,108,000	13,252,000	597,000
Mauanan High School	8,125,000	851,000	8,976,000	218,000
Minabel Integrated School	1,714,000	419,000	2,133,000
Minanga Integrated School		335,000	335,000
Morol Integrated School		335,000	335,000
Namuccayan Integrated School	4,046,000	510,000	4,556,000	187,000
Pacac Grande National High School	9,725,000	1,067,000	10,792,000	615,000
Pacac Integrated School		335,000	335,000
Palaui Integrated School		335,000	335,000
Pata Integrated School		365,000	365,000
Pattao National High School	17,296,000	1,346,000	18,642,000	504,000
Pattao National High School - Maddalero Extension	489,000	449,000	938,000	177,000
Peñablanca East National High School	9,944,000	866,000	10,810,000	467,000
Piat National High School	23,971,000	1,920,000	25,891,000	1,046,000
Quibal Integrated School		335,000	335,000
Rebecca High School	20,267,000	1,006,000	21,273,000	480,000
Sampaguita National High School	21,056,000	1,443,000	22,499,000	814,000
San Isidro Integrated School	3,490,000	517,000	4,007,000
San Juan Integrated School	857,000	399,000	1,256,000
Sanchez Mira High School	10,843,000	1,032,000	11,875,000	664,000
Sicalao Integrated School	5,229,000	533,000	5,762,000	159,000
Sta. Praxedes High School	8,866,000	921,000	9,787,000	272,000
Sta. Teresita National High School	22,886,000	1,898,000	24,784,000	831,000
Sta. Teresita National High School - Luga Extension	4,387,000	605,000	4,992,000	185,000
Sto. Niño National High School	20,730,000	1,567,000	22,297,000	1,036,000
Sto. Niño National High School - Abariongan Annex	9,029,000	819,000	9,848,000	378,000
Sto. Niño National High School - Lubo Extension	6,800,000	651,000	7,451,000	212,000
Tabang Integrated School		335,000	335,000
Taguing Integrated School	1,714,000	335,000	2,049,000
Tuao Vocational and Technical School - Culung Annex	10,319,000	1,108,000	11,427,000	602,000
Tuao Vocational and Technical School - Malummin Annex	4,913,000	695,000	5,608,000	314,000
Tuao Vocational and Technical School - Pata Extension	4,296,000	465,000	4,761,000	160,000
Utan Integrated School	4,555,000	567,000	5,122,000	159,000
Valley Cove Integrated School	3,557,000	413,000	3,970,000
Western Enrile Vocational School	10,081,000	887,000	10,968,000	259,000

Division of Cauayan City	100,202,000	11,305,000	111,507,000	10,511,000

Division Office - Proper	1,944,000		1,944,000
Buyon Integrated School	428,000	335,000	763,000
Cauayan City National High School - Cabaruan Annex	998,000	460,000	1,458,000	193,000
Cauayan City National High School - Research Annex	5,611,000	854,000	6,465,000	343,000
Cauayan City Stand-Alone Senior High School				6,563,000
Cauayan National High School - Marabulig Extension		692,000	692,000	289,000
Gappal National High School	11,535,000	930,000	12,465,000	361,000
Linglingay National High School - (Isabela National High School Linglingay Extension)	5,870,000	510,000	6,380,000	158,000
Pinoma National High School (Isabela National High School - Pinoma Extension)	11,667,000	1,213,000	12,880,000	465,000
San Antonio National High School	9,078,000	843,000	9,921,000	316,000
San Luis Integrated School	1,714,000	337,000	2,051,000
Sillawit National High School	8,410,000	849,000	9,259,000	270,000
Villa Concepcion High School - Baculod Annex	499,000	578,000	1,077,000	166,000
Villa Concepcion High School - Rogus Extension	988,000	739,000	1,727,000	210,000
Villa Concepcion National High School	30,337,000	1,834,000	32,171,000	675,000
West Tabacal Region National High School	11,123,000	1,131,000	12,254,000	502,000

Division of Ilagan City	96,095,000	9,918,000	106,013,000	3,434,000

Division Office - Proper	2,068,000		2,068,000
Abuan National High School	857,000	335,000	1,192,000
Alinguigan 2nd Integrated School	428,000	335,000	763,000
Dappat Integrated School (Isabela National High School - Dappat Extension)	8,469,000	646,000	9,115,000	208,000

862	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Gayong-Gayong Sur Integrated School	4,352,000	469,000	4,821,000	162,000
Ilagan East Integrated SPED Center	857,000	335,000	1,192,000
Ilagan Sports High School	9,718,000	651,000	10,369,000
Isabela School of Arts and Trades - Cabannungan Annex	2,497,000	974,000	3,471,000	243,000
Lupigue Integrated School	7,730,000	607,000	8,337,000	228,000
Manaring Integrated School	11,018,000	971,000	11,989,000	392,000
Rang-Ayan National High School (Isabela National High School- Rang-ayan Annex)	11,811,000	1,034,000	12,845,000	677,000
San Antonio Agricultural High School - San Rafael Annex	8,239,000	943,000	9,182,000	386,000
San Lorenzo Integrated School	9,262,000	801,000	10,063,000	386,000
San Pedro Integrated School	3,915,000	422,000	4,337,000	157,000
Sindun Bayabo Integrated School	1,360,000	351,000	1,711,000	157,000
Sta. Isabel National High School	13,514,000	1,044,000	14,558,000	438,000

Division of Isabela	838,760,000	90,265,000	929,025,000	37,759,000

Division Office - Proper	17,263,000		17,263,000
Addalam Region High School - Divinan Annex	1,414,000	355,000	1,769,000
Alfreda Albano National High School - Masipi Annex		550,000	550,000
Alibadabad National High School	10,669,000	928,000	11,597,000	515,000
Alicia Vocational School	12,718,000	1,099,000	13,817,000	535,000
Andabuen National High School	11,357,000	1,176,000	12,533,000	650,000
Aneg National High School	3,455,000	498,000	3,953,000
Antagan National High School (Isabela National High School - Antagan I Annex)	11,705,000	861,000	12,566,000	330,000
Aurora Senior High School				3,686,000
Ayod Integrated School	857,000	335,000	1,192,000
Bacnor National High School (Calaguian National High School - Bacnor Annex)	10,735,000	1,054,000	11,789,000	422,000
Bagnos Integrated School	857,000	342,000	1,199,000
Balagan Integrated School	1,286,000	335,000	1,621,000
Balliao Integrated School	1,289,000	397,000	1,686,000
Banquero Integrated School	5,225,000	665,000	5,890,000
Barucboc National High School	10,709,000	1,132,000	11,841,000	305,000
Bayabo East Integrated School	857,000	335,000	1,192,000
Biga Integrated School	1,286,000	353,000	1,639,000
Bimonton Integrated School	4,464,000	589,000	5,053,000	160,000
Bitabian National High School	2,213,000	396,000	2,609,000
Buenaventura G. Masigan National High School	13,039,000	1,185,000	14,224,000	562,000
Buyasan Integrated School	428,000	335,000	763,000
Cabagan Riverside National High School	7,846,000	980,000	8,826,000	595,000
Cabaruan Integrated School	10,143,000	929,000	11,072,000	270,000
Cadaloria High School	9,955,000	874,000	10,829,000	228,000
Cadsalan Integrated School	4,644,000	469,000	5,113,000
Cebu Integrated School	4,860,000	560,000	5,420,000	157,000
Colorado Integrated School	5,947,000	658,000	6,605,000
Cordon National High School		1,108,000	1,108,000	864,000
Cubag Integrated School	857,000	335,000	1,192,000
Cumabao Integrated School	10,425,000	924,000	11,349,000	396,000
Cumu Integrated School	4,387,000	494,000	4,881,000
Dabubu High School	16,153,000	992,000	17,145,000	415,000
Dalena High School	4,313,000	609,000	4,922,000
Daragutan West Integrated School	1,286,000	347,000	1,633,000
Del Pilar Integrated School	7,685,000	634,000	8,319,000	155,000
Delfin Albano (Magsaysay) Stand-Alone Senior High School				1,117,000
Diadi Region High School	12,020,000	1,165,000	13,185,000	528,000
Dibewan Integrated School	857,000	335,000	1,192,000
Dibulo Integrated School	857,000	335,000	1,192,000
Dicamay National High School	3,008,000	423,000	3,431,000
Dicamay Integrated School	3,614,000	408,000	4,022,000	158,000
Dietban Integrated School	6,035,000	669,000	6,704,000
Dinapigue National High School	10,367,000	814,000	11,181,000	581,000
Dingading Integrated School	7,704,000	717,000	8,421,000	254,000
Divilacan National High School (Isabela National High School - Divilacan Annex)	7,060,000	654,000	7,714,000	307,000
Dolores Integrated School	2,869,000	468,000	3,337,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	863
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Doña Josefa E. Marcos National High School	11,761,000	983,000	12,744,000	504,000
Doña Magdalena Gaffud National High School	10,646,000	864,000	11,510,000	396,000
Dorganda High School	4,742,000	508,000	5,250,000	159,000
Duroc Integrated School	5,170,000	464,000	5,634,000
Echague National High School	28,462,000	1,880,000	30,342,000	1,404,000
Eden Integrated School	2,299,000	513,000	2,812,000	155,000
Fermeldy National High School	12,410,000	1,067,000	13,477,000	409,000
Fugaru Integrated School	4,331,000	480,000	4,811,000
Gamu Rural School - Junction Upi Annex	3,438,000	872,000	4,310,000
General Emilio Aguinaldo National High School	13,218,000	1,082,000	14,300,000	455,000
Highway Region High School	6,685,000	661,000	7,346,000	193,000
Ibujan Integrated School	428,000	335,000	763,000
Imbiao Integrated School	428,000	335,000	763,000
Imelda Marcos High School - Mabbayad Annex	428,000	365,000	793,000
Imelda Marcos National High School	10,988,000	896,000	11,884,000	478,000
Ingud - Ramona Integrated School	3,930,000	447,000	4,377,000
Isabela SPED Center Extension (School for the Deaf)	857,000	348,000	1,205,000
Isabela Sports Senior High School				339,000
Jones West High School	489,000	345,000	834,000	158,000
Josefina Albano National High School (San Antonio High School - Paragu Extension)	5,911,000	488,000	6,399,000	158,000
La Paz National High School	8,451,000	793,000	9,244,000	218,000
La Suerte High School (Isabela National High School - La Suerte Extension)	6,406,000	640,000	7,046,000
Lanna National High School (Isabela National High School - Camp Samal Annex)	12,880,000	990,000	13,870,000	531,000
Lanting Region National High School (Roxas National High School - Lanting Region Annex)	12,217,000	890,000	13,107,000	380,000
Lapogan Integrated School	2,142,000	341,000	2,483,000
Lomboy Integrated School	8,190,000	672,000	8,862,000
Luis Fe - Gomez Diamantina National High School (Cabatuan National High School - Diamantina Annex)	9,189,000	893,000	10,082,000	257,000
Luna General Comprehensive High School	8,797,000	942,000	9,739,000	367,000
Macaniao Integrated School	7,613,000	677,000	8,290,000
Maconacon National High School	7,612,000	757,000	8,369,000	372,000
Malalinta National High School	3,973,000	673,000	4,646,000	168,000
Mallig National High School - Main	22,337,000	1,543,000	23,880,000	502,000
Mallig Plains National High School	2,999,000	934,000	3,933,000	330,000
Maluno Integrated School	4,845,000	606,000	5,451,000
Manuel L. Quezon National High School	7,038,000	712,000	7,750,000	157,000
Marannao Integrated School	4,370,000	380,000	4,750,000
Matusalem National High School	6,075,000	522,000	6,597,000	170,000
Minagbag High School	8,103,000	849,000	8,952,000
Monico Rarama National High School (Muñoz High School Extension)	7,568,000	674,000	8,242,000	254,000
Naganacan - Villabuena National High School	7,381,000	768,000	8,149,000	226,000
New Magsaysay Integrated School	1,414,000	393,000	1,807,000
Nueva Era National High School		550,000	550,000
Old San Mariano Integrated School	2,222,000	374,000	2,596,000
Palanan School of Agriculture and Trades	3,978,000	886,000	4,864,000
Palawan Integrated School	3,929,000	504,000	4,433,000
Palayan Region High School (Palayan National High School)	15,253,000	1,134,000	16,387,000	590,000
Pangal Sur National High School	7,195,000	674,000	7,869,000	263,000
Panninan Integrated School	857,000	335,000	1,192,000
Ragan Sur National High School (San Antonio High School - Ragan Sur Annex)	10,163,000	1,202,000	11,365,000	633,000
Rang-Ayan Integrated School	4,175,000	478,000	4,653,000
Reina Mercedes Integrated School	857,000	335,000	1,192,000
Reina Mercedes National High School	6,287,000	888,000	7,175,000	309,000
Rizal Comprehensive National High School	9,174,000	798,000	9,972,000	243,000
Rizal Integrated School	4,249,000	538,000	4,787,000	159,000
Rodolfo B. Albano Stand-Alone Senior High School				2,046,000
Roxas Stand-Alone Senior High School				1,946,000
Salinungan Stand-Alone Senior High School				1,606,000
San Antonino National High School	15,373,000	1,420,000	16,793,000	460,000

864	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Guillermo Agro-Industrial School (San Guillermo VIS)	14,348,000	1,372,000	15,720,000	903,000
San Isidro Integrated School	3,123,000	335,000	3,458,000
San Jose Integrated School	5,654,000	583,000	6,237,000	156,000
San Juan Integrated School	5,573,000	538,000	6,111,000
San Mariano II Central Integrated School	7,124,000	639,000	7,763,000
San Mariano National High School - Cataguing Extension	499,000	345,000	844,000
San Mariano National High School - Daragutan East Extension	7,131,000	611,000	7,742,000	274,000
San Mateo General Comprehensive High School	6,172,000	594,000	6,766,000	232,000
San Mateo National High School	13,972,000	1,051,000	15,023,000	459,000
San Miguel Integrated School	13,613,000	1,284,000	14,897,000	561,000
San Sebastian Integrated School, Jones	428,000	335,000	763,000
San Sebastian Integrated School, Ramon	10,078,000	919,000	10,997,000	374,000
San Vicente Integrated School	1,714,000	405,000	2,119,000
Sgt. Prospero Bello High School - Dumaweng Annex	981,000	336,000	1,317,000
Sgt. Prospero Bello High School - Main	12,358,000	821,000	13,179,000	444,000
Simanu National High School	8,009,000	735,000	8,744,000	297,000
Simiimbaan Integrated School	6,416,000	658,000	7,074,000	172,000
Southeastern Region High School	3,967,000	576,000	4,543,000	155,000
Sta. Cruz Integrated School	1,286,000	390,000	1,676,000
Sta. Filomena Integrated School	3,428,000	428,000	3,856,000
Sto. Domingo Integrated School	4,366,000	533,000	4,899,000	155,000
Sto. Domingo-San Isidro Integrated School	1,723,000	544,000	2,267,000
Sto. Niño Integrated School	7,227,000	1,002,000	8,229,000	221,000
Sto. Tomas Integrated School	2,267,000	459,000	2,726,000
Surcoc Integrated School	1,286,000	384,000	1,670,000
Taliktik Integrated School	428,000	335,000	763,000
Tomas Pua, Sr. Integrated School	6,698,000	716,000	7,414,000
Tumauini Stand-Alone Senior High School				2,019,000
Turod Integrated School	6,969,000	683,000	7,652,000	159,000
Ueg National High School	8,962,000	719,000	9,681,000	374,000
Victoria Integrated School	857,000	335,000	1,192,000
Villa Cacho Integrated School	3,839,000	553,000	4,392,000	158,000
Villa Domingo National High School (Angadanan High School - Villa Domingo Annex)	6,919,000	662,000	7,581,000	183,000
Villa Fugu Integrated School	428,000	335,000	763,000
Villa Miranda Integrated School	4,412,000	379,000	4,791,000
Villaluz Integrated School	7,717,000	772,000	8,489,000
Wigan Integrated School	8,229,000	761,000	8,990,000	278,000
Yeban Integrated School (Isabela National High School - Yeban Annex)	5,908,000	619,000	6,527,000

Division of Nueva Vizcaya	249,407,000	28,523,000	277,930,000	8,930,000

Division Office - Proper	5,145,000		5,145,000
Abuyo National High School	984,000	488,000	1,472,000	157,000
Alimit Integrated School	857,000	335,000	1,192,000
Ambaguio National High School	11,257,000	1,140,000	12,397,000	382,000
Balong Integrated School	428,000	335,000	763,000
Bambang CS Integrated SPED Center		335,000	335,000
Bascaran National High School	9,782,000	766,000	10,548,000	243,000
Belance High School (NVSIT Campus)	16,576,000	1,306,000	17,882,000	608,000
Binalian Integrated School	5,644,000	592,000	6,236,000	158,000
Binogawan Integrated School	428,000	335,000	763,000
Bone North Integrated School	428,000	346,000	774,000
Bua Integrated School	428,000	344,000	772,000
Bugkalot National High School	3,840,000	446,000	4,286,000	156,000
Cabayo Integrated School	428,000	335,000	763,000
Canabuan National High School	4,392,000	625,000	5,017,000	232,000
Carolotan National High School - NVSPC Campus	3,366,000	456,000	3,822,000	157,000
Casat National High School - NVSIT Campus	6,760,000	620,000	7,380,000	230,000
Casecnan National High School	7,112,000	608,000	7,720,000	234,000
Dippog National High School	4,457,000	556,000	5,013,000	156,000
Dulli Integrated School	428,000	335,000	763,000
Dupax Del Norte National High School	6,639,000	955,000	7,594,000	355,000
Eastern Nueva Vizcaya National High School	7,288,000	845,000	8,133,000	334,000
Ganao High School	6,446,000	646,000	7,092,000	181,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	865
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Indiana Integrated School		335,000	335,000
Kakiduguen National High School	5,703,000	619,000	6,322,000	181,000
Kayapa National High School	10,828,000	804,000	11,632,000	210,000
Kongkong Valley National High School	12,659,000	1,295,000	13,954,000	663,000
Luclocos Integrated School		335,000	335,000
Malabing Valley High School (Malabing High School - NVSPC Campus)	7,690,000	814,000	8,504,000	287,000
Mapayao Integrated School		335,000	335,000
Martinez Cuyangan National High School	1,934,000	531,000	2,465,000	199,000
Mungia National High School (NVSPC Campus)	9,091,000	953,000	10,044,000	297,000
Murong National High School (NVSPC Campus)	8,051,000	767,000	8,818,000	179,000
Napo Tuyak National High School	4,411,000	510,000	4,921,000	155,000
Paima National High School	4,944,000	500,000	5,444,000	160,000
Paniki High School (NVSPC Campus)	7,823,000	666,000	8,489,000	193,000
Paquet Integrated School	428,000	335,000	763,000
Pinayag National High School	5,208,000	724,000	5,932,000	274,000
Runruno National High School	10,705,000	1,081,000	11,786,000	442,000
Solano East Integrated School		335,000	335,000
Sta. Clara High School (NVSPC Campus)	7,024,000	685,000	7,709,000	208,000
Sta. Cruz Pingkian High School (NVSIT Campus)	16,399,000	1,069,000	17,468,000	586,000
Sta. Fe National High School (NVSIT Campus)	22,028,000	1,479,000	23,507,000	860,000
Sto. Domingo Integrated School	857,000	335,000	1,192,000
Tiblac National High School	2,583,000	546,000	3,129,000	214,000
Tuao High School (NVSIT Campus)	7,928,000	721,000	8,649,000	239,000

Division of Quirino	193,535,000	23,154,000	216,689,000	4,965,000

Division Office - Proper	4,338,000		4,338,000
Aglipay National High School	10,658,000	868,000	11,526,000	386,000
Alicia Integrated School	4,446,000	538,000	4,984,000	155,000
Anak Integrated School	860,000	338,000	1,198,000
Asaclat Integrated School		335,000	335,000
Balligui High School	7,012,000	684,000	7,696,000	247,000
Bannawag Integrated School	8,378,000	705,000	9,083,000	241,000
Burgos National High School	8,862,000	762,000	9,624,000	249,000
Cabarroguis Central School - Integrated SPED Center	857,000	335,000	1,192,000
Cabaruan Integrated School	5,240,000	467,000	5,707,000	160,000
Calaocan Integrated School	4,267,000	456,000	4,723,000
Cofcaville Integrated School	860,000	335,000	1,195,000
Dagupan Integrated School	860,000	350,000	1,210,000
Debibi Integrated School	6,681,000	679,000	7,360,000
Der-an Integrated School	860,000	335,000	1,195,000
Diffun CS - Integrated SPED Center	431,000	335,000	766,000
Dingasan Integrated School	3,356,000	430,000	3,786,000
Dioryong Integrated School	3,839,000	433,000	4,272,000	155,000
Dipintin High School	8,116,000	666,000	8,782,000	266,000
Disimungal Integrated School	3,888,000	496,000	4,384,000
Divisoria Sur Integrated School	4,146,000	426,000	4,572,000	170,000
Dumabel Integrated School	3,881,000	442,000	4,323,000
Dumanisi Integrated School	1,289,000	381,000	1,670,000
Eden Integrated School	431,000	335,000	766,000
Giayan Integrated School	5,729,000	544,000	6,273,000	157,000
Gulac Integrated School	866,000	335,000	1,201,000
Ifugao Village Integrated School	6,075,000	581,000	6,656,000	175,000
Kimmabayo Integrated School	428,000	335,000	763,000
Landingan Integrated School	3,818,000	412,000	4,230,000
Maddela Integrated School of Arts and Trades	7,300,000	720,000	8,020,000	305,000
Maddela North CS Integrated SPED Center		335,000	335,000
Magsaysay National High School	6,946,000	660,000	7,606,000	635,000
Mataddi Integrated School		335,000	335,000
Matmad Integrated School	4,509,000	349,000	4,858,000
Nagabgaban Integrated School	5,982,000	459,000	6,441,000
Nagtipunan CS Integrated SPED Center		335,000	335,000
Nagtipunan National High School	10,510,000	810,000	11,320,000	586,000
Salvacion Integrated School	860,000	391,000	1,251,000
San Antonio Integrated School	6,398,000	694,000	7,092,000	203,000

866	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Isidro Integrated School	4,387,000	524,000	4,911,000
San Manuel Integrated School	428,000	335,000	763,000
San Martin Integrated School	4,206,000	401,000	4,607,000	155,000
Sangbay Integrated School	6,519,000	561,000	7,080,000	203,000
Scala Integrated School	9,052,000	720,000	9,772,000	358,000
Tucod High School	4,360,000	541,000	4,901,000	159,000
Upper Gabriela Integrated School	860,000	335,000	1,195,000
Villa Gracia Integrated School	3,875,000	383,000	4,258,000
Villarose Integrated School	3,165,000	461,000	3,626,000
Wasid Integrated School	3,706,000	467,000	4,173,000

Division of Santiago City	27,986,000	5,968,000	33,954,000	2,633,000

Division Office - Proper	1,054,000		1,054,000
Balintocatoc Integrated School	2,608,000	515,000	3,123,000	179,000
Divisoria High School - Naggasican Extension		652,000	652,000	326,000
Nabbuan Integrated School		335,000	335,000
Patul High School	16,486,000	1,207,000	17,693,000	515,000
Rosario National High School	5,667,000	863,000	6,530,000	436,000
Sagana National High School		659,000	659,000	386,000
Salvador Integrated School		415,000	415,000	158,000
San Jose Integrated School	1,298,000	387,000	1,685,000	158,000
Santiago City National High School-Sinsayon		600,000	600,000	318,000
Sinili Integrated School	873,000	335,000	1,208,000	157,000

Division of Tuguegarao City	49,844,000	7,377,000	57,221,000	8,565,000

Division Office - Proper	1,182,000		1,182,000
Annafunan Integrated School	1,714,000	459,000	2,173,000
Bagay Integrated School		335,000	335,000
Cagayan National High School - Senior High School				6,744,000
Capatan Integrated School	1,286,000	537,000	1,823,000
Carig Integrated School	3,431,000	603,000	4,034,000	224,000
Cataggaman National High School (Cagayan National High School - Cataggaman Annex)	17,769,000	1,592,000	19,361,000	862,000
Libag Integrated School	1,714,000	418,000	2,132,000
Namabbalan Integrated School	857,000	335,000	1,192,000
Pallua Integrated School		335,000	335,000
Tuguegarao City Science High School	11,690,000	1,137,000	12,827,000	542,000
Tuguegarao City West High School	10,201,000	956,000	11,157,000	193,000
Tuguegarao Northeast Central Integrated School		335,000	335,000
Ugac Integrated School		335,000	335,000

Region III - Central Luzon	3,610,447,000	409,414,000	4,019,861,000	147,437,000

Division of Angeles City	148,318,000	14,080,000	162,398,000	6,919,000

Division Office - Proper	3,663,000		3,663,000
Amsic Integrated School	14,788,000	1,263,000	16,051,000	851,000
Angeles City Senior High School				1,705,000
CM Recto ICT High School	14,233,000	1,458,000	15,691,000
Don Ambrocio Mendiola Integrated School	1,286,000	349,000	1,635,000
Dr. Clemente N. Dayrit, Sr. Memorial High School	11,630,000	1,656,000	13,286,000
Gov. Rafael L. Lazatin Integrated School	19,738,000	1,624,000	21,362,000	803,000
Malabanias Integrated School	17,074,000	1,536,000	18,610,000	745,000
Northville 15 Integrated School	24,339,000	2,105,000	26,444,000	1,046,000
Sapang Bato National High School	23,513,000	1,931,000	25,444,000	922,000
Sitio Target Integrated School	857,000	335,000	1,192,000
Sto. Domingo Integrated School	17,197,000	1,823,000	19,020,000	847,000

Division of Aurora	194,497,000	18,269,000	212,766,000	3,453,000

Division Office - Proper	3,806,000		3,806,000
Aurora National Science High School	13,695,000	941,000	14,636,000	490,000
Baler Stand-Alone Senior High School				827,000
Bayanihan National High School	9,611,000	658,000	10,269,000
Borlongan National High School	7,035,000	678,000	7,713,000
Cabog Integrated School	792,000	663,000	1,455,000
Calabuanan National High School	10,342,000	705,000	11,047,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	867
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Canili Area National High School	8,065,000	706,000	8,771,000	237,000
Carmen T. Valenzuela Integrated School	6,776,000	570,000	7,346,000
Diabarasin National High School	9,240,000	574,000	9,814,000
Diagyan National High School	10,414,000	646,000	11,060,000	191,000
Dianawan National High School	6,938,000	441,000	7,379,000
Dibacong National High School	12,726,000	610,000	13,336,000
Dikapinisan National High School	8,413,000	707,000	9,120,000	185,000
Dimanayat Integrated School	2,627,000	455,000	3,082,000	155,000
Dimaseset National High School	1,951,000	434,000	2,385,000
Dinadiawan National High School	10,461,000	980,000	11,441,000	322,000
Diniog High School	5,666,000	531,000	6,197,000	208,000
Lipit Integrated School		335,000	335,000
Mariano D. Marquez Memorial National High School	9,164,000	871,000	10,035,000	203,000
Mariano Sindac Integrated School	3,431,000	468,000	3,899,000
Mijares National High School	2,920,000	564,000	3,484,000
Obligacion Integrated School	3,560,000	473,000	4,033,000
Puangi National High School	7,223,000	675,000	7,898,000
Ramada National High School	8,537,000	583,000	9,120,000
Rodrigo D. Palmero Memorial National High School	5,916,000	440,000	6,356,000
Rosauro R. Tangson, Sr. National High School	2,142,000	647,000	2,789,000	320,000
Suguit National High School	1,536,000	335,000	1,871,000
Tinib-Calangcuasan Integrated School	505,000	628,000	1,133,000	156,000
Umiray National High School	9,147,000	1,040,000	10,187,000	159,000
Villa Aurora National High School	4,891,000	430,000	5,321,000
Wenceslao National High School	6,967,000	481,000	7,448,000

Division of Balanga City	4,548,000	3,789,000	8,337,000	9,390,000

Division Office - Proper	266,000		266,000
Balanga City National Science High School	2,142,000	774,000	2,916,000
Bani Integrated School	428,000	335,000	763,000
Bataan National High School - Senior High School				9,390,000
Cabog-Cabog Integrated School	428,000	335,000	763,000
Cataning Integrated School		335,000	335,000
Cupang Integrated School		335,000	335,000
G.L. David Memorial Integrated School	428,000	335,000	763,000
Tanato Integrated School		335,000	335,000
Tenejero Integrated School		335,000	335,000
Tortugas Integrated School	428,000	335,000	763,000
Tuyo Integrated School	428,000	335,000	763,000

Division of Bataan	219,031,000	27,273,000	246,304,000	12,732,000

Division Office - Proper	5,337,000		5,337,000
Bagac National High School, Parang	13,552,000	1,088,000	14,640,000	405,000
Bangkal High School	2,571,000	387,000	2,958,000
Baseco National High School	3,500,000	538,000	4,038,000
Bataan High School for the Arts	5,418,000	374,000	5,792,000
Bigaan Integrated School	4,470,000	389,000	4,859,000	155,000
Dr. Victoria B. Roman Memorial High School	11,149,000	1,052,000	12,201,000	239,000
F.C. Del Rosario Integrated School	428,000	389,000	817,000
Hermosa National High School - Annex	6,081,000	786,000	6,867,000	398,000
Ipag National High School	2,571,000	725,000	3,296,000
Kanawan Integrated School	1,745,000	428,000	2,173,000	155,000
Kinaragan Integrated School		335,000	335,000
Legua Integrated School	428,000	335,000	763,000	155,000
Luakan National High School - Annex	18,186,000	1,700,000	19,886,000	391,000
Mabatang National High School	6,748,000	708,000	7,456,000	177,000
Mariveles National High School - Camaya Campus				3,839,000
Mariveles National High School Annex - Sisiman		803,000	803,000
Mariveles National High School, Cabcaben Annex	5,574,000	719,000	6,293,000	160,000
Mariveles National High School, Cabcaben Annex (Alasasin)	10,339,000	1,236,000	11,575,000
Mariveles National High School, Cabcaben Annex (Batangas II)	7,190,000	799,000	7,989,000	326,000
Mariveles National High School, Malaya	13,115,000	991,000	14,106,000	500,000
Mariveles Senior High School - Sitio Mabuhay				2,500,000
Morong National High School - Mabayo Annex	6,472,000	893,000	7,365,000	161,000
Nagbalayong High School	11,352,000	993,000	12,345,000	363,000

868	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Orani National High School Annex, Pagasa	3,959,000	577,000	4,536,000	159,000
Orani North National High School Annex - (Orani National High School - Parang-Parang)	24,798,000	2,035,000	26,833,000	1,212,000
Pagalanggang High School - Annex	12,069,000	1,034,000	13,103,000	334,000
Palili Integrated School	428,000	335,000	763,000
Payangan Integrated School	428,000	368,000	796,000
Pulo Integrated School	857,000	335,000	1,192,000
Quinawan Integrated School	428,000	335,000	763,000
Roosevelt National High School	3,873,000	898,000	4,771,000	305,000
Samal National High School - Annex	7,133,000	1,132,000	8,265,000
Sampaloc Integrated School	857,000	431,000	1,288,000
Saysain High School	8,044,000	877,000	8,921,000	201,000
St. Francis National High School	17,780,000	1,465,000	19,245,000	597,000
Sumalo Integrated School	866,000	575,000	1,441,000
Tubo-Tubo Integrated School	428,000	335,000	763,000
Tucop Integrated School	857,000	538,000	1,395,000
Udyong National High School		335,000	335,000

Division of Bulacan	228,759,000	29,497,000	258,256,000	5,670,000

Division Office - Proper	7,580,000		7,580,000
Baliuag Senior High School				768,000
Banga High School	26,269,000	2,015,000	28,284,000	283,000
Batia High School	15,168,000	1,402,000	16,570,000
Binagbag High School (Angel M. Del Rosario High School)	12,797,000	1,032,000	13,829,000	237,000
Binagbag National High School Annex (DRT) - Sapang Bulac High School	6,564,000	552,000	7,116,000	218,000
Binagbag National High School Annex (DRT) - Talbak High School	3,842,000	413,000	4,255,000	160,000
Bulihan High School	3,428,000	523,000	3,951,000	155,000
Dr. Pablito V. Mendoza, Sr. High School	16,944,000	1,469,000	18,413,000	542,000
Dulong Malabon Integrated School	857,000	364,000	1,221,000
Esteban Paulino High School	3,611,000	454,000	4,065,000	155,000
F.F. Halili National Agricultural School - Annex		533,000	533,000
Fortunato F. Halili National Agricultural School, Cay Pambo-Annex	10,284,000	1,554,000	11,838,000
Gabihan High School	428,000	409,000	837,000
GAT Francisco Balagtas High School	14,285,000	1,250,000	15,535,000
Gen. Gregorio H. del Pilar Integrated School	4,310,000	1,773,000	6,083,000
Guiguinto National Vocational High School - Annex	4,713,000	1,426,000	6,139,000
Heritage Homes Integrated School	3,857,000	846,000	4,703,000	183,000
Inaon Integrated School	428,000	381,000	809,000
Kalayakan High School	1,286,000	363,000	1,649,000
Kapitangan National High School	6,442,000	823,000	7,265,000	212,000
Lydia D. Villangca Trade School	13,517,000	1,119,000	14,636,000	480,000
Maligaya High School	4,787,000	496,000	5,283,000	193,000
Mapulang Lupa High School		335,000	335,000
Marilao Central Integrated School		595,000	595,000
Matictic Integrated School	428,000	436,000	864,000
National Power Corporation National High School	4,628,000	504,000	5,132,000
Obando Senior High School				619,000
Pinag-anakan Integrated School		335,000	335,000
Pinagkuartelan Integrated School		335,000	335,000
Pinalagdan High School	3,815,000	529,000	4,344,000
Romeo Acuña Santos Memorial High School	9,140,000	954,000	10,094,000
San Gabriel National High School	4,713,000	951,000	5,664,000
San Miguel - Meysulao High School	5,454,000	733,000	6,187,000	160,000
Senior High School within Luis Gravador Elementary School				330,000
Sta. Barbara High School		335,000	335,000
Sta. Catalina Bata National High School	5,972,000	675,000	6,647,000	369,000
Sta. Cruz High School	12,277,000	1,434,000	13,711,000	292,000
Sta. Cruz National High School	6,588,000	736,000	7,324,000	155,000
Teodoro Evangelista Memorial High School	8,653,000	888,000	9,541,000
Upig High School	5,694,000	525,000	6,219,000	159,000

Division of Cabanatuan City	36,795,000	10,189,000	46,984,000	960,000

Division Office - Proper	1,437,000		1,437,000
Bakod Bayan Integrated School	1,286,000	546,000	1,832,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	869
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Balite Integrated School	857,000	433,000	1,290,000
Caalibangbangan Integrated School	1,348,000	890,000	2,238,000
Cabanatuan City Senior High School				960,000
Daan Sarile Integrated School	3,550,000	893,000	4,443,000
Imelda Integrated School	8,280,000	1,250,000	9,530,000
Lazaro Francisco Integrated School	3,535,000	1,585,000	5,120,000
Luis O. Renon Integrated School	857,000	452,000	1,309,000
Mabini Homesite Integrated School	1,295,000	1,121,000	2,416,000
Macatbong Integrated School	437,000	373,000	810,000
P.G. Crisostomo Integrated School	887,000	810,000	1,697,000
Palagay Integrated School	3,555,000	507,000	4,062,000
San Isidro Integrated School	9,471,000	1,329,000	10,800,000

Division of Gapan City	24,588,000	4,062,000	28,650,000	693,000

Division Office - Proper	650,000		650,000
Gapan East Integrated School	1,286,000	653,000	1,939,000
Herminio G. Nicolas High School	6,829,000	855,000	7,684,000	261,000
Kapalangan National High School	6,692,000	781,000	7,473,000	162,000
Marelo Integrated School	1,286,000	423,000	1,709,000
Maruhat National High School	7,417,000	854,000	8,271,000	270,000
Sto. Cristo Proper Integrated School	428,000	496,000	924,000

Division of Mabalacat City	112,460,000	10,870,000	123,330,000	4,034,000

Division Office - Proper	2,460,000		2,460,000
Air Force City High School	6,447,000	595,000	7,042,000
Atlu Bola National High School	22,813,000	1,458,000	24,271,000
Bical High School	10,128,000	1,028,000	11,156,000	160,000
Dr. Adelaido C. Bernardo National High School	8,812,000	977,000	9,789,000
Duquit High School	29,901,000	2,399,000	32,300,000
Haduan Negrito Integrated School		335,000	335,000
Hearing Impaired Special Education (HI - SPED)		335,000	335,000
Mabalacat Technical Vocational High School	23,381,000	1,782,000	25,163,000	409,000
Monicayo Integrated School		335,000	335,000
Santos Ventura National High School	8,518,000	1,055,000	9,573,000	1,207,000
Senior High School within Sapang Biabas Resettlement Elementary School				2,258,000
Sta. Ines Integrated School		571,000	571,000

Division of Malolos City	151,372,000	14,524,000	165,896,000	2,474,000

Division Office - Proper	3,298,000		3,298,000
Barasoain Memorial Integrated School	6,427,000	1,389,000	7,816,000
City of Malolos High School - Canalate	6,987,000	685,000	7,672,000
City of Malolos Integrated School - Atlag	17,210,000	1,437,000	18,647,000	608,000
City of Malolos Integrated School - Babatnin	3,814,000	511,000	4,325,000
City of Malolos Integrated School - Catmon	7,337,000	969,000	8,306,000
City of Malolos Integrated School - Sto. Rosario	41,084,000	3,254,000	44,338,000	1,015,000
Cong. Teodulo Natividad High School	21,200,000	1,688,000	22,888,000
Look 2nd Integrated School		335,000	335,000
Malolos City High School - Bungahan	13,688,000	1,176,000	14,864,000
Malolos City High School - Santisima Trinidad	14,743,000	1,561,000	16,304,000
Pamarawan High School (M. H. del Pilar Annex)	5,906,000	709,000	6,615,000	155,000
President Corazon Cojuangco-Aquino Memorial National High School	9,678,000	810,000	10,488,000	289,000
Senior High School in Malolos City				407,000

Division of Meycauayan City	74,124,000	9,023,000	83,147,000	1,800,000

Division Office - Proper	1,956,000		1,956,000
Academic Senior High School of the City of Meycauayan				1,105,000
Bancal Integrated School	34,370,000	2,068,000	36,438,000
City of Meycauayan Vocational Senior High School				540,000
Langka Integrated School	1,717,000	549,000	2,266,000
Malhacan Integrated School	5,827,000	1,411,000	7,238,000
Meycauayan National High School - Annex	12,388,000	1,171,000	13,559,000
Meycauayan West Central Integrated School	8,906,000	2,193,000	11,099,000
Saluysoy Integrated School	5,158,000	1,100,000	6,258,000

870	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Ubihan High School	3,802,000	531,000	4,333,000	155,000

Division of Muñoz Science City	31,538,000	3,406,000	34,944,000	595,000

Division Office - Proper	659,000		659,000
Gabaldon Integrated School	6,685,000	665,000	7,350,000	155,000
Magtanggol Integrated School	2,833,000	545,000	3,378,000
Maragol Integrated School	6,239,000	656,000	6,895,000
Palusapis Integrated School	3,285,000	708,000	3,993,000	179,000
San Antonio Integrated School	11,837,000	832,000	12,669,000	261,000

Division of Nueva Ecija	464,522,000	57,782,000	522,304,000	33,198,000

Division Office - Proper	11,820,000		11,820,000
Aliaga National High School - Annex	5,868,000	688,000	6,556,000	155,000
Andres Bonifacio National High School	6,273,000	843,000	7,116,000	261,000
Azarcon Integrated School	1,289,000	431,000	1,720,000
Bagong Sikat Integrated School	857,000	463,000	1,320,000
Bagting National High School	1,286,000	455,000	1,741,000	170,000
Bakal II Integrated School	1,714,000	335,000	2,049,000
Baloy National High School (Paitan Sur High School - Baloy Annex)	4,162,000	452,000	4,614,000	166,000
Barangay Militar National High School	9,796,000	1,035,000	10,831,000	318,000
Bartolome R. Sangalang National High School Annex - Macatcatuit	5,873,000	584,000	6,457,000	252,000
Batitang National High School	10,000,000	964,000	10,964,000	305,000
Binbin Integrated School	860,000	335,000	1,195,000	155,000
Bongabon Senior High School				3,974,000
Bued-Luna High School	1,286,000	335,000	1,621,000
Bulac High School	7,424,000	655,000	8,079,000	283,000
Bunga Integrated School	3,773,000	552,000	4,325,000	185,000
Bunol Integrated School	1,286,000	341,000	1,627,000
Burgos National High School	7,596,000	673,000	8,269,000	159,000
Cabiao National High School Annex - Sta. Isabel	2,675,000	460,000	3,135,000	156,000
Cabiao Senior High School				5,077,000
Callos Integrated School	428,000	428,000	856,000
Cambitala National High School	4,584,000	422,000	5,006,000	155,000
Caridad Sur Integrated School		335,000	335,000
Carranglan National High School - Capintalan Annex	9,783,000	874,000	10,657,000	431,000
Cinense Integrated School	1,717,000	475,000	2,192,000
Concepcion Integrated School	1,286,000	360,000	1,646,000
Conversion Integrated School	3,037,000	425,000	3,462,000	208,000
Cuyapo National High School - Annex	3,885,000	506,000	4,391,000	160,000
Doña Juana Chioco National High School Annex - Agupalo Weste	7,582,000	695,000	8,277,000	292,000
Dr. A. Oliveros Integrated School	428,000	335,000	763,000
Emilia Belmonte Acosta National High School	6,772,000	983,000	7,755,000	488,000
Eng’r. J. & F. Vallarta Integrated School	428,000	335,000	763,000
Eusebio G. Asuncion Integrated School	1,286,000	335,000	1,621,000
F. Buencamino, Sr. Integrated School	6,897,000	997,000	7,894,000	303,000
Fronda Integrated School	428,000	335,000	763,000
G. Villegas Integrated School	428,000	335,000	763,000
Gabaldon Vocational Agricultural High School - Annex	15,652,000	1,292,000	16,944,000	526,000
Ganduz High School	10,195,000	735,000	10,930,000	254,000
Gen. Luna Integrated School	4,306,000	410,000	4,716,000	155,000
Gen. Mariano N. Llanera High School		335,000	335,000
General Tinio National High School (Pias Campus Annex)	8,819,000	781,000	9,600,000	367,000
Gregorio T. Crespo Memorial High School	5,162,000	620,000	5,782,000	239,000
Irenea Integrated School	428,000	335,000	763,000
Jaen National High School - Marawa Annex	7,566,000	1,076,000	8,642,000	159,000
Jaen National High School Annex - San Pablo	6,154,000	897,000	7,051,000	372,000
Lambakin High School (Putlod - San Jose National High School Annex)	15,364,000	1,229,000	16,593,000	552,000
Las Piñas Integrated School	860,000	463,000	1,323,000
Luis Gonzales Integrated School	1,714,000	354,000	2,068,000
Malacañang National High School	8,371,000	710,000	9,081,000	283,000
Maligaya National High School Annex - Doña Josefa	4,468,000	537,000	5,005,000	155,000
Mambangnan National High School	13,238,000	1,202,000	14,440,000	526,000
Marikit Integrated School	1,714,000	335,000	2,049,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	871
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Mataas Na Kahoy National High School	9,384,000	981,000	10,365,000	274,000
Maybubon Integrated School	857,000	335,000	1,192,000
Nagcancionan Integrated School		335,000	335,000
Nagpandayan High School Annex	4,959,000	658,000	5,617,000	287,000
Nagpandayan National High School	9,000,000	630,000	9,630,000	193,000
Nampicuan National High School (Recuerdo National High School Annex)	9,731,000	1,190,000	10,921,000	405,000
NEHS Senior High School				4,298,000
Pagtalunan High School		367,000	367,000
Paitan Sur National High School	9,414,000	888,000	10,302,000	326,000
Palale High School	857,000	380,000	1,237,000	156,000
Pantabangan National High School - Cadaclan Integrated School	6,937,000	632,000	7,569,000	183,000
Pantabangan West Integrated School		335,000	335,000
Pulo National High School	10,543,000	860,000	11,403,000	268,000
Puncan Integrated School		335,000	335,000
Quezon Integrated School	1,714,000	430,000	2,144,000
Recuerdo National High School	7,283,000	874,000	8,157,000	224,000
Restituto B. Peria High School Annex - San Carlos	8,043,000	635,000	8,678,000	232,000
Salagusog National High School	6,859,000	619,000	7,478,000	162,000
Salvacion 2nd Integrated School		335,000	335,000
San Alejandro Integrated School	1,286,000	347,000	1,633,000
San Andres High School	6,571,000	725,000	7,296,000	314,000
San Andres High School - Annex	8,387,000	825,000	9,212,000	243,000
San Andres I Integrated School	1,714,000	466,000	2,180,000
San Bernardino Integrated School	1,714,000	335,000	2,049,000
San Isidro National High School	10,423,000	1,062,000	11,485,000	436,000
San Juan Integrated School	2,142,000	422,000	2,564,000
San Leonardo National High School	6,501,000	719,000	7,220,000	365,000
San Pascual Integrated School	1,286,000	404,000	1,690,000
Santa Rosa Integrated School	2,999,000	682,000	3,681,000
Santor National High School	428,000	341,000	769,000
Simimbaan High School		335,000	335,000
St. Joseph National High School	857,000	382,000	1,239,000	155,000
Sta. Barbara Integrated School	3,642,000	564,000	4,206,000	155,000
Sta. Barbara National High School	12,760,000	1,028,000	13,788,000	312,000
Sta. Barbara National High School Annex - Panabingan	7,046,000	627,000	7,673,000	234,000
Sta. Maria National High School	12,933,000	1,039,000	13,972,000	232,000
Sto. Cristo Integrated School	428,000	335,000	763,000
Sto. Rosario National High School, Sto. Domingo	11,327,000	997,000	12,324,000	511,000
Tabacao High School	11,727,000	1,019,000	12,746,000	343,000
Tagumpay Integrated School	428,000	335,000	763,000
Tagumpay Nagaño High School	13,094,000	1,167,000	14,261,000	299,000
Talabutab National High School - E. L. Joson Annex	9,787,000	993,000	10,780,000	263,000
Talavera Senior High School				4,184,000
Talugtug National High School Annex - Saverona		577,000	577,000	160,000
Vaca Valley National High School Annex - San Felipe Integrated School	4,360,000	547,000	4,907,000	155,000
Vega National High School	9,423,000	850,000	10,273,000	588,000
Villaflores Integrated School		335,000	335,000
Virginia D. Dulay Integrated School	860,000	418,000	1,278,000

Division of Olongapo City	69,404,000	6,306,000	75,710,000	7,178,000

Division Office - Proper	1,443,000		1,443,000
Barretto Senior High School				1,024,000
City of Olongapo National High School - James L. Gordon Integrated School	11,243,000	1,067,000	12,310,000
Gordon Heights National High School - Sta. Rita High School	9,618,000	1,086,000	10,704,000
Iram High School (resettlement school)	9,270,000	795,000	10,065,000
Mabayuan Senior High School Stand-Alone 2				1,645,000
New Cabalan Senior High School				1,807,000
Old Cabalan High School	22,095,000	1,771,000	23,866,000
Sergia Soriano Esteban High School	12,538,000	1,143,000	13,681,000
Sergia Soriano Esteban High School II	3,197,000	444,000	3,641,000
Tapinac Senior High School				2,702,000

872	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Pampanga	489,923,000	50,594,000	540,517,000	15,733,000

Division Office - Proper	11,222,000		11,222,000
Ambrosio S. Simpao Educational and Trade Center of Learning (ASSET)	7,802,000	1,075,000	8,877,000	247,000
Ayala High School	13,582,000	1,290,000	14,872,000	785,000
Bacolor Municipal High School	9,081,000	945,000	10,026,000	187,000
Bancal Pugad Integrated School	3,500,000	397,000	3,897,000
Baruya National High School	15,923,000	860,000	16,783,000
Batang II Integrated School		335,000	335,000
Becuran National High School Annex (San Basilio High School)	11,011,000	1,135,000	12,146,000	391,000
Bulac National High School, Minalin	4,631,000	758,000	5,389,000	159,000
Calantipe High School	428,000	568,000	996,000
Camba National High School - Candating High School	7,943,000	748,000	8,691,000
Camias High School	3,738,000	376,000	4,114,000	157,000
Concepcion Integrated School (San Pedro National High School - Concepcion Integrated School)	18,829,000	978,000	19,807,000	378,000
Conrado C. Macapinlac, Sr. National High School	4,841,000	736,000	5,577,000
Dalayap National High School, Macabebe	5,951,000	473,000	6,424,000	160,000
Del Carmen National High School	13,054,000	987,000	14,041,000	323,000
Don Antonio Lee Chi Uan Integrated School	13,955,000	1,145,000	15,100,000	363,000
Gatiawin National High School	8,590,000	1,153,000	9,743,000
Gerry Rodriguez High School	10,566,000	938,000	11,504,000	511,000
Lanang High School	3,469,000	632,000	4,101,000
Macabebe High School	14,280,000	1,075,000	15,355,000	283,000
Malauli High School	5,885,000	664,000	6,549,000	162,000
Malusac National High School	4,087,000	675,000	4,762,000	197,000
Mangga High School	4,753,000	762,000	5,515,000
Mapaniqui National High School	10,216,000	1,269,000	11,485,000	336,000
Nabuclod Integrated School	1,714,000	419,000	2,133,000	155,000
Paralaya High School	16,626,000	1,276,000	17,902,000
Pasay City North High School - Basa Air Base Annex	8,426,000	517,000	8,943,000
Planas High School	11,000,000	1,092,000	12,092,000	195,000
Porac Model Community High School - Villa Maria High School	3,918,000	455,000	4,373,000	157,000
Prado Siongco High School	428,000	584,000	1,012,000
Pulong Gubat High School	1,815,000	449,000	2,264,000	157,000
Rodolfo V. Feliciano Memorial High School	13,201,000	1,235,000	14,436,000
Sagrada Familia Integrated School	12,433,000	1,104,000	13,537,000	425,000
Salapungan National High School - Annex Mandili	6,654,000	901,000	7,555,000	471,000
Sampaga High School	13,081,000	995,000	14,076,000	221,000
San Esteban National High School	8,884,000	682,000	9,566,000	159,000
San Esteban National High School-Consuelo		494,000	494,000	155,000
San Isidro National High School (San Jose Integrated)	5,566,000	644,000	6,210,000	155,000
San Isidro National High School, Bacolor	10,642,000	983,000	11,625,000	252,000
San Jose Gumi Integrated School	2,189,000	442,000	2,631,000
San Jose National High School	9,644,000	851,000	10,495,000	355,000
San Juan Baño High School	3,857,000	816,000	4,673,000
San Juan-San Luis National High School	9,991,000	962,000	10,953,000	237,000
San Luis National High School	24,092,000	2,104,000	26,196,000	1,557,000
San Nicolas Integrated School	4,606,000	495,000	5,101,000
San Roque Arbol High School	5,892,000	771,000	6,663,000	338,000
San Simon High School	21,779,000	1,872,000	23,651,000	982,000
Santiago National High School	1,286,000	496,000	1,782,000
Sapang Kawayan High School	4,699,000	535,000	5,234,000	158,000
Sapang Uwak High School		344,000	344,000	155,000
Sebitanan National High School	3,008,000	468,000	3,476,000	156,000
Senior High School in Apalit, Pampanga				1,163,000
Senior High School in Magalang, Pampanga				1,379,000
Sitio Mindanao Integrated School	1,286,000	335,000	1,621,000
Sta. Ana Central High School		335,000	335,000
Sta. Catalina High School	7,594,000	737,000	8,331,000	155,000
Sta. Monica High School	4,733,000	838,000	5,571,000	270,000
Sta. Teresa II Integrated School	4,090,000	512,000	4,602,000
Sto. Rosario National High School		616,000	616,000
Sto. Tomas National High School, Sto. Tomas	10,607,000	963,000	11,570,000	345,000
Sucad National High School, Apalit	11,682,000	980,000	12,662,000	409,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	873
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tagulod National High School	5,517,000	590,000	6,107,000	230,000
Telacsan National High School	13,318,000	847,000	14,165,000	380,000
Telesforo Natividad National High School	11,558,000	1,325,000	12,883,000	323,000
Wenceslao Village High School	6,770,000	556,000	7,326,000

Division of San Fernando City	238,397,000	21,656,000	260,053,000	6,762,000

Division Office - Proper	5,356,000		5,356,000
Archbishop Emilio Cinense Integrated School	3,028,000	482,000	3,510,000	155,000
Baliti Integrated School	9,630,000	829,000	10,459,000	283,000
Calulut Integrated School	8,403,000	994,000	9,397,000	528,000
City of San Fernando Tech-Voc Senior High School				328,000
City of San Fernando West Integrated School	8,774,000	621,000	9,395,000	157,000
Del Carmen Integrated School	3,941,000	639,000	4,580,000	241,000
Del Rosario Integrated School		410,000	410,000
Dolores Integrated School		439,000	439,000
Dolores Stand-Alone Senior High School				494,000
Information and Communication Technology (ICT) High School	11,672,000	933,000	12,605,000	463,000
Lara Integrated School	6,760,000	636,000	7,396,000
Magliman Integrated School	5,428,000	581,000	6,009,000	157,000
Maimpis Integrated School	10,200,000	829,000	11,029,000	255,000
Malino Integrated School	2,159,000	507,000	2,666,000
Malpitic Integrated School	3,446,000	593,000	4,039,000
Northville High School	33,765,000	2,394,000	36,159,000	1,285,000
Nuestra Señora del Pilar Integrated School	22,887,000	1,206,000	24,093,000	639,000
Pandaras Integrated School	1,295,000	344,000	1,639,000	155,000
Panipuan High School	17,098,000	1,109,000	18,207,000	490,000
Pulungbulu Integrated School	3,023,000	447,000	3,470,000
Saguin Integrated School	7,511,000	661,000	8,172,000
San Agustin Integrated School	3,594,000	528,000	4,122,000
San Isidro Integrated School	18,952,000	1,484,000	20,436,000
San Jose Panlumacan Integrated School	3,885,000	595,000	4,480,000
San Nicolas Integrated School	11,345,000	861,000	12,206,000
San Pablo Integrated School	3,024,000	538,000	3,562,000
San Pedro Integrated School		374,000	374,000
St. Vincent of Quebiawan Integrated School	12,103,000	831,000	12,934,000	314,000
Sta. Lucia Integrated School	9,365,000	1,014,000	10,379,000	405,000
Telabastagan Integrated School	11,753,000	777,000	12,530,000	413,000

Division of San Jose City	81,928,000	8,935,000	90,863,000	3,186,000

Division Office - Proper	2,018,000		2,018,000
Bagong Sikat Integrated School		464,000	464,000
Caanawan National High School (Constancio Padilla National High School - Caanawan Annex)	20,885,000	1,984,000	22,869,000	957,000
Kita-Kita High School	8,529,000	914,000	9,443,000	266,000
Porais National High School	15,867,000	1,307,000	17,174,000	498,000
San Agustin Integrated School	2,999,000	835,000	3,834,000	274,000
Sto. Niño 3rd National High School	15,458,000	1,568,000	17,026,000	588,000
Tayabo High School	5,713,000	843,000	6,556,000	254,000
Tondod National High School	10,459,000	1,020,000	11,479,000	349,000

Division of San Jose del Monte City	246,391,000	23,769,000	270,160,000	5,510,000

Division Office - Proper	6,346,000		6,346,000
Bagong Buhay A Integrated School		335,000	335,000
Bagong Buhay B Integrated School		830,000	830,000
Bagong Buhay F Integrated School		335,000	335,000
Citrus National High School (Citrus High School)	36,093,000	2,601,000	38,694,000	386,000
City of San Jose del Monte National Science High School	6,147,000	903,000	7,050,000	716,000
Kakawate High School	22,898,000	1,985,000	24,883,000	968,000
Kaypian National High School	30,200,000	2,883,000	33,083,000	1,295,000
Marangal National High School	36,913,000	3,179,000	40,092,000	739,000
Mulawin National High School	4,796,000	899,000	5,695,000	160,000
Muzon Harmony Hills High School	42,487,000	3,112,000	45,599,000	160,000
San Isidro National High School		367,000	367,000
San Jose del Monte Heights High School	15,775,000	2,126,000	17,901,000
San Manuel National High School	3,428,000	824,000	4,252,000

874	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Rafael National High School	7,525,000	968,000	8,493,000	158,000
Sto. Cristo National High School (Sto. Cristo High School)	33,783,000	2,422,000	36,205,000	928,000

Division of Tarlac	421,742,000	47,954,000	469,696,000	16,732,000

Division Office - Proper	9,754,000		9,754,000
Amacalan Integrated School		390,000	390,000
Anastacio G. Yumul High School	21,243,000	1,626,000	22,869,000	739,000
Aranguren Integrated School	15,083,000	1,134,000	16,217,000	455,000
Balayang High School	7,645,000	847,000	8,492,000	301,000
Bamban National High School	9,600,000	1,100,000	10,700,000	494,000
Baquero Norte Integrated School	1,286,000	459,000	1,745,000
Birbira High School	15,707,000	1,178,000	16,885,000	672,000
Buenavista National High School	11,439,000	1,004,000	12,443,000	369,000
Buenlag National High School	8,137,000	711,000	8,848,000	188,000
Bueno Integrated School	1,286,000	373,000	1,659,000
Burgos Integrated School		335,000	335,000
Caanamongan National High School	7,113,000	646,000	7,759,000	203,000
Calawitan High School (resettlement school) - Calangitan High School (resettlement school)	6,838,000	617,000	7,455,000	243,000
Calayaan Integrated School	428,000	335,000	763,000
Calipayan National High School		634,000	634,000	206,000
Camiling Science High School		335,000	335,000
Carabaoan-Caocaoayan National High School	1,411,000	498,000	1,909,000	158,000
Cardona National High School	7,395,000	683,000	8,078,000	305,000
Comillas National High School	14,376,000	1,046,000	15,422,000	389,000
Demetrio F. Nagtalon Integrated School	857,000	335,000	1,192,000
Don Casimiro G. Tanedo Integrated School	5,591,000	616,000	6,207,000	179,000
Dueg High School (resettlement school)	3,800,000	519,000	4,319,000	155,000
Estipona National High School - Annex	7,552,000	1,098,000	8,650,000	434,000
Estrella Aquino National High School		577,000	577,000	261,000
Gerona Western National High School	10,442,000	810,000	11,252,000	372,000
Jose V. Yap National High School	41,870,000	4,015,000	45,885,000	2,368,000
Labney Integrated School	857,000	361,000	1,218,000
Maamot Integrated School		523,000	523,000
Magao High School		335,000	335,000
Mainang High School		335,000	335,000
Malacampa National High School	25,518,000	2,082,000	27,600,000	2,251,000
Malasa Integrated School		335,000	335,000
Maungib National High School	7,406,000	761,000	8,167,000	159,000
Mayantoc Technical-Vocational High School	8,062,000	1,021,000	9,083,000	392,000
Nambalan Integrated School	1,286,000	375,000	1,661,000
O’Donnel High School - Annex	5,367,000	767,000	6,134,000	261,000
Pacpaco Integrated School	1,286,000	500,000	1,786,000
Pilpila National High School	4,724,000	540,000	5,264,000	160,000
Pitombayog National High School	12,741,000	1,104,000	13,845,000	411,000
Quezon National High School	6,437,000	607,000	7,044,000	160,000
Sacata National High School	9,401,000	833,000	10,234,000	330,000
San Juan de Valdez Integrated School	8,851,000	871,000	9,722,000	243,000
San Agustin Integrated School, Gerona	428,000	335,000	763,000
San Agustin Integrated School, San Manuel	2,999,000	641,000	3,640,000
San Bartolome National High School	9,681,000	651,000	10,332,000	175,000
San Clemente Integrated School	857,000	781,000	1,638,000
San Jose National High School	8,045,000	621,000	8,666,000	232,000
San Juan Integrated School		335,000	335,000
San Manuel National High School	9,385,000	1,153,000	10,538,000	692,000
Santa Ignacia National High School		335,000	335,000
Santiago Integrated School	857,000	335,000	1,192,000
Sapang National High School	13,985,000	1,019,000	15,004,000	384,000
Sta. Ines National High School	6,971,000	734,000	7,705,000	188,000
Sta. Lucia National High School	14,614,000	1,131,000	15,745,000	548,000
Sta. Monica Integrated School	428,000	335,000	763,000
Sta. Rosa Integrated School	8,548,000	729,000	9,277,000	221,000
Surgui Integrated School	857,000	335,000	1,192,000
Timmaguab Integrated School		335,000	335,000
Toledo Integrated School		335,000	335,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	875
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Vargas National High School	8,878,000	736,000	9,614,000	303,000
Ventinilla High School	10,265,000	1,202,000	11,467,000	471,000
Victoria National High School - Annex	7,903,000	844,000	8,747,000	160,000
Villa Aglipay National High School - Iba High School	9,087,000	966,000	10,053,000	340,000
Villa Aglipay National High School - Moriones High School	7,165,000	795,000	7,960,000	160,000

Division of Tarlac City	148,373,000	13,466,000	161,839,000	4,233,000

Division Office - Proper	3,127,000		3,127,000
Armenia Integrated School	7,089,000	742,000	7,831,000	259,000
Balanti High School	1,714,000	386,000	2,100,000	160,000
Balibago Primero Integrated School	12,532,000	1,057,000	13,589,000	413,000
Baras Baras High School	15,554,000	1,273,000	16,827,000	444,000
Batangbatang Integrated School	3,653,000	475,000	4,128,000
Burot Integrated School	8,735,000	830,000	9,565,000	241,000
Central Azucarera De Tarlac National High School Annex		493,000	493,000
Matatalaib High School	16,074,000	1,413,000	17,487,000	434,000
Sapang Maragul Integrated School		386,000	386,000
Sinait Integrated School		335,000	335,000
Sto. Cristo Integrated School	38,059,000	3,215,000	41,274,000	781,000
Tibag High School	41,836,000	2,861,000	44,697,000	1,501,000

Division of Zambales	223,737,000	33,970,000	257,707,000	6,185,000

Division Office - Proper	6,303,000		6,303,000
Acoje National High School	6,274,000	408,000	6,682,000	155,000
Agusuhin High School	4,911,000	483,000	5,394,000	157,000
Angel C. Manglicmot Integrated School	9,040,000	697,000	9,737,000	155,000
Babuyan Integrated School	857,000	335,000	1,192,000	158,000
Bamban National High School	5,208,000	922,000	6,130,000	158,000
Bancal Integrated School	857,000	733,000	1,590,000	160,000
Bangan-Capayawan Integrated School	1,289,000	343,000	1,632,000
Bani National High School Coto Annex	3,590,000	434,000	4,024,000	156,000
Baquilan High School (resettlement school)	8,727,000	783,000	9,510,000	347,000
Batiawan-I Integrated School		376,000	376,000	155,000
Beneg National High School	5,709,000	466,000	6,175,000	155,000
Botolan North Integrated School	857,000	403,000	1,260,000
Bucao Integrated School	857,000	348,000	1,205,000
Buhawen High School	5,485,000	527,000	6,012,000	158,000
Cabatuan Integrated School		335,000	335,000
Cabitaugan Integrated School	3,672,000	373,000	4,045,000
Calapandayan Integrated School	1,714,000	854,000	2,568,000
Carael Integrated School	857,000	335,000	1,192,000
Cawag High School (resettlement school)	9,004,000	551,000	9,555,000	155,000
Cawag Resettlement Annex III - Kinabuksan High School	857,000	335,000	1,192,000	155,000
Collat Integrated School	428,000	462,000	890,000
Consuelo Integrated School	428,000	335,000	763,000
Dojoc Balite Integrated School	1,286,000	335,000	1,621,000	155,000
Don Brigido Miraflor Integrated School	4,780,000	835,000	5,615,000	334,000
Gov. Manuel Barreto National High School Annex II - Don Getulio F. Arendaeng High School	3,704,000	637,000	4,341,000
Hanjin Integrated School	4,409,000	637,000	5,046,000
Ilwas Integrated School (Josephine Khonghun Special Education Center)	6,877,000	523,000	7,400,000
Judd Hendricks Memorial Aeta Integrated School	428,000	335,000	763,000
Lakas High School	3,294,000	402,000	3,696,000	157,000
Laoag Integrated School	2,999,000	495,000	3,494,000
Longos Integrated School	860,000	476,000	1,336,000
Loob Bunga High School (resettlement school)	11,191,000	915,000	12,106,000	254,000
Looc Integrated School	1,714,000	377,000	2,091,000
Maguisguis Integrated School	428,000	335,000	763,000	155,000
Mambog Integrated School	1,286,000	344,000	1,630,000
Nacolcol Integrated School	857,000	335,000	1,192,000
Nagyantok High School	7,540,000	765,000	8,305,000	290,000
Namatacan National High School	3,833,000	517,000	4,350,000	155,000
Naugsol Integrated School	5,346,000	527,000	5,873,000	159,000
Paite-Balincaguing National High School	4,275,000	629,000	4,904,000	157,000

876	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Pamatawan Integrated School	3,743,000	460,000	4,203,000
Poonbato Ingtegrated School	428,000	335,000	763,000
Porac Integrated School	857,000	335,000	1,192,000
Pundakit High School	1,726,000	433,000	2,159,000	155,000
Sagpat High School	3,769,000	500,000	4,269,000	157,000
San Agustin Integrated School	6,018,000	705,000	6,723,000
San Fernando High School		422,000	422,000
San Isidro Integrated School	428,000	335,000	763,000
San Juan Integrated School	428,000	435,000	863,000	155,000
San Marcelino High School	4,253,000	473,000	4,726,000	158,000
San Rafael High School	4,696,000	556,000	5,252,000	276,000
San Salvador High School	6,994,000	583,000	7,577,000	195,000
Santiago Integrated School	1,286,000	335,000	1,621,000
Sta. Barbara Integrated School	857,000	406,000	1,263,000
Sta. Cruz High School - Don Marcelo C. Marty High School		1,091,000	1,091,000	168,000
Sta. Fe National High School	5,855,000	458,000	6,313,000	155,000
Sto. Tomas National High School	9,170,000	798,000	9,968,000	155,000
Sto. Rosario Integrated School	18,502,000	1,236,000	19,738,000	160,000
Subic National High School Annex III - Batiawan Annex Integrated School	4,430,000	387,000	4,817,000
Subic National High School Annex IV - San Isidro High School		806,000	806,000	411,000
Subic National High School Annex V - Iiwas High School		880,000	880,000
Subic National High School Annex VI - Sacatihan High School		335,000	335,000
Uacon Integrated School	6,981,000	739,000	7,720,000
Ubat Integrated School	428,000	335,000	763,000
Villar Integrated School	857,000	335,000	1,192,000

Region IVA - CALABARZON	3,352,046,000	414,040,000	3,766,086,000	294,372,000

Division of Antipolo City	189,997,000	15,632,000	205,629,000	12,006,000

Division Office - Proper	4,020,000		4,020,000
Antipolo City National Science and Technology High School	6,320,000	751,000	7,071,000	292,000
Antipolo City Senior High School				6,384,000
Apia Integrated School	428,000	417,000	845,000
Binayoyo Integrated School	1,295,000	401,000	1,696,000
Calawis National High School	11,588,000	853,000	12,441,000	398,000
Canumay National High School	3,566,000	472,000	4,038,000	159,000
Dalig National High School	35,011,000	2,726,000	37,737,000	1,123,000
Dela Paz National High School	55,623,000	4,033,000	59,656,000	1,146,000
Kaysakat National High School	9,357,000	884,000	10,241,000	283,000
Muntidilaw National High School	18,597,000	1,474,000	20,071,000	716,000
Old Boso-Boso National High School	15,339,000	1,285,000	16,624,000	455,000
Rizza National High School	13,712,000	1,224,000	14,936,000	351,000
San Juan National High School	15,141,000	1,112,000	16,253,000	699,000

Division of Bacoor City	121,488,000	17,275,000	138,763,000	11,242,000

Division Office - Proper	3,987,000		3,987,000
Bacoor National High School - Gawaran Annex	14,431,000	1,826,000	16,257,000
Bacoor National High School - Villa Maria Annex		1,671,000	1,671,000
City of Bacoor National High School - Georgetown	14,699,000	2,270,000	16,969,000
City of Bacoor National High School - San Nicolas	20,339,000	2,438,000	22,777,000
City of Bacoor National High School - Springville	16,927,000	1,937,000	18,864,000
City of Bacoor National High School- Salinas	12,545,000	1,640,000	14,185,000
Mariano Gomes National High School	33,378,000	4,576,000	37,954,000
Responsible Village Leaders Learning Academy (REVILLA) High School	5,182,000	917,000	6,099,000
Senior High School in Progressive, Bacoor City				1,402,000
Senior High School in San Nicholas III, Bacoor City				6,114,000
Senior High School within Bacoor Elementary School				1,363,000
Senior High School within Sineguelasan Elementary School				1,013,000
Senior High School-Dulong Bayan				1,350,000

Division of Batangas	639,324,000	66,328,000	705,652,000	76,215,000

Division Office - Proper	14,484,000		14,484,000
Agoncillo National High School	12,363,000	1,181,000	13,544,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	877
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Agoncillo Senior High School				1,736,000
Alitagtag Senior High School				1,394,000
Alupay Integrated National High School	13,296,000	1,096,000	14,392,000	942,000
Ananias C. Hernandez Memorial National High School	10,626,000	825,000	11,451,000
Angeles Luistro Integrated Senior High School	3,178,000	436,000	3,614,000	157,000
Apacay Integrated School	-	335,000	335,000
Aplaya National High School	5,756,000	631,000	6,387,000
Apolinario Mabini National High School	3,315,000	427,000	3,742,000
As-Is Integrated School	860,000	349,000	1,209,000
Balakilong Integrated School	1,302,000	711,000	2,013,000
Balayan Senior High School				6,567,000
Balaytigue National High School	11,433,000	932,000	12,365,000
Balibago-Biga National High School	9,475,000	871,000	10,346,000
Banyaga National High School	13,133,000	1,164,000	14,297,000
Basilio S. Marasigan Memorial National High School	1,286,000	360,000	1,646,000
Batangas High School for Culture and Arts	3,780,000	454,000	4,234,000	156,000
Batangas Province Science High School	3,888,000	435,000	4,323,000
Bayanan National High School	8,598,000	798,000	9,396,000
Bayawang Integated School	441,000	335,000	776,000
Bigain Integrated School	8,026,000	675,000	8,701,000	160,000
Bilogo Integrated National High School	12,079,000	881,000	12,960,000	278,000
Bolbok National High School	8,632,000	887,000	9,519,000
Bugaan Integrated School	2,159,000	804,000	2,963,000
Bukal Integrated National High School	13,037,000	1,081,000	14,118,000	214,000
Bulihan Integrated Senior High School	11,187,000	808,000	11,995,000	378,000
Bunducan National High School	6,841,000	608,000	7,449,000
Cahil National High School	10,062,000	822,000	10,884,000
Calaca Senior High School				5,869,000
Calantas National High School	4,310,000	468,000	4,778,000
Calantas Senior High School				390,000
Calatagan Senior High School				3,167,000
Calubcub I Senior High School				1,026,000
Canda Integrated School		335,000	335,000
Catandaan Yabut National High School	7,319,000	719,000	8,038,000
Cubamba Integrated School	857,000	416,000	1,273,000
Cuenca National High School	16,690,000	1,722,000	18,412,000
Cuenca Senior High School				2,331,000
Dionisio P. Vito National High School	6,741,000	648,000	7,389,000
Don Julio Leviste Memorial National High School	6,104,000	704,000	6,808,000
Doña Maria Laurel Platon School of Agriculture	17,268,000	1,777,000	19,045,000
Dr. Bonifacio A. Masilungan National High School	9,142,000	935,000	10,077,000	515,000
Emilia L. Malabanan Integrated School	866,000	418,000	1,284,000
Francisco G. Perez Memorial National High School	9,058,000	742,000	9,800,000
Ilat National High School	8,918,000	773,000	9,691,000
Inicluban National High School	7,433,000	632,000	8,065,000
Itlugan National High School	11,355,000	876,000	12,231,000	627,000
Jaybanga Integrated National High School	6,373,000	801,000	7,174,000	276,000
Kaylaway National High School	16,118,000	1,224,000	17,342,000
Lemery Senior High School				7,279,000
Lian Senior High School				1,838,000
Libato National High School	857,000	341,000	1,198,000
Lipahan National High School	10,333,000	966,000	11,299,000
Lobo Senior High School				2,431,000
Lucban National High School	12,884,000	1,009,000	13,893,000
Lucsuhin Integrated School	860,000	374,000	1,234,000
Lumangbayan Integrated National High School	2,168,000	538,000	2,706,000	168,000
Lumbang na Matanda National High School	6,797,000	666,000	7,463,000
Luta Sur National High School		507,000	507,000
Luya Integrated School	860,000	495,000	1,355,000
Mabalor - Catandala Integrated School	1,295,000	349,000	1,644,000
Mabini National High School	6,769,000	642,000	7,411,000
Macalamcam-B National High School	7,062,000	610,000	7,672,000
Mahanadiong National High School	3,477,000	760,000	4,237,000
Mainaga-San Francisco Integrated School		335,000	335,000
Malabrigo National High School	9,594,000	852,000	10,446,000

878	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Malaking Pook National High School	8,524,000	688,000	9,212,000
Malapad na Bato National High School	7,689,000	637,000	8,326,000
Malapad na Parang National High School	7,374,000	808,000	8,182,000
Malvar Senior High School				4,433,000
Marcos Espejo Integrated School	860,000	384,000	1,244,000
Maria Paz Fronda National High School	7,173,000	652,000	7,825,000
Mataasnakahoy Senior High School				1,785,000
Matabungkay National High School	16,832,000	1,412,000	18,244,000
Mavalor Integrated School	431,000	335,000	766,000
Maximo T. Hernandez Memorial Integrated High School	10,446,000	948,000	11,394,000	455,000
Mayuro National High School	12,645,000	968,000	13,613,000
Mayuro Senior High School				513,000
Nagsaulay Integrated National High School	10,030,000	848,000	10,878,000	247,000
Nasugbu East Senior High School				3,056,000
Pacita Ramos Mendoza Memorial National High School	3,782,000	430,000	4,212,000
Palakpak Integrated National High School	6,684,000	506,000	7,190,000	158,000
Pantalan Senior High School				5,249,000
Papaya National High School	7,239,000	806,000	8,045,000
Pinagbayanan Integrated National High School	10,343,000	1,158,000	11,501,000	621,000
Pinagsibaan Integrated School	437,000	335,000	772,000
Placido T. Amo Senior High School				2,579,000
Primitivo Kalaw Senior High School				841,000
Procopio Mailig Memorial Integrated School	2,159,000	603,000	2,762,000
Pulangbato National High School	857,000	339,000	1,196,000
Puting Kahoy National High School	2,225,000	387,000	2,612,000
Rosario Technical High School	13,628,000	1,099,000	14,727,000
Sampa-Pacifico Integrated School	1,295,000	664,000	1,959,000	155,000
Sampiro Integrated Senior High School	6,829,000	685,000	7,514,000	201,000
San Vicente Manalupang National High School	7,167,000	513,000	7,680,000
San Agustin Integrated School	2,602,000	712,000	3,314,000
San Gregorio Integrated School	428,000	407,000	835,000
San Isidro National High School	6,143,000	1,068,000	7,211,000
San Isidro National High School, Malvar	11,309,000	607,000	11,916,000
San Juan Senior High School				1,740,000
San Luis Senior High School				735,000
San Nicolas Integrated High School	11,385,000	1,515,000	12,900,000	814,000
San Pascual Senior High School 1				2,888,000
San Pascual Senior High School 2				602,000
San Piro National High School	15,732,000	1,082,000	16,814,000
Santiago National High School	12,454,000	1,191,000	13,645,000
Taal Senior High School				2,643,000
Tala Senior High School				752,000
Talisay Senior High School				2,048,000
Tambo Integrated School		335,000	335,000
Taysan Senior High School				1,728,000
The Saint Isidore National High School	8,328,000	675,000	9,003,000
Tilambo National High School	8,603,000	804,000	9,407,000
Timbugan National High School	8,152,000	666,000	8,818,000
Tingloy Senior High School				1,033,000
Tulos National High School	8,103,000	575,000	8,678,000
Tumalim National High School	11,306,000	943,000	12,249,000
Tuy National High School	9,385,000	1,003,000	10,388,000
Tuy Senior High School				3,040,000

Division of Batangas City	92,228,000	8,558,000	100,786,000	9,401,000

Division Office - Proper	2,169,000		2,169,000
Alangilan Senior High School				4,248,000
Batangas City High School for the Arts	1,348,000	480,000	1,828,000
Batangas City South Senior High School				619,000
Conde Labac Integrated School	11,919,000	1,004,000	12,923,000	663,000
Gulod Senior High School				1,732,000
Haligue Silangan National High School	431,000	335,000	766,000
Mahabang Dahilig Senior High School - Stand-Alone				1,113,000
Malitam National High School	3,530,000	619,000	4,149,000
San Agapito Integrated High School	5,052,000	442,000	5,494,000	158,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	879
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Agustin Integrated School	6,769,000	610,000	7,379,000	239,000
San Antonio National High School	4,098,000	419,000	4,517,000
Sta. Rita National High School	22,776,000	1,835,000	24,611,000
Talahib Pandayan National High School	7,400,000	636,000	8,036,000
Talumpok Integrated School	8,970,000	742,000	9,712,000	266,000
Tinga Sorosoro Integrated School	17,766,000	1,436,000	19,202,000	363,000

Division of Biñan City	171,000	5,856,000	6,027,000	3,935,000

Division Office - Proper	171,000		171,000
Biñan City Science and Technology High School		400,000	400,000
Biñan City Senior High School - San Antonio Campus				2,024,000
Biñan Senior High School Sto. Tomas Campus				536,000
Biñan Senior High School Timbao Campus				584,000
Dela Paz National High School		1,556,000	1,556,000
Mamplasan National High School - Jacobo Annex		981,000	981,000
Southville 5-A Integrated National High School		2,919,000	2,919,000	791,000

Division of Cabuyao City	10,815,000	1,882,000	12,697,000	3,041,000

Division Office - Proper	624,000		624,000
Casile Integrated National High School	1,837,000	467,000	2,304,000	172,000
Mamatid Senior High School				1,511,000
Marinig National High School	8,354,000	1,080,000	9,434,000
Pittland Integrated School		335,000	335,000
Pulo Senior High School				1,358,000

Division of Calamba City	87,774,000	8,749,000	96,523,000	3,247,000

Division Office - Proper	2,214,000		2,214,000
Bubuyan Integrated School	6,433,000	687,000	7,120,000	280,000
Bunggo National High School	9,277,000	764,000	10,041,000	347,000
Buntog National High School	4,410,000	432,000	4,842,000
Calamba City School for the Arts	2,619,000	536,000	3,155,000	157,000
Calamba City Science Integrated School	7,237,000	863,000	8,100,000	1,079,000
Canlubang Integrated School	7,359,000	493,000	7,852,000	157,000
Integrated School of Lawa	15,080,000	1,272,000	16,352,000	590,000
Mabato National High School	10,662,000	615,000	11,277,000
Majada In Integrated School	17,822,000	1,467,000	19,289,000	637,000
San Cristobal National High School	4,661,000	1,620,000	6,281,000

Division of Cavite	152,352,000	27,148,000	179,500,000	15,267,000

Division Office - Proper	7,676,000		7,676,000
Angelo L. Loyola Senior High School				5,382,000
Anuling Integrated High School	6,008,000	800,000	6,808,000	241,000
Banaba Cerca Integrated School	2,184,000	546,000	2,730,000
Bucal National High School - Sta. Mercedes Annex		390,000	390,000
Buck Estate National High School	6,601,000	621,000	7,222,000
Caluangan National High School	8,325,000	863,000	9,188,000
Centro De Naic National High School	8,306,000	1,904,000	10,210,000
Ciudad Nuevo De Naic National High School	12,858,000	2,363,000	15,221,000
Emilia Ambalada Poblete Integrated High School	29,091,000	2,753,000	31,844,000	1,103,000
Escuela Secondaria Señor de Salinas				918,000
Eugenio Cabezas National High School	6,169,000	1,625,000	7,794,000
Fiscal Mundo National High School	4,323,000	1,106,000	5,429,000
General Mariano Alvarez National High School	1,726,000	839,000	2,565,000
Halang Banaybanay Integrated School	7,804,000	827,000	8,631,000	228,000
Indang National High School	860,000	3,078,000	3,938,000	2,169,000
Kaysuyo National High School	4,212,000	451,000	4,663,000
Mendez-Nuñez National High School	3,454,000	798,000	4,252,000
Naic Senior High School Stand-Alone				328,000
Noveleta Senior High School				633,000
Palocpoc National High School	6,624,000	683,000	7,307,000
Pangil National High School	6,425,000	716,000	7,141,000
Pedro Alegre Aure Senior High School				748,000
Pueblo del Mar National High School	953,000	640,000	1,593,000
Pulo Ni Sara Integrated School	6,695,000	730,000	7,425,000	193,000
Tagaytay City Integrated School	4,790,000	841,000	5,631,000

880	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Talon Integrated School	7,382,000	841,000	8,223,000	166,000
Tanza National Trade School Annex		1,402,000	1,402,000
Taywanak National High School	3,455,000	458,000	3,913,000
Trece Martires City Senior High School				3,158,000
Trece Martirez City National High School (Cochu Annex)		1,205,000	1,205,000
Ulat Integrated School	6,431,000	668,000	7,099,000

Division of Dasmariñas City	175,638,000	13,808,000	189,446,000	10,132,000

Division Office - Proper	4,532,000		4,532,000
Dr. Jose P. Rizal Senior High School				2,519,000
Edilberto S. Legaspi Integrated High School	2,213,000	970,000	3,183,000
Francisco E. Barzaga Integrated High School	58,876,000	3,639,000	62,515,000	1,451,000
Langkaan II National High School - Congressional National High School Annex	36,855,000	2,516,000	39,371,000
New Era Senior High School				627,000
Paliparan II Integrated High School	70,147,000	3,817,000	73,964,000	1,258,000
Paliparan III Senior High School				4,277,000
Salawag National High School	3,015,000	2,866,000	5,881,000

Division of General Trias City	131,912,000	12,341,000	144,253,000	8,307,000

Division Office - Proper	3,560,000		3,560,000
Andres A. Nocon National High School	20,853,000	1,634,000	22,487,000
Governor Ferrer National High School - Biclatan Annex	7,656,000	2,308,000	9,964,000
Governor Luis A. Ferrer, Jr. East National High School	39,560,000	3,533,000	43,093,000
Luis Y. Ferrer, Jr. North National High School	33,357,000	2,501,000	35,858,000
Luis Y. Ferrer, Jr. Senior High School				8,307,000
Luis Y. Ferrer, Jr. West National High School	26,926,000	2,365,000	29,291,000

Division of Imus City	66,330,000	12,118,000	78,448,000	10,735,000

Division Office - Proper	2,345,000		2,345,000
Gen. Flaviano Yengko Senior High School (Senior High School in Pasong Buaya)				2,664,000
Gen. Juan Castañeda Senior High School (Senior High School in Anabu)				1,668,000
Gen. Pantaleon Garcia Senior High School (Senior High School in Pedro Reyes)				3,571,000
Gen. Tomas Mascardo National High School	25,482,000	5,440,000	30,922,000
General Licerio Topacio National High School	25,169,000	3,151,000	28,320,000
Gov. D. M. Camerino Integrated School	5,572,000	1,723,000	7,295,000
Gov. Juanito Reyes Remulla Senior High School (Senior High School in Toclong)				2,832,000
Hipolito Saquilayan National High School	7,762,000	1,804,000	9,566,000

Division of Laguna	260,751,000	37,352,000	298,103,000	30,873,000

Division Office - Proper	6,650,000		6,650,000
B.N. Calara Integrated National High School	2,159,000	721,000	2,880,000	581,000
Banca-Banca Integrated National High School	9,842,000	1,004,000	10,846,000	287,000
Barangay Longos Senior High School				626,000
Bitin Integrated National High School	16,198,000	1,388,000	17,586,000	446,000
Buenaventura E. Fundialan Memorial Integrated National High School	4,497,000	744,000	5,241,000	384,000
Buenavista Integrated National High School	32,939,000	1,779,000	34,718,000	411,000
Bukal National High School, Cavinti	6,097,000	685,000	6,782,000
Calangay Integrated High School		406,000	406,000	155,000
Calminue Integrated National High School		473,000	473,000	158,000
Cavinti Integrated National High School	17,669,000	1,532,000	19,201,000	1,059,000
Dambo National High School	3,720,000	509,000	4,229,000
Dayap National High School (Mabacan Annex)		596,000	596,000
Dayap National Integrated High School		1,986,000	1,986,000	2,236,000
Galalan Integrated National High School		442,000	442,000	156,000
Gaudencio Octavio Integrated High School	2,159,000	520,000	2,679,000	158,000
Gov. Felicisimo T. San Luis Integrated Senior High School	34,503,000	2,083,000	36,586,000	814,000
Gov. Felicisimo T. San Luis National Agro-Industrial Integrated High School	11,272,000	1,084,000	12,356,000	506,000
Ibayiw Integrated National High School	17,670,000	1,405,000	19,075,000	535,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	881
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
J. Santiago Integrated High School		585,000	585,000	280,000
Laguna Science Integrated High School		515,000	515,000	334,000
Laguna Senior High School				6,386,000
Liliw Senior High School				1,305,000
Los Baños - Bayog Senior High School Stand-Alone				821,000
Los Baños Bambang Senior High School Stand-Alone				547,000
Los Baños Integrated School (LBCHS Annex)		1,327,000	1,327,000
Los Baños Lalakay Senior High School Stand-Alone				748,000
Los Baños Senior High School Stand-Alone				1,418,000
Lowland Integrated National High School		625,000	625,000	222,000
Luis C. Obial Senior High School				764,000
Luisiana Integrated National High School	1,724,000	767,000	2,491,000	431,000
Lumban Senior High School				816,000
Magdalena Integrated National High School		1,958,000	1,958,000	936,000
Masapang Integrated National High School	15,585,000	1,339,000	16,924,000	606,000
Masico National High School	12,866,000	1,151,000	14,017,000
Matalatala Integrated National High School		881,000	881,000	193,000
Nagcarlan Senior High School				361,000
Nanhaya National High School		777,000	777,000
Paagahan Integrated National High School	16,593,000	1,070,000	17,663,000	259,000
Pagsanjan Stand-Alone Senior High School				499,000
Pakil Senior High School (Stand-Alone Senior High School No. 2 Pakil)				430,000
Pila Senior High School				1,267,000
Poten & Eliseo M. Quesada Memorial National High School - Papatahan Annex		460,000	460,000
San Antonio Integrated National High School	2,654,000	877,000	3,531,000	323,000
San Benito National High School	866,000	423,000	1,289,000
San Buenaventura Integrated National High School - Main	7,623,000	686,000	8,309,000	158,000
San Roque National High School	8,457,000	944,000	9,401,000
Santa Cruz Integrated National High School	3,881,000	853,000	4,734,000	781,000
Sta. Catalina National High School Extension (Bakia-Botocan)		426,000	426,000
Stand-Alone Senior High School No. 21 Papatahan				328,000
Sto. Tomas Integrated High School	431,000	1,394,000	1,825,000	820,000
Suba National High School	11,261,000	844,000	12,105,000
Suba National High School (Gagalot Annex)		502,000	502,000
Tuntungin-Putho Integrated National High School	5,125,000	741,000	5,866,000	427,000
Upland Integrated National High School	8,310,000	850,000	9,160,000	307,000
Victoria Senior High School				594,000

Division of Lipa City	48,591,000	18,677,000	67,268,000	4,963,000

Division Office - Proper	2,139,000		2,139,000
Anilao Integrated National High School	13,681,000	1,108,000	14,789,000
Cumba-Quezon Integrated School	860,000	398,000	1,258,000
Gaudencio B. Lontok Memorial Integrated School	3,930,000	1,771,000	5,701,000
Lipa City Science Integrated National High School	7,050,000	733,000	7,783,000	316,000
Lipa City Senior High School				4,319,000
Lipa City Sports Academy				328,000
Pangao Integrated School	2,146,000	670,000	2,816,000
Plaridel National High School	3,507,000	745,000	4,252,000
Rizal Integrated National High School	8,370,000	711,000	9,081,000
San Jose Integrated School	1,757,000	843,000	2,600,000
Sen. Claro M. Recto Memorial Integrated School	5,151,000	11,363,000	16,514,000
Tangway Integrated School		335,000	335,000

Division of Lucena City	7,643,000	3,968,000	11,611,000	760,000

Division Office - Proper	281,000		281,000
Ibabang Talim Integrated High School	4,744,000	744,000	5,488,000	270,000
Lucena City National High School - Ilayang Dupay Extension		432,000	432,000
Lucena City National High School - Mayao Crossing Extension		556,000	556,000
Lucena Dalahican National High School - Barra Annex		696,000	696,000
Mayao Parada Agricultural Integrated High School		774,000	774,000	490,000
Napoleon Ravanzo National High School		335,000	335,000
Ransohan Integrated School	2,618,000	431,000	3,049,000

882	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Quezon	897,543,000	103,026,000	1,000,569,000	33,660,000

Division Office - Proper	20,581,000		20,581,000
Adela S. Torres National High School	6,636,000	1,000,000	7,636,000
Ajos National High School	7,167,000	633,000	7,800,000
Alejandro P. Libao National High School	11,086,000	787,000	11,873,000	187,000
Aloneros National High School	6,696,000	786,000	7,482,000	158,000
Ananias A. Diamante Integrated National High School	1,723,000	413,000	2,136,000	158,000
Angeles Caglate Integrated School	860,000	438,000	1,298,000
Apad Jomalig National High School		615,000	615,000
Apad National High School	4,960,000	501,000	5,461,000	156,000
Atty. Celso M. Reyes Integrated National High School	431,000	800,000	1,231,000	566,000
Bagong Silang National High School	6,158,000	632,000	6,790,000	201,000
Bagupaye National High School	13,975,000	998,000	14,973,000	564,000
Balesin Integrated School	3,998,000	474,000	4,472,000	155,000
Balubad Integrated School	1,714,000	335,000	2,049,000
Bamban National High School	8,208,000	719,000	8,927,000	187,000
Bantad National High School	4,428,000	476,000	4,904,000	170,000
Bantulinao Integrated School	8,148,000	725,000	8,873,000	285,000
Batangan National High School	9,206,000	762,000	9,968,000	340,000
Bignay National High School	6,698,000	700,000	7,398,000	161,000
Binagbag National High School	6,357,000	733,000	7,090,000	155,000
Binahaan Integrated School	4,313,000	675,000	4,988,000	322,000
Bonbon National High School	2,618,000	785,000	3,403,000	247,000
Bonifacio National High School	5,478,000	763,000	6,241,000	218,000
Burgos National High School	1,286,000	335,000	1,621,000
Busdak National High School, Patnanungan	6,941,000	939,000	7,880,000	187,000
Butanguiad National High School	5,289,000	611,000	5,900,000	177,000
Cabibihan National High School	4,144,000	433,000	4,577,000	158,000
Cabong National High School	3,720,000	448,000	4,168,000	158,000
Cabulihan National High School	4,456,000	617,000	5,073,000	158,000
Cagbalete Island National High School	6,674,000	702,000	7,376,000	289,000
Cagsiay I National High School	14,822,000	1,074,000	15,896,000	500,000
Cagsiay III National High School	860,000	350,000	1,210,000	157,000
Caigdal National High School	7,977,000	893,000	8,870,000	210,000
Calantas National High School	7,132,000	913,000	8,045,000	254,000
Calasumanga National High School	5,783,000	745,000	6,528,000	222,000
Callejon National High School	13,775,000	1,326,000	15,101,000	542,000
Calutcot Integrated School	1,286,000	404,000	1,690,000
Camohaguin National High School	12,131,000	1,096,000	13,227,000	297,000
Caridad Ilaya Integrated School	428,000	335,000	763,000
Carlagan Integrated School	857,000	492,000	1,349,000
Casay National High School	12,626,000	1,040,000	13,666,000	524,000
Castañas National High School	16,430,000	1,347,000	17,777,000	519,000
Catanauan National High School	10,404,000	947,000	11,351,000	274,000
CB Encarnado Integrated School	428,000	445,000	873,000
Cesar C. Tan Memorial National High School	2,142,000	928,000	3,070,000	637,000
Cogorin Ibaba National High School (Lopez National Comprehensive High School)	10,617,000	682,000	11,299,000	188,000
Danlagan National High School	7,414,000	879,000	8,293,000	606,000
Dao National High School	4,060,000	441,000	4,501,000	157,000
Doña Francisca Alvarez Rejano Integrated School	12,468,000	930,000	13,398,000	429,000
Doña Salud National High School	3,675,000	521,000	4,196,000
Doongan Ilaya National High School (Catanauan National High School - Doongan Ilaya Extension)	9,059,000	824,000	9,883,000	307,000
Dr. Arsenio C. Nicolas Integrated National High School	5,933,000	588,000	6,521,000	197,000
Dr. Vivencio V. Marquez National High School	5,675,000	614,000	6,289,000	226,000
Dungawan National High School	6,148,000	752,000	6,900,000	159,000
Emilio V. Quizon National High School	923,000	838,000	1,761,000	328,000
Evaristo R. Macalintal Memorial National High School (Cometa National High School)	12,881,000	965,000	13,846,000	221,000
General Luna National High School	857,000	541,000	1,398,000
Gloria Umali Integrated National High School	10,470,000	933,000	11,403,000	245,000
Gov. Anacleto C. Alcala National High School	10,298,000	898,000	11,196,000	345,000
Gregorio Reyes National High School	8,024,000	854,000	8,878,000	222,000
Guinayangan Senior High School				1,911,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	883
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Guites National High School (Hondagua National High School - Guites Extension)	3,620,000	385,000	4,005,000	155,000
Gumaca Integrated School	7,137,000	688,000	7,825,000	283,000
Hagonghong Integrated High School	9,028,000	1,033,000	10,061,000	403,000
Hinguiwin National High School	11,604,000	1,154,000	12,758,000	442,000
Huyon-Uyon National High School	5,744,000	591,000	6,335,000	155,000
Ilayang Ilog-A National High School	3,560,000	354,000	3,914,000	155,000
Ilayang Yuni Junior and Senior Integrated National High School	14,120,000	1,180,000	15,300,000	594,000
Jacinto G. Esplana National High School	7,507,000	702,000	8,209,000	156,000
Joel B. Arquiza National High School	2,612,000	554,000	3,166,000	155,000
Jomalig National High School (Talisay National High School)	13,129,000	1,164,000	14,293,000	463,000
Jongo National High School	2,152,000	458,000	2,610,000	257,000
Juanito C. Wagan National High School	1,747,000	595,000	2,342,000	155,000
Katimo National High School	7,208,000	708,000	7,916,000	347,000
Kinatakutan National High School	6,638,000	630,000	7,268,000	166,000
Lagay National High School	4,805,000	674,000	5,479,000	241,000
Lalig National High School	7,489,000	977,000	8,466,000	245,000
Lamon Bay School of Fisheries Annex - Capalohan, Calauag		348,000	348,000	157,000
Langgas National High School	8,862,000	751,000	9,613,000	247,000
Leonarda D. Vera Cruz National High School	12,131,000	1,207,000	13,338,000	411,000
Lina Gayeta - Lasquety National High School	7,223,000	759,000	7,982,000	239,000
Liwayway National High School	9,624,000	893,000	10,517,000	247,000
Lualhati D. Edaño National High School	5,336,000	557,000	5,893,000	160,000
Lubayat National High School	4,351,000	850,000	5,201,000	386,000
Luod Integrated School	1,286,000	431,000	1,717,000
Mabunga National High School	3,488,000	566,000	4,054,000
Madagoldol Integrated School	428,000	335,000	763,000
Magsaysay National High School (Ajos National High School - Magsaysay Extension)	4,516,000	493,000	5,009,000	170,000
Magsikap Integrated School	428,000	335,000	763,000
Malaya National High School	6,220,000	652,000	6,872,000	160,000
Maligaya Integrated National High School	10,986,000	819,000	11,805,000	160,000
Maligaya National High School	1,295,000	434,000	1,729,000	218,000
Maligaya National High School - Buenavista	5,965,000	718,000	6,683,000	160,000
Malusak National High School	6,685,000	638,000	7,323,000	177,000
Mamala Integrated School	1,714,000	467,000	2,181,000
Mansilay National High School	3,501,000	457,000	3,958,000	160,000
Mapulot National High School	5,001,000	615,000	5,616,000	214,000
Mararaot Integrated School	428,000	335,000	763,000
Matandang Sabang National High School	9,401,000	956,000	10,357,000	425,000
Nabangka National High School	8,641,000	1,006,000	9,647,000	294,000
Nagsinamo National High School	4,261,000	481,000	4,742,000	160,000
Paaralang Sekundarya ng Patnanungan Norte	1,804,000	558,000	2,362,000
Paaralang Sekundarya ng Umiray		552,000	552,000	292,000
Pablo D. Maningas National High School (Cometa National High School Extension - Argosino)	3,656,000	528,000	4,184,000	155,000
Pakiing National High School	7,618,000	720,000	8,338,000	247,000
Pamampangin National High School	5,859,000	605,000	6,464,000	216,000
Panikihan National High School	9,946,000	883,000	10,829,000	369,000
Panukulan National High School	6,475,000	865,000	7,340,000	241,000
Pili National High School	16,616,000	1,320,000	17,936,000	316,000
Pisipis National High School	3,596,000	413,000	4,009,000	156,000
Pitogo Community High School	12,738,000	1,397,000	14,135,000	741,000
Polillo National High School Extension		614,000	614,000
Polo Integrated School	857,000	359,000	1,216,000	155,000
Pugon National High School	6,656,000	693,000	7,349,000	172,000
Quezon Science High School	6,994,000	923,000	7,917,000	270,000
Renato Edaño Vicencio National High School	6,304,000	753,000	7,057,000	332,000
RT Camacho Integrated School	860,000	393,000	1,253,000
Rufina P. Trinidad Memorial National High School	4,356,000	610,000	4,966,000	160,000
Sabang National High School	7,157,000	793,000	7,950,000	334,000
Sampaloc National High School, Pitogo	5,046,000	586,000	5,632,000
Sampaloc National High School, Sampaloc	13,317,000	1,012,000	14,329,000	422,000
San Francisco B National High School	8,912,000	825,000	9,737,000	389,000
San Isidro Integrated School	8,438,000	787,000	9,225,000	372,000

884	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Isidro National High School, Padre Burgos	7,424,000	760,000	8,184,000	187,000
San Jose National High School		380,000	380,000	159,000
San Nicolas Integrated School	428,000	335,000	763,000
San Pedro National High School	860,000	426,000	1,286,000
San Rafael National High School	6,689,000	585,000	7,274,000
San Roque Ilaya National High School	6,670,000	632,000	7,302,000	170,000
San Roque National High School - Catanauan	13,200,000	1,029,000	14,229,000	365,000
San Vicente Kanluran National High School	6,249,000	584,000	6,833,000	212,000
Sanmandelcar National High School	6,604,000	654,000	7,258,000	283,000
Sariaya National High School	4,057,000	756,000	4,813,000
Sergio Balane Integrated School	857,000	343,000	1,200,000
Severo Tejada Integrated School	866,000	453,000	1,319,000
Sta. Catalina National High School	428,000	422,000	850,000	155,000
Sta. Cruz National High School, Guinayangan	4,510,000	564,000	5,074,000	157,000
Sta. Lucia National High School (Dagatan National High School Annex - Sta. Lucia)	9,383,000	1,074,000	10,457,000	367,000
Sto. Angel National High School, Calauag	4,902,000	537,000	5,439,000	159,000
Sto. Niño Ilaya National High School	5,371,000	544,000	5,915,000	188,000
Sto. Niño National High School	9,529,000	894,000	10,423,000	449,000
Tabason National High School	7,639,000	691,000	8,330,000	234,000
Tagabas Ibaba National High School	4,106,000	489,000	4,595,000	161,000
Talisay Integrated School	10,324,000	969,000	11,293,000	254,000
Taluong National High School	6,198,000	777,000	6,975,000	222,000
Tumbaga National High School	4,032,000	427,000	4,459,000	156,000
Ungos National High School Extension		610,000	610,000	245,000
Veronica National High School, Lopez	4,125,000	525,000	4,650,000	170,000
Villa Ibaba Integrated School	428,000	335,000	763,000
Villa Perez National High School (Gumaca)	5,573,000	545,000	6,118,000	155,000
Villa San Isidro National High School	5,189,000	507,000	5,696,000	158,000
White Cliff National High School	5,294,000	610,000	5,904,000	164,000

Division of Rizal	328,292,000	35,713,000	364,005,000	39,117,000

Division Office - Proper	9,035,000		9,035,000
Aldea National High School	7,137,000	970,000	8,107,000
Baras - Pinugay National High School	44,027,000	3,163,000	47,190,000	1,501,000
Baras Senior High School				954,000
Baras-Pinugay Phase 2 National High School	7,353,000	2,075,000	9,428,000
Bugarin National High School	5,152,000	600,000	5,752,000	157,000
Cainta Senior High School				5,597,000
Cardona Senior High School				2,631,000
Cayabu National High School	1,298,000	359,000	1,657,000	159,000
Daraetan National High School	8,614,000	844,000	9,458,000	274,000
Dr. Vivencio B. Villamayor National High School (Angono National High School)	15,926,000	1,366,000	17,292,000	455,000
Francisco P. Felix Memorial National High School - Jica Annex		2,983,000	2,983,000
Francisco P. Felix Memorial National High School - Karangalan Annex		1,298,000	1,298,000
Hulo National High School	6,028,000	641,000	6,669,000	158,000
Kasiglahan Village Senior High School				3,569,000
Laiban National High School	4,001,000	441,000	4,442,000	156,000
Macabud National High School	10,439,000	917,000	11,356,000
Macaingalan High School	3,714,000	390,000	4,104,000
Mascap National High School	8,658,000	606,000	9,264,000
Mascap National High School - Puray Annex		488,000	488,000
Morong Integrated Science High School		335,000	335,000
Morong National Senior High School				328,000
Pag-Asa National High School	22,000,000	1,652,000	23,652,000
Pintong Bukawe National High School	7,414,000	767,000	8,181,000	234,000
Regional Pilot School for the Arts	6,826,000	697,000	7,523,000	191,000
Rizal Sports Academy				328,000
Sampaloc National High School - Cuyambay Annex		571,000	571,000
San Isidro Senior High School				2,481,000
San Jose Litex Senior High School				6,739,000
San Mateo National High School - Guinayang Annex	13,442,000	2,207,000	15,649,000
San Mateo Senior High School				3,220,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	885
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Southville 8B National High School	36,865,000	3,021,000	39,886,000
Southville 8B Senior High School				1,495,000
Southville 8C National High School	32,107,000	2,555,000	34,662,000
Sta. Ines National High School	6,367,000	618,000	6,985,000	160,000
Sto. Niño National High School	13,112,000	763,000	13,875,000	272,000
Talim Point National High School	8,209,000	823,000	9,032,000	407,000
Tanay East National High School (Jesus S. Yujuico Memorial National High School)	11,000,000	917,000	11,917,000	158,000
Tanay North National High School	6,866,000	667,000	7,533,000
Tanay Senior High School				1,122,000
Tanay West National High School	12,316,000	1,126,000	13,442,000	490,000
Taytay National High School - Simone Annex	12,494,000	976,000	13,470,000
Taytay Senior High School				5,603,000
Tuna Balibago National High School	7,892,000	877,000	8,769,000	278,000

Division of San Pablo City	47,102,000	3,864,000	50,966,000	8,840,000

Division Office - Proper	995,000		995,000
Atisan Integrated School	2,571,000	335,000	2,906,000
Crecencia Drucila Lopez Senior High School				5,008,000
Dolores National High School	10,932,000	829,000	11,761,000
Felix Amante Senior High School				3,109,000
Paaralang Pag-Ibig at Pag-Asa	6,204,000	426,000	6,630,000
San Isidro National High School	9,829,000	712,000	10,541,000
San Pablo City Science Integrated High School	10,133,000	920,000	11,053,000	723,000
Sta. Filomena Integrated School	6,438,000	642,000	7,080,000

Division of San Pedro City	4,641,000	6,652,000	11,293,000	2,747,000

Division Office - Proper	95,000		95,000
Adelina I National High School - Sampaguita Annex		2,049,000	2,049,000
Cuyab Integrated National High School		974,000	974,000	320,000
San Pedro Relocation Center High School - Landayan Annex	4,546,000	1,891,000	6,437,000	992,000
Southville 3A National High School (Sampaguita Extension)		1,738,000	1,738,000
Stand-Alone Senior High School No. 19 San Pedro				1,435,000

Division of Sta. Rosa City	9,513,000	5,286,000	14,799,000	4,328,000

Division Office - Proper	515,000		515,000
Aplaya National High School - Annex 1 Apex School		3,567,000	3,567,000
Labas Senior High School Stand-Alone				3,121,000
Sinalhan Senior High School	8,998,000	1,719,000	10,717,000	1,207,000

Division of Sto. Tomas City				2,888,000

Sto. Tomas Senior High School				2,888,000

Division of Tanauan City	58,613,000	6,093,000	64,706,000	440,000

Division Office - Proper	1,199,000		1,199,000
Balele Integrated High School	8,180,000	1,079,000	9,259,000	440,000
Banjo Laurel National High School	6,908,000	657,000	7,565,000
Dr. Alcantara National High School	5,368,000	631,000	5,999,000
Janopol Oriental National High School	9,673,000	1,076,000	10,749,000
Malaking Pulo National High School	7,810,000	732,000	8,542,000
Pres. Jose P. Laurel National High School (Sulpok)	8,847,000	882,000	9,729,000
Ulango Integrated School	4,232,000	476,000	4,708,000
Wawa National High School	6,396,000	560,000	6,956,000

Division of Tayabas City	21,328,000	3,714,000	25,042,000	2,228,000

Division Office - Proper	726,000		726,000
Buenaventura Alandy National High School		849,000	849,000	1,373,000
Dapdap Integrated School	2,146,000	724,000	2,870,000	160,000
Rosario Quesada Integrated National High School	5,784,000	772,000	6,556,000	224,000
West Palale National High School	12,672,000	1,369,000	14,041,000	471,000

886	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Region IVB - MIMAROPA	2,086,613,000	240,505,000	2,327,118,000	69,323,000

Division of Calapan City	46,840,000	4,406,000	51,246,000	1,232,000

Division Office - Proper	855,000		855,000
Arturo Arce Ignacio Integrated School		335,000	335,000
Bucayao National High School	11,250,000	974,000	12,224,000	243,000
Ceriaco A. Abes Memorial National High School (Jose J. Leido, Jr. Memorial NHS - Mahal na Pangalan Annex)	8,340,000	857,000	9,197,000	201,000
Nag-iba National High School (Jose J. Leido, Jr. Memorial National High School - Nag-iba II Annex)	10,459,000	1,037,000	11,496,000	498,000
Parang National High School (Jose J. Leido, Jr. Memorial National High School - Parang Annex)	15,936,000	1,203,000	17,139,000	290,000

Division of Marinduque	233,959,000	24,066,000	258,025,000	7,130,000

Division Office - Proper	4,741,000		4,741,000
Alobo National High School	5,358,000	499,000	5,857,000
Argao National High School	6,669,000	670,000	7,339,000	155,000
Bagtingon National High School	4,387,000	639,000	5,026,000	157,000
Balanacan National High School	10,031,000	890,000	10,921,000	159,000
Bonliw National High School	4,847,000	567,000	5,414,000	159,000
Botilao National High School	3,238,000	392,000	3,630,000	155,000
Buenavista National High School - Bagacay Annex	2,225,000	555,000	2,780,000	158,000
Buenavista National High School - Daykitin Annex	3,200,000	574,000	3,774,000
Buenavista National High School - Lipata-Tungib Annex	1,788,000	469,000	2,257,000	157,000
Buenavista National High School - Sihi Annex	2,204,000	501,000	2,705,000
Butansapa National High School	6,486,000	710,000	7,196,000
Cawit National Comprehensive High School	11,445,000	890,000	12,335,000	162,000
Dolores National High School	6,093,000	607,000	6,700,000	156,000
Hupi National High School	6,324,000	553,000	6,877,000	197,000
Ilaya National High School	9,140,000	836,000	9,976,000	203,000
Ipil National High School	6,966,000	592,000	7,558,000	164,000
Kasily National High School	4,296,000	421,000	4,717,000
Kilo-Kilo National High School	5,996,000	609,000	6,605,000	168,000
Makapuyat National High School - Masaguisi Annex	1,765,000	379,000	2,144,000	155,000
Malibago National High School	9,203,000	890,000	10,093,000	328,000
Maniwaya National High School	4,208,000	416,000	4,624,000	156,000
Maranlig National High School	5,746,000	632,000	6,378,000	272,000
Matalaba National High School	8,774,000	681,000	9,455,000	440,000
Matuyatuya National High School	14,596,000	1,064,000	15,660,000	517,000
Mogpog National Comprehensive High School	11,668,000	1,148,000	12,816,000	581,000
Mongpong National High School	4,333,000	438,000	4,771,000	160,000
Paciano A. Sena Memorial High School (Tabionan National High School)	3,594,000	526,000	4,120,000	157,000
Poctoy National High School	7,655,000	680,000	8,335,000	201,000
Polo National High School	3,684,000	387,000	4,071,000
Punong National High School	4,282,000	433,000	4,715,000	155,000
Puting Buhangin National High School	3,546,000	482,000	4,028,000	155,000
Sayao National High School	5,619,000	618,000	6,237,000	159,000
Sibuyao National High School	5,925,000	792,000	6,717,000	214,000
Tagum National High School	5,552,000	526,000	6,078,000	158,000
Tambangan National High School	3,505,000	426,000	3,931,000
Tapuyan National High School	6,284,000	764,000	7,048,000	166,000
Tiguion National High School	8,739,000	800,000	9,539,000	159,000
Torrijos Senior High School				584,000
Yook National High School	9,847,000	1,010,000	10,857,000	263,000

Division of Occidental Mindoro	235,561,000	27,789,000	263,350,000	5,590,000

Division Office - Proper	5,068,000		5,068,000
Abra de Ilog National High School - Camurong Annex	1,896,000	511,000	2,407,000
Abra de Ilog National High School Extension (Biga Extension)	1,847,000	494,000	2,341,000
Aguas National High School	11,266,000	872,000	12,138,000
Ambulong Island Integrated School	8,733,000	568,000	9,301,000
Barahan National High School	10,696,000	811,000	11,507,000	372,000
Barahan National High School - Sinagtala Annex	3,296,000	465,000	3,761,000
Bubog National High School	12,084,000	1,049,000	13,133,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	887
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Burgos National High School	857,000	418,000	1,275,000
Cabacao National High School (Abra de Ilog - Cabacao National High School)	12,825,000	994,000	13,819,000	471,000
Caminawit National High School	24,699,000	1,516,000	26,215,000
Concepcion National High School	9,641,000	817,000	10,458,000	369,000
Iling National High School - Pawikan Annex		622,000	622,000
Iriron National High School	9,605,000	814,000	10,419,000	255,000
La Curva National High School		335,000	335,000
Looc National High School	7,516,000	874,000	8,390,000	261,000
Lubang Vocational High School - Cabra Annex	857,000	493,000	1,350,000
Magsaysay National High School - Alibog Annex	1,379,000	530,000	1,909,000
Magsaysay National High School - Pumaga Annex	2,389,000	627,000	3,016,000
Magsikap National High School	12,853,000	1,069,000	13,922,000
Malisbong National High School		335,000	335,000
Malpalon National High School	5,759,000	577,000	6,336,000
Mangarin National High School	1,849,000	604,000	2,453,000	287,000
Manoot National High School	8,197,000	1,031,000	9,228,000	513,000
Mapaya National High School	4,979,000	812,000	5,791,000	504,000
Paclolo National High School	2,571,000	533,000	3,104,000
Pambuhan Indigenous People Village High School		335,000	335,000
Paulino Legaspi, Sr. Memorial National High School	7,000,000	695,000	7,695,000	336,000
Pinagturilan National High School	5,927,000	1,205,000	7,132,000	623,000
Poypoy National High School	1,472,000	493,000	1,965,000
Prudencio L. Gadiano National High School	5,444,000	664,000	6,108,000	307,000
Rizal Integrated School	2,204,000	472,000	2,676,000
Sablayan National High School - Claudio Salgado Annex	3,469,000	519,000	3,988,000	179,000
Sablayan National High School - Sta. Lucia Annex	5,277,000	633,000	5,910,000
San Francisco National High School	2,204,000	423,000	2,627,000
San Vicente National High School - Yapang Annex	4,187,000	560,000	4,747,000	285,000
Sta. Teresa National High School	9,051,000	843,000	9,894,000	363,000
Tagumpay National High School	1,286,000	418,000	1,704,000
Tanyag National High School	10,083,000	873,000	10,956,000	297,000
Tilik National High School	6,498,000	759,000	7,257,000
Victoria National High School	8,715,000	634,000	9,349,000
Victoria National High School - Ilvita Annex	1,882,000	492,000	2,374,000	168,000

Division of Oriental Mindoro	298,595,000	41,706,000	340,301,000	11,667,000

Division Office - Proper	7,690,000		7,690,000
Anastacio Dela Chica High School	4,002,000	980,000	4,982,000	528,000
Anoling High School	2,399,000	396,000	2,795,000
Apitong National High School	9,317,000	779,000	10,096,000	278,000
Apnagan High School	857,000	384,000	1,241,000	159,000
Araceli B. Pantilanan - Bacawan High School	1,870,000	583,000	2,453,000	218,000
Aurelio Arago Memorial National High School - Alcate Annex	3,335,000	644,000	3,979,000
Bacungan High School	1,901,000	336,000	2,237,000
Bagong Sikat High School		335,000	335,000
Bailan Katutubong Mangyan High School		358,000	358,000
Balatasan National High School	918,000	363,000	1,281,000
Baras National High School	857,000	356,000	1,213,000
Batangan Buhid High School		354,000	354,000
Bayuin National High School	9,595,000	893,000	10,488,000	252,000
Benli National High School	5,062,000	627,000	5,689,000	241,000
Bethel High School	3,490,000	513,000	4,003,000
Bonbon High School		359,000	359,000
Bongabong Technical and Vocational High School	3,185,000	425,000	3,610,000	168,000
Buli High School	1,286,000	516,000	1,802,000	212,000
Buong Lupa Integrated School		413,000	413,000
Cabugao National High School		461,000	461,000	263,000
Cacawan High School	6,798,000	677,000	7,475,000	160,000
Carmundo National High School (Vicente B. Ylagan NHS - Carmundo Annex)	12,528,000	819,000	13,347,000	396,000
Cawayan National High School	13,872,000	902,000	14,774,000	340,000
Conrazon High School	5,023,000	561,000	5,584,000	214,000
Don Pedro High School	428,000	804,000	1,232,000	424,000
Dr. Aristeo Baldos, Sr. Papandayan High School	2,756,000	577,000	3,333,000

888	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Ecological Public Secondary School	5,671,000	689,000	6,360,000
Elim Lisap Mangyan High School	2,142,000	433,000	2,575,000
Evangelista National High School	8,863,000	717,000	9,580,000	222,000
Facundo C. Lopez - Palangan Integrated School	2,297,000	465,000	2,762,000
Felimon M. Salcedo, Sr. Memorial National High School	8,566,000	771,000	9,337,000	278,000
Formon National High School	8,600,000	621,000	9,221,000	334,000
Fortuna National High School	6,070,000	670,000	6,740,000	175,000
Fortunato Perez High School		647,000	647,000	276,000
Francisco “Kiko” Manlises - Calingag High School	3,313,000	445,000	3,758,000	156,000
Gatol Mangyan High School	1,286,000	384,000	1,670,000
Gerardo Fanoga, Sr. - Pambisan Munti High School	1,961,000	355,000	2,316,000
Graciano Politico Dela Chica Mangyan School		366,000	366,000
Gregorio Manalo, Sr. Mangyan High School		357,000	357,000
Guillermo Raymundo - Calima High School	1,714,000	417,000	2,131,000	157,000
Jose D. Udasco Mangangan I National High School	6,604,000	690,000	7,294,000	340,000
Kilapnit High School		335,000	335,000
Laguna National High School	2,541,000	584,000	3,125,000
Leandro Panganiban, Sr. - Tagumpay High School		491,000	491,000	266,000
Lumangbayan National High School		431,000	431,000	155,000
Maasin High School		355,000	355,000	157,000
Macatoc National High School (Aurelio Arago Memorial National High School - Macatoc)	14,515,000	1,074,000	15,589,000	869,000
Malamig National High School	9,702,000	882,000	10,584,000	340,000
Malo High School	2,142,000	423,000	2,565,000
Manaul National High School	12,700,000	978,000	13,678,000	537,000
Manuel Adriano Memorial National High School	7,213,000	656,000	7,869,000	160,000
Masaguing High School	1,472,000	369,000	1,841,000
Matulatula High School	9,043,000	929,000	9,972,000	340,000
Maujao National High School	13,902,000	998,000	14,900,000	382,000
Milagrosa National High School	1,286,000	382,000	1,668,000
Morente National High School	17,084,000	947,000	18,031,000	646,000
Nasucob High School		335,000	335,000
Panluan Hagan Mangyan High School	1,714,000	383,000	2,097,000
Puerto Galera National High School - Dulangan Extension		563,000	563,000
Puerto Galera National High School - San Isidro Extension		684,000	684,000	320,000
Ranzo National High School	6,689,000	445,000	7,134,000
Rufino Asi National High School	3,897,000	454,000	4,351,000	158,000
Sabang High School	4,416,000	492,000	4,908,000	193,000
San Mariano National High School - San Vicente Annex	8,910,000	775,000	9,685,000	301,000
San Roque National High School	21,542,000	1,510,000	23,052,000	897,000
San Roque National High School - Bangkal Extension		484,000	484,000
San Vicente High School		362,000	362,000
Sinariri High School		345,000	345,000
Tacligan High School	1,286,000	429,000	1,715,000	155,000
Tigbao High School		335,000	335,000
Umabang Katutubong Mangyan High School		335,000	335,000
Victoria National High School	2,999,000	710,000	3,709,000
Villa Cerveza High School	1,286,000	434,000	1,720,000
Waring Katutubong Mangyan High School	-	355,000	355,000

Division of Palawan	950,963,000	103,375,000	1,054,338,000	29,778,000

Division Office - Proper	21,912,000		21,912,000
Abaroan National High School	10,626,000	752,000	11,378,000	208,000
Agutayan National High School	431,000	335,000	766,000
Alava Integrated School		335,000	335,000
Alimaguan National High School	13,765,000	1,093,000	14,858,000	486,000
Amando Carlos Lahoz National High School	1,298,000	488,000	1,786,000
Apurawan National High School	8,519,000	675,000	9,194,000	299,000
Araceli Plainview National High School	1,305,000	430,000	1,735,000
Araceli Western Barangay High School	5,839,000	629,000	6,468,000
Bacao National High School	7,156,000	690,000	7,846,000	309,000
Bagong Bayan Barangay High School	9,200,000	819,000	10,019,000
Bagong Sikat National High School	6,370,000	479,000	6,849,000
Banbanan National High School		335,000	335,000	177,000
Bancalaan National High School	3,882,000	1,321,000	5,203,000	731,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	889
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Baratuan National High School	16,242,000	962,000	17,204,000	1,481,000
Bato National High School	15,077,000	1,422,000	16,499,000	1,154,000
Berong Barangay High School	6,709,000	692,000	7,401,000	318,000
Bintuan High School	866,000	394,000	1,260,000
Biriran Integrated School		335,000	335,000
Bohol National High School	4,520,000	491,000	5,011,000
Borac National High School (Coron SOF - Borac Annex)	34,292,000	1,920,000	36,212,000	446,000
Bubusawin National High School	866,000	363,000	1,229,000
Bucana National High School	9,513,000	795,000	10,308,000
Buenavista National High School	1,730,000	515,000	2,245,000
Bugsuk National High School	13,959,000	654,000	14,613,000
Bulalacao Integrated School	1,717,000	428,000	2,145,000
Bulawit National High School	3,500,000	565,000	4,065,000	158,000
Buliluyan National High School	2,602,000	456,000	3,058,000
Bunog National High School	6,588,000	608,000	7,196,000
Burirao National High School	3,901,000	420,000	4,321,000
Busy Bees National High School	6,119,000	447,000	6,566,000
Cabigaan National High School	3,642,000	418,000	4,060,000
Cagayancillo National High School	12,099,000	1,314,000	13,413,000	600,000
Calandagan National High School	7,298,000	747,000	8,045,000	239,000
Calasaguen National High School	5,699,000	586,000	6,285,000
Calategas National High School	8,601,000	735,000	9,336,000
Calawag National High School	9,146,000	884,000	10,030,000
Calumpang National High School	923,000	386,000	1,309,000
Candawaga National High School	16,141,000	1,567,000	17,708,000	781,000
Canimango National High School	2,590,000	539,000	3,129,000
Canipaan National High School	3,089,000	495,000	3,584,000	159,000
Canique National High School	5,640,000	600,000	6,240,000
Caponayan National High School	1,747,000	536,000	2,283,000	158,000
Caruray National High School	10,095,000	762,000	10,857,000	309,000
Casian National High School	8,253,000	744,000	8,997,000	471,000
Catagupan High School	1,295,000	378,000	1,673,000
Catama Barangay High School	3,669,000	424,000	4,093,000
Central Taytay Senior High School				3,052,000
Cheey National High School	4,812,000	593,000	5,405,000	193,000
Concepcion National High School, Agutaya	18,235,000	1,800,000	20,035,000	654,000
Concepcion National High School, Busuanga		761,000	761,000	816,000
Culadanun National High School	4,082,000	490,000	4,572,000
Danawan National High School	9,770,000	1,154,000	10,924,000	221,000
Danleg National High School		335,000	335,000
Decalachao National High School	1,298,000	574,000	1,872,000	420,000
Diapila National High School	857,000	335,000	1,192,000
Doris E. Martinez National High School	14,933,000	1,220,000	16,153,000	643,000
Dumagueña National High School	7,118,000	782,000	7,900,000	287,000
Dumaran National High School	8,368,000	805,000	9,173,000	431,000
Dumaran National High School (Mainland)	7,754,000	1,058,000	8,812,000	506,000
Dumarao Barangay High School	6,117,000	513,000	6,630,000
Eliseo A. Lagrada Oblian National High School	4,103,000	460,000	4,563,000
Estrella Village National High School	1,360,000	414,000	1,774,000
F. Lagan, Sr. Memorial National High School (Caramay National High School)	7,290,000	614,000	7,904,000
Galoc Integrated School		335,000	335,000
Gaudencio Abordo Memorial National High School - Balaguen National High School		642,000	642,000
Gaudencio Abordo Memorial National High School - Bisucay National High School		541,000	541,000
Gaudencio Abordo Memorial National High School - Rizal National High School		618,000	618,000
Green Island National High School		388,000	388,000
Halsey National High School	1,730,000	639,000	2,369,000
Ilian National High School	923,000	506,000	1,429,000
Inil U. Taha National High School	4,191,000	626,000	4,817,000	314,000
Ipilan National High School	11,778,000	934,000	12,712,000	641,000
Iraan-Sagpangan National High School	6,277,000	524,000	6,801,000
Isaub National High School	8,735,000	877,000	9,612,000	643,000

890	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Isla Sombrero National High School	3,482,000	335,000	3,817,000
Isugod National High School	12,546,000	839,000	13,385,000
Jose Rizal Apoc-Apoc National High School	5,400,000	493,000	5,893,000
Labog National High School		486,000	486,000
Lapu-Lapu National High School	3,728,000	495,000	4,223,000
Liminangcong National High School	14,943,000	1,018,000	15,961,000	683,000
Little Baguio - Maasin National High School	2,162,000	572,000	2,734,000
Lumber Camp National High School	1,286,000	527,000	1,813,000	359,000
Maasin National High School (Bernas National High School)	13,987,000	941,000	14,928,000	498,000
Mabini National High School	857,000	353,000	1,210,000
Magbabadil National High School	8,538,000	614,000	9,152,000
Magsaysay National High School	5,653,000	733,000	6,386,000
Malaking Ilog National High School	918,000	381,000	1,299,000
Malampaya - San Jose National High School		394,000	394,000
Malatgao National High School, Narra		356,000	356,000
Malatgao National High School, Quezon	7,936,000	619,000	8,555,000
Malihud National High School	2,653,000	571,000	3,224,000
Malis National High School	4,827,000	536,000	5,363,000
Manamoc National High School	7,914,000	931,000	8,845,000	247,000
Mangsee National High School	6,917,000	1,051,000	7,968,000	500,000
Manlag National High School	1,730,000	470,000	2,200,000
Marcelo A. Bantug Memorial National High School	6,218,000	545,000	6,763,000
Mendoza National High School	5,472,000	519,000	5,991,000
Nangalao National High School	3,454,000	627,000	4,081,000	208,000
New Busuanga National High School	11,687,000	745,000	12,432,000	353,000
New Canipo National High School	6,069,000	655,000	6,724,000	305,000
New Guinlo National High School	8,861,000	796,000	9,657,000
New Ibajay National High School	12,387,000	924,000	13,311,000	318,000
Nicanor Zabala National High School	7,357,000	656,000	8,013,000
Ocam Ocam Integrated School	428,000	335,000	763,000
Ocayan Integrated School		335,000	335,000
Pag-asa Integrated School		335,000	335,000
Paly National High School	2,596,000	465,000	3,061,000
Pamantolon National High School	2,602,000	505,000	3,107,000	160,000
Panalingaan National High School	3,116,000	682,000	3,798,000	270,000
Pancol National High School	8,955,000	781,000	9,736,000	155,000
Panitian National High School	16,393,000	1,159,000	17,552,000	696,000
Panlaitan Barangay High School	5,390,000	689,000	6,079,000	234,000
Pasadeña National High School	1,730,000	478,000	2,208,000
Pawa National High School	13,248,000	669,000	13,917,000
Peace And Development Community National High School	3,477,000	443,000	3,920,000
Pical National High School	857,000	427,000	1,284,000
Pinaglabanan National High School	6,114,000	640,000	6,754,000
Port Barton National High School	10,399,000	1,002,000	11,401,000	586,000
Punang National High School	3,101,000	527,000	3,628,000
Quezon Panitian National High School	11,717,000	892,000	12,609,000	459,000
Quezon-Aramaywan National High School	10,705,000	907,000	11,612,000	440,000
Quinlogan National High School	11,138,000	798,000	11,936,000	411,000
Ramos National High School		443,000	443,000
Ransang National High School	8,066,000	642,000	8,708,000
Salang National High School	866,000	410,000	1,276,000
Samariñana National High School	3,470,000	606,000	4,076,000
San Carlos National High School	3,837,000	520,000	4,357,000
San Fernando National High School	7,558,000	694,000	8,252,000
San Jose (Roxas) National High School (Roxas National Comprehensive High School - San Jose Annex)	11,386,000	952,000	12,338,000	654,000
San Miguel National High School	17,992,000	1,522,000	19,514,000	747,000
San Nicolas National High School	890,000	468,000	1,358,000
Sandoval National High School, Narra	10,684,000	830,000	11,514,000	602,000
Sandoval National High School, Taytay	9,485,000	654,000	10,139,000	418,000
Sarong National High School	3,254,000	516,000	3,770,000
Sibaltan National High School	4,145,000	434,000	4,579,000
Sibaring National High School	3,572,000	387,000	3,959,000	155,000
Silanga National High School	1,792,000	490,000	2,282,000
Southern Bataraza National High School	10,233,000	745,000	10,978,000	608,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	891
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Sowangan National High School	2,395,000	469,000	2,864,000
Speaker Ramon V. Mitra, Jr. National High School	11,651,000	874,000	12,525,000
Sta. Maria National High School	3,519,000	528,000	4,047,000
Sta. Monica High School	1,730,000	468,000	2,198,000
Suba National High School	9,971,000	949,000	10,920,000
Sumbiling National High School	9,375,000	977,000	10,352,000	602,000
Tabon National High School	6,522,000	477,000	6,999,000
Taburi National High School	3,894,000	573,000	4,467,000	241,000
Tagumpay National High School	4,689,000	523,000	5,212,000
Tagusao National High School	10,575,000	809,000	11,384,000	396,000
Tara High School	1,298,000	420,000	1,718,000
Tarusan National High School	19,276,000	1,333,000	20,609,000	701,000
Teneguiban National High School (El Nido National High School - Teneguiban Extension)	5,446,000	641,000	6,087,000
Tinitian National High School	5,503,000	509,000	6,012,000
Tumarbong National High School	8,156,000	1,003,000	9,159,000	467,000
Turda National High School		527,000	527,000
Villa Libertad National High School		335,000	335,000
Villa Paz National High School	857,000	343,000	1,200,000
Vito Pechangco Memorial National High School	18,283,000	1,064,000	19,347,000
Wenceslao Villapa High School (Mainit NHS)	3,483,000	488,000	3,971,000

Division of Puerto Princesa City	137,237,000	15,256,000	152,493,000	10,836,000

Division Office - Proper	3,186,000		3,186,000
Babuyan National High School (Palawan National School - Babuyan Annex)	8,382,000	708,000	9,090,000	323,000
Bacungan National High School	8,247,000	862,000	9,109,000	431,000
Bahile National High School	8,426,000	766,000	9,192,000	340,000
Buenavista High School	857,000	387,000	1,244,000
Cabayugan National High School	13,295,000	859,000	14,154,000	394,000
Inagawan National High School	11,819,000	953,000	12,772,000	376,000
Langogan National High School	10,042,000	900,000	10,942,000	721,000
Luzviminda National High School	8,074,000	667,000	8,741,000	285,000
Macarascas National High School	7,508,000	508,000	8,016,000	278,000
Mandaragat - San Miguel Senior High School				1,690,000
Marcelino Abadiano Javarez National High School	15,223,000	859,000	16,082,000	386,000
Matahimik-Bucana High School	1,289,000	421,000	1,710,000
Napsan National High School	8,461,000	710,000	9,171,000	459,000
Puerto Princesa City National Science High School	9,403,000	841,000	10,244,000	492,000
San Rafael National High School	8,012,000	792,000	8,804,000	573,000
Simpucan National High School (Napsan National High School - Simpucan Annex)	4,086,000	467,000	4,553,000	285,000
Sta. Lourdes National High School	9,946,000	847,000	10,793,000	386,000
Sta. Monica National High School	981,000	2,500,000	3,481,000	3,025,000
Tagabinet High School		380,000	380,000
Talaudyong Integrated School		335,000	335,000
Ubaldo L. Conde High School		494,000	494,000	392,000

Division of Romblon	183,458,000	23,907,000	207,365,000	3,090,000

Division Office - Proper	3,987,000		3,987,000
Agojo Integrated School		335,000	335,000
Agripino Armedilla National High School	857,000	456,000	1,313,000
Agutay National High School	441,000	714,000	1,155,000	156,000
Alad National High School	4,885,000	565,000	5,450,000
Armin Rios - Marin National High School	1,714,000	444,000	2,158,000
Azagra National High School	8,913,000	839,000	9,752,000
Buenavista National High School		509,000	509,000
Cabolutan National High School - Carmen Extension	6,988,000	710,000	7,698,000	610,000
Cabolutan National High School (RCFF - San Agustin)	7,944,000	677,000	8,621,000
Cambalo National High School (RCFF - Sibuyan)	7,582,000	810,000	8,392,000	623,000
Concepcion National High School Annex (Bakhawan)		401,000	401,000
Danao National High School	12,281,000	1,220,000	13,501,000
Eduardo M. Moreno National High School (Bachawan National High School - Binongaan Annex)	9,261,000	830,000	10,091,000
Ferrol National High School (RCFF - Ferrol)	11,641,000	1,217,000	12,858,000	498,000

892	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Gabawan National High School	1,286,000	335,000	1,621,000
Guinbirayan National High School	13,869,000	1,222,000	15,091,000
Limon Norte National High School	2,142,000	674,000	2,816,000
Linawan Integrated School		335,000	335,000
Lindero Integrated School		335,000	335,000
Lumbang East National High School	6,273,000	913,000	7,186,000	409,000
Marigondon Norte Integrated School		335,000	335,000
Mauricio F. Fabito National High School	4,330,000	640,000	4,970,000
Melodias Imperial, Sr. National High School	1,286,000	451,000	1,737,000
Pascual Catajay Linao National High School	4,804,000	578,000	5,382,000
Pinamihagan National High School	1,714,000	627,000	2,341,000
Romblon National High School - Mayha Extension	10,461,000	772,000	11,233,000
San Agustin National Trade School	9,615,000	915,000	10,530,000
San Andres Cultural High School	857,000	455,000	1,312,000
Sta. Maria National High School (RCFF - Sta. Maria)	11,247,000	1,248,000	12,495,000	615,000
Sto. Niño National High School	3,246,000	551,000	3,797,000
Tanagan National High School (RCFF - Tanagan)	10,446,000	1,107,000	11,553,000
Tranquilino Cawaling, Sr. National High School	6,759,000	696,000	7,455,000
Tugdan National High School	12,274,000	947,000	13,221,000	179,000
Tungonan National High School	6,355,000	613,000	6,968,000
Victorio Sixon - Balogo National High School		431,000	431,000

Region V - Bicol	3,881,178,000	408,656,000	4,289,834,000	157,252,000

Division of Albay	443,992,000	39,638,000	483,630,000	15,240,000

Division Office - Proper	8,990,000		8,990,000
Alabangpuro High School	6,990,000	741,000	7,731,000	297,000
Alimsog Integrated School	3,803,000	496,000	4,299,000	156,000
Anislag National High School - San Vicente Grande		570,000	570,000	345,000
Bañadero High School	6,909,000	578,000	7,487,000	159,000
Bascaran High School	3,842,000	735,000	4,577,000	249,000
Batan National High School	7,286,000	716,000	8,002,000	400,000
Batbat High School	5,144,000	481,000	5,625,000	166,000
Bical National High School	7,169,000	745,000	7,914,000	228,000
Bilbao National High School	6,292,000	736,000	7,028,000	301,000
Bogtong National High School	5,427,000	596,000	6,023,000	201,000
Bonbon High School	18,009,000	1,189,000	19,198,000	434,000
Caguiba National High School	7,637,000	663,000	8,300,000	290,000
Cawayan High School, Manito	8,826,000	815,000	9,641,000	280,000
Cawayan National High School, Bacacay	15,023,000	1,154,000	16,177,000	517,000
Estancia National High School	7,755,000	756,000	8,511,000	230,000
Joroan High School	14,075,000	1,077,000	15,152,000	521,000
La Medalla High School	1,723,000	441,000	2,164,000
La Medalla National High School	4,200,000	441,000	4,641,000	175,000
Labnig National High School	10,708,000	999,000	11,707,000	374,000
Lacag National High School	10,956,000	765,000	11,721,000	166,000
Lanigay High School	12,366,000	886,000	13,252,000	372,000
Macabugos High School	8,583,000	711,000	9,294,000	297,000
Magpanambo National High School	6,070,000	560,000	6,630,000	160,000
Malabiga High School	3,804,000	392,000	4,196,000	156,000
Malapay High School	8,716,000	776,000	9,492,000	287,000
Malidong High School	16,571,000	1,274,000	17,845,000	592,000
Mamlad High School	4,132,000	553,000	4,685,000	159,000
Mancao High School	9,412,000	893,000	10,305,000	382,000
Manuel Andaya Bustamante High School	4,408,000	596,000	5,004,000	394,000
Marigondon National High School	10,529,000	879,000	11,408,000	312,000
Matacon National High School	13,896,000	1,035,000	14,931,000	469,000
Matara High School	5,737,000	496,000	6,233,000	158,000
Maysua National High School	5,048,000	715,000	5,763,000	484,000
Nagotgot High School	8,594,000	959,000	9,553,000	392,000
Panoypoy High School	7,701,000	644,000	8,345,000	206,000
Paraian National High School	9,702,000	695,000	10,397,000	257,000
Rawis High School	10,694,000	788,000	11,482,000	314,000
Sabino Rebagay Memorial High School	6,290,000	609,000	6,899,000	276,000
San Agustin Integrated High School	15,490,000	1,063,000	16,553,000	460,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	893
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Fernando National High School	10,197,000	1,026,000	11,223,000	338,000
San Francisco National High School	8,927,000	771,000	9,698,000	161,000
San Isidro National High School, Jovellar	6,854,000	623,000	7,477,000	157,000
San Isidro National High School, Malilipot	11,561,000	1,067,000	12,628,000	326,000
San Jose National High School, Libon	10,131,000	810,000	10,941,000	365,000
San Juan High School	13,738,000	1,110,000	14,848,000	424,000
San Miguel High School	8,288,000	695,000	8,983,000	330,000
San Pablo High School	8,083,000	760,000	8,843,000	309,000
San Pascual High School	6,163,000	513,000	6,676,000	199,000
San Ramon High School	3,573,000	416,000	3,989,000	159,000
San Vicente National High School	10,915,000	813,000	11,728,000	380,000
Sogod National High School	7,143,000	613,000	7,756,000	159,000
Tinopan High School	5,288,000	611,000	5,899,000	158,000
Tobog High School	4,624,000	592,000	5,216,000	159,000

Division of Camarines Norte	231,287,000	28,523,000	259,810,000	8,101,000

Division Office - Proper	5,292,000		5,292,000
Anameam High School		335,000	335,000
Aniceta De Lara Pimentel High School	1,784,000	504,000	2,288,000
Baay High School		335,000	335,000
Bagong Silang II High School	6,809,000	608,000	7,417,000	257,000
Bulala High School	7,197,000	787,000	7,984,000	203,000
Calabaca Integrated School	857,000	406,000	1,263,000
Calabasa Integrated School	1,286,000	434,000	1,720,000
Camarines Norte Senior High School				1,128,000
Capalonga National High School		335,000	335,000
Caringo High School (San Roque NHS Annex)		461,000	461,000	162,000
Colasi Integrated School	1,286,000	452,000	1,738,000	155,000
Dominador G. Mendoza High School		335,000	335,000
Dominador Narido High School	8,670,000	921,000	9,591,000	159,000
Dumagmang Integrated School	7,730,000	630,000	8,360,000	179,000
E.P. Borja High School	9,402,000	924,000	10,326,000	210,000
Eugenia Morana - Quintela Memorial High School	9,279,000	989,000	10,268,000	349,000
Fabrica High School	6,973,000	782,000	7,755,000	289,000
Gawad Kalinga High School	6,328,000	637,000	6,965,000	159,000
Gonzales-Azcutia High School	8,226,000	916,000	9,142,000	160,000
Gumaus National High School	8,353,000	871,000	9,224,000	274,000
Kabatuhan Integrated School	428,000	341,000	769,000
Lalawigan National High School	7,878,000	749,000	8,627,000	232,000
Lazaro Cabezudo High School	3,896,000	524,000	4,420,000	158,000
Magsaysay National High School	6,484,000	695,000	7,179,000	234,000
Malaya Integrated School	857,000	335,000	1,192,000
Matango National High School	6,956,000	738,000	7,694,000	185,000
Maulawin National High School	8,248,000	808,000	9,056,000	232,000
Maximo Manarang High School		503,000	503,000	185,000
Pag-asa High School, Labo	3,721,000	381,000	4,102,000	160,000
Pagsangahan Integrated School	2,571,000	424,000	2,995,000
Palali Integrated School	428,000	335,000	763,000
Pambuhan National High School	14,951,000	1,082,000	16,033,000	301,000
Pinagtigasan Calaguas Island Integrated School		335,000	335,000
Porfirio R. Ponayo High School	7,676,000	721,000	8,397,000	157,000
Sabang National High School, Vinzons	10,688,000	1,100,000	11,788,000	363,000
San Antonio High School	1,775,000	384,000	2,159,000
San Francisco National High School	11,954,000	1,156,000	13,110,000	347,000
San Isidro High School	5,420,000	774,000	6,194,000	159,000
San Pedro - Domingo Llarena High School	8,452,000	745,000	9,197,000	249,000
Sarah Jane Ferrer High School	10,140,000	1,041,000	11,181,000	336,000
Sta. Cruz National High School	8,273,000	808,000	9,081,000	353,000
Sta. Elena Integrated School	1,714,000	1,026,000	2,740,000	278,000
Tuaca High School	11,332,000	979,000	12,311,000	203,000
Victoria Tuacar High School	7,973,000	877,000	8,850,000	285,000

Division of Camarines Sur	1,233,207,000	126,722,000	1,359,929,000	50,298,000

Division Office - Proper	25,370,000		25,370,000
Adiangao High School	1,532,000	546,000	2,078,000	210,000

894	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Agay-ayan National High School	5,684,000	586,000	6,270,000	210,000
Anib National High School	10,704,000	774,000	11,478,000	349,000
Antipolo Heights Integrated School		760,000	760,000	175,000
Antipolo National High School, Tinambac	9,341,000	792,000	10,133,000	338,000
Apad Provincial High School	10,793,000	951,000	11,744,000	597,000
Bagacay High School	11,153,000	1,039,000	12,192,000	349,000
Bagadion High School		335,000	335,000	155,000
Bagolatao National High School	3,474,000	444,000	3,918,000	230,000
Bahao National High School	12,274,000	946,000	13,220,000	486,000
Bahi National High School	9,504,000	934,000	10,438,000	336,000
Balaogan National High School	11,933,000	1,003,000	12,936,000	355,000
Balaton National High School	8,346,000	714,000	9,060,000	326,000
Banga National High School	4,261,000	390,000	4,651,000	156,000
Bantugan National High School	4,295,000	496,000	4,791,000	158,000
Bikol High School for Arts and Culture	428,000	353,000	781,000
Binagasbasan National High School	9,411,000	608,000	10,019,000	161,000
Binagasbasan National High School - Denrica NHS		586,000	586,000	224,000
Binobong High School	8,488,000	706,000	9,194,000	374,000
Bitaogan National High School	5,486,000	658,000	6,144,000	249,000
Bolo Norte High School	15,367,000	1,000,000	16,367,000	355,000
Buenavista National High School	7,991,000	696,000	8,687,000	334,000
Buhi High School	5,077,000	1,056,000	6,133,000
Buhi SPED Integrated School	3,688,000	382,000	4,070,000	155,000
Bula National High School - Caorasan NHS Annex (Bula)		485,000	485,000	206,000
Burabod National High School	10,602,000	1,008,000	11,610,000	203,000
Cabalinadan High School	930,000	568,000	1,498,000	274,000
Cabotonan High School	5,411,000	657,000	6,068,000	263,000
Cagbibi National High School	3,767,000	557,000	4,324,000	160,000
Calabnigan Green Meadows High School		373,000	373,000	158,000
Camarines Sur National Agro-Industrial High School		335,000	335,000
Camarines Sur Sports Academy	4,270,000	379,000	4,649,000	156,000
Canayonan National High School	5,333,000	632,000	5,965,000	222,000
Caranday National High School	7,500,000	752,000	8,252,000	276,000
Carmel National High School	10,703,000	887,000	11,590,000	232,000
Casay Provincial High School	13,400,000	1,256,000	14,656,000	496,000
Casugad National High School	8,848,000	741,000	9,589,000	254,000
Catalotoan National High School	7,010,000	708,000	7,718,000	201,000
Coguit Provincial High School	13,665,000	1,387,000	15,052,000	566,000
Computer Science High School of Bicolandia	6,603,000	649,000	7,252,000
Cristobal D. Aquino Memorial High School	1,610,000	558,000	2,168,000	353,000
Curry National High School	10,890,000	806,000	11,696,000	323,000
Dahat National Vocational High School	19,787,000	1,330,000	21,117,000	789,000
Dalipay High School	1,532,000	598,000	2,130,000	191,000
Dalupaon National High School	16,703,000	954,000	17,657,000	378,000
Del Rosario National High School	6,959,000	699,000	7,658,000	160,000
Divine Shepherd High School		418,000	418,000
Don Mariano C. San Juan High School	4,162,000	467,000	4,629,000	158,000
Don Teofilo H. Dilanco Memorial High School	14,740,000	1,073,000	15,813,000	723,000
Doña Basilia S. Quilon Memorial High School	10,342,000	834,000	11,176,000	363,000
Doroteo Federis, Sr. National High School	7,176,000	715,000	7,891,000	193,000
Dr. Lorenzo P. Ziga Memorial High School	9,166,000	834,000	10,000,000	358,000
Dr. Nelson Mejia National High School	6,453,000	618,000	7,071,000	160,000
Eduardo T. Agomaa National High School	6,951,000	663,000	7,614,000	259,000
Eusebia Paz Arroyo Memorial National High School	14,466,000	1,282,000	15,748,000	504,000
Fabrica High School	13,411,000	839,000	14,250,000	239,000
Federico P. Condat National High School, Presentacion	11,919,000	1,016,000	12,935,000	405,000
Felipe P. Panton High School	10,842,000	897,000	11,739,000	314,000
Gibgos National High School	7,072,000	668,000	7,740,000	268,000
Goa Science High School	1,743,000	548,000	2,291,000	449,000
Gov. Mariano E. Villafuerte High School, Pili	6,720,000	928,000	7,648,000	610,000
Gregorio O. Bercasio Memorial High School	10,270,000	736,000	11,006,000	367,000
Guijalo National High School	10,156,000	883,000	11,039,000	457,000
Haluban National High School	7,401,000	664,000	8,065,000	241,000
Harrison Integrated School		618,000	618,000	232,000
Himanag National High School	11,626,000	839,000	12,465,000	436,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	895
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Huyonhuyon High School	9,512,000	1,055,000	10,567,000	449,000
Iraya High School	431,000	523,000	954,000
Jaime Macatangay, Sr. National High School	13,583,000	1,136,000	14,719,000	550,000
Jose de Villa National High School	21,697,000	1,411,000	23,108,000	714,000
La Purisima Pili National High School		335,000	335,000
La Salvacion National High School	17,882,000	1,258,000	19,140,000	793,000
La Victoria High School (Fabrica NHS Annex)	2,587,000	617,000	3,204,000	212,000
Laganac High School	7,368,000	743,000	8,111,000	168,000
Lamon National High School		335,000	335,000
Leon A. Ablaza High School		335,000	335,000
Lidong High School	4,074,000	544,000	4,618,000	160,000
Lip-ac Integrated School (Sitio Catagbacan)	1,286,000	335,000	1,621,000
Lourdes Provincial High School	6,054,000	563,000	6,617,000	159,000
Lubigan, Sr. High School		516,000	516,000	155,000
Lupi National High School	13,729,000	1,211,000	14,940,000	552,000
Lupi-Iligan National High School	9,939,000	829,000	10,768,000	774,000
Maangas High School - Buenavista Annex	4,062,000	569,000	4,631,000	255,000
Mabca National High School		335,000	335,000
Magsaysay National High School	7,131,000	653,000	7,784,000	254,000
Malansad National High School	6,507,000	619,000	7,126,000	312,000
Malate-Olos High School	2,571,000	545,000	3,116,000
Mambayawas High School	4,332,000	541,000	4,873,000	161,000
Mambulo Nuevo High School	17,757,000	1,228,000	18,985,000	631,000
Manangle High School	7,354,000	678,000	8,032,000	158,000
Mangayawan National High School	6,943,000	719,000	7,662,000	210,000
Mansalaya National High School	8,937,000	905,000	9,842,000	403,000
Mantalisay National High School	8,427,000	639,000	9,066,000	179,000
Marangi High School	428,000	530,000	958,000	160,000
Masoli National High School	9,144,000	902,000	10,046,000	394,000
Medroso Mendoza High School	12,786,000	878,000	13,664,000	353,000
New Partido High School	1,714,000	574,000	2,288,000	249,000
Nonito Paz Arroyo Memorial National High School	9,120,000	793,000	9,913,000	208,000
Northern Canaman High School	4,673,000	646,000	5,319,000	224,000
Northern Plain High School	6,771,000	590,000	7,361,000	159,000
Ombao National High School	6,317,000	575,000	6,892,000	191,000
Oring National High School	9,384,000	879,000	10,263,000	345,000
Pablo Lim Olivan National High School	17,559,000	1,425,000	18,984,000	1,221,000
Pag-Oring Nuevo National High School	4,580,000	489,000	5,069,000	228,000
Palangon High School	4,372,000	487,000	4,859,000	160,000
Palo Integrated School	2,388,000	447,000	2,835,000
Pambuhan National High School	13,438,000	1,297,000	14,735,000	913,000
Panagan High School	11,665,000	831,000	12,496,000	382,000
Pararao National High School	13,793,000	1,321,000	15,114,000	420,000
Payak High School	4,457,000	731,000	5,188,000	322,000
Payatan National High School	8,685,000	753,000	9,438,000	257,000
Pinamasagan National High School	8,753,000	930,000	9,683,000	429,000
Ponong Integrated School	4,142,000	570,000	4,712,000	157,000
Presentacion National High School	15,591,000	1,372,000	16,963,000	639,000
Pulang Daga National High School	5,612,000	629,000	6,241,000	187,000
R.T. Subastil Memorial High School	5,727,000	646,000	6,373,000	159,000
Rabano High School	866,000	357,000	1,223,000
Ragay Science and Mathematics Oriented High School	4,562,000	531,000	5,093,000	206,000
Ramon B. Felipe, Sr. High School	11,507,000	1,108,000	12,615,000	442,000
Rangas Ramos National High School (San Jose Fishery)	8,886,000	856,000	9,742,000	301,000
Rolando R. Andaya, Sr. Memorial High School	10,776,000	1,135,000	11,911,000	583,000
Sabang High School, Calabanga	14,967,000	1,210,000	16,177,000	552,000
Sacred Heart High School	9,975,000	940,000	10,915,000	488,000
Sagrada National High School - Tinambac	8,934,000	609,000	9,543,000	353,000
Sagrada Provincial High School	12,875,000	1,158,000	14,033,000	363,000
Sagurong High School, Sagurong	1,777,000	473,000	2,250,000	221,000
Salogon High School	8,442,000	841,000	9,283,000	241,000
Salvacion High School (Sagnay Southeastern)	4,950,000	819,000	5,769,000	358,000
Salvacion High School, Buhi		335,000	335,000
Salvacion High School, Sipocot		482,000	482,000	159,000
Salvacion Libmanan Integrated School		335,000	335,000

896	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Antonio High School		335,000	335,000
San Antonio National High School	13,104,000	1,217,000	14,321,000	407,000
San Jose Alanao High School	6,149,000	685,000	6,834,000	166,000
San Jose Integrated School	1,717,000	335,000	2,052,000
San Pablo Integrated School	2,616,000	414,000	3,030,000	158,000
San Ramon National High School - Bula	9,269,000	883,000	10,152,000	323,000
San Ramon Provincial High School	6,040,000	553,000	6,593,000	157,000
San Roque High School, Bato	10,145,000	1,009,000	11,154,000	612,000
San Sebastian Fisheries High School	428,000	335,000	763,000
San Vicente High School, Sipocot	5,193,000	458,000	5,651,000	157,000
Severo High School	674,000	797,000	1,471,000	187,000
Sibaguan Agro-Industrial High School	13,077,000	1,103,000	14,180,000	422,000
Siembre High School	5,624,000	729,000	6,353,000	203,000
Sinuknipan National High School	13,752,000	1,344,000	15,096,000	785,000
Siruma High School (Fundado High School Annex)	1,103,000	423,000	1,526,000	159,000
Sisa Feliciano Memorial High School	11,271,000	934,000	12,205,000	529,000
Sto. Nino Integrated School	1,544,000	439,000	1,983,000
Sumaoy Integrated School	246,000	569,000	815,000	160,000
Tabgon High School	10,808,000	925,000	11,733,000	498,000
Tabgon National High School	10,749,000	969,000	11,718,000	758,000
Tambo National High School	18,682,000	1,280,000	19,962,000	986,000
Tandoc National High School	11,561,000	1,120,000	12,681,000	544,000
Tapayas National High School	11,217,000	1,129,000	12,346,000	444,000
Tawog National High School - Eastern Coast NHS (Tawog)		658,000	658,000	369,000
Tawog National High School - Northern Peninsula	246,000	615,000	861,000	224,000
Tierra Nevada National High School	7,497,000	648,000	8,145,000	297,000
Tinalmud National High School, Pasacao	2,836,000	749,000	3,585,000	500,000
Tinawagan National High School	11,441,000	1,132,000	12,573,000	434,000
Tinorongan National High School	3,063,000	702,000	3,765,000	326,000
Toytoy Integrated School	674,000	473,000	1,147,000	159,000
V. Bagasina, Sr. Memorial High School	24,804,000	1,697,000	26,501,000	376,000
Victor Bernal Provincial High School	10,257,000	829,000	11,086,000	355,000
Villafuerte - Peña High School	5,784,000	721,000	6,505,000	261,000
Villamayor National High School	13,355,000	1,065,000	14,420,000	440,000
Visita De Salog High School	6,447,000	642,000	7,089,000	224,000
Vito National High School	8,586,000	918,000	9,504,000	347,000
West Coast National High School (West Coast High School)	6,730,000	613,000	7,343,000	179,000

Division of Catanduanes	241,286,000	24,409,000	265,695,000	8,812,000

Division Office - Proper	4,545,000		4,545,000
Agban National High School	6,839,000	764,000	7,603,000	214,000
Antipolo National High School	8,091,000	634,000	8,725,000	268,000
Bote Integrated School	6,451,000	713,000	7,164,000	160,000
Bugao National High School	6,894,000	793,000	7,687,000	158,000
Buyo Integrated School	12,880,000	950,000	13,830,000	540,000
Cabcab National High School	10,432,000	945,000	11,377,000	361,000
Cabugao Integrated School	12,222,000	1,235,000	13,457,000	559,000
Cobo Integrated School	6,333,000	723,000	7,056,000	187,000
Codon National High School	6,983,000	647,000	7,630,000	168,000
Dariao National High School	5,494,000	636,000	6,130,000	183,000
Dororian National High School	4,064,000	487,000	4,551,000	158,000
Hawan National High School	7,570,000	629,000	8,199,000	164,000
Lictin Integrated School	5,627,000	652,000	6,279,000	195,000
Magnesia National High School	7,170,000	552,000	7,722,000	159,000
Manambrag National High School	10,587,000	994,000	11,581,000	386,000
Mayngaway National High School	11,977,000	1,050,000	13,027,000	457,000
Milaviga Integrated School	5,310,000	553,000	5,863,000	160,000
Pagsangahan Integrated School		335,000	335,000
Palta National High School	10,281,000	781,000	11,062,000	338,000
Palumbanes Integrated School		470,000	470,000	172,000
Panganiban National High School	17,360,000	815,000	18,175,000	285,000
Panganiban National High School, Caic Compound (Panganiban)		1,231,000	1,231,000	583,000
San Jose National High School	13,661,000	1,238,000	14,899,000	438,000
San Miguel Rural Development High School (Mabato High School Annex)	518,000	807,000	1,325,000	453,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	897
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
San Vicente National High School	6,018,000	723,000	6,741,000	179,000
Sicmil Integrated School	4,304,000	587,000	4,891,000	157,000
Tabugoc National High School	14,448,000	1,284,000	15,732,000	442,000
Tambongon National High School	10,145,000	1,020,000	11,165,000	380,000
Tinago National High School	7,474,000	675,000	8,149,000	212,000
Tubli National High School	17,608,000	1,486,000	19,094,000	696,000

Division of Iriga City	50,415,000	6,659,000	57,074,000	3,716,000

Division Office - Proper	988,000		988,000
Antipolo Integrated School		335,000	335,000
Cristo Rey Integrated School	7,583,000	812,000	8,395,000	249,000
Iriga City Division Integrated Special School (SPED)		460,000	460,000
Rinconada National Technical Vocational School - San Francisco High School Annex		554,000	554,000
Salvacion Integrated School		335,000	335,000
San Agustin (Stand-Alone) Senior High School				2,245,000
San Juan Integrated School	857,000	335,000	1,192,000
San Pedro National High School	6,906,000	736,000	7,642,000	245,000
Santiago Integrated School	8,696,000	877,000	9,573,000	254,000
Sta. Maria High School	9,929,000	956,000	10,885,000	323,000
Sto. Niño National High School	15,456,000	1,259,000	16,715,000	400,000

Division of Legazpi City	64,814,000	5,875,000	70,689,000	2,440,000

Division Office - Proper	1,231,000		1,231,000
Cagbacong High School	5,466,000	634,000	6,100,000	162,000
Gogon High School	19,013,000	1,594,000	20,607,000	959,000
Maslog National High School	7,354,000	773,000	8,127,000	276,000
Pawa High School	11,396,000	916,000	12,312,000	351,000
Special Education Center		335,000	335,000
Taysan Resettlement Integrated School	20,354,000	1,623,000	21,977,000	692,000

Division of Ligao City	63,378,000	7,624,000	71,002,000	3,208,000

Division Office - Proper	1,223,000		1,223,000
Amtic National High School	12,385,000	1,091,000	13,476,000	363,000
Barayong High School	12,340,000	1,123,000	13,463,000	415,000
Cabarian National High School	12,257,000	1,168,000	13,425,000	540,000
Ligao City National Technical-Vocational High School	6,725,000	1,480,000	8,205,000	959,000
Maonon High School		694,000	694,000	164,000
Oma-Oma National High School	7,785,000	925,000	8,710,000	347,000
Palapas National High School	10,663,000	1,143,000	11,806,000	420,000

Division of Masbate	922,473,000	101,919,000	1,024,392,000	39,519,000

Division Office - Proper	19,179,000		19,179,000
Adelina P. Laurio National High School	9,551,000	835,000	10,386,000	365,000
Alejandra B. Tambago High School	8,069,000	770,000	8,839,000	203,000
Allanaraiz-Marfil High School	14,573,000	1,501,000	16,074,000	606,000
Amado E. Lazaro High School		649,000	649,000	363,000
Amador-Bello High School		887,000	887,000	318,000
Amotag National High School		522,000	522,000	243,000
Antonio Lee Llacer, Sr. Integrated School	6,969,000	726,000	7,695,000	181,000
Aroroy Stand-Alone Senior High School				766,000
Arriesgado-Sevillano High School	9,203,000	835,000	10,038,000	369,000
Balete High School	1,286,000	335,000	1,621,000
Bangalisan Barangay High School	8,960,000	747,000	9,707,000	272,000
Bartolabac Integrated School	860,000	417,000	1,277,000
Batuila Integrated School		335,000	335,000
Bricio Aninang, Sr. Memorial High School (Panguiranan National High School)	15,003,000	1,342,000	16,345,000	494,000
Buenasuerte Integrated School	4,301,000	1,275,000	5,576,000	502,000
Buenavista Integrated School	860,000	773,000	1,633,000	320,000
Bugtong High School	6,513,000	678,000	7,191,000	195,000
Buracan National High School	12,031,000	1,160,000	13,191,000	405,000
Burgos National High School	8,060,000	932,000	8,992,000	322,000
Busing Integrated School	857,000	405,000	1,262,000
Buyo National High School	5,871,000	786,000	6,657,000	210,000

898	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Cabangcalan High School		386,000	386,000	164,000
Cabas-an High School		335,000	335,000
Cabitan High School	20,355,000	1,753,000	22,108,000	847,000
Casamongan Integrated School	857,000	462,000	1,319,000	157,000
Casinillo-Monteroyo High School	1,286,000	377,000	1,663,000
Cawayan National High School	8,726,000	663,000	9,389,000	210,000
Centro Integrated School	1,286,000	364,000	1,650,000
Cleofe A. Arce Memorial High School	7,724,000	755,000	8,479,000	270,000
Cogon High School	13,798,000	1,194,000	14,992,000	550,000
Conrada Tero Kho Memorial High School	11,411,000	884,000	12,295,000	270,000
Costa Rica Integrated School	9,048,000	834,000	9,882,000	172,000
Cristeta Bagano Memorial High School	1,606,000	1,438,000	3,044,000	878,000
Dacu Integrated School	428,000	335,000	763,000
Dalipe High School	8,696,000	743,000	9,439,000	312,000
Damaso R. Rubia Memorial High School	9,598,000	757,000	10,355,000	363,000
Delavin-Rubia High School	8,018,000	663,000	8,681,000	276,000
Don Benito Maristela Memorial High School	9,265,000	866,000	10,131,000	261,000
Eastern Capsay Integrated School	860,000	413,000	1,273,000	155,000
Emilio Lee Llacer, Sr. High School	3,634,000	553,000	4,187,000	158,000
F. Alindogan National High School	14,586,000	1,318,000	15,904,000	486,000
Feliciano S. Samonte Memorial High School	8,458,000	872,000	9,330,000	367,000
Felixberto del Rosario, Jr. Memorial High School	10,649,000	924,000	11,573,000	405,000
Floro L. Medina Memorial High School	5,972,000	748,000	6,720,000	161,000
Francisca Conag Lavisto Memorial High School	4,987,000	499,000	5,486,000	177,000
Gerardo C. Cardiño, Sr. High School	5,270,000	709,000	5,979,000	195,000
Gulapo Jumao-as High School		335,000	335,000
Halabangbaybay National High School	6,413,000	613,000	7,026,000	212,000
Iniwaran Integrated School		636,000	636,000	216,000
Ipil National High School	8,105,000	844,000	8,949,000	161,000
Isidro C. Mendoza High School		335,000	335,000
Jamorawon Barangay High School	16,251,000	1,098,000	17,349,000	535,000
Labangco High School		595,000	595,000	201,000
Lagta National High School	10,079,000	984,000	11,063,000	309,000
Lahong National High School	8,401,000	862,000	9,263,000	274,000
Lantangan High School	5,814,000	722,000	6,536,000	254,000
Liberato P. Tacurda, Sr. High School	8,295,000	913,000	9,208,000	307,000
Libertad High School	7,459,000	553,000	8,012,000	159,000
Liong National High School	15,139,000	1,518,000	16,657,000	550,000
Mababangbaybay National High School	7,386,000	863,000	8,249,000	353,000
Mabuhay Integrated School	1,286,000	337,000	1,623,000
Madamba Integrated School	1,286,000	416,000	1,702,000	156,000
Magdalena National High School	11,489,000	904,000	12,393,000	361,000
Malaking Ilog National High School	7,889,000	751,000	8,640,000	351,000
Malbug High School	17,786,000	1,457,000	19,243,000	714,000
Manamoc Upland Integrated School		335,000	335,000
Maravilla National High School		1,065,000	1,065,000	369,000
Marcelo A. Añonuevo National High School	9,685,000	754,000	10,439,000	328,000
Marintoc National High School	12,726,000	1,219,000	13,945,000	444,000
Mary Perpetua E. Brioso National High School	10,529,000	843,000	11,372,000	469,000
Masbate Sports Academy		335,000	335,000
Mataba Integrated School	7,557,000	624,000	8,181,000	272,000
Matagangtang National High School	8,269,000	834,000	9,103,000	334,000
Melchor B. Burlaos Memorial High School	13,813,000	890,000	14,703,000	359,000
Milagros National High School	12,060,000	1,026,000	13,086,000	564,000
Morocborocan Integrated School	431,000	335,000	766,000
Nabongsoran High School	5,524,000	607,000	6,131,000	280,000
Naro High School	22,642,000	1,797,000	24,439,000	918,000
Nonilon C. Hermosa, Sr. High School		335,000	335,000
Osmeña High School	10,254,000	895,000	11,149,000	394,000
Palanas National Agricultural High School	10,592,000	1,014,000	11,606,000	398,000
Palanas National High School	7,933,000	660,000	8,593,000	203,000
Palani Integrated School	918,000	455,000	1,373,000	155,000
Pedro C. Sese, Sr. Memorial High School	9,344,000	895,000	10,239,000	343,000
Pinamandayan High School	6,326,000	611,000	6,937,000	172,000
Polot Integrated School	428,000	335,000	763,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	899
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Puro High School	19,413,000	1,312,000	20,725,000	776,000
Quezon National High School	8,048,000	822,000	8,870,000	297,000
Quinayangan National High School	7,662,000	846,000	8,508,000	283,000
Revil-Bajar National High School		518,000	518,000	294,000
Rivera-Brizo National High School		335,000	335,000
Rizal Integrated School	428,000	518,000	946,000	181,000
Rodolfo Z. Titong National High School	10,602,000	806,000	11,408,000	280,000
Rondina - Atendido National High School	23,108,000	1,632,000	24,740,000	701,000
Roxas Integrated High School	857,000	376,000	1,233,000
Salvacion High School		632,000	632,000	160,000
Salvacion Integrated School		335,000	335,000
San Carlos National High School	1,289,000	646,000	1,935,000	160,000
San Isidro National High School	9,455,000	967,000	10,422,000	309,000
San Pablo National High School	13,443,000	1,172,000	14,615,000	552,000
San Pedro National High School	11,224,000	1,103,000	12,327,000	424,000
San Ramon National High School	15,679,000	1,155,000	16,834,000	409,000
Santos E. Conag National High School	16,783,000	1,287,000	18,070,000	555,000
Serafin C. Rosero Memorial High School	10,858,000	886,000	11,744,000	427,000
Simawa National High School		641,000	641,000	222,000
Sulpicio T. Condor, Sr. National High School		745,000	745,000	394,000
Syndicate National High School		335,000	335,000
Tagpu High School	3,428,000	754,000	4,182,000
Taisan High School		625,000	625,000	278,000
Tanque National High School	17,316,000	1,737,000	19,053,000	905,000
Temistocles A. Merioles, Sr. Memorial High School	19,522,000	1,513,000	21,035,000	745,000
Teresita C. Young Memorial High School	8,704,000	836,000	9,540,000	424,000
Tiburcio Berdida High School (Pasig NHS)	15,053,000	1,341,000	16,394,000	646,000
Tigbao Integrated School	9,507,000	740,000	10,247,000	347,000
Tinigban National High School	10,584,000	816,000	11,400,000	460,000
Tito R. Espinosa Memorial National Agricultural High School (Burias National Agricultural High School)	13,545,000	1,137,000	14,682,000	459,000
Tomas V. Rivera National High School	33,963,000	2,263,000	36,226,000	1,609,000
Tugbo Integrated School	1,295,000	447,000	1,742,000	156,000
Tumalaytay High School		768,000	768,000	303,000
Ubo Integrated School	860,000	431,000	1,291,000
Uson National High School	18,064,000	1,403,000	19,467,000	482,000
Verdida Sabrido High School	14,547,000	1,140,000	15,687,000	517,000
Vicente D. Alburo High School		566,000	566,000	234,000
Victory Integrated School		335,000	335,000
Villa Integrated School	2,571,000	722,000	3,293,000	392,000
Vivencio P. Casas, Sr. Memorial High School, Placer	23,464,000	1,567,000	25,031,000	1,055,000
Zapatos Integrated School	428,000	354,000	782,000

Division of Masbate City	60,977,000	7,427,000	68,404,000	2,701,000

Division Office - Proper	1,277,000		1,277,000
Alejandro Delos Reyes Integrated School	7,476,000	869,000	8,345,000	314,000
B. Titong High School		466,000	466,000
Bantigue High School	8,390,000	946,000	9,336,000	314,000
Bayombon High School	7,031,000	896,000	7,927,000	239,000
Bolo High School	14,385,000	1,436,000	15,821,000	703,000
Igang Integrated School		335,000	335,000
Nursery High School	9,184,000	1,121,000	10,305,000	521,000
Usab High School	13,234,000	1,358,000	14,592,000	610,000

Division of Naga City	43,535,000	4,818,000	48,353,000	1,627,000

Division Office - Proper	1,112,000		1,112,000
Balatas National High School		335,000	335,000
Del Rosario High School	3,927,000	522,000	4,449,000	157,000
Leon Q. Mercado High School	14,350,000	1,241,000	15,591,000	469,000
San Isidro National High School		368,000	368,000
Sta. Cruz National High School		543,000	543,000
Tinago National High School	24,146,000	1,809,000	25,955,000	1,001,000

Division of Sorsogon	404,669,000	42,996,000	447,665,000	15,531,000

Division Office - Proper	8,267,000		8,267,000

900	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Alegria Integrated School		335,000	335,000
Bagacay National High School	13,408,000	1,015,000	14,423,000	372,000
Bagatao National High School	6,302,000	706,000	7,008,000	168,000
Bagong Sirang High School	3,077,000	501,000	3,578,000	170,000
Bantayan National High School	6,951,000	639,000	7,590,000	274,000
Bartolome G. Lee, Sr. Integrated School	428,000	335,000	763,000
Batang Integrated School	428,000	335,000	763,000
Bayasong National High School	12,446,000	932,000	13,378,000	409,000
Beguin High School, Bulan	7,026,000	610,000	7,636,000	214,000
Bentuco National High School	8,969,000	731,000	9,700,000	160,000
Biton High School	5,983,000	721,000	6,704,000	305,000
Buenavista National High School, Castilla	5,520,000	634,000	6,154,000	314,000
Butag School of Fisheries	6,917,000	608,000	7,525,000	336,000
Cabugao National High School	7,175,000	747,000	7,922,000	278,000
Cadandanan National High School	6,043,000	542,000	6,585,000	199,000
Caditaan National High School	9,316,000	871,000	10,187,000	268,000
Cagbolo National Vocational High School	6,239,000	656,000	6,895,000	188,000
Calateo Integrated School	431,000	335,000	766,000
Calintaan Integrated School		335,000	335,000
Calpi Integrated School		335,000	335,000
Celso F. Falcotelo National High School	7,130,000	744,000	7,874,000	158,000
Culasi National High School	9,385,000	948,000	10,333,000	407,000
Danao National High School	7,381,000	618,000	7,999,000	245,000
Del Carmen Memorial High School	8,397,000	867,000	9,264,000	158,000
Donsol National Comprehensive High School - Banuang Gurang Extension	7,714,000	885,000	8,599,000	528,000
Donsol National Comprehensive High School - Sta. Cruz Extension High School		862,000	862,000	564,000
Donsol Vocational High School - Gimagaan		802,000	802,000	396,000
Donsol Vocational High School - Gogon Annex		598,000	598,000	245,000
Faustino G. Glua High School	7,619,000	696,000	8,315,000	239,000
Gate National High School	11,057,000	805,000	11,862,000	328,000
Guruyan High School	7,837,000	892,000	8,729,000	303,000
Irosin North National High School	10,423,000	1,000,000	11,423,000	332,000
J.P. Laurel High School	12,143,000	1,060,000	13,203,000	610,000
Jupi National High School	8,653,000	728,000	9,381,000	188,000
Lajong National High School	3,342,000	549,000	3,891,000	161,000
Lungib National High School	7,302,000	622,000	7,924,000	249,000
Manlabong National High School	6,440,000	797,000	7,237,000	199,000
Manuel T. Sia Memorial High School	8,940,000	731,000	9,671,000	376,000
Mayon National High School	13,101,000	1,105,000	14,206,000	455,000
Milagrosa National High School	11,018,000	832,000	11,850,000	322,000
Olimpio A. Guarin, Jr. National High School	9,003,000	846,000	9,849,000	274,000
Oras National High School	9,842,000	893,000	10,735,000	415,000
Palanas National High School	9,366,000	761,000	10,127,000	355,000
Pandan High School	5,317,000	741,000	6,058,000	183,000
Patag Integrated School	1,286,000	491,000	1,777,000	158,000
Pili National High School	6,212,000	705,000	6,917,000	268,000
Quezon National High School	9,696,000	753,000	10,449,000	422,000
Quirapi Integrated School		335,000	335,000
Rizal National High School - Gubat	9,985,000	792,000	10,777,000	312,000
Sablayan High School	857,000	426,000	1,283,000	160,000
San Antonio National High School	5,938,000	770,000	6,708,000	162,000
San Juan Bag-o High School	8,715,000	726,000	9,441,000	323,000
San Rafael High School, Castilla	10,366,000	1,023,000	11,389,000	515,000
San Rafael High School, Pilar	6,737,000	656,000	7,393,000	276,000
San Rafael Integrated School	2,142,000	371,000	2,513,000
San Roque National High School	8,516,000	891,000	9,407,000	326,000
Sisigon Integrated School	1,723,000	432,000	2,155,000
Siuton National High School	10,794,000	964,000	11,758,000	392,000
Sua High School, Matnog	10,503,000	903,000	11,406,000	330,000
Tingco National High School	7,160,000	701,000	7,861,000	239,000
Tiong Hen So Memorial High School	7,703,000	752,000	8,455,000	303,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	901
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Sorsogon City	75,166,000	8,020,000	83,186,000	5,090,000

Division Office - Proper	1,559,000		1,559,000
Bogña Integrated School	8,176,000	881,000	9,057,000	294,000
Buenavista National High School	5,316,000	557,000	5,873,000	157,000
Buhatan Integrated National School	6,026,000	741,000	6,767,000	201,000
Buhatan National High School	8,932,000	756,000	9,688,000	175,000
Capuy Integrated National School	857,000	335,000	1,192,000
Gatbo National High School	6,592,000	668,000	7,260,000	221,000
Lydia D. Martinez Memorial High School (Sugod NHS)	9,899,000	916,000	10,815,000
Mercedes B. Peralta Senior High School				929,000
Osiao Paglingap National High School	5,859,000	648,000	6,507,000	212,000
Pamurayan Integrated School	7,144,000	717,000	7,861,000	249,000
Rawis Senior High School				1,437,000
San Lorenzo Integrated National School	1,714,000	341,000	2,055,000
Sawanga National High School	6,747,000	702,000	7,449,000	305,000
Sto. Niño Integrated School	6,345,000	758,000	7,103,000	330,000
Sugod Senior High School				580,000

Division of Tabaco City	45,979,000	4,026,000	50,005,000	969,000

Division Office - Proper	847,000		847,000
Bongabong High School	7,965,000	868,000	8,833,000	199,000
Comon High School	6,978,000	702,000	7,680,000	159,000
Hacienda High School	12,157,000	861,000	13,018,000	226,000
Malictay High School	4,713,000	505,000	5,218,000	157,000
Mariroc High School	13,319,000	1,090,000	14,409,000	228,000

Region VI - Western Visayas	1,882,345,000	275,252,000	2,157,597,000	93,132,000

Division of Aklan	269,041,000	31,158,000	300,199,000	10,698,000

Division Office - Proper	5,797,000		5,797,000
Agtughangin Integrated School	5,686,000	635,000	6,321,000	234,000
Alfonso XII National High School	5,103,000	604,000	5,707,000	228,000
Altavas National High School (Cabangila Annex)	6,649,000	700,000	7,349,000	208,000
Angas Integrated School	3,756,000	526,000	4,282,000	158,000
Anselmo B. Legazpi National High School (Formerly Cayangwan National High School)	6,610,000	710,000	7,320,000	239,000
Bacan National High School - Mangan Extension	6,690,000	678,000	7,368,000	214,000
Bagong Barrio Integrated School	4,751,000	487,000	5,238,000
Bakhaw Norte Integrated School	4,177,000	464,000	4,641,000	179,000
Balete Integrated School	11,292,000	1,074,000	12,366,000	475,000
Batan Academy (A National High School) - Lablab Extension	2,246,000	478,000	2,724,000
Baybay-Alibagon Integrated School	3,467,000	521,000	3,988,000	160,000
Buruanga National High School	6,025,000	704,000	6,729,000	206,000
Catalino M. Prado National High School	7,482,000	826,000	8,308,000	245,000
Catmon Integrated School	3,752,000	482,000	4,234,000	156,000
Dalagsaan Integrated School	3,442,000	472,000	3,914,000	155,000
Don Edecio S. Venturanza Integrated School	857,000	335,000	1,192,000
Guadalupe National High School	11,324,000	886,000	12,210,000	478,000
Habana Integrated School	3,560,000	647,000	4,207,000	160,000
Ibajay National High School	19,507,000	1,723,000	21,230,000	928,000
Ipil Integrated School	3,146,000	464,000	3,610,000	155,000
Jawili Integrated School	5,623,000	713,000	6,336,000	183,000
Jose F. Meñez Memorial National High School	7,859,000	724,000	8,583,000	252,000
Kalibo Integrated Special Education Center	6,410,000	703,000	7,113,000	278,000
Kinaangay Integrated School	5,105,000	674,000	5,779,000	185,000
Lamberto H. Tirol National High School	8,181,000	802,000	8,983,000	384,000
Laserna Integrated School	1,714,000	498,000	2,212,000	172,000
Lezo Integrated School	8,790,000	1,026,000	9,816,000	382,000
Loctuga National High School	9,268,000	901,000	10,169,000	429,000
Loreto N. Nedric National High School	6,777,000	789,000	7,566,000	243,000
Lupo National High School	4,642,000	562,000	5,204,000	158,000
Ma. Cristina Integrated School	3,072,000	464,000	3,536,000	156,000
Madalag National High School - Mamba Extension	1,353,000	479,000	1,832,000	160,000
Mambuquiao Integrated School	3,488,000	420,000	3,908,000	155,000
Mandong Integrated School	3,237,000	605,000	3,842,000	158,000

902	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Manocmanoc National High School	19,941,000	1,663,000	21,604,000	1,040,000
Medina Integrated School	3,251,000	440,000	3,691,000	159,000
Monlaque National High School		335,000	335,000
Napti Integrated School	4,159,000	524,000	4,683,000	157,000
Ortega Integrated School	4,281,000	479,000	4,760,000	159,000
Palay Integrated School	3,204,000	493,000	3,697,000	156,000
Patrocinio A. Lachica Integrated School	4,438,000	550,000	4,988,000	160,000
Pinamuk-an Integrated Farm School	3,531,000	522,000	4,053,000	158,000
San Roque Integrated School	3,589,000	498,000	4,087,000	157,000
Tabon Integrated School	2,701,000	424,000	3,125,000	155,000
Tagororoc Integrated School	3,515,000	471,000	3,986,000
Talon Integrated School	1,286,000	379,000	1,665,000
Tamalagon Integrated School	11,308,000	1,235,000	12,543,000	524,000
Vivo Integrated School	2,999,000	369,000	3,368,000

Division of Antique	86,253,000	13,563,000	99,816,000	4,060,000

Division Office - Proper	2,247,000		2,247,000
Aningalan Integrated Farm School		335,000	335,000
Antique Integrated School	1,714,000	335,000	2,049,000
Caluya National High School - Sibay Annex	7,445,000	821,000	8,266,000	457,000
Capoyuan Integrated School		335,000	335,000
Dr. Luis E. Baraquia National High School		762,000	762,000	312,000
Eastern Laua-an National High School	5,714,000	773,000	6,487,000	214,000
Flores Integrated School		335,000	335,000
Governor Evelio B. Javier Memorial National High School	12,385,000	1,229,000	13,614,000	581,000
Guintas National High School (Annex of Moscoso Rios National High School)	8,769,000	889,000	9,658,000	280,000
Hininga-an Integrated School		335,000	335,000
Igsoro Integrated School		335,000	335,000
Kawit Integrated School	4,285,000	667,000	4,952,000	155,000
La Paz Integrated School	2,571,000	471,000	3,042,000
Lacaron Integrated School	4,713,000	583,000	5,296,000
Lipata-Lamputong Integrated School	4,285,000	692,000	4,977,000	226,000
Manlacbo Integrated School		335,000	335,000
Pangalcagan National High School	1,723,000	761,000	2,484,000	355,000
San Remigio Integrated School		335,000	335,000
Sebaste High School	13,614,000	1,424,000	15,038,000	602,000
Semirara National High School	16,788,000	1,393,000	18,181,000	878,000
Sumaray Integrated School		418,000	418,000

Division of Bacolod City	59,642,000	8,541,000	68,183,000	3,040,000

Division Office - Proper	1,518,000		1,518,000
Alangilan Farm School		335,000	335,000
Andres Bonifacio Senior High School				489,000
Angela Gonzaga National High School - Emiliano Lizares National High School Extension	2,205,000	638,000	2,843,000
Fr. Gratian Murray Integrated School	14,308,000	1,232,000	15,540,000	606,000
Jovito Sayson National High School (MRRP NHS - Felisa Extension) Handuman National High School Extension	1,383,000	630,000	2,013,000	363,000
Luis Hervias National High School - Mandalagan Extension	1,554,000	846,000	2,400,000	424,000
M.G. Medalla Integrated School	17,091,000	1,517,000	18,608,000	766,000
Progreso Village National High School	8,570,000	974,000	9,544,000
Romanito P. Maravilla, Sr. National High School	13,013,000	1,285,000	14,298,000	392,000
Sum-ag Farm School		335,000	335,000
Sum-ag National High School - Cabug National High School - Sum-ag Extension		749,000	749,000

Division of Bago City	5,955,000	1,876,000	7,831,000	735,000

Division Office - Proper	344,000		344,000
Bago City Senior High School				735,000
Ramon Torres Atipuluan National High School	857,000	436,000	1,293,000
Ramon Torres Bacong National High School	4,754,000	1,105,000	5,859,000
Ramon Torres Malingin Farm School		335,000	335,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	903
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Cadiz City	42,047,000	6,120,000	48,167,000	1,796,000

Division Office - Proper	878,000		878,000
Burgos National High School (Cadiz Viejo National High School - Burgos Extension High School)	6,595,000	660,000	7,255,000	222,000
Caduha-an National High School - Luna Extension High School	4,177,000	863,000	5,040,000	355,000
Caduha-an National High School - Andres Bonifacio Extension High School	5,938,000	854,000	6,792,000	359,000
Caduha-an National High School - Tagbanon Extension High School	4,116,000	626,000	4,742,000	183,000
Dr. Vicente F. Gustilo Memorial National High School - Daga Extension High School	5,411,000	759,000	6,170,000
Mabini National High School - Alimatoc Extension High School	2,162,000	506,000	2,668,000	197,000
Tiglawigan National High School - Magsaysay Campus Extension High School	4,532,000	631,000	5,163,000	160,000
Villacin National High School - Jerusalem Extension High School	6,396,000	795,000	7,191,000	160,000
Villacin National High School - Sewahon Extension	1,842,000	426,000	2,268,000	160,000

Division of Capiz	130,390,000	18,805,000	149,195,000	4,149,000

Division Office - Proper	3,646,000		3,646,000
Agkawayan Integrated School	2,360,000	441,000	2,801,000
Aglalana Integrated School	4,323,000	630,000	4,953,000	463,000
Aglanot Integrated School	2,142,000	412,000	2,554,000
Antonio Belo Memorial Integrated School	1,286,000	466,000	1,752,000
Bago Chiquito Integrated School	1,286,000	335,000	1,621,000
Bag-ong Barrio National High School	6,752,000	624,000	7,376,000	259,000
Bailan Integrated School	1,286,000	460,000	1,746,000
Basiao National High School	8,815,000	927,000	9,742,000	374,000
Bilao Integrated School	2,142,000	504,000	2,646,000
Bula Integrated School	1,289,000	409,000	1,698,000
Calixto Loyola, Sr. Integrated School	1,286,000	359,000	1,645,000
Canapian Integrated School	1,286,000	364,000	1,650,000
Celestino D. Diaz Integrated School	428,000	335,000	763,000
Dayhagan Integrated School	1,286,000	338,000	1,624,000
Don Leopoldo Gialogo Integrated School	857,000	335,000	1,192,000
Dr. Laureano R. Frial Integrated School	1,286,000	364,000	1,650,000
Duluan Integrated School	857,000	338,000	1,195,000
East Villaflores National High School (Maayon Extension)	6,173,000	675,000	6,848,000	232,000
Eleodoro J. Ponsaran Integrated School	2,142,000	343,000	2,485,000
Felixberto Dicon Dorado, Sr. Integrated School	1,286,000	362,000	1,648,000
Guinbialan Integrated School	2,155,000	346,000	2,501,000
Guise Integrated School	428,000	335,000	763,000
Ishmael B. Orillos Farm School	10,491,000	1,010,000	11,501,000	299,000
Malonoy National High School - Duyoc Extension	7,559,000	771,000	8,330,000	214,000
Manuel Ganzon Advincula Integrated School	1,286,000	357,000	1,643,000
Marciano M. Patricio National High School - Yating Extension	10,399,000	936,000	11,335,000	449,000
Pawa National High School	10,240,000	1,004,000	11,244,000	424,000
Presentacion Diez Gregorio National High School	7,380,000	694,000	8,074,000	210,000
Quiajo Integrated School	428,000	380,000	808,000
Reverend Tomas Conejar National High School	6,319,000	624,000	6,943,000	164,000
Roxas Farm School	4,597,000	447,000	5,044,000	243,000
San Antonio National High School - Putian National High School Extension	7,396,000	694,000	8,090,000	206,000
Sinamongan Integrated School	857,000	335,000	1,192,000
Tapulang Integrated School	857,000	375,000	1,232,000
Tinigban Integrated School	857,000	335,000	1,192,000
Vicente Andaya, Jr. National High School - Mianay Extension	6,927,000	1,141,000	8,068,000	612,000

Division of Escalante City	17,654,000	5,489,000	23,143,000	1,975,000

Division Office - Proper	858,000		858,000
Cervantes National High School	1,286,000	526,000	1,812,000	210,000
Floro T. Bongco Farm School	1,714,000	681,000	2,395,000	359,000
Japitan National High School	1,286,000	581,000	1,867,000	216,000
Langub National High School	1,714,000	577,000	2,291,000	212,000
Libertad National High School	1,714,000	475,000	2,189,000	156,000
Magsaysay National High School	1,714,000	491,000	2,205,000	193,000

904	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Malasibog Integrated School	1,286,000	429,000	1,715,000
Paitan Integrated School	2,654,000	499,000	3,153,000	164,000
Pinapugasan National High School	1,714,000	588,000	2,302,000	160,000
Washington National High School	1,714,000	642,000	2,356,000	305,000

Division of Guimaras	48,468,000	4,335,000	52,803,000	1,889,000

Division Office - Proper	988,000		988,000
Agsanayan National High School	13,990,000	1,053,000	15,043,000	521,000
Ayangan National High School	5,804,000	680,000	6,484,000	160,000
Calaya National High School	10,154,000	948,000	11,102,000	392,000
Catalino G. Nava Farm School		335,000	335,000
Supang National High School	17,532,000	1,319,000	18,851,000	816,000

Division of Himamaylan City	43,985,000	6,615,000	50,600,000	2,478,000

Division Office - Proper	1,104,000		1,104,000
Cantupa Integrated School	1,286,000	342,000	1,628,000	155,000
Cunalum Integrated School	2,142,000	430,000	2,572,000	157,000
Libacao National High School	5,976,000	698,000	6,674,000	243,000
Mahalang National High School	8,017,000	934,000	8,951,000	343,000
Mambagaton Farm School	6,695,000	732,000	7,427,000	301,000
Paloypoy Integrated Farm School	7,332,000	780,000	8,112,000	162,000
Raymundo Tongson National High School - Suay Extension		903,000	903,000	422,000
San Antonio National High School	7,575,000	791,000	8,366,000	230,000
Sibucao Integrated School	1,286,000	335,000	1,621,000	155,000
Tiqui Integrated School	1,286,000	335,000	1,621,000	155,000
Tugas Integrated School	1,286,000	335,000	1,621,000	155,000

Division of Iloilo	540,773,000	74,822,000	615,595,000	21,969,000

Division Office - Proper	14,421,000		14,421,000
Adcadarao Integrated School	857,000	362,000	1,219,000
Adgao-Tagpuan-Ingay Integrated School	857,000	417,000	1,274,000
Adriano Cabardo National High School	7,855,000	829,000	8,684,000	372,000
Agbatuan Integrated School	1,286,000	362,000	1,648,000
Agcarope Integrated School	857,000	390,000	1,247,000
Agusipan Integrated School	857,000	335,000	1,192,000
Alameda National High School	2,142,000	468,000	2,610,000	161,000
Alberto Sorongon, Sr. Memorial National High School	9,830,000	751,000	10,581,000	287,000
Alejandro Firmeza Memorial High School - San Jose Extension	5,827,000	492,000	6,319,000	160,000
Alimodian National Comprehensive High School - Dalid Extension	6,294,000	768,000	7,062,000	276,000
Alimodian National Comprehensive High School - Sinamay Extension	6,374,000	764,000	7,138,000	257,000
Anabo National High School	7,299,000	825,000	8,124,000	332,000
Andres S. Ravena Integrated School	1,286,000	534,000	1,820,000
Bad-as National High School	5,323,000	547,000	5,870,000	199,000
Badlan National High School - Datagan Extension	6,642,000	733,000	7,375,000	400,000
Bagacay National High School	6,816,000	617,000	7,433,000	257,000
Bagongbong Integrated School	1,714,000	351,000	2,065,000
Bagumbayan Integrated School	857,000	335,000	1,192,000
Bancal Integrated School	1,714,000	556,000	2,270,000
Bancal National High School	9,693,000	960,000	10,653,000	361,000
Barangcalan Integrated School	857,000	335,000	1,192,000
Barasalon Integrated School	2,142,000	420,000	2,562,000
Barotac Nuevo National Comprehensive High School - Tiwi Annex		561,000	561,000	340,000
Batuan Integrated School, Carles	428,000	335,000	763,000
Batuan Integrated School, Dueñas	857,000	365,000	1,222,000
Batuanan Integrated School	857,000	335,000	1,192,000
Bayag National High School	5,645,000	588,000	6,233,000	254,000
Bayas National High School	6,404,000	720,000	7,124,000	307,000
Bingawan National High School - Tapacon Campus	7,328,000	1,033,000	8,361,000	424,000
Binuluangan Integrated School	857,000	335,000	1,192,000
Bontoc Integrated School	857,000	335,000	1,192,000
Buenavista Integrated School	857,000	335,000	1,192,000
Buga National High School - Gines Extension	2,142,000	393,000	2,535,000
Bulabog Integrated School	857,000	368,000	1,225,000
Bulak Integrated School	857,000	405,000	1,262,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	905
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Bulwang Camandag Integrated School	857,000	335,000	1,192,000
Cabalic National High School	8,342,000	1,030,000	9,372,000	301,000
Cabasi-Sta. Rosa Integrated School	1,286,000	369,000	1,655,000
Cabudian High School	6,290,000	933,000	7,223,000	237,000
Cadoldolan Integrated School	857,000	335,000	1,192,000
Cale-Indaluyon Integrated School	857,000	335,000	1,192,000
Calicuang National High School	6,697,000	781,000	7,478,000	330,000
Calinog National Comprehensive High School - Binolusan Pequeño Extension	1,334,000	577,000	1,911,000	363,000
Cambitu National High School	7,615,000	713,000	8,328,000	307,000
Cananaman Integrated School	857,000	335,000	1,192,000
Canas Integrated School	857,000	412,000	1,269,000
Caninguan National High School	20,945,000	1,515,000	22,460,000	1,040,000
Carlos S. Lopez National High School - Had. Conchita Extension	10,456,000	1,019,000	11,475,000	492,000
Crisanto M. Ciriaco Integrated School	857,000	352,000	1,209,000
Daanbanwa Integrated School	1,714,000	381,000	2,095,000
Dela Paz National High School	14,051,000	1,299,000	15,350,000	559,000
Dominador Abang Memorial National High School	7,567,000	723,000	8,290,000	314,000
Don Salvador Hortelano Integrated School		335,000	335,000
Dorong-an Integrated School	428,000	335,000	763,000
Embarcadero Integrated School	857,000	411,000	1,268,000
Gama Integrated School	1,286,000	344,000	1,630,000
Gen. Luna Vocational High School	6,389,000	657,000	7,046,000	159,000
Granada National High School - Ballesteros Campus	4,081,000	1,316,000	5,397,000	891,000
Guibongan-Igtuba Integrated School	857,000	335,000	1,192,000
Guipis Integrated School	857,000	335,000	1,192,000
Igcabugao Integrated School	428,000	335,000	763,000
Igcores Integrated School	428,000	335,000	763,000
Igdagmay Integrated School	857,000	335,000	1,192,000
Igpigus Integrated School	428,000	335,000	763,000
Igtalongon National High School	11,338,000	956,000	12,294,000	420,000
Igtuble Integrated School	857,000	393,000	1,250,000
Ilongbukid National High School	7,799,000	895,000	8,694,000	257,000
Jamog Integrated School	857,000	335,000	1,192,000
Jayobo Farm School	14,524,000	1,169,000	15,693,000	886,000
Jose Facultad Memorial National High School	8,248,000	706,000	8,954,000	257,000
Juanico Integrated School	428,000	374,000	802,000
La Consolacion Integrated School	1,286,000	335,000	1,621,000
Lanag Norte National High School	11,344,000	977,000	12,321,000	471,000
Langca Integrated School	428,000	335,000	763,000
Lanot Grande Integrated School	857,000	335,000	1,192,000
Leon National High School - Tacurong Sur Extension	8,742,000	780,000	9,522,000	338,000
Libertad Integrated School	1,286,000	446,000	1,732,000
Lipata Integrated School	857,000	395,000	1,252,000
Loong National High School	17,946,000	1,616,000	19,562,000	935,000
Lumbia Integrated School	857,000	343,000	1,200,000
Maasin National Comprehensive High School - Dagami Extension	7,495,000	696,000	8,191,000	382,000
Manlot Integrated School	857,000	335,000	1,192,000
Maribuyong National High School	6,530,000	666,000	7,196,000	228,000
Miagao National High School - Miranda Extension	4,708,000	547,000	5,255,000	230,000
Milan National High School	10,140,000	1,305,000	11,445,000	681,000
Mostro National High School (Anilao National High School Extension)	6,229,000	750,000	6,979,000	287,000
Muyco Integrated School	857,000	375,000	1,232,000
Nanga Integrated School	857,000	405,000	1,262,000
Nazuni Summit Comprehensive National High School	5,905,000	586,000	6,491,000	206,000
Olango Integrated School	857,000	335,000	1,192,000
Pagdugue National High School	6,658,000	610,000	7,268,000	216,000
Palaca-Damilisan National High School - Bacolod Extension	7,942,000	641,000	8,583,000	384,000
Pandan Integrated School	2,142,000	532,000	2,674,000
Panuran National High School (Lambunao National High School Extension)	7,253,000	687,000	7,940,000	372,000
Pili National High School - Bucana Bunglas Extension	6,500,000	648,000	7,148,000	241,000
Pitogo National High School	9,153,000	796,000	9,949,000	292,000
Polopina National High School	9,687,000	955,000	10,642,000	301,000

906	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Puente Bunglas Integrated School	857,000	335,000	1,192,000
Puga Integrated School	1,286,000	335,000	1,621,000
Pughanan Integrated School	857,000	346,000	1,203,000	157,000
Punong Integrated School		335,000	335,000
Punta Buri National High School	5,841,000	619,000	6,460,000	218,000
Quipot National High School	12,175,000	990,000	13,165,000	664,000
Salihid National High School	4,110,000	455,000	4,565,000	158,000
San Antonio National High School	8,370,000	823,000	9,193,000	322,000
San Carlos Integrated School	428,000	358,000	786,000
San Dionisio Integrated School	857,000	372,000	1,229,000
San Enrique Manuel Paluay, Sr. Memorial Extension High School	7,380,000	815,000	8,195,000	389,000
San Enrique National Comprehensive High School - Abaca Extension	8,865,000	895,000	9,760,000	353,000
San Joaquin Farm School		335,000	335,000
Santiago National High School	7,638,000	852,000	8,490,000	378,000
Sta. Ana National High School	1,717,000	548,000	2,265,000	222,000
Sto. Niño Integrated School	3,667,000	534,000	4,201,000	159,000
Tabugon Integrated School	857,000	335,000	1,192,000
Tabugon National High School (Dingle National High School Extension)	4,554,000	620,000	5,174,000	183,000
Talagutac Integrated School	428,000	335,000	763,000
Talingting National High School	12,471,000	1,104,000	13,575,000	721,000
Tambaliza National High School	13,301,000	1,272,000	14,573,000	548,000
Taminla Integrated School	857,000	356,000	1,213,000
Tinigban Integrated School	857,000	335,000	1,192,000
Toong Integrated School	2,580,000	449,000	3,029,000
Trangka Integrated School	1,286,000	359,000	1,645,000
Tuble Integrated School	857,000	370,000	1,227,000
Tuyongan Integrated School	1,714,000	368,000	2,082,000
Ubian Integrated School		335,000	335,000
Valerio P. Palmares National High School	10,655,000	1,503,000	12,158,000	575,000
Valverde National High School	4,232,000	465,000	4,697,000	158,000
Velasco Integrated School	428,000	487,000	915,000
Victoria Integrated School	1,286,000	403,000	1,689,000
Western Visayas Sanitarium Integrated School	857,000	409,000	1,266,000

Division of Iloilo City	59,996,000	6,354,000	66,350,000	1,313,000

Division Office - Proper	1,402,000		1,402,000
A. Bonifacio Integrated School	12,123,000	1,385,000	13,508,000
Bakhaw Integrated School	3,461,000	505,000	3,966,000
Buntatala National High School (Jaro High School - Buntatala Extension)	10,974,000	1,185,000	12,159,000	201,000
Iloilo River Plains Integrated School	3,869,000	564,000	4,433,000
R.G. Hechanova Memorial National High School (Jaro High School - R.G. Hechanova Extension)	9,226,000	1,141,000	10,367,000	511,000
SPED - Integrated School for Exceptional Children	8,163,000	536,000	8,699,000	155,000
Tiu Cho Teg-Ana Ros Foundation Integrated Farm School	10,778,000	1,038,000	11,816,000	446,000

Division of Kabankalan City	117,629,000	12,149,000	129,778,000	5,093,000

Division Office - Proper	2,655,000		2,655,000
Bantayan National High School - Baras Diutay Extension		379,000	379,000	160,000
Bula National High School		390,000	390,000
Camingawan National High School		598,000	598,000
Carol-an National High School	13,314,000	1,220,000	14,534,000	764,000
Daan Banwa National High School	6,851,000	685,000	7,536,000
Hinapunan Integrated School	5,811,000	554,000	6,365,000	172,000
Kabankalan National High School	32,117,000	2,435,000	34,552,000	2,078,000
Magballo National High School	6,980,000	901,000	7,881,000	369,000
Pinaguinpinan National High School	7,441,000	720,000	8,161,000	218,000
Tabugon Farm School		335,000	335,000
Tagoc National High School	3,476,000	504,000	3,980,000
Tagukon National High School	12,940,000	1,157,000	14,097,000	303,000
Talubangi National High School	13,533,000	1,172,000	14,705,000	446,000
Tan-awan National High School	12,511,000	1,099,000	13,610,000	583,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	907
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of La Carlota City	8,490,000	1,504,000	9,994,000	249,000

Division Office - Proper	235,000		235,000
La Carlota City SPED Integrated School	4,203,000	419,000	4,622,000
La Granja Farm School		335,000	335,000
La Granja National High School - Yubo Extension	4,052,000	750,000	4,802,000	249,000

Division of Negros Occidental	122,724,000	29,671,000	152,395,000	14,783,000

Division Office - Proper	4,127,000		4,127,000
Augurio Marañon Abeto National High School	8,657,000	706,000	9,363,000	376,000
Baclao Integrated School	857,000	335,000	1,192,000
Bilbao Uybico National High School	23,426,000	1,829,000	25,255,000	1,592,000
Binalbagan National High School - Santol Extension (Paglaum National High School - Santol Extension)		806,000	806,000	359,000
Bocana National High School - Galicia Extension		712,000	712,000	363,000
Bulwangan National High School - Talacagay Extension		1,014,000	1,014,000	924,000
Bunga Integrated School	428,000	1,004,000	1,432,000
Cabacungan National High School - Masulog Extension		832,000	832,000	376,000
Calatrava Senior High School - Stand-Alone				3,125,000
Caningay National High School - Banga Extension		604,000	604,000	359,000
Dolis National High School	1,286,000	464,000	1,750,000
Dr. Antonio Lizares National High School Extension		675,000	675,000
Ecogan Integrated School	428,000	335,000	763,000
Efegenio Lizares National High School	3,645,000	563,000	4,208,000	155,000
Enrique B. Magalona National High School - Consing Extension		624,000	624,000	272,000
Enrique B. Magalona National High School - San Isidro Extension		562,000	562,000	212,000
Enriqueta Montilla Esteban National High School - Ubay Extension		604,000	604,000
Esteban Jalandoni Memorial National High School	14,663,000	1,207,000	15,870,000	718,000
Florentina F. Caña Recto National High School (Linaon National High School)		721,000	721,000	307,000
Guiljungan National High School - Abaca Extension		499,000	499,000	166,000
Guiljungan National High School - Camindangan Extension	1,305,000	375,000	1,680,000	159,000
Guiljungan National High School - Talacdan Extension	441,000	571,000	1,012,000	365,000
Guinpana-an National High School - Mamballo Extension		615,000	615,000	322,000
Guinpana-an National High School - Odiong Extension		589,000	589,000	252,000
Guinpana-an National High School - Poblacion Extension		1,369,000	1,369,000	743,000
Ilog National High School		775,000	775,000	494,000
Isabela National High School - Sikatuna Extension		1,014,000	1,014,000	465,000
Jose N. Villanueva National High School	1,286,000	371,000	1,657,000
Jose Valmayor National High School	1,714,000	570,000	2,284,000	157,000
La Castellana National High School - Manghanoy Extension	7,640,000	757,000	8,397,000	208,000
Lagaan National High School	15,630,000	1,085,000	16,715,000	529,000
Libas National High School	7,875,000	937,000	8,812,000	338,000
Lumbia National High School	1,286,000	339,000	1,625,000	155,000
Magsaysay Integrated School	1,286,000	335,000	1,621,000
Manapla National High School - Brgy. Purisima Extension		881,000	881,000	210,000
Mateo Libo-on National High School	3,428,000	647,000	4,075,000
Minoyan National High School	15,988,000	1,298,000	17,286,000	608,000
Molobolo National High School	2,602,000	425,000	3,027,000	159,000
Paghumayan National High School	2,142,000	470,000	2,612,000
Payao National High School - Namulo Extension		497,000	497,000	156,000
Salvador C. Resol National High School	1,298,000	479,000	1,777,000
San Benito Integrated School		335,000	335,000
Tabao National High School - Lacaron Extension		448,000	448,000
Tabu National High School - Caniamay Extension	1,286,000	393,000	1,679,000	159,000

Division of Passi City	44,541,000	5,509,000	50,050,000	1,140,000

Division Office - Proper	1,026,000		1,026,000
Agdahon Farm School	6,314,000	712,000	7,026,000
Agdayao Integrated School	3,584,000	503,000	4,087,000
Aglalana Integrated School	1,289,000	506,000	1,795,000
Efraim M. Santibañez National High School	13,046,000	1,292,000	14,338,000	552,000
Gemumua-Agahon National High School	9,213,000	1,158,000	10,371,000	289,000

908	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Man-It Integrated School	10,069,000	1,338,000	11,407,000	299,000

Division of Roxas City	58,714,000	9,795,000	68,509,000	3,426,000

Division Office - Proper	1,822,000		1,822,000
Adlawan Integrated School	857,000	352,000	1,209,000	155,000
Cogon Integrated School	857,000	338,000	1,195,000
Don Amando Bayot, Sr. Memorial Integrated School	1,714,000	436,000	2,150,000	155,000
Don Canuto Fuentes Integrated School	857,000	382,000	1,239,000
Don Jose Acevedo Integrated School	1,286,000	368,000	1,654,000	155,000
Don Juan B. Celino Integrated School		335,000	335,000
Don Ynocencio A. del Rosario National High School	19,683,000	1,749,000	21,432,000	1,161,000
Inzo Arnaldo Village Integrated School	8,116,000	1,423,000	9,539,000	639,000
Lawa-an Integrated School	4,713,000	970,000	5,683,000	307,000
Loctugan Integrated Farm School	857,000	413,000	1,270,000
Marcos Fuentes Integrated School	7,873,000	875,000	8,748,000	400,000
Olotayan Integrated School	3,018,000	484,000	3,502,000	155,000
President Manuel A. Roxas Memorial Integrated School - SPED	857,000	335,000	1,192,000
President Manuel Roxas Memorial Integrated School South	2,142,000	736,000	2,878,000
Sofronio Cordovero Integrated School	4,062,000	599,000	4,661,000	299,000

Division of Sagay City	82,979,000	11,134,000	94,113,000	5,030,000

Division Office - Proper	2,043,000		2,043,000
Bato National High School - Campo Bago Extension	7,936,000	834,000	8,770,000	249,000
Bato National High School - Baviera Extension	866,000	470,000	1,336,000
Bulanon Farm School	16,928,000	1,900,000	18,828,000	737,000
Colonia Divina Integrated School (Bato National High School - Colonia Divina Extension)	7,072,000	770,000	7,842,000	230,000
Himoga-an Baybay Integrated School	12,295,000	1,031,000	13,326,000	382,000
Molocaboc Integrated School (Vito National High School - Molocaboc National High School Extension)	7,672,000	934,000	8,606,000
Sagay City Eco-Zone Farm School	2,571,000	690,000	3,261,000	188,000
Sagay City Farm School		665,000	665,000	221,000
Sagay City Senior High School (Stand-Alone)				2,674,000
Sagay National High School - Old Sagay Extension	14,972,000	1,518,000	16,490,000
Sagay National High School - Lopez Jaena Extension	3,024,000	803,000	3,827,000	349,000
Sagay National High School - General Luna Extension	2,159,000	586,000	2,745,000
Serafin V. Aguilar Integrated School - Sewahon Extension	3,727,000	477,000	4,204,000
Sherman Hill Integrated School	1,714,000	456,000	2,170,000

Division of San Carlos City	10,456,000	3,607,000	14,063,000	434,000

Division Office - Proper	491,000		491,000
Handalago Integrated School		335,000	335,000
Iliranan Integrated School		335,000	335,000
Lamesa Integrated School		335,000	335,000
Lina Dela Viña Valmayor Integrated School		335,000	335,000
Medina Integrated School		335,000	335,000
Nataban Integrated School		335,000	335,000
Quezon Farm School		335,000	335,000
Sipaway National High School (Quezon National High School Extension)	9,965,000	927,000	10,892,000	434,000
Talave Integrated School		335,000	335,000

Division of Silay City	78,716,000	9,427,000	88,143,000	3,314,000

Division Office - Proper	1,678,000		1,678,000
Angeles J. Montinola Farm School	5,873,000	666,000	6,539,000	157,000
Barangay Eustaquio Lopez National High School	23,345,000	2,287,000	25,632,000	1,212,000
Don Albino & Doña Dolores Integrated School	5,029,000	629,000	5,658,000	155,000
Don Felix T. Lacson Memorial National High School	10,171,000	1,150,000	11,321,000	389,000
Don Serafin L. Golez Memorial Integrated School	3,233,000	441,000	3,674,000	155,000
Doña Montserrat Lopez Memorial High School - HPCO Extension		584,000	584,000	155,000
Doña Montserrat Lopez Memorial High School - Patag Extension		454,000	454,000	157,000
Guinhalaran Integrated School	9,924,000	1,002,000	10,926,000	159,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	909
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Lantawan Integrated School - Annex of Guinbalaon National High School	3,686,000	464,000	4,150,000	155,000
Napilas Integrated School	3,957,000	420,000	4,377,000	155,000
Sibato Integrated School	3,589,000	389,000	3,978,000	155,000
SPED Center - Silay South	4,550,000	415,000	4,965,000	155,000
Violeta Integrated School	3,681,000	526,000	4,207,000	155,000

Division of Sipalay City	29,458,000	10,092,000	39,550,000	4,196,000

Division Office - Proper	682,000		682,000
Gil Montilla National High School - Barangay 5 Extension	17,252,000	1,539,000	18,791,000	703,000
Gil Montilla National High School - Binulig Extension		881,000	881,000	274,000
Gil Montilla National High School - Cabadiangan Extension		872,000	872,000	330,000
Gil Montilla National High School - Camindangan Extension		1,101,000	1,101,000	392,000
Gil Montilla National High School - Cartegena Extension		1,282,000	1,282,000	672,000
Gil Montilla National High School - Crossing Tanduay Extension		421,000	421,000	157,000
Gil Montilla National High School - Manlucahoc Extension		773,000	773,000	488,000
Jacinto Montilla Memorial National High School	9,810,000	1,130,000	10,940,000	486,000
Maricalum Farm School		923,000	923,000	358,000
Nabulao National High School - Cayhangan Extension		835,000	835,000	336,000
Tugas Integrated School	1,714,000	335,000	2,049,000

Division of Victorias City	24,434,000	4,686,000	29,120,000	1,365,000

Division Office - Proper	595,000		595,000
Barangay Estado National High School	16,686,000	1,701,000	18,387,000	692,000
Negros Occidental National Science High School	7,153,000	982,000	8,135,000	463,000
Victorias City Farm School		1,234,000	1,234,000
Victorias National High School - Gaston Extension		769,000	769,000	210,000

Region VII - Central Visayas	3,512,409,000	573,493,000	4,085,902,000	227,859,000

Division of Bais City	80,059,000	11,130,000	91,189,000	3,621,000

Division Office - Proper	1,693,000		1,693,000
Bais City National Science High School	5,654,000	642,000	6,296,000	376,000
Bais City Olympia National High School	3,130,000	413,000	3,543,000	155,000
Cabugan National High School	6,518,000	656,000	7,174,000	237,000
Cambagahan National High School	8,374,000	642,000	9,016,000	164,000
Dodong Escaño Memorial High School (Bais City HS)	7,511,000	771,000	8,282,000	254,000
Governor Julian L. Teves Memorial High School	1,814,000	667,000	2,481,000	159,000
Javier Laxina I Memorial High School	1,984,000	867,000	2,851,000	283,000
Josefina T. Valencia National High School	6,656,000	714,000	7,370,000	216,000
Lonoy National High School	6,588,000	782,000	7,370,000	247,000
Lucila C. Yared National High School	887,000	514,000	1,401,000	157,000
Mansangaban National High School	8,043,000	677,000	8,720,000	181,000
Manuel L. Teves Memorial High School	1,311,000	536,000	1,847,000	155,000
Mayor Praxedes P. Villanueva II Memorial High School		677,000	677,000	216,000
Okiot National High School	9,484,000	659,000	10,143,000	228,000
Sto. Thomas National High School	1,813,000	815,000	2,628,000	280,000
Tagpo National High School	6,740,000	575,000	7,315,000	158,000
Tangculogan High School	1,859,000	523,000	2,382,000	155,000

Division of Bayawan City	37,408,000	15,480,000	52,888,000	6,334,000

Division Office - Proper	1,135,000		1,135,000
Abundio Agarpao, Sr. Memorial High School		634,000	634,000	328,000
Actin High School	9,740,000	1,158,000	10,898,000	494,000
Ali-is Integrated School	1,714,000	452,000	2,166,000	157,000
Antonio M. Lacson, Sr. Memorial High School		545,000	545,000	159,000
Atilano B. Cabangal Memorial High School		530,000	530,000	160,000
Bal-os National High School	1,288,000	1,132,000	2,420,000	557,000
Banaybanay High School		463,000	463,000	158,000
Bayawan City Science High School		467,000	467,000	316,000
Bugay National High School		671,000	671,000	156,000
Cansumalig High School		367,000	367,000	159,000
Dawis National High School		762,000	762,000	398,000

910	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Enzo Nicolai T. Teves High School		595,000	595,000	197,000
Kalamtukan National High School		444,000	444,000	158,000
Lapay National High School		597,000	597,000	255,000
Maglinao National High School	8,084,000	953,000	9,037,000	338,000
Manduaw National High School		481,000	481,000	155,000
Minaba High School		815,000	815,000	345,000
Narra High School	6,779,000	709,000	7,488,000	320,000
Omod High School	8,668,000	883,000	9,551,000	394,000
Pagatban High School		458,000	458,000	156,000
San Jose High School		449,000	449,000	160,000
Tabuan Provincial Community High School		710,000	710,000	249,000
Tayawan High School		764,000	764,000	407,000
Villasol National High School		441,000	441,000	158,000

Division of Bogo City	62,819,000	12,374,000	75,193,000	6,325,000

Division Office - Proper	1,378,000		1,378,000
Anonang Norte National High School		446,000	446,000
Anonang Sur National High School	3,867,000	805,000	4,672,000	257,000
Banban National High School - Bartolome Pianar Memorial National High School Extension	857,000	490,000	1,347,000	159,000
Banban National High School, Binagbag High School		832,000	832,000	347,000
Banban National High School, Cayang High School Extension	2,081,000	885,000	2,966,000	259,000
Banban National High School, Don Potenciano Catarata Memorial National High School Extension	5,023,000	627,000	5,650,000	230,000
Banban National High School, Lapaz High School Extension	3,031,000	1,152,000	4,183,000	396,000
Banban National High School, Libertad High School Extension	4,744,000	1,388,000	6,132,000	552,000
Banban National High School, Odlot High School Extension	1,020,000	803,000	1,823,000	232,000
City of Bogo Science and Arts Academy	18,000,000	1,142,000	19,142,000
City of Bogo Senior High School				2,581,000
Don Celestino Martinez, Sr. Taytayan Integrated School	2,527,000	954,000	3,481,000	322,000
Don Jose (Pepe) Lepiten National High School	428,000	423,000	851,000
Jovencio N. Masong National High School	17,659,000	1,299,000	18,958,000	990,000
Malingin National High School		518,000	518,000
Marcelo B. Fernan National High School	2,204,000	610,000	2,814,000

Division of Bohol	763,452,000	90,211,000	853,663,000	34,364,000

Division Office - Proper	16,505,000		16,505,000
Abaca Integrated School	1,286,000	431,000	1,717,000
Ambassador Pablo R. Suarez, Jr. National High School	5,382,000	616,000	5,998,000	259,000
Anda High School	4,138,000	694,000	4,832,000	203,000
Anoling National High School	9,438,000	908,000	10,346,000	322,000
Anoyon High School		335,000	335,000
Badiang National High School	6,801,000	911,000	7,712,000	245,000
Bagongbanwa High School	3,028,000	413,000	3,441,000	155,000
Bangwalog High School		661,000	661,000	247,000
Basiao High School	2,159,000	629,000	2,788,000	188,000
Bayawahan National High School	4,944,000	669,000	5,613,000	261,000
Bonbonon High School	3,089,000	924,000	4,013,000	389,000
Bugang National High School	8,813,000	878,000	9,691,000	394,000
Bugsoc High School	5,789,000	602,000	6,391,000	292,000
Bulilis High School	5,792,000	789,000	6,581,000	440,000
Busao National High School	8,155,000	776,000	8,931,000	303,000
Cabanugan Integrated School	4,755,000	726,000	5,481,000	210,000
Cabul-an National High School	9,399,000	789,000	10,188,000	361,000
Cagting High School	9,687,000	789,000	10,476,000	446,000
Calabacita National High School	7,515,000	553,000	8,068,000	158,000
Calituban High School	10,854,000	850,000	11,704,000	369,000
Camaya-an National High School	16,108,000	1,406,000	17,514,000	758,000
Cambagui-Calinginan Norte High School	6,644,000	774,000	7,418,000	332,000
Cambansag High School	2,571,000	371,000	2,942,000	155,000
Cambuyo High School	2,724,000	597,000	3,321,000	249,000
Campagao High School	3,857,000	522,000	4,379,000
Campamanog High School		565,000	565,000	168,000
Canangcaan Integrated School	3,102,000	594,000	3,696,000
Candabong National High School	16,672,000	1,510,000	18,182,000	820,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	911
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Candijay High School	21,529,000	1,498,000	23,027,000	836,000
Candijay Municipal High School	2,142,000	509,000	2,651,000
Candungao High School	3,463,000	511,000	3,974,000	157,000
Canhayupon National High School	9,031,000	941,000	9,972,000	326,000
Canlaas High School	4,427,000	683,000	5,110,000	230,000
Canmaya Diot High School	857,000	462,000	1,319,000
Cantubod National High School	10,785,000	1,079,000	11,864,000	444,000
Cataban Integrated School	6,651,000	681,000	7,332,000	203,000
Catagdaan Integrated School	428,000	373,000	801,000
Cawayanan National High School	8,317,000	765,000	9,082,000	307,000
Cayacay High School	2,608,000	741,000	3,349,000	257,000
Cogtong National High School	10,480,000	1,105,000	11,585,000	631,000
Concepcion National High School	8,358,000	811,000	9,169,000	434,000
Cuaming High School	6,172,000	720,000	6,892,000	255,000
Dagnawan Inabanga High School	7,185,000	672,000	7,857,000	164,000
Danahaw Integrated School	3,634,000	547,000	4,181,000	157,000
Dauis National High School	10,956,000	968,000	11,924,000	420,000
De La Paz High School	2,142,000	439,000	2,581,000
Don Aguedo Reyes Maboloc Memorial National High School	1,357,000	493,000	1,850,000	160,000
Duero National High School	7,075,000	910,000	7,985,000	228,000
Dusita High School	16,967,000	1,212,000	18,179,000	672,000
Erico B. Aumentado High School	3,869,000	916,000	4,785,000	1,081,000
Estaca Integrated School	1,286,000	469,000	1,755,000	155,000
Eugenio V. Amores Memorial High School (Canmano HS)	7,883,000	903,000	8,786,000	363,000
Faraon National High School	13,008,000	789,000	13,797,000	309,000
Fatima National High School	9,918,000	856,000	10,774,000	243,000
Felix E. Bompat High School	3,554,000	535,000	4,089,000	159,000
Fermin Tayabas National High School	5,041,000	598,000	5,639,000	175,000
Francisco Dagohoy Memorial High School	6,699,000	779,000	7,478,000	181,000
Garcia-Hernandez High School	14,397,000	1,342,000	15,739,000	656,000
Gov. Jacinto Borja National High School	8,500,000	839,000	9,339,000	442,000
Guindacpan High School	428,000	335,000	763,000
Guinobatan High School	857,000	353,000	1,210,000
Hagbuaya High School	4,566,000	648,000	5,214,000	197,000
Haguilanan High School	6,583,000	671,000	7,254,000	164,000
Hambabauran High School	428,000	433,000	861,000	193,000
Handumon National High School	11,943,000	1,185,000	13,128,000	745,000
Hinawanan National High School	10,156,000	1,117,000	11,273,000	488,000
Hingotangan National High School	11,998,000	1,053,000	13,051,000	413,000
Inabanga North Central Integrated School	7,447,000	728,000	8,175,000	160,000
Isabel Gujol Memorial High School	5,067,000	490,000	5,557,000	159,000
Jagna High School	10,544,000	1,007,000	11,551,000	597,000
Japer Memorial High School	4,294,000	708,000	5,002,000	347,000
Juanito-Paula Cruse High School	1,792,000	464,000	2,256,000	158,000
Katipunan High School		710,000	710,000	208,000
Kauswagan National High School (Hinlayagan Annex)	7,174,000	671,000	7,845,000	285,000
Kinan-oan High School	11,801,000	933,000	12,734,000	490,000
Lonoy Heroes Memorial High School	15,818,000	1,096,000	16,914,000	488,000
Loon North High School		335,000	335,000
Loon South National High School	9,504,000	845,000	10,349,000	488,000
Lopez-Dano-Simbajon High School		335,000	335,000
Loreto High School		335,000	335,000
Lourdes High School	2,999,000	527,000	3,526,000	228,000
Lubang National High School	8,673,000	948,000	9,621,000	392,000
Lundag Integrated School	428,000	335,000	763,000
Lungsodaan High School	1,286,000	460,000	1,746,000	155,000
Mahanay High School	3,857,000	515,000	4,372,000	374,000
Mantacida National High School	12,268,000	717,000	12,985,000	292,000
Maomawan Integrated School	428,000	450,000	878,000
Mayor Inocencio B. Mendez High School	6,111,000	1,141,000	7,252,000	672,000
Mayor Pablo O. Lim Memorial High School	6,127,000	905,000	7,032,000	548,000
Mayuga National High School	15,606,000	1,350,000	16,956,000	615,000
Modesto G. Autida High School	857,000	459,000	1,316,000
Nan-od High School	4,380,000	550,000	4,930,000	218,000
Nueva Esperanza Integrated School	857,000	365,000	1,222,000

912	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Oy National High School	4,926,000	526,000	5,452,000	159,000
Pamilacan High School	3,885,000	565,000	4,450,000	160,000
Pandanon High School	3,477,000	721,000	4,198,000
Panghagban High School	6,267,000	692,000	6,959,000	294,000
Pedro S. Budiongan High School	6,301,000	727,000	7,028,000	376,000
Ponciana E. Leoligao High School	7,159,000	565,000	7,724,000	203,000
Ponciano F. Ramasola, Sr. High School	9,198,000	616,000	9,814,000	237,000
Ponciano L. Padin National High School	1,843,000	727,000	2,570,000	259,000
Quezon High School	4,444,000	652,000	5,096,000	206,000
Ricardo O. Boyles, Sr. National High School		335,000	335,000
Rizal High School	5,364,000	683,000	6,047,000	221,000
San Isidro Integrated School, Sagbayan	2,289,000	491,000	2,780,000	155,000
San Isidro Integrated School, Talibon	13,476,000	701,000	14,177,000	224,000
San Jose High School, Mabini	3,653,000	530,000	4,183,000	156,000
San Jose Integrated School	1,714,000	518,000	2,232,000
San Miguel-Puertos High School	5,575,000	875,000	6,450,000	294,000
San Roque Integrated School	4,197,000	911,000	5,108,000	168,000
Sandingan National High School	18,259,000	1,361,000	19,620,000	803,000
Sebastian A. Jala Memorial High School	3,643,000	545,000	4,188,000	177,000
Sikatuna National Agricultural High School		571,000	571,000	216,000
Soom Integrated School	4,831,000	817,000	5,648,000	280,000
Sto. Niño High School	4,557,000	775,000	5,332,000	278,000
Sto. Rosario Integrated School	428,000	386,000	814,000
Tambongan National High School	12,274,000	1,063,000	13,337,000	467,000
Taming National High School	9,077,000	803,000	9,880,000	305,000
Tangkigan Integrated School	2,155,000	459,000	2,614,000	159,000
Tapal Integrated School	3,470,000	459,000	3,929,000	157,000
Tipolo National High School		335,000	335,000
Tubigon West Central High School	26,221,000	1,497,000	27,718,000	984,000
Tubod Monte Integrated School	3,028,000	444,000	3,472,000	155,000
Tubog Integrated School	4,824,000	569,000	5,393,000	351,000
Tupas High School	428,000	420,000	848,000	156,000
Ubojan Integrated School	1,286,000	440,000	1,726,000
Valeriano Ganas High School	1,286,000	336,000	1,622,000	155,000
Vallehermoso High School	1,714,000	494,000	2,208,000	166,000

Division of Canlaon City	10,247,000	5,043,000	15,290,000	2,373,000

Division Office - Proper	188,000		188,000
Budlasan National High School Annex	7,756,000	855,000	8,611,000	157,000
Jose B. Cardenas Memorial High School - Bayog Extension		534,000	534,000	188,000
Jose B. Cardenas Memorial High School - Pula Extension		563,000	563,000	158,000
Jose B. Cardenas Memorial High School - Tabalogo Extension		415,000	415,000	156,000
Jose B. Cardenas Memorial High School - Uptown Annex	2,303,000	1,058,000	3,361,000	1,084,000
Malaiba High School		608,000	608,000	181,000
Masulog High School		1,010,000	1,010,000	449,000

Division of Carcar City	100,246,000	12,064,000	112,310,000	4,280,000

Division Office - Proper	2,295,000		2,295,000
Can-asujan National High School	14,139,000	1,089,000	15,228,000	278,000
Hunob National High School		634,000	634,000	212,000
Liburon National High School	7,557,000	1,225,000	8,782,000	322,000
Maximiano Noel National High School (Guadalupe National High School)	25,855,000	1,946,000	27,801,000	627,000
Ocaña National High School (Kalangyawon Extension)		573,000	573,000	181,000
Perrelos National High School	9,584,000	1,134,000	10,718,000	374,000
Pit-os National High School		422,000	422,000	155,000
Puesto Integrated School		416,000	416,000	155,000
Roberto Sato National High School	22,137,000	1,268,000	23,405,000	384,000
Sacsac Integrated School	428,000	335,000	763,000
Tagaytay National High School		595,000	595,000	157,000
Tal-ut National High School	5,167,000	830,000	5,997,000	283,000
Tuyom National High School	6,585,000	836,000	7,421,000
Tuyom Senior High School				905,000
Valencia National High School	6,499,000	761,000	7,260,000	247,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	913
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Division of Cebu City	344,090,000	37,078,000	381,168,000	13,993,000

Division Office - Proper	7,977,000		7,977,000
Agsungot National High School	5,230,000	567,000	5,797,000	160,000
Alaska High School		1,096,000	1,096,000	608,000
Babag National High School	9,113,000	691,000	9,804,000	268,000
Banilad National High School	2,606,000	1,001,000	3,607,000	392,000
Barrio Luz National High School (Night)	20,585,000	1,481,000	22,066,000	226,000
Basak Community High School	16,350,000	1,617,000	17,967,000	575,000
Binaliw National High School	6,233,000	545,000	6,778,000	214,000
Bitlang Integrated School	984,000	416,000	1,400,000	160,000
Budlaan Integrated School	3,513,000	572,000	4,085,000
Bulacao National High School (Night)	19,487,000	1,684,000	21,171,000	424,000
Cantipla Integrated School	3,073,000	499,000	3,572,000	159,000
City Central National High School (Night)	23,068,000	1,741,000	24,809,000	415,000
Dr. Emilio Osmeña National High School	2,686,000	579,000	3,265,000	252,000
First High School for the Hearing Impaired		433,000	433,000	155,000
Inayawan National High School (Night)	21,456,000	2,097,000	23,553,000	766,000
Lahug National High School (Night)	34,797,000	2,791,000	37,588,000	1,472,000
Lusaran National High School	9,939,000	819,000	10,758,000	438,000
Mabini Integrated School	5,391,000	527,000	5,918,000	168,000
Malubog High School (Busay National High School Extension)	5,461,000	568,000	6,029,000
Oprra National High School (Night)	20,161,000	1,567,000	21,728,000	492,000
Pamutan Integrated School	2,152,000	390,000	2,542,000	175,000
Paril National High School	3,540,000	461,000	4,001,000	199,000
Pasil National High School (Night)		606,000	606,000	228,000
Punta Princesa National High School (Night)	14,004,000	1,249,000	15,253,000	721,000
Quiot High School		1,082,000	1,082,000
Regino Mercado National High School (Night)		594,000	594,000	328,000
Sibugay High School	3,821,000	588,000	4,409,000	199,000
Sinsin National High School	5,390,000	476,000	5,866,000	156,000
Sirao National High School	6,271,000	496,000	6,767,000	160,000
Sudlon National High School	10,010,000	939,000	10,949,000	480,000
Tabunan National High School	1,286,000	390,000	1,676,000	157,000
Tagba-o National High School		335,000	335,000
Taptap Integrated School	1,289,000	413,000	1,702,000	183,000
Tejero National High School (Night)	28,901,000	2,292,000	31,193,000	714,000
Tisa Night High School	18,541,000	2,549,000	21,090,000	1,543,000
Toong National High School (Night)	2,740,000	673,000	3,413,000	392,000
Vicente B. Cosido Memorial National High School (Cambinocot National High School)	6,357,000	636,000	6,993,000	316,000
Zapatera National High School (Night)	21,678,000	1,618,000	23,296,000	698,000

Division of Cebu Province	880,892,000	196,545,000	1,077,437,000	89,450,000

Division Office - Proper	29,752,000		29,752,000
Alcantara National High School (Badian NHS - Alcantara NHS Extension)	428,000	1,257,000	1,685,000	1,134,000
Alcoy High School - Nug-as National High School		1,055,000	1,055,000	367,000
Alcoy National High School	27,355,000	2,489,000	29,844,000	1,011,000
Anapog Integrated School		539,000	539,000	175,000
Angilan National High School		824,000	824,000	526,000
Antipolo Integrated School		589,000	589,000
Antonio O. Singco Senior High School				372,000
Arcelo Memorial National High School (San Vicente MNHS) - Arcelo Memorial National High School - Night HS	857,000	359,000	1,216,000	203,000
Arcelo Memorial National High School (San Vicente MNHS)- Poblacion Extension		3,359,000	3,359,000	4,744,000
Argao National High School	35,714,000	3,108,000	38,822,000	3,560,000
Argawanon Integrated School	1,714,000	808,000	2,522,000	369,000
B. Minolos Integrated School		505,000	505,000
Badian National High School - Manduyong Extension		573,000	573,000
Badian National High School - Sanlagan Extension		511,000	511,000	155,000
Badian National High School - Tubod National High School Extension		601,000	601,000	249,000
Bagalnga Integrated School	2,571,000	835,000	3,406,000	181,000
Bakhawan National High School	8,313,000	767,000	9,080,000	374,000

914	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Bala National High School - Busay National High School Extension		627,000	627,000	212,000
Balao National High School	14,105,000	1,203,000	15,308,000	650,000
Balungag National High School		411,000	411,000	224,000
Bantayan National High School - Putian Annex		1,786,000	1,786,000	1,194,000
Bantayan Science High School	5,209,000	519,000	5,728,000	411,000
Basak Integrated School		335,000	335,000
Batad Integrated School		437,000	437,000
Biasong National High School		435,000	435,000	212,000
Boljoon National High School - El Pardo Extension		877,000	877,000	252,000
Boljoon National High School - Lunop Extension		704,000	704,000	168,000
Bonbon Integrated School		609,000	609,000
Botigues Integrated School		609,000	609,000
Buanoy National High School - Cabagdalan NHS Extension		472,000	472,000	155,000
Buanoy National High School - Gaas NHS Extension		591,000	591,000	376,000
Buanoy National High School - Ginatilan NHS Extension	923,000	472,000	1,395,000	187,000
Buanoy National High School - Lamesa NHS Extension		640,000	640,000	396,000
Buanoy National High School - Nangka NHS Extension		1,830,000	1,830,000	2,350,000
Buanoy National High School - Night Extension	10,460,000	631,000	11,091,000	206,000
Bugho Integrated School, Moalboal		461,000	461,000
Bugho Integrated School, San Fernando		335,000	335,000
Bulangsuran Integrated School	2,571,000	569,000	3,140,000	158,000
Bulasa National High School	8,539,000	903,000	9,442,000	463,000
Bunakan Integrated School	3,857,000	918,000	4,775,000
Busogon Integrated School		422,000	422,000	159,000
Cabadiangan Integrated School, Alcantara	2,999,000	775,000	3,774,000
Cabadiangan Integrated School, Compostela		522,000	522,000
Cabatbatan Integrated School		351,000	351,000
Cadulawan Integrated School		362,000	362,000
Calambua Integrated School	4,285,000	651,000	4,936,000	232,000
Calape National High School - Baterina Extension		606,000	606,000	526,000
Calape National High School - Carnaza NHS Extension		549,000	549,000	283,000
Calape National High School - Malingin NHS Extension		522,000	522,000	386,000
Calape National High School - Tominjao Extension	776,000	948,000	1,724,000	689,000
Calatagan Integrated School		335,000	335,000
Calbasaan Integrated School		335,000	335,000
Calero Integrated School	1,714,000	742,000	2,456,000	531,000
Calumboyan National High School (Teodoro B. Dosados Memorial National High School)	14,230,000	1,083,000	15,313,000	359,000
Camotes National High School - Cabongan NHS Extension		1,754,000	1,754,000	1,229,000
Camp 7 National High School	8,866,000	854,000	9,720,000	266,000
Campo Integrated School		335,000	335,000
Cañang National High School - Oslob National High School Extension		491,000	491,000	181,000
Canhabagat Integrated School		407,000	407,000
Cansaloay Integrated School	2,999,000	542,000	3,541,000	155,000
Caputatan Norte Integrated School		398,000	398,000
Carmen National High School - Cawasan National High School		469,000	469,000	158,000
Carmen National High School - Cabalawan NHS		768,000	768,000	332,000
Carmen National High School - Cantumog NHS		1,472,000	1,472,000	544,000
Carmen National High School - Night Extension		371,000	371,000	347,000
Casay National High School	15,298,000	1,210,000	16,508,000	586,000
Casiano D. Gerona National High School		335,000	335,000
Catarman Integrated School		747,000	747,000
Catmon Integrated School	3,428,000	1,821,000	5,249,000	1,484,000
Catmon National High School - Ceferino Sususco NHS		761,000	761,000	187,000
Catmon National High School - Tinabyonan NHS Extension		660,000	660,000	201,000
Cawayan National High School	8,873,000	774,000	9,647,000	420,000
Ciriaco V. Paradela Integrated School		356,000	356,000
Cogon National High School - Hipolito Boquecosa MNHS (Bullogan National High School Extension)		481,000	481,000	208,000
Colawin National High School - Mandilikit Extension	798,000	388,000	1,186,000	172,000
Colonia National High School	13,636,000	1,273,000	14,909,000	625,000
Compostela National High School - Evening Class	2,999,000	444,000	3,443,000	378,000
Consolacion National High School - Consolacion Night HS		1,297,000	1,297,000	1,042,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	915
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Consolacion National High School - Jugan NHS Extension	428,000	1,133,000	1,561,000	571,000
Consolacion National High School - Pulpogan NHS Extension		966,000	966,000	542,000
Consolacion National High School - Tolotolo National High School Extension		492,000	492,000	201,000
Consolacion National High School - Tugbungan NHS		1,161,000	1,161,000	586,000
Consuelo National High School	11,829,000	1,155,000	12,984,000	559,000
Cordova National High School	30,721,000	2,650,000	33,371,000	2,751,000
Cuanos Integrated School		490,000	490,000	160,000
Daanbantayan National High School - SK Luis P. Cañete, Sr. Extension		404,000	404,000	157,000
Daantabogon National High School (Doña Liling Neis Negapatan Memorial NHS-Daantabogon NHS Extension)	449,000	504,000	953,000	243,000
Dalaguete National High School - Caleriohan NHS		744,000	744,000	345,000
Dalaguete National High School - Caliongan NHS		800,000	800,000	159,000
Dalaguete National High School - Manlapay NHS		827,000	827,000	382,000
Dalaguete National High School - Mantalongan NHS		2,383,000	2,383,000	1,775,000
Dalid Integrated School		335,000	335,000
Dapdap Integrated School		360,000	360,000
Dapdap National High School	16,659,000	1,085,000	17,744,000	252,000
Don Esteban Nolasco Memorial National High School	5,311,000	617,000	5,928,000	181,000
Don Esteban Nolasco Memorial National High School - Horacio Franco MNHS Extension	523,000	547,000	1,070,000	210,000
Don Felomino M. Torres Memorial National High School	1,357,000	654,000	2,011,000	305,000
Doña Liling Neis Negapatan Memorial National High School - Loreto Remedios National High School Extension		486,000	486,000	245,000
Dumalan National High School		610,000	610,000	172,000
Dumanjug National High School, Bitoon National Vocational High School, Poblacion Extension	489,000	1,849,000	2,338,000	1,308,000
Esperanza Integrated School		335,000	335,000
Estaca Integrated School	428,000	416,000	844,000
Garing National High School	10,055,000	847,000	10,902,000	330,000
Garing National High School - Lanipga NHS Extension	496,000	383,000	879,000	158,000
Gibitngil Integrated School	1,714,000	531,000	2,245,000	208,000
Giloctog National High School	12,208,000	820,000	13,028,000	159,000
Giloctog National High School, Bolocboloc NHS Extension		522,000	522,000	210,000
Gilutongan Integrated School	3,428,000	554,000	3,982,000
Ginatilan Integrated School		722,000	722,000
Greenhills National High School	7,169,000	633,000	7,802,000	206,000
Guindaruhan National High School	9,056,000	1,089,000	10,145,000	314,000
Guiwanon National High School	12,619,000	1,163,000	13,782,000	382,000
Hagnaya Integrated School		484,000	484,000
Hilantagaan National High School Extension		961,000	961,000	535,000
Hilotongan Integrated School	5,154,000	624,000	5,778,000	245,000
Ilaya Integrated School		337,000	337,000
Ilihan Integrated School	2,999,000	939,000	3,938,000	521,000
Inghoy National High School	1,286,000	513,000	1,799,000	160,000
Ireneo V. Diamante National High School	1,286,000	681,000	1,967,000	274,000
Jose Chona Jo Integrated School	27,978,000	2,302,000	30,280,000	1,519,000
Jose R. Martinez Memorial National High School	2,580,000	493,000	3,073,000	157,000
Juanco and Placida Padayao National High School	798,000	590,000	1,388,000	334,000
Julian Enad National High School	5,682,000	840,000	6,522,000	391,000
Jumangpas National High School - Samboan Extension		724,000	724,000	247,000
Kabalawan Integrated School		452,000	452,000
Kal-anan National High School	9,352,000	980,000	10,332,000	249,000
Kalangahan National High School		554,000	554,000	158,000
Kanluma Integrated School		335,000	335,000
Kansi National High School	4,288,000	585,000	4,873,000	156,000
Kantubaon Integrated School		342,000	342,000
Kawit National High School - Almacin Torrevillas National High School (Lamintak) Extension	13,971,000	1,203,000	15,174,000	612,000
Kawit National High School - Curva NHS Extension		1,062,000	1,062,000	661,000
Kawit National High School - Medellin Science NHS Extension		648,000	648,000	254,000
Kinartacan National High School		1,312,000	1,312,000	935,000
Kinawahan Integrated School	857,000	569,000	1,426,000	156,000
Kodia Integrated School	857,000	598,000	1,455,000

916	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Lamak National High School	1,714,000	561,000	2,275,000	303,000
Lanao Integrated School		335,000	335,000
Lanao National High School	9,722,000	1,008,000	10,730,000	318,000
Lanao National High School - Pilar Dapdap NHS Extension		478,000	478,000	158,000
Langin National High School - Ronda National High School Poblacion Extension		1,221,000	1,221,000	827,000
Lantawan Integrated School	857,000	470,000	1,327,000	158,000
Lataban National High School		523,000	523,000	228,000
Libaong National High School	7,099,000	703,000	7,802,000	214,000
Liki Integrated School	1,286,000	464,000	1,750,000	158,000
Liloan National High School Extension Don Bosco	445,000	947,000	1,392,000	158,000
Lipayran Integrated School		578,000	578,000
Logon National High School		858,000	858,000	420,000
Looc Integrated School		335,000	335,000
Lorenzo S. Tanza Memorial National High School (Union National High School)	15,052,000	1,529,000	16,581,000	940,000
Lubo Integrated School		339,000	339,000
Luciano B. Rama, Sr. Memorial National High School - Zosimo E. Fabroa MNHS Extension	3,109,000	745,000	3,854,000	407,000
Luciano B. Rama, Sr. Memorial National High School (Esperanza National High School)	21,082,000	1,725,000	22,807,000	801,000
Lucio O. Arquillano Integrated School		420,000	420,000
Luhod National High School	7,558,000	801,000	8,359,000	425,000
Lusong National High School		335,000	335,000
Luyang National High School		769,000	769,000	486,000
Mabunao National High School - Juan Pamplona Extension		450,000	450,000	157,000
Madridejos National High School		930,000	930,000	588,000
Madridejos National High School - San Agustin High School Extension		1,207,000	1,207,000	701,000
Magsico National High School	13,688,000	1,089,000	14,777,000	679,000
Mahanlud National High School	428,000	426,000	854,000	155,000
Malolos National High School	7,715,000	829,000	8,544,000	353,000
Manatad National High School	4,716,000	726,000	5,442,000	294,000
Manduang Integrated School		367,000	367,000	155,000
Mangaco Integrated School	1,714,000	518,000	2,232,000
Manguiao National High School		670,000	670,000	280,000
Mangyan National High School	5,082,000	584,000	5,666,000	214,000
Maño Integrated School		450,000	450,000
Mantalongon National High School	33,036,000	2,500,000	35,536,000	1,194,000
Mar & Dorie Darunday National High School (Mangase National High School)	3,428,000	735,000	4,163,000	210,000
Marikaban Integrated School	2,146,000	795,000	2,941,000	221,000
Medellin High School (Kawit National High School Extension)	25,254,000	1,917,000	27,171,000	1,339,000
Milan-Cantuod National High School		424,000	424,000	160,000
Minglanilla Science High School	15,142,000	905,000	16,047,000	301,000
Mohon Integrated School	4,713,000	569,000	5,282,000
Montaneza National High School - Cerdeña National High School Extension	5,380,000	697,000	6,077,000	199,000
Montealegre National High School - Putat NHS Extension		755,000	755,000	436,000
Montealegre National High School - Tuburan NHS Extension		2,925,000	2,925,000	3,820,000
Montpeller National High School		686,000	686,000	208,000
Mulao National High School - Compostela Science and Technology	4,001,000	972,000	4,973,000	347,000
Nangka National High School		744,000	744,000
Oboob Integrated School	1,286,000	413,000	1,699,000	159,000
Oslob National High School (Santander NHS) - Don Apolonio Abines, Sr. Memorial High School Extension		1,393,000	1,393,000	1,185,000
Palanas Integrated School	1,286,000	535,000	1,821,000	158,000
Panadtaran Integrated School		335,000	335,000
Pansoy Integrated School		470,000	470,000
Pasol-Pugalo Integrated School	4,713,000	667,000	5,380,000	168,000
Patupat National High School - Cagay NHS Extension		557,000	557,000	307,000
Patupat National High School (Guibungan NHS Extension)		583,000	583,000	270,000
Paulo Gallarde, Sr. Integrated School		335,000	335,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	917
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Paypay National High School (Calape National High School - Paypay NHS Extension)	5,023,000	649,000	5,672,000	294,000
Pilar National High School	14,809,000	1,246,000	16,055,000	427,000
Pilipog Night High School		433,000	433,000
Pinamungajan National High School - Anapog NHS Extension	787,000	675,000	1,462,000	389,000
Pinamungajan National High School - Anislag NHS Extension		606,000	606,000	234,000
Pinamungajan National High School - Lut-od NHS Extension	787,000	708,000	1,495,000	292,000
Pinamungajan National High School - Night Extension		339,000	339,000	160,000
Puertobello National High School	13,648,000	1,302,000	14,950,000	411,000
Puertobello National High School - Poblacion Extension		735,000	735,000	232,000
Pungtod National High School		617,000	617,000	226,000
Ricardo Y. Reluya, Jr. Technical-Vocational High School		335,000	335,000
Rosario National High School	15,456,000	1,435,000	16,891,000	504,000
S. Duterte Integrated School		335,000	335,000
Salag National High School	3,927,000	521,000	4,448,000	181,000
Salamanca National High School	8,433,000	816,000	9,249,000	232,000
Samboan High School (San Sebastian National High School Extension)	25,998,000	2,406,000	28,404,000	1,017,000
San Antonio Integrated School		364,000	364,000
San Fernando National High School	16,724,000	1,292,000	18,016,000	583,000
San Fernando Open & Night High School		335,000	335,000
San Jose National High School	10,481,000	1,176,000	11,657,000	374,000
San Miguel National High School	13,672,000	1,180,000	14,852,000	427,000
Sangat National High School - Balud NHS Extension	4,090,000	960,000	5,050,000	637,000
Santa Cruz National High School		335,000	335,000
Santa Fe National High School - Doong NHS Extension		584,000	584,000	752,000
Santa Filomena National High School	32,909,000	1,830,000	34,739,000	429,000
Santa Lucia National High School - Sta. Rita Extension		699,000	699,000	469,000
Santiago National High School	8,542,000	893,000	9,435,000	349,000
Sillon Integrated School	1,580,000	751,000	2,331,000	413,000
Sogod National High School		805,000	805,000
Sorsogon National High School		652,000	652,000	185,000
South Poblacion National High School - Math & Science School		384,000	384,000
Sta. Rita Integrated School		345,000	345,000
Sulungan Integrated School	3,857,000	791,000	4,648,000	396,000
Sumon Integrated School		335,000	335,000
Tabionan Integrated School		335,000	335,000
Tabunan National High School - Bongdo NHS Extension		534,000	534,000	222,000
Tabunan National High School - Borbon NHS Extension		1,118,000	1,118,000	1,048,000
Tabunan National High School - Campusong NHS Extension		469,000	469,000	160,000
Tabunan National High School - Doña Milagros NHS Extension		712,000	712,000	349,000
Tabunan National High School - Liki NHS Extension		825,000	825,000	449,000
Tabunan National High School - Mohon NHS Extension		850,000	850,000	465,000
Tag-ubi Integrated School		335,000	335,000
Talaga National High School	11,157,000	950,000	12,107,000	415,000
Talisay Integrated School		346,000	346,000
Taloot Integrated School		470,000	470,000
Tambongon Integrated School		644,000	644,000	336,000
Tamiao Integrated School		448,000	448,000
Tampaan Integrated School		362,000	362,000
Tan-awan National High School	4,285,000	683,000	4,968,000	168,000
Tapilon National High School (Calape National High School - Tapilon Extension)	10,674,000	973,000	11,647,000	731,000
Teodoro de la Vega (Kalidngan) National High School	8,596,000	1,000,000	9,596,000	492,000
Tindog Integrated School		393,000	393,000
Tinubdan Integrated School		450,000	450,000
Tonggo Integrated School		377,000	377,000
Tubod (San Fernando) National High School	4,524,000	503,000	5,027,000	160,000
Tulang Integrated School	2,142,000	620,000	2,762,000
Tumalog Integrated School		341,000	341,000
Tungkil National High School	857,000	626,000	1,483,000	159,000
Tuyokon Integrated School		335,000	335,000
Usmad National High School - Calagasan NHS Extension		469,000	469,000	230,000
Usmad National High School - Cansuje NHS Extension		662,000	662,000	270,000
Vito National High School	12,355,000	1,535,000	13,890,000	278,000

918	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Willy B. Wenceslao National High School	6,917,000	1,007,000	7,924,000	297,000
Zaragosa Integrated School	1,714,000	443,000	2,157,000

Division of Danao City	167,116,000	22,589,000	189,705,000	5,760,000

Division Office - Proper	4,585,000		4,585,000
B. Durano Integrated School	857,000	519,000	1,376,000
B. Enriquez Integrated School	1,726,000	408,000	2,134,000
Baliang National High School	3,147,000	486,000	3,633,000	157,000
Bayabas Integrated School	866,000	443,000	1,309,000
Beatriz D. Durano Memorial National High School	31,396,000	1,966,000	33,362,000
Bibiana Mercado Integrated School	18,000,000	1,628,000	19,628,000
Binaliw Integrated School	866,000	536,000	1,402,000
Cahumayan Senior High School				655,000
Cambubho Integrated School	428,000	400,000	828,000	155,000
Cogon Cruz Integrated School	8,237,000	807,000	9,044,000
D. T. Durano Memorial Integrated School	3,911,000	1,487,000	5,398,000
Dungga Integrated School	428,000	335,000	763,000
Eduardo Gorre Memorial Integrated School	6,899,000	631,000	7,530,000	214,000
Elpidio H. Perez Memorial Technical-Vocational High School	11,395,000	1,003,000	12,398,000	506,000
Gerardo Ypil Integrated School	437,000	335,000	772,000
Guinacot Integrated School	5,885,000	865,000	6,750,000
Langosig Integrated School	428,000	390,000	818,000
Lawaan National High School - Sabang NHS Extension	17,123,000	1,435,000	18,558,000
Malapoc Integrated School	428,000	504,000	932,000
Malapoc National High School		341,000	341,000
Maslog National High School	11,385,000	1,354,000	12,739,000	995,000
Nicolas U. Tiongko Memorial National High School	1,868,000	521,000	2,389,000	280,000
Pili Integrated School	860,000	361,000	1,221,000
Quisol Integrated School	428,000	377,000	805,000
Ramon M. Durano, Sr. Foundation - Science and Technology Education Center	6,285,000	761,000	7,046,000	2,149,000
Ramon M. Durano, Sr. Memorial National High School	9,989,000	980,000	10,969,000
Raymunda B. Hermosilla Integrated School	1,797,000	550,000	2,347,000	159,000
S.A. Tecala Integrated School	431,000	337,000	768,000
Sacsac Integrated School	860,000	335,000	1,195,000
Sandayong Sur National High School	11,289,000	873,000	12,162,000	334,000
Santican National High School	3,156,000	516,000	3,672,000
Sta. Rosa Integrated School	1,295,000	457,000	1,752,000	156,000
Taytay Integrated School	431,000	648,000	1,079,000

Division of Dumaguete City	18,995,000	2,914,000	21,909,000	1,505,000

Division Office - Proper	532,000		532,000
Dumaguete City National High School, Camanjac	12,652,000	1,256,000	13,908,000	623,000
Hermenegilda F. Gloria Memorial School	239,000	649,000	888,000
Piapi High School	5,572,000	1,009,000	6,581,000	882,000

Division of Guihulngan City	87,499,000	13,033,000	100,532,000	4,358,000

Division Office - Proper	2,346,000		2,346,000
Balogo National High School	1,286,000	405,000	1,691,000
Buenavista High School	3,860,000	581,000	4,441,000	172,000
Calamba National High School		388,000	388,000
Guihulngan National Agricultural School	7,861,000	751,000	8,612,000	179,000
Guihulngan National High School - Lip-o Extension		543,000	543,000	157,000
Guihulngan National High School - Maculos Extension		540,000	540,000	159,000
Guihulngan National High School - P. Binobohan Annex		575,000	575,000	172,000
Guihulngan National High School, Hilaitan	48,415,000	2,570,000	50,985,000	807,000
Guihulngan National High School-Hilaitan (Hibaiyo Annex)	2,142,000	512,000	2,654,000	158,000
Hinakpan National High School		335,000	335,000
Linantuyan High School		822,000	822,000	270,000
Magsaysay High School	3,857,000	625,000	4,482,000	285,000
Maximina Lim Tabilon High School		335,000	335,000
P. Zamora High School	3,428,000	650,000	4,078,000	261,000
Pinucauan High School	3,598,000	591,000	4,189,000	155,000
Planas National High School	428,000	436,000	864,000
Sandayao High School	2,941,000	816,000	3,757,000	254,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	919
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tagbino Provincial High School - Guba High School Annex		545,000	545,000	289,000
Tagbino Senior High School				571,000
Trinidad High School	7,337,000	1,013,000	8,350,000	469,000

Division of Lapu-lapu City	37,776,000	11,849,000	49,625,000	1,672,000

Division Office - Proper	908,000		908,000
Babag National High School - Babag Night HS Extension	615,000	401,000	1,016,000
Babag National High School, Poblacion Night High School Extension	820,000	377,000	1,197,000
Bankal National High School - Abuno HS Extension	776,000	936,000	1,712,000
Bankal National High School - Maribago HS Extension	776,000	1,001,000	1,777,000
Bankal Night High School		397,000	397,000
Buyong High School	2,146,000	581,000	2,727,000
Gun-ob High School		1,204,000	1,204,000
Mactan National High School - Punta Engano HS Extension	787,000	767,000	1,554,000
Marigondon National High School - Basak Night High School Extension	615,000	693,000	1,308,000
Marigondon National High School - Gun-ob Night High School	1,365,000	401,000	1,766,000
Marigondon National High School - Science and Technology Education Center Extension	787,000	420,000	1,207,000	524,000
Marigondon National High School - Sudtonggan Night High School		614,000	614,000
Nemesio-Epifania Taneo Memorial High School	16,454,000	1,541,000	17,995,000	1,148,000
Pajo National High School - Pajo Night High School	776,000	335,000	1,111,000
Pajo National High School - Pasay North MAB Annex	6,701,000	641,000	7,342,000
Pusok National High School - Pusod Night High School		361,000	361,000
Sta. Rosa National High School - Caubian HS Extension	1,918,000	386,000	2,304,000
Sta. Rosa National High School - Pangan-an HS Extension	1,046,000	458,000	1,504,000
Tungasan High School	1,286,000	335,000	1,621,000

Division of Mandaue City	70,467,000	9,289,000	79,756,000	3,019,000

Division Office - Proper	1,395,000		1,395,000
Banilad National High School (Cabancalan NHS Extension)		584,000	584,000
Canduman National High School - Tabok High School	14,098,000	1,413,000	15,511,000
Canduman National High School - Pagsabungan High School	11,097,000	1,330,000	12,427,000
Casili Night High School	4,965,000	647,000	5,612,000
Maguikay High School	6,831,000	1,009,000	7,840,000	197,000
Mandaue City Comprehensive National High School - Labogon National High School Extension	21,183,000	2,025,000	23,208,000	1,449,000
Mandaue City Comprehensive National High School - Mandaue City Night High School Extension	831,000		831,000
Mandaue City Comprehensive National High School - Mandaue City Science High School Extension	6,054,000	738,000	6,792,000	312,000
Mandaue City School for the Arts	4,013,000	450,000	4,463,000	155,000
Mandaue SPED Center High School		420,000	420,000	157,000
Tingub High School		673,000	673,000	749,000

Division of Naga City	133,288,000	19,615,000	152,903,000	4,990,000

Division Office - Proper	3,123,000		3,123,000
Alpaco National High School	6,585,000	893,000	7,478,000	353,000
Antonio R. Lapiz Memorial National High School	2,337,000	725,000	3,062,000	158,000
Bairan National High School		369,000	369,000
Balirong National High School	14,484,000	1,097,000	15,581,000	155,000
Cabuan National High School	2,220,000	487,000	2,707,000	155,000
Cabungahan National High School		335,000	335,000
Calavera National High School		335,000	335,000
Cantao-an National High School	5,846,000	861,000	6,707,000	179,000
City of Naga Integrated Center for Science, Technology, Culture and Arts	3,876,000	833,000	4,709,000	183,000
Cogon National High School	4,183,000	576,000	4,759,000	158,000
Don Emilio Canonigo Memorial National High School	13,534,000	1,168,000	14,702,000	519,000
Inayagan National High School	6,238,000	1,256,000	7,494,000	266,000
Lanas National High School	3,201,000	630,000	3,831,000	158,000
Lutac National High School	6,271,000	812,000	7,083,000
Mainit National High School	2,885,000	703,000	3,588,000	160,000

920	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Mayana National High School	2,698,000	578,000	3,276,000	156,000
Naalad National High School	4,429,000	774,000	5,203,000	157,000
Naga Special Education (SPED) Center	2,766,000	402,000	3,168,000	155,000
NPC-Colon Integrated School	428,000	531,000	959,000
Patag National High School		335,000	335,000
Placido L. Señor National High School	25,500,000	2,401,000	27,901,000	579,000
South Poblacion National High School		335,000	335,000
Tagjaguimit National High School	4,548,000	742,000	5,290,000	160,000
Tangke National High School		335,000	335,000
Tina-an National High School	5,324,000	826,000	6,150,000	498,000
Uling National High School	12,812,000	1,276,000	14,088,000
Uling Senior High School				841,000

Division of Negros Oriental	228,879,000	56,885,000	285,764,000	26,142,000

Division Office - Proper	4,948,000		4,948,000
Amio Comprehensive High School	13,223,000	731,000	13,954,000	330,000
Amlan National High School - Jugno Campus		464,000	464,000	155,000
Antonio B. Alejado Memorial National High School (Magaso High School)		556,000	556,000	179,000
Apo Island High School		374,000	374,000	155,000
Apolinar B. Macias Memorial High School	5,132,000	547,000	5,679,000	166,000
Aurelia G. Merecido Memorial High School		614,000	614,000	230,000
Avocado High School	2,142,000	335,000	2,477,000	157,000
Ayungon National High School - Carol-an Extension		493,000	493,000	175,000
Ayungon Science High School	428,000	361,000	789,000	160,000
Bago National High School	6,910,000	1,102,000	8,012,000	405,000
Bagtic National High School	8,270,000	681,000	8,951,000	257,000
Bangcal High School	1,714,000	509,000	2,223,000	159,000
Barras Annex National High School	820,000	477,000	1,297,000	216,000
Benedicto P. Tirambulo Memorial National High School	19,334,000	1,590,000	20,924,000	944,000
Buntod High School		442,000	442,000	158,000
Cambaloctot High School		511,000	511,000	156,000
Cambonbon National High School		397,000	397,000	164,000
Campanun-an High School	4,499,000	481,000	4,980,000	156,000
Candugay High School (Siaton National High School Annex)	820,000	580,000	1,400,000	398,000
Canggohob High School	4,034,000	450,000	4,484,000	159,000
Cansal-ing Provincial Community High School		379,000	379,000	159,000
Caticugan High School		502,000	502,000	203,000
Cawitan High School		1,038,000	1,038,000	610,000
Crisostomo O. Retes National High School	31,911,000	1,831,000	33,742,000	716,000
Dahile Provincial Community High School Extension	1,230,000	749,000	1,979,000	535,000
Dauin Science High School		502,000	502,000	222,000
Demetrio L. Alviola National High School - Cabcaban Annex	988,000	704,000	1,692,000	161,000
Demetrio L. Alviola National High School - Nalundan Extension		679,000	679,000	283,000
Dr. Ernesto A. Uy, Sr. National High School	2,571,000	418,000	2,989,000
Eligio T. Monte De Ramos High School	1,428,000	519,000	1,947,000	159,000
Froilan A. Alanano Memorial High School		462,000	462,000	159,000
Giligaon High School		674,000	674,000	322,000
Gregorio Elmaga Memorial High School	5,231,000	624,000	5,855,000	156,000
Inapoy Provincial Community High School	5,040,000	610,000	5,650,000	177,000
Jantianon National High School	787,000	626,000	1,413,000	222,000
Jimalalud National High School - Tamao Extension		608,000	608,000	160,000
Kakha High School		399,000	399,000	160,000
Kaladias High School	857,000	373,000	1,230,000
Kauswagan High School		481,000	481,000	158,000
Lorenza P. Palarpalar Memorial High School (Bonbonon Provincial Community High School)	787,000	401,000	1,188,000	156,000
Mabato Provincial Community High School		836,000	836,000	398,000
Mabinay National High School - Manlingay Annex		452,000	452,000	159,000
Mabinay National High School - Tarra Annex	2,146,000	666,000	2,812,000	418,000
Mabinay Science High School		362,000	362,000	197,000
Mainit High School		393,000	393,000	158,000
Maloh Provincial Community High School		745,000	745,000	672,000
Malongcay Dacu High School		487,000	487,000	159,000
Maningcao National High School	776,000	454,000	1,230,000	164,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	921
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Manjuyod Science High School		379,000	379,000	160,000
Mantiquil Masaligan High School		488,000	488,000	159,000
Matauta Community High School	857,000	406,000	1,263,000
Mayaposi Community High School		569,000	569,000	221,000
Nagbalaye High School	4,815,000	732,000	5,547,000	330,000
Nagbinlod High School		512,000	512,000	185,000
Obat High School	1,733,000	819,000	2,552,000	451,000
Ong Che Tee - Bacong High School	7,303,000	1,303,000	8,606,000	615,000
Owacan Provincial Community High School	1,944,000	880,000	2,824,000	528,000
Paciente Cesar G. Cabrera High School		424,000	424,000	158,000
Pacuan Provincial Community High School	24,661,000	1,885,000	26,546,000	984,000
Palayuhan High School		438,000	438,000	203,000
Panciao High School		398,000	398,000	155,000
Pantao National High School	8,952,000	830,000	9,782,000	330,000
Pedro Abul Memorial High School		398,000	398,000	158,000
Pinalubngan Community High School	8,086,000	828,000	8,914,000	226,000
Pulangbato National High School	12,323,000	792,000	13,115,000
Pulangbato National Senior High School				434,000
Sampinitan Provincial Community High School	927,000	648,000	1,575,000	312,000
San Antonio High School	798,000	469,000	1,267,000	159,000
San Jose Provincial High School	717,000	1,220,000	1,937,000	783,000
San Miguel High School	9,037,000	508,000	9,545,000	234,000
San Miguel Provincial Community High School	6,327,000	1,498,000	7,825,000	557,000
Siapo High School		542,000	542,000	156,000
Siaton Science High School	2,084,000	347,000	2,431,000	307,000
Sibulan National High School - Ajong Unit	1,288,000	681,000	1,969,000	299,000
Sibulan National High School - Balugo Extension		489,000	489,000	193,000
Sibulan National High School - Enrique Villanueva Extension		441,000	441,000	156,000
Sibulan National High School - Maslong Extension		429,000	429,000	157,000
Sibulan Night High School	2,892,000	482,000	3,374,000	338,000
Sibulan Science High School		382,000	382,000	170,000
Silab Community High School Annex		624,000	624,000	436,000
Sta. Catalina High School	820,000	1,503,000	2,323,000	1,654,000
Sta. Catalina Science High School		467,000	467,000	161,000
Sumaliring High School (Inalad High School)		1,319,000	1,319,000	1,092,000
Tambulan Community High School	1,286,000	529,000	1,815,000
Tamlang High School		343,000	343,000	155,000
Tayasan National Science High School		433,000	433,000	159,000
Tubigon High School - Sibulan National High School Annex		398,000	398,000	159,000
Tubtubon High School		621,000	621,000	326,000
Valencia National High School - Balugo High School Extension	489,000	689,000	1,178,000	646,000
Valencia National High School - Dobdob Extension		376,000	376,000	155,000
Zamboanguita Science High School	5,514,000	697,000	6,211,000	159,000

Division of Siquijor	81,616,000	10,977,000	92,593,000	3,161,000

Division Office - Proper	1,927,000		1,927,000
Banban National High School	9,447,000	1,028,000	10,475,000	438,000
Basac National High School (Enrique Villanueva NHS - Siquijor)	6,995,000	977,000	7,972,000	292,000
Cabulihan Integrated School	4,645,000	568,000	5,213,000	159,000
Candaping National High School	12,855,000	1,528,000	14,383,000	588,000
Catulayan National High School	6,841,000	1,191,000	8,032,000	446,000
Kinamandagan High School	5,697,000	682,000	6,379,000	155,000
Larena Integrated School	857,000	538,000	1,395,000
Leon Parami High School	5,502,000	686,000	6,188,000	164,000
Maria Integrated School	1,714,000	554,000	2,268,000
Ponong High School	5,575,000	637,000	6,212,000	160,000
San Antonio National High School	7,012,000	626,000	7,638,000	159,000
San Juan Integrated School	857,000	491,000	1,348,000
Siquijor Integrated School	857,000	580,000	1,437,000
Siquijor Provincial Science High School	10,835,000	891,000	11,726,000	600,000

Division of Tagbilaran City	10,118,000	1,175,000	11,293,000	274,000

Division Office - Proper	188,000		188,000
San Isidro National High School	9,930,000	840,000	10,770,000	274,000

922	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tagbilaran High School for the Hearing Impaired		335,000	335,000

Division of Talisay City	248,206,000	25,117,000	273,323,000	9,421,000

Division Office - Proper	5,172,000		5,172,000
Bulacao National High School		912,000	912,000	201,000
Candulawan National High School (Mohon Divino Amore - Candulawan)	8,110,000	878,000	8,988,000
Jaclupan National High School	39,547,000	2,586,000	42,133,000	1,264,000
Lagtang National High School (Night)	13,994,000	1,531,000	15,525,000	583,000
Lawaan III National High School	11,064,000	1,295,000	12,359,000
Lawaan National High School - Talisay	28,484,000	2,339,000	30,823,000	897,000
Maghaway National High School	8,133,000	1,130,000	9,263,000	314,000
Manipis National High School	2,710,000	514,000	3,224,000
Pooc National High School (Jaclupan NHS - Pooc Extension)		1,141,000	1,141,000	658,000
San Isidro National High School (Night)	6,588,000	706,000	7,294,000
San Roque National High School (Jaclupan)	14,209,000	1,366,000	15,575,000	542,000
Tabunoc National High School	28,425,000	1,810,000	30,235,000	573,000
Talisay City Science High School	3,710,000	548,000	4,258,000
Talisay National High School	66,166,000	6,428,000	72,594,000	4,134,000
Tangke National High School (San Roque National High School - Tangke National High School Extension)	11,894,000	1,394,000	13,288,000
Tapul National High School		539,000	539,000	255,000

Division of Tanjay City	71,404,000	12,962,000	84,366,000	4,108,000

Division Office - Proper	1,606,000		1,606,000
Adela Pera Memorial High School	857,000	340,000	1,197,000
Apolinario Gerarda Arnaiz High School		405,000	405,000	157,000
Azagra High School	6,555,000	713,000	7,268,000	160,000
Bahian High School	5,499,000	539,000	6,038,000	158,000
Exequil P. Toroy High School	857,000	335,000	1,192,000
Graciano Banogon High School		468,000	468,000	172,000
Hunop High School	1,414,000	539,000	1,953,000	172,000
Inawasan Provincial Community High School		428,000	428,000	164,000
Isidro Salma High School (Balayong)	776,000	586,000	1,362,000	338,000
Luca High School		517,000	517,000	156,000
Nagsala High School		603,000	603,000	257,000
Namonbon High School		403,000	403,000	155,000
Novallas High School	5,082,000	590,000	5,672,000	155,000
Pal-ew High School	9,922,000	809,000	10,731,000	367,000
Patricio Palomar Memorial High School (Isabelo Palomar)		422,000	422,000	155,000
Polo High School	5,106,000	708,000	5,814,000	158,000
Samoyao High School	1,286,000	335,000	1,621,000
San Isidro High School		335,000	335,000
San Miguel High School	5,728,000	566,000	6,294,000	160,000
Santa Agueda National High School - Calicanan High School Extension		599,000	599,000	234,000
Tanjay City Science High School	6,271,000	687,000	6,958,000	314,000
Tanjay Legislated High School	13,093,000	1,292,000	14,385,000	475,000
Tanjay National High School (Sto. Niño)	7,352,000	743,000	8,095,000	201,000

Division of Toledo City	77,832,000	7,163,000	84,995,000	2,709,000

Division Office - Proper	1,670,000		1,670,000
Awihao National High School	18,327,000	1,772,000	20,099,000	899,000
Bunga National High School	6,186,000	741,000	6,927,000	197,000
Cantabaco National High School	11,848,000	1,162,000	13,010,000	394,000
General Climaco National High School	22,201,000	1,795,000	23,996,000	838,000
Media Once National High School	13,590,000	1,060,000	14,650,000	221,000
Toledo City Science High School	4,010,000	633,000	4,643,000	160,000

Region VIII - Eastern Visayas	6,332,528,000	562,061,000	6,894,589,000	240,981,000

Division of Baybay City	136,235,000	10,575,000	146,810,000	9,285,000

Division Office - Proper	2,780,000		2,780,000
Banahao National High School		641,000	641,000	172,000
Baybay City National Night High School	6,785,000	562,000	7,347,000	309,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	923
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Baybay City Senior High School				5,537,000
Bitanhuan National High School	8,858,000	764,000	9,622,000	161,000
Bunga National High School	15,330,000	1,024,000	16,354,000	280,000
Caridad National High School	13,569,000	1,015,000	14,584,000	610,000
Ciabu National High School	11,187,000	947,000	12,134,000	482,000
Gabas Integrated School	9,053,000	692,000	9,745,000	159,000
Kabunga-an Integrated School	428,000	407,000	835,000
Maganhan National High School	428,000	335,000	763,000
Mailhi National High School	7,937,000	655,000	8,592,000	177,000
Makinhas National High School	14,341,000	1,106,000	15,447,000	255,000
Mapgap Integrated School	428,000	411,000	839,000	159,000
Plaridel National High School	15,001,000	1,031,000	16,032,000	575,000
Pomponan National High School	30,110,000	985,000	31,095,000	409,000

Division of Biliran	220,352,000	20,658,000	241,010,000	8,412,000

Division Office - Proper	4,230,000		4,230,000
Almeria National High School	26,556,000	2,273,000	28,829,000	1,119,000
Biliran National Agricultural High School	21,970,000	2,379,000	24,349,000	1,433,000
Biliran Science High School	6,860,000	1,067,000	7,927,000	320,000
Bool National High School	15,920,000	1,239,000	17,159,000	511,000
Cabucgayan National High School	24,316,000	1,556,000	25,872,000	480,000
Cabucgayan National School of Arts and Trades	27,097,000	2,669,000	29,766,000	1,451,000
Fidel M. Limpiado, Sr. National High School	610,000	574,000	1,184,000	159,000
Inasuyan Integrated School	1,286,000	590,000	1,876,000
Information & Communications Technology (ICT) High School of Eastern Biliran	4,676,000	897,000	5,573,000	446,000
Lucsoon National High School	31,162,000	1,658,000	32,820,000	573,000
Naval Night High School	3,802,000	437,000	4,239,000	314,000
Pinamihagan Integrated School	857,000	460,000	1,317,000
Tabunan National High School	7,866,000	847,000	8,713,000	294,000
Tucdao National High School	25,941,000	1,792,000	27,733,000	933,000
Union Integrated School	1,286,000	584,000	1,870,000
Viga National High School	7,213,000	697,000	7,910,000	191,000
Western Biliran High School for the Arts & Culture	8,704,000	939,000	9,643,000	188,000

Division of Borongan City	59,533,000	4,768,000	64,301,000	1,982,000

Division Office - Proper	1,137,000		1,137,000
Benowangan National High School (Lalawigan NHS-Benowangan Annex)	3,631,000	513,000	4,144,000	158,000
Calingatngan National High School	10,081,000	780,000	10,861,000	218,000
Eastern Samar National Comprehensive High School (Supt. Fidel E. Anacta, Sr. MHS)	6,915,000	600,000	7,515,000	160,000
Maypangdan National High School	19,243,000	1,297,000	20,540,000	712,000
Sabang Integrated School		335,000	335,000
Sta. Fe National High School	18,526,000	1,243,000	19,769,000	734,000

Division of Calbayog City	364,153,000	29,980,000	394,133,000	15,312,000

Division Office - Proper	7,229,000		7,229,000
Acedillo Integrated School	1,286,000	335,000	1,621,000
Basud Integrated School	428,000	335,000	763,000
Cabicahan Integrated School		335,000	335,000
Cagbayang Integrated School		335,000	335,000
Caglanipao Sur Integrated School	1,286,000	335,000	1,621,000
Calbayog Arts and Design School of Eastern Visayas				368,000
Calbayog City High School	72,583,000	4,384,000	76,967,000	4,280,000
Calbayog City National High School - Bagacay Campus	16,544,000	1,099,000	17,643,000	517,000
Calbayog City National High School - Carayman Campus	4,005,000	556,000	4,561,000	155,000
Calbayog City Night High School	13,791,000	763,000	14,554,000
Canjumadac Integrated School		335,000	335,000
Dawo Integrated School	4,464,000	414,000	4,878,000
Gadgaran Integrated School	7,418,000	529,000	7,947,000
Himalandrog - Seven Hills Integrated School	3,653,000	335,000	3,988,000	155,000
Lapaan Integrated School		335,000	335,000
Limarayon Integrated School		335,000	335,000
Lonoy Integrated School	857,000	335,000	1,192,000

924	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Mabini II Integrated School		335,000	335,000
Macatingog Integrated School	6,533,000	492,000	7,025,000
Mag-ubay National High School	11,284,000	876,000	12,160,000	369,000
Malaga National High School	28,106,000	1,456,000	29,562,000	664,000
Malaga National High School (Pena 1 Annex School)	2,571,000	608,000	3,179,000	396,000
Mancol Integrated School		335,000	335,000
Mawacat Integrated School		335,000	335,000
Migara National High School	10,434,000	812,000	11,246,000	627,000
Oquendo National High School	26,852,000	1,727,000	28,579,000	1,389,000
Oquendo National High School - Cabatuan Annex	6,795,000	609,000	7,404,000	191,000
Panoypoy Integrated School		335,000	335,000
Patong - Happy Valley Integrated School	3,315,000	407,000	3,722,000	155,000
Pilar Agricultural High School	12,450,000	924,000	13,374,000	425,000
Pinamurotan Integrated School		335,000	335,000
San Joaquin National High School	32,110,000	2,049,000	34,159,000	1,112,000
San Joaquin National High School (Manguinoo Annex School)		335,000	335,000
San Joaquin National High School - Malahog Annex School	857,000	394,000	1,251,000
San Jose Integrated School		335,000	335,000
San Policarpio National High School	34,541,000	2,108,000	36,649,000	2,642,000
Tabawan Integrated School	14,675,000	1,071,000	15,746,000	619,000
Tarabucan National High School	16,495,000	1,241,000	17,736,000	706,000
Trinidad National High School	23,163,000	1,357,000	24,520,000	542,000
Trinidad National High School - Tomaligues Annex	428,000	409,000	837,000

Division of Catbalogan City	82,774,000	10,376,000	93,150,000	4,106,000

Division Office - Proper	1,459,000		1,459,000
Albalate Integrated School		335,000	335,000
Antonio G. Tuazon High School (Sierra Island NHS)	13,530,000	1,293,000	14,823,000	559,000
Catbalogan City Agro-Industrial School	1,745,000	423,000	2,168,000	181,000
Eastern Visayas Regional Science High School	8,062,000	2,793,000	10,855,000	440,000
Guinsorongan Integrated School (Samar National High School - Guinsorongan Annex)	16,290,000	1,805,000	18,095,000	1,026,000
Pangdan National High School	9,102,000	1,021,000	10,123,000	326,000
Samar National High School - Silanga Annex	32,586,000	2,706,000	35,292,000	1,574,000

Division of Eastern Samar	521,320,000	48,397,000	569,717,000	16,250,000

Division Office - Proper	9,538,000		9,538,000
Agsam Integrated School	428,000	478,000	906,000
Arteche National High School	36,827,000	2,108,000	38,935,000	1,548,000
Arteche National High School - Concepcion Annex		576,000	576,000
Arteche National High School (Carapdapan Annex)	2,571,000	1,181,000	3,752,000
Balangkayan National High School	17,998,000	1,546,000	19,544,000
Balangkayan Senior High School Stand-Alone				796,000
Bobon National High School	4,705,000	564,000	5,269,000
Bolusao National High School	5,575,000	769,000	6,344,000
Buntay Integrated School	1,286,000	356,000	1,642,000
Cagpile Integrated School	1,714,000	445,000	2,159,000
Camantang National High School	8,667,000	779,000	9,446,000
Can-Avid National High School	31,286,000	3,062,000	34,348,000	2,147,000
Catumsan Integrated School	857,000	357,000	1,214,000
Dolores National High School (Dapdap Annex)	12,094,000	975,000	13,069,000
Guiuan National High School - Manicani Annex	6,088,000	541,000	6,629,000
Hilabaan National High School	8,581,000	729,000	9,310,000	206,000
Hinolaso National High School	15,125,000	909,000	16,034,000
Hinolaso National High School (Caglao-an Annex)	1,748,000	443,000	2,191,000
Homonhon National High School	9,888,000	789,000	10,677,000	197,000
Homonhon National High School - Sulangan Annex	11,418,000	841,000	12,259,000	378,000
Jipapad National High School	14,984,000	1,813,000	16,797,000	884,000
Llorente National High School - Barobo Annex	7,389,000	761,000	8,150,000	216,000
Malabag High School	8,747,000	864,000	9,611,000
Malinao Integrated School	7,861,000	619,000	8,480,000
Maslog High School	10,137,000	1,171,000	11,308,000	376,000
Maydolong National High School	29,944,000	2,174,000	32,118,000	1,335,000
Maydolong National High School - Lapgap Annex		733,000	733,000
Mercedes High School	15,055,000	1,356,000	16,411,000	703,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	925
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Nena National High School (Nena SAT)	14,255,000	1,242,000	15,497,000	372,000
Nicasio Alvarez II Memorial High School (Sta. Monica Annex)	4,395,000	536,000	4,931,000
Nicasio M. Alvarez Memorial High School	12,415,000	928,000	13,343,000
Oras National Agricultural Industrial School (Arteche NAS)	9,685,000	955,000	10,640,000	155,000
Oras National High School	31,982,000	2,301,000	34,283,000	2,251,000
Oras National High School (Dao Annex)	16,211,000	1,236,000	17,447,000
Pedro E. Candio Memorial National High School	21,918,000	1,808,000	23,726,000	920,000
Quinapundan High School	27,286,000	2,348,000	29,634,000	1,342,000
Quinapundan National High School (Anislag Annex)	4,390,000	510,000	4,900,000
Salcedo High School	15,512,000	1,119,000	16,631,000	361,000
Salcedo Vocational High School	15,301,000	1,551,000	16,852,000	1,196,000
San Julian National High School	14,996,000	1,381,000	16,377,000	706,000
San Roque Integrated School	857,000	456,000	1,313,000
San Vicente Integrated School	4,299,000	501,000	4,800,000
Sulat National High School - Sto. Niño Annex	6,731,000	864,000	7,595,000
Sulu-an Integrated School	4,033,000	466,000	4,499,000
Tagbacan National High School (Tagbacan RHS)	10,851,000	1,026,000	11,877,000
Taytay Integrated School	17,671,000	1,163,000	18,834,000	161,000
Tubabao National High School	5,450,000	523,000	5,973,000
Vigan National High School	2,571,000	544,000	3,115,000

Division of Leyte	2,270,299,000	195,435,000	2,465,734,000	88,943,000

Division Office - Proper	42,476,000		42,476,000
Abuyog National High School	38,905,000	2,349,000	41,254,000	1,767,000
Agapito Amado Memorial National High School	8,032,000	848,000	8,880,000	361,000
Alangalang Agro-Industrial School (LSU-Alangalang Campus)	13,771,000	1,035,000	14,806,000	444,000
Alangalang National High School	68,517,000	4,951,000	73,468,000	3,577,000
Alangalang Night High School	3,674,000	424,000	4,098,000
Alegria Integrated School	1,714,000	552,000	2,266,000
Alfredo Parilla National High School	11,740,000	911,000	12,651,000	338,000
Anahawan National High School	15,183,000	1,381,000	16,564,000	602,000
Anahaway National High School	15,539,000	1,154,000	16,693,000	529,000
Astorga National High School	6,435,000	662,000	7,097,000	221,000
Asuncion S. Melgar National High School	31,227,000	2,557,000	33,784,000	1,271,000
Atty. Roque Marcos National High School (La Paz NHS)	32,612,000	3,016,000	35,628,000	1,482,000
Balocawehay National High School	22,568,000	1,554,000	24,122,000	895,000
Balugo National High School	10,492,000	891,000	11,383,000	245,000
Barugo National High School	16,546,000	1,644,000	18,190,000	874,000
Bato National High School	35,652,000	2,558,000	38,210,000	1,526,000
Bilwang National High School	1,286,000	439,000	1,725,000
Bontoc National High School	14,056,000	1,267,000	15,323,000	681,000
Borseth National High School	4,072,000	457,000	4,529,000	158,000
Buli National High School (Anahawan National High School - Buli Annex)	5,598,000	601,000	6,199,000	185,000
Bung-aw National High School	6,919,000	639,000	7,558,000	159,000
Buraburon National High School	3,857,000	461,000	4,318,000
Buracan National High School	5,623,000	633,000	6,256,000	159,000
Burauen National High School	29,726,000	1,926,000	31,652,000	1,061,000
Cabacungan National High School	14,627,000	1,175,000	15,802,000	586,000
Cabatoan National High School	4,969,000	567,000	5,536,000	203,000
Cagbolo Senior High School				328,000
Cahagnaan National High School	12,933,000	993,000	13,926,000	418,000
Cahigan National High School	7,640,000	724,000	8,364,000
Calingcaguing National High School	18,894,000	1,401,000	20,295,000	687,000
Calubian Integrated School	7,599,000	747,000	8,346,000	222,000
Calubian National High School (Calubian NVS)	38,352,000	3,590,000	41,942,000	2,058,000
Calunangan National High School	5,074,000	727,000	5,801,000	158,000
Cañete-Bughao National High School		335,000	335,000
Canmarating National High School	1,745,000	410,000	2,155,000
Cantuha-on National High School	12,372,000	921,000	13,293,000	320,000
Capudlosan National High School	4,496,000	544,000	5,040,000	157,000
Carigara School of Fisheries	25,399,000	1,840,000	27,239,000	851,000
Celestino de Guzman Memorial National High School	12,981,000	1,027,000	14,008,000
Celestino de Guzman Memorial National High School - Stand-Alone Senior High School				474,000

926	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Conalum National High School	7,081,000	762,000	7,843,000	257,000
Concepcion National High School	15,526,000	1,078,000	16,604,000	179,000
Damulaan National High School	19,024,000	1,583,000	20,607,000	492,000
Daniel Z. Romualdez State Comprehensive School of Fisheries	9,851,000	972,000	10,823,000	320,000
Dawahon Integrated School	1,286,000	691,000	1,977,000
Don Mariano Salvacion Memorial National High School	8,917,000	1,156,000	10,073,000	255,000
Esperanza National High School	7,156,000	705,000	7,861,000	157,000
Euperfia Puda National High School	4,429,000	591,000	5,020,000	160,000
Felix Caneja Lafuente National High School	11,191,000	1,100,000	12,291,000	436,000
Francisco Y. Baranda, Sr. National High School		341,000	341,000
Gibacungan National High School	7,800,000	827,000	8,627,000	283,000
Granja-Kalinawan National High School	65,102,000	4,522,000	69,624,000	3,049,000
Granja-Kalinawan National High School - Uguiao Annex		657,000	657,000	249,000
Granja-Kalinawan National High School (Hiagsam Annex)		590,000	590,000
Gregorio C. Catenza National High School	31,234,000	2,987,000	34,221,000	1,547,000
Guinarona National High School	6,967,000	723,000	7,690,000	274,000
Hampangan National High School	3,060,000	375,000	3,435,000
Hampipila National High School - Libertad National High School Annex	4,063,000	485,000	4,548,000	160,000
Hampipila National High School	16,253,000	1,077,000	17,330,000	619,000
Hibunauan National High School	7,213,000	667,000	7,880,000	392,000
Hilusig National High School	1,286,000	348,000	1,634,000
Hindang National High School	20,381,000	1,815,000	22,196,000
Hindang Stand-Alone Senior High School				814,000
Hitudpan National High School	4,075,000	484,000	4,559,000	166,000
Inopacan National High School	9,038,000	970,000	10,008,000	449,000
Isabel National Comprehensive High School (Isabel NAVS)	30,465,000	2,296,000	32,761,000	1,563,000
Isabel National High School	18,366,000	1,284,000	19,650,000	1,044,000
Javier National High School	33,210,000	2,671,000	35,881,000	1,127,000
Juan S. Tismo National High School	26,503,000	2,179,000	28,682,000	1,121,000
Juan Villablanca Memorial High School	28,114,000	2,433,000	30,547,000	1,073,000
Jugaban National High School	28,409,000	2,109,000	30,518,000	1,627,000
Julita National High School	27,832,000	2,236,000	30,068,000	537,000
Justimbaste- Remandaban National High School	24,685,000	2,101,000	26,786,000	851,000
Kananga National High School	72,504,000	3,977,000	76,481,000	1,731,000
Kananga National High School - Kawayan Annex	7,590,000	673,000	8,263,000
Kananga National High School - Libertad Annex	4,629,000	511,000	5,140,000
Kananga National High School (Montebello Annex)		618,000	618,000
Kananga National High School (Rizal Annex)		670,000	670,000	245,000
Kauswagan National High School	4,704,000	642,000	5,346,000
Kikilo National High School	5,195,000	480,000	5,675,000	159,000
Kiling National High School	12,672,000	939,000	13,611,000	440,000
Leyte National High School	23,726,000	2,276,000	26,002,000	1,052,000
Leyte National High School - Consuegra Annex	15,188,000	1,249,000	16,437,000	475,000
Libas National High School	5,884,000	730,000	6,614,000
Libertad National High School	9,342,000	913,000	10,255,000	411,000
Lim-Ao National High School	13,508,000	856,000	14,364,000	480,000
Lomonon National High School	8,642,000	752,000	9,394,000	303,000
Macalpi-ay National High School	4,959,000	734,000	5,693,000	218,000
MacArthur National High School	33,600,000	2,995,000	36,595,000	1,283,000
Mahaplag High School (Upper)	18,082,000	1,439,000	19,521,000	526,000
Mahaplag National High School	34,519,000	2,772,000	37,291,000	1,696,000
Malibago National High School	9,453,000	925,000	10,378,000	280,000
Manaybanay National High School	9,463,000	1,046,000	10,509,000	336,000
Manlilisid National High School	9,301,000	1,091,000	10,392,000	471,000
Marao National High School	7,248,000	762,000	8,010,000	241,000
Marcelino R. Veloso National High School (Marcelino R. Veloso National Comprehensive High School)	22,487,000	1,931,000	24,418,000	535,000
Mariano Salazar National High School	3,688,000	503,000	4,191,000	164,000
Matag-ob National High School	33,717,000	2,724,000	36,441,000
Matag-ob Stand-Alone Senior High School				1,412,000
Matalom National High School	29,762,000	2,084,000	31,846,000	1,073,000
Matlang National High School	25,108,000	1,629,000	26,737,000	968,000
Mayorga National High School	27,769,000	2,474,000	30,243,000	1,169,000
Minesite National High School	2,159,000	405,000	2,564,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	927
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Muertegui National High School	14,296,000	1,314,000	15,610,000	548,000
Naval National High School	7,599,000	758,000	8,357,000	166,000
Pagsulhugon National High School	12,697,000	1,183,000	13,880,000	528,000
Palale National High School	9,093,000	1,035,000	10,128,000	280,000
Palo National High School	77,143,000	5,689,000	82,832,000	2,290,000
Palo National High School - Pawing Annex		810,000	810,000	650,000
Palompon National High School	22,267,000	2,205,000	24,472,000	2,193,000
Pastor Salazar National High School	10,936,000	955,000	11,891,000	261,000
Patoc National High School	15,918,000	1,419,000	17,337,000
Patoc Stand-Alone Senior High School				802,000
Paulino M. Covacha National High School		434,000	434,000
PCCC St. Filomena National High School	2,602,000	384,000	2,986,000	155,000
Pinamopoan National High School	918,000	1,239,000	2,157,000
Pinamopoan Senior High School Stand-Alone				485,000
Polahongon National High School	9,617,000	1,081,000	10,698,000	278,000
Puerto Bello National High School	8,803,000	1,155,000	9,958,000	369,000
Rafaelito Cabañas Martinez National High School	7,712,000	826,000	8,538,000	216,000
Rizal National High School	4,909,000	529,000	5,438,000	160,000
San Agustin National High School	12,302,000	1,180,000	13,482,000	463,000
San Francisco National High School	8,861,000	687,000	9,548,000	212,000
San Guillermo National High School	5,905,000	627,000	6,532,000	254,000
San Isidro National High School	26,761,000	2,561,000	29,322,000	1,335,000
San Joaquin National High School	16,531,000	1,246,000	17,777,000	725,000
San Jose National High School	11,482,000	1,022,000	12,504,000	484,000
San Miguel National High School	31,422,000	2,325,000	33,747,000	1,262,000
Seguinon National High School	23,211,000	1,883,000	25,094,000
Seguinon Stand-Alone Senior High School				1,402,000
Sogod National High School (Carigara School of Fisheries - Sogod Annex)	5,153,000	575,000	5,728,000
Sta. Ana National High School	7,068,000	924,000	7,992,000	349,000
Sta. Cruz National High School	18,267,000	1,465,000	19,732,000	515,000
Sta. Fe National High School	35,666,000	3,006,000	38,672,000
Sta. Fe Stand-Alone Senior High School				1,728,000
Sta. Margarita National High School	9,439,000	731,000	10,170,000	159,000
Sta. Mesa National High School	36,764,000	2,837,000	39,601,000	1,588,000
Sta. Paz Integrated School		415,000	415,000	161,000
Sta. Rosa National High School, Barugo I	14,220,000	1,114,000	15,334,000	345,000
Sta. Rosa National High School, Matag-ob	3,817,000	542,000	4,359,000	155,000
Sulpa National High School	4,595,000	583,000	5,178,000	155,000
Tabango National High School	23,812,000	2,212,000	26,024,000	1,445,000
Taberna National High School	16,871,000	1,217,000	18,088,000	389,000
Tahud National High School	5,605,000	616,000	6,221,000	175,000
Talisay National High School	2,142,000	456,000	2,598,000
Tanauan National High School (Cabuynan Annex)	7,867,000	695,000	8,562,000	218,000
Tanauan National High School (San Roque NHS)	37,699,000	3,001,000	40,700,000	2,728,000
Tanauan School of Craftsmanship & Home Industries (LIT Tanauan)	38,026,000	2,553,000	40,579,000	1,318,000
Teofilo R. Macaso Memorial National High School	11,781,000	983,000	12,764,000	415,000
Tinabilan National High School	8,531,000	650,000	9,181,000	237,000
Tinago National High School	14,486,000	1,202,000	15,688,000	369,000
Tolosa National High School	33,973,000	3,127,000	37,100,000	1,640,000
Trinidad B. Caidic National High School	5,084,000	576,000	5,660,000
Villaba National Comprehensive High School	25,787,000	2,346,000	28,133,000	992,000
Villaba National High School (LNCAST)	9,313,000	880,000	10,193,000	318,000
Waterloo National High School	6,631,000	656,000	7,287,000	160,000

Division of Maasin City	160,236,000	14,646,000	174,882,000	4,468,000

Division Office - Proper	2,961,000		2,961,000
Asuncion Integrated School	5,980,000	936,000	6,916,000
Batuan Integrated School	1,901,000	437,000	2,338,000
Baugo National High School	6,044,000	539,000	6,583,000
Canyuom Integrated School	1,411,000	335,000	1,746,000
Dongon National High School	14,395,000	1,051,000	15,446,000	561,000
Guadalupe National High School	10,112,000	805,000	10,917,000
Hinapu Daku National High School	3,759,000	498,000	4,257,000

928	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Ibarra National High School	14,267,000	1,044,000	15,311,000	471,000
Libhu National High School	11,383,000	923,000	12,306,000	274,000
Lunas National High School	4,761,000	640,000	5,401,000	187,000
Maasin City National High School	21,919,000	2,100,000	24,019,000	1,507,000
Maasin City National High School Night	3,825,000		3,825,000
Malapoc Sur National High School	11,728,000	707,000	12,435,000
Manhilo National High School	12,143,000	1,089,000	13,232,000	488,000
Maria Clara Integrated School	857,000	390,000	1,247,000
Matin-aw National High School	3,688,000	493,000	4,181,000	155,000
Nonok Norte National High School	10,396,000	837,000	11,233,000	358,000
Panan-awan Integrated School	857,000	377,000	1,234,000
San Rafael National High School	10,720,000	816,000	11,536,000
San Rafael Stand-Alone Senior High School				467,000
Tigbawan Integrated School	7,129,000	629,000	7,758,000

Division of Northern Samar	793,115,000	66,875,000	859,990,000	23,665,000

Division Office - Proper	14,944,000		14,944,000
Acereda Integrated School	1,714,000	708,000	2,422,000
Alegria National High School	25,372,000	1,851,000	27,223,000	838,000
Balnasan National High School		469,000	469,000	159,000
Batag National High School	8,473,000	691,000	9,164,000	292,000
Biri National High School	19,629,000	1,826,000	21,455,000	816,000
Buenavista National High School	7,258,000	749,000	8,007,000	218,000
Bukid National High School		383,000	383,000
Bulao National High School	2,142,000	517,000	2,659,000
Cabacungan National High School	8,032,000	865,000	8,897,000	197,000
Cagamutan National High School	7,362,000	766,000	8,128,000
Cahayagan National High School	6,896,000	612,000	7,508,000	268,000
Canjumadal National High School		335,000	335,000
Capacujan National High School	10,356,000	827,000	11,183,000	309,000
Capacujan National High School - Jangtud Integrated School Annex	6,391,000	610,000	7,001,000	157,000
Catarman IV Central Integrated School	24,374,000	1,352,000	25,726,000
Catarman National High School - Galutan ANHS Annex	13,814,000	1,214,000	15,028,000	838,000
Catigbi-An National High School (Rawis National High School Annex)	9,938,000	792,000	10,730,000
Cervantes National High School (Rosario Lim Uy National High School)	13,117,000	824,000	13,941,000
Dapdap National High School		711,000	711,000	157,000
Don Juan F. Avalon National High School - Bantayan National High School Annex	13,527,000	1,111,000	14,638,000	403,000
E.J. Dulay National High School		404,000	404,000
F. Dominice National High School	16,361,000	1,259,000	17,620,000	617,000
Francisco B. Rosales, Sr. National High School		335,000	335,000
Froctuoso B. Regulacion National High School		513,000	513,000
Gamay National High School	24,628,000	1,724,000	26,352,000	1,024,000
Gamay National High School - Anito NHS Annex	6,990,000	700,000	7,690,000	164,000
Gamay National High School - Bangon Annex	12,189,000	987,000	13,176,000	287,000
Guindaulan National High School	4,902,000	565,000	5,467,000
Hibubullao National High School	22,141,000	1,392,000	23,533,000	400,000
Landusan National High School	8,347,000	798,000	9,145,000
Laoang National High School	15,619,000	966,000	16,585,000	1,136,000
Laoang National High School - Rawis NHS Annex	25,570,000	1,770,000	27,340,000	1,238,000
Laoang National High School - Suba National High School Annex	4,468,000	406,000	4,874,000
Laoang National Technical High School	34,865,000	1,994,000	36,859,000	1,112,000
Laperla National High School (Rawis National High School Annex)	8,099,000	616,000	8,715,000
Las Navas National High School	73,898,000	2,722,000	76,620,000	1,586,000
Lipata National High School	6,006,000	651,000	6,657,000
Lope de Vega National High School	20,283,000	1,904,000	22,187,000
Lope de Vega Stand-Alone Senior High School				1,093,000
Magsaysay National High School		494,000	494,000
Magtaon National High School		630,000	630,000
Makiwalo National High School	11,426,000	998,000	12,424,000	569,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	929
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Malobago - Pagsang-An National High School	8,614,000	810,000	9,424,000
Mapanas AIS - Magno Siljagon National High School Annex	6,374,000	716,000	7,090,000
Maravilla National High School	3,382,000	748,000	4,130,000	247,000
Marubay National High School	6,348,000	673,000	7,021,000	318,000
Maxvilla National High School	2,632,000	438,000	3,070,000
Mongolbongol National High School	11,690,000	1,022,000	12,712,000	328,000
Nenita National High School	9,901,000	975,000	10,876,000	610,000
Oleras National High School		755,000	755,000	380,000
Pambujan National High School	56,984,000	3,894,000	60,878,000	2,363,000
Polangi National High School	19,842,000	1,464,000	21,306,000	866,000
Poponton National High School		482,000	482,000
Potong National High School	12,549,000	1,143,000	13,692,000	208,000
Rosario National High School	18,562,000	1,692,000	20,254,000	731,000
Ruperto S. Sampayan National High School	428,000	346,000	774,000
Salvacion National High School	7,210,000	594,000	7,804,000
San Antonio National High School	7,754,000	865,000	8,619,000	301,000
San Isidro National High School (LN)	16,247,000	738,000	16,985,000	206,000
San Isidro National High School (SI)	24,248,000	1,701,000	25,949,000	951,000
San Miguel National High School	10,485,000	878,000	11,363,000	230,000
San Vicente National High School	459,000	592,000	1,051,000	197,000
Sumuroy Agro-Industrial School - Cabatuan NHS Annex	6,874,000	828,000	7,702,000	261,000
Sumuroy Agro-Industrial School - Pangpang Integrated School Annex	6,082,000	620,000	6,702,000
Taylor National High School - Las Navas National High School Annex		394,000	394,000
Veriato National High School	10,643,000	940,000	11,583,000
Victoria National High School (Mawo NHS)	29,355,000	2,131,000	31,486,000
Victoria Senior High School (Stand-Alone)				965,000
Vigo National High School	12,684,000	892,000	13,576,000	434,000
Washington National High School	14,637,000	996,000	15,633,000
Zoilo T. Lobos Memorial High School		507,000	507,000	191,000

Division of Ormoc City	193,577,000	18,350,000	211,927,000	12,089,000

Division Office - Proper	4,501,000		4,501,000
Dolores National High School	29,126,000	1,653,000	30,779,000	666,000
Dolores National High School (Tongonan Annex)	8,298,000	862,000	9,160,000	369,000
Donghol Integrated School	1,714,000	441,000	2,155,000
Gaas Integrated School	1,286,000	409,000	1,695,000
Genero B. Lureñana National High School (Matica-a National High School Annex)	8,366,000	683,000	9,049,000	237,000
Julian Gantuangco National High School	428,000	551,000	979,000	175,000
Lake Danao Integrated School		335,000	335,000
Lao Integrated School		335,000	335,000
Liberty Integrated School		335,000	335,000
Lilo-an National High School	20,529,000	1,652,000	22,181,000	783,000
Linao National High School	27,230,000	1,915,000	29,145,000	971,000
Margen National High School	20,837,000	1,645,000	22,482,000	637,000
Mas-in Integrated School	1,714,000	553,000	2,267,000
Monterico Integrated School		335,000	335,000
New Ormoc City National High School (Ormoc City Night High School Annex)	536,000	456,000	992,000	526,000
Ormoc City Regional Sports Academy				752,000
Ormoc City Senior High School				4,038,000
Ormoc City SPED Integrated School	428,000	335,000	763,000
Rustico Capahi, Sr. Memorial National High School (Sabang Bao NHS)	11,456,000	683,000	12,139,000	160,000
Salvacion National High School		405,000	405,000
San Antonio Integrated School	1,714,000	414,000	2,128,000
San Isidro Integrated School		335,000	335,000
San Jose National High School	17,776,000	1,331,000	19,107,000	623,000
Valencia National High School	29,827,000	2,136,000	31,963,000	1,930,000
Valencia National High School (Cabintan Integrated High School)	7,811,000	551,000	8,362,000	222,000

930	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Samar	833,516,000	80,391,000	913,907,000	28,581,000

Division Office - Proper	17,345,000		17,345,000
Almagro National High School	9,744,000	874,000	10,618,000	276,000
Anibongon Integrated School	5,887,000	657,000	6,544,000
Apolonia Integrated School	1,348,000	367,000	1,715,000
Astorga Integrated School	918,000	335,000	1,253,000
Babaclayon Integrated School	1,286,000	336,000	1,622,000
Baclayan National High School	9,373,000	738,000	10,111,000
Bagacay National High School	15,872,000	1,146,000	17,018,000	338,000
Bagacay National High School-Daram National High School Annex	5,765,000	704,000	6,469,000	245,000
Bakhaw National High School	5,084,000	566,000	5,650,000	216,000
Balocawe Integrated School	1,839,000	686,000	2,525,000	270,000
Baquiw National High School	5,396,000	731,000	6,127,000	188,000
Baras National High School	5,340,000	608,000	5,948,000	170,000
Basey Memorial High School - Old San Agustin Annex	9,753,000	842,000	10,595,000	330,000
Bioso Integrated School	9,160,000	910,000	10,070,000	303,000
Birawan National High School	13,913,000	1,090,000	15,003,000	459,000
Blanca Aurora Integrated School	1,348,000	408,000	1,756,000
Bonga National High School	5,243,000	548,000	5,791,000
Buao Integrated School	428,000	335,000	763,000
Buenos Aires Integrated School	2,787,000	492,000	3,279,000
Burgos Integrated School (Burgos National High School)	11,824,000	948,000	12,772,000	482,000
Cabiton-an National High School	4,899,000	630,000	5,529,000	239,000
Cabunga-an Integrated School	4,240,000	626,000	4,866,000	159,000
Calapi National High School	19,920,000	1,412,000	21,332,000	602,000
Camayse Integrated School	857,000	335,000	1,192,000
Caranas Integrated School	428,000	335,000	763,000
Casandig National High School	11,319,000	904,000	12,223,000	309,000
Casapa National High School - Jiabong National High School Annex	4,172,000	533,000	4,705,000	157,000
Concord Integrated School	1,286,000	335,000	1,621,000
Costa Rica National High School	8,144,000	929,000	9,073,000	349,000
Curry National High School		335,000	335,000
Dampigan National High School	8,914,000	1,166,000	10,080,000
Daram National High School	32,411,000	2,147,000	34,558,000	966,000
Daram National High School - Sua Annex	7,386,000	1,144,000	8,530,000	627,000
Guintarcan National High School	9,303,000	835,000	10,138,000	305,000
Hampton Integrated School		496,000	496,000
Hinangutdan National High School - Sta. Rita National High School Annex	6,041,000	603,000	6,644,000	181,000
Igang-igang Integrated School		335,000	335,000
Igot National High School	12,934,000	989,000	13,923,000	340,000
Independencia National High School	20,566,000	1,831,000	22,397,000	862,000
Inobongan Integrated School	1,286,000	423,000	1,709,000
Jiabong National High School	28,017,000	1,994,000	30,011,000	957,000
Kerikite Integrated School	857,000	345,000	1,202,000
Lamingao National High School	4,625,000	625,000	5,250,000	172,000
Lawaan National High School	8,166,000	662,000	8,828,000	287,000
Lokilokon Integrated School	857,000	335,000	1,192,000
Mabini National High School	7,209,000	667,000	7,876,000	197,000
Majacob Integrated School	8,951,000	952,000	9,903,000	312,000
Malino National High School - Jiabong National High School Annex	4,780,000	1,043,000	5,823,000	187,000
Marabut National High School	15,133,000	1,274,000	16,407,000	513,000
Matalud Integrated School	857,000	335,000	1,192,000
Matuguinao National High School	10,916,000	1,367,000	12,283,000	506,000
Minarog Integrated School	857,000	335,000	1,192,000
Motiong National High School	25,700,000	1,908,000	27,608,000	1,110,000
Mualbual Integrated School	9,973,000	916,000	10,889,000	268,000
Napuro National High School (Sta. Margarita National High School - Napuro Annex)	8,210,000	833,000	9,043,000	278,000
Osmeña National High School	22,665,000	2,125,000	24,790,000	1,141,000
Pagsanghan National High School	19,941,000	1,585,000	21,526,000	882,000
Parasan National High School	17,283,000	1,083,000	18,366,000	292,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	931
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Parasanon National High School - Pinabacdao National High School Annex	10,980,000	1,023,000	12,003,000	326,000
Patong National High School	3,069,000	585,000	3,654,000
Pequit Integrated School	1,316,000	401,000	1,717,000	155,000
Pinabacdao National High School	5,739,000	596,000	6,335,000	158,000
Pinaplata Integrated School	5,054,000	583,000	5,637,000	214,000
Plaridel National High School	5,972,000	696,000	6,668,000	160,000
Primitivo T. Torrechiva National High School	428,000	463,000	891,000	159,000
Ramon T. Diaz Memorial High School (Buenavista Annex)	18,602,000	1,179,000	19,781,000	469,000
Ramon T. Diaz Memorial High School - Erenas Annex	28,397,000	1,815,000	30,212,000	1,108,000
Ramon T. Diaz Memorial High School (Gandara NHS)	44,887,000	2,930,000	47,817,000	2,450,000
Rizal Integrated School	5,283,000	646,000	5,929,000	193,000
Rosalim Integrated School	1,348,000	352,000	1,700,000
Sabang Integrated School	428,000	335,000	763,000
San Andres National High School	9,081,000	1,013,000	10,094,000	407,000
San Fernando National High School - Valeriano C. Yancha Memorial Agricultural School Annex	4,532,000	633,000	5,165,000	338,000
San Isidro National High School - Zumarraga National High School Annex	2,360,000	811,000	3,171,000	334,000
San Jose de Buan National High School	11,769,000	1,218,000	12,987,000	347,000
San Rafael Integrated School	857,000	335,000	1,192,000
San Sebastian National High School	11,271,000	1,144,000	12,415,000	382,000
Sevilla Integrated School	918,000	368,000	1,286,000
Simeon Ocdol National High School	11,658,000	1,000,000	12,658,000	403,000
Sta. Elena Integrated School	857,000	335,000	1,192,000
Sta. Rita National High School	18,489,000	1,295,000	19,784,000	627,000
Sto. Niño Integrated School		459,000	459,000
Sto. Niño National High School	15,404,000	1,302,000	16,706,000	511,000
Tagapul-an National High School	12,386,000	977,000	13,363,000	285,000
Tarangnan National High School - Oeste Annex	10,239,000	966,000	11,205,000	378,000
Tatabunan Integrated School	1,714,000	511,000	2,225,000
Tenani Integrated National High School	6,987,000	668,000	7,655,000
Tizon National High School	4,483,000	555,000	5,038,000
Tominamos Integrated School	32,409,000	2,220,000	34,629,000	1,661,000
Villahermosa National High School	12,641,000	828,000	13,469,000	239,000
Villahermosa National High School - Pagsanhan National High School Annex	1,714,000	683,000	2,397,000
Villareal National High School	25,665,000	2,129,000	27,794,000	1,198,000
Zumarraga Integrated School	17,823,000	1,289,000	19,112,000	604,000

Division of Southern Leyte	615,696,000	53,978,000	669,674,000	24,284,000

Division Office - Proper	11,245,000		11,245,000
Anahawan Vocational High School	9,374,000	951,000	10,325,000	234,000
Beniton Integrated School	1,286,000	507,000	1,793,000
Bontoc National High School	25,774,000	2,327,000	28,101,000	872,000
Buenavista Integrated School	428,000	355,000	783,000
Canipaan National High School	19,310,000	1,424,000	20,734,000	712,000
Canipaan National High School - Hinunangan Annex	24,833,000	1,510,000	26,343,000	1,169,000
Catmon Integrated School	2,571,000	634,000	3,205,000
Concepcion National High School	11,154,000	795,000	11,949,000	297,000
Consolacion National High School	15,861,000	1,074,000	16,935,000	490,000
Divisoria National High School	9,901,000	839,000	10,740,000	268,000
Don Agustin F. Escano National High School	13,796,000	1,284,000	15,080,000	625,000
Esperanza National High School	5,593,000	618,000	6,211,000	158,000
Estela National High School	9,654,000	839,000	10,493,000	440,000
Higatungan National High School	16,302,000	1,006,000	17,308,000	347,000
Hilaan National High School	12,388,000	1,024,000	13,412,000	355,000
Himay-angan National High School	14,921,000	1,170,000	16,091,000	586,000
Himbangan National High School	20,983,000	1,482,000	22,465,000	643,000
Hitawos Integrated School	857,000	387,000	1,244,000
Ichon National High School	23,473,000	2,030,000	25,503,000	1,249,000
Kahupian Integrated School	2,267,000	503,000	2,770,000	158,000
Katipunan National High School	5,401,000	604,000	6,005,000	160,000
Libagon National High School	9,852,000	1,025,000	10,877,000	411,000
Libas National High School	7,824,000	666,000	8,490,000	270,000

932	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Liloan National Technical Vocational High School	24,242,000	2,261,000	26,503,000	1,281,000
Limasawa National High School	10,531,000	1,238,000	11,769,000	535,000
Lungsodaan National High School	21,213,000	1,886,000	23,099,000	1,057,000
Malitbog National High School	3,490,000	759,000	4,249,000	392,000
Marayag National High School	503,000	915,000	1,418,000	374,000
Mercedes National High School	17,299,000	765,000	18,064,000	168,000
Nahaong National High School	13,458,000	1,488,000	14,946,000	698,000
Nava National High School	8,731,000	750,000	9,481,000	274,000
New Guinsaugon National High School	16,782,000	1,211,000	17,993,000	496,000
Padre Burgos National Technical Vocational High School	5,276,000	684,000	5,960,000	179,000
Paku National High School	13,869,000	1,346,000	15,215,000	639,000
Pintuyan National High School	10,055,000	969,000	11,024,000	358,000
Pinut-an National High School	7,044,000	756,000	7,800,000	181,000
Rizal National High School	4,956,000	657,000	5,613,000	197,000
San Isidro National High School, Sogod	2,898,000	548,000	3,446,000
San Isidro National High School, Tomas Oppus	12,757,000	1,029,000	13,786,000	328,000
San Juan National High School	30,998,000	2,581,000	33,579,000	1,524,000
San Ricardo National High School	10,469,000	930,000	11,399,000	237,000
San Roque National High School	12,157,000	1,054,000	13,211,000	336,000
Saub Integrated School	428,000	476,000	904,000
Sogod National High School	60,757,000	3,989,000	64,746,000	3,880,000
Sta. Cruz National High School	21,656,000	1,526,000	23,182,000	661,000
Sta. Paz National High School	11,290,000	1,020,000	12,310,000	382,000
Sto. Niño National High School	2,571,000	505,000	3,076,000
Tambis National High School	17,218,000	1,581,000	18,799,000	663,000

Division of Tacloban City	81,722,000	7,632,000	89,354,000	3,604,000

Division Office - Proper	1,740,000		1,740,000
Anibong Night High School	6,589,000		6,589,000
Cirilo Roy Montejo National High School - Night High School	4,032,000		4,032,000
Greendale Residences Integrated School	3,046,000	452,000	3,498,000
Guadalupe Heights Integrated School	4,809,000	802,000	5,611,000	164,000
Kapuso Village Integrated School	1,295,000	804,000	2,099,000
Lorenzo Daa Integrated Memorial School	6,795,000	561,000	7,356,000	197,000
North Hill Arbours Integrated School	5,603,000	764,000	6,367,000
Northern Tacloban City National High School	23,237,000	1,618,000	24,855,000	1,439,000
Ridge View Park Integrated School	3,627,000	1,027,000	4,654,000
San Jose National High School - Night High School	5,748,000		5,748,000
Scandinavian National High School	9,234,000	819,000	10,053,000	425,000
Sto. Nino Senior High School				995,000
V & G National High School	5,967,000	785,000	6,752,000	384,000

Region IX - Zamboanga Peninsula	3,071,383,000	327,175,000	3,398,558,000	121,705,000

Division of Dapitan City	100,622,000	9,624,000	110,246,000	2,963,000

Division Office - Proper	1,998,000		1,998,000
Aliguay Integrated School	1,286,000	335,000	1,621,000
Aseniero National High School	10,094,000	976,000	11,070,000	255,000
Barcelona National High School	10,167,000	705,000	10,872,000	259,000
Baylimango National High School	13,570,000	872,000	14,442,000	326,000
Dakak National High School (Baylimango NHS Annex)	10,020,000	1,073,000	11,093,000	471,000
Guimputlan Integrated School	1,286,000	335,000	1,621,000
Kauswagan Integrated School	3,431,000	503,000	3,934,000	157,000
Oro National High School	5,418,000	563,000	5,981,000	158,000
Potungan National High School	16,014,000	1,244,000	17,258,000	625,000
San Pedro Integrated School	1,286,000	375,000	1,661,000
Selinog Integrated School	1,286,000	335,000	1,621,000
Sulangon National High School	20,848,000	1,504,000	22,352,000	712,000
Talisay Integrated School	3,918,000	804,000	4,722,000

Division of Dipolog City	46,177,000	6,117,000	52,294,000	1,199,000

Division Office - Proper	1,104,000		1,104,000
Cogon National High School	12,188,000	1,120,000	13,308,000	526,000
Gulayon Integrated School	9,866,000	825,000	10,691,000	157,000
Miputak National High School	7,325,000	1,231,000	8,556,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	933
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Pamansalan Eco-Tech High School	4,775,000	628,000	5,403,000	206,000
Sinaman Integrated School	1,730,000	468,000	2,198,000	155,000
Sta. Filomena Integrated School	2,587,000	772,000	3,359,000
Tubod Integrated School	1,784,000	495,000	2,279,000
Upper Dicayas Integrated School	4,818,000	578,000	5,396,000	155,000

Division of Isabela City	84,508,000	10,013,000	94,521,000	3,238,000

Division Office - Proper	1,934,000		1,934,000
Badjao Floating Integrated School	428,000	371,000	799,000
Baluno National High School	7,355,000	827,000	8,182,000	343,000
Basilan National High School - Night	1,286,000	471,000	1,757,000	355,000
Calvario Peak National High School	5,987,000	793,000	6,780,000	289,000
Caro National High School	3,008,000	546,000	3,554,000	158,000
Geras Integrated School	10,965,000	1,293,000	12,258,000	257,000
Isabela City National High School	12,943,000	1,195,000	14,138,000	361,000
Ismael Integrated School	1,286,000	335,000	1,621,000	157,000
Kumalarang National High School	7,451,000	617,000	8,068,000	159,000
Lampinigan National High School		441,000	441,000	160,000
Malamawi National High School	22,030,000	2,222,000	24,252,000	727,000
Tandung Ahas National High School	9,835,000	902,000	10,737,000	272,000

Division of Pagadian City	123,819,000	14,354,000	138,173,000	3,517,000

Division Office - Proper	2,671,000		2,671,000
Bogo Integrated School	431,000	335,000	766,000
Bulatok Integrated School	2,653,000	475,000	3,128,000	159,000
Bulawan Integrated School		335,000	335,000
Co Tek Chun National Trade School	13,683,000	1,179,000	14,862,000	571,000
Ditoray National High School	5,276,000	490,000	5,766,000	158,000
Dominador A. Yocogo, Sr. Integrated School	428,000	335,000	763,000
Dumalian Integrated School		335,000	335,000
Francisco P. Consolacion National High School	10,009,000	888,000	10,897,000	214,000
Gubang Integrated School	431,000	335,000	766,000
Kagawasan Integrated School	489,000	335,000	824,000
Kalasan Integrated School	428,000	335,000	763,000
La Suerte Integrated School	428,000	335,000	763,000
Lison Valley National High School	6,618,000	664,000	7,282,000	365,000
Lourdes National High School	4,870,000	565,000	5,435,000	160,000
Manga National High School	8,824,000	652,000	9,476,000	175,000
Norberta Guillar Memorial National High School (Napolan National High School Norbeta Guillar Memorial School Extension)	9,247,000	932,000	10,179,000	162,000
Otto Lingue National High School	6,371,000	629,000	7,000,000	187,000
Pagadian City Science High School	8,870,000	906,000	9,776,000	849,000
Poloyagan Integrated School	489,000	379,000	868,000
San Pedro National High School	10,286,000	1,090,000	11,376,000	158,000
Sta. Lucia National High School	26,532,000	1,716,000	28,248,000	201,000
Tomas Sagun Integrated School	428,000	335,000	763,000
Tulangan Integrated School	428,000	335,000	763,000
Tulawas Integrated School	3,929,000	439,000	4,368,000	158,000

Division of Zamboanga City	357,697,000	34,602,000	392,299,000	27,524,000

Division Office - Proper	8,601,000		8,601,000
Baliwasan Senior High School - Stand-Alone				7,239,000
Bolong National High School	11,534,000	977,000	12,511,000	446,000
Buenavista Integrated School	4,318,000	894,000	5,212,000
Bunguiao National High School	15,168,000	1,286,000	16,454,000	506,000
Cabaluay National High School	11,572,000	1,126,000	12,698,000	506,000
Canelar Integrated School		455,000	455,000
Capisan National High School	3,939,000	542,000	4,481,000	243,000
Don Pablo A. Lorenzo Memorial Senior High School				4,235,000
Enerdino C. Coronel - Baluno National High School	4,967,000	728,000	5,695,000	187,000
Lamisahan National High School		335,000	335,000
Landang Gua National High School	3,197,000	837,000	4,034,000	604,000
Limaong National High School	9,073,000	871,000	9,944,000	372,000
Limpapa National High School	10,955,000	1,032,000	11,987,000	446,000

934	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Lubigan National High School - Curuan Annex	2,152,000	701,000	2,853,000	413,000
Mampang National High School		1,010,000	1,010,000
Manalipa Integrated School	1,726,000	539,000	2,265,000	199,000
Mangusu Integrated School	6,990,000	813,000	7,803,000	292,000
Pasobolong Integrated School		335,000	335,000
Pasonanca National High School	27,343,000	2,162,000	29,505,000	999,000
Ramon Enriquez High School (Don Ramon Enriquez Memorial NHS - Labuan NHS)	33,499,000	2,605,000	36,104,000	2,198,000
Recodo National High School	23,660,000	1,853,000	25,513,000	1,283,000
San Roque National High School	16,017,000	1,210,000	17,227,000	542,000
Sangali National High School	28,632,000	2,504,000	31,136,000	1,829,000
Sibulao National High School	6,538,000	672,000	7,210,000	254,000
Sinoropan National High School	860,000	402,000	1,262,000
Sinubong National High School	8,630,000	748,000	9,378,000	290,000
Sinunuc National High School	27,185,000	2,090,000	29,275,000	635,000
Tagasilay National High School	11,255,000	1,017,000	12,272,000	546,000
Talisayan National High School	22,000,000	1,755,000	23,755,000	1,106,000
Tictapul National High School	14,430,000	1,187,000	15,617,000	509,000
Tigtabon National High School		396,000	396,000
Tolosa National High School	9,244,000	836,000	10,080,000	312,000
Tuan Datu Hadji Abdullah Nuño Memorial Integrated School	22,168,000	1,349,000	23,517,000	708,000
Tulungatung National High School	12,044,000	1,335,000	13,379,000	625,000

Division of Zamboanga Sibugay	618,873,000	57,107,000	675,980,000	19,474,000

Division Office - Proper	12,279,000		12,279,000
Bacalan National High School (Pangi National High School - Bacalan Annex)	8,509,000	664,000	9,173,000	157,000
Baga National High School	6,872,000	718,000	7,590,000
Balangao National High School (Diplahan National High School - Balangao High School)	5,892,000	635,000	6,527,000
Balungisan National High School	10,000,000	1,047,000	11,047,000	216,000
Basalem National High School	6,959,000	719,000	7,678,000	160,000
Bulawan National High School	17,588,000	1,458,000	19,046,000	868,000
Buug National High School	22,061,000	1,988,000	24,049,000	1,110,000
Camanga National High School	8,577,000	803,000	9,380,000	305,000
Catituan National High School (Malangas National High School - Catituan Annex)	9,014,000	940,000	9,954,000	420,000
Dalama National High School (Payao National High School - Dalama Annex)	5,617,000	655,000	6,272,000	247,000
Dawa-Dawa National High School (Alicia NHS - Dawa-Dawa NHS Annex)	13,328,000	1,239,000	14,567,000	583,000
Del Monte National High School (Diplahan National High School - Del Monte Annex)	16,884,000	1,386,000	18,270,000	400,000
Dionisio Lopez, Sr. National High School	6,317,000	662,000	6,979,000	210,000
Ditay National High School	5,288,000	699,000	5,987,000	661,000
Gango National High School	9,503,000	868,000	10,371,000	301,000
Gaulan National High School (Diplahan National High School - Gaulan Annex)	4,695,000	583,000	5,278,000
Guinoman National High School	8,667,000	941,000	9,608,000
Guintolan National High School	12,109,000	1,081,000	13,190,000	546,000
Guintoloan National High School (Santa Clara National High School - Guintoloan Annex)	5,857,000	674,000	6,531,000
Kabasalan Science and Technology High School	14,989,000	1,103,000	16,092,000	714,000
Kasigpitan National High School (Talusan National High School - Kasigpitan Annex)	3,044,000	516,000	3,560,000
Kawayan National High School	14,069,000	1,101,000	15,170,000	469,000
Kipit National High School	6,233,000	630,000	6,863,000
Kitabog National High School	8,415,000	730,000	9,145,000	241,000
La Dicha National High School	9,847,000	946,000	10,793,000
Laih Batu National High School	12,924,000	872,000	13,796,000	438,000
Lali Alam Integrated School	1,717,000	391,000	2,108,000
Langon National High School	7,359,000	669,000	8,028,000	292,000
Laparay National High School	8,299,000	962,000	9,261,000	257,000
Lindang National High School (Diplahan National High School - Lindang Annex)	3,673,000	520,000	4,193,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	935
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Lutiman National High School (Alicia NHS - Lutiman NHS Annex)	8,096,000	771,000	8,867,000	255,000
Mabuhay Agro-Industrial High School (Mabuhay Agri-Fisheries School)	14,822,000	1,640,000	16,462,000	617,000
Mabuhay National High School	18,481,000	1,637,000	20,118,000	1,017,000
Magdaup National High School	10,601,000	889,000	11,490,000	226,000
Makilas National High School	21,729,000	1,377,000	23,106,000	330,000
Malagandis National High School	7,252,000	775,000	8,027,000	314,000
Malubal National High School (Surabay National High School - Malubal Annex)	11,290,000	1,108,000	12,398,000	482,000
Milagrosa National High School	6,884,000	709,000	7,593,000	221,000
Minsulao National High School	9,113,000	788,000	9,901,000	274,000
Monching National High School (Siay National High School - Monching Annex)	9,491,000	922,000	10,413,000	243,000
Nanan National High School	7,398,000	689,000	8,087,000	156,000
Natan National High School	12,757,000	1,007,000	13,764,000	351,000
Palinta National High School	6,957,000	729,000	7,686,000	301,000
Palomoc National High School (Titay National High School - Palomoc Annex)	10,845,000	917,000	11,762,000	241,000
Pantaleon Cudiera National High School	6,973,000	719,000	7,692,000
Payao National High School	17,973,000	1,445,000	19,418,000	677,000
Perfecto National High School		355,000	355,000
Pioneer National High School	21,559,000	1,541,000	23,100,000	847,000
Salip T. Hasim National High School	3,624,000	473,000	4,097,000
San Antonio (Titay) National High School	18,539,000	1,323,000	19,862,000	608,000
San Fernandino National High School (Surabay NHS - San Fernandino Annex)	14,093,000	1,312,000	15,405,000	533,000
San Isidro National High School	10,504,000	998,000	11,502,000	442,000
San Pedro National High School (Pioneer National High School - San Pedro Annex)	8,431,000	781,000	9,212,000	290,000
Sandayong National High School	4,375,000	637,000	5,012,000	218,000
Santo Rosario National High School	6,081,000	687,000	6,768,000	193,000
Silingan Integrated School	1,289,000	372,000	1,661,000
Simbol National High School	7,720,000	779,000	8,499,000	245,000
Sisay National High School	10,873,000	1,043,000	11,916,000	492,000
Sta. Fe National High School	5,575,000	562,000	6,137,000	166,000
Sulo National High School (Santa Clara National High School - Sulo Annex)	7,780,000	740,000	8,520,000	290,000
Talairan Integrated School (Diplahan National High School - Talairan Annex)	4,684,000	577,000	5,261,000	156,000
Tambanan National High School	8,467,000	788,000	9,255,000	155,000
Taway National High School	6,729,000	603,000	7,332,000	212,000
Timalang National High School	7,522,000	680,000	8,202,000	161,000
Villacastor National High School (Diplahan National High School - Villacastor Annex)	3,781,000	534,000	4,315,000	166,000

Division of Zamboanga del Norte	659,183,000	82,210,000	741,393,000	28,076,000

Division Office - Proper	14,814,000		14,814,000
Alam Mudja Sai National High School	4,770,000	604,000	5,374,000	239,000
Bacong National High School	10,056,000	985,000	11,041,000	513,000
Balakan National High School	9,147,000	858,000	10,005,000	307,000
Balas National High School	10,011,000	1,122,000	11,133,000	415,000
Baliguian National High School	14,771,000	1,490,000	16,261,000	814,000
Banuangan Integrated School		335,000	335,000
Bartolome C. Lira, Sr. National High School (Maras National High School)	12,328,000	1,228,000	13,556,000	328,000
Bartolome C. Lira, Sr. National High School (Maras National High School) - Siasin Extension	496,000	393,000	889,000
Basagan National High School (Katipunan National High School - Basagan Annex)	2,739,000	575,000	3,314,000	158,000
Batayan National High School (Kalawit National High School - Batayan Annex)	4,538,000	641,000	5,179,000	206,000
Binoni National High School (Salug National High School - Binoni Extension)	6,915,000	758,000	7,673,000	268,000
Bucana Integrated School		335,000	335,000

936	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Bulawan Integrated School	9,029,000	790,000	9,819,000	290,000
C. Callao Integrated School		335,000	335,000
Canatuan National High School (Siocon National High School - Canatuan Annex)	4,416,000	571,000	4,987,000	158,000
Canuto Enerio National High School	930,000	509,000	1,439,000	158,000
Cawit-Cawit National High School		521,000	521,000	222,000
Celestino T. Montaño, Sr. National High School		335,000	335,000
Compra National High School (Liloy National High School - Compra Annex)	18,932,000	1,413,000	20,345,000	747,000
Dacon National High School	1,374,000	761,000	2,135,000	252,000
Daniel Maing Integrated School		335,000	335,000
Datagan National High School		335,000	335,000
Dilawa National High School	6,419,000	705,000	7,124,000	172,000
Dinasan National High School	11,847,000	1,133,000	12,980,000	318,000
Diongan National High School	5,930,000	883,000	6,813,000	157,000
Disakan National High School (Bartolome Aripal Memorial National High School - Upper Disakan)	13,046,000	1,065,000	14,111,000	239,000
Don Jose Aguirre National High School (Villaramos National High School - Don J. Aguirre Extension)	8,456,000	838,000	9,294,000	287,000
Don Teotimo Z. Ochotorena National High School	6,738,000	623,000	7,361,000	177,000
Doña Natividad L. Macias Integrated School	4,837,000	480,000	5,317,000	187,000
Dumalogdog National High School	11,929,000	1,042,000	12,971,000	457,000
Feliciano Castillo National High School		335,000	335,000	307,000
Galingon National High School	1,526,000	599,000	2,125,000
Gatas National High School (Kalawit National High School - Gatas Extension)	5,238,000	684,000	5,922,000	175,000
Godod National High School	18,798,000	1,345,000	20,143,000	500,000
Gunyan National High School (Siayan National High School - Gunyan Annex)	6,039,000	961,000	7,000,000	347,000
Gutalac National High School - Mamawan Annex	981,000	549,000	1,530,000	155,000
Gutalac National High School Extension - Panganuran		604,000	604,000	160,000
Gutalac National High School Extension - San Juan		516,000	516,000	168,000
Gutalac National High School Extension - Tipan		421,000	421,000	156,000
Ilihan National High School		452,000	452,000
Kalawit National High School	24,702,000	1,469,000	26,171,000	631,000
Kalawit National High School Extension - Paraiso		448,000	448,000	155,000
Kanim National High School	12,519,000	878,000	13,397,000	230,000
La Libertad National High School	12,728,000	1,183,000	13,911,000	544,000
La Union Integrated School		335,000	335,000
Labason Integrated School		712,000	712,000
Lapero National High School (Dinasan National High School - Lapero Extension)	1,726,000	456,000	2,182,000	158,000
Lintangan Integrated School	857,000	427,000	1,284,000
Lipakan National High School (Langatian National High School Extension - Lipakan)	2,653,000	396,000	3,049,000	158,000
Lunday National High School	975,000	440,000	1,415,000
Makiang National High School		335,000	335,000
Malayal National High School	17,069,000	1,360,000	18,429,000	1,052,000
Malintuboan National High School	5,533,000	744,000	6,277,000	280,000
Mambong Integrated School		335,000	335,000
Manawan National High School	13,604,000	1,211,000	14,815,000	524,000
Mangilay National High School	5,744,000	613,000	6,357,000
Manukan National High School (Serongan Annex)	3,015,000	673,000	3,688,000	185,000
Marupay National High School	11,849,000	734,000	12,583,000	197,000
Matam National High School	5,869,000	563,000	6,432,000	160,000
Matias C. Ranillo National High School		513,000	513,000	289,000
Mauricio V. Landingin Integrated School		698,000	698,000	303,000
Moliton National High School (Marupay National High School - Moliton Extension)	1,909,000	965,000	2,874,000	332,000
Molos Integrated School		335,000	335,000
Mutia National High School	20,184,000	1,484,000	21,668,000	615,000
Mutia National High School - Tubak Annex	2,232,000	624,000	2,856,000
Mutia National High School Extension - Alvenda	431,000	601,000	1,032,000	239,000
New Dapitan National High School	1,913,000	496,000	2,409,000
Palandok National High School	459,000	688,000	1,147,000	243,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	937
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Paranglumba Integrated School		335,000	335,000
Patawag National High School		399,000	399,000
Pedro Torio Integrated School		335,000	335,000
Pianon National High School	4,023,000	706,000	4,729,000	234,000
Piñalan Integrated School		335,000	335,000
Pitawe Integrated School	2,159,000	415,000	2,574,000
Polanco National High School - Isis Extension	1,980,000	608,000	2,588,000	245,000
Polanco National High School Extension - Lingasad	1,378,000	623,000	2,001,000	175,000
Ponot National High School	20,740,000	2,220,000	22,960,000	1,278,000
Raba National High School	1,917,000	970,000	2,887,000	380,000
Ramon Magsaysay National High School	2,466,000	633,000	3,099,000
Rizal National High School (Rizal A. I. National High School)	14,234,000	1,524,000	15,758,000	708,000
Saluyong National High School	5,525,000	741,000	6,266,000	287,000
San Isidro National High School	6,114,000	636,000	6,750,000	216,000
San Jose National High School	4,086,000	561,000	4,647,000	257,000
San Pedro National High School	9,394,000	893,000	10,287,000	389,000
Sawang National High School (Kanim National High School - Sawang Annex)	4,024,000	602,000	4,626,000	188,000
Sebaca National High School	8,869,000	841,000	9,710,000	221,000
Seres National High School	6,872,000	645,000	7,517,000	301,000
Sergio Osmeña National High School - Bagong Baguio Extension	1,311,000	472,000	1,783,000	158,000
Sergio Osmeña National High School Extension - Marapong	3,197,000	605,000	3,802,000	261,000
Sianan National High School	4,031,000	581,000	4,612,000	193,000
Sianib National High School	5,200,000	609,000	5,809,000
Siari John Roemer Memorial National High School (Siari National High School)	27,669,000	1,911,000	29,580,000	1,210,000
Siay Integrated School	9,341,000	877,000	10,218,000	382,000
Siayan National High School	25,153,000	1,782,000	26,935,000	635,000
Sibuco National High School	28,450,000	2,053,000	30,503,000	1,034,000
Sibuco National High School - Pangian Annex	1,336,000	435,000	1,771,000
Silawe National High School (Polanco National High School - Silawe NHS Annex)	6,040,000	731,000	6,771,000	285,000
Sinuyak National High School	1,863,000	518,000	2,381,000	158,000
Sirawai National High School	36,244,000	2,568,000	38,812,000	1,298,000
Sirawai National High School - Piacan Annex	1,816,000		1,816,000
Sitog National High School (Katipunan National High School - Sitog Annex)	4,113,000	787,000	4,900,000	161,000
Situbo National High School	3,258,000	587,000	3,845,000	197,000
Sta. Maria National High School (Siocon National High School - Sta. Maria Annex)	7,953,000	734,000	8,687,000	422,000
Talinga National High School	8,230,000	939,000	9,169,000	427,000
Teresita Integrated School		351,000	351,000
Tinaplan Integrated School		335,000	335,000
Tininggaan National High School	1,832,000	431,000	2,263,000
Tinuyop National High School	1,418,000	600,000	2,018,000	263,000
Tugop National High School	1,388,000	722,000	2,110,000	159,000
Ubay National High School - Patawag Extension		443,000	443,000	159,000
Villaramos National High School	12,538,000	937,000	13,475,000	463,000

Division of Zamboanga del Sur	1,080,504,000	113,148,000	1,193,652,000	35,714,000

Division Office - Proper	22,416,000		22,416,000
Antonio National High School	16,991,000	1,549,000	18,540,000	469,000
Aurora National High School	41,944,000	2,510,000	44,454,000	1,868,000
Baganian National High School	13,540,000	1,267,000	14,807,000	334,000
Bag-ong Kahayag National High School	3,244,000	553,000	3,797,000	237,000
Bag-ong Kauswagan National High School (Tambulig NHS - Bag-ong Kauswagan Extension)	1,357,000	502,000	1,859,000	157,000
Balintawak National High School	11,117,000	698,000	11,815,000	263,000
Balukbahan National High School	5,814,000	590,000	6,404,000
Baluno National High School		484,000	484,000
Betinan National High School	15,511,000	1,733,000	17,244,000	853,000
Bibilik National High School (Rebokon Agricultural Vocational High School - Bibilik Extension)	7,971,000	688,000	8,659,000	292,000
Binuay National High School	6,796,000	834,000	7,630,000	266,000

938	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Bobuan National High School	8,943,000	923,000	9,866,000	218,000
Bogayo National High School	5,684,000	618,000	6,302,000
Bogo Calabat Integrated School	3,209,000	531,000	3,740,000	156,000
Bokong National High School	12,280,000	715,000	12,995,000	170,000
Bokong National High School - Tabak NHS Annex	445,000	740,000	1,185,000
Boniao National High School (Mahayag National High School - Boniao Annex)	3,446,000	891,000	4,337,000	415,000
Buburay National High School	12,611,000	843,000	13,454,000
Bulawan National High School (Lapuyan National High School - Bulawan Extension Class)	10,140,000	782,000	10,922,000	216,000
Buloron National High School		771,000	771,000	185,000
Bululawan National High School	6,974,000	611,000	7,585,000
Camalig National High School (Dumalinao National High School - Camalig Extension)		416,000	416,000
Cogon National High School	10,139,000	987,000	11,126,000	363,000
Cogonan Integrated School	2,587,000	469,000	3,056,000
Concepcion National High School	15,016,000	832,000	15,848,000	226,000
Concepcion National High School - Tultolan Extension	449,000	555,000	1,004,000
Culabay National High School	11,361,000	1,412,000	12,773,000	608,000
Damit National High School	441,000	560,000	1,001,000	164,000
Daniel C. Mantos National High School	1,482,000	698,000	2,180,000	159,000
Dao-an National High School	4,258,000	537,000	4,795,000	159,000
Dawa National High School (Leonardo National High School - Dawa Annex)	489,000	454,000	943,000	155,000
Depase National High School		465,000	465,000	159,000
Digon National High School	3,018,000	496,000	3,514,000
Diosdado Macapagal Memorial National High School	5,676,000	590,000	6,266,000
Dulop National High School	45,596,000	1,685,000	47,281,000	418,000
Dulop National High School - Bag-ong Valencia Extension	3,367,000	959,000	4,326,000	361,000
Dumalinao National High School	26,641,000	1,640,000	28,281,000	783,000
Dumingag National High School (Dulop National High School - Dulop (Dumingag NHS Annex))	64,389,000	4,189,000	68,578,000
Dumingag Senior High School				2,957,000
Eleuterio P. Bacaltos Integrated School		335,000	335,000
Esperanza Switch National High School (Esperanza NHS)	13,200,000	1,199,000	14,399,000	369,000
Eugenio Andrin National High School	12,195,000	1,089,000	13,284,000	316,000
Fatima National High School (Legarda Dos National High School - Fatima Extension)	445,000	653,000	1,098,000	307,000
Francisco A. Relacion Senior High School		335,000	335,000	343,000
Glab Integrated School	428,000	335,000	763,000
Golictop National High School (Midsalip National HS - Golictop Extension)	3,868,000	712,000	4,580,000	160,000
Gubaan National High School (Commonwealth National High School - Gubaan Annex)	1,482,000	627,000	2,109,000
Guinicolalay National High School	5,112,000	670,000	5,782,000	294,000
Guinicolalay National High School - Tarakan Extension	5,115,000	550,000	5,665,000
Guipos National High School (J. Cerilles)	19,909,000	2,051,000	21,960,000	1,065,000
Guling National High School	7,680,000	783,000	8,463,000	159,000
Ignacio Garrata National High School (Dinas National High School - Ignacio Garrata Annex)	1,904,000	500,000	2,404,000
Juan Lumosad Memorial National High School	11,162,000	636,000	11,798,000
Judge Edmundo S. Pinga National High School	9,400,000	986,000	10,386,000	245,000
Kalian National High School	15,161,000	1,601,000	16,762,000	966,000
Karpok National High School		377,000	377,000
Kauswagan National High School (Commonwealth National High School - Kauswagan NHS)	2,759,000	594,000	3,353,000
Kumalarang National High School	27,673,000	2,118,000	29,791,000	936,000
Lababgon Subanen Agricultural National High School		457,000	457,000
Langapod Integrated School	2,644,000	1,064,000	3,708,000
Lantungan National High School	8,999,000	715,000	9,714,000	218,000
Laperian National High School	10,686,000	1,072,000	11,758,000	340,000
Lapuyan National High School - Maralag Extension		411,000	411,000
Laureano Salusod National High School	15,675,000	1,477,000	17,152,000	1,092,000
Legarda Dos National High School (Legarda NHS)	13,716,000	1,089,000	14,805,000	266,000
Leonardo National High School	18,723,000	1,644,000	20,367,000	623,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	939
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Libayoy National High School	6,384,000	748,000	7,132,000	170,000
Libertad National High School	10,399,000	783,000	11,182,000	206,000
Lintugop National High School	2,737,000	605,000	3,342,000	183,000
Locuban National High School	6,975,000	678,000	7,653,000	156,000
Lunib Integrated School	428,000	335,000	763,000
Ma. Clara Lobregat National High School	3,152,000	639,000	3,791,000	199,000
Maestro Cornelio Minor National High School	10,336,000	1,199,000	11,535,000	336,000
Malim National High School	5,584,000	633,000	6,217,000	160,000
Maruing National High School	10,890,000	913,000	11,803,000	323,000
Matalang National High School	8,480,000	863,000	9,343,000	158,000
Mecolong National High School	5,188,000	607,000	5,795,000	158,000
Midsalip National High School	37,229,000	2,897,000	40,126,000	1,318,000
Mohammad Ali Dimaporo Integrated School		335,000	335,000
Monte Alegre National High School	4,146,000	549,000	4,695,000	157,000
Navalan National High School	14,454,000	1,391,000	15,845,000
New Labangan National High School	18,217,000	1,349,000	19,566,000	577,000
Nilo National High School	11,681,000	1,194,000	12,875,000	372,000
Nuboran Integrated School	428,000	335,000	763,000
Old Mirapao National High School (Guinicolalay National High School - Old Mirapao Extension)	4,128,000	540,000	4,668,000	155,000
Panubigan National High School	10,693,000	1,009,000	11,702,000	241,000
Paquito S. Yu Memorial National High School (Dulop National High School - Lower Timonan Extension)	431,000	513,000	944,000
Paraiso National High School (Panagaan National High School - Lactayan NHS)		412,000	412,000
Parasan National High School (Simata National High School - Parasan Annex)	6,543,000	631,000	7,174,000	158,000
Paulino Dari National High School	19,571,000	1,746,000	21,317,000	594,000
Paulino Dari National High School - Punta Flecha Extension	4,370,000	538,000	4,908,000
Payag National High School	8,095,000	666,000	8,761,000	193,000
Picanan National High School	10,784,000	992,000	11,776,000	187,000
Pisompongan Integrated School		351,000	351,000
Poblacion Comprehensive National High School	12,383,000	1,406,000	13,789,000	889,000
Pongapong National High School (San Pablo National High School - Pongapong Extension)	3,085,000	621,000	3,706,000
Potenciano Solon Bandolon Memorial National High School (San Carlos National HS - Taguio Extension)	489,000	896,000	1,385,000	245,000
Proper Dimaya National High School	8,354,000	848,000	9,202,000	206,000
Rebokon Agricultural Vocational High School (Rebokon NHS)	14,049,000	1,494,000	15,543,000	537,000
Sagacad National High School	6,560,000	716,000	7,276,000	197,000
Sagucan National High School	7,350,000	726,000	8,076,000	160,000
Salagmanok National High School (Kumalarang NHS - Salagmanok Extension)		450,000	450,000
Saloagan National High School (Salauwagan NHS)	5,943,000	702,000	6,645,000	161,000
San Jose National High School	16,388,000	1,050,000	17,438,000	374,000
San Pablo National High School	15,888,000	1,449,000	17,337,000	901,000
San Pablo National High School - Sacbulan Extension		463,000	463,000
Sapa Anding Agricultural Vocational Technical School (Sapa Anding National High School)	15,700,000	987,000	16,687,000	407,000
Sapa Anding National High School - R. Magsaysay Extension	7,196,000	1,319,000	8,515,000	606,000
Sikatuna National High School	4,351,000	599,000	4,950,000
Simata National High School	9,442,000	867,000	10,309,000	249,000
Sominot (DMMNHS) National High School	20,612,000	2,037,000	22,649,000	781,000
Subanen Agricultural National High School	6,061,000	653,000	6,714,000	158,000
Sumalig National High School (Tambulig (Echanca) National High School - Sumalig Annex)	2,794,000	700,000	3,494,000	158,000
Supon National High School		335,000	335,000
Tabina National High School (Culabay National High School - Tabina Annex)	23,325,000	1,613,000	24,938,000	537,000
Tabuan National High School	9,829,000	702,000	10,531,000
Tambulig National High School - Lower Tiparak	1,431,000	691,000	2,122,000	172,000
Tandubuay National High School	5,597,000	633,000	6,230,000
Tawagan Norte National High School (Tawagan NHS)	5,117,000	634,000	5,751,000
Teniapan National High School	5,871,000	609,000	6,480,000	179,000
Tigbao National High School	9,847,000	1,042,000	10,889,000	353,000

940	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tiguha National High School	437,000	613,000	1,050,000	301,000
Tina National High School	2,168,000	565,000	2,733,000	160,000
Tinggabulong National High School (Buburay National High School - Tinggabulong Extension)		514,000	514,000
Toribio Minor National High School	16,914,000	1,667,000	18,581,000	1,156,000
Tukuran Technical Vocational High School - Baclay Extension	428,000	655,000	1,083,000
Upper Panikian Integrated School		335,000	335,000
Vicenta C. Enerio National High School	8,294,000	914,000	9,208,000	361,000
Zamboanga Del Sur School For Arts		335,000	335,000	155,000

Region X - Northern Mindanao	4,432,735,000	488,389,000	4,921,124,000	182,594,000

Division of Bukidnon	1,112,410,000	110,309,000	1,222,719,000	52,033,000

Division Office - Proper	25,747,000		25,747,000
Alae National High School	31,146,000	2,005,000	33,151,000	1,212,000
Anggaan Integrated School	1,286,000	534,000	1,820,000
Apyao National High School	4,713,000	1,343,000	6,056,000	506,000
Awol Integrated School		335,000	335,000
Bacusanon National High School	14,623,000	1,226,000	15,849,000	692,000
Bangahan Integrated School	857,000	411,000	1,268,000
Basac Integrated School	1,286,000	477,000	1,763,000
Baungon National High School	29,483,000	2,288,000	31,771,000	1,446,000
Bocboc National High School	34,440,000	1,793,000	36,233,000	1,271,000
Bugcaon National High School	11,032,000	810,000	11,842,000	263,000
Bukidnon National School of Home Industries - San Miguel Annex		907,000	907,000	590,000
Bulonay Integrated School	1,286,000	335,000	1,621,000
Buyot Integrated School	1,286,000	335,000	1,621,000
Cabanglasan National High School	857,000	1,702,000	2,559,000	1,410,000
Cabulohan-Paradise National High School	35,650,000	1,617,000	37,267,000	687,000
Capinonan National High School	857,000	447,000	1,304,000
Capitan Bayong National High School	2,142,000	582,000	2,724,000	355,000
Capitan Juan Integrated School	2,142,000	385,000	2,527,000
Cayaga National High School		335,000	335,000
Cosina Integrated School	1,286,000	335,000	1,621,000
Dagumbaan Integrated School, Talakag	8,653,000	925,000	9,578,000
Dagumbaan Integrated School, Maramag		335,000	335,000
Dahilayan Integrated School	857,000	457,000	1,314,000
Dalirig National High School	10,438,000	863,000	11,301,000	274,000
Damilag Integrated School	5,203,000	703,000	5,906,000
Danatag National High School		824,000	824,000	496,000
Dangcagan National High School	31,798,000	2,440,000	34,238,000	1,548,000
Dilapa Integrated School	3,449,000	490,000	3,939,000
Dologon National High School	36,156,000	1,863,000	38,019,000	1,212,000
Dologon National High School - Kiharong Annex		751,000	751,000	272,000
Dologon National High School - San Roque Annex		549,000	549,000	172,000
Don Carlos National High School	17,316,000	1,513,000	18,829,000	594,000
Dumalaguing Integrated School	1,286,000	335,000	1,621,000
Famador Integrated School		335,000	335,000
Gamot Integrated School	428,000	335,000	763,000
Guihean Integrated School	428,000	335,000	763,000
Guilang-Guilang Integrated School	857,000	335,000	1,192,000
Halapitan National High School	52,518,000	2,927,000	55,445,000	2,093,000
Iba Integrated School	3,873,000	765,000	4,638,000	155,000
Impalutao Integrated School	6,028,000	668,000	6,696,000
Impasug-ong National High School	33,106,000	2,568,000	35,674,000	1,964,000
Indulang Integrated School	1,286,000	408,000	1,694,000
Intavas Integrated School		335,000	335,000
Kalabugao National High School	19,171,000	1,524,000	20,695,000	559,000
Kalilangan National High School	44,496,000	3,445,000	47,941,000	2,474,000
Kiara National High School	2,999,000	766,000	3,765,000	336,000
Kibatang National High School	10,238,000	827,000	11,065,000	185,000
Kibawe National High School	18,479,000	1,725,000	20,204,000	980,000
Kibawe National High School Poblacion Campus		540,000	540,000
Kibenton Integrated School	8,170,000	761,000	8,931,000	347,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	941
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Kibongkog Integrated School		335,000	335,000
Kiburiao National High School	25,668,000	1,827,000	27,495,000	1,455,000
Kikipot Integrated School	428,000	335,000	763,000
Kimanaet National High School	9,772,000	836,000	10,608,000	179,000
Kinawe National High School (Libona NHS - Kinawe Annex)	11,816,000	1,053,000	12,869,000	309,000
Kipolot Integrated School	857,000	370,000	1,227,000
Kitaotao National High School	27,778,000	1,900,000	29,678,000	1,370,000
Kitaotao National High School - Digongan Annex		516,000	516,000	157,000
Kitubo National High School	11,651,000	1,042,000	12,693,000	637,000
Kuya National High School	18,744,000	1,069,000	19,813,000	473,000
Kuya National High School - La Roxas Annex		752,000	752,000	283,000
Lampanusan National High School	9,890,000	897,000	10,787,000	394,000
Langcataon National High School	10,575,000	1,298,000	11,873,000	427,000
Lantapan National High School	39,825,000	3,164,000	42,989,000	2,419,000
Libona National High School	42,820,000	3,189,000	46,009,000	2,331,000
Licoan Integrated School	857,000	340,000	1,197,000
Linabo Integrated School		335,000	335,000
Lingating Integrated School	857,000	523,000	1,380,000
Little Baguio National High School		848,000	848,000	666,000
Macapari National High School	7,930,000	996,000	8,926,000	413,000
Malinao National High School	8,552,000	821,000	9,373,000	249,000
Malitbog Agricultural High School	13,066,000	1,341,000	14,407,000	741,000
Maluko National High School	428,000	448,000	876,000
Mantibugao Integrated School		335,000	335,000
Manuto Integrated School		335,000	335,000
Marapange Integrated School	1,714,000	423,000	2,137,000
Merangeran Integrated School		335,000	335,000
Miaray National High School	2,999,000	903,000	3,902,000	500,000
Musuan Integrated School		378,000	378,000
Namnam Integrated School	3,857,000	917,000	4,774,000
New Kidapawan Integrated School	1,286,000	363,000	1,649,000
New Nongnongan National High School	28,754,000	1,238,000	29,992,000	347,000
Old Damulog National High School	26,376,000	2,430,000	28,806,000	1,555,000
Old Nongnongan National High School	11,196,000	911,000	12,107,000	457,000
Paitan Integrated School	857,000	335,000	1,192,000
Pangantucan National High School	31,121,000	2,579,000	33,700,000	1,753,000
Pinamula Integrated School	857,000	436,000	1,293,000
Poblacion Kadingilan National High School		335,000	335,000
Quezon National High School	53,380,000	3,747,000	57,127,000	3,626,000
Sagundanon Integrated School	1,286,000	335,000	1,621,000
Salawagan National High School	29,600,000	2,037,000	31,637,000	1,395,000
Salaysay Integrated School	857,000	335,000	1,192,000
Salimbalan Integrated School	857,000	335,000	1,192,000
Salumayag Tigwahanon Integrated School		335,000	335,000
San Andres National High School	32,993,000	2,182,000	35,175,000	1,098,000
San Andres National High School - Cabadiangan Annex		904,000	904,000	446,000
San Jose Integrated School	3,023,000	594,000	3,617,000	161,000
San Luis National High School	9,495,000	1,002,000	10,497,000	322,000
San Luis National High School - Sabangaan Annex		468,000	468,000
San Nicolas National High School	4,315,000	1,241,000	5,556,000	577,000
San Vicente National High School	275,000	1,046,000	1,321,000	422,000
Sankanan National High School	10,076,000	940,000	11,016,000	301,000
Santiago Integrated School	857,000	335,000	1,192,000
Sil-Ipon Integrated School	857,000	335,000	1,192,000
Sinuda National High School	13,956,000	1,255,000	15,211,000	692,000
South Dalurong Integrated School	5,158,000	513,000	5,671,000
Sta. Cruz Integrated School	428,000	335,000	763,000
Sumilao National High School	26,112,000	1,096,000	27,208,000	488,000
Sumilao National High School - Vista Villa Annex		919,000	919,000	363,000
Talakag National High School	30,314,000	2,237,000	32,551,000	2,200,000
Ticala Integrated School	428,000	335,000	763,000
Tikalaan National High School	14,666,000	1,304,000	15,970,000	734,000
Tumaras Integrated School	428,000	335,000	763,000
White Kulaman Integrated School	5,166,000	472,000	5,638,000

942	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Cagayan de Oro City	768,191,000	66,341,000	834,532,000	25,614,000

Division Office - Proper	18,446,000		18,446,000
Agusan National High School	68,500,000	3,342,000	71,842,000	1,190,000
Angeles Sisters National High School (Consolacion NHS)	15,051,000	1,107,000	16,158,000	222,000
Baikingon National High School		335,000	335,000
Balongkot Integrated School	428,000	335,000	763,000	155,000
Balubal National High School	8,030,000	933,000	8,963,000	403,000
Balulang National High School		977,000	977,000	492,000
Bayabas National High School	20,549,000	1,254,000	21,803,000	355,000
Bayanga National High School		584,000	584,000	322,000
Besigan National High School		370,000	370,000	157,000
Bonbon National High School	7,671,000	892,000	8,563,000	334,000
Bugo National High School	32,423,000	2,821,000	35,244,000	338,000
Bulua National High School	53,240,000	4,291,000	57,531,000	2,096,000
Cadayonan Integrated School	428,000	335,000	763,000	155,000
Cagayan de Oro City National High School	85,497,000	6,102,000	91,599,000	3,044,000
Camaman-an National High School	13,913,000	1,113,000	15,026,000	451,000
Canitoan National High School	25,337,000	2,006,000	27,343,000	595,000
Carmen National High School (Macanhan NHS)	30,220,000	2,588,000	32,808,000	1,169,000
Dansolihon National High School		594,000	594,000	239,000
Dunggoan Integrated School		335,000	335,000
East Gusa National High School		1,676,000	1,676,000	648,000
Gusa National High School	34,294,000	665,000	34,959,000	159,000
Gusa National High School - Cugman Annex		1,201,000	1,201,000	382,000
Gusa Regional Science High School - X	10,284,000	3,140,000	13,424,000	829,000
Iba Integrated School	428,000	335,000	763,000
Indahag National High School	19,137,000	1,650,000	20,787,000	959,000
Iponan National High School	25,517,000	1,952,000	27,469,000	899,000
Kauswagan National High School	24,800,000	2,246,000	27,046,000	1,404,000
Lapasan National High School	60,342,000	2,916,000	63,258,000	946,000
Lumbia National High School	42,143,000	3,046,000	45,189,000	1,709,000
Macabalan National High School	21,972,000	1,754,000	23,726,000	663,000
Macasandig National High School	17,914,000	1,522,000	19,436,000	625,000
Magayad Integrated School	428,000	335,000	763,000
Mambuaya National High School	20,071,000	1,262,000	21,333,000	486,000
Man-ai National High School		335,000	335,000
Midkiwan Integrated School	428,000	335,000	763,000	155,000
Pagalungan National High School		335,000	335,000	155,000
Pagatpat National High School		608,000	608,000	255,000
Palalan Integrated School		335,000	335,000
Pedro ‘Oloy’ N. Roa, Sr. National High School	25,902,000	2,268,000	28,170,000	1,240,000
Pigsag-an National High School		335,000	335,000	157,000
Puerto National High School	21,614,000	1,554,000	23,168,000	604,000
Puntod National High School	15,429,000	1,114,000	16,543,000	283,000
San Simon National High School		433,000	433,000	157,000
Tablon National High School	15,985,000	1,292,000	17,277,000	188,000
Taglimao National High School	12,795,000	632,000	13,427,000	158,000
Tagpangi National High School	11,839,000	695,000	12,534,000	170,000
Tignapoloan National High School	7,136,000	907,000	8,043,000	208,000
Tuburan National High School		672,000	672,000	188,000
Tumpagon National High School		477,000	477,000	270,000

Division of Camiguin	161,597,000	16,035,000	177,632,000	7,041,000

Division Office - Proper	3,173,000		3,173,000
Alangilan Integrated School	5,274,000	620,000	5,894,000	166,000
Bacnit Integrated School	2,159,000	485,000	2,644,000	155,000
Bonbon National High School	6,253,000	794,000	7,047,000	208,000
Bugang Integrated School	2,168,000	521,000	2,689,000	157,000
Eulalio U. Pabillore National High School	15,859,000	1,549,000	17,408,000	732,000
Guinsiliban National High School	10,074,000	1,071,000	11,145,000	287,000
Kuguita Integrated School	1,298,000	416,000	1,714,000	155,000
Lawigan Bura National High School	7,212,000	745,000	7,957,000	199,000
Maac National High School	5,902,000	887,000	6,789,000	254,000
Mahinog National High School II	8,001,000	839,000	8,840,000	425,000
Mambajao National High School	36,793,000	2,954,000	39,747,000	1,854,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	943
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Sixto A. Abao National High School	16,483,000	1,671,000	18,154,000	639,000
Sto. Niño Integrated School	1,321,000	439,000	1,760,000	155,000
Tupsan National High School	13,457,000	1,049,000	14,506,000	457,000
Yumbing National High School	26,170,000	1,995,000	28,165,000	1,198,000

Division of El Salvador City	73,623,000	9,370,000	82,993,000	3,648,000

Division Office - Proper	1,746,000		1,746,000
Cogon National High School	19,870,000	1,570,000	21,440,000	793,000
El Salvador City National High School	6,065,000	1,263,000	7,328,000	409,000
Himaya National High School	1,289,000	536,000	1,825,000	170,000
Hinigdaan National High School	3,753,000	850,000	4,603,000	391,000
Kalabaylabay Integrated School	428,000	395,000	823,000
Molugan National High School	35,746,000	2,970,000	38,716,000	1,412,000
Sambulawan National High School	1,286,000	532,000	1,818,000	155,000
San Francisco de Asis National High School	1,726,000	611,000	2,337,000	160,000
Sinaloc National High School	1,714,000	643,000	2,357,000	158,000

Division of Gingoog City	236,425,000	22,817,000	259,242,000	10,112,000

Division Office - Proper	4,965,000		4,965,000
Alfonso Ang Militante Integrated School		387,000	387,000
BACKKISMI Comprehensive National High School (Gingoog City Comprehensive NHS - BACKKISMI NHS Annex)		456,000	456,000	164,000
Bal-ason National High School	14,548,000	1,072,000	15,620,000	409,000
Baliguihan Integrated School		335,000	335,000
Bantaawan Integrated School	857,000	335,000	1,192,000	155,000
Civoleg Integrated School	857,000	335,000	1,192,000
Dukdokaan Integrated School	2,152,000	374,000	2,526,000	160,000
Eureka National High School	9,154,000	499,000	9,653,000	160,000
Fructuso Rife Integrated School		335,000	335,000
Gingoog City Comprehensive National High School	97,168,000	5,541,000	102,709,000	4,013,000
Gingoog City Comprehensive National High School - Anakan National High School		829,000	829,000	509,000
Gingoog City Comprehensive National High School - Pundasan		993,000	993,000	557,000
Jacinto D. Malimas, Sr. National High School	26,394,000	1,395,000	27,789,000	544,000
Kalagonoy Integrated School		335,000	335,000	156,000
Kalipay National High School	12,874,000	977,000	13,851,000	374,000
Kamanikan Integrated School		335,000	335,000
Kisandi National High School	6,708,000	460,000	7,168,000	191,000
Lunao National High School	8,424,000	805,000	9,229,000	323,000
Lurisa National High School		457,000	457,000	159,000
Malibud National High School	14,188,000	749,000	14,937,000	160,000
Malinao National High School	10,766,000	669,000	11,435,000	158,000
Mimbalagon Integrated School		335,000	335,000
Mimbunga National High School	10,470,000	743,000	11,213,000	249,000
Murallon Integrated School	857,000	348,000	1,205,000	155,000
Odiongan National High School - Talisay NHS Annex		586,000	586,000	358,000
Pedro Maligmat Integrated School	2,152,000	446,000	2,598,000	157,000
Pigsalohan Integrated School	1,723,000	374,000	2,097,000	155,000
San Luis National High School	9,159,000	922,000	10,081,000	531,000
Sangalan Integrated School	1,286,000	357,000	1,643,000	160,000
Sioan Integrated School	866,000	363,000	1,229,000	155,000
Sulpicio Lugod Integrated School	857,000	335,000	1,192,000
Talon Integrated School		335,000	335,000

Division of Iligan City	39,912,000	13,507,000	53,419,000	5,478,000

Division Office - Proper	1,399,000		1,399,000
Abuno National High School	954,000	671,000	1,625,000	340,000
Dalamas Integrated School	2,571,000	382,000	2,953,000	222,000
Dalipuga National High School - Hindang NHS Annex		496,000	496,000	287,000
Del Carmen Integrated School (Iligan City National High School, Del Carmen Annex)	2,142,000	479,000	2,621,000	157,000
Digkilaan National High School (Tubaran National High School - Digkilaan HS Annex)	2,571,000	790,000	3,361,000	338,000
Ditucalan National High School (Maria Cristina National High School - Ditucalan HS Annex)		577,000	577,000	199,000

944	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Esperidion F. Encabo Memorial High School	13,364,000	1,071,000	14,435,000	706,000
Francisco Laya Integrated School	2,999,000	592,000	3,591,000	166,000
Hinaplanon National High School (Iligan City East National High School - Hinaplanon Annex)	7,284,000	1,651,000	8,935,000	770,000
Iligan City National High School - Pala-o High School Annex		713,000	713,000
Iligan City National High School - Tambakan National High School		1,359,000	1,359,000	367,000
Kabacsanan National High School (Dalipuga National High School - Kabacsanan NHS Annex)		467,000	467,000	237,000
Kalubihon High School		445,000	445,000	164,000
Kiwalan National High School (Iligan City East National High School - Kiwalan Annex)		690,000	690,000	403,000
Mainit High School	4,914,000	573,000	5,487,000	259,000
Santiago National High School		944,000	944,000	465,000
Sultan Mamarinta Integrated School	1,714,000	449,000	2,163,000
Tomas Cabili National High School - Annex (Scions)		713,000	713,000	232,000
Tubaran National High School - Lanipao Annex		445,000	445,000	166,000

Division of Lanao del Norte	474,326,000	60,278,000	534,604,000	17,921,000

Division Office - Proper	11,320,000		11,320,000
Abaga Integrated School		335,000	335,000
Andres Bersales, Sr. Memorial High School (Pandanan NHS)	12,557,000	1,095,000	13,652,000	257,000
Arsenio A. Quibranza National High School (LNNAIHS)	4,301,000	882,000	5,183,000	367,000
Atanacia Logronio Integrated School	857,000	433,000	1,290,000
Bacolod Central Integrated School	2,142,000	713,000	2,855,000	158,000
Bansarvil National High School	19,745,000	1,367,000	21,112,000	913,000
Baraason Integrated School		348,000	348,000
Beruar Integrated School		335,000	335,000
Big Banisilon Integrated School	428,000	397,000	825,000
Binuni-Demologan National High School	11,657,000	1,068,000	12,725,000	592,000
Cadayonan Integrated School	1,714,000	433,000	2,147,000
Calube Integrated School	857,000	376,000	1,233,000
Carusa Integrated School	2,155,000	420,000	2,575,000	160,000
Cathedral Falls Integrated School		335,000	335,000
Dalama Integrated School	5,202,000	597,000	5,799,000	292,000
Datu Timbul Ali Integrated School	857,000	486,000	1,343,000
Diego H. Patigayon National High School	12,984,000	1,065,000	14,049,000	442,000
Diosdado Yap Memorial National High School	10,476,000	1,004,000	11,480,000	206,000
Don Juan Diaz Memorial Integrated School	857,000	335,000	1,192,000
Glicerio A. Lim Integrated School		335,000	335,000
Kahayag Integrated School	857,000	347,000	1,204,000
Kalinaw Kalilintad Integrated Peace School	1,286,000	384,000	1,670,000
Kawit Oriental Integrated School of Fisheries	3,023,000	625,000	3,648,000
Kiasar Integrated School	857,000	356,000	1,213,000
Lala Proper Integrated School	17,551,000	1,185,000	18,736,000	650,000
Lanao del Norte Provincial Science and Technology High School	4,655,000	1,202,000	5,857,000	641,000
Lapinig National High School	18,647,000	1,304,000	19,951,000	463,000
Liangan National High School	14,756,000	1,264,000	16,020,000	652,000
Linamon National High School	13,123,000	1,312,000	14,435,000	517,000
Lininding Integrated School		368,000	368,000
Mabuhay Integrated School	857,000	348,000	1,205,000
Madaya Integrated School	857,000	414,000	1,271,000
Magsaysay National High School	13,809,000	1,237,000	15,046,000	391,000
Maguindanao Integrated School	857,000	402,000	1,259,000
Mahayahay Integrated School	857,000	335,000	1,192,000
Mamagum Integrated School	857,000	356,000	1,213,000
Manga Integrated School	2,142,000	755,000	2,897,000
Marcela T. Mabanta Memorial National High School	26,842,000	2,065,000	28,907,000	889,000
Masibay Integrated School	857,000	494,000	1,351,000
Matampay Integrated School	1,714,000	532,000	2,246,000
Matungao National High School	17,255,000	1,501,000	18,756,000	482,000
Mentring Integrated School		335,000	335,000
Miguel E. Esmade Memorial Integrated School	428,000	403,000	831,000
Munai Central Integrated School	857,000	542,000	1,399,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	945
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Munai National High School	6,689,000	791,000	7,480,000	345,000
Nangka Integrated School		335,000	335,000
Nunungan National High School	5,426,000	388,000	5,814,000	185,000
Olango Integrated School	857,000	335,000	1,192,000
Pacalundo Integrated School		335,000	335,000
Pagayawan Integrated School	3,023,000	570,000	3,593,000	172,000
Panoloon National High School	13,416,000	1,191,000	14,607,000	239,000
Pantao Ragat Agro-Industrial High School	20,502,000	2,210,000	22,712,000	1,169,000
Pantar National High School	21,173,000	2,336,000	23,509,000	995,000
Pelingkingan Integrated School	857,000	416,000	1,273,000
Pendolonan Integrated School	1,286,000	450,000	1,736,000
Pigcarangan Integrated School	3,428,000	596,000	4,024,000	243,000
Pikalawag Integrated School	1,714,000	498,000	2,212,000
Poonapiagapo Central Integrated School	1,714,000	642,000	2,356,000
Poonapiagapo National High School	431,000	630,000	1,061,000	187,000
Ramain Integrated School	857,000	374,000	1,231,000
Riverside National High School	21,293,000	2,020,000	23,313,000	858,000
Rufo del Cruz Integrated School	3,023,000	953,000	3,976,000	422,000
Salvador National High School (Salvador Trade High School)	12,441,000	2,317,000	14,758,000	1,163,000
Samburon Integrated School	2,142,000	767,000	2,909,000	193,000
Sapad Integrated School	1,286,000	583,000	1,869,000
Sergio P. Cerujales, Jr. National High School	3,586,000	573,000	4,159,000	212,000
Shiek Omar Integrated School	857,000	343,000	1,200,000
Sigayan Integrated School	857,000	343,000	1,200,000
Sultan Ali Dimaporo Memorial Integrated School (Bauyan National High School)	25,815,000	2,137,000	27,952,000	1,112,000
Sultan Dimasangcay Mananggolo Integrated School (Delabayan ES)	857,000	937,000	1,794,000	280,000
Sultan Naga Dimaporo Memorial Integrated School	20,479,000	1,465,000	21,944,000	955,000
Suso Integrated School	857,000	394,000	1,251,000
Tagoloan Integrated School	1,714,000	478,000	2,192,000
Tagoloan National High School	5,585,000	689,000	6,274,000	158,000
Taguitic Integrated School	9,951,000	681,000	10,632,000	191,000
Tambacon Integrated School	1,295,000	411,000	1,706,000	155,000
Tangcal High School		660,000	660,000	239,000
Teofila C. Quibranza National High School	39,005,000	1,599,000	40,604,000	376,000
Tumple Integrated School	857,000	406,000	1,263,000

Division of Malaybalay City	112,611,000	14,565,000	127,176,000	7,709,000

Division Office - Proper	3,285,000		3,285,000
Apo Macote National High School	7,446,000	633,000	8,079,000	297,000
Busdi Integrated School	5,744,000	572,000	6,316,000	234,000
Can-ayan Integrated School	9,846,000	736,000	10,582,000	276,000
Candiisan Integrated School	857,000	335,000	1,192,000	155,000
Capitan Angel Integrated School	1,714,000	335,000	2,049,000	157,000
Casisang Central Integrated School	1,295,000	390,000	1,685,000
Casisang National High School (Bukidnon National High School - Casisang Annex)	8,755,000	899,000	9,654,000	322,000
Casisang Senior High School				1,091,000
Dalwangan National High School	428,000	937,000	1,365,000	398,000
Imbayao National High School	1,295,000	378,000	1,673,000	158,000
Kalasungay National High School (Bukidnon National High School - Kalasungay Extension)	1,730,000	384,000	2,114,000	158,000
Kibalabag Integrated School	1,714,000	335,000	2,049,000	160,000
Kilap-agan Integrated School	1,286,000	335,000	1,621,000	155,000
Lalawan National High School	1,286,000	413,000	1,699,000	230,000
Luyungan High School	3,056,000	404,000	3,460,000	159,000
Mabuhay Integrated School	857,000	335,000	1,192,000
Magsaysay Integrated School	1,714,000	404,000	2,118,000	155,000
Malaybalay City National High School (Bukidnon National High School - San Jose Annex)	7,624,000	915,000	8,539,000	455,000
Malaybalay City National Science High School (Bukidnon National High School - Aglayan Annex)	19,321,000	1,814,000	21,135,000	1,750,000
Manalog Integrated School	1,714,000	335,000	2,049,000	155,000
Mapayag Integrated School	857,000	335,000	1,192,000

946	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Miglamin National High School		482,000	482,000	170,000
San Martin Agro-Industrial National High School	12,100,000	949,000	13,049,000	494,000
Silae National High School	11,803,000	716,000	12,519,000	234,000
Simaya Integrated School	1,286,000	335,000	1,621,000
St. Peter National High School	4,309,000	524,000	4,833,000	191,000
Tuburan Integrated School	1,289,000	335,000	1,624,000	155,000

Division of Misamis Occidental	292,082,000	37,378,000	329,460,000	9,887,000

Division Office - Proper	6,943,000		6,943,000
Adorable Integrated School	428,000	335,000	763,000
Alegria Integrated School	428,000	335,000	763,000
Aquino Integrated School	9,594,000	844,000	10,438,000	305,000
Bernad Integrated School	428,000	335,000	763,000
Bitibut Integrated School	4,031,000	585,000	4,616,000	157,000
Bolinsong Integrated School	428,000	335,000	763,000
Bonifacio Integrated School	428,000	335,000	763,000
Bonifacio National High School	25,892,000	1,581,000	27,473,000	471,000
Buenavista Integrated School	428,000	335,000	763,000
Bunawan Integrated School	428,000	335,000	763,000
Burgos Integrated School	428,000	335,000	763,000
Calamba National Comprehensive High School	24,543,000	2,076,000	26,619,000	1,260,000
Caputol Integrated School		335,000	335,000
Caridad Integrated School (Jimenez Integrated School)	499,000		499,000
Carmen Integrated School	1,286,000	450,000	1,736,000	158,000
Colambutan Bajo National High School	3,740,000	561,000	4,301,000	159,000
Conat Integrated School	428,000	335,000	763,000
Concepcion National High School	5,483,000	908,000	6,391,000	259,000
Cong. Hilarion J. Ramiro, Jr. Memorial National High School	6,415,000	692,000	7,107,000	208,000
Dampalan Integrated School	428,000	335,000	763,000
Diwat National High School	17,432,000	977,000	18,409,000	469,000
Don Victoriano National High School	6,789,000	799,000	7,588,000	297,000
Felina Sevilla Oaminal National High School	4,123,000	740,000	4,863,000
Guinabot National High School	3,196,000	621,000	3,817,000	156,000
Ignacio Tan Memorial Integrated School	2,839,000	725,000	3,564,000	400,000
Jimenez National Comprehensive High School	19,494,000	1,688,000	21,182,000	909,000
Kanao-Kanao National High School	1,714,000	670,000	2,384,000	222,000
Katipunan National High School	9,732,000	974,000	10,706,000	290,000
Kinangay Sur Integrated School	857,000	474,000	1,331,000
Lampasan Integrated School	5,789,000	484,000	6,273,000	160,000
Libertad Bajo Integrated School	428,000	375,000	803,000
Locus Integrated School	428,000	335,000	763,000
Macalibre Alto National High School	6,910,000	735,000	7,645,000	201,000
Maikay Integrated School	428,000	335,000	763,000
Manla Integrated School	428,000	335,000	763,000
Mansabay Alto Integrated School	857,000	566,000	1,423,000	157,000
Matugas Bajo Integrated School	428,000	335,000	763,000
Mitazan Integrated School	4,451,000	365,000	4,816,000
Napangan Integrated School		335,000	335,000
New Casul Integrated School	428,000	335,000	763,000
Nueva Vista National High School	5,944,000	633,000	6,577,000	175,000
Ozamiz Integrated School	1,286,000	370,000	1,656,000
Panalsalan Integrated School	428,000	335,000	763,000
Panaon National High School	4,515,000	655,000	5,170,000	159,000
Petianan Integrated School	857,000	357,000	1,214,000
Pisaan National High School	857,000	594,000	1,451,000	175,000
Roque L. Su Memorial National High School (Mabini NHS)	8,066,000	688,000	8,754,000	181,000
Sapang Ama Integrated School		582,000	582,000
Sapang Dalaga National High School	16,545,000	1,626,000	18,171,000	384,000
Sibugon Integrated School	17,879,000	1,405,000	19,284,000	490,000
Sinonoc National High School	19,213,000	1,769,000	20,982,000	725,000
Sta. Cruz Integrated School	428,000	335,000	763,000
Sumasap Integrated School		335,000	335,000
Tabo-o Integrated School	4,923,000	507,000	5,430,000	161,000
Tagwanao Integrated School	4,585,000	398,000	4,983,000
Tipolo Integrated School	428,000	335,000	763,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	947
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tonggo Integrated School	428,000	355,000	783,000
Tudela National Comprehensive High School	22,655,000	2,002,000	24,657,000	1,042,000
Upper Usugan National Comprehensive High School	3,588,000	512,000	4,100,000	157,000

Division of Misamis Oriental	812,698,000	88,758,000	901,456,000	28,599,000

Division Office - Proper	18,973,000		18,973,000
Abunda Integrated School	1,286,000	396,000	1,682,000
Alipuaton Integrated School	3,474,000	472,000	3,946,000
Andales Integrated School	1,286,000	418,000	1,704,000
Aplaya National High School	6,660,000	812,000	7,472,000
Aposkahoy National High School	4,914,000	576,000	5,490,000	230,000
Artadi Integrated School	2,142,000	503,000	2,645,000
Bagocboc National High School	4,868,000	592,000	5,460,000	254,000
Balagnan Integrated School	428,000	335,000	763,000
Balingasag Senior High School				627,000
Baliwagan National High School	34,069,000	2,515,000	36,584,000	2,167,000
Bangbang Integrated School		335,000	335,000
Bayugbayogan Integrated School	428,000	335,000	763,000
Binuangan National High School	8,824,000	1,093,000	9,917,000	263,000
Bobontugan National High School	13,172,000	1,129,000	14,301,000	245,000
Bulahan Integrated School	1,714,000	344,000	2,058,000
Cabalantian National High School	14,118,000	1,375,000	15,493,000	772,000
Cabalawan Integrated School	1,714,000	501,000	2,215,000
Calawag Integrated School	857,000	335,000	1,192,000
Calubo Integrated School	3,515,000	616,000	4,131,000
Casinglot National High School	12,336,000	1,027,000	13,363,000
Cauyonan Integrated School	1,717,000	354,000	2,071,000
Consuelo National High School	17,894,000	1,417,000	19,311,000	820,000
Corrales Integrated School	857,000	335,000	1,192,000
Damayuhan National High School	3,860,000	654,000	4,514,000
Dampias A.O. Rañises National High School	4,553,000	685,000	5,238,000
Dampil National High School	13,115,000	1,316,000	14,431,000
Danao National High School	7,356,000	840,000	8,196,000	160,000
Don Gregorio Pelaez National High School	2,571,000	653,000	3,224,000
Dr. Gerardo Sabal Memorial National High School	22,834,000	1,906,000	24,740,000	920,000
Esperanza National High School	12,373,000	1,275,000	13,648,000
Esperanza Senior High School				679,000
G. Pelaez Integrated School	857,000	374,000	1,231,000
Gimangpang Integrated School	1,286,000	461,000	1,747,000
Gumabon National High School	4,294,000	498,000	4,792,000	156,000
Gumaod Integrated School	857,000	335,000	1,192,000
Hinaplanan National High School	10,182,000	1,011,000	11,193,000	431,000
Inobulan (Hunga Gue) National High School	5,801,000	712,000	6,513,000
Jasaan National High School	49,293,000	3,554,000	52,847,000	3,009,000
Kabulakan Integrated School	2,142,000	521,000	2,663,000
Kalacapan National High School	4,837,000	781,000	5,618,000	287,000
Kalingagan National High School	8,177,000	931,000	9,108,000	617,000
Kandiis Integrated School	1,714,000	515,000	2,229,000
Kibaghot National High School	5,450,000	616,000	6,066,000
Kibanban Integrated School	1,714,000	370,000	2,084,000
Kibungsod National High School	25,233,000	1,910,000	27,143,000	999,000
Kidampas Integrated School	3,449,000	555,000	4,004,000
Kimaya Integrated School	1,286,000	335,000	1,621,000
Kinoguitan National Agricultural High School	6,985,000	926,000	7,911,000	201,000
Kinoguitan Senior High School				372,000
Lagonglong Senior High School				1,055,000
Lantad Integrated School	3,458,000	448,000	3,906,000	157,000
Limunda Integrated School	1,714,000	338,000	2,052,000
Linabu Integrated School	2,142,000	465,000	2,607,000
Looc National High School	7,254,000	716,000	7,970,000	172,000
Lourdes Alubijid National High School	9,796,000	878,000	10,674,000	355,000
Lubilan Integrated School	857,000	338,000	1,195,000
Lubluban Integrated School	857,000	384,000	1,241,000
Lugait National High School	30,324,000	2,169,000	32,493,000
Lugait Senior High School				1,645,000

948	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Lukong Integrated School	857,000	401,000	1,258,000
Lumbo National High School	13,499,000	1,612,000	15,111,000	427,000
Luna Integrated School	1,286,000	388,000	1,674,000
Luz Banzon Integrated School	1,714,000	542,000	2,256,000
Macopa Integrated School	857,000	371,000	1,228,000
Mahayahay Integrated School	1,295,000	371,000	1,666,000
Malagana National High School	7,650,000	799,000	8,449,000	289,000
Malanang Integrated School	857,000	335,000	1,192,000
Malibato Integrated School	428,000	337,000	765,000
Malunsagay Integrated School	428,000	335,000	763,000
Mambayaan Integrated School	857,000	349,000	1,206,000
Mandahilag National High School	5,067,000	578,000	5,645,000
Mantangale National High School	13,619,000	1,435,000	15,054,000
Mantangale Senior High School				619,000
Manticao National High School	13,828,000	1,466,000	15,294,000	586,000
Maputi Senior High School				1,599,000
Maribojoc Integrated School	1,286,000	339,000	1,625,000
Matangad National High School	11,548,000	1,307,000	12,855,000	431,000
Mat-i National High School (Claveria)	9,085,000	929,000	10,014,000	453,000
Mat-i National High School (Naawan)	16,114,000	1,125,000	17,239,000	228,000
Mauswagon Integrated School	857,000	403,000	1,260,000
Minalwang Integrated School	1,286,000	373,000	1,659,000
Misamis Oriental National High School	26,294,000	1,912,000	28,206,000
Naawan National High School	22,867,000	2,205,000	25,072,000
Nangcaon Integrated School	428,000	335,000	763,000
Natubo Integrated School	1,714,000	507,000	2,221,000
Patrocinio National High School	6,765,000	767,000	7,532,000
Portulin National High School	9,926,000	1,068,000	10,994,000	467,000
Punta Silum Integrated School	1,714,000	526,000	2,240,000
Quezon Integrated School	857,000	351,000	1,208,000
Rizal National High School	5,383,000	541,000	5,924,000
Rosario National High School	9,980,000	930,000	10,910,000	444,000
Rosario National High School of Tagoloan	3,428,000	472,000	3,900,000
Salawaga Integrated School	428,000	335,000	763,000
Samay Integrated School	857,000	355,000	1,212,000
Sampatulog Integrated School	3,474,000	579,000	4,053,000
San Isidro National High School	14,628,000	1,221,000	15,849,000	455,000
San Juan National High School	10,228,000	836,000	11,064,000	424,000
San Martin Integrated School	2,999,000	712,000	3,711,000
Sibantang Integrated School	857,000	388,000	1,245,000
Sta. Ana National High School	20,500,000	1,731,000	22,231,000	648,000
Sta. Ines National High School	10,926,000	1,119,000	12,045,000
Sta. Ines Senior High School				496,000
Sungay Integrated School	2,142,000	518,000	2,660,000
Tagoloan National High School	67,433,000	5,326,000	72,759,000
Tagoloan Senior High School				2,008,000
Talacogon Integrated School	857,000	418,000	1,275,000
Talisayan National High School (Misamis Oriental National Trade School)	23,681,000	2,022,000	25,703,000	1,021,000
Tama Integrated School	1,286,000	354,000	1,640,000
Tambobong-Balacanas National High School	4,434,000	662,000	5,096,000	245,000
Taparak Integrated School	428,000	373,000	801,000
Tawantawan Integrated School	1,286,000	434,000	1,720,000
Tinagaan Integrated School	1,717,000	371,000	2,088,000
Tingalan Integrated School	2,152,000	395,000	2,547,000	159,000
Tubajon Integrated School	857,000	414,000	1,271,000
Tuod Integrated School	2,142,000	625,000	2,767,000
Villanueva National High School	35,745,000	2,876,000	38,621,000
Villanueva Senior High School				1,007,000

Division of Oroquieta City	68,803,000	8,219,000	77,022,000	2,194,000

Division Office - Proper	1,543,000		1,543,000
Apil Integrated School	428,000	335,000	763,000
Bunga National High School	4,547,000	581,000	5,128,000	157,000
Clarin Settlement Integrated School	857,000	404,000	1,261,000	155,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	949
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Dullan Integrated School	2,666,000	459,000	3,125,000	155,000
Langcangan Central Integrated School	428,000	337,000	765,000
Misamis Occidental Science & Technology High School (Pines National High School)	17,672,000	1,401,000	19,073,000	631,000
Mobod Integrated School	9,296,000	923,000	10,219,000	263,000
Oroquieta Agro-Industrial School (Oroquieta City National High School)	8,713,000	664,000	9,377,000	160,000
Rizal National High School	4,069,000	504,000	4,573,000	155,000
Sebucal Integrated School	2,599,000	419,000	3,018,000
Senote National High School	4,300,000	514,000	4,814,000	159,000
Taboc Integrated School	428,000	335,000	763,000
Talairon National High School	10,829,000	1,008,000	11,837,000	359,000
Tipan Integrated School	428,000	335,000	763,000

Division of Ozamiz City	106,222,000	11,732,000	117,954,000	3,228,000

Division Office - Proper	2,302,000		2,302,000
Capucao Integrated School	428,000	335,000	763,000
Cogon Integrated School	4,347,000	519,000	4,866,000
Cruz Lanzado Saligan Integrated School	1,286,000	385,000	1,671,000	158,000
Gala National High School	3,671,000	457,000	4,128,000	155,000
Jacinto Nemeno Integrated School	1,286,000	396,000	1,682,000
Jose Lim Ho National High School	12,555,000	1,139,000	13,694,000	480,000
Labinay National High School	12,317,000	900,000	13,217,000	255,000
Malaubang Integrated School	7,224,000	753,000	7,977,000
Marcelino C. Regis Integrated School	6,153,000	604,000	6,757,000	270,000
Misamis Annex Integrated School	6,176,000	869,000	7,045,000
Montol National High School	11,471,000	1,159,000	12,630,000	511,000
Pulot National High School	16,551,000	1,366,000	17,917,000	577,000
San Antonio National High School	7,746,000	792,000	8,538,000	249,000
Sancho Capa Integrated School	428,000	379,000	807,000
Sangay Integrated School	428,000	335,000	763,000
Sinusa Integrated School	428,000	335,000	763,000
Tabid National High School	11,425,000	1,009,000	12,434,000	573,000

Division of Tangub City	88,367,000	11,144,000	99,511,000	4,097,000

Division Office - Proper	1,928,000		1,928,000
Banglay National High School	6,987,000	749,000	7,736,000	245,000
Bintana Integrated School	857,000	367,000	1,224,000	155,000
Bongabong National High School	6,503,000	601,000	7,104,000	187,000
Caniangan National High School	6,879,000	749,000	7,628,000	332,000
Lorenzo Tan National High School	17,910,000	1,522,000	19,432,000	749,000
Maloro Integrated School	1,286,000	600,000	1,886,000	164,000
Maquilao Integrated School	5,797,000	757,000	6,554,000	338,000
Mayor Alfonso Tan High School	3,570,000	534,000	4,104,000	160,000
Paiton Integrated School	428,000	335,000	763,000
Pangabuan Integrated School	1,295,000	706,000	2,001,000	203,000
Polao Integrated School	857,000	502,000	1,359,000	155,000
Silangit National High School	5,881,000	769,000	6,650,000	208,000
Simasay National High School	3,031,000	669,000	3,700,000	201,000
Sta. Maria National High School	9,487,000	876,000	10,363,000	434,000
Sumirap National High School	15,671,000	1,408,000	17,079,000	566,000

Division of Valencia City	85,468,000	17,936,000	103,404,000	5,033,000

Division Office - Proper	2,175,000		2,175,000
Araneta Integrated School		335,000	335,000
Banlag Integrated School	7,523,000	654,000	8,177,000	266,000
Barobo Integrated School		335,000	335,000
Batangan Integrated School	3,008,000	787,000	3,795,000	232,000
Buco-Sinait Integrated School		335,000	335,000
Bulacao Integrated School		335,000	335,000
Cambangon Integrated School	2,162,000	471,000	2,633,000
Catumbalon National High School (Valencia National High School - Catumbalon Annex)	2,637,000	727,000	3,364,000	465,000
Concepcion National High School (Valencia National High School - Concepcion Annex)		848,000	848,000	363,000

950	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Dagatkidavao Integrated School	12,255,000	1,062,000	13,317,000	449,000
Guinoyoran National High School (Valencia National High School - Guinoyoran Annex)	798,000	1,083,000	1,881,000	484,000
Kahaponan Integrated School		335,000	335,000
Kilangi Integrated School		335,000	335,000
Lilingayon National High School	7,438,000	930,000	8,368,000	564,000
Lourdes Integrated School	3,560,000	554,000	4,114,000	158,000
Lumbo Integrated School	2,580,000	568,000	3,148,000
Lurugan National High School	23,596,000	1,511,000	25,107,000	827,000
Magsal Integrated School		335,000	335,000
Migtulod Integrated School		335,000	335,000
Mt. Nebo Integrated School	5,189,000	533,000	5,722,000	160,000
Nabag-o Integrated School		335,000	335,000
New Visayas Integrated School		335,000	335,000
Pantaron Integrated School		335,000	335,000
San Carlos Integrated School		335,000	335,000
San Isidro Integrated School	3,731,000	634,000	4,365,000
San Vicente Integrated School		335,000	335,000
Sinabuagan Integrated School		335,000	335,000
Sugod Integrated School	1,286,000	657,000	1,943,000
Tandacol Integrated School		335,000	335,000
Tongantongan National High School (Valencia National High School - Tongantongan Annex)	6,232,000	1,114,000	7,346,000	1,065,000
Tugaya Integrated School		335,000	335,000
Vintar Integrated School	1,298,000	443,000	1,741,000

Region XI - Davao	2,546,090,000	318,359,000	2,864,449,000	111,530,000

Division of Davao City	403,356,000	68,079,000	471,435,000	23,149,000

Division Office - Proper	13,791,000		13,791,000
Acacia National High School	3,449,000	552,000	4,001,000
Alambre National Agricultural High School		414,000	414,000
Ampon National High School	1,754,000	484,000	2,238,000	155,000
Bago Oshiro National High School		575,000	575,000
Balah Licosan National High School	866,000	335,000	1,201,000
Balderas Integrated School	1,286,000	335,000	1,621,000
Balugo Integrated School	428,000	335,000	763,000
Bantol National High School	1,286,000	339,000	1,625,000
Baon Aguan National High School		335,000	335,000
Baracatan National High School	445,000	609,000	1,054,000	203,000
Baracayo Integrated School	857,000	423,000	1,280,000
Bartolome Integrated School	1,714,000	493,000	2,207,000
Bartolome R. Luardo National High School	6,128,000	630,000	6,758,000	328,000
Bayabas Integrated School	1,286,000	398,000	1,684,000
Bayanihan Integrated School	2,999,000	488,000	3,487,000
Bernardino B. Bosque National High School	26,550,000	1,791,000	28,341,000	615,000
Betan Integrated School	428,000	335,000	763,000
Buatan National High School	1,286,000	335,000	1,621,000
Buda National High School	8,028,000	778,000	8,806,000	459,000
Buhisan National High School	3,437,000	812,000	4,249,000
Butay National High School	857,000	335,000	1,192,000
Cabonbon National High School	857,000	335,000	1,192,000
Cadalian National High School		335,000	335,000
Camansi National High School	5,089,000	590,000	5,679,000	268,000
Carlos P. Garcia Senior High School				6,490,000
Carmen Integrated School	1,286,000	335,000	1,621,000
Catigan National High School	3,454,000	536,000	3,990,000	195,000
Colosas Integrated School		335,000	335,000
Communal National High School	4,459,000	838,000	5,297,000	552,000
Dalagdag National High School	857,000	340,000	1,197,000	158,000
Damilag Integrated School	428,000	335,000	763,000
Datu Ambis Diarog Integrated School	428,000	335,000	763,000
Datu Duyan National High School	1,286,000	382,000	1,668,000
Datu Lompipi National High School	857,000	335,000	1,192,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	951
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Datu Manlangan Integrated School	428,000	335,000	763,000
Davao City Special National High School	14,099,000	1,208,000	15,307,000	157,000
Dominga National High School	1,286,000	335,000	1,621,000
Don Mariano Marcos Integrated School	428,000	335,000	763,000
Dumoy National High School	4,294,000	552,000	4,846,000	287,000
E. Ramos National High School	8,313,000	1,008,000	9,321,000	467,000
Elias B. Lopez Memorial National High School	6,671,000	597,000	7,268,000	272,000
Elias P. Dacudao Gumalang School of Home Industries	6,004,000	649,000	6,653,000	185,000
Emilio J. Estipona High School	10,136,000	796,000	10,932,000	420,000
Erico T. Nograles National High School-B	7,031,000	824,000	7,855,000
Fatima Integrated School	428,000	344,000	772,000
G. Astilla, Sr. Cultural Minority High School	4,955,000	579,000	5,534,000	181,000
Gasco & Centina Integrated School	1,286,000	393,000	1,679,000
Gatungan Integrated School	428,000	335,000	763,000
GSIS Heights National High School	3,015,000	547,000	3,562,000
Gumitan National High School		335,000	335,000
Inayangan High School	7,040,000	687,000	7,727,000	278,000
Ipil National High School		335,000	335,000
Joaquin National High School		454,000	454,000
Jose T. Quiboloy, Sr. National High School		714,000	714,000	355,000
Kanacan National High School	428,000	335,000	763,000
Kiman-anao Integrated School	428,000	335,000	763,000
Labo National High School	857,000	335,000	1,192,000
Lacson Integrated School	2,159,000	462,000	2,621,000	155,000
Laho Integrated School	428,000	335,000	763,000
Lamanan National High School	7,065,000	751,000	7,816,000	386,000
Langub National High School	2,574,000	394,000	2,968,000	158,000
Lorenzo Latawan National High School	3,028,000	569,000	3,597,000	160,000
Lumatag National High School	857,000	335,000	1,192,000	155,000
Lumiad National High School	428,000	335,000	763,000
M. Guloman Integrated School	428,000	335,000	763,000
Ma. Cristina P. Belcar Agricultural High School	12,905,000	849,000	13,754,000	369,000
Mabuhay National High School	428,000	335,000	763,000
Magsaysay National High School	1,286,000	371,000	1,657,000
Magtuod National High School	6,974,000	637,000	7,611,000	380,000
Mahayag National High School	17,790,000	1,440,000	19,230,000	741,000
Malamboon Integrated School	428,000	335,000	763,000
Malikongkong National High School	1,289,000	380,000	1,669,000
Manaong National High School		335,000	335,000
Mangani National High School		335,000	335,000
Mangas-As Integrated School		335,000	335,000
Mangmang and Canoy Integrated School	428,000	335,000	763,000
Mapula National High School	860,000	341,000	1,201,000	179,000
Marciano Amancio Integrated School	428,000	335,000	763,000
Marahan National High School	8,409,000	712,000	9,121,000	334,000
Marilog High School of Agriculture	6,267,000	606,000	6,873,000	224,000
Matina Biao National High School	2,142,000	434,000	2,576,000	160,000
Matina Pangi National High School	5,145,000	660,000	5,805,000
Mt. Apo National High School	857,000	348,000	1,205,000
Mudiang Integrated School	428,000	491,000	919,000
Namnam National High School	860,000	335,000	1,195,000
New Valencia Integrated School	857,000	359,000	1,216,000
Norberto G. Bacaro, Sr. National High School		352,000	352,000
Optaciano Hilay National High School	8,067,000	672,000	8,739,000	257,000
Pablo M. Piatos, Sr. Integrated School	1,286,000	426,000	1,712,000
Pamantawan Integrated School	857,000	335,000	1,192,000
Panaga National High School	6,113,000	673,000	6,786,000	259,000
Pangyan National High School	428,000	335,000	763,000
Panulawan Integrated School	428,000	335,000	763,000
Paquibato National High School	13,484,000	887,000	14,371,000	540,000
Paradise Embac National High School	7,516,000	716,000	8,232,000	363,000
Patag National High School	428,000	335,000	763,000
Pegalongan National High School		335,000	335,000
Pilar P. Rodriguez Integrated School	1,734,000	572,000	2,306,000
Porferio L. Antipala National High School		516,000	516,000	210,000

952	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Ruferto F. Capulong National High School	857,000	362,000	1,219,000
Salaysay National High School	2,590,000	494,000	3,084,000	283,000
Saloy National High School	4,898,000	446,000	5,344,000	172,000
San Isidro Integrated School	441,000	378,000	819,000
San Miguel Integrated School		822,000	822,000
San Pablo Integrated School	428,000	335,000	763,000
Simon A. Lada National High School		335,000	335,000
Soledad R. Duterte National High School	3,431,000	802,000	4,233,000	193,000
Sta. Maria Integrated School	857,000	335,000	1,192,000
Sto. Niño National High School	15,042,000	1,546,000	16,588,000	961,000
Sualon RPSB Integrated School	428,000	335,000	763,000
Suawan High School		765,000	765,000	361,000
Subasta National High School		335,000	335,000
Sumilop National High School	428,000	335,000	763,000
Sumimao National High School	2,176,000	403,000	2,579,000	172,000
Sumpitan Integrated School		335,000	335,000
Surayan Integrated School	428,000	335,000	763,000
Tacunan National High School	10,770,000	1,236,000	12,006,000	940,000
Taga-ibo National High School	431,000	335,000	766,000
Tambobong National High School	3,496,000	713,000	4,209,000	255,000
Tamugan National High School		335,000	335,000
Tapak National High School	857,000	383,000	1,240,000	157,000
Telesforo Singson National High School	7,269,000	698,000	7,967,000	369,000
Tibuloy National High School	1,714,000	335,000	2,049,000
Tugbok National High School	11,902,000	1,323,000	13,225,000	606,000
Tungkalan National High School	4,761,000	546,000	5,307,000	159,000
Ula National High School	2,571,000	505,000	3,076,000	191,000
Upian National High School	857,000	335,000	1,192,000
V. Bontilao, Sr. Integrated School	1,286,000	335,000	1,621,000	155,000
Vicenta C. Nograles National High School	11,282,000	1,545,000	12,827,000	703,000
Victor Bernal Integrated School	857,000	344,000	1,201,000
Waan National High School	5,608,000	609,000	6,217,000	216,000
Wangan National High School	9,171,000	962,000	10,133,000	201,000

Division of Davao Occidental	257,375,000	29,628,000	287,003,000	9,374,000

Division Office - Proper	6,464,000		6,464,000
Aldo Pagagao Integrated School	2,999,000	568,000	3,567,000
Antonio T. Doromal National High School	1,714,000	549,000	2,263,000
Balangonan National High School	9,304,000	739,000	10,043,000	330,000
Benjamin Velasco Bautista, Sr. National High School	10,860,000	902,000	11,762,000	583,000
Bolila National High School	2,256,000	431,000	2,687,000	278,000
Bolo Bolo Integrated School	857,000	461,000	1,318,000
Buca Integrated School		335,000	335,000
Buhangin National High School	857,000	335,000	1,192,000	156,000
Bukid Integrated School	1,286,000	404,000	1,690,000
Calian National High School	4,739,000	750,000	5,489,000
Clotildo Reyes Barrios, Sr. National High School	4,297,000	680,000	4,977,000
Corona A. Cabanilla National High School	1,775,000	411,000	2,186,000
Cristina Calnantoc Rosario National High School	1,714,000	382,000	2,096,000
David Lachica, Sr. National High School		335,000	335,000
Demolok Valley National High School	15,200,000	1,251,000	16,451,000	781,000
Don Marcelino National High School	20,501,000	1,530,000	22,031,000	743,000
Emeliano S. Fontanares, Sr. National High School	3,023,000	506,000	3,529,000	162,000
Ernesto Balindan Sumbo National High School	3,463,000	523,000	3,986,000
Ernesto Lopez National High School	3,091,000	455,000	3,546,000
Fishing Village Comprehensive National High School	22,321,000	1,173,000	23,494,000	403,000
Fulong Maliona M. San, Sr. National High School	12,067,000	1,014,000	13,081,000	718,000
Gaspar Danwata National High School	2,637,000	511,000	3,148,000
Harden Joyce Integrated School	2,571,000	567,000	3,138,000
John Martin Johnson National High School	15,915,000	1,157,000	17,072,000	486,000
Jose de Arce Memorial High School (Sangkokdatal National High School)	5,532,000	631,000	6,163,000	162,000
Kidaman Integrated School	857,000	335,000	1,192,000
Kinangan Integrated School	857,000	366,000	1,223,000
L. Payan Integrated School	857,000	335,000	1,192,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	953
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Lacaron National High School	2,184,000	512,000	2,696,000	218,000
Lawa National High School	18,088,000	1,585,000	19,673,000	1,304,000
Luisa Joyce Mallari National High School	6,913,000	784,000	7,697,000	188,000
Mahayahay National High School	1,384,000	366,000	1,750,000
Mangile National High School	5,572,000	685,000	6,257,000	314,000
Manuel Medel Integrated School		383,000	383,000
Mariano Anoy Sangay Integrated School	2,571,000	424,000	2,995,000
Martino Masiwel National High School	1,286,000	356,000	1,642,000
Patuko Integrated School	1,286,000	463,000	1,749,000
Pedro Mariscal National High School	4,984,000	775,000	5,759,000	347,000
Sta. Maria National High School	11,359,000	1,021,000	12,380,000	535,000
Sumaya Senon Integrated School	428,000	335,000	763,000
Tabayon National High School	4,713,000	610,000	5,323,000
Tamaing Tribal National High School	1,766,000	453,000	2,219,000
TFS of Tambelang Integrated School	1,286,000	335,000	1,621,000
Ticulon National High School	15,854,000	866,000	16,720,000	785,000
Tingolo Integrated School	918,000	335,000	1,253,000
Tomas Lim Alcordo, Sr. National High School	4,761,000	620,000	5,381,000	320,000
Tubalan Comprehensive National High School	14,008,000	1,084,000	15,092,000	561,000

Division of Davao Oriental	392,455,000	45,546,000	438,001,000	14,314,000

Division Office - Proper	9,433,000		9,433,000
Alegria Integrated School	1,286,000	382,000	1,668,000	155,000
Aliwagwag Integrated School	857,000	358,000	1,215,000
Bagumbayan Agro-Industrial High School	8,138,000	719,000	8,857,000	203,000
Bantay Integrated School	857,000	335,000	1,192,000
Baugo Integrated School	428,000	386,000	814,000
Binaton Integrated School	428,000	335,000	763,000
Binondo Integrated School	2,142,000	420,000	2,562,000
Bitaogan National High School	8,652,000	913,000	9,565,000	179,000
Boston National High School	22,033,000	1,717,000	23,750,000	913,000
Butay Integrated School	857,000	342,000	1,199,000	156,000
Caatijan National High School	3,431,000	565,000	3,996,000	159,000
Calapagan National High School	8,260,000	655,000	8,915,000	297,000
Concepcion Integrated School		335,000	335,000
Coog Integrated School	857,000	396,000	1,253,000
Corporacion National High School	1,286,000	361,000	1,647,000
Crispin E. Rojas National High School	19,435,000	1,519,000	20,954,000	936,000
Del Pilar National High School	5,778,000	598,000	6,376,000	222,000
Donguila-Pacres National High School	7,315,000	694,000	8,009,000	226,000
Don Mariano Marcos National High School	6,245,000	550,000	6,795,000	188,000
Dr. Beato C. Macayra National High School	15,185,000	1,265,000	16,450,000	612,000
Ernesto D. Violan National High School		335,000	335,000
Evaristo Moralizon National Vocational High School	24,901,000	1,764,000	26,665,000	899,000
Francisco E. Lahora, Sr. Integrated School		335,000	335,000
Jose Antop, Sr. San Isidro Integrated School	2,176,000	473,000	2,649,000	164,000
Jose Bitac Integrated School	428,000	335,000	763,000
Jose P. Laurel Integrated School		335,000	335,000
Lamiawan Integrated School	428,000	335,000	763,000
Lavigan National High School	6,695,000	719,000	7,414,000	309,000
Leandro G. Japos National High School	6,685,000	798,000	7,483,000	241,000
Limot Integrated School		382,000	382,000
Lucatan Integrated School	857,000	434,000	1,291,000
Mabasa Integrated School	428,000	335,000	763,000
Macangao Agricultural Vocational High School	9,160,000	677,000	9,837,000	179,000
Magdug National High School	857,000	368,000	1,225,000
Magsayap Integrated School	428,000	335,000	763,000
Manay National High School	22,784,000	1,780,000	24,564,000	1,015,000
Manuel S. Nasser, Sr. National High School	8,389,000	951,000	9,340,000	249,000
Maragatas Integrated School	428,000	335,000	763,000
Marayag National High School	7,733,000	693,000	8,426,000	280,000
Maylaya Integrated School	1,714,000	378,000	2,092,000	155,000
Mc Arthur S. Madani Integrated School	428,000	335,000	763,000
Modesto T. Veroy, Sr. Integrated School	857,000	335,000	1,192,000
Nangan National High School	18,884,000	1,546,000	20,430,000	843,000

954	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Old Macopa National High School	4,938,000	578,000	5,516,000	332,000
Oregon Integrated School	857,000	335,000	1,192,000
Our Lady of Guadalupe National High School	7,998,000	819,000	8,817,000	287,000
Paglusngan Integrated School	428,000	335,000	763,000
Pantuyan National High School	8,477,000	726,000	9,203,000	287,000
Paulina Gambong Abayon National High School	3,948,000	805,000	4,753,000	195,000
Potenciano A. Mabanding Integrated School	428,000	335,000	763,000
Pundaguitan National High School	7,095,000	733,000	7,828,000	353,000
Puntalinao National High School	6,730,000	750,000	7,480,000	247,000
San Antonio National High School	8,343,000	784,000	9,127,000	285,000
San Isidro Integrated School	857,000	420,000	1,277,000
San Lorenzo Integrated School	428,000	335,000	763,000
San Luis National High School	16,822,000	1,056,000	17,878,000	621,000
San Miguel Integrated School	3,428,000	335,000	3,763,000
San Pedro Integrated School	428,000	335,000	763,000
San Rafael Integrated School	857,000	335,000	1,192,000
Sangab National High School	8,784,000	804,000	9,588,000	334,000
Santiago National High School	6,664,000	594,000	7,258,000	221,000
Sigaboy Agricultural Vocational High School	17,947,000	1,566,000	19,513,000	805,000
Simulao Integrated School		335,000	335,000
Spur 2 Integrated School	428,000	335,000	763,000
Tagboa Agri-Vocational High School	2,273,000	500,000	2,773,000	168,000
Tagugpo National High School	7,566,000	664,000	8,230,000	226,000
Talisay National High School	1,286,000	392,000	1,678,000
Tamban National High School		380,000	380,000
Taocanga Integrated School	1,745,000	436,000	2,181,000
Tarragona National High School	29,236,000	1,718,000	30,954,000	964,000
Taytayan Integrated School	3,428,000	724,000	4,152,000	254,000
Tiombocan National High School	2,159,000	335,000	2,494,000	155,000
Tubaon National High School	1,714,000	589,000	2,303,000

Division of Davao de Oro	568,261,000	63,156,000	631,417,000	19,563,000

Division Office - Proper	13,702,000		13,702,000
Alimadmad Integrated School	1,714,000	522,000	2,236,000
Anagase Integrated School	866,000	335,000	1,201,000
Andap National High School	7,780,000	697,000	8,477,000	185,000
Anitapan National High School	10,558,000	768,000	11,326,000	228,000
Antequera Integrated School		335,000	335,000
Araibo National High School	3,170,000	527,000	3,697,000	159,000
Awao National High School	8,590,000	761,000	9,351,000	226,000
Babag National High School	10,725,000	958,000	11,683,000	276,000
Bagong Silang National High School	6,542,000	630,000	7,172,000	222,000
Bahi National High School	857,000	335,000	1,192,000
Bango National High School	7,174,000	710,000	7,884,000	276,000
Bantacan National High School	12,215,000	1,059,000	13,274,000	524,000
Basak Integrated School	1,714,000	433,000	2,147,000
Bayabas National High School	6,877,000	596,000	7,473,000	160,000
Belmonte Integrated School	857,000	335,000	1,192,000
Bongabong National High School	15,973,000	1,283,000	17,256,000	506,000
Bongkilaton Integrated School	857,000	335,000	1,192,000
Boringot National High School	4,754,000	626,000	5,380,000
Cabangkalan Integrated School	428,000	335,000	763,000
Cabidianan National High School	2,595,000	446,000	3,041,000
Cagan National High School	2,595,000	402,000	2,997,000
Camanlangan National High School	17,085,000	1,208,000	18,293,000	482,000
Camansi National High School	4,751,000	689,000	5,440,000	283,000
Canidkid Integrated School	1,286,000	426,000	1,712,000
Casoon National High School	3,586,000	565,000	4,151,000	232,000
Cogonon Integrated School	1,286,000	366,000	1,652,000
Concepcion Integrated School	428,000	335,000	763,000
Consuelo M. Valderrama National High School	7,662,000	765,000	8,427,000	312,000
Corazon C. Aquino National High School	3,876,000	508,000	4,384,000	255,000
Coronobe Integrated School	857,000	335,000	1,192,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	955
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Danggayon Integrated School	1,286,000	335,000	1,621,000
Datu Davao National High School	1,286,000	335,000	1,621,000	157,000
Depot Ancestral Domain National High School	2,159,000	401,000	2,560,000	157,000
Diosdado Macapagal National High School	4,757,000	495,000	5,252,000	158,000
Don Vicente Romualdez National High School	12,405,000	922,000	13,327,000	511,000
Elizalde National High School	17,088,000	1,452,000	18,540,000	920,000
Golden Valley National High School	5,182,000	681,000	5,863,000	243,000
Gumayan Integrated School	857,000	335,000	1,192,000
Kaligutan Integrated School	428,000	335,000	763,000
Kao National High School	5,455,000	733,000	6,188,000	261,000
Kapatagan National High School	19,533,000	1,477,000	21,010,000	918,000
Katipunan Integrated School	857,000	335,000	1,192,000
Kidawa National High School	7,546,000	668,000	8,214,000	299,000
Kilagding National High School	1,286,000	383,000	1,669,000
Langgawisan National High School	5,789,000	536,000	6,325,000	157,000
Lawaan National High School	4,326,000	522,000	4,848,000
Libaylibay National High School	6,546,000	655,000	7,201,000	208,000
Linda Integrated School		335,000	335,000
Longanapan Integrated School	428,000	335,000	763,000
Mabuhay National High School	6,065,000	604,000	6,669,000	382,000
Magangit Integrated School	1,286,000	335,000	1,621,000
Magcagong National High School	428,000	335,000	763,000
Magnaga National High School	23,461,000	1,861,000	25,322,000	1,112,000
Magsaysay National High School		468,000	468,000
Major Angel V. Fajardo National High School	857,000	335,000	1,192,000
Mangayon National High School	10,755,000	977,000	11,732,000	320,000
Mangloy National High School		335,000	335,000
Manurigao Integrated School	1,289,000	342,000	1,631,000
Maparat National High School	16,341,000	1,358,000	17,699,000	588,000
Mapawa National High School	15,475,000	1,067,000	16,542,000	345,000
Masara Integrated School	2,142,000	417,000	2,559,000
Mayaon National High School	7,496,000	777,000	8,273,000	312,000
Melale National High School	15,156,000	1,186,000	16,342,000	770,000
Montevista Stand-Alone Senior High School		619,000	619,000	228,000
Napnapan National High School	7,464,000	767,000	8,231,000	581,000
New Albay National High School	10,382,000	964,000	11,346,000	172,000
New Kapatagan National High School	2,602,000	455,000	3,057,000	252,000
New Leyte National High School	10,587,000	790,000	11,377,000	389,000
New Panay Integrated School	428,000	335,000	763,000
New Sibonga National High School	8,094,000	795,000	8,889,000	330,000
New Visayas National High School	428,000	335,000	763,000
Nuevo Iloco National High School	10,872,000	1,159,000	12,031,000	276,000
Olaycon Integrated School	5,194,000	594,000	5,788,000	159,000
Paloc National High School	7,752,000	691,000	8,443,000	156,000
Pamintaran Integrated School	857,000	335,000	1,192,000
Panansalan Integrated School	2,590,000	399,000	2,989,000
Pangi National High School	4,815,000	565,000	5,380,000	249,000
Panibasan National High School	6,072,000	672,000	6,744,000	218,000
Parasanon Integrated School	857,000	335,000	1,192,000
Pasian National High School	12,101,000	861,000	12,962,000	367,000
Pongpong Integrated School	857,000	335,000	1,192,000
Salvacion Integrated School		335,000	335,000
San Antonio National High School	7,293,000	686,000	7,979,000	312,000
San Isidro Integrated School, Monkayo	857,000	335,000	1,192,000
San Isidro Integrated School, Nabunturan	857,000	335,000	1,192,000
San Miguel National High School	11,486,000	977,000	12,463,000	345,000
San Vicente Integrated School	1,286,000	433,000	1,719,000
Saosao Integrated School		335,000	335,000
Siocon National High School	7,871,000	780,000	8,651,000	278,000
Tagugpo National High School	8,401,000	832,000	9,233,000	422,000
Tambongon National High School	22,216,000	1,693,000	23,909,000	940,000
Tan-Awan Integrated School	428,000	335,000	763,000
Tandawan Integrated School	2,142,000	335,000	2,477,000
Teresa National High School	1,714,000	372,000	2,086,000
Tigbao Integrated School	857,000	335,000	1,192,000

956	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tuboran National High School	7,900,000	813,000	8,713,000	181,000
Tubo-tubo National High School	8,016,000	929,000	8,945,000	473,000
Tupaz National High School	9,877,000	783,000	10,660,000	252,000
Ulip National High School	7,465,000	719,000	8,184,000	274,000
Union National High School	18,318,000	998,000	19,316,000	299,000
Union National High School - Mt. Diwata High School Annex		498,000	498,000	266,000

Division of Davao del Norte	335,357,000	37,993,000	373,350,000	15,210,000

Division Office - Proper	8,055,000		8,055,000
Alejal National High School	17,764,000	1,168,000	18,932,000	436,000
Alia National High School	1,286,000	466,000	1,752,000
Anibongan National High School	10,545,000	954,000	11,499,000	569,000
Balagunan National High School	11,328,000	929,000	12,257,000	515,000
Baltazar Nicor Valenzuela National High School		832,000	832,000	411,000
Basak Integrated School		335,000	335,000
Benigno Q. Martir National High School	3,023,000	506,000	3,529,000	276,000
Butay Integrated School	1,357,000	441,000	1,798,000	155,000
Cabadiangan Integrated School	1,289,000	412,000	1,701,000	160,000
Central Baugan Integrated School	857,000	335,000	1,192,000
Dagohoy National High School	4,890,000	479,000	5,369,000	157,000
Datu Balong National High School	11,874,000	893,000	12,767,000	332,000
Datu Jose A. Libayao Memorial National High School	9,141,000	771,000	9,912,000	272,000
Davao del Norte Regional Sports Academy	857,000	348,000	1,205,000	155,000
Doña Carmen Soriano National High School	12,645,000	1,021,000	13,666,000	422,000
Dugayan National High School	4,745,000	457,000	5,202,000	210,000
Dulyan Integrated School	428,000	335,000	763,000
Gupitan Integrated School	3,461,000	424,000	3,885,000	172,000
Igangon Integrated School	3,449,000	611,000	4,060,000	214,000
Kamansi Integrated School	431,000	335,000	766,000
Kapatagan Integrated School	3,160,000	451,000	3,611,000	158,000
Kinamayan Integrated School	7,068,000	887,000	7,955,000	529,000
La Libertad National High School	11,496,000	964,000	12,460,000	524,000
La Paz National High School	8,124,000	811,000	8,935,000	571,000
Langan Integrated School	1,289,000	335,000	1,624,000
Limbaan National High School	16,557,000	1,283,000	17,840,000	706,000
Linao National High School	9,023,000	1,079,000	10,102,000	453,000
Lumabag Integrated School	1,726,000	343,000	2,069,000
Luna National High School	11,757,000	904,000	12,661,000	326,000
Mabantao National High School	8,383,000	712,000	9,095,000	157,000
Mabuhay National High School	6,527,000	607,000	7,134,000	252,000
Macgum Integrated School	1,726,000	448,000	2,174,000	160,000
Magatos Integrated School	2,583,000	522,000	3,105,000	272,000
Maguintalunan Integrated School	857,000	335,000	1,192,000
Magwawa Integrated School	1,723,000	469,000	2,192,000	170,000
Mambago Integrated School	857,000	335,000	1,192,000
Mangguangan Integrated School	857,000	335,000	1,192,000	156,000
Mangkay Integrated School	857,000	335,000	1,192,000
Marsman National High School	6,461,000	580,000	7,041,000	314,000
Mesaoy National High School	10,720,000	970,000	11,690,000	422,000
Mesolong Integrated School	4,523,000	594,000	5,117,000	158,000
Naseco Integrated School	1,726,000	336,000	2,062,000	155,000
Nasilaban Integrated School	2,168,000	339,000	2,507,000
Natulinan National High School	857,000	335,000	1,192,000
New Casay Integrated School	857,000	389,000	1,246,000	155,000
Paiton Integrated School	2,587,000	371,000	2,958,000
Palma Gil Integrated School	866,000	335,000	1,201,000	155,000
Pamacaun Integrated School		335,000	335,000
Pinamuno National High School	3,108,000	590,000	3,698,000	230,000
Ramon S. Segundo, Sr. National High School	2,146,000	436,000	2,582,000	166,000
Rizal Integrated School	866,000	335,000	1,201,000	162,000
Salvacion National High School	15,080,000	1,167,000	16,247,000	668,000
Sampao Integrated School	5,182,000	647,000	5,829,000	276,000
Semong National High School	7,340,000	653,000	7,993,000	160,000
Sonlon National High School	14,175,000	1,062,000	15,237,000	571,000
Sta. Fe National High School	4,918,000	535,000	5,453,000	160,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	957
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Sua-on National High School	8,759,000	654,000	9,413,000	218,000
Tanglaw National High School	11,676,000	1,135,000	12,811,000	891,000
Tibucag Integrated School	1,364,000	362,000	1,726,000
Tubod National High School	18,883,000	1,376,000	20,259,000	793,000
Tulalian National High School	7,814,000	915,000	8,729,000	666,000
Upper Tagasan Integrated School	1,286,000	335,000	1,621,000

Division of Davao del Sur	216,483,000	22,948,000	239,431,000	6,353,000

Division Office - Proper	4,933,000		4,933,000
Bangkal National High School	13,833,000	1,205,000	15,038,000	513,000
Bato National High School	11,125,000	1,051,000	12,176,000	372,000
Bolton National High School	1,286,000	470,000	1,756,000
Don Amancio Bendigo, Sr. Integrated School		335,000	335,000
Felipe - Inocencia Deluao National High School	5,191,000	646,000	5,837,000	161,000
Kasuga National High School	3,213,000	571,000	3,784,000
Kimlawis National High School	3,109,000	462,000	3,571,000	155,000
Lapulabao National High School	4,294,000	719,000	5,013,000	268,000
Libertad National High School	4,548,000	521,000	5,069,000
Lower Bala National High School	12,053,000	1,262,000	13,315,000	405,000
Mabuhay National High School	7,784,000	849,000	8,633,000	413,000
Maibo National High School		336,000	336,000
Malinao National High School of Arts and Trade	5,158,000	661,000	5,819,000
Manual National High School		417,000	417,000
Manuel Francisco C. Ramos, Sr. National High School	12,319,000	883,000	13,202,000
Maria Cleta R. Delos Cientos National High School	7,094,000	759,000	7,853,000
Molopolo National High School	21,242,000	1,673,000	22,915,000	696,000
New Clarin National High School	8,126,000	787,000	8,913,000
New Katipunan National High School	5,555,000	584,000	6,139,000
Pedro A. Arches National High School	17,354,000	1,364,000	18,718,000	708,000
Perfecto O. Sagarino, Sr. National High School	3,467,000	503,000	3,970,000	157,000
Sacub National High School	8,440,000	941,000	9,381,000	475,000
Salud Cagas Technical & Vocational High School	5,868,000	915,000	6,783,000	365,000
San Isidro National High School	5,834,000	634,000	6,468,000
Sibulan National High School	7,057,000	618,000	7,675,000	254,000
Sinawilan National High School	15,248,000	1,407,000	16,655,000	467,000
Tacul Agricultural High School	15,840,000	1,354,000	17,194,000	630,000
Tudaya National High School	4,303,000	535,000	4,838,000	159,000
Zosimo S. Magdadaro National High School	2,209,000	486,000	2,695,000	155,000

Division of Digos City	51,837,000	6,588,000	58,425,000	4,368,000

Division Office - Proper	1,478,000		1,478,000
Balabag National High School	1,714,000	475,000	2,189,000
Dawis National High School	4,893,000	657,000	5,550,000
Goma National High School	3,011,000	492,000	3,503,000	157,000
Igpit National High School	4,297,000	980,000	5,277,000
Kapatagan National High School	19,174,000	1,609,000	20,783,000	971,000
Matti National High School	7,041,000	1,132,000	8,173,000	878,000
Ruparan National High School	7,658,000	655,000	8,313,000	187,000
Senior High School in Digos City				2,017,000
Soong National High School	2,571,000	588,000	3,159,000	158,000

Division of Island Garden City of Samal	126,287,000	15,336,000	141,623,000	5,744,000

Division Office - Proper	2,524,000		2,524,000
Anonang National High School	12,345,000	1,163,000	13,508,000	843,000
Balet National High School	6,486,000	688,000	7,174,000	172,000
Bandera National High School	4,384,000	705,000	5,089,000	218,000
Cogon National High School	11,821,000	1,192,000	13,013,000	369,000
Del Monte National High School	8,071,000	856,000	8,927,000	208,000
Diosdado Alorro, Sr. National High School	4,375,000	660,000	5,035,000	160,000
Don Esteban Dasalla National High School	5,960,000	677,000	6,637,000	157,000
Gamban Dadatan National High School	3,024,000	542,000	3,566,000	159,000
Kaputian National High School	11,632,000	1,114,000	12,746,000	345,000
Leonardo B. Canillo National High School	428,000	433,000	861,000
Libertad National High School	5,201,000	687,000	5,888,000	191,000

958	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Limao National High School	3,515,000	606,000	4,121,000	157,000
Matanos National High School	12,015,000	929,000	12,944,000	177,000
Maximo A. Arellano National High School		433,000	433,000	158,000
Remedios C. Ortiz National High School	857,000	423,000	1,280,000
San Antonio National High School	5,470,000	608,000	6,078,000	156,000
San Isidro Integrated School	3,103,000	640,000	3,743,000	206,000
San Jose National High School	3,112,000	600,000	3,712,000	160,000
Senior High School w/in Penaplata Central Elementary School				1,071,000
Sta. Cruz National High School	12,406,000	1,143,000	13,549,000	524,000
Tagbitan-ag National High School	6,443,000	728,000	7,171,000	158,000
Tagpopongan National High School	3,115,000	509,000	3,624,000	155,000

Division of Mati City	109,731,000	17,311,000	127,042,000	3,990,000

Division Office - Proper	2,522,000		2,522,000
Bobon National High School	10,942,000	1,321,000	12,263,000	305,000
Buso National High School	10,253,000	1,114,000	11,367,000	328,000
Cabuaya Integrated School	2,571,000	633,000	3,204,000
City of Mati National High School	4,310,000	1,280,000	5,590,000	444,000
Culian Integrated School	437,000	461,000	898,000	155,000
Davao Oriental Regional Science High School	12,506,000	3,203,000	15,709,000	424,000
Don Enrique Lopez National High School	5,655,000	839,000	6,494,000	297,000
Don Salvador Lopez National High School	10,900,000	1,144,000	12,044,000	228,000
Doña Rosa Garcia Rabat Memorial National High School	8,767,000	955,000	9,722,000
Lanca Integrated School	857,000	435,000	1,292,000
Lawigan National High School	7,065,000	952,000	8,017,000	289,000
Libudon National High School	10,911,000	1,095,000	12,006,000	312,000
Licop Integrated School	2,336,000	478,000	2,814,000	155,000
Luban Integrated School	1,714,000	470,000	2,184,000	160,000
Macambol National High School	4,624,000	791,000	5,415,000	239,000
Mayo National High School	7,192,000	997,000	8,189,000	316,000
Sanghay National High School		344,000	344,000	155,000
Taguibo Agricultural Vocational High School	6,169,000	799,000	6,968,000	183,000

Division of Panabo City	55,784,000	8,205,000	63,989,000	6,783,000

Division Office - Proper	1,565,000		1,565,000
Cagangohan National High School	6,458,000	1,254,000	7,712,000	155,000
Desiderio F. Dalisay, Sr. National High School	1,714,000	413,000	2,127,000
Kasilak National High School	1,714,000	418,000	2,132,000
Kauswagan National High School	9,926,000	906,000	10,832,000	378,000
Little Panay National High School	5,514,000	742,000	6,256,000	255,000
Lorenzo T. Concepcion Integrated School	428,000	335,000	763,000
Mabunao National High School	2,182,000	532,000	2,714,000	191,000
Malativas National High School	6,205,000	647,000	6,852,000	201,000
Manay National High School	10,774,000	981,000	11,755,000	498,000
Nanyo National High School		426,000	426,000
Panabo City Senior High School				4,632,000
Quezon National High School	1,773,000	807,000	2,580,000	261,000
Sindaton National High School	7,531,000	744,000	8,275,000	212,000

Division of Tagum City	29,164,000	3,569,000	32,733,000	2,682,000

Division Office - Proper	688,000		688,000
Busaon Integrated School	5,728,000	623,000	6,351,000	201,000
Canocotan National High School	7,061,000	865,000	7,926,000	581,000
Liboganon Integrated School	4,037,000	568,000	4,605,000	195,000
Magdum National High School	6,768,000	861,000	7,629,000	272,000
Pandapan Integrated School	4,882,000	652,000	5,534,000	183,000
Tagum City Regional Academy for Senior High School				1,250,000

Region XII - SOCCSKSARGEN	3,094,595,000	351,543,000	3,446,138,000	120,734,000

Division of Cotabato	1,054,914,000	110,497,000	1,165,411,000	30,440,000

Division Office - Proper	24,612,000		24,612,000
Agriculture National High School	12,813,000	967,000	13,780,000
Agriculture National High School - Baliki Annex		362,000	362,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	959
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Agustin M. Valdevieso, Sr. National High School (Matalam National High School - Brgy. Linao, Marva Annex)	9,581,000	904,000	10,485,000	195,000
Aleosan National High School	14,205,000	1,116,000	15,321,000	597,000
Aleosan National High School - Pagangan Annex	8,189,000	1,009,000	9,198,000	164,000
Alibayon High School	2,403,000	421,000	2,824,000	155,000
Antipas National High School - Malire Annex	445,000	388,000	833,000
Aringay National High School	9,384,000	1,034,000	10,418,000	442,000
Arizona National High School	6,586,000	602,000	7,188,000	263,000
B.A. Calamba National High School	10,274,000	684,000	10,958,000	307,000
Badiangon National High School (Greenfield National High School - Badiangon Annex)	5,602,000	442,000	6,044,000
Bagumbayan High School	3,230,000	414,000	3,644,000
Banayal National High School	8,784,000	742,000	9,526,000	326,000
Banayal National High School - Bacong Annex		436,000	436,000
Bangkal High School	857,000	335,000	1,192,000
Bannawag National High School	8,974,000	822,000	9,796,000	363,000
Barangiran High School		335,000	335,000
Barongis High School	4,026,000	494,000	4,520,000	158,000
Basak National High School	8,770,000	706,000	9,476,000	347,000
Bato High School		335,000	335,000
Bentangan High School	4,901,000	583,000	5,484,000	226,000
Bialong High School	2,152,000	452,000	2,604,000
Bienvenido Orteza National High School	1,756,000	380,000	2,136,000
Binoongan High School	3,044,000	445,000	3,489,000
Bongolanon High School	2,162,000	381,000	2,543,000	161,000
Buenavida National High School (New Israel National High School - Buenavida Annex)	4,217,000	425,000	4,642,000
Buhay High School	1,756,000	426,000	2,182,000
Bulakanon National High School	14,217,000	1,186,000	15,403,000	745,000
Cabilao High School	2,171,000	364,000	2,535,000
Calunasan National High School	6,797,000	509,000	7,306,000
Camutan National High School	4,525,000	484,000	5,009,000
Carmen National High School - Liliongan Annex	6,172,000	831,000	7,003,000	343,000
Carmen National High School - Ranzo Annex	5,338,000	670,000	6,008,000	292,000
Carmen National High School - Tonganon Annex	2,196,000	460,000	2,656,000
Carugmanan National High School		404,000	404,000
Cawilihan High School	882,000	345,000	1,227,000
Central Panatan Integrated School		335,000	335,000
Cesar C. Cabaya, Sr. High School	3,011,000	404,000	3,415,000
Dado National High School	17,570,000	1,497,000	19,067,000	968,000
Dalapitan National High School	14,132,000	991,000	15,123,000	436,000
Dallag National High School (Greenfield National High School - Dallag Annex)	6,259,000	589,000	6,848,000	158,000
Datu Ambel High School	1,781,000	434,000	2,215,000
Datu Bitol Mangansakan Memorial High School	8,382,000	804,000	9,186,000
Datu Dalandag National High School (Pikit National High School - Datu Dalandag Memorial Annex)	7,585,000	642,000	8,227,000	208,000
Datu Guiabo High School	1,730,000	422,000	2,152,000
Datu Guiambangan National High School		335,000	335,000
Datu Ladayon High School	3,114,000	380,000	3,494,000
Datu Mambiling Ansabo High School		335,000	335,000
Datu Mantangkil High School	1,298,000	335,000	1,633,000
Datu Sundungan High School		335,000	335,000
Dimakanit National High School	3,811,000	489,000	4,300,000
Don Antonio Jayme Memorial National High School	9,828,000	722,000	10,550,000	498,000
Don Panaca High School	428,000	335,000	763,000
Dualing National High School	15,166,000	1,125,000	16,291,000	758,000
Dungoan High School	1,286,000	379,000	1,665,000
Elpidio Singco High School	4,097,000	428,000	4,525,000
Ernesto Agustin Reyes High School	11,320,000	1,103,000	12,423,000	460,000
Estado High School		335,000	335,000
F. A. Andolana Memorial High School (Greenfield National High School - Sto. Niño Annex)	6,229,000	488,000	6,717,000	168,000
Ganatan High School	437,000	409,000	846,000
Garsika National High School	1,717,000	348,000	2,065,000

960	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Gastav High School		415,000	415,000
Generoso A. Reovoca, Sr. High School	1,298,000	343,000	1,641,000
Greenhill High School	3,188,000	457,000	3,645,000
Guiling High School	1,298,000	362,000	1,660,000
Idaoman High School	437,000	357,000	794,000
Ilian High School		335,000	335,000
Ilustre National High School (President Roxas National High School - Ilustre Annex)	6,288,000	689,000	6,977,000	188,000
Imamaling High School	1,717,000	342,000	2,059,000	156,000
Inac High School	2,599,000	384,000	2,983,000
Indangan National High School	5,929,000	555,000	6,484,000
James Q. Llaban, Sr. High School	1,730,000	366,000	2,096,000
Jose Rizal National High School	8,549,000	692,000	9,241,000	338,000
Juan Dillo Memorial High School	2,625,000	413,000	3,038,000
Kabacan National High School - Doña Josefa Malamote Annex	4,496,000	464,000	4,960,000	158,000
Kabacan National High School - Upper Paatan Annex	3,823,000	416,000	4,239,000
Kabalantian National High School (Greenfield National High School - Kabalantian Annex)	8,242,000	703,000	8,945,000	345,000
Kabulacan National High School	5,985,000	613,000	6,598,000
Kalakacan High School		335,000	335,000
Kamarahan National High School	7,010,000	580,000	7,590,000
Kamasi National High School	4,036,000	386,000	4,422,000
Katalicanan High School	1,388,000	570,000	1,958,000	345,000
Katipunan National High School (Greenfield National High School - Katipunan Annex)	7,968,000	759,000	8,727,000	604,000
Kiaring High School	5,766,000	673,000	6,439,000
Kibia National High School	8,684,000	810,000	9,494,000	323,000
Kibudtungan National High School	15,851,000	1,152,000	17,003,000	595,000
Kisandal High School		335,000	335,000
Kisante National High School - Batasan Annex	437,000	432,000	869,000	255,000
Kisupaan High School		335,000	335,000
Kitub-bao National High School	18,937,000	1,568,000	20,505,000	966,000
Kitubod High School	5,786,000	627,000	6,413,000	162,000
Kulaman Valley High School		335,000	335,000
Ladtingan National High School	6,612,000	827,000	7,439,000
La Esperanza Integrated School		335,000	335,000
Lampayan National High School	7,675,000	703,000	8,378,000	157,000
Lanao-Kuran National Vocational and Technical High School	3,233,000	420,000	3,653,000	158,000
Langayen-ZT Hamid High School		363,000	363,000
Latagan High School		335,000	335,000
Leonardo Romero, Sr. High School	903,000	409,000	1,312,000	155,000
Lepaga High School	4,796,000	586,000	5,382,000
Libertad National High School		335,000	335,000
Lika National High School - Katipunan Annex	1,360,000	357,000	1,717,000
Lomonay Integrated School	428,000	335,000	763,000
Luayon National High School (New Israel National High School - Luayon Annex)	4,509,000	472,000	4,981,000
Lumayong High School (Kabacan National High School - Lumayong Annex)	11,824,000	845,000	12,669,000	392,000
Luz Village High School	2,171,000	394,000	2,565,000
Magpet National High School - Balite Annex	4,567,000	440,000	5,007,000	155,000
Magpet National High School - Mahongkog Annex	4,487,000	434,000	4,921,000	158,000
Makalangot Integrated School	3,601,000	449,000	4,050,000
Malabuan National High School (Bulakanon National High School - Malabuan Annex)	9,693,000	809,000	10,502,000	451,000
Malamote National High School (Kimagango National High School - Malamote Annex)	5,701,000	562,000	6,263,000
Malapag National High School	20,650,000	1,405,000	22,055,000	610,000
Malapang High School	1,295,000	335,000	1,630,000
Malasila National Vocational and Technical High School	12,194,000	1,025,000	13,219,000	621,000
Malatab National High School	5,660,000	676,000	6,336,000	214,000
Malibatuan National High School	8,957,000	687,000	9,644,000	272,000
Malinao National High School	28,630,000	2,084,000	30,714,000	838,000
Malugasa Integrated School		335,000	335,000
Malungon High School	4,106,000	378,000	4,484,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	961
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Manglicmot High School	6,301,000	571,000	6,872,000	155,000
Manili High School		335,000	335,000
Manobisa High School	2,590,000	496,000	3,086,000	160,000
Manobo National High School	8,995,000	844,000	9,839,000	177,000
Manuangan National High School	9,000,000	584,000	9,584,000	159,000
Manumba National High School (Magpet National High School - Tagbak Annex)	6,298,000	567,000	6,865,000	175,000
Marbel National High School	7,342,000	622,000	7,964,000
Marciano Dahan High School	7,925,000	811,000	8,736,000	453,000
Mariano Untal National High School (Bagontapay National High School)	17,953,000	1,540,000	19,493,000	1,101,000
Matalam National High School Brgy. Linao - Alimodian Annex	9,861,000	721,000	10,582,000	199,000
Mayor Gil Manalo High School (Kabacan National High School - Katidtuan Annex)	7,151,000	686,000	7,837,000
Meocan High School	8,499,000	692,000	9,191,000	316,000
Minapan High School	8,269,000	818,000	9,087,000	418,000
Napalico National Vocational High School	3,643,000	456,000	4,099,000
New Caridad National Vocational and Technical High School	3,595,000	421,000	4,016,000
New Cebu National High School	9,796,000	693,000	10,489,000	247,000
New Israel National High School	8,341,000	518,000	8,859,000	157,000
New Leon High School	1,311,000	429,000	1,740,000
New Rizal National High School (Tawantawan National High School)	9,796,000	825,000	10,621,000	312,000
Nicaan National High School	21,864,000	1,415,000	23,279,000	812,000
Nueva Vida National High School	17,266,000	1,050,000	18,316,000	791,000
Osias High School	3,596,000	535,000	4,131,000
Padura-Espabo High School	8,804,000	776,000	9,580,000	263,000
Palacat High School	857,000	346,000	1,203,000
Patindeguen National High School	8,215,000	776,000	8,991,000	160,000
Pentil High School	3,501,000	516,000	4,017,000
Pigcawaran National High School	7,808,000	597,000	8,405,000	199,000
Pigcawayan National High School - New Culasi Annex		335,000	335,000
Pinamulaan National High School		374,000	374,000
Presbitero National High School	23,760,000	1,686,000	25,446,000	940,000
President Roxas National High School - Datu Inda Annex	1,311,000	438,000	1,749,000
Rajah Sumunsang High School	428,000	335,000	763,000
Rangayen High School	5,387,000	503,000	5,890,000	155,000
Raradangan Integrated School		335,000	335,000
Ricardo L. Ipong National High School (Kisante National High School - Old Bulatukan Annex)	10,673,000	830,000	11,503,000	389,000
Sagkungan Integrated School	428,000	335,000	763,000
Saguing National High School	4,870,000	573,000	5,443,000
Salama National High School	5,958,000	721,000	6,679,000	199,000
Salat High School		335,000	335,000
Sallab High School	3,458,000	442,000	3,900,000
Salunayan National High School	19,331,000	1,410,000	20,741,000	727,000
Salvacion High School	1,714,000	335,000	2,049,000
San Miguel Integrated School		335,000	335,000
Sarayan National High School	11,508,000	774,000	12,282,000	221,000
Sibsib National High School	14,728,000	1,245,000	15,973,000	542,000
Silik National High School	20,554,000	1,442,000	21,996,000	1,179,000
Simeon Panganiban National High School	2,596,000	459,000	3,055,000
Sta. Maria High School	5,374,000	565,000	5,939,000
Sto. Niño High School		335,000	335,000
Taguranao High School	5,002,000	549,000	5,551,000
Takepan National High School	22,842,000	1,508,000	24,350,000	721,000
Takepan National High School - Sultan Memorial Annex	10,035,000	883,000	10,918,000	336,000
Tambad High School	3,461,000	497,000	3,958,000
Tamped High School		335,000	335,000
Temporan National High School (Magpet National High School - Temporan Annex)	4,094,000	399,000	4,493,000	155,000
Timuey Anguang B. Campong Integrated School	1,714,000	340,000	2,054,000
Tomado High School	5,265,000	617,000	5,882,000
Tuael National High School	6,526,000	554,000	7,080,000
Tubak National High School	17,210,000	991,000	18,201,000	473,000

962	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tukuran T. Kendenga High School	2,596,000	335,000	2,931,000
Upper Mingading High School	860,000	387,000	1,247,000
Victor S. Manlinoc High School	2,162,000	401,000	2,563,000
Villarica National High School	19,854,000	1,440,000	21,294,000	795,000
Yanson High School	5,317,000	449,000	5,766,000

Division of General Santos City	268,335,000	25,726,000	294,061,000	13,558,000

Division Office - Proper	5,507,000		5,507,000
Alagao National High School of General Santos City		335,000	335,000
Antonino G. Busano, Sr. High School (Conel National High School)	26,327,000	1,747,000	28,074,000	905,000
Baluan National High School	3,976,000	897,000	4,873,000	459,000
Bawing High School	20,984,000	1,733,000	22,717,000	959,000
Buayan National High School	27,110,000	1,465,000	28,575,000	353,000
Buscano High School (A.G. Buscano, Sr. High School Annex)	445,000	506,000	951,000	160,000
Calumpang High School		428,000	428,000
Dadiangas North High School	25,226,000	2,450,000	27,676,000	905,000
Datu Andiam Manza National High School	14,652,000	1,342,000	15,994,000	679,000
Datu B. Balunto National High School	1,384,000	727,000	2,111,000	343,000
Engracia L. Valdomar National High School	20,952,000	1,586,000	22,538,000	712,000
General Santos City High School - Banisil Annex	33,073,000	2,627,000	35,700,000	1,389,000
General Santos City High School - Lanton Annex	4,234,000	1,453,000	5,687,000	2,153,000
General Santos City SPED Integrated School	49,599,000	3,905,000	53,504,000	2,514,000
Johnny Ang National High School	22,818,000	1,817,000	24,635,000	915,000
Labangal National High School - Ligaya Annex	2,180,000	558,000	2,738,000	241,000
Labangal National High School - Pao-Pao High School Annex	1,332,000	458,000	1,790,000	161,000
Lagao National High School Annex	1,325,000	594,000	1,919,000	270,000
Samboang - Ngilay High School	5,825,000	613,000	6,438,000	214,000
Upper Labay National High School	1,386,000	485,000	1,871,000	226,000

Division of Kidapawan City	127,915,000	15,115,000	143,030,000	5,447,000

Division Office - Proper	2,766,000		2,766,000
Amas National High School - Patadon Annex	4,993,000	636,000	5,629,000	263,000
Binoligan Integrated School	3,776,000	497,000	4,273,000	164,000
Datu Igwas IP Integrated School	1,843,000	375,000	2,218,000
Gayola National High School (Amas National High School - Gayola National High School Annex)	4,942,000	570,000	5,512,000	159,000
Juan L. Gantuangco School of Arts & Trades	8,443,000	1,024,000	9,467,000	658,000
Juan P. Jalipa Memorial High School	8,681,000	937,000	9,618,000	374,000
Kalaisan National High School	9,110,000	992,000	10,102,000	434,000
Lake Agco Integrated School	4,174,000	495,000	4,669,000
Lanao National High School	3,015,000	605,000	3,620,000	158,000
Linagkob National High School	5,905,000	708,000	6,613,000	257,000
Macebolig Integrated School	4,081,000	511,000	4,592,000	157,000
Manongol National High School	9,604,000	1,022,000	10,626,000	650,000
Marbel National High School		335,000	335,000
Marciano Mancera Integrated School	7,409,000	797,000	8,206,000	157,000
Mt. Apo National High School	6,528,000	638,000	7,166,000	160,000
Mua-an Integrated School	4,173,000	527,000	4,700,000
Nuangan Integrated School	4,453,000	472,000	4,925,000
Onica National High School	3,731,000	476,000	4,207,000	157,000
Perez Integrated School, Kidapawan	5,602,000	592,000	6,194,000	179,000
Puasinda Integrated School	4,132,000	532,000	4,664,000
Saniel Cruz National High School	10,183,000	1,115,000	11,298,000	1,101,000
Singao Integrated School	4,094,000	565,000	4,659,000	156,000
Spottswood National High School	6,277,000	694,000	6,971,000	263,000

Division of Koronadal City	23,930,000	3,869,000	27,799,000	1,978,000

Division Office - Proper	650,000		650,000
Concepcion National High School	17,726,000	1,511,000	19,237,000	899,000
Esperanza National High School - Annex, San Jose Campus		998,000	998,000	643,000
Governor Sergio B. Morales National High School		506,000	506,000
Rotonda National High School	5,554,000	854,000	6,408,000	436,000

Division of Sarangani	593,241,000	62,258,000	655,499,000	19,403,000

Division Office - Proper	13,626,000		13,626,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	963
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Alabel Integrated School	12,471,000	1,117,000	13,588,000	562,000
Alegria National High School	15,421,000	957,000	16,378,000	602,000
Amado M. Quirit, Sr. National High School	2,180,000	524,000	2,704,000	268,000
Anecito Bartulaba Integrated School	3,037,000	426,000	3,463,000	155,000
Baliton National High School	11,516,000	880,000	12,396,000	257,000
Banata National High School - Malungon Gamay National High School Annex	8,875,000	650,000	9,525,000	208,000
Bangkal Integrated School	873,000	335,000	1,208,000
Banlas Integrated School	1,286,000	335,000	1,621,000
Banlibato Integrated School	3,642,000	400,000	4,042,000	156,000
Batotoling Integrated School	1,717,000	335,000	2,052,000	159,000
Batulaki High School	4,509,000	443,000	4,952,000	160,000
Biangan Integrated School	2,596,000	447,000	3,043,000	160,000
B’laan Integrated School	4,058,000	420,000	4,478,000
Blat Integrated School	3,461,000	336,000	3,797,000	157,000
Bongo Integrated School	3,028,000	340,000	3,368,000	155,000
Cabales Enarbia, Sr. Integrated School	10,538,000	946,000	11,484,000	307,000
Cablalan Integrated School	4,444,000	520,000	4,964,000	160,000
Calonkambing Integrated School		335,000	335,000
Colon National High School - Aniceto Lopez Annex	15,586,000	1,190,000	16,776,000	562,000
Columbio Integrated School	857,000	335,000	1,192,000
Consolacion Integrated School	3,610,000	414,000	4,024,000	157,000
Daan Suyan High School	8,084,000	692,000	8,776,000	218,000
Dakok Tamulon Integrated School	1,726,000	393,000	2,119,000
Dalamuan Integrated School	3,888,000	380,000	4,268,000
Danao Integrated School	3,143,000	385,000	3,528,000
Datal Anggas Integrated School	4,466,000	672,000	5,138,000	166,000
Datal Basak Indigenous People School	1,295,000	335,000	1,630,000
Datal Bila Integrated School	3,582,000	370,000	3,952,000
Datalbatong Integrated School	5,930,000	482,000	6,412,000	159,000
Datu Abdulbali Integrated School	2,660,000	456,000	3,116,000
Datu Molod Integrated School	7,623,000	640,000	8,263,000	266,000
Datu Pangolima Integrated School	8,958,000	872,000	9,830,000	345,000
Domnar-Lopez-Copada IP Integrated School	1,286,000	335,000	1,621,000
Domolok Integrated School	4,001,000	451,000	4,452,000	159,000
E. Alegado Integrated School	5,365,000	518,000	5,883,000	157,000
Edro Malayo Integrated School	428,000	335,000	763,000
Edsa Integrated School	857,000	335,000	1,192,000
Elena M. Mapaña National High School	1,286,000	340,000	1,626,000
Falel Kesbung Integrated School	2,587,000	335,000	2,922,000
Francisco A. Cagang Integrated School	3,040,000	384,000	3,424,000
Glan Central Integrated SPED Center	2,247,000	436,000	2,683,000
Glan Padidu National High School - San Vicente Annex	7,271,000	646,000	7,917,000	237,000
Green Valley Integrated School	860,000	335,000	1,195,000
Gulo Integrated School	1,286,000	349,000	1,635,000
Hadji Musa Integrated School	6,251,000	575,000	6,826,000	255,000
Happy Valley Integrated School	2,595,000	402,000	2,997,000	157,000
James Alfred Strong Integrated School	1,726,000	409,000	2,135,000	155,000
JBT Caing, Sr. Integrated School	14,644,000	1,175,000	15,819,000	465,000
Jose Ah Young Integrated School	1,748,000	350,000	2,098,000	156,000
JP Laurel Integrated School	2,282,000	381,000	2,663,000	193,000
Kablacan Integrated School	8,714,000	662,000	9,376,000	203,000
Kaltuad Integrated School	857,000	335,000	1,192,000
Kawas National High School	8,859,000	779,000	9,638,000	336,000
Kawayan Integrated School	1,353,000	335,000	1,688,000
Kiahe Integrated School	5,683,000	574,000	6,257,000	160,000
Kiamba National High School	32,584,000	2,553,000	35,137,000	1,572,000
Kibac Integrated School	1,730,000	335,000	2,065,000	155,000
Kinabalan Integrated School	3,901,000	419,000	4,320,000	155,000
Kisoy National High School		335,000	335,000
Kyumad Integrated School	5,010,000	536,000	5,546,000	162,000
Laginan Integrated School	4,323,000	426,000	4,749,000	172,000
Lamlabong Integrated School	2,623,000	339,000	2,962,000	155,000
Lamlifew Integrated School	4,444,000	416,000	4,860,000
Lanao Kapanglao Integrated School	428,000	335,000	763,000

964	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Langkuas Integrated School	1,295,000	335,000	1,630,000
Lebe Integrated School	1,298,000	364,000	1,662,000	156,000
Leopoldo P. Dacera Integrated School	5,466,000	440,000	5,906,000	158,000
Libi Integrated School	3,982,000	488,000	4,470,000
Luis Casiple, Sr. Integrated School	2,660,000	376,000	3,036,000
Lumigo High School	6,148,000	508,000	6,656,000	179,000
Lutay Integrated School	4,513,000	450,000	4,963,000	166,000
Maguling National High School	16,375,000	1,279,000	17,654,000	633,000
Malabod Integrated School	2,196,000	413,000	2,609,000	157,000
Malalag National High School - Upo Annex	3,978,000	550,000	4,528,000	185,000
Malalag-Cogon National High School	13,644,000	930,000	14,574,000	490,000
Malandang National High School - Kiblat National High School Annex	5,848,000	703,000	6,551,000	172,000
Malandang National High School - Tamban Annex	11,229,000	846,000	12,075,000	511,000
Malapatan National High School - Kinam Annex	2,253,000	546,000	2,799,000	216,000
Malungon National High School	19,745,000	1,156,000	20,901,000	961,000
Malungon National High School - San Roque Annex	5,772,000	637,000	6,409,000	268,000
Malungon National High School - Upper Mainit Annex	10,237,000	752,000	10,989,000	361,000
Mangelen Integrated School	9,065,000	700,000	9,765,000	467,000
Matingao Integrated School	428,000	335,000	763,000
Miasong Integrated School	5,643,000	508,000	6,151,000	157,000
Millona Upper Suyan Integrated School	4,323,000	522,000	4,845,000	157,000
New Canaan Integrated School	6,590,000	643,000	7,233,000	224,000
Nian Integrated School	3,018,000	412,000	3,430,000	172,000
Nomoh Integrated School	5,901,000	476,000	6,377,000	156,000
Pag-asa Integrated School	4,958,000	541,000	5,499,000	160,000
Pait Integrated School	2,220,000	384,000	2,604,000
Panambalan Integrated School	1,295,000	335,000	1,630,000
Panamin Integrated School	2,162,000	379,000	2,541,000
Paraiso Integrated School	2,162,000	375,000	2,537,000	159,000
Perrett Central Integrated School	1,305,000	335,000	1,640,000
PH Millona Integrated School	7,673,000	625,000	8,298,000	289,000
Pongoleel Integrated School	3,152,000	380,000	3,532,000
Prudencio Mariano, Sr. Integrated School	2,146,000	352,000	2,498,000
Pula-Tana Integrated School	1,761,000	335,000	2,096,000
Rogaya Bajunaid Integrated School	6,472,000	549,000	7,021,000	214,000
Roque Adarna Integrated School	6,279,000	598,000	6,877,000	160,000
Salakit National High School	6,846,000	648,000	7,494,000	159,000
Salimama Integrated School	1,298,000	338,000	1,636,000
San Juan Integrated School	3,569,000	438,000	4,007,000
San Miguel Integrated School	1,295,000	335,000	1,630,000
Sarangani National Sports Academy	437,000	335,000	772,000
Segafu Esgapo Integrated School	1,286,000	335,000	1,621,000
Sofan Integrated School	2,185,000	350,000	2,535,000
Spring Integrated School	3,918,000	544,000	4,462,000	228,000
Tagaytay Integrated School	3,977,000	354,000	4,331,000	157,000
Talus National High School	8,503,000	639,000	9,142,000	303,000
Tampos Integrated School	4,428,000	413,000	4,841,000	155,000
Tandawanan Integrated School	860,000	335,000	1,195,000
Tangali Integrated School	4,090,000	351,000	4,441,000
Tangan Integrated School	4,585,000	451,000	5,036,000	159,000
Tokawal National High School	9,343,000	727,000	10,070,000	272,000
Tonga Lim Siao, Sr. Integrated School	7,845,000	620,000	8,465,000	243,000
Tuyan Integrated School	3,974,000	509,000	4,483,000
Upper Lumabat Integrated School	6,199,000	528,000	6,727,000	263,000
Wali Integrated School	6,456,000	619,000	7,075,000	193,000

Division of South Cotabato	605,661,000	77,864,000	683,525,000	32,624,000

Division Office - Proper	14,239,000		14,239,000
Acmonan Integrated School	431,000	335,000	766,000
Aflek National High School - Edward’s National High School Annex	866,000	500,000	1,366,000	197,000
Banga National High School - Lamba Campus	3,222,000	781,000	4,003,000	643,000
Banga National High School - Punong Grande Campus	4,118,000	622,000	4,740,000	239,000
Basag Integrated School		335,000	335,000
Basag National High School	873,000	716,000	1,589,000	285,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	965
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Bengue Integrated School	857,000	335,000	1,192,000
Benigno S. Aquino Integrated School	431,000	335,000	766,000
Bentung Sulit National High School - Glamang Annex	957,000	938,000	1,895,000	625,000
Bianan Integrated School	431,000	361,000	792,000
Blit Integrated School		335,000	335,000
Bonifacio R. Tagaban, Sr. Integrated School	1,298,000	404,000	1,702,000	157,000
Bucay Pait National High School	9,384,000	1,024,000	10,408,000	374,000
Cebuano National High School	18,475,000	1,330,000	19,805,000	834,000
Centrala National High School	10,944,000	848,000	11,792,000	323,000
Cinco Integrated School		335,000	335,000
Colongulo National High School	5,995,000	808,000	6,803,000	384,000
Datal Biao Integrated School	431,000	402,000	833,000
Datal Bila Integrated School	428,000	335,000	763,000
Datal Tablo Integrated School	857,000	335,000	1,192,000
Demamis Integrated School	860,000	440,000	1,300,000
Denlag Integrated School	1,286,000	416,000	1,702,000
Diata Integrated School		335,000	335,000
Diente Integrated School		335,000	335,000
Dumadalig Integrated School	4,024,000	683,000	4,707,000
E. Asion Integrated School	428,000	335,000	763,000
Edwards National High School	17,197,000	1,208,000	18,405,000	652,000
El Nonok Integrated School	7,726,000	578,000	8,304,000	210,000
Emeliano P. Bacquial National High School - Tupi NHS Annex	984,000	689,000	1,673,000	569,000
Faviola Villa-Gasis National High School - San Miguel National High School Annex		477,000	477,000	222,000
Godwino Integrated School	2,738,000	461,000	3,199,000	185,000
Guinsangan National High School	6,297,000	666,000	6,963,000	164,000
Haliland Integrated School		335,000	335,000
Jose Natividad, Jr. Integrated School	428,000	335,000	763,000
Juan-Loreto Tamayo Integrated School		335,000	335,000
Kalyong Integrated School	857,000	397,000	1,254,000
Katipunan National High School	7,669,000	632,000	8,301,000	158,000
Kesegmung Integrated School	1,357,000	335,000	1,692,000
Klinan Integrated School	1,286,000	468,000	1,754,000
Kusan National High School	2,216,000	528,000	2,744,000	254,000
Laconon Integrated School	15,718,000	1,441,000	17,159,000	656,000
Lake Sebu National High School	29,901,000	2,177,000	32,078,000	2,319,000
Lake Sebu National High School - Kibang Campus	4,384,000	670,000	5,054,000	276,000
Lake Sebu National High School - Proper Ned Campus	1,289,000	607,000	1,896,000	309,000
Lake Soluton Integrated School	11,845,000	1,016,000	12,861,000
Lambangan Integrated School		431,000	431,000
Lambontong National High School	3,725,000	634,000	4,359,000	230,000
Lambukay Integrated School	866,000	418,000	1,284,000
Lamcade Integrated School	1,286,000	372,000	1,658,000
Lamcaliaf Integrated School		335,000	335,000
Lamhako Integrated School	3,227,000	496,000	3,723,000	160,000
Lampari National High School	2,159,000	506,000	2,665,000	270,000
Lamsalome Integrated School	4,014,000	447,000	4,461,000
Lamsugod National High School	6,666,000	773,000	7,439,000	424,000
Laureano Escovidal Integrated School	1,815,000	423,000	2,238,000
Liberty National High School (Tampakan National High School - Liberty Annex)	9,457,000	920,000	10,377,000	330,000
LR Morandante Integrated School	857,000	335,000	1,192,000
Lubol Integrated School	2,687,000	393,000	3,080,000	159,000
Lumakil Integrated School	857,000	450,000	1,307,000	159,000
Lunen Integrated School	428,000	340,000	768,000
Lusok Integrated School	3,524,000	419,000	3,943,000	155,000
Maan National High School	2,204,000	507,000	2,711,000	232,000
Malaya National High School - Banga National High School Annex	4,897,000	766,000	5,663,000	459,000
Mangilala Integrated School	3,086,000	424,000	3,510,000
Naci Integrated School	3,972,000	636,000	4,608,000	226,000
Ned National High School	7,093,000	586,000	7,679,000	206,000
New Dumangas National High School	12,404,000	986,000	13,390,000	424,000
New Lambunao Integrated School	4,602,000	722,000	5,324,000	332,000
New Tupi Integrated School	857,000	367,000	1,224,000	156,000

966	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Odos Angkoy Integrated School	1,714,000	458,000	2,172,000
Palakasam Integrated School	857,000	407,000	1,264,000	155,000
Palo 19 National High School	441,000	389,000	830,000
Panay National High School	11,449,000	1,157,000	12,606,000	372,000
Poblacion Polomolok National High School	57,183,000	3,647,000	60,830,000	2,680,000
Poblacion Polomolok National High School - Pablo Valencia Annex	7,072,000	991,000	8,063,000	592,000
Polo Integrated School	857,000	398,000	1,255,000
Polomolok Creek Integrated School	2,571,000	515,000	3,086,000	188,000
Polonuling National High School	27,927,000	1,486,000	29,413,000	732,000
Polonuling National High School - Kablon Campus	1,786,000	785,000	2,571,000	345,000
Polonuling National High School - Miasong Campus	1,295,000	654,000	1,949,000	322,000
Polonuling National High School - Simbo Campus	1,377,000	572,000	1,949,000	436,000
Pulo Subong Integrated School	3,024,000	476,000	3,500,000	158,000
Rang-ay Integrated School	6,747,000	670,000	7,417,000	451,000
Rizal (Bo. 3) National High School	431,000	545,000	976,000	297,000
Salacafe Integrated School	1,714,000	584,000	2,298,000
San Jose National High School	13,172,000	1,033,000	14,205,000	933,000
San Jose National High School - Lapuz National High School Annex	3,393,000	653,000	4,046,000	161,000
San Miguel National High School	16,497,000	1,260,000	17,757,000	595,000
San Vicente National High School	1,353,000	836,000	2,189,000	561,000
Sergio L. Legayda National High School	1,384,000	728,000	2,112,000	394,000
Silway 7 Integrated School	428,000	335,000	763,000
Silway 8 National High School	30,876,000	2,382,000	33,258,000	1,858,000
Simsiman Integrated School	428,000	440,000	868,000	155,000
Surallah National High School	18,696,000	1,169,000	19,865,000	774,000
Tablu National High School - Tampakan National High School Annex	2,246,000	488,000	2,734,000	160,000
Tacub Integrated School	3,109,000	391,000	3,500,000
Talahik Integrated School	857,000	405,000	1,262,000	155,000
Talisay Integrated School	11,503,000	920,000	12,423,000	407,000
Talufo Integrated School	3,657,000	589,000	4,246,000	158,000
Tampakan National High School	40,000,000	2,636,000	42,636,000	1,619,000
Tampakan National High School - Danlag Campus	2,229,000	473,000	2,702,000	157,000
Tampakan National High School - Lampitak Campus	4,541,000	701,000	5,242,000	255,000
Tantangan National High School	16,932,000	1,502,000	18,434,000	975,000
Tantangan National Trade High School	18,151,000	1,542,000	19,693,000	583,000
Taplan Integrated School		357,000	357,000
Tapok Integrated School	428,000	346,000	774,000
Tboli Integrated School	428,000	512,000	940,000
Tboli Sbu Senior High School				600,000
T’boyung Integrated School		335,000	335,000
Tudok Integrated School		335,000	335,000
Upper Klinan National High School - Landan Campus	7,565,000	1,057,000	8,622,000	701,000
Upper Klinan National High School - Palkan Annex	4,016,000	614,000	4,630,000	230,000
Upper Maculan National High School	489,000	632,000	1,121,000	340,000
Upper Sepaka Integrated School	857,000	375,000	1,232,000	168,000
Upper Talahik Integrated School		335,000	335,000
Upper Tantangan Integrated School	1,714,000	415,000	2,129,000
Viray-Lising Integrated School	857,000	335,000	1,192,000

Division of Sultan Kudarat	376,177,000	51,111,000	427,288,000	15,475,000

Division Office - Proper	9,741,000		9,741,000
Antong Integrated School	3,888,000	597,000	4,485,000
Artemio L. Martin Integrated School	1,723,000	404,000	2,127,000	168,000
Bagumbayan National High School - Kapaya Annex	9,315,000	770,000	10,085,000	305,000
Bagumbayan National High School - Masiag Annex	869,000	529,000	1,398,000	239,000
Bagumbayan National High School - Sumilil Annex		335,000	335,000	155,000
Baluan National High School	1,714,000	611,000	2,325,000	330,000
Bolebok Integrated School	1,726,000	376,000	2,102,000	157,000
Bongo-Bongo Integrated School	428,000	335,000	763,000
Busok National High School	14,188,000	1,027,000	15,215,000	434,000
Capilan Integrated School	1,295,000	353,000	1,648,000
Chua Integrated School	2,587,000	396,000	2,983,000
Dante Integrated School	4,309,000	505,000	4,814,000	160,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	967
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Datu Bak-Bak Apang Integrated School	428,000	335,000	763,000
Datu Etang Integrated School	2,162,000	351,000	2,513,000	157,000
Datu Ina Capitan Integrated School	428,000	335,000	763,000
Datu Ito Andong Integrated School	428,000	335,000	763,000
Datu Malayat Integrated School	428,000	335,000	763,000	155,000
Datu Matilondo Galmak National High School	16,953,000	1,341,000	18,294,000	816,000
Dimapitan Integrated School		335,000	335,000
Doña Catalina Integrated School	1,298,000	380,000	1,678,000
Dumolol Integrated School	857,000	351,000	1,208,000
E. Arcaño Memorial National High School (Basak National High School)	11,857,000	1,014,000	12,871,000	531,000
Esperanza National High School - Salumping National High School Annex	866,000	513,000	1,379,000	230,000
Estrella Integrated School	1,289,000	445,000	1,734,000
Gestosani Memorial Integrated School		335,000	335,000
Guintales Integrated School		335,000	335,000
Hinalaan Integrated School	857,000	335,000	1,192,000	155,000
Imam Adil Memorial Integrated School	857,000	417,000	1,274,000
Isuko Integrated School	1,348,000	369,000	1,717,000	157,000
Kabulanan Integrated School	1,726,000	355,000	2,081,000
Kalamansig National High School - Annex B		376,000	376,000	188,000
Kalamansig National High School - Sabanal HS Annex	1,286,000	365,000	1,651,000	157,000
Kalanawe II National High School	11,260,000	1,147,000	12,407,000	529,000
Keytodac National High School	7,155,000	802,000	7,957,000	270,000
Kilbog Integrated School	857,000	335,000	1,192,000
Kolong-Kolong Integrated School	866,000	359,000	1,225,000
Laguilayan National High School - Sultan Ali Akbar Sinegayan High School Annex	962,000	408,000	1,370,000	193,000
Lambayong National High School (Mariano Marcos) - Pimbalayan High School Annex	6,300,000	1,032,000	7,332,000	550,000
Langali Integrated School	3,894,000	594,000	4,488,000
Langgal National High School	18,741,000	1,027,000	19,768,000	199,000
Langgal National High School - Bugso National High School Annex		453,000	453,000
Langgal National High School - Datu Ampak U. Kawan Annex	489,000	607,000	1,096,000	159,000
Langgal National High School - Gapok Annex	8,296,000	943,000	9,239,000	285,000
Langgal National High School - Sewod Annex		461,000	461,000	160,000
Lebak National High School	16,945,000	973,000	17,918,000	303,000
Lebak National High School - Mangudadatu Annex	873,000	608,000	1,481,000	187,000
Legodon Integrated School	428,000	335,000	763,000
Limulan Integrated School	1,723,000	367,000	2,090,000
Madanding National High School	7,812,000	667,000	8,479,000	230,000
Maligaya Integrated School	2,162,000	458,000	2,620,000
Maligaya National High School	11,358,000	824,000	12,182,000	486,000
Malok Integrated School		335,000	335,000
Mamali National High School	9,942,000	835,000	10,777,000	297,000
Mamansual Abdul National High School (Palimbang National High School - Kraan Annex)	890,000	642,000	1,532,000	301,000
Manirub Integrated School	2,232,000	369,000	2,601,000
Marawir Integrated School	1,726,000	357,000	2,083,000	158,000
Mayo Integrated School	2,267,000	572,000	2,839,000
Midtungok Integrated School	1,717,000	432,000	2,149,000
Milbuk National High School	22,681,000	1,836,000	24,517,000	1,040,000
Nabagbag Integrated School		335,000	335,000
New Natividad Integrated School	857,000	377,000	1,234,000
New Panay National High School	11,369,000	833,000	12,202,000	396,000
New Pangasinan National High School	8,471,000	718,000	9,189,000	334,000
Nuling Integrated School	860,000	335,000	1,195,000
Pakil Integrated School		335,000	335,000
Palavilla Integrated School	2,583,000	476,000	3,059,000	224,000
Palimbang National High School	32,854,000	2,157,000	35,011,000	1,245,000
Palimbang National High School - Kalibuhan Annex		456,000	456,000	239,000
Palumbe Integrated School		434,000	434,000
Pigel Integrated School	857,000	335,000	1,192,000
Plamango Integrated School	3,028,000	473,000	3,501,000	158,000
President Quirino National High School - C. Mangilala High School	2,580,000	612,000	3,192,000	418,000

968	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Purikay National High School	13,526,000	1,041,000	14,567,000	351,000
Sabanal Integrated School		335,000	335,000
Salabaca National High School	9,935,000	761,000	10,696,000	380,000
Salaman National High School		335,000	335,000
Sangay National High School	6,272,000	636,000	6,908,000	254,000
Sen. Ninoy Aquino High School	15,211,000	1,543,000	16,754,000	729,000
Sigayan Integrated School	857,000	411,000	1,268,000
Sisiman Integrated School	428,000	335,000	763,000
Sta. Clara National High School	9,809,000	712,000	10,521,000	307,000
Sultan Sinanggayan Integrated School	2,162,000	356,000	2,518,000	170,000
Sultan Tibong Bote Integrated School	428,000	335,000	763,000
Tagadtal Integrated School	1,289,000	424,000	1,713,000
Tapudi Integrated School	5,677,000	707,000	6,384,000	230,000
Telafas National High School - Datalblao National High School Annex	981,000	419,000	1,400,000
Tibong-Tibong Integrated School	428,000	335,000	763,000
Tran National High School	5,854,000	586,000	6,440,000	199,000
Upper Bunawan Integrated School	1,717,000	419,000	2,136,000
Zeneben Integrated School	1,717,000	572,000	2,289,000

Division of Tacurong City	44,422,000	5,103,000	49,525,000	1,809,000

Division Office - Proper	916,000		916,000
Abang Suizo Integrated School	428,000	412,000	840,000
Apolinario S. Bernardo Memorial National High School	11,771,000	1,052,000	12,823,000	403,000
Rajah Muda National High School	7,486,000	793,000	8,279,000	212,000
San Emmanuel National High School	19,099,000	1,449,000	20,548,000	812,000
San Pablo National High School	1,714,000	731,000	2,445,000	199,000
Upper Katungal National High School	3,008,000	666,000	3,674,000	183,000

Region XIII - Caraga	1,440,299,000	216,725,000	1,657,024,000	72,371,000

Division of Agusan del Norte	275,537,000	31,214,000	306,751,000	14,042,000

Division Office - Proper	5,912,000		5,912,000
Abilan Integrated School		476,000	476,000	239,000
Agong-ong Integrated School		479,000	479,000	155,000
Balangbalang Integrated School		806,000	806,000	297,000
Bangonay National High School		545,000	545,000	159,000
Buenavista National High School	72,893,000	2,866,000	75,759,000	1,264,000
Buenavista West SPED Integrated School		926,000	926,000	283,000
Cahayagan Integrated School		596,000	596,000	203,000
Culit Integrated School		525,000	525,000	243,000
Cuyago National High School	15,032,000	1,094,000	16,126,000	409,000
Doña Rosario National High School (Tubay National High School)		956,000	956,000	463,000
Durian National High School	16,010,000	890,000	16,900,000	156,000
Durian National High School - Casiklan National High School Annex		511,000	511,000	203,000
Durian National High School - Lawan-Lawan National High School Annex		339,000	339,000	155,000
E.G. Montilla Integrated School		676,000	676,000	183,000
F.S. Omayana Integrated School		353,000	353,000	156,000
Guinabsan National High School - Sangay National High School Annex		499,000	499,000	272,000
Guinabsan National High School - Simbalan National High School Annex		626,000	626,000	703,000
Hinandayan Integrated School		454,000	454,000	203,000
Jabonga National High School	16,555,000	1,356,000	17,911,000	595,000
Jaliobong National High School	8,900,000	995,000	9,895,000	320,000
Kitcharao National High School	18,727,000	1,885,000	20,612,000	1,208,000
Lekda Integrated School		335,000	335,000	155,000
Lingayao National High School	6,671,000	699,000	7,370,000	218,000
Magdagooc National High School	7,488,000	703,000	8,191,000	161,000
Manapa II Integrated School		425,000	425,000	159,000
Maningalao National High School	4,349,000	500,000	4,849,000	181,000
Manoligao Integrated School		436,000	436,000	158,000
Marcos Calo National High School	8,684,000	783,000	9,467,000	158,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	969
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Mat-i National High School	15,546,000	1,131,000	16,677,000	465,000
Nasipit National High School	14,539,000	1,207,000	15,746,000	557,000
Pupotsan National High School		410,000	410,000	156,000
Rizal Integrated School		473,000	473,000	228,000
Sacol National High School		335,000	335,000
San Vicente National High School	3,062,000	550,000	3,612,000	162,000
Santiago National High School	19,841,000	2,013,000	21,854,000	970,000
Senior High School in Carmen, Agusan Del Norte				1,257,000
Tinigbasan National High School	5,969,000	604,000	6,573,000	164,000
Tubay National High School	23,887,000	1,706,000	25,593,000	621,000
Vinapor National High School	11,472,000	1,051,000	12,523,000	403,000

Division of Agusan del Sur	340,315,000	48,351,000	388,666,000	12,026,000

Division Office - Proper	8,405,000		8,405,000
Afga National High School	9,511,000	795,000	10,306,000	162,000
Agusan del Sur National Science High School	6,613,000	721,000	7,334,000	502,000
Alegria National High School		402,000	402,000
Angas Integrated School		532,000	532,000
Anislagan National High School	5,628,000	519,000	6,147,000	157,000
Anolingan Integrated School		335,000	335,000
Aurora National High School	9,281,000	682,000	9,963,000	157,000
Azpetia National High School	12,304,000	920,000	13,224,000	323,000
Balobo Integrated School		335,000	335,000
Bayugan 3 National High School	19,045,000	1,275,000	20,320,000	492,000
Bayugan II National High School	10,516,000	716,000	11,232,000	232,000
Bentahon Integrated School		365,000	365,000
Binucayan National High School	12,775,000	942,000	13,717,000	309,000
Binucayan National High School - Johnson Integrated School		483,000	483,000	214,000
Buena-Gracia National High School	5,272,000	543,000	5,815,000	155,000
Buenasuerte National High School	5,372,000	455,000	5,827,000	156,000
Caimpugan Integrated School		366,000	366,000
Catmonon National High School	5,788,000	556,000	6,344,000	158,000
Causwagan National High School	6,404,000	640,000	7,044,000	158,000
Cebolin National High School		336,000	336,000	156,000
Cecilia National High School	7,103,000	570,000	7,673,000	161,000
Coalicion Integrated School		335,000	335,000
Comota National High School		335,000	335,000
Das-Agan National High School		335,000	335,000
Del Monte National High School - Corpuz Extension Integrated School		466,000	466,000	155,000
Desamparados National High School		492,000	492,000	158,000
Duangan National High School	4,580,000	572,000	5,152,000	159,000
Guadalupe National High School	11,128,000	938,000	12,066,000	158,000
Hawilian National High School	7,769,000	836,000	8,605,000	157,000
Jose T. Cuyos, Sr. II Integrated School		335,000	335,000
Kapatungan National High School	7,665,000	612,000	8,277,000	159,000
Kasapa National High School	13,761,000	459,000	14,220,000	155,000
Katipunan National High School		438,000	438,000
Kolambugan National High School		335,000	335,000
La Fortuna National High School	16,718,000	1,276,000	17,994,000	650,000
Labnig National High School	4,192,000	657,000	4,849,000	232,000
Laminga National High School	11,964,000	718,000	12,682,000	160,000
Lapinigan National High School - New Visayas Extension		452,000	452,000	156,000
Maasin Integrated School		335,000	335,000
Mabuhay National High School	8,028,000	574,000	8,602,000	175,000
Magaud National High School	6,785,000	706,000	7,491,000	263,000
Mahayahay Integrated School		335,000	335,000
Maligaya Integrated School		345,000	345,000
Manat National High School	5,565,000	654,000	6,219,000	156,000
Marbon National High School	4,244,000	474,000	4,718,000	156,000
Marfil National High School	3,790,000	482,000	4,272,000	156,000
Nato National High School	4,723,000	561,000	5,284,000	155,000
New Tubigon High School of Home Industries	3,356,000	421,000	3,777,000	156,000
Novele National High School	5,231,000	628,000	5,859,000	177,000
Nueva Gracia Integrated School		766,000	766,000	162,000

970	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Oro National High School	1,295,000	496,000	1,791,000	156,000
Panagangan National High School	11,347,000	1,061,000	12,408,000	389,000
Patrocinio Integrated School		413,000	413,000
Prosperidad National High School - Aurora Integrated School		628,000	628,000	157,000
Pulang Lupa National High School	8,971,000	727,000	9,698,000	221,000
Salug National High School	7,107,000	600,000	7,707,000	156,000
Salvacion National High School	3,769,000	643,000	4,412,000	160,000
San Isidro National High School	7,342,000	522,000	7,864,000	155,000
San Isidro National High School - Kauswagan HS Annex		560,000	560,000	160,000
San Isidro National High School - San Vicente HS Annex		584,000	584,000	158,000
San Jose National High School	6,490,000	620,000	7,110,000	160,000
San Luis National High School - Balit High School Extension		496,000	496,000	158,000
San Martin National High School		411,000	411,000
San Pascual Integrated School		453,000	453,000
San Pedro Integrated School		335,000	335,000
San Roque National High School	3,204,000	418,000	3,622,000	155,000
San Toribio National High School		790,000	790,000	155,000
San Vicente National High School	8,461,000	749,000	9,210,000	156,000
Sayon National High School		709,000	709,000	201,000
Sibagat National High School - Magsaysay Extension		513,000	513,000	159,000
Sibagat National High School - Padiay Extension		471,000	471,000	158,000
Singapore Integrated School		335,000	335,000
Sinobong National High School	21,703,000	1,393,000	23,096,000	409,000
Sta. Fe National High School	3,854,000	574,000	4,428,000	155,000
Sta. Maria National High School	12,399,000	848,000	13,247,000	160,000
Sta. Rosa Integrated School		335,000	335,000
Talacogon National High School - Maharlika Integrated School		425,000	425,000	155,000
Talacogon National High School - Sabang Integrated School		437,000	437,000	157,000
Tapaz Integrated School		463,000	463,000
Tumalog National High School		335,000	335,000
Ulanguan National High School		353,000	353,000	155,000
Veruela National High School Annex - Nueva Era High School		532,000	532,000	157,000
Waloe National High School		508,000	508,000	159,000
Wasian Integrated School		473,000	473,000
West Bunawan National High School		335,000	335,000
West Prosperidad National High School	857,000	446,000	1,303,000	158,000

Division of Bayugan City	17,018,000	4,294,000	21,312,000	3,857,000

Division Office - Proper	656,000		656,000
Bayugan City Senior High School (Stand-Alone)				2,903,000
Berseba National High School	1,423,000	598,000	2,021,000	158,000
Calaitan National High School	3,174,000	904,000	4,078,000	172,000
Magkiangkang National High School	3,566,000	784,000	4,350,000	156,000
Mount Carmel National High School	6,586,000	595,000	7,181,000	157,000
Mt. Olive National High School	1,613,000	526,000	2,139,000	156,000
San Agustin National High School		416,000	416,000
Victoriana Peling Tagbe National High School		471,000	471,000	155,000

Division of Bislig City	66,566,000	8,431,000	74,997,000	2,396,000

Division Office - Proper	1,402,000		1,402,000
Bucto National High School	3,986,000	504,000	4,490,000	283,000
Coleto National High School	489,000	418,000	907,000	155,000
Danipas National High School	6,115,000	542,000	6,657,000
Labisma Integrated School	428,000	382,000	810,000
Mabog National High School	7,060,000	853,000	7,913,000	292,000
Maharlika National High School	11,044,000	1,005,000	12,049,000	424,000
Mone National High School	3,904,000	540,000	4,444,000
Pamaypayan Integrated School		356,000	356,000	155,000
San Fernando Integrated School	428,000	414,000	842,000
San Isidro National High School	6,569,000	655,000	7,224,000
San Jose National High School	6,500,000	671,000	7,171,000	197,000
San Vicente National High School	5,454,000	636,000	6,090,000	195,000
Sikahoy National High School	4,329,000	483,000	4,812,000	155,000
Sta. Cruz National High School	4,560,000	478,000	5,038,000
Stand-Alone Senior High School				540,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	971
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Tumanan National High School	4,298,000	494,000	4,792,000

Division of Butuan City	204,307,000	20,520,000	224,827,000	7,209,000

Division Office - Proper	5,585,000		5,585,000
Alviola Integrated School		830,000	830,000	320,000
Ambago Integrated School		366,000	366,000
Ampayon National High School	23,606,000	1,474,000	25,080,000	661,000
Anticala National High School	16,268,000	1,045,000	17,313,000	376,000
Aupagan National High School	7,630,000	463,000	8,093,000	164,000
Bagong Silang National High School	6,617,000	620,000	7,237,000	257,000
Bancasi Integrated School		335,000	335,000
Baobaoan Integrated School		335,000	335,000
Basag National High School	6,800,000	490,000	7,290,000	157,000
Bilay National High School	4,593,000	472,000	5,065,000	160,000
Bugsukan Integrated School		368,000	368,000	156,000
Butuan City Senior High School Stand-Alone				991,000
Cabcabon National High School	6,062,000	424,000	6,486,000	157,000
Consuelo National High School	5,189,000	531,000	5,720,000	199,000
Doongan Integrated School		775,000	775,000
Florida National High School	7,350,000	607,000	7,957,000	159,000
Kinamlutan National High School	27,164,000	1,027,000	28,191,000	228,000
La Soledad National High School	7,539,000	471,000	8,010,000	232,000
La Trinidad Integrated School		556,000	556,000	287,000
Maguinda National High School	9,968,000	748,000	10,716,000	355,000
Mahay Integrated School		470,000	470,000	243,000
Maibu National High School	5,529,000	525,000	6,054,000	157,000
Manila de Bugabus National High School	5,818,000	406,000	6,224,000	156,000
Maon Integrated School		492,000	492,000
Pagatpatan National High School		541,000	541,000
Pareja Integrated School		442,000	442,000	234,000
Pedro D. Duncano National High School	12,194,000	778,000	12,972,000	391,000
Pigdaulan National High School	33,382,000	1,292,000	34,674,000	575,000
Pinamanculan National High School	7,331,000	614,000	7,945,000	214,000
Riverside Integrated School		586,000	586,000
Salvacion Integrated School		335,000	335,000
Sumile National High School	5,682,000	586,000	6,268,000	222,000
Tagabaca Integrated School		335,000	335,000
Tagkiling Tribal Integrated School		390,000	390,000	158,000
Villa Kananga Integrated School		377,000	377,000
West Central Integrated School		414,000	414,000

Division of Cabadbaran City	41,881,000	9,028,000	50,909,000	1,800,000

Division Office - Proper	1,158,000		1,158,000
Alfonso B. Dagani Integrated School		462,000	462,000
Antonio C. Dagani Central Integrated School		416,000	416,000
Calamba National High School	40,723,000	2,068,000	42,791,000	463,000
Chief Justice Ramon Avancena Integrated School		521,000	521,000
Concepcion Integrated School		335,000	335,000
Del Pilar National High School		1,142,000	1,142,000	392,000
Francisco C. Jongko National High School		469,000	469,000
La Union National High School		1,494,000	1,494,000
La Union Senior High School (Stand-Alone)				642,000
Lusong National High School		397,000	397,000
Mahaba Integrated School		579,000	579,000
NORCACES Integrated School (Evening Opportunity High School)		423,000	423,000
Puting Bato National High School		722,000	722,000	303,000

Division of Dinagat Island	77,740,000	14,510,000	92,250,000	4,742,000

Division Office - Proper	1,950,000		1,950,000
Cab-Ilan National High School	2,220,000	557,000	2,777,000
Cuarenta National High School	3,198,000	563,000	3,761,000	157,000
Del Pilar National High School	6,964,000	513,000	7,477,000	183,000
Doña Helene National High School		536,000	536,000	155,000
Edera National High School	953,000	488,000	1,441,000	158,000
General Aguinaldo National High School		538,000	538,000	158,000

972	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Jade B. Ecleo- Aurelio National High School	4,059,000	978,000	5,037,000	158,000
Llamera National High School	930,000	542,000	1,472,000	157,000
Loreto National High School				1,026,000
Malinao National High School	4,054,000	601,000	4,655,000	160,000
Melgar National High School	4,946,000	553,000	5,499,000	157,000
New Nazareth National High School	1,295,000	760,000	2,055,000	155,000
Osmeña - Sto. Niño National High School	1,357,000	563,000	1,920,000	158,000
Panamaon National High School Annex	1,843,000	501,000	2,344,000
Plaridel National High School	8,155,000	781,000	8,936,000	201,000
Primitivo J. Ebol Memorial National High School (Lapus Magsaysay National High School)	2,698,000	648,000	3,346,000	160,000
Rizal National High School	5,890,000	490,000	6,380,000	159,000
Rizal National High School - Puerto Princesa - Moleta NHS Annex	1,968,000	508,000	2,476,000	157,000
Roma National High School		335,000	335,000
Rosita National High School	3,860,000	594,000	4,454,000	157,000
San Jose National High School	8,128,000	850,000	8,978,000	268,000
Sering National High School	7,769,000	709,000	8,478,000	228,000
Tag-Abaca National High School - Rita Glenda NHS Annex	1,843,000	516,000	2,359,000	157,000
Trinidad Mapa-Gupana National High School	1,842,000	582,000	2,424,000	155,000
Valencia National High School	1,818,000	804,000	2,622,000	318,000

Division of Siargao	79,292,000	11,532,000	90,824,000	2,845,000

Division Office - Proper	1,505,000		1,505,000
Alegria National High School - Annex	1,389,000	494,000	1,883,000	159,000
Atoyay National High School	984,000	479,000	1,463,000	156,000
Burgos National High School	9,016,000	904,000	9,920,000	268,000
Caridad National High School	4,133,000	573,000	4,706,000	156,000
Consolacion National High School	5,780,000	711,000	6,491,000	216,000
Dagohoy National High School - Annex		434,000	434,000
Gen. Luna National High School - Consuelo National High School Annex		510,000	510,000
Gen. Luna National High School - Suyangan National High School	923,000	473,000	1,396,000	158,000
Libertad National High School	4,161,000	568,000	4,729,000	158,000
Mariano Matugas Memorial National High School	6,339,000	744,000	7,083,000	162,000
Nueva Estrella National High School	6,838,000	706,000	7,544,000	166,000
Oguing Navarro Memorial National High School - Annex	1,298,000	522,000	1,820,000	158,000
Pamosaingan National High School	4,514,000	557,000	5,071,000	155,000
Roxas National High School	7,131,000	834,000	7,965,000	191,000
San Benito National High School	7,001,000	891,000	7,892,000	218,000
Siargao National Science High School	5,279,000	634,000	5,913,000	158,000
Sta. Fe National High School	6,886,000	790,000	7,676,000	206,000
Union National High School	6,115,000	708,000	6,823,000	160,000

Division of Surigao City	73,499,000	9,415,000	82,914,000	3,304,000

Division Office - Proper	1,645,000		1,645,000
Alegria National High School	3,182,000	519,000	3,701,000	157,000
Cabrera-Altres National High School		779,000	779,000	440,000
Cantiasay National High School (Zaragoza National High School - Cantiasay National High School Annex)	2,611,000	542,000	3,153,000	224,000
Capalayan National High School	10,599,000	911,000	11,510,000	365,000
Day-asan National High School	11,612,000	1,081,000	12,693,000	380,000
Juan P. Cedo, Sr. Memorial High School (Buenavista National High School)	4,931,000	501,000	5,432,000	158,000
Libuac National High School	2,751,000	436,000	3,187,000	157,000
Lipata National High School - Annex	4,652,000	584,000	5,236,000	160,000
Manjagao National High School	2,299,000	483,000	2,782,000	164,000
Patricio A. Bernaldez Memorial National High School	2,798,000	446,000	3,244,000	156,000
Rizal National High School	7,317,000	739,000	8,056,000	158,000
San Jose National High School (Zaragoza National High School - San Jose National High School Annex)	2,331,000	440,000	2,771,000	157,000
Surigao City - Nonoc National High School Annex		374,000	374,000	156,000
Surigao City - Talisay National High School Annex		375,000	375,000	158,000
Wilfredo D. Rafols Memorial National High School	3,633,000	513,000	4,146,000	156,000
Zaragoza National High School	13,138,000	692,000	13,830,000	158,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	973
DEPARTMENT OF EDUCATION - NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE

Division of Surigao del Norte	96,425,000	14,583,000	111,008,000	7,063,000

Division Office - Proper	2,293,000		2,293,000
Alegria Stand-Alone Senior High School				1,869,000
Bunyasan National High School	7,657,000	895,000	8,552,000	326,000
Cagdianao National High School		468,000	468,000
Cantapoy National High School	8,654,000	822,000	9,476,000	247,000
Cawilan National High School		626,000	626,000	160,000
Dakung Patag National High School	3,259,000	656,000	3,915,000	203,000
Hacienda National High School	4,369,000	815,000	5,184,000	345,000
Himama-ug National High School		374,000	374,000
Hinatuan Integrated School		335,000	335,000
Jubgan Integrated School		335,000	335,000
Lakandula National High School	4,282,000	574,000	4,856,000	164,000
Lasicam - Perral National High School	2,279,000	559,000	2,838,000	187,000
Magpayang National High School	10,445,000	931,000	11,376,000	361,000
Malimono National High School	9,458,000	1,033,000	10,491,000	440,000
Mayag National High School	3,721,000	571,000	4,292,000	230,000
Paco National High School	3,998,000	519,000	4,517,000	162,000
Pananay-an National High School		480,000	480,000	156,000
Payapag National High School	882,000	705,000	1,587,000	361,000
Pili National High School	6,645,000	837,000	7,482,000	278,000
Taganito National High School	19,915,000	1,758,000	21,673,000	1,298,000
Talavera National High School	3,519,000	810,000	4,329,000	276,000
Villa Riza National High School	5,049,000	480,000	5,529,000

Division of Surigao del Sur	159,443,000	42,118,000	201,561,000	12,915,000

Division Office - Proper	6,238,000		6,238,000
Agsam Integrated School		492,000	492,000	201,000
Alba Integrated School		378,000	378,000
Angga A. Maca Tribal National High School		356,000	356,000
Anibongan Integrated School		411,000	411,000	156,000
Antipolo National High School	4,611,000	549,000	5,160,000	156,000
Baculin Integrated School		505,000	505,000	156,000
Badong National High School	3,597,000	474,000	4,071,000	210,000
Balbuena Integrated School		335,000	335,000
Bangsud Integrated School		488,000	488,000	216,000
Biga-an National High School	1,429,000	476,000	1,905,000	157,000
Bingcongan Integrated School (Tagasaka National High School - Bingcongan National High School Annex)		456,000	456,000	155,000
Bitaugan Integrated School		492,000	492,000	158,000
Bolhoon National High School	4,516,000	564,000	5,080,000	312,000
Bunga Integrated School		335,000	335,000
Burgos National High School	8,809,000	903,000	9,712,000	276,000
Cabacungan National High School	4,086,000	573,000	4,659,000	159,000
Cabangahan Integrated School		354,000	354,000	157,000
Calatngan Integrated School		335,000	335,000
Cambatong National High School		648,000	648,000	292,000
Canico P. Iriberri National High School		358,000	358,000	158,000
Carpenito Integrated School		432,000	432,000	158,000
Clarence Ty Pimentel National High School	14,751,000	1,009,000	15,760,000	566,000
Cresencio S. Lago National High School	4,561,000	818,000	5,379,000	208,000
Davisol National High School	3,275,000	473,000	3,748,000	155,000
Dinuyan Integrated School		335,000	335,000
DL Osano Maputi National High School	6,155,000	567,000	6,722,000	156,000
Domingo M. Alimboyong Memorial Integrated School		426,000	426,000
Dugmanon National High School	7,469,000	653,000	8,122,000	183,000
Esperanza Integrated School (Carmen NAHS - Esperanza NHS)		579,000	579,000	158,000
Gacub Atad S. Iligan Tribal National High School		374,000	374,000
Gata Integrated School		437,000	437,000	158,000
Himat-E Integrated School		335,000	335,000
Hinatuan National Comprehensive High School - Roxas NHS Annex		353,000	353,000	157,000
Ibuan Tribal National High School		335,000	335,000

974	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HIGH SCHOOL
	PS	MOOE	TOTAL	MOOE
Isla General Integrated School		360,000	360,000	155,000
Javier National High School	7,213,000	896,000	8,109,000	307,000
Jobar Integrated School		455,000	455,000	155,000
Jose San Victories National High School Annex (Unidad National High School - Cagwait NHS Annex)		764,000	764,000	420,000
Kahayagan National High School	3,995,000	462,000	4,457,000	155,000
Libas Sud Integrated School		570,000	570,000	170,000
Loyola National High School (Tagasaka National High School - Loyola National High School Annex)	1,819,000	489,000	2,308,000	159,000
Maglambing Integrated School		564,000	564,000	159,000
Maglatab National High School	4,073,000	524,000	4,597,000	156,000
Mahayag National High School	3,502,000	480,000	3,982,000	156,000
Mahogany Integrated School		347,000	347,000
Malixi Integrated School		382,000	382,000	155,000
Manambia Integrated School		504,000	504,000	155,000
Mararag National High School	3,258,000	640,000	3,898,000	232,000
Matho Integrated School		669,000	669,000	162,000
Maurillo Avila Integrated School		335,000	335,000
Napanpanan Integrated School		335,000	335,000
Nurcia Integrated School		479,000	479,000	155,000
Osmeña Integrated School		423,000	423,000	155,000
Pakwan Integrated School		494,000	494,000	156,000
Palasao Integrated School (Cantilan National High School - Palasao National High School Annex)		442,000	442,000	155,000
Pamian Integrated School		335,000	335,000
Panaosawon Integrated School		382,000	382,000
Panikian National High School	7,225,000	726,000	7,951,000	160,000
Pantukan Integrated School		335,000	335,000
Parang National High School	9,784,000	842,000	10,626,000	336,000
Pinanapatan Integrated School		335,000	335,000
Quary 1 Integrated School		572,000	572,000	155,000
Quezon Integrated School		518,000	518,000	159,000
R. Moreno Integrated School		370,000	370,000
Rajah Cabungsuan Integrated School		393,000	393,000	155,000
Rizal National High School - Annex	923,000	559,000	1,482,000	210,000
Sagbayan National High School		693,000	693,000	384,000
San Isidro Integrated School		335,000	335,000
San Miguel National High School		1,015,000	1,015,000	1,032,000
San Pedro Integrated School		335,000	335,000
San Roque National High School		581,000	581,000	159,000
San Vicente II National High School	4,144,000	528,000	4,672,000	155,000
Santa Juana National High School	10,618,000	665,000	11,283,000	159,000
Siagao Integrated School		335,000	335,000
Sta. Maria Integrated School		525,000	525,000	155,000
Sunrise Integrated School		335,000	335,000
Tambis National High School	14,554,000	1,334,000	15,888,000	571,000
Tarusan Integrated School		335,000	335,000	155,000
Tigao National High School	12,001,000	952,000	12,953,000	446,000
Union National High School	3,500,000	495,000	3,995,000	157,000
Victoria Integrated School		335,000	335,000
Wakat National High School	3,337,000	731,000	4,068,000	232,000

Division of Tandag City	8,276,000	2,729,000	11,005,000	172,000

Division Office - Proper	235,000		235,000
Carmen Integrated School		611,000	611,000	172,000
Mabuhay Integrated School		335,000	335,000
Meliton M. Ajos Memorial Integrated School		531,000	531,000
Rosario Integrated School		335,000	335,000
Vicente L. Pimentel, Sr. National High School	8,041,000	917,000	8,958,000

Grand Total	49,768,822,000	5,590,525,000	55,359,347,000	2,250,196,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

DEPARTMENT OF EDUCATION

SCHOOL BUILDING PROGRAM

DECEMBER 25, 2023	OFFICIAL GAZETTE	977
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

DEPARTMENT OF EDUCATION - OFFICE OF THE SECRETARY

SCHOOL BUILDING PROGRAM

Amount in Pesos

NAME OF PROJECT	AMOUNT

National Capital Region (NCR)	1,605,000,000

Caloocan	140,000,000

Construction of 3-Storey 6-Classroom School Building, Baesa Elementary School, Brgy. 161, Caloocan City	20,000,000
Construction of 4-Storey 12-Classroom School Building in Caloocan City Business High School, Barangay 172, Caloocan City	40,000,000
Construction of 4-Storey 8-Classroom School Building in Maypajo High School, Brgy. 33, Caloocan City	40,000,000
Construction of 4-Storey 8-Classroom School Building in Horacio Dela Costa Elementary School, Barangay 179, Caloocan City	40,000,000

Las Piñas	80,000,000

Construction of 3-Storey 6-Classroom School Building in Daniel Fajardo Elementary School, Barangay Daniel Fajardo, Las Pinas City	20,000,000
Construction of 3-Storey 6-Classroom School Building in Las Pinas City Science High School, Barangay Talon 2, Las Pinas City	20,000,000
Construction of 3-Storey 6-Classroom School Building in Pulanglupa Elementary School, Barangay Daniel Fajardo, Las Pinas City	20,000,000
Construction of 3-Storey 6-Classroom School Building in Ilaya Elementary School, Barangay Daniel Fajardo, Las Pinas City	20,000,000

Malabon City	40,000,000

Construction of 4-Storey 8-Classroom School Building (Phase 1) at Malabon City Technical Vocational and Entrepreneurship Senior High School, Don Tiangco St., Brgy. Ibaba, Malabon City	40,000,000

Mandaluyong	40,000,000

Construction of Multi-Storey School Building at Barangka Ilaya Integrated School (Phase 2) in Barangay Barangka Ilaya, Mandaluyong City	40,000,000

Manila	240,000,000

Construction of 3-Storey 6-Classroom School Building in Amado V. Hernandez Elementary School, Barangay 107, Tondo, Manila	40,000,000
Construction of 3-Storey 6-Classroom School Building in Lakandula High School, Barangay 163, Tondo, Manila	40,000,000
Construction of 3-Storey 6-Classroom School Building in Antonio Regidor Elementary School, Barangay 330, Sta. Cruz, Manila	40,000,000
Construction of 3-Storey 6-Classroom School Building in Claro M. Recto High School, Barangay 412, Sampaloc, Manila	40,000,000
Construction of 3-Storey 6-Classroom School Building in Justo Lucban Elementary School, Barangay 672, Zone 73, Paco, District 5, Manila	40,000,000
Construction of 3-Storey 6-Classroom School Building in G. Santiago Elementary School, Barangay 646, San Miguel, Manila	40,000,000

Marikina	455,000,000

Construction of School Building (4-storey, 16-Classroom) at Tañong High School, Brgy. Tañong, Marikina City	40,000,000
Construction of 3-Storey 15-Classroom School Building in San Roque National High School, Barangay San Roque, Marikina City	40,000,000
Construction of 1-Storey 2-Classroom School Building at San Roque Elementary School, Barangay San Roque, City of Marikina	10,000,000
Construction of 4-Storey 8-Classroom School Building at Malanday National High School, Barangay Malanday, City of Marikina	30,000,000
Construction of School Building in Nangka High School, Marikina City	75,000,000
Construction of Nangka High School 5-Storey 30-Classroom with Roofdeck, Barangay Nangka, Marikina City	80,000,000
Completion of 4-Storey 24-Classroom with Roofdeck at Parang High School, Barangay Parang, Marikina City	30,000,000
Completion of 4-Storey 32-Classroom at Parang Elementary School, Barangay Parang, Marikina City	150,000,000

Muntinlupa	40,000,000

Construction of 4-Storey 8-Classroom School Building in Muntinlupa Science High School, Barangay Tunasan, Muntinlupa City	40,000,000

Navotas City	40,000,000

Construction of 4-Storey 8-Classroom School Building in San Roque National High School, Barangay San Roque, Navotas City	40,000,000

978	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT

Parañaque	80,000,000

Construction of 4-Storey School Building at La Huerta Elementary School (Phase 2), Brgy. La Huerta, Parañaque City	10,000,000
Construction of 4-Storey School Building with Ancillary Room at Sto. Niño Elementary School (Phase 2), Brgy. Sto. Niño, Parañaque City	10,000,000
Construction of 3-Storey School Building in Baclaran Elementary School Central Brgy. Baclaran, Parañaque City	20,000,000
Construction of 4-Storey 12-Classroom School Building with Roofdeck in Don Bosco Elementary School, Barangay Don Bosco, Parañaque City	40,000,000

Pasay City	40,000,000

Construction of 4-Storey 12-Classroom School Building in Apelo Cruz Elementary School and its vicinity, Barangay 165 Zone 18, Pasay City	40,000,000

Pasig City	40,000,000

Construction of 4-Storey 8-Classroom School Building in Sta. Lucia High School, Barangay Sta. Lucia, Pasig City	40,000,000

Quezon City	250,000,000

Construction of 4-Storey 8-Classroom School Building in Judge Juan Luna High School, Barangay Bungad, Quezon City	40,000,000
Construction of 2-Storey 10-Classroom School Building in Raymundo Punongbayan Elementary School, Barangay Payatas, Quezon City	40,000,000
Construction of 4-Storey 8-Classroom School Building with Site Development in 15th Avenue Elementary School, Barangay Socorro, Quezon City	40,000,000
Construction of 4-Storey 8-Classroom School Building in Dr. Josefa Jara Martinez High School, Barangay Tatalon, Quezon City	40,000,000
Construction of 4-Storey 12-Classroom School Building in Doña Rosario High School in Novaliches, Quezon City	40,000,000
Construction of 2-Storey 8-Classroom School Building in Pasong Tamo Elementary School, Barangay Pasong Tamo, Quezon City	40,000,000
Construction of 2-Storey School Building in Kaligayahan Elementary School, Barangay Kaligayahan, Quezon City	10,000,000

Taguig and Pateros	40,000,000

Construction of 7-Storey 21-Classroom School Building in Napindan Integrated Elementary School, Barangay Napindan, Taguig City	40,000,000

Valenzuela	80,000,000

Construction of 4-Storey 12-Classroom School Building in Pasolo National High School (Bldg.1), Barangay Pasolo, Valenzuela City (Phase 2)	20,000,000
Construction of 4-Storey 12-Classroom School Building in Pasolo National High School (Bldg.2), Barangay Pasolo, Valenzuela City	20,000,000
Construction of 4-Storey 12-Classroom School Building in Serrano Elementary School, Barangay Marulas, Valenzuela City	40,000,000

Region I - Ilocos	975,000,000

Ilocos Norte	290,000,000

Construction of 1-Storey 2-Classroom School Building in Suyo Elementary School, Barangay Baruyen, Bangui, Ilocos Norte	6,000,000
Construction of 2-Storey 6-Classroom School Building in Luzong National High School, Barangay Baduang, Pagudpud, Ilocos Norte	18,000,000
Construction of 2-Storey 4-Classroom School Building in Pasaleng National High School, Barangay Pasaleng, Pagudpud, Ilocos Norte	12,000,000
Construction of 1-Storey 2-Classroom School Building in Binsang Elementary School, Barangay Binsang, Pasuquin, Ilocos Norte	6,000,000
Construction of 2-Storey 6-Classroom School Building in Piddig National High School, Barangay 6 Tonoton, Piddig, Ilocos Norte	18,000,000
Construction of 1-Storey 3-Classroom School Building in Sta. Maria Elementary School, Barangay Sta. Maria, Piddig, Ilocos Norte	9,000,000
Construction of 1-Storey 2-Classroom School Building in San Pedro Elementary School, Barangay 13 San Pedro, Sarrat, Ilocos Norte	6,000,000
Construction of 2-Storey 4-Classroom School Building in Salpad Integrated School, Barangay 17, P.F. Alviar, Vintar, Ilocos Norte	12,000,000
Construction of 4-Storey 16-Classroom School Building in Bacarra National Comprehensive High School, Barangay 1 Sta. Rita, Bacarra, Ilocos Norte	48,000,000
Construction of 1-Storey 6-Classroom School Building in Virbira-Angset Elementary School, Barangay Virbira, Carasi, Ilocos Norte	6,000,000
Construction of 3-Storey 12-Classroom School Building in Ilocos Norte National High School, Barangay 4, Laoag City, Ilocos Norte	36,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	979
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 2-Storey 4-Classroom School Building in Plaridel Elementary School, Barangay 28, Laoag City, Ilocos Norte	12,000,000
Construction of 4-Storey 8-Classroom School Building in Shamrock Elementary School, Barangay 7-B, Laoag City, Ilocos Norte	25,000,000
Construction of 4-Storey 12-Classroom School Building in Mariano Marcos Laboratory Elementary School, Barangay 5, Laoag City, Ilocos Norte	36,000,000
Construction of 4-Storey 20-Classroom School Building in San Nicolas National High School Elementary School, Barangay 24, Municipality of San Nicolas, Ilocos Norte	40,000,000

Ilocos Sur	160,000,000

Construction of 3-Storey 14-Classroom School Building in San Vicente Integrated School, Poblacion, San Vicente, Ilocos Sur	40,000,000
Construction of 2-Storey 6-Classroom School Building in Dr. Gacula Memorial National High School, Brgy. Tamurong 1st, Candon City, Ilocos Sur	17,000,000
Construction of 2-Storey 4-Classroom School Building in Bugnay Elementary School, Brgy. Bugnay, Candon City, Ilocos Sur	12,500,000
Construction of 2-Storey 4-Classroom School Building in Bagar Elementary School, Brgy. Bagar, Candon City, Ilocos Sur	12,500,000
Construction of 1-Storey 2-Classroom School Building in Bagani Tocgo Elementary School, Brgy. Bagani Tocgo, Candon City, llocos Sur	6,000,000
Construction of 2-Storey 6-Classroom School Building in Santo Tomas National High School, Brgy. Santo Tomas, Candon City, Ilocos Sur	17,000,000
Construction of 2-Storey 6-Classroom School Building in Santa National High School, Brgy. Marcos, Santa, Ilocos Sur	15,000,000
Construction of 2-Storey 6-Classroom School Building in Pantay Tamurong Elementary School, Barangay Tamurong, Caoayan, Ilocos Sur	20,000,000
Construction of 2-Storey 6-Classroom School Building in Villamar Elementary School, Barangay Tamurong, Caoayan, Ilocos Sur	20,000,000

La Union	140,000,000

Construction of 1-Storey 2-Classroom School Building of San Miguel Sur Elementary School, Agoo, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building of Palina Annex Elementary School, Pugo, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building of Parasapas Elementary School, Rosario, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building of San Fermin Elementary School, Caba, La Union	5,000,000
Construction of 2-Storey 4-Classroom School Building in San Juan National School, Barangay Ili Sur, San Juan, La Union	14,000,000
Construction of 1-Storey 2-Classroom School Building in Dasay Elementary School, Barangay Dasay, San Juan, La Union	6,000,000
Construction of 1-Storey 2-Classroom School Building in Amlang Elementary School, Barangay Amlang, Rosario, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Gregorio National High School, Barangay San Gregorio, Caba, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ballay Elementary School, Barangay Ballay, Bauang, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calumbaya Elementary School, Barangay Calumbaya, Bauang, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Baccuit Elementary School, Barangay Baccuit, Bauang, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabaritan Integrated School, Barangay Cabaritan, Naguilian, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lioac Elementary School, Barangay Lioac, Naguilian, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Casilagan Elementary School, Barangay Casilagan, Sto. Tomas, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Julian Integrated School, Barangay San Julian, Agoo, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tanglag Elementary School, Barangay Tanglag, Rosario, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Don Jose Elementary School, Barangay Concepcion, Rosario, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Delles Integrated School, Barangay Delles, Burgos, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Gallano Elementary School, Barangay Gallano, Aringay, La Union, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cubal Integrated School, Barangay San Pedro, Agoo, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in Baay Integrated School, Barangay Baay, Bagulin, La Union	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Jose National High School, Barangay San Jose, Caba, La Union	5,000,000
Construction of School Building at Baccuit Elementary School, Bauang, La Union	1,700,000
Construction of 2-Storey 4-Classroom Building at Regional Science High School for Region I, Bangar, La Union	13,000,000
Construction of School Building at Damortis Elementary School, Sto. Tomas, La Union	5,300,000

Pangasinan	385,000,000

Construction of School Building in Bolinao Integrated School, Barangay Germinal, Bolinao, Pangasinan	14,000,000
Construction of School Building in Anda Integrated School, Barangay Poblacion, Anda, Pangasinan	7,000,000
Construction of School Building, Lucero Elementary School, Barangay Lucero, Bolinao, Pangasinan	8,000,000
Construction of School Building in Pangapisan Integrated School, Barangay Pangapisan, Alaminos City, Pangasinan	5,500,000

980	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of School Building in Maliga Elementary School, Barangay Macatiw, Alaminos City, Pangasinan	5,500,000
Construction of 3-Storey 6-Classroom School Building in Aguilar Integrated School - Phase 2 (Pogomboa, Aguilar, Pangasinan)	8,000,000
Construction of 2-Storey 4-Classroom School Building in Kadampat Elementary School - Phase 2 (Bolo, Labrador, Pangasinan)	5,000,000
Construction of 2-Storey 4-Classroom School Building In Bocacliw Elementary School (Bocacliw, Aguilar, Pangasinan)	9,000,000
Construction of 2-Storey 4-Classroom School Building in Ramon Magsaysay Integrated School (Magsaysay, Labrador, Pangasinan)	9,000,000
Construction of 2-Storey 4-Classroom School Building in Olo National High School (Olo Cacamposan, Mangatarem, Pangasinan)	9,000,000
Construction of 1-Storey 2-Classroom School Building in Bacnar Elementary School, Barangay Bacnar, San Carlos City, Pangasinan	5,000,000
Construction of 1-Storey 3-Classroom School Building in Ano Elementary School, Barangay Ano, San Carlos City, Pangasinan	6,000,000
Construction of 1-Storey 3-Classroom School Building in Malasiqui Central School, Brgy. Poblacion, Malasiqui, Pangasinan	6,000,000
Construction of 1-Storey 3-Classroom School Building in San Julian Elementary School, Brgy. San Julian, Malasiqui, Pangasinan	6,000,000
Construction of 1-Storey 2-Classroom School Building in Don Pedro Elementary School, Brgy. Don Pedro, Malasiqui, Pangasinan	5,000,000
Construction of 1-Storey 3-Classroom School Building in Ambayat High School (Arenas High School), Brgy. Ambayat 2nd, Bayambang, Pangasinan	6,000,000
Construction of 1-Storey 3-Classroom School Building in San Vicente Elementary School, Brgy. San Vicente, Bayambang, Pangasinan	6,000,000
Construction of Modified Standard 3-Storey 9-Classroom School Building in Carael Elementary School at Brgy. Carael, Dagupan City, Pangasinan	20,000,000
Construction of Modified Standard 2-Storey 8-Classroom School Building in David National High School School at Brgy. David, Mangaldan, Pangasinan	20,000,000
Construction of 4-Storey 12-Classroom for Juan G. Macaraeg National High School, Canarvacanan, Binalonan, Pangasinan	40,000,000
Construction of 3-Storey 9-Classroom School Building in Rajal-Angayan National High School, Barangay Rajal, Balungao, Pangasinan	30,000,000
Construction of 2-Storey 4-Classroom School Building in Barat Elementary School, Barangay Barat, Umingan, Pangasinan	10,000,000
Construction of 1-Storey 2-Classroom School Building in Maya Elementary School, Barangay Maya, Infanta, Pangasinan	5,500,000
Construction of 1-Storey 2-Classroom School Building in Seselangin Elementary School, Barangay Seselangin, Sual, Pangasinan	6,000,000
Construction of 1-Storey 2-Classroom School Building in Eguia Elementary School, Barangay Eguia, Dasol, Pangasinan	5,500,000
Construction of 1-Storey 2-Classroom School Building in De Guzman Integrated School, Barangay De Guzman, Mabini, Pangasinan	5,500,000
Construction of 1-Storey 2-Classroom School Building in Bacnit Integrated School, Barangay Bacnit, Mabini, Pangasinan	5,500,000
Construction of 1-Storey 2-Classroom School Building in Bobonot Elementary School, Barangay Bobonot, Dasol, Pangasinan	6,000,000
Construction of 1-Storey 2-Classroom School Building in San Vicente Elementary School, Barangay San Vicente, Alaminos City, Pangasinan	6,000,000
Construction of 2-Storey 4-Classroom School Building in San Roque Integrated School, Brgy. San Roque, San Manuel, Pangasinan	12,500,000
Construction of 2-Storey 4-Classroom School Building in Esmeralda Integrated School, Brgy. Esmeralda, Balungao, Pangasinan	12,500,000
Construction of 2-Storey 4-Classroom School Building in Cato National High School, Barangay Cato, Municipality of Infanta, Province of Pangasinan	14,000,000
Construction of 1-Storey 2-Classroom School Building in Ildefonso Quimson Elementary School, Barangay Tawin Tawin, Alaminos City, Province of Pangasinan	6,000,000
Construction of 2-Storey 4-Classroom School Building in Bacag Central School, Barangay Bacag, Villasis, Pangasinan	14,500,000
Construction of 1-Storey 2-Classroom School Building in Casabula Elementary School, Barangay Casantaan, Urdaneta City, Pangasinan	5,500,000
Construction of 4-Storey 8-Classroom School Building in Natividad National High School, Barangay Poblacion East, Natividad, Pangasinan	28,000,000
Construction of 2-Storey 4-Classroom School Building in Pangaoan Integrated School, Barangay Pangaoan, Rosales, Pangasinan	12,000,000

Cordillera Administrative Region (CAR)	450,000,000

Abra	40,000,000

Construction of 1-Storey 2-Classroom School Building, Patucannay Elementary School, Brgy. Patucannay, Bangued, Abra	5,000,000
Construction of 1-Storey 2-Classroom School Building, La Paz Integrated School, Brgy. Poblacion, La Paz, Abra	5,000,000
Construction of 1-Storey 2-Classroom School Building, Liguis Elementary School, Brgy. Liguis, La Paz, Abra	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	981
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building, Canan Elementary School, Brgy. Canan, La Paz, Abra	5,000,000
Construction of 1-Storey 2-Classroom School Building, Bulbulala Elementary School, Brgy. Bulbulala, La Paz, Abra	5,000,000
Construction of 1-Storey 2-Classroom School Building, Toon Elementary School, Brgy. Toon, La Paz, Abra	5,000,000
Construction of 1-Storey 2-Classroom School Building, Benben Elementary School, Brgy. Benben, La Paz, Abra	5,000,000
Construction of 1-Storey 2-Classroom School Building, Malabbaga Elementary School, Brgy. Malabbaga, La Paz, Abra	5,000,000

Apayao	40,000,000

Construction of 1-Storey 2-Classroom School Building in Sta. Filomena Elementary School, Barangay Sta. Filomena, Calanasan, Apayao	5,743,000
Construction of 1-Storey 2-Classroom School Building in Lt. Balag Elementary School, Barangay Lt. Balag, Pudtol, Apayao	5,765,000
Construction of 2-Storey 4-Classroom School Building in Consuelo National High School, Barangay Consuelo, Sta. Marcela, Apayao	19,401,000
Construction of 1-Storey 3-Classroom School Building in Musimut National High School, Barangay Musimut, Kabugao, Apayao	9,091,000

Baguio City	40,000,000

Construction of 2-Classroom School Building in Pines City National High School, Palma-Urbano Barangay, Baguio City	5,000,000
Construction of 2-Classroom School Building in Crystal Cave Elementary School at Bakakeng Central Barangay, Baguio City	5,000,000
Construction of 3-Classroom School Building in Pinget Elementary School at Pinget Barangay, Baguio City	5,000,000
Construction of 2-Classroom School Building in Pacdal (Liteng) Elementary School at Pacdal Barangay, Baguio City	5,000,000
Construction of 2-Classroom School Building in San Vicente Elementary School at San Vicente Barangay, Baguio City	5,000,000
Construction of 2-Classroom School Building in Alfonso Tabora Elementary School at New Lucban Barangay, Baguio City	5,000,000
Construction of 4-Classroom School Building in Rizal National High School at Pacdal Barangay, Baguio City	10,000,000

Benguet	210,000,000

Construction of 3-Storey 13-Classroom School Building with Science Laboratory Room in Ambangeg National High School, Barangay Daklan, Bokod, Benguet	40,000,000
Construction of 4-Storey 8-Classroom School Building in Loo National High School, Barangay Loo, Buguias, Benguet	40,000,000
Construction of 2-Storey 4-Classroom School Building in Liang Primary School, Barangay Loacan, Itogon, Benguet	10,000,000
Construction of 3-Storey 15-Classroom School Building in Gov. Bado Dangwa Agro Industrial School, Kapangan, Benguet	40,000,000
Construction of 3-Storey 15-Classroom School Building in Taneg Elementary School, Barangay Taneg, Mankayan, Benguet	40,000,000
Construction of 2-Storey 4-Classroom School Building in Tacadang National High School, Barangay Tacadang, Kibungan, Benguet	25,500,000
Construction of 2-Storey 6-Classroom School Building in Indaoac Elementary School, Barangay Tabaan Sur, Tuba, Benguet	14,500,000

Ifugao	40,000,000

Construction of 1-Storey 2-Classroom School Building in Rufino I, Chungalao Science High School, Barangay Monggayang, Aguinaldo, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Aguinaldo National High School Annex, Barangay Awayan, Aguinaldo, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tulaed National High School (Senior High School), Tulaed, Mayoyao, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dengao Elementary School Extension (Alam-am Elementary School), Ahin, Tinoc, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Amganad Elementary School, Amganad, Banaue, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Abatan Elementary School, Abatan, Hungduan, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Panopdopan Elementary School, Panopdopan, Lamut, Ifugao	5,000,000
Construction of 1-Storey 2-Classroom School Building in Maloy Primary School, Cawayan, Asipulo, Ifugao	5,000,000

Kalinga	40,000,000

Construction of 1-Storey 2-Classroom School Building in Balbalasang Elementary School, Barangay Balbalasang, Balbalan, Kalinga	5,000,000
Construction of 1-Storey 2-Classroom School Building in Western Kalinga National High School, Barangay Buaya, Balbalan, Kalinga	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lubuagan National High School, Barangay Uma, Lubuagan, Kalinga	5,000,000
Construction of 1-Storey 2-Classroom School Building in Pasil National High School, Barangay Cagaluan, Pasil, Kalinga	5,000,000
Construction of 1-Storey 2-Classroom School Building in Allaguia National High School, Barangay Allaguia, Pinukpuk, Kalinga	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cal-owan Agricultural Vocational National High School-Aciga Extension, Barangay Aciga, Pinukpuk, Kalinga	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sesec-an Primary School, Talalang, Balbalan, Kalinga	5,000,000

982	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Lacnog Integrated School, Barangay Lacnog, Tabuk City, Kalinga	5,000,000

Mt. Province	40,000,000

Construction of 1-Storey 2-Classroom School Building in Demang Elementary School, Barangay Demang, Sadanga, Mountain Province	5,000,000
Construction of 1-Storey 2-Classroom School Building in Wellie Maclinic Elementary School, Barangay Bacarri, Paracelis, Mountain Province	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ambatutong Elementary School, Barangay Bunot, Paracelis, Mountain Province	5,000,000
Construction of 1-Storey 2-Classroom School Building in Butigue National High School, Barangay Butigue, Paracelis, Mountain Province	5,000,000
Construction of 2-Storeys 4-Classroom School Building in Sagada National High School, Barangay Patay, Sagada, Mountain Province	10,000,000
Construction of 2-Storeys 4-Classroom School Building in Mountain Province Special Education Center, Barangay Poblacion, Bontoc, Mountain Province	10,000,000

Region II - Cagayan Valley	620,000,000

Batanes	40,000,000

Construction of 1-Storey 3-Classroom School Building in Mayan Elementary School Phase II, Barangay San Rafael, Itbayat, Batanes	15,000,000
Construction of 1-Storey 3-Classroom School Building in Itbayat National Agricultural High School (INAHS) Phase II, Barangay San Rafael, Itbayat, Batanes	15,000,000
Construction of 1-Storey 2-Classroom School Building in Ivana National High School, Barangay Radiwan, Ivana, Batanes	10,000,000

Cagayan	140,000,000

Construction of 2-Storey 4-Classroom School Building in Tasica Elementary School, Barangay Taligan, Gattaran, Cagayan	10,000,000
Construction of 2-Storey 4-Classroom School Building in Alcala Rural School, Barangay Agani, Alcala, Cagayan	10,000,000
Construction of 2-Storey 4-Classroom School Building in Mabini Elementary School, Barangay Mabini, Baggao, Cagayan	10,000,000
Construction of 1-Storey 2-Classroom School Building in Gonzaga National High School, Barangay Smart, Gonzaga, Cagayan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bagunot Elementary School, Barangay Bagunot, Baggao, Cagayan	5,000,000
Construction of School Building in Calog Sur Elementary School, Brgy. Calog Sur, Abulug, Cagayan Province	20,000,000
Construction of 1-Storey 2-Classroom School Building in Libertad Elementary School, Barangay Libertad, Abulug, Cagayan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Alinunu Elementary School, Barangay Alinunu, Abulug, Cagayan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Simayung Elementary School, Barangay Simayung, Abulug, Cagayan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calog Norte Elementary School, Barangay Calog Norte, Abulug, Cagayan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Abulug Central Elementary School, Barangay Centro, Abulug, Cagayan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bagu Elementary School, Barangay Bagu, Abulug, Cagayan	5,000,000
Construction of 2 Units of 1-Storey 2-Classroom School Building in Lucban Elementary School, Barangay Lucban, Abulug, Cagayan	10,000,000
Construction of 2-Storey 6-Classroom School Building (Phase I) in Lagum Integrated School, Barangay Nabbabalayan, Peñablanca, Cagayan	10,000,000
Construction of 2-Storey 6-Classroom School Building (Phase I) in Sitio Damortis, Sampaguita Elementary School, Barangay Sampaguita, Solana, Cagayan	10,000,000
Construction of 2-Storey 6-Classroom School Building (Phase I) in Enrile West Central School, Barangay San Jose, Enrile, Cagayan	10,000,000
Construction of 2-Storey 6-Classroom School Building (Phase I) in Baccuit Elementary School, Barangay Baccuit, Amulung, Cagayan	10,000,000

Isabela	340,000,000

Construction of 2-Storey 8-Classroom School Building in Aggub Elementary School, Brgy. Aggub, Cabagan, Isabela	25,000,000
Construction of 1-Storey 2-Classroom School Building in Simanu Norte Elementary School, Brgy. Simanu Norte, San Pablo, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Biga Integrated School, Brgy. Biga, Sto. Tomas, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabisera 24 Elementary School, Brgy. Cabisera 24, City of Ilagan, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cataguing Elementary School, Barangay Cataguing, San Mariano, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Pedro Elementary School, Barangay San Pedro, San Mariano, Isabela	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	983
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in San Isidro Integrated School, Barangay Disulap, San Mariano, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Luzcon Elementary School, Barangay Gangalan, San Mariano, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dicamay Integrated School, Barangay Dicamay, San Mariano, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calaocan Elementary School, Barangay Calaocan, Benito Soliven, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in New Magsaysay Integrated School, Barangay New Magsaysay, Benito Soliven, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Carlos Elementary School, Barangay San Carlos, Benito Soliven, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building with toilet attached in Bustamante Elementary School, Barangay Bustamante, Luna, Isabela	6,150,000
Construction of 1-Storey 2-Classroom School Building with toilet attached in Lalog Elementary School, Barangay Lalog 1, Luna, Isabela	6,150,000
Construction of 1-Storey 4-Classroom School Building with toilet attached in Luna Central School, Barangay Centro 1, Luna, Isabela	12,350,000
Construction of 1-Storey 3-Classroom School Building with toilet attached in Puroc-Concepcion Elementary School, Barangay Puroc, Luna, Isabela	9,200,000
Construction of 1-Storey 2-Classroom School Building with toilet attached in Pulay-Union Kalinga Elementary School, Barangay Pulay, Luna, Isabela	6,150,000
Construction of 1-Storey 2-Classroom School Building in Matusalem Elementary School, Barangay Matusalem, Roxas, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lanting Elementary School, Barangay Lanting, Roxas, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Callang National High School, Barangay District 4, San Manuel, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Rizal Comprehensive National High School, Barangay Rizal, Quirino, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Barucboc National High School, Barangay Barucboc, Quezon, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Camarungayan Elementary School, Barangay Camarungayan, Aurora, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Catabban Elementary School, Barangay Catabban, Burgos, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building in Rang-ayan Elementary School, Barangay Rang-ayan, Mallig, Isabela	5,000,000
Construction of 1-Storey 4-Classroom (w/Toilet) School Building in Annafunan Elementary School, Barangay Annafunan, Echague, Isabela	5,000,000
Construction of 2-Storey 4-Classroom School Building in Imelda R. Marcos High School-Mabbayad Annex, Barangay Mabbayad, Echague, Isabela	10,000,000
Construction of 1-Storey 3-Classroom (w/Toilet) School Building in Pag-asa Elementary School, Barangay Pag-asa, Echague, Isabela	5,000,000
Construction of 1-Storey 3-Classroom (w/Toilet) School Building in Dietban Integrated School, Barangay Dietban, San Guillermo, Isabela	5,000,000
Construction of 1-Storey 6-Classroom School Building in Cauayan South Central School, Barangay District I, Cauayan City, Isabela	15,000,000
Construction of 1-Storey 4-Classroom School Building in Alicia National High School Annex, Barangay Mabini, Alicia, Isabela	10,000,000
Construction of 1-Storey 4-Classroom School Building in Bunnay Elementary School, Barangay Bunnay, Angadanan, Isabela	10,000,000
Construction of 1-Storey 4-Classroom School Building in Ramon National High School, Barangay Oscariz, Ramon, Isabela	10,000,000
Construction of 1-Storey 4-Classroom School Building in Salinungan National High School, Barangay Salinungan West, San Mateo, Isabela	10,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, San Sebastian Integrated School, San Sebastian, Jones, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, JT Sebastian Primary School, Dicamay II, Jones, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, Dibulo Integrated School, Dibulo, Dinapigue, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, Ayod Integrated School, Patikid St., Ayod, Dinapigue, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, Sinaoangan Sur Elementary School, Purok 4, Sinaoangan Sur, San Agustin, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, San Jose Integrated School, San Jose, Santiago City, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, Sinili Integrated School, Sinili, Santiago City, Isabela	5,000,000

984	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom (with toilet) School Building, Cordon National High School, Magsaysay, Cordon, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building, Bannawag Elementary School, Santiago City, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building, Sinsayon Elementary School, Brgy. Sinsayon, Santiago City, Isabela	5,000,000
Construction of 2-Storey 4-Classroom School Building, Taliktik Integrated School, Brgy. Taliktik, Cordon, Isabela	10,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, Jones West Central School Campus 2 in Brgy. 2, Jones, Isabela	5,000,000
Construction of 1-Storey 2-Classroom (with toilet) School Building, Disimpit, Elementary School, Brgy. Disimpit, Jones, Isabela	5,000,000
Construction of 2-Storey 4-Classroom(with toilet) School Building, Jones West Central School Campus 1, Brgy. 1, Jones, Isabela	10,000,000
Construction of 1-Storey 2-Classroom School Building, Cabagan Science Elementary School, Brgy. Catabayungan, Cabagan, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building, Ngarag Primary School, Brgy. Ngarag, Cabagan, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building, San Bernardo Elementary School, Brgy. San Bernardo, Cabagan, Isabela	5,000,000
Construction of 1-Storey 2-Classroom School Building, Casibarag Elementary School, Brgy. Casibarag, Cabagan, Isabela	5,000,000

Nueva Vizcaya	60,000,000

Construction of 2-Storey 8-Classroom School Building of Santa Fe National High School, Villaflores, Santa Fe, Nueva Vizcaya	20,000,000
Construction of School Building in San Fernando Elementary School, Barangay San Fernando, Bambang, Nueva Vizcaya	10,000,000
Construction of School Building in Pinayag Elementary School, Barangay Pinayag, Kayapa, Nueva Vizcaya	10,000,000
Construction of School Building in Pinayag High School, Barangay San Pinayag, Kayapa, Nueva Vizcaya	10,000,000
Construction of School Building in Sta. Fe Central School, Barangay Baliling, Sta. Fe, Nueva Vizcaya	10,000,000

Quirino	40,000,000

Construction of 1-Storey 2-Classroom School Building in Der-an Integrated School, Barangay Guribang, Diffun, Quirino	5,335,000
Construction of 1-Storey 2-Classroom School Building in Liwayway Elementary School, Barangay Liwayway, Diffun, Quirino	5,300,000
Construction of 1-Storey 3-Classroom School Building in Mangandingay Elementary School, Barangay Mangandingay, Cabarroguis, Quirino	7,610,000
Construction of 1-Storey 2-Classroom School Building in Zamora Elementary School, Barangay Zamora, Cabarroguis, Quirino	5,855,000
Construction of 1-Storey 3-Classroom School Building in Dagupan Integrated School, Barangay Dagupan, Aglipay, Quirino	7,650,000
Construction of 1-Storey 3-Classroom School Building in Pulang-Lupa Elementary School, Barangay Disimungal, Nagtipunan, Quirino	8,250,000

Region III - Central Luzon	1,215,000,000

Aurora	40,000,000

Construction of 1-Storey 2-Classroom School Building in Lawang Elementary School, Brgy. Lawang, Dilasag, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in Suguit National High School, Brgy.Suguit, Maria Aurora, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dikapinisan Elementary School, Brgy. Dikapinisan, San Luis, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mapalad Elementary School, Brgy. Mapalad, Dinalungan, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Luis Central School, Brgy. 1, San Luis, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in Casiguran Central School, Brgy. 8, Casiguran, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabog Integrated School, Brgy. Matawe, Dingalan, Aurora	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calaocan Integrated School, Brgy. Calaocan, Dipaculao, Aurora	5,000,000

Bataan	120,000,000

Construction of 2-Storey 4-Classroom School Building, Pandatung Elementary School, Hermosa, Bataan	16,200,000
Construction of 2-Storey 6-Classroom School Building, Samal North Elementary School, Samal, Bataan	23,800,000
Construction of 2-Storey 4-Classroom School Building, Sto. Domingo Elementary School, Barangay Santo Domingo, Orion, Bataan	15,000,000
Construction of 2-Storey 4-Classroom School Building, Dr. Victoria B. Roman MHS, Barangay Pantingan, Pilar, Bataan	15,000,000
Construction of 1-Storey 2-Classroom School Building, Tanato Integrated School, Barangay Tanato, Balanga, Bataan	5,000,000
Construction of 1-Storey 2-Classroom School Building, Cabog-Cabog Integrated School, Barangay Cabog-Cabog, Balanga, Bataan	5,000,000
Construction of 2-Storey 4-Classroom School Building in Balon Elementary School, Barangay Balon Anito, Mariveles, Bataan	13,333,000
Construction of 2-Storey 4-Classroom School Building in Sta. Isabel Elementary School, Barangay Santa Isabel (Tabacan), Dinalupihan, Bataan	13,333,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	985
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 2-Storey 4-Classroom School Building in Overland Elementary School, Barangay Atilano L. Ricardo, Bagac, Bataan	13,334,000

Bulacan	385,000,000

Construction of 2-Storey 4-Classroom School Building in Binagbag National High School, Brgy. Binagbag, Angat, Bulacan	15,000,000
Construction of 2-Storey 4-Classroom School Building in Congressman Erasmo R. Cruz Memorial Central School, Barangay Wakas, Bocaue, Bulacan	20,000,000
Construction of 2-Storey 4-Classroom School Building in Batia Elementary School, Barangay Batia, Bocaue, Bulacan	20,000,000
Construction of 3-Storey 6-Classroom School Building at City of Malolos Integrated School-Catmon, City of Malolos, Bulacan	30,000,000
Construction of 2-Storey 2-Classroom School Building at Look 1st Elementary School, City of Malolos, Bulacan	10,000,000
Construction of 2-Storey 8-Classroom School Building in San Pedro Elementary School, Barangay San Pedro, Bustos, Bulacan	40,000,000
Construction of 2-Storey 6-Classroom School Building in Pulong Sampaloc Elementary School, Brgy. Pulong Sampaloc, Dońa Remedios Trinidad, Bulacan	20,000,000
Construction of 2-Storey 6-Classroom School Building in Salacot Elementary School, Brgy. Salacot, San Miguel, Bulacan	20,000,000
Construction of 4-Storey 12-Classroom School Building in Bagbaguin Elementary School, Barangay Bagbaguin, City of Meycauayan, Bulacan	40,000,000
Construction of 2-Storey 4-Classroom School Building in Doña Escolastica Aldaba Punongbayan Elementary School, Brgy. Sta. Rita, Guiguinto, Bulacan	40,000,000
Construction of 2-Storey 4-Classroom School Building in Balasing Elementary School, Brgy. Balasing, Santa Maria, Bulacan	16,000,000
Construction of 2-Storey 6-Classroom School Building in Garden Village Elementary School, Brgy. Pulong Buhangin, Santa Maria, Bulacan	24,000,000
Construction of 2-Storey 4-Classroom School Building in Lalakhan Elementary School, Brgy. Lalakhan, Santa Maria, Bulacan	16,000,000
Construction of 2-Storey 4-Classroom School Building in Sta. Cruz Elementary School, Brgy. Sta. Cruz, Santa Maria, Bulacan	15,000,000
Construction of 2-Storey 2-Classroom School Building in Jose Juan Serapio Elementary School, Brgy. Catmon, Santa Maria, Bulacan	9,000,000
Construction of 2-Storey 2-Classroom School Building in Cay-Pombo Elementary School, Barangay Cay-Pombo, Sta. Maria Bulacan	10,000,000
Construction of 3-Storey 6-Classroom School Building in Goldenville Elementary School, Barangay Gaya-gaya, City of San Jose del Monte, Bulacan	18,000,000
Construction of 4-Storey 8-Classroom School Building in Muzon Pabahay Elementary School, Barangay Muzon, City of San Jose del Monte, Bulacan	22,000,000

Nueva Ecija	210,000,000

Construction of School Building in Don Cirilo B. Acosta Elementary School, 1-Storey 2-Classroom, Barangay Macarse, Zaragosa, Nueva Ecija	5,000,000
Construction of School Building Sta.Lucia Young Elementary School, 1-Storey 2-Classroom, Barangay Sta. Lucia Young, Zaragosa, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bucot Elementary School, Barangay Bucot, Aliaga, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Curva Elementary School, Barangay Curva, Cuyapo, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Alejandro Elementary School, Barangay San Alejandro, Quezon, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bakal II Integrated School, Barangay Bakal II, Talavera, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro Elementary School, Barangay San Isidro, Zaragoza, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sto. Domingo Central School, Barangay Malasin, Sto. Domingo, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Nampicuan Central School, Barangay South Central Poblacion, Nampicuan, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Licab Central School, Barangay Poblacion Sur, Licab, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in A.B. Norte Elementary School, Barangay A.B. Norte, Llanera, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro Elementary School, Barangay San Isidro, Lupao, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Alalay Grande Elementary School, Barangay Alalay Grande, Lupao, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Villa Boado Elementary School, Barangay Villa Boado, Talugtug, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Villa Rosario Elementary School, Barangay Villa Rosario, Talugtug, Nueva Ecija	5,000,000

986	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Sto. Domingo Elementary School, Barangay Sto. Domingo, Talugtug, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sampaloc Elementary School, Barangay Sampaloc, Talugtug, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Villa Rosenda Elementary School, Barangay Villa Rosenda, Talugtug, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Palayan City National High School Langka Annex, Barangay Langka, Palayan City, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro National High School JMPNHS Annex, Barangay San Isidro, Laur, Nueva Ecija	5,000,000
Construction of 2-Storey 4-Classroom School Building in Calagundian Elementary School, Barangay Aduas Norte, Cabanatuan City, Nueva Ecija	15,000,000
Construction of 2-Storey 4-Classroom School Building in J. Tomacruz Elementary School, Barangay Curva, Bongabon, Nueva Ecija	15,000,000
Construction of 2-Storey 6-Classroom School Building in Penaranda Central School, Barangay Poblacion, Penaranda, Nueva Ecija	20,000,000
Construction of 2-Storey 6-Classroom School Building in Sto. Cristo Integrated School, Barangay Sto. Cristo, San Isidro, Nueva Ecija	20,000,000
Construction of 1-Storey 2-Classroom School Building in Camanggahan Elementary School, Barangay Gen. Luna, Carranglan, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Rizal Elementary School, Barangay Rizal, Science City of Muñoz, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Pantabangan National High School, Barangay Villarica, Pantabangan, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Aglipay Elementary School, Barangay Aglipay, Rizal, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ballesteros Elementary School, Barangay Paco Roman, Rizal, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bicos National High School, Barangay Bicos, Rizal, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Pantabangan West Central School, Barangay West Poblacion, Pantabangan, Nueva Ecija	5,000,000
Construction of 1-Storey 2-Classroom School Building in Talugtug East Central Elementary School, Barangay Osmeña, Talugtug, Nueva Ecija	5,000,000

Pampanga	240,000,000

Construction of 2-Storey 6-Classroom School Building in Don Ambrocio Mendiola Integrated School, Barangay Capaya, Angeles City, Pampanga	25,000,000
Construction of 2-Storey 4-Classroom School Building in Leoncia Village Elementary School, Barangay Sto. Domingo, Angeles City, Pampanga	15,000,000
Construction of 4-Storey 20-Classroom School Building, San Vicente Pilot School for Philippine Craftsmen, Bulaon Resettlement Center, Barangay Bulaon, City of San Fernando, Pampanga	50,000,000
Construction of 2-Storey 4-Classroom School Building, San Agustin Elementary School, Barangay San Agustin, Sta. Ana, Pampanga	11,000,000
Construction of 4-Classroom School Building, Camba NHS, Barangay Camba, Arayat, Pampanga	10,000,000
Construction of 4-Storey 12-Classroom School Building, San Jose Malino NHS, Barangay San Jose Malino, Mexico, Pampanga	32,000,000
Construction of 3-Storey 6-Classroom School Building, Panipuan High School, Barangay Panipuan, City of San Fernando, Pampanga	17,000,000
Construction of 3-Storey 6-Classroom School Building, Bacolor Central Integrated School, Bacolor, Pampanga	20,000,000
Construction of 3-Storey 6-Classroom School Building, San Fernando Elementary School, Barangay Sto. Rosario, City of San Fernando, Pampanga	20,000,000
Construction of 2-Classroom elevated School Building in San Nicolas Elementary School, San Nicholas, Masantol, Pampanga	8,000,000
Construction of 2-Classroom elevated School Building in Sta. Lutgarda Elementary School, Macabebe, Pampanga	8,000,000
Construction of 2-Classroom elevated School Building in Sta. Lucia Elementary School, Margarita Bondoc, Sta. Lucia, San Luis, Pampanga	8,000,000
Construction of 2-Classroom elevated School Building in Pedrita National High School, San Pedro, Minalin, Pampanga	8,000,000
Construction of 2-Classroom elevated School Building in San Luis High School, San Luis, Pampanga	8,000,000

Tarlac	120,000,000

Construction of 1-Storey 5-Classroom School Building in Santa Ignacia National High School, Barangay San Francisco, Santa Ignacia, Tarlac	28,000,000
Construction of 1-Storey 3-Classroom School Building in Singat Primary School, Barangay Singat, Pura, Tarlac	12,000,000
Construction of 1-Storey 2-Classroom School Building in Calayaan Integrated School, Barangay Calayaan, Gerona, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cardona Elementary School, Barangay Cardona, Gerona, Tarlac	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	987
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Burgos Integrated School, Barangay Burgos, San Jose, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom School Building in Armenia Integrated School (Junior High School), Barangay Armenia, Tarlac City, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom School Building in Don Pepe Cojuangco Homes Elementary School, Barangay Cut-Cut II, Tarlac City, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Juan de Mata Integrated School, Barangay San Juan de Mata, Tarlac City, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sapang Maragul Integrated School, Barangay Sapang Maragul, Tarlac City, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom School Building in Don Casimiro G. Tañedo Integrated School, Barangay Baculong, Victoria, Tarlac	5,000,000
Construction of 1-Storey 2-Classroom with Toilet School Building in Anupul Elementary School, Barangay Anupul, Bamban, Tarlac	5,450,000
Construction of 2-Storey 4-Classroom School Building in Angelina Dizon Jimenez Elementary School (Sto.Domingo ES), Barangay Sto.Domingo, Capas, Tarlac	12,740,000
Construction of 2-Storey 6-Classroom School Building in Malupa Elementary School, Barangay Malupa, Concepcion, Tarlac	16,360,000
Construction of 1-Storey 2-Classroom with Toilet School Building in Rizal Multigrade School, Barangay Rizal, La Paz, Tarlac	5,450,000

Zambales	100,000,000

Construction of 4-Storey 12-Classroom School Building in Olongapo City Elementary School, Barangay West Bajac-Bajac, Olongapo City, Zambales	20,000,000
Construction of 2-Storey 6-Classroom School Building in Balaybay Elementary School, Barangay Balaybay, Castillejos, Zambales	20,000,000
Construction of 2-Storey 6-Classroom School Building in La Paz National High School, Brgy. La Paz, San Narciso, Zambales	18,000,000
Construction of 1-Storey 4-Classroom School Building in Pinagrealan High School, Brgy. Pinagrealan, Candelaria, Zambales	12,000,000
Construction of 1-Storey 3-Classroom School Building in Acoje Elementary School, Brgy. South Lucapon, Sta. Cruz, Zambales	10,000,000
Construction of 2-Storey 6-Classroom School Building in Josephine F. Khonghun Special Education Center, Barangay Wawandue, Subic, Zambales	20,000,000

Region IVA - CALABARZON	1,635,000,000

Batangas	455,000,000

Construction of 2-Storey 4-Classroom School Building in San Nicolas Central School in Brgy. Poblacion, San Nicolas Batangas	10,000,000
Construction of 1-Storey 2-Classroom School Building in Gregorio Sison Memorial Elementary School, Brgy. Munting Tubig, Ibaan, Batangas	5,000,000
Construction of 2-Storey 6-Classroom School Building, Sta. Maria Elementary School, Barangay Sta. Maria, Sto. Tomas, Batangas	20,000,000
Construction of 2-Storey 6-Classroom School Building, Balayan National High School, Barangay Cayponce, Balayan, Batangas	20,000,000
Construction of 1-Storey 2-Classroom School Building at Soloc Elementary School, Brgy. Soloc, Lobo, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building at Jaybanga High School, Brgy. Jaybanga, Lobo, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building at Balibago Elementary School, Brgy. Balibago, Lobo, Batangas	5,000,000
Construction of School Building at San Jose Integrated School, Barangay San Jose, Lipa City, Batangas	40,000,000
Construction of School Building at Tipacan Elementary School, Barangay Tipacan, Lipa City, Batangas	40,000,000
Construction of 2-Storey 4-Classroom School Building in Salaban Elementary School, Barangay Salaban, San Jose, Batangas	25,000,000
Construction of 2-Storey 2-Classroom School Building in Banaybanay Elementary School, Barangay Banaybanay 1, San Jose, Batangas	15,000,000
Construction of 1-Storey 4-Classroom School Building in Payapa Senior High School, Barangay Payapa Ilaya, Lemery, Batangas	10,000,000
Construction of 1-Storey 4-Classroom School Building in Malapad na Bato National High School, Barangay Malapad na Bato, Nasugbu, Batangas	10,000,000
Construction of 1-Storey 4-Classroom School Building in Jose Lopez Manzano National High School, Barangay Mataywanac, Tuy, Batangas	10,000,000
Construction of 1-Storey 4-Classroom School Building in Putol Elementary School, Barangay Putol, Balayan, Batangas	10,000,000
Construction of 1-Storey 2-Classroom School Building in Mainaga-San Francisco Integrated School, Barangay Mainaga, Mabini, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Malimatoc Elementary School, Barangay Malimatoc, Mabini, Batangas	5,000,000

988	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in San Teodoro Elementary School, Barangay San Teodoro, Mabini, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bagalangit Elementary School, Barangay Bagalangit, Mabini, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Anilao Elementary School, Barangay Anilao East, Mabini, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Solo Elementary School, Barangay Solo, Mabini, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Alagao Elementary School, Barangay Alagao, Bauan, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Manghinao Elementary School, Barangay Manghinao Proper, Mabini, Batangas	5,000,000
Construction of 2-Storey 6-Classroom School Building in Looc Elementary School, Barangay Looc, Balete, Batangas	20,000,000
Construction of 2-Storey 6-Classroom School Building in Balas Buco Sta. Maria (BBSM) National High School, Barangay Balas, Talisay, Batangas	20,000,000
Construction of 1-Storey 1-Classroom School Building in Mataasnakahoy National High School, Brgy. 4, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Paaralang Sentral ng Mataasnakahoy, Brgy. 4, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Upa Primary School, Brgy. Upa, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Bubuyan Elementary School, Brgy. Bubuyan, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Paaralang Elementarya ng Loob, Brgy. Loob, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Santol-Mangahan Elementary School, Brgy. Santol, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Paaralang Elementarya ng Bayorbor, Brgy. Bayorbor, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Bayorbor National High School, Brgy. Bayorbor, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Mataasnakahoy Senior High School, Located at Brgy. Bayorbor, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in San Sebastian Elementary School, Brgy. San Sebastian, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Paaralang Elementarya ng Nangkaan, Brgy. Nangkaan, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Paaralang Elementarya ng Lumanglipa, Brgy. Lumanglipa, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 1-Classroom School Building in Paaralang Elementarya ng Kinalaglagan, Brgy. Kinalaglagan, Mataasnakahoy, Batangas	5,000,000
Construction of 1-Storey 2-Classroom School Building in Libjo Sapangan Elementary School, Brgy. Sapangan, San Juan, Batangas	5,000,000
Construction of 2-Storey 4-Classroom School Building in Bagong Pook Elementary School, Brgy. Bagong Pook, Rosario, Batangas	17,500,000
Construction of 2-Storey 4-Classroom School Building in Bigain Integrated School, Brgy. Bigain South, San Jose, Batangas	17,500,000
Construction of 1-Storey 2-Classroom School Building in Lilinggiwan Elementary School, Barangay Ilijan, Batangas City, Province of Batangas	9,586,000
Construction of 1-Storey 2-Classroom School Building in Katandala Elementary School, Barangay Catandala, Batangas City, Province of Batangas	5,757,000
Construction of 1-Storey 2-Classroom School Building in San Agustin Kanluran Elementary School, Barangay San Agustin Kanluran, Isla Verde, Batangas City, Province of Batangas	7,500,000
Construction of 1-Storey 2-Classroom School Building in San Agustin Silangan Elementary School, Barangay San Agustin Silangan Isla Verde, Batangas City, Province of Batangas	7,500,000
Construction of 1-Storey 3-Classroom School Building in Cumba Elementary School, Barangay Cumba, Batangas City, Province of Batangas	9,657,000

Cavite	340,000,000

Construction of 4-Storey 16-Classroom School Building in Aguinaldo Elementary School, Barangay Tabon 2, Kawit, Cavite	40,000,000
Construction of 2-Storey 8-Classroom School Building in Revilla High School, Barangay Maliksi 1, Bacoor City, Cavite	26,000,000
Construction of 4-Storey 4-Classroom School Building in Ligas 2 Elementary School, Barangay Ligas 2, City of Bacoor, Cavite	14,000,000
Construction of 4-Storey 12-Classroom School Building in City of Imus Integrated School, Barangay Pasong Buaya, Imus, Cavite (Phase 2)	10,000,000
Construction of 4-Storey 8-Classroom School Building in City of Imus Integrated School, Barangay Pasong Buaya, Imus, Cavite	30,000,000
Construction of 4-Storey 12-Classroom School Building in Salitran Integrated High School, Barangay Salitran 4, City of Dasmariñas, Province of Cavite	40,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	989
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 3-Storey 6-Classroom School Building in Green Breeze Integrated High School, Green Breeze Village 1, Barangay Langkaan 2, Dasmariñas, Cavite	20,000,000
Construction of 2-Storey 4-Classroom School Building in Pulong Bunga Elementary School, Barangay Pulong Bunga, Silang, Cavite	20,000,000
Construction of 2-Storey 4-Classroom School Building in Santol Elementary School, Barangay Santol, Silang, Cavite	20,000,000
Construction of 4-Storey 16-Classroom School Building in Luis Y. Ferrer Jr. West National High School, Barangay Pasong Kawayan II, General Trias City, Cavite	40,000,000
Construction of Classroom School Building in Guyam Munti Elementary School, Barangay Guyam Munti, Indang, Cavite	5,000,000
Construction of Classroom School Building in Indang Central Elementary School (East) Barangay Poblacion I, Indang, Cavite	5,000,000
Construction of Classroom School Building in Tambo Malaki Elementary School, Barangay Tambo Malaki, Indang, Cavite	10,000,000
Construction of Classroom School Building in Lumampong Elementary School, Barangay Lumampong Halayhay, Indang, Cavite	5,000,000
Construction of Classroom School Building in Daine Elementary School, Barangay Daine I, Indang, Cavite	5,000,000
Construction of Classroom School Building in Agus-os Elementary School, Barangay Agus-os, Indang, Cavite	5,000,000
Construction of Classroom School Building in Kaytambog Elementary School, Barangay Kaytambog, Indang, Cavite	5,000,000
Construction of 2-Storey Building with 4 Classrooms at Anuling Elementary School at Brgy. Anuling Cerca I, Mendez Nuñez, Cavite	17,000,000
Construction of 3-Storey Building with 6 Classrooms at Tagaytay City Integrated School, Brgy. Guinhawa South, Tagaytay City, Cavite	23,000,000

Laguna	360,000,000

Construction of 4-Storey 12-Classroom School Building in Banlic Elementary School, Barangay Banlic, Calamba City, Laguna	40,000,000
Construction of 4-Storey 12-Classroom School Building in Dita Elementary School, Barangay Dita, Santa Rosa, Laguna	40,000,000
Construction of 4-Storey 8-Classroom School Building in Adelina I National High School (Sampaguita Annex), Barangay San Antonio, San Pedro City, Laguna	40,000,000
Construction of 2-Storey 4-Classroom School Building at Kabaritan Elementary School, Brgy. Sto. Domingo, Bay, Laguna	20,000,000
Construction of 2-Storey 4-Classroom School Building at Los Baños Integrated School, Brgy. Mayondon, Los Baños, Laguna	20,000,000
Construction of 2-Storey 4-Classroom School Building in Limao Elementary School, Barangay Limao, Alaminos, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Palma Elementary School, Barangay Palma, Alaminos, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in San Agustin Elementary School, Barangay San Agustin, Alaminos, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in San Marcos Elementary School, Barangay San Marcos, San Pablo City, Laguna	10,000,000
Construction of 4-Storey 12-Classroom School Building (Phase 1) in Santo Angel Sur Elementary School, Barangay Santo Angel Sur, Santa Cruz, Laguna	40,000,000
Construction of 4-Storey 8-Classroom School Building in Biñan Central Elementary School, Barangay Sto. Domingo, Biñan City, Laguna	40,000,000
Construction of 2-Storey 4-Classroom School Building in Taytay Malaya Elementary School, Barangay Taytay, Nagcarlan, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Banilad Elementary School, Barangay Banilad, Nagcarlan, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Sinipian Elementary School, Barangay Sinipian, Nagcarlan, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in De Mesa Elementary School, Barangay San Gregorio, Alaminos, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Concepcion Elementary School, Barangay Concepcion, San Pablo City, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Sta. Catalina Elementary School, Barangay Sta. Catalina, San Pablo City, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Sta. Ana Elementary School, Barangay Sta. Ana, San Pablo City, Laguna	10,000,000
Construction of 2-Storey 4-Classroom School Building in Sto. Nino Elementary School, Barangay Sta. Nino, San Pablo City, Laguna	10,000,000

Quezon	200,000,000

Construction of 1-Storey 3-Classroom School Building in Dona Aurora Elementary School, Barangay Rizaliana, Mauban, Quezon	7,500,000
Construction of 1-Storey 3-Classroom School Building in Real Central Elementary School, Barangay Poblacion 1, Real, Quezon	7,500,000
Construction of 1-Storey 2-Classroom School Building in Magsikap Integrated School (Formerly Magsikap E/S), Barangay Magsikap, General Nakar, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Rizal Elementary School, Barangay Rizal, Panukulan, Quezon	5,000,000

990	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Paaralang Sekundarya ng Patnanungan Norte, Barangay Patnanungan Norte, Patnanungan, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Burdeos National High School, Barangay Poblacion, Burdeos, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Polillo National High School (SHS), Barangay Poblacion, Polillo, Quezon	5,000,000
Construction of 3-Storey, 12-Classroom School Building in Niing Elementary School, Barangay Niing, San Antonio, Quezon Province	30,000,000
Construction of 2-Storey, 4-Classroom School Building in San Isidro Elementary School, Barangay San Isidro, Tiaong, Quezon Province	10,000,000
Construction of 2-Storey, 4-Classroom School Building in Mangilag Sur Elementary School, Barangay Mangilag Sur, Candelaria, Quezon Province	12,000,000
Construction of 2-Storey, 10-Classroom School Building in Lusacan National High School, Barangay Lusacan, Tiaong, Quezon Province	28,000,000
Construction of 1-Storey 2-Classroom School Building in Agdangan Central Elementary School, Barangay Poblacion 1, Agdangan, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in General Luna National High School, Barangay San Jose, General Luna, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mambog Elementary School, Barangay Mambog, Macalelon, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ajos Elementary School, Barangay Ajos, Mulanay, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sampaloc National High School, Barangay Sampaloc, Pitogo, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cawayan II Elementary School, Barangay Cawayan II, San Francisco, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Butangiad Elementary School, Barangay Butangiad, San Francisco, Quezon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Caigdal Elementary School, Barangay Caigdal, Unisan, Quezon	5,000,000
Construction of 2-Storey 8-Classroom Building in Lopez National Comprehensive High School, Barangay Magsaysay, Lopez, Quezon	26,000,000
Construction of 1-Storey 3-Classroom Building in Danlagan Reserva Elementary School, Barangay Danlagan Reserva, Guinayangan, Quezon	7,000,000
Construction of 1-Storey 3-Classroom Building in San Luis I Elementary School, Barangay San Luis I, Guinayangan, Quezon	7,000,000

Rizal	280,000,000

Construction of 4-Storey 12-Classroom School Building in Muntindilaw Elementary School, Barangay Muntindilaw, Antipolo City, Province of Rizal	40,000,000
Construction of 4-Storey 12-Classroom School Building in Bagong Nayon II Elementary School, Barangay San Isidro, Antipolo City, Province of Rizal	40,000,000
Construction of 4-Storey 12-Classroom School Building in Apia Elementary School, Barangay Calawis, Antipolo City, Rizal	40,000,000
Construction of 4-Storey 12-Classroom School Building in Binangonan Integrated NHS, Barangay Tatala, Binangonan, Rizal	40,000,000
Construction of 2-Storey 8-Classroom School Building in Laiban Elementary School, Barangay Laiban, Tanay, Rizal	40,000,000
Construction of 3-Storey 8-Classroom School Building in Guitnang Bayan Elementary School, Barangay Guitnang Bayan 1, San Mateo, Rizal	40,000,000
Construction of 3-Storey 12-Classroom School Building in Montalban Science High School, Barangay San Isidro, Rodriguez (Montalban), Rizal	40,000,000

Region IVB - MIMAROPA	500,000,000

Marinduque	80,000,000

Construction of 1-Storey, 2-Classroom School Building at Ino Elementary School, Barangay Ino, Mogpog, Marinduque	6,600,000
Construction of 1-Storey, 3-Classroom School Building at Payanas Elementary School, Barangay Payanas, Torrijos, Marinduque	8,700,000
Construction of 1-Storey, 2-Classroom School Building at Matalaba National High School, Barangay Matalaba, Sta. Cruz, Marinduque	6,700,000
Construction of 1-Storey, 3-Classroom School Building at Puting Buhangin National High School, Barangay Puting Buhangin, Mogpog, Marinduque	9,300,000
Construction of 1-Storey, 3-Classroom School Building at Sayao National High School, Barangay Sayao, Mogpog, Marinduque	8,700,000
Construction of 2-Storey 10-Classroom School Building at Torrijos Central School, Brgy. Poblacion, Torrijos, Marinduque	40,000,000

Occidental Mindoro	40,000,000

Construction of 1-Storey 2-Classroom School Building in Bulacan Elementary School, Barangay Bulacan, Looc, Occidental Mindoro	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	991
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Naibuan Elementary School, Barangay Naibuan, San Jose, Occidental Mindoro	5,000,000
Construction of 1-Storey 2-Classroom School Building in Monteclaro Elementary School, Barangay Monteclaro, San Jose, Occidental Mindoro	5,000,000
Construction of 1-Storey 2-Classroom School Building in Burgos Elementary School, Barangay Burgos, Sablayan, Occidental Mindoro	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dapdap Cultural Elementary School, Barangay Lumangbayan, Santa Cruz, Occidental Mindoro	5,000,000
Construction of 1-Storey 2-Classroom School Building in Iriron Elementary School, Barangay Iriron, Calintaan, Occidental Mindoro	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balikyas Elementary School, Barangay Balikyas, Looc, Occidental Mindoro	5,000,000
Construction of 1-Storey 2-Classroom School Building in Magarang National High School, Barangay Magarang, Magsaysay, Occidental Mindoro	5,000,000

Oriental Mindoro	90,000,000

Construction of 3-Storey 6-Classroom School Building in Calapan Central School, Ibaba West, Calapan City, Oriental Mindoro	16,740,000
Construction of 3-Storey 9-Classroom School Building in Puerto Galera Central School, Poblacion, Puerto Galera, Oriental Mindoro	23,260,000
Construction of 1-Storey 2-Classroom School Building in Apnagan Elementary School, Barangay Villa Pag-Asa, Bansud, Oriental Mindoro	6,000,000
Construction of 2-Storey 4-Classroom School Building in Pili National High School, Barangay Pili, Pinamalayan, Oriental Mindoro	13,000,000
Construction of 1-Storey 3-Classroom School Building in B.T. Lazaro Memorial High School, Barangay San Isidro, Roxas, Oriental Mindoro	9,000,000
Construction of 1-Storey 2-Classroom School Building in Milagrosa National High School, Barangay Milagrosa, Bulalacao, Oriental Mindoro	6,000,000
Construction of 1-Storey 2-Classroom School Building in Balatasan National High School, Barangay Balatasan, Bulalacao, Oriental Mindoro	6,000,000
Construction of 2-Storey 4-Classroom School Building in Community Vocational High School, Brgy. Bayanan 2, Calapan City, Oriental Mindoro	10,000,000

Palawan	210,000,000

Construction of 1-Storey 2-Classroom School Building in Sitio Minalaki Primary School, Brgy. Tacras, Narra, Palawan	5,000,000
Conctruction of 1-Storey - 2-Classroom Building in Sitio Balintik primary School, Brgy. Ipilan, Narra, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Diapila National High School, Barangay Teneguiban, El Nido, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Fernando National High School, Barangay San Fernando, El Nido, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Araceli North Central School, Barangay Poblacion, Araceli, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balogo Elementary School, Barangay Balogo, Araceli, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Biong Elementary School, Barangay Osmeña, Culion, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Baldat Elementary School, Barangay Baldat, Culion, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Port Barton Elementary School, Barangay Port Barton, San Vicente, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lajala Elementary School, Barangay Lajala, Coron, Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sitio Tungib Elementary School, Barangay Berong, Municipality of Quezon, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sitio Marnok Elementary School, Barangay Aramaywan, Municipality of Quezon, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kalatagbak Elementary School, Barangay Kalatagbak, Municipality of Quezon, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sowangan Elementary School, Barangay Sowangan, Municipality of Quezon, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tagolango Elementary School, Barangay Tagolango, Municipality of Bataraza, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sitio Tagpas Elementary School, Barangay Latud, Municipality of Rizal, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Moled Elementary School, Barangay Iraan, Municipality of Rizal, Province of Palawan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabangaan Elementary School, Barangay Samariñana, Municipality of Brooke’s Point, Province of Palawan	5,000,000

992	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Lucbuan Elementary School, Barangay Lucbuan, City of Puerto Princesa, Palawan	5,700,000
Construction of 1-Storey 2-Classroom School Building in Mateo Jagmis Elementary School, Barangay San Miguel, City of Puerto Princesa, Palawan	5,700,000
Construction of 1-Storey 2-Classroom School Building in Plaridel Elementary School, Barangay Mabini, Municipality of Aborlan, Palawan	5,700,000
Construction of 1-Storey 2-Classroom School Building in Sitio Morzon Elementary School, Barangay Culandanum, Municipality of Aborlan, Palawan	5,800,000
Construction of 1-Storey 2-Classroom School Building in San Rafael Elementary School, Barangay San Rafael, City of Puerto Princesa, Palawan	5,700,000
Construction of 1-Storey 2-Classroom School Building in Aborlan Central School, Barangay Poblacion, Municipality of Aborlan, Palawan	5,700,000
Construction of 1-Storey 2-Classroom School Building in Cabigaan Elementary School, Barangay Cabigaan, Municipality of Aborlan, Palawan	5,700,000
Construction of School Building, Punang Elementary School Building in Sofronio Espanola, Palawan	20,000,000
Construction of School Building, Malinao Elementary School in Barangay Malinao, Narra, Palawan	5,000,000
Construction of School Building, Calategas Elementary School in Barangay Calategas, Narra, Palawan	5,000,000
Construction of School Building, Pagasa Elementary School Building, Pag-Asa, Palawan	50,000,000

Romblon	80,000,000

Construction of 1-Storey 2-Classroom School Building at Agutay Elementary School, Barangay Agutay, Magdiwang, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Limon Norte National High School, Barangay Limon Norte, Looc, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Agojo Intergated School, Barangay Agojo, Looc, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Linawan Integrated School, Barangay Linawan, San Andres, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Sinapawan Elementary School, Barangay Sugod, Cajidiocan, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Cabolutan NHS School, Barangay Cabolutan, San Agustin, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Maximino Mazo Motin Elementary School, Barangay Alad Talisayan, Romblon, Romblon	5,000,000
Construction of 1-Storey 2-Classroom School Building at Lonos Elementary School, Barangay Lonos, Romblon, Romblon	5,000,000
Construction of 3-Storey 9-Classroom Building at Esteban M. Madrona Elementary School, Brgy. Bachawan, San Agustin, Romblon	40,000,000

Region V - Bicol	2,663,200,000

Albay	1,120,000,000

Construction of 4-Storey 20-Classroom School Building at Ibalon Central School, Legazpi City, Albay	150,000,000
Construction of 2-Storey 8-Classroom School Bulding at Rawis Elementary School, Rawis, Legazpi City, Albay	40,000,000
Construction of 2-Storey 8-Classroom School Building at Pawa High School, Barangay Pawa, Legazpi City, Albay	40,000,000
Construction of 2-Storey 4-Classroom School Building at Pawa Elementary School, Barangay Pawa, Legazpi City, Albay	20,000,000
Construction of 2-Storey 8-Classroom School Building at Homapon High School, Barangay Homapon, Legazpi City, Albay	40,000,000
Construction of 4-Storey 12-Classroom School Building at Gogon High School, Barangay Gogon, Legazpi City, Albay	60,000,000
Construction of 2-Storey 4-Classroom School Building at Tumpa High School, Barangay Tumpa, Camalig, Albay	20,000,000
Construction of 2-Storey 4-Classroom School Building at Cotmon High School, Barangay Cotmon, Camalig, Albay	20,000,000
Construction of 3-Storey 9-Classroom School Building at Binitayan Elementary School, Barangay Binitayan, Daraga, Albay	50,000,000
Construction of 3-Storey 12-Classroom School Building at Kiwalo Elementary School, Kiwalo, Daraga, Albay	60,000,000
Construction of 1-Storey 2-Classroom School Building at Estanza Elementary School, Estanza, Legazpi City, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Tabon Tabon Elementary School, Tabon-Tabon, Daraga, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Matnog Elementary School, Matnog, Daraga, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Peñafrancia Elementary School, Peñafrancia, Daraga, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Mabini Elementary School, Mabini, Daraga, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Kinawitan Elementary School, Kinawitan, Daraga, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Burgos Elementary School, Burgos, Daraga, Albay	10,000,000
Construction of 1-Storey 2-Classroom School Building at Gapo Elementary School, Gapo, Daraga, Albay	10,000,000
Construction of 3-Storey 6-Classroom School Building in Puro Elementary School, Barangay Puro, Legazpi City, Albay	40,000,000
Construction of 2-Storey 4-Classroom School Building in Malilipot Central School at Barangay 3, Malilipot, Albay	20,000,000
Construction of 2-Storey 4-Classroom School Building in East Central School at Barangay 13, Bacacay, Albay	20,000,000
Construction of 2-Storey 6-Classroom School Building in Anislag National High School, Barangay Anislag, Daraga, Albay	40,000,000
Construction of 2-Storey 6-Classroom School Building in Gotob Elementary School, Barangay Gotob, Daraga, Albay	40,000,000
Construction of 2-Storey 8-Classroom School Building in Mauraro High School, Barangay Mauraro, Guinobatan, Albay	40,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	993
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Pood Elementary School, Barangay Pood, Guinobatan, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cuyaoyao Elementary School, Barangay Cuyaoyao, Pioduran, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tapel Elementary School, Barangay Tapel, Oas, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bogtong Elementary School, Barangay Bogtong, Oas, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Moroponros Elementary School, Barangay Moroponros, Oas, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cadawag Elementary School, Barangay Cadawag, Oas, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Estrella Elementary School, Barangay Estrella, Jovellar, Albay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sinagaran Elementary School, Barangay Sinagaran, Jovellar, Albay	5,000,000
Construction of 2-Storey 16-Classroom School Building in Tabaco National High School, Barangay Panal, Tabaco City, Albay	40,000,000
Construction of 4-Storey 12-Classroom School Building at Tabaco National High School, Tabaco City, Albay	30,000,000
Construction of 2-Storey 4-Classroom School Building at San Francisco Elementary School, Legazpi City, Albay	20,000,000
Construction of 1-Storey 4-Classroom School Building at Buragwis Elementary School, Legazpi City, Albay	20,000,000
Construction of 4-Storey 20-Classroom School Building at Marcial O. Rañola Memorial School, Guinobatan, Albay	150,000,000
Construction of 2-Storey 8-Classroom School Building at Taloto Integrated School, Taloto, Camalig, Albay	40,000,000

Camarines Norte	140,000,000

Construction of 1-Storey 2-Classroom School Building in Juan Amparo Elementary School, Barangay Kabuluan, Sta. Elena, Camarines Norte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Dominador G. Mendoza High School, Barangay San Lorenzo, Sta. Elena, Camarines Norte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Daguit Elementary School, Barangay Daguit, Labo, Camarines Norte	7,500,000
Construction of 1-Storey 2-Classroom School Building in Batobalani Elementary School, Barangay Batobalani, Paracale, Camarines Norte	7,500,000
Construction of 1-Storey 2-Classroom School Building in Villa Aurora Elementary School, Barangay Villa Aurora, Capalonga, Camarines Norte	9,000,000
Construction of 3-Storey 6-Classroom School Building in Daet Elementary School Barangay VII, Daet, Camarines Norte	40,000,000
Construction of 2-Storey 5-Classroom School Building at Vinzons Pilot High School, Santa Cruz St., Poblacion I, Vinzons, Camarines Norte	10,000,000
Construction of 2-Storey 4-Classroom School Building at Mantagbac Elementary School, Barangay Mantagbac, Daet, Camarines Norte	5,000,000
Construction of 2-Storey 4-Classroom School Building at Bagasbas Elementary School, Barangay Bagasbas, Daet, Camarines Norte	5,000,000
Construction of 2-Storey 4-Classroom School Building in Alawihao Elementary School, Barangay Alawihao, Daet, Camarines Norte	20,000,000
Construction of 2-Storey 4-Classroom School Building, Talisay Elementary School, Barangay Poblacion, Talisay, Camarines Norte	10,000,000
Construction of 1-Storey 3-Classroom School Building at Mangcamagong Elementary School, Basud, Camarines Norte	10,000,000

Camarines Sur	320,000,000

Construction of 2-Storey 2-Classroom School Building in Lubigan, Sr. Elementary School, Barangay Lubigan Sr., Sipocot, Camarines Sur	8,000,000
Construction of 2-Storey 2-Classroom School Building in Calagbangan Elementary School, Barangay Calagbangan, Sipocot, Camarines Sur	8,000,000
Construction of 2-Storey 2-Classroom School Building in Cawayan Elementary School, Barangay Cawayan, Ragay, Camarines Sur	8,000,000
Construction of 2-Storey 2-Classroom School Building in Colacling National High School, Barangay Colacling, Lupi, Camarines Sur	8,000,000
Construction of 2-Storey 2-Classroom School Building in Sinuknipan Elementary School, Barangay Sinuknipan 1, Del Gallego, Camarines Sur	8,000,000
Construction of 8-Classroom School Building, Mambulo Nuevo National High School, Barangay Mambulo Nuevo, Libmanan, Camarines Sur	40,000,000
Construction of 8-Classroom School Building, Burabod Elementary School, Barangay Burabod, Pamplona, Camarines Sur	40,000,000
Construction of 8-Classroom School Building, Antipolo Integrated High School, Barangay Antipolo, Pasacao, Camarines Sur	40,000,000
Construction of School Building, San Francisco Elementary School, Brgy. San Francisco, Canaman, Camarines Sur	5,000,000
Construction of School Building, Ponong Elementary School, Brgy. Ponong, Magarao, Camarines Sur	5,000,000
Construction of School Building, Dugcal Elementary School, Brgy. Dugcal, Camaligan, Camarines Sur	5,000,000
Construction of School Building, Pili Central School, Brgy. Old San Roque, Pili, Camarines Sur	5,000,000
Construction of School Building, Ilihan Elementary School, Brgy. Tomagodtod, Calabanga, Camarines Sur	5,000,000
Construction of School Building, Ocampo Central School, Brgy. Poblacion Central, Ocampo, Camarines Sur	5,000,000
Construction of School Building, Calauag Elementary School, Brgy. Calauag, Naga City, Camarines Sur	5,000,000

994	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of School Building, San Rafael SPED Center, Brgy. Cararayan, Naga City, Camarines Sur	5,000,000
Construction of 1-Storey 3-Classroom School Building in Nato National High School (Annex Campus), Barangay Nato, Sagñay, Camarines Sur	9,500,000
Construction of 1-Storey 2-Classroom School Building in Baliguian High School (Presentacion NHS Annex), Barangay Baliguian, Presentacion, Camarines Sur	8,000,000
Construction of 1-Storey 2-Classroom School Building in Tanawan Elementary School, Barangay Tanawan, Presentacion, Camarines Sur	7,500,000
Construction of 1-Storey 2-Classroom School Building in Huyonhuyon High School, Barangay Huyonhuyon, Tigaon, Camarines Sur	7,500,000
Construction of 1-Storey 2-Classroom School Building in Clemente Peña Elementary School, Barangay Ponglon, San Jose, Camarines Sur	7,500,000
Construction of 8-Classroom School Building, Nabua National High School, Barangay San Miguel, Nabua, Camarines Sur	40,000,000
Construction of 8-Classroom School Building, Buhi High School, Barangay Lourdes, Buhi, Camarines Sur	40,000,000

Catanduanes	40,000,000

Construction of 1-Storey 2-Classroom School Building in Sitio Barrio Site Elementary School, Barangay Cagraray, Bato, Catanduanes	10,000,000
Construction of 1-Storey 2-Classroom School Building in Baldoc Integrated School, Barangay Baldoc, Pandan, Catanduanes	10,000,000
Construction of 1-Storey 2-Classroom School Building in Codon Elementary School, Barangay Codon, San Andres, Catanduanes	10,000,000
Construction of 1-Storey 2-Classroom School Building in Suchan Elementary School, Barangay Suchan, Bagamanoc, Catanduanes	10,000,000

Masbate	120,000,000

Construction of 1 Unit 2-Storey 6-Classroom School Building at Amado E. Lazaro National High School, San Pascual, Masbate	24,000,000
Construction of 1 Unit 2-Storey 4-Classroom School Building at Tito R. Espinoza Memorial National Agricultural School, Claveria, Masbate	16,000,000
Construction of 2-Storey 4-Classroom School Building in Julian V. Antonio Elementary School, Barangay Bolo, Masbate City, Masbate	15,500,000
Construction of 1-Storey 3-Classroom School Building in Cristeta Bagano Memorial School, Barangay Umabay Exterior, Mobo, Masbate	9,000,000
Construction of 1-Storey 3-Classroom School Building in Victory Integrated School, Barangay Victory, Balud, Masbate	9,500,000
Construction of 1-Storey 2-Classroom School Building in Revil-Bajar National High School, Barangay Poblacion West, Milagros, Masbate	6,000,000
Construction of 1-Storey 3-Classroom School Building in Centro Integrated School, Barangay Centro, Municipality of Uson, Masbate Province	10,000,000
Construction of 1-Storey 2-Classroom School Building in Del Carmen Elementary School, Barangay Del Carmen, Municipality of Uson, Masbate Province	7,500,000
Construction of 1-Storey 2-Classroom School Building in Nabuhay Elementary School, Barangay Nabuhay, Municipality of Uson, Masbate Province	7,500,000
Construction of 1-Storey 2-Classroom School Building in Aurora Elementary School, Barangay Aurora, Municipality of Uson, Masbate Province	7,500,000
Construction of 1-Storey 2-Classroom School Building in Eulogio C. Adoptante Elementary School, Barangay San Rafael, Municipality of Cataingan, Masbate Province	7,500,000

Sorsogon	923,200,000

Construction of 1-Storey 2-Classroom School Building in Cagdagat Elementary School, Barangay Boton, Casiguran, Sorsogon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mabini Elementary School, Barangay Mabini, Casiguran, Sorsogon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabugao Elementary School, Barangay Cabugao, Donsol, Sorsogon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Biga Elementary School, Barangay Biga, Magallanes, Sorsogon	5,000,000
Construction of 2-Storey 8-Classroom School Building in Our Lady’s Village Elementary School, Barangay Bibincahan, Sorsogon City, Sorsogon	20,000,000
Construction of 2-Storey 8-Classroom School Building in Rosa T. Arellano Elementary School, Barangay Macabog, Sorsogon City, Sorsogon	20,000,000
Construction of 2-Storey 8-Classroom School Building in Melecio J. Larosa Elementary School, Barangay Sampaloc, Sorsogon City, Sorsogon	20,000,000
Construction of 1-Storey 2-Classroom School Building in San Antonio Elementary School, Barangay San Antonio, Barcelona, Sorsogon	6,040,000
Construction of 1-Storey 3-Classroom School Building in Calpi Integrated School, Barangay Calpi, Bulan, Sorsogon	9,037,000
Construction of 1-Storey 2-Classroom School Building in San Rafael Elementary School, Barangay San Rafael, Bulusan, Sorsogon	6,040,000
Construction of 1-Storey 2-Classroom School Building in Paco Elementary School, Barangay Paco, Gubat, Sorsogon	6,040,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	995
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Bulawan Elementary School, Barangay Bulawan, Irosin, Sorsogon	6,438,000
Construction of 1-Storey 2-Classroom School Building in Bacolod Elementary School, Barangay Bacolod, Juban, Sorsogon	6,405,000
Construction of 3-Storey 12-Classroom School Building in Juban National High School, Barangay Cogon, Municipality of Juban, Sorsogon	40,000,000
Construction of 2-Storey School Building, 12-Classroom (Cumadcad Elementary School), Castilla, Sorsogon	63,600,000
Construciton of 2-Storey School Building, 12-Classroom (Casiguran Elementary School), Casiguran, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Magallanes Elementary School), Magallanes, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Bacon Central School), Bacon District, Sorsogon City, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Donsol High School), Donsol, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Pilar Elementary School), Pilar, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Binisitahan Elementary School), Donsol, Sorosogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Barcelona Central School), Barcelona, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Bulan North A Central School), Bulan, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12 Classroom (Bulusan Central School), Bulusan, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Gubat South Central School), Gubat, Sorsogon	63,600,000
Construction of 2-Storey School Building, 12-Classroom (Gubat North), Gubat, Sorsogon	63,600,000

Region VI - Western Visayas	2,399,720,000

Aklan	326,550,000

Construction of 2-Storey 6-Classroom School Building in Banga Elementary School, Barangay Poblacion, Banga, Aklan	20,000,000
Construction of 1-Storey 2-Classroom School Building in Don Endecio S. Venturanza Integrated School, Barangay Venturanza, Banga, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in New Washington National High School, Barangay Poblacion, New Washington, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Aranas Elementary School Barangay Aranas, Balete, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Urquiola Memorial Elementary School, Barangay Libas, Banga, Aklan	5,000,000
Construction of 1-Storey 5-Classroom School Building in Tagaroroc Integrated School, Barangay Tagaroroc, Nabas, Aklan	15,000,000
Construction of 1-Storey 2-Classroom School Building in Alimbo Baybay Primary School, Barangay Alimbo Baybay, Nabas, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Maloco National High School, Barangay Maloco, Ibajay, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calangcang Elementary School, Barangay Calangcang, Makato, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Habana Elementary School, Barangay Habana, Nabas, Aklan	5,000,000
Construction of 1-Storey 2-Classroom School Building in Camanci Norte Elementary School, Barangay Camanci Norte, Numancia, Aklan	5,000,000
Construction of 4-Storey 12-Classroom School Building in Kalibo Elementary School, Brgy. Poblacion, Kalibo, Aklan	46,200,000
Construction of 4-Storey 8-Classroom School Building in Balete Integrated School, Brgy. Poblacion, Balete, Aklan	31,500,000
Construction of 3-Storey 9-Classroom School Building in Altavas National High School, Brgy. Poblacion, Altavas, Aklan	35,100,000
Construction of 3-Storey 6-Classroom School Building in Aguinaldo T. Repiedad, Sr. Integrated School, Brgy. Linabuan Sur, Banga, Aklan	23,500,000
Construction of 4-Storey 8-Classroom School Building in New Washigton National Comprehensive High School, Brgy. Poblacion, New Washigton, Aklan	31,500,000
Construction of 2-Storey 4-Classroom School Building in Madalag National High School, Brgy. Poblacion, Madalag, Aklan	15,750,000
Construction of 4-Storey 8-Classroom School Building in Maloco National High School, Brgy. Maloco, Ibajay, Aklan	31,500,000
Construction of 2-Storey 4-Classroom School Building in Camaligan National High School, Brgy. Camaligan, Batan, Aklan	15,750,000
Construction of 2-Storey 4-Classroom School Building in Libacao National Forestry Vocational High School, Brgy. Poblacion, Libacao, Aklan	15,750,000

Antique	70,000,000

Construction of 1-Storey 4-Classroom School Building in Aningalan Integrated Farm School, Barangay Aningalan, San Remigio, Antique	10,000,000
Construction of 1-Storey 4-Classroom School Building in Igtumarom Elementary School, Barangay Igtumarom, Anini-y, Antique	10,000,000
Construction of 1-Storey 2-Classroom School Building in San Ramon Primary School, Barangay San Ramon, Anini-y, Antique	5,000,000
Construction of 1-Storey 4-Classroom School Building in Flores Integrated School, Barangay Flores, Culasi, Antique	10,000,000
Construction of 1-Storey 2-Classroom School Building in San Luis Condez Elementary School, Barangay San Luis, Culasi, Antique	5,000,000
Construction of 1-Storey- 2-Classroom School Building in Barbaza Central School, Poblacion, Barbaza, Antique	5,000,000
Construction of 1-Storey- 2-Classroom School Building in Esparar Elementary School, Esparar, Barbaza, Antique	5,000,000
Construction of 1-Storey- 2-Classroom School Building in Lugta Elementary School, Lugta, Laua-an, Antique	5,000,000
Construction of 1-Storey- 2-Classroom School Building in Martinez Elementary School, Martinez, Tibiao, Antique	5,000,000

996	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom Building in Nauhon Elementary School, Sebaste, Antique	5,000,000
Construction of 1-Storey 2-Classroom Building in Guinbangaan Elementary School, Laua-an, Antique	5,000,000

Capiz	214,500,000

Construction of 2 Units 1-Storey 2-Classroom School Buildings in Tapulang Integrated School in Brgy. Tapulang, Maayon, Capiz	10,000,000
Construction of 2 Units 1-Storey 2-Classroom School Buildings in Bago Chiquito Integrated School in Brgy. Bago Chiquito, Panay, Capiz	10,000,000
Construction of 2 Units 1-Storey 2-Classroom School Buildings in Sinamongan Integrated School in Brgy. Sinamongan, Pilar, Capiz	10,000,000
Construction of 2 Units 1-Storey 2-Classroom School Buildings in Felixberto Dicon Dorado, Sr. Integrated School in Brgy. Agkilo, Panitan, Capiz	10,000,000
Construction of 1-Storey 2-Classroom School Building in Dr. Laureano Frial Integrated School, Barangay Sta. Carmen, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Agustin Elementary School, Barangay San Agustin, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Martin Elementary School, Brgy. San Martin, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom Building in Sta. Rita Elementary School, Brgy. Sta. Rita, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom Building in Sto. Rosario Elementary School, Brgy. Sto. Rosario, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom Building San Rafael Elementary School, Brgy. San Rafael, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom Building in Sta. Teresa Elementary School, Brgy. Sta. Teresa, Dumalag, Capiz	5,000,000
Construction of 1-Storey 2-Classroom Building in Concepcion H. Castro Elementary School, Brgy. San Roque, Dumalag, Capiz	5,000,000
Construction of 2-Storey 4-Classroom School Building in Tapulang Integrated School, Barangay Tapulang, Maayon, Capiz	15,000,000
Construction of 3-Storey 9-Classroom School Building in Celestino D. Diaz Integrated School, Barangay Cadio, Panitan, Capiz	25,000,000
Construction of 2-Storey 4-Classroom School Building in Culasi Elementary School, Brgy. Culasi, Roxas City, Capiz	15,750,000
Construction of 2-Storey 4-Classroom School Building in Culasi National High School, Brgy. Culasi, Roxas City, Capiz	15,750,000
Construction of 2-Storey 4-Classroom School Building in Aglalana Integrated School, Brgy. Aglalana, Dumarao, Capiz	15,750,000
Construction of 2-Storey 4-Classroom School Building in Aglanot Integrated School, Brgy. Aglanot, Dumarao, Capiz	15,750,000
Construction of 2-Storey 4-Classroom School Building in Canapian Integrated School, Brgy. Canapian, Ma-ayon, Capiz	15,750,000
Construction of 3-Storey 9-Classroom School Building in Capiz National High School, Brgy. Tiza, Roxas City, Capiz	15,750,000

Guimaras	118,750,000

Construction of 2-Storey 10-Classroom School Building in Jordan Central School, Barangay Poblacion, Municipality of Jordan, Province of Guimaras	40,000,000
Construction of 2-Storey 4-Classroom School Building in Jordan National High School, Brgy. Poblacion, Jordan, Guimaras	15,750,000
Construction of 2-Storey 4-Classroom School Building in East Valencia National High School, Brgy. East Valencia, Buenavista, Guimaras	15,750,000
Construction of 2-Storey 4-Classroom School Building in Nueva Valencia National High School, Brgy. Poblacion, Nueva Valencia, Guimaras	15,750,000
Construction of 2-Storey 4-Classroom School Building in Dr. Catalino Gallego Nava Memorial High School, Brgy. Constancia, San Lorenzo, Guimaras	15,750,000
Construction of 2-Storey 4-Classroom School Building in Sabang Central School, Brgy. Sabang, Sibunag, Guimaras	15,750,000

Iloilo	1,344,920,000

Construction of 4-Storey 12-Classroom School Building in Nalundan National High School, Barangay Nalundan, Guimbal, Iloilo	40,000,000
Construction of School Building with Facilities in Guimbal National High School, Poblacion, Guimbal, Iloilo	48,000,000
Construction of School Building with Facilities in Guimbal Central Elementary School, Poblacion, Guimbal, Iloilo	48,000,000
Construction of School Building with Facilities in Miagao National High School, Igtuba, Miagao, Iloilo	68,000,000
Construction of School Building with Facilities in Oton National High School, Poblacion, Oton, Iloilo	58,000,000
Construction of School Building with Facilities in Oton Central Elementary School, Poblacion, Oton, Iloilo	38,000,000
Construction of School Building with Facilities in Tigbauan National High School, Poblacion, Tigbauan, Iloilo	48,000,000
Construction of School Building with Facilities in San Antonio - San Nicolas Elementary School, San Antonio and San Nicolas, Oton, Iloilo	48,000,000
Construction of School Building with Facilities in Cadabdab Elementary School, Cadabdab, Tubungan, Iloilo	48,000,000
Construction of School Building with Facilities in Igbaras Central Elementary School, Poblacion, Igbaras, Iloilo	48,000,000
Construction of School Building with Facilities in Iloilo Science and Technology University - Miagao Campus, Igtuba, Miagao, Iloilo	48,370,000
Construction of 1-Storey 4-Classroom School Building in Laylayan Elementary School, Barangay Laylayan, Alimodian, Iloilo	15,500,000
Construction of 2-Storey 4-Classroom School Building in Bagsakan Elementary School, Barangay Bagsakan, Alimodian, Iloilo	16,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	997
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Payao Elementary School, Barangay Magancina, Sta. Barbara, Iloilo	8,000,000
Construction of 1-Storey 2-Classroom School Building in Lorlina Solinap Navarra Elementary School, Sitio 40, Barangay Caguisanan, Municipality of Lambunao, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabatuan Central Elementary School, Miravite St., Zone XI, Municipality of Cabatuan, Iloilo	10,000,000
Construction of 1-Storey 2-Classroom School Building in Dala-Singay Elemetary School, Barangay Dala-Singay, Municipality of Mina, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Yugot Primary School, Barangay Yugot, Municipality of Mina, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bagongbong Integrated School, Barangay Bagongbong, Municipality of Lambunao, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Esteban S. Javellana National High School, Barangay Guiso, Municipality of Calinog, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Panuran Elementary, Brgy. Panuran, Municipality of Lambunao, Iloilo	5,000,000
Construction of 3-Storey 6-Classroom School Building in Pavia National High School, Brgy. Purok I, Pavia, Iloilo	23,500,000
Construction of 4-Storey 20-Classroom School Building in Pavia National High School, Brgy. Purok I, Pavia, Iloilo	76,750,000
Construction of 2-Storey 4-Classroom School Building in Santa Barbara Central Elementary School, Brgy. Zone 3, Sta. Barbara, Iloilo (Phase 1)	16,500,000
Construction of 2-Storey 4-Classroom School Building in Santa Barbara Central Elementary School, Brgy. Zone 3, Sta. Barbara, Iloilo (Phase 2)	15,750,000
Construction of 3-Storey 6-Classroom School Building in Arevalo Elementary School, Brgy. San Jose, Arevalo, Iloilo City	23,500,000
Construction of 3-Storey 6-Classroom School Building in Iloilo Central Elementary School, Brgy. Sampaguita, Iloilo City Proper, Iloilo City	23,500,000
Construction of 3-Storey 6-Classroom School Building in Uswag San Isidro Elementary School, Brgy. San Isidro, Jaro, Iloilo City	23,500,000
Construction of 3-Storey 6-Classroom School Building in Mandurriao Elementary School, Brgy. Oñate De Leon, Mandurriao, Iloilo City	23,500,000
Construction of 4-Storey 12-Classroom School Building in Iloilo National High School, Brgy. San Nicolas, La Paz, Iloilo City	46,800,000
Construction of 2-Storey 4-Classroom School Building in Panuran Elementary School, Brgy. Panuran, Lambunao, Iloilo	15,750,000
Construction of 1-Storey 2-Classroom School Building in Nanding Lopez Elementary School, Barangay Nanding Lopez, Dumangas, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dumangas Central Elementary School, Brgy. Tambobo, Dumangas, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bacay Elementary School, Brgy. Bacay, Dumangas, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tubungan Primary Elementary School, Brgy. Tubungan, Barotac Nuevo, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tabucan Elementary School, Brgy. Tabucan, Barotac Nuevo, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lanas Elementary School, Brgy. Lanas, Barotac Nuevo, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Passi I Central School, Brgy. Poblacion Ilawod, Passi City, Iloilo	5,000,000
Construction of 1 Storey 2-Classroom School Building in Santiago Arandilla Memorial School, Brgy. San Juan Crisostomo, Anilao, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Adcadarao Elementary School, Barangay Adcadarao, Ajuy, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Alapasco Primary School, Barangay Alapasco, Batad, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Alcantara Primary School, Barangay Alcantara, Lemery, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dalipe Primary School, Barangay Dalipe, Lemery, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Amayong Primary School, Barangay Amayong, San Dionisio, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Omio Elementary School, Barangay Omio, Lemery, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Batuan Elementary School, Barangay Batuan, San Dioniso, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ireneo Engle, Sr. Memorial Elementary School, Barangay Tady, Sara, Iloilo	5,000,000
Construction of 3-Storey 6-Classroom School Building in Bo. Obrero National High School, Iloilo	20,000,000
Construction of 3-Storey 6-Classroom School Building in Hibao-an Integrated School, Iloilo	20,000,000
Construction of 1-Storey 2-Classroom School Building in Jibolo Elementary School, Barangay Jibolo, Janiuay, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Juan C. Locsin Memorial Elementary School, Barangay Guadalupe, Janiuay, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Atty. Blas and Maria Gerona Memorial Elementary School, Barangay Cabubungan, Guimbal, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Nanga Integrated School, Barangay Nanga, Guimbal, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Alcarde Gustilo Memorial National High School, Barangay Alibunan, Calinog, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Siwalo National High School, Barangay Siwalo, Maasin, Iloilo	5,000,000
Construction of 1-Storey 2-Classroom School Building in Binuluangan Integrated School, Barangay Binuluangan, Carles, Iloilo	5,000,000

998	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Jose Alaminana Memorial Elementary School, Barangay Poblacion Northwest Zone, Lemery, Iloilo	5,000,000
Construction of 4-Storey 8-Classroom School Building in Fort San Pedro National High School, Brgy. Santo Rosario - Duran, Iloilo City Proper, Iloilo City	31,500,000
Construction of 4-Storey 8-Classroom School Building in Iloilo City National High School, Brgy. Marcelo H. Del Pilar, Molo, Iloilo City	31,500,000
Construction of 3-Storey 6-Classroom School Building in Hibao-an Elementary School, Brgy. Hibao-an Sur, Mandurriao, Iloilo City	23,500,000
Construction of 2-Storey 4-Classroom School Building in Santa Barbara Central Elementary School, Brgy. Zone 3, Sta. Barbara, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Cabatuan Central Elementary School, Brgy. Zone XI Poblacion, Cabatuan, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Carvasana National High School, Brgy. Carvasana, Calinog, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Dominador Abang Memorial National High School, Brgy. Garita, San Enrique, Iloilo	15,750,000
Construction of 2-Storey 8-Classroom School Building in Passi I Central School, Brgy. Poblacion, Passi City, Iloilo	31,500,000
Construction of 2-Storey 4-Classroom School Building in Anilao National High School, Brgy. Badiang, Anilao, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Ajuy National High School, Brgy. San Antonio, Ajuy, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Leganes National High School, Brgy. Guinobatan, Leganes, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Felimon Alfeche National High School, Brgy. Abang-Abang, Alimodian, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Leon Central Elementary School, Brgy. Poblacion, Leon, Iloilo	15,750,000
Construction of 2-Storey 4-Classroom School Building in Janiuay National Comprehensive High School, Brgy. Damoong, Janiuay, Iloilo	15,750,000

Negros Occidental	325,000,000

Construction of 1-Storey 2-Classroom in Paglaum Village Elementary School, Brgy. Mansilingan, Bacolod City, Negros Occidental	5,000,000
Construction of 4-Storey 16-Classroom School Building in Paglaum Village Elementary School, Barangay Mansilingan, Bacolod City, Negros Occidental	40,000,000
Construction of 2-Classroom School Building in Estefania Elementary School, Barangay Estefania, Bacolod City, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in Bata Elementary School 1, Barangay Bata, Bacolod City, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in F.R. Flores Elementary School, Barangay Punta Taytay, Bacolod City, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in Sum-ag Elementary School, Barangay Sum-ag, Bacolod City, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in Camingawan Elementary School, Barangay Antipolo, Pontevedra, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in Cainaman Elementary School, Had. Remedios, Barangay Balabag, La Carlota City, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in CV Ramos Elementary School, Barangay Taculing, Bacolod City, Negros Occidental	5,000,000
Construction of 2-Classroom School Building in Banago Elementary School 1, Barangay Banago, Bacolod City, Negros Occidental	5,000,000
Construction of 1-Storey 4-Classroom School Building in Guadalupe Elementary School, Barangay Guadalupe, San Carlos City, Negros Occidental	10,000,000
Construction of 1-Storey 2-Classroom School Building in Escalante Elementary School, Barangay Old Poblacion, Escalante City, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Magsaysay National High School, Barangay Magsaysay, Escalante City, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sofronio Carmona National High School, Pinowayan Annex, Barangay Pinowayan, Municipality of Salvador Benedicto, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lalong Integrated School, Barangay Lalong, Municipality of Calatrava, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calatrava National High School - Macasilao Extension, Barangay Macasilao, Municipality of Calatrava, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Benito Integrated School, Barangay San Benito, Municipality of Calatrava, Negros Occidental	5,000,000
Construction of 2-Storey 6-Classroom School Building in Buenaventura Rodriguez Elementary School, Barangay Old Sagay, Sagay City, Negros Occidental	18,000,000
Construction of 2-Storey 4-Classroom School Building in Dr. V.F. Gustilo Elementary School, Barangay V.F. Gustilo, Cadiz City, Negros Occidental	11,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	999
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 2-Storey 4-Classroom School Building in Cotcot Elementary School, Barangay Mabini, Cadiz City, Negros Occidental	11,000,000
Construction of 1-Storey 4-Classroom School Building in Dr. Antonio A. Lizares National High School Ext., Brgy. Katilingban, Talisay City, Negros Occidental	10,000,000
Construction of 1-Storey 2-Classroom School Building in Don Albino and Doña Dolores Jison Integrated School,Brgy. Balaring, Silay City, Negros Occidental	5,000,000
Construction of 1-Storey 3-Classroom School Building with Toilet in Banilad Elementary School, Brgy. Nanca, Municipality of EB Magalona, Negros Occidental	7,000,000
Construction of 2-Storey 4-Classroom School Building in Batea Elementary School, Brgy. Batea, Municipality of EB Magalona, Negros Occidental	11,000,000
Construction of 1-Storey 3-Classroom School Building with Toilet in Alicante Elementary School, Brgy. Alicante, Municipality of EB Magalona, Negros Occidental	7,000,000
Construction of 1-Storey, 2-Classroom School Building in A. Sian Elementary School, Barangay Napoles, Bago City, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Alianza Elementary School, Barangay Alianza, Bago City, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Cubay Elementary School, Hda. Parnaso, Barangay Cubay, La Carlota City, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building in San Miguel Elementary School II, Sitio Dulom, Barangay San Miguel, La Carlota City, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Tabao Elementary School, Barangay Tabao-Proper, Valladolid, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Don Esperidion Presbitero Elementary School, Barangay Tabao- Baybay, San Enrique, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Mabini Elementary School, Barangay Mabini, Pontevedra, Negros Occidental	5,000,000
Construction of 1-Storey, 2-Classroom School Building at Pag-ayon Elementary School, Brgy. Pag-ayon, Municipality of Pulupandan, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Don Angel Locsin Elementary School, Barangay Enclaro, Binalbagan, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Pedro Y. Ditching, Sr. Bagroy Elementary School, Barangay Bagroy, Binalbagan, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dona Jesusa Arroyo Elementary School, Barangay Payao, Binalbagan, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cansalongon Elementary School, Barangay Cansalongon, Isabela, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Libas National High School, Barangay Libas, Isabela, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Guinpanaan National High School Poblacion-Extension, Barangay 1, Moises Padilla, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Congressman Eliseo Memorial School, Barangay Suay, Himamaylan City, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Special Education Center Moises Padilla Elementary School, Barangay 5, Moises Padilla, Negros Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Omas Elementary School, Barangay Camindangan, Sipalay City, Negros Occidental	10,000,000
Construction of 1-Storey 2-Classroom School Building in Sibucao Elementary School, Barangay Mambugsay, Cauayan, Negros Occidental	10,000,000
Construction of 2-Storey 4-Classroom School Building in Kabankalan National High School, Barangay 8, Kabankalan, Negros Occidental	20,000,000

Region VII - Central Visayas	988,600,000

Bohol	273,600,000

Construction of 1-Storey 2-Classroom School Building in Boyog Sur Elementary School, Barangay Boyog Sur, Balilihan, Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Loon North High School, Barangay Cantumocad, Loon, Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lopez-Danao-Simbajon High School, Barangay Pondol, Loon, Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Biking Technical-Vocational High School, Barangay Biking, Dauis, Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Buenos Aires Elementary School, Barangay Buenos Aires, Tubigon, Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Libaong Elementary School, Barangay Libaong, Panglao, Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Banlasan Elementary School, Barangay Banlasan, Calape, Bohol	5,000,000

1000	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Liboron Elementary School, Barangay Liboron, Catigbian, Bohol	5,000,000
Construction of 2-Storey 6-Classroom School Building at Haguilanan High School, Barangay Haguilanan, Catigbian. Bohol	10,000,000
Construction of 2-Storey 6-Classroom School Building at Hagbuaya High School, Barangay Hagbuaya, Catigbian, Bohol	10,000,000
Construction of 2-Classroom School Building Modesto Autida Memorial High School in Barangay Pinamgo, Bien Unido, Bohol	5,000,000
Construction of 2-Classroom School Building San Jose Integrated School (Secondary) in Barangay San Jose, Pres. Garcia, Bohol	5,000,000
Construction of 2-Classroom School Building Cataban Integrated School (Secondary) in Barangay Cataban, Talibon, Bohol	5,000,000
Construction of 3-Classroom School Building San Ramon Elementary School in Barangay San Ramon, Sagbayan, Bohol	7,500,000
Construction of 3-Classroom School Building San Vicente Norte Elementary School in Barangay San Vicente, Sagbayan, Bohol	7,500,000
Construction of 2-Classroom School Building Langtad Elementary School in Barangay Langtad, Sagbayan, Bohol	7,500,000
Construction of 1-Classroom School Building Kagawasan Elementary School in Barangay Kagawasan, Sagbayan, Bohol	2,500,000
Construction of 1-Storey 2-Classroom School Building in Jagna Central Elementary School, Brgy. Tejero, Municipality of Jagna, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Jose National High School, Brgy. San Jose, Municipality of Mabini, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Anas Elementary School, Brgy. Anas, Municipality of Valencia, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Catungawan Norte Elementary School, Brgy. Catungawan, Municipality of Guindulman, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Valeriano A. Ganas High School, Brgy. Tamboan, Municipality of Carmen, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Policronio S. Dano, Sr. High School, Brgy. Nueva Fuerza, Municipality of Carmen, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro Elementary School, Brgy. San Isidro, Municipality of Duero, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Roque National High School, Brgy. San Roque, Municipality of Mabini, Province of Bohol	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bagongbanwa High School, Barangay Bagongbanwa, Tubigon, Bohol	8,000,000
Construction of 1-Storey 4-Classroom Building in Cabilao National High School, Barangay Talisay, Loon, Bohol	14,000,000
Construction of 1-Storey 2-Classroom School Building in San Vicente Elementary School, Barangay San Vicente, Maribojoc, Bohol	6,000,000
Construction of 1-Storey 2-Classroom School Building in De La Paz High School, Barangay De La Paz, Cortes, Bohol	6,000,000
Construction of 1-Storey 2-Classroom School Building in Pagnitoan Elementary School, Barangay Pagnitoan, Maribojoc, Bohol	6,000,000
Construction of 6-Classroom School Building in Lubang High School (Secondary) in Barangay Lubang, Buenavista, Bohol	15,000,000
Construction of 2-Classroom School Building Tapal Integrated School (Secondary) in Barangay Tapal, Ubay, Bohol	5,000,000
Construction of 2-Classroom School Building Cabanugan Integrated School (Secondary) in Barangay Cabanugan, San Isidro, Bohol	5,000,000
Construction of 3-Classroom School Building Cuaming High School (Secondary) in Barangay Cuaming, Inabanga, Bohol	7,500,000
Construction of 1-Classroom School Building Inabanga North Central Integrated School in Barangay Lapacan Norte, Inabanga, Bohol	2,500,000
Construction of 2-Classroom School Building Bulilis High School (Secondary) in Barangay Bulilis, Ubay, Bohol	5,000,000
Construction of 8-Classroom School Building atTagbilaran City East Elementary School, Poblacion III, Tagbilaran City, Bohol	20,000,000
Construction of 8-Classroom School Building at San Isidro High School Barangay San Isidro, Tagbilaran City, Bohol	20,000,000
Construction of School Building with Facilities and Site Improvements in Ubay II Central Elementary School Biabas, Ubay, Bohol	13,600,000

Cebu	595,000,000

Construction of 2-Storey 12-Classroom School Building in Liburon Elementary School, Barangay Liburon, City of Carcar, Cebu	40,000,000
Construction of 3-Storey 9-Classroom School Building in Argao National High School, Barangay Canbanua, Argao, Cebu	40,000,000
Construction of 2-Storey 4-Classroom School Building in Patupat Elementary School, Barangay Patupat, Barili, Cebu	20,000,000
Construction of 2-Storey 4-Classroom School Building in Cagay National High School, Barangay Cagay, Barili, Cebu	20,000,000
Construction of 1-Storey 3-Classroom School Building in Canamucan Elementary School, Barangay Canamucan, Municipality of Compostela, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Cabadiangan Integrated School, Barangay Cabadiangan, Municipality of Compostela, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Cantumog Elementary School, Barangay Cantumog, Municipality of Carmen, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Catmondaan Elementary School, Barangay Catmondaan, Municipality of Catmon, Cebu Province	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1001
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 3-Classroom School Building in Dumaterio Elementary School, Barangay San Isidro, Municipality of San Francisco, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Campo Integrated School, Barangay Campo, Municipality of San Francisco, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Esperanza Elementary School, Barangay Esperanza, Municipality of Poro, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Calero Integrated School, Barangay Calero, Municipality of Liloan, Cebu Province	10,000,000
Construction of 2-Storey 4-Classroom School Building in Hilotongan Integrated School, Brgy. Hilotongan, Bantayan, Cebu	10,000,000
Construction of 2-Storey 4-Classroom School Building in Okoy Elementary School, Brgy. Okoy, Sta. Fe, Cebu	10,000,000
Construction of 2-Storey 4-Classroom School Building in Daantabogon National High School, Brgy. Daantabogon, Tabogon, Cebu	10,000,000
Construction of 2-Storey 4-Classroom School Building in Caputatan Sur Elementary School, Brgy. Caputatan Sur, Medellin, Cebu	10,000,000
Construction of 4-Storey 12-Classroom School Building in Pitogo Elementary School, Barangay Pitogo, Consolacion, Cebu	25,000,000
Construction of 4-Storey 12-Classroom School Building in Catarman Elementary School, Barangay Catarman, Cordova, Cebu	15,000,000
Construction of 4-Storey 8-Classroom (Phase I) School Building in Bagong Lipunan Elementary School, Brgy. Pulpogan, Consolacion, Cebu	15,000,000
Construction of 4-Storey 20-Classroom (Phase I) School Building in Pilipog Night High School, Brgy. Pilipog, Cordova, Cebu	20,000,000
Construction of 2-Storey 6-Classroom School Building (Phase 2) in Matutinao Elementary School, Barangay Matutinao, Municipality of Badian, Province of Cebu	24,000,000
Construction of 2-Storey 6-Classroom School Building (Phase 2) in Langin National High School, Barangay Langin, Municipality of Ronda, Province of Cebu	16,000,000
Construction of 4-Storey 12-Classroom School Building in Banilad Elementary School, Barangay Banilad, Cebu City, Province of Cebu	25,000,000
Construction of 4-Storey 8-Classroom School Building in Mabolo Elementary School, Barangay Mabolo Cebu City, Province of Cebu	15,000,000
Construction of 4-Storey 8-Classroom School Building in Quiot Elementary School, Barangay Quiot Pardo, Cebu City, Province of Cebu	40,000,000
Construction of 4-Storey 8-Classroom School Building in Cawhagan Integrated School (Island), Barangay Cawhagan, Lapu- Lapu City, Cebu	15,000,000
Construction of 4-Storey 8-Classroom School Building in Suba Basbas Elementary School, Barangay Suba Basbas, Lapu- Lapu City, Cebu	15,000,000
Construction of 4 Storey - 8 Classroom School Building in Sabang Elementary School (Island), Barangay Sabang, Lapu- Lapu City, Cebu	10,000,000
Construction of 4-Storey 12-Classroom School Building in Maguikay Elementary School, Barangay Maguikay, Mandaue City, Cebu	20,000,000
Construction of 4-Storey 4-Classroom School Building in Mayor AS Fortuna Elementary School, Barangay Guizo, Mandaue City, Cebu	20,000,000
Construction of 1-Storey 3-Classroom School Building in Dapdap Integrated School, Barangay Dapdap, Municipality of Compostela, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Santa Rita Integrated School, Barangay Santa Rita, Municipality of Poro, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in San Jose National School, Barangay San Jose, Municipality of Poro, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Pilar Central School, Barangay Lower Poblacion, Municipality of Pilar, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Doña Milagros Elementary School, Barangay Lugo, Municipality of Borbon, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Managase Elementary School, Barangay Managase, Municipality of Borbon, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Tangke Elementary School, Barangay Dakit, Municipality of Sogod, Cebu Province	10,000,000
Construction of 1-Storey 3-Classroom School Building in Inocayan Elementary School, Barangay Calabawan, Municipality of Sogod, Cebu Province	10,000,000

Negros Oriental	80,000,000

Construction of 1-Storey 2-Classroom with CR School Building in Angas 1 Elementary School, Brgy. Panubigan, Canlaon City, Negros Oriental	5,500,000
Construction of 2-Storey 4-Classroom School Building in P. Zamora National High School (w/ complete accessories), Brgy. P. Zamora, Guihulngan City, Negros Oriental	16,000,000
Construction of 1-Storey 2-Classroom School Building in Jimalalud National Science High School, Brgy. South Poblacion, Jimalalud, Negros Oriental	5,500,000

1002	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 2-Storey 2-Classroom School Building in Vallehermoso Central School, Brgy. Poblacion, Vallehermoso, Negros Oriental	7,000,000
Construction of 1-Storey 2-Classroom School Building in La Libertad Technical Vocational School Manluminsag Extension, Brgy. Manluminsag, La Libertad, Negros Oriental	6,000,000
Construction of 2 Units 2-Storey 6-Classroom School Building in Mabinay Central School, Barangay Poblacion, Municipality of Mabinay, Negros Oriental	40,000,000
Siquijor	40,000,000

Construction of 1-Storey 3-Classroom School Building in Larena Integrated School, Helen, Larena, Siquijor	10,000,000
Construction of 1-Storey 3-Classroom School Building in Tag-ibo Elementary School, Tag-ibo, San Juan, Siquijor	10,000,000
Construction of 1-Storey 3-Classroom School Building in Timbaon Elementary School, Timbaon, San Juan, Siquijor	10,000,000
Construction of 1-Storey 3-Classroom School Building in Siquijor Provincial Science High School, Caipilan, Siquijor, Siquijor	10,000,000

Region VIII - Eastern Visayas	990,000,000

Biliran	58,000,000

Construction of 1 Unit 1-Storey 1-Classroom School Building, and 1 Unit 1-Storey 2-Classroom School Building, Binongto-an Elementary School, Brgy. Binongto-an, Culaba, Biliran	9,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building, Burabod Elementary School, Brgy. Burabod, Kawayan, Biliran	7,500,000
Construction of 1 Unit 1-Storey 4-Classroom School Building, Biliran Science High School, So. Lumbia, Brgy. San Roque, Biliran, Biliran	11,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building, Barubuhan Elementary School, So. Barubuhan, Brgy. Iyosan, Almeria, Biliran	7,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building, Larrazabal Elementary School, Brgy. Larrazabal, Naval, Biliran	5,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building, Cabucgayan National High School of Arts and Trade in Cabucgayan, Biliran	18,000,000

Eastern Samar	80,000,000

Construction of 1-Storey 2-Classroom School Building in Bulawan Elementary School, Barangay Bulawan, Maslog, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro Elementary School, Barangay San Isidro, Dolores, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tubabao National High School, Barangay Camparang, Guiuan, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in Guiuan East Central ED, Barangay 8, Guiuan, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Jose Elementary School, Barangay San Jose, Mercedes, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in Naparaan Elementary School, Barangay Naparaan, Salcedo, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tinago Elementary School, Barangay Tinago, Quinapondan, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tagbacan Elementary School, Barangay Tagbacan, Salcedo, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Llorente National High School - Barobo Extension, Barangay Barobo, Llorente, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Guiuan National High School, Barangay Cogon, Guiuan, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Eastern Samar National Comprehensive High School, Brgy. Alang-alang, Borongan City, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Giporlos Central Elementary School, Barangay 08, Giporlos, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Hilabaan National High School, Barangay Hilabaan, Dolores, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Elementary School, Barangay Malinao, Taft, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Can-avid National High School, Barangay 04, Can-avid, Eastern Samar	5,000,000
Construction of 1-Storey 2-Classroom School Building, Maydolong Central Elementary School, Barangay Poblacion, Maydolong, Eastern Samar	5,000,000

Leyte	522,000,000

Construction of 1 Unit 2-Storey 8-Classroom School Building in Saint Francis Elementary School, Tacloban City, Leyte	20,500,000
Construction of 1 Unit 2-Storey 8-Classroom School Building in RTR Elementary School, Tacloban City, Leyte	20,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1003
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1 Unit 2-Storey 6-Classroom School Building in Northern Tacloban City National High School, Tacloban City, Leyte	15,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Kapuso Village Integrated School, Tacloban City, Leyte	15,500,000
Construction of 1 Unit 2-Storey 8-Classroom School Building in Guadalupe Heights Integrated School, Tacloban City, Leyte	20,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Sagkahan National High School, Tacloban City, Leyte	15,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Scandinavian National High School, Tacloban City, Leyte	15,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Sto. Niño Senior High School, Tacloban City, Leyte	20,500,000
Construction of 1 Unit 2-Classroom School Building in Hinapolon Elementary School, Alangalang, Leyte	5,500,000
Construction of 1 Unit 2-Classroom School Building in Gregorio Caidic, Sr. Elementary School, Alangalang, Leyte	5,500,000
Construction of 1 Unit 2-Classroom School Building in Mariquita Cinco Elementary School, Alangalang, Leyte	5,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Alangalang National High School, Alangalang, Leyte	15,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Juan S. Tismo National High School, Babatngon, Leyte	15,500,000
Construction of 1 Unit 2-Storey 4-Classroom School Building in San Joaquin National High School, Palo, Leyte	10,500,000
Construction of 1 Unit 2-Classroom School Building in Malbog Elementary School, Tolosa, Leyte	5,500,000
Construction of 1 Unit 2-Storey 6-Classroom School Building in Tanauan National High School, Tanauan, Leyte	15,500,000
Construction of 1 Unit 2-Classroom School Building in TSCHI Picas Annex, Tanauan, Leyte	5,500,000
Construction of 1 Unit 2-Classroom School Building in Talolora Elementary School, Tanauan, Leyte	5,500,000
Construction of 1 Unit 3-Classroom School Building in Cangumbang Elementary School, Palo, Leyte	8,000,000
Construction of 1 Unit 3-Classroom School Building in Malaguinabot Elementary School, San Miguel, Leyte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Calsadahay Elementary School, Brgy. Calsadahay, Pastrana, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cancaraja Elementary School, Brgy. Cancaraja, Pastrana, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sto. Domingo Elementary School, Brgy. Sto. Domingo, Dagami, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Francisco Y. Baranda, Sr. National High School, Brgy. Osmeña, MacArthur, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Caghalo Elementary School, Brgy. Caghalo, Carigara, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Canapuan Elementary School, Brgy. Canapuan, Jaro, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Antonio Elementary School, Brgy. San Antonio, Dulag, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dagami North Central School, Brgy. Dist. V, Dagami, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Hinabuyan High School Annex, Barangay Hinabuyan, Villaba, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sambulawan High School, Barangay Sambulawan, Villaba, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Calubian South Central School, Barangay Cabalquinto, Calubian, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Baco Elementary School, Barangay Baco, Leyte, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Belen Elementary School, Barangay Belen, Leyte, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tahad Elementary School, Barangay Tahad, Tabango, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro High School Basud Extension, Barangay Basud, San Isidro, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Payao Elementary School, Barangay Payao, Villaba, Leyte	5,000,000
Construction of 2-Storey 6-Classroom School Building in Cogon Elementary School, Barangay Cogon, Ormoc City, Leyte	15,000,000
Construction of 1-Storey 2-Classroom School Building in Macabug Elementary School, Barangay Macabug, Ormoc City, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cagbuhangin Elementary School, Barangay Cagbuhangin, Ormoc City, Leyte	5,000,000
Construction of 1-Storey 3-Classroom School Building in San Francisco Elementary School, Barangay San Francisco, Isabel, Leyte	7,500,000
Construction of 1-Storey 3-Classroom School Building in Anislag Elementary School, Barangay Anislag, Isabel, Leyte	7,500,000
Construction of 1-Storey 2-Classroom School Building in Sabang Elementary School, Barangay Sabang, Baybay City, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Libertad Elementary School, Barangay Libertad, Hilongos, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Manlilisid Central School, Barangay Manlilisid, Javier, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tahud National High School, Barangay Tahud, Inopacan, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Libertad Elementary School, Barangay Libertad, Abuyog, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sta. Paz Integrated School, Barangay Sta. Paz, Matalom, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sto. Niño Elementary School, Barangay Sto. Niño, Bato, Leyte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mapgap Integrated School, Barangay Mapgap, Baybay City, Leyte	5,000,000
Construction of 1 Unit 2-Classroom School Building, San Isidro Elementary School in Dulag, Leyte	6,000,000
Construction of 1 Unit 2-Storey 6-Classroom School Building, Minuhang Senior High School in Barugo, Leyte	18,000,000
Construction of 1 Unit 2-Storey 6-Classroom School Building, Carigara National High School in Carigara, Leyte	18,000,000
Construction of 1 Unit 2-Storey 6-Classroom School Building, MacArthur National High School in MacArthur, Leyte	18,000,000
Construction of 1 Unit 2-Storey 6-Classroom School Building, Hacienda Enage Elementary School in Calubian, Leyte	18,000,000
Construction of 1 Unit 2-Storey 8-Classroom School Building, Calubian South Central School in Calubian, Leyte	25,000,000

1004	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1 Unit 3-Classroom School Building, Apale Elementary School in Isabel, Leyte	9,000,000

Northern Samar	160,000,000

Construction of Modified DEPED-DPWH Standard 1-Storey 3-Classroom School Building (with Toilet attached) at Simora Elementary School, Palapag, Northern Samar	10,000,000
Construction of Modified DEPED-DPWH Standard 1-Storey 5-Classroom School Building (with Common Toilets at One Side) at La Perla National High School, Laoang, Northern Samar	15,000,000
Construction of Modified DEPED-DPWH Standard 1-Storey 5-Classroom School Building (with Common Toilets at One Side) at Oleras National High School, Laoang, Northern Samar	15,000,000
Construction of 1-Storey 3-Classroom School Building in Gebonawan Elementary School, Barangay Gebonawan, Lope de Vega, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Dancalan Integrated School, Brgy. Dancalan, Bobon, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Hinabangan National High School, Brgy. Hinabangan, Mondragon, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Maxvilla National High School, Brgy. Maxvilla, Victoria, Northern Samar	10,000,000
Construction of 1-Storey 2-Classroom School Building in Alang-Alang Elementary School, Barangay Alang-Alang, Lapinig, Northern Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building in Silvino Lubos Central School, Barangay Poblacion II, Silvino Lubos, Northern Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building in Canjumadal National High School, Barangay Canjumadal, Pambujan, Northern Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building in Quirino Elementary School, Barangay Quirino, Las Navas, Northern Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building in San Isidro Elementary School, Barangay San Isidro, Las Navas, Northern Samar	6,000,000
Construction of 1-Storey 4-Classroom School Building in P.M GETA Memorial Central Elementary School, Barangay Guilaoangi, Laoang, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Villahermosa Elementary School, Barangay Villahermosa, Lavezares, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Acereda Integrated School, Brgy. Acereda, Bobon, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Balud Elementary School, Brgy. Macagtas, Catarman, Northern Samar	10,000,000
Construction of 1-Storey 3-Classroom School Building in Alegria National High School, Brgy. Alegria, San Isidro, Northern Samar	10,000,000

Samar	80,000,000

Construction of 2 Units 1-Storey 2-Classroom School Building, Blanca Aurora Integrated School, Brgy. Blanca Aurora, San Jorge, Samar	10,000,000
Construction of 1-Storey 2-Classroom School Building, Lambao Elementary School, Brgy. Lambao, Sta. Margarita, Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building, Tabawan Integrated School, Brgy. Tabawan, Calbayog City, Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building, Ranera Elementary School, Brgy. Ranera, San Jorge, Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building, Cagbayang Integrated School, Brgy. Cagbayang, Calbayog City, Samar	6,000,000
Construction of 1-Storey 2-Classroom School Building, Matuginao National High School, Brgy. Mabuligon, Matuginao, Samar	6,000,000
Phase I Construction of Modified Design with parapet, 1 Unit 4-Storey 20-Classroom School Building in Catbalogan II Central Elementary School, Barangay Poblacion 7, Catbalogan City, Samar	40,000,000

Southern Leyte	90,000,000

Construction of 1 Unit 2-Storey 4-Classroom School Building, Sto. Niño National High School, Poblacion, Hinunangan, Southern Leyte	10,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Otama Elementary School, Brgy. Otama, Hinunangan, Southern Leyte	6,666,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Canipaan National High School, Brgy. Canipaan, Hinunangan, Southern Leyte	6,666,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Mahayag Elementary School, Brgy. Mahayag, Saint Bernard, Southern Leyte	6,667,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Catmon Integrated School, Brgy. Catmon, Saint Bernard, Southern Leyte	6,667,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Pandan-San Miguel Elementary School, Brgy. Pandan-San Miguel, Sogod, Southern Leyte	6,667,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1005
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1 Unit 1-Storey 2-Classroom School Building in Magaupas Elementary School, Brgy. Magaupas, Liloan, Southern Leyte	6,667,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Padre Burgos National Technical Vocational High School, Barangay Sto. Rosario, Padre Burgos, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Guinabonan Elementary School, Barangay Guinabonan Malitbog, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Hinapo Elementary School, Barangay Hinapo, Tomas Oppus, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Divisoria Elementary School, Barangay Divisoria, Bontoc, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Paku Elementary School, Barangay Paku, Bontoc, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Maria Clara Integrated School, Barangay Maria Clara, Maasin City, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Hinapu Dako National High School, Barangay Hinapu Dako, Maasin City, Southern Leyte	5,000,000
Construction of 1 Unit 1-Storey 2-Classroom School Building in Tomas Oppus Pilot School, Barangay Mantahan, Maasin City, Southern Leyte	5,000,000

Region IX - Zamboanga Peninsula	475,000,000

Zamboanga del Norte	85,000,000

Construction of 1-Storey 2-Classroom School Building in Malasay Elementary School, Barangay Malasay, Katipunan, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Feliciano Castillo National High School, Barangay Poblacion, Siayan, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Patunan Elementary School, Barangay Punta Blanca, Manukan, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bartolome Aripal Memorial National High School, Barangay Upper Disakan, Manukan, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Jesus A. Ramos National High School, Barangay Villaramos, Manukan, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Patagan Elementary School, Barangay Patagan, Manukan, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cayasan Elementary School, Barangay Diwan, Dipolog City, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Minang Elementary School, Barangay Minang, Pres. Manuel Roxas, Zamboanga del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building at Osukan Elementary School, Brgy. Osukan, Labason, Zamboanga Del Norte	5,000,000
Construction of 2-Storey 4-Classroom School Building in La Union Elementary School, Barangay La Union, Labason, Zamboanga del Norte	13,000,000
Construction of 1-Storey 3-Classroom School Building in Guimba Parang Elementary School, Barangay Malayal, Sibuco, Zamboanga del Norte	9,000,000
Construction of 1-Storey 2-Classroom School Building in Lu Tian Po Elementary School, Barangay Manaol, Siocon, Zamboanga del Norte	6,000,000
Construction of 1-Storey 2-Classroom School Building in La Libertad Elementary School, Barangay La Libertad, Gutalac, Zamboang del Norte	6,000,000
Construction of 1-Storey 2-Classroom School Building in New Dapitan National High School, Barangay New Dapitan, Tampilisan, Zamboanga del Norte	6,000,000

Zamboanga del Sur	310,000,000

Construction of 2-Storey, 6-Classroom School Building at Tigtabon National High School, Zamboanga City	26,400,000
Construction of 2-Storey, 6-Classroom School Building at Lamisahan National High School, Zamboanga City	22,200,000
Construction of 1-Storey, 4-Classroom School Building at Talabaan Elementary School, Zamboanga City	10,000,000
Construction of 2-Storey 6-Classroom School Building in Ayala National High School, Barangay Ayala, Zamboanga City	20,000,000
Construction of 2-Storey 6-Classroom School Building in Tumaga National High School, Barangay Tumaga, Zamboanga City	20,000,000
Construction of 4-Storey, 20-Classroom School Building at Vitali National High School, Zamboanga City	67,400,000
Construction of 4-Storey, 20-Classroom School Building at Buenavista Intergrated School, Zamboanga City	64,000,000
Construction of 1-Storey 2-Classroom School Building in TEBED Primary School, Barangay Palili, Municipality of Midsalip, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Antonio Elementary School, Barangay San Antonio, Municipality of Tukuran, Zamboanga del Sur	5,000,000

1006	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Litapan Integrated School, Barangay Litapan, Municipality of Josefina, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bigaan Elementary School, Barangay Labangon, Municipality of Dumingag, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balas National High School, Barangay Balas, Municipality of Aurora, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dipolo Elementary School, Barangay Dipolo, Municipality of Molave, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bag-ong Baroy Elementary School, Barangay Bag-ong Baroy, Municipality of Sominot, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bag-ong Kauswagan National High School, Barangay Bag-ong Kauswagan, Municipality of Tambulig, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Depase National High School, Barangay Depase, Municipality of Bayog, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Simuyak Elementary School, Barangay Sagacad, Municipality of Dinas, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Nilo Elementary School, Barangay Nilo, Municipality of Tigbao, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Maraya National High School, Barangay Maraya, Municipality of Vincenzo A. Sagun, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Maraya Elementary School, Barangay Maraya, Municipality of Vincenzo A. Sagun, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Camalig National High School, Municipality of Dumalinao, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Karpok National High School, Barangay Karpok, Municipality of Lapuyan, Zamboanga del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Dumalian Elementary School, Barangay Dumalian, Municipality of San Miguel, Zamboanga del Sur	5,000,000

Zamboanga Sibugay	80,000,000

Construction of 1-Storey 2-Classroom School Building in Candiis Elementary School, Barangay Candiis, Malangas, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Taguisian Elementary School, Barangay Taguisian, Mabuhay, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Poblacion Central Elementary School, Barangay Poblacion, Talusan, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Fama Elementary School, Barangay Fama, Olutanga, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bagong Buhay Elementary School, Barangay Bagong Buhay, Alicia, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bulawan Elementary School, Barangay Bulawan, Payao, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ditay Elementary School, Barangay Ditay, Diplahan, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Del Monte Elementary School, Barangay Del Monte, Buug, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Shiolan Elementary School, Barangay Shiolan, Kabasalan, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tomitom Elementary School, Barangay Tomitom, Ipil, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tiayon Integrated School, Barangay Tiayon, Ipil, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bacalan Elementary School, Barangay Bacalan, Ipil, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Siawang Elementary School, Barangay Siawang, R.T. Lim, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sandayong Elementary School, Barangay Sandayong, Naga, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Camanga Elementary School, Barangay Camanga, Titay, Zamboanga Sibugay	5,000,000
Construction of 1-Storey 2-Classroom School Building in Upper Tungawan Elementary School, Barangay Upper Tungawan, Tungawan, Zamboanga Sibugay	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1007
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT

Region X - Northern Mindanao	565,000,000

Bukidnon	160,000,000

Construction of 2-Storey 8-Classroom School Building in Imbatug Central Elementary School (Phase 1), Barangay Imbatug, Baungon, Bukidnon	10,000,000
Construction of 2-Storey 10-Classroom School Building in Kinawe National High School (Phase 1), Barangay Kinawe, Libona, Bukidnon	10,000,000
Construction of 2-Storey 10-Classroom School Building in Malitbog Agricultural High School in Malitbog, Bukidnon	10,000,000
Construction of 2-Storey 10-Classroom School Building in San Isidro Elementary School (Phase 1), Barangay San Isidro, Talakag, Bukidnon	10,000,000
Construction of 1-Storey 4-Classroom School Building in Tuburan Integrated School, Brgy. Mapulo, Malaybalay City, Bukidnon	10,000,000
Construction of 1-Storey 4-Classroom School Building in Kalasungay Elementary School, Brgy. Kalasungay, Malaybalay City, Bukidnon	10,000,000
Construction of 1-Storey 4-Classroom School Building in Freedom Integrated School, Brgy. Freedom, Municipality of Cabanglasan, Bukidnon	10,000,000
Construction of 1-Storey 4-Classroom School Building in Basbasanan To Diraya To Tigwa Elementary School, Sitio Kalinawan, Brgy. Kibongkog, Municipality of San Fernando, Bukidnon	10,000,000
Construction of 1-Storey 2-Classroom School Building in Sagundanon Integrated School, Barangay Sagundanon, Kitaotao, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kiulom Elementary School, Barangay Kiulom, Kitaotao, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabalantian Elementary School - Sayabanan te Kateunan te Kinawayan Extension, Barangay Cabalantian, Kitaotao, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balud Elementary School at Sitio Balud, Barangay Tangkulan, Damulog, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kadingilan National High School, Barangay Poblacion, Kadingilan, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mahayahay Elementary School, Barangay Mahayahay, Don Carlos, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Apyao National High School, Barangay Butong, Quezon, Bukidnon	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kiburiao National High School, Barangay Kiburiao, Quezon, Bukidnon	5,000,000
Construction of 3-Storey 12-Classroom School Building in Guinuyoran National High School, Barangay Guinuyoran, Valencia City, Bukidnon	33,000,000
Construction of 1-Storey 3-Classroom School Building in Vintar Integrated School, Barangay Vintar, Valencia City, Bukidnon	7,000,000

Camiguin	40,000,000

Construction of 1-Storey 3-Classroom School Building in Bug-ong Elementary School, Barangay Bug-ong, Municipality of Mambajao, Camiguin	7,500,000
Construction of 1-Storey 2-Classroom School Building in Catohugan Elementary School, Barangay Catohugan, Municipality of Mahinog, Camiguin	5,000,000
Construction of 1-Storey 2-Classroom School Building in Owakan Elementary School, Barangay Owakan, Municipality of Mahinog, Camiguin	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tangaro Elementary School, Barangay Tangaro, Municipality of Catarman, Camiguin	5,000,000
Construction of 1-Storey 2-Classroom School Building in Panghiawan Elementary School, Barangay Panghiawan, Municipality of Catarman, Camiguin	5,000,000
Construction of 1-Storey 2-Classroom School Building in Manuyog Elementary School, Barangay Manuyog, Municipality of Sagay, Camiguin	5,000,000
Construction of 1-Storey 3-Classroom School Building in Cabuan Elementary School, Barangay Cabuan, Municipality of Guinsiliban, Camiguin	7,500,000

Lanao del Norte	125,000,000

Construction of 1-Storey 2-Classroom School Building in Francesca Paradela-Legaspi (Taytay Elementary School), Barangay Ditucalan, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ampucao Elementary School, Barangay Mainit, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Laranjo Elementary School, Barangay Rogongon, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Primitivo Quimpo Memorial Elementary School, Barangay Hindang, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kiwalan Elementary School, Barangay Kiwalan, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sardab Elementary School, Barangay Digkila-an, Iligan City, Lanao del Norte	5,000,000

1008	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Sultan Mamarinta Panandigan Integrated School, Barangay Bonbonon, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mainit Elementary School, Barangay Mainit, Iligan City, Lanao del Norte	5,000,000
Construction of 1-Storey 3-Classroom School Building in Malimbato Elementary School, Barangay Malimbato, Tagoloan, Lanao del Norte	10,000,000
Construction of 1-Storey 3-Classroom School Building in Baloi National High School, Barangay Poblacion, Baloi, Lanao del Norte	10,000,000
Construction of 1-Storey 3-Classroom School Building in Matungao National High School, Barangay Poblacion, Matungao, Lanao del Norte	10,000,000
Construction of 1-Storey 3-Classroom School Building in Kauswagan Central Elementary School, Barangay Poblacion, Kauswagan, Lanao del Norte	10,000,000
Construction of 1-Storey 3-Classroom School Building in Salvador National High School, Salvador, Lanao del Norte	10,700,000
Construction of 1-Storey 2-Classroom School Building in Panoloon National High School, Sapad, Lanao del Norte	7,650,000
Construction of 1-Storey 2-Classroom School Building in Sultan Ali Dimaporo Memorial Integrated School, Sultan Naga Dimaporo, Lanao del Norte	7,750,000
Construction of 1-Storey 2-Classroom School Building in Sultan Naga Dimaporo Memorial Integrated School, Sultan Naga Dimaporo, Lanao del Norte	13,900,000
Construction of 1-Storey 2-Classroom School Building, Sergio Mata Elementary School, Purok 3, Tubaran, Tubod, Lanao Del Norte	5,000,000

Misamis Occidental	80,000,000

Construction of 1-Storey 1-Classroom School Building in Brgy. Adorable Integrated School, Barangay Adorable, Jimenez, Misamis Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Brgy. Palilan Elementary School, Brgy. Palilan, Jimenez, Misamis Occidental	7,000,000
Construction of 1-Storey 2-Classroom School Building in Brgy. Burgos Integrated School, Brgy. Burgos, Lopez Jaena, Misamis Occidental	7,000,000
Construction of 1-Storey 2-Classroom School Building in Brgy. Sta. Cruz Integrated School, Brgy. Sta. Cruz, Plaridel, Misamis Occidental	7,000,000
Construction of 1-Storey 2-Classroom School Building in Brgy. Taboc Sur Integrated School, Brgy. Taboc Sur, Oroquieta City, Misamis Occidental	7,000,000
Construction of 1-Storey 2-Classroom School Building in Brgy. Alegria Integrated School, Brgy. Alegria, Lopez Jaena, Misamis Occidental	7,000,000
Construction of School Building in Gala Elementary School, Brgy. Gala, Ozamiz City, Misamis Occidental	12,000,000
Construction of School Building in Sancho Capa Integrated School (Phase 1), Brgy. Bagakay, Ozamiz City, Misamis Occidental	11,000,000
Construction of School Building in Sinuza Integrated School, Brgy. Sinuza, Ozamiz City, Misamis Occidental	12,000,000
Construction of School Building in Cruz Lanzado Saligan Integrated School, Brgy. Cavinte, Ozamiz City, Misamis Occidental	5,000,000

Misamis Oriental	160,000,000

Construction of 2-Storey 4-Classroom School Building in Kandiis Integrated School, Magsaysay, Misamis Oriental	17,300,000
Construction of 2-Storey 6-Classroom School Building in Lagonglong Central School, Lagonglong, Misamis Oriental	22,700,000
Construction of 2-Storey 8-Classroom School Building in Lugait Central School, Barangay Poblacion, Lugait, Misamis Oriental	20,000,000
Construction of 3-Storey 15-Classroom School Building in Libertad National High School, Barangay Poblacion, Libertad, Misamis Oriental	20,000,000
Construction of 2-Storey 8-Classroom School Building in Upper Carmen Elementary School, Barangay Carmen, Cagayan de Oro City, Misamis Oriental	40,000,000
Construction of 3-Storey 6-Classroom School Building in Macabalan Elementary School, Barangay Macabalan, Cagayan de Oro City, Misamis Oriental	15,000,000
Construction of 3-Storey 6-Classroom School Building in Tablon High School, Barangay Tablon, Cagayan de Oro City, Misamis Oriental	15,000,000
Construction of 2-Storey 4-Classroom School Building in Taguanao Elementary School, Barangay Indahag, Cagayan de Oro City, Misamis Oriental	10,000,000

Region XI - Davao	610,000,000

Davao de Oro	140,000,000

Construction of 1 Unit of 1-Storey 2-Classroom School Building in Corazon C. Aquino NHS, Compostela, Davao de Oro	5,860,000
Construction of 1 Unit of 2-Storey 4-Classroom School Building in Coronobe Integrated School, Maragusan, Davao de Oro	18,418,000
Construction of 2 Units of 2-Storey 10-Classroom School Building in Monkayo CES, Maragusan, Davao de Oro	75,722,000
Construction of 1-Storey 3-Classroom School Building in Panangan Elementary School, Barangay Panangan, Maco, Davao de Oro	10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1009
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 3-Classroom School Building in Anibongan Elementary School, Barangay Anibongan, Maco, Davao de Oro	10,000,000
Construction of 1-Storey 3-Classroom School Building in Bawani Elementary School, Barangay Bawani, Mawab, Davao de Oro	10,000,000
Construction of 1-Storey 3-Classroom School Building in Belmonte Elementary School, Barangay Belmonte, Laak, Davao de Oro	10,000,000

Davao City	180,000,000

Construction of 3-Storey 9-Classroom School Building in J.P Laurel Elementary School, Barangay 12-D, Davao City	40,000,000
Construction of 3-Storey 9-Classroom School Building at Buhisan National High School, Brgy. Tibungco, Davao City	40,000,000
Construction of 4-Classroom 2-Storey School Building at General Roxas Central Elementary School at Barangay Dacudao, Calinan District, Davao City	11,500,000
Construction of 4-Classroom 2-Storey School Building at Biao Escuela Elementary School at Barangay Biao Escuela, Tugbok District, Davao City	11,500,000
Construction of 4-Classroom 2-Storey School Building Presco Diolosa Elementary School at Barangay Biao Guianga, Tugbok District, Davao City	11,500,000
Construction of 2-Classroom 1-Storey School Building at Balengaeng Elementary School at Barangay Balingaeng, Tugbok District, Davao City	5,500,000
Construction of 2-Storey 4-Classroom School Building at Malagos Elementary School, Barangay Malagos, Davao City, Davao Del Sur	11,500,000
Construction of 2-Storey 4-Classroom School Building at Binugao Central Elementary School at Barangay Binugao, Davao City, Davao Del Sur	11,500,000
Construction of 1-Storey 2-Classroom School Building at Sirawan Elementary School at Barangay Sirawan, Davao City, Davao Del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building at Lampianao Elementary School at Barangay Lampianao, Davao City, Davao Del Sur	5,000,000
Construction of 1-Storey 3-Classroom School Building at Quirino Elementary School at Barangay Talomo River, Davao City, Davao Del Sur	7,000,000
Construction of 3-Storey 6-Classroom School Building, Jose P. Rizal Elementary School, Poblacion, Davao City, Davao del Sur	20,000,000

Davao del Norte	80,000,000

Construction of 1-Storey 3-Classroom School Building in Babanganan Elementary School, Barangay Bincungan, Tagum City, Davao del Norte	10,000,000
Construction of 2-Storey 4-Classroom School Building in New Balamban Elementary School, Barangay New Balamban, Tagum City, Davao del Norte	20,000,000
Construction of School Building at Rizal Elementary School - 5 Classrooms attach to existing Building, Barangay Poblacion, Tagum City, Davao del Norte	10,000,000
Construction of 2-Storey 4-Classroom School Building in Magsaysay Elementary School, Barangay Magsaysay, Carmen, Davao del Norte	14,000,000
Construction of 1 Storey 4-Classroom School Building in New Casay Integrated School, Barangay New Casay, B. E. Dujali, Davao del Norte	12,000,000
Construction of 2-Storey 4-Classroom School Building in Mabunao Elementary School, Barangay Mabunao, Panabo, Davao del Norte	14,000,000

Davao del Sur	50,000,000

Construction of 1-Storey 2-Classroom School Building in Salud Cagas Technical and Vocational High School, Barangay Bacungan, Magsaysay, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sulatorio Elementary School, Barangay Kauswagan, Matanao, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Barayong Central Elementary School, Barangay Barayong, Magsaysay, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sibulan Elementary School, Barangay Sibulan, Sta. Cruz, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Miguel Elementary School, Barangay San Miguel, Digos City, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Vicente Duterte Elementary School, Barangay Sto. Niño, Bansalan, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Manga High School Annex, Sitio Lumbang, Barangay Manga, Matanao, Davao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Apolinio R. Fuentes Elementary School (ARFES), Barangay Kibuaya, Hagonoy, Davao del Sur	5,000,000
Construction of 1-Storey 3-Classroom School Building in Guihing Elementary School, Municipality of Hagonoy, Davao del Sur	10,000,000

1010	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT

Davao Occidental	80,000,000

Construction of 2-Storey 6-Classroom School Building in Demolok Valley National High School, Brgy. Demolok, Municipality of Malita, Davao Occidental	15,000,000
Construction of 2-Storey 6-Classroom School Building in Ernesto Lopez National High School, Brgy. Demolok, Municipality of Malita, Davao Occidental	15,000,000
Construction of 1-Storey 4-Classroom School Building in Bisang Elementary School, Brgy. Lais, Municipality of Malita, Davao Occidental	10,000,000
Construction of 1-Storey 2-Classroom School Building in Lenna Elementary School, Barangay Little Baguio, Malita, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Little Baguio Elementary School, Barangay Little Baguio, Malita, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tomas Lim Alcordo, Sr. National High School, Barangay Pinalpalan, Malita, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ernesto Balindan Sumbo National High School, Barangay Dalupan, Don Marcelino, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Patuko Intergrated School, Barangay Patuco, Sarangani, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cadaatan Elementary School, Barangay Cadaatan, Sta. Maria, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lilan Elementary School, Barangay Datu Intan, Sta. Maria, Davao Occidental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balangonan National High School, Barangay Balangonan, Jose Abad Santos, Davao Occidental	5,000,000

Davao Oriental	80,000,000

Construction of 1-Storey 2-Classroom School Building in Potenciano A. Mabanding Integrated School, Brgy. San Pedro, Municipality of Caraga, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Manay National High School, Brgy. San Ignacio, Municipality of Manay, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Binondo Integrated School, Brgy. Binondo, Municipality of Baganga, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Our Lady of Guadalupe National High School (Formerly Baculin National High School), Brgy. Baculin, Municipality of Baganga, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cabasagan Elementary School, Brgy. Cabasagan, Municipality of Boston, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Simulao Integrated School, Brgy. Simulao, Municipality of Boston, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in Modesto T. Veroy, Sr. Integrated School, Brgy. Mainit, Municipality of Cateel, Davao Oriental	5,000,000
Construction of 1-Storey 2-Classroom School Building in AS Manjoorsa Elementary School, Municipality of Tarragona, Davao Oriental	5,000,000
Construction of 1-Storey 3-Classroom School Building in Maputi National High School, Barangay Maputi, Banaybanay, Davao Oriental	9,800,000
Construction of 1-Storey 3-Classroom School Building in Surop National High School, Barangay Surop, Governor Generoso, Davao Oriental	10,300,000
Construction of 1-Storey 3-Classroom School Building in Manikling National High School, Barangay Manikling, San Isidro, Davao Oriental	9,800,000
Construction of 1-Storey 3-Classroom School Building in Tiblawan National High School, Barangay Tiblawan, Governor Generoso, Davao Oriental	10,100,000

Region XII - SOCCSKSARGEN	420,000,000

Cotabato	120,000,000

Construction of 1 Unit, 1-Storey 2-Classroom School Building in Upper Dado Central Elementary School, Barangay Dado, Alamada, Cotabato	5,000,000
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Tawas-Abaga Elementary School, Barangay Kitacubong, Alamada, Cotabato	5,000,000
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Alamada High School, Barangay Kitacubong, Alamada, Cotabato	5,000,000
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Cornelio V. Cocal Elementary School, Barangay Baguer, Libungan, Cotabato	5,000,000
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Lope T. Quial, Sr. Central Elementary School, Barangay Poblacion, Libungan, Cotabato	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1011
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Ilbocean Elementary School, Barangay Ilbocean, Midsayap, Cotabato	5,000,000
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Kimagango Central Elementary School, Barangay Kimagango, Midsayap, Cotabato	5,000,000
Construction of 1 Unit, 1-Storey 2-Classroom School Building in Elpidio Singco Elementary School, Barangay Kiwanan, Midsayap, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Inamong Elementary School, Barangay Datu Ladayon, Arakan, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Antipas Central Elementary School, Barangay Poblacion, Antipas, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Apostol Memorial Central Elementary School, Barangay Poblacion, Magpet, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Don Mariano C. Pamintuan Elementary School, Barangay San Vicente, Makilala, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Makilala Central Elementary School, Barangay Poblacion, Makilala, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Batasan Elementary School, Barangay Batasan, Makilala, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Jose Rizal Elementary School, Barangay Jose Rizal, Makilala, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kisupaan Elementary School, Barangay Kisupaan, Pres. Roxas, Cotabato	5,000,000
Construction of 2-Storey 8-Classroom School Building in Kibudtungan High School, Barangay Kibudtungan, Carmen, Cotabato	20,000,000
Construction of 1-Storey 2-Classroom School Building in Manili High School, Barangay Manili, Carmen, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Manili Elementary School, Barangay Manili, Carmen, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bai Sibayan Elementary School, Barangay Malapag, Carmen, Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mansamad Saliling Elementary School, Barangay Liliongan, Carmen, Cotabato	5,000,000

Sarangani	40,000,000

Construction of 2-Storey 10-Classroom School Building in Alegria National High School, Barangay Alegria, Alabel, Sarangani Province	29,000,000
Construction of 2-Storey 4-Classroom School Building in Malalag Cogon National High School, Barangay Malalag Cogon, Malungon, Sarangani Province	11,000,000

South Cotabato	170,000,000

Construction of 1-Storey, 2-Classroom School Building in Polo Integrated School, Brgy. Polo, Polomolok, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Polomolok Central Elementary School, Brgy. Poblacion, Polomolok, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Klinan Integrated, Brgy. Klinan 6, Polomolok, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Crossing Palkan Elementary School, Brgy. Crossing Palkan, Polomolok, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Lumakil Integrated School, Brgy. Lumakil, Polomolok, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Kalyong Integrated School-Amguo Extension, Brgy. Landan, Polomolok, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Lunen Elementary School-Saboy Extension, Brgy. Lunen, Tupi, South Cotabato	5,000,000
Construction of 1-Storey, 2-Classroom School Building in Lambayong Integrated School, Brgy. Lambayong, Tampakan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in New Iloilo Elementary School, Barangay New Iloilo, Tantangan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bukay Pait Elementary School, Barangay Bukay Pait, Tantangan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Libas Elementary School, Barangay Libas, Tantangan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tinongcop Elementary School, Barangay Tinongcop, Tantangan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Felipe Elementary School, Barangay San Felipe, Tantangan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mangilala Elementary School, Barangay Mangilala, Tantangan, South Cotabato	5,000,000

1012	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Jose P. Lim Elementary School, Barangay Mangon, Tantangan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Eleonor D. Belotindos Elementary School, Barangay Cabuling, Tantangan, South Cotabato	5,000,000
Construction of 2-Storey School Building in West Elementary School, Barangay Dadiangas West, General Santos City, South Cotabato	10,000,000
Construction of 1-Storey 2-Classroom School Building in Batomelong Elementary School, Barangay Batomelong, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Florence Santos High School, Barangay Tinagacan, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Blagan Elementary School, Barangay San Jose, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Banwalan Elementary School, Barangay San Jose, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Maligaya High School, Barangay San Jose, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balnabo Elementary School, Barangay San Jose, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Datal Salvan High School, Barangay San Jose, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lozano High School, Barangay Sinawal, General Santos City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Cebuano Elementary School - Mambusong Extension, Barangay Cebuano, Tupi, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Koronadal Central Elementary School II, Barangay Zone IV, Koronadal City, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Datal Bila Integrated School, Barangay Tudok, T’boli, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Denlag Integrated School, Barangay Denlag, Lake Sebu, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Talahik Integrated School, Barangay Talahik, Surallah, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Puti Elementary School, Barangay Puti, Norala, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tampakan SPED Center, Barangay Poblacion, Tampakan, South Cotabato	5,000,000
Construction of 1-Storey 2-Classroom School Building in Sulit Elementary School, Barangay Sulit, Polomolok, South Cotabato	5,000,000

Sultan Kudarat	90,000,000

Construction of 1-Storey 2-Classroom School Building in Dansuli Elementary School, Barangay Dansuli, Isulan, Sultan Kudarat	5,000,000
Construction of 1-Storey 2-Classroom School Building in Isulan Central Elementary School, Barangay Kalawag 2, Isulan, Sultan Kudarat	10,000,000
Construction of 1-Storey 2-Classroom School Building in San Pablo National High School, Barangay San Pablo, Tacurong City, Sultan Kudarat	10,000,000
Construction of 1-Storey 2-Classroom School Building in President Quirino National High School, Barangay Poblacion, President Quirino, Sultan Kudarat	5,000,000
Construction of 1-Storey 2-Classroom School Building in Kalawag 3 Elementary School, Barangay Kalawag 3, Isulan, Sultan Kudarat	5,000,000
Construction of 1-Storey 2-Classroom School Building in D’Lotilla Elementary School, Barangay D’ Lotilla, Isulan, Sultan Kudarat	5,000,000
Construction of 1-Storey 4-Classroom School Building in Dante Integrated School, Barangay Sto. Niño, Bagumbayan, Sultan Kudarat	12,394,000
Construction of 1-Storey 3-Classroom School Building in Bonifacio Difuntorum Memorial Elementary School, Barangay Poloy-Poloy, Lebak, Sultan Kudarat	10,000,000
Construction of 1-Storey 2-Classroom School Building in Ragandang Elementary School, Barangay Ragandang, Lebak, Sultan Kudarat	7,606,000
Construction of 1-Storey 3-Classroom School Building in Adalla Elementary School, Barangay Salangsang, Lebak, Sultan Kudarat	10,000,000
Construction of 1-Storey 2-Classroom School Building, Kalawag Central Elementary School, Brgy. Kalawag 2, Isulan, Sultan Kudarat	5,000,000
Construction of 1-Storey 2-Classroom School Building, Lagandang Elementary School, Brgy. Lagandang, Isulan, Sultan Kudarat	5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1013
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT

Region XIII - Caraga	555,000,000

Agusan del Norte	120,000,000

Construction of 4-Storey 20-Classroom School Building at Agusan National High School, Barangay Diego Silang, Butuan City, Agusan del Norte	40,000,000
Construction of 2-Storey 8-Classroom School Building at Taguibo Elementary School, Barangay Taguibo, Butuan City, Agusan del Norte	20,000,000
Construction of 2-Storey 8-Classroom Building at San Roque Elementary School, Barangay San Roque, Municipality of Las Nieves, Agusan del Norte	20,000,000
Construction of 2 Units of 1-Storey 2-Classroom School Building in CJ Ramon Avanceña IS, Barangay Sanghan, Cabadbaran City, Agusan del Norte	10,000,000
Construction of 2 Units of 1-Storey 2-Classroom School Building in Calamba NHS, Calamba, Cabadbaran City, Agusan del Norte	10,000,000
Construction of 1-Unit of 1-Storey 2-Classroom School Building in FC Jongko NHS, Kauswagan, Cabadbaran City, Agusan del Norte	5,000,000
Construction of 1-Unit of 1-Storey 2-Classroom School Building in Linao Linao Elementary School, Sangay, Buenavista, Agusan del Norte	5,000,000
Construction of 2 Units of 1-Storey 2-Classroom School Building in Sta. Ana Elementary School, Sta. Ana, Nasipit, Agusan del Norte	10,000,000

Agusan del Sur	80,000,000

Construction of School Building in Salug National High School, Brgy. Salug, Esperanza, Agusan del Sur	5,000,000
Construction of School Building in Sta. Fe Elementary School, Brgy. Sta. Fe, Esperanza, Agusan del Sur	5,000,000
Construction of School Building in Sta. Irene Central Elementary School, Brgy. Sta. Irene, Prosperidad, Agusan del Sur	5,000,000
Construction of School Building in Nuevo Trabajo Elementary School, Brgy. Nuevo Trabajo, San Luis, Agusan del Sur	5,000,000
Construction of School Building in San Luis National High School, Brgy. Doña Maxima, San Luis, Agusan del Sur	5,000,000
Construction of School Building in New Tubigon National High School, Brgy. New Tubigon, Sibagat, Agusan del Sur	5,000,000
Construction of School Building in Del Monte National High School, Brgy. Del Monte, Talacogon, Agusan del Sur	5,000,000
Construction of School Building in Magkiangkang National High School, Brgy. Magkiangkang, Bayugan City, Agusan del Sur	5,000,000
Construction of School Building in West Bunawan National High School, Bunawan, Agusan del Sur	5,000,000
Construction of School Building in La Paz National High School, Brgy. Poblacion, La Paz, Agusan del Sur	5,000,000
Construction of School Building in Kauswagan Elementary School, Brgy. Kauswagan, Loreto, Agusan del Sur	5,000,000
Construction of School Building in Jose T. Cuyos II Integrated School, Brgy. Bayugan 3, Rosario, Agusan del Sur	5,000,000
Construction of School Building in Agusan del Sur National High School, Brgy. Poblacion, San Francisco, Agusan del Sur	5,000,000
Construction of School Building in Patrocinio Integrated School, Brgy. Poblacion, Sta. Josefa, Agusan del Sur	5,000,000
Construction of School Building in Singapore Integrated School, Brgy. Sta. Maria, Trento, Agusan del Sur	5,000,000
Construction of School Building in Caigangan Elementary School, Brgy. Caigangan, Veruela, Agusan del Sur	5,000,000

Dinagat Island	40,000,000

Construction of 1-Storey 2-Classroom School Building in Sta. Rita Elementary School, Barangay Santa Rita, Cagdianao, Dinagat Island	5,000,000
Construction of 1-Storey 2-Classroom School Building in Magsaysay Elementary School, Barangay Magsaysay, Dinagat, Dinagat Island	5,000,000
Construction of 1-Storey 2-Classroom School Building in Rosita Elementary School, Barangay Albor, Libjo, Dinagat Island	5,000,000
Construction of 1-Storey 3-Classroom School Building in Plaridel National High School, Barangay Albor, Libjo, Dinagat Island	7,500,000
Construction of 1-Storey 3-Classroom School Building in San Jose National High School, Barangay Albor, Libjo, Dinagat Island	7,500,000
Construction of 2 Units of 1-Storey 2-Classroom School Building in Albor National High School, Barangay Albor, Libjo, Dinagat Island	10,000,000

Surigao del Norte	180,000,000

2 Units - Construction of 1-Storey 2-Classroom School Building in Bitaog Elementary School, Carlota St. cor Calimpusan St., Barangay Poblacion, Bacuag, Surigao del Norte	10,000,000
Construction of 1-Storey 2-Classroom School Building in Don Paulino Elementary School, Barangay Don Paulino, Dapa, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bitoon Elementary School, Barangay Bitoon, Del Carmen, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Mabini Elementary School, Barangay Mabini, Sta. Monica, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in San Miguel Elementary School, Barangay San Miguel, Dapa, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Salvacion Elementary School, Barangay Salvacion, Pilar, Surigao del Norte	5,000,000

1014	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Quezon Elementary School, Barangay Quezon, Mainit, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tapian Elementary School, Barangay Tapian, Mainit, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Canlanipa Central Elementary School, Barangay Canlanipa, Surigao City, Surigao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Osmeña Elementary School, Barangay Osmeña, Municipality of Dapa, Surigao del Norte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Quezon Elementary School, Barangay Quezon, Municipality of Del Carmen, Surigao del Norte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Don Albino Taruc Elementary School, Barangay Don Albino, Municipality of Socorro, Surigao del Norte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Honrado Elementary School, Barangay Honrado, Municipality of Socorro, Surigao del Norte	8,000,000
Construction of 1-Storey 2-Classroom School Building in Nueva Estrella Elementary School, Barangay Nueva Estrella, Municipality of Socorro, Surigao del Norte	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Mabua Elementary School, Brgy. Mabua, Surigao City	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Orok Elementary School, Brgy. Orok, Surigao City	8,000,000
Construction of 1-Storey, 2-Classroom School Building in J.R. Clavero Memorial Elementary School, Brgy. Poctoy, Surigao City	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Bonifacio Elementary School, Brgy. Bonifacio, Surigao City	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Patricio Bernaldez Memorial National High School, Brgy. Mabini, Surigao City	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Taft National High School, Brgy. Taft, Surigao City, Surigao del Norte	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Ipil National High School, Brgy. Ipil, Surigao City, Surigao del Norte	8,000,000
Construction of 1-Storey, 2-Classroom School Building in Amontay Elementary School, Brgy. Amontay, San Francisco, Surigao del Norte	8,000,000
Construction of 2 Units 1-Storey 2-Classroom School Building in Jubgan Integrated School, Brgy. Jubgan, San Francisco, Surigao del Norte	16,000,000
Construction of Jugban Integrated School Building in Brgy. Jubgan, San Francisco, Surigao Del Norte	10,000,000

Surigao del Sur	135,000,000

Construction of 4-Storey and 8-Classroom School Building in Jacinto P. Elpa National High School, Telaje, Tandag City, Surigao del Sur	25,000,000
Construction of 2-Classroom School Building in Rosario Elementary School, Rosario, Tandag City, Surigao del Sur	5,000,000
Construction of 2-Classroom School Building in Mabuhay Elementary School, Mabuhay, Tandag City, Surigao del Sur	5,000,000
Construction of 2-Classroom School Building in Sangay Elementary School of Living Tradition, Libas Sud, San Miguel, Surigao del Sur	5,000,000
Construction of 1-Storey 3-Classroom School Building in Guinhalinan Elementary School, Barangay Guinhalinan, Barobo, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Amaga Elementary School, Barangay Amaga, Barobo, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Gamut Elementary School, Barangay Gamut, Barobo, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Quezon Elementary School, Barangay Quezon, Tagbina, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Sto. Nino Elementary School, Barangay Sto. Nino, Hinatuan, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Kinayan Elementary School, Barangay Kinayan, Barobo, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Mangagoy Hilltop Elementary School, Barangay Mangagoy, Bislig City, Surigao del Sur	10,000,000
Construction of 1-Storey 3-Classroom School Building in Anunang Elementary School, Barangay Gamut, Barobo, Surigao del Sur	10,000,000
Construction of 1-Storey 1-Classroom School Building in Tandag Pilot Elementary School, Brgy. Bag-ong Lunsod, Tandag City, Surigao del Sur	5,000,000
Construction of 1-Storey 1-Classroom School Building in Matho Integrated School, Brgy. Matho, Cortes, Surigao del Sur	5,000,000
Construction of 1-Storey 1-Classroom School Building in San Jose Elementary School, Brgy. San Jose, Tandag City, Surigao del Sur	5,000,000

Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	380,000,000

Basilan	80,000,000

Construction of 1 Unit 4-Storey Classroom Building in Basilan National High School, Isabela City, Basilan Province	40,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1015
DEPARTMENT OF EDUCATION - SCHOOL BUILDING PROGRAM

NAME OF PROJECT	AMOUNT
Construction of 4-Storey 16-Classroom School Building in Lo-ok National High School, Barangay Lo-ok, Lamitan City, Basilan	40,000,000

Lanao del Sur	80,000,000

Construction of 1-Storey 2-Classroom School Building in Natangcopan Elementary School, Brgy. Natangcopan, Amai Manabilang, Lanao del Sur	10,000,000
Construction of 1-Storey 2-Classroom School Building in Ragayan Central Elementary School, Brgy. Ragayan, Poona Bayabao, Lanao del Sur	10,000,000
Construction of 1-Storey 2-Classroom School Building in South Park Area Central Elementary School, Brgy. Park Area, Wao, Lanao del Sur	10,000,000
Construction of 1-Storey 2-Classroom School Building in Francfort Central Elementary School, Brgy. Francfort, Amai Manabilang Lanao del Sur	10,000,000
Construction of 1-Storey 2-Classroom School Building in Calimudan Elementary Pilot School, Barangay BPS Village, Malabang, 2nd District, Lanao del Sur	10,000,000
Construction of 1-Storey 2-Classroom School Building in Baraas Elementary Pilot School, Barangay Baraas, Picong, 2nd District, Lanao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Balindong Pacalna National High School, Barangay Raya, Tugaya, 2nd District, Lanao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Datu Raquib National High School, Barangay Dilausan, Madalum, 2nd District, Lanao del Sur	10,000,000
Construction of 1-Storey 2-Classroom School Building in Liangan Primary School, Barangay Liangan, Madamba, 2nd District, Lanao del Sur	5,000,000
Construction of 1-Storey 2-Classroom School Building in Pagayunan National High School, Barangay Pagayunan, Madamba, 2nd District, Lanao del Sur	5,000,000

Maguindanao del Norte	40,000,000

Construction of 1-Storey 2-Classroom School Building in Alamada Elementary School, Alamada, Sultan Kudarat, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ibotigen Elementary School, Ibotigen, Sultan Kudarat, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Maitong Elementary School, Maitong, Mother Kabuntalan, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Butilen Elementary School, Butilen, Mother Kabuntalan, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Inawan Elementary School, Barangay Inawan, Sultan Kudarat, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ranao Pilayan Elementary School, Ranao Pilayan, Upi, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Pura Elementary School, Pura Datu Blah Sinsuat, Maguindanao del Norte	5,000,000
Construction of 1-Storey 2-Classroom School Building in Bayanga Norte Elementary School (Mohammad-Ali S. Guro Memorial School) Sitio Marayag, Matanog, Maguindanao del Norte	5,000,000

Maguindanao del Sur	40,000,000

Construction of 1-Storey 6-Classroom School Building in Datu Paglas Central School, Barangay Poblacion, Datu Paglas, Maguindanao del Sur	15,000,000
Construction of 1-Storey 6-Classroom School Building in Tocao-Madidis National High School, Barangay Madidis, Datu Paglas, Maguindanao del Sur	15,000,000
Construction of 1-Storey 4-Classroom School Building in Nabundas Central Elementary School, Barangay Nabundas, Shariff Saydona Mustapha, Maguindanao del Sur	10,000,000

Sulu	100,000,000

Construction of 2-Storey 10-Classroom, School Building at Sultan Jamalul Kiram Central High School, Brgy. Laum Maimbung, Sulu	40,000,000
Construction of 3-Storey 12-Classroom Academic School Building at Camp Andres Central School, Tubig Putih, Luuk, Sulu	40,000,000
Construction of 1-Storey 4-Classroom School Building at Patikul National High School - Extension, Brgy. Umangay, Patikul, Sulu	10,000,000
Construction of 1-Storey 4-Classroom School Building at Boalo Lipid Elementary School, Brgy. Boalo Lipid, Maimbung, Sulu	10,000,000

Tawi-Tawi	40,000,000

Construction of 1-Storey 2-Classroom School Building in Tawi-Tawi School of Fisheries, Barangay Poblacion, Bongao, Tawi- Tawi	5,000,000
Construction of 1-Storey 2-Classroom School Building in Campo Muslim Primary School, Barangay Marang-Marang, Languyan, Tawi-Tawi	5,000,000

1016	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

NAME OF PROJECT	AMOUNT
Construction of 1-Storey 2-Classroom School Building in Tabawan Stand Alone Senior High School, Barangay Laum Tabawan, South Ubian, Tawi-Tawi	5,000,000
Construction of 1-Storey 2-Classroom School Building in Ummat National High School, Barangay Mongkay, Simunul, Tawi- Tawi	5,000,000
Construction of 1-Storey 2-Classroom School Building in Lupah Pula Central Elementary School, Barangay Liyubud, Mapun, Tawi-Tawi	5,000,000
Construction of 1-Storey 2-Classroom School Building in Datu Halun Central Elementary School, Barangay Imam Sapie, Sitangkai, Tawi-Tawi	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tongusong Elementary School, Barangay Tongusong, Sitangkai, Tawi-Tawi	5,000,000
Construction of 1-Storey 2-Classroom School Building in Tawi-Tawi School of Arts and Trades, Barangay Pag-asa, Bongao, Tawi-Tawi	5,000,000

Grand Total	17,046,520,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
HEALTH FACILITIES ENHANCEMENT PROGRAM

HEALTH FACILITIES ENHANCEMENT

PROGRAMS UNDER DOH

FISCAL YEAR 2024

DECEMBER 25, 2023	OFFICIAL GAZETTE	1019
HEALTH FACILITIES ENHANCEMENT PROGRAM

DEPARTMENT OF HEALTH
FY 2024 HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)
(Amount in Pesos)

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
1. Barangay Health Stations (BHS)	423,492,000	305,000,000		728,492,000

1.a. Construction of New BHS	7,000,000			7,000,000

Region VI	2,000,000			2,000,000

Iloilo	2,000,000			2,000,000

Municipality of Dumangas, Rosario BHS	2,000,000			2,000,000
Region XI	3,000,000			3,000,000

Davao Occidental	3,000,000			3,000,000

Municipality of Jose Abad Santos, Bukid BHS	3,000,000			3,000,000
Region XII	2,000,000			2,000,000

Cotabato	2,000,000			2,000,000

Municipality of Libungan, Gumaga BHS	2,000,000			2,000,000
1.b. Completion/Upgrading/Repair and Equipping of BHS	416,492,000	305,000,000		721,492,000

Region I	106,000,000	163,500,000		269,500,000

Ilocos Norte	6,000,000	45,500,000		51,500,000

Municipality of Burgos, Ilocos Norte, Agaga BHS		500,000		500,000
Municipality of Paoay, Bacsil BHS		500,000		500,000
Municipality of Espiritu (Banna), Balioeg BHS		500,000		500,000
Municipality of Espiritu (Banna), Bangsar BHS		500,000		500,000
Municipality of Nueva Era, Barangobong Barangay Heath Center		500,000		500,000
Municipality of Espiritu (Banna), Barbarangay BHS		500,000		500,000
Municipality of Espiritu (Banna), Binacag BHS		500,000		500,000
Municipality of Espiritu (Banna), Bomitog BHS		500,000		500,000
Municipality of Burgos, Ilocos Norte, Bonbon BHS		500,000		500,000
Municipality of Espiritu (Banna), Bugasi BHS		500,000		500,000
Municipality of Nueva Era, Bugayong Barangay Health Center		500,000		500,000
Municipality of Paoay, Cabagoan BHS		500,000		500,000
Municipality of Paoay, Cabangaran BHS		500,000		500,000
Municipality of Vintar, Cabangaran BHS	1,000,000	500,000		1,500,000
Municipality of Vintar, Cabayo BHS	1,000,000	500,000		1,500,000
Municipality of Nueva Era, Cabittauran BHS		500,000		500,000
Municipality of Espiritu (Banna), Caestebanan BHS		500,000		500,000
Municipality of Paoay, Callaguip BHS		500,000		500,000
Municipality of Nueva Era, Caray BHS		500,000		500,000
Municipality of Espiritu (Banna), Caribquib BHS		500,000		500,000
Municipality of Espiritu (Banna), Catagtaguen BHS		500,000		500,000
Municipality of Paoay, Cayubog BHS		500,000		500,000
Municipality of Espiritu (Banna), Crispina BHS		500,000		500,000
Municipality of Vintar, Diaton BHS	1,000,000	500,000		1,500,000
Municipality of Paoay, Dolores BHS		500,000		500,000
Municipality of Nueva Era, Garnaden BHS		500,000		500,000
Municipality of Espiritu (Banna), Hilario (Poblacion) BHS		500,000		500,000
Municipality of Espiritu (Banna), Imelda BHS		500,000		500,000
Municipality of Vintar, Isic-Isic BHS	1,000,000	500,000		1,500,000
Municipality of Paoay, Laoa BHS		500,000		500,000
Municipality of Espiritu (Banna), Lorenzo (Poblacion) BHS		500,000		500,000
Municipality of Espiritu (Banna), Macayepyep BHS		500,000		500,000
Municipality of Espiritu (Banna), Marcos (Poblacion) BHS		500,000		500,000
Municipality of Paoay, Masintoc BHS		500,000		500,000
Municipality of Paoay, Monte BHS		500,000		500,000
Municipality of Paoay, Mumulaan BHS		500,000		500,000
Municipality of Paoay, Nagbacalan BHS		500,000		500,000
Municipality of Espiritu (Banna), Nagpatayan BHS		500,000		500,000
Municipality of Burgos, Ilocos Norte, Nagsurot BHS		500,000		500,000
Municipality of Nueva Era, Naguilian Barangay Health Center		500,000		500,000
Municipality of Paoay, Nalasin BHS		500,000		500,000
Municipality of Paoay, Nanguyudan BHS		500,000		500,000
Municipality of Paoay, Oaig-Upay-Abulao BHS		500,000		500,000
Municipality of Vintar, Pallas BHS	1,000,000	500,000		1,500,000

1020	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Paoay, Pambaran BHS		500,000		500,000
Municipality of Paoay, Pannaratan (Poblacion) BHS		500,000		500,000
Municipality of Paoay, Paratong BHS		500,000		500,000
Municipality of Paoay, Pasil BHS		500,000		500,000
Municipality of Paoay, Salbang (Poblacion) BHS		500,000		500,000
Municipality of Paoay, San Agustin BHS		500,000		500,000
Municipality of Espiritu (Banna), San Agustin BHS		500,000		500,000
Municipality of Espiritu (Banna), San Baltazar BHS		500,000		500,000
Municipality of Espiritu (Banna), San Bartolome BHS		500,000		500,000
Municipality of Paoay, San Blas (Poblacion) BHS		500,000		500,000
Municipality of Espiritu (Banna), San Cayetano BHS		500,000		500,000
Municipality of Espiritu (Banna), San Eugenio BHS		500,000		500,000
Municipality of San Nicolas, San Fernando BHS		500,000		500,000
Municipality of San Nicolas, San Francisco BHS		500,000		500,000
Municipality of San Nicolas, San Gregorio BHS		500,000		500,000
Municipality of San Nicolas, San Guillermo BHS		500,000		500,000
Municipality of San Nicolas, San Ildefonso BHS		500,000		500,000
Municipality of Dumalneg, San Isidro BHS	1,000,000			1,000,000
Municipality of San Nicolas, San Jose BHS		500,000		500,000
Municipality of Paoay, San Juan BHS		500,000		500,000
Municipality of San Nicolas, San Juan Bautista BHS		500,000		500,000
Municipality of San Nicolas, San Lorenzo BHS		500,000		500,000
Municipality of San Nicolas, San Lucas BHS		500,000		500,000
Municipality of San Nicolas, San Marcos BHS		500,000		500,000
Municipality of San Nicolas, San Miguel BHS		500,000		500,000
Municipality of San Nicolas, San Pablo BHS		500,000		500,000
Municipality of San Nicolas, San Paulo BHS		500,000		500,000
Municipality of San Nicolas, San Pedro BHS		500,000		500,000
Municipality of Paoay, San Pedro BHS		500,000		500,000
Municipality of Paoay, San Roque (Poblacion) BHS		500,000		500,000
Municipality of San Nicolas, San Rufino BHS		500,000		500,000
Municipality of San Nicolas, San Silvestre BHS		500,000		500,000
Municipality of Paoay, Sangladan Pob. (Nalbuan) BHS		500,000		500,000
Municipality of San Nicolas, Santa Asuncion BHS		500,000		500,000
Municipality of San Nicolas, Santa Cecilia BHS		500,000		500,000
Municipality of San Nicolas, Santa Monica BHS		500,000		500,000
Municipality of Paoay, Santa Rita (Poblacion) BHS		500,000		500,000
Municipality of Burgos, Ilocos Norte, Saoit BHS		500,000		500,000
Municipality of Paoay, Sideg BHS		500,000		500,000
Municipality of Espiritu (Banna), Sinamar BHS		500,000		500,000
Municipality of Nueva Era, Sto. Niño BHS		500,000		500,000
Municipality of Paoay, Suba BHS		500,000		500,000
Municipality of Paoay, Sungadan BHS		500,000		500,000
Municipality of Paoay, Surgui BHS		500,000		500,000
Municipality of Espiritu (Banna), Tabtabagan BHS		500,000		500,000
Municipality of Espiritu (Banna), Valdez BHS		500,000		500,000
Municipality of Espiritu (Banna), Valenciano (Poblacion) BHS		500,000		500,000
Municipality of Paoay, Veronica BHS		500,000		500,000

Ilocos Sur	17,000,000	25,500,000		42,500,000

Municipality of Narvacan, Abuor BHS		500,000		500,000
Municipality of Narvacan, Ambulogan BHS		500,000		500,000
Municipality of Narvacan, Aquib BHS		500,000		500,000
Municipality of Narvacan, Bantay Abot BHS		500,000		500,000
Municipality of Narvacan, Bulanos BHS		500,000		500,000
Municipality of Narvacan, Camarao BHS		500,000		500,000
Municipality of Narvacan, Casilagan BHS		500,000		500,000
Municipality of Narvacan, Dinalaoan BHS		500,000		500,000
Municipality of Narvacan, Lanipao BHS		500,000		500,000
Municipality of Narvacan, Margaay BHS		500,000		500,000
Municipality of Narvacan, Marozo BHS		500,000		500,000
Municipality of Narvacan, Nanguneg BHS		500,000		500,000
Municipality of Narvacan, Paratong BHS		500,000		500,000
Municipality of Narvacan, Parparia BHS		500,000		500,000
Municipality of Narvacan, Quinarayan BHS		500,000		500,000
Municipality of Narvacan, San Antonio BHS		500,000		500,000
Municipality of Narvacan, San Jose BHS		500,000		500,000
Municipality of Narvacan, San Pablo BHS		500,000		500,000
Municipality of Narvacan, San Pedro BHS		500,000		500,000
Municipality of Narvacan, Sucoc BHS		500,000		500,000
Municipality of Narvacan, Sulvec BHS		500,000		500,000
Municipality of Santa Lucia, Alincaoeg BHS	1,000,000	500,000		1,500,000
Municipality of Santa, Ampandula BHS		500,000		500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1021
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of San Esteban, Ansad BHS	1,000,000			1,000,000
Municipality of Sugpon, Banga BHS	1,000,000	500,000		1,500,000
Municipality of Galimuyod, Bitong BHS		500,000		500,000
Municipality of Santiago, Caburao BHS		500,000		500,000
Municipality of Santa, Calungboyan BHS		500,000		500,000
Municipality of Santa, Dammay BHS		500,000		500,000
Municipality of Sugpon, Danac BHS	1,000,000	500,000		1,500,000
Municipality of Santiago, Dan-Ar BHS	1,000,000	500,000		1,500,000
Municipality of Santa Lucia, Luba BHS	1,000,000	500,000		1,500,000
Municipality of Galimuyod, Mabayag BHS	1,000,000			1,000,000
Municipality of Santa, Mabilbila Norte BHS		500,000		500,000
Municipality of Santa, Mabilbila Sur BHS		500,000		500,000
Municipality of Santa, Magsaysay BHS		500,000		500,000
Municipality of Santa, Manueva BHS		500,000		500,000
Municipality of Santa Cruz - San Jose BHS		500,000		500,000
Municipality of Santa Cruz - Sevilla BHS	1,000,000	500,000		1,500,000
Municipality of Santa, Nagpanaoan BHS		500,000		500,000
Municipality of Santa Lucia, Nagtablaan BHS	1,000,000	500,000		1,500,000
Municipality of Santa, Namalangan BHS		500,000		500,000
Municipality of Santa, Oribi BHS		500,000		500,000
Municipality of Galimuyod, Pagangpang BHS		500,000		500,000
Municipality of Santa Lucia, Paoc BHS	1,000,000	500,000		1,500,000
Municipality of Santa, Pasungol BHS		500,000		500,000
Municipality of Santa, Rancho BHS		500,000		500,000
Municipality of Santa, Rizal BHS		500,000		500,000
Municipality of Santiago, Sabangan BHS	1,000,000	500,000		1,500,000
Municipality of Santa Lucia, Sabuanan BHS	1,000,000	500,000		1,500,000
Municipality of San Vicente, San Sebastian BHS	1,000,000			1,000,000
Municipality of Sta. Catalina, Sinabaan BHS	4,000,000	1,500,000		5,500,000

La Union	45,000,000	18,500,000		63,500,000

Municipality of Bauang, Acao BHS	2,000,000			2,000,000
Municipality of Aringay, Alaska BHS	1,000,000			1,000,000
Municipality of Rosario, Amlang BHS		500,000		500,000
Municipality of Balaoan, Antonio BHS		500,000		500,000
Municipality of Rosario, Bacani BHS		500,000		500,000
Municipality of Bacnotan, Bacsil BHS		500,000		500,000
Municipality of Bauang, Bagbag BHS	2,000,000			2,000,000
Municipality of San Juan, Bambanay BHS	1,000,000			1,000,000
Municipality of Aringay, Basca BHS	1,000,000			1,000,000
Municipality of Bacnotan, Bitalag BHS		500,000		500,000
Municipality of Sto. Tomas, Cabaruan BHS		500,000		500,000
Municipality of Rosario, Cadumanian BHS		500,000		500,000
Municipality of Bauang, Calumbaya BHS	2,000,000			2,000,000
Municipality of Tubao, Caoigue BHS	1,000,000	500,000		1,500,000
Municipality of Rosario, Carunoan East BHS		500,000		500,000
Municipality of Bauang, Casilagan BHS	2,000,000			2,000,000
Municipality of Santol, Corro-Oy BHS	1,000,000			1,000,000
Municipality of Pugo, Cuenca BHS	1,000,000			1,000,000
Municipality of Bauang, Dili BHS	2,000,000			2,000,000
Municipality of San Juan, Taboc BHS		500,000		500,000
Municipality of Tubao, Francia Sur BHS	1,000,000	500,000		1,500,000
Municipality of Tubao, Francia West BHS	1,000,000	500,000		1,500,000
Municipality of Aringay, Gallano BHS	1,000,000			1,000,000
Municipality of Bacnotan, Galongen BHS		500,000		500,000
Municipality of Tubao, Garcia BHS	1,000,000	500,000		1,500,000
Municipality of Tubao, Gonzales BHS	1,000,000	500,000		1,500,000
Municipality of San Juan, Guinguinabang BHS	1,000,000			1,000,000
Municipality of Bacnotan, Legleg BHS		500,000		500,000
Municipality of Tubao, Leones West BHS	1,000,000	500,000		1,500,000
Municipality of Santol, Lettac Norte BHS	1,000,000			1,000,000
Municipality of Tubao, Magsaysay BHS	1,000,000	500,000		1,500,000
Municipality of Aringay, Manga BHS	1,000,000			1,000,000
Municipality of Santol, Mangaan BHS	1,000,000			1,000,000
Municipality of Rosario, Marcos BHS		500,000		500,000
Municipality of Balaoan, Nagsabaran Sur BHS		500,000		500,000
Municipality of Balaoan, Nalasin BHS		500,000		500,000
Municipality of Bacnotan, Narra BHS		500,000		500,000
Municipality of Sudipen, Old Central BHS	1,000,000			1,000,000
Municipality of Bacnotan, Paagan BHS		500,000		500,000
Municipality of Bacnotan, Pandan BHS		500,000		500,000
Municipality of Bauang, Paringao BHS	2,000,000			2,000,000
Municipality of Bauang, Payocpoc Norte Este BHS	2,000,000			2,000,000

1022	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Tubao, Pideg BHS	1,000,000	500,000		1,500,000
Municipality of Bacnotan, Poblacion BHS		500,000		500,000
Municipality of Tubao, Poblacion BHS	1,000,000	500,000		1,500,000
Municipality of Rosario, Poblacion East BHS		500,000		500,000
Municipality of Santol, Puguil BHS	1,000,000			1,000,000
Municipality of Bacnotan, Quirino BHS		500,000		500,000
Municipality of Santol, Ramot BHS	1,000,000			1,000,000
Municipality of Bacnotan, Salincob BHS		500,000		500,000
Municipality of Sudipen, San Francisco BHS	1,000,000			1,000,000
Municipality of Balaoan, San Pablo BHS		500,000		500,000
Municipality of Santol, Sasaba BHS	2,000,000			2,000,000
Municipality of Balaoan, Sinapangan Sur BHS		500,000		500,000
Municipality of Bacnotan, Sta. Cruz BHS		500,000		500,000
Municipality of Tubao, Sta. Teresa BHS	1,000,000	500,000		1,500,000
Municipality of Aringay, Sta. Lucia BHS	1,000,000			1,000,000
Municipality of Aringay, Sta. Rita East BHS	1,000,000			1,000,000
Municipality of Bauang, Taberna BHS	2,000,000			2,000,000
Municipality of Bacnotan, Tammocalao BHS		500,000		500,000
Municipality of Rosario, Tay-Ac BHS		500,000		500,000
Municipality of Sto. Tomas, Tococ BHS		500,000		500,000
Municipality of Santol, Tubaday BHS	1,000,000			1,000,000

Pangasinan	38,000,000	74,000,000		112,000,000

Municipality of Umingan, Abot-Molina BHS		500,000		500,000
Municipality of Rosales, Acop BHS		500,000		500,000
Municipality of Tayug, Agno BHS		500,000		500,000
Municipality of Umingan, Alo-O BHS		500,000		500,000
Municipality of Umingan, Amaronan BHS		500,000		500,000
Municipality of Tayug, Amistad BHS		500,000		500,000
Municipality of Balungao, Angayan Norte BHS		500,000		500,000
Municipality of Asingan, Ariston East BHS		500,000		500,000
Municipality of Asingan, Ariston West BHS		500,000		500,000
Municipality of San Manuel, Arzadon BHS		500,000		500,000
Municipality of Rosales, Bakit-Bakit BHS		500,000		500,000
Municipality of San Quintin, Baligayan BHS		500,000		500,000
Municipality of Sta. Maria, Balloy BHS		500,000		500,000
Municipality of Asingan, Bantog BHS		500,000		500,000
Municipality of San Quintin, Bantog BHS		500,000		500,000
Municipality of Sta. Maria, Bantog BHS		500,000		500,000
Municipality of Umingan, Bantug BHS		500,000		500,000
Municipality of Natividad, Barangobong BHS		500,000		500,000
Municipality of Tayug, Barangobong BHS		500,000		500,000
Municipality of Umingan, Barat BHS		500,000		500,000
Municipality of Asingan, Baro BHS		500,000		500,000
Municipality of Natividad, Batchelor West BHS		500,000		500,000
Municipality of San Nicolas, Bensican BHS		500,000		500,000
City of San Carlos, Aponit BHS		500,000		500,000
City of San Carlos, Bacnar BHS		500,000		500,000
City of San Carlos, Balayong BHS		500,000		500,000
Municipality of Bayambang, Beleng BHS		500,000		500,000
Municipality of Bugallon, Bolaoen BHS		500,000		500,000
Municipality of Pozorrubio, Banding BHS		500,000		500,000
Municipality of Pozorrubio, Batakil BHS		500,000		500,000
Municipality of Pozorrubio, Casanfernandoan BHS		500,000		500,000
Municipality of Pozorrubio, Don Benito BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Malasin BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Nama BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Nantangalan BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Palacpalac BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Palguyod BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Poblacion I BHS		500,000		500,000
Municipality of Pozorrubio, Poblacion II BHS		500,000		500,000
Municipality of Pozorrubio, Poblacion III BHS		500,000		500,000
Municipality of Pozorrubio, Rosario BHS	1,000,000	500,000		1,500,000
Municipality of Pozorrubio, Villegas BHS	1,000,000	500,000		1,500,000
City of San Carlos, Mamarlao BHS		500,000		500,000
City of San Carlos, Palaming BHS		500,000		500,000
Municipality of Malasiqui, Pasima BHS		500,000		500,000
Municipality of Burgos, Sapa Grande BHS		1,000,000		1,000,000
Municipality of Bayambang, Tatarac BHS	1,000,000	500,000		1,500,000
Municipality of Malasiqui, Tobor BHS		500,000		500,000
Municipality of Malasiqui, Umando BHS		500,000		500,000
Municipality of Asingan, Bobonan BHS		500,000		500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1023
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of San Quintin, Bolintaguen BHS		500,000		500,000
City of Urdaneta, Bayaoas BHS		500,000		500,000
City of Urdaneta, Boalaoen BHS		500,000		500,000
City of Urdaneta, Cabaruan BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Camantiles BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Casantaan BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Consolacion BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Labit West BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Mabanogbog BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Macalong BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Nancalobasaan BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Nancamaliran East BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Nancamaliran West BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Oltama BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Palina West BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Pinmaludpod BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Pt Orata BHS	1,000,000	500,000		1,500,000
City of Urdaneta, San Jose BHS	1,000,000	500,000		1,500,000
City of Urdaneta, San Vicente BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Sta. Lucia BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Sto Domingo BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Sugcong BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Tipuso BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Tulong BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Anonas BHS	1,000,000	500,000		1,500,000
City of Urdaneta, Bactad East BHS	1,000,000	500,000		1,500,000
Municipality of Umingan, Buenavista BHS		500,000		500,000
Municipality of Natividad, Burgos BHS		500,000		500,000
Municipality of Tayug, C. Lichauco BHS		500,000		500,000
Municipality of San Manuel, Cabacaraan BHS		500,000		500,000
Municipality of San Quintin, Cabalaoangan BHS		500,000		500,000
Municipality of Rosales, Cabalaoangan Sur BHS		500,000		500,000
Municipality of Umingan, Cabalitian BHS		500,000		500,000
Municipality of San Manuel, Cabaritan BHS		500,000		500,000
Municipality of Umingan, Cabaruan BHS		500,000		500,000
Municipality of San Nicolas, Cabitnongan BHS		500,000		500,000
Municipality of San Nicolas, Cabuloan BHS		500,000		500,000
Municipality of Sta. Maria, Cabuloan BHS		500,000		500,000
Municipality of San Nicolas, Cacabugaoan BHS		500,000		500,000
Municipality of Natividad, Cacandongan BHS		500,000		500,000
Municipality of Bani, Calabeng BHS	1,000,000			1,000,000
Municipality of Rosales, Calanutan BHS		500,000		500,000
Municipality of San Nicolas, Calanutian BHS		1,000,000		1,000,000
Municipality of San Nicolas, Calaocan BHS		500,000		500,000
Municipality of Asingan, Calepaan BHS		500,000		500,000
Municipality of San Quintin, Calomboyan BHS		500,000		500,000
Municipality of Rosales, Camangaan BHS		500,000		500,000
Municipality of San Nicolas, Camangaan BHS		500,000		500,000
Municipality of San Nicolas, Camindoroan BHS		500,000		500,000
Municipality of Natividad, Canarem BHS		500,000		500,000
Municipality of Sta. Maria, Capandanan BHS		500,000		500,000
Municipality of Rosales, Capitan Tomas BHS		500,000		500,000
Municipality of Balungao, Capulaan BHS		500,000		500,000
Municipality of San Quintin, Carayacan BHS		500,000		500,000
Municipality of Rosales, Carmay West BHS		500,000		500,000
Municipality of Asingan, Carosucan Sur BHS		500,000		500,000
Municipality of Tayug, Carriedo BHS		500,000		500,000
Municipality of San Quintin, Casantamaria-An BHS		500,000		500,000
Municipality of San Nicolas, Casaratan BHS		500,000		500,000
Municipality of Infanta, Cato BHS		500,000		500,000
Municipality of San Nicolas, Dalumpinas BHS		500,000		500,000
Municipality of Sison, Dungon BHS	1,000,000			1,000,000
Municipality of Balungao, Esmeralda BHS		500,000		500,000
Municipality of Tayug, Evangelista BHS		500,000		500,000
Municipality of San Nicolas, Fianza BHS		1,000,000		1,000,000
Municipality of San Manuel, Flores BHS		500,000		500,000
Municipality of San Quintin, Gonzalo BHS		500,000		500,000
Municipality of San Manuel, Guiset Norte BHS		500,000		500,000
Municipality of San Manuel, Guiset Sur BHS		500,000		500,000
Municipality of Tayug, Guzon BHS		500,000		500,000
Municipality of Sison, Kilo BHS	1,000,000			1,000,000
Municipality of Balungao, Kita-Kita BHS		500,000		500,000
Municipality of San Manuel, Lapalo BHS		500,000		500,000

1024	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Tayug, Lawak BHS		500,000		500,000
Municipality of Tayug, Legaspi BHS		500,000		500,000
Municipality of Tayug, Libertad BHS		500,000		500,000
Municipality of Sta. Maria, Libsong BHS		500,000		500,000
Municipality of Balungao, Mabini BHS		500,000		500,000
Municipality of Bani, Macabit BHS	1,000,000			1,000,000
Municipality of San Nicolas, Malico BHS		500,000		500,000
Municipality of San Nicolas, Malilion BHS		500,000		500,000
Municipality of Balungao, Mauban BHS		500,000		500,000
Municipality of Infanta, Nangalisan BHS		500,000		500,000
Municipality of Infanta, Nayom BHS		500,000		500,000
Municipality of Bautista, Palisoc BHS		500,000		500,000
Municipality of Tayug, Poblacion C BHS		500,000		500,000
Municipality of Natividad, Poblacion West BHS		500,000		500,000
Municipality of Infanta, Potol BHS		500,000		500,000
Municipality of Balungao, Pugaro BHS		500,000		500,000
Municipality of Balungao, Rajal BHS		500,000		500,000
Municipality of Bani, Ranom Iloco BHS	1,000,000			1,000,000
Municipality of Natividad, Rizal BHS		500,000		500,000
Municipality of Sta. Maria, Samon BHS		500,000		500,000
Municipality of San Manuel, San Bonifacio BHS		500,000		500,000
Municipality of San Nicolas, San Felipe East BHS		500,000		500,000
Municipality of San Nicolas, San Rafael West BHS		500,000		500,000
Municipality of San Nicolas, Siblot BHS		500,000		500,000
Municipality of San Nicolas, Sto. Tomas BHS		500,000		500,000
Municipality of Bayambang, Tampog BHS		500,000		500,000
Municipality of Bani, Tiep BHS	1,000,000			1,000,000
Municipality of Tayug, Toketec BHS		500,000		500,000

CAR	53,000,000	44,000,000		97,000,000

Abra	1,000,000	8,000,000		9,000,000

Municipality of Daguioman, Ableg BHS		500,000		500,000
Municipality of Tubo, Alangtin BHS		500,000		500,000
Municipality of Tayum, Bagalay BHS		500,000		500,000
Municipality of Tayum, Basbasa BHS		500,000		500,000
Municipality of Luba, Botot BHS	1,000,000			1,000,000
Municipality of Tayum, Bumagcot BHS		500,000		500,000
Municipality of Lacub, Buneg BHS		500,000		500,000
Municipality of Daguioman, Cabaruyan BHS		500,000		500,000
Municipality of Danglas, Caupasan BHS		500,000		500,000
Municipality of Tayum, Gaddani BHS		500,000		500,000
Municipality of Malibcong, Lat-Ey BHS		500,000		500,000
Municipality of Licuan Baay, Mogao BHS		500,000		500,000
Municipality of Danglas, Nagaparan BHS		500,000		500,000
Municipality of Sallapadan, Naguillan BHS		500,000		500,000
Municipality of Daguioman, Pikek BHS		500,000		500,000
Municipality of Malibcong, Umnap BHS		500,000		500,000
Municipality of Tayum, Velasco BHS		500,000		500,000

Apayao	6,000,000	1,000,000		7,000,000

Municipality of Conner, Allangigan BHS	1,000,000			1,000,000
Municipality of Pudtol, Lydia BHS	1,000,000			1,000,000
Municipality of Kabugao, Madatag Birthing Facility	1,000,000			1,000,000
Municipality of Pudtol, Malibang BHS	1,000,000			1,000,000
Municipality of Luna, Poblacion BHS		500,000		500,000
Municipality of Kabugao, Puguin BHS		500,000		500,000
Municipality of Conner, Sacpil BHS	1,000,000			1,000,000
Municipality of Calanasan, Sta. Filomena Birthing Facility	1,000,000			1,000,000

Benguet	5,000,000	10,000,000		15,000,000

Municipality of Bokod, Akbot BHS		500,000		500,000
Municipality of Bokod, Ambangeg BHS		500,000		500,000
Municipality of La Trinidad, Bahong BHS		500,000		500,000
Municipality of Kapangan, Balakbak BHS		500,000		500,000
Municipality of Tuba, Camp 3 BHS	1,000,000			1,000,000
Municipality of Tublay, Caponga BHS	1,000,000			1,000,000
Municipality of Kabayan, Colong BHS		500,000		500,000
Municipality of La Trinidad, Cruz BHS		500,000		500,000
Municipality of Kapangan, Cuba BHS		500,000		500,000
Municipality of Kapangan, Datakan BHS		500,000		500,000
Municipality of Kapangan, Gaswiling BHS		500,000		500,000
Municipality of Bokod, Gida BHS	1,000,000			1,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1025
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
City of Baguio, Irisan Sub-Clinic Purok 15	1,000,000			1,000,000
Municipality of Sablan, Kamog BHS	1,000,000			1,000,000
Municipality of Itogon, Labilab Sub BHS		500,000		500,000
Municipality of Kapangan, Labueg BHS		500,000		500,000
Municipality of La Trinidad, Lubas BHS		500,000		500,000
Municipality of Bokod, Nawal Proper BHS		500,000		500,000
Municipality of Kapangan, Paykek BHS		500,000		500,000
Municipality of Kapangan, Pongayan BHS		500,000		500,000
Municipality of Kapangan, Pudong BHS		500,000		500,000
Municipality of Kabayan, Pulag BHS		500,000		500,000
Municipality of Kapangan, Sagubo BHS		500,000		500,000
Municipality of Kibungan, Tacadang BHS		500,000		500,000
Municipality of La Trinidad, Tawang BHS		500,000		500,000

Ifugao	15,000,000	4,500,000		19,500,000

Municipality of Hungduan, Abatan BHS		500,000		500,000
Municipality of Mayoyao, Aduyongan BHS	1,000,000			1,000,000
Municipality of Tinoc, Ap-Apid BHS		500,000		500,000
Municipality of Mayoyao, Balangbang BHS	1,000,000			1,000,000
Municipality of Mayoyao, Banao BHS	1,000,000			1,000,000
Municipality of Mayoyao, Bongan BHS	1,000,000			1,000,000
Municipality of Aguinaldo, Bunhian BHS		500,000		500,000
Municipality of Aguinaldo, Butac BHS		500,000		500,000
Municipality of Mayoyao, Chumang BHS	1,000,000			1,000,000
Municipality of Kiangan, Dalligan BHS	1,000,000			1,000,000
Municipality of Mayoyao, Guinihon BHS	1,000,000			1,000,000
Municipality of Banaue, Ibayong BHS		500,000		500,000
Municipality of Kiangan, Lingay BHS	1,000,000	500,000		1,500,000
Municipality of Mayoyao, Maga BHS	1,000,000			1,000,000
Municipality of Mayoyao, Magguitawa BHS		500,000		500,000
Municipality of Mayoyao, Mayoyao Proper BHS	1,000,000			1,000,000
Municipality of Mayoyao, Mongol BHS	1,000,000			1,000,000
Municipality of Mayoyao, Palaaad BHS	1,000,000			1,000,000
Municipality of Aguinaldo, Posnaan BHS	1,000,000			1,000,000
Municipality of Aguinaldo, Taang BHS		500,000		500,000
Municipality of Mayoyao, Talboc BHS	1,000,000			1,000,000
Municipality of Banaue, Uhaj BHS		500,000		500,000
Municipality of Aguinaldo, Upper Awayan BHS	1,000,000			1,000,000

Kalinga	3,000,000	4,000,000		7,000,000

Municipality of Pasil, Ableg BHS		500,000		500,000
Municipality of Pasil, Balatoc BHS	1,000,000			1,000,000
Municipality of Pasil, Colayo BHS		500,000		500,000
Municipality of Pasil, Dangtalan BHS		500,000		500,000
Municipality of Lubuagan, Lower Uma BHS	1,000,000	500,000		1,500,000
Municipality of Tinglayan, Luplupa BHS		500,000		500,000
Municipality of Tanudan, Mabaca BHS		500,000		500,000
Municipality of Pasil, Malucsad BHS		500,000		500,000
Municipality of Pasil, Pugong BHS		500,000		500,000
Municipality of Lubuagan, Western Uma BHS	1,000,000			1,000,000

Mountain Province	23,000,000	16,500,000		39,500,000

Municipality of Besao, Agawa BHS	1,000,000			1,000,000
Municipality of Bontoc, Alab Oriente BHS	1,000,000			1,000,000
Municipality of Sadanga, Anabel BHS		500,000		500,000
Municipality of Paracelis, Bacarri BHS		500,000		500,000
Municipality of Bauko, Bagnen Oriente BHS		500,000		500,000
Municipality of Bauko, Bagnen Proper BHS		500,000		500,000
Municipality of Bontoc, Balili BHS	1,000,000			1,000,000
Municipality of Bauko, Balintaugan BHS		500,000		500,000
Municipality of Sagada, Bangaan BHS		500,000		500,000
Municipality of Tadian, Bantey BHS		500,000		500,000
Municipality of Sabangan, Bao-Angan BHS	1,000,000			1,000,000
Municipality of Tadian, Batayan BHS		500,000		500,000
Municipality of Bontoc, Bayyo BHS	1,000,000			1,000,000
Municipality of Sadanga, Bekigan BHS		500,000		500,000
Municipality of Sadanga, Belwang BHS		500,000		500,000
Municipality of Sadanga, Betwagan BHS	1,000,000	500,000		1,500,000
Municipality of Bontoc, Bontoc IlI BHS	1,000,000			1,000,000
Municipality of Paracelis, Bunot BHS		500,000		500,000
Municipality of Paracelis, Buringal BHS	1,000,000	500,000		1,500,000
Municipality of Tadian, Cadad-Anan BHS		500,000		500,000
Municipality of Bontoc, Can-Eo BHS		500,000		500,000

1026	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Tadian, Dacudac BHS		500,000		500,000
Municipality of Bontoc, Dalican BHS		500,000		500,000
Municipality of Sadanga, Demang BHS		500,000		500,000
Municipality of Tadian, Duagan BHS		500,000		500,000
Municipality of Bauko, Leseb BHS		500,000		500,000
Municipality of Sabangan, Losad BHS		500,000		500,000
Municipality of Tadian, Lubon BHS	1,000,000	500,000		1,500,000
Municipality of Bauko, Mabaay BHS		500,000		500,000
Municipality of Sagada, Madongo BHS		500,000		500,000
Municipality of Natonin, Maducayan BHS		500,000		500,000
Municipality of Bontoc, Mainit BHS		500,000		500,000
Municipality of Paracelis, Makilo BHS	1,000,000			1,000,000
Municipality of Bontoc, Maligcong BHS	1,000,000			1,000,000
Municipality of Bauko, Monamon Sur BHS	1,000,000	500,000		1,500,000
Municipality of Sabangan, Napua BHS	1,000,000			1,000,000
Municipality of Barlig, Ogo-Og BHS	1,000,000	500,000		1,500,000
Municipality of Bauko, Otucan Norte BHS		500,000		500,000
Municipality of Natonin, Pangtor, Banawel BHS	1,000,000			1,000,000
Municipality of Sagada, Pide BHS	1,000,000			1,000,000
Municipality of Sadanga, Saclit BHS	1,000,000	500,000		1,500,000
Municipality of Bauko, Sinto BHS	1,000,000			1,000,000
Municipality of Tadian, Sumadel BHS	1,000,000			1,000,000
Municipality of Bontoc, Talubin BHS	1,000,000	500,000		1,500,000
Municipality of Besao, Tamboan BHS		500,000		500,000
Municipality of Sagada, Tetep-An BHS	1,000,000			1,000,000
Municipality of Bontoc, Tocucan BHS	1,000,000			1,000,000
Municipality of Natonin, Tonglayan BHS	1,000,000	500,000		1,500,000

Region II	70,500,000	47,000,000		117,500,000

Cagayan	2,000,000	1,500,000		3,500,000

Municipality of Gattaran, Mabuno BHS	1,000,000	500,000		1,500,000
Municipality of Buguey, Tabbac BHS		500,000		500,000
Municipality of Gattaran, Tanglagan BHS	1,000,000	500,000		1,500,000

Isabela	6,000,000	3,000,000		9,000,000

Municipality of Dinapigue, Ayod BHS	1,000,000	500,000		1,500,000
Municipality of Dinapigue, Bucal Norte BHS	1,000,000	500,000		1,500,000
Municipality of Dinapigue, Dibulo BHS	1,000,000	500,000		1,500,000
Municipality of Jones, Dicamay 1 BHS	1,000,000	500,000		1,500,000
Municipality of Jones, Dicamay 2 BHS	1,000,000	500,000		1,500,000
Municipality of Dinapigue, Dimalaude BHS	1,000,000	500,000		1,500,000

Nueva Vizcaya	38,000,000	30,500,000		68,500,000

Municipality of Bambang, Abian BHS		500,000		500,000
Municipality of Kayapa, Amelong Labeng BHS	2,000,000	1,000,000		3,000,000
Municipality of Kayapa, Ansipsip BHS	2,000,000	1,000,000		3,000,000
Municipality of Santa Fe, Balete BHS	1,000,000	500,000		1,500,000
Municipality of Kayapa, Banao BHS		1,000,000		1,000,000
Municipality of Dupax Del Sur, Banila BHS	1,000,000	500,000		1,500,000
Municipality of Santa Fe, Bantinan BHS		500,000		500,000
Municipality of Kayapa, Binalian BHS	2,000,000	2,000,000		4,000,000
Municipality of Bayombong, Bintawan BHS	1,000,000	500,000		1,500,000
Municipality of Dupax Del Sur, Biruk BHS	1,000,000	500,000		1,500,000
Municipality of Aritao, Bone South BHS	1,000,000	500,000		1,500,000
Municipality of Santa Fe, Buyasyas BHS		500,000		500,000
Municipality of Santa Fe, Canabuan BHS		500,000		500,000
Municipality of Dupax Del Sur, Carolotan BHS		500,000		500,000
Municipality of Bayombong, Casat BHS	1,000,000	500,000		1,500,000
Municipality of Kayapa, Castillo Village BHS	2,000,000	1,000,000		3,000,000
Municipality of Bayombong, District IV BHS	1,000,000	500,000		1,500,000
Municipality of Dupax Del Sur, Domang BHS		500,000		500,000
Municipality of Ambaguio, Dulli BHS		500,000		500,000
Municipality of Dupax Del Sur, Ganao BHS	1,000,000	500,000		1,500,000
Municipality of Bayombong, Ipil-Cuneg BHS	1,000,000	500,000		1,500,000
Municipality of Kayapa, Kayapa East BHS	2,000,000	1,000,000		3,000,000
Municipality of Bayombong, La Torre North BHS		500,000		500,000
Municipality of Kayapa, Lawigan BHS	2,000,000	1,000,000		3,000,000
Municipality of Bayombong, Magapuy BHS		500,000		500,000
Municipality of Bayombong, Magsaysay BHS	1,000,000	500,000		1,500,000
Municipality of Santa Fe, Malico BHS		500,000		500,000
Municipality of Dupax Del Sur, Mangayang BHS		500,000		500,000
Municipality of Kayapa, Mapayao BHS	2,000,000	1,000,000		3,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1027
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Bayombong, Masoc BHS	1,000,000	500,000		1,500,000
Municipality of Dupax Del Norte, Oyao BHS	1,000,000	500,000		1,500,000
Municipality of Bayombong, Paitan BHS		500,000		500,000
Municipality of Dupax Del Sur, Palabotan BHS		500,000		500,000
Municipality of Kayapa, Pangawan BHS	2,000,000	1,000,000		3,000,000
Municipality of Kayapa, Pinayag BHS		1,000,000		1,000,000
Municipality of Ambaguio, Poblacion BHS	1,000,000	500,000		1,500,000
Municipality of Santa Fe, Poblacion BHS	1,000,000	500,000		1,500,000
Municipality of Ambaguio, Salingsingan BHS	1,000,000	500,000		1,500,000
Municipality of Bayombong, Salvacion BHS	1,000,000	500,000		1,500,000
Municipality of Dupax Del Sur, San Pablo BHS	1,000,000	500,000		1,500,000
Municipality of Dupax Del Sur, Sanguit BHS		500,000		500,000
Municipality of Bayombong, Santa Rosa BHS	1,000,000	500,000		1,500,000
Municipality of Santa Fe, Sinapaoan BHS	1,000,000	500,000		1,500,000
Municipality of Santa Fe, Tactac BHS		500,000		500,000
Municipality of Kayapa, Talacebceb BHS		1,000,000		1,000,000
Municipality of Ambaguio, Tiblac BHS	1,000,000	500,000		1,500,000
Municipality of Kayapa, Tidang Village BHS	2,000,000	1,000,000		3,000,000

Quirino	24,500,000	12,000,000		36,500,000

Municipality of Diffun, Campamento BHS	1,000,000	500,000		1,500,000
Municipality of Diffun, Gabriela Silang BHS	1,000,000	500,000		1,500,000
Municipality of Diffun, Gregorio Pimentel BHS	1,000,000	500,000		1,500,000
Municipality of Diffun, Guribang BHS	1,000,000	500,000		1,500,000
Municipality of Maddela, Divisoria Sur BHS	1,000,000	500,000		1,500,000
Municipality of Diffun, Liwayway BHS	1,000,000	500,000		1,500,000
Municipality of Nagtipunan, Guingin BHS	1,000,000	500,000		1,500,000
Municipality of Nagtipunan Guino (Giayan) BHS	1,000,000	500,000		1,500,000
Municipality of Maddela, Jose Ancheta BHS	1,000,000	500,000		1,500,000
Municipality of Saguday, Lapaz BHS	1,000,000	500,000		1,500,000
Municipality of Diffun, Magsaysay BHS	1,000,000	500,000		1,500,000
Municipality of Saguday, Salvacion BHS	1,000,000	500,000		1,500,000
Municipality of Maddela, San Dionisio I BHS	1,000,000	500,000		1,500,000
Municipality of Cabarroguis, Burgos BHS	1,000,000	500,000		1,500,000
Municipality of Cabarroguis, Calaocan BHS	1,000,000	500,000		1,500,000
Municipality of Maddela, San Pedro BHS	1,000,000	500,000		1,500,000
Municipality of Cabarroguis, Tucod BHS	1,000,000	500,000		1,500,000
Municipality of Saguday, Tres Reyes BHS	1,000,000	500,000		1,500,000
Municipality of Aglipay, Nagabgaban BHS	1,000,000	500,000		1,500,000
Municipality of Aglipay, San Francisco BHS	1,000,000	500,000		1,500,000
Municipality of Aglipay, Villa Santiago BHS	1,000,000	500,000		1,500,000
Municipality of Maddela, Villa Agullana BHS	1,000,000	500,000		1,500,000
Municipality of Maddela, Villa Jose V. Ylanan BHS	1,500,000	500,000		2,000,000
Municipality of Nagtipunan, Wasid BHS	1,000,000	500,000		1,500,000

Region III	12,000,000	1,000,000		13,000,000

Bataan	1,000,000			1,000,000

Municipality of Dinalupihan, Payangan BHS	1,000,000			1,000,000

Bulacan	7,000,000			7,000,000

Municipality of Doña Remedios Trinidad, Camatchin Birthing Clinic	1,000,000			1,000,000
Municipality of San Rafael, Mabalas-Balas BHS	1,000,000			1,000,000
Municipality of San Miguel, Malibay BHS	1,000,000			1,000,000
Municipality of San Miguel, Poblacion BHS	1,000,000			1,000,000
Municipality of San Miguel, San Jose BHS	1,000,000			1,000,000
Municipality of San Miguel, San Vicente BHS	1,000,000			1,000,000
Municipality of San Miguel, Tigpalas BHS	1,000,000			1,000,000

Pampanga	4,000,000			4,000,000

Municipality of Sasmuan, Batang 1st BHS	1,000,000			1,000,000
Municipality of Sasmuan, Batang 2nd BHS	1,000,000			1,000,000
City of San Fernando, Pandaras Health Station	1,000,000			1,000,000
Municipality of Sasmuan, Sebitanan BHS	1,000,000			1,000,000

Zambales		1,000,000		1,000,000

Municipality of Candelaria, Catol BHS		500,000		500,000
Municipality of Sta. Cruz, Lucapon North BHS		500,000		500,000

Region IV-B	53,500,000	8,500,000		62,000,000

Occidental Mindoro	10,500,000	3,000,000		13,500,000

Municipality of Looc, Agkawayan BHS	1,000,000			1,000,000

1028	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Abra De Ilog, Cabacao BHS		500,000		500,000
Municipality of Magsaysay, Caguray BHS	1,000,000			1,000,000
Municipality of Paluan, Calangigan BHS		500,000		500,000
Municipality of Magsaysay, Lourdes BHS	1,000,000			1,000,000
Municipality of Lubang, Maliig BHS	2,500,000			2,500,000
Municipality of Rizal, Manoot BHS	1,000,000			1,000,000
Municipality of Paluan, Pinagbayanan BHS		500,000		500,000
Municipality of Magsaysay, Poblacion BHS	1,000,000			1,000,000
Municipality of Magsaysay, Sibalat BHS	1,000,000			1,000,000
Municipality of Paluan, Sitio Pamutusin, Brgy. Harrison BHS	1,000,000			1,000,000
Municipality of Abra De Ilog, Sta. Maria BHS		500,000		500,000
Municipality of Looc, Talaotao BHS	1,000,000			1,000,000
Municipality of Abra De Ilog, Udalo BHS		500,000		500,000
Municipality of Abra De Ilog, Wawa BHS		500,000		500,000

Oriental Mindoro	21,000,000	2,500,000		23,500,000

Municipality of Victoria, Alcate BHS	1,000,000			1,000,000
Municipality of Victoria, Bagong Silang BHS	1,000,000			1,000,000
Municipality of Roxas, Bagumbayan BHS	1,000,000			1,000,000
Municipality of Socorro, Balay Mangyan Socorro BHS	1,000,000			1,000,000
City of Calapan, Balite BHS	1,000,000			1,000,000
City of Calapan, Bayanihan II BHS	1,000,000			1,000,000
Municipality of Gloria, Buong Lupa BHS		500,000		500,000
Municipality of San Teodoro, Caagutayan BHS		500,000		500,000
Municipality of Victoria, Leido BHS	1,000,000			1,000,000
Municipality of Roxas, Libertad BHS	1,000,000			1,000,000
Municipality of Roxas, Libtong BHS	1,000,000			1,000,000
Municipality of Gloria, Malayong BHS		500,000		500,000
Municipality of Gloria, Maligaya (Poblacion) BHS	1,000,000			1,000,000
Municipality of Gloria, Malubay BHS		500,000		500,000
City of Calapan, Managpi BHS	1,000,000			1,000,000
Municipality of Gloria, Mirayan BHS		500,000		500,000
Municipality of Pola, Pahilahan BHS	1,000,000			1,000,000
City of Calapan, Patas BHS	1,000,000			1,000,000
Municipality of Victoria, Poblacion III BHS	1,000,000			1,000,000
Municipality of Victoria, Poblacion IV BHS	1,000,000			1,000,000
City of Calapan, San Antonio BHS	1,000,000			1,000,000
Municipality of Victoria, San Antonio BHS	1,000,000			1,000,000
Municipality of Roxas, San Aquilino BHS	1,000,000			1,000,000
Municipality of Roxas, San Isidro BHS	1,000,000			1,000,000
Municipality of Roxas, San Miguel BHS	1,000,000			1,000,000
Municipality of Roxas, Uyao BHS	1,000,000			1,000,000

Palawan	4,000,000			4,000,000

Municipality of Linapacan, Calibangbangan BHS	1,000,000			1,000,000
Municipality of Linapacan, Decabaitot BHS	1,000,000			1,000,000
Municipality of Linapacan, Pical BHS	1,000,000			1,000,000
Municipality of Linapacan, San Nicolas BHS	1,000,000			1,000,000

Romblon	18,000,000	3,000,000		21,000,000

Municipality of Odiongan, Amatong BHS	1,000,000			1,000,000
Municipality of Alcantara, Bagsik BHS	1,000,000			1,000,000
Municipality of San Jose, Busay BHS	1,000,000			1,000,000
Municipality of Alcantara, Calagonsao BHS	1,000,000			1,000,000
Municipality of Looc, Camandag BHS	1,000,000			1,000,000
Municipality of Santa Fe, Canyayo BHS	1,000,000			1,000,000
Municipality of San Jose, Combot BHS	1,000,000			1,000,000
Municipality of Odiongan, Dapawan BHS	1,000,000			1,000,000
Municipality of Banton, Gui-Ob BHS	1,000,000			1,000,000
Municipality of San Jose, Inihawan BHS	1,000,000			1,000,000
Municipality of Alcantara, Lawan BHS	1,000,000			1,000,000
Municipality of Banton, Libtong BHS	1,000,000			1,000,000
Municipality of Alcantara, Madalag BHS	1,000,000			1,000,000
Municipality of Santa Fe, Magsaysay BHS		500,000		500,000
Municipality of Santa Fe, Mat-I BHS		500,000		500,000
Municipality of Santa Fe, Pandan BHS	1,000,000	500,000		1,500,000
Municipality of Odiongan, Poctoy BHS		1,000,000		1,000,000
Municipality of Alcantara, San Roque BHS	1,000,000			1,000,000
Municipality of Calatrava, San Roque BHS		500,000		500,000
Municipality of Alcantara, Tugdan BHS	1,000,000			1,000,000
Municipality of Odiongan, Tumingad BHS	1,000,000			1,000,000
Municipality of Banton, Yabawon BHS	1,000,000			1,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1029
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region V	38,750,000	2,500,000		41,250,000

Camarines Norte	5,000,000			5,000,000

Municipality of Daet, Awitan BHS	1,000,000			1,000,000
Municipality of Daet, Borabod BHS	1,000,000			1,000,000
Municipality of Labo, Bulhao BHS	1,000,000			1,000,000
Municipality of Labo, Calabsa BHS	1,000,000			1,000,000
Municipality of Labo, Mabilo 2 BHS	1,000,000			1,000,000

Catanduanes	17,000,000	500,000		17,500,000

Municipality of Pandan, Bagawang BHS	1,000,000			1,000,000
Municipality of Pandan, Baldoc BHS	1,000,000			1,000,000
Municipality of Bato, Batalay BHS	1,000,000			1,000,000
Municipality of Virac, Bigaa BHS	1,000,000			1,000,000
Municipality of Virac, Buyo BHS		500,000		500,000
Municipality of Virac, Capilihan BHS	1,000,000			1,000,000
Municipality of Pandan, Catamban BHS	1,000,000			1,000,000
Municipality of Pandan, Cobo BHS	1,000,000			1,000,000
Municipality of Virac, Hawan Grande BHS	1,000,000			1,000,000
Municipality of Pandan, Lourdes BHS	1,000,000			1,000,000
Municipality of Virac, Magnesia Del Sur BHS	1,000,000			1,000,000
Municipality of Virac, Palnab Del Norte BHS	1,000,000			1,000,000
Municipality of Virac, Palnab Del Sur BHS	1,000,000			1,000,000
Municipality of Pandan, San Andres BHS	2,000,000			2,000,000
Municipality of Pandan, San Isidro BHS	1,000,000			1,000,000
Municipality of Virac, Sto. Domingo BHS	1,000,000			1,000,000
Municipality of Pandan, Tabugoc BHS	1,000,000			1,000,000

Masbate	16,750,000	2,000,000		18,750,000

Municipality of Baleno, Baleno All BHS		500,000		500,000
Municipality of Esperanza, Domorog BHS	1,000,000			1,000,000
Municipality of Esperanza, Masbaranon BHS	1,000,000			1,000,000
Municipality of Palanas, Buenasuerte BHS	1,750,000			1,750,000
Municipality of Cataingan, Cataingan Curvada BHS		500,000		500,000
Municipality of Cawayan, Chico BHS	1,000,000			1,000,000
Municipality of Cawayan, Gilotongan BHS	1,000,000			1,000,000
Municipality of Cawayan, Looc BHS	1,000,000			1,000,000
Municipality of Cawayan, Malbug BHS	1,000,000			1,000,000
City of Masbate, Malinta BHS		500,000		500,000
Municipality of Palanas, Maravilla BHS	1,750,000			1,750,000
Municipality of Mobo, Mobo All BHS		500,000		500,000
Municipality of Cawayan, Naro BHS	1,000,000			1,000,000
Municipality of Palanas, Nipa BHS	1,750,000			1,750,000
Municipality of Palanas, Parina BHS	1,750,000			1,750,000
Municipality of Palanas, San Carlos BHS	1,750,000			1,750,000
Municipality of Cawayan, Tuburan BHS	1,000,000			1,000,000

Region VI	17,000,000			17,000,000

Aklan	1,000,000			1,000,000

Municipality of Banga, Lapnag BHS	1,000,000			1,000,000

Guimaras	16,000,000			16,000,000

Municipality of San Lorenzo, Aguilar BHS	1,000,000			1,000,000
Municipality of Sibunag, Alegria BHS	1,000,000			1,000,000
Municipality of Buenavista, Avila BHS	1,000,000			1,000,000
Municipality of Sibunag, Ayangan BHS	1,000,000			1,000,000
Municipality of Nueva Valencia, Cabalagnan BHS	1,000,000			1,000,000
Municipality of Nueva Valencia, Canhawan BHS	1,000,000			1,000,000
Municipality of Sibunag, Dasal BHS	1,000,000			1,000,000
Municipality of Nueva Valencia, Dolores BHS	1,000,000			1,000,000
Municipality of Nueva Valencia, Lanipe BHS	1,000,000			1,000,000
Municipality of Sibunag, Maabay BHS	1,000,000			1,000,000
Municipality of Sibunag, Ravina BHS	1,000,000			1,000,000
Municipality of Buenavista, Salvacion BHS	1,000,000			1,000,000
Municipality of Nueva Valencia, Salvacion BHS	1,000,000			1,000,000
Municipality of San Lorenzo, Sapal BHS	1,000,000			1,000,000
Municipality of Buenavista, Supang BHS	1,000,000			1,000,000
Municipality of Buenavista, Zaldivar BHS	1,000,000			1,000,000

1030	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region VII	14,742,000			14,742,000

Bohol	10,000,000			10,000,000

Municipality of San Miguel, Bayongan Health Center	1,000,000			1,000,000
Municipality of San Miguel, Cabangahan Health Center	1,000,000			1,000,000
Municipality of San Miguel, Camanaga Health Center	1,000,000			1,000,000
Municipality of San Miguel, Cambangay Norte Health Center	1,000,000			1,000,000
Municipality of San Miguel, Capayas Health Center	1,000,000			1,000,000
Municipality of San Miguel, Hagbuyo Health Center	1,000,000			1,000,000
Municipality of San Miguel, Kagawasan Health Center	1,000,000			1,000,000
Municipality of San Miguel, Mahayag Health Center	1,000,000			1,000,000
Municipality of San Miguel, Poblacion Health Center	1,000,000			1,000,000
Municipality of San Miguel, San Isidro Health Center	1,000,000			1,000,000

Cebu	1,000,000			1,000,000

Municipality of Catmon, Cambangkaya BHS	1,000,000			1,000,000

Negros Oriental	3,742,000			3,742,000

Municipality of La Libertad, Barangay Elecia Health Station	3,742,000			3,742,000

Region VIII		1,500,000		1,500,000

Eastern Samar		1,500,000		1,500,000

Municipality of Quinapundan, Cambilla BHS		500,000		500,000
Municipality of Sulat, San Juan BHS (Birthing)		500,000		500,000
Municipality of Sulat, San Vicente BHS (Birthing)		500,000		500,000

Region IX	16,000,000	3,000,000		19,000,000

Zamboanga City	1,000,000			1,000,000

City of Zamboanga, Pasonanca Main Health Center	1,000,000			1,000,000

Zamboanga del Norte	1,000,000	500,000		1,500,000

Municipality of Baliguian, Milidan BHS		500,000		500,000
Municipality of Mutia, Totongon BHS	1,000,000			1,000,000

Zamboanga del Sur	14,000,000	2,500,000		16,500,000

Municipality of Vincenzo Sagun, Ambulon BHS	1,000,000			1,000,000
Municipality of Dumingag, Bag-Ong Valencia BHS	1,000,000			1,000,000
Municipality of Vincenzo Sagun, Biu-Os BHS	1,000,000			1,000,000
Municipality of San Pablo, Buton BHS		500,000		500,000
Municipality of Dumingag, Datu Totocan BHS	1,000,000			1,000,000
Municipality of Dumingag, Dulian BHS	1,000,000			1,000,000
Municipality of Dumingag, Dulop BHS	1,000,000			1,000,000
Municipality of Dinas, Guincolalay BHS		500,000		500,000
Municipality of Dumingag, Guintananan BHS	1,000,000			1,000,000
Municipality of Tambulig, Kapalaran BHS	1,000,000			1,000,000
Municipality of Dumingag, La Fortuna BHS	1,000,000			1,000,000
Municipality of Dumingag, Labangon BHS	1,000,000			1,000,000
Municipality of Lakewood, Matalang BHS		500,000		500,000
Municipality of Vincenzo Sagun, Sagucan BHS	1,000,000			1,000,000
Municipality of Dumingag, San Vicente BHS	1,000,000			1,000,000
Municipality of Lakewood, Sebuguey BHS		500,000		500,000
Municipality of Dumingag, Sinonok BHS	1,000,000			1,000,000
Municipality of Tambulig, Sumalig BHS		500,000		500,000
Municipality of Vincenzo Sagun, Waling-Waling BHS	1,000,000			1,000,000

Region XI	23,000,000	15,500,000		38,500,000

Davao de Oro (Compostela Valley)	2,000,000	500,000		2,500,000

Municipality of Maco, Manipongol BHS	1,000,000			1,000,000
Municipality of Laak, Melale BHS	1,000,000	500,000		1,500,000

Davao del Norte	6,000,000			6,000,000

City of Tagum, Maniklam BHS	2,000,000			2,000,000
Island Garden City Of Samal, Penaplata BHS	3,000,000			3,000,000
Island Garden City Of Samal, Tagpopongan BHS	1,000,000			1,000,000

Davao del Sur	12,000,000	9,000,000		21,000,000

Municipality of Bansalan, Anonang BHS	1,000,000			1,000,000
Municipality of Malalag, Baybay BHS		500,000		500,000
Municipality of Bansalan, Bitaug BHS		500,000		500,000
Municipality of Malalag, Bulacan BHS		500,000		500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1031
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Matanao, Ceboza BHS	1,000,000	500,000		1,500,000
City of Digos, Dawis BHS		500,000		500,000
Municipality of Bansalan, Eman BHS	1,000,000			1,000,000
Municipality of Matanao, Kabasagan BHS		500,000		500,000
Municipality of Matanao, Kauswagan BHS	1,000,000	500,000		1,500,000
Municipality of Malalag, Kiblagon BHS	1,000,000			1,000,000
Municipality of Malalag, Lapu-Lapu BHS		500,000		500,000
Municipality of Padada, Lower Malinao BHS	1,000,000			1,000,000
Municipality of Malalag, Mabini BHS		500,000		500,000
Municipality of Bansalan, Mabuhay BHS	1,000,000			1,000,000
Municipality of Bansalan, Mabunga BHS	1,000,000			1,000,000
Municipality of Bansalan, Managa BHS		500,000		500,000
Municipality of Malalag, Pitu BHS		500,000		500,000
Municipality of Bansalan, Poblacion 1 BHS		500,000		500,000
Municipality of Bansalan, Poblacion 2 BHS		500,000		500,000
Municipality of Malalag, Poblacion BHS		500,000		500,000
Municipality of Matanao, Poblacion, Matanao BHS		500,000		500,000
City of Digos, Quirino District BHS	1,000,000			1,000,000
Municipality of Malalag, Rizal BHS		500,000		500,000
Municipality of Matanao, San Jose BHS	1,000,000			1,000,000
Municipality of Matanao, Sinaragan BHS	1,000,000	500,000		1,500,000
Municipality of Padada, Southern Paligue BHS	1,000,000			1,000,000
Municipality of Bansalan, Sto. Niño BHS		500,000		500,000

Davao Occidental	3,000,000	6,000,000		9,000,000

Municipality of Sta. Maria, Basiawan BHS		500,000		500,000
Municipality of Sarangani, Camahual BHS with Birthing Facility	1,000,000			1,000,000
Municipality of Don Marcelino, Dalupan BHS		500,000		500,000
Municipality of Don Marcelino, Kinanga BHS		500,000		500,000
Municipality of Don Marcelino, Kiobog BHS with Birthing Facility	1,000,000	500,000		1,500,000
Municipality of Don Marcelino, Lanao BHS		500,000		500,000
Municipality of Don Marcelino, Lawa BHS		500,000		500,000
Municipality of Jose Abad Santos, Marabutuan BHS		500,000		500,000
Municipality of Sta. Maria, Poblacion BHS		500,000		500,000
Municipality of Sta. Maria, San Pedro BHS		500,000		500,000
Municipality of Sta. Maria, San Roque BHS		500,000		500,000
Municipality of Malita, Sangay BHS with Birthing Facility	1,000,000			1,000,000
Municipality of Jose Abad Santos, Tabayon BHS		500,000		500,000
Municipality of Don Marcelino, Talaguton BHS		500,000		500,000

Region XIII	12,000,000	18,500,000		30,500,000

Agusan del Norte	3,000,000	6,000,000		9,000,000

Municipality of Nasipit, Ata-Atahon BHS	1,000,000	500,000		1,500,000
Municipality of Kitcharao, Canaway BHS		500,000		500,000
Municipality of Carmen, Gosoon BHS		500,000		500,000
Municipality of Kitcharao, Jaliobong BHS		500,000		500,000
Municipality of Kitcharao, Mahayahay BHS		500,000		500,000
Municipality of Carmen, Manoligao BHS		500,000		500,000
Municipality of Magallanes, Marcos BHS	1,000,000	500,000		1,500,000
Municipality of Nasipit, Punta BHS	1,000,000	500,000		1,500,000
Municipality of Kitcharao, San Isidro BHS		500,000		500,000
Municipality of Kitcharao, Sangay BHS		500,000		500,000
Municipality of Jabonga, Sitio Dinarawan BHS		500,000		500,000
Municipality of Tubay, Townsite Poblacion BHS		500,000		500,000

Surigao del Norte	9,000,000	12,500,000		21,500,000

City of Surigao, Alang-Alang BHS	1,000,000			1,000,000
Municipality of General Luna, Anajawan BHS		500,000		500,000
Municipality of Del Carmen, Bagacay BHS		500,000		500,000
City of Surigao, Bilabid BHS		500,000		500,000
Municipality of Sison, Biyabid BHS	1,000,000			1,000,000
Municipality of Del Carmen, Cabugao BHS		500,000		500,000
Municipality of Claver, Cabugo BHS	1,000,000	500,000		1,500,000
Municipality of Dapa, Cambas-Ac BHS		500,000		500,000
Municipality of Dapa, Consolacion BHS		500,000		500,000
Municipality of General Luna, Corazon BHS		500,000		500,000
Municipality of General Luna, Daku BHS		500,000		500,000
Municipality of General Luna, Dao BHS		500,000		500,000
Municipality of Claver, Daywan BHS	1,000,000			1,000,000
Municipality of Del Carmen, Del Carmen BHS		500,000		500,000
Municipality of Del Carmen, Domoyog BHS		500,000		500,000
Municipality of Del Carmen, Esperanza BHS		500,000		500,000

1032	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Dapa, Jubang BHS		500,000		500,000
City of Surigao, Libuac BHS	1,000,000			1,000,000
Municipality of Claver, Magallanes BHS	1,000,000	500,000		1,500,000
Municipality of Dapa, Monserrat BHS		500,000		500,000
Municipality of San Benito, Nuevo Campo BHS		500,000		500,000
Municipality of Dapa, Osmeña BHS		500,000		500,000
City of Surigao, Quezon BHS	1,000,000			1,000,000
Municipality of Del Carmen, San Jose BHS		500,000		500,000
Municipality of San Benito, San Juan BHS		500,000		500,000
City of Surigao, Sidlakan BHS	1,000,000			1,000,000
City of Surigao, Silop BHS	1,000,000			1,000,000
Municipality of General Luna, Sta. Cruz BHS		500,000		500,000
Municipality of Tagana-An, Talavera BHS		500,000		500,000
Municipality of Dapa, Tambacan BHS		500,000		500,000
Municipality of General Luna, Tawin-Tawin BHS		500,000		500,000
Municipality of Claver, Wangke BHS		500,000		500,000

2. Rural Health Units (Rural Health Unit)	2,413,000,000	849,000,000	267,000,000	3,529,000,000

2.a. Construction of New Super Health Centers/Rural Health Unit	1,680,000,000	10,000,000		1,690,000,000

Region I	156,000,000			156,000,000

Ilocos Norte	36,000,000			36,000,000

Currimao Super Health Center	12,000,000			12,000,000
Pagudpud Super Health Center	12,000,000			12,000,000
Pasuquin Super Health Center	12,000,000			12,000,000

Ilocos Sur	24,000,000			24,000,000

Alilem Super Health Center	12,000,000			12,000,000
Pantay Tamurong, Caoayan Super Health Center	12,000,000			12,000,000

La Union	24,000,000			24,000,000

Aringay Super Health Center	12,000,000			12,000,000
San Juan Super Health Center	12,000,000			12,000,000

Pangasinan	72,000,000			72,000,000

Dagupan Super Health Center II	12,000,000			12,000,000
Laoac Super Health Center	12,000,000			12,000,000
Mabini Super Health Center	12,000,000			12,000,000
Malasiqui Super Health Center	12,000,000			12,000,000
Mangatarem Super Health Center	12,000,000			12,000,000
San Nicolas Super Health Center	12,000,000			12,000,000

CAR	74,000,000			74,000,000

Benguet	40,000,000			40,000,000

Itogon Super Health Center	20,000,000			20,000,000
La Trinidad Super Health Center	20,000,000			20,000,000

Mountain Province	34,000,000			34,000,000

Besao Super Health Center	10,000,000			10,000,000
Sabangan Super Health Center	12,000,000			12,000,000
Sadanga Super Health Center	12,000,000			12,000,000

Region II	106,000,000			106,000,000

Cagayan	34,000,000			34,000,000

Aparri East Super Health Center	12,000,000			12,000,000
Balatubat - Calayan Super Health Center (Gida - Island Municipality)	12,000,000			12,000,000
Santa Ana Super Health Center	10,000,000			10,000,000

Isabela	72,000,000			72,000,000

Divilacan Super Health Center	12,000,000			12,000,000
Ramon Super Health Center	12,000,000			12,000,000
Reina Mercedes Super Health Center	12,000,000			12,000,000
San Guillermo Super Health Center	12,000,000			12,000,000
San Manuel Super Health Center	12,000,000			12,000,000
Santiago Super Health Center	12,000,000			12,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1033
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region III	160,000,000			160,000,000

Aurora	12,000,000			12,000,000

Casiguran Super Health Center	12,000,000			12,000,000

Bataan	12,000,000			12,000,000

Limay Super Health Center	12,000,000			12,000,000

Bulacan	36,000,000			36,000,000

Doña Remedios Trinidad Super Health Center	12,000,000			12,000,000
Sta. Maria Super Health Center	12,000,000			12,000,000
Sta. Cruz Super Health Center	12,000,000			12,000,000

Pampanga	36,000,000			36,000,000

Apalit Super Health Center	12,000,000			12,000,000
San Jose Super Health Center	12,000,000			12,000,000
Sasmuan Super Health Center	12,000,000			12,000,000

Pangasinan	10,000,000			10,000,000

Anda Super Health Center	10,000,000			10,000,000

Tarlac	54,000,000			54,000,000

Bamban Super Health Center	12,000,000			12,000,000
Pura Super Health Center	12,000,000			12,000,000
Brgy. Cristo Rey, Capas Mega Rural Health Unit	30,000,000			30,000,000

Region IV-A	188,000,000			188,000,000

Batangas	58,000,000			58,000,000

Cuenca Super Health Center	12,000,000			12,000,000
Mabini Super Health Center	12,000,000			12,000,000
Nasugbu Super Health Center	12,000,000			12,000,000
Rosario Super Health Center	12,000,000			12,000,000
San Luis Super Health Center	10,000,000			10,000,000

Cavite	58,000,000			58,000,000

Amadeo Super Health Center	12,000,000			12,000,000
Cavite Super Health Center	12,000,000			12,000,000
Naic Super Health Center	12,000,000			12,000,000
Carmona Super Health Center	12,000,000			12,000,000
Indang Super Health Center	10,000,000			10,000,000

Laguna	24,000,000			24,000,000

Nagcarlan Super Health Center	12,000,000			12,000,000
Pila Super Health Center	12,000,000			12,000,000

Quezon	36,000,000			36,000,000

Buenavista Super Health Center	12,000,000			12,000,000
General Nakar Super Health Center	12,000,000			12,000,000
Guinayangan Super Health Center	12,000,000			12,000,000

Rizal	12,000,000			12,000,000

Baras Super Health Center	12,000,000			12,000,000

Region IV-B	70,000,000			70,000,000

Marinduque	12,000,000			12,000,000

Sta. Cruz Super Health Center	12,000,000			12,000,000

Occidental Mindoro	10,000,000			10,000,000

Abra de Ilog Super Health Center	10,000,000			10,000,000

Oriental Mindoro	24,000,000			24,000,000

Gloria Super Health Center	12,000,000			12,000,000
Naujan Super Health Center	12,000,000			12,000,000

Palawan	24,000,000			24,000,000

Araceli Super Health Center	12,000,000			12,000,000
Puerto Princesa Super Health Center	12,000,000			12,000,000

1034	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region V	72,000,000			72,000,000

Albay	12,000,000			12,000,000

Malinao Super Health Center	12,000,000			12,000,000

Masbate	36,000,000			36,000,000

Baleno Super Health Center	12,000,000			12,000,000
Monreal Super Health Center	12,000,000			12,000,000
San Jacinto Super Health Center	12,000,000			12,000,000

Sorsogon	24,000,000			24,000,000

Gubat Super Health Center	12,000,000			12,000,000
Sorsogon City East District Super Health Center	12,000,000			12,000,000

Region VI	154,000,000			154,000,000

Antique	12,000,000			12,000,000

Valderama Super Health Center	12,000,000			12,000,000

Iloilo	70,000,000			70,000,000

Alimodian Super Health Center	12,000,000			12,000,000
Cabatuan Super Health Center	12,000,000			12,000,000
Iloilo City Super Health Center	12,000,000			12,000,000
San Dionisio Super Health Center	12,000,000			12,000,000
San Enrique Super Health Center	12,000,000			12,000,000
San Joaquin Super Health Center II	10,000,000			10,000,000

Negros Occidental	72,000,000			72,000,000

Don Salvador Benedicto Super Health Center	12,000,000			12,000,000
Murcia Super Health Center	12,000,000			12,000,000
Hinobaan Super Health Center	12,000,000			12,000,000
La Carlota Super Health Center	12,000,000			12,000,000
La Castellana Super Health Center	12,000,000			12,000,000
Manapla Super Health Center	12,000,000			12,000,000

Region VII	163,000,000			163,000,000

Bohol	121,000,000			121,000,000

Brgy. Poblacion, Baclayon Rural Primary Health Center	15,000,000			15,000,000
Brgy. Cantuyoc, Jagna Super Health Center	10,000,000			10,000,000
Loboc Super Health Center	12,000,000			12,000,000
Loon Super Health Center	12,000,000			12,000,000
San Isidro Super Health Center	12,000,000			12,000,000
Tagbilaran Mega Super Health Center	60,000,000			60,000,000

Cebu	10,000,000			10,000,000

San Fernando Super Health Center	10,000,000			10,000,000

Cebu City	12,000,000			12,000,000

Argao Super Health Center	12,000,000			12,000,000

Negros Oriental	20,000,000			20,000,000

Canlaon Super Health Center	20,000,000			20,000,000

Region VIII	180,000,000			180,000,000

Biliran	12,000,000			12,000,000

Cabucgayan Super Health Center	12,000,000			12,000,000

Leyte	84,000,000			84,000,000

Abuyog Super Health Center	12,000,000			12,000,000
Babatngon Super Health Center	12,000,000			12,000,000
Carigara Super Health Center	12,000,000			12,000,000
Leyte Super Health Center	12,000,000			12,000,000
Matag-ob Super Health Center	12,000,000			12,000,000
Palompon Super Health Center	12,000,000			12,000,000
Tunga Super Health Center	12,000,000			12,000,000

Northern Samar	24,000,000			24,000,000

Capul Super Health Center	12,000,000			12,000,000
Mondragon Super Health Center	12,000,000			12,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1035
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Samar	24,000,000			24,000,000

Daram Super Health Center	12,000,000			12,000,000
Gandara Super Health Center	12,000,000			12,000,000

Southern Leyte	36,000,000			36,000,000

Hinunangan Super Health Center	12,000,000			12,000,000
Malitbog Super Health Center	12,000,000			12,000,000
Sogod Super Health Center	12,000,000			12,000,000

Region IX	84,000,000			84,000,000

Zamboanga del Norte	36,000,000			36,000,000

Gutalac Super Health Center	12,000,000			12,000,000
Zamboanga del Norte 1st District Super Health Center	12,000,000			12,000,000
Zamboanga del Norte 2nd District Super Health Center	12,000,000			12,000,000

Zamboanga del Sur	24,000,000			24,000,000

Lakewood Super Health Center	12,000,000			12,000,000
Zamboanga del Sur 1st District Super Health Center	12,000,000			12,000,000

Zamboanga Sibugay	24,000,000			24,000,000

Imelda Super Health Center	12,000,000			12,000,000
Tungawan Super Health Center	12,000,000			12,000,000

Region X	48,000,000			48,000,000

Bukidnon	48,000,000			48,000,000

Don Carlos Super Health Center	12,000,000			12,000,000
Impasug-Ong Super Health Center	12,000,000			12,000,000
Libona Super Health Center	12,000,000			12,000,000
Valencia Super Health Center	12,000,000			12,000,000

Region XI	60,000,000			60,000,000

Davao de Oro (Compostela Valley)	12,000,000			12,000,000

Compostela Super Health Center	12,000,000			12,000,000

Davao del Norte	24,000,000			24,000,000

Dujali Super Health Center	12,000,000			12,000,000
Tagum City Super Health Center	12,000,000			12,000,000

Davao Oriental	24,000,000			24,000,000

Mati Super Health Center	12,000,000			12,000,000
San Isidro Super Health Center	12,000,000			12,000,000

Region XII	34,000,000			34,000,000

North Cotabato	12,000,000			12,000,000

Pikit Super Health Center	12,000,000			12,000,000

South Cotabato	10,000,000			10,000,000

Norala Super Health Center	10,000,000			10,000,000

Sultan Kudarat	12,000,000			12,000,000

Kalamansig Super Health Center	12,000,000			12,000,000

Region XIII	34,000,000			34,000,000

Agusan del Sur	10,000,000			10,000,000

Veruela Super Health Center	10,000,000			10,000,000

Surigao del Sur	24,000,000			24,000,000

Cagwait Super Health Center	12,000,000			12,000,000
Mangagoy Super Health Center	12,000,000			12,000,000

BARMM	97,000,000	10,000,000		107,000,000

Lanao del Sur	24,000,000			24,000,000

Bayang Super Health Center	12,000,000			12,000,000
Marogong Super Health Center	12,000,000			12,000,000

1036	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Maguindanao and Cotabato City	24,000,000			24,000,000

Ampatuan Super Health Center	12,000,000			12,000,000
Buldon Super Health Center	12,000,000			12,000,000

Sulu	49,000,000	10,000,000		59,000,000

Sulu Super Health Center	37,000,000	10,000,000		47,000,000
Talipao Super Health Center	12,000,000			12,000,000

2.b. Completion/Equipping of Super Health Centers	397,000,000	664,000,000	83,000,000	1,144,000,000

NCR	35,000,000	11,500,000	7,500,000	54,000,000

Metro Manila	35,000,000	11,500,000	7,500,000	54,000,000

Concepcion Dos Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Concepcion Uno Super Health Center	6,000,000	1,500,000	2,500,000	10,000,000
Deparo Super Health Center and Lying-in Clinic	6,000,000			6,000,000
Nangka Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Navotas Super Health Center	5,000,000			5,000,000
Potrero Super Health center	6,000,000			6,000,000

Region I	66,000,000	54,000,000	7,500,000	127,500,000

Ilocos Sur	6,000,000	4,000,000		10,000,000

Tagudin Super Health Center	6,000,000	4,000,000		10,000,000

La Union	6,000,000	5,000,000		11,000,000

San Fernando City Super Health Center	6,000,000	5,000,000		11,000,000
Pangasinan	54,000,000	45,000,000	7,500,000	106,500,000

Alaminos Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Asingan Super Health Center	6,000,000	5,000,000		11,000,000
Basista Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Binalonan Super Health Center	6,000,000	5,000,000		11,000,000
Esmeralda, Balungao Super Health Center	6,000,000	5,000,000		11,000,000
Lawak, Tayug Super Health Center	6,000,000	5,000,000		11,000,000
Manaoag Super Health Center	6,000,000	5,000,000		11,000,000
Mapandan Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
San Vicente, Umingan Super Health Center	6,000,000	5,000,000		11,000,000

CAR	7,000,000	5,000,000		12,000,000

Benguet	7,000,000	5,000,000		12,000,000

Atab Super Health Center	7,000,000	5,000,000		12,000,000

Region II	108,000,000	67,000,000	48,500,000	223,500,000

Cagayan	30,000,000	21,000,000	12,500,000	63,500,000

Aparri West Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Buguey Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Lallo Super Health Center	6,000,000	3,000,000	2,500,000	11,500,000
Santa Teresita Super Health Center	6,000,000	3,000,000	2,500,000	11,500,000
Santo Niño (Faire) Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000

Isabela	60,000,000	36,000,000	28,500,000	124,500,000

Echague Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Jones Super Health Center	6,000,000	3,000,000	2,500,000	11,500,000
Luna Super Health Center	6,000,000	2,000,000	2,500,000	10,500,000
Maconacon Super Health Center	6,000,000	3,000,000	6,000,000	15,000,000
Naguillian Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Palanan Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
San Agustin Super Health Center	6,000,000	3,000,000	2,500,000	11,500,000
San Isidro Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
San Mateo Super Health Center	6,000,000	3,000,000	2,500,000	11,500,000
Sto. Tomas Super Health Center	6,000,000	2,000,000	2,500,000	10,500,000

Nueva Vizcaya	6,000,000	3,000,000	2,500,000	11,500,000

Quezon Super Health Center	6,000,000	3,000,000	2,500,000	11,500,000

Quirino	12,000,000	7,000,000	5,000,000	24,000,000

Nagtipunan Super Health Center	6,000,000	5,000,000	2,500,000	13,500,000
Saguday Super Health Center	6,000,000	2,000,000	2,500,000	10,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1037
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region III	12,000,000	11,000,000		23,000,000

Aurora		2,000,000		2,000,000

Andres Aragon Angara Health Center		2,000,000		2,000,000

Bulacan		5,000,000		5,000,000

Plaridel Super Health Center		5,000,000		5,000,000

Bataan	12,000,000	4,000,000		16,000,000

City Health Center 2	6,000,000	2,000,000		8,000,000
City Health Center 3	6,000,000	2,000,000		8,000,000

Region IV-A		152,000,000		152,000,000

Batangas		32,000,000		32,000,000

Lian Super Health Center		5,000,000		5,000,000
Lipa Super Health Center I		5,000,000		5,000,000
Lipa Super Health Center II		5,000,000		5,000,000
San Jose Super Health Center		5,000,000		5,000,000
San Juan Super Health Center		7,000,000		7,000,000
Tingloy Super Health Center		5,000,000		5,000,000

Cavite		20,000,000		20,000,000

Alfonso Super Health Center		5,000,000		5,000,000
Gen. Mariano Alvarez Super Health Center		5,000,000		5,000,000
Rosario Super Health Center		5,000,000		5,000,000
Tagaytay Super Health Center		5,000,000		5,000,000

Laguna		25,000,000		25,000,000

Alaminos Super Health Center		5,000,000		5,000,000
Calauan Super Health Center		5,000,000		5,000,000
Los Baños Super Health Center		5,000,000		5,000,000
Lumban Super Health Center		5,000,000		5,000,000
San Pablo Super Health Center		5,000,000		5,000,000

Quezon		45,000,000		45,000,000

Alabat Super Health Center		5,000,000		5,000,000
Burdeos Super Health Center		5,000,000		5,000,000
Candelaria Super Health Center		5,000,000		5,000,000
Catanauan Super Health Center		5,000,000		5,000,000
Dolores Super Health Center		5,000,000		5,000,000
Perez Super Health Center		5,000,000		5,000,000
Quezon Super Health Center		5,000,000		5,000,000
Sariaya Super Health Center		5,000,000		5,000,000
Tiaong Super Health Center		5,000,000		5,000,000

Rizal		30,000,000		30,000,000

Angono Super Health Center		5,000,000		5,000,000
Cainta Super Health Center		5,000,000		5,000,000
Cardona Super Health Center		5,000,000		5,000,000
One Cainta Super Health Center		5,000,000		5,000,000
San Mateo Super Health Center		5,000,000		5,000,000
Tanay Super Health Center		5,000,000		5,000,000

Region IV-B	6,000,000			6,000,000

Oriental Mindoro	6,000,000			6,000,000

Guinobatan Super Health Center	6,000,000			6,000,000

Region V		4,000,000		4,000,000

Masbate		4,000,000		4,000,000

San Pascual Super Health Center		4,000,000		4,000,000

Region VI	58,000,000	27,500,000	2,500,000	88,000,000

Aklan	12,000,000	5,000,000		17,000,000

Ibajay Super Health Center	6,000,000			6,000,000
Kalibo Super Health Center		5,000,000		5,000,000
Nabas Super Health Center	6,000,000			6,000,000

1038	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Antique	6,000,000			6,000,000

Sibalom Super Health Center	6,000,000			6,000,000

Capiz	10,000,000	6,000,000		16,000,000

Maayon Super Health Center		2,000,000		2,000,000
Roxas City Super Health Center	10,000,000	2,000,000		12,000,000
Tapaz Super Health Center		2,000,000		2,000,000

Iloilo	30,000,000	16,500,000	2,500,000	49,000,000

Anilao Super Health Center		5,000,000		5,000,000
Igbaras Super Health Center	6,000,000			6,000,000
Iloilo City Super Health Center		1,500,000	2,500,000	4,000,000
Maasin Super Health Center	6,000,000	5,000,000		11,000,000
Pavia Super Health Center	6,000,000	5,000,000		11,000,000
San Joaquin Super Health Center	6,000,000			6,000,000
Sara Super Health Center	6,000,000			6,000,000

Region VII	24,000,000	5,000,000		29,000,000

Cebu	24,000,000	5,000,000		29,000,000

Basak San Nicolas Super Health Center	6,000,000			6,000,000
Carcar City Super Health Center	6,000,000	5,000,000		11,000,000
Carreta Cebu City Health Center	6,000,000			6,000,000
Cebu City Health and Wellness Center	6,000,000			6,000,000

Region VIII	10,000,000	2,000,000		12,000,000

Leyte	10,000,000	2,000,000		12,000,000

Hilongos Super Health Center	10,000,000	2,000,000		12,000,000

Region X		100,000,000		100,000,000

Bukidnon		30,000,000		30,000,000

Kadingilan Super Health Center		5,000,000		5,000,000
Kitaotao Super Health Center		5,000,000		5,000,000
Malaybalay City Super Health Center		5,000,000		5,000,000
Manolo Fortich Super Health Center		5,000,000		5,000,000
Pangantucan Super Health Center		5,000,000		5,000,000
Sumilao Super Health Center		5,000,000		5,000,000

Camiguin		10,000,000		10,000,000

Guinsiliban Super Health Center		5,000,000		5,000,000
Mambajao Super Health Center		5,000,000		5,000,000

Lanao del Norte		25,000,000		25,000,000

Del Carmen Super Health Center		5,000,000		5,000,000
Digkilaan Super Health Center		5,000,000		5,000,000
Munai Super Health Center		5,000,000		5,000,000
Sapad Super Health Center		5,000,000		5,000,000
Tagoloan Super Health Center		5,000,000		5,000,000

Misamis Occidental		15,000,000		15,000,000

Aloran Super Health Center		5,000,000		5,000,000
Bonifacio Super Health Center		5,000,000		5,000,000
Clarin Super Health Center		5,000,000		5,000,000

Misamis Oriental		20,000,000		20,000,000

Balubal Super Health Center		5,000,000		5,000,000
Binuangan Super Health Center		5,000,000		5,000,000
Libertad Super Health Center		5,000,000		5,000,000
San Simon Super Health Center		5,000,000		5,000,000

Region XI	15,000,000			15,000,000

Davao de Oro	5,000,000			5,000,000

Monkayo Super Health Center	5,000,000			5,000,000

Davao del Norte	10,000,000			10,000,000

Island Garden City of Samal Super Health Center	5,000,000			5,000,000
Carmen Super Health Center	5,000,000			5,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1039
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region XII	35,000,000	135,000,000		170,000,000

Cotabato	5,000,000			5,000,000

Libungan Super Health Center	5,000,000			5,000,000

Cotabato (North Cotabato)		45,000,000		45,000,000

Arakan Super Health Center		5,000,000		5,000,000
Banisilan Super Health Center		5,000,000		5,000,000
Kalaisan Super Health Center		5,000,000		5,000,000
Magpet Super Health Center		5,000,000		5,000,000
Midsayap Super Health Center		5,000,000		5,000,000
Paco Super Health Center		5,000,000		5,000,000
Pigkawayan Super Health Center		5,000,000		5,000,000
Pres. Roxas Super Health Center		5,000,000		5,000,000
San Isidro Super Health Center		5,000,000		5,000,000

General Santos City		5,000,000		5,000,000

Apopong Super Health Center		5,000,000		5,000,000

Sarangani		30,000,000		30,000,000

Alabel Super Health Center		5,000,000		5,000,000
Glan Super Health Center		5,000,000		5,000,000
Lagundi Super Health Center		5,000,000		5,000,000
Lun Padidu Super Health Center		5,000,000		5,000,000
Maitum Super Health Center		5,000,000		5,000,000
Malandag Super Health Center		5,000,000		5,000,000

South Cotabato	30,000,000	30,000,000		60,000,000

Aflek Super Health Center		5,000,000		5,000,000
Banga Super Health Center	10,000,000			10,000,000
Centrala Super Health Center		5,000,000		5,000,000
GPS, Koronadal City Super Health Center	10,000,000			10,000,000
Lamba Super Health Center		5,000,000		5,000,000
Maltan Super Health Center		5,000,000		5,000,000
Sitio Proper Super Health Center		5,000,000		5,000,000
Sitio Tafal, Ned Super Health Center		5,000,000		5,000,000
Tantangan Super Health Center	10,000,000			10,000,000

Sultan Kudarat		25,000,000		25,000,000

Bagumbayan Super Health Center		5,000,000		5,000,000
Baras Super Health Center		5,000,000		5,000,000
Columbio Super Health Center		5,000,000		5,000,000
Griño Super Health Center		5,000,000		5,000,000
Kalawag II Super Health Center		5,000,000		5,000,000

Region XIII	21,000,000	90,000,000	17,000,000	128,000,000

Agusan del Norte		5,000,000		5,000,000

Las Nieves Super Health Center		5,000,000		5,000,000

Agusan del Sur		20,000,000		20,000,000

Magkiangkang Super Health Center		5,000,000		5,000,000
San Luis Super Health Center		5,000,000		5,000,000
Talacogon Super Health Center		5,000,000		5,000,000
Trento Super Health Center		5,000,000		5,000,000

Dinagat Islands		4,000,000	12,000,000	16,000,000

Dinagat Super Health Center		2,000,000		2,000,000
Loreto Super Health Center			6,000,000	6,000,000
San Jose Super Health Center		2,000,000	6,000,000	8,000,000

Surigao del Norte	21,000,000	46,000,000	5,000,000	72,000,000

Bacuag Super Health Center		5,000,000		5,000,000
Burgos Super Health Center		5,000,000	2,500,000	7,500,000
Dapa Super Health Center		5,000,000		5,000,000
Del Carmen Super Health Center		5,000,000		5,000,000
General Luna Super Health Center		5,000,000		5,000,000
San Benito Super Health Center		5,000,000		5,000,000
San Isidro Super Health Center	21,000,000	6,000,000	2,500,000	29,500,000
Socorro Super Health Center		5,000,000		5,000,000
Sta. Monica Super Health Center		5,000,000		5,000,000

1040	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Surigao del Sur		15,000,000		15,000,000

Barobo Super Health Center		5,000,000		5,000,000
San Agustin Super Health Center		5,000,000		5,000,000
Tagbina Super Health Center		5,000,000		5,000,000

2.c. Completion/Upgrading/Repair and Equipping of Rural Health Units	336,000,000	175,000,000	184,000,000	695,000,000

Region I	1,000,000	500,000		1,500,000

Ilocos Sur	1,000,000	500,000		1,500,000

Santa Lucia Rural Health Unit	1,000,000	500,000		1,500,000

CAR	32,000,000	28,500,000	7,500,000	68,000,000

Abra	8,000,000	7,000,000		15,000,000

La Paz Rural Health Unit		1,000,000		1,000,000
Luba Rural Health Unit		1,000,000		1,000,000
Pidigan Rural Health Unit	3,000,000	3,000,000		6,000,000
Sallapadan Rural Health Unit		1,000,000		1,000,000
Tayum Rural Health Unit		1,000,000		1,000,000
Villaviciosa Rural Health Unit	5,000,000			5,000,000

Apayao	9,000,000	3,000,000		12,000,000

Calanasan Rural Health Unit	6,000,000			6,000,000
Conner Rural Health Unit	3,000,000	3,000,000		6,000,000

Benguet	13,000,000	12,500,000	2,500,000	28,000,000

Baguio Health Services Office		5,000,000		5,000,000
Buguias Rural Health Unit		1,000,000		1,000,000
Irisan District Health Center		500,000		500,000
Kapangan Rural Health Unit	2,000,000	3,000,000		5,000,000
Kibungan Rural Health Unit	5,000,000			5,000,000
La Trinidad Municipal Health Services Office	5,000,000			5,000,000
La Trinidad Rural Health Unit		1,000,000	2,500,000	3,500,000
Lucban District Health Center	1,000,000	500,000		1,500,000
Sablan Rural Health Unit		1,000,000		1,000,000
Scout Barrio District Health Center		500,000		500,000

Ifugao	2,000,000	1,000,000		3,000,000

New Alfonso Lista Rural Health Unit	2,000,000			2,000,000
Tinoc Rural Health Unit		1,000,000		1,000,000

Mountain Province		5,000,000	5,000,000	10,000,000

Bauko Rural Health Unit		3,000,000	2,500,000	5,500,000
Bontoc Rural Health Unit		1,000,000	-	1,000,000
Sagada Rural Health Unit		1,000,000	2,500,000	3,500,000

Region II	66,000,000	63,000,000	68,000,000	197,000,000

Batanes	8,000,000	9,000,000	23,000,000	40,000,000

Basco Rural Health Unit		3,000,000	6,000,000	9,000,000
Itbayat Rural Health Unit			6,000,000	6,000,000
Ivana Rural Health Unit	3,000,000	3,000,000	2,500,000	8,500,000
Sabtang Rural Health Unit			6,000,000	6,000,000
Uyugan Rural Health Unit	5,000,000	3,000,000	2,500,000	10,500,000

Nueva Vizcaya	32,000,000	33,000,000	27,500,000	92,500,000

Ambaguio Rural Health Unit	5,000,000	3,000,000	2,500,000	10,500,000
Aritao Rural Health Unit		3,000,000	2,500,000	5,500,000
Bagabag Rural Health Unit	3,000,000		2,500,000	5,500,000
Bambang Rural Health Unit		3,000,000	2,500,000	5,500,000
Bayombong Rural Health Unit	6,000,000	3,000,000	2,500,000	11,500,000
Diadi Rural Health Unit	3,000,000	1,000,000		4,000,000
Dupax Del Norte MHC	3,000,000	3,000,000	2,500,000	8,500,000
Kayapa Rural Health Unit		6,000,000	5,000,000	11,000,000
Nnanciakan Birthing Facility		2,000,000		2,000,000
Quezon Rural Health Unit		3,000,000	2,500,000	5,500,000
Santa Fe Rural Health Unit	6,000,000	3,000,000	2,500,000	11,500,000
Villaverde Rural Health Unit	6,000,000	3,000,000	2,500,000	11,500,000

Quirino	26,000,000	21,000,000	17,500,000	64,500,000

Aglipay Rural Health Unit		6,000,000	2,500,000	8,500,000
Cabarroguis Rural Health Unit and Birthing Center	6,000,000	3,000,000	2,500,000	11,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1041
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Diffun Municipal Health Office	3,000,000	3,000,000	2,500,000	8,500,000
Diffun Rural Health Unit 2	6,000,000	3,000,000	2,500,000	11,500,000
Maddela Rural Health Unit	5,000,000	3,000,000	5,000,000	13,000,000
Nagtipunan Rural Health Unit and Birthing Center	6,000,000	3,000,000	2,500,000	11,500,000

Region III	5,000,000	10,000,000		15,000,000

Pampanga		10,000,000		10,000,000

Lubao Rural Health Unit		10,000,000		10,000,000

Zambales	5,000,000			5,000,000

Cabangan Rural Health Unit	2,000,000			2,000,000
San Marcelino Rural Health Unit	2,000,000			2,000,000
Subic Rural Health Unit	1,000,000			1,000,000

Region IV-B	48,000,000	39,000,000	51,500,000	138,500,000

Occidental Mindoro	32,000,000	21,000,000	33,000,000	86,000,000

Abra de Ilog Rural Health Unit			8,500,000	8,500,000
Calintaan Rural Health Unit	5,000,000	3,000,000	2,500,000	10,500,000
Looc Rural Health Unit		3,000,000	6,000,000	9,000,000
Magsaysay Rural Health Unit	10,000,000	3,000,000	6,000,000	19,000,000
Mamburao Rural Health Unit	6,000,000	3,000,000		9,000,000
Paluan Rural Health Unit	11,000,000	3,000,000	5,000,000	19,000,000
Sablayan Rural Health Unit		3,000,000	5,000,000	8,000,000
San Jose Public Health and Diagnostic Center		3,000,000		3,000,000

Romblon	16,000,000	18,000,000	18,500,000	52,500,000

Alcantara Rural Health Unit	1,000,000	3,000,000		4,000,000
Cajidiocan Rural Health Unit	6,000,000			6,000,000
Corcuera Rural Health Unit			2,500,000	2,500,000
Ferrol Rural Health Unit		3,000,000		3,000,000
Looc Rural Health Unit		3,000,000	2,500,000	5,500,000
Odiongan Rural Health Unit	1,000,000		2,500,000	3,500,000
San Agustin Rural Health Unit		3,000,000		3,000,000
San Fernando Rural Health Unit	1,000,000			1,000,000
San Jose Rural Health Unit and Family Planning Center, (Poblacion)		3,000,000	8,500,000	11,500,000
Santa Fe Rural Health Unit	7,000,000	3,000,000	2,500,000	12,500,000

Region V	27,000,000	21,000,000	2,500,000	50,500,000

Camarines Norte	18,000,000	15,000,000	2,500,000	35,500,000

Basud Rural Health Unit		3,000,000		3,000,000
Capalonga Rural Health Unit		3,000,000		3,000,000
Daet Rural Health Unit III	7,000,000			7,000,000
Mercedes Rural Health Unit		3,000,000		3,000,000
Mercedes Rural Health Unit II, Bgry. Gaboc	6,000,000			6,000,000
San Vicente Rural Health Unit		3,000,000	2,500,000	5,500,000
Talisay Rural Health Unit		3,000,000		3,000,000
Vinzons Rural Health Unit I	5,000,000			5,000,000

Catanduanes	9,000,000	6,000,000		15,000,000

Baras Rural Health Unit	1,000,000			1,000,000
Pandan Rural Health Unit	6,000,000			6,000,000
San Miguel Rural Health Unit	2,000,000			2,000,000
Virac Rural Health Unit I		3,000,000		3,000,000
Virac Rural Health Unit II		3,000,000		3,000,000

Region VI	40,000,000	8,000,000	15,000,000	63,000,000

Aklan	5,000,000		2,500,000	7,500,000

Balete Rural Health Unit	5,000,000			5,000,000
Numancia Rural Health Unit			2,500,000	2,500,000

Guimaras	10,000,000	3,000,000	12,500,000	25,500,000

Buenavista Rural Health Unit			2,500,000	2,500,000
Jordan Rural Health Unit			2,500,000	2,500,000
Nueva Valencia Rural Health Unit	2,000,000		2,500,000	4,500,000
San Lorenzo Rural Health Unit	5,000,000	3,000,000	2,500,000	10,500,000
Sibunag Rural Health Unit	3,000,000		2,500,000	5,500,000

1042	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Iloilo	20,000,000			20,000,000

Guibongan Rural Health Unit	20,000,000			20,000,000

Negros Occidental	5,000,000	5,000,000		10,000,000

Canlaon Rural Health Unit		5,000,000		5,000,000
Silay City Health Office	5,000,000			5,000,000

Region VIII	34,000,000	2,000,000	24,500,000	60,500,000

Eastern Samar	21,000,000		24,500,000	45,500,000

Arteche Rural Health Unit			2,500,000	2,500,000
Balangkayan Rural Health Unit	5,000,000			5,000,000
Can-Avid Rural Health Unit	5,000,000			5,000,000
Giporlos Rural Health Unit	5,000,000			5,000,000
Lawaan Rural Health Unit	5,000,000			5,000,000
Maslog Rural Health Unit			6,000,000	6,000,000
Maydolong Rural Health Unit	1,000,000		2,500,000	3,500,000
Oras Rural Health Unit			2,500,000	2,500,000
Salcedo Rural Health Unit			2,500,000	2,500,000
San Policarpo Rural Health Unit			2,500,000	2,500,000
Sulat Rural Health Unit			6,000,000	6,000,000

Northern Samar	10,000,000			10,000,000

San Vicente Rural Health Unit	10,000,000			10,000,000

Southern Leyte	3,000,000	2,000,000		5,000,000

Tomas Oppus Rural Health Unit	3,000,000	2,000,000		5,000,000

Region IX	55,000,000		7,500,000	62,500,000

Zamboanga City	55,000,000			55,000,000

Ayala Main Health Center	5,000,000			5,000,000
Baliwasan Health Center	5,000,000			5,000,000
Calarian Main Health Center	5,000,000			5,000,000
Canelar Main Health Center	5,000,000			5,000,000
Curuan Main Health Center	5,000,000			5,000,000
Guiwan Health Center	5,000,000			5,000,000
Labuan Main Health Center	5,000,000			5,000,000
Santa Catalina Main Health Center	5,000,000			5,000,000
Santa Maria Main Health Center	5,000,000			5,000,000
Tumaga Main Health Center	5,000,000			5,000,000
Vitali Main Health Center	5,000,000			5,000,000

Zamboanga Sibugay			7,500,000	7,500,000

Buug Rural Health Unit			2,500,000	2,500,000
Diplahan Rural Health Unit			2,500,000	2,500,000
Imelda Rural Health Unit			2,500,000	2,500,000

Region X			2,500,000	2,500,000

Misamis Occidental			2,500,000	2,500,000

Tangub City Health Office			2,500,000	2,500,000

Region XI			5,000,000	5,000,000

Davao del Sur			5,000,000	5,000,000

Magsaysay Rural Health Unit			2,500,000	2,500,000
Malalag Rural Health Unit			2,500,000	2,500,000

Region XIII	28,000,000	3,000,000		31,000,000

Agusan del Norte	10,000,000	3,000,000		13,000,000

Las Nieves Rural Health Unit	2,000,000			2,000,000
Magallanes Rural Health Unit	1,000,000			1,000,000
Nasipit Rural Health Unit and Family Planning	1,000,000	3,000,000		4,000,000
Remedios T. Romualdez Rural Health Unit and Family Planning	1,000,000			1,000,000
Santiago Super Health Center	5,000,000			5,000,000

Surigao del Norte	18,000,000			18,000,000

Burgos Rural Health Unit	2,000,000			2,000,000
Dapa Rural Health Unit	1,000,000			1,000,000
General Luna Rural Health Unit	5,000,000			5,000,000
Malimono Rural Health Unit	1,000,000			1,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1043
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Pilar Rural Health Unit	2,000,000			2,000,000
San Benito Rural Health Unit	1,000,000			1,000,000
San Isidro Rural Health Unit	2,000,000			2,000,000
Socorro Rural Health Unit	3,000,000			3,000,000
Sta. Monica Rural Health Unit	1,000,000			1,000,000

3. Polyclinics		20,000,000		20,000,000

3.a. Completion/Upgrading/Repair and Equipping of Existing Polyclinic		20,000,000		20,000,000

Region VIII		5,000,000		5,000,000

Leyte		5,000,000		5,000,000

Tolosa Polyclinic		5,000,000		5,000,000

Region XI		15,000,000		15,000,000

Davao del Norte		15,000,000		15,000,000

Talicud Polyclinic		15,000,000		15,000,000

4. LGU Hospitals	3,166,780,000	983,830,000	21,000,000	4,171,610,000

4.a. LGU Hospitals	3,166,780,000	983,830,000	21,000,000	4,171,610,000

NCR	100,000,000	147,000,000		247,000,000

Metro Manila	100,000,000	147,000,000		247,000,000

Marikina Medical Arts Building		50,000,000		50,000,000
Taguig General Hospital	100,000,000			100,000,000
Taguig-Pateros District Hospital		97,000,000		97,000,000

Region I	293,000,000	106,000,000		399,000,000

Ilocos Norte	263,000,000	76,000,000		339,000,000

Bangui District Hospital	50,000,000			50,000,000
Dingras District Hospital	75,000,000			75,000,000
Doña Josefa Edralin Marcos District Hospital	45,000,000	34,000,000		79,000,000
Governor Roque B. Ablan Sr. Memorial Hospital	50,000,000	20,000,000		70,000,000
Laoag City General Hospital		12,000,000		12,000,000
Piddig District Hospital	30,000,000	3,000,000		33,000,000
Vintar District Hospital	13,000,000	7,000,000		20,000,000

Pangasinan	30,000,000	30,000,000		60,000,000

Lingayen District Hospital	30,000,000			30,000,000
Pangasinan Provincial Hospital		30,000,000		30,000,000

CAR	70,000,000	15,000,000		85,000,000

Benguet		15,000,000		15,000,000

Atok District Hospital		10,000,000		10,000,000
Dennis Molintas District Hospital		5,000,000		5,000,000

Ifugao	20,000,000			20,000,000

Pres. Ferdinand Edralin Marcos Memorial Hospital	20,000,000			20,000,000

Mountain Province	50,000,000			50,000,000

Besao District Hospital	30,000,000			30,000,000
Bontoc General Hospital	20,000,000			20,000,000

Region II	213,000,000	57,050,000	5,000,000	275,050,000

Aparri	50,000,000			50,000,000

Aparri Provincial Hospital	50,000,000			50,000,000

Batanes	3,000,000	2,050,000	2,500,000	7,550,000

Batanes General Hospital		2,050,000	2,500,000	4,550,000
Itbayat District Hospital	3,000,000			3,000,000

Cagayan	75,000,000			75,000,000

Cagayan Valley Provincial Hospital	35,000,000			35,000,000
Northwestern Cagayan General Hospital	40,000,000			40,000,000

1044	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Nueva Vizcaya	75,000,000	25,000,000	2,500,000	102,500,000

Kasibu Municipal Hospital	25,000,000			25,000,000
Nueva Vizcaya Provincial Hospital	50,000,000	25,000,000	2,500,000	77,500,000

Quirino	10,000,000	30,000,000		40,000,000

Quirino Provincial Medical Center	10,000,000	30,000,000		40,000,000

Region III	305,000,000	90,000,000	2,500,000	397,500,000

Bulacan		31,000,000		31,000,000

Bulacan Medical Center		31,000,000		31,000,000

Nueva Ecija		46,000,000		46,000,000

Cabanatuan MV Gallego General Hospital		31,000,000		31,000,000
Palayan City Hospital		15,000,000		15,000,000

Pampanga	130,000,000			130,000,000

Candaba District Hospital	20,000,000			20,000,000
Escolastica Romero District Hospital	30,000,000			30,000,000
Overseas Filipino Workers (OFW) Hospital	30,000,000			30,000,000
Pampanga Provincial Hospital (Main)	30,000,000			30,000,000
Ricardo P. Rodriguez Memorial Hospital (Bulaon)	20,000,000			20,000,000

Tarlac	100,000,000			100,000,000

Tarlac City General Hospital	100,000,000			100,000,000

Zambales	75,000,000	13,000,000	2,500,000	90,500,000

Candelaria District Hospital	25,000,000			25,000,000
Dr. Florentino C. Doble Memorial Hospital	30,000,000			30,000,000
Ospital ng Sta. Cruz	10,000,000	3,000,000		13,000,000
President Ramon Magsaysay Memorial Hospital	10,000,000	10,000,000	2,500,000	22,500,000

Region IV-A	27,000,000	31,000,000		58,000,000

Laguna	15,000,000	31,000,000		46,000,000

Laguna Medical Center		31,000,000		31,000,000
Siniloan Infirmary Hospital	15,000,000			15,000,000

Cavite	12,000,000			12,000,000

Cavite Municipal Hospital - Maragondon	12,000,000			12,000,000

Region IV-B	371,600,000	80,500,000	2,500,000	454,600,000

Marinduque	60,000,000	30,000,000		90,000,000

Bulalacao Community Hospital		30,000,000		30,000,000
Marinduque Provincial Hospital	30,000,000			30,000,000
Sta. Cruz District Hospital	30,000,000			30,000,000

Occidental Mindoro	157,000,000	20,000,000		177,000,000

Abra de Ilog Municipal Hospital	13,000,000			13,000,000
Lubang District Hospital	30,000,000			30,000,000
Occidental Mindoro Provincial Hospital	4,000,000	20,000,000		24,000,000
Paluan Community Hospital	40,000,000			40,000,000
San Jose Diagnostic Center and Public Health	10,000,000			10,000,000
San Sebastian District Hospital	30,000,000			30,000,000
Sta. Cruz Community Hospital	30,000,000			30,000,000

Oriental Mindoro	25,000,000			25,000,000

Oriental Mindoro Provincial Hospital	25,000,000			25,000,000

Romblon	129,600,000	30,500,000	2,500,000	162,600,000

Malipayon District Hospital	7,000,000			7,000,000
Romblon Provincial Hospital	50,000,000			50,000,000
San Jose District Hospital	8,000,000	2,000,000		10,000,000
Sibuyan District Hospital	64,600,000	28,500,000	2,500,000	95,600,000

Region V	136,080,000	241,580,000	6,000,000	383,660,000

Albay		50,000,000		50,000,000

Albay Provincial Hospital		50,000,000		50,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1045
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Camarines Norte	40,000,000	90,000,000		130,000,000

Camarines Norte Provincial Hospital	40,000,000	80,000,000		120,000,000
Capalonga Community & Medical Hospital		10,000,000		10,000,000

Camarines Sur		20,000,000		20,000,000

Naga City Hospital		20,000,000		20,000,000

Catanduanes	41,080,000	31,580,000	6,000,000	78,660,000

Caramoran Municipal Hospital		1,530,000		1,530,000
Eastern Bicol Medical Center	30,000,000	30,000,000		60,000,000
Gigmoto District Hospital	8,780,000	50,000	6,000,000	14,830,000
Viga District Hospital	2,300,000			2,300,000

Sorsogon	55,000,000	50,000,000		105,000,000

Sorsogon Provincial Hospital	55,000,000	50,000,000		105,000,000

Region VI	555,000,000	51,000,000	5,000,000	611,000,000

Aklan	275,000,000	20,000,000	2,500,000	297,500,000

Altavas District Hospital	40,000,000			40,000,000
Ciriaco S. Tirol Hospital	45,000,000	10,000,000	2,500,000	57,500,000
Dr. Rafael S. Tumbokon Memorial Hospital	30,000,000	10,000,000		40,000,000
Ibajay District Hospital	60,000,000			60,000,000
Kalibo Community Hospital	30,000,000			30,000,000
Madalag District Hospital	20,000,000			20,000,000
Makato District Hospital	30,000,000			30,000,000
Malay District Hospital	20,000,000			20,000,000

Antique	30,000,000			30,000,000

Patnongon Community Hospital	30,000,000			30,000,000

Capiz	90,000,000	10,000,000		100,000,000

Old Roxas Memorial Provincial Hospital		10,000,000		10,000,000
Roxas Memorial Provincial Hospital	90,000,000			90,000,000

Guimaras	80,000,000	10,000,000	2,500,000	92,500,000

Dr. Catalino Gallego Nava Provincial Hospital	70,000,000	10,000,000	2,500,000	82,500,000
Nueva Valencia District Hospital	10,000,000			10,000,000

Iloilo	60,000,000	1,000,000		61,000,000

Calinog District Hospital		1,000,000		1,000,000
Maasin, Iloilo Infirmary	20,000,000			20,000,000
San Joaquin Mother and Child General Hospital	40,000,000			40,000,000

Negros Occidental	20,000,000	10,000,000		30,000,000

La Castellana Municipal Hospital	20,000,000	10,000,000		30,000,000

Region VII	85,000,000	31,000,000		116,000,000

Cebu	85,000,000			85,000,000

Naga City Hospital	70,000,000			70,000,000
Lapu Lapu City Hospital	15,000,000			15,000,000

Negros Oriental		31,000,000		31,000,000

Negros Oriental Provincial Hospital		31,000,000		31,000,000

Region VIII	26,100,000			26,100,000

Samar	26,100,000			26,100,000

Basey District Hospital	26,100,000			26,100,000

Region IX	165,000,000	30,000,000		195,000,000

Zamboanga City	150,000,000			150,000,000

Cristino M. Paragas Memorial Hospital	150,000,000			150,000,000

Zamboanga del Norte	15,000,000			15,000,000

Siocon District Hospital	15,000,000			15,000,000

Zamboanga Sibugay		30,000,000		30,000,000

Zamboanga Sibugay Medical Center		30,000,000		30,000,000

1046	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region X	175,000,000	11,700,000		186,700,000

Bukidnon		8,000,000		8,000,000

Bukidnon Provincial Hospital		8,000,000		8,000,000

Camiguin	75,000,000			75,000,000

Catarman District Hospital	75,000,000			75,000,000

Misamis Occidental	100,000,000	3,700,000		103,700,000

Doña Maria D. Tan Memorial Hospital		1,600,000		1,600,000
Misamis Occidental Provincial Hospital - Oroquieta	100,000,000	1,600,000		101,600,000
Tudela Municipal Hospital		500,000		500,000

Region XI	265,000,000	52,000,000		317,000,000

Davao de Oro (Compostela Valley)	70,000,000			70,000,000

Davao de Oro Provincial Hospital - Pantukan	20,000,000			20,000,000
Montevista Provincial Hospital	50,000,000			50,000,000

Davao del Sur	80,000,000	40,000,000		120,000,000

Davao del Sur Provincial Hospital	75,000,000	25,000,000		100,000,000
Gregorio Matas District Hospital	5,000,000	15,000,000		20,000,000

Davao Occidental	110,000,000	5,000,000		115,000,000

Don Marcelino Municipal Hospital	10,000,000			10,000,000
Malita Women’s and Children’s Wellness Center	50,000,000	5,000,000		55,000,000
Sarangani District Hospital	50,000,000			50,000,000

Davao Oriental	5,000,000	7,000,000		12,000,000

Davao Oriental Provincial Hospital - Mati	5,000,000	7,000,000		12,000,000

Region XII	50,000,000			50,000,000

South Cotabato	50,000,000			50,000,000

South Cotabato Provincial Hospital	50,000,000			50,000,000

Region XIII	115,000,000	20,000,000		135,000,000

Agusan del Norte	58,000,000			58,000,000

Agusan del Norte Provincial Hospital	50,000,000			50,000,000
Cabadbaran District Hospital	5,000,000			5,000,000
Jabonga Municipal Hospital	1,000,000			1,000,000
Kitcharao District Hospital	1,000,000			1,000,000
Nasipit District Hospital	1,000,000			1,000,000

Agusan del Sur	30,000,000	10,000,000		40,000,000

Bayugan District Hospital	30,000,000	10,000,000		40,000,000

Dinagat Island	10,000,000	10,000,000		20,000,000

Dinagat District Hospital	10,000,000	10,000,000		20,000,000

Surigao del Norte	17,000,000			17,000,000

Malimono District Hospital	2,000,000			2,000,000
Socorro District Hospital	5,000,000			5,000,000
Surigao del Norte Provincial Hospital	10,000,000			10,000,000

BARMM	215,000,000	20,000,000		235,000,000

Basilan	25,000,000	10,000,000		35,000,000

Lamitan District Hospital	25,000,000	10,000,000		35,000,000

Lanao del Sur	105,000,000			105,000,000

Dr. Serapio Montañer Memorial Hospital	15,000,000			15,000,000
Lanao del Sur Provincial Hospital - Marantao	25,000,000			25,000,000
Kapatagan General Hospital	45,000,000			45,000,000
Tamparan Provincial Hospital	20,000,000			20,000,000

Maguindanao	60,000,000			60,000,000

Buluan District Hospital	30,000,000			30,000,000
Maguindanao Provincial Hospital	30,000,000			30,000,000

Tawi-Tawi	25,000,000	10,000,000		35,000,000

Datu Halun Sakilan Memorial Hospital	25,000,000	10,000,000		35,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1047
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

5. DOH Hospitals	13,865,189,000	5,082,723,000	2,500,000	18,950,412,000

5.a. DOH Hospitals	10,581,575,000	5,082,723,000	2,500,000	15,666,798,000

NCR	4,839,575,000	1,569,150,000		6,408,725,000

Amang Rodriguez Memorial Medical Center	100,000,000	100,000,000		200,000,000
Dr. Jose Fabella Memorial Hospital		200,000,000		200,000,000
Dr. Jose N. Rodriguez Memorial Hospital and Sanitarium	200,000,000			200,000,000
East Avenue Medical Center	20,000,000	152,900,000		172,900,000
Jose R. Reyes Memorial Medical Center	150,000,000	4,000,000		154,000,000
Las Piñas General Hospital and Satellite Trauma Center	115,000,000			115,000,000
Lung Center of the Philippines	120,000,000	31,000,000		151,000,000
National Center for Mental Health	100,000,000	100,000,000		200,000,000
National Children’s Hospital	50,200,000	33,000,000		83,200,000
National Kidney and Transplant Institute	1,524,375,000	100,000,000		1,624,375,000
Philippine Cancer Center	1,000,000,000			1,000,000,000
Philippine Children’s Medical Center	1,005,000,000	200,000,000		1,205,000,000
Philippine Heart Center	5,000,000	150,000,000		155,000,000
Quirino Memorial Medical Center	5,000,000			5,000,000
Research Institute for Tropical Medicine		150,000,000		150,000,000
Rizal Medical Center		150,000,000		150,000,000
San Lazaro Hospital	100,000,000			100,000,000
San Lorenzo Ruiz General Hospital		87,000,000		87,000,000
Senate President Neptali Gonzales General Hospital	250,000,000			250,000,000
Tondo Medical Center		111,250,000		111,250,000
Valenzuela Medical Center	95,000,000			95,000,000

Region I	140,000,000	261,000,000		401,000,000

Conrado F. Estrella Regional Medical and Trauma Center		180,000,000		180,000,000
Ilocos Sur Medical Center	50,000,000	50,000,000		100,000,000
Mariano Marcos Memorial Hospital and Medical Center	90,000,000			90,000,000
Region 1 Medical Center		31,000,000		31,000,000

CAR	186,400,000	66,200,000		252,600,000

Conner District Hospital	15,000,000	35,200,000		50,200,000
Far North Luzon General Hospital and Training Center	90,000,000	31,000,000		121,000,000
Luis Hora Memorial Regional Hospital	81,400,000			81,400,000

Region II	120,000,000	342,600,000		462,600,000

Batanes General Hospital	20,000,000	67,600,000		87,600,000
Cagayan Valley Medical Center		175,000,000		175,000,000
Region II Trauma and Medical Center	100,000,000			100,000,000
Southern Isabela Medical Center		100,000,000		100,000,000

Region III	460,000,000	421,500,000		881,500,000

Bataan General Hospital and Medical Center	90,000,000	90,000,000		180,000,000
Dr. Paulino J. Garcia Memorial Research and Medical Center	200,000,000	34,000,000		234,000,000
Joni Villanueva General Hospital	50,000,000	50,000,000		100,000,000
Jose B. Lingad Memorial General Hospital		200,000,000		200,000,000
Mariveles Mental Wellness and General Hospital	100,000,000	5,500,000		105,500,000
Talavera General Hospital	20,000,000	42,000,000		62,000,000

Region IV-A	720,000,000	288,000,000		1,008,000,000

Batangas Medical Center	550,000,000	131,000,000		681,000,000
Maria L. Eleazar General Hospital	65,000,000	10,000,000		75,000,000
Northern Tagalog Regional Hospital	30,000,000	10,000,000		40,000,000
Southern Luzon Multi-Specialty Center		62,000,000		62,000,000
Southern Tagalog Regional Hospital	75,000,000	75,000,000		150,000,000

Region IV-B	50,000,000	20,000,000		70,000,000

Culion Sanitarium and General Hospital	50,000,000			50,000,000
Ospital ng Palawan		20,000,000		20,000,000

Region V	1,675,000,000	30,000,000		1,705,000,000

Bicol Medical Center	200,000,000			200,000,000
Bicol Region General Hospital and Geriatric Medical Center	75,000,000	30,000,000		105,000,000
Bicol Regional Hospital and Medical Center	1,400,000,000			1,400,000,000

Region VI	386,000,000	251,723,000		637,723,000

Corazon Locsin Montelibano Memorial Regional Hospital	180,000,000	91,723,000		271,723,000
Don Jose S. Monfort Medical Center	76,000,000	90,000,000		166,000,000

1048	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total
Western Visayas Medical Center	130,000,000			130,000,000
Western Visayas Sanitarium and General Hospital		70,000,000		70,000,000

Region VII	367,000,000	389,300,000		756,300,000

Don Emilio del Valle Memorial Hospital	92,000,000			92,000,000
Eversley Childs Sanitarium and General Hospital	130,000,000			130,000,000
Gov. Celestino Gallares Memorial Medical Center-Cortes		150,000,000		150,000,000
Gov. Celestino Gallares Memorial Medical Center-Tagbilaran		181,000,000		181,000,000
St. Anthony Mother and Child Hospital	45,000,000	30,000,000		75,000,000
Vicente Sotto Memorial Medical Center	100,000,000	28,300,000		128,300,000

Region VIII	402,600,000			402,600,000

Eastern Visayas Medical Center	136,500,000			136,500,000
Governor Benjamin T. Romualdez General Hospital and Schistosomiasis Center	146,100,000			146,100,000
Samar Island Medical Center	120,000,000			120,000,000

Region IX	220,000,000	151,000,000		371,000,000

Basilan General Hospital	90,000,000			90,000,000
Dr. Jose Rizal Memorial Hospital	70,000,000	31,000,000		101,000,000
Labuan General Hospital	60,000,000	30,000,000		90,000,000
Sulu Sanitarium		90,000,000		90,000,000

Region X	605,000,000	645,250,000		1,250,250,000

Amai Pakpak Medical Center	100,000,000	100,000,000		200,000,000
Camiguin General Hospital	225,000,000	50,000,000		275,000,000
First Misamis Oriental General Hospital	130,000,000			130,000,000
Mayor Hilarion A. Ramiro Sr. Medical Center		90,000,000		90,000,000
Northeastern Misamis General Hospital	150,000,000			150,000,000
Northern Mindanao Medical Center		405,250,000		405,250,000

Region XI	160,000,000	257,000,000	2,500,000	419,500,000

Davao Occidental General Hospital	50,000,000	56,000,000		106,000,000
Davao Regional Medical Center		170,000,000		170,000,000
Southern Philippines Medical Center	110,000,000	31,000,000	2,500,000	143,500,000

Region XII	230,000,000	160,000,000		390,000,000

Cotabato Regional and Medical Center		160,000,000		160,000,000
Cotabato Sanitarium and General Hospital	100,000,000			100,000,000
SOCCSKSARGEN General Hospital	130,000,000			130,000,000

Region XIII	20,000,000	230,000,000		250,000,000

Adela Serra Ty Memorial Medical Center	20,000,000	80,000,000		100,000,000
Caraga Regional Hospital		50,000,000		50,000,000
Siargao Island Medical Center		100,000,000		100,000,000

5.b. MYCA	3,283,614,000			3,283,614,000

NCR	417,075,000			417,075,000

Philippine Heart Center	94,375,000			94,375,000
Philippine Orthopedic Center	150,000,000			150,000,000
Quirino Memorial Medical Center	172,700,000			172,700,000

Region I	589,444,000			589,444,000

Conrado F. Estrella Regional Medical and Trauma Center	150,000,000			150,000,000
Ilocos Training and Regional Medical Center	165,980,000			165,980,000
Mariano Marcos Memorial Hospital and Medical Center	73,464,000			73,464,000
Region I Medical Center	200,000,000			200,000,000

CAR	120,000,000			120,000,000

Baguio General Hospital and Medical Center	120,000,000			120,000,000

Region II	230,595,000			230,595,000

Region II Trauma and Medical Center	80,595,000			80,595,000
Southern Isabela Medical Center	150,000,000			150,000,000

Region III	60,000,000			60,000,000

Dr. Paulino J. Garcia Memorial Research and Medical Center	60,000,000			60,000,000

Region IV-A	130,000,000			130,000,000

DOH - Tagaytay Treatment and Rehabilitation Center	130,000,000			130,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1049
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region VII	300,000,000			300,000,000

Cebu South Medical Center	100,000,000			100,000,000
Vicente Sotto Memorial Medical Center	200,000,000			200,000,000

Region IX	641,500,000			641,500,000

Margosatubig Regional Hospital	112,500,000			112,500,000
Mindanao Central Sanitarium	379,000,000			379,000,000
Zamboanga City Medical Center	150,000,000			150,000,000

Region X	590,000,000			590,000,000

Amai Pakpak Medical Center	180,000,000			180,000,000
Northern Mindanao Medical Center	410,000,000			410,000,000

Region XIII	205,000,000			205,000,000

Caraga Regional Hospital	105,000,000			105,000,000
Siargao Island Medical Center	100,000,000			100,000,000

6. Other Health Care Facilities	408,500,000	134,311,000	576,140,000	1,118,951,000

6.a. Treatment and Rehabilitation Centers	193,500,000	83,485,000	2,500,000	279,485,000

Region I	12,000,000	8,000,000		20,000,000

La Union	7,000,000	2,000,000		9,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, San Fernando, La Union	7,000,000	2,000,000		9,000,000

Pangasinan	5,000,000	6,000,000		11,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Dagupan	5,000,000	6,000,000		11,000,000

CAR	2,500,000	1,500,000		4,000,000

Mountain Province	2,500,000	1,500,000		4,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Bauko	2,500,000	1,500,000		4,000,000

Region II	12,000,000	3,000,000		15,000,000

Isabela	12,000,000	3,000,000		15,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Isabela	12,000,000	3,000,000		15,000,000

Region III	20,000,000	10,000,000		30,000,000

Bataan	10,000,000	5,000,000		15,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Bataan	10,000,000	5,000,000		15,000,000

Nueva Ecija	10,000,000	5,000,000		15,000,000

DOH Mega Drug Abuse Treatment and Rehabilitation Center, Nueva Ecija	10,000,000	5,000,000		15,000,000

Region IV-A	15,000,000	15,000,000		30,000,000

Cavite	15,000,000	15,000,000		30,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Tagaytay		15,000,000		15,000,000
DOH Drug Abuse Treatment and Rehabilitation Center, CALABARZON	15,000,000			15,000,000

Region V	27,000,000			27,000,000

Albay	15,000,000			15,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Malinao	15,000,000			15,000,000

Camarines Sur	12,000,000			12,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Camarines Sur	12,000,000			12,000,000

Region VI		11,000,000		11,000,000

Iloilo		11,000,000		11,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Pototan		11,000,000		11,000,000

1050	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region VII	5,000,000	26,285,000		31,285,000

Cebu	5,000,000	26,285,000		31,285,000

DOH Drug Abuse Treatment and Rehabilitation Center, Cebu City	5,000,000	10,000,000		15,000,000
DOH Drug Abuse Treatment and Rehabilitation Center, Argao		16,285,000		16,285,000

Region VIII	9,000,000			9,000,000

Leyte	9,000,000			9,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Dulag	9,000,000			9,000,000

Region IX	13,000,000			13,000,000

Zamboanga City	13,000,000			13,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, MCS Pasalobong, Zamboanga City	13,000,000			13,000,000

Region X	30,000,000		2,500,000	32,500,000

Bukidnon	15,000,000		2,500,000	17,500,000

DOH Drug Abuse Treatment and Rehabilitation Center, Malaybalay, Bukidnon	15,000,000		2,500,000	17,500,000

Misamis Oriental	15,000,000			15,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Cagayan de Oro	15,000,000			15,000,000

Region XI	16,000,000	7,000,000		23,000,000

Davao del Norte	10,000,000	5,000,000		15,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Luntiang Paraiso	10,000,000	5,000,000		15,000,000

Davao del Sur	6,000,000	2,000,000		8,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, Davao	6,000,000	2,000,000		8,000,000

Region XII	15,000,000			15,000,000

Sarangani	15,000,000			15,000,000

DOH Drug Abuse Treatment and Rehabilitation Center, SOCCSKSARGEN	15,000,000			15,000,000

Region XIII	17,000,000	1,700,000		18,700,000

Agusan del Sur	17,000,000	1,700,000		18,700,000

DOH Drug Abuse Treatment and Rehabilitation Center, Agusan del Sur	17,000,000	1,700,000		18,700,000

6.b. Blood Service Facilities	55,000,000	5,000,000		60,000,000

Region II	10,000,000			10,000,000

Cagayan	10,000,000			10,000,000

Cagayan Regional Blood Center	10,000,000			10,000,000

Region IV-A	5,000,000			5,000,000

Laguna	5,000,000			5,000,000

CALABARZON Regional Blood Center	5,000,000			5,000,000

Region VI	10,000,000			10,000,000

Iloilo	10,000,000			10,000,000

Sta. Barbara Blood Center	10,000,000			10,000,000

Region VII	10,000,000			10,000,000

Cebu	10,000,000			10,000,000

DOH Central Visayas CHD - Sub National Blood Center Cebu City	10,000,000			10,000,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1051
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region IX	10,000,000			10,000,000

Zamboanga City	10,000,000			10,000,000

Regional Blood Center at Mindanao Central Sanitarium (MCS)	10,000,000			10,000,000

Region XI	10,000,000	5,000,000		15,000,000

Davao del Sur	10,000,000	5,000,000		15,000,000

Sub-National Blood Center for Mindanao	10,000,000	5,000,000		15,000,000

6.c. Provincial Offices		1,000,000		1,000,000

Region XI		1,000,000		1,000,000

Davao Oriental		1,000,000		1,000,000

Caraga Municipal Health Office (MHO)		1,000,000		1,000,000

6.d. Other Facilities	85,000,000	13,000,000		98,000,000

Region I	15,000,000	5,000,000		20,000,000

Ilocos Norte	15,000,000	5,000,000		20,000,000

Dialysis Center	15,000,000	5,000,000		20,000,000

Region IV-A	18,000,000			18,000,000

Laguna	6,000,000			6,000,000

Siniloan Dialysis Center	6,000,000			6,000,000

Quezon	6,000,000			6,000,000

Sariaya Dialysis Center	6,000,000			6,000,000

Rizal	6,000,000			6,000,000

San Mateo Dialysis Center	6,000,000			6,000,000

Region V	15,000,000	5,000,000		20,000,000

Camarines Sur	15,000,000	5,000,000		20,000,000

Municipality of Tigaon, Dialysis Center	15,000,000	5,000,000		20,000,000

Region VI	37,000,000	3,000,000		40,000,000

Iloilo	37,000,000	3,000,000		40,000,000

Miagao Dialysis Center	15,000,000			15,000,000
Municipality of Balasan, Balasan Dialysis Center	7,000,000	3,000,000		10,000,000
Tigbauan Dialysis Center	15,000,000			15,000,000

6.e. Military Hospital	40,000,000	16,500,000	2,500,000	59,000,000

Region II	20,000,000			20,000,000

Cagayan	10,000,000			10,000,000

PNP Regional Hospital	10,000,000			10,000,000

Isabela	10,000,000			10,000,000

Camp Melchor F. Dela Cruz Station Hospital	10,000,000			10,000,000

Region III	10,000,000	10,000,000		20,000,000

Nueva Ecija		10,000,000		10,000,000

Fort Magsaysay Army Station Hospital		10,000,000		10,000,000

Pampanga	10,000,000			10,000,000

Basa Air Base Hospital	5,000,000			5,000,000
Camp Olivas Infirmary Hospital	5,000,000			5,000,000

Region IV-A		5,000,000		5,000,000

Cavite		5,000,000		5,000,000

Naval Station Sangley Point		5,000,000		5,000,000

1052	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region IX		1,500,000	2,500,000	4,000,000

Zamboanga City		1,500,000	2,500,000	4,000,000

Camp Navarro General Hospital		1,500,000	2,500,000	4,000,000

Region XI	10,000,000			10,000,000

Davao de Oro (Compostela Valley)	10,000,000			10,000,000

AFP Camp General Manuel T. Yan, Sr.	10,000,000			10,000,000

6.f. State Universities	10,000,000	10,000,000		20,000,000

BARMM	10,000,000	10,000,000		20,000,000

Maguindanao	10,000,000	10,000,000		20,000,000

Mindanao State University - Maguindanao Infirmary Hospital	10,000,000	10,000,000		20,000,000

6.g. Bureau of Quarantine	5,000,000	5,326,000	7,500,000	17,826,000

Region III			2,500,000	2,500,000

Bataan			2,500,000	2,500,000

Bataan Quarantine Station			2,500,000	2,500,000

Region IV-A			2,500,000	2,500,000

Quezon			2,500,000	2,500,000

Lucena Quarantine Station			2,500,000	2,500,000

Region V			2,500,000	2,500,000

Albay			2,500,000	2,500,000

Tabaco Quarantine Station			2,500,000	2,500,000

Region IX		5,326,000		5,326,000

Zamboanga del Sur		5,326,000		5,326,000

Zamboanga Quarantine Station		5,326,000		5,326,000

Region XII	5,000,000			5,000,000

South Cotabato	5,000,000			5,000,000

General Santos Quarantine Station	5,000,000			5,000,000

6.h. Central Office	20,000,000			20,000,000

NCR	20,000,000			20,000,000

Manila	20,000,000			20,000,000

Malasakit Center Building	20,000,000			20,000,000

6.i. Provision of Transport Medical Vehicles			563,640,000	563,640,000

NCR			333,640,000	333,640,000

Manila			333,640,000	333,640,000

Central Office			333,640,000	333,640,000

Region I			2,500,000	2,500,000

Ilocos Norte			2,500,000	2,500,000

Municipality of Vintar			2,500,000	2,500,000

Region II			5,500,000	5,500,000

Cagayan			5,500,000	5,500,000

Municipality of Sta. Praxedes			3,000,000	3,000,000
Municipality of Sta. Teresita			2,500,000	2,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1053
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Region III			18,000,000	18,000,000

Bulacan			7,500,000	7,500,000

Municipality of Bulakan			2,500,000	2,500,000
Municipality of Bustos, Brgy. B. Minoy			2,500,000	2,500,000
Municipality of Bustos, Brgy. Tanauan			2,500,000	2,500,000

Pampanga			8,000,000	8,000,000

Municipality of Arayat			3,000,000	3,000,000
Municipality of Arayat, Brgy. La Paz			2,500,000	2,500,000
Municipality of Arayat, Brgy. San Mateo			2,500,000	2,500,000

Pangasinan			2,500,000	2,500,000

Municipality of Agno			2,500,000	2,500,000

Region IV-A			18,000,000	18,000,000

Batangas			6,000,000	6,000,000

Municipality of Tingloy			6,000,000	6,000,000

Laguna			4,500,000	4,500,000

City of San Pedro			2,000,000	2,000,000
Municipality of Santa Cruz			2,500,000	2,500,000

Quezon			7,500,000	7,500,000

Municipality of Tiaong			2,500,000	2,500,000
Municipality of Macelon			2,500,000	2,500,000
Municipality of Macalelon			2,500,000	2,500,000

Region IV-B			50,000,000	50,000,000

Masbate			5,000,000	5,000,000

Municipality of Baleno			2,500,000	2,500,000
Municipality of Batuan			2,500,000	2,500,000

Occidental Mindoro			2,500,000	2,500,000

Municipality of Looc			2,500,000	2,500,000

Oriental Mindoro			37,500,000	37,500,000

Municipality of Baco			2,500,000	2,500,000
Municipality of Bansud			2,500,000	2,500,000
Municipality of Bongabong			2,500,000	2,500,000
Municipality of Bulalacao			2,500,000	2,500,000
City of Calapan			2,500,000	2,500,000
Municipality of Gloria			2,500,000	2,500,000
Municipality of Mansalay			2,500,000	2,500,000
Municipality of Naujan			2,500,000	2,500,000
Municipality of Pinamalayan			2,500,000	2,500,000
Municipality of Pola			2,500,000	2,500,000
Municipality of Puerto Galera			2,500,000	2,500,000
Municipality of Roxas			2,500,000	2,500,000
Municipality of San Teodoro			2,500,000	2,500,000
Municipality of Socorro			2,500,000	2,500,000
Municipality of Victoria			2,500,000	2,500,000

Romblon			5,000,000	5,000,000

Municipality of San Andres			2,500,000	2,500,000
Municipality of Santa Fe			2,500,000	2,500,000

Region V			10,000,000	10,000,000

Albay			10,000,000	10,000,000

Municipality of Rapu-Rapu			2,500,000	2,500,000
Municipality of Malilipot			2,500,000	2,500,000
Province of Albay			5,000,000	5,000,000

Region VI			20,000,000	20,000,000

Aklan			12,000,000	12,000,000

Municipality of Malay			12,000,000	12,000,000

1054	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Capiz			5,000,000	5,000,000

Municipality of Mambusao			2,500,000	2,500,000
Municipality of Panitan			2,500,000	2,500,000

Iloilo			3,000,000	3,000,000

Province of Iloilo			3,000,000	3,000,000

Region VII			7,500,000	7,500,000

Bohol			5,000,000	5,000,000

Municipality of Mabini			2,500,000	2,500,000
Province of Bohol			2,500,000	2,500,000

Cebu			2,500,000	2,500,000

National Commission on Muslim Filipinos - Region 7			2,500,000	2,500,000

Region VIII			12,500,000	12,500,000

Samar			10,000,000	10,000,000

Province of Samar			2,500,000	2,500,000
Municipality of Villareal			2,500,000	2,500,000
Municipality of Sto. Niño			2,500,000	2,500,000
Municipality of Zumarranga			2,500,000	2,500,000

Southern Leyte			2,500,000	2,500,000

Municipality of Hinundayan			2,500,000	2,500,000

Region X			7,500,000	7,500,000

Bukidnon			5,000,000	5,000,000

Municipality of Cabanglasan			2,500,000	2,500,000
Municipality of Quezon, Brgy. Paitan			2,500,000	2,500,000

Misamis Oriental			2,500,000	2,500,000

Brgy. Balubal, Cagayan de Oro City			2,500,000	2,500,000

Region XI			41,000,000	41,000,000

Davao del Sur			2,500,000	2,500,000

Municipality of Hagonoy			2,500,000	2,500,000

Davao de Oro			2,500,000	2,500,000

Municipality of Mabini			2,500,000	2,500,000

Davao Oriental			33,500,000	33,500,000

Municipality of Baganga			2,500,000	2,500,000
Municipality of Boston			2,500,000	2,500,000
Municipality of Caraga			2,500,000	2,500,000
Municipality of Cateel			2,500,000	2,500,000
Municipality of Manay			2,500,000	2,500,000
Municipality of Tarragona			2,500,000	2,500,000
Island Garden City of Samal			6,000,000	6,000,000
Mati City			2,500,000	2,500,000
Municipality of Governor Generoso			2,500,000	2,500,000
Municipality of Lupon			2,500,000	2,500,000
Municipality of San Isidro			2,500,000	2,500,000
Municipality of Banaybanay			2,500,000	2,500,000

Davao del Norte			2,500,000	2,500,000

Brgy. Nanyo, Panabo City			2,500,000	2,500,000

Region XII			20,000,000	20,000,000

Cotabato			2,500,000	2,500,000

Municipality of Midsayap, Brgy. Sadaan			2,500,000	2,500,000

Saranggani			2,500,000	2,500,000

Municipality of Glan			2,500,000	2,500,000

South Cotabato			7,500,000	7,500,000

General Santos City			5,000,000	5,000,000
Koronadal City			2,500,000	2,500,000

DECEMBER 25, 2023	OFFICIAL GAZETTE	1055
HEALTH FACILITIES ENHANCEMENT PROGRAM

Name of Projects and Facilities	Infrastructure	Medical Equipment	Motor Vehicle	Total

Sultan Kudarat			7,500,000	7,500,000

Tacurong City			7,500,000	7,500,000

Region XIII			14,500,000	14,500,000

Dinagat Island			2,500,000	2,500,000

Province of Dinagat Island			2,500,000	2,500,000

Surigao del Norte			12,000,000	12,000,000

Municipality of Del Carmen			12,000,000	12,000,000

BARMM			3,000,000	3,000,000

Maguindanao del Sur			3,000,000	3,000,000

Province of Maguindanao Del Sur			3,000,000	3,000,000
GRAND TOTAL	20,276,961,000	7,374,864,000	866,640,000	28,518,465,000

DECEMBER 25, 2023	OFFICIAL GAZETTE
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

SUPPORT TO THE BARANGAY

DEVELOPMENT PROGRAM (SBDP)

LIST OF BENEFICIARIES

1058	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

FY 2024 SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM (SBDP) LIST OF BENEFICIARIES

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
1	CAR	Abra	Lacub	Poblacion (Talampac)
2	CAR	Abra	Luba	Gayaman
3	CAR	Abra	Sallapadan	Bazar
4	CAR	Abra	Sallapadan	Sallapadan
5	CAR	Abra	Tineg	Cogon
6	CAR	Abra	Tubo	Alangtin
7	CAR	Abra	Tubo	Amtuagan
8	CAR	Abra	Tubo	Dilong
9	CAR	Abra	Tubo	Tabacda
10	CAR	Abra	Tubo	Tiempo
11	CAR	Abra	Tubo	Tubtuba
12	CAR	Abra	Villaviciosa	Tamac
13	CAR	Apayao	Conner	Allangigan
14	CAR	Apayao	Conner	Katablangan
15	CAR	Apayao	Conner	Nabuangan
16	CAR	Apayao	Flora	Malayugan
17	CAR	Apayao	Flora	Upper Atok
18	CAR	Apayao	Kabugao	Bulu
19	CAR	Apayao	Kabugao	Maragat
20	CAR	Ifugao	Hungduan	Ba-ang
21	CAR	Ifugao	Hungduan	Bokiawan
22	CAR	Ifugao	Hungduan	Hapao
23	CAR	Ifugao	Hungduan	Nungulunan
24	CAR	Kalinga	Balbalan	Ababa-an
25	CAR	Kalinga	Balbalan	Balantoy
26	CAR	Kalinga	Balbalan	Dao-angan
27	CAR	Kalinga	Balbalan	Gawa-an
28	CAR	Kalinga	Balbalan	Mabaca
29	CAR	Kalinga	Balbalan	Maling
30	CAR	Kalinga	Balbalan	Pantikian
31	CAR	Kalinga	Balbalan	Poswoy
32	CAR	Kalinga	Balbalan	Talalang
33	CAR	Kalinga	Balbalan	Tawang
34	CAR	Kalinga	Lubuagan	Lower Uma
35	CAR	Kalinga	Lubuagan	Uma del Norte
36	CAR	Kalinga	Lubuagan	Upper Uma
37	CAR	Kalinga	Pasil	Guina-ang (Pob.)
38	CAR	Kalinga	Pinukpuk	Ammacian
39	CAR	Kalinga	Pinukpuk	Asibanglan
40	CAR	Kalinga	Pinukpuk	Ballayangon
41	CAR	Kalinga	Pinukpuk	Wagud
42	CAR	Kalinga	Tabuk City	Dupag

DECEMBER 25, 2023	OFFICIAL GAZETTE	1059
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
43	CAR	Mountain Province	Besao	Agawa
44	CAR	Mountain Province	Besao	Ambaguio
45	CAR	Mountain Province	Besao	Catengan
46	CAR	Mountain Province	Besao	Gueday
47	CAR	Mountain Province	Besao	Lacmaan
48	CAR	Mountain Province	Besao	Laylaya
49	CAR	Mountain Province	Besao	Suquib
50	CAR	Mountain Province	Tadian	Bantey
51	CAR	Mountain Province	Tadian	Batayan
52	CAR	Mountain Province	Tadian	Duagan
53	CAR	Mountain Province	Tadian	Lubon
54	CAR	Mountain Province	Tadian	Sumadel
55	Region I	Ilocos Sur	Quirino	Lamag
56	Region I	Ilocos Sur	Quirino	Malideg
57	Region I	Ilocos Sur	Quirino	Patiacan
58	Region I	Ilocos Sur	Santa Cruz	Capariaan
59	Region I	Ilocos Sur	Santa Lucia	Paoc Norte
60	Region I	Ilocos Sur	Sigay	Abaccan
61	Region I	Pangasinan	Mangatarem	Calomboyan Sur
62	Region I	Pangasinan	Mangatarem	Pacalat
63	Region II	Cagayan	Alcala	Dalaoig
64	Region II	Cagayan	Alcala	San Esteban
65	Region II	Cagayan	Allacapan	Capagaran
66	Region II	Cagayan	Allacapan	Capanickian Sur
67	Region II	Cagayan	Allacapan	Labben
68	Region II	Cagayan	Amulung	Manalo
69	Region II	Cagayan	Baggao	Agaman
70	Region II	Cagayan	Baggao	Agaman Norte
71	Region II	Cagayan	Baggao	Agaman Sur
72	Region II	Cagayan	Baggao	Bagunot
73	Region II	Cagayan	Baggao	Bitag Grande
74	Region II	Cagayan	Baggao	Bunugan
75	Region II	Cagayan	Baggao	Carupian
76	Region II	Cagayan	Baggao	Hacienda Intal
77	Region II	Cagayan	Baggao	Ibulo
78	Region II	Cagayan	Baggao	J. Pallagao
79	Region II	Cagayan	Baggao	San Vicente
80	Region II	Cagayan	Baggao	Santa Margarita
81	Region II	Cagayan	Baggao	Taguing
82	Region II	Cagayan	Buguey	Villa Cielo
83	Region II	Cagayan	Gattaran	Baracaoit
84	Region II	Cagayan	Gattaran	Cumao
85	Region II	Cagayan	Gattaran	Cunig
86	Region II	Cagayan	Gattaran	Lapogan
87	Region II	Cagayan	Gattaran	Mabuno
88	Region II	Cagayan	Gattaran	Naddungan

1060	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
89	Region II	Cagayan	Gattaran	San Carlos
90	Region II	Cagayan	Gattaran	San Vicente
91	Region II	Cagayan	Gonzaga	Isca
92	Region II	Cagayan	Gonzaga	Pateng
93	Region II	Cagayan	Lal-lo	Dagupan
94	Region II	Cagayan	Lasam	New Orlins
95	Region II	Cagayan	Lasam	Tucalan Passing
96	Region II	Cagayan	Lasam	Viga
97	Region II	Cagayan	Peñablanca	Nanguilattan
98	Region II	Cagayan	Santa Teresita	Alucao
99	Region II	Cagayan	Santa Teresita	Aridowen
100	Region II	Cagayan	Santa Teresita	Dungeg
101	Region II	Cagayan	Santo Niño (Faire)	Balagan
102	Region II	Cagayan	Santo Niño (Faire)	Lipatan
103	Region II	Isabela	Divilacan	Dilakit
104	Region II	Isabela	Divilacan	Dimasalansan
105	Region II	Isabela	Divilacan	Dipudo
106	Region II	Isabela	Divilacan	Ditarum
107	Region II	Isabela	Divilacan	Sapinit
108	Region II	Isabela	Ilagan City	Batong-Labang
109	Region II	Isabela	Ilagan City	Capellan
110	Region II	Isabela	Ilagan City	Rang-ayan
111	Region II	Isabela	Ilagan City	Villa Imelda
112	Region II	Isabela	Maconacon	Canadam
113	Region II	Isabela	Maconacon	Diana
114	Region II	Isabela	Maconacon	Reina Mercedes
115	Region II	Isabela	Maconacon	Santa Marina
116	Region II	Isabela	Palanan	Alomanay
117	Region II	Isabela	Palanan	Bisag
118	Region II	Isabela	Palanan	Didiyan
119	Region II	Isabela	San Mariano	Old San Mariano
120	Region III	Aurora	Maria Aurora	Bagtu
121	Region III	Aurora	Maria Aurora	Cabituculan East
122	Region III	Aurora	Maria Aurora	Debucao
123	Region III	Aurora	Maria Aurora	Diome
124	Region III	Aurora	Maria Aurora	Florida
125	Region III	Bataan	Dinalupihan	Colo
126	Region III	Bataan	Dinalupihan	Maligaya
127	Region III	Bulacan	Doña Remedios Trinidad	Kabayunan
128	Region III	Nueva Ecija	Carranglan	Capintalan
129	Region III	Nueva Ecija	Carranglan	Minuli
130	Region III	Nueva Ecija	Carranglan	Piut
131	Region III	Nueva Ecija	Carranglan	Putlan
132	Region III	Nueva Ecija	Carranglan	Salazar
133	Region III	Nueva Ecija	Carranglan	San Agustin
134	Region III	Tarlac	Capas	Santa Juliana

DECEMBER 25, 2023	OFFICIAL GAZETTE	1061
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
135	Region III	Tarlac	Mayantoc	Labney
136	Region III	Tarlac	San Clemente	Maasin
137	Region III	Tarlac	San Jose	Iba
138	Region III	Tarlac	San Jose	Lubigan
139	Region III	Tarlac	San Jose	Maamot
140	Region III	Tarlac	San Jose	Moriones
141	Region III	Tarlac	San Jose	Sula
142	Region III	Tarlac	San Jose	Villa Aglipay
143	Region III	Zambales	Candelaria	Sinabacan
144	Region III	Zambales	Masinloc	Santa Rita
145	Region III	Zambales	San Marcelino	Buhawen
146	Region III	Zambales	San Marcelino	Santa Fe
147	Region III	Zambales	Subic	Batiawan
148	Region IV-A	Batangas	Rosario	Salao
149	Region IV-A	Batangas	Rosario	Tulos
150	Region IV-A	Batangas	San Juan	Sapangan
151	Region IV-A	Batangas	Taysan	Guinhawa
152	Region IV-A	Quezon	Burdeos	Bonifacio
153	Region IV-A	Quezon	Burdeos	Calutcot
154	Region IV-A	Quezon	Burdeos	Carlagan
155	Region IV-A	Quezon	Burdeos	Mabini
156	Region IV-A	Quezon	Burdeos	Palasan
157	Region IV-A	Quezon	Mauban	Lual Rural (Barrio)
158	Region IV-A	Quezon	Panukulan	Matangkap
159	Region IV-A	Quezon	Panukulan	Rizal
160	Region IV-A	Rizal	Taytay	Santa Ana
161	Region IV-B	Occidental Mindoro	Sablayan	Ligaya
162	Region IV-B	Occidental Mindoro	Santa Cruz	Barahan
163	Region IV-B	Occidental Mindoro	Santa Cruz	Pinagturilan
164	Region IV-B	Oriental Mindoro	Bansud	Villa Pag-Asa
165	Region IV-B	Oriental Mindoro	Mansalay	Santa Teresita
166	Region IV-B	Oriental Mindoro	Victoria	Bambanin
167	Region IV-B	Oriental Mindoro	Victoria	San Cristobal
168	Region IV-B	Palawan	Dumaran	Magsaysay
169	Region IV-B	Palawan	Roxas	Jolo
170	Region IV-B	Palawan	Roxas	Tinitian
171	Region IV-B	Palawan	Taytay	Cataban
172	Region IV-B	Palawan	Taytay	Minapla
173	Region V	Albay	Guinobatan	Malipo
174	Region V	Albay	Guinobatan	Sinungtan
175	Region V	Albay	Ligao City	Balanac
176	Region V	Albay	Ligao City	Tiongson
177	Region V	Albay	Ligao City	Tupas
178	Region V	Camarines Sur	Calabanga	Quinale
179	Region V	Camarines Sur	Caramoan	Bikal
180	Region V	Camarines Sur	Caramoan	Canatuan

1062	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
181	Region V	Camarines Sur	Caramoan	Hanopol
182	Region V	Camarines Sur	Caramoan	Maligaya
183	Region V	Camarines Sur	Caramoan	Mampirao
184	Region V	Camarines Sur	Caramoan	Mandiclum
185	Region V	Camarines Sur	Caramoan	San Roque
186	Region V	Camarines Sur	Garchitorena	Ason
187	Region V	Camarines Sur	Garchitorena	Bahi
188	Region V	Camarines Sur	Garchitorena	Del Pilar
189	Region V	Camarines Sur	Garchitorena	Denrica
190	Region V	Camarines Sur	Garchitorena	Sagrada
191	Region V	Camarines Sur	Garchitorena	Salvacion
192	Region V	Camarines Sur	Garchitorena	San Vicente
193	Region V	Camarines Sur	Garchitorena	Toytoy
194	Region V	Camarines Sur	Goa	Balaynan
195	Region V	Camarines Sur	Lagonoy	Agosais
196	Region V	Camarines Sur	Lagonoy	Bocogan
197	Region V	Camarines Sur	Lagonoy	Cabotonan
198	Region V	Camarines Sur	Lagonoy	Del Carmen
199	Region V	Camarines Sur	Lagonoy	Pinamihagan
200	Region V	Camarines Sur	Lagonoy	Sipaco
201	Region V	Camarines Sur	Presentacion	Maangas
202	Region V	Camarines Sur	Presentacion	Pagsangahan
203	Region V	Camarines Sur	San Jose	Adiangao
204	Region V	Camarines Sur	Siruma	Bagong Sirang
205	Region V	Camarines Sur	Siruma	Fundado
206	Region V	Camarines Sur	Siruma	Homestead
207	Region V	Camarines Sur	Siruma	Mabuhay
208	Region V	Camarines Sur	Siruma	Nalayahan
209	Region V	Camarines Sur	Siruma	Pinitan
210	Region V	Camarines Sur	Siruma	Salvacion
211	Region V	Camarines Sur	Siruma	San Andres
212	Region V	Camarines Sur	Siruma	San Ramon
213	Region V	Camarines Sur	Siruma	Tandoc
214	Region V	Camarines Sur	Tigaon	Consocep
215	Region V	Camarines Sur	Tinambac	Banga
216	Region V	Camarines Sur	Tinambac	Bataan
217	Region V	Camarines Sur	Tinambac	Camagong
218	Region V	Camarines Sur	Tinambac	Canayonan
219	Region V	Camarines Sur	Tinambac	Cawaynan
220	Region V	Camarines Sur	Tinambac	La Medalla
221	Region V	Camarines Sur	Tinambac	Lupi
222	Region V	Camarines Sur	Tinambac	Magsaysay
223	Region V	Camarines Sur	Tinambac	Pantat
224	Region V	Camarines Sur	Tinambac	Sagrada
225	Region V	Camarines Sur	Tinambac	Salvacion
226	Region V	Camarines Sur	Tinambac	San Ramon

DECEMBER 25, 2023	OFFICIAL GAZETTE	1063
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
227	Region V	Camarines Sur	Tinambac	San Roque
228	Region V	Camarines Sur	Tinambac	Tambang
229	Region V	Camarines Sur	Tinambac	Tiera Nevada
230	Region V	Masbate	Aroroy	Amotag
231	Region V	Masbate	Aroroy	Cabangcalan
232	Region V	Masbate	Aroroy	Cabas-An
233	Region V	Masbate	Aroroy	Calanay
234	Region V	Masbate	Aroroy	Dayhagan
235	Region V	Masbate	Aroroy	Gumahang
236	Region V	Masbate	Aroroy	Macabug
237	Region V	Masbate	Aroroy	Mataba
238	Region V	Masbate	Aroroy	Panique
239	Region V	Masbate	Aroroy	Pinanaan
240	Region V	Masbate	Baleno	Gangao
241	Region V	Masbate	Baleno	Lagta
242	Region V	Masbate	Baleno	Obongon Diot
243	Region V	Masbate	Balud	Baybay
244	Region V	Masbate	Balud	Dao
245	Region V	Masbate	Balud	Jangan
246	Region V	Masbate	Balud	Quinayangan Diotay
247	Region V	Masbate	Cataingan	Cadulawan
248	Region V	Masbate	Cataingan	Cagbatang
249	Region V	Masbate	Cataingan	Estampar
250	Region V	Masbate	Cataingan	Libtong
251	Region V	Masbate	Cataingan	Liong
252	Region V	Masbate	Cataingan	Maanahao
253	Region V	Masbate	Cataingan	Matubinao
254	Region V	Masbate	Cataingan	Osmeña
255	Region V	Masbate	Cataingan	Tuybo
256	Region V	Masbate	Cataingan	Villa Pogado
257	Region V	Masbate	Cawayan	Cabungahan
258	Region V	Masbate	Cawayan	Calapayan
259	Region V	Masbate	Cawayan	Calumpang
260	Region V	Masbate	Cawayan	Dalipe
261	Region V	Masbate	Cawayan	Iraya
262	Region V	Masbate	Cawayan	Itombato
263	Region V	Masbate	Cawayan	Libertad
264	Region V	Masbate	Cawayan	Madbad
265	Region V	Masbate	Cawayan	Pananawan
266	Region V	Masbate	Cawayan	Pin-As
267	Region V	Masbate	Cawayan	R.M. Magbalon
268	Region V	Masbate	Cawayan	Recodo
269	Region V	Masbate	Cawayan	San Jose
270	Region V	Masbate	Cawayan	Tubog
271	Region V	Masbate	Cawayan	Tuburan
272	Region V	Masbate	Cawayan	Villahermosa

1064	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
273	Region V	Masbate	Dimasalang	Balantay
274	Region V	Masbate	Dimasalang	Buenaflor
275	Region V	Masbate	Dimasalang	Buracan
276	Region V	Masbate	Dimasalang	Cabanoyoan
277	Region V	Masbate	Dimasalang	Cabrera
278	Region V	Masbate	Dimasalang	Cadulan
279	Region V	Masbate	Dimasalang	Divisoria
280	Region V	Masbate	Dimasalang	Mambog
281	Region V	Masbate	Dimasalang	Rizal
282	Region V	Masbate	Dimasalang	San Vicente
283	Region V	Masbate	Dimasalang	T.R. Yangco
284	Region V	Masbate	Esperanza	Agoho
285	Region V	Masbate	Esperanza	Baras
286	Region V	Masbate	Esperanza	Domorog
287	Region V	Masbate	Esperanza	Guadalupe
288	Region V	Masbate	Esperanza	San Roque
289	Region V	Masbate	Esperanza	Tawad
290	Region V	Masbate	Mandaon	Alas
291	Region V	Masbate	Mandaon	San Juan
292	Region V	Masbate	Mandaon	Tagpu
293	Region V	Masbate	Masbate City	Bolo
294	Region V	Masbate	Masbate City	Cagay
295	Region V	Masbate	Masbate City	Igang
296	Region V	Masbate	Masbate City	Pawa
297	Region V	Masbate	Masbate City	Sinalongan
298	Region V	Masbate	Masbate City	Ubongan Dacu
299	Region V	Masbate	Masbate City	Usab
300	Region V	Masbate	Milagros	Bonbon
301	Region V	Masbate	Milagros	Matanglad
302	Region V	Masbate	Milagros	Paraiso
303	Region V	Masbate	Milagros	Tagbon
304	Region V	Masbate	Mobo	Baang
305	Region V	Masbate	Mobo	Bagacay
306	Region V	Masbate	Mobo	Balatucan
307	Region V	Masbate	Mobo	Barag
308	Region V	Masbate	Mobo	Guintorelan
309	Region V	Masbate	Mobo	Holjogon
310	Region V	Masbate	Mobo	Lomocloc
311	Region V	Masbate	Mobo	Luyong Catungan
312	Region V	Masbate	Mobo	Mabuhay
313	Region V	Masbate	Mobo	Mapuyo
314	Region V	Masbate	Mobo	Pinamalatican
315	Region V	Masbate	Mobo	Polot
316	Region V	Masbate	Mobo	Sambulawan
317	Region V	Masbate	Mobo	Santa Maria
318	Region V	Masbate	Mobo	Sawmill

DECEMBER 25, 2023	OFFICIAL GAZETTE	1065
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
319	Region V	Masbate	Mobo	Tugawe
320	Region V	Masbate	Mobo	Umabay Exterior
321	Region V	Masbate	Mobo	Umabay Interior
322	Region V	Masbate	Monreal	Guinhadap
323	Region V	Masbate	Monreal	Santo Niño
324	Region V	Masbate	Palanas	Antipolo
325	Region V	Masbate	Palanas	Banco
326	Region V	Masbate	Palanas	Biga-a
327	Region V	Masbate	Palanas	Buenasuerte
328	Region V	Masbate	Palanas	Intusan
329	Region V	Masbate	Palanas	Jose A. Abenir Sr.
330	Region V	Masbate	Palanas	Maanahao
331	Region V	Masbate	Palanas	Mabini
332	Region V	Masbate	Palanas	Malibas
333	Region V	Masbate	Palanas	Matugnao
334	Region V	Masbate	Palanas	Miabas
335	Region V	Masbate	Palanas	Parina
336	Region V	Masbate	Palanas	Piña
337	Region V	Masbate	Palanas	Salvacion
338	Region V	Masbate	Palanas	San Antonio
339	Region V	Masbate	Palanas	San Carlos
340	Region V	Masbate	Palanas	San Isidro
341	Region V	Masbate	Pio V. Corpuz	Bugang
342	Region V	Masbate	Pio V. Corpuz	Cabangrayan
343	Region V	Masbate	Pio V. Corpuz	Casabangan
344	Region V	Masbate	Pio V. Corpuz	Guindawahan
345	Region V	Masbate	Pio V. Corpuz	Labigan
346	Region V	Masbate	Pio V. Corpuz	Mabuhay
347	Region V	Masbate	Pio V. Corpuz	Tubog
348	Region V	Masbate	Placer	Aguada
349	Region V	Masbate	Placer	Cabangcalan
350	Region V	Masbate	Placer	Calumpang
351	Region V	Masbate	Placer	Dangpanan
352	Region V	Masbate	Placer	Guinhan-Ayan
353	Region V	Masbate	Placer	Libas
354	Region V	Masbate	Placer	Manlut-Od
355	Region V	Masbate	Placer	Santa Cruz
356	Region V	Masbate	Placer	Tan-Awan
357	Region V	Masbate	San Fernando	Lahong
358	Region V	Masbate	San Fernando	Lumbia
359	Region V	Masbate	San Fernando	Valparaiso
360	Region V	Masbate	San Jacinto	Burgos
361	Region V	Masbate	San Jacinto	Calipat-An
362	Region V	Masbate	San Jacinto	Interior
363	Region V	Masbate	Uson	Arado
364	Region V	Masbate	Uson	Aurora

1066	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
365	Region V	Masbate	Uson	Bonifacio
366	Region V	Masbate	Uson	Campana
367	Region V	Masbate	Uson	Candelaria
368	Region V	Masbate	Uson	Centro
369	Region V	Masbate	Uson	Del Carmen
370	Region V	Masbate	Uson	Del Rosario
371	Region V	Masbate	Uson	Libertad
372	Region V	Masbate	Uson	Mabini
373	Region V	Masbate	Uson	Mabuhay
374	Region V	Masbate	Uson	Madao
375	Region V	Masbate	Uson	Mongahay
376	Region V	Masbate	Uson	Paguihaman
377	Region V	Masbate	Uson	San Isidro
378	Region V	Masbate	Uson	San Jose
379	Region V	Masbate	Uson	San Ramon
380	Region V	Masbate	Uson	San Vicente
381	Region V	Masbate	Uson	Simawa
382	Region V	Sorsogon	Barcelona	Olandia
383	Region V	Sorsogon	Barcelona	San Vicente
384	Region V	Sorsogon	Bulan	Abad Santos
385	Region V	Sorsogon	Bulan	Bonga
386	Region V	Sorsogon	Bulan	Magsaysay
387	Region V	Sorsogon	Bulan	R. Gerona
388	Region V	Sorsogon	Bulan	San Isidro
389	Region V	Sorsogon	Bulan	San Ramon
390	Region V	Sorsogon	Bulusan	Cogon
391	Region V	Sorsogon	Donsol	Banban
392	Region V	Sorsogon	Donsol	Mabini
393	Region V	Sorsogon	Irosin	Cawayan
394	Region VI	Iloilo	Igbaras	Mulangan
395	Region VI	Iloilo	Leon	Bucari
396	Region VI	Iloilo	Leon	Camandag
397	Region VI	Iloilo	Miagao	Alimodias
398	Region VI	Iloilo	Miagao	Banga
399	Region VI	Iloilo	Miagao	Buenavista Sur
400	Region VI	Iloilo	Miagao	Cadoldolan
401	Region VI	Iloilo	Miagao	Dalije
402	Region VI	Iloilo	Miagao	Maduyo
403	Region VI	Iloilo	Miagao	Matalngon
404	Region VI	Iloilo	Miagao	To-og
405	Region VI	Iloilo	San Joaquin	Cadluman
406	Region VI	Iloilo	San Joaquin	Igdagmay
407	Region VI	Iloilo	San Joaquin	Iglilico
408	Region VI	Iloilo	San Joaquin	Igpayong
409	Region VI	Iloilo	San Joaquin	San Mateo Norte
410	Region VI	Iloilo	Tubungan	Bikil

DECEMBER 25, 2023	OFFICIAL GAZETTE	1067
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
411	Region VI	Iloilo	Tubungan	Boloc
412	Region VI	Iloilo	Tubungan	Molina
413	Region VI	Negros Occidental	Cauayan	Caliling
414	Region VI	Negros Occidental	Cauayan	Inayawan
415	Region VI	Negros Occidental	Cauayan	Linaon
416	Region VII	Bohol	Catigbian	Ambuan
417	Region VII	Bohol	Catigbian	Bagtic
418	Region VII	Cebu	Tuburan	Mag-atubang
419	Region VII	Negros Oriental	Bayawan City	Tabuan
420	Region VII	Negros Oriental	Dauin	Libjo
421	Region VII	Negros Oriental	Dumagueta City	Banilad
422	Region VII	Negros Oriental	Mabinay	Abis
423	Region VII	Negros Oriental	Mabinay	Arebasore
424	Region VII	Negros Oriental	Mabinay	Banban
425	Region VII	Negros Oriental	Mabinay	Barras
426	Region VII	Negros Oriental	Mabinay	Bato
427	Region VII	Negros Oriental	Mabinay	Bugnay
428	Region VII	Negros Oriental	Mabinay	Campanun-an
429	Region VII	Negros Oriental	Mabinay	Cansal-ing
430	Region VII	Negros Oriental	Mabinay	Dagbasan
431	Region VII	Negros Oriental	Santa Catalina	Kabulacan
432	Region VII	Negros Oriental	Santa Catalina	San Jose
433	Region VII	Negros Oriental	Siaton	Napacao
434	Region VII	Negros Oriental	Tayasan	Guincalaban
435	Region VII	Negros Oriental	Tayasan	Lag-it
436	Region VII	Negros Oriental	Tayasan	Pindahan
437	Region VII	Negros Oriental	Tayasan	Pinocawan
438	Region VII	Negros Oriental	Tayasan	Tanlad
439	Region VII	Negros Oriental	Valencia	Apolong
440	Region VII	Negros Oriental	Valencia	Balabag East
441	Region VII	Negros Oriental	Valencia	Balabag West
442	Region VII	Negros Oriental	Valencia	Balayagmanok
443	Region VII	Negros Oriental	Valencia	Liptong
444	Region VII	Negros Oriental	Valencia	Lunga
445	Region VII	Negros Oriental	Valencia	Malabo
446	Region VII	Negros Oriental	Valencia	Malaunay
447	Region VII	Negros Oriental	Valencia	Mampas
448	Region VII	Negros Oriental	Valencia	North Poblacion
449	Region VII	Negros Oriental	Valencia	Palinpinon
450	Region VII	Negros Oriental	Valencia	Puhagan
451	Region VII	Negros Oriental	Valencia	Pulangbato
452	Region VII	Negros Oriental	Valencia	Sagbang
453	Region VIII	Eastern Samar	Arteche	Beri
454	Region VIII	Eastern Samar	Arteche	Cagsalay
455	Region VIII	Eastern Samar	Arteche	Campacion
456	Region VIII	Eastern Samar	Arteche	Inayawan

1068	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
457	Region VIII	Eastern Samar	Arteche	Macarthur
458	Region VIII	Eastern Samar	Can-Avid	Caghalong
459	Region VIII	Eastern Samar	Can-Avid	Guibuangan
460	Region VIII	Eastern Samar	Can-Avid	Solong
461	Region VIII	Eastern Samar	Dolores	Jicontol
462	Region VIII	Eastern Samar	Dolores	Magongbong
463	Region VIII	Eastern Samar	Jipapad	Jewaran
464	Region VIII	Eastern Samar	Jipapad	Magsaysay
465	Region VIII	Eastern Samar	Jipapad	Barangay 4
466	Region VIII	Eastern Samar	Jipapad	Recare
467	Region VIII	Eastern Samar	Jipapad	Mabuhay
468	Region VIII	Eastern Samar	Maslog	San Roque
469	Region VIII	Eastern Samar	Maslog	Tangbo
470	Region VIII	Eastern Samar	Maslog	Tugas
471	Region VIII	Eastern Samar	Oras	Alang-alang
472	Region VIII	Eastern Samar	Oras	Balingasag
473	Region VIII	Eastern Samar	Oras	Batang
474	Region VIII	Eastern Samar	Oras	Buntay
475	Region VIII	Eastern Samar	Oras	Cadian
476	Region VIII	Eastern Samar	Oras	Cagdine
477	Region VIII	Eastern Samar	Oras	Cagpile
478	Region VIII	Eastern Samar	Oras	Cagtoog
479	Region VIII	Eastern Samar	Oras	Gamot
480	Region VIII	Eastern Samar	Oras	Iwayan
481	Region VIII	Eastern Samar	Oras	Minap-os
482	Region VIII	Eastern Samar	Oras	Nadacpan
483	Region VIII	Eastern Samar	Oras	Rizal
484	Region VIII	Eastern Samar	Oras	Saurong
485	Region VIII	Eastern Samar	Oras	Trinidad
486	Region VIII	Eastern Samar	San Policarpo	Bahay
487	Region VIII	Eastern Samar	San Policarpo	Bangon
488	Region VIII	Leyte	Abuyog	Balocawehay
489	Region VIII	Leyte	Capoocan	Visares
490	Region VIII	Leyte	Carigara	Tinaguban
491	Region VIII	Leyte	Jaro	Cahandugan
492	Region VIII	Leyte	Jaro	Crossing Rubas
493	Region VIII	Leyte	Kananga	Cacao
494	Region VIII	Leyte	Kananga	Hiluctogan
495	Region VIII	Leyte	Kananga	Kawayan
496	Region VIII	Leyte	Kananga	Libertad
497	Region VIII	Leyte	Kananga	Mahawan
498	Region VIII	Leyte	Kananga	Rizal
499	Region VIII	Leyte	Kananga	Santo Domingo
500	Region VIII	Leyte	Matag-ob	San Vicente
501	Region VIII	Leyte	Ormoc City	Bagong
502	Region VIII	Leyte	Ormoc City	Cabintan

DECEMBER 25, 2023	OFFICIAL GAZETTE	1069
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
503	Region VIII	Leyte	Ormoc City	Danao
504	Region VIII	Leyte	Ormoc City	San Pablo
505	Region VIII	Northern Samar	Bobon	Arellano
506	Region VIII	Northern Samar	Bobon	Jose P. Laurel
507	Region VIII	Northern Samar	Bobon	Quezon
508	Region VIII	Northern Samar	Bobon	Santander
509	Region VIII	Northern Samar	Bobon	Trojello
510	Region VIII	Northern Samar	Catarman	Aguinaldo
511	Region VIII	Northern Samar	Catarman	Bocsol
512	Region VIII	Northern Samar	Catarman	Cabayhan
513	Region VIII	Northern Samar	Catarman	Cag-abaca
514	Region VIII	Northern Samar	Catarman	Cularima
515	Region VIII	Northern Samar	Catarman	Gebulwangan
516	Region VIII	Northern Samar	Catarman	Guba
517	Region VIII	Northern Samar	Catarman	Imelda
518	Region VIII	Northern Samar	Catarman	Liberty
519	Region VIII	Northern Samar	Catarman	Paticua
520	Region VIII	Northern Samar	Catarman	Salvacion
521	Region VIII	Northern Samar	Catubig	Anongo
522	Region VIII	Northern Samar	Catubig	Cagmanaba
523	Region VIII	Northern Samar	Catubig	Calingnan
524	Region VIII	Northern Samar	Catubig	Claro M. Recto
525	Region VIII	Northern Samar	Catubig	Manering
526	Region VIII	Northern Samar	Catubig	P. Rebadulla
527	Region VIII	Northern Samar	Catubig	San Antonio
528	Region VIII	Northern Samar	Catubig	San Francisco
529	Region VIII	Northern Samar	Catubig	San Jose
530	Region VIII	Northern Samar	Catubig	San Vicente
531	Region VIII	Northern Samar	Catubig	Santa Fe
532	Region VIII	Northern Samar	Catubig	Tangbo
533	Region VIII	Northern Samar	Catubig	Vienna Maria
534	Region VIII	Northern Samar	Gamay	Anito
535	Region VIII	Northern Samar	Gamay	Bato
536	Region VIII	Northern Samar	Gamay	Bonifacio
537	Region VIII	Northern Samar	Gamay	Cabarasan
538	Region VIII	Northern Samar	Gamay	Cade-an
539	Region VIII	Northern Samar	Gamay	Cagamutan Del Norte
540	Region VIII	Northern Samar	Gamay	Dao
541	Region VIII	Northern Samar	Gamay	Guibuangan
542	Region VIII	Northern Samar	Gamay	Libertad (Pob.)
543	Region VIII	Northern Samar	Gamay	Malidong
544	Region VIII	Northern Samar	Gamay	San Antonio
545	Region VIII	Northern Samar	Laoang	Abaton
546	Region VIII	Northern Samar	Laoang	Atipolo
547	Region VIII	Northern Samar	Laoang	Bawang
548	Region VIII	Northern Samar	Laoang	E. J. Dulay

1070	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
549	Region VIII	Northern Samar	Laoang	Gibatangan
550	Region VIII	Northern Samar	Laoang	Palmera
551	Region VIII	Northern Samar	Laoang	Rombang
552	Region VIII	Northern Samar	Laoang	San Antonio
553	Region VIII	Northern Samar	Laoang	Tinoblan
554	Region VIII	Northern Samar	Laoang	Vigo
555	Region VIII	Northern Samar	Laoang	Yapas
556	Region VIII	Northern Samar	Lapinig	Bagacay
557	Region VIII	Northern Samar	Lapinig	Cahagwayan
558	Region VIII	Northern Samar	Lapinig	Can Maria
559	Region VIII	Northern Samar	Lapinig	Can Omanio
560	Region VIII	Northern Samar	Lapinig	Imelda
561	Region VIII	Northern Samar	Lapinig	Lo-ok
562	Region VIII	Northern Samar	Lapinig	Mabini
563	Region VIII	Northern Samar	Lapinig	May-igot
564	Region VIII	Northern Samar	Lapinig	Palanas
565	Region VIII	Northern Samar	Lapinig	Pio Del Pilar
566	Region VIII	Northern Samar	Las Navas	Bugtosan
567	Region VIII	Northern Samar	Las Navas	Bulao
568	Region VIII	Northern Samar	Las Navas	Catoto-ogan
569	Region VIII	Northern Samar	Las Navas	Dapdap
570	Region VIII	Northern Samar	Las Navas	Dolores
571	Region VIII	Northern Samar	Las Navas	Epaw
572	Region VIII	Northern Samar	Las Navas	Geguinta
573	Region VIII	Northern Samar	Las Navas	Imelda
574	Region VIII	Northern Samar	Las Navas	L. Empon
575	Region VIII	Northern Samar	Las Navas	Lakandula
576	Region VIII	Northern Samar	Las Navas	Lourdes
577	Region VIII	Northern Samar	Las Navas	Mabini
578	Region VIII	Northern Samar	Las Navas	Macarthur
579	Region VIII	Northern Samar	Las Navas	Osmeña
580	Region VIII	Northern Samar	Las Navas	Paco
581	Region VIII	Northern Samar	Las Navas	Palanas
582	Region VIII	Northern Samar	Las Navas	Poponton
583	Region VIII	Northern Samar	Las Navas	Rizal
584	Region VIII	Northern Samar	Las Navas	Roxas
585	Region VIII	Northern Samar	Las Navas	Rufino
586	Region VIII	Northern Samar	Las Navas	Sag-od
587	Region VIII	Northern Samar	Las Navas	San Andres
588	Region VIII	Northern Samar	Las Navas	San Isidro
589	Region VIII	Northern Samar	Las Navas	San Jose
590	Region VIII	Northern Samar	Las Navas	Tagab-iran
591	Region VIII	Northern Samar	Las Navas	Tagan-ayan
592	Region VIII	Northern Samar	Las Navas	Victory
593	Region VIII	Northern Samar	Lavezares	Chansvilla
594	Region VIII	Northern Samar	Lavezares	Enriqueta

DECEMBER 25, 2023	OFFICIAL GAZETTE	1071
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
595	Region VIII	Northern Samar	Lavezares	Libertad
596	Region VIII	Northern Samar	Lavezares	Salvacion
597	Region VIII	Northern Samar	Lavezares	To-og
598	Region VIII	Northern Samar	Lope De Vega	Lower Caynaga
599	Region VIII	Northern Samar	Mapanas	E. Laodenio
600	Region VIII	Northern Samar	Mapanas	Magtaon
601	Region VIII	Northern Samar	Mapanas	San Jose
602	Region VIII	Northern Samar	Mapanas	Santa Potenciana (Pob.)
603	Region VIII	Northern Samar	Mondragon	Cahicsan
604	Region VIII	Northern Samar	Mondragon	San Antonio
605	Region VIII	Northern Samar	Mondragon	San Isidro
606	Region VIII	Northern Samar	Palapag	B.S. Aquino
607	Region VIII	Northern Samar	Palapag	Bangon
608	Region VIII	Northern Samar	Palapag	Binay
609	Region VIII	Northern Samar	Palapag	Cabatuan
610	Region VIII	Northern Samar	Palapag	Campedico
611	Region VIII	Northern Samar	Palapag	Capacujan
612	Region VIII	Northern Samar	Palapag	Laniwan (Pob.)
613	Region VIII	Northern Samar	Palapag	Magsaysay
614	Region VIII	Northern Samar	Palapag	Mapno
615	Region VIII	Northern Samar	Palapag	Maragano
616	Region VIII	Northern Samar	Palapag	Matambag
617	Region VIII	Northern Samar	Palapag	Monbon
618	Region VIII	Northern Samar	Palapag	Napo
619	Region VIII	Northern Samar	Palapag	Natawo
620	Region VIII	Northern Samar	Palapag	Pangpang
621	Region VIII	Northern Samar	Palapag	Paysud
622	Region VIII	Northern Samar	Palapag	Sangay
623	Region VIII	Northern Samar	Palapag	Sinalaran
624	Region VIII	Northern Samar	Palapag	Talalora
625	Region VIII	Northern Samar	Palapag	Tinampo
626	Region VIII	Northern Samar	Pambujan	Cagbigajo
627	Region VIII	Northern Samar	Pambujan	Ge-adgawan
628	Region VIII	Northern Samar	Pambujan	Ginulgan
629	Region VIII	Northern Samar	Pambujan	Geparayan
630	Region VIII	Northern Samar	Pambujan	Igot
631	Region VIII	Northern Samar	Pambujan	Inanahawan
632	Region VIII	Northern Samar	Pambujan	San Ramon
633	Region VIII	Northern Samar	Pambujan	Senonogan
634	Region VIII	Northern Samar	Pambujan	Sixto T. Balanguit, Sr.
635	Region VIII	Northern Samar	Pambujan	Tula
636	Region VIII	Northern Samar	Pambujan	Ynaguingayan
637	Region VIII	Northern Samar	San Isidro	Alegria
638	Region VIII	Northern Samar	San Isidro	Balite
639	Region VIII	Northern Samar	San Isidro	Caglanipao
640	Region VIII	Northern Samar	San Isidro	Mabuhay

1072	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
641	Region VIII	Northern Samar	San Isidro	Palanit
642	Region VIII	Northern Samar	San Isidro	Salvacion
643	Region VIII	Northern Samar	San Isidro	San Juan
644	Region VIII	Northern Samar	San Isidro	Seven Hills
645	Region VIII	Northern Samar	San Isidro	Veriato
646	Region VIII	Northern Samar	San Roque	Balnasan
647	Region VIII	Northern Samar	San Roque	Balud
648	Region VIII	Northern Samar	San Roque	Bantayan
649	Region VIII	Northern Samar	San Roque	Coroconog
650	Region VIII	Northern Samar	San Roque	Ginagdanan
651	Region VIII	Northern Samar	San Roque	Lawaan
652	Region VIII	Northern Samar	San Roque	Malobago
653	Region VIII	Northern Samar	San Roque	Pagsang-an
654	Region VIII	Northern Samar	Silvino Lobos	Cagda-o
655	Region VIII	Northern Samar	Silvino Lobos	Camanggaran
656	Region VIII	Northern Samar	Silvino Lobos	Camaya-an
657	Region VIII	Northern Samar	Silvino Lobos	Deit De Suba
658	Region VIII	Northern Samar	Silvino Lobos	Deit De Turag
659	Region VIII	Northern Samar	Silvino Lobos	Gebolwangan
660	Region VIII	Northern Samar	Silvino Lobos	Geparayan De Turag
661	Region VIII	Northern Samar	Silvino Lobos	Gusaran
662	Region VIII	Northern Samar	Silvino Lobos	Montalban
663	Region VIII	Northern Samar	Silvino Lobos	San Isidro
664	Region VIII	Northern Samar	Silvino Lobos	Senonogan De Tubang
665	Region VIII	Northern Samar	Victoria	Buenasuerte
666	Region VIII	Northern Samar	Victoria	Luisita
667	Region VIII	Northern Samar	Victoria	Lungib
668	Region VIII	Northern Samar	Victoria	Maxvilla
669	Region VIII	Northern Samar	Victoria	Pasabuena
670	Region VIII	Northern Samar	Victoria	San Miguel
671	Region VIII	Northern Samar	Victoria	San Roman
672	Region VIII	Samar	Calbayog City	Kalilihan
673	Region VIII	Samar	Calbiga	Bulao
674	Region VIII	Samar	Calbiga	Minata
675	Region VIII	Samar	Hinabangan	Tabay
676	Region VIII	Samar	Pinabacdao	Bugho
677	Region VIII	Samar	Pinabacdao	Lawaan
678	Region VIII	Samar	Pinabacdao	Nabong
679	Region VIII	Samar	San Jose de Buan	Barangay 3
680	Region VIII	Samar	Villareal	Banquil
681	Region VIII	Samar	Villareal	Binoongan
682	Region VIII	Samar	Villareal	Cambaguio
683	Region VIII	Samar	Villareal	Conant
684	Region VIII	Samar	Villareal	Inarumbacan
685	Region VIII	Samar	Villareal	Inasudlan
686	Region VIII	Samar	Villareal	Lawaan

DECEMBER 25, 2023	OFFICIAL GAZETTE	1073
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
687	Region VIII	Samar	Villareal	Patag
688	Region VIII	Samar	Villareal	Plaridel (Bangon)
689	Region VIII	Samar	Villareal	San Andres
690	Region VIII	Samar	Villareal	Tomabe
691	Region VIII	Southern Leyte	Hinunangan	Calag-itan
692	Region VIII	Southern Leyte	Hinunangan	Upper Bantawon
693	Region VIII	Southern Leyte	Saint Bernard	Catmon
694	Region VIII	Southern Leyte	Saint Bernard	Hinabian
695	Region VIII	Southern Leyte	Saint Bernard	Libas
696	Region VIII	Southern Leyte	Saint Bernard	Kauswagan
697	Region VIII	Southern Leyte	Silago	Mercedes
698	Region VIII	Southern Leyte	Sogod	Benit
699	Region VIII	Southern Leyte	Sogod	Dagsa
700	Region VIII	Southern Leyte	Sogod	Hipantag
701	Region VIII	Southern Leyte	Sogod	Pancho Villa
702	Region VIII	Southern Leyte	Sogod	Pandan
703	Region VIII	Southern Leyte	Sogod	San Francisco Mabuhay
704	Region VIII	Southern Leyte	Sogod	San Juan
705	Region IX	Zamboanga del Sur	Bayog	Bobuan
706	Region IX	Zamboanga del Sur	Bayog	Dagum
707	Region IX	Zamboanga del Sur	Bayog	Datagan
708	Region IX	Zamboanga del Sur	Bayog	Matun-og
709	Region IX	Zamboanga del Sur	Bayog	Supon
710	Region IX	Zamboanga del Sur	Dimataling	Bacayawan
711	Region IX	Zamboanga del Sur	Dimataling	Baha
712	Region IX	Zamboanga del Sur	Dimataling	Baluno
713	Region IX	Zamboanga del Sur	Guipos	Bagong Oroquieta
714	Region IX	Zamboanga del Sur	Guipos	Katipunan
715	Region IX	Zamboanga del Sur	Midsalip	Matalang
716	Region IX	Zamboanga del Sur	Midsalip	Pisompongan
717	Region IX	Zamboanga del Sur	San Miguel	Calube
718	Region IX	Zamboanga del Sur	San Miguel	Fatima
719	Region IX	Zamboanga del Sur	San Miguel	Mati
720	Region IX	Zamboanga del Sur	San Miguel	San Isidro
721	Region IX	Zamboanga del Sur	Tigbao	Begong
722	Region IX	Zamboanga del Sur	Tigbao	Busol
723	Region IX	Zamboanga del Sur	Tigbao	Limas
724	Region IX	Zamboanga del Sur	Tigbao	Maragang
725	Region IX	Zamboanga del Sur	Tigbao	Upper Nilo
726	Region IX	Zamboanga Sibugay	Kabasalan	Banker
727	Region IX	Zamboanga Sibugay	Kabasalan	Buayan
728	Region IX	Zamboanga Sibugay	Kabasalan	Concepcion
729	Region IX	Zamboanga Sibugay	Kabasalan	Diampak
730	Region IX	Zamboanga Sibugay	Kabasalan	Palinta
731	Region IX	Zamboanga Sibugay	Kabasalan	Shiolan
732	Region X	Bukidnon	Dangcagan	Dolorosa

1074	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
733	Region X	Bukidnon	Dangcagan	Miaray
734	Region X	Bukidnon	Dangcagan	San Vicente
735	Region X	Bukidnon	Kitaotao	Balangigay
736	Region X	Bukidnon	Kitaotao	Balukbukan
737	Region X	Bukidnon	Kitaotao	Cabalantian
738	Region X	Bukidnon	Kitaotao	Calapaton
739	Region X	Bukidnon	Kitaotao	East Dalurong
740	Region X	Bukidnon	Kitaotao	Kitobo
741	Region X	Bukidnon	Kitaotao	Metebagao
742	Region X	Bukidnon	Kitaotao	Pagan
743	Region X	Bukidnon	Kitaotao	Sagundanon
744	Region X	Bukidnon	Kitaotao	Sinaysayan
745	Region X	Bukidnon	Kitaotao	Tandong
746	Region X	Bukidnon	Kitaotao	West Dalurong
747	Region X	Bukidnon	Quezon	Minongan
748	Region X	Lanao del Norte	Iligan City	Dulag
749	Region X	Lanao del Norte	Iligan City	Lanipao
750	Region X	Lanao del Norte	Tagoloan	Malimbato
751	Region XI	Davao de Oro	Mabini	Del Pilar
752	Region XI	Davao de Oro	Mabini	Pangibiran
753	Region XI	Davao de Oro	Maco	Concepcion
754	Region XI	Davao de Oro	Nabunturan	New Sibonga
755	Region XI	Davao del Sur	Magsaysay	San Miguel
756	Region XI	Davao Occidental	Jose Abad Santos	Malalan
757	Region XI	Davao Occidental	Sarangani	Batuganding
758	Region XI	Davao Oriental	Caraga	Sobrecarey
759	Region XI	Davao Oriental	Mati City	Badas
760	Region XII	Cotabato	Antipas	B. Cadungon
761	Region XII	Cotabato	Antipas	Canaan
762	Region XII	Cotabato	Antipas	Datu Agod
763	Region XII	Cotabato	Antipas	Dolores
764	Region XII	Cotabato	Antipas	Luhong
765	Region XII	Cotabato	Antipas	Malangag
766	Region XII	Cotabato	Antipas	New Pontevedra
767	Region XII	Cotabato	Antipas	Poblacion
768	Region XII	Cotabato	M’lang	La Fortuna
769	Region XII	Cotabato	M’lang	La Suerte
770	Region XII	Cotabato	M’lang	Luz Village
771	Region XII	Cotabato	M’lang	Palma-Perez
772	Region XII	Cotabato	Magpet	Bongolanon
773	Region XII	Cotabato	Magpet	Datu Celo
774	Region XII	Cotabato	Magpet	Ilian
775	Region XII	Cotabato	Magpet	Imamaling
776	Region XII	Cotabato	Magpet	Kamada
777	Region XII	Cotabato	Magpet	Kinarum
778	Region XII	Cotabato	Magpet	Kisandal

DECEMBER 25, 2023	OFFICIAL GAZETTE	1075
FY 2024 SUPPORT TO BARANGAY DEVELOPMENT PROGRAM

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
779	Region XII	Cotabato	Magpet	Magcaalam
780	Region XII	Cotabato	Magpet	Mahongcog
781	Region XII	Cotabato	Magpet	Owas
782	Region XII	Cotabato	Magpet	Pangao-an
783	Region XII	Cotabato	Magpet	Poblacion
784	Region XII	Cotabato	Magpet	Sallab
785	Region XII	Cotabato	Magpet	Tagbac
786	Region XII	Cotabato	Makilala	Guangan
787	Region XII	Cotabato	Makilala	Leboce
788	Region XII	Cotabato	Makilala	New Israel
789	Region XII	Cotabato	Makilala	Villaflores
790	Region XII	Cotabato	Matalam	Bato
791	Region XII	Cotabato	Matalam	Kibia
792	Region XII	Cotabato	Matalam	Lampayan
793	Region XII	Cotabato	Matalam	Latagan
794	Region XII	Cotabato	Matalam	Linao
795	Region XII	Cotabato	Matalam	New Alimodian
796	Region XII	Cotabato	Matalam	Sarayan
797	Region XII	Cotabato	Matalam	Tamped
798	Region XII	Cotabato	Tulunan	Bagumbayan
799	Region XII	Cotabato	Tulunan	Bual
800	Region XII	Cotabato	Tulunan	Bunawan
801	Region XII	Cotabato	Tulunan	Damawato
802	Region XII	Cotabato	Tulunan	Dungos
803	Region XII	Cotabato	Tulunan	F. Cajelo
804	Region XII	Cotabato	Tulunan	Galidan
805	Region XII	Cotabato	Tulunan	Kanibong
806	Region XII	Cotabato	Tulunan	La Esperanza
807	Region XII	Cotabato	Tulunan	Lampagang
808	Region XII	Cotabato	Tulunan	Maybula
809	Region XII	Cotabato	Tulunan	Minapan
810	Region XII	Cotabato	Tulunan	New Caridad
811	Region XII	Cotabato	Tulunan	Paraiso
812	Region XII	Cotabato	Tulunan	Poblacion
813	Region XII	Cotabato	Tulunan	Popoyon
814	Region XII	Cotabato	Tulunan	Sibsib
815	Region XII	Cotabato	Tulunan	Tambac
816	Region XII	Sarangani	Kiamba	Gasi
817	Region XII	Sarangani	Maasim	Kablacan
818	Region XII	Sarangani	Maitum	Bati-an
819	Region XII	Sarangani	Maitum	Zion
820	Region XII	Sarangani	Malapatan	Lun Padidu
821	Region XII	South Cotabato	T’boli	Dlanag
822	Region XII	South Cotabato	T’boli	Tudok
823	Region XII	South Cotabato	Tampakan	Danlag
824	Region XII	South Cotabato	Tampakan	Palo

1076	OFFICIAL GAZETTE	VOL. 119, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2024

	REGION	PROVINCE	CITY/MUNICIPALITY	BARANGAYS
825	Region XII	South Cotabato	Tampakan	Pula-bato
826	Region XII	South Cotabato	Tampakan	Tablu
827	Region XII	Sultan Kudarat	Esperanza	Legodon
828	Region XII	Sultan Kudarat	Esperanza	Salumping
829	Region XII	Sultan Kudarat	Isulan (Capital)	Bual
830	Region XII	Sultan Kudarat	Kalamansig	Datu Ito Andong
831	Region XII	Sultan Kudarat	Kalamansig	Limulan
832	Region XII	Sultan Kudarat	Kalamansig	Paril
833	Region XII	Sultan Kudarat	Kalamansig	Sabanal
834	Region XII	Sultan Kudarat	Lebak	Basak
835	Region XII	Sultan Kudarat	Lebak	Keytodac
836	Region XII	Sultan Kudarat	Lebak	Ragandang
837	Region XII	Sultan Kudarat	Lebak	Salangsang
838	Region XII	Sultan Kudarat	Palimbang	Balwan
839	Region XII	Sultan Kudarat	Palimbang	Bambanen
840	Region XII	Sultan Kudarat	Palimbang	Batang-baglas
841	Region XII	Sultan Kudarat	Palimbang	Kiponget
842	Region XII	Sultan Kudarat	Palimbang	Kisek
843	Region XII	Sultan Kudarat	Palimbang	Medol
844	Region XII	Sultan Kudarat	Palimbang	Mina
845	Region XII	Sultan Kudarat	Palimbang	Namat Masla
846	Region XII	Sultan Kudarat	Palimbang	Napnapon
847	Region XII	Sultan Kudarat	Palimbang	Tibuhol
848	Region XII	Sultan Kudarat	Sen. Ninoy Aquino	Bugso
849	Region XII	Sultan Kudarat	Sen. Ninoy Aquino	Lagubang
850	Region XIII	Agusan del Sur	Prosperidad	San Roque
851	Region XIII	Agusan del Sur	San Luis	Cecilia
852	Region XIII	Agusan del Sur	San Luis	Don Alejandro
853	Region XIII	Surigao del Norte	Mainit	Tapi-an
854	Region XIII	Surigao del Norte	Malimono	Karihatag
855	Region XIII	Surigao del Norte	San Francisco	Balite
856	Region XIII	Surigao del Sur	Barobo	Amaga
857	Region XIII	Surigao del Sur	Barobo	Sudlon
858	Region XIII	Surigao del Sur	Carrascal	Adlay
859	Region XIII	Surigao del Sur	Carrascal	Panikian
860	Region XIII	Surigao del Sur	Cortes	Matho
861	Region XIII	Surigao del Sur	Tago	Anahao Daan
862	Region XIII	Surigao del Sur	Tago	Bangsud
863	Region XIII	Surigao del Sur	Tandag City	Pangi
864	Region XIII	Surigao del Sur	Tandag City	San Isidro